AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 18, 2002.

                    REGISTRATION STATEMENT NO. 333- ________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------

                          GS MORTGAGE SECURITIES CORP.
             (Exact name of registrant as specified in its charter)

         Delaware                                               13-6357101
(State or other jurisdiction                                (I.R.S. employer
of incorporation or organization)                        identification number)

                                 85 BROAD STREET
                            NEW YORK, NEW YORK 10004
                                 (212) 902-1000
          (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

                                JAY STRAUSS, ESQ.
                                 85 BROAD STREET
                            NEW YORK, NEW YORK 10004
                                 (212) 902-1000
            (Name, address, including zip code, and telephone number,
                        of agent for service of process)

                        ----------------------------

                                    Copy To:
                            RICHARD F. KADLICK, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & Flom LLP
                                Four Times Square
                               New York, NY 10036

                          ----------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

                          ----------------------------

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                             CALCULATION OF REGISTRATION FEE CHART
===================================================================================================================
   Title Of Each Class Of              Amount To Be                Proposed Maximum                Amount Of
 Securities To Be Registered          Registered (1)         Aggregate Offering Price (1)       Registration Fee
-------------------------------------------------------------------------------------------------------------------
Notes and/or Certificates               $1,000,000                    $1,000,000                      $92

---------------------
(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(a).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

This Registration Statement contains six base Prospectuses (each, a "Prospectus") relating to the offering of one or more series of securities each of which will include one or more classes of certificates and/or one or more classes of notes.

The first Prospectus (the "Vehicle Prospectus") contemplates the securitization of assets which may include (1) certain new and used automobile, including, motorcycles, van, truck, sports utility vehicles and trailer receivables or (2) asset backed certificates or notes, each representing an interest in a trust fund consisting of a pool of such receivables.

The second Prospectus (the "Mortgage Prospectus") contemplates the securitization of assets which may include (1) one or more mortgage pools, containing (A) mortgage loans secured by residential, cooperative and multifamily properties and (B) certain conventional mortgage pass-through certificates issued by one or more trusts established by one or more private entities or (2) one or more contract pools containing manufactured housing conditional sales contracts and installment loan agreements or participation certificates representing participation interests in such contracts.

The third Prospectus (the "Floorplan Prospectus") contemplates the securitization of assets that may include a pool of receivables arising from time to time in the ordinary course of business in one or more designated portfolios of wholesale consumer receivables and asset-backed securities consisting of notes secured by, receivables arising in certain designated portfolios of wholesale consumer receivables.

The fourth Prospectus (the "Equipment Prospectus") contemplates the securitization of assets that may include a pool of receivables arising from time to time in the ordinary course of business in one or more designated portfolios of equipment receivables.

The fifth Prospectus (the "Student Loan Prospectus") contemplates the securitization of assets that may include a pool of receivables arising from time to time in the ordinary course of business in one or more designated portfolios of student loans.

The sixth Prospectus (the "Credit Card Prospectus") contemplates the securitization of assets that may include a pool of receivables arising from time to time in the ordinary course of business in one or more designated portfolios of credit card, charge card or certain other types of accounts and asset-backed securities consisting of notes secured by, receivables arising in certain designated portfolios of credit card, charge card or certain other types of accounts.

This Registration Statement also contains three forms of prospectus supplement with respect to the Vehicle Prospectus, two forms of prospectus supplement with respect to the Mortgage Prospectus, one form of prospectus supplement with respect to the Floorplan Prospectus, one form of prospectus supplement with respect to the Equipment Prospectus, two forms of prospectus supplement with respect to the Student Loan Prospectus and one form of prospectus supplement with respect to the Credit Card Prospectus.

In addition, if and to the extent required by applicable law, each Prospectus and the related Prospectus Supplement will also be used after the completion of the related offering in connection with certain offers and sales related to market-making transactions in the offered securities. In order to register under Rule 415 those securities which may be offered and sold in market-making transactions, the appropriate box on the cover page of the Registration Statement has been checked and the undertakings required by Item 512(a) of Regulation S-X have been included in Item 17 of Part 17.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED _________, ____

             PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED ______, _____

                                   $__________

                   ____ VEHICLE RECEIVABLES OWNER TRUST ____-_

                        $______ ___% ASSET BACKED NOTES,

              CLASS A-1 $______ ___% ASSET BACKED NOTES, CLASS A-2

                               Seller and Servicer

                          GS MORTGAGE SECURITIES CORP.
                                     Company

         The notes will be issued by a trust. The sources for payment of the notes are a pool of non-prime vehicle loans held by the issuing trust, cash held by the issuing trust and, in the case of the class A-1 notes and class A-2 notes, a financial guaranty insurance policy issued by ___________________.

         We are only offering to you the class A-1 notes and class A-2 notes. The class B notes are subordinated to the class A notes to the extent described in this prospectus supplement. Interest and principal on the notes are scheduled to be paid monthly, on the __th day of the month. The first scheduled payment date is ____, _____.

         Goldman, Sachs & Co. is purchasing the class A-1 notes from the issuing trust at approximately __% of the principal amount of the class A-1 notes plus accrued interest from ______, _____ and the class A-2 notes at approximately _____% of the principal amount of the class A-2 notes plus accrued interest from
______, _____. Goldman, Sachs & Co. is offering the class A-1 notes and class A-2 notes from time to time in negotiated transactions or at varying prices which will be determined at the time of sale. The aggregate proceeds to the issuing trust, before deducting expenses payable by or on behalf of the issuing trust estimated at $_____, will be $__________.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE NOTES ARE NOT INTERESTS IN OR OBLIGATIONS OF _____________________, GS MORTGAGE SECURITIES CORP. OR ANY OF THEIR AFFILIATES.

         CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-__ OF THIS PROSPECTUS SUPPLEMENT AND PAGE __ OF THE PROSPECTUS.

                              GOLDMAN, SACHS & CO.

                    Prospectus Supplement dated ________, ___

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

SUMMARY................................................................S-4

RISK FACTORS..........................................................S-12

THE SELLER AND THE SERVICER...........................................S-18

THE TRUST.............................................................S-18

TRUST PROPERTY........................................................S-19

THE SELLER'S AUTOMOBILE FINANCING PROGRAM.............................S-21

THE BACKUP SERVICER...................................................S-22

THE RECEIVABLES.......................................................S-23

YIELD CONSIDERATIONS..................................................S-31

USE OF PROCEEDS.......................................................S-31

THE INSURER...........................................................S-32

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.......................S-32

THE NOTES.............................................................S-33

DESCRIPTION OF THE TRANSACTION DOCUMENTS..............................S-49

THE POLICY............................................................S-59

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS..............S-62

CERTAIN STATE TAX CONSIDERATIONS......................................S-62

ERISA CONSIDERATIONS..................................................S-62

RATINGS...............................................................S-63

UNDERWRITING..........................................................S-64

EXPERTS...............................................................S-64

LEGAL MATTERS.........................................................S-64

GLOSSARY..............................................................S-65

INDEX OF TERMS........................................................S-69

         YOU SHOULD RELY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

         We provide information to you about the class A-1 notes and class A-2 notes in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your class A-1 notes and class A-2 notes and (b) this prospectus supplement, which describes the specific terms of your class A-1 notes and class A-2 notes.

         IF THERE IS A CONFLICT BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

         This prospectus supplement and the accompanying prospectus include cross-references to captions in these materials where you can find further related discussions. The following table of contents provides the pages on which these captions are located.

         Until _________, _____ all dealers that effect transactions in the class A-1 notes and class A-2 notes, whether or not participating in this offering, may be required to deliver a prospectus and prospectus supplement. This requirement is in addition to the dealer's obligation to deliver a prospectus and prospectus supplement when acting as underwriters with respect to their unsold allotments or subscriptions.

         We are not offering the class A-1 notes and class A-2 notes in any state where the offer is not permitted.

         We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

                                     SUMMARY

         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE NOTES, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

         THIS SUMMARY PROVIDES AN OVERVIEW OF CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

         YOU CAN FIND A LISTING OF THE PAGES WHERE CAPITALIZED TERMS USED IN THIS SUMMARY ARE DEFINED UNDER THE CAPTION "INDEX OF TERMS" BEGINNING ON PAGE S-__ IN THIS PROSPECTUS SUPPLEMENT.

Parties

     The Trust.......................................  ___ Vehicle Receivables Owner Trust ____-_ is a Delaware business trust.
                                                       The trust will issue the notes and be liable for their payment. The issuing trust's principal asset will be a pool of vehicle loans.

     Seller And Servicer.............................  ____________________________ is a ________ corporation. It will sell the
                                                       vehicle loans to [         ].   _____________________ will also service the
                                                       vehicle loans held by the issuing trust.

     Company.........................................  GS Mortgage Securities Corp. is a special purpose Delaware corporation. GS
                                                       Mortgage Securities Corp. is an indirect, wholly owned subsidiary of
                                                       Goldman, Sachs & Co.  GS Mortgage Securities Corp. will sell the vehicle loans to the issuing trust. Neither Goldman, Sachs & Co. nor any of its affiliates has guaranteed, will guarantee or is or will be otherwise obligated with respect to any notes.

     The Insurer.....................................  ___________________ is a ________ financial guaranty insurance company.
                                                       __________ will issue a policy, which will guarantee the payment of timely interest and principal due on the class A-1 notes and class A-2 notes but only as set forth in the section of this prospectus supplement titled "The
                                                       Policy."

     The Owner Trustee...............................  ____________________ is a ________. ____________________ will be the owner trustee.

     The Indenture Trustee...........................  ___________________ is a ________ banking corporation. ___________________
                                                       will be the indenture trustee and the backup servicer.

Dates

     Initial Cutoff Date.............................  ________, _______. The issuing trust will receive payments due on, or received with respect to, the vehicle loans after this date.

     Closing Date....................................  On or about ________, ___.

Description Of The Securities........................  The issuing trust will issue three classes of asset backed notes. The class
                                                       A-1 notes will be designated as the "Class A-1 Notes" and the class A-2 notes will be designated as the "Class A-2 Notes". The Class A-1 Notes together with the Class A-2 Notes will be designated as the "Class A
                                                       Notes". The class B notes will be designated as the "Class B Notes." Only the Class A Notes are offered to you pursuant to this prospectus supplement. Any information in this prospectus supplement relating to the
                                                       Class B Notes is presented solely to provide you with a better understanding of the Class A Notes.

                                                       Each of the Class A-1 Notes and Class A-2 Notes will have the initial principal amount and the interest rate set forth in the following table.
                                                       The dates on which the final payment of principal and interest on each of the Class A-1 Notes and Class A-2 Notes is scheduled to be made are also set forth in the following table.

                                                                              INITIAL
                                                                              NOTE                                FINAL
                                                                              PRINCIPAL          INTEREST         SCHEDULE
                                                          CLASS               BALANCE            RATE             PAYMENT DATE
                                                          -----               ---------          --------         ------------
                                                          A-1                 $ _________        _____%           __________
                                                          A-2                 $ _________        _____%           __________

                                                       The Class A Notes will initially be issued in book-entry form only. The
                                                       Class A Notes will be issued in minimum denominations of $1,000 and multiples of $1,000 in excess of $1,000.

                                                       You may hold your Class A Notes through The Depository Trust Company in the
                                                       United States.

                                                       The notes will be secured solely by the pool of non-prime vehicle loans and the other assets of the issuing trust which are described under the section entitled "The Trust Property."

                                                       A collection period means, with respect to a payment date, the calendar month prior to the month in which the payment date occurs.

                                                       The Class A-2 Notes will not receive any payment of principal on a payment date until the full amount of the Class A-1 Notes principal has been paid in full. On each payment date, the Class B Notes will not receive any payment of interest or principal until all amounts due the Class A Notes on the payment date have been paid in full.

Payment Dates........................................  The payment date will be the __th day of each month, or, if that day is not a business day, on the next succeeding business day. The first payment date will be ______, _____.

                                                       The record date for all payment dates is the __th day of each month, or, if that day is not a business day, on the prior business day.

Interest.............................................  In the case of the first payment date, interest will accrue from ______,
                                                       _____ through and excluding the first payment date of ______, _____. For any subsequent payment interest will accrue on the Class A Notes during the month preceding each payment date. Interest on the notes will be calculated on a "30/360" basis.

Principal............................................  Prior to achieving a required level of overcollateralization, the amount of principal available to be distributed to the Class A Notes is generally equal to (1) the amount of collections on the vehicle loan pool allocable to principal during the prior calendar month plus any losses recognized on the vehicle loan pool during the prior calendar month and (2) a specified amount of excess interest received on the vehicle loan pool during the prior calendar month, after paying specific expenses of the trust, interest on the Class A Notes and funding the reserve account to the required level, necessary to achieve the required level of overcollateralization.

                                                       Once the required level of overcollateralization has been reached, the amount of principal available to be distributed to the Class A Notes will be equal to (1) the amount of collections on the vehicle loan pool allocable to principal during the prior calendar month plus any losses recognized on the vehicle loan pool during the prior calendar month less
                                                       (2) the excess of (a) the amount of overcollateralization on the payment date less (b) the required level of overcollateralization on the payment date. Additionally, once the required level of overcollateralization has been reached, excess interest will no longer be used to create any further overcollateralization.

                                                       Principal distributable to the Class A Notes will be distributed first to the Class A-1 Notes until its principal balance is reduced to zero and then will be distributed to the Class A-2 Notes until its principal balance has been reduced to zero.

                                                       In addition, the outstanding principal amount of the Class A-1 Notes and the Class A-2 Notes, to the extent not previously paid, will be payable on the final scheduled payment date of the related class of notes.

The Trust Assets.....................................  The issuing trust's assets will include:

                                                           o   non-prime motor vehicle retail installment sale contracts secured by new and used automobiles, motorcycles, vans, light-duty trucks, sports utility vehicles, trailers or other similar vehicles;

                                                           o   monies due on, or received under the receivables, after ________,
                                                               _____;

                                                           o   an assignment of the security interests in the vehicles securing the vehicle loan pool;

                                                           o   the related files;

                                                           o   all rights to proceeds from claims on physical damage, credit life and disability insurance policies covering the vehicles or the obligors;

                                                           o   all rights to liquidation proceeds with respect to the vehicle loan pool;

                                                           o   an assignment of the rights of [             ] under a receivables
                                                               purchase agreement with _____________;

                                                           o   an assignment of the rights of ____________ against dealers under agreements between _____________ and these dealers;

                                                           o   specific bank accounts;

                                                           o   all proceeds of the foregoing; and

                                                           o   particular rights under the principal transaction documents for this offering.

The Vehicle Loan Pool................................  The vehicle loans consist of non-prime motor vehicle retail installment sale contracts originated by dealers and then acquired by
                                                       _____________________ pursuant to its contract acquisition program. [The motor vehicle retail installment sale contracts consist primarily of contracts with individuals with less than perfect credit due to various factors. These factors include the manner in which the individuals have handled previous credit, the limited extent of their prior credit history and/or their limited financial resources.]

Statistical Information..............................  The statistical information in this prospectus supplement is based on the vehicle loans in the pool as of ________, _______. It is expected that the composition and characteristics of the pool of vehicle loans on the closing date will be similar to the information set forth in this prospectus supplement. However, some vehicle loans in the pool may be excluded on the closing date as a result of administrative considerations.
                                                       _____________________ does not believe that the characteristics of the vehicle loans included in the trust on the closing date in the aggregate will differ materially from the information set forth in this prospectus supplement.

                                                       As of ________, _______ the vehicle loans in the pool have:

                                                           o   an aggregate principal balance of $___________;

                                                           o   a weighted average annual percentage rate of approximately _____%;

                                                           o   a weighted average original term to scheduled maturity of
                                                               approximately 60 months;

                                                           o   a weighted average remaining term to scheduled maturity of approximately ___ months; and

                                                           o   a remaining term to scheduled maturity of not more than 72 months and not less than ___ months.

Pre-Funding Feature..................................  Approximately $___________ of the proceeds of the notes will be held by
                                                       _______________ in an account which is formed solely to hold this money, and used to purchase additional vehicle loans with the prior written consent of ___________________ in each case. The issuing trust will
                                                       purchase from [                       ] additional non-prime vehicle loans
                                                       from time to time on or before ______, _____, from funds on deposit in this
                                                       account. The obligation of [   ] to sell additional vehicle loans to the
                                                       trust is conditioned on these loans having been sold to
                                                       [                       ] from ____________________.

                                                       The vehicle loans acquired by the issuing trust during the period between the day of the closing and ______, _____, will also be originated or acquired by _____________________. The characteristics of the subsequently-acquired vehicle loans are not expected to differ to any great extent from the vehicle loans acquired by the issuing trust on the day of the closing.

The Insurance Policy.................................  On the day of the closing, ________________ will issue a financial guaranty insurance policy for the benefit of the Class A noteholders. Pursuant to this policy, ___________________ will unconditionally and irrevocably guarantee the payments of interest and principal for each payment date with respect to the Class A Notes required to be made during the term of the policy, subject to the further provisions of the policy as described in this prospectus supplement. The Class B Notes do not have the benefit of the policy.

Optional Redemption..................................  The notes, if still outstanding, may be redeemed in whole, but not in part, on any payment date on which _____________________ exercises its "clean-up call" option to purchase the vehicle loan pool. This can only occur after the pool balance declines to 10% or less of the original pool balance.

                                                       _____________________'s exercise of the "clean-up call" is also subject to the satisfaction of particular conditions, including obtaining the prior written consent, in some circumstances, of ___________________ The redemption price is equal to the unpaid principal amount of the notes plus accrued and unpaid interest on the notes.

Mandatory Redemption

     If Pre-Funding Account Is Not Depleted..........  Each of the Class A-1 Notes and Class A-2 Notes will be redeemed in part on a pro rata basis if any portion of the $___________ deposited in a segregated pre-funding account with ____________________ remains on deposit in that account on ______, _____, or prior to this date if the amount remaining in the account is less than $100,000, provided, however if the amount remaining in the pre-funding account is less than $100,000, only the
                                                       Class A-1 Notes will be redeemed.

     Upon Event Of Default...........................  The notes may be accelerated and subject to immediate payment at par upon the occurrence of an event of default under the indenture. So long as
                                                       ___________________ is not in default, the power to declare an event of default will be held by ___________________. In the case of an event of default, the notes will automatically be accelerated and subject to immediate payment at par. The policy issued by ___________________ does not guarantee payment of any amounts that become due on an accelerated basis, unless ___________________ elects, in its sole discretion, to pay the amounts in whole or in part.

Rating Of The Notes..................................  The Class A Notes must receive at least the following ratings from ________
                                                       and ___________ in order to be issued.



                                                             RATING

Class ___ ______

     A-1.............................................

     A-2.............................................

Tax Status...........................................  Skadden, Arps, Slate, Meagher & Flom LLP, special federal income tax counsel, will deliver an opinion of counsel that, for federal income tax purposes, the Class A Notes will be treated as indebtedness and the trust will not be an association, or publicly traded partnership, taxable as a corporation. Each noteholder, by accepting a Class A Note, will agree to treat the notes as indebtedness.

ERISA Consideration..................................  Subject to particular considerations discussed in this prospectus supplement under "ERISA Considerations," the Class A Notes are eligible for purchase by employee benefit plans.

                                  RISK FACTORS

         YOU SHOULD CONSIDER, IN ADDITION TO THE FACTORS DESCRIBED UNDER "RISK FACTORS" IN THE PROSPECTUS, THE FOLLOWING RISK FACTORS IN CONNECTION WITH THE PURCHASE OF THE CLASS A NOTES:

THE INFORMATION RELATING TO
THE VEHICLE LOANS MAY NOT REFLECT
ACTUAL EXPERIENCE....................................  There can be no assurance that the net loss experience calculated and presented in this prospectus supplement by ________________ with respect to its portfolio of serviced contracts will reflect actual experience with respect to the vehicle loans included in the issuing trust. In addition, there can be no assurance that the future delinquency or loan loss experience of the servicer with respect to the vehicle loans will be better or worse than that set forth in this prospectus supplement with respect to
                                                       _____________________'s servicing portfolio.

THE _____________________ FINANCE
PROGRAM AND THE NATURE OF
OBLIGORS MAY INCREASE THE RISK
OF DELINQUENCIES AND LOSSES..........................  _____________________ purchases loans generally originated by automobile dealers for sale and assignment to _____________________.
                                                       _____________________ purchases retail automobile installment sale contracts which may not meet the credit standards of traditional primary lenders. As a result, the underwriting standards applied by _____________________ are not as stringent as those of the finance companies of motor vehicle manufacturers or other financial institutions. The _____________________
                                                       finance program focuses on the non-prime market, including borrowers with sub-standard credit profiles who may not be able to receive financing from more traditional sources. The borrowers may have had credit problems in the past, including prior delinquencies, repossessions, bankruptcy filings or charge-offs by other credit companies. Accordingly, borrowers may have greater difficulty or be less likely to make their scheduled payments. The number of delinquencies and losses on the vehicle loans is expected to be higher than would be the case with lower risk borrowers. Due to the credit quality of these borrowers, the vehicle loans have been originated with higher annual percentage interest rates than more traditional lenders charge lower risk borrowers. Any increase in losses on the vehicle loans will result in accelerated prepayments on the Class A Notes. Any reinvestment risks associated with prepayment will be borne by the noteholders.
                                                       Additionally, if ___________________, as the security insurer, defaults under the policy, you will bear the risk of loss on the vehicle loans. You are urged to consider the credit quality of the vehicle loans when analyzing an investment in the notes.

A CHANGE IN SERVICER MAY
ADVERSELY AFFECT COLLECTIONS
ON THE VEHICLE LOANS.................................  _____________________ believes that its credit loss and delinquency experience reflect in part its trained staff and collection procedures. If a servicer termination event occurs under the sale and servicing agreement and
                                                       _____________________ is removed as servicer, or if _____________________
                                                       resigns or is terminated as servicer, the backup servicer has agreed to assume the obligations of successor servicer. Typically, a change in servicers results in a temporary disruption of servicing. There can be no assurance, however, that collections with respect to the vehicle loans will not be adversely affected by any change in servicer.

THE ISSUING TRUST HAS
ONLY LIMITED ASSETS..................................  The sole sources for repayment of the notes are payments on the vehicle loans, amounts on deposit in the pre-funding account, other cash accounts held by ____________________, proceeds from the repossession and sale of related financed vehicles that secure defaulted vehicle loans and payments made under the insurance policy. The receivables are NOT insured or guaranteed by any person. The notes represent obligations of the trust and will not be insured or guaranteed by any entity. The money in the pre-funding account will be used solely to purchase additional vehicle loans or, in limited circumstances, redeem a portion of the Class A Notes and is not available to cover losses on the vehicle loan pool. The capitalized interest account is designed to cover obligations of the issuing trust relating to the portion of its assets not invested in vehicle loans and is not designed to provide protection against losses on the vehicle loan pool.
                                                       Although the insurance policy will be available to cover shortfalls in distributions of the payments due on the Class A Notes, pursuant to, and in accordance with, the insurance policy, the issuing trust will depend on current distributions on the vehicle loan pool, including amounts otherwise payable to the Class B Notes, and amounts, if any, available in specific collateral accounts maintained for the benefit of ___________________ to make payments on the Class A Notes. The Class A Notes represent limited obligations of the issuing trust, and the Class A Notes will not be insured
                                                       or guaranteed by _____________________, [                       ],
                                                       ____________________ or any other person or entity. If ____________________
                                                       has not perfected security interests in the related financed vehicles, its ability to realize on the collateral securing the vehicle loans may be affected and the proceeds to be distributed to the noteholders on a current basis may be reduced.

GEOGRAPHIC CONCENTRATION OF
VEHICLE LOANS MAY INCREASE
CONCENTRATION RISKS..................................  Obligors with respect to approximately ____% of the vehicle loans were located in _______ as of ________, _______, based on current principal balance as of the Initial Cutoff Date and the address of the Obligor.
                                                       Adverse economic conditions or other factors affecting _______ could increase the delinquency, loan loss or repossession experience of the issuing trust with respect to the vehicle loans.

LIMITED ABILITY TO RESELL
CLASS A NOTES........................................  The underwriter may assist in resales of the Class A Notes, but they are not required to do so. A secondary market for the Class A Notes may not develop.
                                                       If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Class A Notes.

THE RATE AT WHICH THE
CLASS A NOTES WILL AMORTIZE
CANNOT BE PREDICTED..................................  Interest on the vehicle loans will be payable to the holders of the Class
                                                       A-1 Notes and Class A-2 Notes on each payment date. This amount will equal one-twelfth of the interest rate on the note balance of the class as of the close of business on the last day of the month immediately preceding the payment date. The vehicle loans have different APRs.

                                                       All of the vehicle loans are prepayable at any time. The rate of prepayments on the vehicle loans may be influenced by a variety of economic, social and other factors. These factors include the fact that a consumer obligor generally may not sell or transfer the related financed vehicle securing an vehicle loan without the consent of ____________________ unless the loan is repaid by the Obligor at the time of the sale or transfer. The rate of prepayment on the vehicle loans may also may be influenced by the structure of the loan, the nature of the consumer obligors and the related financed vehicles and servicing decisions. In addition, under some circumstances,
                                                       _____________________ is obligated to purchase vehicle loans as a result of breaches of particular representations and warranties, pursuant to the sale and servicing agreement and the receivables purchase agreement. Under some circumstances, the servicer is obligated to purchase vehicle loans pursuant to the sale and servicing agreement as a result of specified uncured breaches of covenants by it. The servicer may also purchase all the vehicle loans if the pool balance has declined to less than 10% of the original pool balance, subject to specified limitations in the sale and servicing agreement.

                                                       _____________________ is not aware of publicly available industry statistics that set forth principal prepayment experience for motor vehicle retail installment contracts similar to the vehicle loans. None of the issuing
                                                       trust, [          ] or _____________ make any representation as to the
                                                       actual prepayment rates on the vehicle loans. _____________________, however, believes that the actual rate of prepayments will result in the
                                                       Class A Notes being repaid prior to their respective final scheduled payment date. The amounts paid to noteholders will include prepayments on the vehicle loans. The noteholders will bear all reinvestment risk resulting from the timing of payments on the notes.

EFFECT OF LITIGATION ON __________'S
FINANCIAL CONDITION..................................  Due to the consumer-oriented nature of _____________________'s industry and the application of particular laws and regulations, industry participants are regularly named as defendants in litigation alleging violations of federal and state laws and regulations and consumer law torts, including fraud. Many of these actions involve alleged violations of consumer protection laws. A significant judgment against _____________________ or others within the industry could have a material adverse effect on
                                                       _____________________. It could affect _____________________'s financial condition, results of operations and/or its ability to perform its obligations under the receivables purchase agreement, the sale and servicing agreement and the trust agreement.

RATINGS OF THE CLASS A
NOTES ARE NOT GUARANTEED
TO REMAIN IN PLACE...................................  A rating is not a recommendation to purchase, hold or sell notes. The ratings of the Class A Notes address the likelihood of the payment of principal and interest on the Class A Notes pursuant to their terms. There is no assurance that a rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. In the event that any ratings initially assigned to the Class A Notes are subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of ___________________, no person or entity will be obligated to provide any additional credit enhancement with respect to the Class A Notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Class A
                                                       Notes.

EVENTS OF DEFAULT UNDER
THE INDENTURE MAY RESULT
IN AN ACCELERATION...................................  Upon the occurrence of an event of default under the indenture, so long as
                                                       ___________________ shall not have defaulted and the default is not continuing, ____________________ as indenture trustee, will continue to submit claims under the insurance policy as necessary in accordance with the terms of the insurance policy to enable the issuing trust to continue to make payments due with respect to the Class A Notes on each payment date.
                                                       However, following the occurrence of an event of default,
                                                       ___________________ may, at its option, elect to cause the liquidation of the assets of the issuing trust, in whole or in part, and pay all or any portion of the outstanding amount of the Class A Notes, plus accrued interest on the Class A Notes.

IF THE ISSUING TRUST DOES NOT
USE ALL OF THE MONEY IN THE
PRE-FUNDING ACCOUNT A MANDATORY
REDEMPTION OF A PORTION OF THE
CLASS A NOTES COULD RESULT...........................  If the issuing trust has not used all of the money deposited in the pre-funding account to purchase additional vehicle loans by ______, _____, then the holders of each of the Class A-1 Notes and the Class A-2 Notes will receive a pro rata prepayment of principal in an amount equal to the unused amount or if the amount remaining in the pre-funding account is less than
                                                       $100,000, only the Class A-1 Notes will be redeemed. Any reinvestment risk from the mandatory redemption of a portion of the Class A Notes from the unused amount will be borne by the holders of the Class A Notes.

_____________________ MAY NOT
BE ABLE TO ORIGINATE SUFFICIENT
VEHICLE LOANS TO USE ALL MONEYS
IN THE PRE-FUNDING ACCOUNT...........................  The ability of _____________________ to acquire or originate sufficient additional vehicle loans may be affected by a variety of social and economic factors including: interest rates; unemployment levels; the rate of inflation and consumer perception of economic conditions generally. If
                                                       _____________________ does not originate sufficient additional vehicle loans then the money deposited in the pre-funding account will not be completely used and a mandatory redemption of a portion of the Class A Notes will result.

                           THE SELLER AND THE SERVICER

         [To be inserted]

                                    THE TRUST

         The issuing trust, ___ Vehicle Receivables Owner Trust ____-_ (the "Trust" or the "Issuer"), is a business trust formed under the laws of the State of Delaware pursuant to the trust agreement for the transactions described in this prospectus supplement. On or about ________, ___ (the "Closing Date"), the Trust will issue Class A-1 _____% Asset Backed Notes (the "Class A-1 Notes"), Class A-2 _____% Asset Backed Notes (the "Class A-2 Notes", and together with the Class A-1 Notes, the "Class A Notes") and Class B _______% Asset Backed Notes (the "Class B Notes" and, together with the Class A Notes, the "Notes"). The Class A-1 Notes will have an aggregate original principal amount of $_________, the Class A-2 Notes will have an aggregate original principal amount of $_________ and the Class B Notes will have an aggregate original principal amount of $________. Only the Class A Notes are offered to you pursuant to this prospectus supplement. Any information in this prospectus supplement relating to the Class B Notes is presented solely to provide you with a better understanding of the Class A Notes. On the Closing Date, the Trust will also issue an Asset Backed Certificate (the "Certificate") which represents the equity ownership in the trust and is subordinate in right of payment to the Notes. The Certificate is not being offered by this prospectus supplement.

         After its formation, the Trust will not engage in any activity other than

     o acquiring, holding and managing motor vehicle retail installment sales contracts secured by new and used automobiles, motorcycles, vans, light-duty trucks, sports utility vehicles, trailers or other similar vehicles financed by these motor vehicle retail installment sales contracts (the "Receivables") and the other assets of the Trust and proceeds from the Trust,

     o    issuing the Notes and the Certificate,

     o    making payments on the Notes, and

     o engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to the foregoing or connected with the foregoing.

         The proceeds from the initial sale of the Notes will be used by the Trust to purchase the Initial Receivables from the Company pursuant to the Sale and Servicing Agreement and to fund deposits in the Pre-Funding Account and the Capitalized Interest Account. The Servicer will service the Receivables pursuant to the Sale and Servicing Agreement and will be compensated for acting as Servicer. See "Description of the Transaction Documents--Servicing Compensation" in this prospectus supplement.

         The Trust's principal offices are located in Wilmington, Delaware, in care of ____________________, as Owner Trustee, at the address listed below under "--The Owner Trustee."

Capitalization of the Trust

         The following table illustrates the capitalization of the Trust as of the Initial Cutoff Date, as if the issuance and sale of the Notes had taken place on this date:

                   Class A-1 Notes....................   $__________
                   Class A-2 Notes....................   $__________
                   Class B Notes......................   $__________
                        Total.........................   $
                                                         ===========

The Owner Trustee

         ____________________, the Owner Trustee (the "Owner Trustee") under the Trust Agreement dated as of ______, _____, as amended as of ______, _____ among the Seller, the Company and the Owner Trustee (the "Trust Agreement") is a ________ and its principal offices are located at
______________________________________. The Owner Trustee will perform limited administrative functions under the Trust Agreement. The Owner Trustee's liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement.

The Indenture Trustee

         ____________________ will be the Indenture Trustee under the Indenture dated as of ______, _____, among the Trust and the Indenture Trustee (the "Indenture"). ____________________ is a ____________________, the corporate trust office of which is located at __________________________.

                                 TRUST PROPERTY

         Each Note represents a limited obligation of the Trust secured by the property of the Trust (the "Trust Property"). The Trust Property will include, among other things, the following:

     o non-prime motor vehicle retail installment sale contracts (the "Initial Receivables") secured by new and used automobiles, motorcycles, vans, light-duty trucks, sports utility vehicles, trailers or other similar vehicles (the "Initial Financed Vehicles");

     o monies due or received under the Initial Receivables (a) with respect to the Initial Receivables, after ________, _______ (the "Initial Cutoff Date"), or (b) with respect to the Subsequent Receivables after the related cutoff date (each a "Subsequent Cutoff Date");

     o amounts as from time to time may be held in one or more separate trust accounts established and maintained by the Indenture Trustee, including the Collection Account, the Pre-Funding Account and the Capitalized Interest Account, and the proceeds of these accounts, as described below (see "Description of the Transaction
          Documents--Accounts");

     o security interests in the Financed Vehicles granted by the obligors (the "Obligors") pursuant to the Receivables and any accessions;

     o the interest of the Seller in any proceeds from claims on any credit life, credit disability, and physical damage insurance policies or other insurance policies covering the Financed Vehicles or Obligors;

     o specific rights under the Sale and Servicing Agreement and the Receivables Purchase Agreement;

     o    amounts payable to the Seller under all Dealer Recourse obligations;

     o all items contained in the related receivable files and any and all other documents that the Seller keeps on file in accordance with its customary procedures relating to the Receivables;

     o property, including the right to receive future Liquidation Proceeds, that secures any of the Receivables and that has been acquired pursuant to the liquidation of any Receivable; and

     o    any and all payments on and proceeds of the foregoing.

         Additional non-prime motor vehicle retail installment sale contracts (the "Subsequent Receivables") secured by new and used automobiles, motorcycles, vans, light-duty trucks, sports utility vehicles, trailers or other similar vehicles (the "Subsequent Financed Vehicles") and related property are intended to be purchased by the Trust from the Seller from time to time on or before ______, _____, from funds on deposit in the Pre-Funding Account. The Subsequent Receivables will be purchased by the Company from the Seller pursuant to one or more subsequent purchase agreements (each, a "Subsequent Purchase Agreement") between the Company and the Seller, and from the Company by the Trust pursuant to one or more subsequent transfer agreements. The purchase by the Trust of the Initial Receivables and the Subsequent Receivables are in this prospectus supplement referred to as the "Receivables," and the Initial Financed Vehicles and the Subsequent Financed Vehicles are in this prospectus supplement referred to as the "Financed Vehicles".

         Pursuant to the dealer agreement between the Dealer and the Seller, a Dealer generally is obligated to pay the Seller for the unpaid balance of those Receivables which do not meet limited representations made by the Dealers (these obligations referred to in this prospectus supplement as "Dealer Recourse"). These representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related Financed Vehicles, and do not typically relate to the creditworthiness of the related Obligors or the collectability of the relevant contracts. Although the Dealer Agreements with respect to the Receivables will not be assigned to the Trust or Indenture Trustee, the Receivables Purchase Agreement and the Sale and Servicing Agreement will require the Seller to cause the amount of any recovery in respect to any Receivable pursuant to any Dealer Recourse to be deposited in the Collection Account in satisfaction of the Seller's obligations under the Sale and Servicing Agreement. The sales by the Dealers of installment sale contracts to the Seller do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an Obligor under the installment sales contract, other than in connection with the breach of the foregoing representations and warranties. There can be no assurance that the Seller will pursue all claims under the Dealer Agreements nor that the Seller will prevail if any claim is made.

         The Receivables were generally originated by Dealers in accordance with the Seller's requirements under agreements with Dealers for assignment to the Seller and were so assigned. All the Initial Receivables will be sold and assigned by the Seller to the Company pursuant to the Receivables Purchase Agreement and by the Company to the Trust pursuant to the Sale and Servicing Agreement on or prior to the Closing Date. The Subsequent Receivables will be sold and assigned on one or more future dates occurring no later than ______, _____ (each, a "Subsequent Transfer Date"). The Indenture Trustee, as custodian, will hold the original installment sales contract or promissory note as well as copies of documents and instruments relating to each Receivable (the "Receivables File").

         Pursuant to the Indenture, the Trust will grant a security interest in the Trust Property in favor of the Indenture Trustee on behalf of the Noteholders and for the benefit of the ___________________ (the "Insurer") in support of the obligations owing to it under the Insurance and Indemnity Agreement, dated as of ______, _____, between the Seller, the Trust, the Certificateholder and the Insurer. Any proceeds of the security interest in the Trust Property would be distributed according to the Indenture as described under "The Notes--Priority of Distribution Amounts." The Insurer would be entitled to the distributions only after payment of amounts owing to, among others, Noteholders.

                    THE SELLER'S AUTOMOBILE FINANCING PROGRAM

         [To Be Inserted]

Delinquency and Loss Experience

         The following tables set forth information relating to the delinquency and loss experience of the Seller for the periods indicated. The data presented in the delinquency and loss tables below are for illustrative purposes only. There is no assurance that the delinquency and credit loss experience with respect to the Seller's automobile, motorcycle, van, light-duty truck, sports utility vehicle and trailer installment contracts in the future, or that the experience of the Trust Property with respect to the Receivables pledged to the Indenture Trustee for the benefit of the Noteholders, will be similar to that set forth below. Losses and delinquencies are affected by, among other things, general and regional economic conditions and the supply of and demand for automobiles, motorcycles, vans, light-duty trucks, sports utility vehicles, trailers and other similar vehicles. The delinquency and loss percentages may be affected by the increase in size of, and the relative lack of seasoning of, a substantial portion of the portfolio. THE INFORMATION IN THE TABLE BELOW IS NOT INTENDED TO INDICATE OR PREDICT THE EXPECTED DELINQUENCY EXPERIENCE ON PAST, CURRENT OR FUTURE POOLS OF AUTOMOBILE LOANS FOR WHICH THE SERVICER IS THE PRIMARY SERVICER. See "Risk Factors--The information relating to the vehicle loans may not reflect actual experience."

                                                         Historical Delinquency Experience
                      As Of                               As OF                                As Of
                      _________________________________   _________________________________    _________________________________
                                              % Of                                % Of                                 % Of
                      No. Of       Principal  Principal   No. Of       Principal  Principal    No. Of       Principal  Principal
                      Receivables  Balance    Balance     Receivables  Balance    Balance      Receivables  Balance    Balance

Aggregate Principal
Balance
  At Period End(1),
(2)
Delinquencies
  31-60 Days..........
  61-90 Days..........
  91+ Days............
Total Delinquencies...
Amount in
Repossession(3).......
Total Delinquencies
and
  Amount in
Repossession..........============  ========== ========   ============  ========  =========    ===========  ==========  ==========

                                                        As Of                               As Of
                                                        _________________________________   _________________________________
                                                                                % Of                                % Of
                                                        No. Of       Principal  Principal   No. Of       Principal  Principal
                                                        Receivables  Balance    Balance     Receivables  Balance    Balance

Aggregate Principal Balance At Period End(1), (2)....
Delinquencies
  31-60 Days.........................................
  61-90 Days.........................................
  91+ Days...........................................
Total Delinquencies..................................
Amount in Repossession(3)............................
Total Delinquencies and
  Amount in Repossession.............................


(1) The aggregate principal balance is equal to the gross receivable less unearned finance charges on Precomputed Receivables plus the principal balance on Simple Interest Receivables.

(2) Represents the aggregate principal balance of all contracts purchased and serviced by the Seller.

(3) Represents the aggregate principal balance as of the repossession date.


                         Historical Net Loss Experience
                                                                    During The Period Ended

                                             ________    ________    ________    ________    ________     ________
Average Aggregate Principal
  Balance(1)..............................
Gross Charge-Offs(2)......................
Recoveries(3).............................
Net Losses................................
Net Losses as a Percentage of Average
Aggregate.................................
Principal Balance.........................

_________________

(1) The aggregate principal balance is equal to the gross receivable less unearned finance charges on Precomputed Receivables plus the principal balance on Simple Interest Receivables.

(2) Gross Charge-Offs are defined as the remaining principal balance of the charged-off contract less the net proceeds of the liquidation of the related vehicle.

(3) Recoveries include post-liquidation amounts received on previously charged-off contracts, including deficiency payments, rebates on related extended service contracts and insurance policies.


                               THE BACKUP SERVICER

         If a Servicer Termination Event occurs and remains unremedied and the Seller is terminated as Servicer or resigns as Servicer, in each case in accordance with the Sale and Servicing Agreement, ____________________, a ____________________, will serve as Backup Servicer.

         The Backup Servicer will receive a fee on each Payment Date equal to one-twelfth the product of _____ basis points and the then outstanding Note Balance as compensation for, among other things, (1) standing by to act as successor Servicer and (2) confirming particular calculations made by the Servicer on the monthly statement to Noteholders, including but not limited to
(a) interest and principal payments due to the Noteholders and (b) some of the Receivables performance ratios.

                                 THE RECEIVABLES

         Pursuant to the Receivables Purchase Agreement, the Seller will sell and assign to the Company all of its right, title and interest in and to the Receivables and the other Trust Property, and the Company, pursuant to the Sale and Servicing Agreement, will sell and assign to the Trust all of its right, title and interest in and to the Receivables and any other Trust Property. The Trust will then pledge all of its right, title and interest in and to the Receivables to the Indenture Trustee for the benefit of the Noteholders and the Insurer pursuant to the Indenture. The Receivables consist of non-prime motor vehicle retail installment sales contracts. The Receivables were purchased by the Seller in the ordinary course of its business pursuant to its finance programs and underwriting standards. As detailed in this prospectus supplement, credit guidelines may be less stringent than those applied in the origination of other automobile loans by other lenders. See "The Seller's Automobile Financing Program."

         No selection procedures adverse to the Noteholders or the Insurer were utilized in selecting the Initial Receivables sold and assigned to the Company and then sold and assigned to the Trust. The Receivables existing as of the Initial Cutoff Date were selected from the Seller's portfolio according to several criteria. Among the criteria, each Receivable:

     (1) arises from the delivery and acceptance of a Financed Vehicle and which delivery and acceptance has been fully performed by the Obligor and the Dealer party to the transaction,

     (2)  arises from the normal course of the Dealer's business,

     (3)  is not in default,

     (4) the Obligor of which is a natural person residing in any state or the District of Columbia,

     (5) the Obligor of which is not a government or a governmental subdivision or agency,

     (6)  met the Seller's underwriting criteria at the time of purchase,

     (7)  is denominated and payable in Dollars in the United States,

     (8) is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor in accordance with its terms,

     (9) is not subject to any dispute, litigation, counterclaim or defense, or any offset or right of offset at the time of purchase by the Seller, any exercisable right of rescission,

     (10) is not more than ___ days past due,

     (11) has an original term to scheduled maturity of not less than ___ or more than 72 months,

     (12) has a remaining term to scheduled maturity of not less than ___ months or greater than 72 months,

     (13) provides for equal monthly payments which will cause the Receivable to fully amortize during its term,

     (14) has a remaining principal balance of not less than $_____ or more than $_______,

     (15) has an APR of not less than ____% and

     (16) the model year of the related Financed Vehicle is not earlier than
          ______.

Payments on the Receivables

         [Some or all of the Receivables provide for the payment by the related Obligor of a specific total amount of payments, payable in substantially equal monthly installments on each scheduled payment date, which total represents the amount financed plus interest charges on the amount financed for the term of the Receivable. Each Receivable provides for repayment of the Amount Financed by an Obligor according to:

     o    the Rule of 78's (a "Rule of 78's Receivables"),

     o the actuarial method (an "Actuarial Receivable" and together with Rule of 78's Receivables, the "Precomputed Receivables") or

     o    the simple interest method (a "Simple Interest Receivable").

         Under a Rule of 78's Receivable, the rate at which the amount of finance charges is earned and, correspondingly, the amount of each scheduled monthly payment allocated to reduction of the outstanding principal balance of the related Receivable are calculated in accordance with the "Rule of 78's". Under the Rule of 78's, the portion of a payment allocable to interest earned during that month is determined by multiplying the total amount of interest payable over the term of the Receivable by a fraction, the denominator of which is equal to the sum of a series of numbers beginning with one and ending with the number of scheduled monthly payments due under the related Receivable, and the numerator of which is the number of payments remaining under the Receivable before giving effect to the payment to which the fraction is being applied. The difference between the amount of the scheduled monthly payment made by the Obligor and the amount of earned interest calculated for the month is applied to principal reduction.

         An Actuarial Receivable provides for amortization of the loan over a series of fixed level monthly installments. Each scheduled monthly payment is deemed to consist of an amount of interest equal to one-twelfth of the stated APR of the Receivable multiplied by the outstanding principal balance of the Receivable and an amount of principal equal to the remainder of the scheduled monthly payment.

         All payments received by the Servicer on or in respect of Precomputed Receivables, including the final scheduled payment, will be allocated pursuant to the Sale and Servicing Agreement on an actuarial basis. No adjustment will be made in the event of early or late payments, although in the latter case, the Obligor may be subject to a late charge.

         "Simple Interest Receivables" provide for the amortization of the amount financed under the Receivable over a series of fixed level monthly payments. However, unlike the monthly payment under Rule of 78s Receivables, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date immediately preceding the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

         In the event of a prepayment in full, voluntarily or by acceleration, of a Precomputed Receivable, a "rebate" in the loan accounting records of the Servicer may be made to the Obligor of that portion of the total amount of payments under the relevant Receivable allocable to "unearned" finance charges. In the event of the prepayment in full, voluntarily or by acceleration, of a Simple Interest Receivable, a "rebate" will not be made to the Obligor, but the Obligor will be required to pay interest only to the date immediately preceding the date of prepayment. The amount of a rebate under a Precomputed Receivable generally will be less than or equal to the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all remaining payments were made on schedule.

         The amount of a rebate under a Rule of 78's Receivable calculated in accordance with the Rule of 78's generally will be less than the amount of a rebate on an Actuarial Receivable calculated in accordance with the actuarial method. Distributions to Noteholders will not be affected by Rule of 78's rebates under the Rule of 78's Receivables because pursuant to the Sale and Servicing Agreements distributions will be determined using the actuarial method. Amounts received upon prepayment in full of a Rule of 78's Receivable in excess of the then outstanding principal balance of the Receivable and accrued interest on the then outstanding principal balance of the Receivable, calculated pursuant to the actuarial method, will not be passed through to Noteholders.]

         [Some or all of the Receivables have payment terms that are not fully amortizing (such receivables are referred to as "Balloon Receivables") because either: (i) such amortization schedules are longer than these Balloon Receivables' related terms; or (ii) no amortization is made, and such Balloon Receivables will have substantial principal payments due at maturity, except in the case where such a Balloon Receivable is prepaid.]

Purchase or Replacement Obligations

         Pursuant to the Receivables Purchase Agreement and the Sale and Servicing Agreement, the Seller will be obligated to repurchase or replace, subject to limits on replacement set forth in the Sale and Servicing Agreement, any Receivable sold and assigned to the Trust as to which a breach has occurred as to particular representations or warranties made by the Seller with respect to the Receivable, if the breach has not been cured by the last day of the first full calendar month following the discovery by or notice to the Seller of the breach, if the breach will materially and adversely affect the interests of the Noteholders, the Insurer or the Trust in the relevant Receivable. The Indenture Trustee will also have rights to enforce the obligations of the Seller under the Receivables Purchase Agreement. See "Description of the Transaction Documents--Sale and Assignment of Receivables" and "Trust Property" in this prospectus supplement.

         The Sale and Servicing Agreement also provides that if the Servicer breaches certain of its servicing obligations under the Sale and Servicing Agreement, including but not limited to its obligation to maintain perfection of the first priority security interest of the Seller created by each Receivable in the related Financed Vehicle, or other covenants with regard to the Servicer, in each case only in a manner that materially and adversely affects the interests of the Noteholders, the Insurer or the Trust in any Receivable, the Servicer will purchase or replace the relevant Receivable from the Trust, unless the breach has been cured by the last day of the first full calendar month following the discovery by or notice to the Servicer of the breach.

Composition of the Pool of Initial Receivables

         The tables below set forth information regarding the composition and characteristics of the pool of Receivables as of the Initial Cutoff Date. It is expected that the composition and characteristics of the Receivables on the Closing Date will be similar to the information set forth below. However, some Receivables may be excluded on the Closing Date as of a result of particular administrative considerations. The Seller does not believe that the characteristics of the Receivables included in the Trust on the Closing Date in the aggregate will differ materially from the information set forth in this prospectus supplement.

                     Composition Of The Initial Receivables

Aggregate Principal Balance...............................            $ ______
Number of Receivables.....................................              ______
Average Amount Financed................................... $______ to $ ______
Range  of Current Principal Balances...................... $______ to $ ______
Weighted Average APR......................................              ______
Range of APRs............................................. $______ to $ ______
Weighted Average Original Term to Scheduled Maturity(1)...  ____ months
Range of Original Terms to Scheduled Maturity.............  ____ to ____ months
Weighted Average Remaining Term to Scheduled Maturity(1)..  ____ months
Range of Remaining Terms to Scheduled Maturity............  ____ to 72 months
_____________
(1)  Rounded to the nearest month.


            Distribution Of Receivables By Current Principal Balance
                         (As Of The Initial Cutoff Date)
                                                        Percentage Of Total      Current         Percentage Of
          Current Principal                Number Of         Number Of          Principal     Aggregate Principal
               Balance                   Receivables       Receivables(1)        Balance           Balance(1)
               -------                   -----------       --------------        -------           ----------
$   5,000.00  to    9,999.99........
   10,000.00  to   14,999.99........
   15,000.00  to   19,999.99........
   20,000.00  to   24,999.99........
   25,000.00  to   29,999.99........
   30,000.00  to   34,999.99........
                                                           -------------       -----------        -----------
TOTAL...............................                           100.00%         $                    100.00%
                                                           --------------      -----------        -----------


                 Distribution Of Receivables By Amount Financed
                         (As Of The Initial Cutoff Date)
                                                        Percentage Of Total      Current         Percentage Of
                                           Number Of         Number Of          Principal     Aggregate Principal
                                         Receivables       Receivables(1)        Balance           Balance(1)
                                         -----------       --------------        -------           ----------
Amount Financed
$   5,000.00  to    9,999.99........
   10,000.00  to   14,999.99........
   15,000.00  to   19,999.99........
   20,000.00  to   24,999.99........
   25,000.00  to   29,999.99........
   30,000.00  to   34,999.99........
   35,000.00  to   39,999.99........
                                                           -------------       -----------        -----------
TOTAL...............................                           100.00%         $                    100.00%
                                                           --------------      -----------        ------------

_____________
(1)  Percentages may not add to 100.00% due to rounding.


                       Distribution Of Receivables By Apr
                         (As Of The Initial Cutoff Date)
                                                        Percentage Of Total      Current         Percentage Of
                                           Number Of         Number Of          Principal     Aggregate Principal
                                         Receivables       Receivables(1)        Balance           Balance(1)
Range Of Aprs (%)
10.00 to 10.99...................
11.00 to 11.99...................
12.00 to 12.99...................
13.00 to 13.99...................
14.00 to 14.99...................
15.00 to 15.99...................
16.00 to 16.99...................
17.00 to 17.99...................
18.00 to 18.99...................
19.00 to 19.99...................
20.99 to 20.99...................
21.00 to 21.99...................
22.00 to 22.99...................
23.00 to 23.99...................
24.00 to 24.99...................
25.00 to 25.99...................
                                                           --------------      -----------        -----------
TOTAL...............................                           100.00%         $                    100.00%
                                                           --------------      -----------        ------------


          Distribution Of Receivables By Model Year Of Financed Vehicle
                         (As Of The Initial Cutoff Date)
                                                        Percentage Of Total      Current         Percentage Of
                                           Number Of         Number Of          Principal     Aggregate Principal
                                         Receivables       Receivables(1)        Balance           Balance(1)
Model Year
1999.................................
1998.................................
1997.................................
1996.................................
1995.................................
1994.................................
1993.................................
1992.................................
1991.................................
                                                           --------------      -----------        -----------
TOTAL...............................                           100.00%         $                    100.00%
                                                           --------------      -----------        ------------

__________________
(1)  Percentages may not add up to 100.00% due to rounding.


       Distribution Of Receivables By Remaining Term To Scheduled Maturity
                         (As Of The Initial Cutoff Date)
                                                        Percentage Of Total      Current         Percentage Of
                                           Number Of         Number Of          Principal     Aggregate Principal
                                         Receivables       Receivables(1)        Balance           Balance(1)
                                         -----------       --------------        -------           ----------
Range Of Remaining Terms
24 to 29 months..................
30 to 35 months..................
36 to 41 months..................
42 to 47 months..................
48 to 53 months..................
54 to 59 months..................
60 to 65 months..................
66 to 71 months..................
72 months........................
                                                           --------------      -----------        -----------
TOTAL...............................                           100.00%         $                    100.00%
                                                           --------------      -----------        ------------


       Distribution Of Receivables By Original Term To Scheduled Maturity
                         (As Of The Initial Cutoff Date)
                                                        Percentage Of Total      Current         Percentage Of
                                           Number Of         Number Of          Principal     Aggregate Principal
                                         Receivables       Receivables(1)        Balance           Balance(1)
                                         -----------       --------------        -------           ----------
Range of Original Terms
30 to 35 months..................
36 to 41 months..................
42 to 47 months..................
48 to 53 months..................
54 to 59 months..................
60 to 65 months..................
66 to 71 months..................
72 months........................
                                                           --------------      -----------        -----------
TOTAL...............................                           100.00%         $                    100.00%
                                                           --------------      -----------        ------------

________________
 (1)  Percentages may not add up to 100.00% due to rounding.


                Distribution Of Receivables By Address Of Obligor
                         (As Of The Initial Cutoff Date)
                                                        Percentage Of Total      Current         Percentage Of
                                           Number Of         Number Of          Principal     Aggregate Principal
                                         Receivables       Receivables(1)        Balance           Balance(1)
State
-------------..............
-------------..............
-------------..............
-------------..............
-------------..............
-------------..............
-------------..............
-------------..............
-------------..............
-------------..............
-------------..............
-------------..............
-------------..............
-------------..............
-------------..............
-------------..............
-------------..............
-------------..............
-------------..............
-------------..............
-------------..............
-------------..............
-------------..............
-------------..............
-------------..............
-------------..............
-------------..............
-------------..............
-------------..............
-------------..............
-------------..............
                                                           --------------      -----------        -----------
TOTAL...............................                           100.00%         $                    100.00%
                                                           --------------      -----------        ------------

________________
(1) Percentages may not add up to 100.00% due to rounding.


Maturity and Prepayment Considerations

         All the Receivables are prepayable at any time. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Seller unless the loan is repaid by the Obligor at the time of the sale or transfer. For this purpose the term "prepayments" includes prepayments in full, or in part, including, without limitation, some partial prepayments related to refunds of extended service contract costs and unearned insurance premiums, liquidations due to default, as well as receipts of proceeds from physical damage, credit life and credit accident and health insurance policies and other Receivables repurchased for administrative reasons. The rate of prepayment on the Receivables may also be influenced by the structure of the loan, the nature of the Obligors and the Financed Vehicles and servicing decisions as discussed above. In addition, under some circumstances, the Seller is obligated to repurchase or replace Receivables as a result of breaches of representations and warranties pursuant to the Sale and Servicing Agreement and the Receivables Purchase Agreement, and under some circumstances, the Servicer is obligated to purchase Receivables pursuant to the Sale and Servicing Agreement as a result of breaches of specific covenants. Subject to particular conditions, the Servicer has the option to purchase the Receivables when the aggregate principal balance of the Receivables is 10% or less of the Original Pool Balance.

         If prepayments are received on the Receivables, the actual weighted average life of the Receivables may be shorter than the scheduled weighted average life, i.e., the weighted average life assuming that payments will be made as scheduled and that no prepayments will be made. "Weighted Average Life" means the average amount of time during which each dollar of principal on a Receivable is outstanding.

         Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne by the Noteholders. See also "The Notes--Optional Purchase of Receivables" regarding the Servicer's right to purchase the Receivables and the other Trust Property on any Determination Date as of which the Aggregate Principal Balance has declined to less than 10% of the Original Pool Balance.

         Prepayments on automobile receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the Receivables are the same size and amortize at the same rate and that each Receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

         The tables captioned "Percent of Initial Note Principal Balance at Various ABS Percentages" ("ABS Tables") have been prepared on the basis of the following assumptions:

     o the Trust includes two pools of Receivables with the characteristics set forth in the following table;

     o the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,

     o each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days;

     o the initial principal amount of each of the Class A-1 Notes and Class A-2 Notes are as set forth on the cover page of this prospectus supplement;

     o interest accrues during each Interest Period at the following assuming coupon rates; Class A-1 Notes, _____% and Class A-2 Notes, _____%;

     o payments on the notes are made on the ___(th) of each month whether or not a Business Day;

     o    the Class A Notes are purchased on ________, ___;

     o the scheduled monthly payment for each Receivable has been calculated on the basis of the assumed characteristics in the following table so that each Receivable will amortize in amounts sufficient to repay the Principal Balance of the Receivable by its indicated remaining term to maturity;

     o the first due date for each Receivable is the last day of the month of the assumed cutoff date for each Receivable as set forth in the following table;

     o    the entire Pre-Funded Amount is used to purchase Subsequent
          Receivables;

     o    the Servicer does exercise its option to purchase the Receivables; and

     o the difference between the gross APR and the net APR is equal to the Servicer Fee, and the net APR is further reduced by the fees due to the Indenture Trustee, the Backup Servicer and the Insurer.

                                                                           Original Term To   Remaining Term To
                         Aggregate                           Assumed         Maturity (In    Scheduled Maturity
      Pool           Principal Balance  Gross Apr (%)      Cutoff Date         Months)           (In Months)
       1             $__________         ________          ___________         ________            ___
       2             ___________         ________          ___________         ________            ___

Total                $__________         ________          ___________         ________            ___

         The ABS Tables indicate, based on the assumptions set forth above, the percentages of the initial principal amount of the Class A-1 Notes and Class A-2 Notes that would be outstanding after each of the Payment Dates shown at various percentages of ABS and the corresponding weighted average lives of the Notes. The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under the varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity, that all of the Receivables will prepay at the same level of ABS or that the coupon rates on the Notes will remain constant. Moreover, the diverse terms of Receivables could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentage of ABS specified, even if the original and remaining terms of maturity of the Receivables are as assumed. Any difference between the assumptions and the actual characteristics and performance of the Receivables, including actual prepayment experience or losses, will affect the percentages of initial balances outstanding over time and the weighted average lives of the Class A-1 Notes and Class A-2 Notes.

                    Percent of Initial Note Principal Balance
                          at Various ABS Percentages(1)

                   ----     ----    ----   ----    ----     ----    ----    ----
Weighted Average      %        %      %       %       %       %        %      %
Life in Years (2)   __       __      __     __      __       __      __      __


(1)  The percentages in this table have been rounded to nearest whole number.

(2) The weighted average life of a note is determined by (1) multiplying the amount of each principal payment on a note by the number of years from the date of the Issuance of the note to the related Payment Date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

                              YIELD CONSIDERATIONS

         Other than on the first Payment Date, on each Payment Date, interest on the Receivables will be passed through to the Class A-1 and Class A-2 Noteholders in an amount equal to one-twelfth of the Interest Rate multiplied by the Note Balance of the applicable Class on the last day of the immediately preceding Collection Period. In the event of prepayments on Receivables, Noteholders will nonetheless be entitled to receive interest for the full month on the Notes. See also "The Receivables--Payments on the Receivables" in this prospectus supplement.

                                 USE OF PROCEEDS

         The Trust will use the net proceeds from the sale of the Notes to purchase Receivables from the Company and to make the initial deposit into the Capitalized Interest Account and the Pre-Funding Account. The Company will use the net proceeds paid to the Company by the Trust to purchase Receivables from the Seller, which in turn will use the proceeds to pay related expenses and repay specific warehouse loans and any additional proceeds will be added to the Seller's general funds and used for its general corporate purposes.

                                   THE INSURER

         The following information has been obtained from the Insurer and has not been verified by the Seller, the Company or the Underwriter. No representations or warranty is made by the Seller, the Company or the Underwriter with respect to this information.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         In addition to the documents described in the prospectus under "Incorporation of Certain Documents by Reference," the consolidated financial statements of the Insurer and its subsidiaries included in, or as exhibits to, the following documents which have been filed with the Commission by Holdings, are incorporated by reference in this prospectus supplement:

     o    Annual Report on Form 10-K for the year ended ______________,

     o    Quarterly Report on Form 10-Q for the period ended ____________,

     o    Quarterly Report on Form 10-Q for the period ended __________, and

     o    Quarterly Report on Form 10-Q for the period ended _______________.

         All financial statements of the Insurer included in documents filed by the Insurer pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Class A Notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing of these documents.

         The Seller will provide without charge to any person to whom this prospectus supplement is delivered, upon their oral or written request, a copy of any or all of the foregoing financial statements incorporated in this prospectus supplement by reference. Requests for copies should be directed to:

         ------------------------, --------------------------.

         The Seller on behalf of the Trust undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Trust's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act and each filing of the financial statements of the Insurer included in or as an exhibit to the annual report the Insurer of filed pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the Class A Notes offered by this prospectus supplement, and the offering of the Class A Notes at that time shall be deemed to be the initial bona fide offering of the Class A Notes.

         All documents filed by the Company with respect to the Registration Statement, either on its own behalf or on behalf of the Trust, relating to the Class A Notes, with the Securities and Exchange pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus supplement and prior to the termination of any offering of the Class A Notes offered by this prospectus supplement, shall be deemed to be incorporated by reference in this prospectus supplement and to be a part of this prospectus supplement from the date of the filing of these documents. Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement, modifies or replaces the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

                                    THE NOTES

         The Notes will be issued pursuant to the Indenture, a form of which has been filed as an exhibit to the Registration Statement. The following summary describes some of the terms of the Class A Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the accompanying prospectus, to which description reference is made by this prospectus supplement.

         The Class A Notes initially will be represented by notes registered in the name of Cede & Co., as the nominee of The Depository Trust Company ("DTC"), and will only be available in the form of book-entries on the records of DTC and participating members of DTC in denominations of $1,000. All references to "Holders" or "Noteholders" and to authorized denominations, when used with respect to the Notes, shall reflect the rights of Note Owners, and limitations of Note Owners, as they may be indirectly exercised through DTC and its participating members, except as otherwise specified in this prospectus supplement. See "Certain Information Regarding the Securities--Book-Entry Regulation" in the prospectus supplement and Annex I to the prospectus.

         In general, the Class A-1 Noteholders will be entitled to receive, on each Payment Date, the Class A-1 Principal Payment Amount and the Class A-1 Interest Payment Amount and the Class A-2 Noteholders will be entitled to receive, on each Payment Date, the Class A-2 Principal Payment Amount and the Class A-2 Interest Payment Amount, subject to the priority of payments as described in "--Priority of Distribution Amounts." Payments on the Notes will be made from the Note Distribution Account.

Mandatory Redemption

         The Class A Notes will be redeemed in part on the Mandatory Redemption Date in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Funding Period. The aggregate principal amount of the Class A Notes to be redeemed will be an amount equal to the remaining Pre-Funded Amount on that date (the "Class A Mandatory Redemption Amount"). The Class A Mandatory Redemption Amount will be distributed pro rata to each of the Class A-1 Notes and the Class A-2 Notes, based on the current principal balance of each Class, provided, however, that if the amount remaining in the Pre-Funding Account is less than $100,000, only the Class A-1 Notes will be redeemed.

Optional Purchase of Receivables

         As an administrative convenience, the Servicer may purchase all the Receivables and other Trust Property on any Payment Date if, as of the last day of the related Collection Period, the Aggregate Principal Balance has declined to less than 10% of the sum of (1) the Aggregate Principal Balance as of the Initial Cutoff Date plus (2) the aggregate principal balances of the Subsequent Receivables added to the Trust as of their respective Cutoff Dates (the "Original Pool Balance"). To exercise this option, the Servicer must pay the aggregate Purchase Amounts for the Receivables and obtain the prior written consent of the Insurer, or if the redemption would result in a claim under the Policy or if the redemption would result in any amount owing to the Insurer remaining unpaid. Upon exercising the option, the Servicer will succeed to all interests in and to the Trust Property. The purchase price paid by the Servicer will be deposited into the Collection Account and distributed pursuant to "--Priority of Distribution Amounts" below. See "Certain Matters Regarding the Servicer--Termination" in the accompanying prospectus.

         This purchase will cause a redemption of the Notes; provided, however, that the Servicer will provide the Indenture Trustee, the Backup Servicer, the Insurer and the Rating Agencies at least 10 days' prior written notice of any redemption. The Indenture Trustee will give notice to each Noteholder at least five days prior to any redemption. The redemption price for each Note will be no less than the outstanding principal balance of the relevant Note on the date of redemption plus accrued and unpaid interest on the outstanding principal balance (the "Redemption Price"). The Servicer will deposit the Redemption Price into the Collection Account, and the Indenture Trustee will distribute the amounts so deposited in accordance with the "Priority of Distribution Amounts" below.

Distributions from the Trust

         No later than 12:00 p.m. New York City time on each Determination Date, the Servicer will inform the Indenture Trustee of the amount of aggregate collections on the Receivables and the aggregate Purchase Amount of Receivables to be purchased by the Servicer with respect to the related Collection Period. The Servicer will determine prior to the Determination Date, the Class A-1 Interest Payment Amount, the Class A-1 Principal Payment Amount, the Class A-2 Interest Payment Amount, the Class A-2 Principal Payment Amount, the Payment Amount, the amounts, if any, required to be deposited in the Class A Reserve Account, the Class A Overcollateralization Amount and the Class A Target Overcollateralization Amount.

         For purposes of this prospectus supplement, the following terms shall have the following meanings:

         "Additional Funds Available" means, with respect to any Payment Date the sum of (1) the Deficiency Claim Amount, if any, received by the Indenture Trustee with respect to the Payment Date plus (2) the Insurer Optional Deposit, if any, received by the Indenture Trustee with respect to the Payment Date.

         "Class A Interest Carryover Shortfall" means, as of the close of business on any Payment Date, the sum of (1) the Class A-1 Interest Carryover Shortfall and (2) the Class A-2 Interest Carryover Shortfall.

         "Class A Interest Payment Amount" means, with respect to any Payment Date, the sum of (1) the Class A-1 Interest Payment Amount and (2) the Class A-2 Interest Payment Amount.

         "Class A Mandatory Redemption Amount" means the amount, if any, remaining of the Pre-Funded Amount on the Mandatory Redemption Date.

         "Class A Overcollateralization Amount" means, with respect to any Payment Date, an amount equal to the excess, if any, of:

     (1)  the sum of,

          (a) the remaining Aggregate Principal Balance as of the last day of the related Collection Period and

          (b)  all amounts, if any, in the Pre-Funding Account, over

     (2) the remaining Class A Note Balance, after giving effect to the amounts payable on the Payment Date pursuant to clauses (1) through (5) under "--Priority of Distribution Amounts" on the Payment Date.

         "Class A Principal Payment Amount" means, with respect to any Payment Date, the sum of the Class A-1 Principal Payment Amount and the Class A-2 Principal Payment Amount.

         "Class A Target Overcollateralization Amount" means, with respect to any Payment Date, an amount equal to the product of (1) _____%, or any lesser percentage as the Insurer may decide in its sole discretion, and (2) the sum of
(a) the remaining Aggregate Principal Balance, and (b) amounts, if any, in the Pre-Funded Account, each determined as of the last day of the related Collection Period.

         "Class A-1 Interest Carryover Shortfall" means, as of the close of business on any Payment Date, the excess of (a) the Class A-1 Interest Payment Amount for the Payment Date and any outstanding Class A-1 Interest Carryover Shortfall from the immediately preceding Payment Date plus interest on this outstanding Class A-1 Interest Carryover Shortfall, to the extent permitted by law, at the Class A-1 Interest Rate from the preceding Payment Date through the current Payment Date, calculated on the basis of a 360-day year consisting of twelve 30-day months, over (b) the amount of interest that the Holders of the Class A-1 Notes actually received on the current Payment Date.

         "Class A-1 Interest Payment Amount" means, with respect to any Payment Date, 30 days' interest, calculated on the basis of a 360-day year consisting of twelve 30-day months or, in the case of the first Payment Date, the number of days (on a "30/360" basis) from and including ______, _____, to but excluding ______, _____, at the Class A-1 Interest Rate on the Class A-1 Note Balance as of the close of business on the last day of the related Collection Period.

         "Class A-1 Mandatory Redemption Amount" means, (1) with respect to the Mandatory Redemption Date on which the Class A Mandatory Redemption Amount is less than $100,000, the Class A Mandatory Redemption Amount, and (2) with respect to any Payment Date on which the Class A Mandatory Redemption Amount is greater than $100,000, the product of (A) the Class A Mandatory Redemption Amount and (B) a fraction, the numerator of which is the Class A-1 Note Balance as of the class of business on the date prior to the related Payment Date and the denominator of which is the Class A Note Balance as of the class of business on the date prior to the related Payment Date.

         "Class A-1 Principal Carryover Shortfall" means, as of the close of business on any Payment Date, the excess of (a) the Class A-1 Principal Payment Amount and any outstanding Class A-1 Principal Carryover Shortfall from the immediately preceding Payment Date, over (b) the amount of principal that the Holders of the Class A-1 Notes actually received on the current Payment Date.

         "Class A-2 Interest Payment Amount" means, with respect to any Payment Date, 30 days' interest, calculated on the basis of a 360-day year consisting of twelve 30-day months or, in the case of the first Payment Date, the number of days (on a "30/360" basis) from and including ______, _____, to but excluding ______, _____, at the Class A-2 Interest Rate on the Class A-2 Note Balance as of the close of business on the last day of the related Collection Period.

         "Class A-1 Principal Payment Amount" means:

     (a) with respect to any Payment Date other than the Class A-1 Final Scheduled Payment Date: the lesser of,

          (1) the Class A-1 Note Balance immediately prior to the Payment Date and

          (2)  the sum of

               (A)  the Principal Payment Amount and

               (B)  the Class A-1 Mandatory Redemption Amount and

     (b) with respect to the Class A-1 Final Scheduled Payment Date, the then outstanding Class A-1 Note Balance.

         "Class A-2 Interest Carryover Shortfall" means, as of the close of business on any Payment Date, the excess of (a) the Class A-2 Interest Payment Amount for the Payment Date and any outstanding Class A-2 Interest Carryover Shortfall from the immediately preceding Payment Date plus interest on the outstanding Class A-2 Interest Carryover Shortfall, to the extent permitted by law, at the Class A-2 Interest Rate from the preceding Payment Date through the current Payment Date, calculated on the basis of a 360-day year consisting of twelve 30-day months, over (b) the amount of interest that the Holders of the Class A-2 Notes actually received on the current Payment Date.

         "Class A-2 Mandatory Redemption Amount" means, with respect to the Mandatory Redemption Payment Date, the positive difference, if any, between the Class A Mandatory Redemption Amount and the Class A-1 Mandatory Redemption Amount.

         "Class A-2 Principal Carryover Shortfall" means, as of the close of business on any Payment Date, the excess of (a) the Class A-2 Principal Payment Amount and any outstanding Class A-2 Principal Carryover Shortfall from the immediately preceding Payment Date, over (b) the amount of principal that the Holders of the Class A-2 Notes actually received on the current Payment Date.

         "Class A-2 Principal Payment Amount" means:

     (a) with respect to any Payment Date other than the Class A-2 Final Scheduled Payment Date: the lesser of,

          (1) the Class A-2 Note Balance immediately prior to the Payment Date, and

          (2)  the difference between

               (A) the sum of the Principal Payment Amount and the Class A-2 Mandatory Redemption Amount and

               (B)  the Class A-1 Principal Payment Amount and

     (b) with respect to the Class A-2 Final Scheduled Payment Date, the then outstanding Class A-2 Note Balance.

         "Class B Interest Carryover Shortfall" means, as of the close of business on any Payment Date, the excess of (a) the Class B Interest Payment Amount for the Payment Date and any outstanding Class B Interest Carryover Shortfall from the immediately preceding Payment Date plus interest on the outstanding Class B Interest Carryover Shortfall, to the extent permitted by law, at the Class B Interest Rate from the preceding Payment Date through the current Payment Date, calculated on the basis of a 360-day year consisting of twelve 30-day months, over (b) the amount of interest that the Holders of the Class B Notes actually received on the current Payment Date.

         "Class B Interest Payment Amount" means, with respect to any Payment Date, 30 days' interest, calculated on the basis of a 360-day year consisting of twelve 30-day months or, in the case of the first Payment Date, the number of days (on a "30/360" basis) from and including ______, _____ to but excluding ______, _____, at the Class B Interest Rate on the Class B Note Balance as of the close of business on the last day of the related Collection Period.

         "Class B Principal Payment Amount" means:

     (a) with respect to any Payment Date other than the Class B Final Scheduled Payment Date: the lesser of,

          (x) the Class B Note Balance immediately prior to the Payment Date, and

          (y)  amounts remaining from the sum of,

               (A)  Available Funds and

               (B) amounts available from the Class A Reserve Account in accordance with the terms of the Sale and Servicing Agreement, after application of priorities First through Ninth under "--Priority of Distribution Amounts," and

     (b) with respect to the Class B Final Scheduled Payment Date, the then outstanding Class B Note Balance.

         "Contract Scheduled Payment" means, for any Collection Period for any Receivable, the amount indicated in the Receivable as required to be paid by the Obligor in the relevant Collection Period, without giving effect to deferments of payments granted to Obligors by the Servicer pursuant to the Sale and Servicing Agreement or any rescheduling of payments in an insolvency or similar proceeding.

         "Defaulted Receivable" means any Receivable with respect to which any of the following shall have occurred:

     o for which the related Financed Vehicle has been repossessed by the Servicer;

     o for which all or more than 10% of any payment is 120 days or more past due; or

     o a Contract with respect to which the Servicer has determined in good faith that all amounts expected to be recovered have been received.

         "Draw Date" means, with respect to any Payment Date the third business Day (as defined in the Policy) immediately preceding the Payment Date.

         "Excess Overcollateralization Amount" means, with respect to any Payment Date, the excess, if any, of

          (1) the Class A Overcollateralization Amount calculated for this purpose only without deduction for any Excess Overcollateralization Amount (I.E., assuming that the entire amount described in clause (x) of the definition of "Principal Payment Amount" is distributed as principal on the Class A Notes) over

          (2)  the Class A Target Overcollateralization Amount on the Payment
               Date.

         "Insurer Optional Deposit" means, with respect to any Payment Date, an amount delivered by the Insurer, at its sole option, other than amounts in respect of a Policy Claim Amount, for deposit into the Collection Account for any of the following purposes:

          (1) to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to the Payment Date; or

          (1) to include this amount as part of the Additional Funds Available for the Payment Date to the extent that without this amount a draw would be required to be made on the Policy.

         "Liquidated Receivable" means any Receivable with respect to which any of the following shall have occurred with respect to any Collection Period:

     o    the sale of the Financed Vehicle;

     o for which all or more than 10% of any Contract Scheduled Payment is 120 days or more past due, except in the case of repossessed Financed Vehicles,

     o the Servicer has determined in good faith that all amounts it expects to be recovered have been received, or

     o    90 days have elapsed since the Servicer repossessed the Financed
          Vehicle.

         "OC Stabilization Date" means the first Payment Date on which the Class A Overcollateralization Amount equals the Class A Target Overcollateralization Amount.

         "Policy Claim Amount" means, for any Payment Date, the excess, if any, of

          (1) the sum of the Class A Interest Payment Amount and the Class A Principal Payment Amount for the Payment Date over

          (2)  the sum of

               (a) the amounts actually deposited into the Class A Note Distribution Account on the related Payment Date and

               (a) the Additional Funds Available to pay the Class A Interest Payment Amount or the Class A Principal Payment Amount if any, for the Payment Date.

         "Principal Balance" of a Receivable:

     o    as of the Cutoff Date, means the Amount Financed minus

          (1) in the case of a Precomputed Receivable, that portion of all payments, including all Contract Scheduled Payments and any prepayments in full or partial prepayments, actually received on or prior to that date and allocable to principal in accordance with the actuarial method and

          (2) in the case of a Simple Interest Receivable, that portion of all payments, including all Contract Scheduled Payments and any prepayments in full or partial prepayments, actually received on or prior to that date and allocable to principal in accordance with the simple interest method, and

     o as of any date after the Cutoff Date, means the Principal Balance as of the Cutoff Date minus

          (1) in the case of a Precomputed Receivable, that portion of all payments, including all Contract Scheduled Payments and any prepayments in full or partial prepayments, actually received on or prior to that date, but after the Cutoff Date, and allocable to principal in accordance with the actuarial method,

          (2) in the case of a Simple Interest Receivable, that portion of all payments, including all Contract Scheduled Payments and any prepayments in full or partial prepayments, actually received on or prior to that date, but after the Cutoff Date, and allocable to principal in accordance with the simple interest method and

          (3) any Cram Down Loss in respect of the Receivable. The Principal Balance of a Liquidated Receivable for purposes other than the definition of Principal Payment Amount shall be equal to $0.

         "Principal Payment Amount" means the amount equal to the excess, if any, of (x) the sum of the following amounts, without duplication:

     o the principal portion of all Contract Scheduled Payments received during the Collection Period on Precomputed Receivables, calculated in accordance with the actuarial method, and all payments of principal received on Simple Interest Receivables, calculated in accordance with the simple interest method, during the Collection Period;

     o the principal portion of all prepayments received during the related Collection Period; o the portion of the Purchase Amount allocable to principal of each Receivable that became a Purchased Receivable as of the last day of the related Collection Period and, at the option of the Insurer, the Principal Balance of each Receivable that was required to be but was not so purchased or repurchased;

     o the Principal Balance of each Receivable that first became a Liquidated Receivable during the related Collection Period; and

     o the aggregate amount of Cram Down Losses with respect to the Receivables that have occurred during the related Collection Period, over

          (y) the Excess Overcollateralization Amount, if any, for the Payment Date.

         "Purchase Amount" means, with respect to a Receivable, the Principal Balance plus interest on the Principal Balance at the respective APR from the last day through which interest has been paid to the last day of the immediately preceding Collection Period if purchased prior to the Determination Date immediately following the end of the Collection Period, and otherwise through the last day of the month of repurchase.

Calculation of Payment Amounts

         The Class A-1 Noteholders will be entitled to receive, to the extent funds are available, the Class A-1 Principal Payment Amount and the Class A-1 Interest Payment Amount with respect to each Payment Date. The Class A-2 Noteholders will be entitled to receive to the extent funds are available, the Class A-2 Principal Payment Amount and the Class A-2 Interest Payment Amount with respect to each Payment Date, subject to the priority of payments as described in "--Priority of Distribution Amounts". The "Class A-1 Note Balance" will initially represent $___________, and afterward, an amount equal to the initial Class A-1 Note Balance reduced by all amounts distributed to the Noteholders that are allocable to principal. The "Class A-2 Note Balance" will initially represent $_________, and afterward, an amount equal to the initial Class A-2 Note Balance reduced by all amounts distributed to the Class A-2 Noteholders that are allocable to principal.

Priority of Distribution Amounts

         On each Payment Date, the Indenture Trustee will, based on the information contained in the Servicer's Certificate delivered on the related Determination Date, distribute the following amounts in the following order of priority:

          (1) first, from the Available Funds, to the Servicer, the Servicer Fee (as defined in this prospectus supplement) for the related Collection Period, and any Servicer Expenses for the related or any prior Collection Period and other amounts mistakenly deposited in the Collection Account belonging to the Servicer, if any, or otherwise required to be distributed to the Servicer in accordance with the Sale and Servicing Agreement;

          (2) second, from the remaining Available Funds, to the Lockbox Bank, the Indenture Trustee, the Owner Trustee and the Backup Servicer, any accrued and unpaid fees and in the case of the Backup Servicer, Servicer Transition Expenses, if any, up to an amount specified in the Sale and Servicing Agreement, in each case, to the extent the Person (as defined in this prospectus supplement) has not previously received this amount from the Servicer;

          (3) third, from the remaining Available Funds, pro rata in respect of the amounts due, (a) to the Class A-1 Noteholders, the Class A-1 Interest Payment Amount for the Payment Date and the Class A-1 Interest Carryover Shortfall, if any, and (b) to the Class A-2 Noteholders, the Class A-2 Interest Payment Amount for the Payment Date and the Class A-2 Interest Carryover Shortfall, if any;

          (4) fourth, from the remaining Available Funds, to the Class A-1 Noteholders, the Class A-1 Principal Payment Amount for the Payment Date, and the Class A-1 Principal Carryover Shortfall, if any;

          (5) fifth, from the remaining Available Funds, to the Class A-2 Noteholders, the Class A-2 Principal Payment Amount for the Payment Date, and the Class A-2 Principal Carryover Shortfall, if any;

          (6) sixth, from the remaining Available Funds, to the Insurer to the extent of any amounts owing the Insurer under the Insurance Agreement;

          (7) seventh, from the remaining Available Funds, to the Class A Reserve Account to the extent necessary to increase the amount on deposit tin this prospectus supplement to its then required level;

          (8) eighth, on or prior to the OC Stabilization Date, from the remaining Available Funds, and together with amounts, if any, available in accordance with the terms of the Class A Reserve Account Agreement, sequentially, to the Class A-1 Noteholders and to the Class A-2 Noteholders, as principal, until the Class A Target Overcollateralization Amount is achieved;

          (9) ninth, from the remaining Available Funds, to the Class B Noteholders, the Class B Interest Payment Amount for the Payment Date and the Class B Interest Carryover Shortfall, if any;

          (10) tenth, from the remaining Available Funds, and together with amounts, if any, available from the Class A Reserve Account in accordance with the terms of the Sale and Servicing Agreement, to the Class B Noteholders, the Class B Principal Payment Amount; and

          (11) eleventh, from the remaining Available Funds, to the Class A Reserve Account, or as otherwise specified in the Trust Documents, any remaining funds.

Payment Date Calculations and Payments

         In the event that any Servicer's Certificate delivered by the Servicer indicates that the Available Funds with respect to a Payment Date are insufficient to fund in full the related Scheduled Payments plus the amounts described in clauses (1), (2) and (6) above in "--Priority of Distribution Amounts", the Indenture Trustee shall request the Deficiency Claim Amount from the Class A Reserve Account, at the time required by and pursuant to, the Class A Reserve Account Agreement. Any funds received by the Indenture Trustee pursuant to this request will be deposited in the Collection Account and paid on the related Payment Date to the persons entitled to the funds, in the amounts described in clauses (1) through (6) of "--Priority of Distributions" in accordance with the priority of payment. Further, in the event that any Servicer's Certificate delivered by the Servicer indicates that the sum of (1) the Available Funds with respect to a Payment Date, plus (2) any related Deficiency Claim Amount funds deposited in the Collection Account or otherwise received by the Indenture Trustee is insufficient to fund in full the related Scheduled Payments, the Indenture Trustee shall furnish to the Insurer no later than 12:00 noon New York City time on the related Draw Date a completed notice of claim in the amount of the Policy Claim Amount. Amounts paid by the Insurer pursuant to any notice of claim shall be deposited by the Insurer into the Note Distribution Account for payment to Noteholders on the Payment Date.

Statements to Noteholders

         On each Payment Date, the Indenture Trustee must provide to each Class A Noteholder, the Insurer and the Rating Agencies a statement prepared by the Servicer based on the information in the related Servicer's Certificate, which statement sets forth the information required under the Sale and Servicing Agreement. Each statement will include the following information with respect to the Payment Date or the immediately preceding Collection Period, as applicable:

          (1) the amount of the payment allocable to interest with respect to the Class A-1 Notes, the Class A-2 Notes and the Class B Notes, as applicable;

          (2) the amount of the payment allocable to principal on or with respect to the Class A-1 Notes, the Class A-2 Notes and the Class B Notes;

          (3)  the amount of the payment pursuant to a claim on the Policy;

          (4) the amount of fees paid by the Trust with respect to the related Collection Period, including any Servicer Fee and Servicer Expenses;

          (5) the Class A-1 Note Balance, the Class A-2 Note Balance and the Class B Note Balance;

          (6) the Class A-1 Interest Carryover Shortfall, the Class A-2 Interest Carryover Shortfall and the Class B Interest Carryover Shortfall, if any, and the Class A-1 Principal Carryover Shortfall, the Class A-2 Principal Carryover Shortfall and the Class B Principal Carryover Shortfall, if any;

          (7) the Class A-1 Note Factor, the Class A-2 Note Factor and the Class B Note Factor;

          (8) for each date during the Pre-Funding Period, the remaining Pre-Funded Amount, the amount in the Pre-Funding Account and the amount remaining the Capitalized Interest Account;

          (9) the number of Receivables and the aggregate Principal Balance due of the Receivables, for which the related Obligors are delinquent in making Contract Scheduled Payments (A) between 31 and 60 days,
               (B) between 61 and 90 Days, (C) between 91 and 120 days and (D) more than 120 days;

          (10) the number of Receivables which became Liquidated Receivables, and the aggregate principal amount of the Receivables which became Liquidated Receivables net of Recoveries;

          (11) the number of Receivables which became Defaulted Receivables, and the aggregate principal amount of these Receivables;

          (12) the number and the aggregate Purchase Amount of Receivables that became Purchased Receivables during the related Collection Period and the number and aggregate Purchase Amount of Receivables that were required to be repurchased during the related Collection Period but were not so repurchased;

          (13) the Principal Balance, APR and model year of each Receivable that was replaced and the Principal Balance, APR and model year of the corresponding Replacement Receivable;

          (14) the number and the aggregate Principal Balance of Receivables with respect to which, to the knowledge of the Servicer, Obligors became the subject of bankruptcy proceedings during the Collection Period, or during a prior Collection Period, if the Servicer first became aware of the proceeding during the current Collection Period;

          (15) the amount of any Deficiency Claim Amounts deposited in the Collection Account from the Class A Reserve Account;

          (16) the Class A Overcollateralization Amount and the Class A Target Overcollateralization Amount; and

          (17) the beginning balance, amount of claims paid, amount of deposits made, and ending balance of the applicable collateral self-insurance fund, if any.

         Each amount set forth pursuant to subclauses (1), (2) and (5) will be expressed as a dollar amount per $1,000 of the initial principal amount of a Note.

         Unless and until Definitive Notes are issued, the reports will be sent on behalf of the Trust to Cede & Co., as registered holder of the Class A Notes and the nominee of DTC. See "Reports to Securityholders" and "Description of the Notes" in the prospectus. Within the required period of time after the end of each calendar year, the Indenture Trustee will furnish to each person who at any time during the calendar year was a Noteholder, a statement as to the aggregate amounts of interest and principal paid to that Noteholder and any other information as the Servicer deems necessary to enable the Noteholder to prepare its tax returns. See "Material Federal Income Tax Considerations."

Credit Support

         The Class A Overcollaterization Amount and the Class A Reserve Account (a funded cash reserve account (the "Class A Reserve Account")), result in credit support for the Class A Notes. This credit support is required to be increased to, and subsequently maintained at, a level established by the Insurer. This level changes over time. The Insurer may permit the required level of credit support provided by the Class A Reserve Account and the Class A Overcollateralization Amount to be reduced, or "step down", over time without the consent of Noteholders.

         Overcollaterization. Overcollaterization for the Class A Notes is created as a result of the application of "excess interest" and "excess principal" to the payment of principal on the Class A Notes. The "excess interest" is interest which is collected on the Receivables in excess of the amount of interest that is paid on the Class A Notes, used to pay specific fees, or, under some circumstances, deposited to the Class A Reserve Account. This application of excess interest results in the outstanding principal balance of the Class A Notes amortizing more quickly than the Pool Balance. The "excess principal" is the principal allocated to the Class A Notes which is in excess of the principal the Class A Notes would receive if the principal collected on the Receivables were distributed pro rata to the Class A Notes and Class B Notes based on their relative outstanding principal balances. This application of the "excess principal" results in the outstanding principal balance on the Class A Notes amortizing more quickly than the Aggregate Principal Balance on a percentage basis.

         If the Insurer permits the required level of overcollaterization to step down, principal collections which would otherwise be paid through to the Class A Noteholders as part of the Class A Principal Payment Amount may be instead released to the Class B Noteholders or the Certificateholder.

         Subordination. As of the Closing Date, the principal balance of the Class B Notes equals ____% of the Note Balance. The transaction is structured so that until the OC Stabilization Date, the Class B Note Balance will grow as a percentage of the Note Balance. The Class B Notes are subordinated in right of payment to the payment of the Class A Notes. No payments of principal will be made to the Class B Notes until the OC Stabilization Date. Payment of interest on the Class B Notes is subordinated to payment of interest and principal on the Class A Notes, the funding of the Class A Reserve Account and, until the OC Stabilization Date, the payment of excess interest as additional principal to the Class A Notes. If there are losses on the Receivables, those losses will be borne entirely by the Certificateholder and by the Class B Notes before there are any losses on the Class A Notes.

         Class A Reserve Account. The Class A Reserve Account will be funded with an initial cash deposit on the Closing Date. On each subsequent Payment Date, the Indenture Trustee will be required to deposit additional amounts into the Class A Reserve Account from payments on the Receivables as described under "The Notes--Priority of Distribution Amounts" above to the extent that the balance on deposit in this prospectus supplement is below the then required level. Amounts, if any, on deposit in the Class A Reserve Account on a Payment Date will be available to the extent provided in the Class A Reserve Account Agreement to fund any Deficiency Claim Amount with respect to the Payment Date. Amounts on deposit in the Class A Reserve Account on any Payment Date on or prior to the OC Stabilization Date, after giving effect to all distributions made on the Payment Date, in excess of the specified Class A Reserve Account Requirements for the Payment Date shall be distributed to Class A Noteholders as a prepayment of principal on the Class A Notes. On any Payment Date after the OC Stabilization Date, the excess funds may be released to the Class B Noteholders or the Certificateholder without the consent of the Class A Noteholders.

         In addition, the Certificateholder, the Insurer and the Collateral Agent under the Class A Reserve Account Agreement may amend the Class A Reserve Account Agreement, and any provisions in the Insurance Agreement relating to the Class A Reserve Account, in any respect, including, without limitation, reducing or eliminating the funding requirements of the Class A Reserve Account or permitting these funds to be used for the benefit of persons other than Class A Noteholders, without the consent of, or notice to, the Trustee, the Owner Trustee or the Noteholders. The Collateral Agent shall not withhold or delay its consent with respect to any amendment that does not adversely affect the Collateral Agent in its individual capacity. Notwithstanding any reduction in or elimination of the funding requirements of the Class A Reserve Account or the depletion of the Class A Reserve Account, the Insurer will be obligated on each Payment Date to fund the full amount of each Scheduled Payment required to be paid by the Payment Date, and which would not be in the absence of a payment under the Policy. If the Insurer breaches its obligations, any losses on the Receivables will be borne first by the Class B Noteholders and then by the Noteholders.

The Indenture

         The Indenture Trustee. ___________________ is the Indenture Trustee under the Indenture. For the purpose of meeting the legal requirements of some jurisdictions, the Indenture Trustee may appoint co-trustees or separate trustees of all or any part of the trust estate and confer upon this party any powers, duties, obligations, rights and trusts as the Indenture Trustee deems necessary, or desirable. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee by the Indenture will be conferred or imposed upon the Indenture Trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the Indenture Trustee shall be incompetent or unqualified to perform particular acts, singly upon the separate trustee or co-trustee who will exercise and perform these rights, powers, duties, and obligations solely at the direction of the Indenture Trustee.

         The Indenture Trustee may resign at any time after 60 days' written notice to the Issuer, the Insurer and Noteholders in which event the Controlling Party will be obligated to appoint a successor trustee. The Controlling Party may remove the Indenture Trustee if, among other reasons, the Indenture Trustee ceases to be eligible to continue as the Indenture Trustee under the Indenture, becomes legally unable to act or becomes insolvent. In these circumstances, the Controlling Party will be obligated to appoint a successor trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment of a successor trustee.

         The Sale and Servicing Agreement will provide that the Indenture Trustee will be entitled to indemnification by the Servicer for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by the Indenture Trustee not resulting from the Indenture Trustee's own willful misfeasance, bad faith or negligence and other than by reason of a breach of any of the Indenture Trustee's representations or warranties set forth in the Sale and Servicing Agreement. The Sale and Servicing Agreement will further provide that the Servicer will indemnify the Indenture Trustee for some of the taxes that may be asserted in connection with the transaction.

         The Indenture Trustee makes no representations as to the validity or sufficiency of the Sale and Servicing Agreement, the Notes, other than the authentication of the Notes, or any Receivables or the Related Documents and is not accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Notes or the Receivables, or the investment of any monies received by the Servicer before the monies are deposited in the Collection Account. The Indenture Trustee has not independently verified the Receivables. The Indenture Trustee is required to perform only those duties specifically required of it under the Sale and Servicing Agreement and the Indenture. The Indenture Trustee shall determine whether the certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Sale and Servicing Agreement and the Indenture conform to the requirements of the Sale and Servicing Agreement and the Indenture, respectively.

         Modification Of Indenture Without Noteholder Consent. The Trust and Indenture Trustee may, with the prior written consent of the Insurer, prior to the occurrence and continuance of an Insurer Default, but without consent of the Noteholders, enter into one or more supplemental indentures for any of the following purposes:

     o to correct or amplify the description of the property subject to the lien of the Indenture or add additional property to it;

     o to evidence the succession of another Person to the Trust and the assumption by the successor of the covenants of the Trust;

     o to add additional covenants for the benefit of the Noteholders or to surrender any right or power conferred on the Trust;

     o to convey, transfer, assign, mortgage or pledge any additional property to or with the Indenture Trustee;

     o to cure any ambiguity, or to correct or supplement any provision in the Indenture or in any supplemental indenture that may be inconsistent with any other provision of the Indenture or any supplemental indenture;

     o to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; and

     o to add any provisions to, change in any manner or eliminate any of the provisions of the Indenture or modify in any manner the rights of Noteholders under the Indenture; provided that any action must not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholder.

         Modification Of Indenture With Noteholder Consent. With the prior written consent of the Insurer, prior to the occurrence and continuance of an Insurer Default, and upon the delivery of an opinion of counsel with respect to certain tax matters, the Note Majority, the Trust and the Indenture Trustee may execute one or more supplemental indentures to add, change or eliminate any other provisions of the Indenture, modify in any manner the rights of the Noteholders or provide for the acceptance of the appointment of a successor Indenture Trustee. Without the prior written consent of the Insurer, prior to the occurrence and continuance of an Insurer Default, and the Holder of each outstanding related Note affected, however, no supplemental indenture will:

     o change the due date of any installment of principal of or interest on any Note or reduce the principal amount of any Note, the interest rate on the Note or the redemption price with respect to the Note, change the provisions of the Indenture relating to the application of collections on, or the proceeds of the sale of, the collateral to the payment of principal of or interest on the Notes, change any place of payment where or the coin or currency in which any Note or any interest on the Note is payable;

     o impair the right to institute suit for the enforcement of particular provisions of the Indenture regarding payment;

     o reduce the percentage of the aggregate amount of the outstanding Notes the consent of the Holders of which is required for any supplemental indenture or the consent of the Holders of which is required for any waiver of compliance with particular provisions of the Indenture or of some of the defaults under the Indenture and their consequences as provided for in the Indenture;

     o modify or alter the provisions of the Indenture regarding particular aspects of what constitutes an "Outstanding" Note;

     o reduce the percentage of the aggregate outstanding amount of the Notes the consent of the Holders of which is required to direct the Indenture Trustee to sell or liquidate the Receivables if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes;

     o modify the provision of the Indenture requiring consent of Noteholders except to increase the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture or to provide additional provisions requiring the consent of each Noteholder prior to modification or waiver;

     o modify any of the provisions of the Indenture affecting the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date;

     o permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any collateral or deprive the Holder of any Note of the security afforded by the lien of the Indenture; or

     o become effective if the Rating Agency Condition has not been satisfied with respect to it.

         Events Of Default; Rights Upon Event Of Default. Unless an Insurer Default shall have occurred and be continuing, "Events of Default" under the Indenture will consist of those events defined in the Insurance Agreement as Insurance Agreement Indenture Cross Defaults, and will constitute an Event of Default under the Indenture only if the Insurer shall have delivered to the Indenture Trustee, and not rescinded, a written notice specifying that any Insurance Agreement Indenture Cross Default constitutes an Event of Default under the Indenture. "Insurance Agreement Indenture Cross Defaults" consist of:

          (1)  any payment being made under the Policy;

          (2) some events of bankruptcy, insolvency, receivership or liquidation of the Trust, the Seller or the Certificateholder;

          (3) the Trust becoming taxable as an association, or publicly traded partnership, taxable as a corporation for federal or state income tax purposes;

          (4) the Class A Notes not being treated as indebtedness for federal or applicable state income tax purposes and the characterization's having a material adverse effect on the Trust and the Noteholders or the Insurer;

          (5) the sum of the Available Funds with respect to any Payment Date plus the amount, if any, available from particular collateral accounts maintained for the benefit of the Insurer is less than the sum of the amounts described in clauses (1)-(6) under "The Notes--Priority of Distribution Amounts" in this prospectus supplement; and

          (6) any failure to perform in any material respect any other covenants or agreements in the Indenture, or any representation or warranty of the Trust made in the Indenture or in any certificate or other writing delivered pursuant to the Indenture or in connection with the Indenture proving to have been incorrect in any material respect when made, and the failure continuing or not being cured, or the circumstances or condition in respect of which the misrepresentation or warranty was incorrect not having been eliminated or otherwise cured, for 30 days after the giving of written notice of the failure or incorrect representation or warranty to the Trust and the Indenture Trustee by the Insurer.

         Upon the occurrence of an Event of Default, so long as an Insurer Default shall not have occurred and be continuing, the Insurer will have the right, but not the obligation, to cause the Indenture Trustee to liquidate the Trust Property in whole or in part, on any date or dates following the acceleration of the Class A Notes due to the Event of Default as the Insurer, in its sole discretion, shall elect, and to deliver the proceeds of the liquidation to the Indenture Trustee for distribution to the Class A-1 Noteholders and Class A-2 Noteholders on a pro rata basis based on the Class A-1 Note Balance and the Class A-2 Note Balance then outstanding, in accordance with the terms of the Indenture. The Insurer may not, however, cause the Indenture Trustee to liquidate the Trust Property in whole or in part if the proceeds of the liquidation would not be sufficient to pay all outstanding principal of and accrued interest on the Notes, unless the Event of Default arose from an event specified in (1), (2), (3), or (4) in the immediately preceding paragraph. Following the occurrence of any Event of Default, the Indenture Trustee will continue to submit claims under the Policy for any shortfalls in the Scheduled Payments on the Class A Notes in accordance with the terms of the Policy. Following any Event of Default under the Indenture, the Insurer, in its sole discretion, may elect to pay all or any portion of the outstanding amount of the Class A Notes, plus accrued interest on the Class A Notes. See "The Policy" in this prospectus supplement.

         If an Insurer Default has occurred and is continuing, "Events of Default" under the Indenture will consist of the Events of Default described in the accompanying prospectus under "Description of the Notes--Provisions of the Indenture" and "--Events of Default; Rights Upon Events of Default"; and the Indenture Trustee and the Noteholders have the rights under the Indenture described tin this prospectus supplement.

Note Factors; Statement to Noteholders; Servicer Reports to the
Indenture Trustee

         The "Class A-1 Note Factor" will be a seven-digit decimal number that the Servicer will compute each month indicating the Class A-1 Note Balance as of the close of business on the last day of the related Collection Period in that month as a fraction of the respective original outstanding principal balance of the Class A-1 Notes. The Class A-1 Note Factor will be 1.0000000 as of the Cutoff Date; and afterward, the Class A-1 Note Factor will decline to reflect reductions in the Class A-1 Note Balance as a result of scheduled payments collected, partial prepayments, prepayments and liquidations of the Receivables. The amount of a Class A-1 Noteholder's pro rata share of the Class A-1 Note Balance can be determined on any date by multiplying the original denomination of the Holder's Note by the Class A-1 Note Factor as of the close of business on the most recent Payment Date.

         The "Class A-2 Note Factor" will be a seven-digit decimal number that the Servicer will compute each month indicating the Class A-2 Note Balance as of the close of business on the last day of the related Collection Period in that month as a fraction of the respective original outstanding principal balance of the Class A-2 Notes. The Class A-2 Note Factor will be 1.0000000 as of the Cutoff Date; and afterward, the Class A-2 Note Factor will decline to reflect reductions in the Class A-2 Note Balance as a result of scheduled payments collected, partial prepayments, prepayments and liquidations of the Receivables. The amount of a Class A-2 Noteholder's pro rata share of the Class A-2 Note Balance can be determined on any date by multiplying the original denomination of the Holder's Note by the Class A-2 Note Factor as of the close of business on the most recent Payment Date.

         Under the Sale and Servicing Agreement, the Servicer will perform some monitoring and reporting functions for the Trust, including the preparation and delivery of the Servicer's Certificate on each Determination Date to the Indenture Trustee, the Backup Servicer, the Insurer, and the Rating Agencies setting forth specified information with respect to the preceding Collection Period.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Sale and Servicing Agreement, the Indenture Trustee will be required to mail to each person who at any time during the relevant calendar year will have been a Noteholder, a statement containing information related to the Noteholder's preparation of federal income tax returns.

                    DESCRIPTION OF THE TRANSACTION DOCUMENTS

         The following summary describes some of the terms of the Transaction Documents. Forms of the Transaction Documents have been filed as exhibits to the Registration Statement. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions in the Transaction Documents. The following summary supplements the description of the general terms and provisions of the Transfer and Servicing Agreements (as this term is used in the prospectus) set forth in the prospectus, to which description reference is made by this prospectus supplement.

Sale and Assignment of Receivables

         Some information with respect to the sale of the Receivables by the Seller and the Company is set forth under "Description of the Transfer and Servicing Agreements--Sale and Assignment of Primary Assets" in the prospectus. See also "The Receivables" in this prospectus supplement and "The Receivables Pools" in the prospectus for additional information regarding the Receivables and some of the obligations of the Seller and the Servicer with respect to the Receivables.

         At the time of issuance of the Notes, the Seller will sell and assign to the Company, the Seller's entire interest in the Receivables, including its security interests in the Financed Vehicles, and the Company will sell and assign to the Trust the Company's entire interest in the Receivables, including the security interests in the Financed Vehicles. On or before the Closing Date, the Trust will pledge the Receivables to the Indenture Trustee for the benefit of the Noteholders and the Insurer pursuant to the Indenture. Each Receivable will be identified in a schedule to the Sale and Servicing Agreement. The Indenture Trustee will, concurrently with the pledge, authenticate and deliver the Notes, which have been executed on behalf of the Trust.

         Any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions, among others:

          (1) each Subsequent Receivable satisfies the eligibility criteria specified in the Sale and Servicing Agreement;

          (2) the Insurer, so long as no Insurer Default shall have occurred and be continuing, shall in its Absolute and sole discretion have approved the transfer of the Subsequent Receivables to the Trust;

          (3) the Seller will not have selected the Subsequent Receivable in a manner that it believes is adverse to the interests of the Noteholders or the Insurer;

          (4) as of each applicable Subsequent Cutoff Date, the Receivables in the Trust together with the Subsequent Receivables to be conveyed by the Seller as of the Subsequent Cutoff Date, meet the following criteria, computed based on the characteristics of the Initial Receivables on the Initial Cutoff Date and any Subsequent Receivables on the related Subsequent Cutoff Date:

               (a) the weighted average APR of the Receivables will not be less than one percent less than the weighted average APR of the Initial Receivables on the Initial Cutoff Date;

               (b) the remaining term of the Receivables will not be greater than 72 months nor less than ____ months;

               (c) not more than ____% of the Principal Balances of the Receivables will be attributable to Loans for the purchase of used Financed Vehicles;

               (d)  the APR is not less than ____% nor more than ____%; and

               (e) no vehicle is older than a _____ model year, and the Trust, the Indenture Trustee, the Owner Trustee

               (f) and the Insurer shall have received written confirmation from a firm of certified independent public accountants as to the satisfaction of the criteria in clauses (a) through
                    (e) above;

          (5) the Seller shall have executed and delivered to the Trust, with a copy to the Indenture Trustee, a Subsequent Transfer Agreement conveying the Subsequent Receivable to the Trust, including a schedule identifying the Subsequent Receivables;

          (6) the Seller shall have delivered certain opinions of counsel to the Indenture Trustee, the Insurer, the Owner Trustee and the Rating Agencies with respect to the validity of the conveyance of the Subsequent Receivables; and

          (7) the Rating Agencies shall have each notified the Seller, the Owner Trustee, the Indenture Trustee and the Insurer in writing that, following the addition of all of the Subsequent Receivables, each of the Class A-1 Notes and the Class A-2 Notes will be rated ______ by ___ and _____ by ______.

         Pursuant to the Receivables Purchase Agreement and the Sale and Servicing Agreement, the Seller will represent and warrant that, among other things:

     o as of each Cutoff Date, the information provided in the schedule to the Sale and Servicing Agreement with respect to the Receivables is correct in all material respects;

     o at the date of issuance of the Notes and any Subsequent Transfer Date, the Receivables are free and clear of all liens or claims and no right of setoff, counterclaim or rescission has been asserted or, to the best of its knowledge, threatened with respect to the Receivables;

     o at the date of issuance of the Notes and any Subsequent Transfer Date, each of the Receivables is secured by, or will be when all necessary steps have been taken to result in, a first priority perfected security interest in the Financed Vehicle in favor of the Seller and this security interest has been validly assigned to the Seller, the Trust and the Indenture Trustee; and

     o each Receivable, at the time it was originated, complied, and at the date of issuance of the Notes and any Subsequent Transfer Data, complies in all material respects with applicable federal, state and local laws, including consumer credit, truth in lending, equal credit opportunity and disclosure laws.

         Pursuant to the Receivables Purchase Agreement and the Sale and Servicing Agreement, the Seller will be obligated to repurchase or replace subject to limits on replacement set forth in the Sale and Servicing Agreement a Receivable from the Trust, if the interests of the Noteholders, the Insurer or the Trust in the Receivable are materially adversely affected by a breach of any representation or warranty made by the Seller, with respect to the Receivable, if the breach has not been cured following discovery by or notice to the Seller of the breach. Pursuant to the Sale and Servicing Agreement, the Servicer will be obligated to purchase or replace a Receivable from the Trust if the interests of the Noteholders, the Insurer or the Trust in the Receivables are materially adversely affected by a breach of some of its servicing obligations under the Sale and Servicing Agreement, including its obligation to maintain perfection of the first priority security interest created by each Receivable in the related Financed Vehicle or other covenants with respect to the Servicer, if the breach has not been cured following the discovery or notice to the Servicer of the breach. Each Receivable will be purchased from the Trust or replaced by the Seller or the Servicer, as the case may be, at a price equal to the Purchase Amount. The purchase or replacement obligations will constitute the sole remedy available to the Noteholders or the Indenture Trustee for any uncured breaches.

         Pursuant to the Sale and Servicing Agreement, the Servicer will service and administer the Receivables. The documents evidencing the Initial Receivables and Subsequent Receivables will be delivered to the Indenture Trustee on the Closing Date and Subsequent Transfer Date. In addition, the Seller's accounting records and computer systems will be marked to reflect the sale and assignment, and UCC financing statements reflecting the sale and assignment will be filed. See "Certain Legal Aspects of the Receivables--Security Interests in Financed Vehicles" in the accompanying prospectus.

Accounts

         Each Obligor has been instructed to make payments with respect to the Receivables after the applicable Cutoff Date to a Lockbox which has been established and will be maintained by _________________ (the "Lockbox Bank"). Upon receipt of payments in the Lockbox, the Lockbox Bank will deposit funds into an account maintained by the Lockbox Bank at a depository institution (the "Lockbox Account") acceptable to the Insurer. The Indenture Trustee will establish the Collection Account (the "Collection Account") in the name of the Indenture Trustee for the benefit of the Noteholders and the Insurer. All payments made on or with respect to the Receivables previously deposited in the Lockbox Account will be transferred to the Collection Account within two Business Days of the receipt of available funds tin this prospectus supplement. Upon receipt, but in no event later than two Business Days after the receipt of amounts in respect of Receivables, each of the Servicer and the Seller will remit all amounts received by it in respect of the Receivables in the form of checks with payment coupons directly to the Lockbox. Other payments received by each of the Servicer and the Seller will be deposited into a local servicing account for processing, and then transferred to the Collection Account within two Business Days of the receipt of available funds tin this prospectus supplement. The Collection Account will be maintained with the Indenture Trustee as long as the Indenture Trustee's deposits have a rating acceptable to the Insurer and the Rating Agencies. If the deposits of the Indenture Trustee no longer have an acceptable rating, the Indenture Trustee shall cause the accounts to be moved to a bank or trust company having acceptable ratings.

         The Indenture Trustee will also establish and maintain an account, in its name, on behalf of Noteholders and the Insurer, in which amounts released from the Collection Account for distribution to Noteholders will be deposited and from which all distributions to Noteholders will be made (the "Note Distribution Account").

         On the Closing Date, a cash amount equal to approximately $___________ (the "Initial Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") which will be established with the Indenture Trustee. The "Funding Period" is the period from the Closing Date until the earliest of the date on which:

          (1) the amount on deposit in the Pre-Funding Account is less than $100,000,

          (2) a Servicer Termination Event occurs under the Sale and Servicing Agreement or an Insurance Agreement Event of Default occurs, or

          (3)  the Payment Date in __________.

         The Initial Pre-Funded Amount, as reduced from time to time during the Funding Period by the amount used to purchase Subsequent Receivables in accordance with the Sale and Servicing Agreement, is referred to in this prospectus supplement as the "Pre-Funded Amount." The Seller expects that the Pre-Funded Amount will be reduced to less than $100,000 on or before the Payment Date in _______. Any Pre-Funded Amount remaining at the end of the Funding Period will be payable to the Noteholders as described in this prospectus supplement. The "Mandatory Redemption Date" is the earlier of (1) the Payment Date in _______ and (2) if the last day of the Funding Period occurs on or prior to the Determination Date in _______, then the ______ Payment Date.

         On the Closing Date, a cash amount shall be deposited in an account (the "Capitalized Interest Account") which will be established with the Indenture Trustee. The amount, if any, deposited in the Capitalized Interest Account will be applied on the Payment Dates occurring in ___________, _________ and __________, and to fund an amount (the "Monthly Capitalized Interest Amount") equal to the amount of interest accrued for each Payment Date at the excess of (1) the weighted average interest rate on the Class A Notes over (2) _____%, on the portion of the Class A Notes having a principal balance in excess of the Aggregate Principal Balances of the Receivables. Any amounts remaining in the Capitalized Interest Account on the Mandatory Redemption Date and not used for these purposes are required to be paid to the Class A Noteholders on the relevant date. See "Description of the Transaction Documents--Accounts."

         All of these Accounts shall be Eligible Deposit Accounts (as defined in the prospectus) acceptable to the Insurer, so long as no Insurer Default has occurred and is continuing.

         Consistent with the Sale and Servicing Agreement and its normal collection practices and procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, subject to particular limitations. No extension or modification in accordance with the Sale and Servicing Agreement will result in a repurchase obligation for the Servicer.

Servicing Procedures

         The Servicer will make all reasonable efforts to collect all payments due with respect to the Receivables and will continue these collection procedures as it follows with respect to all comparable motor vehicle receivables that it services for itself or others, in a manner consistent with the Sale and Servicing Agreement. If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its normal collection practices and procedures, including the repossession and disposition of the Financed Vehicle securing the Receivable at a public or private auction, or the taking of any other action permitted by applicable law.

         The Servicer will not be required under the Sale and Servicing Agreement to make any advances of principal or interest due on any Receivable.

Collections

         The Servicer or the Seller, as the case may be, will remit or cause to be remitted the aggregate Purchase Amount of any Receivables required to be purchased by it from the Trust to the Collection Account. Under the Sale and Servicing Agreement, the amounts of any recoveries in respect of any Receivables repurchased by Dealers pursuant to any Dealer Recourse constitute collections on the Receivables.

         For purposes of the Sale and Servicing Agreement, collections on a Receivable, other than a Receivable purchased by the Servicer or the Seller, which are not late fees or other administrative fees and expenses collected during a Collection Period are required to be applied first to the Contract Scheduled Payment. To the extent that the collections on a Receivable during a Collection Period exceed the Contract Scheduled Payment on the Receivable, the collections are required to be applied to prepay the Receivable in full. If the collections are insufficient to prepay the Receivable in full, any partial prepayment of principal during a Collection Period will be immediately applied to reduce the principal balance of the Receivable during that Collection Period.

Servicing Compensation

         The Servicer is entitled under the Sale and Servicing Agreement to receive on each Payment Date a fee (the "Servicer Fee") equal to the sum of (a) the product of one-twelfth and ______% (the "Servicing Fee Rate") and the Principal Balance outstanding at the beginning of the calendar month immediately preceding the month in which the Payment Date occurs and (b) any late fees. If the Backup Servicer, or any other entity becomes the successor Servicer, it will receive compensation at the Servicing Fee Rate. The Servicer will also be reimbursed for particular expenses related to the repossession of Financed Vehicles (the "Servicer Expenses"). The Servicer Fee and Servicer Expenses will be paid out of collections from the Receivables pursuant to the distribution described under "The Notes--Priority of Distribution Amounts".

         The Servicer Fee and the Servicer Expenses will compensate the Servicer for performing the functions of a third-party servicer of the Receivables as an agent for the Trust, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, reporting any required tax information to Obligors, paying costs of collections and monitoring the collateral. In addition, the Servicer Fee will

               (a) compensate the Servicer for administering the Receivables, including accounting for collections, furnishing monthly and annual statements with respect to payments and generating federal income tax information, if any, and

               (b) reimburse the Servicer for some of the taxes, independent accountants' fees and other costs incurred in connection with administering the Receivables.

Backup Servicing and Backup Servicing Compensation

         Pursuant to the Sale and Servicing Agreement, ____________________ will perform particular duties as the Backup Servicer. In addition, following the resignation or removal of the Servicer, the Backup Servicer has agreed to serve as the successor Servicer under the Sale and Servicing Agreement. The Backup Servicer will be required to carry out its duties in accordance with the customary and usual procedures of institutions which perform similar functions. On each Payment Date, the Backup Servicer will be entitled to receive a fee for acting as Backup Servicer (the "Backup Servicer Fee") equal to one-twelfth the product of _______ basis points and the outstanding Note Balance. In addition, following the resignation or removal of the Servicer, the Backup Servicer will be reimbursed for particular costs and expenses associated with the transition of the Backup Servicer to Servicer (the "Servicer Transition Expenses").

         The Sale and Servicing Agreement will provide that the Backup Servicer may not resign from its obligations and duties as Backup Servicer under the Sale and Servicing Agreement, except upon determination that, by reason of a change in legal requirements, the Backup Servicer's performance of these duties would be in violation of particular legal requirements and the Controlling Party does not elect to waive the obligations of the Backup Servicer to perform the duties that render it legally unable to act or to delegate those duties to another Person. No resignation will become effective until a successor backup servicer has assumed the Backup Servicer's servicing obligations and duties under the Sale and Servicing Agreement. Notwithstanding the foregoing, the Backup Servicer may resign for any reason, provided an entity acceptable to the Controlling Party has assumed the Backup Servicer's obligations and duties under the Sale and Servicing Agreement prior to the effectiveness of any resignation and the Rating Agency Condition is also satisfied with respect to the resignation and assumption of the Backup Servicer's obligations.

Evidence as to Compliance

         The Sale and Servicing Agreement will provide that the Servicer will cause a firm of nationally recognized independent certified public accountants to deliver to the Servicer, on or before ______ of each year, commencing ____ _____, a statement to the effect that the firm has audited the books and records of the Servicer and issued its report on the books and records from the fiscal year ended on the immediately preceding _____. The Servicer will deliver a copy of the report to the Indenture Trustee, the Insurer, the Backup Servicer and the Rating Agencies.

         The Sale and Servicing Agreement will also provide for delivery to the Indenture Trustee, the Insurer, the Backup Servicer and the Rating Agencies, on or before ______ of each year, commencing ______, ______, of a certificate signed by an officer of the Servicer stating that, to the officer's knowledge, the Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding 12 months, or, for the initial report, for a longer period as will have elapsed from the date of issuance of the Notes, or, if there has been a default in the fulfillment of any obligation, describing each default. A copy of the certificate may be obtained by any Noteholder by a request in writing to the Indenture Trustee addressed to the Corporate Trust Office.

Certain Matters Regarding the Servicer

         The Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer under the Sale and Servicing Agreement, except (1) upon determination that, by reason of a change in legal requirements, the Servicer's performance of these duties would be in violation of particular legal requirements and (2) the Insurer, or, if an Insurer Default has occurred and is continuing, a Note Majority, does not elect to waive the obligations of the Servicer to perform the duties that render it legally unable to act or to delegate those duties to another Person. No resignation will become effective until the Backup Servicer or a successor servicer has assumed the Servicer's servicing obligations and duties under the Sale and Servicing Agreement.

         The Sale and Servicing Agreement will further provide that neither the Servicer nor any of its stockholders, directors, officers, employees or agents, will be liable to the Trust or the Indenture Trustee for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement; provided, however, that neither the Servicer nor any Person will be protected against any liability that would otherwise be imposed by reason of the Servicer's material breach of the Sale and Servicing Agreement, willful misfeasance, bad faith or negligence, other than errors in judgment, in the performance of its duties.

         Subject to the provisions of the Sale and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, resulting from any merger, conversion or consolidation to which the Servicer is a party, which acquires all or substantially all of the assets of the Servicer, or succeeding to the business of the Servicer, which in any case assumes the obligations of the Servicer, will be the successor of the Servicer, under the Sale and Servicing Agreement. The Servicer may at any time perform specific duties as Servicer through other subcontractors with the prior written consent of the Insurer.

Servicer Termination Events; Rights Upon Servicer Termination Event

         A "Servicer Termination Event" under the Sale and Servicing Agreement will include:

     o the Servicer's failure to make deposits into the Collection Account or to deliver to the Indenture Trustee any proceeds or payments payable to the Noteholders or the Insurer required to be so deposited or delivered in accordance with the Sale and Servicing Agreement, which failure continues unremedied for a period of two Business Days, one Business Day with respect to payment of Purchase Amounts, after the earlier of (x) discovery of the failure by the Servicer and (y) notice of the failure is given by the Indenture Trustee to the Servicer;

     o the Servicer's failure or failures to satisfy any other covenant or agreement set forth in the Sale and Servicing Agreement, which failure or failures, individually or in the aggregate, materially and adversely affect the rights of Noteholders or the Insurer and remains uncured for a period of 60 days after the earlier of the date on which
          (a) it obtains actual knowledge of the failure or (b) it receives written notice of the failure from (1) the Insurer or the Indenture Trustee or (2) if an Insurer Default has occurred and is continuing, the Note Majority;

     o particular events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to the Servicer indicating its insolvency;

     o so long as an Insurer Default shall not have occurred and be continuing, the Insurer shall not have delivered an extension notice,

     o so long as an Insurer Default shall not have occurred and be continuing, an Insurance Agreement Event of Default shall have occurred or an event of default under any other Insurance Agreement relating to any series of securities shall have occurred;

     o    a claim is made under the Policy; or

     o any representation or warranty shall prove to be incorrect in any material respect and this incorrectness shall have a material adverse effect on the interest of the Trust, the Noteholders or the Insurer in the Receivables, which has not been cured within 30 days.

         "Insurer Default" shall mean the occurrence and continuance of any of the following events:

          (a) the Insurer shall have failed to make a payment required under the Policy in accordance with its terms;

          (b)  the Insurer shall have

               o filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any similar federal or state law relating to the insolvency, bankruptcy, rehabilitation, liquidation or reorganization,

               o made a general assignment for the benefit of its creditors, or

               o had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

          (c) a court of competent jurisdiction, the New York Department of Justice or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree

               (1) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or

               (2) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer, or the taking of possession of all or any material portion of the property of the Insurer.

         As long as a Servicer Termination Event under the Sale and Servicing Agreement remains unremedied, (x) provided that no Insurer Default shall have occurred and be continuing, the Insurer in its sole and Absolute discretion, or
(y) if an Insurer Default shall have occurred and be continuing, then the Note Majority may terminate all of the rights and obligations of the Servicer under the Sale and Servicing Agreement. Upon termination, all authority, power, obligations and responsibilities of the Servicer under the Sale and Servicing Agreement, other than obligations and responsibilities arising prior to the termination, will automatically pass to the Backup Servicer, or other successor servicer appointed by the Insurer, provided that no Insurer Default shall have occurred and be continuing.

Waiver of Past Defaults

         As set forth under "Certain Matters Regarding Servicer--Waiver of Past Defaults" in the prospectus, the Insurer may, so long as no Insurer Default shall have occurred and be continuing, on behalf of the Noteholders, waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences. No waiver will impair the Noteholders' rights with respect to subsequent defaults.

Amendment

         The Sale and Servicing Agreement may be amended by the Issuer, the Seller, the Servicer, the Company, the Indenture Trustee and the Backup Servicer, with the prior written consent of the Insurer, so long as no Insurer Default has occurred and is continuing, but without the consent of any of the Certificateholders or the Noteholders, to cure any ambiguity, to correct or supplement any provision in this prospectus supplement or for the purpose of adding any provision to or changing in any manner or eliminating any provision of this prospectus supplement or modifying in any manner the rights of the Noteholders; provided, however, that the action must not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Noteholders. The Seller, the Issuer, the Servicer, the Company, the Backup Servicer and the Indenture Trustee may also amend the Sale and Servicing Agreement with the prior written consent of the Insurer, so long as no Insurer Default has occurred and is continuing, and a Note Majority to add, change or eliminate any provisions of the Sale and Servicing Agreement or to modify the rights of the Noteholders; provided, however, that the action will not:

     o increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Noteholders or Certificateholders;

     o reduce the aforesaid percentage of the Noteholders or Certificateholders which is required to consent to any amendment, without, in either case, the consent of the Holders of all Notes and Certificates outstanding; PROVIDED, FURTHER, that if an Insurer Default has occurred and is continuing, the action shall not materially adversely affect the interest of the Insurer; or

     o result in a downgrade or withdrawal of the then current rating of the Notes by the Rating Agencies without the consent of each Noteholder.

         The above should in no way be construed to require the consent of the Noteholders or Certificateholders to a reduction in the Target
Overcollateralization Amount or the required level of the Class A Reserve
Account.

List of Noteholders; Voting of Notes

         Upon written request by three or more Noteholders or any one or more Noteholders with an aggregate principal balance evidencing not less than 25% of the Note Balance and upon compliance by these Noteholders with other provisions of the Sale and Servicing Agreement, the Indenture Trustee will afford the Noteholders, within five Business Days after receipt of the request, access during business hours to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the Sale and Servicing Agreement and the Notes.

         If the Seller, the Seller or any of their affiliates owns any Notes, the Note will not have voting rights under the Sale and Servicing Agreement or the other Related Documents.

         The Sale and Servicing Agreement will not provide for the holding of any annual or other meetings of Noteholders.

Termination

         The respective obligations of the Issuer, the Seller, the Servicer, the Company, the Backup Servicer and the Indenture Trustee pursuant to the Sale and Servicing Agreement will terminate upon the latest of:

     o the maturity or other liquidation of the last Receivable and the payment to Noteholders and the Insurer of amounts required to be paid under the Notes, the Indenture and the Insurance Agreement;

     o    the expiration of the Policy in accordance with its terms; or

     o the payment to Noteholders of all amounts required to be paid to them pursuant to the Indenture and the expiration of any related preference period.

         In order to avoid excessive administrative expense, the Servicer has the option to purchase from the Trust, as of the last day of any month as of which the Aggregate Principal Balance with respect to the Receivables is less than or equal to 10% of the Original Pool Balance, all remaining Receivables at a price equal to the aggregate of the Purchase Amounts of the Receivables as of that last day, plus the appraised value of any other property held by the Trust, with the prior written consent of the Insurer, if the redemption would result in a claim under the Policy or if the redemption would result in any amount owing to the Insurer remaining unpaid. The Indenture Trustee will give written notice of termination to each Noteholder of record. The final distribution to any Noteholder will be made only upon surrender and cancellation of that Holder's Note at the office or agency of the Indenture Trustee specified in the notice of termination; provided, however, that if on the Payment Date upon which final payment of the Notes is to be made, there are five or fewer Noteholders of record, the final payment to that Noteholder will be made by check or wire transfer as described above and each Noteholder shall present and surrender its Note at the office or agency designated in the notice of final distribution referred to above within 30 days after the Payment Date.

                                   THE POLICY

         The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy.

         Simultaneously with the issuance of the Class A Notes, the Insurer will deliver the Policy to the Indenture Trustee for the benefit of each Class A Noteholder. Under the Policy, the Insurer will unconditionally and irrevocably guarantee to the Indenture Trustee, on each Payment Date, for the benefit of each Class A Noteholder the full and complete payment of (1) Scheduled Payments on the Class A Notes and (2) the amount of any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law. In the event the Indenture Trustee fails to make a claim under the Policy, Class A Noteholders do not have the right to make a claim directly under the Policy, but may sue to compel the Indenture Trustee to do so.

         "Scheduled Payments" means payments which are scheduled to be made on the Class A Notes during the term of the Policy in accordance with the original terms of the Class A Notes when issued and without regard to any subsequent amendment or modification of the Class A Notes, the Sale and Servicing Agreement or the Indenture that has not been consented to by the Insurer, which "Scheduled Payments", are

          (1) the Class A Interest Payment Amount, with respect to a Payment Date and

          (2) the Class A Principal Payment Amount with respect to a Payment Date. Scheduled Payments do not include payments which become due on an accelerated basis as a result of

               o    a default by the Trust,

               o an election by the Trust to pay principal on an accelerated basis,

               o    the occurrence of an Event of Default under the Indenture or

               o    any other cause,

         unless the Insurer elects, in its sole discretion, to pay in whole or in part the principal due upon acceleration, together with any accrued interest to the date of acceleration.

         In the event the Insurer does not so elect, the Policy will continue to guarantee Scheduled Payments due on the Class A Notes in accordance with their original terms. Scheduled Payments shall not include

          (1) any portion of a Class A Interest Payment Amount due to the Class A Noteholders because the appropriate notice and certificate for payment in proper form was not timely Received by the Insurer,

          (2) any portion of a Class A Interest Payment Amount due to Class A Noteholders representing interest on any Class A Interest Carryover Shortfall or

          (3)  any Class A Mandatory Redemption Amounts,

         unless the Insurer elects, in its sole discretion, to pay the amount in whole or in part. Scheduled Payments shall not include, any amounts due in respect of the Class A Notes attributable to any increase in interest rate, penalty or other sum payable by the Trust by reason of any default or event of default in respect of the Class A Notes or by reason of any deterioration of the creditworthiness of the Trust nor shall coverage be provided under the Policy in respect of any taxes, withholding or other charge imposed with respect to any Noteholder by any governmental authority due in connection with the payment of any Scheduled Payment to a Class A Noteholder.

         Payment of claims on the Policy made in respect of Scheduled Payments will be made by the Insurer following Receipt by the Insurer of the appropriate notice for payment on the later to occur of (1) 12:00 noon, New York City time, on the third Business Day following Receipt of notice for payment, and (2) 12:00 noon, New York City time, on the date on which the payment was due on the Class A Notes.

         If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Policy, the Insurer shall cause the payment to be made on the later of

          (a) the date when due to be paid pursuant to the Order referred to below or

          (b)  the first to occur of

               (1) the fourth Business Day following Receipt by the Insurer from the Indenture Trustee of

                    o a certified copy of the order (the "Order") of the court or other governmental body that exercised jurisdiction to the effect that the Class A Noteholder is required to return Scheduled Payments made with respect to the Class A Notes during the term of the Policy because the payments were avoidable as preference payments under applicable bankruptcy law,

                    o a certificate of the Class A Noteholder that the Order has been entered and is not subject to any stay and o an assignment duly executed and delivered by the Class A Noteholder, in a form as is reasonably required by the Insurer and provided to the Class A Noteholder by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Class A Noteholder relating to or arising under the Class A Notes against the Trust or otherwise with respect to the preference payment, or

               (2) the date of Receipt by the Insurer from the Indenture Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to the date of Receipt, the Insurer shall have Received written notice from the Indenture Trustee that these items were to be delivered on that date and the date was specified in the notice.

         This payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Indenture Trustee or any Class A Noteholder directly, unless a Class A Noteholder has previously paid the amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the payment shall be disbursed to the Indenture Trustee for distribution to the Class A Noteholder upon proof of the payment reasonably satisfactory to the Insurer. In connection with the foregoing, the Insurer shall have the rights provided pursuant to the Sale and Servicing Agreement including, without limitation, the right to direct all matters relating to any preference claim and subrogation to the rights of the Indenture Trustee and each Class A Noteholder in the conduct of any proceeding with respect to a preference claim.

Other Provisions of the Policy

         The terms ____________ and "Received" with respect to the Policy shall mean actual delivery to the Insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given under the Policy by the Indenture Trustee is not in proper form or is not properly completed, executed or delivered, it shall be denied not to have been Received, and the Insurer or its fiscal agent shall promptly so advise the Indenture Trustee, and the Indenture Trustee may submit an amended notice.

         Under the Policy, "Business Day" means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in Wilmington, Delaware, the City of New York or any other location of any successor Servicer, successor Owner Trustee or successor Indenture Trustee are authorized or obligated by law, executive order or governmental decree to be closed.

         The Insurer's obligations under the Policy in respect of Scheduled Payments shall be discharged to the extent funds are transferred to the Indenture Trustee as provided in the Policy whether or not the funds are properly applied by the Indenture Trustee.

         The Insurer shall be subrogated to the rights of each Class A Noteholder to receive payments of principal and interest to the extent of any payment by the Insurer under the Policy.

         Claims under the Policy constitute direct, unsecured and unsubordinated obligations of the Insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the Insurer for borrowed money. Claims against the Insurer under the Policy and each other financial guaranty insurance policy issued by the Policy constitute pari passu claims against the general assets of the Insurer. The terms of the Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Trust. The Policy may not be canceled or revoked prior to distribution in full of all Scheduled Payments with respect to the Notes. The policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York insurance law. The Policy is governed by the laws of the State of New York.

         It is a condition to issuance that the Class A Notes be rated ________ by ___ and _____ by ______. The ratings by the Rating Agencies of the Class A Notes will be based on the issuance of the Policy. A rating is not a recommendation to purchase, hold or sell Class A Notes. In the event that the rating initially assigned to any of the Class A Notes is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of the Insurer, no person or entity will be obligated to provide any additional credit enhancement with respect to the Class A Notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Notes. See "Ratings" in this prospectus supplement.

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

         Upon the issuance of the Class A Notes, Skadden, Arps, Slate, Meagher & Flom LLP, federal tax counsel to the Depositor ("Federal Tax Counsel"), will deliver an opinion that: (1) the trust will not be classified as an association or publicly traded partnership taxable as a corporation for federal income tax purposes and (2) that the notes will be characterized as debt for federal income tax purposes. This opinion is not binding on the Internal Revenue Service ("IRS") and thus no assurance can be given that the characterization would prevail if it were challenged.

         The holders of the Class A Notes will agree, by their purchase of the Class A Notes, to treat the Class A Notes as indebtedness for federal income and state and local income and franchise tax purposes. All investors in Class A Notes should see "Certain Federal Income Tax Consequences--Trusts That Are Classified As Partnerships--Tax Consequences to Holders of the Notes" in the prospectus for a discussion of the material tax consequences of an investment in the Class A Notes.

                        CERTAIN STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations" above, potential purchasers should consider the state income tax consequences of the acquisition, ownership and disposition of the Class A Notes. State income tax law may vary substantially from state to state, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential purchasers should consult their own tax advisors with respect to the various tax consequences of an investment in the Class A Notes.

                              ERISA CONSIDERATIONS

         Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing, or other employee benefit plan, as well as individual retirement accounts and particular types of Keogh Plans subject to those provisions, and entities deemed to hold plan assets of these plans (each, a "Benefit Plan"), from engaging in particular transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Benefit Plan. A violation of these "prohibited transaction" rules may generate excise tax and other penalties and liabilities under ERISA and the Code for these persons. ERISA also imposes particular duties on persons who are fiduciaries of Benefit Plans subject to ERISA. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of the Benefit Plan, subject to exceptions not here relevant.

         Some transactions involving the Issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchases Class A Notes if assets of the Issuer were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an equity interest in the Issuer and none of the exceptions contained in the Plan Assets Regulation were applicable. An "equity interest" is defined under the Plan Assets Regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, it is anticipated that, the Issuer believes that, at the time of their issuance the Class A Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. The debt status of the Class A Notes could be affected subsequent to their issuance by particular types of changes in the financial condition of the Issuer.

         Without regard to whether Class A Notes are treated as an equity interest under the Plan Assets Regulation, the acquisition or holding of the Class A Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuer, the Seller, the Servicer, the Backup Servicer, the Indenture Trustee or the Owner Trustee is or becomes a party in interest or a disqualified person with respect to a Benefit Plan or in the event that a subsequent transfer of a Class A Note occurs between a Benefit Plan and a party in interest or disqualified person with respect to the Plan. Some exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Class A Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the Class A Notes. Included among these exemptions, each of which contains several conditions which must be satisfied before the exemption applies, are: PTCE 90-1, regarding particular transactions entered into by insurance company pooled separate accounts; PTCE 95-60, regarding particular transactions entered into by insurance company general accounts; PTCE 96-23, regarding particular transactions effected by "in-house asset managers"; PTCE 91-38 regarding particular types of transactions entered into by bank collective investment funds; and PTCE 84-14, regarding particular transactions effected by "qualified professional asset managers." By acquiring a Class A Note, each purchaser and each transferee of a Class A Note shall be deemed to represent and warrant that either (1) it is not acquiring a Class A Note with the assets of a Benefit Plan; or (2) its purchase and holding of the Class A Notes will qualify for prohibited transaction exemptive relief under PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 or some other applicable exemption.

         Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA) may not be subject to ERISA requirements. However, governmental plans can be subject, under federal, fiduciary, state or local law, to restrictions which are similar to ERISA and church plans may be subject to other types of prohibited transaction restrictions under the Code.

         A Benefit Plan fiduciary considering the purchase of Class A Notes should consult its tax and/or legal advisors regarding whether the assets of the Issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                     RATINGS

         It is a condition to issuance that each of the Class A-1 Notes and the Class A-2 Notes be rated _____ by ___ and ____ by ______. The ratings by the Rating Agencies of the Class A Notes will be based on the issuance of the Policy. A rating is not a recommendation to purchase, hold or sell Class A Notes. In the event that the rating initially assigned to any of the Class A Notes is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of the Insurer, no person or entity will be obligated to provide any additional credit enhancement with respect to the Class A Notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Class A Notes.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in an underwriting agreement dated March 16, 1999 (the "Underwriting Agreement"), the Company has agreed to cause the Trust to sell to Goldman, Sachs & Co. (the "Underwriter"), and the Underwriter has agreed to purchase, all of the Class A Notes.

         Under the terms and conditions of the Underwriting Agreement, the Underwriter is committed to take and pay for all the Class A Notes offered by this prospectus supplement, if any are taken.

         The Seller has been advised by the Underwriter that the Underwriter proposes to offer the Class A Notes from time to time for sale in negotiated transactions or otherwise, at prices determined at the time of sale. The Underwriter may effect these transactions by selling Class A Notes to or through dealers and these dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter and any purchasers of Class A Notes for whom they may act as agents. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Class A Notes may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Class A Notes by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended (the "Securities Act").

         The Class A Notes are a new issue of securities with no established trading market. The Trust has been advised by the Underwriter that it intends to make a market in the Class A Notes, but the Underwriter is not obligated to make a market and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Class A Notes.

         An affiliate of the underwriter provides a warehouse facility to the Seller.

         The Seller has agreed to indemnify the Underwriter against particular types of liabilities, including liabilities under the Securities Act.

                                     EXPERTS

         The consolidated balance sheets of Financial Security and Subsidiaries as of December 31, ______ and ______ and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, _____, incorporated by reference in this prospectus supplement, have been incorporated in this prospectus supplement in reliance on the report of ______________________, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         Some legal matters relating to the Class A Notes and some related federal income tax and other matters will be passed upon for the Seller by ________________________________. Some relevant legal matters relating to the Class A Notes will be passed upon for the Underwriter and the Company by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                                    GLOSSARY

         Aggregate Principal Balance: With respect to the Closing Date, the Cutoff Date Principal Balance, and with respect to any Determination Date, the sum of the Principal Balances, computed as of the last day of the related Collection Period end date, for all Receivables, other than Liquidated Receivables and Purchased Receivables.

         Amount Financed: With respect to a Receivable, the aggregate amount advanced extended under the Receivable toward the purchase price of the Financed Vehicle and related costs, including amounts of credit extended in respect of accessories, insurance premiums, service and warranty policies or contracts and other items customarily financed as part of motor vehicle retail installment contracts or promissory notes, and related costs.

         Available Funds: With respect to any Determination Date, the sum of

          (1) the "Collected Funds" received by the Servicer during the related Collection Period,

          (2) all Purchase Amounts deposited in the Collection Account for the related Collection Period,

          (3) all income received from investments of funds in the Collection Account during the related Collection Period,

          (4) the Monthly Capitalized Interest Amount with respect to the Payment Date,

          (5)  the Insurer Optional Deposit, if any, and

          (6) any remaining Pre-Funded Amount applied to the mandatory redemption of Notes.

         Certificateholder: The holder of a Certificate

         Class: A class of Notes.

         Class A Note Balance: The sum of (1) the Class A-1 Note Balance and (2) the Class A-2 Note Balance. Class A-1 Final Scheduled Payment Date:
______________, or, if this day is not a Business Day, the next succeeding Business Day.

         Class A-2 Final Scheduled Payment Date: _________________, or, if this day is not a Business Day, the next succeeding Business Day.

         Class B Note Balance: An amount equal to $____________ on the Closing Date and after, an amount equal to the initial Class B Note Balance reduced by all amounts distributed to the Class B Noteholders that are allocable to principal.

         Collected Funds: With respect to any Determination Date, the amount of funds in the Collection Account representing collections on the Receivables received by the Servicer during the related Collection Period, including all Liquidation Proceeds collected during the related Collection Period, but excluding any Purchase Amounts, and all amounts paid by Dealers under Dealer Agreements or Dealer Assignments with respect to the Receivables during the related Collection Period.

         Collection Period: With respect to any Payment Date or Determination Date, the calendar month preceding the month in which the Payment Date or Determination Date occurs.

         Controlling Party: The Insurer, so long as an Insurer Default shall not have occurred and be continuing, otherwise, the Indenture Trustee for the benefit of the Noteholders; provided, however, that the Owner Trustee for the benefit of the Certificateholder will be the Controlling Party after all unpaid principal and interest on the Notes shall have been paid in full and all amounts due to the Insurer have been paid and the Policy has expired in accordance with its terms.

         Corporate Trust Office: The office of the Indenture Trustee at which its corporate trust business shall be principally administered, which office as of the date of this prospectus supplement is located at
______________________________.

         Cram Down Loss: With respect to a Receivable, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring the Contract Scheduled Payments to be made on a Receivable, an amount equal to

          (1) the excess of the Principal Balance of the Receivable immediately prior to the order over the Principal Balance of the Receivable as so reduced and/or (2) if the court shall have issued an order reducing the effective rate of interest on the Receivable, the net present value, using as the discount rate the higher of the APR on the Receivable or the rate of interest, if any, specified by the court in the order, of the Contract Scheduled Payments as so modified or restructured. A Cram Down Loss shall be deemed to have occurred on the date of issuance of the order.

         Cutoff Date: With respect to the Initial Receivables, the Initial Cutoff Date, and with respect to the Subsequent Receivables, the Subsequent Cutoff Date.

         Dealer Agreement: An agreement generally between the Seller and a Dealer relating to the sale of retail installment contracts to the Seller and all documents and instruments relating to that agreement.

         Dealer Assignment: With respect to a Receivable, the executed assignment conveying a Receivable to the Seller.

         Deficiency Claim Amount: With respect to any Determination Date, the positive difference, if any, of (1) the sum of the related Scheduled Payments plus the amounts described in clauses (1), (2) and (3) under the heading "The Notes--Priority of Distribution Amounts" minus (2) the amount of Available Funds with respect to the Determination Date, which amount will be withdrawn from the Class A Reserve Account to the extent funds are on deposit tin this prospectus supplement in accordance with the terms of the Class A Reserve Account Agreement and deposited into the Collection Account on the related Payment Date.

         Determination Date: With respect to a Collection Period, the 5th Business Day preceding the Payment Date in the next calendar month; provided, however that the first Determination Date will be the Closing Date.

         Holder Or Noteholder: The Person in whose name a Note is registered in the Note Register

         Liquidation Proceeds: With respect to a Liquidated Receivable,

          o proceeds from the disposition of Financed Vehicles securing the Liquidated Receivables,

          o    any insurance proceeds or rebates, or

          o other monies received from the Obligor or otherwise, less amounts required to be refunded to the Obligor.

         Managed Receivable: Any retail installment contract, including any related promissory note, for a Financed Vehicle, and all rights and obligations under the retail installment contract, generally originated by and currently serviced by the Seller for Obligors.

         Note Balance: The sum of the Class A Note Balance and Class B Note Balance.

         Note Majority: As of any date of determination, Holders of Class A-1 Notes and Class A-2 Notes and Class B Notes representing more than 50% of the Note Balance.

         Payment Amount: With respect to a Payment Date, the sum of (1) the Available Funds as of the last day of a Collection Period, plus (2) the Deficiency Claim Amount, if any, with respect to the Payment Date.

         Person: Any legal person, including any individual, corporation, limited liability company, partnership, joint venture, estate, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision of these or any other entity.

         Purchased Receivable: A Receivable that was purchased as of the close of business on the last day of a Collection Period by the Seller or the Servicer as the result of the violation of particular representations or warranties of the Seller under the Sale and Servicing Agreement or a breach by the Servicer of some of the Servicer's obligations.

         Rating Agency Condition: With respect to any action, that the Rating Agency has been given prior notice of and that the Rating Agency has notified the Seller, the Seller, the Servicer and the Indenture Trustee in writing that the action will not result in a reduction or withdrawal of the then current rating of the Notes.

         Sale And Servicing Agreement: The Sale and Servicing Agreement between the Seller, in its individual capacity and as Servicer, [ ], as Company, ___ Vehicle Receivables Owner Trust ____-_ as purchaser, and ____________________, as Indenture Trustee and Backup Servicer.

         Servicer's Certificate: With respect to each Collection Period, a certificate, completed by and executed on behalf of the Servicer, in accordance with the applicable Sale and Servicing Agreement provisions.

         Servicer Receivables Files: The following documents or instruments in the Servicer's possession with respect to each Receivable: (1) documents evidencing or relating to any Insurance Policy; and (2) any and all other documents, in original or electronic form, that the Servicer keeps on file in accordance with its customary procedures relating to the individual Receivable, Obligor or Financed Vehicle.

         State: Any state of the United States or the District of Columbia.

         Transaction Documents: The Sale and Servicing Agreement, the Indenture, the Trust Agreement, the Notes, the Receivables Purchase Agreement, the Underwriting Agreement and the other agreements executed in connection with the closing of the transactions described in this prospectus supplement.

         Trust Agreement: The Trust Agreement between [ ], the
Certificateholder, the Seller, and ____________________, as Owner Trustee.

                                 INDEX OF TERMS


         Set forth below is a list of the defined terms used in this prospectus supplement and the pages on which the definitions of these terms may be found.

ABS.............................................................S-30
ABS Tables......................................................S-30
Actuarial Receivable............................................S-24
Additional Funds Available......................................S-34
Backup Servicer Fee.............................................S-55
Balloon Receivables.............................................S-25
Benefit Plan....................................................S-63
Business Day....................................................S-62
Capitalized Interest Account....................................S-53
Certificate.....................................................S-18
Class A Interest Carryover Shortfall............................S-34
Class A Interest Payment Amount.................................S-34
Class A Mandatory Redemption Amount.......................S-33, S-35
Class A Notes..............................................S-5, S-18
Class A Overcollateralization Amount............................S-35
Class A Principal Payment Amount................................S-35
Class A Reserve Account.........................................S-44
Class A Target Overcollateralization Amount.....................S-35
Class A-1 Interest Carryover Shortfall..........................S-35
Class A-1 Interest Payment Amount...............................S-35
Class A-1 Mandatory Redemption Amount...........................S-35
Class A-1 Note Balance..........................................S-40
Class A-1 Note Factor...........................................S-49
Class A-1 Notes............................................S-5, S-18
Class A-1 Principal Carryover Shortfall.........................S-36
Class A-1 Principal Payment Amount..............................S-36
Class A-2 Interest Carryover Shortfall..........................S-36
Class A-2 Interest Payment Amount...............................S-36
Class A-2 Mandatory Redemption Amount...........................S-36
Class A-2 Note Balance..........................................S-40
Class A-2 Note Factor...........................................S-49
Class A-2 Notes............................................S-5, S-18
Class A-2 Principal Carryover Shortfall.........................S-36
Class A-2 Principal Payment Amount..............................S-37
Class B Interest Carryover Shortfall............................S-37
Class B Interest Payment Amount.................................S-37
Class B Notes..............................................S-5, S-18
Class B Principal Payment Amount................................S-37
Closing Date....................................................S-18
Collection Account..............................................S-52
Contract Scheduled Payment......................................S-38
Dealer Recourse.................................................S-20
Defaulted Receivable............................................S-38
Draw Date.......................................................S-38
DTC.............................................................S-33
equity interest.................................................S-63
Events of Default.........................................S-47, S-49
excess interest.................................................S-44
Excess Overcollateralization Amount.............................S-38
excess principal................................................S-44
Exchange Act....................................................S-32
Federal Tax Counsel.............................................S-62
Financed Vehicles...............................................S-20
Funding Period..................................................S-52
Indenture.......................................................S-19
Initial Cutoff Date.............................................S-19
Initial Financed Vehicles.......................................S-19
Initial Pre-Funded Amount.......................................S-52
Initial Receivables.............................................S-19
Insurance Agreement Indenture Cross Defaults....................S-48
Insurer.........................................................S-21
Insurer Default.................................................S-57
Insurer Optional Deposit........................................S-38
IRS.............................................................S-62
Issuer..........................................................S-18
Liquidated Receivable...........................................S-38
Lockbox Account.................................................S-52
Lockbox Bank....................................................S-52
Mandatory Redemption Date.......................................S-53
Monthly Capitalized Interest Amount.............................S-53
Note Distribution Account.......................................S-52
Notes...........................................................S-18
Obligors........................................................S-19
OC Stabilization Date...........................................S-39
Order...........................................................S-61
Original Pool Balance...........................................S-34
Owner Trustee...................................................S-19
Plan Assets Regulation..........................................S-63
Policy Claim Amount.............................................S-39
Precomputed Receivables.........................................S-24
Pre-Funded Amount...............................................S-53
Pre-Funding Account.............................................S-52
prepayments.....................................................S-29
Principal Balance...............................................S-39
Principal Payment Amount........................................S-40
Purchase Amount.................................................S-40
Receivables...............................................S-18, S-20
Receivables File................................................S-21
Received........................................................S-61
Redemption Price................................................S-34
Rule of 78's Receivables........................................S-24
Scheduled Payments..............................................S-59
Securities Act..................................................S-65
Servicer Expenses...............................................S-54
Servicer Fee....................................................S-54
Servicer Termination Event......................................S-56
Servicer Transition Expenses....................................S-55
Servicing Fee Rate..............................................S-54
Simple Interest Receivable......................................S-24
Simple Interest Receivables.....................................S-25
Subsequent Cutoff Date..........................................S-19
Subsequent Financed Vehicles....................................S-20
Subsequent Purchase Agreement...................................S-20
Subsequent Receivables..........................................S-20
Subsequent Transfer Date........................................S-21
Trust...........................................................S-18
Trust Agreement.................................................S-19
Trust Property..................................................S-19
Underwriter.....................................................S-64
Underwriting Agreement..........................................S-64
Weighted Average Life...........................................S-29

         The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                        SUBJECT TO COMPLETION, __________

             PROSPECTUS SUPPLEMENT (to prospectus dated __________)

                            $__________ (APPROXIMATE)

                   __________ VEHICLE GRANTOR TRUST ____-____
                                     Issuer

                          GS MORTGAGE SECURITIES CORP.
                                    Depositor


                                    Servicer

         CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-___ IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE ___ OF THE PROSPECTUS.

         For a list of capitalized terms used in this prospectus supplement and the prospectus see the index of defined terms beginning on page S-___ of this prospectus supplement and on page ___ of the prospectus. The certificates will represent interests in the trust fund only and will not represent interests in or obligations of any other entity.

         This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus

                              CERTIFICATES OFFERED

          o $____, ____% Class A certificates o $____, ____% Class B certificates

ASSETS

          o    Retail automobile receivables

CREDIT ENHANCEMENT

          o    Class A certificates

          o    subordination of Class B certificates o reserve account

          o    Class B certificates o reserve account

EXPECTED RATINGS

          o AAA from S&P and Aaa from Moody's for the Class A certificates o AA from S&P and A3 from Moody's for the Class B certificates

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ATTACHED PROSPECTUS IS ACCURATE OR COMPLETE. MAKING ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.

                                                           Price to            Underwriting          Proceeds
                                                          Public (1)         Discounts and             To The
                                                                              Commissions           Depositor(1)(2)
Per Class A Certificates.............................                  %                     %                   %
Per Class B Certificates.............................                  %                     %                   %
Total................................................    $                       $                   $

(1)  Plus accrued interest from __________.

(2)  Before deducting expenses, estimated to be $__________.


                              GOLDMAN, SACHS & CO.

         The date of this prospectus supplement is __________

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

         We provide information to you about the Certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes, and (2) this prospectus supplement, which describes the specific terms of your Certificates.

         IF INFORMATION VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the notes in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

         We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

SUMMARY OF TERMS...........................................................S-5

RISK FACTORS...............................................................S-8

FORMATION OF THE TRUST....................................................S-12

THE TRUST PROPERTY........................................................S-12

THE RECEIVABLES POOL......................................................S-13

DESCRIPTION OF THE CERTIFICATES...........................................S-20

FEDERAL INCOME TAX CONSIDERATIONS.........................................S-33

STATE AND LOCAL TAX CONSIDERATIONS........................................S-36

ERISA CONSIDERATIONS......................................................S-36

UNDERWRITING..............................................................S-38

RATINGS...................................................................S-39

LEGAL MATTERS.............................................................S-40

                                SUMMARY OF TERMS


         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES, IT IS NECESSARY THAT YOU READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS.

         WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW PRIORITIES, AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU SHOULD READ CAREFULLY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE MAKING ANY INVESTMENT DECISION.


Issuer...............................................  _____ Vehicle Grantor Trust ____ - ___

Depositor............................................  GS Mortgage Securities Corp.

Servicer.............................................  _________

Seller...............................................  _________

Trustee..............................................  ___________________

Collateral Agent.....................................  _________

Closing Date.........................................  On or about _________.

Cutoff Date..........................................  The opening of business on __________

Distribution Dates...................................  The ____th day of each month or the next business day if the ____th day is not a business day, beginning in ------------.

Record Dates.........................................  The business day immediately prior to a distribution date or, if definitive certificates are issued, the first day of the month prior to a distribution date.

Minimum Denominations................................  $25,000 except for one Class B certificate.

Form ................................................  Book-entry.

Interest Accrual Method..............................  30/360.

Final Scheduled Distribution Date....................  _________

The Receivables......................................  The receivables are amounts owed by individuals under fixed rate simple interest or actuarial retail installment sale contracts to purchase or refinance new or used automobiles, including passenger cars, motorcycles, vans, sport utility vehicles, light trucks, trailers or other similar vehicles, substantially all of which were purchased from motor vehicle dealers.

                                                       The receivables had the following characteristics as of __________, 200_.

                                                         Number of receivables........................
                                                         Principal amount.............................                    $
                                                         Annual percentage rates......................               % to %
                                                         Weighted average annual percentage rate......                    %
                                                         Original term................................     months to months
                                                         Weighted average original term...............               Months
                                                         Remaining term...............................     months to months
                                                         Weighted average remaining term..............               Months
                                                         New by principal.............................                    %
                                                         Used by principal............................                    %
                                                         Simple interest by principal.................                    %
                                                         Actuarial by principal.......................                    %
                                                         States
                                                         ___ by principal.............................                    %
                                                         ___ by principal.............................                    %
                                                         ___ by principal.............................                    %

Interest Distributions...............................  On each distribution date, if the trust has sufficient cash, it will pay you the interest accrued on your certificates during the related interest period. The trust will not pay interest on the Class B certificates on any distribution date until the Class A certificateholders have received their full payment of interest on that distribution date. Interest periods begin on the prior distribution date and run through the day before the current distribution date. The first interest period begins on __________ and runs through the day before the first distribution date. We will assume that each year has 360 days consisting of twelve 30 day months.

Principal Distributions..............................  The Class A certificates and Class B certificates will be entitled to a pro rata share of the principal collections. However, the trust will make principal distributions to the Class A certificates before making principal distributions to the Class B certificates on each distribution date.

Reserve Account......................................  There will be a reserve account to help cover cash flow shortfalls.
                                                       Initially, the account will be $_____. On each distribution date the trustee will deposit amounts remaining after distribution of the servicing fee and amounts to be paid to the certificateholders in the reserve account until the amount equals a specified amount.

Optional Termination.................................  When the principal amount of the receivables is 10% or less than it was on the cutoff date, the servicer may buy the receivables. You must receive the principal amount of your certificates and all accrued but unpaid interest or the receivables will not be sold.

Federal Tax Considerations...........................  Skadden, Arps, Slate, Meagher & Flom LLP, special federal income tax counsel to the trust, is of the opinion that the trust will be classified, for federal income tax purposes, as a grantor trust and not as an association taxable as a corporation. Certificateholders must report their respective allocable shares of income earned on trust assets excluding certain amounts retained by the depositor as described in this prospectus supplement and, subject to the limitations applicable to individuals, estates, trusts and partnerships, may deduct their respective allocable shares of reasonable servicing and other fees. However, the tax code is complex, and we recommend that you and your tax advisors review the information under the caption "Federal Income Tax Considerations" in this prospectus supplement and "Material Federal Income Tax Consequences --
                                                       Grantor Trusts" in the prospectus.

ERISA Considerations.................................  The Class A certificates and Class B Certificates may be purchased by ERISA and other retirement plans subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the prospectus.


                                  RISK FACTORS

         THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES.

YOU MAY HAVE DIFFICULTY SELLING
YOUR CERTIFICATES....................................  The certificates will not be listed on any securities exchange. As a result, if you want to sell your certificates you must locate a purchaser that is willing to purchase those certificates. Each underwriter intends to make a secondary market for the certificates purchased by it. The underwriters will do so by offering to buy the certificates from investors that wish to sell.
                                                       However, neither underwriter will be obligated to make offers to buy the certificates and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay. There have been times in the past where there have been very few buyers of asset backed securities, and there may be times in the future where there will be very few buyers of asset backed securities. As a result, you may not be able to sell your certificates when you want to do so or you may not be able to obtain the price that you wish to receive.

CERTAIN FEATURES OF THE
RECEIVABLES POOL MAY RESULT IN
LOSSES OR CASH FLOW SHORTFALLS.......................  There are a number of features of the receivables in the pool that create additional risk of loss, including the following:

[THE CONCENTRATION OF
RECEIVABLES IN SPECIFIC
GEOGRAPHIC AREAS MAY
INCREASE THE RISK OF LOSS............................  Economic conditions in the states where obligors reside may affect the delinquency, loan loss and repossession experience of the trust with respect to the receivables. As of the cutoff date, with respect to approximately
                                                       ____%, ____% and ____% of the principal amount of the receivables, obligors took initial title to the motor vehicles relating to the receivables in
                                                       __________, __________ and __________, respectively. Economic conditions in any state or region may decline over time and from time to time. Because of the concentration of the obligors in certain states, any adverse economic conditions in those states may have a greater effect on the performance of the certificates than if the concentration did not exist. We are not aware of any adverse economic conditions that are peculiar to __________,
                                                       __________ or __________ as of the date of this prospectus supplement. In addition, we do not believe that the laws of those states relating to motor vehicle financing and the rights of lenders are more burdensome than those in other states.]

NEWLY ORIGINATED LOANS MAY
BE MORE LIKELY TO DEFAULT WHICH
MAY CAUSE LOSSES.....................................  Defaults on automobile loans tend to occur at higher rates during the early years of the automobile loans. A substantial majority of the automobile loans will have been originated within 12 months prior to the sale to the trust. As a result, the trust may experience higher rates of default than if the automobile loans had been outstanding for a longer period of time.

CLASS B CERTIFICATES WILL
ABSORB CASH SHORTFALLS BEFORE
THE CLASS A CERTIFICATES.............................  The Class B certificateholders will not receive any distribution of interest until the full amount of interest on the Class A certificates has been paid on each distribution date. The Class B certificateholders will not receive any distributions of principal until the full amount of principal of the
                                                       Class A certificates has been paid on that distribution date. Holders of the certificates must rely for repayment upon payments on the receivables, and, if and to the extent available, amounts on deposit in the reserve account.
                                                       If funds in the reserve account are exhausted, the trust will depend solely on current distributions on the receivables to make payments on the certificates. Delinquent payments on the receivables may result in a shortfall in the distributions on the Class B certificates on any distribution date due to the priority of payments on the Class A certificates.

YOUR YIELD TO MATURITY MAY BE
REDUCED BY PREPAYMENTS,
DELINQUENCIES AND DEFAULTS...........................  The pre-tax yield to maturity on your investment is uncertain and will depend on a number of factors including the following:

THE RATE OF RETURN OF
PRINCIPAL IS UNCERTAIN...............................  The amount of distributions of principal of the certificates and the time when you receive those distributions depends on the amount and the times at which borrowers make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the receivables.

YOU MAY BE UNABLE TO
REINVEST DISTRIBUTIONS IN
COMPARABLE INVESTMENTS...............................  Asset backed securities, like the certificates, usually produce more returns of principal to investors when market interest rates fall below the interest rates on the receivables and produce less returns of principal when market interest rates are above the interest rates on the receivables.  As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the certificates, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the certificates.  You will bear the risk that the timing and amount of distributions on your certificates will prevent you from attaining your desired yield.

AN EARLY TERMINATION WILL
SHORTEN THE LIFE OF YOUR
INVESTMENT WHICH MAY REDUCE
YOUR YIELD TO MATURITY...............................  If the receivables are sold upon exercise of the servicer's optional termination, you will receive the principal amount of your certificates plus accrued interest through the related interest period. Because your certificates will no longer be outstanding, you will not receive the additional interest payments that you would have received had the certificates remained outstanding. If you bought your securities at a premium, your yield to maturity will be lower than it would have been if the optional termination had not been exercised.

WITHDRAWAL OR DOWNGRADING OF
INITIAL RATINGS WILL REDUCE
THE PRICES FOR CERTIFICATES..........................  A security rating is not a recommendation to buy, sell or hold securities.
                                                       Similar ratings on different types of securities do not necessarily mean the same thing. We recommend that you analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the certificates after those certificates are issued if that rating agency believes that circumstances have changed. Any subsequent withdrawal or downgrade in rating will likely reduce the price that a subsequent purchaser will be willing to pay for the certificates.

CLASS B CERTIFICATEHOLDERS
MAY HAVE TO PAY TAXES ON
AMOUNTS NOT ACTUALLY RECEIVED........................  For federal income tax purposes, amounts otherwise payable to the owners of the Class B certificates that are paid to the owners of the Class A certificates will be deemed to have been received by the owners of the Class
                                                       B certificates and then paid by them to the owners of the Class A certificates pursuant to a guaranty. Accordingly, the owners of the Class B certificates could be liable for taxes on amounts not actually received. See
                                                       "Material Federal Income Tax Considerations" in this prospectus supplement and "Material Federal Income Tax Consequences - Grantor Trusts" in the
                                                       prospectus.

THE CERTIFICATES ARE NOT
SUITABLE INVESTMENTS FOR
ALL INVESTORS........................................  The certificates are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on any specific date. The certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

                             FORMATION OF THE TRUST

         Pursuant to a pooling and servicing agreement (as amended and supplemented, the "Agreement"), to be dated as of __________ (the "Cutoff Date"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), __________, as seller (in this capacity, the "Seller") and as servicer (in this capacity, the "Servicer"), ________, as trustee (the "Trustee"), and _________, as collateral agent (the "Collateral Agent"), the Depositor will establish __________ Vehicle Grantor Trust __________ (the "Trust"). Pursuant to the Agreement, the Depositor will establish the Trust by selling and assigning a pool of fixed rate simple interest and actuarial motor vehicle retail installment sales contracts and other motor vehicle installment chattel paper (the "Receivables") secured by new and used automobiles, motorcycles, vans, sport utility vehicles, light trucks, trailers or other similar vehicles (the "Financed Vehicles") and the other Trust Property, as described below under "The Trust Property" to the Trust in exchange for the $_____, ____% Class A certificates (the "Class A Certificates") and the $_____, ____% Class B certificates (the "Class B Certificates," and, together with the Class A Certificates, the "Certificates"). The Depositor will sell the Certificates to __________ and Goldman, Sachs & Co., (the "Underwriters") in exchange for cash. All references in this prospectus supplement to sales, assignments and transfers to the Trust refer to sales, assignments and transfers to the Trustee on behalf of the Trust for the benefit of the holders of the Certificates (the "Certificateholders").

         The Servicer will, directly or through subservicers, hold the Receivables and the certificates of title or ownership or other documents evidencing the notation of the Seller's lien on the certificates of title or ownership relating to the Financed Vehicles as custodian for the Trustee. However, the Receivables will not be marked or stamped to indicate that they have been sold to the Trust, and the certificates of title for the Financed Vehicles will not be endorsed or otherwise amended to identify the Trustee as the new secured party. Under the foregoing circumstances and in certain jurisdictions, the Trust's interest in the Receivables and the Financed Vehicles may be defeated. See "Risk Factors" and "Certain Legal Aspects of the Receivables" in the Prospectus. See "Risk Factors--The trust's security interest in the financed vehicles will not be noted on the certificates of title which may cause losses" and "Certain Legal Aspects of the Receivables" in the Prospectus.

         The Trust will not acquire any contracts or assets other than the Trust Property, and it is not anticipated that the Trust will have any need for additional capital resources. Because the Trust will have no operating history upon its establishment and will not engage in any business activity other than acquiring and holding the Trust Property, issuing the Certificates and distributing payments on these Certificates, no historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the Trust have been included in this prospectus supplement.

                               THE TRUST PROPERTY

         Each Certificate represents a fractional undivided interest in the Trust. The "Trust Property" will include the Receivables, which, except as provided below, were originated by motor vehicle dealers (the "Dealers") and purchased by the Seller pursuant to agreements with Dealers ("Dealer Agreements"). Approximately ____% of the aggregate Principal Balance of the Receivables as of the Cutoff Date (the "Initial Pool Balance") were directly originated by the Seller in connection with referrals from an insurance company. On the date of the issuance of the Certificates (the "Closing Date"), the Depositor will buy the Receivables from the Seller and the Depositor will sell the Receivables to the Trust. The Trust Property also includes:

     o all monies received under the Receivables on and after the Cutoff Date and, with respect to Actuarial Receivables, monies received under the Actuarial Receivables prior to the Cutoff Date that are due on or after the Cutoff Date;

     o amounts as from time to time may be held in the Collection Account, the Payahead Account, the Class A Distribution Account and the Class B Distribution Account, established and maintained by the Servicer pursuant to the Agreement as described below;

     o    security interests in the Financed Vehicles;

     o the rights of the Seller to receive proceeds from claims under particular insurance policies;

     o the rights of the Trustee on behalf of the Certificateholders under the Agreement;

     o the rights of the Seller to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering the Financed Vehicles or the retail purchasers of, or other persons owing payments on, the Financed Vehicles (the "Obligors";

     o all right, title and interest of the Seller, other than with respect to any Dealer commission, with respect to the Receivables under the related Dealer Agreements;

     o    rights with respect to any repossessed Financed Vehicles; and

     o all proceeds (within the meaning of the Uniform Commercial Code) of the foregoing.

         The Reserve Account will be maintained in the name of the Collateral Agent for the benefit of the Certificateholders, but will not be part of the Trust.

                              THE RECEIVABLES POOL

Pool Composition

         The Receivables were selected from the Seller's portfolio by several criteria, including, as of the Cutoff Date, the following:

          1.   each Receivable was originated in the United States of America;

          2. each Receivable was originated by a Dealer and purchased by the Seller pursuant to a Dealer Agreement; provided, that approximately ____% of the Initial Pool Balance was comprised of Receivables originated directly by the Seller in connection with referrals from an insurance company;

          3. each Receivable is either a Simple Interest Receivable or an Actuarial Receivable;

          4. each Receivable has an original term to maturity of not more than ____ months and a remaining term to maturity of ____ months or less as of the Cutoff Date;

          5. each Receivable provides for [either: (a)] level monthly payments which fully amortize the amount financed except for the last payment, which may be different from the level payment [or (b) substantial principal payments due at the maturity date of the related loan or installment sale contract, these receivables are referred to as "Balloon Receivables")];

          6. each Receivable is not more than ____ days contractually past due as of the Cutoff Date and is not more than ____ months paid ahead; and

          7.   each Receivable has an APR of no less than ____%.

         As of the Cutoff Date, no Obligor on any Receivable was noted in the records of the Servicer as being the subject of any pending bankruptcy or insolvency proceeding. The latest scheduled maturity of any Receivable is not later than __________ (the "Final Scheduled Maturity Date"). The Receivables were selected from the motor vehicle retail installment sales contracts and other installment chattel paper secured by Financed Vehicles ("Motor Vehicle Loans") in the portfolio of the Seller that met the above criteria. The Depositor and the Seller believe that these selection procedures are not materially adverse to Certificateholders.

         The Depositor considers an account past due if any portion of the payment due on a due date is not received by the succeeding due date for that account.

         The composition, distribution by remaining term, distribution by APR, geographic distribution and distribution by remaining principal of the Receivables, in each case, as of the Cutoff Date are set forth in the tables below. The percentages in the following tables may not add to 100% due to rounding.

              Composition Of The Receivables As Of The Cutoff Date
                                                          New Financed         Used Financed
                                                            Vehicles             Vehicles              Total
Aggregate Principal Balance..........................        $______              $______              $_____
Number of Receivables................................        ______               ______               _____
Average Principal Balance............................        $______              $______              $_____
Average Original Balance.............................        $______              $______              $_____
Weighted Average APR.................................        ______%              ______%              _____%
APR (Range)..........................................    _____% - _____%       ____% - ___%         ___% - ___%
Weighted Average Original Term.......................     _____ months         _____ months          ___ months
Original Term (Range)................................   ___ to ___ months    ___ to ___ months    __ to __ months
Weighted Average Remaining Term......................     _____ months          ____ months         _____ months
Remaining Term (Range)...............................   ___ to ___ months    ___ to ___ months    __ to __ months


     Distribution By Remaining Term Of The Receivables As Of The Cutoff Date

              Remaining                        Number Of               Aggregate           Percentage Of Initial
             Term (Range)                     Receivables          Principal Balance            Pool Balance
1 - 12 months.......................            ______                  $______                    ______%
13 - 24 months......................            ______                   ______                    ______
25 - 36 months......................            ______                   ______                    ______
37 - 48 months......................            ______                   ______                    ______
49 - 60 months......................            ______                   ______                    ______
61 - 72 months......................            ______                   ______                    ______
   Total............................            ______                  $______                   100.00%


         Distribution By Annual Percentage Rate Of The Receivables As Of The Cutoff Date
                                                                                                   Percentage
                   Annual                           Number Of              Aggregate               Of Initial
          Percentage Rate (Range)                  Receivables         Principal Balance          Pool Balance
7.75% - 7.99%............................           ________               $________                ________%
8.00% - 8.99%............................           ________                ________                ________
9.00% - 9.99%............................           ________                ________                ________
10.00% - 10.99%..........................           ________                ________                ________
11.00% - 11.99%..........................           ________                ________                ________
12.00% - 12.99%..........................           ________                ________                ________
13.00% - 13.99%..........................           ________                ________                ________
14.00% - 14.99%..........................           ________                ________                ________
15.00% - 15.99%..........................           ________                ________                ________
16.00%...................................           ________                ________                ________
     Total...............................           ________                ________                100.00%


        Geographic Distribution Of The Receivables As Of The Cutoff Date
                                                                                                   Percentage
                                                   Number Of               Aggregate               Of Initial
                  State(1)                        Receivables          Principal Balance          Pool Balance
Pennsylvania.............................           ________              $________                 ________%
Delaware.................................           ________               ________                 ________
New Jersey...............................           ________               ________                 ________
Maryland.................................           ________               ________                 ________
New York.................................           ________               ________                 ________
West Virginia............................           ________               ________                 ________
Others(2)................................           ________               ________                 ________
     Total...............................

(1) Based on the state where the Obligors took initial title to the motor vehicles, which may differ from the state of origination of the Receivable and/or the billing addresses of the Obligors.

(2) Includes _____ other states and the District of Columbia, none of which have a concentration of Receivables in excess of _____% of the Initial Pool Balance.


                 Distribution By Remaining Principal Balance Of
                      The Receivables As Of The Cutoff Date
                                                                                                 Percentage
             Remaining Principal                    Number Of              Aggregate              Of Initial
               Balance (Range)                     Receivables         Principal Balance         Pool Balance
Below $1,000................................         ________              ________                ________%
$1,000 to below $5,000......................         ________              ________                ________
$5,000 to below $10,000.....................         ________              ________                ________
$10,000 to below 15,000.....................         ________              ________                ________
$15,000 to below $20,000....................         ________              ________                ________
$20,000 to below $25,000....................         ________              ________                ________
$25,000 to below $30,000....................         ________              ________                ________
$30,000 to below $35,000....................         ________              ________                ________
$35,000 to below $40,000....................         ________              ________                ________
$40,000 to below $45,000....................         ________              ________                ________
$45,000 to below $50,000....................         ________              ________                ________
$50,000 to below $55,000....................         ________              ________                ________
     Total..................................

         As of the Cutoff Date, approximately _____% of the aggregate principal balance of the Simple Interest Receivables, constituting _____% of the number of Simple Interest Receivables, were between _____ payment and _____ payments paid-ahead. See "Maturity and Prepayment Assumptions -- Paid-Ahead Receivables" in the Prospectus.

         As of the Cutoff Date, approximately ____% of the aggregate principal balance of the Receivables are Simple Interest Receivables. "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments. Each monthly payment includes an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated Annual Percentage Rate ("APR") and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

         As of the Cutoff Date, approximately ____% of the aggregate principal balance of the Receivables are Actuarial Receivables. "Actuarial Receivables" are receivables that provide for amortization of the amount financed over a series of fixed, level-payment monthly installments. Each monthly installment, including the monthly installment representing the final payment on a Receivable, consists of an amount of interest equal to 1/12 of the APR of the amount financed multiplied by the unpaid principal balance of the amount financed, and an amount of principal equal to the remainder of the monthly payment.

         If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, under the terms of the motor vehicle retail installment sale contract or loan agreement, as the case may be, a "refund" or "rebate" (which may be netted from the prepayment) will be made to the borrower of the portion of the total amount of payments then due and payable under this contract or agreement allocable to "unearned" interest, calculated on the basis of a constant interest rate. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the borrower is required to pay interest only to the date of prepayment. The amount of a rebate under an Actuarial Receivable generally may be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

         The Servicer may accede to an Obligor's request to pay scheduled payments in advance, in which event the Obligor will not be required to make another regularly scheduled payment until the time a scheduled payment not paid in advance is due. The amount of any payment made, which are not amounts representing Payaheads, in advance will be treated as a principal prepayment and will be distributed as part of the Principal Distribution Amount in the month following the Collection Period in which the prepayment was made. The "Collection Period" with respect to a Distribution Date will be the calendar month preceding the calendar month in which that Distribution Date occurs. See "Maturity and Prepayment Assumptions" in the Prospectus.

The Servicer

         The Servicer is __________. [Insert description of the Servicer, if different from the Seller.]

                             Delinquency Experience
                             (Dollars In Thousands)
                                                                 At December 31,
                               Number           Number            Number           Number           Number
                               of               of                of               of               of
                               Loans   Dollars  Loans   Dollars   Loans   Dollars  Loans   Dollars  Loans    Dollars
Principal Amount               _____  $_____   _____   $_____    _____   $_____   _____  $_____    _____   $_____
Outstanding (1)............
Delinquencies(2)...........    _____    _____  _____    _____    _____    _____   _____   _____    _____    _____

30-59 Days.................    _____    _____  _____    _____    _____    _____   _____   _____    _____    _____

60-80 Days.................    _____    _____  _____    _____    _____    _____   _____   _____    _____    _____

90-119 Days................    _____    _____  _____    _____    _____    _____   _____   _____    _____    _____

over 120 days..............    _____    _____  _____    _____    _____    _____   _____   _____    _____    _____

Total Delinquencies........    _____  $_____   _____   $_____    _____   $_____   _____  $_____    _____   $_____

(1) Principal Amount Outstanding is the aggregate remaining principal balance of all Receivables serviced, net of unearned interest.

(2) The period of delinquency is based on the number of days scheduled payments are contractually past due. Includes repossessions on hand which have not been charged-off. A receivable is 30 days contractually past due if any portion of a scheduled payment has not been received by the subsequent calendar month's scheduled payment date.

(3)  As a percent of Principal Amount Outstanding in dollars

(4) Percentages representing Total Delinquencies may not equal the sum of the components thereof due to rounding.


                                   Historical
                             (Dollars In Thousands)
                                                                      For Year Ended December 31,
Period End Principal Amount Outstanding (1)          $_____       $_____      $_____       $_____       $_____
Average Principal Amount Outstanding (2)             $_____       $_____      $_____       $_____       $_____
Number of Loans Outstanding (as period end)           _____        _____       _____        _____        _____
Average Number of Loans Outstanding (2)               _____        _____       _____        _____        _____
Gross Losses (3)                                     $_____       $_____      $_____       $_____       $_____
Recoveries (4)                                        _____        _____       _____        _____        _____
Net Losses (Gains) (5)                                _____        _____       _____        _____        _____
Gross Losses as a Percentage of Principal Amount
   Outstanding                                        _____%       _____%      _____%       _____%       _____%
Gross Losses as a Percentage of Average Principal
   Amount Outstanding                                 _____%       _____%      _____%       _____%       _____%
Net Losses (Gains) as a Percentage of Principal
Amount Outstanding                                    _____%       _____%      _____%       _____%       _____%
Net Losses (Gains) as a Percentage of Average
Principal Amount                                      _____%       _____%      _____%       _____%       _____%

(1) Principal Amount Outstanding is the aggregate remaining principal balance of all Receivables serviced, net of unearned interest.

(2) Average of the month-end balances for each of the twelve months in the applicable calendar year.

(3) Gross Losses is the aggregate remaining principal balance charged-off after the sale of the related vehicle, other than sales reflected in footnote
     (4), adjusted for all costs of repossession and sale.

(4) Recoveries generally include amounts received on contracts following the time at which the contract is charged off.

(5) Net Losses (Gains) is equal to Gross Losses less Recoveries. Net Losses (Gains) may not equal the difference of the components thereof due to rounding.

Weighted Average Life of the Certificates

         Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

         All the Receivables are prepayable at any time. For this purpose the term "prepayments" includes prepayments by Obligors in full or in part, certain partial prepayments related to liquidations due to default, including rebates of extended warranty contract costs and insurance premiums, as well as receipts of proceeds from physical damage, credit life, theft and disability insurance policies and certain other Receivables, purchased or repurchased pursuant to the terms of the Agreement. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including changes in interest rates and the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the secured party, which generally results in the repayment of the remaining principal balance of the Receivable. In addition, under some circumstances, the Seller is obligated to repurchase and the Servicer is obligated to purchase, Receivables pursuant to the Agreement as a result of uncured breaches of representations and warranties in the case of the Seller and uncured breaches of covenants in the case of the Servicer. In addition, the Servicer has the option to purchase the Receivables when the aggregate principal balance of the Receivables is 10% or less of the Initial Pool Balance, at a purchase price equal to the sum of the Class A Principal Balance and the Class B Principal Balance plus accrued and unpaid interest. Accordingly, under some circumstances it is likely that the Certificates will be repaid before the Final Scheduled Distribution Date set forth in this prospectus supplement under "Summary of Terms -- Final Scheduled Distribution Date." Reinvestment risk associated with early payment of the Certificates will be borne exclusively by the Certificateholders.

         The table captioned "Percent of Initial Class A and Class B Principal Balance at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the characteristics of the Receivables. The ABS Table assumes that:

(1) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,

(2) each scheduled monthly payment on the Receivables is due and made on the last day of each month and each month has 30 days,

(3) distributions on the Certificates are made on each Distribution Date, and each Distribution Date is assumed to be the fifteenth day of each applicable month,

(4) the balance in the Reserve Account on each Distribution Date is equal to the Specified Reserve Account Balance, and

(5)  the Servicer does not exercise its option to purchase the Receivables.

         The ABS Table sets forth the percent of the Initial Class A Principal Balance and the percent of the Initial Class B Principal Balance that would be outstanding after each of the Distribution Dates shown and the corresponding weighted average lives at various constant ABS percentages.

         The ABS Table also assumes that the Receivables have been aggregated into six hypothetical pools with all of the Receivables within each pool having the following characteristics and that the level scheduled monthly payment for each of the six pools, which is based on its aggregate principal balance, weighted average APR, weighted average original term to maturity and weighted average remaining term to maturity as of the cutoff date, will be such that each pool will fully amortize by the end of its remaining term to maturity.

                                    Aggregate           Weighted Average        To Maturity         To Maturity
            Pool                Principal Balance    Annual Percentage Rate     (In Months          (In Months)

1..........................           $ _______             _______%              _______             _______
2..........................             _______             _______               _______             _______
3..........................             _______             _______               _______             _______
4..........................             _______             _______               _______             _______
5..........................             _______             _______               _______             _______
6..........................             _______             _______               _______             _______

         The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the Class A Certificates and the Class B Certificates.

                                                                             Certificates
                                                                        Assumed ABS Percentage
Distribution Dates                                     _______        _______        _______           _______
------------------
Closing Date................................
-----.......................................
-----.......................................
-----.......................................
-----.......................................
-----.......................................
-----.......................................
-----.......................................
-----.......................................
-----.......................................
-----.......................................
-----.......................................
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Weighted Average Life
   (years)(1)...............................
Weighted Average Life to
   Optional Clean-up Call
   (years) (1)..............................
Optional Clean-Up Call
   Date.....................................

(1) The weighted average life of a Certificate is determined by (a) multiplying the amount of each principal payment of the Certificate by the number of years from the date of the issuance of the Certificate to the Distribution Date on which the principal payment is made, (b) adding the results and (c) dividing the sum by the initial principal balance of the Certificate.

* Less than 0.5% but greater than 0.0%.

         THE ABS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES, AND SHOULD BE READ IN CONJUNCTION WITH THESE ASSUMPTIONS.

Use of Proceeds

         The net proceeds from the sale of the Certificates will be applied by the Depositor first, to deposit $_____ into the Reserve Account and second, to purchase the Receivables and the other Trust Property from the Seller.

                         DESCRIPTION OF THE CERTIFICATES

         The Certificates will be issued pursuant to the Agreement, substantially in the form filed as an exhibit to the Registration Statement. The following information summarizes all material provisions of the Certificates and the Agreement. The following summary supplements the description of the general terms and provisions of the Certificates of any given Series and the related Agreement set forth in the Prospectus, to which description reference is made by this prospectus supplement.

Overview of the Certificates

         The Class A Certificates will be issued in an initial aggregate principal amount of $_____ (the "Initial Class A Principal Balance") and the Class B Certificates will be issued in an initial aggregate principal amount of $_____ (the "Initial Class B Principal Balance"). The Certificates will evidence fractional undivided interests in the assets of the Trust to be created pursuant to the Agreement. The Class A Certificates will evidence in the aggregate an undivided ownership interest of approximately _____% of the Trust (the "Class A Percentage") and the Class B Certificates will evidence in the aggregate an undivided ownership interest of approximately _____% of the Trust (the "Class B Percentage").

         The Certificates will constitute Fixed Rate Securities, as this term is defined under "Certain Information Regarding the Securities--Fixed Rate Securities" in the Prospectus. Interest on the outstanding principal amount of each class of Certificates will accrue at the fixed rate per annum specified for that class on the cover page of this prospectus supplement (each rate, a "Pass-Through Rate"). Interest on the outstanding principal amount of each class of Certificates will accrue at the related Pass-Through Rate from and including _____, in the case of the first Distribution Date, or from and including the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date (each representing an "Interest Period"). Interest on the Certificates will be calculated on the basis of a 360 day year consisting of twelve 30 day months. Distributions of principal and interest will be made on the _____th day of each month, or if the 15th day is not a business day on the next succeeding Business Day (each, a "Distribution Date"), commencing _____. Distributions on a Distribution Date will be made to Certificateholders of record on the Business Day prior to the applicable Distribution Date, or if definitive Certificates have been issued, the last day of the month prior to a Distribution Date (each date, a "Record Date"). A "Business Day" is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York, _____ or _____ are authorized by law, regulation, executive order or governmental decree to be closed.

         The Certificates will be available in book-entry form through the facilities of The Depository Trust Company in the United States and Clearstream, Luxembourg and the Euroclear System in Europe. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities" in the Prospectus and Annex I to the Prospectus.

                       THE POOLING AND SERVICING AGREEMENT

Sale and Assignment of the Receivables

         Information regarding the conveyance of the Receivables by the Seller to the Depositor and by the Depositor to the Trust on the Closing Date pursuant to the Agreement is set forth in the Prospectus under "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Primary Assets."

Accounts

         The Servicer will establish one or more segregated accounts (the "Collection Account"), in the name of the Trustee on behalf of the Trust and the Certificateholders, into which all payments made on or with respect to the Receivables will be deposited. The Servicer will also establish a segregated account (the "Class A Distribution Account"), in the name of the Trustee on behalf of the Trust and the Class A Certificateholders, and a segregated account (the "Class B Distribution Account"), in the name of the Trustee on behalf of the Trust and the Class B Certificateholders, from which all distributions with respect to the Class A Certificates and the Class B Certificates, respectively, will be made. The Servicer will establish a segregated account (the "Reserve Account"), in the name of _____, as collateral agent, on behalf of the Certificateholders. The Servicer will establish an additional account (the "Payahead Account"), in the name of the Trustee on behalf of the Trust and the Certificateholders, into which early payments by or on behalf of Obligors on Actuarial Receivables will be deposited until the time the payment becomes due. Until the time payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to the Certificateholders. The Collection Account, the Class A Distribution Account, the Class B Distribution Account, the Payahead Account and the Reserve Account are sometimes referred to as the "Trust Accounts." The Reserve Account will be maintained for the benefit of the Certificateholders, but will not be an asset of the Trust.

Servicing Compensation

         The Servicer will be entitled to receive a fee (the "Base Servicing Fee") for each Collection Period in an amount equal to the product of one-twelfth of 0.50% per annum (the "Servicing Fee Rate") and the Pool Balance as of the first day of the Collection Period. The "Base Servicing Fee" will also include any late fees, other administrative fees or similar charges allowed by applicable law with respect to the Receivables. The Base Servicing Fee, together with any portion of the Base Servicing Fee that remains unpaid from prior Distribution Dates (collectively, the "Servicing Fee"), will be paid on each Distribution Date out of Interest Collections from the Receivables prior to distributions to the Certificateholders. If _____ or an affiliate of _____ is no longer the Servicer, a non-affiliated Servicer will also be entitled to receive an additional fee (the "Non-Affiliated Servicing Fee") for each Collection Period in an amount equal to the product of one-twelfth of 0.50% per annum and the Pool Balance as of the first day of the Collection Period. The Non-Affiliated Servicing Fee, together with any portion of the Non-Affiliated Servicing Fee that remains unpaid from prior Distribution Dates, will be paid in the order of priority described herein. See "Description of the Transfer and Servicing Agreement -- Servicing Compensation and Payment of Expenses" in the Prospectus.

Distributions on Certificates

         Deposits To The Collection Account. On or before the earlier of the tenth Business Day of the month in which a Distribution Date occurs and the fourth Business Day preceding that Distribution Date (the "Determination Date"), the Servicer will provide the Trustee with information with respect to the preceding Collection Period, including the aggregate amounts of the following:

     o    Collections on the Receivables

     o    Advances to be remitted by the Servicer

     o    Liquidated Receivables, if any

     o Purchase Amounts of the Receivables to be repurchased by the Seller or purchased by the Servicer with respect to the Distribution Date

         On or before the Business Day preceding each Distribution Date, the Servicer will cause the Interest Collections and the Principal Collections for the Distribution Date to be deposited into the Collection Account.

         "Collections" for any Distribution Date will equal the sum of Interest Collections and Principal Collections for the related Distribution Date.

         "Interest Collections" for any Distribution Date will equal the sum of the following amounts with respect to any Distribution Date, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and, with respect to Actuarial Receivables, in accordance with the actuarial method:

     o that portion of all collections on the Receivables allocable to interest in respect of the preceding Collection Period, including with respect to Actuarial Receivables, amounts withdrawn from the Payahead Account and allocable to interest and excluding amounts deposited into the Payahead Account and allocable to interest, in each case in respect of the related Collection Period;

     o all proceeds, other than any proceeds from any Dealer commission ("Liquidation Proceeds") of the liquidation of Liquidated Receivables, net of expenses incurred by the Servicer in connection with the liquidation and any amounts required by law to be remitted to the Obligor on the Liquidated Receivables, to the extent attributable to interest due on the Liquidated Receivables, which became Liquidated Receivables during the Collection Period in accordance with the Servicer's customary servicing procedures;

     o the Purchase Amount of each Receivable that was repurchased by the Seller or purchased by the Servicer during the preceding Collection Period to the extent attributable to accrued interest on that Receivable;

     o all monies collected, from whatever source, other than any proceeds from any Dealer commission, in respect to Liquidated Receivables during any Collection Period following the Collection Period in which the Receivable was written off, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor ("Recoveries"); and

     o    all Advances with respect to interest for the related Distribution
          Date.

         In calculating the Interest Collections, all payments and proceeds, including Liquidation Proceeds, of any Receivables repurchased by the Seller or purchased by the Servicer the Purchase Amount of which has been included in the Interest Collections on a prior Distribution Date shall be excluded.

         "Principal Collections" for any Distribution Date will equal the sum of the following amounts with respect to any Distribution Date, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and with respect to Actuarial Receivables, in accordance with the actuarial method:

     o that portion of all collections on the Receivables allocable to principal in respect of the preceding Collection Period, without regard to any extensions or modifications effected after the Cutoff Date, other than with respect to any extensions or modifications in connection with Cram Down Losses during the related Collection Period, including with respect to Actuarial Receivables, amounts withdrawn from the Payahead Account and allocable to principal and excluding amounts deposited into the Payahead Account and allocable to principal, in each case in respect of the related Collection Period;

     o Liquidation Proceeds attributable to the principal amount of Receivables which became Liquidated Receivables during the preceding Collection Period in accordance with the Servicer's customary servicing procedures with respect to the Liquidated Receivables;

     o all Advances made by the Servicer of principal due on the Actuarial Receivables in respect of the preceding Collection Period;

     o to the extent attributable to principal, the Purchase Amount of each Receivable repurchased by the Seller or purchased by the Servicer during the preceding Collection Period; and

     o partial prepayments on Receivables in respect of the preceding Collection Period relating to refunds of extended service contracts, or of physical damage, credit life, credit accident or health insurance premium, disability insurance policy premiums, but only if these costs or premiums were financed by the respective Obligor and only to the extent not included in the first bullet point above.

         In calculating the Principal Collections, all payments and proceeds, including Liquidation Proceeds, of any Receivables repurchased by the Seller or purchased by the Servicer the Purchase Amount of which has been included in the Principal Collections on a prior Distribution Date shall be excluded.

         Withdrawals From The Payahead Account. On or before the Business Day preceding each Distribution Date, the Servicer will or will cause the Trustee to
(x) deposit into the Collection Account in immediately available funds, the portion of Payaheads constituting scheduled payments on Actuarial Receivables or that are to be applied to prepay Actuarial Receivables in full and (y) distribute to the Depositor, in immediately available funds, all investment earnings on funds in the Payahead Account with respect to the preceding Collection Period. Monthly Withdrawals from the Collection Account. Except as set forth under "--Collections on Actuarial Receivables" below, on each Distribution Date, the Servicer shall instruct the Trustee to withdraw from the Collection Account and deposit in the Payahead Account in immediately available funds, the aggregate Payaheads collected during the preceding Collection Period. On each Distribution Date, the Servicer shall calculate the amounts set forth below and shall instruct the Trustee to make the following deposits and distributions, after payment to the Servicer from the Collection Account of amounts in reimbursement of Advances previously made by the Servicer (as described below under "--Advances"), to the extent of Interest Collections (and, in the case of shortfalls occurring under clause (2) below in the Class A Interest Distribution, the Class B Percentage of Principal Collections to the extent of such shortfalls):

          (1) to the Servicer, the Servicing Fee and if the Servicer is an entity other than _____, or _____ or one of their affiliates, the Non-Affiliated Servicing Fee;

          (2) to the Class A Distribution Account, after the application of clause (1), the Class A Interest Distribution; and

          (3) to the Class B Distribution Account, after the application of clauses (1) and (2), the Class B Interest Distribution.

         On each Distribution Date, the Servicer shall calculate the amounts set forth below and shall instruct the Trustee to make the following deposits and distributions, to the extent of Principal Collections and Interest Collections remaining after the application of clauses (1), (2) and (3) above:

          (4) to the Class A Distribution Account, the Class A Principal Distribution;

          (5) to the Class B Distribution Account, after the application of clause (4), the Class B Principal Distribution; and

          (6) to the Reserve Account, any amounts remaining after the application of clauses (1) through (5); these amounts to be distributed as described below under "Credit Enhancement--Reserve Account."

         To the extent necessary to satisfy the distributions described in clauses (1) through (5) above, the Servicer shall calculate the amounts set forth below and shall instruct the Trustee to withdraw from the Reserve Account and deposit in the Class A Distribution Account or the Class B Distribution Account as described below in the following order of priority on each Distribution Date:

          (1) an amount equal to the excess of the Class A Interest Distribution over the sum of Interest Collections (net of amounts paid to the Servicer pursuant to clause (1) of the preceding paragraph) and the Class B Percentage of Principal Collections will be deposited into the Class A Distribution Account;

          (2) an amount equal to the excess of the Class B Interest Distribution over the portion of Interest Collections (net of amounts paid to the Servicer pursuant to clause (1) of the preceding paragraph) remaining after the distribution of the Class A Interest Distribution will be deposited into the Class B Distribution Account;

          (3) an amount equal to the excess of the Class A Principal Distribution over the portion of Principal Collections and Interest Collections (net of amounts paid to the Servicer pursuant to clause (1) of the preceding paragraph) remaining after the distribution of the Class A Interest Distribution and the Class B Interest Distribution will be deposited into the Class A Distribution Account; and

          (4) an amount equal to the excess of the Class B Principal Distribution over the portion of Principal Collections and Interest Collections remaining (net of amounts paid to the Servicer pursuant to clause (1) of the preceding paragraph) after the distribution of the Class A Interest Distribution, the Class B Interest Distribution and the Class A Principal Distribution will be deposited into the Class B Distribution Account.

         On each Distribution Date, all amounts on deposit in the Class A Distribution Account will be distributed to the Class A Certificateholders and all amounts on deposit in the Class B Distribution Account will be distributed to the Class B Certificateholders.

Related Definitions

         For purposes of this prospectus supplement, the following terms have the following meanings:

         "Cram Down Loss" means, with respect to a Receivable if a court of appropriate jurisdiction in a bankruptcy or insolvency proceeding shall have issued an order reducing the amount owed on the Receivable or otherwise modifying or restructuring the scheduled payments to be made on the Receivable, an amount equal to:

          (1) the excess of the principal balance of the Receivable immediately prior to the court order over the principal balance of the Receivable as so reduced; and

          (2) if the issuing court shall have issued an order reducing the effective rate of interest on the Receivable, the net present value, using as the discount rate the higher of the APR on the Receivable or the rate of interest, if any, specified by the court in the order, of the scheduled payments as so modified or restructured.

         A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of the court order.

         "Class A Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of Class A Monthly Interest for the preceding Distribution Date and any outstanding Class A Interest Carryover Shortfall on the preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Class A Distribution Account on the preceding Distribution Date, plus 30 days of interest on that excess, to the extent permitted by law, at the Class A Pass-Through Rate.

         "Class A Interest Distribution" means, with respect to any Distribution Date, the sum of Class A Monthly Interest for the Distribution Date and the Class A Interest Carryover Shortfall for the Distribution Date.

         "Class A Monthly Interest" means, with respect to any Distribution Date, the product of (x) one-twelfth of the Class A Pass-Through Rate and (y) the Class A Principal Balance as of the immediately preceding Distribution Date, after giving effect to any payments made on that Distribution Date, or, in the case of the first Distribution Date, the Initial Class A Principal Balance.

         "Class A Monthly Principal" means, with respect to any Distribution Date, the Class A Percentage of Principal Collections for the Distribution Date plus the sum of (1) the Class A Percentage of Realized Losses with respect to Receivables which became Liquidated Receivables during the related Collection Period and (2) the Class A Percentage of the aggregate amount of Cram Down Losses during the related Collection Period.

         "Class A Pass-Through Rate" means, with respect to the Class A Certificates, _____% per annum.

         "Class A Principal Balance" equals the Initial Class A Principal Balance, as reduced by all amounts allocable to principal on the Class A Certificates previously distributed to Class A Certificateholders.

         "Class A Principal Carryover Shortfall" means, with respect to any Distribution Date, the excess of Class A Monthly Principal for the preceding Distribution Date and any outstanding Class A Principal Carryover Shortfall on the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Class A Distribution Account on the preceding Distribution Date.

         "Class A Principal Distribution" means, with respect to any Distribution Date, the sum of Class A Monthly Principal for that Distribution Date and the Class A Principal Carryover Shortfall for that Distribution Date; provided, however, that the Class A Principal Distribution shall not exceed the Class A Principal Balance immediately prior to that Distribution Date. In addition, on the Final Scheduled Distribution Date, the principal required to be deposited in the Class A Distribution Account will include the lesser of:

          (a) any principal due and remaining unpaid on each Receivable in the Trust as of the Final Scheduled Maturity Date; or

          (b)  the portion of the amount required to be deposited under clause
               (a) above that is necessary, after giving effect to the other amounts to be deposited in the Class A Distribution Account on the applicable Distribution Date and allocable to principal, to reduce the Class A Principal Balance to zero.

         "Class B Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of Class B Monthly Interest for the preceding Distribution Date and any outstanding Class B Interest Carryover Shortfall on the preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Class B Distribution Account on the preceding Distribution Date, plus 30 days of interest on this excess, to the extent permitted by law, at the Class B Pass-Through Rate.

         "Class B Interest Distribution" means, with respect to any Distribution Date, the sum of Class B Monthly Interest for that Distribution Date and the Class B Interest Carryover Shortfall for that Distribution Date.

         "Class B Monthly Interest" means, with respect to any Distribution Date, the product of (x) one-twelfth of the Class B Pass-Through Rate and (y) the Class B Principal Balance as of the immediately preceding Distribution Date, after giving effect to any payments made on that Distribution Date, or, in the case of the first Distribution Date, the Initial Class B Principal Balance.

         "Class B Monthly Principal" means, with respect to any Distribution Date, the Class B Percentage of Principal Collections for that Distribution Date plus the sum of (1) the Class B Percentage of Realized Losses with respect to Receivables which became Liquidated Receivables during the related Collection Period and (2) the Class B Percentage of the aggregate amount of Cram Down Losses during the related Collection Period.

         "Class B Pass-Through Rate" means, with respect to the Class B Certificates, _____% per annum.

         "Class B Principal Balance" equals the Initial Class B Principal Balance, as reduced by all amounts allocable to principal on the Class B Certificates previously distributed to Class B Certificateholders.

         "Class B Principal Carryover Shortfall" means, with respect to any Distribution Date, the excess of Class B Monthly Principal for the preceding Distribution Date and any outstanding Class B Principal Carryover Shortfall on the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Class B Distribution Account on the preceding Distribution Date.

         "Class B Principal Distribution" means, with respect to any Distribution Date, the sum of Class B Monthly Principal for that Distribution Date and the Class B Principal Carryover Shortfall for that Distribution Date; provided, however, that the Class B Principal Distribution shall not exceed the Class B Principal Balance immediately prior to that Distribution Date. In addition, on the Final Scheduled Distribution Date, the principal required to be distributed to Class B Certificateholders will include the lesser of:

          (a) any principal due and remaining unpaid on each Receivable in the Trust as of the Final Scheduled Maturity Date; or

          (b)  the portion of the amount required to be deposited under clause
               (a) above that is necessary, after giving effect to the other amounts to be deposited in the Class B Distribution Account on the Distribution Date and allocable to principal, to reduce the Class B Principal Balance to zero, and, in the case of clauses
               (a) and (b), remaining after any required distribution of the amount described in clause (a) to the Class A Distribution Account.

         "Liquidated Receivables" means, Receivables (x) which have been liquidated by the Servicer through the sale of the related Financed Vehicle, (y) as to which all or a portion representing 10% or more of a scheduled payment due is 120 or more days delinquent or (z) with respect to which proceeds have been received which, in the Servicer's judgment, constitute the final amounts recoverable in respect of such Receivable. A Receivable first becomes a Liquidated Receivable upon the earliest to occur of (x), (y) or (z) above.

         The "Pool Balance" at any time will represent the aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments, other than Payaheads, received from Obligors and Purchase Amounts to be remitted by the Servicer and the Seller, as the case may be, all for the related Collection Period, all losses realized on Receivables that became Liquidated Receivables during the related Collection Period and all Cram Down Losses for the related Collection Period.

         "Realized Losses" means, for any period, the excess of the principal balance of a Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

Advances

         With respect to any Distribution Date, the Servicer may, in its sole discretion, make a payment (an "Advance") with respect to each Receivable, other than a Liquidated Receivable, equal to (A) with respect to Simple Interest Receivables, the excess, if any, of (x) the product of the principal balance of such Receivable as of the last day of the related Collection Period and one-twelfth of its APR, over (y) the interest actually received by the Servicer with respect to such Receivable from the Obligor or from the payment of the Repurchase Amount during or with respect to such Collection Period and (B) with respect to Actuarial Receivables, the scheduled payment of principal and interest due during the related Collection Period but not received. The Servicer may elect not to make any Advance with respect to a Receivable to the extent that the Servicer, in its sole discretion, determines that such Advance is not recoverable from subsequent payments on such Receivable or from funds in the Reserve Account.

         With respect to Simple Interest Receivables, to the extent that the amount set forth in clause (y) above plus amounts withdrawn from the Reserve Account during or with respect to the related Collection Period and allocable to interest with respect to a Simple Interest Receivable is greater than the amount set forth in clause (x) above with respect to a Simple Interest Receivable, this amount shall be distributed to the Servicer on the related Distribution Date to reimburse the Servicer for previous unreimbursed Advances with respect to that Simple Interest Receivable. Before a Simple Interest Receivable becomes a Liquidated Receivable, this reimbursement will only be from accrued interest due from the Obligor under that Receivable. Collections on an Actuarial Receivable made during a Collection Period shall be applied first to repay any unreimbursed Advances on that Actuarial Receivable.

         In addition, on the Business Day before each Distribution Date the Trustee shall withdraw from the Reserve Account an amount equal to the amount of any outstanding Advances on Liquidated Receivables to the extent not recovered from Liquidation Proceeds.

         The Servicer will deposit all Advances with respect to any Distribution Date into the Collection Account on the Business Day before each Distribution Date.

Collections on Actuarial Receivables

         To the extent that collections on an Actuarial Receivable during a Collection Period exceed the outstanding Advances on the Actuarial Receivable, the collections shall then first be applied to the scheduled payment on that Receivable. If any collections remaining after the scheduled payment is made are insufficient to prepay the Actuarial Receivable in full, then, the remaining collections (the "Payaheads") shall be transferred to and kept in the Payahead Account, until a later Collection Period where the collections may be transferred to the Collection Account and applied either to the scheduled payment or to prepay the Actuarial Receivable in full. The scheduled payment with respect to an Actuarial Receivable is that portion of the payment required to be made by the related Obligor during each calendar month sufficient to amortize the principal balance of that Actuarial Receivable under the actuarial method over the term of the Actuarial Receivable and to provide interest at the APR of that Actuarial Receivable. Notwithstanding the foregoing, so long as the Servicer is not required to remit collections to the Collection Account within two Business Days of receipt, the Servicer will not be required to deposit Payaheads to the Payahead Account but shall be required to deposit Payaheads to the Collection Account as described above.

         Subordination Of The Class B Certificates. The rights of the Class B Certificateholders to receive distributions with respect to the Receivables will be subordinated to the rights of the Class A Certificateholders to the extent described below. This subordination is intended to enhance the likelihood of timely receipt by Class A Certificateholders of the full amount of interest and principal required to be paid to them, and to afford such Class A Certificateholders limited protection against losses in respect of the Receivables.

         No distribution will be made to the Class B Certificateholders on any Distribution Date in respect of interest until the full amount of interest on the Class A Certificates payable on such Distribution Date has been distributed to the Class A Certificateholders. No distribution will be made to the Class B Certificateholders on any Distribution Date in respect of principal until the full amount of interest on and principal of the Class A Certificates and interest on the Class B Certificates payable on such Distribution Date has been distributed to the Class A Certificateholders and the Class B Certificateholders, respectively. Distributions of interest on the Class B Certificates, however, to the extent of collections on or in respect of the Receivables allocable to interest and certain available amounts on deposit in the Reserve Account, will not be subordinated to the payment of principal of the Class A Certificates.

         Reserve Account. In the event of delinquencies or losses on the Receivables, the protection afforded to the Class A Certificateholders will be effected both by the preferential right of the Class A Certificateholders to receive current distributions with respect to the Receivables, to the extent described above under "-- Subordination of the Class B Certificates," prior to any distribution being made on a Distribution Date to the Class B Certificateholders, and to receive amounts on deposit in the Reserve Account. Amounts on deposit in the Reserve Account will also be generally available to cover shortfalls in required distributions to the Class B Certificateholders, in respect of interest, after payment of interest on the Class A Certificates and, in respect of principal, after payment of interest on and principal of the Class A Certificates and interest on the Class B Certificates. The Reserve Account will not be a part of or otherwise includible in the Trust and will be a segregated trust account held by the Collateral Agent for the benefit of the Certificateholders.
         On the Closing Date, the Depositor will deposit $_____ (_____% of the Initial Pool Balance) (the "Reserve Account Initial Deposit") into the Reserve Account. The Reserve Account Initial Deposit will be augmented on each Distribution Date by deposit in the Reserve Account of Collections remaining after distribution of the Servicing Fee and amounts to be paid to Class A Certificateholders and Class B Certificateholders as described above under "--Distributions on Certificates." To the extent that amounts on deposit in the Reserve Account after distributions on a Distribution Date exceed the Specified Reserve Account Balance, such excess will be released first, to the Servicer (if the Servicer is _____), in an amount equal to the Non-Affiliated Servicing Fee, together with any portion of the Non-Affiliated Servicing Fee that remains unpaid from prior Distribution Dates, and second, to the Depositor. Upon any such release to the Depositor of amounts from the Reserve Account, neither the Class A Certificateholders nor the Class B Certificateholders will have any further rights in, or claims to, such amounts.

         "Specified Reserve Account Balance" with respect to any Distribution Date will equal _____% of the Pool Balance as of the last day of the related Collection Period, but in any event will not be less than the lesser of:

          (1)  _____(_____% of the Initial Pool Balance), and

          (2)  the Pool Balance;

         Provided, that if the Average Net Loss Ratio exceeds _____% or the Average Delinquency Percentage exceeds _____% on a Distribution Date, beginning with the _____ Distribution Date, the Specified Reserve Account Balance for the Distribution Date shall be calculated using a percentage of _____%.

         "Aggregate Net Losses" means, for any Distribution Date, the amount equal to (1) the aggregate Principal Balance of all Receivables that became Liquidated Receivables during the related Collection Period minus (2) the Liquidation Proceeds allocable to principal collected during the related Collection Period with respect to any Liquidated Receivables.

         "Average Delinquency Percentage" means, for any Distribution Date, the average of the Delinquency Percentages for the Distribution Date and the preceding two Distribution Dates.

         "Average Net Loss Ratio" means, for any Distribution Date, the average of the Net Loss Ratios for the Distribution Date and the preceding two Distribution Dates.

         "Delinquency Percentage" means, for any Distribution Date, the sum of the outstanding Principal Balances of all Receivables which are 60 days or more delinquent, including Receivables relating to Financed Vehicles that have been repossessed, as of the close of business on the last day of the Collection Period immediately preceding the Distribution Date, determined in accordance with the Servicer's normal practices, this sum expressed as a percentage of the Pool Balance as of the close of business on the last day of the related Collection Period.

         "Liquidation Proceeds" means with respect to any Receivable,

          (1)  insurance proceeds,

          (2) the monies collected during a Collection Period from whatever source on a Liquidated Receivable and

          (3) proceeds of a Financed Vehicle sold after repossession, in each case, net of any liquidation expenses and payments required by law to be remitted to the Obligor.

         "Net Loss Ratio" means, for any Distribution Date, an amount expressed as a percentage, equal to the product of (A) twelve and (B) (1) the Aggregate Net Losses for the Distribution Date, divided by (2) the average of the Pool Balances on each of the first day of the related Collection Period and the last day of the related Collection Period.

         The Specified Reserve Account Balance may be reduced to a lesser amount; provided, that the reduction may not adversely affect any rating of the Certificates by a Rating Agency.

         In no circumstances will the Depositor be required to deposit any amounts in the Reserve Account other than the Reserve Account Initial Deposit to be made on the Closing Date.

         Amounts held from time to time in the Reserve Account will continue to be held for the benefit of the Certificateholders and may be invested in Eligible Investments. Any loss on an investment will be charged to the Reserve Account. Any investment earnings, net of losses, will be paid to the Depositor.

         The time necessary for the Reserve Account to reach and maintain the Specified Reserve Account Balance at any time after the date of issuance of the Certificates will be affected by the delinquency, credit loss and repossession and prepayment experience of the Receivables and, therefore, cannot be accurately predicted.

         If on any Distribution Date the protection afforded the Class A Certificates by the Class B Certificates and by the Reserve Account is exhausted, the Class A Certificateholders will directly bear the risks associated with ownership of the Receivables. If on any Distribution Date amounts on deposit in the Reserve Account have been depleted, the protection afforded the Class B Certificates by the Reserve Account will be exhausted and the Class B Certificateholders will directly bear the risks associated with ownership of the Receivables.

         None of the Class B Certificateholders, the Trustee, the Servicer, the Seller or the Depositor will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the Class A Certificateholders.

Termination

         The Servicer will be permitted, at its option, in the event that the Pool Balance as of the last day of a Collection Period has declined to 10% or less of the Initial Pool Balance, to purchase from the Trust, on any Distribution Date occurring in a subsequent Collection Period, all remaining Receivables in the Trust at a purchase price equal to the sum of the Class A Principal Balance and the Class B Principal Balance plus accrued and unpaid interest at the applicable Pass-Through Rates. The exercise of this right will effect an early retirement of the Certificates. See "Description of the Transfer and Servicing Agreements--Termination" in the Prospectus.

Duties of the Trustee

         The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates, other than the execution and authentication of the Certificates, the Receivables or any related documents, and will not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Certificates or the Receivables, or the investment of any monies by the Servicer before the monies are deposited into the Collection Account. The Trustee will not independently verify the Receivables. If no Event of Servicing Termination (as described in the Prospectus) has occurred and is continuing, the Trustee will be required to perform only those duties specifically required of it under the Agreement. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Trustee under the Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Agreement. The Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Agreement which failure constitutes an Event of Servicing Termination unless a responsible officer of the Trustee obtains actual knowledge of the failure as specified in the Agreement.

         The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Agreement or to make any investigation of matters arising under the Agreement or to institute, conduct or defend any litigation under the Agreement or in relation to the Agreement at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred in or by an exercise of the Trustee's rights or powers or an investigation. No Class A Certificateholder or Class B Certificateholder will have any right under the Agreement to institute any proceeding with respect to the Agreement, unless the holder has given the Trustee written notice of default and unless, with respect to the Class A Certificates, the holders of Class A Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates or, with respect to the Class B Certificates, the holders of Class B Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class B Certificates, have made a written request to the Trustee to institute a proceeding in its own name as Trustee under the Agreement and have offered to the Trustee reasonable indemnity, and the Trustee for 30 days has neglected or refused to institute any proceedings.

The Trustee

         ___________________, a ________ banking corporation, will act as
Trustee under the Agreement. The Trustee, in its individual capacity or otherwise, and any of its affiliates, may hold Certificates in their own names or as pledgee. In addition, for the purpose of meeting the legal requirements of some jurisdictions, the Servicer and the Trustee, acting jointly, or in some instances, the Trustee, acting alone, will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement will be conferred or imposed upon the Trustee and the co-trustee or separate trustee jointly, or, in any jurisdiction where the Trustee is incompetent or unqualified to perform certain acts, singly upon the co-trustee or separate trustee who shall exercise and perform these rights, powers, duties and obligations solely at the direction of the Trustee.

         The Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent or is placed in receivership or similar proceedings. In these circumstances, the Servicer will be obligated to appoint a successor trustee. However, any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

         The Agreement will provide that the Servicer will pay the Trustee's fees. The Agreement will also provide that the Trustee will be entitled to indemnification by the Depositor for, and will be held harmless against, any loss, liability or expense incurred by the Trustee not resulting from the Trustee's own willful misfeasance, bad faith or negligence. Indemnification will be unavailable to the Trustee to the extent that any loss, liability or expense results from a breach of any of the Trustee's representations or warranties set forth in the Agreement, and for any tax, other than those for which the Depositor or the Servicer is required to indemnify the Trustee.

         The Trustee's Corporate Trust Office is located at 450 West 33rd St., 14th Floor, New York, NY 10001. The Depositor, the Servicer, the Seller and their respective affiliates may have other banking relationships with the Trustee and its affiliates in the ordinary course of their business.

         In the Agreement, ___________________ will agree to perform certain bond administration, distribution obligations and custodial functions on behalf of the Trustee and to act as successor servicer if _____ is removed as servicer. In performing these functions, ___________________ will be entitled to all of the rights, powers and indemnities afforded to the Trustee under the Agreement.

                        FEDERAL INCOME TAX CONSIDERATIONS

         The following is a general summary of some of the related Federal income tax consequences of the purchase, ownership and disposition of the Certificates. This discussion does not address every aspect of the Federal income tax laws that may be relevant to holders of Certificates in light of their personal investment circumstances or to particular types of Certificateholders subject to special treatment under the Federal income tax laws, including, without limitation, banks and thrifts, insurance companies, dealers in securities, foreign investors, regulated investment companies, individuals, trusts and estates and pass-through entities, the equity holders of which are any of the foregoing. This discussion is directed to prospective purchasers who purchase Certificates in the initial distribution of the Certificates and who hold the Certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Prospective purchasers are urged to consult their own tax advisors in determining the Federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Certificates.

         Upon the issuance of the Certificates, Skadden, Arps, Slate, Meagher & Flom LLP, special income tax counsel ("Federal Income Tax Counsel"), will deliver its opinion to the effect that, under then current law, assuming compliance with the Agreement, the Trust will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, each Certificateholder will be subject to federal income taxation as if it owned directly its interest in each asset owned by the Trust and paid directly its share of expenses paid by the Trust. Certain individuals, estates, trusts and partnerships may be limited in their ability to fully deduct the expenses of the Trust. See "Material Federal Income Tax Consequences" in the Prospectus for a discussion of those limits.

         For federal income tax purposes, the Depositor will be deemed to have retained a fixed portion of the interest due on each Receivable (the "Spread"). The Spread will be treated as "stripped coupons" within the meaning of Section 1286 of the Internal Revenue Code of 1986, as amended (the "Code"). The Servicer may also be deemed to have retained a "stripped coupon" if and to the extent that the Servicing Fee is determined to be unreasonable. In addition, because the Class B Pass-Through Rate exceeds the Class A Pass-Through Rate, a portion of the interest accrued on each Receivable will be treated as a "stripped coupon" purchased by the Class B Certificateholders. Accordingly, each Class A Certificateholder will be treated as owning its pro rata percentage interest in the principal of, and interest payable on, each Receivable (minus the portion of the interest payable on such Receivable that is treated as Spread, as a stripped coupon retained by the Servicer or as a stripped coupon purchased by the Class B Certificateholders), and such interest in each Receivable will be treated as a "stripped bond" within the meaning of Section 1286 of the Code. Similarly, each Class B Certificateholder will be treated as owning its pro rata percentage interest in the principal of each Receivable, plus a disproportionate share of the interest payable on each Receivable.

Class A Certificateholders

         Because the Class A Certificates represent stripped bonds, they will be subject to the original issue discount ("OID") rules of the Code. Accordingly, the tax treatment of a Class A Certificateholder will depend upon whether the amount of OID on a Class A Certificate is less than a statutorily defined de minimis amount. See "Material Federal Income Tax Consequences -- Grantor Trusts--Stripped Certificates" in the prospectus for a discussion regarding the calculation of OID, if any, on stripped bonds.

         If the amount of OID is de minimis under the OID provisions of the Code, the Class A Certificates would not be treated as having OID. Each Class A Certificateholder would be required to report on its federal income tax return its share of the gross income of the Trust, including interest and certain other charges accrued on the Receivables and any gain upon collection or disposition of the Receivables (but not including any portion of the Receivables treated as "stripped coupons" as described above that are treated as owned by other parties). Such gross income attributable to interest on the Receivable would exceed the Class A Pass-Through Rate by an amount equal to the Class A Certificateholder's share of the expenses of the Trust for the period during which it owns a Class A Certificate. As indicated above, a Class A Certificateholder generally would be entitled to deduct its share of expenses of the Trust, subject to certain limitations that apply in the case of Certificateholders that are individuals, trusts, estates or partnerships. Any amounts received by a Class A Certificateholder from the Reserve Account or from the subordination of the Class B Certificates will be treated for federal income tax purposes as having the same character as the payments they replace. A Class A Certificateholder would report its share of the income of the Trust under its usual method of accounting. Accordingly, interest would be includable in a Certificateholder's gross income when it accrues on the Receivables, or, in the case of Certificateholders who are cash basis taxpayers, when received by the Servicer on behalf of Certificateholders. The actual amount of discount on a Receivable would be includable in income as principal payments are received on the Receivables.

         If OID relating to a Class A Certificate is not de minimis, a Class A Certificateholder will be required to include in income, in addition to the amounts described above, any OID as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield on the Receivables.

         Although the Trustee intends to account for OID, if any, reportable by holders of Class A Certificates by reference to the price paid for a Class A Certificate by an initial purchaser, the amount of OID may differ for subsequent purchasers. Such subsequent purchasers should consult their tax advisers regarding the proper calculation of OID on the interest in the Receivables represented by a Class A Certificate.

Class B Certificateholders

         In General. Except as described below, it is believed that the Class B Certificateholders will be subject to tax in the same manner as Class A Certificateholders. However, no federal income tax authorities address the precise method of taxation of an instrument such as the Class B Certificates and Federal Income Tax Counsel cannot opine on this issue. In the absence of applicable authorities, the Trustee intends to report income to Class B Certificateholders in the manner described below.

         Each Class B Certificateholder will be treated as owning: (x) the Class B Percentage of each Receivable plus (y) a disproportionate portion of the interest on each Receivable (not including the Spread). Income will be reported to a Class B Certificateholder based on the assumption that all amounts payable to the Class B Certificateholders are taxable under the coupon stripping provisions of the Code and treated as a single obligation. In applying those provisions, the Trustee will take the position that a Class B Certificateholder's entire share of the interest on a Receivable will qualify as "qualified stated interest." Thus, except to the extent modified by the effects of subordination of the Class B Certificates, as described below, income will be reported to Class B Certificateholders in the manner described above for holders of the Class A Certificates.

Effect of Subordination

         If the Certificateholders of one Class of Certificates receive distributions of less than their share of the Trust's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the Certificates, it is believed that such Certificateholders would probably be treated for federal income tax purposes as if they had:

          (1)  received as distributions their full share of such receipts,

          (2) paid over to the Certificateholders of the other Class of Certificates an amount equal to such Shortfall Amount, and

          (3) retained the right to reimbursement of such amounts to the extent of future collections otherwise available for deposit in the Reserve Account.

         Federal Income Tax Counsel cannot, however, opine to such treatment.

         Under this treatment, (x) Class B Certificateholders would be required to accrue as current income any interest, OID income, or (to the extent paid on the Receivables) accrued market discount of the Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the Class A Certificateholders, (y) a loss would only be allowed to the Class B Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it became clear that that amount would not be available from any source to reimburse such loss), and (z) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Class B Certificateholders because such amount was previously included in income.

         Those results should not significantly affect the inclusion of income for Class B Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Class B Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions are unclear and all Class B Certificateholders are encouraged to consult their tax advisors regarding such character and timing.

         All Certificateholders should see "Material Federal Income Tax Consequences" in the Prospectus for a more detailed discussion of the material federal income tax consequences of the purchase, ownership and disposition of the Certificates.

                       STATE AND LOCAL TAX CONSIDERATIONS

         The discussion under "Federal Income Tax Considerations" above does not address the tax consequences of purchase, ownership or disposition of the Certificates under any state or local tax law. We recommend that investors consult their own tax advisors regarding state and local tax consequences.

                              ERISA CONSIDERATIONS

         ERISA and Section 4975 of the Internal Revenue Code contain provisions that may affect a fiduciary of an employee benefit plan or other plan or arrangement, such as an individual retirement account. Plans, insurance companies or other persons investing Plan Assets (see "ERISA Considerations" in the prospectus) should carefully review with their legal counsel whether owning Certificates is permitted under ERISA or Section 4975 of the Internal Revenue Code.

         As stated in the prospectus, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code, or any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a "Plan"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Section 406 of ERISA and Section 4975 of the Code imposes excise taxes upon such persons. Goldman, Sachs & Co., the servicer, the trustee, the indenture trustee and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include the underlying assets of a related trust (i.e., the Receivables) and not merely an interest in the securities issued by such Trust, transactions occurring in the management of such assets might constitute prohibited transactions and the fiduciary investment standards of ERISA could apply to the assets of the related Trust, unless a statutory, regulatory or administrative exception or exemption applies.

         In 29 C.R.F ss. 2510.3-101 (the "Plan Assets Regulation"), the U.S. Department of Labor ("DOL") has defined what constitutes "plan assets" for purposes of ERISA and Section 4975 of the Code. In general, the Plan Assets Regulation provides that if a Plan makes an investment in an "equity interest" in an entity that is neither a publicly-offered security nor a security issued by an investment company registered under the Investment Company Act of 1940, an undivided portion of the assets of the entity will be considered the assets of such Plan unless the entity is an operating company or equity participation in the entity by benefit plan investors is not significant.

         The certificates constitute equity interests for purposes of the Plan Assets Regulation and do not satisfy the criteria established by the DOL for publicly-offered securities. The Issuer is not a registered investment company and the Trust is not an operating company. There can be no assurance that equity participation by benefit plan investors will not be significant in any of the related trusts that offer equity interests.

         Accordingly, (i) a Plan may be deemed to have acquired an interest in the underlying assets of a Trust and not merely an interest in the securities,
(ii) the fiduciary investment standards of ERISA could apply to such assets and
(iii) transactions occurring in the course of managing, operating and servicing such Trust and its underlying assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

         Underwriter Exemption. The underwriter exemption, as described under "ERISA Considerations -- Underwriter's Exemption" in the prospectus (the "Exemption"), may provide an exemption from certain restrictions imposed by ERISA or Section 4975 of the Internal Revenue Code and may permit a Plan to own, or Plan assets to be used to purchase, the Certificates. However, the Exemption contains several conditions, including the requirement that an affected Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Depositor believes that the Exemption will apply to the acquisition, holding and resale of the Certificates by a Plan and that all conditions of the Exemption other than those within the control of the investors have been or will be met.

         The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code and
Section 502(i) of ERISA certain transactions relating to the initial purchase, holding and subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements set forth in the Exemption. The receivables covered by the Exemption include motor vehicle installment obligations such as the Receivables. The Exemption, as amended, permits Plans to purchase and hold subordinate securities, such as the Class B Certificates, if they are issued in a Designated Transaction and are rated in one of the four highest generic rating categories at the time of acquisition. See "ERISA Considerations -- Underwriter Exemption" in the prospectus.

         The trust agreement will require that if conditions of the exemption that are within the control of investors are not satisfied, the Plan, or other purchaser acting on its behalf or with Plan assets, will:

               (i) indemnify and hold harmless Goldman, Sachs & Co., the Trustee, the Servicers, the Underwriter and the Trust from and against all liabilities, claims, costs or expenses incurred by them as a result of the purchase; and

               (ii) be disregarded as purchaser and the immediately preceding permitted beneficial owner will be treated as the beneficial owner of that certificate.

         If the general conditions of the Exemption are satisfied, it may provide relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA as well as the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer or holding of the Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Certificates an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

         If certain specific conditions of the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(l) and (b)(2) and 407(a) of ERISA and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with the direct or indirect sale, exchange, transfer or holding of Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan other than an Excluded Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Certificates is (a) an Obligor with respect to 5% or less of the fair market value of the Receivables or (b) an affiliate of such person.

         The Exemption also may provide relief from the restriction imposed by Sections 406(a) and 407(a) of ERISA and the taxes imposed by Section 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or a disqualified person with respect to an investing Plan by virtue of providing services to a Plan (or by virtue of having certain specified relationships to such a person) solely as a result of such Plan's ownership of Certificates.

         Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "securities" for purposes of the Exemption and (b) that the specific conditions set forth in Section II of the Exemption and the other requirements set forth in the Exemption will be satisfied.

         General. Any fiduciary or other investor of Plan assets that proposes to own the offered certificates on behalf of or with Plan assets of any Plan should consult with legal counsel about: (i) whether the specific and general conditions and the other requirements in the underwriter's exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the application of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the prospectus.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the Underwriting agreement relating to the Certificates (the "Underwriting Agreement"), the Depositor has agreed to sell to _____ and Goldman, Sachs & Co. (together, the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal amount of Class A Certificates and Class B Certificates set forth opposite its name below, subject to the satisfaction of certain conditions precedent.

                                   Principal Amount         Principal Amount
                                    Of Class A                Of Class B
Underwriter                         Certificates              Certificates
-----------                         ------------              ------------
_____........................
Goldman, Sachs & Co..........
     Total...................


         The Depositor has been advised by the Underwriters that the Underwriters propose to offer the Certificates to the public initially at the public offering prices set forth on the cover page of this Prospectus, and to certain dealers at these prices less a concession of _____% per Class A Certificate and _____% per Class B Certificate; that the Underwriters and these dealers may allow a discount of ____% per Class A Certificate and _____% per Class B Certificate on the sale to certain other dealers; and that after the initial public offering of the Certificates, the public offering prices and the concessions and discounts to dealers may be changed by the Underwriters.

         Until the distribution of the Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the prices of the Certificates. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such Certificates.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of purchases for these purposes.

         Neither the Depositor nor either Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Certificates. In addition, neither the Depositor nor either Underwriter makes any representation that either Underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

         Goldman, Sachs & Co. is an affiliate of the Depositor and the Seller.

         This Prospectus Supplement may be used by Goldman, Sachs & Co., an affiliate of the Depositor, in connection with offers and sales relating to market-making transactions in the Certificates in which Goldman, Sachs & Co. acts as principal. Goldman, Sachs & Co. may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

         The Depositor has agreed to indemnify the Underwriters against particular liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect of these liabilities. In the opinion of the Commission, this indemnification is against public policy as expressed in the Securities Act and, may, therefore, be unenforceable.

         The Trustee or the Collateral Agent, as applicable, may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from either of the Underwriters.

                                     RATINGS

         It is a condition to the issuance of the Class A Certificates that the Class A Certificates be rated "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and "Aaa" by Moody's Investors Service, Inc. ("Moody's") (each, a "Rating Agency"). It is a condition to the issuance of the Class B Certificates that the Class B Certificates be rated at least "AA" by S&P and "A3" by Moody's. The ratings of the Class A Certificates will be based primarily on the Receivables, the Reserve Account, and the terms of the Certificates, including the subordination provided by the Class B Certificates. The ratings of the Class B Certificates will be based primarily on the Receivables and the Reserve Account. The ratings of the Certificates should be evaluated independently from similar ratings on other types of securities. The ratings do not address the possibility that Certificateholders may suffer a lower than anticipated yield.

         There can be no assurance that any rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn by the assigning Rating Agency if, in its judgment, circumstances so warrant. In the event that the rating initially assigned to any of the Certificates is subsequently lowered or withdrawn for any reason, no person or entity will be obligated to provide any additional credit enhancement with respect to these certificates. There can be no assurance whether any other rating agency will rate any of the Certificates, or if one does, what rating would be assigned by any other rating agency. A security rating is not a recommendation to buy, sell or hold securities.

                                  LEGAL MATTERS

         Some legal matters relating to the Certificates and some related federal income tax and other matters will be passed upon for the Seller by _____. Some legal matters relating to the Certificates will be passed upon for the Underwriter and the Company by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

         The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                 INDEX OF TERMS

         Set forth below is a list of the defined terms used in this prospectus supplement and the pages on which the definitions of these terms may be found.

ABS.........................................................................S-18
ABS Table...................................................................S-18
Actuarial Receivables.......................................................S-16
Advance.....................................................................S-28
Aggregate Net Losses........................................................S-30
Agreement...................................................................S-12
APR.........................................................................S-16
Average Delinquency Percentage..............................................S-30
Average Net Loss Ratio......................................................S-31
Balloon Receivables.........................................................S-14
Base Servicing Fee..........................................................S-22
Business Day................................................................S-21
Certificateholders..........................................................S-12
Class A Certificates........................................................S-12
Class A Distribution Account................................................S-21
Class A Interest Carryover Shortfall........................................S-26
Class A Interest Distribution...............................................S-26
Class A Monthly Principal...................................................S-26
Class A Pass-Through Rate...................................................S-26
Class A Principal Carryover Shortfall.......................................S-26
Class A Principal Distribution..............................................S-27
Class B Certificates........................................................S-12
Class B Distribution Account................................................S-21
Class B Interest Carryover Shortfall........................................S-27
Class B Interest Distribution...............................................S-27
Class B Monthly Interest....................................................S-27
Class B Monthly Principal...................................................S-27
Class B Pass-Through Rate...................................................S-27
Class B Percentage..........................................................S-21
Class B Principal Balance...................................................S-27
Class B Principal Carryover Shortfall.......................................S-27
Class B Principal Distribution..............................................S-28
Closing Date................................................................S-13
Code........................................................................S-34
Collateral Agent............................................................S-12
Collection Account..........................................................S-21
Collections.................................................................S-22
Cram Down Loss..............................................................S-26
Cutoff Date.................................................................S-12
Dealer Agreements...........................................................S-12
Dealers.....................................................................S-12
Delinquency Percentage......................................................S-31
Depositor...................................................................S-12
Determination Date..........................................................S-22
Distribution Date...........................................................S-21
Federal Income Tax Counsel..................................................S-34
Final Scheduled Maturity Date...............................................S-14
Financed Vehicles...........................................................S-12
Initial Class A Principal Balance...........................................S-20
Initial Class B Principal Balance...........................................S-20
Initial Pool Balance........................................................S-13
Interest Collections........................................................S-23
Interest Period.............................................................S-21
Liquidated Receivables......................................................S-28
Liquidation Proceeds........................................................S-23
Moody's.....................................................................S-40
Motor Vehicle Loans.........................................................S-14
Net Loss Ratio..............................................................S-31
Non-Affiliated Servicing Fee................................................S-22
Obligors....................................................................S-13
OID.........................................................................S-34
Pass-Through Rate...........................................................S-21
Payahead Account............................................................S-21
Payaheads...................................................................S-29
Pool Balance................................................................S-28
Principal Collections.......................................................S-23
Rating Agency...............................................................S-40
Realized Losses.............................................................S-28
Receivables.................................................................S-12
Record Date.................................................................S-21
Recoveries..................................................................S-23
Reserve Account.............................................................S-21
Reserve Account Initial Deposit.............................................S-30
S&P.........................................................................S-40
Seller......................................................................S-12
Servicer....................................................................S-12
Servicing Fee...............................................................S-22
Servicing Fee Rate..........................................................S-22
Shortfall Amount............................................................S-35
Simple Interest Receivables.................................................S-16
Specified Reserve Account Balance...........................................S-30
Spread......................................................................S-34
Trust.......................................................................S-12
Underwriters..........................................................S-12, S-39
Underwriting Agreement......................................................S-39

                      SUBJECT TO COMPLETION, ______________

                  PROSPECTUS SUPPLEMENT (to prospectus dated )


$______________
VEHICLE TRUST -
                                     ISSUER

                          GS MORTGAGE SECURITIES CORP.

                                    DEPOSITOR


         CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S- OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE OF THE PROSPECTUS.

         For a list of capitalized terms used in this prospectus supplement and the prospectus, see the index of defined terms beginning on page S-__ of this prospectus supplement and on page of the prospectus.

         The notes will represent interests in the trust fund only and will not represent interests in or obligations of any other entity.

         This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

                                    SERVICER

SECURITIES OFFERED

     o    $____________, ___% asset backed notes

     o    $____________, __ % asset backed certificates

ASSETS

     o    Retail automobile receivables

CREDIT ENHANCEMENT

     o    Subordination of the certificates

     o    Reserve account

EXPECTED RATINGS

     o    or equivalent for the notes

     o    or equivalent for the certificates

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ATTACHED PROSPECTUS IS ACCURATE OR COMPLETE. MAKING ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.

         Subject to the satisfaction of certain conditions, the underwriter named below is offering the notes and certificates at the price to public shown. The securities will be delivered in book entry form only on or about.

                                       Underwriting
                      Price to         Discounts and              Proceeds to
                       Public           Commissions            the Depositor(1)
                    -----------       --------------           ----------------
Per Note               _____%             _____%                    _____%
Per Certificate        _____%             _____%                    _____%
Total                 $_____             $_____                   $______


                              GOLDMAN, SACHS & CO.


         The date of this prospectus supplement is ___________.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

         We provide information to you about the securities offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your securities, and (2) this prospectus supplement, which describes the specific terms of your securities.

         IF INFORMATION VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the securities in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the securities will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

         We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

SUMMARY OF TERMS.......................................................S-5

RISK FACTORS...........................................................S-8

FORMATION OF THE TRUST................................................S-12

THE TRUST PROPERTY....................................................S-13

THE RECEIVABLES POOL..................................................S-14

THE SERVICER..........................................................S-17

WEIGHTED AVERAGE LIFE OF THE SECURITIES...............................S-18

USE OF PROCEEDS.......................................................S-20

DESCRIPTION OF THE NOTES..............................................S-20

DESCRIPTION OF THE CERTIFICATES.......................................S-22

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS..................S-23

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS..............S-32

STATE AND LOCAL TAX CONSIDERATIONS....................................S-33

ERISA CONSIDERATIONS..................................................S-33

UNDERWRITING..........................................................S-34

LEGAL MATTERS.........................................................S-35

INDEX OF TERMS........................................................S-36

                                SUMMARY OF TERMS

         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE NOTES, IT IS NECESSARY THAT YOU READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS.

         WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW PRIORITIES, AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU SHOULD READ CAREFULLY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE MAKING ANY INVESTMENT DECISION.

Issuer...............................................  _____ Vehicle Trust _____-_____, a limited purpose Delaware business trust.

Depositor............................................  GS Mortgage Securities Corp..

Servicer.............................................  _______________.

Seller...............................................  _______________.

Owner Trustee........................................  _______________.

Indenture Trustee....................................  ___________________.

Closing Date.........................................  On or about _______________.

Cut-Off Date.........................................  The [close] [opening] of business on  _______________.

Distribution Dates...................................  _______________ of each month or the next business day if the
                                                       _______________ day is not a business day, beginning in _______________.

Record Dates.........................................  Last day of the month prior to a distribution date.

Minimum Denominations................................  $25,000.

Form ................................................  Book-entry.

Interest Accrual Method..............................  30/360.

Final Scheduled Distribution Date....................  _______________ for the notes and _______________ for the certificates.

The Receivables......................................  The receivables are amounts owed by individuals under retail installment sale contracts to purchase or refinance new or used automobiles, including passenger cars, motorcycles, vans, sport utility vehicles, light trucks, trailers or other similar vehicles, purchased from motor vehicle dealers.

                                                       The depositor expects that the receivables will have the following characteristics as of _____, 200_.

                                                       Number of contracts                                         ___________
                                                       Principal Amount                                            $__________
                                                       Annual Percentage Rates                                _____% to _____%
                                                       Weighted Average Annual Percentage Rate                          _____%
                                                       Original term                              _____ months to _____ months
                                                       Weighted Average original term                             _____ months
                                                       Remaining term                             _____ months to _____ months
                                                       Weighted Average remaining term                            _____ months
                                                       New                                                              _____%
                                                       Used                                                             _____%
                                                       States
                                                        -----                                                           -----%
                                                        -----                                                           -----%
                                                       [Balloon Receivables                                            _____%]

                                                       [For approximately __% of the principal amount of the receivables, the amount of the receivable was more than the value of the financed vehicle at the time the loan was made.]

Interest Distributions...............................  On each distribution date, if the trust has sufficient cash, it will pay you the interest accrued on your securities during the related interest period. Interest periods begin on the prior distribution date and run through the day before the current distribution date. The first interest period, however, begins on the closing date and runs through the day before the first distribution date. We will assume that each year has 360 days.

Principal Distributions..............................  The trust will pay all principal collections to the noteholders until the notes are paid in full. The trust will not pay any principal collections to the certificateholders until the notes are paid in full.

Reserve Account......................................  There will be a reserve account to help cover cash flow shortfalls.
                                                       Initially, the account will be $__. On each distribution date amounts remaining after distribution of the total servicing fee and amounts to be paid to the noteholders and certificateholders will be deposited in the reserve account until the amount equals a specified amount.

Optional Termination.................................  When the principal amount of the receivables is 10% or less than it was on the cut-off date, the servicer may buy the receivables. If the servicer does not do so, the indenture trustee will try to sell the receivables to another buyer. In either case, you must receive the principal amount of your securities and all accrued but unpaid interest or the receivables will not be sold.

Tax Status...........................................  Upon the issuance of the notes and the certificates, Skadden, Arps, Slate,
                                                       Meagher & Flom LLP, as federal tax counsel to the depositor, will deliver an opinion that (1) the trust will not be classified as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes and (2) the notes will be characterized as debt for federal income tax purposes.

                                                       Each noteholder, by accepting a note, will agree to treat the notes as indebtedness. Further, the Depositor and the Servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal, state and local income and franchise tax with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders
                                                       (including the Depositor both in its capacity as owner of certificates and as recipient of distributions from the Reserve Account), and the notes being debt of the partnership.

ERISA Considerations.................................  The notes may be purchased by ERISA and other retirement plans if one or more administrative exemptions apply. The certificates may not be purchased by ERISA or other retirement plans. SEE "ERISA CONSIDERATIONS" in this prospectus supplement and the prospectus.

                                  RISK FACTORS

         THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES.


YOU MAY HAVE DIFFICULTY SELLING
YOUR SECURITIES......................................  The securities will not be listed on any securities exchange. As a result, if you want to sell your securities you must locate a purchaser that is willing to purchase those securities. The underwriter intends to make a secondary market for the securities. The underwriter will do so by offering to buy the securities from investors that wish to sell. However, the underwriter will not be obligated to make offers to buy the securities and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay. There have been times in the past where there have been very few buyers of asset backed securities, and there may be such times in the future. As a result, you may not be able to sell your securities when you want to do so or you may not be able to obtain the price that you wish to receive.

CERTAIN FEATURES OF THE
RECEIVABLES POOL MAY RESULT
IN LOSSES ...........................................  There are a number of features of the receivables in the pool that create additional risk of loss, including the following:

CERTAIN OBLIGORS HAVE LITTLE
EQUITY IN THEIR FINANCED
VEHICLES WHICH MAY RESULT IN
MORE SEVERE LOSSES...................................  For approximately _____% of the principal amount of the receivables, the original principal amount of the loan exceeded the cost of the related vehicle. Although each such obligor was required to make a down payment from the obligor's own funds, those obligors have no equity in their vehicles.
                                                       While those borrowers had excellent credit histories at the time, the lack of any equity in the vehicle may make it more likely that those obligors will default if their personal financial conditions change. In addition, if such an obligor defaults and the vehicle is repossessed, the trust is likely to suffer a loss.

THE CONCENTRATION OF THE
RECEIVABLES IN SPECIFIC
GEOGRAPHIC AREAS MAY INCREASE
THE RISK OF LOSS.....................................  Economic conditions in the states where obligors reside may affect the delinquency, loan loss and repossession experience of the trust with respect to the receivables. As of the cut-off date, the billing addresses of the obligors with respect to approximately __%, __%, and __% of the principal amount of the receivables were located in _____, and _, respectively.
                                                       Economic conditions in any state or region may decline over time and from time to time. Because of the concentration of the obligors in certain states, any adverse economic conditions in those states may have a greater effect on the performance of the securities than if the concentration did not exist.

NEWLY ORIGINATED LOANS MAY
BE MORE LIKELY TO DEFAULT
WHICH MAY CAUSE LOSSES...............................  Defaults on automobile loans tend to occur at higher rates during the early years of the automobile loans. Substantially all of the automobile loans will have been originated within months prior to the sale to the trust. As a result, the trust may experience higher rates of default than if the automobile loans had been outstanding for a longer period of time.

[BALLOON RECEIVABLES MAY HAVE A
HIGHER RATES OF DEFAULT WHICH
MAY CAUSE LOSSES.....................................  A balloon receivable has monthly payments that will not fully pay off the loan balance by the maturity date. As a result the borrower usually will have to refinance the balloon receivable in order to pay the amount due. The borrower may not be able to refinance the balloon receivable for any number of reasons, including the level of available interest rates, the age or condition of the vehicle, or the borrower's payment or credit history. The trust will not have any funds to refinance a balloon receivable, and the seller is not obligated to do so.

CERTIFICATES WILL ABSORB CASH
SHORTFALLS AND LOSSES BEFORE
THE NOTES............................................  The certificateholders will not receive any distribution of interest until the full amount of interest on the notes has been paid on each distribution date. The certificateholders will not receive any distributions of principal until the notes have been repaid in full. Holders of the certificates must rely for repayment upon payments on the receivables, and, if and to the extent available, amounts on deposit in the reserve account. If funds in the reserve account are exhausted, the trust will depend solely on current distributions on the receivables to make payments on the securities.
                                                       Delinquent payments on the receivables may result in a shortfall in the distributions on the certificates on any distribution date due to the priority of payments on the notes. Although on each distribution date distributions of interest on the certificates ranks senior to payments of principal of the notes, after an event of default or an acceleration of the notes, the principal amount of the notes must be paid in full prior to the distribution of any amounts on the certificates.

YOUR YIELD TO MATURITY MAY
BE REDUCED BY PREPAYMENTS............................  The pre-tax yield to maturity is uncertain and will depend on a number of factors including the following:

THE RATE OF RETURN OF PRINCIPAL
IS UNCERTAIN.........................................  The amount of distributions of principal of the securities and the time when you receive those distributions depends on the amount and the times at which borrowers make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the receivables.

YOU MAY BE UNABLE TO REINVEST
DISTRIBUTIONS IN COMPARABLE
INVESTMENTS..........................................  Asset backed securities, like the securities, usually produce more returns of principal to investors when market interest rates fall below the interest rates on the receivables and produce less returns of principal when market interest rates are above the interest rates on the receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the securities, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the securities. You will bear the risk that the timing and amount of distributions on your securities will prevent you from attaining your desired yield.

AN EARLY TERMINATION WILL
SHORTEN THE LIFE OF YOUR
INVESTMENT WHICH MAY REDUCE
YOUR YIELD TO MATURITY...............................  If the receivables are sold upon exercise of the servicer's optional termination or the auction call, you will receive the principal amount of your securities plus accrued interest through the related interest period.
                                                       Because your securities will no longer be outstanding, you will not receive the additional interest payments that you would have received had the securities remained outstanding. If you bought your securities at par or at a premium, your yield to maturity will be lower than it would have been if the optional termination or auction call had not been exercised.

WITHDRAWAL OR DOWNGRADING OF
INITIAL RATINGS WILL REDUCE
THE PRICES FOR SECURITIES............................  A security rating is not a recommendation to buy, sell or hold securities.
                                                       Similar ratings on different types of securities do not necessarily mean the same thing. You are encouraged to analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the securities after those securities are issued if that rating agency believes that circumstances have changed. Any subsequent change in rating will likely reduce the price that a subsequent purchaser will be willing to pay for the securities.

THE SECURITIES ARE NOT SUITABLE
INVESTMENTS FOR ALL INVESTORS........................  The securities are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on any specific date. The securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

                             FORMATION OF THE TRUST

The Trust

         [ ] Vehicle Trust is a business trust to be formed by the Depositor under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in the Prospectus. After its formation, the Trust will not engage in any activity other than

          (1) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom,

          (2)  issuing the Certificates and the Notes,

          (3)  making payments on the Certificates and the Notes and

          (4) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

         The Trust will initially be capitalized with equity of $___, excluding amounts deposited in the Reserve Account, representing the initial principal balance of the Certificates. The Notes and Certificates will be transferred by the Trust to the Depositor in exchange for the Receivables. The Certificates and the Notes will be sold to the Underwriter for cash. The Servicer will initially service the Receivables pursuant to a sale and servicing agreement, to be dated as of (the "Sale and Servicing Agreement"), among the Seller, the Depositor, the Trust and the Servicer, and will be compensated for acting as the Servicer. See "Description of the Transfer and Servicing Agreements--Servicing Compensation" in this prospectus supplement and "--Servicing Compensation and Payment of Expenses" in the Prospectus. To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian for the Receivables by the Trust, but will not stamp the Receivables to reflect the sale and assignment of the Receivables to the Trust, nor amend the certificates of title of the Financed Vehicles.

         If the protection provided to the investment of the Securityholders in the Trust by the Reserve Account is insufficient, the Trust will look to the Obligors on the Receivables, and the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables. In such event, there may not be sufficient funds to make distributions with respect to the Securities.

         The Trust's principal offices are in ________, in care of _______, as Owner Trustee, at the address listed below under "--The Owner Trustee."

Capitalization of the Trust

         The following table illustrates the capitalization of the Trust as of the Cut-off Date, as if the issuance and sale of the Notes and the Certificates had taken place on such date:

                     Notes ..............................$
                     Certificates.......................$
                     Total..........................$

The Owner Trustee

         Is the Owner Trustee under the Trust Agreement. is a and its principal offices are located at _____,. The Owner Trustee will perform limited administrative functions under the Trust Agreement, including making distributions from the Certificate Distribution Account. The Owner Trustee's liability in connection with the issuance and sale of the Certificates and the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement.

                               THE TRUST PROPERTY

         The Notes will be collateralized by the Trust Property (other than the Certificate Distribution Account). Each Certificate represents a fractional undivided interest in the Trust. The "Trust Property" will include the Receivables, which were originated indirectly by Dealers and purchased indirectly by the Seller pursuant to agreements with Dealers ("Dealer Agreements"). On the Closing Date, the Depositor will buy the Receivables from the Seller and the Depositor will sell the Receivables to the Trust. The Servicer will, directly or through subservicers, service the Receivables. The Trust Property also includes:

     o all monies received under the Receivables on and after the Cut-off Date and, with respect to Receivables which are Actuarial Receivables, monies received thereunder prior to the Cut-off Date that are due on or after the Cut-off Date;

     o such amounts as from time to time may be held in the Collection Account, the Reserve Account, the Payahead Account, the Note Distribution Account and the Certificate Distribution Account, established and maintained by the Servicer pursuant to the Sale and Servicing Agreement as described below;

     o    security interests in the Financed Vehicles;

     o the rights of the Seller to receive proceeds from claims under certain insurance policies;

     o    the rights of the Trust under the Sale and Servicing Agreement;

     o the rights of the Seller to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering the Financed Vehicles or the retail purchasers of, or other persons owing payments on, the Financed Vehicles (the "Obligors");

     o all right, title and interest of the Seller (other than with respect to any Dealer commission) with respect to the Receivables under the related Dealer Agreements;

     o    rights with respect to any repossessed Financed Vehicles; and

     o    all proceeds (within the meaning of the UCC) of the foregoing.

         The Reserve Account will be maintained in the name of the Indenture Trustee for the benefit of the Noteholders and the Certificateholders.

                              THE RECEIVABLES POOL

Pool Composition

         The Receivables were selected from the Seller's portfolio by several criteria, including, as of the Cut-off Date, the following:

          1. each Receivable has a scheduled maturity of not later than the Final Scheduled Maturity Date;

          2.   each Receivable was originated in the United States of America;

          3. each Receivable has an original term to maturity of not more than _____ months and a remaining term to maturity of _____ months or less as of the Cut-off Date;

          4. approximately _____ % of the Initial Pool Balance was secured by new Financed Vehicles, and approximately _____ % of the Initial Pool Balance was secured by used Financed Vehicles;

          5. each Receivable provides for [either: (a)] level monthly payments which fully amortize the amount financed except, in the case of Simple Interest Receivables, for the last payment, which may be different from the level payment [or (b) substantial principal payments due at the maturity date of the related loan or installment sale contract, these receivables are referred to as "Balloon Receivables")];

          6. each Receivable is not more than _____ days contractually past due as of the Cut-off Date and is not more than _____ months paid ahead;

          7. each Receivable has an outstanding principal balance between $_____ and $_____ ;

          8.   and each Receivable has an APR of no less than _____ %.

         As of the Cut-off Date, no Obligor on any Receivable was noted in the related records of the Servicer as being the subject of any pending bankruptcy or insolvency proceeding. The latest scheduled maturity of any Receivable is not later than. No selection procedures believed by the Depositor to be adverse to Certificateholders or the Noteholders were used in selecting the Receivables.

         The Depositor considers an account past due if any portion of the payment due on a due date is not received by the succeeding due date for that account.

         The composition, distribution by remaining term, distribution by APR, geographic distribution and distribution by remaining principal of the Receivables, in each case, as of the Cut-off Date are set forth in the tables below. The percentages in the following tables may not add to 100% due to rounding.

              Composition Of The Receivables As Of The Cut-Off Date

                                                      New Financed       Used Financed
                                                        Vehicles            Vehicles             Total
Aggregate Principal Balance.......................  $                  $                   $
Number of Receivables.............................  $                  $                   $
Average Principal Balance.........................  $                  $                   $
Average Original Balance..........................  $                  $                   $
Weighted Average Contract Rate....................  %
Contract Rate                                       %-    %            %-    %             %-    %
(Range).....................
Weighted Average Original Term....................  months             months              months
Original Term (Range).............................  to    months       to    months        to    months
Weighted Average Remaining Term...................  months             months              months
Remaining Term (Range)............................  to    months       to    months        to    months



    Distribution By Remaining Term Of The Receivables As Of The Cut-Off Date

              Remaining Term                    Number Of           Aggregate Principal      Percentage Of Original
                 (Range)                       Receivables                Balance                 Pool Balance
Less than 30 months...................                          $                                                 %
30 to 35 months.......................
36 to 41 months.......................
42 to 47 months.......................
48 to 53 months.......................
54 to 59 months.......................
60 to 65 months.......................
66 to 71 months.......................
72 to 77 months.......................
78 t o 89 months......................

Total.................................                          $                                           100.00%

                    Distribution By Annual Percentage Rate Of
                     The Receivables As Of The Cut-Off Date

            Annual Percentage                    Number of          Aggregate Principal     Percentage Of Original
                Rate Range                      Receivables               Balance                Pool Balance
8.00% to below.........................                           $                                               %
8.00% to 8.99%.........................
9.00% to 9.99%.........................
10.00% to 10.99%.......................
11.00% to 11.99%.......................
12.00% to 12.99%.......................
13.00% to 13.99%.......................
14.00% to 14.99%.......................
15.00% to 15.99%.......................
16.00% to 16.99%.......................
17.00% to 17.99%.......................
18.00% to 18.99%.......................
19.00% to 19.99%.......................
20.00% to 20.99%.......................
21.00% to 21.99%.......................
22.00% and above.......................

Total..................................                           $                                         100.00%

        Geographic Distribution Of The Receivables As Of The Cut-Off Date

                                               Number of            Aggregate Principal     Percentage of Original
               State(1)                       Receivables                 Balance                Pool Balance
.....................................                              $                                               %
.....................................
.....................................
.....................................
.....................................
Others (2)..........................

Total...............................                              $                                         100.00%

     (1) Based on billing addresses of the Obligors as of the Cut-off Date, which may differ from the state of origination of the Receivable.

     (2) Includes _____ other states and _____ none of which have a concentration of Receivables in excess of _____ % of the aggregate principal balance.


                 Distribution By Remaining Principal Balance Of
                     The Receivables As Of The Cut-Off Date
            Remaining Principal                   Number of         Aggregate Principal     Percentage of Original
              Balance (Range)                    Receivables              Balance                  Balance
$ 2,500 to $ 4,999..................                               $                                              %
$ 5,000 to $ 7,499
$ 7,500 to $ 9,999
$ 7,500 to $ 9,999
$10,000 to $12,499
$12,500 to $14,999
$15,000 to $17,499
$17,500 to $19,999
$20,000 to $22,499
$22,500 to $24,999
$25,000 to $27,499
$27,500 to $29,999
$30,000 to $32,499
$32,500 to $34,999
$35,000 to $37,499
$37,500 to $39,999
$40,000 to $41,499
$42,500 to $44,999
$45,000 to $47,499
$47,500 to $49,999
$50,000 to $52,499
$52,500 to $54,999

Total                                                              $                                        100.00%

         As of the Cut-off Date, approximately % of the aggregate principal balance of the Receivables, constituting % of the number of Receivables, were between 1 payment and payments paid-ahead.

         As of the Cut-off Date, approximately __% of the aggregate principal balance of the Receivables, constituting __% of the number of Receivables, are Actuarial Receivables. "Actuarial Receivables" are receivables that provide for amortization of the amount financed over a series of fixed, level-payment monthly installments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of an amount of interest equal to 1/12 of the Annual Percentage Rate ("APR") of the amount financed multiplied by the unpaid principal balance of the amount financed, and an amount of principal equal to the remainder of the monthly payment.

         As of the Cut-off Date, approximately __% of the aggregate principal balance of the Receivables, constituting __% of the number of Receivables, are Simple Interest Receivables. "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment includes an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

         If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, under the terms of the motor vehicle retail installment sale contract or loan agreement, as the case may be, a "refund" or "rebate" will be made to the borrower of the portion of the total amount of payments then due and payable under such contract or agreement allocable to "unearned" interest, calculated on the basis of a constant interest rate. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the borrower is required to pay interest only to the date of prepayment. The amount of a rebate under an Actuarial Receivable generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

         The Servicer may accede to an Obligor's request to pay scheduled payments in advance, in which event the Obligor will not be required to make another regularly scheduled payment until the time a scheduled payment not paid in advance is due. The amount of any payment (which are not amounts representing Payaheads) made in advance will be treated as a principal prepayment and will be distributed as part of the Principal Distribution Amount in the month following the Collection Period in which the prepayment was made.

                                  THE SERVICER

         The Servicer is ________. [Insert description of the Servicer.]

                             Delinquency Experience
                             (Dollars In Thousands)
                                                                                              At December 31,
                               -----------------------------------------------------------------------------------
                                Number                      Number                        Number
                                 of                           of                           of
                                Loans   Dollars  Percent    Loans    Dollars   Percent    Loans   Dollars  Percent
                               ------- --------- --------- ------- ---------- --------- --------- -------- -------
Principal Amount
  Outstanding (1)............
Delinquencies (2)............
  30-59 Days.................
  60-89 Days.................
  90-119 Days................
  over 120 days..............
Total Delinquencies as a
Percentage of the Total
Amount Outstanding...........

                                                      At December 31,
                               --------------------------------------------------------
                                Number            Number
                                 of                 of
                                Loans   Dollars   Loans    Loans     Dollars   Percent
                               ------- --------- ------- ---------- --------- ---------
Principal Amount
  Outstanding (1)............
Delinquencies (2)............
  30-59 Days.................
  60-89 Days.................
  90-119 Days................
  over 120 days..............
Total Delinquencies as a
Percentage of the Total Amount
Outstanding..................

(1) Principal Amount Outstanding is the aggregate remaining principal balance of all Receivables serviced, net of unearned interest.

(2) The period of delinquency is based on the number of days scheduled payments are contractually past due. Includes repossessions on hand which have not been charged-off. A receivable is 30 days contractually past due if a scheduled payment has not been received by the subsequent calendar month's scheduled payment date.

                     WEIGHTED AVERAGE LIFE OF THE SECURITIES

         [Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

         As the rate of payment of principal of the Notes and in respect of the Certificate Balance will depend on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of the Notes could occur significantly earlier than the Final Scheduled Maturity Date for the Notes. The final distribution in respect of the Certificates also could occur prior to the Final Scheduled Distribution Date for the Certificates. Reinvestment risk associated with early payment of the Notes and the Certificates will be borne exclusively by the Noteholders and the Certificateholders, respectively.

         The table captioned "Percent of Initial Note Principal Balance or Initial Certificate Balance at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the characteristics of the Receivables. The ABS Table assumes that:

          (1) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,

          (2) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days,

          (3) payments on the Notes and distributions on the Certificates are made on each Distribution Date (and each such date is assumed to be the day of each applicable month),

          (4) the balance in the Reserve Account on each Distribution Date is equal to the Specified Reserve Account Balance, and

          (5) the Servicer does not exercise its option to purchase the Receivables. The first two pools have an assumed cut-off date of and the remaining pools have an assumed cut-off date of. --- ---

         The ABS Table sets forth the percent of the initial principal amount of the Notes and the percent of the initial Certificate Balance that would be outstanding after each of the Distribution Dates shown and the corresponding weighted average lives thereof at various constant ABS percentages.

         The ABS Table also assumes that the Receivables have been aggregated into four hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the four pools (which is based on its aggregate principal balance, APR, original term to maturity as of the Cut-off Date) will be such that each pool will fully amortize by the end of its remaining term to maturity.

                       Remaining Term                                         Weighted Average    Weighted Average
                       To Maturity                             Weighted        Original Term     Remaining Term To
                          Range            Aggregate           Average          To Maturity           Maturity
       Pool            (In Months)     Principal Balance    Contract Rate       (In Months)         (In Months)
------------------- ---------------- --------------------- ----------------- ------------------ -------------------
1.................                     $                          %
2.................                     $                          %
3.................                     $                          %
4.................                     $                          %

         The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within each of the four hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the Notes and the Certificates.]

      Percent Of Initial Note Principal Balance At Various ABS Percentages

                                                             Notes
                                                            Assumed                      ABS Percentage(2)
                                                            -------                      -----------------
Distribution Dates                                            %                    %              %           %
Closing Date.....................................            100                  100            100          100
________________________.........................
________________________.........................
]................................................
Weighted Average Life (years)(1).................

(1) The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment of such Note by the number of years from the date of the issuance of such Note to the Distribution Date on which such principal payment is made, (ii) adding the results and (iii) dividing the sum by the initial principal balance of such Note.

(2) An asterisk "*" means a percent of initial Note principal balance of more than zero and less than 0.5%.

         THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.


        Percent Of Initial Certificate Balance At Various ABS Percentages

                                                     Certificates
                                                       Assumed                          ABS Percentage
Distribution Dates                                        %                     %             %             %

Closing Date................................              100                   100           100            100
_______________.............................
_______________.............................
_______________.............................
_______________.............................

         THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                                 USE OF PROCEEDS

         The net proceeds from the sale of the Securities will be applied by the Depositor first, to deposit approximately $ into the Reserve Account and second, the balance to purchase the Receivables and the other Trust Property from the Seller.

                            DESCRIPTION OF THE NOTES

         The Notes will be issued pursuant to the terms of the Indenture, substantially in the form filed as an exhibit to the Registration Statement. The following information summarizes all material provisions of the Notes and the Indenture. The following summary supplements the description of the general terms and provisions of the Notes of any given Series and the related Indenture set forth in the Prospectus, to which description reference is hereby made.

The Notes

         Payments Of Interest. Interest on the outstanding principal amount of the Notes will accrue at the Interest Rate and will be payable to the Noteholders monthly on each Distribution Date, commencing. Interest will accrue from and including the Closing Date (in the case of the first Distribution
Date), or from and including the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date (each representing an "Interest Period"). Interest on the Notes will be calculated on the basis of a 360 day year consisting of twelve 30 day months. Interest payments on the Notes will generally be derived from the Total Distribution Amount remaining after the payment of the Servicing Fee for the related Collection Period and all accrued and unpaid Servicing Fees for prior Collection Periods (the "Total Servicing Fee"). See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement--Reserve Account" in this prospectus supplement. Interest payments to the Noteholders will have the same priority. Under certain circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Distribution Date. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with interest on such amount at the Interest Rate.

         Payments Of Principal. Principal payments will be made to the Noteholders on each Distribution Date in an amount equal to the Noteholders' Percentage of the Principal Distribution Amount in respect of such Collection Period, subject to certain limitations. Principal payments on the Notes will be generally derived from the Total Distribution Amount remaining after the payment of the Total Servicing Fee, the Noteholders' Interest Distributable Amount and the Certificateholders' Interest Distributable Amount; provided, however, that following the occurrence and during the continuation of certain Events of Default or an acceleration of the Notes, the Noteholders will be entitled to be paid in full before the distributions may be made on the Certificates. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement--Reserve Account" in this prospectus supplement.

         The principal balance of the Notes, to the extent not previously paid, will be due on the Note Final Scheduled Distribution Date. The actual date on which the aggregate outstanding principal amount of the Notes is paid may be earlier than the Note Final Scheduled Distribution Date based on a variety of factors.

         Optional Redemption. The Notes will be redeemed in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables when the Pool Balance has declined to 5% or less of the Initial Pool Balance. The redemption price will be equal to the unpaid principal amount of the Notes and the Certificates plus accrued and unpaid interest thereon. See "Description of the Transfer and Servicing Agreements" in the Prospectus.

         Auction Sale. In the event of an Auction Sale, the Notes will be redeemed in an amount equal to the unpaid principal amount of the then outstanding Notes plus accrued and unpaid interest thereon at the Interest Rate. See "Description of the Transfer and Servicing Agreement" in the Prospectus.

         The Indenture Trustee. _________________ will be the Indenture Trustee under the Indenture. The Depositor maintains normal commercial banking relations with the Indenture Trustee.

                         DESCRIPTION OF THE CERTIFICATES

         The Certificates will be issued pursuant to the terms of the Trust Agreement, substantially in the form filed as an exhibit to the Registration Statement. The following information summarizes all material provisions of the Certificates and the Trust Agreement. The following summary supplements the description of the general terms and provisions of the Certificates of any given Series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

The Certificates

         Distributions Of Interest. Certificateholders will be entitled to distributions of interest in an amount equal to accrued interest on the Certificate Balance at the Pass-Through Rate. Such amounts will be distributable monthly on each Distribution Date commencing. [The Certificates will constitute Fixed Rate Securities, as such term is defined under "Certain Information Regarding the Securities--Fixed Rate Securities" in the Prospectus. That interest entitlement will accrue from and including the Closing Date (in the case of the first such Distribution Date) or from the most recent Distribution Date on which interest distributions have been made to but excluding such Distribution Date and will be calculated on the basis of a 360-day year of twelve 30-day months. Interest distributions with respect to the Certificates will be funded from the portion of the Total Distribution Amount remaining after the distribution of the Total Servicing Fee and the Noteholders' Interest Distributable Amount. On any Distribution Date, the Certificateholders' Interest Distributable Amount will equal 30 days' interest at the Pass-Through Rate on the Certificate Balance (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding the first Distribution Date) plus any amounts due but not paid on previous Distribution Dates with interest thereon at the Pass-Through Rate. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement--Reserve Account" herein.

         Distributions Of Principal Payments. Certificateholders will be entitled to distributions of principal on each Distribution Date commencing on the Distribution Date on which the Notes have been paid in full, in an amount equal to the Certificateholders' Percentage of the Principal Distribution Amount in respect of the related Collection Period, subject to certain limitations. Distributions with respect to principal payments will generally be funded from the portion of the Total Distribution Amount remaining after the distribution of the Total Servicing Fee, the Noteholders' Distributable Amount, if any, and the Certificateholders' Interest Distributable Amount. See "Description of the Transfer and Servicing Agreement--Distributions" and "--Credit Enhancement--Reserve Account" in this prospectus supplement.

         On and after any Distribution Date on which the Notes have been paid in full, funds in the Reserve Account will be applied to reduce the Certificate Balance to zero if, after giving effect to all distributions to the Servicer, the Noteholders and the Certificateholders on such Distribution Date, the amount on deposit in the Reserve Account is equal to or greater than the Certificate Balance.

         Subordination Of Certificates. The rights of Certificateholders to receive distributions of interest are subordinated to the rights of Noteholders to receive payments of interest. In addition, the Certificateholders have no right to receive distributions of principal until the principal amount of the Notes has been paid in full. Consequently, funds on deposit in the Collection Account (including amounts deposited therein from the Reserve Account) will be applied to the payment of interest on the Notes before distributions of interest on the Certificates and will be applied to the payment of principal on the Notes before distributions of principal on the Certificates. In addition, following the occurrence of certain Events of Default or an acceleration of the Notes, the Noteholders will be entitled to be paid in full before the Certificateholders are entitled to any distributions.

         Optional Prepayment. If the Servicer exercises its option to purchase the Receivables when the Pool Balance declines to 10% or less of the Initial Pool Balance, Certificateholders will receive an amount in respect of the Certificates equal to the Certificate Balance together with accrued and unpaid interest thereon, which distribution will effect early retirement of the Certificates. See "Description of the Transfer and Servicing Agreements--Termination" in the Prospectus.

         Auction Sale. In the event of an Auction Sale, the Certificates will be prepaid at a price equal to the Certificate Balance plus accrued and unpaid interest thereon at the Pass-Through Rate. See "Description of the Transfer and Servicing Agreements" in the Prospectus.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

         The following information summarizes all material provisions of the Sale and Servicing Agreement, substantially in the form filed as an exhibit to the Registration Statement, pursuant to which the Trust is purchasing and the Servicer is undertaking to service the Receivables and the Trust Agreement pursuant to which the Trust will be created and the Certificates will be issued (collectively the "Transfer and Servicing Agreements"). The following summary supplements the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the Prospectus, to which description reference is hereby made.

Sale and Assignment of Receivables

         Certain information regarding the conveyance of the Receivables by the Seller to the Depositor and by the Depositor to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement is set forth in the Prospectus under "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

Accounts

         [The assets of the Trust will not include a Pre-Funding Account.] All other Accounts referred to under "Description of the Transfer and Servicing Agreements--Accounts" in the Prospectus, as well as a Reserve Account, will be established by the Servicer and maintained with the Indenture Trustee in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders.

Servicing Compensation

         The Servicer will be entitled to receive a fee (the "Servicing Fee") for each Collection Period in an amount equal to the product of one-twelfth of % per annum for so long as ______________ or an affiliate thereof is the Servicer, and % per annum if ____________ or an affiliate thereof is no longer the Servicer (the "Servicing Fee Rate") and the Pool Balance as of the first day of the Collection Period. The "Servicing Fee" will also include such other amounts to be paid to the Servicer as described in the Prospectus. The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates (the "Total Servicing Fee"), will be paid from the Total Distribution Amount. The Total Servicing Fee will be paid prior to the distribution of any portion of the Interest Distribution Amount to the Noteholders or the Certificateholders. See "Description of the Transfer and Servicing Agreement--Servicing Compensation and Payment of Expenses" in the Prospectus.

Distributions

         Deposits To The Collection Account. On or before the earlier of the eighth business day of the month in which a Distribution Date occurs and the fourth business day preceding such Distribution Date (the "Determination Date"), the Servicer will calculate the Total Distribution Amount, the Interest Distribution Amount, the Available Principal, the Principal Distribution Amount, the Total Servicing Fee, the Noteholders' Interest Distributable Amount, the Noteholders' Principal Distributable Amount, the Certificateholders' Interest Distributable Amount, the Certificateholders' Principal Distributable Amount, the Advances, if any, to be made by the Servicer of interest and principal due on the Actuarial Receivables, the amount, if any, to be withdrawn from the Payahead Account and deposited in the Collection Account, the amount, if any, to be withdrawn from the Reserve Account and deposited in the Collection Account and the amount, if any, to be withdrawn from the Reserve Account and paid to the Depositor, in each case, with respect to such Distribution Date.

         On or before each Distribution Date, the Servicer will cause the Indenture Trustee to withdraw from the Payahead Account and

          (1) deposit into the Collection Account in immediately available funds, the portion of Payaheads constituting scheduled payments on Actuarial Receivables or that are to be applied to prepay Actuarial Receivable in full and

          (2) distribute to the Depositor, in immediately available funds, all investment earnings on funds in the Payahead Account with respect to the preceding Collection Period. On or before each Distribution Date the Servicer will deposit any advances for such Distribution Date into the Collection Account.

         On or before the business day preceding each Distribution Date, the Servicer will cause the Interest Distribution Amount and the Available Principal for such Distribution Date to be deposited into the Collection Account. On or before each Distribution Date, the Servicer shall cause the Indenture Trustee to withdraw from the Reserve Account and deposit in the Collection Account an amount (the "Reserve Account Transfer Amount") equal to the lesser of

               (x) the amount of cash or other immediately available funds in the Reserve Account on such Distribution Date (before giving effect to any withdrawals therefrom relating to such Distribution Date) or

               (y)  the amount, if any, by which

                    (A) the sum of the Total Servicing Fee, the Noteholders' Interest Distributable Amount, the Certificateholders' Interest Distributable Amount, the Noteholders' Principal Distributable Amount and the
                         Certificateholders' Principal Distributable Amount for such Distribution Date exceeds

                    (B) the sum of the Interest Distribution Amount and the Available Principal for such Distribution Date.

         The "Interest Distribution Amount" for a Distribution Date will be the sum of the following amounts with respect to any Distribution Date, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and with respect to Actuarial Receivables, in accordance with the actuarial method:

     o that portion of all collections on the Receivables allocable to interest in respect of the preceding Collection Period (including, with respect to Actuarial Receivables, amounts withdrawn from the Payahead Account and allocable to interest and excluding amounts deposited into the Payahead Account and allocable to interest, in each case, in respect of the preceding Collection Period);

     o all proceeds (other than any proceeds from any Dealer commission) ("Liquidation Proceeds") of the liquidation of Liquidated Receivables, net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivables, to the extent attributable to interest due thereon, which became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures;

     o all advances made by the Servicer of interest due on the Actuarial Receivables in respect of the preceding Collection Period;

     o the Purchase Amount of each Receivable that was repurchased by the Seller or purchased by the Servicer during the preceding Collection Period to the extent attributable to accrued interest thereon;

     o all monies collected, from whatever source (other than any proceeds from any Dealer commission), in respect to Liquidated Receivables during any Collection Period following the Collection Period in which such Receivable was written off, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor ("Recoveries"); and

     o    investment earnings for such Distribution Date;

         In calculating the Interest Distribution Amount, the following shall be excluded: all payments and proceeds (including Liquidation Proceeds) of any Receivables

          (1) repurchased by the Seller or purchased by the Servicer, the Purchase Amount of which has been included in the Interest Distribution Amount on a prior Distribution Date and

          (2) received on Actuarial Receivables and distributed to the Servicer, with respect to such Distribution Date, as reimbursement for any unreimbursed advances in accordance with the Sale and Servicing Agreement.

         The "Available Principal" for a Distribution Date will be the sum of the following amounts with respect to any Distribution Date, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and, with respect to Actuarial Receivables, in accordance with the actuarial method:

     o that portion of all collections on the Receivables allocable to principal in respect of the preceding Collection Period (including, with respect to Actuarial Receivables, amounts withdrawn from the Payahead Account and allocable to principal and excluding amounts deposited into the Payahead Account and allocable to principal, in each case, in respect of the preceding Collection Period);

     o Liquidation Proceeds attributable to the principal amount of Receivables which became Liquidated Receivables during the preceding Collection Period in accordance with the Servicer's customary servicing procedures with respect to such Liquidated Receivables;

     o all advances made by the Servicer of principal due on the Actuarial Receivables in respect of the preceding Collection Period;

     o to the extent attributable to principal, the Purchase Amount of each Receivable repurchased by the Seller or purchased by the Servicer during the preceding Collection Period; and

     o partial prepayments on Receivables in respect of the preceding Collection Period relating to refunds of extended service contracts, or of physical damage, credit life, credit accident or health insurance premium, disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor and only to the extent not included in the first bullet point above.

         In calculating the Available Principal, the following shall be excluded: all payments and proceeds (including Liquidation Proceeds) of any Receivables

          (1) repurchased by the Seller or purchased by the Servicer the Purchase Amount of which has been included in the Available Principal on a prior Distribution Date, and

          (2) received on Actuarial Receivables and distributed to the Servicer, with respect to such Distribution Date, as reimbursement for any unreimbursed advances in accordance with the Sale and Servicing Agreement.

         The "Principal Distribution Amount" for a Distribution Date will be the sum of the following amounts with respect to the preceding Collection Period:

          (a) with respect to Simple Interest Receivables, that portion of all collections on the Receivable allocable to principal in respect of the preceding Collection Period and

          (b)  with respect to Actuarial Receivables the sum of

               (i) the amount of all scheduled payments allocable to principal due during the preceding Collection Period and

               (ii) the portion of all prepayments in full allocable to
                    principal received during the preceding Collection Period,

in the case of both (a) and (b) without regard to any extensions or modifications thereof effected after the Cut-off Date, other than with respect to any extensions or modifications in connection with Cram Down Losses during such Collection Period;

          (1) the principal balance of each Receivable that was repurchased by the Seller or purchased by the Servicer in each case during the preceding Collection Period (except to the extent included in (1) above);

          (2) the principal balance of each Liquidated Receivable which became such during the preceding Collection Period (except to the extent included in (1) above);

          (3) partial prepayments on Receivables in respect of the preceding Collection Period relating to refunds of extended service contracts, or of physical damage, credit life, credit accident or health insurance premium, disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor and only to the extent not included in clause
               (1) above; and

          (4) the aggregate amount of Cram Down Losses during such Collection Period.

         Monthly Withdrawals From Collection Account. On each Distribution Date, the Servicer shall instruct the Indenture Trustee to withdraw from the Collection Account and deposit in the Payahead Account in immediately available funds, the aggregate Payaheads collected during the preceding Collection Period. On each Distribution Date, the Servicer shall instruct the Indenture Trustee to make the following withdrawals, based upon the calculations set forth in "Deposits to the Collection Account" above, deposits and distributions, in the amounts and in the order of priority specified below, to the extent of the sum of the Interest Distribution Amount and the Available Principal in respect of such Distribution Date and the Reserve Account Transfer Amount in respect of such Distribution Date (the "Total Distribution Amount"):

          (1) from the Collection Account to the Servicer, from the Total Distribution Amount, the Total Servicing Fee;

          (2) from the Collection Account to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clause (1), the Noteholders' Interest Distributable Amount;

          (3) from the Collection Account to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (1) and (2), the Certificateholders' Interest Distributable Amount;

          (4) from the Collection Account to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clauses (1) through (3), the Noteholders' Principal Distributable Amount;

          (5) from the Collection Account to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (1) through (4), the Certificateholders' Principal Distributable Amount; and

          (6) from the Collection Account to the Reserve Account, any amounts remaining after the application of clauses (1) through (5).

         Notwithstanding the foregoing, following the occurrence and during the continuation of certain Events of Default or an acceleration of the Notes, the Total Distribution Amount remaining after the application of clauses (1) and (2) above will be deposited in the Note Distribution Account to the extent necessary to reduce the principal balance of the Notes to zero.

         On each Distribution Date, all amounts on deposit in the Note Distribution Account will be paid in the following order of priority:

          (a) to the Noteholders, accrued and unpaid interest on the outstanding principal balance of the Notes at the Interest Rate; and

          (b) to the Noteholders in reduction of principal until the principal balance of the Notes has been reduced to zero;

         On each Distribution Date, all amounts on deposit in the Certificate Distribution Account will be distributed to the Certificateholders in the following order of priority:

          (a) to the Certificateholders, accrued and unpaid interest on the Certificate Balance at the Pass-Through Rate; and

          (b) to the Certificateholders in reduction of principal until the principal balance of the Certificates has been reduced to zero.

Related Definitions

         For purposes hereof, the following terms have the following meanings:

         "Collection Period" means, with respect to a Distribution Date, (x) in the case of the initial Distribution Date, the period from and including the Cut-off Date through and including and (y) thereafter, the calendar month preceding the related Distribution Date.

         "Cram Down Loss" means, with respect to a Receivable if a court of appropriate jurisdiction in a bankruptcy or insolvency proceeding shall have issued an order reducing the amount owed on such Receivable or otherwise modifying or restructuring the scheduled payments to be made on such Receivable, an amount equal to:

               (1) the excess of the principal balance of such Receivable immediately prior to such order over the principal balance of such Receivable as so reduced and/or

               (2) if such court shall have issued an order reducing the effective rate of interest on such Receivable, the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured.

         A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

         The "Pool Balance" at any time will represent the aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments (other than Payaheads) received from Obligors, Purchase Amounts and advances to be remitted by the Depositor, the Servicer and the Seller, as the case may be, all for such Collection Period, all losses realized on Receivables that became Liquidated Receivables during such Collection Period and all Cram Down Losses for such Collection Period.

         "Realized Losses" means the excess of the principal balance of a Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

         "Liquidated Receivables" means, Receivables (1) which have been liquidated by the Servicer through the sale of the related Financed Vehicle, (2) as to which all or a portion representing 10% or more of a scheduled payment due is [150] or more days delinquent or (3) with respect to which proceeds have been received which, in the Servicer's judgment, constitute the final amounts recoverable in respect of such Receivable.

         "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

         "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date.

         "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, the product of (x) one-twelfth of the Interest Rate (or, in the case of the first Distribution Date, the Interest Rate multiplied by a fraction, the numerator of which is the number of days elapsed from and including the Closing Date to but excluding such Distribution Date and the denominator of which is 360) and (y) the outstanding principal balance of the Notes on the immediately preceding Distribution Date, after giving effect to all distributions of principal to the Noteholders on such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

         "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Noteholders' Interest Carryover Shortfall on such preceding Distribution Date over the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date, to the extent permitted by law, at the Interest Rate borne by the Notes from such preceding Distribution Date through the current Distribution Date.

         "Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes. In addition, on the Note Final Scheduled Distribution Date, the principal required to be deposited in the Note Distribution Account will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the Notes to zero.

         "Noteholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Noteholders' Percentage of the Principal Distribution Amount.

         "Noteholders' Percentage" means (a) for each Distribution Date until the principal balance of the Notes is reduced to zero, 100%, and (b) zero for each Distribution Date thereafter.

         "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Monthly Principal Distributable Amount and any outstanding Noteholders' Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account.

         "Certificateholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Principal Distributable Amount and the Certificateholders' Interest Distributable Amount.

         "Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

         "Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, the product of (x) one-twelfth of the Pass-Through Rate (or, in the case of the first Distribution Date, the Pass-Through Rate multiplied by a fraction, the numerator of which is the number of days elapsed from and including the Closing Date to but excluding such Distribution Date) and the denominator of which is 360) and (y) the Certificate Balance on the immediately preceding Distribution Date, after giving effect to all payments of principal to the Certificateholders on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

         "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest at the Pass-Through Rate that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Pass-Through Rate from and including such preceding Distribution Date to but excluding the current Distribution Date.

         "Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders' Principal Distributable Amount shall not exceed the Certificate Balance. In addition, on the Certificate Final Scheduled Distribution Date, the principal required to be distributed to Certificateholders will include the lesser of:

          (a) any payments of principal due and remaining unpaid on each Receivable in the Trust as of the Final Scheduled Maturity Date or

          (b) the portion of the amount that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Distribution Date and allocable to principal) to reduce the Certificate Balance to zero, in either case after giving effect to any required distribution of the Noteholders' Principal Distributable Amount to the Note Distribution Account. In addition, on any Distribution Date on which, after giving effect to all distributions to the Servicer, the Noteholders and the Certificateholders on such Distribution Date,

               (1)  the outstanding principal balance of the Notes is zero and

               (2) the amount on deposit in the Reserve Account is equal to or greater than the Certificate Balance, the Certificateholders' Principal Distributable Amount shall include an amount equal to such Certificate Balance.

         "Certificateholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Certificateholders' Percentage of the Principal Distribution Amount or, with respect to any Distribution Date on or after the Distribution Date on which the outstanding principal balance of the Notes is reduced to zero, 100% of the Principal Distribution Amount (less any amount required on the first such Distribution Date to reduce the outstanding principal balance of the Notes to zero, which shall be deposited into the Note Distribution Account).

         "Certificateholders' Percentage" means 100% minus the Noteholders' Percentage.

         "Certificateholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Monthly Principal Distributable Amount and any outstanding Certificateholders' Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account on such Distribution Date.

         "Certificate Balance" equals, initially, $ and, thereafter, equals the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders.

         "Pass-Through Rate" means, with respect to the Certificates, % per annum.

Credit Enhancement

         Reserve Account. Pursuant to the Sale and Servicing Agreement, the Reserve Account will be created and maintained with the Indenture Trustee. On the Closing Date, the Depositor will deposit $ ( % of aggregate initial principal balance of the Notes plus the initial Certificate Balance) (the "Reserve Account Initial Deposit") in the Reserve Account. The Reserve Account Initial Deposit will be augmented on each Distribution Date by the deposit in the Reserve Account of amounts remaining after distribution of the Total Servicing Fee and amounts to be paid to the Noteholders and Certificateholders. If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution
Date) is greater than the Specified Reserve Account Balance for such Distribution Date, the Servicer will instruct the Indenture Trustee to distribute the amount of the excess to the Depositor. Upon any distribution to the Depositor of amounts from the Reserve Account, neither the Noteholders nor the Certificateholders will have any rights in, or claims to, such amounts. In certain circumstances, funds in the Reserve Account will be used to reduce the Certificate Balance to zero.

         "Specified Reserve Account Balance" with respect to any Distribution Date generally means the greater of

          (a) % of the sum of the aggregate outstanding principal amount of the Notes and the outstanding Certificate Balance on such Distribution Date (after giving effect to all payments on the Notes and distributions with respect to the Certificates to be made on such Distribution Date) or

          (b) % of the aggregate initial principal balance of the Notes plus the initial Certificate Balance. In no circumstances will the Depositor be required to deposit any amounts in the Reserve Account other than the Reserve Account Initial Deposit to be made on the Closing Date.

         Subordination Of The Certificates. The rights of the Certificateholders to receive distributions will be subordinated to the rights of the Noteholders following the occurrence of certain Events of Default or an acceleration of the Notes. The subordination of the Certificates is intended to enhance the likelihood of receipt by Noteholders of amounts due them and to decrease the likelihood that the Noteholders will experience losses. In addition, the Reserve Account is intended to enhance the likelihood of receipt by Noteholders and Certificateholders of amounts due them and to decrease the likelihood that the Noteholders and Certificateholders will experience losses. However, in certain circumstances, the Reserve Account could be depleted. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount on deposit in the Reserve Account a temporary shortfall in the amounts distributed to the Noteholders or the Certificateholders could result. In addition, depletion of the Reserve Account ultimately could result in losses to Noteholders and Certificateholders.

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

         Upon the issuance of the notes and the certificates, Skadden, Arps, Slate, Meagher & Flom LLP, federal tax counsel to the Depositor ("Federal Tax Counsel"), will deliver an opinion that the trust will not be classified as an association or publicly traded partnership taxable as a corporation for federal income tax purposes and that the notes will be characterized as debt for federal income tax purposes. This opinion is not binding on the Internal Revenue Service ("IRS") and thus no assurance can be given that the characterization would prevail if it were challenged.

         The Depositor and the Servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal, state and local income and franchise tax with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders (including the Depositor both in its capacity as owner of certificates and as recipient of distributions from the Reserve Account), and the notes being debt of the partnership. [Description of certificate transfer restrictions, if applicable.] The noteholders will agree, by their purchaser of the notes, to treat the notes as indebtedness for federal income tax purposes. All investors in notes should see "Certain Federal Income Tax Consequences--Trusts That Are Classified As Partnerships--Tax Consequences to Holders of the Notes" in the prospectus and all investors in certificates should see "Certain Federal Income Tax Consequences--Trusts That Are Classified As Partnerships--Tax Consequences to Holders of the Certificates" in the prospectus for a discussion of the material tax consequences of an investment in the notes and certificates, respectively.

         If the IRS were to contend successfully that the notes were not debt for federal income tax purposes, the arrangement among the certificateholders, the noteholders and the Depositor might be classified for federal income tax purposes as a publicly traded partnership taxable as a corporation. In such case, the trust would be subject to a corporate level income tax with respect to the income generated by the assets held in the trust. Moreover, distributions by the trust to all or some of the classes of notes would not be deductible in computing the trust's taxable income, and all or part of the distribution to the noteholders would probably be treated as dividends. Any corporate income tax with respect to the income of the trust could materially reduce or eliminate cash that would otherwise be available to make payments on the notes and the certificates (and the certificateholders and noteholders could be liable for any such tax that is unpaid by the trust).

                       STATE AND LOCAL TAX CONSIDERATIONS

         The discussion above does not address the tax consequences of purchase, ownership or disposition of the Securities under any state or local tax law. We recommend that investors consult their own tax advisors regarding state and local tax consequences.

                              ERISA CONSIDERATIONS

         Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing, or other employee benefit plan, as well as individual retirement accounts and particular types of Keogh Plans subject to those provisions, and entities deemed to hold plan assets of these plans (each, a "Benefit Plan"), from engaging in particular transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Benefit Plan. A violation of these "prohibited transaction" rules may generate excise tax and other penalties and liabilities under ERISA and the Code for these persons. ERISA also imposes particular duties on persons who are fiduciaries of Benefit Plans subject to ERISA. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of the Benefit Plan, subject to exceptions not here relevant.

The Notes

         Some transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchases ____ Notes if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an equity interest in the Trust and none of the exceptions contained in the Plan Assets Regulation were applicable. An "equity interest" is defined under the Plan Assets Regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, It is anticipated that, at the time of their issuance the ____ Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. The debt status of the ____ Notes could be affected subsequent to their issuance by particular types of changes in the financial condition of the Trust.

         Without regard to whether ____ Notes are treated as an equity interest under the Plan Assets Regulation, the acquisition or holding of the ____ Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Seller, the Servicer, the Indenture Trustee or the Owner Trustee is or becomes a party in interest or a disqualified person with respect to a Benefit Plan or in the event that a subsequent transfer of a ____ Note occurs between a Benefit Plan and a party in interest or disqualified person with respect to the Plan. Some exemptions from the prohibited transaction rules could be applicable to the purchase and holding of ____ Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the ____ Notes. Included among these exemptions, each of which contains several conditions which must be satisfied before the exemption applies, are: PTCE 90-1, regarding particular transactions entered into by insurance company pooled separate accounts; PTCE 95-60, regarding particular transactions entered into by insurance company general accounts; PTCE 96-23, regarding particular transactions effected by "in-house asset managers"; PTCE 91-38 regarding particular types of transactions entered into by bank collective investment funds; and PTCE 84-14, regarding particular transactions effected by "qualified professional asset managers." It is not anticipated that the Underwriter Exemption applies to any securities issued by the Trust. By acquiring a ____ Note, each purchaser and each transferee of a ____ Note shall be deemed to represent and warrant that either (1) it is not acquiring a ____ Note with the assets of a Benefit Plan; or (2) its purchase and holding of the ____ Notes will qualify for prohibited transaction exemptive relief under PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 or some other applicable exemption.

         Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA) may not be subject to ERISA requirements. However, governmental plans can be subject, under federal, fiduciary, state or local law, to restrictions which are similar to ERISA and church plans may be subject to other types of prohibited transaction restrictions under the Code.

         A Benefit Plan fiduciary considering the purchase of ____ Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

The Certificates

         The Certificates may not be acquired (directly or indirectly) by or on behalf of any Benefit Plan or any entity (including an insurance company general account) whose underlying assets include plan assets of the Benefit Plan by reason of a plan's investment in the entity. By acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not a Benefit Plan.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the Underwriting agreement relating to the Notes and the Certificates (the "Underwriting Agreement"), the Depositor has agreed to sell to Goldman, Sachs & Co. (the "Underwriter"), and the Underwriter has agreed to purchase, the Notes and the Certificates, subject to the satisfaction of certain conditions precedent.

         The Depositor has been advised by the Underwriter that the Underwriter proposes to offer the Notes to the public initially at the public offering prices set forth on the cover page of this prospectus supplement, and to certain dealers at such prices less a concession of % per Note, that the Underwriter and such dealers may allow a discount of % per Note on the sale to certain other dealers; and that after the initial public offering of the Notes, the public offering prices and the concessions and discounts to dealers may be changed by the Underwriter.

         The Depositor has been advised by the Underwriter that the Underwriter proposes to offer the Certificates to the public initially at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at such price less a concession of % per Certificate; that the Underwriter and such dealers may allow a discount of % per Certificate on the sale to certain other dealers; and that after the initial public offering of the Certificates, the public offering price and the concession and discount to dealers may be changed by the Underwriter.

         Until the distribution of the Securities is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Securities. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the prices of the Securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such Securities.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

         Neither the Depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Securities. In addition, neither the Depositor nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         The Depositor has agreed to indemnify the Underwriter against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriter may be required to make in respect thereof. In the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and, may, therefore, be unenforceable.

         The Trust may, from time to time, invest the funds in the Trust Accounts and the Certificate Distribution Account in Eligible Investments acquired from the Underwriter.

         The closing of the sale of the Notes is conditioned on the closing of the sale of the Certificates, and the closing of the sale of the Certificates is conditioned on the closing of the sale of the Notes.

                                  LEGAL MATTERS

         Certain legal matters with respect to the Notes and the Certificates will be passed upon for the Depositor by. Certain legal matters with respect to the Notes and the Certificates will be passed upon for the Underwriter by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Skadden, Arps, Slate, Meagher & Flom LLP also will pass upon the material federal income tax consequences related to the Notes and the Certificates. Certain legal matters under the laws of the State of Delaware will be passed upon for the Depositor by ______,__.

                                 INDEX OF TERMS

         Set forth below is a list of the defined terms used in this prospectus supplement and the pages on which the definitions of these terms may be found.

ABS.....................................................................S-18
ABS Table...............................................................S-18
Actuarial Receivables...................................................S-16
APR.....................................................................S-16
Balloon Receivables.....................................................S-14
Benefit Plan............................................................S-33
Certificate Balance.....................................................S-31
Certificateholders' Distributable Amount................................S-30
Certificateholders' Interest Carryover Shortfall........................S-30
Certificateholders' Interest Distributable Amount.......................S-30
Certificateholders' Monthly Interest Distributable Amount...............S-30
Certificateholders' Monthly Principal Distributable Amount..............S-31
Certificateholders' Percentage..........................................S-31
Certificateholders' Principal Carryover Shortfall.......................S-31
Collection Period.......................................................S-28
Cram Down Loss..........................................................S-28
Dealer Agreements.......................................................S-13
Determination Date......................................................S-24
Federal Tax Counsel.....................................................S-32
Interest Period.........................................................S-21
IRS.....................................................................S-32
Liquidated Receivables..................................................S-29
Liquidation Proceeds....................................................S-25
Noteholders' Distributable Amount.......................................S-29
Noteholders' Interest Carryover Shortfall...............................S-29
Noteholders' Interest Distributable Amount..............................S-29
Noteholders' Monthly Interest Distributable Amount......................S-29
Noteholders' Monthly Principal Distributable Amount.....................S-30
Noteholders' Percentage.................................................S-30
Noteholders' Principal Carryover Shortfall..............................S-30
Noteholders' Principal Distributable Amount.............................S-29
Obligors................................................................S-13
Pass-Through Rate.......................................................S-31
Plan Assets Regulation..................................................S-33
Pool Balance............................................................S-28
Realized Losses.........................................................S-29
Recoveries..............................................................S-25
Reserve Account Initial Deposit.........................................S-31
Reserve Account Transfer Amount.........................................S-24
Sale and Servicing Agreement............................................S-12
Servicing Fee...........................................................S-23
Servicing Fee Rate......................................................S-23
Simple Interest Receivables.............................................S-16
Total Distribution Amount...............................................S-27
Total Servicing Fee...............................................S-21, S-23
Transfer and Servicing Agreements.......................................S-23
Underwriter.............................................................S-34
Underwriting Agreement..................................................S-34

PROSPECTUS


                          GS MORTGAGE SECURITIES CORP.
                                     COMPANY


              VEHICLE RECEIVABLES AND RECEIVABLES SECURITIES TRUSTS
      ASSET BACKED CERTIFICATES AND ASSET BACKED NOTES (ISSUABLE IN SERIES)

         GS Mortgage Securities Corp. may offer from time to time under this prospectus and related prospectus supplements securities that are either asset backed notes or asset backed certificates which may be sold from time to time in one or more series. Each series of securities will be issued in one or more classes.

         The related prospectus supplement will set forth the specific assets of the trust and the seller or sellers from whom the assets are acquired. The assets may include:

          1.   One or more pools of:

               o motor vehicle installment loan agreements or motor vehicle retail installment sale contracts secured by new and used automobiles, motorcycles, vans, trucks, sport utility vehicles, trailers or other similar vehicles, and security interests in the vehicles financed by the motor vehicle installment loan agreements or retail installment sale contracts,

               o private securities evidencing ownership interests in or secured by loans similar to the types of loans described above;

          2. All monies due under the above assets, which may be net of amounts payable to the servicer; and

          3. Funds or accounts established for the related trust, or one or more forms of enhancement.

FOR A DISCUSSION OF RISKS ASSOCIATED WITH AN INVESTMENT IN THE SECURITIES, SEE RISK FACTORS ON PAGE 2.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE OFFERED SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. MAKING ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.


                              GOLDMAN, SACHS & CO.

         The date of this prospectus is _________, ______

                                TABLE OF CONTENTS

RISK FACTORS..............................................................3

THE TRUSTS................................................................8

THE TRUSTEE...............................................................9

THE RECEIVABLES POOLS.....................................................9

THE COLLATERAL CERTIFICATES..............................................12

WEIGHTED AVERAGE LIFE OF THE SECURITIES..................................13

POOL FACTORS AND TRADING INFORMATION.....................................14

THE SELLER AND THE SERVICER..............................................15

USE OF PROCEEDS..........................................................15

DESCRIPTION OF THE NOTES.................................................15

DESCRIPTION OF THE CERTIFICATES..........................................22

CERTAIN INFORMATION REGARDING THE SECURITIES.............................23

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS.....................28

CERTAIN MATTERS REGARDING THE SERVICER...................................37

CERTAIN LEGAL ASPECTS OF THE RECEIVABLES.................................41

CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES.........................45

CERTAIN STATE TAX CONSEQUENCES...........................................70

ERISA CONSIDERATIONS.....................................................70

PLAN OF DISTRIBUTION.....................................................79

LEGAL MATTERS............................................................80

PROSPECTUS SUPPLEMENT....................................................80

REPORTS TO SECURITYHOLDERS...............................................80

WHERE YOU CAN FIND MORE INFORMATION......................................80

INDEX OF TERMS...........................................................82

ANNEX I  GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES...85

                                  RISK FACTORS

         YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS PRIOR TO ANY PURCHASE OF THE SECURITIES.

LIMITED LIQUIDITY MAY RESULT IN
DELAYS IN YOUR ABILITY TO SELL
SECURITIES OR LOWER RETURNS..........................  There will be no market for the securities of any series prior to their issuance, and there can be no assurance that a secondary market will develop.
                                                       If a secondary market does develop, there can be no assurance that it will provide holders with liquidity of investment or that the market will continue for the life of the securities of the related series. Goldman, Sachs & Co.
                                                       presently expects to make a secondary market in the securities, but has no obligation to do so. Absent a secondary market for the securities you may experience a delay if you choose to sell your securities or the price you receive may be less than you would receive for a comparable liquid security.

LIMITED ASSETS FOR PAYMENTS -
NO RECOURSE TO COMPANY,
SELLER OR SERVICER...................................  The company does not have, nor is it expected to have, any significant assets. The securities of a series will be payable solely from the assets of the trust fund for that series. Except for any related insurance policies or credit support, there will be no recourse to the company or any other person for any default on the notes or any failure to receive distributions on the certificates with respect to any series. Consequently, holders of securities of each series must rely solely upon payments with respect to the assets constituting the trust fund for a series of securities, including, if applicable, any amounts available pursuant to any enhancement for that series, for the payment of principal of and interest on the securities of that series.

                                                       The only obligations, if any, of the company with respect to the securities of any series will be with respect to its breach of specific representations and warranties. The company does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase assets with respect to which there has been a breach of any representation or warranty. If, for example, the company were required to repurchase a receivable, its only sources of funds to make the repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the receivable, or the seller, as the case may be, or from a reserve fund established to provide funds for repurchases. If the company does not have sufficient assets and no other party is obligated to repurchase defective assets, you may experience a loss.

LIMITS ON ENHANCEMENT MAY
RESULT IN LOSSES TO YOU..............................  Although we intend the enhancement for the securities to reduce the risk of delinquent payments or losses to holders of a series of securities entitled to the benefit of the enhancement, the amount of the enhancement will be limited, as set forth in the related prospectus supplement. In addition, the amount available will decline and could be depleted prior to the payment in full of the related series of securities, and losses on the primary assets could result in losses to holders of those securities.

TIMING AND RATE OF PREPAYMENTS
MAY RESULT IN LOWER YIELD............................  The yield to maturity experienced by a holder of securities may be affected by the rate and timing of payments of principal of the receivables or of the underlying receivables relating to the private securities. The rate and timing of principal payments of the securities of a series will be affected by a number of factors, including the following:

                                                       o   the extent of prepayments, which may be influenced by a variety of factors,

                                                       o   the manner of allocating principal payments among the classes of securities of a series as specified in the related prospectus supplement, and

                                                       o   the exercise of any right of optional termination.

                                                       Prepayments may also result from repurchases of receivables or underlying receivables, as applicable, due to material breaches of the seller's or the company's representations or warranties.

                                                       Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month prior to a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding each distribution date, and the effective yield at par to holders will be less than the indicated coupon rate.

RISKS OF SUBORDINATED SECURITIES.....................  To the extent specified in the applicable prospectus supplement, distributions of interest on and principal of one or more classes of securities of a series may be subordinated in priority of payment to interest and principal due on one or more other classes of securities of the related series. Any subordinated securities will be affected to a greater degree by any losses on the receivables or of the underlying receivables relating to the private securities.

POTENTIAL LACK OF SECURITY...........................  The company will assign security interests in the financed vehicles securing the receivables to the related trust. Due to administrative burden and expense, however, we will not cause the certificates of title to the financed vehicles to be amended to reflect the assignment to the trust unless otherwise specified in the prospectus supplement. In the absence of amendment, a trust may not have a perfected security interest in the financed vehicles securing the receivables in some states. If a trust does not have a perfected security interest in a financed vehicle, its ability to realize in the event of a default on that financed vehicle may be adversely affected.

RISK OF COMMINGLING..................................  We will require the servicer to deposit all payments on the receivables collected during each collection period into the related collection account within two business days of receipt of the payments. However, if a servicer satisfies particular requirements for less frequent remittances we will not require the servicer to deposit the amounts into the collection account until the business day preceding each distribution date.

                                                       Pending deposit into the collection account, collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from funds of the servicer. If the servicer were unable to remit the funds, the applicable securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections on the receivables.

REMOVAL OF A SERVICER AFTER
A SERVICER DEFAULT...................................  The related prospectus supplement may provide that with respect to a series of securities issued by an owner trust, upon the occurrence of a servicer default, the related indenture trustee or noteholders may remove the servicer without the consent of the related trustee or any certificateholders. The trustee or the certificateholders with respect to a series may not have the ability to remove the servicer if a servicer default occurs. In addition, the noteholders with respect to a series have the ability, with specified exceptions, to waive defaults by the servicer, including defaults that could materially adversely affect the certificateholders of the series.

BOOK-ENTRY REGISTRATION -
BENEFICIAL OWNERS NOT
RECOGNIZED BY TRUST..................................  Issuance of the securities in book-entry form may reduce the liquidity of these securities in the secondary trading market since investors may be unwilling to purchase securities for which they cannot obtain physical certificates. Since transactions in the securities can be effected only through The Depository Trust Company and any other entities set forth in the related prospectus supplement, your ability to pledge a security to persons or entities that do not participate in The Depository Trust Company or any other entities or otherwise to take actions in respect of the related securities may be limited due to lack of a physical certificate representing the securities.

                                                       You may experience some delay in the receipt of distributions of interest and principal on the securities since the distributions will be forwarded by the trustee to The Depository Trust Company and The Depository Trust Company
                                                       will credit the distributions to the accounts of its participants which will subsequently credit them to your account either directly or indirectly through indirect participants.

                                   THE TRUSTS

         With respect to each series of securities, [ ], the company, and/or a seller specified in the related prospectus supplement, or one of its affiliates will establish a separate trust (each, a "Trust") pursuant to a trust agreement (a "Trust Agreement") between the company and the related trustee or pooling and servicing agreement (a "Pooling and Servicing Agreement") among the company, the servicer and the trustee for the related Trust, as applicable, for the transactions described in this prospectus and in the related prospectus supplement. The property of each Trust will include Primary Assets and all payments due under the Primary Assets on and after the applicable cutoff date in the case of Precomputed Receivables and all payments received under the Precomputed Receivables on and after the applicable cutoff date or closing date, as specified in the related prospectus supplement, in the case of Simple Interest Receivables, Collateral Certificates and Balloon Receivables. On the applicable closing date, after the issuance of the notes and/or certificates of a given series, the company will transfer or sell Primary Assets to the Trust in the outstanding principal amount specified in the related prospectus supplement. The property of each Trust may also include:

     o amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Trust Agreement, sale and servicing agreement (a "Sale and Servicing Agreement") among the company, the servicer and the related Trust or Pooling and Servicing Agreement, as applicable, and the proceeds of these accounts, as described in this prospectus and in the related prospectus supplement;

     o security interests in vehicles financed by the Receivables (the "Financed Vehicles") and any other interest of a seller in the Financed Vehicles;

     o the rights to proceed from claims on physical damage, credit life and disability insurance policies covering Financed Vehicles or the obligors, as the case may be;

     o any property that has secured a Receivable and that has been acquired by the applicable Trust; and

     o    any and all proceeds of the Primary Assets or the foregoing.

         To the extent specified in the related prospectus supplement, a Reserve Account or other form of credit enhancement may be a part of the property of a given Trust or may be held by the trustee for the benefit of holders of the related securities.

         The servicer specified in the related prospectus supplement, as servicer under the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, will service the Receivables held by each Trust and will receive fees for these services. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" in this prospectus and "Description of the Transfer and Sale and Servicing Agreement--Servicing Compensation" in the related prospectus supplement. To facilitate the servicing of Receivables and unless otherwise specified in the related prospectus supplement, each seller and each trustee will authorize the servicer to retain physical possession of the Receivables held by each Trust and other documents relating to possession of the Receivables as custodian for each Trust. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to a Trust. In the absence of an amendment, a Trust may not have a perfected security interest in some of the Financed Vehicles in some states. See "Certain Legal Aspects of the Receivables" and "Description of the Transfer and Servicing Agreements--Sale and Assignment of Primary Assets". In the case of Primary Assets consisting of Collateral Certificates, the trustee specified in the related prospectus supplement will manage the Collateral Certificates.

         If the protection provided to: (1) holders of notes issued by an owner trust by the subordination of the related certificates and by the Reserve Account, if any, or any other available form of credit enhancement for the series or (2) certificateholders by any Reserve Account or other form of credit enhancement is insufficient, the noteholders or certificateholders, as the case may be, will have to look to payments by or on behalf of obligors on Receivables or on the Collateral Certificates, and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted Receivables for distributions of principal and interest on the securities. In this event, some factors, such as the applicable Trust's not having perfected security interests in all of the Financed Vehicles, may limit the ability of a Trust to realize on the collateral securing the related Primary Assets, or may limit the amount realized to less than the amount due under Receivables. Securityholders may be subject to delays in payment on, or may incur losses on their investment in, the securities as a result of defaults or delinquencies by obligors and depreciation in the value of the related Financed Vehicles. See "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables".

         The principal offices of each Trust and the related trustee will be specified in the applicable prospectus supplement.

                                   THE TRUSTEE

         The trustee for each Trust will be specified in the related prospectus supplement. The trustee's liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee set forth in the related Trust Agreement and Sale and Servicing Agreement or the related Pooling and Servicing Agreement, as applicable. A trustee may resign at any time, in which event the servicer will be obligated to appoint a successor trustee. The servicer may also remove the related trustee if the trustee ceases to be eligible to continue as trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, and will be obligated to appoint a successor trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the acceptance of the appointment by the successor trustee.

                              THE RECEIVABLES POOLS

         The motor vehicle installment loan agreements or motor vehicle retail installment sale contracts (the "Receivables") in a Receivables Pool will be secured by new and used automobiles, motorcycles, vans, trucks, sport utility vehicles, trailers or other similar vehicles and have been or will be originated or acquired by a seller in the ordinary course of business, in accordance with its credit and underwriting standards as described in the related prospectus supplement.

         The Receivables to be sold to each Trust will be selected from a seller's portfolio for inclusion in a Receivables Pool based on several criteria, which criteria include that, subject to particular limitations which, if applicable, will be specified in the related prospectus supplement, each
Receivable:

          (a)  is secured by a new or used vehicle,

          (b) was originated or acquired, either from a motor vehicle dealer or a financial institution, by the seller,

          (c)  provides for either:

               (i) level monthly payments, except for the last payment, which may be different from the level payments, that, unless otherwise provided in the related prospectus supplement, amortize the amount financed over the original term to maturity of the related Receivable, or

               (ii) substantial principal payments due at the maturity date of the related loan or installment sale contract, these receivables are referred to as "Balloon Receivables");

          (d)  is a Precomputed Receivable or a Simple Interest Receivable and

          (e) satisfies the other criteria, if any, set forth in the related prospectus supplement. No selection procedures believed by the seller to be adverse to Securityholders were or will be used in selecting the Receivables.

         "Precomputed Receivables" consist of either (1) monthly actuarial receivables ("Actuarial Receivables") or (2) receivables that provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method, similar to the "Rule of 78s" ("Rule of 78S Receivables"). An Actuarial Receivable provides for amortization of the loan over a series of fixed level monthly installment payments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of (x) an amount of interest equal to 1/12 of the stated contract interest rate under the related Receivable multiplied by the unpaid principal balance of the loan, plus (y) an amount allocable to principal equal to the remainder of the monthly payment. A Rule of 78s Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed plus add-on interest in an amount calculated at the stated contract interest rate under the related Receivable for the term of the receivable. The rate at which the amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal amount are calculated in accordance with the Rule of 78s.

         "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed under them over a series of fixed level monthly payments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment consists of an installment of interest that is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated contract interest rate under the related Receivable and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received generally is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor is obligated to pay a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment may be increased or decreased as necessary to repay the then outstanding principal balance.

         In the event of the prepayment in full, voluntarily or by acceleration, of a Rule of 78s Receivable, under the terms of the contract a "refund" or "rebate" will be made to the obligor of the portion of the total amount of payments then due and payable allocable to "unearned" add-on interest, calculated in accordance with a method equivalent to the Rule of 78s. If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, the Actuarial Receivable requires that the rebate be calculated on the basis of a constant interest rate. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78s Receivable generally will be less than the amount of a rebate on an Actuarial Receivable and generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

         To the extent provided in the related prospectus supplement, each Trust will account for the Rule of 78s Receivables as if the Receivables were Actuarial Receivables. Amounts received upon prepayment in full of a Rule of 78s Receivable in excess of the then outstanding principal balance of the Receivable and accrued interest on the Receivable, calculated pursuant to the actuarial method, will not be paid to noteholders or passed through to certificateholders of the applicable series, but will be paid to the servicer as additional servicing compensation.

         Information with respect to each Receivables Pool will be set forth in the related prospectus supplement, including, to the extent appropriate, the composition and distribution by annual percentage rate and by states of origination of the Receivables, the portion of each Receivables Pool consisting of Precomputed Receivables, Balloon Receivables or Simple Interest Receivables, and the portion of each Receivables Pool secured by new vehicles and by used vehicles.

Delinquencies, Repossessions and Net Losses

         Information concerning the experience of a seller pertaining to delinquencies, repossessions and net losses with respect to Receivables will be set forth in each prospectus supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to the information.

New and Used Financed Vehicles

         The extension of credit to an obligor on a Receivable is based on an assessment of an applicant's ability to repay the amounts due on the Receivable and the adequacy of the related Financed Vehicle. An assessment generally does not distinguish between new or used vehicles. Rather, the amount advanced under a motor vehicle loan generally will not exceed 100% of the value of the collateral unless otherwise specified in the related prospectus supplement. For new motor vehicles, the value equals the dealer invoice for the motor vehicle that serves as collateral, plus sales tax, license fee, title fee, the cost of service and warranty contracts, and any premium for credit life and disability insurance obtained in connection with the loan. For used motor vehicles, the value equals the wholesale price reported in the most recent edition of the National Automotive dealers Association Used Car Guide, the National Auto Research Division Black Book or any other industry guide as specified in the related prospectus supplement, plus sales tax, license fee, title fee, the cost of service and warranty contracts, and any premium for credit life and disability insurance obtained in connection with the loan. Additional information with respect to delinquencies, repossessions and net losses with respect to Receivables secured by new or used Financed Vehicles will be set forth in each prospectus supplement.

                           THE COLLATERAL CERTIFICATES

         Primary Assets for a series may consist, in whole or in part, of Collateral Certificates, which include certificates evidencing an undivided interest in, or notes or loans secured by, motor vehicle installment loan agreements and motor vehicle retail installment sale contracts. These Collateral Certificates will have previously been offered and distributed to the public pursuant to an effective registration statement or are being registered under the securities Act in connection with the offering of a series of securities, which offering, distribution and registration may have been undertaken, or may be undertaken, by the company and/or one or more affiliates of the company, in each case, subject to exceptions which, if applicable, will be described in the related prospectus supplement. Collateral Certificates will have been issued pursuant to a pooling and servicing agreement, a sale and servicing agreement, a trust agreement, an indenture or similar agreement (an "Underlying Trust Agreement"). The servicer (the "Underlying Servicer") of the underlying motor vehicle installment loans or sale contracts will have entered into the Underlying Trust Agreement with a trustee (the "Underlying Trustee").

         The issuer of the Collateral Certificates (the "Underlying Issuer") will be

     o a financial institution, corporation or other entity engaged generally in the business of purchasing or originating motor vehicle installment loan agreements and motor vehicle retail installment sale contracts,

     o a limited purpose corporation organized for the purpose of, among other things, establishing trusts, acquiring and selling receivables to the trusts and selling beneficial interests in these trusts, or

     o    one of the trusts.

         If so specified in the related prospectus supplement, the Underlying Issuer may be the company and/or one or more affiliates of the company. The obligations of the Underlying Issuer will generally be limited to specific representations and warranties with respect to the assets conveyed by it to the related trust. The related prospectus supplement will, subject to exceptions which, if applicable, will be described in the related prospectus supplement, provide that the Underlying Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Collateral Certificates issued under the Underlying Trust Agreement.

         Distributions of principal and interest will be made on the Collateral Certificates on the dates specified in the related prospectus supplement. The Collateral Certificates may be entitled to receive nominal or no principal distribution or nominal or no interest distributions. Principal and interest distributions will be made on the Collateral Certificates by the Underlying Trustee or the Underlying Servicer. The Underlying Issuer or the Underlying Servicer may have the right to repurchase assets underlying the Collateral Certificates after a specific date or under other circumstances specified in the related prospectus supplement.

Enhancement Relating to Collateral Certificates

         Enhancement in the form of reserve funds, subordination of other securities issued in connection with the Collateral Certificates, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of enhancement may be provided with respect to the Receivables underlying the Collateral Certificates or with respect to the Collateral Certificates themselves. The type, characteristics and amount of enhancement will be a function of particular characteristics of the Receivables and other factors and will have been established for the Collateral Certificates on the basis of requirements of rating agencies.

Additional Information

         The related prospectus supplement for a series for which the Primary Assets include Collateral Certificates will specify, to the extent relevant and to the extent the information is reasonably available to the company and the company reasonably believes the information to be reliable:

     o the aggregate approximate principal amount and type of the Collateral Certificates to be included in the Primary Assets;

     o the characteristics of the receivables which comprise the underlying assets for the Collateral Certificates;

     o    the expected and final maturity of the Collateral Certificates;

     o    the interest rate of the Collateral Certificates;

     o the Underlying Issuer, the Underlying Servicer, if other than the Underlying Issuer, and the Underlying Trustee for the Collateral Certificates;

     o characteristics of the enhancement, if any, such as reserve funds, insurance funds, insurance policies, letters of credit or guarantees relating to the receivables underlying the Collateral Certificates or to the Collateral Certificates themselves;

     o the terms on which the underlying receivables for the Collateral Certificates may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Collateral Certificates; and

     o the terms on which receivables may be substituted for those originally underlying the Collateral Certificates.

                     WEIGHTED AVERAGE LIFE OF THE SECURITIES

         The weighted average life of the notes, if any, and the certificates of any series generally will be influenced by the rate at which the principal balances of the related Primary Assets are paid, which payment may be in the form of scheduled amortization or prepayments. With respect to securities backed by Receivables, including but not limited to Balloon Receivables, and to receivables underlying Collateral Certificates, the term "prepayments" includes prepayments in full, partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums, liquidations due to defaults, as well as receipts of proceeds from physical damage, credit life and disability insurance policies, or the Repurchase Amount of Receivables and/or Collateral Certificates repurchased by the company or a seller or purchased by a servicer for administrative reasons. Substantially all of the Receivables and receivables underlying Collateral Certificates are prepayable at any time without penalty to the obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the Financed Vehicle securing a receivable without the consent of the related seller. The rate of prepayment on receivables may also be influenced by the structure of the loan. In addition, under some circumstances, the related seller will be obligated to repurchase Receivables from a given Trust pursuant to the related Receivables Purchase Agreement as a result of breaches of representations and warranties, and the servicer will be obligated to purchase Receivables from the Trust pursuant to the Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of specific covenants. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Primary Assets" and "Servicing Procedures". See also "Certain Matters Regarding the Servicer--Termination" regarding the servicer's option to purchase Primary Assets from a given Trust.

         In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the notes and/or certificates of a series on each Distribution Date since the amount will depend, in part, on the amount of principal collected on the related Primary Assets during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of payment of Primary Assets will be borne entirely by the noteholders and certificateholders. The related prospectus supplement may set forth some additional information with respect to the maturity and prepayment considerations applicable to particular Primary Assets and the related series of securities.

                      POOL FACTORS AND TRADING INFORMATION

         The "Note Pool Factor" for each class of notes will be a seven-digit decimal which the servicer or trustee will compute prior to each distribution with respect to the class of notes indicating the remaining outstanding principal balance of that class of notes, as of the applicable Distribution Date, after giving effect to payments to be made on the applicable Distribution Date, as a fraction of the initial outstanding principal balance of the class of notes. The "Certificate Pool Factor" for each class of certificates will be a seven-digit decimal which the servicer or trustee will compute prior to each distribution with respect to the class of certificates indicating the remaining certificate balance of the class of certificates, as of the applicable Distribution Date, after giving effect to distributions to be made on the applicable Distribution Date, as a fraction of the initial certificate balance of the class of certificates. Each Note Pool Factor and each Certificate Pool Factor will be 1.0000000 as of the related closing date, and after will decline to reflect reductions in the outstanding principal balance of the applicable class of notes or the reduction of the certificate balance of the applicable class of certificates. A noteholder's portion of the aggregate outstanding principal balance of the related class of notes will be the product of (1) the original denomination of the noteholder's Note and (2) the applicable Note Pool Factor at the time of determination. A certificateholder's portion of the aggregate outstanding certificate balance for the related class of certificates will be the product of: (a) the original denomination of the certificateholder's Certificate and (b) the applicable Certificate Pool Factor at the time of determination.

         As provided in the related prospectus supplement, the noteholders, if any, and the certificateholders will receive reports on or about each Distribution Date concerning payments received on the Receivables, the Pool Balance and each Note Pool Factor or Certificate Pool Factor, as applicable. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities-- Statements to Securityholders".

                           THE SELLER AND THE SERVICER

         Information with respect to the seller and the servicer will be set forth in the related prospectus supplement.

                                 USE OF PROCEEDS

         If so provided in the related prospectus supplement, the net proceeds from the sale of the securities of a series will be applied by the applicable Trust to the purchase of the Primary Assets from the company or the seller, as applicable. The company will use the portion of the net proceeds paid to it to purchase the Primary Assets.

                            DESCRIPTION OF THE NOTES

         Each owner trust will issue one or more classes of notes pursuant to an indenture (an "Indenture") between the related owner trust and the indenture trustee, a form of which has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The following summary describes the material provisions of each Indenture which are anticipated to be common to any notes included in a series of securities. The following summary does not purport to be a complete description of all terms of the related notes or Indenture and therefore is subject to, and is qualified in its entirely by reference to, the provisions of the related notes and Indenture.

         If so specified in the related prospectus supplement, each class of notes will initially be represented by one or more certificates registered in the name of the nominee of DTC (together with any successor company selected by the Trust, the "Depository"). The notes will be available for purchase in minimum denominations of $1,000 or any other minimum denomination as shall be specified in the related prospectus supplement and integral multiples of $1,000 or any other minimum denomination so specified in the related prospectus supplement in book-entry form or any other form as shall be specified in the related prospectus supplement. If the notes are available in book-entry form only, the company has been informed by DTC that DTC's nominee will be Cede unless another nominee is specified in the related prospectus supplement. Accordingly, the nominee is expected to be the holder of record of the notes of each class. If the notes are available in book-entry form only, unless and until Definitive notes are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no noteholder will be entitled to receive a physical certificate representing a Note. If the notes are available in book-entry form only, all references in this prospectus and in the related prospectus supplement to actions by noteholders refer to action taken by DTC upon instructions from it participating organizations, and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as registered holder of the notes, for distribution to noteholders in accordance with DTC's procedures with respect to distributions. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities".

Distribution of Principal and Interest

         The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of notes of a series will be described in the related prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of one or more other class or classes of notes of the series, as described in the related prospectus supplement. The related prospectus supplement may provide that payments of interest on the notes will be made prior to payments of principal on the notes. If so provided in the related prospectus supplement, a series of notes may include one or more classes of strip notes entitled to: (1) principal payments with disproportionate, nominal or no interest payments or (2) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for some classes of strip notes, or any combination of the foregoing. The related prospectus supplement will specify the interest rate for each class of notes of a series or the method for determining the interest rate. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including as a result of the exercise by the servicer of its option to purchase the related Receivable Pool. See "Certain Matters Regarding the Servicer--Termination".

         To the extent specified in any prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules, as set forth in the prospectus supplement. Holders of any notes will be entitled to receive payments of principal on any given Distribution Date in the applicable amount set forth on the schedule with respect to the notes, in the manner and to the extent set forth in the related prospectus supplement.

         The related prospectus supplement may also provide that payment of interest to noteholders of all classes within a series will have the same priority. Under some circumstances, the amount available for payments could be less than the amount of interest payable on the notes on a Distribution Date, in which case each class of notes will receive its ratable share, based upon the aggregate amount of interest due to the class of notes, of the aggregate amount available to be distributed on the date as interest on the notes of the series. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit and Cash Flow Enhancement".

         In the case of a series of securities issued by an owner trust that includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of the sequential order and priority of payment in respect of principal and interest, of each class will be set forth in the related prospectus supplement. Payments in respect of principal of and interest on any class of notes will be made on a pro rata basis among all the noteholders of the class or by any other method as is specified in the prospectus supplement.

         If specified in the related prospectus supplement, the Trust may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to a series.

Provisions of the Indenture

         Events Of Default; Rights Upon Event Of Default. "Events of Default" in respect of a series of notes under the related Indenture will consist of:

          (1) a default for five days or more in the payment of any interest on any Note

          (2) a default in the payment of the principal of, or any installment of the principal of, any Note when the same becomes due and payable;

          (3) a default in the observance or performance of any material covenant or agreement of the related Trust made in the related Indenture and the continuation of any default for a period of 30 days, or for a longer period, not in excess of 90 days, as may be reasonably necessary to remedy the default, after notice of the default is given to the related Trust by the applicable indenture trustee or to the Trust and the related indenture trustee by the holders of 25% of the aggregate outstanding principal amount of the notes;;

          (4) any representation or warranty made by the Trust in the related Indenture or in any certificate delivered pursuant to the related Indenture or in connection with the related Indenture having been incorrect in a material respect as of the time made, if the breach is not cured with 30 days, or for a longer period, not in excess of 90 days, as may be reasonably necessary to remedy the default, after notice of the default is given to the related Trust by the applicable indenture trustee or to the Trust and the related indenture trustee by the holders of 25% of the aggregate outstanding principal amount of the notes;;

          (5) particular events of bankruptcy, insolvency, receivership or liquidation with respect to the Trust or a substantial part of the property of the Trust and

          (6) any other events as may be specified in the prospectus supplement.

         The amount of principal required to be paid to noteholders of each series under the related Indenture on any Distribution Date generally will be limited to amounts available to be deposited in the applicable Note Distribution Account. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the applicable final scheduled Distribution Date for the class of notes.

         If an Event of Default should occur and be continuing with respect to the notes of any series, the related indenture trustee or holders of a majority in principal amount of the notes may declare the principal of the notes to be immediately due and payable. This declaration may, under some circumstances, be rescinded by the holders of a majority in principal amount of the notes then outstanding.

         If the notes of any series are declared due and payable following an Event of Default, the related indenture trustee may institute proceedings to collect amounts due on the notes, foreclose on the property of the Trust, exercise remedies as a secured party, sell the related Primary Assets or elect to have the applicable Trust maintain possession of the Primary Assets and continue to apply collections on these Primary Assets as if there had been no declaration of acceleration. Subject to particular limitations that, if applicable, will be specified in the related prospectus supplement, the indenture trustee will be prohibited from selling the Primary Assets following an Event of Default, other than a default in the payment of any principal of, or a default for five days or more in the payment of any interest on, any Note of the series, unless o the holders of all outstanding notes consent to the sale,

     o the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of sale or

     o the indenture trustee determines that the proceeds of the Primary Assets would not be sufficient on an ongoing basis to make all payments on the notes as these payments would have become due if these obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal amount of the notes.

         Subject to the provisions of the applicable Indenture relating to the duties of the related indenture trustee, if an Event of Default occurs and is continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the notes if it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the request. Subject to the provisions for indemnification and particular limitations contained in the related Indenture, the holders of a majority of the aggregate outstanding principal amount of the notes of a series will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the related indenture trustee. In addition, the holders of notes representing a majority of the aggregate outstanding principal amount of the notes may, in some cases, waive any default with respect to the notes, except a default in the payment of principal of or interest on any Note or a default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the waiver or consent of the holders of all the outstanding notes of the series.

         Except to the extent provided in the related prospectus supplement, no holder of a Note will have the right to institute any proceeding with respect to the related Indenture, unless:

     o the holder previously has given to the applicable indenture trustee written notice of a continuing Event of Default;

     o the holders of not less than 25% of the outstanding principal amount of the notes have made written request to the indenture trustee to institute a proceeding in its own name as indenture trustee;

     o the holder or holders have offered the indenture trustee reasonable indemnity;

     o the indenture trustee has for 60 days failed to institute a proceeding; and

     o no direction inconsistent with a written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the outstanding principal amount of the notes of the series.

         With respect to any owner trust, none of the related indenture trustee in its individual capacity, the related trustee in its individual capacity, any holder of a Certificate representing an ownership interest in the Trust, or any of their respective beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the Trust contained in the applicable Indenture.

         No Trust may engage in any activity other than as described in this prospectus or in the related prospectus supplement. No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes and the related Indenture, pursuant to any Advances made to it by the servicer or otherwise in accordance with the Related Documents.

         Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless:

     o the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

     o the entity expressly assumes the Trust's obligation to make due and punctual payments upon the notes of the related series and to perform or observe every agreement and covenant of the Trust under the Indenture;

     o no Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

     o the Trust has been advised by each Rating Agency that the merger or consolidation will not result in the qualification, reduction or withdrawal of its then-current rating of any class of the notes or certificates of the series;

     o the Trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the Trust or to any related noteholder or certificateholder;

     o any action as is necessary to maintain the lien and security interest created by the Indenture has been taken; and

     o the Trust has delivered to the related indenture trustee an Officer's Certificate and an opinion of counsel that the merger complies with the requirements and conditions precedent of the Indenture.

         No owner trust will:

     o except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or other documents with respect to the Trust (the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust;

     o claim any credit on or make any deduction from the principal and interest payment in respect to the related notes, other than amounts withheld under the Code or applicable state tax laws, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the Trust;

     o    dissolve or liquidate in whole or in part;

     o permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related notes under the Indenture except as may be expressly permitted by the related Indenture;

     o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extent to or otherwise arise upon or burden the assets of the Trust or any part of the Trust, or any interest in the Trust or the proceeds of the Trust; or

     o permit the lien of the related Indenture not to constitute a valid first priority security interest, other than with respect to a tax, mechanics' or similar lien, in the asset of the Trust.

         Each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         Modification Of Indenture. Each trustee and the related indenture trustee may, with the consent of the holders of a majority of the aggregate outstanding principal amount of the notes of the related series and upon delivery to the trustee of a tax opinion relating to certain tax matters, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related noteholders. Except as otherwise provided in the related Indenture, without the consent of the holder of each outstanding Note affected by the related supplemental indenture, no supplemental indenture will:

     o change the due date of any installment of principal of or interest on any Note or reduce the principal amount of any Note, the interest rate specified on any Note or the redemption price with respect to any Note, change the provisions of the related Indenture relating to the application of collections on, or the proceeds of the sale of, the property of the related Trust to payment of principal or interest on the notes of the series, or change any place of payment where or the coin or currency in which any Note or any interest on any Note is payable;

     o impair the right to institute suit for the enforcement of specific provisions of the related Indenture;

     o reduce the percentage of the aggregate amount of the outstanding notes of the series, the consent of the holders of which is required for any supplemental indenture or for any waiver of compliance with specific provisions of the related Indenture or of particular defaults under the related Indenture and their consequences as provided for in the related Indenture;

     o modify or alter the provisions of the related Indenture regarding the voting of notes held by the applicable owner trust, any other obligor on the notes, the seller or an affiliate of any of them;

     o reduce the percentage of the aggregate outstanding amount of the notes, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the Primary Assets if the proceeds of the sale would be insufficient to pay the principal amount and accrued and unpaid interest on the outstanding notes of the series;

     o decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the related Indenture that specify the percentage of the aggregate principal amount of the notes of the series necessary to amend the related Indenture or other related agreements; or

     o permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the related Indenture on any of the collateral or deprive the holder of any Note of the security afforded by the lien of the related Indenture.

         An owner trust and the related indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related series,

          (1)  to cure any ambiguity;

          (2)  to correct or supplement any provisions in the Indenture; or

          (3) for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture;

         provided that the action referred to in clause (3) above will not materially and adversely affect the interest of any noteholder.

         Annual Compliance Statement. Each owner trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the Indenture.

         Indenture Trustee's Annual Report. If required by the Trust Indenture Act, the indenture trustee for each owner trust will mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of particular indebtedness, if any, owing by the owner trust to the applicable Indenture Trust in its individual capacity, the property and funds physically held by the indenture trustee as indenture trustee and any action taken by it that materially affects the related notes that has not been previously reported.

         Satisfaction And Discharge Of Indenture. Each Indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all of the notes or, with limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

The Indenture Trustee

         The indenture trustee for a series of notes will be specified in the related prospectus supplement. The indenture trustee for any series may resign at any time, in which event the related owner trust will be obligated to appoint a successor indenture trustee for the series. Additionally, the Holders of a majority of the outstanding amount of the notes of a series may remove the related indenture trustee and appoint a successor indenture trustee. An owner trust may also remove the related indenture trustee if the indenture trustee ceases to be eligible to continue in that capacity under the related Indenture, if particular insolvency events occur with respect to the indenture trustee or if the indenture trustee otherwise becomes incapable of acting as indenture trustee. In these circumstances, the owner trust will be obligated to appoint a successor indenture trustee for the applicable series of notes. No resignation or removal of the indenture trustee and appointment of a successor indenture trustee for a series of notes will become effective until the acceptance of the appointment by the successor indenture trustee for the series and payment of all fees and expenses owed to the outgoing indenture trustee.

                         DESCRIPTION OF THE CERTIFICATES

         Each Trust will issue one or more classes of certificates pursuant to a Trust Agreement or Pooling and Servicing Agreement, as applicable. A form of each of the Trust Agreement and the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The following summary describes the material provisions of the Trust Agreement and the Pooling and Servicing Agreement, in each case, which are anticipated to be common to any certificates included in a series of securities. The following summary does not purport to be a complete description of all terms of the related notes, Trust Agreement or Pooling and Servicing Agreement and therefore is subject to, and is qualified in its entirety by reference to, the provisions of the related certificates and Trust Agreement or Pooling and Servicing Agreement, as applicable.

         If so specified in the related prospectus supplement and except for the certificates, if any, of a series purchased by the company, a seller or any of their respective affiliates, each class of certificates will initially be represented by one or more certificates registered in the name of the Depository. The certificates will be available for purchase in minimum denominations of $10,000 or any other minimum denomination as shall be specified in the related prospectus supplement and integral multiples of $1,000 in excess of $10,000 or any other minimum denomination so specified in the related prospectus supplement in book-entry form only, or any other form as shall be specified in the related prospectus supplement. If the certificates are available in book-entry form only, the company has been informed by DTC that DTC's nominee will be Cede. Accordingly, the nominee is expected to be the holder of record of the certificates of any series. If the certificates are available in book-entry form only, unless and until Definitive certificates are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no certificateholder, other than the company, a seller or any of their respective affiliates, will be entitled to receive a physical certificate representing a Certificate. If the certificates are available in book-entry form only, all references in this prospectus and in the related prospectus supplement to actions by certificateholders refer to actions taken by DTC upon instructions from the Participants, and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the certificates, for distribution to certificateholders in accordance with DTC's procedures with respect to distributions. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities". Any Certificate of a series owned by the company, a seller or any of their respective affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement or Pooling and Servicing Agreement, as applicable, except that, unless otherwise provided in the related Trust Agreement, the certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of certificateholders has given any request, demand, authorization, direction, notice, or consent or taken any other action under the Related Documents.

Distributions of Principal and Interest

         The timing and priority of distributions, seniority, allocations of losses, certificate pass-through rate and amount of or method of determining distributions with respect to principal and interest on each class of certificates of a series will be described in the related prospectus supplement. Distributions of interest on these certificates will be made on the dates specified in the related prospectus supplement (the "Distribution Date") and will be made prior to distributions with respect to principal of the certificates. To the extent provided in the related prospectus supplement, a series of certificates may include one or more classes of strip certificates entitled to: (1) principal distributions with disproportionate, nominal or no interest distributions or (2) interest distributions with disproportionate, nominal or no principal distributions. Each class of certificates may have a different certificate pass-through rate, which may be a fixed, variable or adjustable certificate pass-through rate, and which may be zero for some classes of strip certificates, or any combination of the foregoing. The related prospectus supplement will specify the certificate pass-through rate for each class of certificates of a series or the method for determining the certificate pass-through rate.

         In the case of a series of securities that includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination of the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, of each class will be as set forth in the related prospectus supplement. In the case of certificates issued by an owner trust, distributions in respect of these certificates will be subordinated to payments in respect of the notes of the related series and to the extent described in the related prospectus supplement. Distributions in respect of interest on and principal of any class of certificates will be made on a pro rata basis among all holders of certificates of the class.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

Book-Entry Registration

         If the related prospectus supplement so specifies, one or more classes of securities of any series may be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company, in the United States, Clearstream or the Euroclear System, in Europe, if they are participating organizations (a "Participant") of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as "DTC." Clearstream is referred to as "Clearstream." The Euroclear System is referred to as "Euroclear." The book-entry securities will be issued in one or more certificates or notes, as the case may be, that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and The Chase Manhattan Bank will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate or note representing such security. Unless and until physical securities are issued, it is anticipated that the only "Securityholder" will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through Participants and DTC.

         An owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

         Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the trustee through DTC and DTC Participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates or notes, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

         Beneficial owners will not receive or be entitled to receive physical certificates for the securities referred to as "Definitive Securities" (the "Definitive Securities"), except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not Participants may transfer ownership of securities only through Participants and Financial Intermediaries by instructing such Participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective Participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

         Transfers between DTC Participants will occur in accordance with the Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositaries.

         DTC is a New York-chartered limited purpose trust company that performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

         Clearstream Banking, societe anonyme, Luxembourg, has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in account of Clearstream Participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier in Luxembourg. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

         Distributions, to the extent received by the relevant depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

         Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         The trustee will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

         Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC Participants that in turn can only act on behalf of Financial Intermediaries, the ability of an owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates or notes for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates or notes.

         Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC Participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

         DTC has advised the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the Agreement only at the direction of one or more DTC Participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such Participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.

Definitive Securities

         Physical certificates representing a security will be issued to beneficial owners only upon the events specified in the related Agreement. Such events may include the following:

     o we advise the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we are or the trustee is unable to locate a qualified successor,

     o at our option, we elect to terminate the book-entry system through DTC, or

     o after the occurrence of an event of default, securityholders representing not less than 50% of the aggregate current principal amount of the applicable securities advise the trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the securityholders.

         Upon the occurrence of any of the events specified in the related Agreement, DTC will be required to notify all Participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates or notes representing the securities and instruction for re-registration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures listed in this prospectus and in the Agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         We, the Master Servicer, if any, and the trustee will not have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

List of Securityholders

         Three or more holders of the notes of any series or one or more holders of the notes evidencing not less than 25% of the aggregate outstanding principal balance of the notes of the series may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related Indenture or under the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of the series.

         Three or more holders of the certificates of any series or one or more holders of the certificates evidencing not less than 25% of the certificate balance of the certificates may, by written request to the related trustee, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or under the certificates.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

         The following summary describes the material provisions, in each case, to the extent anticipated to be common to any series of securities, of:

     o each Receivables Purchase Agreement pursuant to which the seller will transfer Receivables to the company,

     o each Trust Agreement or Pooling and Servicing Agreement pursuant to which a Trust will be created, Collateral Certificates, may be sold or transferred to the Trust, certificates will be issued, and the servicer will service Receivables in the case of a grantor trust,

     o each Sale and Servicing Agreement pursuant to which the company will transfer Receivables to a Trust and the servicer will service Receivables, in the case of an owner trust, or

     o in the case of securities backed by Collateral Certificates, each Trust Agreement pursuant to which a Trust will be created, Collateral Certificates will be sold or transferred to the Trust, and a trustee will manage Collateral Certificates (collectively, the "Transfer and Servicing Agreements").

         Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this prospectus forms a part. The following summary does not purport to be a complete description of all of the terms of the Transfer and Servicing Agreements and therefore is subject to, and is qualified in its entirety by reference to, the provisions of the related Transfer and Servicing Agreement.

Sale and Assignment of Primary Assets

         In the case of Primary Assets consisting of Receivables, on or prior to the related closing date, a seller will transfer and assign to the company, pursuant to a Receivables Purchase Agreement, without recourse, all of its right, title and interest in and to Receivables in the outstanding principal amount specified in the related prospectus supplement, including its security interests in the related Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the related Receivables Purchase Agreement (the "Schedule of Receivables").

         In each Receivables Purchase Agreement the seller will represent and warrant to the company, among other things, that:

     o the information set forth in the Schedule of Receivables is correct in all material respects as of the applicable cutoff date;

     o the obligor on each Receivable is contractually required to maintain physical damage insurance covering the related Financed Vehicle in accordance with the seller's normal requirements;

     o on the closing date, the Receivables are free and clear of all security interests, liens, charges and encumbrances, and no offsets, defenses or counterclaims have been asserted or threatened;

     o at the closing date, each of the Receivables is secured by a perfected, first-priority security interest in the related Financed Vehicle in favor of the seller;

     o each Receivable, at the time it was originated, complied and, on the closing date complies, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws; and

     o any other representations and warranties that may be set forth in the related prospectus supplement.

         To the extent specified in the related prospectus supplement, as of the last day of the second Collection Period, or, if the seller so elects, the last day of the first Collection Period, following the discovery by or notice to the seller of any breach of a representation and warranty of the seller that materially and adversely affects the interests of the related Trust in any Receivable, the seller will be obligated to repurchase the Receivable, unless the seller cures the breach in a timely fashion. The purchase price for any of these Receivables will be equal to the unpaid principal balance owed by the obligor on the Receivable, plus accrued and unpaid interest on the unpaid principal balance at the applicable APR to the last day of the month of repurchase (the "Repurchase Amount"). This repurchase obligation will constitute the sole remedy available to the Securityholders, the related trustee and any related indenture trustee for any uncured breach.

         On the related closing date, the company will transfer and assign to the related Trust, pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, without recourse, all of its right, title and interest in and to Primary Assets in the outstanding principal amount specified in the related prospectus supplement. Concurrently with the transfer and assignment of Primary Assets to the related Trust, the related trustee or indenture trustee, as applicable, will execute, authenticate and deliver the related securities.

         Pursuant to the terms of the Sale and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, the company will assign to the related Trust the representations and warranties made by the related seller under the related Receivables Purchase Agreement for the benefit of the related Securityholders and will make limited representations and warranties with respect to the other Primary Assets included in the Trust. To the extent that the related seller does not repurchase a Primary Asset in the event of a breach of its representations and warranties with respect to the Primary Asset, the company will not be required to repurchase the Primary Asset unless the breach also constitutes a breach of one of the company's representations and warranties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, with respect to that Primary Asset, if any, and the breach materially and adversely affects the interests of the Securityholders in any Primary Asset. Neither the seller nor the company will have any other obligation with respect to the Primary Assets or the securities.

Trust Accounts

         With respect to each owner trust, the servicer will establish and maintain with the related indenture trustee, or the trustee will establish and maintain: (a) one or more accounts, on behalf of the related Securityholders, into which all payments made on or in respect of the related Primary Assets will be deposited (the "Collection Account") and (b) an account, in the name of the indenture trustee on behalf of the noteholders, into which amounts released from the Collection Account and any Reserve Account or other form of credit enhancement for payment to the noteholders will be deposited and from which all distributions to the noteholders will be made (the "Note Distribution Account"). With respect to each owner trust and grantor trust, the servicer or the related trustee will establish and maintain an account, in the name of the trustee on behalf of the certificateholders, into which amounts released from the Collection Account and any Reserve Account or other form of credit enhancement for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made (the "Certificate Distribution Account"). With respect to any grantor trust, the servicer or the related trustee will also establish and maintain the Collection Account and any other Trust Account in the name of the related trustee on behalf of the related certificateholders.

         If so provided in the related prospectus supplement, the servicer will establish for each series of securities an additional account (the "Payahead Account"), in the name of the related indenture trustee, in the case of an owner trust, or trustee, in the case of a grantor trust, into which, to the extent required in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, early payments made by or on behalf of obligors on Precomputed Receivables will be deposited until the time these payments become due. Until the time payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to noteholders or certificateholders. Any other accounts to be established with respect to a Trust will be described in the related prospectus supplement.

         For each series of securities, funds in the Collection Account, Note Distribution Account, Certificate Distribution Account and any Reserve Account or other accounts identified in the related prospectus supplement (collectively, the "Trust Accounts") will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, in Eligible Investments. "Eligible Investments" will generally be limited to investments acceptable to the Rating Agencies as being consistent with the rating of the related securities. Eligible Investments will generally be limited to obligations or securities that mature on or before the date of the next scheduled distribution to Securityholders of the series. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of the next scheduled distribution with respect to the notes or certificates and will not be sold prior to maturity to meet any shortfalls unless provided in the related prospectus supplement. Thus, the amount of available funds on deposit in a Reserve Account at any time may be less than the balance of that Reserve Account. If the amount required to be withdrawn from a Reserve Account to cover shortfalls in collections on the related Receivables (as provided in the related prospectus supplement) exceeds the amount of available funds on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the related notes or certificates. Unless otherwise and to the extent provided in the related prospectus supplement, investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be deposited in the applicable Collection Account on each Distribution Date and will be treated as collections of interest on the related Receivables.

         The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either: (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a company institution organized under the laws of the United States of America or any one of the states of the United States of America or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the securities of the company institution have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade. "Eligible Institution" means, with respect to a Trust: (a) the corporate trust department of the related indenture trustee or trustee, as applicable, or (b) a company institution organized under the laws of the United States of America or any one of the states of the United States of America or the District of Columbia, or any domestic branch of a foreign bank: (1) that has either: (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (2) whose deposits are insured by the FDIC.

Pre-Funding

         If so specified in the related prospectus supplement, a portion of the issuance proceeds of the securities of a particular series (this amount, the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") to be established with the trustee, which will be used to acquire additional Receivables from time to time during the time period specified in the related prospectus supplement (the "Pre-Funding Period"). Prior to the investment of the Pre-Funded Amount in additional Receivables, the Pre-Funded Amount may be invested in one or more Eligible Investments. Except as otherwise provided in the applicable Agreement, an "Eligible Investment" is any of the following, in each case as determined at the time of the investment or contractual commitment to invest in the relevant Eligible Investment, to the extent these investments would not require registration of the Trust Fund as an investment company pursuant to the Investment Company Act of 1940:f

          (a) negotiable instruments or securities represented by instruments in bearer or registered or book-entry form which evidence

               (1) obligations which have the benefit of the full faith and credit of the United States of America, including company receipts issued by a bank as custodian with respect to any instrument or security held by the custodian for the benefit of the holder of the company receipt,

               (2) demand deposits or time deposits in, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state of the United States of America and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the trustee's investment or contractual commitment to invest in the relevant Eligible Investment, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations, other than the obligations whose rating is based on collateral or on the credit of a Person other than the institution or trust company, of the depositary institution or trust company has a credit rating in the highest rating category from each Rating Agency,

               (3) certificates of deposit having a rating in the highest rating category from each Rating Agency or

               (4) investments in money market funds which are, or which are composed of instruments or other investments which are, rated in the highest rating category from each Rating Agency;

          (b) demand deposits in the name of the trustee in any depositary institution or trust company referred to in clause (a)(2) above;

          (c) commercial paper, having original or remaining maturities of no more than 270 days, having a credit rating in the highest rating category from each Rating Agency;

          (d) Eurodollar time deposits that are obligations of institutions whose time deposits carry a credit rating in the highest rating category from each Rating Agency;

          (e) repurchase agreements involving any Eligible Investment described in any of clauses (a)(1), (a)(3) or (d) above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category from each Rating Agency; and

          (f) any other investment with respect to which each Rating Agency rating the securities indicates will not result in the reduction or withdrawal of its then existing rating of the securities. Except as otherwise provided in the applicable Agreement, any Eligible Investment must mature no later than the Business Day prior to the next Distribution Date.

         During any Pre-Funding Period, the seller or any other party specified in the related prospectus supplement will be obligated, subject only to the availability of additional Receivables, to transfer to the related Trust Fund additional Receivables from time to time during the related Pre-Funding Period. Additional Receivables will be required to satisfy specific eligibility criteria more fully set forth in the related prospectus supplement, which eligibility criteria will be consistent with the eligibility criteria of the Receivables included in the Trust Fund as of the closing date subject to exceptions as are expressly stated in the related prospectus supplement.

         Although the specific parameters of the Pre-Funding Account with respect to any issuance of securities will be specified in the related prospectus supplement, it is anticipated that: o the Pre-Funding Period will not exceed 90 days from the related closing date;

     o that the additional loans to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Receivables included in the related Trust Fund on the closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement; and

     o the Pre-Funded Amount will not exceed 25% of the principal amount of the securities issued pursuant to a particular offering.

Servicing Procedures

         To assure uniform quality in servicing the Receivables and to reduce administrative costs, the company and each Trust will designate the servicer as custodian to maintain possession, as the Trust's agent, of the related Receivables and any other documents relating to the Receivables. The seller's and the servicer's accounting records and computer systems will be marked to reflect the sale and assignment of the related Receivables to each Trust, and UCC financing statements reflecting the sale and assignment will be filed.

         The servicer will make reasonable efforts to collect all payments due with respect to the Receivables and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, follow the collection procedures as it follows with respect to comparable Receivables it services for itself and others. The prospectus supplement will specify that the servicer may, in its discretion, arrange with the obligor on a Receivable to extend or modify the payment schedule, but no arrangement will, if inconsistent with its normal procedures, for purposes of any Sale and Servicing Agreement or Pooling and Servicing Agreement, reduce the contract rate of, the amount of the scheduled payments under, or extend the final payment date of, any Receivable beyond the "Final Scheduled Maturity Date" (as the term is defined with respect to any Receivables Pool in the related prospectus supplement). Some arrangements may result in the servicer purchasing the Receivables for the Repurchase Amount, while others may result in the servicer making Advances. The servicer may sell the related Financed Vehicle securing any Receivable at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".

Collections

         With respect to each Trust, the servicer or the trustee will deposit all payments on the related Primary Assets, from whatever source, and all proceeds of the related Primary Assets, collected during the period specified in the related prospectus supplement (a "Collection Period") into the related Collection Account not later than two business days after receipt of payments and proceeds of the related Primary Assets or any other period as specified in the related prospectus supplement. However, notwithstanding the foregoing, these amounts may be remitted to the Collection Account by the servicer on a monthly basis on or prior to the applicable Distribution Date if no Servicer Default exists and each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related prospectus supplement is satisfied. Pending deposit into the Collection Account, the collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the servicer were unable to remit the funds to the Collection Account on any Distribution Date, Securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Primary Assets and payment of the aggregate Repurchase Amount with respect to Receivables repurchased by the servicer.

         Collections on a Precomputed Receivable during any Collection Period will be applied first to the repayment of any outstanding Precomputed Advances made by the servicer with respect to the Receivable, as described below, and then to the scheduled monthly payment due on the Receivable. Any portion of the collections remaining after the scheduled monthly payment has been made (these excess amounts, the "Payaheads") will, unless the remaining amount is sufficient to prepay the Precomputed Receivable in full, and subject to limitations which, if applicable, will be specified in the related prospectus supplement, be transferred to and kept in the Payahead Account until a later Distribution Date on which the Payaheads may be applied either to the scheduled monthly payment due during the related Collection Period or to prepay the Receivable in full.

Advances

         If specified in the related prospectus supplement, to the extent the collections of interest and principal on a Precomputed Receivable for a Collection Period fall short of the related scheduled payment, the servicer generally will advance the shortfall (a "Precomputed Advance"). The servicer will be obligated to make a Precomputed Advance on a Precomputed Receivable only to the extent that the servicer, in its sole discretion, expects to recoup the Advance from subsequent collections or recoveries on the Receivable or other Precomputed Receivables in the related Receivables Pool. The servicer will deposit the Precomputed Advance in the applicable Collection Account on or before the business day preceding the applicable Distribution Date. The servicer will recoup its Precomputed Advance from subsequent payments by or on behalf of the related obligor or from insurance or liquidation proceeds with respect to the related Receivable and will release its right to reimbursement in conjunction with its purchase of the Receivable as servicer or, upon determining that reimbursement from the preceding sources is unlikely, will recoup its Precomputed Advance from any collections made on other Precomputed Receivables in the related Receivables Pool.

         If specified in the related prospectus supplement, on or before the business day prior to each Distribution Date, the servicer will deposit into the related Collection Account an amount equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective annual percentage rates for the related Collection Period, assuming that the Simple Interest Receivables are paid on their respective due dates, minus the amount of interest actually received on the Simple Interest Receivables during the applicable Collection Period (a "Simple Interest Advance", and together with Precomputed Advances, "Advances"). If the calculation results in a negative number, an amount equal to the amount shall be paid to the servicer in reimbursement of outstanding Simple Interest Advances. In addition, if specified in the related prospectus supplement, if a Simple Interest Receivable becomes a Liquidated Receivable (as the term is defined in the related prospectus supplement), the amount of accrued and unpaid interest on the Simple Interest Receivable that became a Liquidated Receivable, but not including interest for the then current collection Period, will be withdrawn from the Collection Account and paid to the servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables.

Net Deposits

         For administrative convenience, unless the servicer or the trustee is required to remit collections to the Collection Account on a daily basis as described under "Collections" above, the servicer or the trustee will be permitted to make deposits of collections, aggregate Advances and Repurchase Amounts for any Trust for or in respect of each Collection Period net of distributions to be made to the servicer with respect to the Collection Period. The servicer also may cause a single, net transfer to be made from the Collection Account to the Payahead Account, or vice versa.

Servicing Compensation and Payment of Expenses

         To the extent provided in the related prospectus supplement, with respect to each Trust the related servicer will be entitled to receive, out of interest collected on or in respect of the related Primary Assets serviced by the servicer, a fee for each Collection Period (the "Servicing Fee") in an amount equal to the percentage per annum specified in the related prospectus supplement (the "Servicing Fee Rate") of the Pool Balance related to the Primary Assets as of the first day of the related Collection Period. Unless otherwise provided in the related prospectus supplement, the Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates, will be paid solely to the extent of the Interest Distribution Amount; however, the Servicing Fee will be paid prior to the distribution of any portion of the Interest Distribution Amount to the holders of the notes or certificates of any series.

         To the extent provided in the related prospectus supplement, the servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to Receivables and will be entitled to reimbursement from each Trust for some liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments under the related Receivable and late fees and other charges in accordance with the servicer's normal practices and procedures.

         If applicable, the Servicing Fee will compensate the servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for the related Trust, including collecting and posting all payments, responding to inquiries of obligors on the Receivables, investigating delinquencies, sending payment statements and reporting the collateral. The Servicing Fee will also compensate the servicer for administering the Receivables, including making Advances, accounting for collection, furnishing monthly and annual statements to the related Indenture Trust and/or trustee, and generating federal income tax information for the Trust and for the related noteholders and/or certificateholders as well as the Trust's compliance with the reporting provisions under the Exchange Act. The Servicing Fee may also reimburse the servicer for particular taxes, the fees of the related indenture trustee and/or trustee, accounting fees, outside auditor fees, date processing cost and other costs incurred in connection with administering the Primary Assets.

Distributions

         With respect to each series of securities, beginning on the Distribution Date specified in the related prospectus supplement, distributions of principal and interest, or, where applicable, principal only or interest only, on each class of securities entitled to these distributions will be made by the related trustee or indenture trustee, as applicable, to the certificateholders and noteholders of the series. The timing, calculation, allocation, order, source and priorities of, and requirements for, all payments to the holders of each class of notes and/or distributions to holders of each class of certificates will be set forth in the related prospectus supplement.

         With respect to each Trust, on each Distribution Date collections on or in respect of the related Primary Assets will be transferred from the Collection Account to the Note Distribution Account or Certificate Distribution Account, as applicable, for distribution to the noteholders and certificateholders to the extent provided in the related prospectus supplement. Credit enhancement, such as a Reserve Account, will be available to cover shortfalls in the amount available for distribution on the date to the extent specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions in respect of principal of a class of securities of a series may be subordinate to distributions in respect of interests on the class, and distributions in respect of one or more classes of certificates of the series may be subordinate to payments in respect of the notes, if any, of the series or other classes of certificates. Distributions of principal on the securities of a series may be based on the amount of principal collected or due, or the amount of realized losses incurred, in a Collection Period.

Credit and Cash Flow Enhancement

         The amounts and types of any credit and cash flow enhancement arrangements and the provider of the credit and cash flow enhancement arrangements, if applicable, with respect to each class of securities of a series will be set forth in the related prospectus supplement. To the extent provided in the related prospectus supplement, credit or cash flow enhancement may be in the form of subordination of one or more classes of securities, Reserve Accounts, spread accounts, letters of credit, surety bonds, insurance policies, over-collateralization, credit or liquidity facilities, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits, or any other arrangements that are incidental to or related to the Primary Assets included in a Trust as may be described in the related prospectus supplement, or any combination of the foregoing. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit enhancement for a series of securities may cover one or more other series of securities.

         The existence of a Reserve Account or other form of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the Securityholders of the class or series of the full amount of principal and interest due on the applicable class or series and to decrease the likelihood that the Securityholders will experience losses. The credit enhancement for a class or series of securities will not, as a general rule, provide protection against all types of loss and will not guarantee repayment of all principal and interest on a class or series of securities. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Securityholders will bear their allocable share of these losses, as described in the prospectus supplement. In addition, if a form of credit enhancement covers more than one series of securities, Securityholders of any series will be subject to the risk that credit enhancement may be exhausted by the claims of Securityholders of other series.

         Reserve Account. If so provided in the related prospectus supplement, pursuant to the related Transfer and Servicing Agreement, the company or the seller will establish for a series or class or classes of securities an account (the "Reserve Account"), which will be maintained with the related indenture trustee or trustee, as applicable. A Reserve Account will be funded by an initial deposit by the company or the seller, as applicable, on the closing date in the amount set forth in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the Reserve Account may be increased or reinstated on each Distribution Date, to the extent described in the related prospectus supplement, by the deposit there of amounts from collections on the Primary Assets. The related prospectus supplement will describe the circumstances under which and the manner in which distributions may be made out of the Reserve Account, either to holders of the securities covered by the Reserve Account or to the company, the seller or to any other entity.

Evidence as to Compliance

         Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will provide that a firm of independent public accountants will furnish annually to the related Trust and indenture trustee and/or trustee a statement as to compliance by the Sale and servicer during the preceding twelve months, or, in the case of the first statement, during a shorter period that shall have elapsed since the applicable closing date, with particular standards relating to the servicing of the Receivables, the servicer's accounting records and computer files with respect to the servicer's compliance and other matters.

         Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will also provide for delivery to the related Trust and indenture trustee and/or trustee each year of a certificate signed by an officer of the servicer stating that the servicer has fulfilled it obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months, or, in the case of the first certificate, during a shorter period that shall have elapsed since the applicable closing date, or, if there has been a default in the fulfillment of any obligation, describing each default. The servicer will agree to give each indenture trustee and/or trustee, as applicable, notice of particular Servicer Defaults under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

         Copies of the foregoing statements and certificates may be obtained by Securityholders by a request in writing addressed to the related trustee or indenture trustee, as applicable, at the Corporate Trust Office for the trustee or indenture trustee specified in the related prospectus supplement.

Statements to Trustees and the Trust

         Prior to each Distribution Date with respect to each series of securities, the servicer will provide to the applicable indenture trustee, if any, and the applicable trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of the series as described under "Certain Information Regarding the Securities--Statements to Securityholders".

                     CERTAIN MATTERS REGARDING THE SERVICER

         Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the servicer may not resign from its obligations and duties as servicer under the applicable Agreement, except upon determination that the servicer's performance of his duties is no longer permissible under applicable law or if resignation is required by regulatory authorities. No resignation will become effective until the related indenture trustee or trustee, as applicable, or a successor servicer has assumed the servicing obligations and duties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

         Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or Securityholders for taking any action or for refraining from taking any action pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, or for errors in judgment; provided, that neither the servicer nor any person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of the servicer's duties or by reason of reckless disregard of its obligations and duties under the applicable Agreement. In addition, each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and that, in its opinion, may cause it to incur any expense or liability.

         Under the circumstances specified in each Sale and Servicing Agreement and Pooling and Servicing Agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to all or substantially all of the business of the servicer, or any corporation which assumes the obligations of the servicer, will be the successor to the servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

Servicer Defaults

         A "Servicer Default" under each Sale and Servicing Agreement and Pooling and Servicing Agreement will consist of:

          (1) any failure by the servicer to deliver to the related trustee or indenture trustee, as applicable, for deposit in any of the Trust Accounts any required payment or to direct the related trustee or Indenture Trust, as applicable, to make any required distributions from the Trust Accounts, which failure continues unremedied for five business days after discovery by an officer of the servicer or written notice of failure of failure is given
               (a) to the servicer by the related trustee or indenture trustee, as applicable, or (b) to the servicer and to the related trustee or indenture trustee, as applicable, by holders of notes, if any, evidencing not less that 25% of the aggregate outstanding principal amount of the notes or, in the event a series of securities includes no notes or if the notes have been paid in full, by holders of certificates evidencing not less that 25% of the certificate balance;

          (2) any failure by the servicer duly to observe or perform in any material respect any covenant or agreement in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, which failure materially and adversely affects the rights of the related Securityholders and which continues unremedied for the number of days specified in the related prospectus supplement after written notice of failure is given to the servicer in the same manner described in clause (1) above;

          (3) specific events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and particular actions by the servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations; and

          (4) any other events as may be set forth in the related prospectus supplement.

Rights Upon Servicer Default

         Generally, in the case of an owner trust, as long as a Servicer Default under the related Sale and Servicing Agreement remains unremedied, the related indenture trustee or holders of notes of the related series evidencing not less than 50% of the aggregate principal amount of the notes then outstanding may terminate all the rights and obligations of the servicer under the related Sale and Servicing Agreement, and upon this termination the indenture trustee or a successor servicer appointed by the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the related Sale and Servicing Agreement and will be entitled to similar compensation arrangements. Generally, in the case of any grantor trust, as long as a Servicer Default under the related Pooling and Servicing Agreement remains unremedied, the related trustee or holders of certificates of the related series evidencing not less than 25% of the certificate balance may terminate all the rights and obligations of the servicer under the related Pooling and Servicing Agreement, and upon this termination the trustee or a successor servicer appointed by the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the related Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no Servicer Default other than the appointment has occurred, the trustee or official may have the power to prevent any indenture trustee or the related noteholders or the trustee or the related certificateholders from effecting a transfer of servicing. If the related indenture trustee, if any, or the related trustee is unwilling or unable to act as successor to the servicer, the indenture trustee or trustee, as applicable, may appoint, or may petition a court of competent jurisdiction to appoint, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle receivables. The indenture trustee, if any, or the trustee may arrange for compensation to be paid to the successor servicer, which in no event may be greater than the compensation payable to the servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

Waiver of Past Defaults

         To the extent provided in the related prospectus supplement, (1) in the case of each owner trust, holders of the related notes evidencing not less than a majority of the aggregate outstanding principal amount of the notes, or of certificates evidencing not less than a majority of the outstanding certificate balance, in the case of any default that does not adversely affect the indenture trustee or noteholders, and (2) in the case of each grantor trust, holders of certificates evidencing not less than a majority of the certificate balance, may, on behalf of all the noteholders and certificateholders, waive any default by the servicer in the performance of its obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and its consequences, except a default in making any required deposits to or payments from any Trust Account or in respect of a covenant or provision in the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, that cannot be modified or amended without the consent of each Securityholder, in which event the related waiver will require the approval of holders of all of the securities of the series. No waiver will impair the Securityholders' right with respect to any subsequent Servicer Default.

Amendment

         Unless otherwise provided in the related prospectus supplement, each of the Transfer and Servicing Agreements may be amended by the parties to the Transfer and Servicing Agreements without the consent of the related noteholders or certificateholders:

          (1)  to cure any ambiguity,

          (2) to correct or supplement any provisions in the related Transfer and Servicing Agreement, or

          (3) for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the related Transfer and Servicing Agreement;

provided, that any action in this clause (3) will not, in the opinion of counsel satisfactory to the related trustee or indenture trustee, as applicable, adversely affect in any material respect the interests of the company or any noteholder.

         The Transfer and Servicing Agreements may also be amended from time to time by the parties to the Transfer and Servicing Agreements with the consent of the holders of notes evidencing at least a majority of the aggregate principal amount of the then outstanding notes, if any, and with the consent of the holders of certificates evidencing at least a majority of the aggregate principal amount of the then outstanding certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related Transfer and Servicing Agreement or of modifying in any manner the rights of the noteholders or certificateholders, as applicable; provided that no amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the related Primary Assets or distributions that are required to be made for the benefit of the noteholders or certificateholders or (2) reduce the aforesaid percentage of the notes or certificates of the series the holders of which are required to consent to any amendment, without the consent of the holders of all of the outstanding notes or certificates, as the case may be, of the series.

Payment in Full of the Notes

         Upon the payment in full of all outstanding notes of a given series and the satisfaction and discharge of the related Indenture, the related trustee will succeed to all the rights of the indenture trustee, and the certificateholders of the series generally will succeed to the rights of the noteholders of the series under the related Sale and Servicing Agreement.

Termination

         The obligations of the related servicer, the related trustee and the related indenture trustee, if any, with respect to a Trust pursuant to the related Transfer and Servicing Agreement will terminate upon the latest to occur of:

     o the maturity or other liquidation of the last Primary Asset and the disposition of any amounts received upon liquidation of any remaining Primary Asset,

     o the payment to noteholders, if any, and certificateholders of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and

     o    the occurrence of either event described below.

         In order to avoid excessive administrative expenses, the related servicer will be permitted, at its option, to purchase from a Trust all remaining Primary Assets as of the end of any Collection Period, if the then outstanding Pool Balance is 10%, or, if any seller is a bank, 5%, or less of the Pool Balance as of the related cutoff date, at a purchase price equal to the price specified in the related prospectus supplement.

         If and to the extent provided in the related prospectus supplement, the indenture trustee or trustee, as applicable, will, within ten days following a Distribution Date as of which the Pool Balance is equal to or less than the percentage of the original Pool Balance specified in the related prospectus supplement, solicit bids for the purchase of the Primary Assets remaining in the Trust, in the manner and subject to the terms and conditions set forth in the related prospectus supplement. If the indenture trustee or trustee receives satisfactory bids as described in the related prospectus supplement, then the Primary Assets remaining in the Trust will be sold to the highest bidder.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Security Interests in Financed Vehicles

         In states in which retail installment contracts such as the Receivables evidence the credit sale of automobiles, motorcycles, vans, sport utility vehicles and trailers by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC as in effect in these states. Perfection of security interests in the automobiles, motorcycles, vans, trucks, sport utility vehicles, trailers or other similar vehicles financed, directly or indirectly, by a seller is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In general, a security interest in automobiles, motorcycles, vans, sport utility vehicles and trailers is perfected by obtaining the certificate of title to the financed vehicle or notation of the secured party's lien on the vehicles' certificate of title.

         Generally all of the Receivables name the seller as obligee or assignee and as the secured party. The seller will take all actions necessary under the laws of the state in which the financed vehicle is located to perfect the seller's security interest in the financed vehicle, including, where applicable, having a notation of its lien recorded on the vehicle's certificate of title or file a UCC-1 Financing Statement. If the seller, because of clerical error or otherwise, has failed to take action with respect to financed vehicle, it will not have a perfected security interest and its security interest may be subordinate to the interest of, among others, subsequent purchasers of the financed vehicle that give value without notice of the seller's security interest and to whom a certificate of ownership is issued in the purchaser's name, holders of perfected security interests in the financed vehicle and the trustee in bankruptcy of the obligor. The seller's security interest may also be subordinate to third parties in the event of fraud or forgery by the obligor or administrative error by state recording officials or in the circumstances noted below.

         Pursuant to each Sale and Servicing Agreement and Pooling and Servicing Agreement, the seller will assign its interests in the Financed Vehicles securing the related Receivables to the related Trust. However, because of administrative burden and expense, neither the seller nor the related trustee will amend any certificate of title to identify the Trust as the new secured party on the certificates of title relating to the Financed Vehicles. Unless otherwise specified in the related prospectus supplement, the servicer will hold certificates of title relating to the Financed Vehicles in its possession as custodian for the Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Primary Assets".

         In most states, assignments such as those under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, are effective conveyances of a security interest in the related financed vehicle without amendment of any lien noted on the vehicle's certificate of title, and the assignee succeeds by assignment to the assignor's rights as secured party. Although re-registration of the motor vehicle is not necessary in these states to convey a perfected security interest in the Financed Vehicles to a Trust, because the related Trust will not be listed as legal owner on the certificates of title to the Financed Vehicles, a Trust's security interest could be defeated through fraud or negligence. However, in the absence of fraud or forgery by the vehicle owner or the servicer or administrative error by state of local agencies, the notation of the seller's lien on a certificate of title will be sufficient to protect a Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent creditors who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which the seller fails to obtain a first-priority perfected security interest, the Trust's security interest would be subordinate to, among others, subsequent purchasers of Financed Vehicles and holders of perfected security interests in Financed Vehicles. A failure, however, would constitute a breach of the seller's representations and warranties under the related Receivables Purchase Agreement and the seller will be required to repurchase the Receivable from the Trust unless the breach is cured in a timely manner. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Primary Assets" and "Risk Factors--Potential Lack of Security".

         Under the laws of most states in which a perfected security interest is governed by a certificate of title statute, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and after until the owner re-registers the motor vehicle in the new state. A majority of these states require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title of the vehicle or, in the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, an obligor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection. In the ordinary course of servicing the Receivables, the servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a Financed Vehicle and the purchaser of that Financed Vehicle attempts to re-register the vehicle, the seller must surrender possession of the certificate of title or will receive notice as a result of having its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Receivable before its lien is released. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the related Financed Vehicles and is obligated to purchase the related Receivable if it fails to do so.

         In states which the perfection of a security interest is governed by the filing of a UCC-1 financing statement, or the obligor moves from a title state to a non-title state, the servicer will file a UCC-1 financing statement in the new state of the obligor as soon as possible after receiving notice of the obligor's change of residence. UCC-1 financing statements expire after five years. When the term of a loan exceeds five years, the filing must be continued in order to maintain the servicer's perfected security interest. The servicer takes steps to effect continuation. In the event that an obligor moves to a state other than the state in which the UCC-1 financing statement is filed or in some states to a different county in the state, under the laws of most states the perfection of the security interest in the Financed Vehicle would continue for four months after relocation, unless the perfection in the original jurisdiction would have expired earlier. A new financing statement must be filed in the state of relocation or, if the state is a title state, a notation on the certificate of title must be made in order to continue the security interest. The servicer generally takes steps to effect re-perfection upon notification of an address change. Generally, in both title states and in non-title states, the servicer will not re-perfect a state law security interest which has expired or where the obligor has moved if the Receivable has a small balance, a short remaining term and the obligor has a good payment record.

         Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected, first-priority security interest in the vehicle. The Code also grants priority to particular federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated motor vehicle. In each Receivables Purchase Agreement, the seller will represent and warrant that, as of the date any Receivable is sold to the Trust, the security interest in the related Financed Vehicle is or will be prior to all other present liens, other than tax liens and other liens that arise by operation of law, upon and security interests in the Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the related trustee, the related indenture trustee, if any, or related Securityholders in the event a lien arises or confiscation occurs. Any lien or confiscation arising or occurring after the closing date will not give rise to a repurchase obligation of the seller under the related Receivables Purchase Agreement.

Repossession

         In the event of default by an obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless these means would constitute a breach of the peace. Self-help repossession is the method employed by the servicer in most cases and is accomplished simply by taking possession of the related motor vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify an obligor debtor of the default and the intent to repossess the collateral and to give the obligor a period of time within which to cure the default prior to repossession. Generally, the right to cure may only be exercised on a limited number of occasions during the term of the related contract.

Notice of Sale; Redemption Rights

         The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the unpaid principal balance of the obligation, plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees or, in some states, by payment of delinquent installments or the unpaid principal balance of the related obligation.

Deficiency Judgments and Excess Proceeds

         The proceeds of the resale of any Financed Vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the related indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from any resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in other states that do not prohibit or limit deficiency judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession; in many cases, therefore, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable". Generally, courts have held that when a sale is not "commercially reasonable", the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to restrain the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC.

         Occasionally, after the resale of a motor vehicle and payment of all related expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the related vehicle or, if no subordinate lienholder exists, to the former owner of the vehicle.

Consumer Protection Laws

         Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, the laws of some states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee, such as a Trust, to enforce consumer finance contracts such as Receivables.

         The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction, and some related creditors and their assignees, to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due under the contract from the obligor. Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchasers of the related Financed Vehicles may assert against the sellers of those Financed Vehicles. If an obligor were successful in asserting any claims or defenses, the claim or defense would constitute a breach of the seller's warranties under the related Receivables Purchase Agreement and would create an obligation of the seller to repurchase the Receivable unless the breach is cured in a timely manner. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Primary Assets".

         Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

         In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditors' repossession and resale do not involve sufficient state action to afford constitutional protection to borrowers.

         Under each Receivables Purchase Agreement the seller will represent and warrant that each Receivable complies in all material respects with all applicable federal and state laws. Accordingly, if an obligor has a claim against a Trust for a violation of any law and that claim materially and adversely affects the interests of the Trust in a Receivable, the violation would constitute a breach of the seller's representation and warranty and would create an obligation of the seller to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Primary Assets".

Other Limitations

         In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness.

                CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of the anticipated material United States federal income tax consequences to beneficial owners of Notes ("Noteholders") and beneficial owners of Certificates ("Certificateholders") of the purchase, ownership and disposition of the Notes and Certificates. The summary does not purport to deal with the federal income tax consequences applicable to all categories of Noteholders and Certificateholders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders and Certificateholders that are insurance companies; regulated investment companies; dealers in securities interests in such entities; or Noteholders or Certificateholders that hold their Notes or Certificates as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for federal income tax purposes. Unless otherwise specifically described below, the summary is addressed only to Noteholers and Certificateholders who purchase their Notes and Certificates at original issuance and who hold their Notes and Certificates as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). The summary is based upon current provisions of the Code, the Treasury regulations promulgated under the Code and judicial and administrative authorities and rulings, all of which are subject to change, which change may be retroactive. Moreover, there are no authorities on similar transaction involving interests issued by an entity with terms similar to those of the Notes or the Certificates. Accordingly, prospective investors are urged to consult their own tax advisors in determining the particular federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and Certificates.

         The Trust will be provided with an opinion of Skadden, Arps, Slate, Meagher & Flom LLP ("Federal Tax Counsel") regarding some of the related federal income tax matters discussed below which will be subject to the assumptions and discussions set forth therein. The opinion of Federal Tax Counsel will specifically address only those issues specifically identified below as being covered by that opinion; however, the opinion will also state that the additional discussion set forth below, insofar as it relates to matters of United States federal income tax law, is accurate in all material respects. An opinion of Federal Tax Counsel, however, is not binding on the Internal Revenue Service ("IRS") or the courts. Furthermore, no ruling on any of the issues discussed below will be sought from the IRS. Consequently, no assurance can be given that the IRS will not assert positions inconsistent with the conclusions set forth in such opinion or that a court will not agree with those assertions.

Trusts That Are Classified as Partnerships

Tax Characterization of the Trust

         Federal Tax Counsel will deliver its opinion that the Trust will not be classified as an association or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with and on counsel's conclusions that [the nature of the income of the Trust or ]the satisfaction of safe harbors relating to the trading of the Certificates will exempt the Trust from the rule that specified publicly traded partnerships are taxable as corporations.

Tax Consequences to Holders of the Notes

         Treatment of Notes As Indebtedness; Possible Alternative Treatments of the Notes. The trust will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal tax purposes. Upon the issuance of any Notes, Federal Tax Counsel will, subject to exceptions which, if applicable, will be specified in the related prospectus supplement and the assumptions set forth in the opinion, render its opinion to the trust that the Notes issued will be classified as debt for federal income tax purposes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership that would be taxable as a corporation unless it met particular qualifying income tests, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Treatment of the notes as equity interests in a partnership could have adverse tax consequences to some holders, even if the trust were not treated as a publicly traded partnership taxable as a corporation. For example, income allocable to foreign holders might be subject to United States tax and United States tax return filing and withholding requirements, income allocable to tax-exempt holders might constitute "unrelated business taxable income" (if some, but not all, of the notes were recharacterized as equity in a partnership), individual holders might be subject to limitations on their ability to deduct their share of trust expenses, and income from the trust's assets would be taxable to Noteholders without regard to whether cash distributions are made to such Noteholders and without regard to the Noteholders' method of tax accounting. The discussion below assumes that the notes will be characterized as debt for federal income tax purposes.

         Interest Income On The Notes. Except as discussed below, interest on a notes generally is includable in a Noteholder's income as ordinary interest income when actually or constructively received, if the Noteholder uses the cash method of accounting for federal income tax purposes, or when accrued, if the Noteholder uses an accrual method of accounting for federal income tax purposes.

         Original Issue Discount. Notes of certain series may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Holders of notes issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest. The Code requires that information with respect to the original issue discount accruing on any notes be reported periodically to the IRS and to certain categories of Noteholders.

         The trust will report original issue discount, if any, to the Noteholders based on the Code provisions and the Treasury regulations relating to original issue discount (the "OID Rules"). The OID Rules concerning contingent payment debt instruments do not apply to the prepayable debt instruments, such as the notes.

         The OID Rules provide that, in the case of debt instruments such as the notes, (i) the amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the "Prepayment Assumption"), and (ii) adjustments will be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet been issued. The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the notes will be the rate used in pricing the initial offering of those securities. If the notes of a series are issued with original issue discount, the Prospectus Supplement for that series of notes will specify the Prepayment Assumption. However, no representation is made that the notes of that series will, in fact, prepay at a rate based on the Prepayment Assumption or at any other rate.

         In general, a note will be treated as issued with original issue discount if its stated redemption price at maturity exceeds its issue price. Except as discussed below under "--Payment Lag Notes; Initial Period Considerations," and "--Qualified Stated Interest," and as discussed in the related prospectus supplement, and in the case of certain Variable Rate Notes (as defined below), the stated redemption price at maturity of a note is its principal amount. The issue price of a notes is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the class of notes is sold. Notwithstanding the general definition of original issue discount, a term not will not be treated as issued with original issue discount if such discount is less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a note apparently is computed for purposes of this de minimis rule as the sum, for all distributions included in the stated redemption price at maturity of the note, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the applicable closing date to the date on which each such distribution is expected to be made, determined under the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the note's stated redemption price at maturity. The OID Rules provide that Noteholders will include any de minimis original issue discount ratably as payments of stated principal are made on the Notes.

         The Noteholder of a note issued with original issue discount must include in gross income the sum of the "daily portions" of such original issue discount for each day during its taxable year on which it held such note. In the case of an original Noteholder, the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an "accrual period") that begins on the day following a Distribution Date (or in the case of the first such period, begins on the applicable closing date) and ends on the next succeeding Distribution Date. The original issue discount accruing during each accrual period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.

         The portion of the original issue discount that accrues in any accrual period will equal the excess, if any, of: (i) the sum of: (A) the present value, as of the end of the accrual period, of all of the distributions to be made on the note, if any, in future periods and (B) the distributions made on the note during the accrual period that are included in such note's stated redemption price at maturity, over (ii) the adjusted issue price of such note at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that the notes will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the notes. For these purposes, the original yield to maturity of the notes will be calculated based on their issue price and assuming that the notes will be prepaid in accordance with the Prepayment Assumption. The adjusted issue price of a note at the beginning of any accrual period will equal the issue price of such note, increased by the portion of the original issue discount that has accrued during prior accrual periods, and reduced by the amount of any distributions made on such note in prior accrual periods that were included in such note's stated redemption price at maturity. The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption.

          A subsequent Noteholder that purchases a note issued with original issue discount at a cost that is less than its remaining stated redemption price at maturity will also generally be required to include in gross income, for each day on which it holds such note, the daily portions of original issue discount with respect to the note, calculated as described above. However, if (i) the excess of the remaining stated redemption price at maturity over such cost is less than (ii) the aggregate amount of such daily portions for all days after the date of purchase until final retirement of such note, then such daily portions will be reduced proportionately in determining the income of such Noteholder.

         Qualified Stated Interest. Interest payable on a note which qualifies as "qualified stated interest" for purposes of the OID Rules will not be includable in the stated redemption price at maturity of the note. Conversely, if the interest on a note does not constitute "qualified stated interest," such interest will be includable in the stated redemption price at maturity of the note and the note, consequently, will have original issue discount. Interest payments will not qualify as qualified stated interest unless the interest payments are "unconditionally payable." The OID Rules state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Rules. Any terms or conditions that do not reflect arm's length dealing or that the Noteholder does not intend to enforce are not considered.

         Premium. A purchaser of a note that purchases such note at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such note at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method over the life of the note. The Prepayment Assumption is probably taken into account in determining the life of the note for this purpose. Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the note.

         Payment Lag Notes; Initial Period Considerations. Certain notes may provide for distributions of interest based on a period that is the same length as the interval between Distribution Dates but ends prior to each Distribution Date. Any interest that accrues prior to the applicable closing date may be treated under the OID Rules either (i) as part of the issue price and the stated redemption price at maturity of the notes or (ii) as not included in the issue price or the stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

         Variable Rate Notes. Under the OID Rules, notes paying interest at a variable rate (each, a "Variable Rate Note") are subject to special rules. A Variable Rate Note will qualify as a "variable rate debt instrument" if: (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate Note by more than a specified de minimis amount; (ii) it provides for stated interest, paid or compounded at least annually, at a current value of (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Rules, except as provided in (i), above. Because the OID Rules relating to contingent payment debt instruments do not apply to prepayable debt instruments, such as the notes, principal payments on the notes should not be considered contingent for this purpose.

         A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate Note is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Rules. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than
1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Rules. In addition, under the OID Rules, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate Note will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate"). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate Note's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate, but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate Note or the restriction is not reasonably expected as of the issue date to significantly affect the yield of the Variable Rate Note.

         An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Rules also provide that other variable rates may be treated as objective rates if so designated by the IRS in the future. Despite the foregoing, a variable rate of interest on a Variable Rate Note will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate Note's term. Further, an objective rate does not include a rate that is based on information that is within the control of the issuer (or a party related to the issuer) or that is unique to the circumstances of the issuer (or a party related to the issuer). An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Rules also provide that if a Variable Rate Note provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate Note's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate"). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate Note's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

         For Variable Rate Notes that qualify as "variable rate debt instruments" under the OID Rules and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "Single Variable Rate Note"), original issue discount is computed as described above in "--Interest Income on the Notes--Original Issue Discount" based on the following: (i) stated interest on the Single Variable Rate Note which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest; (ii) by assuming that the variable rate on the Single Variable Rate Note is a fixed rate equal to: (a) in the case of a Single Variable Rate Note with a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or
(b) in the case of a Single Variable Rate Note with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Rate Note; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii), above.

         In general, any Variable Rate Note other than a Single Variable Rate Note (a "Multiple Variable Rate Note") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate Note. The OID Rules generally require that such a Multiple Variable Rate Note be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate Note's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate Note. (A Multiple Variable Rate Note may not bear more than one objective rate.) In the case of a Multiple Variable Rate Note that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate Note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate Note as of the Multiple Variable Rate Note's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate Note is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

         Once the Multiple Variable Rate Note is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amounts of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the original issue discount rules to the "equivalent" fixed rate debt instrument in the manner described above in "--Interest Income on the Notes--Original Issue Discount." A holder of the Multiple Variable Rate Note will account for such original issue discount and qualified stated interest as if the holder held the "equivalent" fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate Note during the accrual period.

         If a Variable Rate Note does not qualify as a "variable rate debt instrument" under the OID Rules, then the Variable Rate Note would be treated as a contingent payment debt obligation. The manner in which a Variable Rate Note would be taxed if such note were treated as a contingent payment debt obligation is not governed by the OID Rules relating to contingent payment debt obligations since such OID Rules do not apply to prepayable debt instruments, such as the notes. Treasury regulations do not otherwise address this point.

         Market Discount. A Noteholder that acquires a note at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a prepayment. In particular, the Noteholder will be required to allocate that principal distribution first to the portion of the market discount on such note that has accrued but has not previously been includable in income, and will recognize ordinary income to that extent. In general, unless Treasury regulations when issued provide otherwise, market discount on a note may be treated, at the election of the Noteholder of the note, as accruing either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to stated interest on the note.

         In addition, a Noteholder may be required to defer deductions for a portion of the Noteholder's interest expense on any debt incurred or continued to purchase or carry a note purchased with market discount. The deferred portion of any interest deduction would not exceed the portion of the market discount on the note that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the note. The Code requires that information necessary to compute accruals of market discount be reported periodically to the IRS and to certain categories of Noteholders.

         Notwithstanding the above rules, market discount on a note will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such note multiplied by its weighted average remaining life. Weighted average remaining life presumably is calculated in a manner similar to weighted average life (described above under "--Interest Income on the Notes--Original Issue Discount"), taking into account distributions (including prepayments) prior to the date of acquisition of such note by the subsequent purchaser. If market discount on a note is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on such note in proportion to the amounts of such principal distributions, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

         Election To Treat All Interest Under The Constant Yield Rules. The OID Rules provide that the holder of a debt instrument may elect to include in gross income all interest that accrues on such debt instrument using the constant yield method. For purposes of this election, interest includes stated interest, original issue discount, and market discount, as adjusted to account for any premium. Noteholders should consult their own tax advisors regarding the availability or advisability of such an election.

         Sales Of Notes. If a note is sold or exchanged, the Noteholder will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the note. A Noteholder's adjusted basis in a note generally equals the cost of the note to the Noteholder, increased by OID and market discount reported by the Noteholder with respect to the note and reduced (but not below zero) by distributions on the note (other than qualified stated interest) received by the holder and by amortized premium. While any such gain or loss generally will be capital gain or loss, gain recognized on the sale of a note by a Noteholder who purchased the note at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the note was held by such seller, reduced by any market discount includable in income under the rules described above under "--Interest Income on the Notes--Market Discount." Furthermore, the notes will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a note by a bank or other financial institution to which such section applies would be ordinary income or loss.

         Short-Term Notes. In the case of a note with a maturity of one year or less from its issue date (a "Short-Term Note"), no interest is treated as qualified stated interest, and therefore all interest is included in original issue discount. Noteholders that report income for federal income tax purposes on an accrual method and some other Noteholders, including banks and certain dealers in securities, (collectively, "Short-Term Accruers") are required to include original issue discount in income on Short-Term Notes on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding.

         Any other Noteholder of a Short-Term Note is not required to accrue original issue discount for federal income tax purposes, unless it elects to do so. In the case of a Noteholder that is not required, and does not elect, to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of a Short-Term Note is ordinary income to the extent of the original issue discount accrued on a straight-line basis, or, if elected, according to a constant yield method based on daily compounding, through the date of sale, exchange or retirement. In addition, Noteholders that are not required, and do not elect, to include original issue discount in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a Short-Term Note in an amount not exceeding the deferred interest income with respect to the Short-Term Note, which includes both the accrued original issue discount and accrued interest that are payable but that have not been included in gross income, until the deferred interest income is realized. A Noteholder may elect to apply the foregoing rules, except for the rule characterizing gain on sale, exchange or retirement as ordinary, with respect to "acquisition discount" rather than original issue discount. Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the Noteholder's basis in the Short-Term Note. This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which the election applies, unless revoked with the consent of the IRS. A Noteholder's tax basis in a Short-Term Note is increased by the amount included in the Noteholder's income with respect to the Short-Term Note.

         Foreign Investors In Notes. Except as discussed below, a Noteholder that is not a "United States person" (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a note provided that (i) the holder complies to the extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a United States person, (ii) the holder is not a "10-percent shareholder" within the meaning of Section 871(h)(3)(B) of the Code, which could be interpreted to include a person that directly or indirectly owns 10% or more of the equity interests in the trust (or depending upon the classification of the Trust for federal income tax purposes, the equity of the Company or the Seller),
(iii) the holder is not a "controlled foreign corporation" (as defined in the Code) related to the trust (or depending upon the classification of the Trust for federal income tax purposes, the Company or the Seller), (iv) such distribution is not contingent, and (v) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a note. For these purposes, the term "United States person" means
(i) a citizen or resident of the United States, (ii) a corporation (or other entity properly treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States or any State (or the District of Columbia), (iii) an estate whose income is includable in gross income for United States federal income taxation regardless of its source, and
(iv) a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. A "Foreign Person" is any person that is not a United States person. Each Noteholder should consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

         If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits," within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

         Backup Withholding. Distributions made on the Notes and proceeds from the sale of the notes may be subject to a "backup" withholding tax if, in general, the Noteholder fails to comply with certain identification procedures, unless the Noteholder is an exempt recipient under applicable provisions of the Code and, if necessary, appropriately demonstrates such status. Any amounts so withheld would be allowable as a credit against the Noteholder's federal income tax, or, if in excess of such federal income tax, refundable by the IRS (assuming appropriate information is provided to the IRS).

FASITS

         Sections 860H through 860L to the Code (the "FASIT Provisions") provide for the creation of an entity for federal income tax purposes known as a "financial asset securitization investment trust" (a "FASIT"). While Treasury regulations relating to FASITs have been proposed, none have been finalized. Accordingly, no definitive guidance can be provided with respect to many technical issues relating to FASITs and the interests issued by FASITs. In general, the FASIT Provisions enable trusts, including the trust, to elect to be treated as a pass-through entity not subject to federal entity-level income tax (except with respect to certain prohibited transactions) and to issue securities that would be treated as debt for federal income tax purposes. If a trust is intended to qualify as a FASIT for federal income tax purposes, the related prospectus supplement will so indicate and will discuss the related tax consequences.

Tax Consequences to Holders of the Certificates

         The following discussion only applies to a Trust that issues one or more classes of certificates (other than certificates that are intended to be treated as indebtedness for federal income tax purposes, as described below under "--Certain Certificates Treated as Indebtedness,") and assumes that all payments on the certificates are denominated in U.S. dollars, that a series of securities includes a single class of certificates, that certificates are sold to and beneficially owned by persons other than the Company, and that the Company retains an equity interest in the Trust. If these conditions are not satisfied with respect to any given series of Certificates, any additional material tax considerations with respect to the Certificates will be disclosed in the applicable Prospectus Supplement.

Classification as a Partnership

         Treatment Of The Trust As A Partnership. The Seller, the Depositor and the Servicer will agree, and the Certificateholders will agree by their purchase of certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the seller in its capacity as recipient of distributions from any reserve fund), and the notes being debt of the partnership. However, there is no authority on transactions directly comparable to the transactions contemplated in this prospectus. As a result, the proper characterization of the arrangement involving the Trust, the Certificateholders, the Noteholders, the seller, the depositor and the servicer is not entirely clear.

         Under the provisions of Subchapter K of the Code, a partnership is not considered a separate taxable entity. Instead, partnership income is allocated to the partners and each partner is taxed on its allocable share of the partnership income. The character of partnership income allocated to each partner is generally determined based upon the manner in which the income was earned by the partnership. The following discussion is a summary of some of the material federal income tax consequences of classifying the Trust as a partnership. Prospective owners of Certificates should consult their own tax advisors regarding the federal income tax consequences discussed below, as well as any other material federal income tax consequences that may result from applying the provisions of Subchapter K of the Code to the acquisition, ownership and disposition of a Certificate.

         Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account the holder's allocable share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the related Primary Assets (including appropriate adjustments for market discount, OID and bond premium, investment income from investments of amounts on deposit in any related Trust Accounts and any gain upon collection or disposition of Primary Assets. The Trust's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of Primary Assets.

         The federal income tax treatment of any Collateral Certificates held by the Trust will depend on the terms of the Collateral Certificates and their characterization (for example, as indebtedness) for federal income tax purposes.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of:

     o the interest or other income that accrues on the certificates in accordance with their terms for the relevant month, including, as applicable, interest accruing at the related certificate pass-through rate, and interest on amounts previously due on the certificates but not yet distributed;

     o    any Trust OID on the Primary Assets;

     o    any prepayment premium; and

     o all other amounts of income payable to the Certificateholders for the applicable month.

         The allocation will be reduced by any amortization by the Trust of premium on Primary Assets that corresponds to any excess of the issue price of certificates over their principal amount. Losses will generally be allocated in the manner in which they are borne. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire amount of interest accruing on the certificates for the applicable month, based on the pass-through rate plus the other items described above, even though the Trust might not make (or have sufficient cash to make) current cash distributions of this amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay the taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders, but Certificateholders may be purchasing certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

         Assuming notes are also issued, all or substantially all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to the holder under the Code.

         An individual taxpayer's share of expenses of the Trust (including fees to the servicer but not interest expenses) will be miscellaneous itemized deductions which will be deductible only to the extent such expenses plus all other miscellaneous itemized deduction exceed two percent of the individual's adjusted gross income (and not at all for alternative minimum tax purposes). Accordingly, the deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Trust. The deductions may also be subject to reduction under Section 68 of the Code if an individual taxpayer's adjusted gross income exceeds certain limits.

         The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that the calculations be made separately for each Primary Asset, the Trust might be required to incur additional expense and the calculations may result in some timing and character differences under some circumstances.

         Computation Of Income. Taxable income of the Trust will be computed at the Trust level and the portion allocated to the Certificateholders will be allocated to them pro rata. Consequently, the method of accounting for taxable income will be chosen by, and any elections (including those described with respect to the market discount rules) will be made by the Trust, rather than the Certificateholders. The Trust intends, to the extent possible, to (1) have the taxable income of the Trust computed under the accrual method of accounting and
(2) adopt a calendar-year taxable year for computing the taxable income of the Trust. The tax year of the Trust, however, is generally determined by reference to the tax years of the Certificateholders. An owner of a Certificate is required to include its allocable share of Trust income for a taxable year as determined by the Trust in the Certificateholder's gross income for its taxable year in which the taxable year of the Trust ends.

         Determining The Bases Of Trust Assets. The Trust will become a partnership on the first date on which Certificates are beneficially owned by more than one person. On that date, each of the Certificateholders should be treated as having purchased a share of the assets of the Trust (subject to the liability for the Notes) followed immediately by a deemed contribution of the assets to the newly formed partnership. The partnership's basis in the Trust's assets would therefore equal the sum of the Certificateholders' bases in their respective interests in the Trust's assets immediately prior to the deemed contribution to the partnership. To the extent that the fair market value of the assets deemed contributed to the partnership varied from the bases of the assets to the partnership, the allocation of taxable income to the Certificateholders would be adjusted in accordance with Section 704(c) of the Code to account for the variations.

         Section 708 Termination. Under Section 708 of the Code, if 50% or more of the outstanding interests in a partnership are sold or exchanged within any 12-month period, the partnership will be deemed to terminate and then be reconstituted for federal income tax purposes. If a termination occurs, the assets of the terminated partnership are deemed to be constructively contributed to a reconstituted partnership in exchange for interests in the reconstituted partnership. The interests would be deemed distributed to the partners of the terminated partnership in liquidation thereof, which distribution would not constitute a sale or exchange. Accordingly, if the sale of the Certificates terminates the partnership under Section 708 of the Code, a Certificateholder's basis in its ownership interest would not change. The Trust's taxable year would also terminate as a result of a constructive termination and, if the Certificateholder's taxable year is different from the Trust's, the termination could result in the "bunching" of more than 12 months' income or loss of the Trust in the Certificateholder's income tax return for the year in which the Trust was deemed to terminate. A redemption of interests is not considered a sale or exchange of interests for purposes of applying this constructive termination rule. The trust will not comply with particular technical requirements that might apply when a constructive termination occurs. As a result, the Trust may be subject to some tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust might not be able to comply with these requirements due to lack of data.

          Discount and Premium. To the extent that OID, if any, on Primary Asset exceeds a de minimis amount, the Trust would have OID income. As indicated above, a portion of the OID income may be allocated to the Certificateholders.

         Moreover, the purchase price paid by the Trust for the Primary Assets may be greater or less than the remaining aggregate principal balances of the Primary Assets at the time of purchase. If so, the Student Loans will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

         If the Trust acquires the Primary Assets at a market discount or premium, the Trust will elect to include any market discount in income currently as it accrues over the life of the Primary Assets or to offset any premium against interest income on the Primary Assets. As indicated above, a portion of the market discount income or premium deduction may be allocated to Certificateholders.

         Disposition Of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. Any gain or loss would be long-term capital gain or loss if the Certificateholder's holding period exceeded one year. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's allocable share of Trust income (includible in gross income) and decreased by any distributions received or losses allocated with respect to the certificate. In addition, both the tax basis in the certificate and the amount realized on a sale of a certificate would include the Certificateholder's share, determined under Treasury regulations, of the notes and other liabilities of the Trust. A Certificateholder acquiring certificates at different prices will generally be required to maintain a single aggregate adjusted tax basis in the certificates and, upon sale or other disposition of some of the certificates, allocate a pro rata portion of the aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

         Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Student Loans would generally be treated as ordinary income to the holder.

         If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect to the certificates, the excess will generally give rise to a capital loss upon the retirement of the certificates.

         Allocations Between Transferors And Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the applicable month. In the event that the trustee receives notice of a transfer, during any calendar month, of a Certificate, the trustee will allocate the tax items for that month otherwise allocable to such certificate to the transferor and transferee of the certificate pro rata based upon the number of days in such month that the certificate was held by each of the transferor and the transferee.

         If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Trust's method of allocation between transferors and transferees may be revised to conform to a method permitted by future laws, regulations or other IRS guidance.

         Section 731 Distributions. In the case of any distribution to a Certificateholder, no gain will be recognized to that Certificateholder to the extent that the amount of any money distributed for that Certificate does not exceed the adjusted basis of that Certificateholder's interest in the Certificate. To the extent that the amount of money distributed exceeds that Certificateholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a Certificateholder, no loss will be recognized except upon a distribution in liquidation of a Certificateholder's interest. Any gain or loss recognized by a Certificateholder generally will be capital gain or loss.

         Section 754 Election. In the event that a Certificateholder sells its certificates at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the certificate than that of the selling Certificateholder. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust currently does not intend to make the election under Section 754 of the Code. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for certificates.

         Administrative Matters. The trustee is required to keep or cause to be kept complete and accurate books of the Trust. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to Certificateholders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the certificates. Generally, a Certificateholder must file tax returns that are consistent with the information returns filed by the Trust or be subject to penalties unless the Certificateholder timely notifies the IRS of all the inconsistencies.

         Under Section 6031 of the Code, any person that holds a certificate as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing specific information on the nominee, the beneficial owners and the certificates so held. The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner:

     o    the name, address and identification number of the person,

     o whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

     o information on certificates that were held, bought or sold on behalf of the person throughout the year.

         In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act that holds Certificates as a nominee is not required to furnish any information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

         The company ordinarily will be designated as the "tax matters partner" for each Trust in the related Trust Agreement and, as the tax matter partner, will be responsible for representing the Certificateholders in some specific disputes with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the later of the date on which the partnership information return is filed or the last day for filing the return for the year (determined without regard to extensions). Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under specified circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

         A special audit system exists for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under Sections 771 through 777 of the Code. Unless otherwise specified in the applicable Prospectus Supplement, a Trust will not elect to apply the simplified flow-through reporting system.

         Tax Consequences to Foreign Certificateholders. As used below, the term "foreign holder" means a Certificateholder that is not a United States person, as defined under "--Tax Consequences to Holders of the Notes--Foreign Holders," above.

         It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign holders because there is no clear authority dealing with that issue under facts substantially similar to those described in this Prospectus. Although it is not expected that the Trust would be engaged in a trade or business in the United States for these purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign holders pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business, at the highest applicable rate pursuant to the Code. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures.

         Each foreign holder may be required to file a U.S. individual or corporate income tax return with respect to its share of the Trust's income (including in the case of a corporation, the branch profits tax return). Assuming that the Trust is not engaged in a U.S. trade or business, a foreign holder would be entitled to a refund with respect to all or a portion of taxes withheld by the Trust if, in particular, the foreign holder's allocable share of interest from the Trust constituted "portfolio interest" under the Code. The interest, however, may not constitute "portfolio interest" if, among other reasons, the underlying obligation is not in registered form.

         Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates may be subject to a "backup" withholding tax if, in general, the Certificateholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, appropriately demonstrates such status. Any amounts so withheld would be allowable as a credit against the Certificateholder's federal income tax, or, if in excess of such federal income tax, refundable by the IRS (assuming appropriate information is provided to the IRS).

Trusts in Which All Equity Interests Are Retained by the Seller, the Depositor or an Affiliate of the Seller or the Depositor

Tax Characterization of the Trust

         To the extent specified in the related Prospectus Supplement, any party that retains or acquires 100% of the certificates agrees by this retention or acquisition to disregard the Trust as an entity separate from the sole Certificateholder. Federal Tax Counsel will deliver its opinion that a Trust that issues one or more classes of Notes to investors and all the equity interests of which (including the Certificates and any residual interest) are retained by the seller, the depositor or an affiliate thereof will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, assuming that the terms of the Trust Agreement and related documents will be complied with so that, among other things, no election will be made to treat the Trust as a corporation for federal income tax purposes.

         In the event that all equity interests of the Trust are held by a single owner, Treasury regulations provide that the Trust will be disregarded as an entity separate from its sole Certificateholder for federal income tax purposes, provided that no election to be treated as a corporation for federal income tax purposes is made on behalf of the Trust.

Tax Consequences to Holders of the Notes

         Treatment of the Notes as Indebtedness. The seller and the depositor will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related Prospectus Supplement, advise the Trust that the Notes will be classified as debt for federal income tax purposes. Assuming the characterization of the Notes is correct, the federal income tax consequences to Noteholders described above under "--Trusts That Are Classified as Partnerships--Tax Consequences to Holders of the Notes" would apply to the Noteholders.

         Possible Alternative Treatments Of The Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more classes of Notes did not represent debt for federal income tax purposes, the class or classes of Notes might be treated as equity interests in the Trust. If so treated, the Trust could, in the view of Federal Tax Counsel, be treated as a publicly traded partnership that would be taxable as a corporation. In this case, the entity would be subject to federal income taxes at corporate tax rates on its taxable income generated by the Primary Assets. An entity-level tax could result in reduced distributions to Noteholders.

         Furthermore, even if the Trust were not taxable as a corporation, the treatment of Notes as equity interests in a partnership could have adverse tax consequences to holders of the Notes. For example, income from classes of Notes held by tax-exempt entities (including pension funds) might in certain circumstances be "unrelated business taxable income," foreign holders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to limitations on their ability to deduct their share of Trust expenses. In the event one or more classes of Notes were treated as interests in a partnership, the consequences governing the certificates as equity interests in a partnership described above under "--Trusts That Are Classified as Partnerships--Tax Consequences to Holders of the Certificates" would apply to the holders of the Notes that are treated as equity interests in a partnership.

Trusts That Are Classified as Grantor Trusts

Tax Characterization of the Trust

         Characterization. In the case of a grantor trust, Federal Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, beneficial owners of certificates (referred to in this Prospectus as "grantor trust certificateholders") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The certificates issued by a Trust that is treated as a grantor trust are referred to in this Prospectus as "grantor trust certificates."

         Taxation Of Grantor Trust Certificateholders. Subject to the discussion below under "--Stripped Certificates" and "--Subordinated Certificates," each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the Primary Assets and other assets of the Trust. Accordingly, and subject to the discussion below of the recharacterization of the Servicing Fee, each grantor trust certificateholder must include in income its pro rata share of the interest and other income from the Primary Assets, including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to the assets, and, subject to limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Trust, at the same time and to the same extent as these items would be included or deducted by the grantor trust certificateholder if the grantor trust certificateholder held directly a pro rata interest in the assets of the Trust and received and paid directly the amounts received and paid by the Trust. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any Primary Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

         Under Sections 162 and 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, and other fees and charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the Trust. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other miscellaneous itemized deductions exceed two percent of the grantor trust certificateholder's adjusted gross income and will be allowed no deduction for these expenses in determining their liabilities for alternative minimum tax. In addition, the deductions may also be subject to reduction under Section 68 of the Code if an individual taxpayer's adjusted gross income exceeds certain limits.

         The servicing compensation to be received by the servicer may be questioned by the IRS as exceeding a reasonable fee for the services being performed in exchange for the servicing compensation, and a portion of the servicing compensation could be recharacterized as an ownership interest retained by the servicer or other party in a portion of the interest payments to be made with respect to the trust's assets. In this event, a Certificate might be treated as a Stripped Certificate subject to the stripped bond rules of
Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules. See the discussion below under "--Stripped Certificates." Except as discussed below under "--Stripped Certificates" or "--Subordinated Certificates," this discussion assumes that the servicing fees paid to the servicer do not exceed reasonable servicing compensation.

         A purchaser of a grantor trust certificate will be treated as purchasing an interest in each Primary Asset in the Trust at a price determined by allocating the purchase price paid for the Certificate among all Primary Assets in proportion to their fair market values at the time of the purchase of the Certificate. To the extent that the portion of the purchase price of a grantor trust certificate allocated to a Primary Asset is less than or greater than the portion of the stated redemption price at maturity of the Primary Asset, the interest in the Primary Asset will have been acquired at a discount or premium. See "--Market Discount" and "--Premium," below.

         The treatment of any discount on a Primary Asset will depend on whether the discount represents original issue discount or market discount. Except as indicated otherwise in the applicable Prospectus Supplement, we do not expect that any Primary Asset will have original issue discount (except as discussed below under "--Stripped Certificates" or "--Subordinated Certificates"). For the rules governing original issue discount, see "--Trusts That Are Classified as Partnerships--Tax Consequences to Noteholers--Original Issue Discount" above. Furthermore, if 20 percent or more of the grantor trust certificateholders are Short-Term Accruers, all holders of grantor trust certificates may be required to accrue acquisition discount or original issue discount, as the case may be, with respect to short term obligations held by the Trust in the same manner as Short-Term Accruers would accrue such discount See "--Trusts That Are Classified As Partnerships--Tax Consequences to Holders of Notes--Short Term Notes" above.

         The information provided to grantor trust certificateholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each Primary Asset is acquired.

         Market Discount. A grantor trust certificateholder that acquires an undivided interest in Primary Assets may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Primary Asset is considered to have been purchased at a "market discount." For a discussion of the market discount rules under the Code, see "--Trusts That Are Classified as Partnerships--Classification as a Partnership--Market Discount" above.

         Premium. To the extent a grantor trust certificateholder is considered to have purchased an undivided interest in a Primary Asset for an amount that is greater than the stated redemption price at maturity of the interest, the grantor trust certificateholder will be considered to have purchased the interest in the Primary Asset with "amortizable bond premium" equal in amount to the excess. For a discussion of the rules applicable to amortizable bond premium, see "--Trusts That Are Classified As Partnerships--Classification as a Partnership--Premium" above.

         Stripped Certificates. Some classes of certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates." In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Primary Asset from ownership of the right to receive some or all of the related interest payments. In general, where a separation has occurred, under the stripped bond rules of Section 1286 of the Code the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing original issue discount, the difference between the holder's initial purchase price for the right to receive and the principal or interest payment to be received with respect to that right.

         Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:

     o    if any servicing compensation is deemed to exceed a reasonable amount;

     o if the company or any other party retains a retained yield with respect to the Primary Assets held by the Trust;

     o if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Trust's assets; or

     o if certificates are issued which represent the right to interest-only payments or principal-only payments.

         The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. However, the trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest. This accrual of income may be in advance of the receipt of any cash attributable to that income. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above.

         Subordinated Certificates. In the event that the Trust issues two classes of grantor trust certificates that are identical except that one class is a subordinate class, with a relatively high certificate pass-through rate, and the other is a senior class, with a relatively low certificate pass-through rate (referred to in this Prospectus as the "Subordinate Certificates" and "Senior Certificates," respectively), the grantor trust certificateholders will be deemed to have acquired the following assets: (1) the principal portion of each Primary Asset plus a portion of the interest due on each Primary Asset (the "Trust Stripped Bond"), and (2) a portion of the interest due on each Primary Asset equal to the difference between the certificate pass-through rate on the Subordinate Certificates and the certificate pass-through rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the "Trust Stripped Coupon"). The "Subordinate Class Percentage" equals the initial aggregate principal amount of the Subordinate Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates. The "Senior Class Percentage" equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.

         The Senior Certificateholders in the aggregate will own the Senior Class Percentage of the Trust Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of such asset. The Senior Certificateholders will not own any portion of the Trust Stripped Coupon. The Subordinate Certificateholders in the aggregate own both the Subordinate Class Percentage of the Trust Stripped Bond plus 100% of the Trust Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both assets. The Trust Stripped Bond will be treated as a "stripped bond" and the Trust Stripped Coupon will be treated as "stripped coupons" within the meaning of Section 1286 of the Code.

         Although not entirely clear, the interest income on the Subordinate Certificates will be treated by the Trust as qualified stated interest (assuming the interest with respect to the Primary Assets would otherwise qualify as qualified stated interest). Accordingly, except to the extent modified below, the income of the Subordinate Certificates will be reported in the same manner as described generally above for holders of Senior Certificates.

         If the Subordinate Certificateholders receive distributions of less than their share of the Trust's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had

     o    received as distributions their full share of receipts;

     o paid over to the Senior Certificateholders an amount equal to the Shortfall Amount; and

     o retained the right to reimbursement of the relevant amounts to the extent these amounts are otherwise available as a result of collections on the Primary Assets or amounts available from a reserve account or other form of credit enhancement, if any.

         Under this analysis,

     o Subordinate Certificateholders would be required to accrue as current income any interest income, original issue discount, or (to the extent paid on assets of the Trust) accrued market discount of the Trust that was a component of the Shortfall Amount, even though that amount was in fact paid to the Senior Certificateholders;

     o a loss would only be allowed to the Subordinate Certificateholders when their right to receive reimbursement of the Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse the loss); and

     o reimbursement of the Shortfall Amount prior to a claim of worthlessness would not be taxable income to Subordinate Certificateholders because the amount was previously included in income.

         Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions are unclear. Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

         Election To Treat All Interest As Original Issue Discount. The OID Rules permit a grantor trust certificateholder to elect to accrue all interest and discount, including de minimis market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method. If an election were to be made with respect to an interest in a Primary Asset with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the grantor trust certificateholder acquires during the year of the election or afterward. See "--Market Discount" above. Similarly, a grantor trust certificateholder that makes this election for an interest in a Primary Asset that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the grantor trust certificateholder owns at the beginning of the first taxable year to which the election applies or acquires afterward. See "--Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a grantor trust certificate is generally irrevocable.

         Prepayments. The Taxpayer Relief Act of 1997 (the "1997 Act") contains a provision requiring original issue discount on any pool of debt instruments the yield on which may be affected by reason of prepayments be calculated taking into account the Prepayment Assumption and requiring the discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments. The legislative history to the 1986 Act states that similar rules apply with respect to market discount and amortizable bond premium on debt instruments.

         Sale Or Exchange Of A Grantor Trust Certificate. Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized, exclusive of amounts attributable to accrued and unpaid interest, which will be treated as ordinary income, allocable to the Primary Asset and the owner's adjusted basis in the grantor trust certificate. The adjusted basis generally will equal the seller's cost for the grantor trust certificate, increased by the original issue discount and any market discount included in the seller's gross income with respect to the grantor trust certificate, and reduced, but not below zero, by any premium amortized by the seller and by principal payments on the grantor trust certificate previously received by the seller. The gain or loss will, except as discussed below, be capital gain or loss to an owner for which the Primary Asset represented by a grantor trust certificate are "capital assets" within the meaning of Section 1221. A capital gain or loss will be long-term or short-term depending on whether or not the grantor trust certificate has been owned for the long-term capital gain holding period, currently more than one year.

         Notwithstanding the foregoing, any gain realized on the sale or exchange of a grantor trust certificate will be ordinary income to the extent of the seller's interest in accrued market discount on Primary Assets not previously taken into income. See "--Market Discount," above. Further, grantor trust certificates will be "evidences of indebtedness" within the meaning of
Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or thrift institution to which such section applied will be treated as ordinary gain or loss.

         Foreign Investors In Grantor Trust Certificates. A holder of grantor trust certificate who is not a "United States person" (as defined above at "--Trusts That Are Classified as Partnerships--Tax Consequences to Holders of the Notes--Foreign Holders") and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a grantor trust certificate generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on its grantor trust certificate to the extent attributable to debt obligations held by the Trust that were originated after July 18, 1984, provided that the grantor trust certificateholder complies to the extent necessary with certain certification requirements which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a United States person. Interest or original issue discount on a grantor trust certificate attributable to debt obligations held by the Trust that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty). All holders of grantor trust certificates should consult their tax advisors regarding the tax documentation and certifications that must be provided to secure any applicable exemptions from United States withholding taxes.

         Any capital gain realized on the sale or other taxable disposition of a grantor trust certificate by a Foreign Person (as defined above at "--Trusts That Are Classified as Partnerships--Tax Consequences to Holders of the Notes--Foreign Holders ") generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

         If the interest, gain or income with respect to a grantor trust certificate held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits," within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

         Backup Withholding. Distributions made on the grantor trust certificates and proceeds from the sale of the grantor trust certificates may be subject to a "backup" withholding tax if, in general, the grantor trust certificateholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, appropriately demonstrates such status. Any amounts so withheld would allowable as a credit against the holder's federal income tax, or, if in excess of such federal income tax, refundable by the IRS (assuming appropriate information is provided to the IRS).

Certain Certificates Treated as Indebtedness

         Upon the issuance of certificates that are intended to be treated as indebtedness for federal income tax purposes, Federal Tax Counsel will opine that based upon its analysis of the factors discussed below and certain assumptions and qualifications, the certificates will be properly classified as indebtedness for federal income tax purposes. However, opinions of counsel are not binding on the IRS and there can be no assurance that the IRS could not successfully challenge this conclusion. Such certificates that are intended to be treated as indebtedness are herein referred to as "Debt Certificates" and holders of such certificates are herein referred to as "Debt Certificateholders."

         The depositor, or the seller, will express in the Agreements its intent that for federal, state and local income and franchise tax purposes, the Debt Certificates will be indebtedness secured by the Primary Assets. The seller agrees and each Debt Certificateholder, by acquiring an interest in a Debt Certificate, agrees or will be deemed to have agreed to treat the Debt Certificates as indebtedness for federal, state and local income or franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Agreements, the seller expects to treat such transactions for financial accounting purposes, as a sale of ownership interests in the Primary Assets and not as debt obligations.

         In general, whether for federal income tax purposes a transaction constitutes a sale of property or a loan the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the IRS, to treat a transaction in accordance with its economic substance, as determined under federal income tax laws, notwithstanding that the participants characterize the transaction differently for non-tax purposes. In some instances, however, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. It is expected that Federal Tax Counsel will advise that the rationale of those cases will not apply to the transactions evidenced by a series of Debt Certificates.

         While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the economic benefits of ownership thereof. Federal Income Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Primary Assets has not been transferred to the Debt Certificateholders and that the Debt Certificates are properly characterized as indebtedness for federal income tax purposes. Contrary characterizations that could be asserted by the IRS are described below under "--Possible Classification of the Transaction as a Partnership or as an Association Taxable as a Corporation."

         Taxation of Income of Debt Certificateholders. As set forth above, it is expected that Federal Income Tax Counsel will advise the Seller and/or the Depositor that the Debt Certificates will constitute indebtedness for federal income tax purposes, and accordingly, holders of Debt Certificates generally will be taxed in the manner described above in "--Trusts Which Are Not Treated As Grantor Trusts--Tax Consequences to Noteholders."

         If the Debt Certificates are issued with OID that is more than a de minimis amount as defined in the Code and Treasury regulations (see "--Trusts That Are Characterized As Partnership--Tax Consequences to Holders of Notes") a United States holder of a Debt Certificate (including a cash basis holder) generally would be required to accrue the OID on its interest in a Debt Certificate in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income in advance of the receipt of cash attributable to that income. Under Section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Debt Certificates is unclear. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a Debt Certificate is "unconditionally payable" and hence that all of such interest should be included in the Debt Certificate's stated redemption price at maturity. Accordingly, Federal Income Tax Counsel is unable to opine as to whether interest payable on a Debt Certificates constitutes "qualified stated interest" that is not included in a Debt Certificate's stated redemption price at maturity. Consequently, prospective investors in Debt Certificates should consult their own tax advisors concerning the impact to them in their particular circumstances. The Prospectus Supplement will indicate whether the Trust expects to treat a Debt Certificate as having been issued with OID.

         Tax Characterization of the Trust. Consistent with the treatment of the Debt Certificates as indebtedness, the Trust will likely be treated as a security device to hold Primary Assets securing the repayment of the Debt Certificates. In connection with the issuance of Debt Certificates of any series, Federal Tax Counsel will render an opinion that, based on the assumptions and qualifications set forth therein, under then current law, the applicable Trust will not be characterized for federal income tax purposes as an association (or publicly traded partnership) taxable as a corporation.

         Possible Classification of the Transaction as a Partnership or as an Association Taxable as a Corporation. The opinion of Federal Tax Counsel with respect to Debt Certificates will not be binding on the courts or the IRS. It is possible that the IRS could assert that, for federal income tax purposes, the transactions contemplated constitute a sale of the Primary Assets (or an interest therein) to the Debt Certificateholders and that the proper classification of the legal relationship between the Seller, the Depositor, and some or all of the Debt Certificateholders resulting from the transactions is that of a partnership (including a publicly traded partnership), a publicly traded partnership taxable as a corporation, or an association taxable as a corporation. Neither the Seller, nor the Depositor, currently intends to comply with the federal income tax reporting requirements that would apply if any classes of Debt Certificates were treated as interests in a partnership or corporation.

         If a transaction were treated as creating a partnership between the seller and/or the depositor and the Debt Certificateholders, the partnership itself would not be subject to federal income tax (unless it were characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the Debt Certificateholders, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Debt Certificate could differ if the Debt Certificates were held to constitute partnership interests, rather than indebtedness. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Debt Certificates. Finally, all or a portion of any taxable income allocated to a Debt Certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may, under certain circumstances, constitute "unrelated business taxable income" which generally would be taxable to the holder under the Code.

         If it were determined that a transaction created an entity classified as an association or as a publicly traded partnership taxable as a corporation, the Trust would be subject to federal income tax at corporate income tax rates on the income it derives from the Primary Assets, which would reduce the amounts available for distribution to the Debt Certificateholders. Such classification may also have adverse state and local tax consequences that would reduce amounts available for distribution to Debt Certificateholders. Moreover, distributions on Debt Certificates that are recharacterized as equity in an entity taxable as a corporation would not be deductible in computing the entity's taxable income, and cash distributions on such Debt Certificates generally would be treated as dividends for tax purposes to the extent of such deemed corporation's earnings and profits.

         Foreign Investors in Debt Certificates. As set forth above, it is expected that Federal Tax Counsel will advise the Seller and/or the Depositor that the Debt Certificates will constitute indebtedness for federal income tax purposes. Accordingly, Foreign Persons, as defined in the section above entitled "--Trusts That Are Treated As Partnerships--Tax Consequences to Holders of Notes--Foreign Investors in Notes," that hold Debt Certificates generally will be taxed in the manner described in that section.

         If the IRS were to contend successfully that the Debt Certificates are interests in a partnership and if such partnership were considered to be engaged in a trade or business in the United States, the partnership would be subject to a withholding tax on income of the Trust that is allocable to a Foreign Person and such Foreign Person would be credited for his or her share of the withholding tax paid by the partnership. In such case, the Foreign Person generally would be subject to United States federal income tax at regular income tax rates, and possibly a branch profits tax in the case of a corporate holder. See "--Trusts That Are Not Treated As Partnerships--Tax Consequences to Certificateholders of Owner Trust--Taxation of Certain Foreign Certificateholders" for a general discussion of the consequences of an equity investment by a Foreign Person in an entity characterized as a partnership.

         If the Trust were recharacterized as an association or publicly traded partnership taxable as a corporation, distributions to Certificateholders that are Foreign Persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced or eliminated by an applicable income tax treaty. If such dividend were effectively connected with the Foreign Person's United States trade or business (and, if necessary, the Foreign Person establishes that it is so effectively connected) the dividend would not be subject to withholding tax, but would be subject to United States federal income tax at regular federal income tax rates, and if the holder is a corporation, might be subject to a branch profits tax.

         THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS OF NOTES OR CERTIFICATES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                         CERTAIN STATE TAX CONSEQUENCES

         The discussion above does not address the tax consequences of purchase, ownership or disposition of certificates or notes under any state or local tax laws. We recommend that investors consult their own tax advisors regarding state and local tax consequences.

         THE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTE OWNER'S OR CERTIFICATE OWNER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS OF NOTES OR CERTIFICATES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

General

         A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the certificates or notes. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors:

     o whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

     o whether the investment satisfies the applicable diversification requirements;

     o whether the investment is in accordance with the documents and instruments governing the plan; and

     o whether the investment is prudent, considering the nature of the investment.

         In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code, or any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a "Plan"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Section 406 of ERISA and Section 4975 of the Code imposes excise taxes upon such persons. Goldman, Sachs & Co., the servicer, the trustee, the indenture trustee and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include the underlying assets of a related trust (i.e., the Receivables) and not merely an interest in the securities issued by such Trust, transactions occurring in the management of such assets might constitute prohibited transactions and the fiduciary investment standards of ERISA could apply to the assets of the related Trust, unless a statutory, regulatory or administrative exception or exemption applies.

Certificates

         Plan Assets. In 29 C.R.F ss. 2510.3-101 (the "Plan Assets Regulation"), the U.S. Department of Labor ("DOL") has defined what constitutes "plan assets" for purposes of ERISA and Section 4975 of the Code. In general, the Plan Assets Regulation provides that if a Plan makes an investment in an "equity interest" in an entity that is neither a publicly-offered security nor a security issued by an investment company registered under the Investment Company Act of 1940, an undivided portion of the assets of the entity will be considered the assets of such Plan unless the entity is an operating company or equity participation in the entity by benefit plan investors is not significant.

         The certificates will be deemed an equity interest for purposes of the Plan Assets Regulation. It is not anticipated that the certificates will meet the criteria established by the DOL to qualify as publicly-offered securities. The Issuers will not be registered investment companies and the related trusts will not constitute operating companies. There can be no assurance that equity participation by benefit plan investors will not be significant in any of the related trusts that offer certificates.

         If none of the exceptions to the Plan Assets Regulation apply to a particular offering, (i) a Plan may be deemed to have acquired an interest in the assets of a related trust and not merely an interest in the securities, (ii) the fiduciary investment standards of ERISA could apply to such assets and (iii) transactions occurring in the course of managing, operating and servicing such trust and its assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption from the prohibited transaction rules applies.

Underwriter Exemption

         The DOL has granted to Goldman, Sachs & Co. an individual exemption, Prohibited Transaction Exemption 89-88, which was amended pursuant to Prohibited Transaction Exemptions 97-34 ("PTE 97-34"), 2000-58 ("PTE 2000-58") and 2002-19
("PTE 2002-19") (the "Exemption"). The Exemption is applicable to securities that meet its requirements whenever Goldman, Sachs & Co. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving) pools of enumerated categories of assets which include obligations secured by motor vehicles or equipment, or Qualified Motor Vehicle Leases and guaranteed governmental mortgage pool certificates and the purchase, sale and holding of certificates which represent beneficial ownership interests in the assets of such trusts.

         General Conditions of Exemption. The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the securities to be eligible for exemptive relief thereunder:

         First, the acquisition of securities by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

         Second, the assets held by the trust fund must be secured.

         Third, unless the securities are issued in "designated transactions" (as described below) and are backed by fully-secured Receivables, they may not be subordinated.

         Fourth, the securities at the time of acquisition by the Plan must generally be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc. or Fitch, Inc. (each, a "rating agency").

         Fifth, the trustee and the indenture trustee generally cannot be an affiliate of any member (other than the underwriter) of the "Restricted Group" which consists of any of the following:

     o the underwriter as defined in the Exemption, in this case Goldman, Sachs & Co.;

     o    each servicer;

     o    each insurer;

     o the counterparty of any "interest swap" (as described below) held as an asset of the trust fund; and

     o any obligor with respect to receivables constituting more than 5% of the aggregate unamortized principal balance of the assets held in the trust fund as of the date of initial issuance of the securities.

         Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to, and retained by, us pursuant to the assignment of the Receivables to the related trust fund must represent not more than the fair market value of such Receivables; and the sum of all payments made to, and retained by, any servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith.

         Seventh, the following seasoning requirements must be met:

     o The investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools; o Securities evidencing interests in such other investment pools must have been rated in one of the three (or in the case of Designated Transactions, four) highest generic rating categories by one of the rating agencies for at least one year prior to a Plan's acquisition of securities; and

     o Securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of securities.

         Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. We assume that only Plans that are accredited investors under the federal securities laws will be permitted to purchase the securities.

         Types of Trust Funds. The Amendment has expanded the types of permitted trust funds to include owner trusts, as well as grantor trusts, REMICs and FASITs. Owner trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by our creditors in the event of bankruptcy or other insolvency and must provide certain legal opinions.

         Designated Transactions. In the case where the securities are backed by trust fund assets consisting of secured motor vehicle receivables, credit instruments or obligations (secured by motor vehicles or equipment) that bear interest or are purchased at a discount which are described and defined in the Exemption as designated transactions ("Designated Transactions"), the Exemption permits the securities issued by the trust fund in such transactions to be rated in one of the highest four generic rating categories by a rating agency and/or to be subordinated. Whether the particular securities offered will qualify for Designated Transaction treatment under the Exemption will be clarified in the prospectus supplement.

         Permitted Assets. The Amendment permits an interest-rate swap to be an asset of a trust fund which issues securities acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust fund asset if it:

     o    is an "eligible Swap";

     o    is with an "eligible counterparty;"

     o    is purchased by a "qualified plan investor;"

     o meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap;" and

     o permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or us.

An "eligible Swap" is one which:

     o    is denominated in U.S. dollars;

     o pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate");

     o    has a notional amount that does not exceed either:

          (a) the principal balance of the class of securities to which the Swap relates, or

          (b) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount");

     o is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference);

     o does not incorporate any provision which could cause a unilateral alteration in any of the above four requirements; and

     o has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of certificates are fully repaid.

         An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency.

         A "qualified plan investor" is a Plan or Plans where the decision to buy such class of certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either:

     o a "qualified professional asset manager" ("QPAM") under Prohibited Transaction Class Exemption 84-14 ("PTCE 84-14") (see below);

     o an "in-house asset manager" under Prohibited Transaction Class Exemption 96-23 ("PTCE 96-23") (see below); or

     o has total assets (both Plan and non-Plan) under management of at least $100 million at the time the certificates are acquired by the Plan.

         In "ratings dependent Swaps" (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer must, within the period specified under the related pooling and servicing agreement or other applicable Agreement:

     o obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

     o cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then-current rating by the rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year).

         In the event that the servicer fails to meet these obligations, Plan securityholders must be notified in the immediately following periodic report which is provided to securityholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by a Plan which involves such ratings dependent Swap.

         "Non-ratings dependent Swaps" (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

     o obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

     o cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

     o    terminate the Swap Agreement in accordance with its terms.

         An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement or, if purchased by or on behalf of the trust fund, an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund with respect to securities purchased by Plans on or after April 7, 1998 if it meets the following conditions:

     o    it is denominated in U.S. dollars;

     o    it pays an Allowable Interest Rate;

     o    it is not leveraged;

     o it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

     o it is entered into between the trust fund and an eligible counterparty; and

     o    it has an Allowable Notional Amount.

         Pre-Funding Accounts. The Exemption was amended by PTE 97-34 to extend exemptive relief to securities issued in transactions using pre-funding accounts whereby a portion of the Receivables backing the securities are transferred to the trust fund within a specified period following the closing date ("DOL Pre-Funding Period") (see below) instead of requiring that all such Receivables be either identified or transferred on or before the closing date. The relief is effective provided that the following conditions are met:

         First, the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered ("Pre-Funding Limit") must not exceed twenty-five percent (25%).

         Second, all Receivables transferred after the closing date (referred to here as "Additional Receivables") must meet the same terms and conditions for eligibility as the original receivables used to create the trust fund, which terms and conditions have been approved by the rating agency.

         Third, the transfer of such Additional Receivables to the trust fund during the DOL Pre-Funding Period must not result in the securities receiving a lower credit rating from the rating agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust fund.

         Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the Receivables in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Receivables which were transferred to the trust fund on the closing date.

         Fifth, either:

     o the characteristics of the Additional Receivables must be monitored by an insurer or other credit support provider which is independent of us; or

     o an independent accountant retained by us must provide us with a letter (with copies provided to the rating agency, the underwriter and the trustee) stating whether or not the characteristics of the Additional Receivables conform to the characteristics described in the prospectus, prospectus supplement, Private Placement Memorandum ("Offering Documents") and/or the Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Receivables which were transferred as of the closing date.

         Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement.

         Seventh, amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the rating agency and:

     o are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or

     o have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the rating agency ("Acceptable Investments").

         Eighth, certain disclosure requirements must be met.

         Revolving Pool Features. The Exemption only covers securities backed by "fixed" pools of assets which require that all the assets must be transferred to the trust fund or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, securities issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes that are not deemed to constitute "equity interests" for purposes of ERISA and are backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "- ERISA Considerations Relating to Notes."

         Limitations on Scope of the Exemption. If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the securities by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a security on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of securities by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the Receivables in the trust fund provided that:

     o    the Plan is not an Excluded Plan,

     o each Plan's investment in each class of securities does not exceed 25% of the outstanding securities in the class,

     o after the Plan's acquisition of the securities, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of a trust containing assets which are sold or serviced by the same entity; and

     o in the case of initial issuance (but not secondary market transactions), at least 50% of each class of securities and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group.

         Alternative for Insurance Company General Accounts. In the event that securities do not meet the requirements of the Exemption solely because they are subordinated or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase such securities indirectly pursuant to
Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") which permits insurance company general accounts as defined in PTCE 95-60 to purchase such securities if they otherwise meet all of the other requirements of the Exemption.

Notes

         Under the Plan Asset Regulations, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the Plan Asset Regulations were applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that any offered notes are treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation, then such securities will be eligible for purchase by Plans without regard to the Plan Assets Regulation. The debt status of any of the offered notes will be dependant upon the particular characteristics of each class of offering and could be affected subsequent to their issuance by particular types of changes in the financial condition of the related trust. Each prospectus supplement will provide more detail in this regard. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale, exchange, or extension of credit transaction between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

         The Exemption, as amended, applies to notes and other debt instruments, if any, issued by related trusts that are grantor trusts, owner-trusts, REMICs or FASITs, provided that a legal opinion is received to the effect that the debtholders have a perfected security interest in the related trust fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of a related trust and its assets would not be necessary with respect to notes having no substantial equity features and that are issued as obligations of the trust fund. However, effective for the acquisition, holding or transfer of notes between a Plan and a party in interest, the Exemption would provide prohibited transaction exemptive relief, provided that the conditions of the Exemption described above are met with respect to the notes. The same limitations of such exemptive relief with respect to Excluded Plans would also be applicable to the notes as described herein in "--Underwriter Exemption--Limitations on Scope of the Exemption."

         In the event that the Exemption is not applicable to the offered notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring such securities depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might not cover all acts that might be construed as prohibited transactions.

         EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

         ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

         Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, however they may be subject to the prohibited transaction rules set forth in Section 503 of the Code. In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or a Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in Securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

                              PLAN OF DISTRIBUTION

         On the terms and conditions set forth in an underwriting agreement with respect to the notes, if any, of a given series and an underwriting agreement with respect to the certificates of the series (collectively, the "Underwriting Agreements"), the company will agree to cause the related Trust to sell to the underwriters named in the Underwriting Agreement and in the related prospectus supplement, and each of these underwriters will severally agree to purchase, the principal amount of each class of notes and certificates, as the case may be, of the related series set forth in the related Underwriting Agreement and in the related prospectus supplement.

         In the Underwriting Agreements with respect to any given series of securities, the several underwriters will agree, subject to the terms and conditions set forth in the related Underwriting Agreement, to purchase all of the notes and certificates, as the case may be, described in the related Underwriting Agreement that are offered by this prospectus and by the related prospectus supplement if any of the notes and certificates, as the case may be, are purchased.

         Each prospectus supplement will either (1) set forth the price at which each class of notes and certificates, as the case may be, being offered by the related prospectus supplement will be offered to the public and any concessions that may be offered to particular dealers participating in the offering of the notes and certificates, as the case may be, or (2) specify that the related notes and certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any notes and certificates, as the case may be, public offering prices and concessions may be changed.

         Pursuant to the Receivables Purchase Agreement between the seller, or its affiliate, and the company, the seller will indemnify the company and the related underwriters against specific civil liabilities, including liabilities under the securities Act, or contribute to payments the company and the several underwriters may be required to make in respect of the Receivables Purchase Agreement.

         Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from the underwriters.

         Pursuant to each of the Underwriting Agreements with respect to a given series of securities, the closing of the sale of any class of securities will be conditioned on the closing of the sale of all other classes under the related Underwriting Agreement. The place and time of delivery for the notes and certificates, as the case may be, in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

         If and to the extent required by applicable law or regulation, this prospectus and the prospectus supplement will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which the Underwriter acts as principal. The Underwriter may also act as agent in these transactions. Sales will be made at negotiated prices determined at the time of sale.

                                  LEGAL MATTERS

         Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 will pass upon the legality of the securities of each series, including certain federal income tax consequences with respect to such securities.

                              PROSPECTUS SUPPLEMENT

         The prospectus supplement relating to a series of securities to be offered under this prospectus will, among other things, set forth with respect to each class of securities:

     o the interest rate and authorized denominations, as applicable, of each class of securities;

     o specific information concerning the Primary Assets and the related seller and servicer, as applicable;

     o the terms of any Credit or Cash Flow Enhancement applicable to any class or classes of securities;

     o    information concerning any other assets in the related Trust;

     o the expected date or dates on which the principal amount, if any, of each class of securities will be paid to holders of the securities;

     o the extent to which any class within a series is subordinated to any other class of the same series; and

     o additional information with respect to the plan of distribution of the securities.

                           REPORTS TO SECURITYHOLDERS

         With respect to each series of securities, the servicer of the related Primary Assets will prepare for distribution to the related Securityholders monthly and annual reports concerning the securities and the related Trust. See "Certain Information Regarding the Securities--Statements to Securityholders."

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus and the supplement relating to each series contain summaries of the material terms of the documents they refer to, but do not contain all of the information set forth in the registration statement of which this prospectus is a part. For further information, we refer you to such registration statement. You can inspect and copy the registration statement at the public reference facilities maintained by the Securities and Exchange Commission. The Securities and Exchange Commission 's public reference facilities are located at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Information as to the operation of the public reference facility is available by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet Web site that contains reports, proxy and information statements and other information that we file electronically with the SEC. The address of such Internet Web site is (http://www.sec.gov).

         This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the notes and certificates referred to in this prospectus and any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer of securities to any person in any state or other jurisdiction in which such offer would be unlawful.

                                 INDEX OF TERMS


1997 Act...................................................................65
Acceptable Investments.....................................................77
accrual period.............................................................48
Actuarial Receivables......................................................10
Additional Receivables.....................................................76
Advances...................................................................34
Allowable Interest Rate....................................................74
Allowable Notional Amount..................................................74
average interest rate......................................................76
Balloon Receivables........................................................10
Cede.......................................................................85
Certificate Distribution Account...........................................30
Certificate Pool Factor....................................................14
Certificateholders.........................................................45
Clearstream................................................................23
Code.......................................................................46
Collection Account.........................................................30
Collection Period..........................................................33
Debt Certificateholders....................................................67
Debt Certificates..........................................................67
Definitive Securities......................................................24
Depository.................................................................15
Designated Transactions....................................................73
disqualified persons.......................................................71
Distribution Date..........................................................22
DOL........................................................................71
DOL Pre-Funding Period.....................................................76
DTC....................................................................23, 85
eligible counterparty......................................................74
Eligible Deposit Account...................................................31
Eligible Institution.......................................................31
Eligible Investment........................................................31
eligible Swap..............................................................74
eligible yield supplemental agreement......................................75
ERISA......................................................................70
Euroclear..................................................................23
Events of Default..........................................................16
Excluded Plan..............................................................77
Exemption..................................................................72
EYS Agreement..............................................................76
FASIT......................................................................54
FASIT Provisions...........................................................54
Federal Tax Counsel........................................................46
Financed Vehicles...........................................................8
Financial Intermediary.....................................................23
Foreign Person.............................................................53
FTC Rule...................................................................44
Global securities..........................................................85
grantor trust certificateholders...........................................61
grantor trust certificates.................................................61
Investment Earnings........................................................31
Investor-Based Exemptions..................................................79
IRS........................................................................46
Multiple Variable Rate Note................................................51
Note Distribution Account..................................................30
Note Pool Factor...........................................................14
Noteholders................................................................45
Objective Rate.............................................................50
Offering Documents.........................................................77
OID Rules..................................................................47
Participant................................................................23
parties in interest........................................................71
Payahead Account...........................................................30
Payaheads..................................................................34
Plan.......................................................................71
Plan Assets Regulation.....................................................71
Pooling and Servicing Agreement.............................................8
Precomputed Advance........................................................34
Precomputed Receivables....................................................10
Pre-Funded Amount..........................................................31
Pre-Funding Account........................................................31
Pre-Funding Limit..........................................................76
Pre-Funding Period.........................................................31
Prepayment Assumption......................................................47
Presumed Single Qualified Floating Rate....................................50
Presumed Single Variable Rate..............................................50
PTCE 84-14.................................................................75
PTCE 95-60.................................................................78
PTCE 96-23.................................................................75
PTE 2000-19................................................................72
PTE 2000-58................................................................72
PTE 97-34..................................................................72
QPAM.......................................................................75
qualified floating rate....................................................49 qualified plan investor....................................................74
qualified stated interest..................................................68 rating agency..............................................................72
Receivables.................................................................9
Related Documents..........................................................19
Repurchase Amount..........................................................29
Reserve Account............................................................36
Restricted Group...........................................................72
Rule of 78S Receivables....................................................10
Rules......................................................................24
Sale and Servicing Agreement................................................8
Schedule of Receivables....................................................28
Senior Certificates........................................................64
Senior Class Percentage....................................................64
Servicer Default...........................................................38
Servicing Fee..............................................................35
Servicing Fee Rate.........................................................35
Short Term Accruers........................................................52
Shortfall Amount...........................................................64
Short-Term Note............................................................52
Similar Law................................................................79
Simple Interest Advance....................................................34
Simple Interest Receivables................................................10
Single Variable Rate Note..................................................50
Stripped Certificates......................................................63
Subordinate Certificates...................................................64
Subordinate Class Percentage...............................................64
Swap.......................................................................73
Swap Agreement.............................................................73
tax matters partner........................................................59
Trust.......................................................................8
Trust Accounts.............................................................30
Trust Agreement.............................................................8
Trust Stripped Bond........................................................64
Trust Stripped Coupon......................................................64
U.S. Person................................................................88
Underlying Issuer..........................................................12
Underlying Servicer........................................................12
Underlying Trust Agreement.................................................12
Underlying Trustee.........................................................12
Underwriting Agreements....................................................79
United States person.......................................................53
Variable Rate Note.........................................................49

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in some limited circumstances, the globally offered securities (the "Global securities") will be available only in book-entry form. Unless otherwise specified in the related prospectus supplement, investors in the Global securities may hold Global securities through any of The Depository Trust company ("DTC"), Clearstream, Luxembourg or Euroclear. Unless otherwise specified in the related prospectus supplement, Global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Unless otherwise specified in the related prospectus supplement, Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear, in this capacity, and as DTC Participants.

         Non-U.S. holders of Global securities will be subject to U.S. withholding taxes unless the holders meet particular requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         All Global securities will be held in book-entry form by The DTC in the name of Cede & Co. ("Cede") as nominee of DTC. Securityholders' interests in the Global securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold these positions in accounts as DTC Participants.

         Securityholders electing to hold their Global securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Securityholder securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Securityholders electing to hold their Global securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

         Trading Between Clearstream, Luxembourg And/Or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading Between DTC Seller And Clearstream, Luxembourg Or Euroclear Purchaser. When Global securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global securities against payment. Payment will include interest accrued on the Global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global securities. After settlement has been completed, the Global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The Global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global securities are credited to their accounts one day later.

         As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global securities were credited to their accounts. However, interest on the Global securities would accrue from the value date. Therefore, in many cases the investment income on the Global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global securities to the respective Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant across-market transaction will settle no differently than a trade between two DTC Participants.

         Trading Between Clearstream, Luxembourg Or Euroclear Seller And DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

          (b) borrowing the Global securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global securities holding securities through Clearstream, Luxembourg or Euroclear, or through DTC will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons or to backup withholding, unless: (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption For Non-U.S. Persons (Form W-8BEN). Beneficial owners of securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8 BEN changes, a new Form W-8 must be filed within 30 days of the change.

         Exemption For Non-U.S. Persons With Effectively Connected Income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption Or Reduced Rate For Non-U.S. Persons Resident In Treaty Countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN (including Part II thereof). If the treaty provides only for a reduced rate, the beneficial owner may still be entitled to complete exemption from withholding under "--Exemption For Non-U.S. Persons (Form W-8BEN)" above.

         Exemption For U.S. Persons (Form W-9). U.S. Persons can obtain complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI are generally effective for three calendar years from the close of the calendar year in which it is collected.

         The term "U.S. Person" means (1) a citizen or resident of the United States, (2) a corporation or partnership (or other entity properly classified as a corporation or partnership for U.S. Federal income tax purposes) organized in or under the laws of the United States or any state or the District of Columbia,
(3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also will be considered U.S. Persons. Treasury regulations provide certain presumptions regarding the entity classification and foreign or U.S. status of a holder that a payor generally must apply in the absence of appropriate documentation from the holder, and provide detailed documentation and procedures for holders claiming withholding tax exemptions through intermediaries. Prospective investors are urged to consult their tax advisors regarding the effect of these regulations on their ability to claim and the means for claiming exemptions from or reduced rates of U.S. withholding taxes.

         This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global securities. Investors are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the Global securities.

         GOLDMAN, SACHS



         The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                       SUBJECT TO COMPLETION, _________
             PROSPECTUS SUPPLEMENT (to prospectus dated ________)

                            $________ (Approximate)
                                      [ ]
                              ______ TRUST ______

                              ASSET BACKED NOTES

                                   SERVICER

         Consider Carefully The Risk Factors Beginning On Page S-__ Of This Prospectus Supplement And On Page __ Of The Prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the glossary of defined terms beginning on page S-__ of this prospectus supplement and on page ___ of the prospectus.

The notes will represent obligations of the trust only and will not represent interests in or obligations of any other entity.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

The trust will issue the following notes:

                 Original Class Principal     Interest                          Underwriting      Proceeds to
      Class           Amount(1)                Rate(2)      Price to Public        Discount         Depositor
-------------    ------------------------    ----------    ----------------     -------------     -------------
                  $                                   %      $                          %           $

____________________
(1)  This amount is approximate, as described in this prospectus supplement.

(2) The interest rate is subject to increase as described in this prospectus supplement.


This prospectus supplement and the accompanying prospectus relate only to the offering of the notes and not to the residual certificate that will be issued by the trust as described in this prospectus supplement.

[Describe assets of trust fund.]

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

[Describe underwriting arrangements.]

On or about ________, delivery of the notes offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company.

                             GOLDMAN, SACHS & CO.

The date of this prospectus supplement is ________

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
            PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail:
(1) the accompanying prospectus, which provides general information, some of which may not apply to your notes, and (2) this prospectus supplement, which describes the specific terms of your notes.

IF INFORMATION VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                              TABLES OF CONTENTS

                             PROSPECTUS SUPPLEMENT
                                                                          Page

SUMMARY OF TERMS...........................................................S-4
RISK FACTORS...............................................................S-8
DESCRIPTION OF THE TRUST..................................................S-13
DESCRIPTION OF THE NOTES..................................................S-14
DESCRIPTION OF THE MORTGAGE POOL..........................................S-19
ADDITIONAL INFORMATION....................................................S-23
THE ORIGINATOR............................................................S-23
THE SERVICER..............................................................S-23
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS......................S-24
YIELD CONSIDERATIONS......................................................S-30
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS................................S-35
STATE AND LOCAL INCOME TAX CONSIDERATIONS.................................S-35
ERISA CONSIDERATIONS......................................................S-35
LEGAL INVESTMENT CONSIDERATIONS...........................................S-36
USE OF PROCEEDS...........................................................S-36
UNDERWRITING..............................................................S-36
EXPERTS...................................................................S-37
LEGAL MATTERS.............................................................S-37
RATINGS...................................................................S-37
GLOSSARY OF DEFINED TERMS.................................................S-38
ANNEX I  GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES....S-39

                               SUMMARY OF TERMS

o THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE NOTES, IT IS NECESSARY THAT YOU READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS.

o WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW PRIORITIES, AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU SHOULD READ CAREFULLY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE MAKING ANY INVESTMENT DECISION.

o WHENEVER WE REFER TO A PERCENTAGE OF SOME OR ALL OF THE MORTGAGE LOANS IN THE TRUST, THAT PERCENTAGE HAS BEEN CALCULATED ON THE BASIS OF THE TOTAL PRINCIPAL BALANCE OF THOSE MORTGAGE LOANS AS OF _________, UNLESS WE SPECIFY OTHERWISE. WE EXPLAIN IN THIS PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF THE NOTES" HOW THE PRINCIPAL BALANCE OF A MORTGAGE LOAN IS DETERMINED. WHENEVER WE REFER IN THIS SUMMARY OF TERMS OR IN THE RISK FACTORS SECTION OF THIS PROSPECTUS SUPPLEMENT TO THE TOTAL PRINCIPAL BALANCE OF ANY MORTGAGE LOANS, WE MEAN THE TOTAL OF THEIR PRINCIPAL BALANCES DETERMINED BY THAT METHOD, UNLESS WE SPECIFY OTHERWISE.

The Offered Notes

[                  ] ______ Trust _____ is offering the Class _____ Asset
Backed Notes as part of Series ____. The notes will be issued in book-entry form.

         See "Description Of The Notes -- General" in this Prospectus Supplement for a discussion of the minimum denominations and the incremental denominations of the notes.

         The notes will represent obligations of the trust and will be secured by the assets of the trust, which consist primarily of [describe assets of the trust.]

         The notes will have an approximate total initial principal amount of $________. Any difference between the total principal amount of the notes on the date they are issued and the approximate total principal amount of the notes on the date of this prospectus supplement will not exceed 5%.

Payments on the Notes

         Principal and interest on the notes will be payable on the [25]th day of each month, beginning in _______. However, if the [25]th day is not a business day, payments will be made on the next business day after the [25]th day of the month.

Interest Payments

         Interest will accrue on the notes at the annual rate described in this prospectus supplement. See "Description Of The Notes -- Payments -- Payments Of Interest" in this Prospectus Supplement.

Principal Payments

The amount of principal payable on the notes will be determined by: (1) funds actually received on the mortgage loans that are available to make payments on the notes, (2) the amount of interest received on the mortgage loans that is used to pay principal on the notes, calculated as described in this prospectus supplement, (3) [the amount of principal received on the mortgage loans that is released to the residual certificate, calculated as described in this prospectus supplement,] and (4) ________. Funds actually received on the mortgage loans may consist of expected, scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement. See "Description Of The Notes -- Payments -- Payments Of Principal" in this Prospectus Supplement.

         The last possible day on which the principal of the notes could become payable in full is ________ and is referred to as the maturity date. The notes could be paid in full before the maturity date.

Limited Recourse

         The only source of cash available to make interest and principal payments on the notes will be the assets of the trust. The trust will have no other source of cash and no entity other than the trust will be required or expected to make any payments on the notes.

Enhancement of Likelihood of Payment on the Notes

         [Describe Any Applicable Financial Guaranty Insurance Policy Or Guarantee.]

[Subordination of Payments

         No amounts will be paid to the holder of the residual certificate on any distribution date until all amounts due to the notes on that date have been paid and overcollateralization has reached the required level.]

[Overcollateralization

         On the closing date, the total principal balance of the mortgage loans is expected to exceed the total principal amount of the notes by approximately ___%. This condition is referred to as "overcollateralization." Any interest received on the mortgage loans in excess of the amount needed to pay interest on the notes and some expenses and fees of the trust will be used to reduce the total principal amount of the notes to a level set by _____, until the mortgage loans have a total principal balance that exceeds the total outstanding principal amount of the notes by the amount required by ____. We cannot assure you that sufficient interest will be generated by the mortgage loans to increase overcollateralization to the level required by ____, or to maintain it at that level.

         See "Description Of The Notes -- Overcollateralization" in this Prospectus Supplement.]

The Mortgage Loans

         On the closing date, which is expected to be on or about _________, the assets of the trust will consist primarily of [describe mortgage loans.]

         [Description of pre-funding account and additional mortgage loans as applicable.]

         See "Description Of The Mortgage Pool" in this Prospectus Supplement for a general description of The Mortgage Loans And "The Originator" In This Prospectus Supplement For A Description Of The Underwriting Guidelines Applied In Originating The Mortgage Loans.

[The Pre-Funding Account

         On the closing date, approximately $____ will be deposited by ____ in a pre-funding account maintained by ____. It is intended that additional mortgage loans will be sold to the trust by the depositor from time to time, from ___ until ___, paid for with the funds on deposit in the pre-funding account.

         [Description of pre-funding account and additional mortgage loans as applicable.]

         See "Description Of The Notes -- Pre-Funding Account" in this Prospectus Supplement.]

Servicing of the Mortgage Loans

         The mortgage loans will be serviced by _______.

         See "The Servicer" and "Description Of The Transfer And Servicing Agreements" in this Prospectus Supplement.

Optional Purchase of Mortgage Loans

         ______ will have the option to purchase all of the mortgage loans and the other assets of the trust, after the total principal balance of the mortgage loans declines to less than ___% of their initial total principal balance; if ____ does not exercise that option, ___ may purchase the mortgage loans and other assets of the trust.

         If the mortgage loans and other assets are purchased, the noteholders will be paid accrued interest, and principal equal to the outstanding principal amount of the notes.

         See "Description Of The Notes -- Optional Redemption" in this Prospectus Supplement for a description of the purchase price to be paid for the mortgage loans.

Tax Status

         Skadden, Arps, Slate, Meagher & Flom LLP, special federal tax counsel, will deliver an opinion of counsel that for federal income tax purposes, the notes will be treated as indebtedness and the trust will not be an association, or publicly traded partnership, taxable as a corporation or a taxable mortgage pool.

         See "Material Federal Income Tax Considerations" in this Prospectus Supplement and in "Material Federal Income Tax Consequences" the accompanying Prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA Considerations

         The notes may be acquired by employee benefit plans and other retirement arrangements, subject to certain conditions.

         See "ERISA Considerations" in This Prospectus Supplement And In The Prospectus For A More Complete Discussion Of These Issues.

Legal Investment Considerations

         [The notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

         There are other restrictions on the ability of some types of investors to purchase the notes that prospective investors should consider.

         See "Legal Investment Considerations" in this Prospectus Supplement and in the Prospectus.

Ratings Of The Notes

         The notes will initially be rated "___" by [Rating Agency], and "___" by [Rating Agency].

         These ratings are not recommendations to buy, sell or hold these notes. A rating may be changed or withdrawn at any time by the assigning rating agency.

      o The ratings do not address the possibility that, as a result of principal prepayments, the yield on your notes may be lower than anticipated.

         See "Ratings" in this Prospectus Supplement for a more complete discussion of the note ratings.

                                 RISK FACTORS

THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE NOTES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS.

Unpredictability And
Effect Of Prepayments         Borrowers may prepay their mortgage loans in
                              whole or in part at any time; however,
                              approximately ___ of the mortgage loans require the payment of a prepayment penalty in connection with any voluntary prepayment during ________. The prepayment penalties may be waived by the servicer. A prepayment of a mortgage loan will usually result in a prepayment on the notes.

                              o If you purchase your notes at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

                              o If you purchase your notes at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

                                 The rate at which defaults and losses occur
                              on the mortgage loans will affect the rate of payment of principal on the notes. We encourage you to review the information in this prospectus supplement about the underwriting guidelines applied in originating the mortgage loans, the credit quality of the mortgage loans and the collateral for the mortgage loans.

                                 See "Yield Considerations" in this Prospectus
                              Supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

                              [The prepayment experience of the mortgage loans may differ significantly from that of first lien residential mortgage loans, or junior lien mortgage loans with a principal balance lower than the value of the related property.]

[Effect Of Creation And       We describe in this prospectus supplement the
Maintenance Of                underwriting guidelines used in originating the
Overcollateralization         mortgage loans, the collateral for the mortgage
On Payments Of Principal      loans and the servicing of the mortgage loans.
On The Notes                  These and other factors will affect the rate of
                              defaults and losses on the mortgage loans, which in turn will affect the rate at which overcollateralization is created or maintained.
                              When overcollateralization is less than the level required by ___, a portion of interest collections on the mortgage loans will be used to make principal payments on the notes. This will accelerate the rate at which you receive payments of principal. When overcollateralization is greater than the level required by ___, a portion of principal collections on the mortgage loans will be released to the residual certificate. This will slow the rate at which you receive payments of principal.]

Geographic Concentration      Approximately ___% of the mortgage loans
of Mortgage Loans             expected to be in the trust on the closing date
                              are secured by properties in [California]. The rate of delinquencies and defaults, and therefore the rate of prepayments, on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in one state because the following conditions in [California] will have a disproportionate impact on the mortgage loans in general:

                              o  Weak economic conditions in [California]
                                 (which may or may not affect real property values) may affect the ability of borrowers to repay their mortgage loans on time;

                              o Declines in the [California] residential real estate market may reduce the values of properties located in [California], which would result in an increase in the combined loan-to-value ratios;

                              o  Properties in [California] may be more
                                 susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as earthquakes, as well as floods, mudslides and other natural disasters; and

                              o  Any increase in the market value of
                                 properties located in [California] would reduce the combined loan-to-value ratios of the mortgage loans and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

                              Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of those mortgage loans.

                              For additional information regarding the geographic distribution of the mortgage loans in the trust, see the applicable table under "Description Of The Mortgage Pool" in this Prospectus Supplement.

[Some Of The Loans In The     The payment schedules for most of the mortgage
Mortgage Pool Are More        loans in balance of the loan gradually over the
Likely To Default Than        life of the the pool require the borrower to pay
Others, And Higher Than       off the principal loan. Some of the mortgage
Expected Defaults On          loans in the pool, however, have payment
These Loans Could Reduce      schedules under which the borrowers makes
The Yield On Your Notes       relatively small payments of principal over the
                              life of the loan, and then must make a large final payment at maturity that pays off the entire principal balance outstanding. This final payment is usually much larger than the previous monthly payments. Because the borrower's ability to make this final payment usually depends on the ability to refinance the loan or sell the underlying property, the risk of default is greater than on other types of loans. High rates of default on these types of loans in the pool will result in greater losses on your notes.

                              The ability of a borrower to refinance the type of loan described above or sell the mortgaged property will depend upon a number of factors, including:

                              o  the level of mortgage interest rates;

                              o  the borrower's equity in the mortgage
                                 property;

                              o  general economic conditions; and

                              o  the availability of credit.

                              We cannot predict how these factors will affect the default rate of these mortgage loans in the pool. You should refer to "Description of the Mortgage Pool" for information on the percentage of loans in the mortgage pool that consists of these loans.]

[Effect Of Lack Of Primary    Approximately ___% of the mortgage loans have
Mortgage Insurance On The     loan-to-value ratios greater than ___%. None of
Notes                         the mortgage loans are covered by a primary
                              mortgage insurance policy. If borrowers default on their mortgage loans, there is a greater likelihood of losses than if the loans were insured. We cannot assure you that the applicable credit enhancement will be adequate to cover those losses.

                              See "Description Of The Notes" in this
                              Prospectus Supplement.]

Real Estate Market May        A decline in the real estate values or in
Affect Performance Of         economic conditions generally could increase the
Mortgage Loans                rates of delinquencies, foreclosures and losses
                              on the mortgage loans to a level that is significantly higher than those experienced currently; and no assurance can be given that values of the properties securing the mortgage loans will not decline since the date of origination of the mortgage loan. If the credit enhancement described in this prospectus supplement is not enough to protect your notes from these losses, the yield on your notes may be reduced.


[Early Principal Payment      If the cash in the pre-funding account on the
From Cash Remaining In        closing date is not used to acquire additional
Pre-Funding Account           mortgage loans by _____, then that cash will be
                              [paid to you on a proportionate basis with the other noteholders in reduction of the principal balance of your notes.] If the amount of that cash is substantial, you will receive a significant unexpected early payment of principal in (or before) _____. We cannot assure you that you will be able to reinvest that money in another investment with a comparable yield.]


You Will Not Receive           Your ownership of the notes will be registered
Physical Notes, Which          electronically with DTC. The lack of physical
Can Cause Delays In            notes could:
Distributions And Hamper
Your Ability To Pledge         o  result in payment delays on the notes because
OrResell Your Notes               the indenture trustee will be sending
                                  distributions on the notes to DTC instead of directly to you;

                              o make it difficult for you to pledge your notes if physical notes are required by the party demanding the pledge; and

                              o could hinder your ability to resell the notes because some investors may be unwilling to buy notes that are not in physical form.

                              See "Description Of The Notes -- Book-Entry
                              Registration" in this Prospectus Supplement.

Limited Ability To
Resell Notes                  The underwriter is not required to assist in
                              resales of the notes, although it may do so. A secondary market for the notes may not develop.
                              If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes. The certificates will not be listed on any securities exchange.

                              [Additional risk factors to be provided as applicable.]

                           DESCRIPTION OF THE TRUST

General

         [ ] ____ Trust ____ (the "Trust" or the "Issuer") will be a [statutory business trust] [common law trust] formed under the laws of ____ pursuant to an amended and restated Trust Agreement (the "Trust Agreement") dated as of _____ (the "Cut-off Date") between GS Mortgage Securities Corp. as depositor (the "Depositor") and _______ as owner trustee (the "Owner Trustee"), for the transactions described in this prospectus supplement. The Trust will not engage in any activity other than acquiring, holding and managing the Mortgage Loans (as defined in this prospectus supplement) and the other assets of the Trust and proceeds from the Mortgage Loans and other assets, issuing the Securities (as defined in this prospectus supplement), making payments on the Securities, and engaging in related activities.

         On or about ______ (the "Closing Date"), the Trust will purchase the Mortgage Loans from the Depositor pursuant to a Sale and Servicing Agreement (as amended and supplemented from time to time, the "Sale and Servicing Agreement") dated as of the Cut-off Date, among the Trust, the Depositor, the Servicer and _______, as indenture trustee (the "Indenture Trustee").

         The Trust's principal offices are located in ________.

The Owner Trustee

         ___________ will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement. ________ is a __________ banking corporation and its principal offices are located at ____________. The compensation of the Owner Trustee will be paid by ___________.

The Residual Certificate

         The equity interest in the Trust will be represented by a residual interest certificate (the "Residual Certificate").

         The holder of the Residual Certificate (the "Residual
Certificateholder," and together with the Noteholders (as defined in this prospectus supplement), the "Securityholders") will be entitled to receive [to be described as applicable].

                           DESCRIPTION OF THE NOTES

General

         The Trust will issue the Class __ Notes (the "Notes") pursuant to an Indenture dated as of the Cut-off Date (the "Indenture") between the Issuer and the Indenture Trustee. The Trust will also issue the Residual Certificate pursuant to the Trust Agreement. The Notes and the Residual Certificate are referred to in this prospectus supplement as the "Securities." Only the Notes are offered by this prospectus supplement. The Notes will be secured by the Trust Estate (as defined below) pursuant to the Indenture.

         The "Trust Estate" will consist primarily of [describe as applicable].

         The Notes will be issued in the approximate initial total principal amount specified on the cover page of this prospectus supplement (the "Original Class Principal Amount"). The total principal amount of the Notes outstanding at any time is referred to in this prospectus supplement as the "Class Principal Amount." The Residual Certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described in this prospectus supplement. The Original Class Principal Amount of the Notes may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined in this prospectus supplement) of the Mortgage Loans is increased or decreased as described under "Description of the Mortgage Pool" in this prospectus supplement.

         Payments on the Notes will be made on the [25th] day of each month or, if the [25th] day is not a Business Day, on the next succeeding Business Day, commencing in ________ (each, a "Distribution Date"), to holders of Notes ("Noteholders") of record on the applicable Record Date. The "Record Date" for each Distribution Date will be the close of business on the last Business Day of the calendar month immediately before the month in which that Distribution Date occurs.

         A "Business Day" is generally any day other than a Saturday or Sunday or a day on which banks in [New York, New York] or [Wilmington, Delaware] are closed.

         Payments on the Notes will be made to each registered holder entitled to these payments, either: (1) by check mailed to the Noteholder's address as it appears on the books of the Indenture Trustee, or (2) at the request, submitted to the Indenture Trustee in writing not later than the related Record Date, of any Noteholder (at the Noteholder's expense) in immediately available funds; provided, that the final payment for any Note will be made only upon presentation and surrender of the Note at the Corporate Trust Office (as defined in this prospectus supplement) of the Indenture Trustee or the office of the Note Registrar (as defined in this prospectus supplement). See "-- The Indenture Trustee" in this prospectus supplement.

[Pre-Funding Account

         On the Closing Date approximately $______ (the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") maintained by _________. During the period (the "Pre-Funding Period") from ________ until
___________, the Pre-Funding Amount will be maintained in the Pre-Funding Account. The Pre-Funded Amount will be reduced during the Pre-Funding Period by the amount of Subsequent Mortgage Loans (as defined in this prospectus supplement) purchased by the Trust in accordance with the [Sale and Servicing Agreement]. During the Pre-Funding Period, the Pre-Funded Amount will be used only to purchase Subsequent Mortgage Loans. Immediately following the Pre-Funding Period, any Pre-Funded Amount remaining will be distributed to [to be provided as applicable].

         Amounts on deposit in the Pre-Funding Account will be invested in [to be provided as applicable] and all investment earnings on amounts on deposit in the Pre-Funding Account will be distributed to [to be provided as applicable] following the Pre-Funding Period.]

Book-Entry Registration

         General. The Notes (the "Book-Entry Notes") will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") in the United States [, or through Clearstream Luxembourg, societe anonyme ("Clearstream Luxembourg") or the Euroclear System ("Euroclear") in Europe] and through [its/their] participating organizations (each, a "Participant"). The Book-Entry Notes will be issued in minimum denominations in principal amount of $25,000 and integral multiples of $1 in excess of $25,000.

         Each Class of Book-Entry Notes will be represented by one or more
certificates registered in the name of the nominee of DTC. [         ] (the
"Depositor") has been informed by DTC that DTC's nominee will be Cede & Co. [Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries, which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC.] No person acquiring an interest in a Book-Entry Note (each, a "Beneficial Owner") will be entitled to receive a certificate representing an interest (a "Definitive Note"), except as set forth below under "-- Definitive Notes" and in the prospectus under "Description of the Securities -- Book-Entry Registration and Definitive Securities -- Definitive Securities."

         Unless and until Definitive Notes are issued, it is anticipated that:

o the only "Noteholder" of the Notes will be Cede & Co., as nominee of DTC, and Beneficial Owners will not be Noteholders as that term is used in the Indenture.

o Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Notes from the Indenture Trustee through DTC [, Clearstream Luxembourg or Euroclear, as applicable,] and [its/their] Participants.

o while the Notes are outstanding, under the rules, regulations and procedures creating and affecting DTC [Clearstream Luxembourg and Euroclear] and [its/their] operations, DTC [Clearstream Luxembourg and Euroclear] [is/are] required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit distributions of principal of, and interest on, the Notes. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Notes are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, DTC [Clearstream Luxembourg and Euroclear] [has/have] in place a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

         None of the Depositor, the Servicer, the Owner Trustee or the Indenture Trustee [or additional parties] (as those terms are defined in this prospectus supplement) will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

         For a more complete description of book-entry registration and clearance and the rules and regulations governing DTC [,Clearstream Luxembourg and Euroclear], see "Description of the Securities -- Book-Entry Registration and Definitive Securities" in the prospectus".

         Definitive Notes. Definitive Notes will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under " Description of the Securities -- Book-Entry Registration and Definitive Securities -- Definitive Securities." Upon the occurrence of an event described in that section, the Trustee is required to direct DTC to notify Participants who have ownership of Book-Entry Notes as indicated on the records of DTC of the availability of Definitive Notes for their Book-Entry Notes. Upon surrender by DTC of the Definitive Notes representing the Book-Entry Notes and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the Book-Entry Notes as Definitive Notes in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of the Definitive Notes as Noteholders under the Indenture and the Sale and Servicing Agreement.

Payments

         Payments on the Notes on each Distribution Date will be made from the Available Collection Amount. The Available Collection Amount will be determined as [to be provided as applicable.]

o With respect to each Distribution Date, the "Due Period" is the calendar month immediately before that Distribution Date.

         Payments Of Interest. Interest on the Class Principal Amount of the Notes will accrue during each Accrual Period (as defined in this prospectus supplement) at the interest rate specified on the front cover of this prospectus supplement (the "Interest Rate") and will be payable to Noteholders on each Distribution Date, starting in _________. [If the Residual Certificateholder does not exercise its option to purchase the Mortgage Loans and the other assets of the Trust when it is first entitled to do so, as described under "--Optional Redemption" in this prospectus supplement, then with respect to each succeeding Distribution Date the Interest Rate will be increased [to be provided as applicable.]] See "-- Optional Redemption" in this prospectus supplement. Interest on the Notes will be calculated on the basis of a 360-day year of twelve 30-day months.

o The "Accrual Period" for the Notes will be the calendar month immediately preceding the month in which the related Distribution Date occurs.

         Payments of interest on the Notes will be made from [to be provided as applicable].

         Payments Of Principal. Principal payments will be made to Noteholders on each Distribution Date in an amount generally equal to [to be provided as applicable].

o The "Principal Distribution Amount" for any Distribution Date will be equal to the sum of [to be provided as applicable].

Payment Priorities

         On each Distribution Date, the Available Funds will be applied in the following order of priority:

                        [to be provided as applicable.]

Overcollateralization

         On the Closing Date the Cut-off Date Balance is expected to exceed the Original Class Principal Amount of the Notes by approximately $________. The weighted average Net Mortgage Loan Rate (as defined below) of the Mortgage Loans is generally expected to be higher than the Interest Rate of the Notes, thus generating excess interest collections. To the extent described in this prospectus supplement, Excess Spread will be applied on any Distribution Date as:

                        [to be provided as applicable].

         The "Net Mortgage Loan Rate" for any Mortgage Loan equals [to be provided as applicable].

Maturity Date

         The Class Principal Amount of the Notes and all interest accrued and unpaid on the Notes will be payable in full on __________ (the "Maturity Date"). See "--Rights of Noteholders Upon Occurrence of an Event of Default" below. The actual final Distribution Date for the Notes could be substantially earlier than the Maturity Date.

Reports To Noteholders

         On each Distribution Date the Indenture Trustee will make available to each Noteholder a statement containing the following information:

o        the amount of principal distributed on that date to Noteholders;

o        the amount of interest distributed on that date to Noteholders;

o the amount of any outstanding Noteholders' Interest Carryforward Amount for the Notes after distributions on that date;

o the Class Principal Amount of the Notes after distributions on that date;

o        the amount of the Servicing Fees paid with respect to that date;

o        the Total Loan Balance as of the related Distribution Date;

o the number and total Principal Balance of Mortgage Loans: (1) remaining outstanding, (2) delinquent by one, two, three or four or more monthly payments, (3) in foreclosure, and (4) with respect to REO Property;

o        any amount distributed to the holder of the Residual Certificate; and

o        other information to the extent provided in the Sale and Servicing
         Agreement.

Optional Redemption

         On any Distribution Date after the date on which the Total Loan Balance is less than __% of the Cut-off Date Balance, _________ will (subject to the terms of the Sale and Servicing Agreement) have the option to purchase the Mortgage Loans, any REO Property and any other assets of the Trust for the Termination Price. If _________ does not exercise that option, __ will then have the same purchase option. If either purchase option is exercised, the Notes will be redeemed and the Residual Certificate and the Trust will be terminated (this event, an "Optional Redemption").

         If the Residual Certificateholder does not exercise its option as described above when it is first entitled to do so, the Interest Rate of the Notes will be increased as described under "-- Payments of Interest" in this prospectus supplement.

Rights Of Noteholders Upon Occurrence Of Event Of Default

         Under the Indenture, a failure to pay the full amount of the Noteholders' Interest Distribution Amount within five days of the Distribution Date on which that payment is due (without regard to the amount of Available Funds) or failure to pay the entire outstanding principal amount of the Notes on the Maturity Date, will constitute an event of default (an "Event of Default").

         Upon the occurrence of an Event of Default, the holders of Notes evidencing more than __% of the Class Principal Amount of the Notes then outstanding may exercise their remedies under the Indenture. These remedies include [to be provided as applicable]. See "Description of the Agreements -- Material Terms of the Indenture" in the prospectus.

The Indenture Trustee

         ________, a _________, will be the Indenture Trustee under the Indenture. The Indenture Trustee will be entitled to [describe applicable fees of the indenture trustee]. The Indenture Trustee's "Corporate Trust Office" is located at _________, or any address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Depositor and the Servicer.

                             [THE INSURANCE POLICY

         The following information has been provided by ____ (the "Insurer") for inclusion in this prospectus supplement. Neither the Depositor nor the Underwriter makes any representation as to the accuracy or completeness of this information.

         The Insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the Note Guaranty Insurance Policy (the "Insurance Policy") and the Insurer set forth below under this heading "The Insurance Policy." Additionally, the Insurer makes no representation regarding the Notes or the advisability of investing in the Notes.

The Insurer

                        [To be provided as applicable.]

Insurer Financial Information

                        [To be provided as applicable.]

Where You Can Obtain Additional Information About The Insurer

                        [To be provided as applicable.]

Financial Strength Ratings Of The Insurer

                        [To be provided as applicable.]

The Insurance Policy

                       [To be provided as applicable.]]



                       DESCRIPTION OF THE MORTGAGE POOL

General

         The Mortgage Pool will consist of approximately ___ Mortgage Loans with original terms to maturity of not more than [thirty] years, having a total Principal Balance as of the Cut-off Date of approximately $____ (the "Cut-off Date Balance"). The Mortgage Loans are secured by [to be provided as applicable] ("Mortgages"). All of the Mortgage Loans will be [description of Mortgage Loans.]

         Generally, the Mortgage Loans were originated or acquired by the Originator (as defined in this prospectus supplement) in one of the following ways:

o        [to be provided as applicable].

         For a description of the underwriting criteria applicable to the Mortgage Loans, see "The Originator -- Underwriting Criteria" in this prospectus supplement.

         The Servicer will be required to service the Mortgage Loans pursuant to the Sale and Servicing Agreement and will be compensated for these services as described under "Description of the Transfer and Servicing Agreements" in this prospectus supplement.

Payments On The Mortgage Loans

                        [To be provided as applicable.]

Characteristics Of The Mortgage Loans

         The Mortgage Loans are expected to have the following approximate total characteristics as of the Cut-off Date. Prior to the issuance of the Notes, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems removal necessary or appropriate. In addition, a limited number of other home loans may be included in the Mortgage Pool prior to the issuance of the Notes.

         Wherever reference is made in this prospectus supplement to a percentage of some or all of the Mortgage Loans, the percentage is determined (unless otherwise specified) on the basis of the total principal balance of the related Mortgage Loans as of the Cut-off Date.

         Approximately ___ of the Mortgage Loans provide for payment by the borrower of a prepayment premium in connection with full or partial prepayments of principal within [three to five years] of the date of origination of the loan, generally equal to [to be provided as applicable].

         The Mortgage Loan Rates of the Mortgage Loans range from approximately ___% annually to ___% annually. The weighted average Mortgage Loan Rate of the Mortgage Loans is approximately ___% annually.

         The Principal Balances of the Mortgage Loans range from approximately $__ to $__. The Mortgage Loans have an average Principal Balance of approximately $___.

         The weighted average Combined Loan-to-Value Ratio at origination of the Mortgage Loans is approximately ---%.

         No more than approximately __% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

         The following tables set forth as of the Cut-off Date the number, total Principal Balance and percentage of the Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the total Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

                        Cut-Off Date Principal Balances

          Range Of                Number Of                   Total                  Percentage Of Mortgage
   Principal Balances ($)      Mortgage Loans           Principal Balance       Loans By Total Principal Balance



                                                        $                                              %

Total....................                               $                                            100.00%

The average Cut-off Date Principal Balance is approximately $ ______.

                             Loan-To-Value Ratios

     Range Of Original             Number Of                Total                  Percentage Of Mortgage
 Loan-To-Value Ratios (%)       Mortgage Loans        Principal Balance       Loans By Total Principal Balance

                                                        $                                            %



Total....................                               $                                          100.00%

The weighted average original Loan-to-Value Ratio is approximately __%.

                                Mortgage Rates

          Range Of                Number Of                    Total                 Percentage Of Mortgage
      Mortgage Rates(%)         Mortgage Loans           Principal Balance      Loans By Total Principal Balance

                                                         $                                           %



Total....................                                $                                         100.00%

*    Reflects current Mortgage Rates of Adjustable Rate Mortgage Loans.

The weighted average Mortgage Rate is approximately __% per annum.

                                Loan Types
                                    Number Of                   Total                  Percentage Of Mortgage
        Loan Type                Mortgage Loans           Principal Balance       Loans By Total Principal Balance

                                                        $                                              %



Total....................                               $                                            100.00%


                          Original Terms To Maturity
                                      Number Of              Total                  Percentage Of Mortgage
Range Of Maturities (Months)       Mortgage Loans       Principal Balance       Loans By Total Principal Balance
                                                        $                                              %



Total....................                               $                                            100.00%

The weighted average original term to maturity is approximately ___ months.

                          Remaining Terms To Maturity

 Remaining Term To Maturity        Number Of                 Total                  Percentage Of Mortgage
          (Months)               Mortgage Loans         Principal Balance       Loans By Total Principal Balance
                                                        $                                              %



Total....................                               $                                            100.00%

The weighted average remaining term to maturity of the fully amortizing Mortgage Loans is approximately ___ months.

                            Geographic Distribution

                                Number Of                   Total                  Percentage Of Mortgage
          State              Mortgage Loans           Principal Balance       Loans By Total Principal Balance

                                                        $                                              %



Total....................                               $                                            100.00%


                                Property Types

                                  Number Of                   Total                  Percentage Of Mortgage
        Property Type          Mortgage Loans           Principal Balance       Loans By Total Principal Balance

                                                        $                                              %



Total....................                               $                                            100.00%


                                 Loan Purposes
                                 Number Of                   Total                  Percentage Of Mortgage
        Loan Purpose          Mortgage Loans           Principal Balance       Loans By Total Principal Balance
                                                        $                                              %



Total....................                               $                                            100.00%

                               Occupancy Status

                                 Number Of                   Total                  Percentage Of Mortgage
      Occupancy Status        Mortgage Loans           Principal Balance       Loans By Total Principal Balance
                                                        $                                              %



Total....................                               $                                            100.00%


                              Documentation Types
                                   Number Of                   Total                  Percentage Of Mortgage
     Documentation Type         Mortgage Loans           Principal Balance       Loans By Total Principal Balance
                                                        $                                              %



Total....................                               $                                            100.00%


                                 Credit Grades
                                  Number Of                   Total                  Percentage Of Mortgage
    Credit Grade               Mortgage Loans           Principal Balance       Loans By Total Principal Balance
                                                        $                                              %



Total....................                               $                                            100.00%


                             Prepayment Penalties
                                  Number Of                   Total                  Percentage Of Mortgage
  Prepayment Penalty           Mortgage Loans           Principal Balance       Loans By Total Principal Balance

                                                        $                                              %



Total....................                               $                                            100.00%

[Subsequent Mortgage Loans

         The obligation of the Trust to purchase additional Mortgage Loans (the "Subsequent Mortgage Loans") on [any] date, as specified in the [Sale and Servicing Agreement] (each, a "Subsequent Transfer Date") will be subject to the Subsequent Mortgage Loans meeting the following criteria: [to be provided as applicable]. These criteria will be based on the characteristics of the Subsequent Mortgage Loans on the related Subsequent Transfer Date.

         The characteristics of Subsequent Mortgage Loans may vary significantly from time to time, subject to the requirements described above, and may bear no particular relationship to the characteristics of the initial Mortgage Loans at any time. It is expected that a substantial portion of the Subsequent Mortgage Loans will be [to be provided as applicable.]]

                            ADDITIONAL INFORMATION

         The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date. A Current Report on Form 8-K will be available to purchasers of the Notes and will be filed, together with the Sale and Servicing Agreement, the Indenture and the Trust Agreement, with the Securities and Exchange Commission (the "SEC") within fifteen days after the initial issuance of the Notes. In the event that Mortgage Loans are removed from or added to the Mortgage Pool as described in this prospectus supplement under "Description of the Mortgage Pool," the removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

                                THE ORIGINATOR

General

                          [Describe the Originator.]

Underwriting Criteria

         The information contained in this prospectus supplement regarding the Originator's underwriting requirements and practices was obtained from publicly available information regarding asset-backed notes secured by loans made by the Originator that are similar to the Mortgage Loans and not from the Originator directly. As a result, there can be no assurance that the Mortgage Loans were originated, in whole or in part, in accordance with these underwriting requirements and practices, or that these underwriting requirements and practices were in effect when the Mortgage Loans were originated.

               [Describe Originator's underwriting guidelines.]

                                 THE SERVICER

         The following information has been provided by the Servicer. Neither the Depositor nor the Underwriter makes any representation as to the accuracy or completeness of this information.

General

         ________ (the "Servicer") will service the Mortgage Loans pursuant to the terms of the Sale and Servicing Agreement.

                        [Description of the servicer.]

             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

         The following summary describes terms of the Sale and Servicing Agreement, the Indenture, the Trust Agreement, and the Administration Agreement (collectively, the "Transfer and Servicing Agreements"). The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent, replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements under the headings "Description of the Agreements" in the prospectus.

Sale And Assignment Of The Mortgage Loans

         On the Closing Date, _______ will sell the Mortgage Loans (other than the right to receive some of the charges payable by borrowers) to the Depositor, and the Depositor will sell the Mortgage Loans (other than those amounts) to the Trust. The Trust will, concurrently, deliver or cause to be delivered the Securities to the Depositor. The Trust will pledge and assign the Mortgage Loans to the Indenture Trustee in exchange for the Notes. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Sale and Servicing Agreement (the "Mortgage Loan Schedule").

         [In addition, the Depositor will, as to each Mortgage Loan, deliver to a custodian appointed by the Indenture Trustee (the "Custodian") the following documents (together, with respect to each Mortgage Loan, a "Mortgage Loan File"):

o the related Note endorsed to the order of the Indenture Trustee, or in blank, without recourse,

o any assumption and modification agreements and the Mortgage with evidence of recording indicated on the Mortgage (except for any Mortgage not returned from the public recording office),

o an assignment of the Mortgage in the name of the Indenture Trustee, or in blank, in recordable form, and

o        any intervening assignments of the Mortgage.]

         Assignments of the Mortgages to the Indenture Trustee will be recorded following the Closing Date in the real property records of the states in which the related Mortgaged Properties are located to protect the Indenture Trustee's interest in the Mortgage Loans against the claims of creditors of _______ or subsequent purchasers. In the event that, with respect to any Mortgage Loan, the Depositor cannot deliver the assignment with evidence of recording on the Mortgage Loan concurrently with the conveyance of the Mortgage Loan under the Sale and Servicing Agreement because they have not yet been returned by the public recording office, the Depositor will deliver or cause to be delivered to the Custodian a certified true photocopy of the assignment. The Depositor will deliver or cause to be delivered to the Custodian any assignment with evidence of recording indicated on the assignment upon receipt of the assignment from the public recording office. The Custodian will review (or cause to be reviewed) each Mortgage Loan File within ninety days after the conveyance of the related Mortgage Loan to the Trust to ascertain that all required documents have been executed and received.

         Under the terms of the agreement (the "Mortgage Loan Sale Agreement") pursuant to which the Depositor will purchase the Mortgage Loans from _______, and of the Sale and Servicing Agreement, the Custodian will conduct an initial review of the Mortgage Loan documents and will notify the Depositor and _______ as to each Mortgage Loan document that either has not yet been delivered to the Depositor as required or appears to be not properly executed, not in conformity with the description of the Mortgage Loan on the Mortgage Loan schedule or otherwise defective. If any Mortgage Loan document is not delivered or any material defect in a document is not cured within the time period specified in the Mortgage Loan Sale Agreement, _______ will be required to repurchase the affected Mortgage Loan for a price equal to the unpaid principal balance of the Mortgage Loan plus accrued interest on the Mortgage Loan (the "Repurchase Price") or, in some circumstances, to substitute another Mortgage Loan that satisfies the requirements specified in the Sale and Servicing Agreement.

         _______ will make to the Depositor under the Mortgage Loan Sale Agreement representations and warranties that include representations and warranties similar to those summarized in the prospectus under the heading "Description of the Agreements -- Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements -- Representations and Warranties; Repurchases." The Depositor's rights under these representations and warranties will be assigned to the Indenture Trustee for the benefit of the Noteholders. In the event of a breach of any of these representations or warranties that materially and adversely affects the value of any Mortgage Loan or the interests of the Noteholders, _______ will be obligated, within 60 days following its discovery of a breach or receipt of notice of a breach, to cure the breach or purchase the affected Mortgage Loan from the Trust for the Repurchase Price or, in some circumstances, to substitute another Mortgage Loan.

         No assurance can be given that, at any particular time, _______ will be capable, financially or otherwise, of repurchasing defective Mortgage Loans or substituting additional Mortgage Loans for defective Mortgage Loans.

Trust Fees And Expenses

         The Servicer is entitled to the Servicing Fee and reimbursement for specific expenses as described under "-- Servicing Compensation and Payment of Expenses" below. The fees and expenses of the Indenture Trustee, the Owner Trustee and the Custodian will be paid by ____.

Voting Rights

         Voting rights of Securityholders under the Transfer and Servicing Agreements will be allocated among the Notes and the Residual Certificate as provided in the Transfer and Servicing Agreements.

General Servicing Provisions

         The Mortgage Loans will be serviced by the Servicer in accordance with the provisions of the Sale and Servicing Agreement.

                [Describe servicing provisions as applicable.]

No Delinquency Advances

         In the event of a delinquency or default with respect to a Mortgage Loan, neither the Servicer nor any Subservicer (as defined below) will have any obligation to advance scheduled monthly payments of principal or interest with respect to the Mortgage Loan.

Servicing Advances

         The Servicer or any Subservicer will make reasonable and customary expense advances with respect to the Mortgage Loans (each, a "Servicing Advance") and will be entitled to reimbursement for Servicing Advances as described in this prospectus supplement. Servicing Advances may include costs and expenses advanced for the preservation, restoration and protection of any Mortgaged Property, including advances to pay delinquent real estate taxes and assessments. Any Servicing Advances by the Servicer or any Subservicer will be reimbursable from late collections on the related Mortgage Loan, or with respect to any Liquidated Mortgage Loan from the related Liquidation Proceeds. Servicing Advances remaining outstanding will be reimbursed, to the extent of Available Funds, as described under "Description of the Notes -- Payment Priorities."

Insurance Coverage

         The Servicer is required to obtain and thereafter maintain in effect a bond or similar form of insurance coverage (which may provide blanket coverage) insuring against loss occasioned by the errors and omissions of its officers and employees.

Evidence As To Compliance

         The Sale and Servicing Agreement will provide that each year a firm of independent accountants will furnish a statement to the Indenture Trustee to the effect that the firm has examined the necessary documents and records relating to the servicing of home loans by the Servicer and that, on the basis of that examination, the firm is of the opinion that the servicing has been conducted in accordance with applicable accounting standards, except for those exceptions that the firm believes to be immaterial and those exceptions set forth in the statement.

Servicing Compensation And Payment Of Expenses

         The Servicer will be paid a monthly fee (the "Servicing Fee") with respect to each Mortgage Loan calculated at __% annually (the "Servicing Fee Rate") on the outstanding principal balance of each Mortgage Loan. No Servicing Fee will be payable on a Liquidated Mortgage Loan unless the Servicer determines that additional collection efforts are warranted with respect to that Mortgage Loan. The Servicer will be entitled to reimbursement from collections on the Mortgage Loans for some of its expenses before any amounts are paid to Noteholders.

Subservicing

         The Servicer will be prohibited from assigning the responsibility for servicing the Mortgage Loans, except as permitted by the Sale and Servicing Agreement, but it may employ one or more subservicers ("Subservicers") as provided under the Sale and Servicing Agreement. If the Servicer chooses to employ Subservicers, the Servicer will remain liable for fulfillment of its obligations under the Sale and Servicing Agreement, and will be considered to have itself received any payment received by a Subservicer whether or not the Subservicer actually remits that payment.

Resignation Or Removal Of The Servicer

         The Servicer will agree in the Sale and Servicing Agreement not to resign except with the consent of ____, unless the Servicer delivers to ____ an opinion of legal counsel to the effect that the Servicer is no longer permitted under applicable law to perform the duties of the Servicer under the Sale and Servicing Agreement.

         If the Servicer is in default under the Sale and Servicing Agreement, the Indenture Trustee or Noteholders having a majority of voting rights may remove the Servicer. [Events of default include:

o failure by the Servicer to remit any required payment to the Indenture Trustee for one Business Day after receipt of written notice that the payment has not been made;

o failure by the Servicer to deposit collections or other recoveries on the Mortgage Loans in the Collection Account on a daily basis in accordance with the Sale and Servicing Agreement;

o failure by the Servicer to fulfill any other material requirement under the Sale and Servicing Agreement within the applicable time period;

o failure by the Servicer to be qualified to service home loans for either Fannie Mae or Freddie Mac;

o failure by the Servicer to maintain any applicable licenses in each jurisdiction where Mortgaged Properties are located;

o failure by the Servicer to maintain a minimum net worth of $25,000,000;

o        insolvency of the Servicer; and

o        other events specified in the Sale and Servicing Agreement.]

         [If the Servicer is removed, the Indenture Trustee will immediately assume the role of Servicer under the Sale and Servicing Agreement unless another Servicer is appointed pursuant to the Sale and Servicing Agreement. The Indenture Trustee may continue to service the Mortgage Loans if it is legally qualified to do so or may appoint a successor Servicer as provided in the Sale and Servicing Agreement].

Collection Account, Note Distribution Account And
Certificate Distribution Account

         The Servicer is required to deposit in a segregated account (the "Collection Account") within ___ Business Days of receipt all payments received on or after the Cut-off Date on account of principal and interest on the Mortgage Loans, all Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds, any amounts payable in connection with the repurchase or substitution of any Mortgage Loan and any amount required to be deposited in the Collection Account in connection with the redemption of the Notes. Withdrawals will be made from the Collection Account only for the purposes specified in the Sale and Servicing Agreement. The Collection Account may be maintained at any depository institution that satisfies the requirements specified in the Sale and Servicing Agreement.

         Amounts on deposit in the Collection Account will be invested as provided in the Sale and Servicing Agreement. All interest and any other investment earnings on amounts on deposit in the Collection Account will be paid to ______. Any net losses on these investments will be paid by _____.

         The Servicer will establish and maintain with the Paying Agent an account on behalf of the Noteholders, into which amounts released from the Collection Account for payment to the Noteholders will be deposited and from which all payments to the Noteholders will be made (the "Note Distribution Account"). The Servicer will also establish and maintain with the Paying Agent an account in the name of the Owner Trustee on behalf of the Residual Certificateholder, into which amounts released from the Collection Account for distribution to the Residual Certificateholder will be deposited and from which all distributions to the Residual Certificateholder will be made (the "Certificate Distribution Account").

         On the ___ day of each month, or if the ___ day is not a Business Day, the preceding Business Day, the Servicer will remit the Available Funds to the Paying Agent for deposit into the Note Distribution Account and Certificate Distribution Account by making appropriate withdrawals from the Collection Account. On each Distribution Date, the Indenture Trustee will make withdrawals from the Note Distribution Account and Certificate Distribution Account for application as described under "Description of the Notes -- Payment Priorities" in this prospectus supplement. Amounts on deposit in the Note Distribution Account and Certificate Distribution Account will be invested as provided in the Sale and Servicing Agreement. All interest and any other investment earnings on amounts on deposit in the Note Distribution Account and Certificate Distribution Account will be retained by the Indenture Trustee as its compensation. Any net losses on these investments will be paid by the Indenture Trustee.

The Owner Trustee And Indenture Trustee

         The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Securities in their own names or as pledgees. For the purpose of meeting the legal requirements of some jurisdictions, the Servicer, the Owner Trustee and the Indenture Trustee acting jointly (or in some instances, the Owner Trustee or the Indenture Trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of an appointment of another trustee all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Sale and Servicing Agreement and the Trust Agreement and upon the Indenture Trustee by the Indenture will be conferred or imposed upon the Owner Trustee and the Indenture Trustee, respectively, and in each case the separate trustee or co-trustee, jointly, or, in any jurisdiction in which the Owner Trustee or Indenture Trustee will be incompetent or unqualified to perform particular acts, singly upon the separate trustee or co-trustee, which will exercise and perform these rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee, as applicable.

         The Owner Trustee and the Indenture Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor to the Owner Trustee or the Indenture Trustee, as the case may be. The Servicer may also remove the Owner Trustee or the Indenture Trustee if either ceases to be eligible to continue as Owner Trustee or Indenture Trustee under the Trust Agreement or the Indenture, as the case may be, becomes legally unable to act or becomes insolvent. In these circumstances, the Servicer will be obligated to appoint a successor Owner Trustee or a successor Indenture Trustee, as applicable. Any resignation or removal of the Owner Trustee or Indenture Trustee and appointment of a successor Owner Trustee or Indenture Trustee will not become effective until acceptance of the appointment by the successor.

         The Trust Agreement and Indenture will provide that the Owner Trustee and Indenture Trustee will be entitled to indemnification by _______ and the Depositor for, and will be held harmless against, any loss, liability or expense incurred by the Owner Trustee or Indenture Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties to be set forth in the Trust Agreement or Indenture, as the case may be).

Duties Of The Owner Trustee And Indenture Trustee

         The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Residual Certificate (other than the execution and authentication of the Residual Certificate), the Notes or any Mortgage Loans or related documents, and will not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Securities or the Mortgage Loans, or the investment of any monies by the Servicer before these monies are deposited into the Collection Account, the Note Distribution Account or the Certificate Distribution Account. So long as no Event of Default has occurred and is continuing, the Owner Trustee will be required to perform only those duties specifically required of it under the Trust Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement. The Owner Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Sale and Servicing Agreement, which failure constitutes an Event of Default, unless the Owner Trustee has actual knowledge of any failure.

         The Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising under the Trust Agreement or to institute, conduct or defend any litigation under the Trust Agreement or in relation to the Trust Agreement at the request, order or direction of the holder of the Residual Certificate, unless the Residual Certificateholder has offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or by the exercise of its rights or powers, an investigation by it of matters arising or the institution or defense of any litigation. Subject to the rights or consent of the Noteholders and Indenture Trustee, the Residual Certificateholder will not have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless the Residual Certificateholder previously has given to the Owner Trustee written notice of the occurrence of an Event of Default and:
(1) the Event of Default arises from the Servicer's failure to remit payments when due or (2) the holder of the Residual Certificate has made written request upon the Owner Trustee to institute a proceeding in its own name as the Owner Trustee under the Trust Agreement and have offered to the Owner Trustee reasonable indemnity, and the Owner Trustee for 30 days has neglected or refused to institute any proceedings.

         The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Residual Certificate, the Notes (other than the execution and authentication of the Notes) or any Mortgage Loans or related documents, and will not be accountable for the use or application by the Depositor, the Servicer or the Owner Trustee of any funds paid to the Depositor, the Servicer or the Owner Trustee in respect of the Securities or the Mortgage Loans, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account or the Note Distribution Account. So long as no Event of Default under the Indenture or the Sale and Servicing Agreement has occurred or is continuing, the Indenture Trustee will be required to perform only those duties specifically required of it under the Transfer and Servicing Agreements. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture. The Indenture Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Sale and Servicing Agreement, which failure constitutes an Event of Default under the Indenture or the Sale and Servicing Agreement, unless the Indenture Trustee obtains actual knowledge of any failure.

         The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising under the Indenture or to institute, conduct or defend any litigation under the Indenture or in relation to the Indenture at the request, order or direction of any of the Noteholders, unless those Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or by an exercise of any of its rights or powers, an investigation of matters arising or the institution or defense of any litigation. No Noteholder will have any right under the Indenture to institute any proceeding with respect to the Indenture, unless the holder previously has given to the Indenture Trustee written notice of the occurrence of an Event of Default and: (1) the Event of Default arises from the Servicer's failure to remit payments when due or (2) Noteholders evidencing not less than __% of the Class Principal Amount of the Notes, acting together as a single class, have made written request upon the Indenture Trustee to institute a proceeding in its own name as the Indenture Trustee under the Indenture and have offered to the Indenture Trustee reasonable indemnity, and the Indenture Trustee for 30 days has neglected or refused to institute any proceedings. See "Description of the Notes -- Rights of Noteholders Upon Occurrence of Event of Default" in this prospectus supplement.

                             YIELD CONSIDERATIONS

General

         The yields to maturity (or to early termination) on the Notes will be affected by the rate of principal payments on the Mortgage Loans (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans. Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Loan Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Loan Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the application of Monthly Excess Cashflow, the purchase price paid for the Notes and other factors.

         Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. These factors may include changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity, if any, in the mortgaged properties, servicing decisions, homeowner mobility, the existence and enforceability of "due-on-sale" clauses, seasoning of loans, market interest rates for similar types of loans and the availability of funds for the loans. Nearly all of the Mortgage Loans contain due-on-sale provisions and the Servicer will generally enforce these provisions unless: (1) the Servicer, in a manner consistent with its servicing practices, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan, or (2) enforcement is not permitted by applicable law. In some cases, the Servicer may, in a manner consistent with its servicing practices, permit a borrower who is selling his principal residence and purchasing a new one to substitute the new Mortgaged Property as collateral for the related Mortgage Loan, or may simply release its lien on the existing collateral, leaving the related Mortgage Loan unsecured. In that event, the Servicer will generally require the borrower to make a partial prepayment in reduction of the principal balance of the Mortgage Loan to the extent that the borrower has received proceeds from the sale of the prior residence that will not be applied to the purchase of the new residence.

         Approximately ___ of the Mortgage Loans are subject to prepayment penalties during the first [three to five years] after origination. Prepayment penalties may have the effect of reducing the amount or the likelihood of prepayments on the Mortgage Loans. A prepayment premium may be waived by the Servicer under some circumstances. The remaining Mortgage Loans may be prepaid in full or in part at any time without penalty.

         In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

         The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments by the borrowers, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to breaches of representations and warranties or defective documentation as described in this prospectus supplement. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully in this prospectus supplement and in the prospectus under "Yield Considerations") no assurance can be given as to the rate or the timing of principal payments on the Notes. In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like decrease (or increase) in the rate of principal payments. From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires or other natural disasters. Any resulting Realized Losses could affect the rate of payment of principal no the Notes. To the extent that the insurance proceeds received with respect to any damaged Mortgage Properties are not applied to the restoration of those Mortgage Properties, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Notes and will reduce the yields on the Notes to the extent they are purchased at a premium.

         In addition, any future limitations on the rights of borrowers to deduct interest payments on mortgage loans for federal income tax purposes may result in a higher rate of prepayment on the Mortgage Loans.

         The Depositor and _______ make no representations as to the particular factors that will affect the prepayment of the Mortgage Loans, as to the relative importance of these factors, or as to the percentage of the principal balance of the Mortgage Loans that will be paid as of any date.

         Payments of principal at a faster rate than anticipated will decrease the yield on Notes purchased at a premium; payments of principal at a slower rate than anticipated will decrease the yield on Notes purchased at a discount. The effect on an investor's yield due to payments of principal occurring at a rate that is faster (or slower) than the rate anticipated by the investor during any period following the issuance of the Notes will not be entirely offset by a subsequent like reduction (or increase) in the rate of payments of principal during any subsequent period.

         The rate of delinquencies and defaults on the Mortgage Loans and of recoveries, if any, on defaulted Mortgage Loans and foreclosed properties will affect the rate and timing of principal payments on the Mortgage Loans, and, accordingly, the weighted average life of the Notes. Some factors may influence delinquencies and defaults, including origination and underwriting standards, loan-to-value ratios and delinquency history. In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years, although little data is available with respect to the rate of default on similar types of home loans. The rate of default on Mortgage Loans with high loan-to-value ratios, or on Mortgage Loans secured by junior liens, may be higher than that of home loans with lower loan-to-value ratios or secured by first liens on comparable properties. In addition, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the area in which the related Mortgaged Properties are located or the related borrower is residing. See "Description of the Mortgage Pool" in this prospectus supplement. The risk of delinquencies and losses is greater and voluntary principal prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         Investors in the Notes will bear the risk of reinvestment of amounts received in respect of principal on the Notes at yields that may be lower than the yield on the Notes.

         The yields to investors in the Notes may be affected by the exercise by ______ of its right to purchase the Mortgage Loans, as described under "Description of the Notes -- Optional Redemption" in this prospectus supplement, or the failure of ___________ to exercise that right.

         If the purchaser of a Note offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a Note offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.

         The effective yield to holders of the Notes will be lower than the yield otherwise produced by the Interest Rate and the purchase price because monthly payments will not be payable until the __ day (or later) of the month following the Accrual Period.

Overcollateralization

                           [Describe as applicable.]

Maturity Date

         The Maturity Date of the Notes is as set forth under "Description of the Notes -- Maturity Date" in this prospectus supplement. The Maturity Date of the Notes was determined by [to be provided as applicable]. The actual maturity of the Notes may be significantly earlier than the Maturity Date.

Weighted Average Life

         The following information illustrates the effect of prepayments of the Mortgage Loans on the weighted average life of the Notes under stated assumptions and is not a prediction of the prepayment rate that might actually be experienced on the Mortgage Loans. Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of the security (assuming no losses). The weighted average life of the Notes will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes unscheduled reductions of principal, including without limitation those resulting from full or partial prepayments, refinancings, liquidations and write-offs due to defaults, casualties or other dispositions, substitutions and repurchases by or on behalf of _______ or the Depositor) and [to be provided as applicable].

         Prepayments on loans such as the Mortgage Loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement for the Mortgage Loans represents [to be provided as applicable]. ___ does not purport to be either a historical description of the prepayment experience or any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans. Neither the Depositor nor the Underwriter makes any representation about the appropriateness of the ___ model.

         [The following table was prepared based on the following assumptions, among other things (collectively, the "Modeling Assumptions"):

o the initial Class Principal Amount and the Interest Rate are as set forth on the cover of this prospectus supplement;

o each scheduled payment of principal and interest on a Mortgage Loan is timely received on the last day of each month starting in ______;

o principal prepayments are received in full on the last day of each month starting in ________, and each prepayment includes 30 days of interest on the Mortgage Loan;

o prepayments are received on the Mortgage Loans at the applicable constant rates indicated;

o        there are no defaults or delinquencies on the Mortgage Loans;

o Distribution Dates occur on the ___ day of each month, starting in _________;

o        there are no re-purchases or substitutions of the Mortgage Loans;

o        the Notes are issued on _________; and

o the Mortgage Loans were aggregated into assumed Mortgage Loans having the following characteristics:]

                                                                                                 Remaining Term To
                                                  Home Loan Interest        Net Home Loan             Maturity
    Home Loan Number        Principal Balance            Rate               Interest Rate           (In Months)




         The actual characteristics of the Mortgage Loans may, and the performance of the Mortgage Loans will, differ from the assumptions used in constructing the table below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal payments than indicated in the table in the [assumed prepayment rate] specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Any difference between those assumptions and the actual characteristics and performance of the Mortgage Loans or actual prepayment or loss experience will cause the percentages of Original Principal Amounts outstanding over time and the weighted average lives of the Notes to differ (which difference could be material) from the corresponding information in the table for each indicated [assumed prepayment rate].

         Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Notes and set forth the percentages of the Original Principal Amount of the Notes that would be outstanding after each of the Distribution Dates shown at the indicated [assumed prepayment rate].

         The weighted average life of the Notes is determined by: (1) multiplying the net reduction, if any, of the Class Principal Amount by the number of years from the date of issuance of the Note to the related Distribution Date, (2) adding the results and (3) dividing the sum by the total of the net reductions of Class Principal Amount referred to in clause
(1) and rounding to one decimal place.

             Percentage Of Original Principal Amount Of The Notes
                Outstanding At The Following [Prepayment Rates]
                                                                       Class __
                                    --------------------------------------------------------------------------------
Distribution Date
Initial Percentage.................     100%      100%         100%        100%      100%         100%       100%

Weighted Average
  Life in Years
    With Optional Redemption.
    Without Optional Redemption...

* Based upon the assumption that ________ does not exercise its option to repurchase the Mortgage Loans as described under "Description of the Notes -- Optional Redemption" in this prospectus supplement.


                  MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

         Upon the issuance of the notes, Skadden, Arps, Slate, Meagher & Flom LLP, special federal tax counsel, will deliver an opinion of counsel that for federal income tax purposes, the Notes will be treated as indebtedness and the Trust will not be an association, or publicly traded partnership, taxable as a corporation or a taxable mortgage pool.

         [The Trust does not anticipate treating the Notes as having been issued with original issue discount.] [It is anticipated that the Notes will be treated as issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount with respect to the Notes is [ ]. However, this rate does not represent the rate at which prepayments have actually occurred and no representation is made as to the rate at which prepayments actually will occur in the future.]

         All prospective purchasers of the Notes should see "Material Federal Income Tax Consideration--Partnership Trust Funds and Disregarded Trust Funds--Taxation of Debt Securityholders" in the accompanying prospectus for a summary of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Notes.

                   STATE AND LOCAL INCOME TAX CONSIDERATIONS

         In addition to the federal income tax matters described under "Material Federal Income Tax Considerations" above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the Notes. State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Notes.

                             ERISA CONSIDERATIONS

         The Notes may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Plan must determine and will be deemed to have represented that the purchase of a
Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or
Section 4975 of the Code. For additional information regarding treatment of the Notes under ERISA, See "ERISA Considerations" in the prospectus.

         The Notes may not be purchased with the assets of a Plan if the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates: (a) has investment or administrative discretion with respect to the Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the Plan assets, for a fee and pursuant to an agreement or understanding that this advice: (1) will serve as a primary basis for investment decisions with respect to the Plan assets and
(2) will be based on the particular investment needs for the Plan; or (c) is an employer maintaining or contributing to the Plan.

                        LEGAL INVESTMENT CONSIDERATIONS

         [The Notes will [not] constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may [not] be legally authorized to invest in the Notes.]

         There may be restrictions on the ability of some investors, including depository institutions, either to purchase the Notes or to purchase Notes representing more than a specified percentage of the investor's assets. Investors should consult their own legal, tax and accounting advisors in determining whether and to what extent the Notes constitute legal investments for the investors and the applicable tax, regulatory and accounting treatment of the Notes.

         See "Legal Investment" in the prospectus.

                                USE OF PROCEEDS

         The net proceeds from the sale of the Notes will be applied by the Depositor, or an affiliate of the Depositor, toward the purchase of the Mortgage Loans. The Mortgage Loans will be acquired by the Depositor from _______ in a privately negotiated transaction.

                                 UNDERWRITING

         [Subject to the terms and conditions provided in the underwriting agreement and in a terms agreement (collectively, the "Underwriting Agreement") among the Depositor, _______ and Goldman, Sachs & Co. (the "Underwriter"), the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Notes.

         The Underwriter has advised the Depositor that the Underwriter intends to initially offer the Notes to the public at the price specified on the front cover of this prospectus supplement. After the initial public offering of the Notes, the public offering price may be changed. The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against some civil liabilities, including liabilities under the Securities Act of 1933, as amended.

         Until the distribution of the Notes is completed, the rules of the SEC may limit the ability of the Underwriter and some selling group members to bid for and purchase the Notes. As an exception to these rules, the Underwriter is permitted to engage in transactions that stabilize the price of the Notes. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

         If the Underwriter creates a short position in the Notes in connection with the offering, that is, if they sell more Notes than the amount specified on the cover page of this prospectus supplement, the Underwriter may reduce that short position by purchasing Notes in the open market.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

         Neither the Depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither the Depositor nor the Underwriter makes any representation that the Underwriter will engage in these transactions or that these transactions, once begun, will not be discontinued without notice.]

         Expenses incurred by the Depositor in connection with this offering are expected to be approximately $ ________.

         The Underwriter expects to make a secondary market in the Notes, but has no obligation to do so. There can be no assurance that any secondary market will develop, or, if it does develop, that it will continue.

         ___________ has entered into an agreement with the Depositor to purchase the Residual Certificate simultaneously with the purchase of the Notes.

         The Underwriter is an affiliate of ______ and performs management services for the Depositor. The Underwriter has engaged in other transactions with, arranged other transactions for or performed other services for the Depositor and ______ in the ordinary course of business.

                                    EXPERTS

                        [To be provided as applicable]

                                 LEGAL MATTERS

         Certain legal matters with respect to the Notes will be passed upon for the Depositor and for the Underwriter by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                                    RATINGS

         It is a condition to the issuance of the Notes that they be rated
"__" by

         [Rating Agency] and "__" by [Rating Agency]. [Rating Agency] and [Rating Agency] are referred to in this prospectus supplement as the "Rating Agencies."

         A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A securities rating addresses the likelihood of the receipt by holders of Notes of distributions in the amount of scheduled payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Notes. The ratings on the Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Notes might suffer a lower than anticipated yield due to prepayments.

         The security ratings assigned to the Notes should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either Rating Agency.

         The Depositor has not requested a rating of the Notes by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Notes or, if it does, what rating would be assigned by the other rating agency. The rating assigned by the other rating agency to the Notes could be lower than the ratings assigned by the Rating Agencies.

                           GLOSSARY OF DEFINED TERMS

                               [To be provided]

                                    ANNEX I
         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in some limited circumstances, the globally offered [ ] ________ Asset Backed Notes (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

         Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

         Trading Between Clearstream Luxembourg And/Or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading Between DTC Seller And Clearstream Luxembourg Or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last interest payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (that would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading Between Clearstream Luxembourg Or Euroclear Seller And DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last interest payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

o borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

o borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global securities holding securities through Clearstream, Luxembourg or Euroclear, or through DTC will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons or to backup withholding, unless: (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption For Non-U.S. Persons (Form W-8BEN). Beneficial owners of securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8 BEN changes, a new Form W-8 must be filed within 30 days of the change.

         Exemption For Non-U.S. Persons With Effectively Connected Income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption Or Reduced Rate For Non-U.S. Persons Resident In Treaty Countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN (including Part II thereof). If the treaty provides only for a reduced rate, the beneficial owner may still be entitled to complete exemption from withholding under "--Exemption For Non-U.S. Persons (Form W-8BEN)" above.

         Exemption For U.S. Persons (Form W-9). U.S. Persons can obtain complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI are generally effective for three calendar years from the close of the calendar year in which it is collected.

         The term "U.S. Person" means: (1) a citizen or resident of the United States, (2) a corporation or partnership (or other entity properly classified as a corporation or partnership for U.S. Federal income tax purposes) organized in or under the laws of the United States or any state or the District of Columbia, (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also will be considered U.S. Persons. Treasury regulations provide certain presumptions regarding the entity classification and foreign or U.S. status of a holder that a payor generally must apply in the absence of appropriate documentation from the holder, and provide detailed documentation and procedures for holders claiming withholding tax exemptions through intermediaries. Prospective investors are urged to consult their tax advisors regarding the effect of these regulations on their ability to claim and the means for claiming exemptions from or reduced rates of U.S. withholding taxes.

         This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global securities. Investors are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the Global securities.

                                $______________
                                 (APPROXIMATE)

                                 [          ]

                             _______ TRUST _______

                           ASSET BACKED CERTIFICATES

                                   SERVICER

                            PROSPECTUS SUPPLEMENT
                            ---------------------

                             GOLDMAN, SACHS & CO.

                 SUBJECT TO COMPLETION, DATED ________, _____
      FORM OF PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED _________, _____

                                  $__________

                               [          ] HOME
                          EQUITY LOAN TRUST _____-__

                  HOME EQUITY LOAN PASS-THROUGH CERTIFICATES

                          [_________________________]
                                    Seller

                         GS MORTGAGE SECURITIES CORP.
                                   Depositor

                          [_________________________]
                                   Servicer

The sources for payment of the certificates are a pool of sub-prime, closed end, first lien home equity loans held by the trust, cash held by the trust and with respect to the Class A and Class A-IO certificates only, two financial guaranty insurance policies to be issued by [_________________________]. The Class B-1 Certificates will not be insured. Interest and principal on the certificates are scheduled to be paid monthly on the ____ day of the month. The first scheduled distribution will be made in _____, _____.

[LOGO]
The Trust Will Issue--
                                                                Final Scheduled
   Offered               Principal        Certificate             Distribution
Certificates             Balance            Rate                     Date

A-1F                    $__________          [___]%                   [___]
A-2F                    $__________          [___]%                   [___]
A-3A                    $__________            (1)                    [___]
A-4A                    $__________            (1)                    [___]
A-5A                    $__________            (1)                    [___]
A-IO                               (2)       [___]%                   [___]
B-1                     $__________            (1)                    [___]
_______________
(1) The interest rate on this class may change from month to month based on the London interbank offered rate for one-month U.S. dollar deposits, and is subject to an interest rate cap.
(2) This class will not receive any principal payments but will accrue interest on the notional amount of each of the Class A-IO component certificates, as described in this prospectus supplement.
(3) Interest is payable in an amount equal to the sum of the interest payable on the Class B component certificates. The interest rate on each Class B component certificate may change from month to month based on the London interbank offered rate for one-month U.S. dollar deposits, and is subject to an interest rate cap.

Goldman, Sachs & Co. will purchase the certificates from the trust at approximately _____% of the principal amount of the certificates. Goldman, Sachs & Co. will offer the certificates from time to time in negotiated transactions or at varying prices which will be determined at the time of sale. The aggregate proceeds to the trust, before deducting expenses payable by or on behalf of the trust estimated at $______, will be approximately $__________.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CERTIFICATES ARE NOT INTERESTS IN OR OBLIGATIONS OF [_________________________], [ ], [_________________________] OR ANY OF THEIR
AFFILIATES.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-__ OF THIS PROSPECTUS SUPPLEMENT AND PAGE ____ OF THE PROSPECTUS.

                             GOLDMAN, SACHS & CO.

                   Prospectus Supplement dated ______, ____

YOU SHOULD RELY ON INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (b) this prospectus supplement, which describes the specific terms of your certificates.

IF THERE IS A CONFLICT BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

This prospectus supplement and the accompanying prospectus include cross-references to captions in these materials where you can find further related discussions. The following table of contents provides the pages on which these captions are located.

We have filed preliminary information regarding the trust's assets and the certificates with the SEC. The information contained in this document supersedes all of that preliminary information, which was prepared by the underwriters for prospective investors.

Until ________, _____ all dealers that effect transactions in the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus and prospectus supplement. This requirement is in addition to the dealer's obligation to deliver a prospectus and prospectus supplement when acting as underwriters with respect to their unsold allotments or subscriptions.

We are not offering the certificates in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

                               TABLE OF CONTENTS

                             Prospectus Supplement


SUMMARY..........................................................................S-4
RISK FACTORS....................................................................S-14
THE SERVICER....................................................................S-20
ORIGINATION OF THE HOME EQUITY LOANS............................................S-23
DESCRIPTION OF THE HOME EQUITY LOANS............................................S-23
PREPAYMENT AND YIELD CONSIDERATIONS.............................................S-51
FORMATION OF THE TRUST AND TRUST PROPERTY.......................................S-60
ADDITIONAL INFORMATION..........................................................S-62
DESCRIPTION OF THE CERTIFICATES.................................................S-62
USE OF PROCEEDS.................................................................S-96
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT..............................S-97
CERTAIN LEGAL ASPECTS OF THE HOME EQUITY LOANS.................................S-111
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS.....................................S-112
CERTAIN STATE AND LOCAL TAX CONSIDERATIONS.....................................S-114
ERISA CONSIDERATIONS...........................................................S-114
LEGAL INVESTMENT CONSIDERATIONS................................................S-116
UNDERWRITING...................................................................S-116
EXPERTS........................................................................S-117
LEGAL MATTERS..................................................................S-117
RATINGS........................................................................S-117
INDEX OF DEFINED TERMS.........................................................S-119
ANNEX 1  GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES.........S-124
ANNEX II  SCHEDULED NOTIONAL AMOUNTS...........................................S-128

                                    SUMMARY

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, you should carefully read this entire prospectus supplement and the accompanying prospectus.

o This summary provides an overview of information to aid your understanding and is qualified by the full description of this other information in this prospectus supplement and the accompanying prospectus.

o You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Principal Terms" beginning on page S-___ in this prospectus supplement.

Issuer

                     [          ] Home Equity Loan Trust _____-__.

Seller

[__________________________].

Depositor

GS Mortgage Securities Corp., a special purpose Delaware corporation. GS Mortgage Securities Corp. is an indirect, wholly owned special purpose subsidiary of Goldman, Sachs & Co. GS Mortgage Securities Corp. will sell the home equity loans to the issuing trust. Neither Goldman, Sachs & Co. nor any of its affiliates has guaranteed, will guarantee or is or will be otherwise obligated with respect to any notes.

Servicer

[__________________________].

Originators

[_________________________] with respect to ___% of the home equity loans and [_______________] with respect to ____% of the

The Certificate Insurer.

[_________________________], a ___________________.

Trustee.

____________________________.

Closing Date

_____________, ____.

Cut-Off Date

The close of business on _____, _____.

Distribution Date

The ____ day of each month or if it is not a business day, then the next succeeding business day. The first distribution date will be in _____, _____.

Record Date

With respect to any distribution date, the last business day of the month immediately preceding the calendar month in which a distribution date occurs.

Due Period

With respect to any distribution date, the period from the second day of the preceding month to the first day of each calendar month. Scheduled payments of principal received by the trust during this period will be passed through to holders of certificates on each distribution date.

The Certificates

On the closing date, the trust will issue the offered certificates and the non-offered certificates.

                             OFFERED CERTIFICATES

The Class A certificates, the Class A-IO certificates and the subordinated offered certificates will be offered for purchase in denominations of $1,000 and multiples of $1 above $1,000.

                             CLASS A CERTIFICATES

The Class A-1F, Class A-2F, Class A-3A, Class A-4A and Class A-5A certificates.

                            CLASS A-IO CERTIFICATES

The Class A-IO Certificates. Distributions will be made on Class A-IO certificates in an amount equal to the sum of the amounts allocated to the Class A-IO component certificates.

                       CLASS A-IO COMPONENT CERTIFICATES

The Class A-IOF and Class A-IOA Component Certificates. The Class A-IO component certificates may not be traded separately. The Class A-IO component certificates will have the following certificate rates and notional amounts:

      Component                   Certificate Rate              Notional Amount
      ---------                   ----------------              ---------------
      Class A-IOF                 ____%                         (1)
      Class A-IOA                 ____%                         (1)


(1) The lesser of (a) in the case of the Class A-IOF component certificates, $_________for the first twelve distribution dates, $_________for the thirteenth through the twenty-fourth distribution dates and $_________for the twenty-fifth through the thirtieth distribution dates and in the case of the Class A-IOA component certificates $_________for the first twelve distribution dates, $_________for the thirteenth through the twenty-fourth distribution dates and $_________for the twenty-fifth through the thirtieth distribution dates and (b) the outstanding principal balance of the related home equity loan group. Each notional amount will be $0 after the thirtieth distribution date.

                       SUBORDINATED OFFERED CERTIFICATES

The Class B-1 Certificates. Distributions will be made on Class B-1 certificates in an amount equal to the sum of the amounts allocated to the Class B component certificates.

                           SUBORDINATED CERTIFICATES

The Class B-1, Class B-IOF and Class B-IOA certificates.

                        CLASS B COMPONENT CERTIFICATES

The Class B-1F and Class B-1A component certificates. The Class B component certificates may not be traded separately. The Class B component certificates will have the following certificate rates, subject to an interest rate cap, and initial principal balances:

      Component             Certificate Rate              Principal Balance
      ---------             ----------------              -----------------
      Class B-1F                        (1)               $_________
      Class B-1A                        (1)               $_________

(1) The interest rate on this component certificate may change from month to month based on the London interbank offered rate for one-month U.S. dollar deposits, and is subject to an interest rate cap.

                           NON-OFFERED CERTIFICATES

The Class B-IOF, Class B-IOA, Class X-F, Class X-A, Class P-F, Class P-A and Class R-Certificates are not being offered to the public. Any information with respect to those certificates is included in this prospectus supplement solely to provide a better understanding of the offered certificates.

The trustee will distribute to the Class X-F, Class X-A and Class R certificates excess cashflow as described in this prospectus supplement. The trustee will distribute to the Class P-F and Class P-A certificates all prepayment penalties received on the home equity loans. The trustee will distribute to the Class B-IOF and Class B-IOA certificates interest for the first thirty six distribution dates at the following certificate rates and on notional amounts equal to the lesser of the amounts shown below and the related home equity loan group outstanding principal balance:

      Component                   Certificate Rate              Notional Amount
      ---------                   ----------------              ---------------
      Class B-IOF                 ____%                         (1)
      Class B-IOA                 ____%                         (1)

(1) This class will not receive any principal payments but will accrue interest on its notional amount, the lesser of (a) in the case of the Class B-IOF certificates, $_________and in the case of the Class B-IOA certificates $_________and (b) the outstanding principal balance of the related loan group. The notional amounts will be $0 on and after the thirty-sixth distribution date.

                             GROUP I CERTIFICATES

The Group I certificates will be the Class A-1F, Class A-2F, Class A-IOF component, Class B-1F component and Class B-IOF certificates. Distributions on the Group I certificates will be derived from payments on the home equity loans in Group I. Principal distributions on the Class A-1F Certificates will be based on the principal received on a subgroup of Group I consisting of home equity loans with initial principal balances of, in most cases, $240,000 or less. Principal distributions on the Class A-2F Certificates will be based on the principal received on a subgroup of Group I consisting of home equity loans with initial principal balances of greater than, in most cases, $240,000.

                             GROUP II CERTIFICATES

The Group II certificates will be the Class A-3A, Class A-4A, Class A-5A, Class A-IOA component, Class B-1A component and Class B-IOA certificates. Distributions on the Group II certificates will be derived primarily from payments on the home equity loans in Group II. Principal distributions on the Class A-3A certificates will be based on the principal received on a subgroup of Group II consisting of home equity loans with initial principal balances of, in most cases, $240,000 or less. Principal distributions on the Class A-4A certificates will be based on the principal received on a subgroup of Group II consisting of home equity loans with initial principal balances of greater than, in most cases, $240,000. Principal distributions on the Class A-5A certificates will be based on the ratio of the outstanding principal balance of the Class A-5A certificates to the outstanding balance of the Class A certificates with respect to Group II.

                            BOOK-ENTRY REGISTRATION

We will issue the offered certificates in book-entry form. You will hold your interests through a depository. While the offered certificates are book-entry they will be registered in the name of the applicable depository, or in the name of the nominee of the depository. Transfers within any depository system will be in accordance with the usual rules and operating procedures of that system.

Distributions To Certificateholders

You will be entitled to receive payments of interest on each distribution date. The amount of interest that you are entitled to receive on any distribution date is subject to reduction as a result of: (1) the application of the Soldier's and Sailor's Civil Relief Act of 1940 and (2) the servicer's failure to pay compensating interest to the trust. The amount of principal you will be entitled to receive will vary depending on a number of factors, including the payments received on the home equity loans in the related group. If you hold an offered certificate on the applicable record date, you will be entitled to receive payments on the related distribution date.

                             CERTIFICATE INTEREST

The interest rate on any distribution date for a Class A certificate will be the interest rate set forth in this prospectus supplement. The Class A-IO certificates will receive interest based on the interest rates set forth in this prospectus supplement for the related Class A-IO component certificates. The subordinated offered certificates will receive interest based on the interest rates set forth in this prospectus supplement for the related Class B component certificates. Interest on the Class B and Class A-IO component certificates will be separately calculated for each Class B or Class A-IO, as applicable, component certificate and you will be entitled to receive the sum of the interest on each Class B or Class A-IO, as applicable, component certificate.

You can use the following formula to calculate your current interest payment on any distribution date:

N
------ x IR x PB= your interest payment
360


N = for the fixed rate certificates, 30 and for the adjustable rate certificates, the number of days from the last distribution date (or in the case of the initial distribution date, from _________, ____) until the current distribution date.

IR =     the applicable per annum interest rate.

PB = the principal balance or notional amount of your certificates or component certificate immediately prior to any distributions on each distribution date.

Interest Rate Cap

The interest rate for the Class A-3A, Class A-4A and Class A-5A certificates and the Class B component certificates is limited by a maximum rate cap that will be determined based on the weighted average of the interest rates on the applicable group of home equity loans (net of specified fees and expenses).

Principal

On each distribution date, the trustee will distribute principal of the classes of offered certificates in the manner and priority discussed under the caption "Description of the Certificates - Distributions" in this prospectus supplement.

Trust Property

The trust property is held by the trustee for the benefit of the certificateholders and the certificate insurer. The trust property includes:

o a pool of sub-prime, closed-end, fixed rate and adjustable rate home equity loans transferred to the trust on the closing date secured by first lien deeds of trust or mortgages primarily on one- to four-family residential properties;

o payments on the home equity loans due and received after the cut-off date (other than payments of interest due on or prior to _______, ____);

o property that secured a home equity loan which has been acquired by foreclosure or deed in lieu of foreclosure;

o specific rights of the depositor under a mortgage loan purchase agreement;

o amounts on deposit in the accounts specified in this prospectus supplement;

o rights under any hazard insurance policies, if any covering the mortgaged properties; and

o        proceeds of the foregoing.

The Home Equity Loans

On the closing date, the trust will purchase a pool of home equity loans. The statistical information presented in this prospectus supplement is with respect to ______ home equity loans, in the aggregate principal balance of approximately $______as of the cut-off date. Some of these home equity loans may not be purchased by the trust and other home equity loans may be purchased by the trust on the closing date.

The home equity loans will be divided into two groups. Each of the home equity loan groups will constitute a separate sub-trust. The Group I home equity loan group will contain home equity loans that bear interest at fixed rates. The Group II home equity loan group will contain home equity loans that bear interest at rates that adjust semi-annually based on six-month LIBOR and the applicable gross margin (subject to the limitations described in this prospectus supplement). The home equity loans in each group will be subdivided into subgroups based on whether the principal balance of each loan is greater than or equal to or less than, in most cases, $240,000.

The initial rate adjustment date for those home equity loans that bear interest at an adjustable rate is either: (a) six months after the date of origination of the related home equity loan or (b) two or three years after the date of origination of the related home equity loan. The home equity loans are secured by first lien mortgages or deeds of trust primarily on one- to four-family residential properties, located in ____ states [and the District of Columbia]. None of the home equity loans are insured by primary mortgage insurance policies.

                          GROUP IA HOME EQUITY LOANS

The home equity loans in Group Ia will have the following characteristics as of the cut-off date:

o    number of home equity loans:                     ___________

o    aggregate principal balance:                     $__________

o    average principal balance:                       $__________

o    maximum principal balance:                       $__________

o    minimum principal balance:                       $__________

o    latest maturity date:                            __________

o    interest rates range:                            ____% to ____%

o    weighted average interest rate:                  ____% (approximate)

o    weighted average remaining term:                 ____ months (approximate)

o    remaining term range:                            ____ months to ____ months

o    weighted average original
     loan-to-value ratio:                             ____% (approximate)

o    maximum original loan-to-value ratio:            ____%

o    % of balloon loans:                              ____% (approximate)

                          GROUP IB HOME EQUITY LOANS

The home equity loans in Group Ib will have the following characteristics as of the cut-off date:

o    number of home equity loans:                      ____

o    aggregate principal balance:                      $____

o    average principal balance:                        $____

o    maximum principal balance:                        $____

o    minimum principal balance:                        $____

o    latest maturity date:                             ____

o    interest rates range:                             ____%

o    weighted average interest rate:                   ____% (approximate)

o    weighted average remaining term:                  ____ months (approximate)

o    remaining term range:                             ____ months to ___ months

o    weighted average original
              loan-to-value ratio:                     ____% (approximate)

o    maximum original loan-to-value ratio:             ____%

o    % of balloon loans:                               ____% (approximate)

                          GROUP IIA HOME EQUITY LOANS

The home equity loans in Group IIa will have the following characteristics as of the cut-off date:

o    number of home equity loans:                    ____

o    aggregate principal balance:                    $____

o    average principal balance:                      $____

o    maximum principal balance:                      $____

o    minimum principal balance:                      $____

o    latest maturity date:                           ____

o    weighted average current interest rate:         ____%

o    current interest rates range:                   ____% to ____%
o    weighted average gross margin:                  ____% (approximate)

o    gross margin range:                             ____% to ____%

o    weighted average maximum interest rate:

o    maximum interest rate range:                    ____% to ____%

o    weighted average minimum interest rate:

o    minimum interest rate range:                    ____% to ____%

o    weighted average remaining term:                 ____ months (approximate)

o    remaining term range:                            ____ months to ____ months

o    weighted average original
     loan-to-value ratio:                             ____% (approximate)

o    maximum original loan-to-value ratio:            ____%

o    % of Six-Month Adjustable Rate Loans
     (by principal balance):                          ____%

o    % of 2/28 Adjustable Rate Loans
     (by principal balance):                          ____%

o    % of 3/27 Adjustable Rate Loans
     (by principal balance):                          ____%

o    weighted average initial interest
     rate adjustment cap:                             ____%

o    weighted average periodic interest
     rate adjustment cap:                             ____%

o    weighted average lifetime interest
     rate adjustment cap:                              ____%

                          GROUP IIB HOME EQUITY LOANS

The home equity loans in Group IIb will have the following characteristics as of the cut-off date:

o    number of home equity loans:                      ____

o    aggregate principal balance:                      $____

o    average principal balance:                        $____

o    maximum principal balance:                        $____

o    minimum principal balance:                        $____

o    latest maturity date:                             ____

o    weighted average current interest rate:           ____%

o    current interest rates range:                     ____% to ___%

o    weighted average gross margin:                    ____% (approximate)

o    gross margin range:                               ____% to ____%

o    weighted average maximum interest rate:           ____% (approximate)

o    maximum interest rate range:
     ____% (approximate)                                ____% to ____%

o    weighted average minimum interest rate:

o    minimum interest rate range:                      ____% to ____%

o    weighted average remaining term:                  ____months (approximate)

o    remaining term range:                             ____ months to __ months

o    weighted average original
     loan-to-value ratio:                              ____% (approximate)

o    maximum original loan-to-value ratio:             ____%

o    % of Six-Month Adjustable Rate Loans
     (by principal balance):                            ____%

o    % of 2/28 Adjustable Rate Loans
     (by principal balance):                            ____%

o    % of 3/27 Adjustable Rate Loans
     (by principal balance):                            ____%

o    weighted average initial interest
     rate adjustment cap:                               ____%

o    weighted average periodic interest
     rate adjustment cap:                               ____%

o    weighted average lifetime interest
     rate adjustment cap:                               ____%

Delinquency Advances, Servicing Advances And Compensating Interest

Each month the servicer will determine the amount of any unpaid interest and principal due on the home equity loans due to delinquent payments. If the servicer believes that the unpaid interest and principal can be recovered, then the servicer will advance the unpaid interest and principal (net of the servicing fee) to the trust. The servicer will also pay expenses in connection with loss mitigation strategies. The trust will reimburse the servicer for the advances and expenses from future collections on the related home equity loan.

The servicer will provide to the trust any shortfall in the anticipated collection of interest on a home equity loan (net of the servicing fee) that is caused by a full prepayment of a home equity loan up to the amount of the servicing fee.

Credit Enhancement

Credit enhancement refers to a mechanism that is intended to protect the holders of particular classes of certificates against losses due to defaults by the borrowers under the home equity loans.

The Class A and Class A-IO component certificates have the benefit of four types of credit enhancement:

o the use of excess interest to cover losses and to create overcollateralization;

o        the two year interest rate cap agreement;

o        subordination of the Class B Certificates; and

o        the financial guaranty insurance policies.

The Class B component certificates, and consequently, the subordinated offered certificates have the benefit of only the first two forms of credit enhancement described above. The subordinated certificates are not covered by the financial guaranty insurance policies.

Optional Termination

On any date when the aggregate principal balance of the certificates is less than 10% of their principal balances on the closing date and to the extent conditions specified in the pooling and servicing agreement are satisfied, the holder of the Class X-F certificates will have the right to purchase the home equity loans from the trust. If the holder of the Class X-F certificates does not exercise the right, the certificate insurer or the servicer may purchase the home equity loans.

Optional Purchase Of Defaulted Home Equity Loans.

The holder of the related Class X certificate has the option, but is not obligated, and if the option is not exercised, the servicer has the option, but is not obligated, to purchase from the trust any home equity loan that becomes 90 days or more delinquent.

Federal Tax Considerations

Skadden, Arps, Slate, Meagher & Flom LLP has acted as counsel to the depositor and is of the opinion that:

o The trust will include four real estate mortgage investment conduits or "REMICs" for federal income tax purposes.

o The offered certificates will constitute "regular interests" in a REMIC and will be treated as debt instruments of the REMIC for federal income tax purposes with payment terms equivalent to the terms of the certificates.

ERISA Considerations

The acquisition of an offered certificate by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA could, in some instances, result in a "prohibited transaction" or other violation of the fiduciary responsibility provisions of ERISA and the Internal Revenue Code. An exemption from the prohibited transaction rules could be applicable to the acquisition of the certificates.

Any plan fiduciary considering whether to purchase any offered certificate on behalf of a plan should consult with its counsel regarding the applicability of the provisions of ERISA and the Internal Revenue Code. Subject to the considerations and conditions described in this prospectus supplement and in the prospectus, it is expected that the offered certificates may be purchased by a plan.

Legal Investment Considerations

The Class A and Class A-IO certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
1984) as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The subordinated offered certificates will not constitute "mortgage related securities."

Certificate Rating

Before the offered certificates can be issued, the trust must obtain the following ratings:

Class A Certificates: ["AAA"] by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and ["Aaa"] by Moody's Investors Service, Inc.

Class A-IO Certificates: ["AAAr"] by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and ["Aaa"] by Moody's Investors Service, Inc.

Class B-1 Certificates: ["Baa3"] by Moody's Investors Service, Inc.


                                 RISK FACTORS

         You should carefully consider the following risk factors prior to any purchase of certificates. You should also consider the information set forth under "Risk Factors" in the prospectus.

         You May Have Difficulty Selling Your Certificates. The offered certificates will not be listed on any securities exchange. As a result, if you wish to sell your certificates, you will have to find a purchaser that is willing to purchase your certificates. The underwriter intends to make a secondary market for the offered certificates. The underwriter may do so by offering to buy the offered certificates from investors that wish to sell. However, the underwriter will not be obligated to make offers to buy the offered certificates and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay. There have been times in the past where there have been very few buyers of similar asset backed securities, and there may be times again in the future. As a result, you may not be able to sell your certificates when you wish to do so or you may not be able to obtain the price you wish to receive.

         Underwriting Standards. [_________________________]'s underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of the mortgaged property as collateral for the mortgage loan and the applicant's credit standing and ability to repay.

         [_________________________] provides loans primarily to borrowers who do not qualify for loans conforming to Fannie Mae and Freddie Mac guidelines but who generally have equity in their property. While [_________________________]'s primary consideration in underwriting a mortgage loan is the value of the mortgaged property as collateral, [_________________________] also considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property.

         [_________________________]'s underwriting standards do not prohibit a mortgagor from obtaining secondary financing from other sources at the time of origination of [_________________________]'s first lien. Any secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property that is indicated in [_________________________]'s loan-to-value ratio determination. [ ] believes that [_______________].'s underwriting standards utilize factors similar to [______________]'s underwriting standards in underwriting mortgage loans to its underwriting standards.

         As a result of the foregoing, the rates of delinquency, foreclosure and bankruptcy on the home equity loans are likely to be higher, and may be substantially higher, than on mortgage loans underwritten in a more traditional manner.

         Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the home equity loans than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related home equity loans.

         Servicing Risk. The servicing of home equity loans of the type originated by the originators, as compared to the servicing of prime mortgage loans, requires special skill and diligence. The servicing of these types of home equity loans generally require more attention to each account, earlier and more frequent contact with borrowers in default and commencing the foreclosure process at an earlier stage of default. The servicer began directly servicing home equity loans in ____. As a result the servicer has limited experience servicing home equity loans similar to the home equity loans being sold to the trust. The servicer's lack of experience in servicing home equity loans may result in greater defaults and losses on the home equity loans. This may result in an accelerated prepayment of your certificates and losses on the subordinated certificates.

         Because the servicer commenced its direct servicing operations in ____, the servicer does not have historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of examining the servicer's performance in servicing mortgage loans similar to the home equity loans, other than to the limited extent as described under "THE SERVICER--Delinquency and Loss Experience" in this prospectus supplement. There can be no assurance that this experience is or will be representative of the performance of the home equity loans.

         Pursuant to the pooling and servicing agreement, the certificate insurer will have the right to remove the servicer and the holders of the Class X certificates, with the prior written consent of the certificate insurer, of the related group will have the right to appoint a special servicer for delinquent mortgage loans. In the event that the certificate insurer removes the servicer and appoints a successor servicer or the holder of a Class X certificate, with the prior written consent of the certificate insurer, appoints a special servicer, the servicing of the home equity loans or a delinquent home equity loan will be transferred. As a result, interruptions in servicing may occur, potentially resulting in the home equity loans suffering a higher default rate. For a description of the servicing process, see "THE SERVICER" for more detail.

         Additional Risks Associated With The Home Equity Loans. Approximately ____% of the home equity loans, by aggregate principal balance as of the cut-off date, had a loan-to-value ratio at origination in excess of ____% but will not be covered by a primary mortgage insurance policy. No home equity loan will have a loan-to-value ratio exceeding ____% at origination. Home equity loans with higher loan-to-value ratios may present a greater risk of loss. There can be no assurance that the loan-to-value ratio of any home equity loan determined at any time after origination is less than or equal to its original loan-to-value ratio.

         Geographic Concentration May Affect Performance. Approximately ____% and ____% of the home equity loans in Group I and Group II, respectively, by aggregate principal balance as of the cut-off date, are secured by mortgaged properties located in the state of [California]. The aggregate principal balance of home equity loans in the [California] zip code with the largest amount of home equity loans was approximately $____and $____in Group I and Group II, respectively. If the [California] residential real estate market should experience an overall decline in property values after the dates of origination of the home equity loans, the rates of delinquencies, foreclosures, bankruptcies and losses on the home equity loans may be expected to increase, and may increase substantially. A higher rate of default may result in accelerated payments on your certificates. You will bear any reinvestment risk associated with any accelerated payments.

         Risk Of Early Defaults. Substantially all of the home equity loans were originated within twelve months prior to the cut-off date. Although little data is available, defaults on home equity loans, including home equity loans similar to the home equity loans to be included in the trust, are generally expected to occur with greater frequency in the early years of the terms of home equity loans.

         Prepayment Risks. Approximately ____% of the Group I home equity loans and approximately ____% of the Group II home equity loans, in each case, as of the cut-off date, may be prepaid in whole or in part at any time without penalty. Home equity loans may not be viewed by borrowers as permanent financing. Accordingly, the home equity loans may experience a higher rate of prepayment than traditional mortgage loans. The trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition all of the home equity loans contain due-on-sale provisions and the servicer will be required by the pooling and servicing agreement to enforce the provisions unless enforcement is not permitted by applicable law or the servicer, in a manner consistent with reasonable commercial practice and the pooling and servicing agreement, permits the purchaser of the related mortgaged property to assume the related home equity loan. To the extent permitted by applicable law, any assumption will not release the original borrower from its obligation under any home equity loan. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS--Due-On-Sale Clauses" in the prospectus for more detail.

         Approximately ____% of the Group II home equity loans as of the cut-off date are 2/28 Adjustable Rate Loans, having a two year fixed rate term followed by a 28 year adjustable rate term. Approximately ____% of the Group II home equity loans as of the cut-off date are 3/27 Adjustable Rate Loans, having a three year fixed rate term followed by a 27 year adjustable rate term. As with all home equity loans, the rate of prepayments on home equity loans that are 2/28 Adjustable Rate Loans or 3/27 Adjustable Rate Loans and are in the initial fixed rate period is sensitive to prevailing interest rates. The prepayment behavior of the 2/28 Adjustable Rate Loans or 3/27 Adjustable Rate Loans may differ from that of the other home equity loans. As a 2/28 Adjustable Rate Loan or a 3/27 Adjustable Rate Loan approaches its initial adjustment date, the borrower may become more likely to refinance a loan to avoid an increase in the coupon rate, even if fixed rate loans are only available at rates that are slightly lower or higher than the coupon rate before adjustment. The existence of the applicable periodic rate cap, lifetime cap and lifetime floor also may affect the likelihood of prepayments resulting from refinancings.

         Generally, if prevailing interest rates fall significantly below the interest rates on the home equity loans, the home equity loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the home equity loans. Conversely, if prevailing interest rates rise significantly above the interest rates on the home equity loans, the rate of prepayments is likely to decrease. The average life of your certificates and, if purchased at other than par, the yields realized by you will be sensitive to levels of payment, including prepayments relating to the home equity loans, on the home equity loans. In general, the yield on an offered certificate that is purchased at a premium from the outstanding principal amount of the certificate may be adversely affected by a higher than anticipated level of prepayments of the home equity loans. Conversely, the yield on an offered certificate that is purchased at a discount from the outstanding principal amount of the certificate may be adversely affected by a lower than anticipated level of prepayments. See "PREPAYMENT AND YIELD CONSIDERATIONS" for more detail.

         Effect Of Home Equity Loan Yield On Certificate Rate Of Group Ii Certificates and Subordinated Offered Certificates; Basis Risk. Approximately ____% of the Group II home equity loans as of the cut-off date are Six- Month Adjustable Rate Loans. These home equity loans adjust semi-annually based upon the London interbank offered rate for six-month United States dollar deposits. The remaining Group II home equity loans are either 2/28 Adjustable Rate Loans or 3/27 Adjustable Rate Loans. These home equity loans provide for a fixed interest rate for a period of approximately two years or three years, as applicable, following origination and after that time provide for interest rate and payment adjustments in a manner similar to the Six-Month Adjustable Rate Loans. The interest rate for the Group II certificates, other than Class A-IOA component certificate and Class B-IOA certificate, and the Class B component certificates is determined in accordance with and adjusts monthly based upon one-month LIBOR, and is subject to interest rate caps. One-month LIBOR and six-month LIBOR may respond to different economic and market factors, and there is not necessarily a correlation between them. Thus, it is possible, for example, that one-month LIBOR may rise during periods in which six-month LIBOR is stable or is falling or that, even if both one-month LIBOR and six-month LIBOR rise during the same period, one-month LIBOR may rise more rapidly than six-month LIBOR. Furthermore, even if one-month LIBOR and six-month LIBOR were at the same level, various factors may cause an interest rate cap to limit the amount of interest that would otherwise be distributable on the Group II certificates, other than Class A-IOA component certificate and Class B-IOA certificate, and the Class B component certificates. The operation of an interest rate cap may cause the certificate rate of any of these certificates to be reduced for extended periods in a rising interest rate environment and could result in the temporary or permanent decline in the market value of any of these certificates. See "DESCRIPTION OF THE CERTIFICATES--Calculation Of One-Month LIBOR" for more detail.

         In addition, the interest rates on the Group II home equity loans are subject to periodic interest rate adjustment caps and maximum rate caps, the weighted average margin of the home equity loans in Group II is subject to change based upon prepayment experience and the weighted average coupon rate of the home equity loans in Group II is subject to change based upon prepayment experience, which also may result in an interest rate cap limiting increases in the certificate rate for some of the certificates. Finally, the home equity loans accrue interest on the basis of a 360-day year assumed to consist of twelve 30-day months, while calculations of interest on the Group II certificates, other than Class A-IOA component certificate and Class B-IOA certificate, and the Class B component certificates will be made on the basis of the actual number of days elapsed in the related interest period and a year of 360 days. This may result in an interest rate cap limiting the certificate rate for these certificates in interest periods that have more than 30 days. Consequently, the interest that becomes due on the home equity loans, net of the sum of the fees payable to each of the servicer, the trustee and the certificate insurer, with respect to any distribution date may be insufficient to pay you interest at your stated certificate rate.

         Yield Considerations Relating to Excess Cash. If the Class A and Class B component certificates related to a home equity loan group are overcollateralized below the required amount, excess interest, if any, will be distributable to you as a payment of principal. If purchased at a premium or a discount, the yield to maturity on your certificate will be affected by the rate at which excess interest is distributed as a payment of principal. If the actual rate of excess interest distribution is slower than the rate anticipated by an investor who purchases a related offered certificate at a discount, the actual yield to the investor will be lower than the investor's anticipated yield. If the actual rate of excess interest distribution is faster than the rate anticipated by an investor who purchases a related offered certificate at a premium, the actual yield to the investor will be lower than the investor's anticipated yield. The amount of excess interest available for distribution with respect to a home equity loan group on any distribution date will be affected by:

o the actual amount of interest received, collected or recovered in respect of the home equity loans in the related home equity loan group during the calendar month prior to the related distribution date;

o changes in the weighted average of the coupon rates of the related home equity loans resulting from prepayments and liquidations of home equity loans in the related home equity loan group; and

o in the case of Group II home equity loans, adjustments in the related interest rates.

         Owners Of Class A-Io Certificates May Not Recover Their Initial Investments. An investment in the Class A-IO certificates is risky because the return of the investment depends solely on the payments of interest by borrowers under the mortgage loans. If the borrowers prepay their mortgage loans, no further interest payments will be made. If borrowers prepay their mortgage loans very fast, investors in the Class A-IO certificates may not recover their initial investments. In addition, the Class A-IO certificates are not entitled to any distributions after the 30th distribution date.

         The Subordinated Offered Certificates Have A Greater Risk Of Loss Than The Other Offered Certificates. The Class B component certificates of a group will not be allocated any distributions of interest until the Class A and Class A-IO component certificates of the related group receive their interest distributions and will not receive any distributions of principal until the Class A and Class A-IO component certificates of the related group receive their principal distributions. If the available funds are insufficient to make all of the required distributions on the Class A, Class A-IO component and Class B component certificates of the related group, one or more of the related Class B component certificates will not receive all of their distributions. In addition, losses due to defaults by borrowers of the related group, will be allocated first to the related Class B component certificates and second to the unrelated Class B component certificates to the extent not covered by the amount of overcollateralization and excess interest in the related group at that time. Any allocation of a loss to a class of Class B component certificates will reduce the amount of interest and, to the extent not reimbursed from future excess interest, principal they will receive. Losses are allocated to the Class B component certificates in the following order: (a) from Group I to the Class B-1F component certificate and then to the Class B-1A component certificate and (b) from Group II to the Class B-1A component certificate and then to the Class B-1F component certificate. The Class A and Class A-IO Component certificates receive distributions before the Class B component certificates. As a result of the foregoing, the Class B-1 certificates will be affected to a larger degree by any losses on the home equity loans. In addition, following the exercise of the clean-up call, the Class B component certificates and consequently, the Class B-1 Certificates, may not receive amounts with respect to any losses allocated to the Class B component certificates that have not been previously reimbursed.

         The Trust Assets Are The Only Source Of Payments On The Offered Certificates. All distributions on the offered certificates will be made from payments by borrowers under the home equity loans or, except in the case of the subordinated offered certificates, payments under the financial guaranty insurance policy. The trust has no other assets to make distributions on the offered certificates. The mortgage loans are NOT insured or guaranteed by any person. The notes represent obligations of the trust and will not be insured or guaranteed by any entity. The trust is the only person that is obligated to make distributions on the offered certificates. The offered certificates are not insured by any governmental agency.

         Certificate Rating. The rating of the offered certificates will depend on an assessment by the rating agencies of the home equity loans and, with respect to the Class A and Class A-IO certificates, on an assessment of the claims-paying ability of the certificate insurer. Any reduction in a rating assigned to the claims-paying ability of the certificate insurer below the rating initially given to the Class A and Class A-IO certificates may result in a reduction in the rating of the Class A and Class A-IO certificates. The rating by the rating agencies of the offered certificates is not a recommendation for you to purchase, hold or sell the offered certificates, and the rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments on home equity loans, the likelihood of the payment of any interest payable to the offered certificateholders on a subordinated basis due to the application of the available funds cap described under the section "Description of the Certificates--Certificate Rate" or the possibility that offered certificateholders might realize a lower than anticipated yield. The ratings of the offered certificates do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons. Any downgrade in the rating of the certificate insurer will likely result in the downgrade of the rating of the offered certificates. No rating of the originator, the servicer or the company is required to maintain the rating of the offered certificates.

         Nature Of Collateral. Even assuming that the mortgaged properties provide adequate security for the home equity loans, substantial delays in receiving proceeds could be encountered by the trust in connection with the liquidation of defaulted home equity loans. As a result, shortfalls in distributions on offered certificates could occur if either the certificate insurer, the servicer or any special servicer were unable to perform their obligations under the pooling and servicing agreement or the policies. Further, liquidation expenses, including, legal fees, real estate taxes, and maintenance and preservation expenses, will reduce the proceeds payable on the offered certificates and thus reduce the security for the home equity loans. In the event any of the mortgaged properties fail to provide adequate security for the related home equity loans, Class A and Class A-IO certificateholders could experience a loss if the certificate insurer were unable to perform its obligations under the policies. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS" in the prospectus for more detail.

         Payments on The Home Equity Loans. When a full principal prepayment is made on a home equity loan, the mortgagor is charged interest only up to the date of prepayment, rather than for a full month, which may result in a prepayment interest shortfall. The servicer is obligated to pay those shortfalls in interest collections payable on the Class A, Class A-IO component and Class B component certificates that are attributable to prepayment interest shortfalls, but only to the extent of the servicing fee for the related due period. The servicing fee will not be available to cover any shortfalls in interest collections on the home equity loans that are attributable to the Soldier's and Sailor's Civil Relief Act of 1940. These interest shortfalls will not be covered by payments under the policies. Prepayment interest shortfalls, after application of the servicing fee as described above, will be so covered by the related policy. The policies will not cover the servicer's failure to pay compensating interest.

         The Offered Certificates Are Not Suitable Investments For All Investors. The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

                                 THE SERVICER

         The information set forth in the following paragraphs has been provided by [______________]. None of the Depositor, the Seller, the Trustee, the Certificate Insurer, the Underwriter or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of information.

         [________________________], a __________ corporation ("______" or the
"Servicer"), is a specialty finance company engaged in the business of originating, purchasing, servicing and selling sub-prime mortgage loans secured by one- to four-family residences. ______ began originating sub-prime mortgage loans in __________.

         ______ is approved as a seller/servicer for Fannie Mae and as a non-supervised mortgagee by the U.S. Department of Housing and Urban Development.

Lending Activities And Loan Sales

         ______ currently originates real estate loans through its network of offices and loan origination centers. ______ also participates in secondary market activities by originating and selling mortgage loans while continuing to service the majority of the loans sold. In other cases ______'s whole loan sale agreements provide for the transfer of servicing rights.

         ______'s primary lending activity is funding loans to enable mortgagors to purchase or refinance residential real property, which loans are secured by first or second liens on the related real property. ______'s single-family real estate loans are predominantly "conventional" mortgage loans, meaning that they are not insured by the Federal Housing Administration or partially guaranteed by the U.S. Department of Veterans Affairs.

         The following table summarizes ______'s one- to four-family residential mortgage loan origination and sales activity for the periods shown below. Sales activity may include sales of mortgage loans purchased by ______ from other loan originators.

                                  Nine Months Ended
                                    September 30,                          Year Ended December 31,
                                   2002        2001       1997(1)      1998(1)      1999(1)      2000(1)      2001
                                                                            (Dollars in Thousands)
Originations and Purchases...
Sales........................

Servicing Guidelines

         ______ services all of the mortgage loans it originates that are retained in its portfolio and continues to service at least a majority of the loans that have been sold to investors. Servicing includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent mortgagors, and supervising foreclosure in the event of unremedied defaults. ______'s servicing activities are audited periodically by applicable regulatory authorities. Some of the financial records of ______ relating to its loan servicing activities are reviewed annually as part of the audit of the ______'s financial statements conducted by its independent accountants.

         When a mortgagor fails to make a required payment on a residential mortgage loan, ______ attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases deficiencies are cured promptly. Pursuant to ______'s customary procedures for residential mortgage loans serviced by it for its own account, ______ generally mails a notice of intent to foreclose to the mortgagor after the loan is delinquent two payments and, within one month of that time, if the loan remains delinquent, typically institutes appropriate legal action to foreclose on the property securing the loan. If foreclosed, the property is sold at public or private sale and may be purchased by ______. In California, real estate lenders are generally unable as a practical matter to obtain a deficiency judgment against the mortgagor on a loan secured by single-family real estate.

Delinquency And Loss Experience

         The following table sets forth the delinquency and loss experience at the dates indicated for residential (one- to four-family) first lien loans serviced directly by ______ that were originated or purchased by ______:

                                                                                            (Dollars in Thousands)
Total Outstanding Principal Balance.................................................
Number of Loans.....................................................................
Delinquency
    Period of Delinquency:
       31-60 Days...................................................................
       Principal Balance............................................................
       Number of Loans..............................................................
    Delinquency as a Percentage of Total Outstanding Principal Balance..............
    Delinquency as a Percentage of Number of Loans..................................
    Number of Loans.................................................................
    61-90 Days Principal Balance....................................................
Delinquency as a Percentage of Total Outstanding Principal Balance..................
Delinquency as a Percentage of Number of Loans......................................
91 Days or More Principal Balance...................................................
Number of Loans.....................................................................
    91 Days or More Principal Balance...............................................
Delinquency as a Percentage of Total Outstanding Principal Balance..................
Delinquency as a Percentage of Number of Loans......................................
Total Delinquencies.................................................................
Principal Balance...................................................................
Number of Loans.....................................................................
Delinquency as a Percentage of Total Outstanding Principal Balance..................
Delinquency as a Percentage of Number of Loans......................................

Foreclosures Pending(1).............................................................
Principal Balance...................................................................
Number of Loans.....................................................................
Foreclosures Pending as a Percentage of Total Outstanding Principal Balance.........
Foreclosures Pending as a Percentage of Number of Loans.............................

Net Loan Losses for the Period(2)...................................................
Net Loan Losses as a Percentage of Total Outstanding Principal Balance..............

(1) Includes mortgage loans which are in foreclosure but as to which title to the mortgaged property has not been acquired, at the end of the period indicated. Foreclosures pending are included in the delinquencies set forth above.

(2) Net Loan Losses is calculated for loans conveyed to REMIC trust funds as the aggregate of the net loan loss for all the loans liquidated during the period indicated. The net loan loss for any of these loans is equal to the difference between (a) the principal balance plus accrued interest through the date of liquidation plus all liquidation expenses related to the loan and (b) all amounts received in connection with the liquidation of the loan. The majority of residential loans serviced by ______ have been conveyed to REMIC trust funds.

         As of ______, __ one to four-family residential properties relating to loans in ______'s servicing portfolio had been acquired through foreclosure or deed in lieu of foreclosure and were not liquidated.

         There can be no assurance that the delinquency and loss experience of the Home Equity Loans will correspond to the loss experience of the ______'s mortgage portfolio set forth in the foregoing table. The statistics shown above represent the delinquency and loss experience for ______'s total servicing portfolio only for the periods presented, whereas the aggregate delinquency and loss experience on the Home Equity Loans will depend on the results obtained over the life of the Trust. ______'s portfolio includes mortgage loans with payment and other characteristics which are not representative of the payment and other characteristics of the Home Equity Loans. A substantial number of the Home Equity Loans may also have been originated based on ______ Underwriting Guidelines that are less stringent than those generally applicable to the servicing portfolio reflected in the foregoing table. If the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies, foreclosures and losses could be higher than those previously experienced by ______. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Home Equity Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Home Equity Loans.

         The delinquency and loss experience percentages set forth above in the immediately preceding table are calculated on the basis of the total mortgage loans serviced as of the end of the periods indicated. However, because the total outstanding principal balance of residential loans serviced by ______ has increased from $ ______ at ______ to $ ______ at ______, the total outstanding principal balance of originated loans serviced as of the end of any indicated period includes many loans that will not have been outstanding long enough to give rise to some or all of the indicated periods of delinquency. In the absence of these substantial and continual additions of newly originated loans to the total amount of loans serviced, the percentages indicated above would be higher and could be substantially higher. The actual delinquency percentages with respect to the Home Equity Loans may be expected to be substantially higher than the delinquency percentages indicated above because the composition of the Home Equity Loans will not change.

                     ORIGINATION OF THE HOME EQUITY LOANS

         ______ originated ______ % of the Home Equity Loans in Group I and
______ % of the Home Equity Loans in Group II and [_______________]. ("______"
originated __% of the Home Equity Loans in Group I. Set forth below are the guidelines pursuant to which ______ originated the Home Equity Loans it originated. [ ] believes that ______'s underwriting standards utilizes factors similar to ______'s underwriting standards in underwriting mortgage loans to its underwriting standards.

______ Home Equity Loans

         The information set forth in the following paragraphs has been provided by ______ with respect to the Home Equity Loans originated by it, and ______ makes no statement with regard to the Home Equity Loans originated by
______. None of the Depositor, the Seller, the Trustee, the Certificate Insurer, the Underwriter or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of the information.

         The Home Equity Loans originated by ______ were originated generally in accordance with guidelines (the "______ Underwriting Guidelines").

                               [TO BE INSERTED]

                     DESCRIPTION OF THE HOME EQUITY LOANS

         The statistical information presented in this prospectus supplement concerning the pool of home equity loans transferred to the Trust (the "Home Equity Loans") is with respect to ______ Home Equity Loans, in the aggregate principal balance of approximately $______to be purchased by the Trust on the Closing Date (the "Home Equity Loans").

         This subsection describes generally characteristics of the Home Equity Loans. Unless otherwise noted, all statistical percentages in this prospectus supplement are measured by the aggregate outstanding principal balance of the Home Equity Loans as of the Cut-Off Date (the "Cut-Off Date Loan Balance"). All principal balances and percentages described in this prospectus supplement are approximates. The "Loan Balance" with respect to each Home Equity Loan and as of any date of determination is the Cut-Off Date Loan Balance with respect to the Home Equity Loan excluding payments of principal due on or prior to the Cut-Off Date, whether or not received, less any principal payments and Delinquency Advances with respect to principal relating to the Home Equity Loan included in previous monthly remittances, provided, however, that the Loan Balance for any Home Equity Loan that has become a Liquidated Loan shall be deemed to be zero as of the first day of the Due Period following the Due Period in which the Home Equity Loan becomes a Liquidated Loan, and at all times afterward.

         Each Home Equity Loan in the Trust will be assigned to one of two home equity loan groups (each, a "Home Equity Loan Group"). Each Home Equity Loan Group will constitute a separate sub-trust. The Group I Home Equity Loans will bear interest at fixed interest rates. The Group II Home Equity Loans will bear interest at adjustable interest rates. Distributions on the Group I Certificates will be based on amounts available for distribution in respect of the Group I Home Equity Loans. Distributions on the Group II Certificates will generally be based on amounts available for distribution in respect of the Group II Home Equity Loans.

         The Home Equity Loans to be transferred to the Trust on the Closing Date will consist of ______ fixed rate Home Equity Loans and ______ adjustable rate Home Equity Loans, evidenced by promissory notes (the "Notes") secured by first lien deeds of trust, security deeds or mortgages, which are located in ______ states and the District of Columbia. The aggregate outstanding Cut-Off Date Loan Balance of the Group I Home Equity Loans is $______ or approximately ______ % of the Cut-Off Date Loan Balance of the Home Equity Loans; and the aggregate outstanding Cut-Off Date Loan Balance of the Group II Home Equity Loans is $______ or approximately ______ % of the Cut-Off Date Loan Balance of the Home Equity Loans. The first lien deeds of trust or mortgages on one- to four-family residential properties (the "Mortgaged Properties") securing the Home Equity Loans consist primarily of one- to four-family residential properties and manufactured housing treated as real property under applicable state law. The Mortgaged Properties may be owner-occupied and non-owner occupied investment properties, which include second and vacation homes. All of the Home Equity Loans were originated no earlier than ______. No Original Loan-to-Value Ratio relating to any Home Equity Loan exceeded ______ % as of the Cut-Off Date. None of the Home Equity Loans are insured by pool mortgage insurance policies or primary mortgage insurance policies.

         The Original Loan-to-Value Ratios shown below were calculated based upon the lesser of the appraised values of the Mortgaged Properties at the time of origination (the "Appraised Values") or the sales price of the Mortgaged Property, provided that the sales price shall be deemed to equal the Appraised Value in the case of a Home Equity Loan for which the proceeds were not used to purchase the related Mortgage Property. The "Original Loan-to-Value Ratio" of a Home Equity Loan is the ratio, expressed as a percentage, equal to the original balance of the Home Equity Loan divided by the lesser of the Appraised Value or the sales price of the Mortgaged Property, provided that the sales price shall be deemed to equal the Appraised Value in the case of a Home Equity Loan for which the proceeds were not used to purchase the related Mortgage Property. In the instance where more than one appraisal was performed on the subject property, the lesser of the two values was used to determine the Original Loan-to-Value Ratio. See "RISK FACTORS--Underwriting Standards" for more detail.

         No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Home Equity Loans. If the residential real estate market has experienced or should experience an overall decline in property values so that the outstanding balances of the Home Equity Loans, together with the outstanding balances of any first mortgage, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

Group I Home Equity Loans

         The average Cut-Off Date Loan Balance of the Home Equity Loans in Group I ("Group I Home Equity Loans") was $______. The minimum and maximum Cut-Off Date Loan Balance of the Group I Home Equity Loans were $______ and $______ respectively. As of the Cut-Off Date, the weighted average per annum interest rate (the "Coupon Rate") of the Group I Home Equity Loans was approximately ______ % per annum; the Coupon Rates of the Group I Home Equity Loans ranged from ______ % to ______ % per annum; the weighted average Original Loan-to-Value Ratio of the Group I Home Equity Loans was approximately ______ %; the weighted average original term to maturity was approximately ______ months; the weighted average remaining term to maturity of the Group I Home Equity Loans was approximately ______ months; and the remaining terms to maturity of the Group I Home Equity Loans ranged from ______ months to ______ months. Group I Home Equity Loans containing "balloon" payments represented approximately ______ % of the Cut-Off Date Loan Balance of the Group I Home Equity Loans. No Group I Home Equity Loan will mature later than ______. As of the Cut-Off Date, ______ % Group I Home Equity Loans were more than ___ days past due but less than ___ days past due. However, investors in the Offered Certificates should be aware that approximately ______ % of the Group I Home Equity Loans by Cut-Off Date Loan Balance had a first monthly payment due on or after ______ and it was not possible for the Group I Home Equity Loans to be more than ___ days past due as of the Cut-Off Date.

Group Ia Home Equity Loans

         The average Cut-Off Date Loan Balance of the Home Equity Loans in Group Ia ("Group Ia Home Equity Loans") was $_____. The original Loan Balance of each Group Ia Home Equity Loan at origination will be less than or equal to $240,000, provided that the Loan Balance of Group Ia Home Equity Loans for which the related Mortgaged Property is (1) in Alaska or Hawaii or (2) is a 2-4 family property, may be up to $______. The minimum and maximum Cut-Off Date Loan Balance of the Group Ia Home Equity Loans were $______ and $______ respectively. As of the Cut-Off Date, the Coupon Rate of the Group Ia Home Equity Loans was approximately _____ % per annum; the Coupon Rates of the Group Ia Home Equity Loans ranged from ____ % to ____ % per annum; the weighted average Original Loan-to-Value Ratio of the Group Ia Home Equity Loans was approximately _____ %; the weighted average original term to maturity was approximately _____ months; the weighted average remaining term to maturity of the Group Ia Home Equity Loans was approximately ______ months; and the remaining terms to maturity of the Group Ia Home Equity Loans ranged from ______ months to ______ months. With respect to each Group Ia Home Equity Loan, the original principal balance was no more than $______. Group Ia Home Equity Loans containing "balloon" payments represented approximately ______ % of the Cut-Off Date Loan Balance of the Group Ia Home Equity Loans. No Group Ia Home Equity Loan will mature later than ______. As of the Cut-Off Date, _____ % Group Ia Home Equity Loans were more than _____ days past due but less than ____ days past due. However, investors in the Offered Certificates should be aware that approximately _____ % of the Group Ia Home Equity Loans by Cut-Off Date Loan Balance had a first monthly payment due on or after ______ and it was not possible for the Group Ia Home Equity Loans to be more than ____ days past due as of the Cut-Off Date.

         Set forth below is approximate statistical information as of the Cut-Off Date regarding the Group Ia Home Equity Loans. Prior to the Closing Date, Home Equity Loans may be removed from Group Ia and other fixed rate Home Equity Loans may be substituted for them. Characteristics of the Group Ia Home Equity Loans may vary but any variance will not be material. The sum of the percentage columns in the following tables may not equal 100% due to rounding.

                                Principal Balances At Origination Of The Group Ia Home Equity Loans
                                                                                             % of Group Ia Loans by
                                           Number of Home           Aggregate Original         Aggregate Original
  Principal Balance at Origination          Equity Loans             Principal Balance          Principal Balance
$ 10,000.01 -     $ 20,000.00
$ 20,000.01 -     $ 30,000.00
$ 30,000.01 -     $ 40,000.00
$ 40,000.01 -     $ 50,000.00
$ 50,000.01 -     $ 60,000.00
$ 60,000.01 -     $ 70,000.00
$ 70,000.01 -     $ 80,000.00
$ 80,000.01 -     $ 90,000.00
$ 90,000.01 -     $100,000.00
$100,000.01 -     $110,000.00
$110,000.01 -     $120,000.00
$120,000.01 -     $130,000.00
$130,000.01 -     $140,000.00
$140,000.01 -     $150,000.00
$150,000.01-      $160,000.00
$160,000.01 -     $170,000.00
$170,000.01 -     $180,000.00
$180,000.01 -     $190,000.00
$190,000.01 -     $200,000.00
$200,000.01 -     $210,000.00
$210,000.01 -     $220,000.00
$220,000.01 -     $230,000.00
$230,000.01 -     $240,000.00
$240,000.01 -     $250,000.00
$250,000.01 -     $350,000.00
$350,000.01 -     $450,000.00

        Remaining Principal Balances Of The Group Ia Home Equity Loans
                                                                                             % of Group Ia Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
    Remaining Principal Balance             Equity Loans             Principal Balance          Principal Balance
$ 10,000.01 -     $ 20,000.00
$ 20,000.01 -     $ 30,000.00
$ 30,000.01 -     $ 40,000.00
$ 40,000.01 -     $ 50,000.00
$ 50,000.01 -     $ 60,000.00
$ 60,000.01 -     $ 70,000.00
$ 70,000.01 -     $ 80,000.00
$ 80,000.01 -     $ 90,000.00
$ 90,000.01 -     $100,000.00
$100,000.01 -     $110,000.00
$110,000.01 -     $120,000.00
$120,000.01 -     $130,000.00
$130,000.01 -     $140,000.00
$140,000.01 -     $150,000.00
$150,000.01-      $160,000.00
$160,000.01 -     $170,000.00
$170,000.01 -     $180,000.00
$180,000.01 -     $190,000.00
$190,000.01 -     $200,000.00
$200,000.01 -     $210,000.00
$210,000.01 -     $220,000.00
$220,000.01 -     $230,000.00
$230,000.01 -     $240,000.00
$240,000.01 -     $250,000.00
$250,000.01 -     $350,000.00
$350,000.01 -     $450,000.00


         Geographic Distribution Of The Group Ia Mortgaged Properties
                                                                                             % of Group Ia Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
State                                       Equity Loans             Principal Balance          Principal Balance
Alabama
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
Washington D C
West Virginia
Wisconsin
Wyoming

Total


            Current Coupon Rates Of The Group Ia Home Equity Loans

                                                                                             % of Group Ia Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
Coupon Rate                                 Equity Loans             Principal Balance          Principal Balance
7.000% to  7.499%
7.500% to  7.999%
8.000% to  8.499%
8.500% to  8.999%
9.000% to  9.499%
9.500% to  9.999%
10.000% to 10.499%
10.500% to 10.999%
11.000% to 11.499%
11.500% to 11.999%
12.000% to 12.499%
12.500% to 12.999%
13.000% to 13.499%
13.500% to 13.999%

     Total

        Remaining Months To Maturity Of The Group Ia Home Equity Loans
                                                                                             % of Group Ia Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
Months Remaining                            Equity Loans             Principal Balance          Principal Balance
61 to 120
121 to 180
181 to 300
301 to 360

Total


        Original Loan-To-Value Ratio Of The Group Ia Home Equity Loans
                                                                                             % of Group Ia Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
Original Loan-to-Value Ratio                Equity Loans             Principal Balance          Principal Balance
50.00%  or less
50.01%  to 55.00%
55.01%  to 60.00%
60.01%  to 65.00%
65.01%  to 70.00%
70.01%  to 75.00%
75.01%  to 80.00%
80.01%  to 85.00%
85.01%  to 90.00%

     Total


               Loan Program Of The Group Ia Home Equity Loans(1)
                                                                                             % of Group Ia Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
Program                                     Equity Loans             Principal Balance          Principal Balance
Fast Trac
Full Documentation
Stated Income

Total

(1) Only refers to Home Equity Loans originated by ______.

                   Purpose Of The Group Ia Home Equity Loans
                                                                                             % of Group Ia Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
Purpose                                     Equity Loans             Principal Balance          Principal Balance
Purchase
Refinance - No Cash Out
Refinance Equity Take-Out

Total

              Risk Category Of The Group Ia Home Equity Loans(1)
                                                                                             % of Group Ia Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
Risk Category                               Equity Loans             Principal Balance          Principal Balance
A-
B
B-
C
D

Total

(1) Only refers to Home Equity Loans originated by ______.


          Mortgaged Property Types Of The Group Ia Home Equity Loans
                                                                                             % of Group Ia Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
Mortgaged Property Type                     Equity Loans             Principal Balance          Principal Balance
2 to 4 units
Single Family

Total


              Occupancy Status Of The Group Ia Home Equity Loans
                                                                                             % of Group Ia Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
Occupancy Status                            Equity Loans             Principal Balance          Principal Balance
Non-Owner Occupied
Owner Occupied
Second Home

Total


Group Ib Home Equity Loans

         The average Cut-Off Date Loan Balance of the Home Equity Loans in Group Ib ("Group Ib Home Equity Loans") was $__________. The minimum and maximum Cut-Off Date Loan Balance of the Group Ib Home Equity Loans were $______ and $__________ respectively. As of the Cut-Off Date, the Coupon Rate of the Group Ib Home Equity Loans was approximately ________% per annum; the Coupon Rates of the Group Ib Home Equity Loans ranged from _______% to _______% per annum; the weighted average Original Loan-to-Value Ratio of the Group Ib Home Equity Loans was approximately _______%; the weighted average original term to maturity was approximately ______ months; the weighted average remaining term to maturity of the Group Ib Home Equity Loans was approximately ____ months; and the remaining terms to maturity of the Group Ib Home Equity Loans ranged from _____ months to _____ months. With respect to each Group Ib Home Equity Loan, the original principal balance was no more than $______. Group Ib Home Equity Loans containing "balloon" payments represented approximately ______% of the Cut-Off Date Loan Balance of the Group Ib Home Equity Loans. No Group Ib Home Equity Loan will mature later than ________. As of the Cut-Off Date, ____% of Group Ib Home Equity Loans were more than ____ days past due but less than ____ days past due. However, investors in the Offered Certificates should be aware that approximately ________% of the Group Ib Home Equity Loans by Cut-Off Date Loan Balance had a first monthly payment due on or after __________ and it was not possible for the Group Ib Home Equity Loans to be more than ____ days past due as of the Cut-Off Date.

         Set forth below is approximate statistical information as of the Cut-Off Date regarding the Group Ib Home Equity Loans. Prior to the Closing Date, Home Equity Loans may be removed from Group Ib and other fixed rate Home Equity Loans may be substituted for them. Characteristics of the Group Ib Home Equity Loans may vary but any variance will not be material. The sum of the percentage columns in the following tables may not equal 100% due to rounding.

                                Principal Balances At Origination Of The Group Ib Home Equity Loans
                                                                                             % of Group Ib Loans by
                                           Number of Home           Aggregate Original         Aggregate Original
  Principal Balance at Origination          Equity Loans             Principal Balance          Principal Balance
$      0.01 -     $ 10,000.00
$ 10,000.01 -     $ 20,000.00
$ 20,000.01 -     $ 30,000.00
$ 30,000.01 -     $ 40,000.00
$ 40,000.01 -     $ 50,000.00
$ 50,000.01 -     $ 60,000.00
$ 60,000.01 -     $ 70,000.00
$ 70,000.01 -     $ 80,000.00
$ 80,000.01 -     $ 90,000.00
$ 90,000.01 -     $100,000.00
$100,000.01 -     $110,000.00
$110,000.01 -     $120,000.00
$120,000.01 -     $130,000.00
$130,000.01 -     $140,000.00
$140,000.01 -     $150,000.00
$150,000.01-      $160,000.00
$160,000.01 -     $170,000.00
$170,000.01 -     $180,000.00
$180,000.01 -     $190,000.00
$190,000.01 -     $200,000.00
$200,000.01 -     $210,000.00
$210,000.01 -     $220,000.00
$220,000.01 -     $230,000.00
$230,000.01 -     $240,000.00
$240,000.01 -     $250,000.00
$250,000.01 -     $350,000.00
$350,000.01 -     $450,000.00
$450,000.01    and greater

Total


        Remaining Principal Balances Of The Group Ib Home Equity Loans
                                                                                             % of Group Ib Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
    Remaining Principal Balance             Equity Loans             Principal Balance          Principal Balance
$      0.01 -     $ 10,000.00
$ 10,000.01 -     $ 20,000.00
$ 20,000.01 -     $ 30,000.00
$ 30,000.01 -     $ 40,000.00
$ 40,000.01 -     $ 50,000.00
$ 50,000.01 -     $ 60,000.00
$ 60,000.01 -     $ 70,000.00
$ 70,000.01 -     $ 80,000.00
$ 80,000.01 -     $ 90,000.00
$ 90,000.01 -     $100,000.00
$100,000.01 -     $110,000.00
$110,000.01 -     $120,000.00
$120,000.01 -     $130,000.00
$130,000.01 -     $140,000.00
$140,000.01 -     $150,000.00
$150,000.01-      $160,000.00
$160,000.01 -     $170,000.00
$170,000.01 -     $180,000.00
$180,000.01 -     $190,000.00
$190,000.01 -     $200,000.00
$200,000.01 -     $210,000.00
$210,000.01 -     $220,000.00
$220,000.01 -     $230,000.00
$230,000.01 -     $240,000.00
$240,000.01 -     $250,000.00
$250,000.01 -     $350,000.00
$350,000.01 -     $450,000.00
$450,000.01   and greater

Total


         Geographic Distribution Of The Group Ib Mortgaged Properties
                                                                                             % of Group Ib Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
State                                       Equity Loans             Principal Balance          Principal Balance
Alabama
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
Ohio
Oklahoma
Oregon
Pennsylvania
South Carolina
Tennessee
Texas
Utah
Virginia
Washington

Total

            Current Coupon Rates Of The Group Ib Home Equity Loans
                                                                                             % of Group Ib Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
Coupon Rate                                 Equity Loans             Principal Balance          Principal Balance
7.000% to  7.499%
7.500% to  7.999%
8.000% to  8.499%
8.500% to  8.999%
9.000% to  9.499%
9.500% to  9.999%
10.000% to 10.499%
10.500% to 10.999%
11.000% to 11.499%
11.500% to 11.999%
12.000% to 12.499%
12.500% to 12.999%
13.000% to 13.499%
13.500% to 13.999%

Total



        Remaining Months To Maturity Of The Group Ib Home Equity Loans
                                                                                             % of Group Ib Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
Months Remaining                            Equity Loans             Principal Balance          Principal Balance
121 to 180
181 to 300
301 to 360

Total


        Original Loan-To-Value Ratio Of The Group Ib Home Equity Loans
                                                                                             % of Group Ib Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
Original Loan-to-Value Ratio                Equity Loans             Principal Balance          Principal Balance
50.00%  or less
50.01%  to 55.00%
55.01%  to 60.00%
60.01%  to 65.00%
65.01%  to 70.00%
70.01%  to 75.00%
75.01%  to 80.00%
80.01%  to 85.00%
85.01%  to 90.00%

Total


               Loan Program Of The Group Ib Home Equity Loans(1)

                                                                                             % of Group Ib Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
Program                                     Equity Loans             Principal Balance          Principal Balance
Fast Trac
Full Documentation
Stated Income

Total

(1)  Only refers to Home Equity Loans originated by ______.


                   Purpose Of The Group Ib Home Equity Loans
                                                                                             % of Group Ib Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
Purpose                                     Equity Loans             Principal Balance          Principal Balance
Purchase
Refinance - No Cash Out
Refinance Equity Take-Out

Total


              Risk Category Of The Group Ib Home Equity Loans(1)
                                                                                             % of Group Ib Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
Risk Category                               Equity Loans             Principal Balance          Principal Balance
A-
B
B-
C
D

Total

(1) Only refers to Home Equity Loans originated by ______.


          Mortgaged Property Types Of The Group Ib Home Equity Loans
                                                                                             % of Group Ib Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
Mortgaged Property Type                     Equity Loans             Principal Balance          Principal Balance
2 to 4 units
Condo
Manufactured Home
PUD
Single Family
Townhouse

Total


              Occupancy Status Of The Group Ib Home Equity Loans
                                                                                             % of Group Ib Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
Occupancy Status                            Equity Loans             Principal Balance          Principal Balance
Non-Owner Occupied
Owner Occupied
Second Home

Total


Group II Home Equity Loans

         The average Cut-Off Date Loan Balance of the Home Equity Loans in Group II ("Group II Home Equity Loans") was $______. The minimum and maximum Cut-Off Date Loan Balance of the Group II Home Equity Loans were $_________ and $________, respectively. As of the Cut-Off Date, the weighted average Original Loan-to-Value Ratio of the Group II Home Equity Loans was approximately ______%; the weighted average original term to maturity was approximately ______ months; the weighted average remaining term to maturity of the Group II Home Equity Loans was approximately ______ months; and the remaining terms to maturity of the Group II Home Equity Loans ranged from ______ months to ______ months. No Group II Home Equity Loan will mature later than __________. As of the Cut-Off Date, ______% of Group II Home Equity Loans were more than ____days past due but less than ____ days past due. However, investors in the Offered Certificates should be aware that approximately ______% of the Group II Home Equity Loans by Cut-Off Date Loan Balance had a first monthly payment due on or after _________ and it was not possible for the Group II Home Equity Loans to be more than ____ days past due as of the Cut-Off Date.

         As of the Cut-Off Date, for approximately ____% of the Cut-Off Date Loan Balance of the Group II Home Equity Loans the first adjustment date is six months after the date of origination of the related Home Equity Loan ("Six-Month Adjustable Rate Loans"), for approximately ___% of the Cut-Off Date Loan Balance of the Group II Home Equity Loans the first adjustment date is two years after the date of origination of the related Home Equity Loan ("2/28 Adjustable Rate Loans") and for approximately ____% of the Cut-Off Date Loan Balance of the Group II Home Equity Loans the first adjustment date is three years after the date or origination of the related Home Equity Loan ("3/27 Adjustable Rate Loans"). As of the Cut-Off Date, and with respect to the Group II Home Equity Loans, the weighted average remaining period to the next interest rate adjustment date for the Six-Month Adjustable Rate Loans was approximately ____ months; the weighted average remaining period to the next interest rate adjustment date for the 2/28 Adjustable Rate Loans was approximately 20 months; the weighted average remaining period to the next interest rate adjustment date for the 3/27 Adjustable Rate Loans was approximately ____ months; each Six-Month Adjustable Rate Loan will have an initial payment adjustment effective with the seventh monthly payment on the loan, a weighted average initial interest rate adjustment cap of ____%, a semi-annual interest rate adjustment cap of ____%, in each case, above the then current interest rate for the Six-Month Adjustable Rate Loan and a weighted average lifetime interest rate adjustment cap of ____% above the initial rate of the loan; each 2/28 Adjustable Rate Loan will have an initial payment adjustment effective with the 25th monthly payment on the loan, a weighted average initial interest rate adjustment cap of _____%, a semi-annual interest rate adjustment cap of ____%, in each case, above the then current interest rate for the 2/28 Adjustable Rate Loan and a weighted average lifetime interest rate adjustment cap of _____% above the initial rate of the loan; and each 3/27 Adjustable Rate Loan will have an initial payment adjustment effective with the 37th monthly payment on the loan, a weighted average initial interest rate adjustment cap of _____%, a semi-annual interest rate adjustment cap of ______%, in each case, above the then current interest rate for the 3/27 Adjustable Rate Loan and a weighted average lifetime interest rate adjustment cap of _______% above the initial rate of the loan. As of the Cut-Off Date, the weighted average Coupon Rate of the Group II Home Equity Loans was approximately ______% per annum. The Coupon Rates borne by the Group II Home Equity Loans as of the Cut-Off Date ranged from ______% to ____% per annum. The Group II Home Equity Loans had a weighted average gross margin as of the Cut-Off Date of approximately _____%. As of the Cut-Off Date, the gross margins for the Group II Home Equity Loans ranged from _____% to _____%. As of the Cut-Off Date, the maximum rates at which interest may accrue on the Group II Home Equity Loans (the "Maximum Rates") ranged from ______% to ______% per annum. The Group II Home Equity Loans had a weighted average Maximum Rate as of the Cut-Off Date of approximately _____% per annum. As of the Cut-Off Date, the minimum rates at which interest may accrue on the Group II Home Equity Loans (the "Minimum Rates") ranged from ______% to _____% per annum. As of the Cut-Off Date, the weighted average Minimum Rate on the Group II Home Equity Loans was approximately ______% per annum.

Group IIA Home Equity Loans

         The average Cut-Off Date Loan Balance of the Home Equity Loans in Group IIa ("Group IIa Home Equity Loans") was $_______. The original Loan Balance of each Group IIa Home Equity Loan at origination will be less than or equal to $________, provided that the Loan Balance of Group IIa Home Equity Loans for which the related Mortgaged Property is (1) in Alaska or Hawaii or
(2) is a 2-4 family property, may be up to $______. The minimum and maximum Cut-Off Date Loan Balance of the Group IIa Home Equity Loans were $______, and $_____, respectively. As of the Cut-Off Date, the weighted average Original Loan-to-Value Ratio of the Group IIa Home Equity Loans was approximately ______%; the weighted average original term to maturity was approximately
______ months; the weighted average remaining term to maturity of the Group IIa Home Equity Loans was approximately _______ months; and the remaining terms to maturity of the Group IIa Home Equity Loans ranged from _______ months to ______ months. No Group IIa Home Equity Loan will mature later than ________. As of the Cut-Off Date, _______% Group IIa Home Equity Loans were more than ____ days past due but less than ____ days past due. However, investors in the Offered Certificates should be aware that approximately ________% of the Group IIa Home Equity Loans by Cut-Off Date Loan Balance had a first monthly payment due on or after _________ and it was not possible for the Group IIa Home Equity Loans to be more than ____ days past due as of the Cut-Off Date.

         As of the Cut-Off Date, approximately _______% of the Cut-Off Date Loan Balance of the Group IIa Home Equity Loans are Six-Month Adjustable Rate Loans, approximately _______% of the Cut-Off Date Loan Balance of the Group IIa Home Equity Loans are 2/28 Adjustable Rate Loans and approximately _______% of the Cut-Off Date Loan Balance of the Group II Home Equity Loans are 3/27 Adjustable Rate Loans. As of the Cut-Off Date, and with respect to the Group IIa Home Equity Loans, the weighted average remaining period to the next interest rate adjustment date for the Six-Month Adjustable Rate Loans was approximately 3 months; the weighted average remaining period to the next interest rate adjustment date for the 2/28 Adjustable Rate Loans was approximately ____ months; the weighted average remaining period to the next interest rate adjustment date for the 3/27 Adjustable Rate Loans was approximately ____ months; each Six-Month Adjustable Rate Loan will have an initial payment adjustment effective with the seventh monthly payment on the loan, a weighted average initial interest rate adjustment cap of _____%, a semi-annual interest rate adjustment cap of ______%, in each case, above the then current interest rate for the Six-Month Adjustable Rate Loan and a weighted average lifetime interest rate adjustment cap of _____% above the initial rate of the loan; each 2/28 Adjustable Rate Loan will have an initial payment adjustment effective with the 25th monthly payment on the loan, a weighted average initial interest rate adjustment cap of _____%, a semi-annual interest rate adjustment cap of _____%, in each case, above the then current interest rate for the 2/28 Adjustable Rate Loan and a weighted average lifetime interest rate adjustment cap of ______% above the initial rate of the loan; and each 3/27 Adjustable Rate Loan will have an initial payment adjustment effective with the 37th monthly payment on the loan, a weighted average initial interest rate adjustment cap of ______%, a semi-annual interest rate adjustment cap of 1.00%, in each case, above the then current interest rate for the 3/27 Adjustable Rate Loan and a weighted average lifetime interest rate adjustment cap of ______% above the initial rate of the loan. As of the Cut-Off Date, the weighted average Coupon Rate of the Group IIa Home Equity Loans was approximately ______% per annum. The Coupon Rates borne by the Group IIa Home Equity Loans as of the Cut-Off Date ranged from ______% to _____% per annum. The Group IIa Home Equity Loans had a weighted average gross margin as of the Cut-Off Date of approximately ______%. As of the Cut-Off Date, the gross margins for the Group IIa Home Equity Loans ranged from _____% to ______%. As of the Cut-Off Date, the Maximum Rates ranged from ______% to ______% per annum. The Group IIa Home Equity Loans had a weighted average Maximum Rate as of the Cut-Off Date of approximately ______% per annum. As of the Cut-Off Date, the Minimum Rates ranged from ______% to _____% per annum. As of the Cut-Off Date, the weighted average Minimum Rate on the Group IIa Home Equity Loans was approximately ______% per annum.

         Set forth below is approximate statistical information as of the Cut-Off Date regarding the Group IIa Home Equity Loans. Prior to the Closing Date, Home Equity Loans may be removed from Group IIa and other fixed and adjustable rate Home Equity Loans may be substituted for them. Characteristics of the Home Equity Loans may vary but any variance will not be material. The sum of the percentage columns in the following tables may not equal 100% due to rounding.

                                Principal Balance At Origination Of The Group IIa Home Equity Loans
                                                                                             % of Group IIa Loans by
                                           Number of Home           Aggregate Original         Aggregate Original
  Principal Balance at Origination          Equity Loans             Principal Balance          Principal Balance
$ 10,000.01 -     $ 20,000.00
$ 20,000.01 -     $ 30,000.00
$ 30,000.01 -     $ 40,000.00
$ 40,000.01 -     $ 50,000.00
$ 50,000.01 -     $ 60,000.00
$ 60,000.01 -     $ 70,000.00
$ 70,000.01 -     $ 80,000.00
$ 80,000.01 -     $ 90,000.00
$ 90,000.01 -     $100,000.00
$100,000.01 -     $110,000.00
$110,000.01 -     $120,000.00
$120,000.01 -     $130,000.00
$130,000.01 -     $140,000.00
$140,000.01 -     $150,000.00
$150,000.01-      $160,000.00
$160,000.01 -     $170,000.00
$170,000.01 -     $180,000.00
$180,000.01 -     $190,000.00
$190,000.01 -     $200,000.00
$200,000.01 -     $210,000.00
$210,000.01 -     $220,000.00
$220,000.01 -     $230,000.00
$230,000.01 -     $240,000.00
$240,000.01 -     $250,000.00
$250,000.01 -     $350,000.00

Total


        Remaining Principal Balance Of The Group IIa Home Equity Loans
                                                                                             % of Group IIa Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
    Remaining Principal Balance             Equity Loans             Principal Balance          Principal Balance
$ 10,000.01 -     $ 20,000.00
$ 20,000.01 -     $ 30,000.00
$ 30,000.01 -     $ 40,000.00
$ 40,000.01 -     $ 50,000.00
$ 50,000.01 -     $ 60,000.00
$ 60,000.01 -     $ 70,000.00
$ 70,000.01 -     $ 80,000.00
$ 80,000.01 -     $ 90,000.00
$ 90,000.01 -     $100,000.00
$100,000.01 -     $110,000.00
$110,000.01 -     $120,000.00
$120,000.01 -     $130,000.00
$130,000.01 -     $140,000.00
$140,000.01 -     $150,000.00
$150,000.01-      $160,000.00
$160,000.01 -     $170,000.00
$170,000.01 -     $180,000.00
$180,000.01 -     $190,000.00
$190,000.01 -     $200,000.00
$200,000.01 -     $210,000.00
$210,000.01 -     $220,000.00
$220,000.01 -     $230,000.00
$230,000.01 -     $240,000.00
$240,000.01 -     $250,000.00
$250,000.01 -     $350,000.00

Total


         Geographic Distribution Of The Group IIa Mortgaged Properties
                                                                                             % of Group IIa Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
State                                       Equity Loans             Principal Balance          Principal Balance
Alabama
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Virginia
Washington
Washington D C
West Virginia
Wisconsin
Wyoming

Total


            Current Coupon Rates Of The Group IIa Home Equity Loans
                                                                                             % of Group IIa Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
Coupon Rate                                 Equity Loans             Principal Balance          Principal Balance
6.000% to  6.499%
6.500% to  6.999%
7.000% to  7.499%
7.500% to  7.999%
8.000% to  8.499%
8.500% to  8.999%
9.000% to  9.499%
9.500% to  9.999%
10.000% to 10.499%
10.500% to 10.999%
11.000% to 11.499%
11.500% to 11.999%
12.000% to 12.499%
12.500% to 12.999%
13.000% to 13.499%
13.500% to 13.999%
14.000% to 14.499%

     Total


        Remaining Months To Maturity Of The Group IIa Home Equity Loans
                                                                                             % of Group IIa Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
Months Remaining                            Equity Loans             Principal Balance          Principal Balance
120 to 180
181 to 300
301 to 360

Total


                Product Type Of The Group IIa Home Equity Loans
                                                                                             % of Group IIa Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
Product Type                                Equity Loans             Principal Balance          Principal Balance
2/28
3/27
6 month-LIBOR

Total



        Original Loan-To-Value Ratio Of The Group IIa Home Equity Loans
                                                                                             % of Group IIa Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
Original Loan-to-Value Ratio                Equity Loans             Principal Balance          Principal Balance
50.00%  or less
50.01%  to 55.00%
55.01%  to 60.00%
60.01%  to 65.00%
65.01%  to 70.00%
70.01%  to 75.00%
75.01%  to 80.00%
80.01%  to 85.00%
85.01%  to 90.00%

Total


                Loan Program Of The Group IIa Home Equity Loans
                                                                                             % of Group IIa Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
Program                                     Equity Loans             Principal Balance          Principal Balance
Fast Trac
Full Documentation
Stated Income

Total



                  Purpose Of The Group IIa Home Equity Loans

                                                                                             % of Group IIa Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
Purpose                                     Equity Loans             Principal Balance          Principal Balance
Purchase
Refinance - No Cash Out
Refinance Equity Take-Out

Total



               Risk Category Of The Group IIa Home Equity Loans
                                                                                             % of Group IIa Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
Risk Category                               Equity Loans             Principal Balance          Principal Balance
A-
B
B-
C
D

Total



          Mortgaged Property Types Of The Group IIa Home Equity Loans

                                                                                             % of Group IIa Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
Mortgaged Property Type                     Equity Loans             Principal Balance          Principal Balance
2 to 4 units
Single Family

Total



              Occupancy Status Of The Group IIa Home Equity Loans

                                                                                             % of Group IIa Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
Occupancy Status                            Equity Loans             Principal Balance          Principal Balance
Non-Owner Occupied
Owner Occupied
Second Home

Total


                             Month And Year Of Next Rate Adjustment Of The Group IIa Home Equity Loans

                                                                                             % of Group IIa Loans by
  Month and Year of                 Number of Home           Aggregate Remaining        Aggregate Remaining
 Next Rate Adjustment                Equity Loans             Principal Balance          Principal Balance
____, ____
____, ____
____, ____
____, ____
____, ____
____, ____
____, ____
____, ____
____, ____
____, ____
____, ____
____, ____
____, ____
____, ____
____, ____
____, ____
____, ____
____, ____
____, ____

Total


               Gross Margins Of The Group IIa Home Equity Loans

                                                                                             % of Group IIa Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
Gross Margin                                Equity Loans             Principal Balance          Principal Balance
4.000% to  4.499%
4.500% to  4.999%
5.000% to  5.499%
6.500% to  6.999%
7.000% to  7.499%
7.500% to  7.999%
8.000% to  8.499%
8.500% to  8.999%
9.000% to  9.499%
9.500%  and greater

     Total



             Maximum Loan Rates Of The Group IIa Home Equity Loans

                                                                                             % of Group IIa Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
Maximum Rate                                Equity Loans             Principal Balance          Principal Balance
12.000% to 12.499%
12.500% to 12.999%
13.000% to 13.499%
13.500% to 13.999%
14.000% to 14.499%
14.500% to 14.999%
15.000% to 15.499%
15.500% to 15.999%
16.000% to 16.499%
16.500% to 16.999%
17.000% to 17.499%
17.500% to 17.999%
18.000% to 18.499%
18.500% to 18.999%
19.000% to 19.499%
19.500% to 19.999%
20.000% to 20.499%

     Total



             Minimum Loan Rates Of The Group IIa Home Equity Loans

                                                                                             % of Group IIa Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
Minimum Rate                                Equity Loans             Principal Balance          Principal Balance
6.000% to  6.499%
6.500% to  6.999%
7.000% to  7.499%
7.500% to  7.999%
8.000% to  8.499%
8.500% to  8.999%
9.000% to  9.499%
9.500% to  9.999%
10.000% to 10.499%
10.500% to 10.999%
11.000% to 11.499%
11.500% to 11.999%
12.000% to 12.499%
12.500% to 12.999%
13.000% to 13.499%
13.500% to 13.999%
14.000% to 14.499%

Total


Group IIB Home Equity Loans

         The average Cut-Off Date Loan Balance of the Home Equity Loans in Group IIb ("Group IIb Home Equity Loans") was $________. The minimum and maximum Cut-Off Date Loan Balance of the Group IIb Home Equity Loans were $_______, and $______, respectively. As of the Cut-Off Date, the weighted average Original Loan-to-Value Ratio of the Group IIb Home Equity Loans was approximately ______%; the weighted average original term to maturity was approximately ______ months; the weighted average remaining term to maturity of the Group IIb Home Equity Loans was approximately ______ months; and the remaining terms to maturity of the Group IIb Home Equity Loans ranged from _____ months to _____ months. No Group IIb Home Equity Loan will mature later than _________. As of the Cut-Off Date, ______% of Group IIb Home Equity Loans were more than ____ days past due but less than ____ days past due. However, investors in the Offered Certificates should be aware that approximately ______% of the Group IIb Home Equity Loans by Cut-Off Date Loan Balance had a first monthly payment due on or after _______ and it was not possible for the Group IIb Home Equity Loans to be more than ____ days past due as of the Cut-Off Date.

         As of the Cut-Off Date, approximately ______% of the Cut-Off Date Loan Balance of the Group IIb Home Equity Loans are Six-Month Adjustable Rate Loans, approximately ______% of the Cut-Off Date Loan Balance of the Group IIb Home Equity Loans are 2/28 Adjustable Rate and approximately ______% of the Cut-Off Date Loan Balance of the Group IIb Home Equity Loans are 3/27 Adjustable Rate Loans. As of the Cut-Off Date, and with respect to the Group IIb Home Equity Loans, the weighted average remaining period to the next interest rate adjustment date for the Six-Month Adjustable Rate Loans was approximately 3 months; the weighted average remaining period to the next interest rate adjustment date for the 2/28 Adjustable Rate Loans was approximately ____ months; the weighted average remaining period to the next interest rate adjustment date for the 3/27 Adjustable Rate Loans was approximately ____ months; each Six-Month Adjustable Rate Loan will have an initial payment adjustment effective with the seventh monthly payment on the loan, a weighted average initial interest rate adjustment cap of ____%, a semi-annual interest rate adjustment cap of _____%, in each case, above the then current interest rate for the Six-Month Adjustable Rate Loan and a weighted average lifetime interest rate adjustment cap of _____% above the initial rate of the loan; each 2/28 Adjustable Rate Loan will have an initial payment adjustment effective with the 25th monthly payment on the loan, a weighted average initial interest rate adjustment cap of _____%, a semi-annual interest rate adjustment cap of _____%, in each case, above the then current interest rate for the 2/28 Adjustable Rate Loan and a weighted average lifetime interest rate adjustment cap of _____% above the initial rate of the loan; and each 3/27 Adjustable Rate Loan will have an initial payment adjustment effective with the 37th monthly payment on the loan, a weighted average initial interest rate adjustment cap of _____%, a semi-annual interest rate adjustment cap of _____%, in each case, above the then current interest rate for the 3/27 Adjustable Rate Loan and a weighted average lifetime interest rate adjustment cap of ______% above the initial rate of the loan. As of the Cut-Off Date, the weighted average Coupon Rate of the Group IIb Home Equity Loans was approximately ______% per annum. The Coupon Rates borne by the Group IIb Home Equity Loans as of the Cut-Off Date ranged from ____% to ____% per annum. The Group IIb Home Equity Loans had a weighted average gross margin as of the Cut-Off Date of approximately ____%. As of the Cut-Off Date, the gross margins for the Group IIb Home Equity Loans ranged from _____% to _____%. As of the Cut-Off Date, the Maximum Rates ranged from ______% to
_____% per annum. The Group IIb Home Equity Loans had a weighted average Maximum Rate as of the Cut-Off Date of approximately _____% per annum. As of the Cut-Off Date, the Minimum ranged from ______% to _____% per annum. As of the Cut-Off Date, the weighted average Minimum Rate on the Group IIb Home Equity Loans was approximately ____% per annum.

         Set forth below is approximate statistical information as of the Cut-Off Date regarding the Group IIb Home Equity Loans. Prior to the Closing Date, Home Equity Loans may be removed from Group IIb and other fixed and adjustable rate Home Equity Loans may be substituted for them. Characteristics of the Home Equity Loans may vary but any variance will not be material. The sum of the percentage columns in the following tables may not equal 100% due to rounding.

                                Principal Balance At Origination Of The Group IIb Home Equity Loans
                                                                                             % of Group IIb Loans by
                                           Number of Home           Aggregate Original         Aggregate Original
  Principal Balance at Origination          Equity Loans             Principal Balance          Principal Balance
$ 10,000.01 -     $ 20,000.00
$ 20,000.01 -     $ 30,000.00
$ 30,000.01 -     $ 40,000.00
$ 40,000.01 -     $ 50,000.00
$ 50,000.01 -     $ 60,000.00
$ 60,000.01 -     $ 70,000.00
$ 70,000.01 -     $ 80,000.00
$ 80,000.01 -     $ 90,000.00
$ 90,000.01 -     $100,000.00
$100,000.01 -     $110,000.00
$110,000.01 -     $120,000.00
$120,000.01 -     $130,000.00
$130,000.01 -     $140,000.00
$140,000.01 -     $150,000.00
$150,000.01-      $160,000.00
$160,000.01 -     $170,000.00
$170,000.01 -     $180,000.00
$180,000.01 -     $190,000.00
$190,000.01 -     $200,000.00
$200,000.01 -     $210,000.00
$210,000.01 -     $220,000.00
$220,000.01 -     $230,000.00
$230,000.01 -     $240,000.00
$240,000.01 -     $250,000.00
$250,000.01 -     $350,000.00
$350,000.01 -     $450,000.00
$450,000.01  and greater

Total

        Remaining Principal Balance Of The Group IIb Home Equity Loans
                                                                                             % of Group IIb Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
    Remaining Principal Balance             Equity Loans             Principal Balance          Principal Balance
$ 10,000.01 -     $ 20,000.00
$ 20,000.01 -     $ 30,000.00
$ 30,000.01 -     $ 40,000.00
$ 40,000.01 -     $ 50,000.00
$ 50,000.01 -     $ 60,000.00
$ 60,000.01 -     $ 70,000.00
$ 70,000.01 -     $ 80,000.00
$ 80,000.01 -     $ 90,000.00
$ 90,000.01 -     $100,000.00
$100,000.01 -     $110,000.00
$110,000.01 -     $120,000.00
$120,000.01 -     $130,000.00
$130,000.01 -     $140,000.00
$140,000.01 -     $150,000.00
$150,000.01-      $160,000.00
$160,000.01 -     $170,000.00
$170,000.01 -     $180,000.00
$180,000.01 -     $190,000.00
$190,000.01 -     $200,000.00
$200,000.01 -     $210,000.00
$210,000.01 -     $220,000.00
$220,000.01 -     $230,000.00
$230,000.01 -     $240,000.00
$240,000.01 -     $250,000.00
$250,000.01 -     $350,000.00
$350,000.01 -     $450,000.00
$450,000.01  and greater

Total


         Geographic Distribution Of The Group IIb Mortgaged Properties
                                                                                             % of Group IIb Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
State                                       Equity Loans             Principal Balance          Principal Balance
Alabama
Alaska
Arizona
California
Colorado
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Missouri
Montana
Nebraska
Nevada
New Jersey
New Mexico
New York
North Carolina
Ohio
Oklahoma
Oregon
Pennsylvania
South Carolina
Tennessee
Texas
Utah
Virginia
Washington
Wisconsin
Wyoming

Total


            Current Coupon Rates Of The Group IIb Home Equity Loans

                                                                                             % of Group IIb Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
Coupon Rate                                 Equity Loans             Principal Balance          Principal Balance
6.000% to  6.499%
6.500% to  6.999%
7.000% to  7.499%
7.500% to  7.999%
8.000% to  8.499%
8.500% to  8.999%
9.000% to  9.499%
9.500% to  9.999%
10.000% to 10.499%
10.500% to 10.999%
11.000% to 11.499%
11.500% to 11.999%
12.000% to 12.499%
12.500% to 12.999%

     Total



        Remaining Months To Maturity Of The Group IIb Home Equity Loans

                                                                                             % of Group IIb Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
Months Remaining                            Equity Loans             Principal Balance          Principal Balance
 61  to 120
181 to 300
301 to 360

Total



                Product Type Of The Group IIb Home Equity Loans

                                                                                             % of Group IIb Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
Product Type                                Equity Loans             Principal Balance          Principal Balance
2/28
3/27
Six-month-LIBOR

Total


        Original Loan-To-Value Ratio Of The Group IIb Home Equity Loans

                                                                                             % of Group IIb Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
Original Loan-to-Value Ratio                Equity Loans             Principal Balance          Principal Balance
50.00%  or less
50.01%  to 55.00%
55.01%  to 60.00%
60.01%  to 65.00%
65.01%  to 70.00%
70.01%  to 75.00%
75.01%  to 80.00%
80.01%  to 85.00%
85.01%  to 90.00%

Total


                Loan Program Of The Group IIb Home Equity Loans

                                                                                             % of Group IIb Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
Program                                     Equity Loans             Principal Balance          Principal Balance
Fast Trac
Full Documentation
Stated Income

Total



                  Purpose Of The Group IIb Home Equity Loans

                                                                                             % of Group IIb Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
Purpose                                     Equity Loans             Principal Balance          Principal Balance
Purchase
Refinance - No Cash Out
Refinance Equity Take-Out

Total


               Risk Category Of The Group IIb Home Equity Loans

                                                                                             % of Group IIb Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
Risk Category                               Equity Loans             Principal Balance          Principal Balance
A-
B
B-
C
D

Total



          Mortgaged Property Types Of The Group IIb Home Equity Loans

                                                                                             % of Group IIb Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
Mortgaged Property Type                     Equity Loans             Principal Balance          Principal Balance
Single Family
2 to 4 units
Condo
Manufactured Home
Townhouse
PUD

Total


              Occupancy Status Of The Group IIb Home Equity Loans

                                                                                             % of Group IIb Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
Occupancy Status                            Equity Loans             Principal Balance          Principal Balance
Non-Owner Occupied
Owner Occupied
Second Home

Total


                             Month And Year Of Next Rate Adjustment Of The Group IIb Home Equity Loans

                                                                                             % of Group IIa Loans by
 Month and Year of                 Number of Home           Aggregate Remaining        Aggregate Remaining
Next Rate Adjustment                Equity Loans             Principal Balance          Principal Balance
____, ____
____, ____
____, ____
____, ____
____, ____
____, ____
____, ____
____, ____
____, ____
____, ____
____, ____
____, ____
____, ____
____, ____
____, ____
____, ____
____, ____
____, ____
____, ____
____, ____
____, ____
____, ____

Total



               Gross Margins Of The Group IIb Home Equity Loans

                                                                                             % of Group IIb Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
Gross Margin                                Equity Loans             Principal Balance          Principal Balance
4.000% to  4.499%
4.500% to  4.999%
5.000% to  5.499%
6.500% to  6.999%
7.000% to  7.499%
7.500% to  7.999%
8.000% to  8.499%
8.500% to  8.999%
9.000% to  9.499%
9.500%  and greater

     Total


             Maximum Loan Rates Of The Group IIb Home Equity Loans

                                                                                             % of Group IIa Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
Maximum Rate                                Equity Loans             Principal Balance          Principal Balance
12.500% to 12.999%
13.000% to 13.499%
13.500% to 13.999%
14.000% to 14.499%
14.500% to 14.999%
15.000% to 15.499%
15.500% to 15.999%
16.000% to 16.499%
16.500% to 16.999%
17.000% to 17.499%
17.500% to 17.999%
18.000% to 18.499%
18.500% to 18.999%

     Total


             Minimum Loan Rates Of The Group IIb Home Equity Loans

                                                                                             % of Group IIa Loans by
                                           Number of Home           Aggregate Remaining        Aggregate Remaining
Minimum Rate                                Equity Loans             Principal Balance          Principal Balance
6.500% to  6.999%
7.000% to  7.499%
7.500% to  7.999%
8.000% to  8.499%
8.500% to  8.999%
9.000% to  9.499%
9.500% to  9.999%
10.000% to 10.499%
10.500% to 10.999%
11.000% to 11.499%
11.500% to 11.999%
12.000% to 12.499%
12.500% to 12.999%

Total




                      PREPAYMENT AND YIELD CONSIDERATIONS

         The rate of principal payments on each class of Offered Certificates, other than the Class A-IO Certificates, the aggregate amount of distributions on the Offered Certificates and the yield to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the Home Equity Loans. The rate of principal payments on the Home Equity Loans will in turn be affected by the amortization schedules of the Home Equity Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Home Equity Loans due to defaults, casualties, condemnations and repurchases by the Originators or the Seller ("Prepayments"). Some of the Home Equity Loans may be prepaid by the Mortgagors at any time without penalty. Some of the Home Equity Loans are subject to penalties for prepayments.

Subordinated Offered Certificates

         The Subordinated Offered Certificates provide credit enhancement for all of the Class A and Class A-IO Component Certificates and may absorb losses on the Home Equity Loans in either Home Equity Loan Group. The weighted average lives of, and the yields to maturity on, the related Class B Component Certificates, and consequently, on the Subordinated Offered Certificates, in order of their relative loss allocation priority will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Home Equity Loans in the related Home Equity Loan Group and in both Home Equity Loan Groups. If the actual rate and severity of losses on the Home Equity Loans is higher in a particular Home Equity Loan Group or for both Home Equity Loan Groups than those assumed by a holder of a Subordinated Offered Certificate, the actual yield to maturity on the holder's Certificate may be lower than the yield expected by the holder based on this assumption. Realized Losses on the Home Equity Loans will reduce the Certificate Principal Balance of the class or classes of the Class B Component Certificates, and the related Subordinated Offered Certificates, then due to be allocated a loss if and to the extent that the aggregate of the Certificate Principal Balances of all classes of Certificates, following all distributions on a Distribution Date, exceeds the outstanding principal balance of the Home Equity Loans. As a result of these reductions, less interest will accrue on the Class B Component Certificates, and the related class of Subordinated Offered Certificates, than otherwise would be the case. The related Group Principal Distribution Amount includes the net proceeds in respect of principal received upon liquidation of a related Liquidated Loan. If the net proceeds are less than the unpaid principal balance of the Liquidated Loan, the outstanding principal balance of the Home Equity Loans will decline more than the aggregate Certificate Principal Balance of the Offered Certificates, thus reducing the Class B Subordinated Amount. If the difference is not covered by the Class B Subordinated Amount or the application of Net Monthly Excess Cash Flow, the class of the Class B Component Certificates, and the related Subordinated Offered Certificates, then due to be allocated a loss will bear the loss. In addition, the Class B Component Certificates, and the related Subordinated Offered Certificates, will not be entitled to any principal distributions prior to the Stepdown Date or during the continuation of a Trigger Event, unless all of the Certificates with a higher relative payment priority have been paid in full. Because of the disproportionate distribution of principal of the Class A Certificates, depending on the timing of Realized Losses, the Class B Component Certificates, and the related Subordinated Offered Certificate,) may bear a disproportionate percentage of the Realized Losses on the Home Equity Loans. The "Class B Subordinated Amount" means, with respect to each Home Equity Loan Group and Distribution Date, the excess, if any, of (x) the aggregate Loan Balances of the Home Equity Loans in the Home Equity Loan Group as of the close of business on the last day of the preceding Due Period over (y) the aggregate outstanding Certificate Principal Balance of the related Class A Certificates and Class B Component Certificates as of the Distribution Date, after taking into account the payment of the Group Principal Distribution Amount related to the Home Equity Loan Group, except for any Subordination Reduction Amount or Subordination Increase Amount related to the Home Equity Loan Group, on the Distribution Date.

Prepayments

         On the first Distribution Date, you will receive a payment of principal equal to the sum of (a) two months of scheduled and unscheduled principal collections and (b) approximately $______, representing the outstanding principal balance of home equity loans that were expected to be conveyed to the Trust on the Closing Date but were not so conveyed. Of the amounts described in clause (b) above, $_____, $_____, $_____ and $_____ will be allocated to Group Ia, Group Ib, Group IIa, and Group IIb, respectively (the "Closing Date Deposits").

         Prepayments, liquidations and purchases of the Home Equity Loans, including any optional purchase by the holder of the related Class X Certificates or the Servicer of a delinquent Home Equity Loan and any optional purchase by the holders of the Class X-F Certificates of the remaining Home Equity Loans will result in distributions on the related class or classes of Offered Certificates then entitled to distributions of principal amounts which would otherwise be distributed over the remaining terms of the Home Equity Loans. Since the rate of payment of principal of the Home Equity Loans will depend on future events and a variety of factors, no assurance can be given as to the rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which a Certificate of the class is purchased at a discount or premium, and the degree to which the timing of payments on the Certificates is sensitive to prepayments, liquidations and purchases of the related Home Equity Loans.

         Holders of the Offered Certificates should consider, in the case of any the Certificates purchased at a discount, and particularly the Subordinated Offered Certificates, the risk that a slower than anticipated rate of principal payments on the related Home Equity Loans could result in an actual yield that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the related Home Equity Loans could result in an actual yield that is lower than the anticipated yield. The timing of losses on the related Home Equity Loans also will affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Trust are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield of maturity.

         The rate of prepayment on the Home Equity Loans cannot be predicted. Approximately ____% of all of the Home Equity Loans by Cut-Off Date Loan Balance may be prepaid in whole or in part at any time without penalty. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Home Equity Loans may experience a higher rate of prepayment than traditional first home equity loans. The prepayment experience of the Trust with respect to the Home Equity Loans may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity loans. All of the Home Equity Loans contain "due-on-sale" provisions, and the Servicer is required by the Agreement to enforce the provisions, unless the enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Home Equity Loan. The rate of prepayment of the Home Equity Loans will also be affected by the magnitude of any penalty in connection with a prepayment. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS--Due-On-Sale Clauses" in the prospectus for more detail.

         As with fixed rate obligations generally, the rate of prepayment on a pool of home equity loans with fixed rates, including the Group I Home Equity Loans is affected by prevailing market rates for home equity loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their home equity loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. The prepayment behavior of the 2/28 Adjustable Rate Loans and 3/27 Adjustable Rate Loans may differ from that of the other Home Equity Loans. As a 2/28 Adjustable Rate Loan or 3/27 Adjustable Rate Loan approaches its initial adjustment date, the borrower may become more likely to refinance the loan to avoid an increase in the Coupon Rate, even if fixed-rate loans are only available at rates that are slightly lower or higher than the Coupon Rate before adjustment. The existence of the applicable periodic rate cap, lifetime cap and lifetime floor also may affect the likelihood of prepayments resulting from refinancings. As is the case with conventional fixed-rate home equity loans, adjustable-rate home equity loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable-rate home equity loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate home equity loans at competitive rates may encourage mortgagors to refinance their adjustable-rate home equity loans to "lock in" a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that the Home Equity Loans will experience.

         Net Monthly Excess Cash Flow for the Home Equity Loans in the applicable Home Equity Loan Group will be distributed in reduction of the Certificate Principal Balance of the related Class of Class A and Class B Component Certificates entitled to distributions of principal on each Distribution Date to the extent that the then required overcollateralization amount for the Home Equity Loans in the applicable Home Equity Loan Group exceeds the actual overcollateralization amount. If purchased at a premium or a discount, the yield to maturity on a Class of Offered Certificates will be affected by the rate at which the Net Monthly Excess Cash Flow for the Home Equity Loans in the related Home Equity Loan Group is distributed in reduction of the Certificate Principal Balance of the applicable Class B Component Certificates. If the actual rate of the Net Monthly Excess Cash Flow distribution is slower than the rate anticipated by an investor who purchases a Class of Offered Certificates at a discount, the actual yield to the investor will be lower than the investor's anticipated yield. If the actual rate of the Net Monthly Excess Cash Flow distribution is faster than the rate anticipated by an investor who purchases a Class of Offered Certificates at a premium, the actual yield to the investor will be lower than the investor's anticipated yield. The amount of Net Monthly Excess Cash Flow on any Distribution Date will be affected by the actual amount of interest received, collected or recovered in respect of the Home Equity Loans during the related Due Period and the amount will be influenced by changes in the weighted average of the Coupon Rates of the Home Equity Loans resulting from prepayments and liquidations. The amount of Net Monthly Excess Cash Flow distributions applied in reduction of the applicable Certificate Principal Balance on each Distribution Date will be based on the required overcollateralization amount. See "DESCRIPTION OF THE CERTIFICATES--Credit Enhancement" for more detail.

Payment Delay Feature Of The Group I Certificates

         The effective yield to the Group I Certificateholders will be lower than the yield otherwise produced by the Certificate Rate for the Class and the purchase price of the Certificates because distributions will not be payable to the Group I Certificates until the Distribution Date following the month of accrual, without any additional distribution of interest or earnings on the Certificates in respect of the delay.

Weighted Average Lives

         Generally, greater than anticipated prepayments of principal will increase the yield on Offered Certificates purchased at a price less than par and will decrease the yield on Offered Certificates purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the Home Equity Loans in the related Home Equity Loan Group occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average life of the Class A and Class B Component Certificates will also be affected by the amount and timing of delinquencies and defaults on the Home Equity Loans in the related Home Equity Loan Group and the recoveries, if any, on defaulted Home Equity Loans in the related Home Equity Loan Group and foreclosed properties.

         The "weighted average life" of a Certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of the Certificate is repaid. The weighted average life of any Class of the Offered Certificates will be influenced by, among other factors, the rate at which principal payments are made on the Home Equity Loans, including final payments made upon the maturity of Home Equity Loans for which the related monthly payments are insufficient to fully amortize the Home Equity Loans ("Balloon Loans").

         Prepayments of home equity loans are commonly measured relative to a prepayment standard or model. The model used with respect to the Group I Certificates (the "Prepayment Assumption") assumes a constant prepayment rate ("CPR") of 4.0% per annum of the then unpaid principal balance of the home equity loan in the first month of the life of the home equity loans and an additional approximately 1.455% per annum in each subsequent month until the 12th month. Beginning in the 12th month and in each subsequent month during the life of the home equity loans, 100% Prepayment Assumption assumes a CPR of 20%. The model used with respect to the Group II Certificates is CPR, which is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home equity loans for the life of the home equity loans. Neither model purports to be either a historical description of the prepayment experience of any pool of home equity loans or a prediction of the anticipated rate of prepayment of any home equity loans, including the Home Equity Loans to be included in the Trust.

         Since the following tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between characteristics of the actual Home Equity Loans and the characteristics of the Home Equity Loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual Home Equity Loans in the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

         The information in the decrement tables has been prepared on the basis of the following assumed characteristics of the Home Equity Loans and the following additional assumptions (collectively, the "Structuring Assumptions"):

o the Home Equity Loans consist of pools of loans with the level-pay and balloon amortization characteristics set forth below,

o the Closing Date for the Offered Certificates is _________, ____ and interest on the Group II Certificates begins to accrue on the Closing Date,

o distributions on the Offered Certificates are made on the ____ day of each month, commencing in _____, _____ and are made in accordance with the priorities described in this prospectus supplement,

o scheduled monthly payments of principal will be timely delivered on the first day of each month commencing in ______, with no defaults, delinquencies, modifications, waivers or amendments,

o scheduled monthly payments of interest will be timely delivered on the first day of each month commencing in _____, _____, with no defaults, delinquencies, modifications, waivers or amendments,

o on the first distribution date in _____, _____, scheduled monthly payments of principal due from ______, ____through ______, prepayments of principal received from ______ through ______ and scheduled monthly payments of interest due from ______ will be available to be distributed to Certificateholders,

o the Home Equity Loans prepay at the specified percentages of the Prepayment Assumption in the case of the Group I Home Equity Loans, or at the indicated Percentage of CPR, in the case of the Group II Home Equity Loans, as indicated in the prepayment scenarios below,

o all prepayments are prepayments in full received on the last day of each month commencing in ______ and include 30 days' interest on the prepayment,

o no optional termination is exercised, except as set forth below with respect to weighted average life to call,

o the Offered Certificates of each Class have the respective Certificate Rates and initial Certificate Principal Balances or Notional Amount as set forth in this prospectus supplement,

o the required overcollateralization levels are set initially as specified in this prospectus supplement, and subsequently decrease in accordance with the provisions of the Agreement,

o the Coupon Rate for each Group II Home Equity Loan is adjusted on its next adjustment date and on subsequent adjustment dates, if necessary, to equal the sum of the applicable gross margin and the London interbank offered rate for six-month United States dollar deposits ("Six-Month LIBOR"), this sum being subject to the applicable periodic rate adjustment caps and floors and lifetime rate caps and floors,

o Six-Month LIBOR remains constant at ______ % per annum and One-Month LIBOR remains constant at ______ % per annum;

o the servicing fee rate and the trustee fee rate together are ______ % of the Loan Balance of each Home Equity Loan and the Minimum Spread is assumed to be 0%; and

o the definition of Class A Principal Distribution Amount does not have clause (z) and the definition of Specified Subordinated Amount does not have clause (3).

                                   GROUP IA
                                                    Original       Remaining Term      Remaining
               Loan Balance         Coupon        Amortization      to Maturity       Amortization     Amortization
Pool Number         ($)            Rate (%)       Term (months)       (months)       TERM (months)        Method
-----------         ---            --------       -------------       --------       -------------        ------

     1                                                                                                   Level Pay
     2                                                                                                   Level Pay
     3                                                                                                   Level Pay
     4                                                                                                   Level Pay
     5                                                                                                    Balloon


                                   GROUP IB

                                                    Original       Remaining Term      Remaining
               Loan Balance         Coupon        Amortization      to Maturity       Amortization     Amortization
Pool Number         ($)            Rate (%)       Term (months)       (months)       TERM (months)        Method
-----------         ---            --------       -------------       --------       -------------        ------

     1                                                                                                   Level Pay
     2                                                                                                   Level Pay
     3                                                                                                   Level Pay
     4                                                                                                    Balloon


                                   GROUP IIA
                                                                 Initial                                   Months
                        Original   Remaining   Current   Gross    Periodic            Lifetime  Next Rate   Between
  Pool      Loan        Term to    Term to      Coupon   Margin   Rate      Lifetime  Floor    Adjustment   Rate
  Number    Balance($)  Maturity   Maturity    Rate (%)    (%)    Cap (%)   Cap (%)     (%)      Period     Adjustment
  ------    ----------  --------   --------    --------    ---    -------   -------     ---      ------     ----------
    1                                                                                                          6
    2                                                                                                          6
    3                                                                                                          6
    4                                                                                                          6
    5                                                                                                          6
    6                                                                                                          6
    7                                                                                                          6
    8                                                                                                          6


                                   GROUP IIB

                                                                 Initial                                   Months
                        Original  Remaining   Current   Gross    Periodic            Lifetime  Next Rate   Between
  Pool        Loan      Term to   Term to      Coupon   Margin   Rate      Lifetime  Floor    Adjustment   Rate
  Number    Balance($)  Maturity   Maturity   Rate (%)    (%)    Cap (%)   Cap (%)     (%)      Period     Adjustment
  ------    ----------  --------   --------   --------    ---    -------   -------     ---      ------     ----------

    1                                                                                                          6
    2                                                                                                          6
    3                                                                                                          6
    4                                                                                                          6
    5                                                                                                          6
    6                                                                                                          6
    7                                                                                                          6
    8                                                                                                          6


                             PREPAYMENT SCENARIOS

Group I(1)

                               Percentage of CPR
--------------------------------------------------------------------------------
     ___%          ___%          ___%           ___%         ___%

     ___%          ___%          ___%          (___)%       (___)%



Group II(2)


                               Percentage of CPR
--------------------------------------------------------------------------------
     ___%          ___%          ___%           ___%         ___%

     ___%          ___%          ___%          (___)%       (___)%


Decrement Tables

         The following tables indicate, based on the Structuring Assumptions, the percentages of the initial Certificate Principal Balance of the Offered Certificates that would be outstanding after each of the dates shown at the indicated prepayment scenario, and the corresponding weighted average lives of the Classes. It is not likely that:

         (1) all of the Home Equity Loans will have the characteristics assumed,

         (2) the Home Equity Loans will prepay at the specified percentages of Prepayment Assumption or CPR or at any other constant percentage or

         (3) the level of One-Month LIBOR or Six-Month LIBOR will remain constant at the level assumed or at any other level.

         Moreover, the diverse remaining terms to maturity of the Home Equity Loans could produce slower or faster principal distributions than indicated in the tables at the specified percentages of the Prepayment Assumption or CPR even if the weighted average remaining term to maturity of the Home Equity Loans is consistent with the remaining terms to maturity of the Home Equity Loans specified in the Structuring Assumptions.

         Percent Of Initial Certificate Principal Balance Outstanding

                                             Class A-1F                                  Class A-2F
                             ------------------------------------------    ---------------------------------------
                                         Prepayment Scenario                        Prepayment Scenario
DISTRIBUTION DATE             I     II    III     IV       V       VI       I       II     III    IV    V     VI
-----------------            ---   ---    ---    ---      ---      ---     ---      ---    ---   ---   ---    ---
Initial Percentage           100   100    100    100      100      100     100      100    100   100   100    100
_____ 2003
_____ 2004
_____ 2005
_____ 2006
_____ 2007
_____ 2008
_____ 2009
_____ 2010
_____ 2011
_____ 2012
_____ 2013
_____ 2014
_____ 2015
_____ 2016
_____ 2017
_____ 2018
_____ 2019
_____ 2020
_____ 2021
_____ 2022
_____ 2023
_____ 2024
_____ 2025
_____ 2026
_____ 2027
_____ 2028
_____ 2029
_____ 2030
_____ 2031
_____ 2032

Weighted Average Life (Years) (1)(2)
Weighted Average Life (Years) (1)(3)

(1) The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(2)  To maturity.

(3)  To call.

                                             Class A-3A                                    Class A-4A
                             ------------------------------------------    ---------------------------------------
                                         Prepayment Scenario                        Prepayment Scenario
DISTRIBUTION DATE             I     II    III     IV       V       VI       I       II     III    IV    V     VI
-----------------            ---   ---    ---    ---      ---      ---     ---      ---    ---   ---   ---    ---
Initial Percentage           100   100    100    100      100      100     100      100    100   100   100    100
_____ 2003
_____ 2004
_____ 2005
_____ 2006
_____ 2007
_____ 2008
_____ 2009
_____ 2010
_____ 2011
_____ 2012
_____ 2013
_____ 2014
_____ 2015
_____ 2016
_____ 2017
_____ 2018
_____ 2019
_____ 2020
_____ 2021
_____ 2022
_____ 2023
_____ 2024
_____ 2025
_____ 2026
_____ 2027
_____ 2028
_____ 2029
_____ 2030
_____ 2031
_____ 2032

Weighted Average Life (Years) (1)(2)
Weighted Average Life (Years) (1)(3)

(1) The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(2)  To maturity.

(3)  To call.

                                             Class A-5A                                    Class B-1
                             ------------------------------------------    ---------------------------------------
                                         Prepayment Scenario                        Prepayment Scenario
DISTRIBUTION DATE             I     II    III     IV       V       VI       I       II     III    IV    V     VI
-----------------            ---   ---    ---    ---      ---      ---     ---      ---    ---   ---   ---    ---
Initial Percentage           100   100    100    100      100      100     100      100    100   100   100    100
_____ 2003
_____ 2004
_____ 2005
_____ 2006
_____ 2007
_____ 2008
_____ 2009
_____ 2010
_____ 2011
_____ 2012
_____ 2013
_____ 2014
_____ 2015
_____ 2016
_____ 2017
_____ 2018
_____ 2019
_____ 2020
_____ 2021
_____ 2022
_____ 2023
_____ 2024
_____ 2025
_____ 2026
_____ 2027
_____ 2028
_____ 2029
_____ 2030
_____ 2031
_____ 2032

Weighted Average Life (Years) (1)(2)
Weighted Average Life (Years) (1)(3)

(1) The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(2)  To maturity.

(3)  To call.

These tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Home Equity Loans, which differ from the actual characteristics and performance of the loans) and should be read in conjunction with them.

                   FORMATION OF THE TRUST AND TRUST PROPERTY

         [ ] Home Equity Loan Trust _____-__ (the "Trust") will be created and established pursuant to the Pooling and Servicing Agreement dated as of _____, _____ (the "Agreement") among GS Mortgage Securities Corp. (the "Depositor"), the Servicer, and ___________________ (the "Trustee"). On or prior to the Closing Date, the Originators will transfer without recourse the Home Equity Loans to the Seller. On or before the Closing Date, the Seller will transfer without recourse the Home Equity Loans to the Depositor pursuant to the Mortgage Loan Purchase Agreement dated as of _____, _____ (the "Loan Purchase Agreement") among the Depositor, the Seller and ______. On the Closing Date, the Depositor will convey without recourse the Home Equity Loans to the Trust and the Trust will issue the Certificates at the direction of the Depositor.

         The property of the Trust shall include:

         (1) the Home Equity Loans together with the related Home Equity Loan documents and the Originators' interest in any Mortgaged Property which secures a Home Equity Loan and all payments on the Home Equity Loans and proceeds of the conversion, voluntary or involuntary, of the foregoing, other than principal received on or before the applicable Cut-Off Date and interest due on or prior to __________,

         (2) the amounts as may be held by the Trustee in the Certificate Account, the Cap Reserve Fund, the LIBOR Carryover Funds and any other accounts held by the Trustee for the Trust together with investment earnings on these amounts and other amounts as may be held by the Servicer in the Principal and Interest Account, if any, whether in the form of cash, instruments, securities or other properties,

         (3 the Depositor's rights but not its obligations under the Loan Purchase Agreement,

         (4)      the Cap Agreement and

         (5) proceeds of all the foregoing, including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing, to pay the Certificates as specified in the Agreement (collectively with clause (1) through (4) above, the "Trust Estate").

         In addition to the foregoing, the Depositor shall cause the Certificate Insurer to deliver the Policies to the Trustee for the benefit of the Owners of the Class A and Class A-IO Certificates.

         The Offered Certificates will not represent an interest in or an obligation of, nor will the Home Equity Loans be guaranteed by, the Depositor, the Seller, the Originators, the Servicer, the Trustee or any of their affiliates. Some of the distributions due to the Owners of the Class A and Class A-IO Certificates are insured by the Certificate Insurer.

         Prior to its formation the Trust will have had no assets or obligations. Upon formation, the Trust will not engage in any business activity other than acquiring, holding and collecting payments on the Home Equity Loans, issuing the Certificates and distributing payments on them. The Trust will not acquire any receivables or assets other than the Home Equity Loans and the proceeds of the Home Equity Loans and rights appurtenant to the Home Equity Loans. To the extent that borrowers make scheduled payments under the Home Equity Loans, the Trust will have sufficient liquidity to make distributions on the Certificates. As the Trust does not have any operating history and will not engage in any business activity other than issuing the Certificates and making distributions on the Certificates, there has not been included any historical or pro forma ratio of earnings to fixed charges with respect to the Trust.

                            ADDITIONAL INFORMATION

         The description in this prospectus supplement of the Home Equity Loans and the Mortgaged Properties is based upon the Home Equity Loans in each Home Equity Loan Group as constituted at the Cut-Off Date. Prior to the issuance of the Offered Certificates, Home Equity Loans may be removed from any of the Home Equity Loan Groups as a result of incomplete documentation or non-compliance with representations and warranties set forth in the Agreement, if the Depositor or the Certificate Insurer deems removal necessary or appropriate and other Home Equity Loans may be added to a Home Equity Loan Group prior to the issuance of the Offered Certificates.

                        DESCRIPTION OF THE CERTIFICATES

         Pursuant to the Agreement, the Trust will issue on the Closing Date the [ ] Home Equity Loan Pass-Through Certificates, Series _____-__, Class A-1F (the "Class A-1F Certificates"), Class A-2F (the "Class A-2F Certificates" and together with the Class A-1F Certificates, the "Class AI Certificates"), Class A-3A (the "Class A-3A Certificates"), Class A-4A (the "Class A-4A Certificates"), Class A-5A (the "Class A-5A Certificates" and together with the Class A-3A Certificates and together with the Class A-4A Certificates, the "Class AII Certificates" and together with the Class AI Certificates, the "Class A Certificates"), Class A-IO (the "Class A-IO Certificates"), Class B-1 (the "Class B-1 Certificates" or the "Subordinated Offered Certificates" and together with the Class A and Class A-IO Certificates, the "Offered Certificates"). The Trust will also issue on the Closing Date the Class B-IOF Certificates (the "Class B-IOF Certificates"), the Class B-IOA Certificates (the "Class B-IOA Certificates" and, together with the Class A-IO and Class B-IOF Certificates, the "Notional Amount Certificates"), the Class X-F Certificates (the "Class X-F Certificates"), the Class X-A Certificates (the "Class X-A Certificates" and together with the Class X-F Certificates, the "Class X Certificates"), the Class P-F Certificates (the "Class P-F Certificates"), the Class P-A Certificates (the "Class P-A Certificates") and particular residual classes of certificates (the "Class R Certificates" and together with the Class X-F Certificates, the Class X-A Certificates, the Class P-F Certificates and the Class P-A Certificates, the "Nonoffered Certificates" and together with the Offered Certificates, the "Certificates"). Only the Offered Certificates are being offered by this prospectus supplement.

         The Class B-1 Certificates are comprised of two component certificates, the Class B-1F Component Certificate (the "Class B-1F Component Certificate") and the Class B-1A Component Certificate (the "Class B-1A Component Certificate"). The Class A-IO Certificates are comprised of two component certificates, the Class A-IOF Component Certificate (the "Class A-IOF Component Certificate") and the Class A-IOA Component Certificate (the "Class A-IOA Component Certificate"). The Class AI Certificates, Class A-IOF Component Certificates, Class B-1F Component Certificates, Class B-IOF Certificates are referred to as the "Group I Certificates." The Class AII Certificates, Class A-IOA Component Certificates, Class B-1A Component Certificates, and Class B-IOA Certificates are referred to as the "Group II Certificates."

         The form of the Agreement has been filed as an exhibit to the Registration Statement of which this prospectus supplement and the prospectus is a part and the Agreement will be filed in a current report on Form 8-K within fifteen days of the Closing Date. The following summaries describe provisions of the Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement. Wherever particular sections or defined terms of the Agreement are referred to, the sections or defined terms are incorporated in this prospectus supplement by reference.

         The Offered Certificates will be issued in denominations of $1,000 and multiples of $1 in excess of $1,000 and will evidence specified undivided interests in the Trust. The property of the Trust will consist of, to the extent provided in the Agreement:

o        the Home Equity Loans;

o payments on the Home Equity Loans due and received after the Cut-Off Date, exclusive of principal received on or prior to the Cut-Off Date and interest due on or prior to _____, ________;

o Mortgaged Properties relating to the Home Equity Loans that are acquired by foreclosure or deed in lieu of foreclosure;

o the Principal and Interest Account and the Certificate Account and funds on deposit in these accounts;

o rights under hazard insurance policies, if any, covering the Mortgaged Properties;

o an assignment of some of the Depositor's rights, but none of its obligations, under the Loan Purchase Agreement;

o amounts on deposit in specific accounts including the Cap Reserve Account and the LIBOR Carryover Funds;

o        the Cap Agreement; and

o        proceeds of the foregoing.

         In addition, the Depositor will cause [_________________________] (the "Certificate Insurer") to issue two irrevocable and unconditional certificate guaranty insurance policies (the "Policies") one for the benefit of the holders of the Class A-1F, Class A-2F and Class A-IOF Component Certificates and the other for the benefit of the holders of the Class A-3A, Class A-4A, Class A-5A and Class A-IOA Component Certificates, pursuant to which the Certificate Insurer will guarantee particular payments to the Class A and Class A-IO Certificateholders as described in this prospectus supplement and in the Policies. Definitive Certificates will be transferable and exchangeable at the corporate trust office of the Trustee, which will initially act as Certificate Registrar. See "--Book-Entry Certificates" below for more detail.

         No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

         Each Home Equity Loan in the trust will be assigned to one of two home equity loan groups ("Group I", and "Group II," respectively, and each a "Home Equity Loan Group"). Distributions on the Group I Certificates will be derived from payments on the home equity loans in Group I. Principal distributions on the Class A-1F Certificates and the Class A-2F Certificates, respectively will be based on the principal received on subgroups of Group I consisting of home equity loans with initial principal balances of $240,000 or less and greater than $240,000, respectively. The Group II Certificates will receive distributions primarily based upon collections on the Home Equity Loans in Group II. Distributions on the Group II Certificates will be derived from payments on the home equity loans in Group II. Principal distributions on the Class A-3A and Class A-4A Certificates, respectively, will be based on the principal received on subgroups of Group II consisting of home equity loans with initial principal balances of $240,000, or less and greater than $240,000, respectively. Principal distributions on the Class A-5A Certificates will be based on ratio of the outstanding principal balance of the Class A-5A Certificates and the outstanding balance of the Class A Certificates in Group II.

         The principal amount of a class of Offered Certificates and a class of Class B Component Certificates, other than the Class A-I0F and Class A-I0A Certificates, (each, a "Certificate Principal Balance") on any Distribution Date is equal to the applicable Certificate Principal Balance on the Closing Date minus the aggregate of amounts actually distributed as principal to the holders of the class of Offered Certificates. On any date, the "Aggregate Principal Balance" with respect to the Group I Certificates or the Group II Certificates is the aggregate of the related Certificate Principal Balances on the date. The notional amount of each class of Notional Amount Certificates (each, a "Notional Amount") will be the notional amount for the Distribution Date as set forth in this prospectus supplement.

         Each class of Class A, Class A-IO Component and Class B Component Certificates represents the right to receive payments of interest at the Certificate Rate for the Class and payments of principal, other than with respect to the Class A-IO Certificates, as described below.

         The Person in whose name a Certificate is registered in the Certificate Register is referred to in this prospectus supplement as a "Certificateholder."

Book-Entry Certificates

         Persons acquiring beneficial ownership interests in the book-entry Certificates will hold their Certificates through The Depository Trust Company, in the United States, Clearstream or the Euroclear System, in Europe, if they are participating organizations (a "Participant") of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as "DTC." Clearstream is referred to as "Clearstream." The Euroclear System is referred to as "Euroclear." The book-entry Certificates will be issued in one or more certificates that equal the aggregate principal balance of the applicable class or classes of Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and The Chase Manhattan Bank will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate or note representing such security. Unless and until physical Certificates are issued, it is anticipated that the only "Securityholder" will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through Participants and DTC.

         An owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

         Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry Certificates from the trustee through DTC and DTC Participants. While the book-entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the Certificates. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates or notes, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the Certificates.

         Beneficial owners will not receive or be entitled to receive physical certificates for the securities referred to as "Definitive Securities" (the "Definitive Securities"), except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not Participants may transfer ownership of securities only through Participants and Financial Intermediaries by instructing such Participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective Participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

         Transfers between DTC Participants will occur in accordance with the Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositaries.

         DTC is a New York-chartered limited purpose trust company that performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

         Clearstream Banking, societe anonyme, Luxembourg, has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in account of Clearstream Participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier in Luxembourg. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

         Distributions, to the extent received by the relevant depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

         Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         The trustee will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

         Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC Participants that in turn can only act on behalf of Financial Intermediaries, the ability of an owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates or notes for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates or notes.

         Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC Participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

         DTC has advised the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the Agreement only at the direction of one or more DTC Participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such Participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.

         Physical certificates representing a security will be issued to beneficial owners only upon the events specified in the related Agreement. Such events may include the following:

o we advise the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we are or the trustee is unable to locate a qualified successor,

o at our option, we elect to terminate the book-entry system through DTC, or

o after the occurrence of an event of default, securityholders representing not less than 50% of the aggregate current principal amount of the applicable securities advise the trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the securityholders.

         Upon the occurrence of any of the events specified in the related Agreement, DTC will be required to notify all Participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates or notes representing the securities and instruction for re-registration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures listed in this prospectus and in the Agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         We, the Master Servicer, if any, and the trustee will not have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Assignment Of Rights

         A Certificateowner may pledge, encumber, hypothecate or assign all or any part of its right to receive distributions under any Offered Certificate, but the pledge, encumbrance, hypothecation or assignment shall not constitute a transfer of an ownership interest sufficient to render the transferee a Certificateowner of the Trust without compliance with the provisions of the Agreement. Notwithstanding the foregoing, the Agreement provides that the Certificate Insurer will, in connection with the subrogation of the Certificate Insurer to the rights of the Certificateowners of the Offered Certificates in an amount equal to Insured Payments for which the Certificate Insurer has not received reimbursement, be considered to be an "Owner" to the extent, but only to the extent, of the rights.

Distribution Dates

         On each Distribution Date, distributions will be made to Certificateholders from amounts then on deposit in the certificate accounts established and maintained by the Trustee in accordance with the Agreement (each a "Certificate Account"). The "Distribution Date" shall be the ____ day of each month and if this day is not a Business Day, then the next succeeding Business Day. Distributions will be made in immediately available funds to Certificateholders of Offered Certificates by wire transfer or otherwise, to the account of the Certificateholder at a domestic bank or other entity having appropriate facilities, if the Certificateholder has so notified the Trustee at least five Business Days prior to the Record Date, or by check mailed to the address of the person so entitled as it appears on the register (the "Certificate Register") maintained by the Trustee as registrar (the "Certificate Registrar"). Certificateowners may experience some delay in the receipt of their payments due to the operations of DTC.

         "Business Day" means any day other than:

         (1)      a Saturday or Sunday,

         (2)      a day on which the Certificate Insurer is closed or

         (3) a day on which banking institutions in the City of New York, New York, [or Wilmington, Delaware] or the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed.

         "Record Date" means with respect to any Distribution Date, the last day of the month immediately preceding the calendar month in which the Distribution Date occurs. See "--Book Entry Certificates" for more detail.

         The Agreement will provide that a Certificateholder, upon receiving the final distribution on a Certificate, will be required to send the Certificate to the Trustee. The Agreement additionally will provide that, in any event, any Certificate as to which the final distribution has been made shall be deemed cancelled for all purposes of the Agreement and the Policies.

         Each Certificateholder of record of a class of Offered Certificates will be entitled to receive the Certificateholder's Percentage Interest in the amounts due the Class on each Distribution Date. The "Percentage Interest" of an Offered Certificate as of any date of determination will be equal to the percentage obtained by dividing the principal balance or notional amount of the Offered Certificate as of the Closing Date by the Certificate Principal Balance or Notional Amount for the related class of Offered Certificates as of the Closing Date.

Distributions

         The Trustee will be required to deposit into the Certificate Account,

o        the proceeds of any liquidation of the assets of the Trust,

o all remittances made to the Trustee by or on behalf of the Servicer, the Seller or the Depositor,

o any Cap Reserve Fund Transfer Amounts, any withdrawals from the LIBOR Carryover Funds,

o any Insured Payments from the Certificate Insurer, provided that the amounts shall only be available to pay the applicable Class A Certificates and Class A-IO Certificates, and

o        other amounts required in the Agreement.

         The Agreement establishes a Certificate Rate on each class of Class A, Class A-IO Component and Class B Component Certificates as set forth in this prospectus supplement under "--Certificate Rate." The Subordinated Offered Certificates will receive all of the interest and principal payments paid with respect to the related Class B Component Certificates. The "Expense Fee" for any Distribution Date will equal the sum of the Trustee Fee and the amounts payable to the Certificate Insurer as premium on the Policies (the "Premium Amount") on the Distribution Date. The Premium Amount as of each Distribution Date and Home Equity Loan Group will be as set out in the Agreement.

         On each Distribution Date, the Trustee is required to make the following disbursements and transfers from monies then on deposit in the Certificate Account as specified below in the following order of priority:

         (1) First, on each Distribution Date from amounts then on deposit in the Certificate Account and with respect to a Home Equity Loan Group:

                  (A) to the Trustee, the Trustee Fee for the related Home Equity Loan Group and

                  (B) provided that no Certificate Insurer Default as defined in clause (x) of the definition of Certificate Insurer Default has occurred and is continuing, the Premium Amount for the related class of Class A and Class A-IO Certificates for the Distribution Date to the Certificate Insurer;

         (2) Second, on each Distribution Date, the Trustee shall allocate an amount equal to the sum of:

                  (x) the Total Monthly Excess Spread with respect to each Home Equity Loan Group with respect to the Distribution Date plus

                  (y) any Subordination Reduction Amount with respect to the related Home Equity Loan Group with respect to the Distribution Date (the sum for each Home Equity Loan Group being the "Total Monthly Excess Cashflow") as follows:

                           (A) First, the Total Monthly Excess Cashflow with respect to the Home Equity Loan Group shall be allocated to the payment of the related Class A Distribution Amount, excluding any related Subordination Increase Amount, pursuant to clause (3) below in an amount equal to the amount, if any, by which (x) the Class A Distribution Amount, excluding any related
                                    Subordination Increase Amount, exceeds (y) the Available Funds with respect to the Home Equity Loan Group, net of the related Expense Fees;

                          (B) Second, provided that no Certificate Insurer Default as defined in clause (x) of the definition of Certificate Insurer Default has occurred and is continuing, any portion of the Total Monthly Excess Cashflow with respect to the Home Equity Loan Group remaining after the allocation described in clause (2) (A) above shall be allocated to the Certificate Insurer in respect of any Reimbursement Amount (as defined in the Agreement) with respect to the related class of Class A and Class A-IO Certificates; provided further that if a Certificate Insurer Default as defined in clause (x) of the definition of Certificate Insurer Default has occurred and is continuing, then the priority of this allocation shall follow immediately after clause (2)(C) below;

                           (C) Third, any portion of the Total Monthly Excess Cashflow with respect to the Home Equity Loan Group remaining after the allocation described in clauses (2) (A) and
                                    (B) above shall be used to reduce to zero, through the payment to the
                                    Certificateholders of the related class of Class A and Class B Component Certificates of a Subordination Increase Amount included in the related Group Principal Distribution Amount which shall be paid pursuant to clause (3) (D) below and the payment priorities specified below under "--Principal Priorities," in an amount, if any, equal to the excess of the Specified Subordinated Amount with respect to the Home Equity Loan Group over the Subordinated Amount with respect to the Home Equity Loan Group, assuming application of 100% of scheduled principal collections received during the Due Period and principal prepayments received during the related Prepayment Period but prior to the application of any Subordination Increase Amount, (the excess, the "Subordination Deficiency Amount") as of the Distribution Date;

                           (D) Fourth, if the Subordinated Amount for Group II has never equaled the Specified Subordinated Amount for Group II, any portion of the Total Monthly Excess
                                    Cashflow with respect to Group I remaining after the allocation described in clauses
                                    (2) (A), (B) and (C) above shall be used to reduce to zero, through the payment to the Certificateholders of the Class A and Class B Component Certificates of Group II of a Subordination Increase Amount included in the Principal Distribution Amount for Group II which shall be paid pursuant to clause (3) (D) below and the payment priorities specified below under "--Principal Priorities," in an amount, if any, equal to the remaining Subordination Deficiency Amount for Group II as of the Distribution Date;

                           (E) Fifth, any Total Monthly Excess Cashflow with respect to the Home Equity Loan Group remaining after the allocations described in clauses (2) (A), (B), (C) and (D) above shall be allocated to the unrelated Class B Component Certificates and paid pursuant to clause (3)(E) below, to the extent of any unreimbursed Unrelated Principal Carryover Shortfalls;

                           (F) Sixth, any Total Monthly Excess Cashflow with respect to the Home Equity Loan Group remaining after the allocations described in clauses (2) (A), (B), (C), (D) and (E) above shall be allocated to the related Class B Component Certificates and paid pursuant to clause (3)(F) below, to the extent of any unreimbursed Related Principal Carryover Shortfalls;

                           (G) Seventh, any portion of Total Monthly Excess Cashflow with respect to the Home Equity Loan Group remaining after the allocations described in clauses (2) (A),
                                    (B), (C), (D), (E) and (F) above shall be allocated to the related Class X Certificates and paid to the LIBOR Carryover Fund pursuant to clause (3)(G) below, to the extent of any related required LIBOR Carryover Fund Deposit; and

                           (H) Eighth, any Total Monthly Excess Cashflow remaining after the allocations described in clauses (2) (A), (B), (C), (D), (E),
                                    (F) and (G) above shall be allocated to
                                    the Servicer and paid pursuant to clause
                                    (3)(I) below, to the extent of any
                                    unreimbursed Delinquency Advances and
                                    unreimbursed Servicing Advances and other amounts specified in the Agreement;

         (3) Third, following the making by the Trustee of all allocations, transfers and disbursements described above from amounts, including any related Insured Payment which shall be paid only to the Certificateholders of the related Class A and Class A-IO Certificates, then on deposit in the Certificate Account with respect to the related Home Equity Loan Group, the Trustee shall distribute based on and after giving effect to the allocations provided in clause (2) above:

                           (A) to the related Class A and Class A-IO Component Certificates, the related Current Interest for each Class, including the proceeds of any Insured Payments with respect to Current Interest made by the Certificate Insurer, on a pro rata basis based on each the Class A and Class A-IO Component Certificate's Current Interest without priority among the Class A and Class A-IO Component Certificates;

                           (B)      to the related Class B Component
                                    Certificates and the Class B-IOA or Class
                                    B-IOF Certificates, as applicable, the
                                    related Current Interest;

                           (C) to the Certificate Insurer, the amounts described in clause (2)(B) above;

                           (D) the Group Principal Distribution Amount applicable to each of the Group I and Group II Certificates shall be distributed as described under "--Principal Priorities" below;

                           (E)      to the unrelated Class B Component
                                    Certificate the amounts described in
                                    clause (2)(E) above until its Unrelated
                                    Principal Carryover Shortfall is reduced to zero;

                           (F)      to the related Class B Component
                                    Certificate the amounts described in
                                    clause (2)(F) above until its Related
                                    Principal Carryover Shortfall is reduced to zero;

                           (G)      from the amounts described in clause (2)
                                    (G) above the related LIBOR Carryover Fund
                                    Deposit to the related Class X
                                    Certificates for concurrent deposit in the related LIBOR Carryover Fund;

                           (H) from amounts on deposit in the LIBOR Carryover Fund, the lesser of the related Certificateholders' Interest Index
                                    Carryover and the Available LIBOR
                                    Carryover Amount (1) first, pro rata based on Certificateholders' Interest Index Carryover, an amount up to the related outstanding Certificateholders' Interest
                                    Index Carryover to the related Class A
                                    Certificates, and (2) second, to the
                                    related Class B Component Certificates, an amount up to the related outstanding Certificateholders' Interest Index
                                    Carryover to the related Class B Component
                                    Certificates; and

                           (I) to the Servicer the amounts described in clause (2)(H) above;

         (4) Fourth, following the making by the Trustee of all allocations, transfers and disbursements described above, from amounts then on deposit in the Certificate Account, the Trustee shall distribute the remaining distributable amounts for the Distribution Date to the Trustee, a successor servicer and the Nonoffered Certificateholders, as specified in the Agreement.

Principal Priorities

         On each Distribution Date, the Trustee will distribute the Group Principal Distribution Amount with respect to Group I in the following order of priority, to the extent of the funds remaining for the distribution:

         (A) to the Class AI Certificateholders, the related Class A Principal Distribution Amount, concurrently, as follows:

                  (1) an amount equal to the Class A-1F Principal Distribution Amount to the Class A-1F Certificates until the principal balance of the Class is reduced to zero; and

                  (2) an amount equal to the Class A-2F Principal Distribution Amount to the Class A-2F Certificates until the principal balance of the Class is reduced to zero;

         (B) to the Class B-1F Component Certificates, the related Class B Component Principal Distribution Amount, until the principal balance of the Class is reduced to zero; and

         (C) to the Nonoffered Certificateholders related to Group I, any remaining amounts, as specified in the Agreement.

         On each Distribution Date, the Trustee will distribute the Group Principal Distribution Amount with respect to Group II in the following order of priority, to the extent of the funds remaining for the distribution:

         (A) to the Class AII Certificateholders, the related Class A Principal Distribution Amount, concurrently, as follows:

                  (1) an amount equal to the Class A-3A Principal Distribution Amount to the Class A-3A Certificates until the principal balance of the Class is reduced to zero;

                  (2) an amount equal to the Class A-4A Principal Distribution Amount to the Class A-4A Certificates until the principal balance of the Class is reduced to zero; and

                  (3) an amount equal to the Class A-5A Principal Distribution Amount to the Class A-5A Certificates until the principal balance of the Class is reduced to zero;

         (B) to the Class B-1A Component Certificates, the related Class B Component Principal Distribution Amount, until the principal balance of the Class is reduced to zero; and

         (C) to the Nonoffered Certificateholders related to Group II, any remaining amounts, as specified in the Agreement.

         To the extent that the Trustee receives an Insured Payment with respect to any Distribution Date, the Trustee will distribute any portion of the Insured Payment with respect to the related Guaranteed Principal Amount to the related Class A Certificates in the same manner as Class A Principal Distribution Amount for the related Home Equity Loan Group is allocated to the related Class A Certificates.

Certain Definitions

         "Available Funds" as to each Home Equity Loan Group and Distribution Date is the amount on deposit in the Certificate Account with respect to the related Home Equity Loan Group on the Distribution Date, excluding any Cap Reserve Fund Transfer Amount for the Distribution Date and including any amounts to be transferred from the LIBOR Carryover Funds, net of Total Monthly Excess Cashflow and any prepayment penalties with respect to the Home Equity Loan Group and disregarding the amounts of any Insured Payments to be made on the Distribution Date.

         The Trustee or Paying Agent shall: (1) receive as attorney-in-fact of each Certificateholder of Class A and Class A-IO Certificates any Insured Payment from the Certificate Insurer and deposit the amounts into the Certificate Account and (2) disburse the same to each Certificateholder of Class A and Class A-IO Certificates. The Agreement will provide that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly, as by paying through the Trustee or Paying Agent, to the Certificateholders of the Class A and Class A-IO Certificates the Certificate Insurer will be subrogated to the rights of the Certificateholders of Class A and Class A-IO Certificates with respect to the Insured Payments, and shall receive reimbursement for the Insured Payment as provided in the Agreement, but only from the sources and in the manner provided in the Agreement; this subrogation and reimbursement to have no effect on the Certificate Insurer's obligations under the Policies.

         "Available LIBOR Carryover Amount" means with respect to any Distribution Date and a class of Certificates, the amount on deposit in the related LIBOR Carryover Fund after giving effect to deposits to it on the Distribution Date.

         "Cap Reserve Fund Transfer Amount" means with respect to any Distribution Date, the lesser of: (1) the amount to be on deposit in the Cap Reserve Fund with respect to the Distribution Date and (2) as of any Distribution Date, the excess, if any, of:

         (a)      the sum of:

o the related Current Interest for the related Certificates for the Distribution Date,

o the amounts described in clause (b) of the definition of Guaranteed Principal Amount for the related Class A Certificates for the Distribution Date,

o the amount by which the Certificate Principal Balance of the related Group I or Group II Certificates, as applicable, after giving effect to all payments on the Distribution Date except with respect to any Cap Reserve Fund Transfer Amounts on the Distribution Date exceeds the Loan Balance of the Home Equity Loans in the related Home Equity Loan Group as of the end of the related Due Period;

o on the Cap Reserve Fund Release Date, an amount necessary to cause the Subordinated Amount for each Home Equity Loan Group to equal the Specified Subordinated Amount for the Home Equity Loan Group and

o on the Cap Reserve Fund Release Date, Principal Carryover Shortfalls for the related Class B Component Certificates over

         (b) the related Total Available Funds for the Distribution Date, net of the Premium Amount with respect to the related Class A Certificates and Class A-IO Component Certificates and the Trustee Fee with respect to the related Home Equity Loan Group and excluding any transfers to be made from the Cap Reserve Fund for the Distribution Date.

         "Carry-Forward Amount" with respect to any class of Certificates is the amount as of any Distribution Date, equal to the sum of:

         (1)      the amount, if any, by which:

                  (x) the Current Interest for the Class for the immediately preceding Distribution Date exceeded

                  (y) the amount of the actual distribution in respect to interest on the class of Certificates made to the Certificateholders of the class of Certificates on the immediately preceding Distribution Date and

         (2) interest on the excess for the related Interest Period at the related Certificate Rate for the class of Certificates.

         "Certificate Insurer Default" is defined under the Agreement as the occurrence and continuance of: (x) the failure by the Certificate Insurer to make a required payment under any of the Policies, which failure continues unremedied for five Business Days or (y) specified events of bankruptcy or insolvency of the Certificate Insurer.

         "Class A Distribution Amount" for each Home Equity Loan Group and Distribution Date shall be the sum of: (x) Current Interest for the Class A and Class A-IO Component Certificates related to the Home Equity Loan Group, and (y) the Class A Principal Distribution Amount for the Home Equity Loan Group.

         "Class A Principal Distribution Amount" for each Home Equity Loan Group and Distribution Date shall be with respect to:

         (a) any Distribution Date prior to the Stepdown Date or during the continuation of a Trigger Event, the lesser of:

                  (1)      100% of the related Group Principal Distribution
                           Amount and

                  (2) the aggregate Certificate Principal Balance of the related Class A Certificates, and

         (b) any other Distribution Date, an amount equal to the excess, if any, of:

                  (1) the aggregate Certificate Principal Balance of the related Class A Certificates immediately prior to the Distribution Date over

                  (2)      the lesser of:

                           (x) the product of ____% with respect to Group I and ____% with respect to Group II and the outstanding Loan Balance of the related Home Equity Loans as of the last day of the related Due Period,
                           (y) the outstanding principal balance of the related Home Equity Loans as of the last day of the related Due Period minus the sum of:

                           (A) $____in case of Group I and $____in case of Group II and

                           (B)   the related 270-Day Delinquency Amount and

         (z) the outstanding Loan Balance of the related Home Equity Loans as of the last day of the related Due Period minus sum of the outstanding principal balances of the three largest Home Equity Loans as of the last day of the related Due Period in the Home Equity Loan Group;

provided, however, on the Final Scheduled Distribution Date for each class of Class A Certificates, the related Class A Principal Distribution Amount shall equal the aggregate Certificate Principal Balance of the related Class A Certificates.

         "Class A Subordination Increase Amount" means with respect to any Distribution Date and Home Equity Loan Group, the portion of any Subordination Increase Amount for the Home Equity Loan Group. The Class A Subordination Increase Amount with respect to Group I will be allocated between the Class A-1F Certificates and Class A-2F Certificates as follows: (1) first, pro rata, based on cumulative Realized Losses in Group Ia and Group Ib, respectively until Class A Subordination Increase Amounts in an amount equal to the cumulative Realized Losses has been paid the Class A-1F Certificates and Class A-2F Certificates on the Distribution Date or on prior Distribution Dates and
(2) second, the remainder, pro rata, based upon the percentage that the outstanding Loan Balance of Group Ia or Group Ib represents of the Group I Home Equity Loans; provided, however, if the Certificate Principal Balance of either the Class A-1F Certificates or the Class A-2F Certificates has been reduced to zero, 100% of the Class A Subordination Increase Amount with respect to Group I shall be allocated to the outstanding Class A-1F Certificates or Class A-2F Certificates, as applicable. The Class A Subordination Increase Amount with respect to Group II will be allocated among the Class A-3A, Class A-4A and Class A-5A Certificates as follows;

         (1)      first, an amount equal to the product of:

                  (x) a fraction, the numerator of which is the Certificate Principal Balance of the Class A-5A Certificates immediately preceding the Distribution Date and the denominator of which is the Certificate Principal Balance of the Group AII Certificates immediately preceding the Distribution Date and

                  (y) the related Class A Subordination Increase Amount, will be paid to the Class A-5A Certificates,

         (2) second, the remainder pro rata, to the Class A-3A and Class A-4A Certificates, based on cumulative Realized Losses in Group IIa and Group IIb, respectively until Class A Subordination Increase Amounts in an amount equal to the cumulative Realized Losses has been paid to the Class A-3A and Class A-4A Certificates on the Distribution Date or on prior Distribution Dates and

         (3) third, the remainder, pro rata, to the Class A-3A and Class A-4A Certificates based upon the percentage that the outstanding principal balance at Group IIa or Group IIb represents of the Group II Home Equity Loans;

provided, however, if the Certificate Principal Balance of either the Class A-3A Certificates or the Class A-4A Certificates has been reduced to zero, the remainder of the Class A Subordination Increase Amount with respect to Group II remaining after the allocation in clause (1) shall be allocated to the outstanding Class A-3A Certificates or Class A-4A Certificates, as applicable.

         "Class A-1F Principal Distribution Amount" means with respect to any Distribution Date and the Class A-1F Certificates, the sum of:

o        the product of:

                  (1) the Class A Principal Distribution Amount, less any Class A Subordination Increase Amount included in the Class A Principal Distribution Amount, for Group I and

                  (2) (A) if the Certificate Principal Balance of the Class A-2F Certificates is not zero, a fraction:
                           (x) the numerator of which is the sum of the amounts described in clauses (b) (1) (A) - (D) of the definition of Group Principal Distribution Amount received with respect to the Home Equity Loans in Group Ia and (y) the denominator of which is the sum of the amounts described in clauses (b)
                           (1) (A) - (D) of the definition of Group Principal Distribution Amount received With respect to the Home Equity Loans in Group I and

                           (B) if the Certificate Principal Balance of the Class A-2F Certificates is zero, 100%, and

o the Class A Subordination Increase Amount with respect to the Class A-1F Certificates for the Distribution Date;

provided, however, on the Final Scheduled Distribution Date for the Class A-1F Certificates, the Class A-1F Principal Distribution Amount shall equal the Certificate Principal Balance of the Class A-1F Certificates on the Distribution Date, prior to giving effect to any distributions on this date.

         "Class A-2F Principal Distribution Amount" means with respect to any Distribution Date and the Class A-2F Certificates, the sum of:

o        the product of:

                  (1) the Class A Principal Distribution Amount, less any Class A Subordination Increase Amount included in the Class A Principal Distribution Amount, for Group I and

                  (2) (A) if the Certificate Principal Balance of the Class A-1F Certificates is not zero, a fraction:
                           (x) the numerator of which is the sum of the amounts described in clauses (b) (1) (A) - (D) of the definition of Group Principal Distribution Amount received with respect to the Home Equity Loans in Group Ib and (y) the denominator of which is the sum of the amounts described in clauses (b)
                           (1) (A) - (D) of the definition of Group Principal Distribution Amount received with respect to the Home Equity Loans in Group I and

                           (B) if the Certificate Principal Balance of the Class A-1F Certificates is zero, 100%, and

o the Class A Subordination Increase Amount with respect to the Class A-2F Certificates for the Distribution Date;

provided, however, on the Final Scheduled Distribution Date for the Class A-2F Certificates, the Class A-2F Principal Distribution Amount shall equal the Certificate Principal Balance of the Class A-2F Certificates on the Distribution Date, prior to giving effect to any distributions on this date.

         "Class A-3A Principal Distribution Amount" means with respect to any Distribution Date and the Class A-3A Certificates, the sum of:

o        the product of:

                  (1) the Class A Principal Distribution Amount, less any Class A Subordination Increase Amount included in the Class A Principal Distribution Amount, for Group II,

                  (2) (A) if the Certificate Principal Balance of the Class A-4A Certificates is not zero a fraction: (x) the numerator of which is the sum of the amounts described in clauses (b) (1) (A) - (D) of the definition of Group Principal Distribution Amount received with respect to the Home Equity Loans in Group IIa and (y) the denominator of which is the sum of the amounts described in clauses (b) (1) (A) -
                           (D) of the definition of Group Principal Distribution Amount received with respect to the Home Equity
                           Loans in Group II and

                           (B) if the Certificate Principal Balance of the Class A-4A Certificates is zero, 100% and

                  (3) a fraction, (A) the numerator of which is the Certificate Principal Balance of the Class A-3A and Class A-4A Certificates immediately preceding the Distribution Date and (B) the denominator of which is the Certificate Principal Balance of the Group AII Certificates immediately preceding the Distribution Date, and

o the Class A Subordination Increase Amount with respect to the Class A-3A Certificates for the Distribution Date;

provided, however, on the Final Scheduled Distribution Date for the Class A-3A Certificates, the Class A-3A Principal Distribution Amount shall equal the Certificate Principal Balance of the Class A-3A Certificates on the Distribution Date, prior to giving effect to any distributions on this date.

         "Class A-4A Principal Distribution Amount" means with respect to any Distribution Date and the Class A-4A Certificates, the sum of:

o        the product of:

                  (1) the Class A Principal Distribution Amount, less any Class A Subordination Increase Amount included in the Class A Principal Distribution Amount, for Group II,

                  (2) (A) if the Certificate Principal Balance of the Class A-3A Certificates is not zero a fraction: (x) the numerator of which is the sum of the amounts described in clauses (b) (1) (A) - (D) of the definition of Group Principal Distribution Amount received with respect to the Home Equity Loans in Group IIb and (y) the denominator of which is the sum of the amounts described in clauses (b) (1) (A) -
                           (D) of the definition of Group Principal Distribution Amount received with respect to the Home Equity
                           Loans in Group II and

                           (B) if the Certificate Principal Balance of the Class A-3A Certificates is zero, 100% and

                  (3) a fraction: (A) the numerator of which is the Certificate Principal Balance of the Class A-3A and Class A-4A Certificates immediately preceding the Distribution Date and (B) the denominator of which is the Certificate Principal Balance of the Group AII Certificates immediately preceding the Distribution Date, and

o the Class A Subordination Increase Amount with respect to the Class A-4A Certificates for the Distribution Date;

provided, however, on the Final Scheduled Distribution Date for the Class A-4A Certificates, the Class A-4A Principal Distribution Amount shall equal the Certificate Principal Balance of the Class A-4A Certificates on the Distribution Date, prior to giving effect to any distributions on this date.

         "Class A-5A Principal Distribution Amount" means with respect to any Distribution Date and the Class A-5A Certificates, the sum of:

o        the product of:

                  (1) the Class A Principal Distribution Amount, less any Class A Subordination Increase Amount included in the Class A Principal Distribution Amount, for Group II and

                  (2) a fraction, the numerator of which is the Certificate Principal Balance of the Class A-5A Certificates immediately preceding the Distribution Date and the denominator of which is the Certificate Principal Balance of the Group AII Certificates immediately preceding the Distribution Date and

o the Class A Subordination Increase Amount with respect to the Class A-5A Certificates for the Distribution Date;

provided, however, on the Final Scheduled Distribution Date for the Class A-5A Certificates, the Class A-5A Principal Distribution Amount shall equal the Certificate Principal Balance of the Class A-5A Certificates, prior to giving effect to any distributions on this date.

         "Class B Component Distribution Amount" for each Home Equity Loan Group and Distribution Date shall be the sum of: (x) Current Interest for the Class B Component Certificates related to the Home Equity Loan Group and (y) the Class B Component Principal Distribution Amount for the Home Equity Loan Group.

         "Class B Component Principal Distribution Amount" for each Home Equity Loan Group and Distribution Date shall be: (a) prior to the Stepdown Date or during the occurrence of a Trigger Event, zero and (b) on any Distribution Date on and after the Stepdown Date and so long as a Trigger Event is not in effect, an amount equal to the excess of:

         (1) the sum of: (x) the aggregate Certificate Principal Balance of the related Class A Certificates, after giving effect to the distribution of the related Group Principal Distribution Amount on the Distribution Date, and (y) the Certificate Principal Balance of the related Class B Component Certificates immediately prior to the Distribution Date, over

         (2) the lesser of: (x) the product of ____% and the outstanding Loan Balance of the related Home Equity Loans as of the last day of the related Due Period and (y) the outstanding principal balance of the related Home Equity Loans as of the last day of the related Due Period minus $____in the case of Group I and $____in case of Group II;

provided, however, that if the aggregate Certificate Principal Balance of the related Class A Certificates is reduced to zero, the related Class B Component Certificates shall be entitled to all of the remaining related Group Principal Distribution Amount, whether or not a Trigger Event is in effect.

         "Compensating Interest Default Amount" means the excess, if any, of:
(a) the aggregate Compensating Interest required to be paid by the Servicer on the related Monthly Remittance Date pursuant to the Agreement over (b) the aggregate Compensating Interest actually paid by the Servicer on the Monthly Remittance Date.

         "Current Interest" with respect to each class of Class A, Class A-IO Component and Class B Component Certificates means, with respect to any Distribution Date: (1) the aggregate amount of interest accrued at the related Certificate Rate on the Certificate Principal Balance or Notional Amount, as applicable, of the related Class A, Class A-IO Component and Class B Component Certificates plus (2) the Carry-Forward Amount, if any, with respect to the class of Class A, Class A-IO Component and Class B Component Certificates; provided, however, that with respect to each class of Class A, Class A-IO Component and Class B Component Certificates, the amount described in clause
(1) above will be reduced by the Class' pro rata share of the sum of: (a) any shortfalls with respect to the related Home Equity Loan Group resulting from the application of the Soldier's and Sailor's Civil Relief Act of 1940 ("Civil Relief Interest Shortfalls") with respect the related Interest Period and (b) any Compensating Interest Default Amounts with respect to the related Home Equity Loan Group.

         "Delinquency Amount" as to any date of determination, means the product of the related Delinquency Percentage and the Loan Balance of the Home Equity Loans in the related Home Equity Loan Group.

         "Delinquency Percentage" means with respect to each Home Equity Loan Group, the rolling three month average of the percentage equivalent of a fraction, the numerator of which is:

         (a)      the sum, without duplication, of the:

                  (1) aggregate Loan Balance of all Home Equity Loans in the related Home Equity Loan Group that are 90 or more days delinquent,

                  (2) aggregate Loan Balance of all Home Equity Loans in the related Home Equity Loan Group that are in foreclosure and

                  (3) the aggregate Loan Balance of all Home Equity Loans in the related Home Equity Loan Group that are relating to REO Properties and the denominator of which is

         (b) the aggregate Loan Balance of the Home Equity Loans in the related Home Equity Loan Group, as of the end of the related Due Period.

         "Due Period" with respect to any Distribution Date is the period beginning on the opening of business on the second day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the close of business on the 1st day of the month in which the Distribution Date occurs.

         "Group Principal Distribution Amount" with respect to the Class A Certificates and the Class B Component Certificates of the related Home Equity Loan Group and Distribution Date shall be the lesser of: (a) the related Total Available Funds plus any Insured Payments paid by the Certificate Insurer related to the Home Equity Loan Group, provided, however, the amounts shall be payable solely to the Class A Certificates and Class A-IO Certificates, minus the related Expense Fee, and minus the Current Interest for the Distribution Date with respect to the related Certificates; and (b) the excess, if any, of:

         (1)      the sum of, without duplication:

                  (A) the principal portion of all scheduled monthly payments on the Home Equity Loans related to the Home Equity Loan Group actually received by the Servicer during the related Due Period, related Delinquency Advances with respect to principal for the related Due Period and any full or partial Prepayments on the Home Equity Loans made by the Mortgagors of Home Equity Loans in the related Home Equity Loan Group and actually received by the Servicer during the related Prepayment Period to the extent the amounts are received by the Trustee;

                  (B) the outstanding principal balance of each Home Equity Loan in the related Home Equity Loan Group that was repurchased by the Originator or the Seller or purchased by the Servicer on or prior to the related Monthly Remittance Date;

                  (C) any Substitution Amounts to the extent the Substitution Amounts relate to principal;

                  (D) all Net Liquidation Proceeds actually collected by or on behalf of the Servicer with respect to the Home Equity Loans in the related Home Equity Loan Group during the related Due Period, to the extent the Net Liquidation Proceeds relate to principal;

                  (E) the amount of any Subordination Deficit with respect to the related Home Equity Loan Group for the Distribution Date;

                  (F) the principal portion of the proceeds received by the Trustee with respect to the related Home Equity Loan Group upon termination of the Trust, to the extent the proceeds relate to principal;

                  (G) the amount of any Subordination Increase Amount with respect to the related Home Equity Loan Group for the Distribution Date to the extent of any Net Monthly Excess Cashflow available for this purpose and

                  (H)      the related Closing Date Deposit; over

         (2) the amount of any Subordination Reduction Amount with respect to the related Home Equity Loan Group for the Distribution Date; provided, however, on the related Final Scheduled Distribution Date for a class of Class A Certificates the Group Principal Distribution Amount with respect to the related class of Class A Certificates shall include the Certificate Principal Balance for the class of Certificates.

         "LIBOR Carryover Fund Deposit" for each Distribution Date and each Home Equity Loan Group, will equal:

         (a) any related Certificateholders' Interest Index Carryover for the Distribution Date, or

         (b) if no Certificateholders' Interest Index Carryover is payable on the Distribution Date, an amount so when it is added to other amounts already on deposit in the applicable LIBOR Carryover Fund, the aggregate amount on deposit in the related LIBOR Carryover Fund is equal to $10,000.

         "Monthly Remittance Date" means the date on which the Servicer is required to make deposits to the Certificate Account and reports are required to be delivered to the Trustee as specified in the Agreement.

         "Net Monthly Excess Cashflow" with respect to each Home Equity Loan Group and Distribution Date, means the excess, if any, of:

         (a)      the Total Monthly Excess Cashflow for the Home Equity Loan
                  Group over

         (b)      the amounts allocated pursuant to clauses (2)(A) through
                  (2)(B) above under "--Distributions" above for the Distribution Date.

         "Prepayment Period" with respect to any Distribution Date is the calendar month preceding the calendar month in which the Distribution Date occurs.

         "Principal Carryover Shortfall" with respect to any Distribution Date and any Class B Component Certificate is the excess, if any, of:

         (1)      the sum of:

                  (x) the amount of the reduction in the Certificate Principal Balance of that Class B Component Certificate on the Distribution Date as provided under "--Allocation of Realized Losses" below and

                  (y) the amount of the reductions on prior Distribution Dates over

         (2)      the amount distributed in respect of it on prior
                  Distribution Dates.

         "Related Principal Carryover Shortfall" with respect to any Distribution Date and any Class B Component Certificate is the Principal Carryover Shortfall of the Class B Component Certificate to the extent that it resulted from a loss in the related Home Equity Loan Group.

         "Senior Enhancement Percentage" means with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the related Subordinated Amount, in each case, prior to taking into account the distribution of the related Group Principal Distribution Amount on the Distribution Date, and the denominator of which is the outstanding principal balance of the related Home Equity Loans as of the last day of the related Due Period.

         "Stepdown Date" with respect to a Home Equity Loan Group means the later to occur of: (x) the Distribution Date in ____and (y) the Distribution Date on which the Senior Enhancement Percentage is greater than or equal to ____% for Group I or ____% for Group II.

         "Total Available Funds" as to each Distribution Date and Home Equity Loan Group is the sum of: (x) the Available Funds with respect to the Home Equity Loan Group and (y) any amounts of Total Monthly Excess Cashflow with respect to the Home Equity Loan Group or the unrelated Home Equity Loan Group to be applied to the related class of Certificates on the Distribution Date, disregarding the amount of any Insured Payment to be made on the Distribution Date.

         "Total Monthly Excess Spread" with respect to each Home Equity Loan Group and Distribution Date, means the excess of (1) the aggregate of all interest which is collected on the Home Equity Loans in the Home Equity Loan Group during a Due Period, net of the Servicing Fee and Trustee Fee with respect to the Home Equity Loan Group and any reimbursement of nonrecoverable Delinquency Advances with respect to the Home Equity Loan Group, plus the sum of any Delinquency Advances and Compensating Interest paid by the Servicer with respect to the Home Equity Loan Group plus any Cap Reserve Fund Transfer Amount over (2) the sum of the Current Interest for the Certificates related to the Home Equity Loan Group and the Premium Amount with respect to the Class A and Class A-IO Certificates related to the Home Equity Loan Group.

         "Trigger Event" means, with respect to Group I or Group II, as applicable, if at any time: (x) the product of: (1) ____% and (2) the percentage equivalent of a fraction, the numerator of which is the Delinquency Amount for the related Home Equity Loan Group and the denominator of which is the outstanding principal balance of the related Home Equity Loans as of the last day of the related Due Period for the related Home Equity Loan Group exceeds (y) the Senior Enhancement Percentage for the related Home Equity Loan Group.

         "270-Day Delinquency Amount" means the aggregate principal balance of the Home Equity Loans in the related Home Equity Loan Group that are 270 or more days delinquent, including without limitation, Home Equity Loans in foreclosure and Home Equity Loans relating to REO Properties.

         "Unrelated Principal Carryover Shortfall" with respect to any Distribution Date and any Class B Component Certificate is the Principal Carryover Shortfall of the Class B Component Certificate to the extent that it resulted from a loss in the unrelated Home Equity Loan Group.

Certificate Rate

         The "Certificate Rate" on any Distribution Date with respect to the Class A, Class A-IO Component and Class B Component Certificates will be the rate set forth in this prospectus supplement except that on any Distribution Date with respect to the Class A-3A, Class A-4A, Class A-5A, Class B-1F Component and Class B-1A Component Certificates, the related Certificate Rate will be the lesser of (A) the related Formula Rate, and (B) the related Available Funds Cap for the Distribution Date.

         The "Class A-3A Formula Rate" for any Distribution Date is the lesser of:

         (A)      the sum of:

                  (1)      One-Month LIBOR and

                  (2) ____%, or ____% for each Distribution Date occurring after the date on which the holder of the Class X-F Certificate has the right to terminate the Agreement by purchasing all outstanding Home Equity Loans, and

         (B) ____% per annum.

         The "Class A-4A Formula Rate" for any Distribution Date is the lesser of:

         (A)      the sum of:

                  (1)      One-Month LIBOR and

                  (2) ____%, or ____% for each Distribution Date occurring after the date on which the holder of the Class X-F Certificate has the right to terminate the Agreement by purchasing all outstanding Home Equity Loans, and

         (B)      ____% per annum.

         The "Class A-5A Formula Rate" for any Distribution Date is the lesser of:

         (A)      the sum of:

                  (1)      One-Month LIBOR and

                  (2) ____%, or ____% for each Distribution Date occurring after the date on which the holder of the Class X-F Certificate has the right to terminate the Agreement by purchasing all outstanding Home Equity Loans, and

         (B)      ____% per annum.

         The "Class B-1F Component Formula Rate" for any Distribution Date is the lesser of:

         (A)      the sum of:

                  (1)      One-Month LIBOR and

                  (2) ____%, or ____% for each Distribution Date occurring after the date on which the holder of the Class X-F Certificate has the right to terminate the Agreement by purchasing all outstanding Home Equity Loans, and

         (B)      ____% per annum.

         The "Class B-1A Component Formula Rate" for any Distribution Date is the lesser of:

         (A)      the sum of:

                  (1)      One-Month LIBOR and

                  (2) ____%, or ____% for each Distribution Date occurring after the date on which the holder of the Class X-F Certificate has the right to terminate the Agreement by purchasing all outstanding Home Equity Loans, and

         (B)      ____% per annum.

         The related "Available Funds Cap" with respect to a Certificate or Component Certificate and any Interest Period and the related Distribution Date will be a rate per annum equal to the fraction, expressed as a percentage, the numerator of which is the excess of: (1) the product of: (a) the weighted average of the Net Coupon Rates on the Home Equity Loans in the related Home Equity Loan Group as of the beginning of the related Due Period and (b) the aggregate Loan Balance of the Home Equity Loans in the related Home Equity Loan Group as of the beginning of the related Due Period over (2) the interest payable on the related Notional Amount Certificates on the related Distribution Date, and the denominator of which is the then outstanding Certificate Principal Balance of the Group I or Group II Certificates, as applicable (adjusted to an effective rate reflecting accrued interest calculated on the basis a 360-day year and the actual number of days elapsed).

         The "Net Coupon Rate" will be the rate per annum equal to the Coupon Rate of the Home Equity Loan minus the sum of:

         (1)   the rate at which the Servicing Fee accrues,

         (2)   the rate at which the Trustee Fee accrues,

         (3) the applicable Premium Amount, expressed as a per annum percentage of the aggregate Loan Balance of the related Home Equity Loans, and

         (4)   in the case of any Group II Home Equity Loan, the Minimum Spread.

         The "Minimum Spread" shall be a percentage per annum equal to ___%.

         If on any Distribution Date the Certificate Rate for any Certificates is based on the related Available Funds Cap, the related Certificateholders will be entitled to receive on subsequent Distribution Dates the applicable Certificateholders' Interest Index Carryover. The applicable
"Certificateholders' Interest Index Carryover" is equal to the sum of:

         (A)      the excess of:

                  (1) the amount of interest the Certificates would otherwise be entitled to receive on the Distribution Date had the rate been calculated at the applicable Formula Rate for the Distribution Date over

                  (2) the amount of interest payable on the Certificates at the applicable Available Funds Cap for the Distribution Date and

         (B) the applicable Certificateholders' Interest Index Carryover for all previous Distribution Dates not previously paid to the related Certificateholders, including any interest accrued at the related Formula Rate.

         The Policies will not cover any Certificateholders' Interest Index Carryover, and the ratings on the Certificates by the Rating Agencies will not address the likelihood of receipt by the related Certificateholders of any amounts in respect Certificateholders' Interest Index Carryovers. Payment of the Certificateholders' Interest Index Carryover will be subject to availability of funds for payment in accordance with the priority of payments set forth under "--Distributions" above.

         The "Interest Period" means, (1) with respect to each Distribution Date and the Class AI, Class A-IOF Component and Class A-IOA Component Certificates, the period from the first day of the calendar month preceding the month of the Distribution Date through the last day of the calendar month. Interest on the Certificates in respect of any Distribution Date will accrue during the related Interest Period on the basis of a 360-day year consisting of twelve 30-day months and (2) with respect to each Distribution Date and the Class AII and Class B Component Certificates, is the period from and including the preceding Distribution Date, or _________, ____ in the case of the first Distribution Date, to and including the day preceding the related Distribution Date. Interest will accrue on the Class AII and Class B Component Certificates during the related Interest Period on the basis of the actual number of days in the related Interest Period and a year of 360 days.

Calculation Of One-Month LIBOR

         On each LIBOR Determination Date (as defined below), the Trustee will determine One-Month LIBOR for the next Interest Period.

         "One-Month LIBOR" means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on the LIBOR Determination Date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations, rounded upwards if necessary to the nearest whole multiple of 1/16%. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee, at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

         "LIBOR Determination Date" means, with respect to any Interest Period, the second London business day preceding the commencement of the Interest Period, or in the case of the first Distribution Date, ____. For purposes of determining One-Month LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

         "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Capital Markets Report, or another page as may replace that page on that service for the purpose of displaying comparable rates or prices, and "Reference Banks" means leading banks selected by the Depositor and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

Credit Enhancement

                               [To be completed]

                                 THE POLICIES

         For An Explanation Of The Policies, We Refer You To "The Policies And The Certificate Insurer" For More Detail.

         Overcollateralization Resulting From Cash Flow Structure. The Agreement requires that, on each Distribution Date, Net Monthly Excess Cashflow with respect to a Home Equity Loan Group be applied on the Distribution Date as an accelerated payment of principal on the related Class(es) of Class A and Class B Component Certificates, but only to the limited extent described in this prospectus supplement.

         Any application of Net Monthly Excess Cashflow for the payment of principal has the effect of accelerating the amortization of the related Class A and Class B Component Certificates relative to the amortization of the Home Equity Loans in the related Home Equity Loan Group.

         Pursuant to the Agreement, each Home Equity Loan Group's Net Monthly Excess Cashflow will be applied as an accelerated payment of principal on the applicable Class A and Class B Component Certificates until the related Subordinated Amount has increased to the level required. "Subordinated Amount" means, with respect to each Home Equity Loan Group and Distribution Date, the excess, if any, of: (x) the aggregate Loan Balances of the Home Equity Loans in the Home Equity Loan Group as of the close of business on the last day of the preceding Due Period over (y) the aggregate outstanding Certificate Principal Balance of the related Class A Certificates as of the Distribution Date, after taking into account the payment of the Group Principal Distribution Amount related to the Home Equity Loan Group, except for any Subordination Reduction Amount or Subordination Increase Amount related to the Home Equity Loan Group, on the Distribution Date. With respect to each Home Equity Loan Group and Distribution Date, the lesser of: (1) the related Subordination Deficiency Amount as of the Distribution Date, after taking into account the payment of the related Class A Distribution Amounts on the Distribution Date, except for any Subordination Increase Amount for the Home Equity Loan Group, and (2) the aggregate amount of Net Monthly Excess Cashflow available to be applied as an accelerated payment of principal is a "Subordination Increase Amount." The required level of the Subordinated Amount or the "Specified Subordinated Amount" for each Home Equity Loan Group with respect to a Distribution Date is:

         (a)      prior to the Stepdown Date, the sum of:

                  (x)      the product of:

                           (1)   ____% for Group I and ____% for Group II and

                           (2) the outstanding principal balance of the related Home Equity Loans as of the Cut-Off Date and

                  (y) the amount of Unrelated Principal Carryover Shortfalls applied to the Class B Component Certificates related to the Home Equity Loan Group; and

         (b)      on and after the Stepdown Date, the greater of:

                  (x)      the lesser of:

                           (1)    the amount specified in clause (a) above and

                           (2)    the sum of:

                                  (A) the product of ____% for Group I and ____% for Group II and the outstanding principal balance of the related Home Equity Loans as of the end of the related Due Period and

                                  (B) the amount of Unrelated Principal
                                  Carryover Shortfalls applied to the Class
                                  B Component Certificates related to the
                                  Home Equity Loan Group,

                  (y) the sum of $____with respect to Group I and $____ with respect to Group II and the applicable 270-Day Delinquency Amount and

                  (z) the sum of the outstanding principal balances of the three largest Home Equity Loans in the Home Equity Loan Group;

provided, however, that on each Distribution Date during the continuance of a Trigger Event, the Specified Subordinated Amount with respect to clause (a) or
(b) above, as applicable, will equal the greater of: (1) the amount specified above for the Distribution Date and (2) ____% of the Delinquency Amount for the related Home Equity Loan Group.

         With respect to any Home Equity Loan Group and Distribution Date, the excess, if any, of: (x) the related Subordinated Amount on the Distribution Date after taking into account all distributions to be made on the Distribution Date, except for any distributions of related Subordination Reduction Amounts as described in this sentence, over (y) the related Specified Subordinated Amount is the "Excess Subordinated Amount" for the Home Equity Loan Group and Distribution Date. If, on any Distribution Date, the Excess Subordinated Amount is, or, after taking into account all other distributions to be made on the Distribution Date, would be, greater than zero, i.e., the Subordinated Amount is or would be greater than the related Specified Subordinated Amount, then any amounts relating to principal which would otherwise be distributed with respect to the related class or classes of Class A and Class B Component Certificates on the Distribution Date shall instead be distributed with respect to the related Nonoffered Certificates, to the extent available for distribution, in an amount equal to the lesser of:
(x) the related Excess Subordinated Amount for the Home Equity Loan Group and Distribution Date and (y) the amount available for distribution on account of principal with respect to the Certificates on the Distribution Date; this amount being the "Subordination Reduction Amount" with respect to the related Home Equity Loan Group and Distribution Date. Following the cure of a Trigger Event, that portion of a Subordination Reduction Amount necessary to cause, when taken together with other distributions with respect to the related Class B Component Certificates for a Distribution Date, an amount equal to the applicable Class B Component Principal Distribution Amount to be distributed to the applicable Class B Component Certificates will be paid to the applicable Class B Component Certificates, and consequently to the Class B-1 Certificates.

         The Agreement provides generally that, on any Distribution Date all amounts collected on account of scheduled principal payments, other than any amount applied to the payment of a Subordination Reduction Amount, during the prior Due Period and Prepayments during the prior Prepayment Period will be distributed with respect to the related Class A and Class B Component Certificates on the Distribution Date. If any Home Equity Loan became a Liquidated Loan during the prior Due Period, the Net Liquidation Proceeds related to the Home Equity Loan and allocated to principal may be less than the principal balance of the related Home Equity Loan; the amount of any insufficiency is a "Realized Loss." In addition, the Agreement provides that the principal balance of any Home Equity Loan which becomes a Liquidated Loan shall thenceforth equal zero. The Agreement does not contain any requirement that the amount of any Realized Loss be distributed to the Certificateholders of the related Class A and Class B Component Certificates on the Distribution Date which immediately follows the event of loss, i.e., the Agreement does not require the current recovery of losses. However, the occurrence of a Realized Loss will reduce the Subordinated Amount with respect to a Home Equity Loan Group, which to the extent that the reduction causes the Subordinated Amount to be less than the Specified Subordinated Amount applicable to the related Distribution Date, will require the payment of a Subordination Increase Amount on the Distribution Date, or, if insufficient funds are available on the Distribution Date, on subsequent Distribution Dates, until the applicable Subordinated Amount equals the applicable Specified Subordinated Amount. The effect of the foregoing is to allocate losses initially to the Certificateholders of the Nonoffered Certificates by reducing, or eliminating entirely, payments of Total Monthly Excess Spread and Subordination Reduction Amounts which the Certificateholders would otherwise receive.

         A "Liquidated Loan" is a Home Equity Loan with respect to which a determination has been made by the Servicer that all recoveries have been recovered or that the Servicer reasonably believes that the cost of obtaining any additional recoveries would exceed the amount of the recoveries.

         Overcollateralization And The Policies. The Agreement defines a "Subordination Deficit" with respect to a Home Equity Loan Group and a Distribution Date on and after the Distribution Date on which the Certificate Principal Balance of the Subordinated Offered Certificates has been reduced to zero to be the amount, if any, by which: (x) the aggregate Certificate Principal Balances of the related Class A Certificates with respect to the Distribution Date, after taking into account all distributions to be made on the Distribution Date, except for any Insured Payment or any Subordination Deficit, exceeds (y) the aggregate Loan Balances of the Home Equity Loans in the Home Equity Loan Group as of the close of business on the last day of the related Due Period. The Agreement requires the Trustee to make a claim for an Insured Payment under the related Policy not later than the third Business Day prior to any Distribution Date as to which the Trustee has determined that a Subordination Deficit will occur for the purpose of applying the proceeds of the Insured Payment as a payment of principal to the Certificateholders of the related Class A Certificates on the Distribution Date. Each Policy is thus similar to the subordination provisions described above insofar as the Policy guarantees ultimate, rather than current, payment of the amounts of any Realized Losses to the Certificateholders of the Class A Certificates. Investors in the Class A Certificates should realize that, under extreme loss or delinquency scenarios applicable to the related Home Equity Loan Group, they may temporarily receive no distributions of principal when they would otherwise be entitled to distributions of principal under the principal allocation provisions described in this prospectus supplement. Nevertheless, the exposure to risk of loss of principal of the Certificateholders of the Class A Certificates depends in part on the ability of the Certificate Insurer to satisfy its obligations under the Policies. In that respect and to the extent that the Certificate Insurer satisfies the obligations, the Certificateholders of the Class A Certificates are insulated from principal losses on the Certificates.

Allocation Of Realized Losses

         The Group Principal Distribution Amount for each Home Equity Loan Group includes the Net Liquidation Proceeds in respect of principal received upon liquidation of a Liquidated Loan. If the Net Liquidation Proceeds are less than the unpaid principal balance of the related Liquidated Loan, the principal balance of the related Home Equity Loans will decline more than the aggregate Certificate Principal Balance of the related Class A and Class B Component Certificates. If the difference is not covered by the related Class B Subordinated Amount or the application of the related Net Monthly Excess Cashflow, the losses will be allocated first to the related Class B Component Certificates in the reverse order of payment priority and second to the unrelated Class B Component Certificates in the reverse order of payment priority. Any allocation of a loss to a class of Class B Component Certificates will reduce the amount of interest and, to the extent not reimbursed from future Net Monthly Excess Cashflow, principal they will receive and accordingly the amounts that the related Subordinated Offered Certificates would receive. Losses are allocated with respect to each Home Equity Loan Group, to the Class B Component Certificates in the following order: (a) from Group I to the Class B-1F Component Certificate and then to the Class B-1A Component Certificate and (b) from Group II to the Class B-1A Component Certificate and then to the Class B-1F Component Certificate.

         If, following the distributions on a Distribution Date, the aggregate Certificate Principal Balance of the related Class A and Class B Component Certificates exceeds the principal balance of the related Home Equity Loans, i.e., the related Certificates are undercollateralized, the Certificate Principal Balance of the applicable Class B Component Certificates will be reduced by the amount of the excess. If the Certificate Principal Balance of a Class B Component Certificate is reduced, the Certificate Principal Balance of the related Subordinated Offered Certificate will be reduced. This reduction will constitute a Principal Carryover Shortfall for the Class B Component Certificates and the related Subordinated Offered Certificate. Although a Principal Carryover Shortfall will not accrue interest, the amount may be paid on a future Distribution Date to the extent funds are available as provided above under "--Distributions."

Final Scheduled Distribution Date

         The last scheduled Distribution Date (the "Final Scheduled Distribution Date") for each class of Offered Certificates is set forth on the cover page of this prospectus supplement.

         It is expected that the actual last Distribution Date for each class of Offered Certificates will occur significantly earlier than the Final Scheduled Distribution Dates. See "PREPAYMENT AND YIELD CONSIDERATIONS" For More Detail.

         The Final Scheduled Distribution Date for each class of Offered Certificates, other than the Class A-IO Certificates, has been calculated by adding two months to the maturity date of the latest maturing Home Equity Loan.

Servicing Fee

         As to each Home Equity Loan, the Servicer will retain a fee (the "Servicing Fee") equal to 0.50% per annum, payable monthly at one-twelfth of this annual rate of the then outstanding principal balance of the Home Equity Loan serviced as of the first day of each Due Period, provided, however, that if a successor Servicer is appointed in accordance with the Agreement, the Servicing Fee shall be the amount agreed upon by the Trustee, the Certificate Insurer, and the successor Servicer but in no event in an amount greater than the amount paid to the predecessor Servicer. The Servicer will also be able to retain late fees, assumption fees, release fees, bad check charges, investment earnings on the funds in the Principal and Interest Account and any other servicing related charges.

Termination; Purchase Of Home Equity Loans

         The Trust will terminate on the Distribution Date following the later to occur of:

         (a) the final payment or other liquidation, or any advance made with respect to the final payment or other liquidation, of the last Home Equity Loan in the Trust,

         (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust and

         (c) the optional purchase by the Servicer, or, if the Servicer does not so opt, the Certificate Insurer, of the Home Equity Loans as described below.

         Subject to provisions in the Agreement concerning the adoption of a plan of complete liquidation, the holder of the Class X-F Certificate may at its option, on any date on which the Aggregate Principal Balance of all the Certificates is less than 10% of the initial Aggregate Principal Balance of all of the Certificates, to the extent conditions specified in the Agreement are satisfied, purchase, on the next succeeding Distribution Date, all of the outstanding Home Equity Loans and all property acquired by the Trust in respect of any Home Equity Loan by foreclosure, deed in lieu of foreclosure or otherwise at a price equal to the sum of:

         (a)      the greater of:

                  (1)     the outstanding Loan Balance of the Home Equity
                          Loans and

                  (2)     the greater of:

                          (x) the Aggregate Principal Balance of Group I and Group II and

                          (y) the fair market value of the Home Equity Loans, excluding accrued interest,

         (b) Current Interest due to the Certificateholders plus the Servicing Fee, the Trustee Fee and the Premium Amount due for the related Distribution Date and

         (c) all amounts due and owing to the Certificate Insurer and any advances that the Servicer has failed to remit and unreimbursed advances and servicing fees and other amounts as may be specified in the Agreement (this amount, the "Termination Price").

         The Depositor expects that the Class X-F Certificates will be conveyed to a third-party. The Depositor expects that this third party will enter into agreements that will limit the third party's ability to exercise its clean up call option. If the holder of the Class X-F Certificate does not exercise this right within the period set forth in the Agreement, the Certificate Insurer or the Servicer, may, as set forth in the Agreement, exercise the right. Upon exercise of this option, in addition to the Termination Price, the entity exercising the option must pay additional amounts to the holder of each Class X Certificate, as specified in the Agreement.

The Trustee

         ___________________, a ____corporation, has been named Trustee pursuant to the Agreement. The Trustee may have normal banking relationships with the Depositor, the Originators and the Servicer. As to each Home Equity Loan the Trustee will receive a fee (the "Trustee Fee") set forth in the Agreement.

         The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer and the Servicer. The Certificate Insurer or the Depositor and, in specific instances, the Servicer may, in each case with the prior written consent of the Certificate Insurer, also remove the Trustee if the Trustee ceases to be eligible to continue under the Agreement, if the Trustee becomes insolvent or if the Trustee fails to perform its obligations. Upon becoming aware of these circumstances, the Depositor will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee acceptable to the Certificate Insurer.

         No holder of a Certificate will have any right under the Agreement to institute any proceeding with respect to the Agreement unless: (a) so long as no Certificate Insurer Default constituting a payment default exist, the Certificate Insurer has given its prior written consent and (b) the holder previously has given to the Trustee written notice of default and unless Certificateholders holding Certificates evidencing at least 51% of the Percentage Interests in the Trust, have made written requests upon the Trustee to institute the proceeding in its own name as Trustee under the Agreement and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute this proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising under the Agreement or to institute, conduct or defend any litigation under the Agreement or in relation to the Agreement at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred in or by exercising any of the trusts or powers vested in the Trustee.

                   THE POLICIES AND THE CERTIFICATE INSURER

         The following information has been supplied by [__________________] (the "Certificate Insurer") for inclusion in this prospectus supplement. The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the two Certificate Guaranty Insurance Policies (the "Policies") and the Certificate Insurer set forth in this prospectus supplement under the heading "The Policies and the Certificate Insurer." Additionally, the Certificate Insurer makes no representation regarding the Certificates or the advisability of investing in the Certificates.

The Policies

         The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Policies, unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment (as described below) will be received from the Certificate Insurer by ___________________, or its successor, as trustee for the Owners (the "Trustee"), on behalf of the Owners for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Certificate Insurer's obligations under the Policies with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not the funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the related Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Class A Certificates and Class A-IO Certificates, unless the acceleration is at the sole option of the Certificate Insurer.

         Notwithstanding the foregoing paragraph, the Policies do not cover shortfalls, if any, attributable to the liability of the Trust, any REMIC or the Trustee for withholding taxes, if any, including interest and penalties in respect this liability. The Policies do not cover, and Insured Payments shall not include, any Civil Relief Interest Shortfalls, any Compensating Interest Default Amounts or any Certificateholders' Interest Index Carryover.

         The Certificate Insurer will pay any Insured Payment that is a Preference Amount (as described below) on the Business Day (as described below) following receipt on a Business Day by the Fiscal Agent (as described below) of:

o a certified copy of the order requiring the return of a preference payment,

o an opinion of counsel satisfactory to the Certificate Insurer that the order is final and not subject to appeal,

o an assignment in the form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Owner relating to or arising under the Class A Certificates and Class A-IO Certificates against the debtor which made the preference payment or otherwise with respect to the preference payment, and

o appropriate instruments to effect the appointment of the Certificate Insurer as agent for the Owner in any legal proceeding related to the preference payment, the instruments being in a form satisfactory to the Certificate Insurer, provided that if the documents are received after 12:00 noon New York City time, on this Business Day, they will be deemed to be received on the following Business Day. The payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless the Owner has returned principal or interest paid on the Class A Certificates or Class A-IO Certificates to the receiver or trustee in bankruptcy, in which case the payment shall be disbursed to the Owner.

         The Certificate Insurer will pay any other amount payable under the related Policy no later than 12:00 noon, New York City time, on the later of the Distribution Date on which the related Deficiency Amount is due or the third Business Day following receipt in New York, New York on a Business Day by [ ], N.A., as Fiscal Agent for the Certificate Insurer, or any successor fiscal agent appointed by the Certificate Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if the Notice is received after 12:00 noon, New York City time, on this Business Day, it will be deemed to be received on the following Business Day. If the Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the related Policy, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Certificate Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

         Insured Payments due under the Policies unless otherwise stated in the Policies will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of the Insured Payment and legally available for the payment.

         The Fiscal Agent is the agent of the Certificate Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Certificate Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the related Policy.

         As used in the Policies, the following terms shall have the following meanings:

         "Agreement" means the Pooling and Servicing Agreement dated as of _____, _____ among [ ], as Depositor, [_________________________], as Servicer
and the Trustee, as trustee, without regard to any amendment or supplement to it unless the amendment or supplement is approved in writing by the Certificate Insurer.

         "Business Day" means any day other than:

         (a)      a Saturday or a Sunday,

         (b) a day on which the Certificate Insurer is closed, as notified to the Trustee by the Certificate Insurer, or

         (c) a day on which banking institutions in New York, New York, or the city in which the corporate trust office of the Trustee under the Agreement is located are authorized or obligated by law or executive order to be closed.

         "Deficiency Amount" means, as of any Distribution Date, the excess, if any, of:

         (a)      the sum of:

                  (1) the related Current Interest for the related Class A Certificates and Class A-IO Certificates for the Distribution Date and

                  (2) the Guaranteed Principal Amount for the related Class A Certificates for the Distribution Date over

         (b) the related Total Available Funds for the Distribution Date, net of the Premium Amount with respect to the related Class A Certificates and Class A-IO Certificates and the Trustee Fee with respect to the related Home Equity Loan Group.

         "Guaranteed Principal Amount" means:

         (a) with respect to any Distribution Date on which the Certificate Principal Balance of the Class B-1 Certificates has been reduced to zero, other than the Final Scheduled Distribution Date for the Class A Certificates, the excess, if any, of:

                  (1) the aggregate Certificate Principal Balances of the related Class A Certificates on the Distribution Date, prior to giving effect to distributions on the Distribution Date, over

                  (2) the aggregate Loan Balances of the Home Equity Loans in the related Home Equity Loan Group as of the close of business on the last day of the related Due Period and

         (b) with respect to the Final Scheduled Distribution Date for the Class A Certificates, the aggregate Certificate Principal Balances of the related Class A Certificates for the Final Scheduled Distribution Date.

         "Insured Payment" means (a) as of any Distribution Date, any Deficiency Amount and (b) any Preference Amount.

         "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A attached to the related Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

         "Owner" means each Owner (as defined in the Agreement) of a Class A Certificate or Class A-IO Certificate who, on the applicable Distribution Date, is entitled under the terms of the applicable Class A Certificates or Class A-IO Certificates to payment.

         "Preference Amount" means any amount previously distributed to an Owner on the Class A Certificates or Class A-IO Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

         Capitalized terms used in the Policies and not otherwise defined in the Policies shall have the respective meanings set forth in the Agreement as of the date of execution of the Policies, without giving effect to any subsequent amendment to or modification of the Agreement unless the amendment or modification has been approved in writing by the Certificate Insurer.

         Any notice under a Policy or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or other addresses specified by the Certificate Insurer in writing to the Trustee.

         The notice address of the Fiscal Agent is [ ], [ ] Attention: [ ] or other addresses specified by the Fiscal Agent to the Trustee in writing.

         Each Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles of the State of New York.

         The insurance provided by each Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

         The Policies are not cancelable for any reason. The premium on the Policies is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Class A Certificates and Class A-IO Certificates.

The Certificate Insurer

                               [To Be Inserted]

                                USE OF PROCEEDS

         The net proceeds to be received from the sale of the Certificates will be applied by the Depositor towards the purchase of the Home Equity Loans from the Seller.

              DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT

         In addition to the provisions of the Agreement summarized elsewhere in the prospectus and this prospectus supplement there is set forth below a summary of other provisions of the Agreement.

Covenant Of The Originators And The Seller To Take Certain Actions With Respect To The Home Equity Loans In Certain Situations

         Pursuant to the Agreement, upon the discovery by the Depositor, the Seller, the Certificate Insurer, the Servicer, any Sub-Servicer, any Owner or the Trustee that the representations and warranties of the Originators or the Seller (as applicable, the "Responsible Party") in the Loan Purchase Agreement or other covenants of the Servicer in the Agreement are untrue in any material respect as of the Closing Date with the result that the interests of the Owners or of the Certificate Insurer are materially and adversely affected, the party discovering the breach is required to give prompt written notice to the other parties and to the Responsible Party.

         Upon the earliest to occur of the Responsible Party's discovery or receipt of notice of breach of a representation or warranty made by it with respect to a Home Equity Loan from any of the other parties which materially and adversely affects the interests of the Owners or the Certificate Insurer in the Home Equity Loan, the Responsible Party will be required promptly to cure the breach in all material respects or the Responsible Party shall within 60 days, or 90 days if the Responsible Party is attempting in good faith to cure the breach as determined by the Certificate Insurer, in its sole discretion, of the discovery, the receipt of notice:

         (1) substitute in lieu of each Home Equity Loan which has given rise to the requirement for action by the Responsible Party a "Qualified Replacement Mortgage" (as defined in the Agreement) and deliver an amount equal to the sum of

                  (a) the excess, if any, of the outstanding principal balance of the Home Equity Loan being replaced over the outstanding principal balance of the replacement Home Equity Loan,

                  (b) accrued and unpaid interest on the Home Equity Loan being replaced, and

                  (c) the amount of any Delinquency Advances and Servicing Advances which have previously been reimbursed or remains unreimbursed on the Home Equity Loan being replaced (the "Substitution Amount"), to the Trustee (to be deemed part of the collections remitted by the Servicer on the next Monthly Remittance Date) or

         (2) purchase the Home Equity Loan from the Trust at a purchase price equal to the Loan Purchase Price (as defined below) of the Home Equity Loan.

         Notwithstanding any provision of the Agreement to the contrary, with respect to any Home Equity Loan which is not in default or as to which no default is reasonably foreseeable, no repurchase or substitution will be made unless the Responsible Party obtains for the Trustee and the Certificate Insurer an opinion of counsel experienced in federal income tax matters and acceptable to the Trustee and the Certificate Insurer to the effect that the repurchase or substitution would not constitute a Prohibited Transaction for either REMIC or otherwise subject either REMIC to tax and would not jeopardize the status of any REMIC as a REMIC (a "REMIC Opinion"), addressed to the Trustee and the Certificate Insurer and acceptable to the Trustee and the Certificate Insurer. Any Home Equity Loan as to which repurchase or substitution was delayed pursuant to the Agreement shall be repurchased or substituted for, subject to compliance with the provisions of the Agreement, upon the earlier of: (a) the occurrence of a default or reasonably foreseeable default with respect to the Home Equity Loan and (b) receipt by the Trustee and the Certificate Insurer of a REMIC Opinion. In connection with any breach of a representation, warranty or covenant or defect in documentation giving rise to the repurchase or substitution obligation, the Responsible Party has agreed that it shall, at its expense, furnish the Trustee and the Certificate Insurer either a REMIC Opinion or an opinion of counsel rendered by independent counsel that the effects described in a REMIC Opinion will not occur as a result of the repurchase or substitution. The obligation of the Responsible Party to cure the breach or to substitute or repurchase any Home Equity Loan as to which a representation or warranty is untrue in any material respect and has not been remedied constitutes the sole remedy available to the Owners and the Trustee.

         "Loan Purchase Price" means an amount equal to the aggregate principal balance of the Home Equity Loan as of the date of purchase, plus all accrued and unpaid interest on the Home Equity Loan at the Coupon Rate to the end of the current Due Period of the purchase together with, without duplication, the aggregate amount of: (1) all unreimbursed Servicing Advances made with respect to the Home Equity Loan, and (2) all reimbursed Servicing Advances to the extent that the reimbursement was not made from the Mortgagor or other collections or recoveries on the related Home Equity Loan.

         Under the Agreement, the Seller may, at its option, substitute additional mortgage loans for Home Equity Loans which are prepaid in full prior to _________. These additional mortgage loans may have been owned on the Cut-Off Date by the Seller but were not eligible for sale to the Trust on the Closing Date. Any substitute mortgage loans must satisfy the conditions set forth in the Agreement and must be substituted prior to the Monthly Remittance Date immediately following the calendar month in which the prepayment was received by the Servicer. In the event the aggregate amount of principal received in respect of Home Equity Loans prepaid in full in a given calendar month exceeds the aggregate of the outstanding principal balances of mortgage loans substituted therefore, the excess shall be distributed to Certificateholders on the related Distribution Date as a prepayment of principal. Notwithstanding the foregoing, there is no assurance that the Seller will opt to make any substitutions nor, should it desire to exercise the option, that mortgage loans will be available.
Assignment of Home Equity Loans

         On or before the Closing Date, the Originators will transfer, assign, set over and otherwise convey without recourse to the Seller, the Seller will transfer, assign, set over and otherwise convey without recourse to the Depositor and the Depositor will transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the Owners and the Certificate Insurer all right, title and interest of the related Originator in and to each Home Equity Loan and all its right, title and interest in and to principal received on each Home Equity Loan on and after the Cut-Off Date and interest due on each Home Equity Loan on and after ____; provided, however, that the Trust will not be entitled to unscheduled principal received, including Prepayments, and scheduled principal and interest due on each Home Equity Loan prior to the Cut-Off Date in the case of principal and ____, in the case of interest. Purely as a protective measure and not to be construed as contrary to the parties intent that the transfer on the Closing Date is a sale, the applicable Originator will also be deemed to have granted to the Seller, the Seller will also be deemed to have granted to the Depositor and the Depositor will also be deemed to have granted to the Trustee a security interest in the Home Equity Loans in the event that the transfer of the Home Equity Loans is deemed to be a loan and not a sale.

         In connection with the transfer and assignment of the Home Equity Loans on the Closing Date the Depositor will be required to:

         (1) deliver or cause to be delivered without recourse to the Trustee or an affiliate or agent of the Trustee (the "Custodian") on behalf of the Trustee on the Closing Date and with respect to the Home Equity Loans identified in the Schedule of Home Equity Loans

o        the original Notes, endorsed in blank or to the order of the Trustee,

o an original or certified copy of the title search and the original title insurance commitment or a copy of the original title insurance commitment certified as a true copy or the original title insurance policy or a copy certified by the issuer of the title insurance policy,

o subject to clause (2) below, originals of all intervening assignments, if any, showing a complete chain of title from origination to the applicable Originator, including warehousing assignments, if recorded,

o originals of all assumption, modification, consolidation or extension agreements, if any,

o either: (a) the original Mortgage, with evidence of recording on the Mortgage, if the original Mortgage has been returned to the applicable Originator or the Seller from the applicable recording office, or a copy, if the original Mortgage has not been returned to the applicable Originator or the Seller from the applicable recording office, of the Mortgage certified as a true copy by the closing attorney or the applicable Originator or the Seller or (a) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost or retained by the recording office, and

o the original assignments of Mortgages in recordable form, other than the assignee's name and mortgage recording information not yet received;

         (2) with respect to each Home Equity Loan as to which the applicable Originator, the Seller or the Depositor has received recording information by the Closing Date, cause, within 30 days following the Closing Date and with respect to each other Home Equity Loan cause, within 30 days of receipt of the recording information assignments of the Mortgages to "______________, as Trustee of [ ] Home Equity Loan Trust _____-__ under the Pooling and Servicing Agreement dated as of _____, _____" to be submitted for recording in the appropriate jurisdictions; provided, however, that the Depositor shall not be required to prepare or cause to be prepared any assignment of Mortgage for a Mortgage with respect to which the original recording information has not been received, until the information has been received from the recording office; provided, further, that, except as provided in the Agreement, the Depositor shall not be required to record or cause an Originator to record an assignment of a Mortgage if the Depositor or Originator furnishes to the Trustee, the Certificate Insurer and the Rating Agencies, on or before the Closing Date with respect to the Home Equity Loans, at the Originator's expense, an opinion of counsel with respect to the relevant jurisdiction that the recording is not required to perfect the Trustee's interests in the related Home Equity Loans, in form satisfactory to the Trustee, the Certificate Insurer and the Rating Agencies; and

         (3) deliver the title insurance policy, the original Mortgages and the recorded assignments, together with originals or duly certified copies of any and all prior assignments, other than unrecorded warehouse assignments, to the Trustee or the Custodian on behalf of the Trustee within 15 days of receipt by the Originator, the Seller or the Depositor, but in any event, with respect to any Mortgage as to which original recording information has been made available to the Originator, the Seller or the Depositor, within 12 months after the Closing Date.

         The Trustee will agree, for the benefit of the Owners, to review or cause the Custodian to review each Home Equity Loan file on or before the Closing Date, or the date of receipt of any documents delivered to the Trustee after the Closing Date, to ascertain that all required documents, or certified copies of documents, have been executed and received.

         If the Trustee or the Custodian on behalf of the Trustee during the review finds any document constituting a part of a Home Equity Loan file which is not properly executed, has not been received, is unrelated to the Home Equity Loans or that any Home Equity Loan does not conform in a material respect to the description set forth in the Schedule of Home Equity Loans, the Custodian shall promptly notify the Trustee, and, the Trustee shall notify the Depositor, the Originator, and the Certificate Insurer. The Seller and ______, as applicable will agree in the Loan Purchase Agreement to use reasonable efforts to remedy a material defect in a document constituting part of a Home Equity Loan file of which it is so notified by the Trustee. If, however, within 60 days, or 90 days if ______ or the Seller, as applicable, is attempting in good faith to cure the defect as determined by the Certificate Insurer, in its sole discretion, after notice to it respecting the defect ______ or the Seller, as applicable, shall not have remedied the defect and the defect materially and adversely affects the interest in the related Home Equity Loan, the Owners or the Certificate Insurer, ______ or the Seller will be required on the next succeeding Monthly Remittance Date to:

         (1) substitute in lieu of the Home Equity Loan a Qualified Replacement Mortgage and deliver the Substitution Amount to the Trustee, to be deemed part of the collections remitted by the Servicer on the Monthly Remittance Date, or

         (2) purchase the Home Equity Loan at a purchase price equal to the Loan Purchase Price, which purchase price shall be delivered to the Trustee along with the monthly remittance remitted by the Servicer on the Monthly Remittance Date.

         However, the substitution or purchase must occur within 60 days, or 90 days if ______ or the Seller, as applicable, is attempting in good faith to cure the defect as determined by the Certificate Insurer, in its sole discretion, of the notice of defect if the defect would prevent the Home Equity Loan from being a Qualified Mortgage (as the term is defined in the Agreement), and no substitution or purchase of a Home Equity Loan that is not in default or as to which no default is reasonably foreseeable shall be made unless ______ obtains for the Trustee and Certificate Insurer a REMIC Opinion, addressed to and acceptable to the Trustee and Certificate Insurer.

         In addition to the foregoing, the Trustee has agreed to perform or cause the Custodian to perform a review prior to 180 days after the Closing Date indicating the current status of the exceptions previously indicated (the "Final Certification"). After delivery of the Final Certification, the Trustee or the Custodian, on behalf of the Trustee and the Servicer shall provide to the Certificate Insurer no less frequently than quarterly updated certifications indicating the then current status of exceptions, until all the exceptions have been eliminated.

LIBOR Carryover Fund

         The Agreement provides for two reserve funds (each, a "LIBOR Carryover Fund") which are held by the Trustee on behalf of the holders of the adjustable rate Certificates. One LIBOR Carryover Fund is for the benefit of the adjustable rate Group I Certificates and the other is for the benefit of the adjustable rate Group II Certificates. To the extent amounts on deposit are sufficient, holders of the related Certificates will be entitled to receive payments from the related LIBOR Carryover Fund equal to any Certificateholders' Interest Index Carryover. Any investment earnings on amounts on deposit in each fund will be paid to, and for the benefit of, the holders of the related Class X Certificates and will not be available to pay any Certificateholders' Interest Index Carryover. Neither LIBOR Carryover Fund will be included as an asset of any REMIC.

Interest Rate Cap Agreement

         The Agreement provides for a reserve fund (the "Cap Reserve Fund") which is held by the Trustee on behalf of the holders of the Certificates. The Cap Reserve Fund will be an asset of the Trust but not of a REMIC. The holder of the Class R Certificates will be the owner of the Cap Reserve Fund for tax purposes only, and amounts on deposit in the Cap Reserve Fund will be invested at the direction of the holder of the of the Class R Certificate as provided in the Agreement. Withdrawals will be made from the Cap Reserve Fund to the extent necessary to make the Cap Reserve Fund Transfer Amount to the Certificate Account and to reimburse the Certificate Insurer for any outstanding Reimbursement Amount.

         The only asset of the Cap Reserve Fund will be the Cap Agreement which will be deposited into the Cap Reserve Fund. The Trust will have the benefit of an interest rate cap agreement (the "Cap Agreement") pursuant to which ______________ (together with any successor, the "Counterparty") will agree to pay to the Trust a monthly payment at an annual rate equal to the excess, if any, of LIBOR over ____% on a scheduled notional amount. The scheduled notional amounts are set forth with respect to each Distribution Date in "Annex II; Scheduled Notional Amounts." The initial scheduled notional amount will be $____, which is equal to the total Loan Balance as of the Cut-Off Date of the 2/28 Adjustable Rate Loans and the 3/27 Adjustable Rate Loans. The scheduled notional amount declines in accordance with the expected amortization of the 2/28 Adjustable Rate Loans. The Cap Agreement will terminate after the Distribution Date in ____.

         In accordance with the terms of the Agreement, amounts on deposit in the Cap Reserve Fund will be released (the "Cap Reserve Fund Release Date") one year after the later of (1) ____ and (2) the payment in full of all amounts payable to the Certificate Insurer. On the Cap Reserve Fund Release Date, if there are no Cap Reserve Fund Transfer Amounts for the related Distribution Date, except as provided in the Agreement, all amounts will be released to the Class X-A Certificates.

         The Cap Agreement will be governed by and construed in accordance with the law of the State of New York and will be documented on the ISDA Master Agreement, as supplemented by a schedule and a confirmation. The obligations of the Counterparty are limited to those specifically set forth in the Cap Agreement.

         The Counterparty is a [To Be Inserted]

Servicing And Sub-Servicing

         ______ will also serve as the Servicer of each Home Equity Loan. On the date of issuance of the Certificates, it is anticipated that all of the Home Equity Loans will be serviced by the Servicer. The Servicer may not assign its obligations under the Agreement, in whole or in part, unless it shall have first obtained the written consent of the Trustee and the Certificate Insurer; provided, however, that any assignee must meet the eligibility requirements for a successor Servicer set forth in the Agreement.

         The Certificates will not represent an interest in or obligation of, nor are the Home Equity Loans guaranteed by, the Depositor, the Seller, the Trustee, the Originators, the Servicer, or any of their affiliates.

         The Servicer is required to service the Home Equity Loans in accordance with the Agreement and the terms of the respective Home Equity Loans.

         The Servicer is permitted to retain from the interest portion of each monthly payment, the related Servicing Fee. In addition, the Servicer will be entitled to retain additional servicing compensation in the form of release fees, bad check charges, assumption fees, late payment charges, investment income on funds on deposit in the Principal and Interest Account, and any other servicing-related fees, and similar items.

         The Servicer is required to make reasonable efforts to collect all payments called for under the terms and provisions of the Home Equity Loans, and, to the extent the procedures are consistent with the Agreement and the terms and provisions of any applicable insurance policy, to follow collection procedures for all Home Equity Loans at least as rigorous as those used in servicing home equity loans similar to the Home Equity Loans for its own account, giving due regard to industry standards for servicing home equity similar to the Home Equity Loans. Consistent with the foregoing, the Servicer may in its discretion waive or permit to be waived any late payment charge, assumption fee or any penalty interest in connection with the prepayment of a Home Equity Loan or any other fee or charge which the Servicer would be entitled to retain as additional servicing compensation. In the event the Servicer consents to the deferment of the due dates for payments due on a Note, the Servicer will nonetheless be required to make payment of any required Delinquency Advances with respect to the interest payments so extended to the same extent as if the interest portion of the installment were due, owing and delinquent and had not been deferred.

         The Servicer is required to create, or cause to be created, in the name of the Trustee, at one or more depository institutions, which institutions may be affiliates of the Servicer, one or more principal and interest accounts maintained as an eligible account as required by the Agreement (collectively, the "Principal and Interest Account"). All funds in the Principal and Interest Account are required to be held: (1) uninvested, or
(2) invested in Eligible Investments (as defined in the Agreement). Any investment of funds in the Principal and Interest Account must mature or be withdrawable at par on or prior to the immediately succeeding Monthly Remittance Date. Any investment earnings on funds held in the Principal and Interest Account are for the account of, and any net losses in the Principal and Interest Account are also for the account of, and must be promptly replenished by, the Servicer.

         The Servicer is required to deposit, or cause to be deposited, to the Principal and Interest Account daily but no later than three business days following receipt by the Servicer or with respect to particular collections prior to the Closing Date, the Seller, all principal and interest on the Home Equity Loans received on and after the Cut-Off Date, in the case of principal due on and after ____, in the case of interest, including any Prepayments received during the related Prepayment Period, the proceeds of any liquidation of a Home Equity Loan net of expenses and unreimbursed Servicing Fees, Servicing Advances and Delinquency Advances ("Net Liquidation Proceeds") and, any income from foreclosed Mortgaged Properties and Delinquency Advances, but net of

o principal, including Prepayments, collected and interest due on the Home Equity Loans prior to the Cut-Off Date, in the case of principal and ____, in the case of interest,

o reimbursements for Delinquency Advances, Servicing Advances and other amounts to the extent provided below, and

o reimbursement for amounts deposited in the Principal and Interest Account representing payments of principal and/or interest on a Note by a Mortgagor which are subsequently returned by a depository institution as unpaid (all the net amounts being referred to in this prospectus supplement as the "Daily Collections").

         The Servicer may make withdrawals from the Principal and Interest Account for the following purposes:

o        to remit to the Trustee amounts to be deposited in the Certificate
         Account;

o to withdraw net investment earnings on amounts on deposit in the Principal and Interest Account;

o to withdraw amounts that have been deposited to the Principal and Interest Account in error; o to reimburse itself for unrecovered Delinquency Advances and Servicing Advances (in each case, solely from amounts recovered on the related Home Equity Loan) and for any excess interest collected from a Mortgagor;

o to reimburse itself for Delinquency Advances and Servicing Advances deemed to be nonrecoverable from collections with respect to the related Home Equity Loan Group; and

o to clear and terminate the Principal and Interest Account following the termination of the Trust;

         The Servicer will remit to the Trustee for deposit in the Certificate Account the Daily Collections allocable to the related Distribution Date, the Loan Purchase Price and Substitution Amounts not later than the related Monthly Remittance Date.

         On each Monthly Remittance Date, the Servicer shall be required to remit to the Trustee for deposit to the Certificate Account out of the Servicer's own funds or from collections on any Home Equity Loans that are not required to be distributed on the Distribution Date occurring during the month in which the advance is made, which shall be reimbursed by the Servicer on or before any subsequent Monthly Remittance Dates on which the amounts are required to be part of the monthly remittance amount, any delinquent payment of interest and principal with respect to each delinquent Home Equity Loan, which payment was not received on or prior to the related Monthly Remittance Date and was not advanced by the Servicer. These amounts of the Servicer's own funds so deposited are "Delinquency Advances." The Servicer may reimburse itself on any Business Day for any Delinquency Advances paid from the Servicer's own funds, from amounts recovered on the related Home Equity Loan from the Principal and Interest Account or out of Total Monthly Excess Cashflow as provided in the Agreement.

         Notwithstanding the foregoing, in the event that the Servicer determines in its reasonable business judgment in accordance with the servicing standards of the Agreement that any proposed Delinquency Advance if made would not be recoverable, the Servicer shall not be required to make the Delinquency Advances with respect to the Home Equity Loan. To the extent that the Servicer previously has made Delinquency Advances with respect to a Home Equity Loan that the Servicer subsequently determines to be nonrecoverable, the Servicer shall be entitled to reimbursement for the aggregate unreimbursed Delinquency Advances as provided above or may withdraw the amounts from the Principal and Interest Account. The Servicer shall give written notice of the determination as to why the amount is or would be nonrecoverable to the Trustee and the Certificate Insurer and may withdraw the amounts from the Principal and Interest Account.

         The Servicer will be required to pay all "out of pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to:

         (1) expenditures in connection with a foreclosed Home Equity Loan prior to its liquidation, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation and environmental audits ("Preservation Expenses"),

         (2) the cost of any enforcement or judicial proceedings, including foreclosures and

         (3) the cost of the management and liquidation of Mortgaged Property, including broker's fees, acquired in satisfaction of the related Mortgage, except to the extent that the Servicer in its reasonable business judgment determines that any proposed amount would not be recoverable.

         These costs and expenses will constitute "Servicing Advances." The Servicer may recover a Servicing Advance to the extent permitted by the Home Equity Loans or, if not recovered from the Mortgagor on whose behalf the Servicing Advance was made, from Liquidation Proceeds realized upon the liquidation of the related Home Equity Loan. To the extent that the Servicer previously has made Servicing Advances with respect to a Home Equity Loan that the Servicer subsequently determines to be nonrecoverable, the Servicer shall be entitled to reimbursement for the aggregate unreimbursed Servicing Advances as provided above or may withdraw these amounts from the Principal and Interest Account.

         A full month's interest at the Coupon Rate will be due on the outstanding Loan Balance of each Home Equity Loan as of the beginning of each Due Period. If a full Prepayment of a Home Equity Loan occurs during any calendar month, any shortfall between the interest collected from the Mortgagor in connection with the payoff and the full month's interest at the Coupon Rate, net of the Servicing Fee, that would be due on the related due date for the Home Equity Loan (this shortfall, "Compensating Interest"), but not in excess of the aggregate Servicing Fee for the related Due Period, will be required to be deposited in the Certificate Account on the next succeeding Monthly Remittance Date by the Servicer and shall be included in the monthly remittance amount to be made available to the Trustee on the next succeeding Monthly Remittance Date.

         The holder of the related Class X Certificate will have the right and option, but not the obligation, and if it does not exercise the option, the Servicer will have the right and the option, but not the obligation, to purchase for its own account any Home Equity Loan which becomes delinquent as to three consecutive monthly installments or any Home Equity Loan as to which enforcement proceedings have been brought by the Servicer. The purchase price for any Home Equity Loan is equal to the Loan Purchase Price, which purchase price shall be deposited in the Certificate Account.

         The Servicer is required to cause to be liquidated any Home Equity Loan relating to a Mortgaged Property as to which ownership has been effected in the name of the Servicer on behalf of the Trust and which has not been liquidated within 35 months of the effecting of ownership at the price the Servicer deems necessary to comply with this requirement, or within the period of time as may, in the opinion of counsel nationally recognized in federal income tax matters, be permitted under the Code.

         The Servicer will be required to cause hazard insurance to be maintained with respect to the related Mortgaged Property and to advance sums on account of the premiums for the insurance if not paid by the Mortgagor if permitted by the terms of the Home Equity Loan.

         The Servicer shall not agree to any modification, waiver or amendment of any provision of any Home Equity Loan unless, in the Servicer's good faith judgment, the modification, waiver or amendment would minimize the loss that might otherwise be experienced with respect to the Home Equity Loan and only in the event of a payment default with respect to the Home Equity Loan or in the event that a payment default with respect to the Home Equity Loan is reasonably foreseeable by the Servicer; provided, however, that no the modification, waiver or amendment shall change the Coupon Rate, increase or reduce the Loan Balance, extend the maturity date of the Home Equity Loan, or effect an exchange or reissuance of the Home Equity Loan under Section 1001 of the Code or cause either REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" on "contributions after the startup date" under the REMIC provisions; provided that the Certificate Insurer's prior written consent shall be required for any modification, waiver or amendment if the aggregate number of Home Equity Loans which have been modified, waived or amended exceeds 5% of the number of outstanding Home Equity Loans as of the Cut-Off Date. Notwithstanding anything set forth in the Agreement to the contrary, the Servicer shall be permitted to modify, waive or amend any provision of a Home Equity Loan if required by statute or a court of competent jurisdiction to do so.

         The Servicer, with the prior written consent of the Certificate Insurer, will be permitted under the Agreement to enter into servicing agreements (the "Sub-Servicing Agreements") with other qualified servicers (the "Sub-Servicers") for any servicing and administration of Home Equity Loans with any institution that:

         (x) is in compliance with the laws of each state necessary to enable it to perform its obligations under the Sub-Servicing Agreement,

         (y) has experience servicing home equity loans that are similar to the Home Equity Loans and

         (z) has equity of not less than $5,000,000, as determined in accordance with generally accepted accounting principles.

         Notwithstanding any Sub-Servicing Agreement, the Servicer will not be relieved of its obligations under the Agreement and the Servicer will be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Home Equity Loans. The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer by the Sub-Servicer and nothing contained in the Sub-Servicing Agreement shall be deemed to limit or modify the Agreement.

         The Servicer has agreed to indemnify and hold the Trustee and the Certificate Insurer harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee and the Certificate Insurer may sustain in any way related to the failure of the Servicer to perform its duties and service the Home Equity Loans in compliance with the terms of the Agreement except as may be limited in the Agreement. The Servicer shall immediately notify the Trustee and the Certificate Insurer if a claim is made by a third party arising out of or based upon the alleged actions or alleged failure of the Servicer to perform its duties and service the Home Equity Loans in compliance with the terms of the Agreement, and the Servicer shall assume the defense of any claim and pay all expenses in connection with any claim, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Trustee and/or the Certificate Insurer in respect of the claim. The Trustee shall reimburse the Servicer from amounts otherwise distributable on the Nonoffered Certificates for all amounts advanced by it pursuant to the preceding sentence, except when a final nonappealable adjudication determines that the claim relates directly to the failure of the Servicer to perform its duties in compliance with the Agreement. The indemnification provisions shall survive the termination of the Agreement and the payment of the outstanding Certificates.

         The Servicer will be required to deliver to the Trustee, the Certificate Insurer, and the Rating Agencies on or before April 15 of each year, commencing in ____:

         (1) an officers' certificate stating, as to each signer of the certificate, that

                  (x) a review of the activities of the Servicer during the preceding calendar year and of performance under the Agreement has been made under the officers' supervision, and

                  (y) to the best of the officers' knowledge, based on this review, the Servicer has fulfilled all its obligations under the Agreement for the year, or, if there has been a default in the fulfillment of any obligation, specifying each default known to the officers and the nature and status of the default including the steps being taken by the Servicer to remedy the default and

         (2) a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the Certificate Insurer stating that the firm has examined the Servicer's overall servicing operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating the firm's conclusions relating to the examination.

Removal And Resignation Of Servicer

         The Certificate Insurer, or, the Owners, with the consent of the Certificate Insurer, will have the right, pursuant to the Agreement, to remove the Servicer upon the occurrence of particular events (collectively, the "Servicer Termination Events") including, without limitation:

o        specific acts of bankruptcy or insolvency on the part of the Servicer;

o specific failures on the part of the Servicer to perform its obligations under the Agreement, including particular performance tests related to the delinquency rate and cumulative losses of the Home Equity Loans;

o the failure to cure material breaches of the Servicer's representations in the Agreement; or

o other events specified in the Agreement. In addition, under some circumstances, the Certificate Insurer may remove the Servicer, without cause.

         The holder of the related Class X Certificate, with the prior written consent of the Certificate Insurer will have the right, pursuant to the Agreement to appoint a special servicer for any Home Equity Loans that are 90 or more days delinquent.

         The Servicer is not permitted to resign from the obligations and duties imposed on it under the Agreement except upon: (a) determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing the conflict being of a type and nature carried on by the Servicer on the date of the Agreement or (b) with the Trustee's and the Certificate Insurer's, so long as no Certificate Insurer Default exists, prior written consent. Any determination permitting the resignation of the Servicer due to conflicts with applicable law is required to be evidenced by an opinion of counsel which shall be delivered, and reasonably acceptable, to the Trustee and the Certificate Insurer.

         Upon removal or resignation of the Servicer, the Trustee: (A) if the Certificate Insurer removes the Servicer as described above, shall solicit bids for a successor servicer as described in the Agreement and (B) until the time a successor servicer is appointed pursuant to the terms of the Agreement, shall serve in the capacity of successor Servicer. The Certificate Insurer may appoint a successor Servicer other than the Trustee. If the Certificate Insurer does not appoint a successor Servicer, the Trustee, if it is unable to obtain a qualifying bid and is prevented by law from acting as servicer, will be required to appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution designated as an approved seller-servicer by Freddie Mac or Fannie Mae, having net equity of not less than $5,000,000, and acceptable to the Certificate Insurer, as the successor to the Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer. Any net proceeds from the sale of the servicing rights after expenses of the sale and the transfer of servicing, shall belong to the predecessor servicer.

         No removal or resignation of the Servicer will become effective until the Trustee or another successor Servicer, acceptable to the Certificate Insurer, shall have assumed the Servicer's responsibilities and obligations in accordance with the Agreement.

Reporting Requirements

         On each Distribution Date the Trustee will be required to report in writing, based on information provided to the Trustee by the Servicer, to each Owner, the Rating Agencies and the Certificate Insurer:

o the amount of the principal and interest distribution with respect to each class of Offered Certificates, based on a Certificate in the original principal amount or notional amount of $1,000;

o the amount of the distributions allocable to principal on each of the Group Ia Home Equity Loans, Group Ib Home Equity Loans, Group IIa Home Equity Loans and Group IIb Home Equity Loans, separately identifying the aggregate amount of any Prepayments in full or other recoveries of principal included, based on a Certificate in the original principal amount of $1,000, and any Subordination Increase Amount;

o the amount of the distribution allocable to interest on each of the Group Ia Home Equity Loans, Group Ib Home Equity Loans, Group IIa Home Equity Loans and Group IIb Home Equity Loans, based on a Certificate in the original principal amount of $1,000;

o if the distribution, net of any Insured Payment, to the Owners of any Class of the Offered Certificates on the Distribution Date was less than the related Class A or Class B Distribution Amounts on the Distribution Date, the related Carry-Forward Amount resulting;

o the amount of any Insured Payment included in the amounts distributed to the Owners of Class A Certificates and Class A-IO Certificates on the Distribution Date;

o the Certificate Principal Balance or Notional Amount of each class of Offered Certificate, based on a Certificate in the original principal amount or notional amount of $1,000, which will be outstanding after giving effect to any payment of principal on the Distribution Date;

o the Subordinated Amount, Class B Subordinated Amount, Specified Subordinated Amount and Subordination Deficit of each Home Equity Loan Group, if any, remaining after giving effect to all distributions and transfers on the Distribution Date;

o the aggregate Loan Balance of all Home Equity Loans and the aggregate Loan Balance of the Home Equity Loans in each Home Equity Loan Group, in each case with respect to the Distribution Date;

o the total of any Substitution Amounts or Loan Purchase Price amounts included in the distribution;

o the weighted average Coupon Rate of the Home Equity Loans in each Home Equity Loan Group and in the aggregate;

o other information reasonably requested by the Certificate Insurer or any Owner with respect to delinquent Home Equity Loans;

o        the three largest Loan Balances in each Home Equity Loan Group;

o the Certificate Rate on the Class A-3A, Class A-4A, Class A-5A, Class B-1F Component and Class B-1A Component Certificates; and

o the Loan Balance of the 2/28 Adjustable Rate Loans and the 3/27 Adjustable Rate Loans in each Home Equity Loan Group (the "Aggregate Hybrid Loan Balance").

         Some obligations of the Trustee to provide information to the Owners are conditioned upon the information being received from the Servicer.

         In addition, on each Distribution Date the Trustee will be required to distribute to each Owner, the Certificate Insurer and the Rating Agencies, together with the information described above, the following information prepared by the Servicer and furnished to the Trustee:

         (1)      the number and aggregate principal balances of Home
                  Equity Loans,

                  (a)   30-59 days delinquent,

                  (b)   60-89 days delinquent,

                  (c) 90 or more days delinquent, as of the close of business on the last Business Day of the calendar month immediately preceding the Distribution Date,

                  (d) the number and aggregate principal balances of all Home Equity Loans, as of the close of business on the last day of the Due Period immediately preceding the Distribution Date, and

                  (e) the percentage that each of the amounts represented by clauses (a), (b) and (c) represent as a percentage of the respective amounts in clause (d);

         (2) the status and the number and dollar amounts of all Home Equity Loans in foreclosure proceedings as of the close of business on the last Business Day of the calendar month immediately preceding the Distribution Date;

         (3)      the number of Mortgagors and the Loan Balances of,

                  (a) the related Mortgages involved in bankruptcy proceedings as of the close of business on the last Business Day of the calendar month immediately preceding the Distribution Date and

                  (b)   Home Equity Loans that are "balloon" loans;

         (4) the existence and status of any Mortgaged Properties as to which title has been taken in the name of, or on behalf of the Trustee, as of the close of business of the last Business Day of the calendar month immediately preceding the Distribution Date;

         (5) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure as of the close of business on the last Business Day of the calendar month immediately preceding the Distribution Date;

         (6) the cumulative Realized Losses incurred on the Home Equity Loans from the Closing Date to and including the Prepayment Period immediately preceding the Distribution Date; and

         (7) the amount of Net Liquidation Proceeds realized on the Home Equity Loans during the Prepayment Period immediately preceding the Distribution Date.

Removal Of Trustee For Cause

         The Trustee may be removed upon the occurrence of any one of the following events, whatever the reason for the event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, on the part of the Trustee:

o        failure to make distributions of available amounts;

o        breaches of covenants and representations by the Trustee;

o        specific acts of bankruptcy or insolvency on the part of the Trustee;
         or

o failure to meet the standards of Trustee eligibility as set forth in the Agreement.

         If any of these events occurs and is continuing, then and in every case: (1) the Certificate Insurer or (2) with the prior written consent of the Certificate Insurer, the Depositor and the Owners of a majority of the Percentage Interests represented by the Offered Certificates or, if there are no Offered Certificates then outstanding, by a majority of the Percentage Interests represented by the Class X Certificates, may appoint a successor trustee.

Governing Law

         The Agreement and each Certificate will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed.

Amendments

         The Trustee, the Depositor, and the Servicer with the consent of the Certificate Insurer may, at any time and from time to time and without notice to or the consent of the Owners, amend the Agreement, and the Trustee will be required to consent to the amendment, for the purposes of:

         (1) if accompanied by an approving REMIC Opinion of counsel experienced in federal income tax matters, removing the restriction against the transfer of a Class R Certificate to a Disqualified Organization (as the term is defined in the Code),

         (2) complying with the requirements of the Code including any amendments necessary to maintain REMIC status,

         (3)    curing any ambiguity,

         (4) correcting or supplementing any provisions in the Agreement which are inconsistent with any other provisions in the Agreement, or

         (5) for any other purpose, provided that in the case of this clause (5):

                (A) the party requesting the amendment delivers an opinion of counsel acceptable to the Trustee that the amendment will not adversely affect in any material respect the interest of the Owners and

                (B) the amendment will not result in a withdrawal or reduction of the rating of the Offered Certificates without regard to the Policies.

         Notwithstanding anything to the contrary, no amendment shall (a) change in any manner the amount of, or delay the timing of, payments which are required to be distributed to any Owner without the consent of the Owner of the Certificate or (b) change the percentages of Percentage Interest which are required to consent to any amendments, without the consent of the Owners of all Certificates of the Class or Classes affected then Outstanding; provided that the Trustee will not be required to consent to any amendment which would adversely affect its interests under the Agreement.

         The Trustee will be required to furnish written notification of the substance of any amendment to each Owner in the manner set forth in the Agreement.

         The Certificate Insurer may change the required level of subordination for any Home Equity Loan Group without the consent of any Owners.

                CERTAIN LEGAL ASPECTS OF THE HOME EQUITY LOANS

         The following discussion contains summaries of some legal aspects of mortgage loans which are general in nature. Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Home Equity Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Home Equity Loans and to information in the prospectus under the heading "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS."

Liens On Mortgaged Properties

         The Home Equity Loans will be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. In California, for example, mortgage loans are secured by deeds of trust. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS--The Mortgage Loans" in the prospectus for more detail.

Anti-Deficiency Legislation And Other Limitations On Lenders

         Some states (including California) have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a non-judicial sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale. Other statutes prohibit a deficiency judgment where the loan proceeds were used to purchase a dwelling occupied by the borrower. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS--The Mortgage Loans--Anti-Deficiency Legislation and Other Limitations On Lenders" in the prospectus for more detail.

Enforceability Of Certain Provisions

         Courts (including California courts) have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and sometimes expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, including cases in California, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS--The Mortgage Loans--Enforceability of Certain Provisions" in the prospectus for more detail.

                  MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

         The following section in conjunction with the section in the prospectus captioned "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" discusses the material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. This section must be considered only in connection with "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in the prospectus. The discussion in this prospectus supplement and in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

REMIC Elections

         An election will be made to treat specific assets of the Trust, exclusive of the LIBOR Carryover Funds and the Cap Reserve Fund, as "real estate mortgage investment conduits" ("REMICs") for federal income tax purposes, creating a [four-tiered] REMIC structure. The Offered Certificates will be designated as regular interests in a REMIC (the "Regular Certificates" or the "REMIC Regular Certificates"), and the Class R Certificates will be designated as the residual interest in each REMIC (the "Residual Certificates" or the "REMIC Residual Certificates").

         Qualification as a REMIC requires ongoing compliance with particular conditions. Upon the issuance of the Offered Certificates, Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to the Seller and the Depositor, will deliver an opinion that, for federal income tax purposes, assuming: (1) the appropriate REMIC elections are made, and (2) compliance with all of the provisions of the Agreement, the REMICs formed pursuant to the Agreement will each constitute a REMIC, the Offered Certificates will be considered "regular interests" in a REMIC, and the Class R Certificates will be considered the sole class of "residual interests" in each REMIC.
         Because the REMIC Regular Certificates will be considered REMIC regular interests, they generally will be taxable as debt obligations under the Internal Revenue Code of 1986, as amended (the "Code"), and interest paid or accrued on the Regular Certificates, including original issue discount with respect to any Regular Certificates issued with original issue discount, will be taxable to Certificateholders in accordance with the accrual method of accounting. Some or all of the Classes of Regular Certificates may be subject to the original issue discount provisions. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in the prospectus for more detail.

         In addition, some Classes of Regular Certificates may be treated as issued with a premium.

         The prepayment assumption that will be used in determining the rate of accrual of original issue discount is [100% of the Prepayment Assumption with respect to the Group I Home Equity Loans, and 30% CPR with respect to the Group II Home Equity Loans]. See "PREPAYMENT AND YIELD CONSIDERATIONS" in this prospectus supplement for a description of the prepayment assumption model. However, no representation is made as to the rate at which prepayments actually will occur.

         The Offered Certificates will be treated as assets described in
Section 7701(a)(19)(C) of the Code for domestic building and loan associations, and "real estate assets" for real estate investment trusts (REITs), subject to the limitations described in "MATERIAL FEDERAL INCOME TAX CONSIDERATIONS" in the prospectus. Similarly, interest on the Offered Certificates will be considered "interest on obligations secured by mortgages on real property" for REITs, subject to the limitations described in "Material Federal Income Tax Considerations" in the prospectus.

Certificateholders' Interest Index Carryover And Cap Reserve Fund

         The beneficial owners of the Certificates will be treated for tax purposes as owning two separate assets: (a) the respective Certificates without the rights to receive funds from the Cap Reserve Fund and Certificateholders' Interest Index Carryover, which constitute regular interests in a REMIC, and (b) the rights to receive funds from the Cap Reserve Fund and in the case of adjustable rate Certificates, Certificateholders' Interest Index Carryover. Accordingly, a purchaser of a Certificate must allocate its purchase price between the assets comprising the related Certificate. In general, the allocation would be based on the relative fair market values of the assets on the date of purchase of the Certificates. No representation is or will be made as to the relative fair market values. We recommend that all holders of adjustable rate Certificates consult their tax advisors regarding the taxation of funds from the Cap Reserve Fund and Certificateholders' Interest Index Carryover, which is generally governed by the provisions of the Code and Treasury regulations relating to notional principal contracts and possibly those relating to straddles. The rights to receive funds from the Cap Reserve Fund and Certificateholders' Interest Index Carryover will not constitute:

         (a) a "real estate asset" within the meaning of section 856(c)(4)(A) of the Code for a real estate investment trust;

         (b) a "qualified mortgage" or a "permitted investment" within the meaning of section 860G(a)(3) and section 860G(a)(5), respectively, of the Code if held by a REMIC; or

         (c) an asset described in section 7701(a)(19)(C)(xi) of the Code if held by a domestic building and loan association.

         Further, funds from the Cap Reserve Fund and the Certificateholders' Interest Index Carryover will not constitute income described in section 856(c)(3)(B) of the Code for a real estate investment trust. Moreover, other special rules may apply to particular investors, including dealers in securities and dealers in notional principal contracts.

                  CERTAIN STATE AND LOCAL TAX CONSIDERATIONS

         Because the income tax laws of the states and localities vary, it is impractical to predict the income tax consequences to the Certificateholders in all of the state and local taxing jurisdictions in which they are subject to tax. Certificateholders are urged to consult their own tax advisors with respect to state and local income and franchise taxes.

                             ERISA CONSIDERATIONS

         A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of the plan's assets in the Offered Certificates. Accordingly, pursuant to Section 404 of ERISA, the fiduciary should consider among other factors:

o whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

o whether the investment satisfies the applicable diversification requirements;

o whether the investment is in accordance with the documents and instruments governing the plan; and

o whether the investment is prudent, considering the nature of the investment.

         Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

         In addition, benefit plans subject to ERISA, as well as individual retirement accounts or specific types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code and any entity whose source of funds for the purchase of Certificates includes plan assets by reason of a plan or account investing in the entity (each, a "Plan"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having specified relationships to a Plan ("parties in interest" and "disqualified persons"). The transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon the persons by
Section 4975 of the Code.

         An investment in Offered Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan assets, which in turn might mean that some aspects of the investment, including the operation of the Trust, might be prohibited transactions under ERISA and the Code. Neither ERISA nor the Code defines the term "plan assets." Under Section 2510.3- 101 of the United States Department of Labor ("DOL") regulations (the "Regulation"), a Plan's assets may include an interest in the underlying assets of an entity, including the trust, for particular purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in the entity, unless particular exceptions apply. The Depositor believes that the Offered Certificates will give Certificateholders an equity interest in the Trust for purposes of the Regulation and can give no assurance that the Offered Certificates will qualify for any of the exceptions under the Regulation. As a result, the assets of the Trust may be considered the assets of any Plan which acquires an Offered Certificate.

         [The DOL has granted to Goldman, Sachs & Co. an administrative exemption, Prohibited Transaction Exemption ("PTE 89-88") which was amended by PTE 97-34, further amended by PTE 2000-58 and the DOL announced in PTE 2002-19 that it will be further amended (the "Exemption") from some of the prohibited transaction rules of ERISA which may be applicable to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass-through certificates representing a beneficial undivided ownership interest in the assets of a trust that consist of specific receivables, loans and other obligations that meet the conditions and requirements of the Exemption which may be applicable to the Offered Certificates if Goldman, Sachs & Co. or any of its affiliates is either the sole underwriter or manager or co-manager of the underwriting syndicate, or a selling or placement agent. The conditions which must be satisfied for the Exemption to apply to the purchase, holding and transfer of the Offered Certificates are set forth under "ERISA Considerations" in the prospectus.

         The Exemption does not apply to Plans sponsored by the Originators, the Depositor, the Certificate Insurer, the Underwriters, the Trustee, the Servicer or any Mortgagor with respect to Home Equity Loans included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust or any affiliate of the parties (the "Restricted Group"). No exemption is provided from the restrictions of ERISA for the acquisition or holding of Offered Certificates on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of the Excluded Plan. For purposes of the Offered Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. In addition, no Plan's investment in any class of Offered Certificates may exceed 25% of all of the Certificates of the Class outstanding at the time of the Plan's acquisition and after the Plan's acquisition of the class of Offered Certificates, no more than 25% of the assets over which the fiduciary has investment authority may be invested in securities of a trust containing assets which are sold or serviced by the same entity. Finally, in the case of initial issuance, but not secondary market transactions, at least 50% of each class of Offered Certificates, and at least 50% of the aggregate interest in the Trust, must be acquired by persons independent of the Restricted Group.

         The Depositor believes that the Exemption will apply to the acquisition, holding and resale of the Offered Certificates by a Plan and that all conditions of the Exemption other than those within the control of the investors have been or will be met.]

         [The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which under certain conditions exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of Certificates which are "mortgage pool pass-through certificates." Before purchasing Certificates, a fiduciary of a Plan relying on PTCE 83-1 should confirm and will be deemed to have represented that the Trust Fund is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates" and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan.]

         We Refer You To "ERISA Considerations" In The Prospectus For
More Detail.

         [Before purchasing a Offered Certificate, a fiduciary of a Plan should itself confirm: (a) that the Offered Certificates constitute "securities" for purposes of the Exemption and (b) that the specific conditions set forth in the Exemption and the other requirements set forth in the Exemption will be satisfied.

         Each purchaser acquiring a Certificate on behalf of a Plan shall be deemed to have represented: (i) [If each such Certificate is rated at least [BBB]* at the time of acquisition]** such investor satisfies all conditions of the Exemption that are within its control, or (ii) If such Certificate is subordinated or not rated as required by the Exemption at the time of the acquisition] such investor is an insurance company using an 'insurance company general account' as that term is defined in PTCE 95-60 as the source of funds used to acquire or hold the certificates and the conditions in Sections I and III of PTCE 95-60 have been satisfied.]

         Any Plan fiduciary considering whether to purchase a Class A, Class A-IO or Class B-1 Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment.

                        LEGAL INVESTMENT CONSIDERATIONS

         The Class A Certificates and Class A-IO Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. See "Legal Investment" in the prospectus.


                                 UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement, dated ____ (the "Underwriting Agreement"), between the Depositor and Goldman, Sachs & Co. (the "Underwriter") the Depositor has agreed to sell to the Underwriter and the Underwriter has agreed to purchase from the Depositor the Offered Certificates.

         The Depositor has been advised that the Underwriter proposes initially to offer the Offered Certificates to the public from time to time in negotiated transactions, at prices determined at the time of sale. The Underwriter may effect the transactions by selling Offered Certificates to or through dealers and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter and any purchasers of Offered Certificates for whom they may act as agents. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts or commissions received by them and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended (the "Securities Act").

         The Offered Certificates are a new issue of securities with no established trading market. The Trust has been advised by the Underwriter that it intends to make a market in the Offered Certificates, but the Underwriter is not obligated to make a market and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Certificates.

         The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against some civil liabilities, including liabilities under the Securities Act.

         Each of the Seller and the Depositor is an affiliate of the Underwriter.

                                    EXPERTS

         The consolidated balance sheets of [_________________________] dated as of ____ and ____ and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended ____, incorporated by reference in this prospectus supplement, have been incorporated in this prospectus supplement in reliance on the report of ____, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL MATTERS

         Some legal matters with respect to the Offered Certificates will be passed upon for the Depositor and the Underwriter by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                                    RATINGS

         It is a condition to the issuance of the Class A Certificates that they receive ratings of "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and "Aaa" by Moody's Investors Service, Inc. ("Moody's"). It is a condition to the issuance of the Class A-IO Certificates that they receive ratings of "AAAr" by S&P and "Aaa" by Moody's. It is a condition to the issuance of the Class B-1 Certificates that they receive ratings of "Baa3" by Moody's. S&P and Moody's are together referred to as the "Rating Agencies."

         A securities rating addresses the likelihood of the receipt by Offered Certificateholders of distributions on the Home Equity Loans. The rating takes into consideration the characteristics of the Home Equity Loans and the structural, legal and tax aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Home Equity Loans, the likelihood of payment of any Certificateholders' Interest Index Carryovers or the possibility that Offered Certificateholders might realize a lower than anticipated yield.

         The ratings assigned to the Class A Certificates and Class A-IO Certificates will depend primarily upon the creditworthiness of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the ratings initially assigned to the Class A Certificates and Class A-IO Certificates may result in a reduction of one or more of the ratings assigned to the Class A Certificates and Class A-IO Certificates.

         A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                            INDEX OF DEFINED TERMS


______ Underwriting Guidelines.................................................................................S-23
2/28 Adjustable Rate Loans.....................................................................................S-36
270-Day Delinquency Amount.....................................................................................S-85
3/27 Adjustable Rate Loans.....................................................................................S-36
Accrual Period.................................................................................................S-16
Aggregate Hybrid Loan Balance.................................................................................S-109
Agreement................................................................................................S-60, S-95
Appraised Values...............................................................................................S-24
Available Funds................................................................................................S-74
Available Funds Cap............................................................................................S-86
Available LIBOR Carryover Amount...............................................................................S-75
Balloon Loans..................................................................................................S-55
Beneficial Owner...............................................................................................S-15
Book-Entry Notes...............................................................................................S-15
Business Day.............................................................................................S-69, S-95
Cap Agreement.................................................................................................S-102
Cap Reserve Fund..............................................................................................S-102
Cap Reserve Fund Release Date.................................................................................S-102
Cap Reserve Fund Transfer Amount...............................................................................S-75
Carry-Forward Amount...........................................................................................S-75
Certificate Account............................................................................................S-69
Certificate Distribution Account...............................................................................S-28
Certificate Insurer......................................................................................S-63, S-94
Certificate Insurer Default....................................................................................S-76
Certificate Principal Balance..................................................................................S-64
Certificate Rate...............................................................................................S-85
Certificate Register...........................................................................................S-69
Certificate Registrar..........................................................................................S-69
Certificateholder..............................................................................................S-64
Certificateholders' Interest Index Carryover...................................................................S-87
Certificates...................................................................................................S-62
Civil Relief Interest Shortfalls...............................................................................S-81
Class A Certificates...........................................................................................S-62
Class A Distribution Amount....................................................................................S-76
Class A Principal Distribution Amount..........................................................................S-76
Class A Subordination Increase Amount..........................................................................S-77
Class A-1F Certificates........................................................................................S-62
Class A-1F Principal Distribution Amount.......................................................................S-77
Class A-2F Certificates........................................................................................S-62
Class A-2F Principal Distribution Amount.......................................................................S-78
Class A-3A Certificates........................................................................................S-62
Class A-3A Formula Rate........................................................................................S-85
Class A-3A Principal Distribution Amount.......................................................................S-79
Class A-4A Certificates........................................................................................S-62
Class A-4A Formula Rate........................................................................................S-85
Class A-4A Principal Distribution Amount.......................................................................S-79
Class A-5A Certificates........................................................................................S-62
Class A-5A Formula Rate........................................................................................S-85
Class A-5A Principal Distribution Amount.......................................................................S-80
Class AI Certificates..........................................................................................S-62
Class AII Certificates.........................................................................................S-62
Class A-IO Certificates........................................................................................S-62
Class A-IOA Component Certificate..............................................................................S-62
Class A-IOF Component Certificate..............................................................................S-62
Class B Component Distribution Amount..........................................................................S-80
Class B Component Principal Distribution Amount................................................................S-81
Class B Subordinated Amount....................................................................................S-52
Class B-1 Certificates.........................................................................................S-62
Class B-1A Component Certificate...............................................................................S-62
Class B-1A Component Formula Rate..............................................................................S-86
Class B-1F Component Certificate...............................................................................S-62
Class B-1F Component Formula Rate..............................................................................S-86
Class B-IOA Certificates.......................................................................................S-62
Class B-IOF Certificates.......................................................................................S-62
Class P-A Certificates.........................................................................................S-62
Class P-F Certificates.........................................................................................S-62
Class R Certificates...........................................................................................S-62
Class X Certificates...........................................................................................S-62
Class X-A Certificates.........................................................................................S-62
Class X-F Certificates.........................................................................................S-62
Clearstream....................................................................................................S-64
Closing Date Deposits..........................................................................................S-52
Code..........................................................................................................S-113
Collection Account.............................................................................................S-28
Compensating Interest.........................................................................................S-105
Compensating Interest Default Amount...........................................................................S-81
Counterparty..................................................................................................S-102
Coupon Rate....................................................................................................S-25
CPR............................................................................................................S-55
Current Interest...............................................................................................S-81
Custodian......................................................................................................S-99
Cut-Off Date Loan Balance......................................................................................S-24
Daily Collections.............................................................................................S-104
Deficiency Amount..............................................................................................S-96
Definitive Note................................................................................................S-15
Definitive Securities..........................................................................................S-65
Delinquency Advances..........................................................................................S-104
Delinquency Amount.............................................................................................S-81
Delinquency Percentage.........................................................................................S-81
Depositor......................................................................................................S-60
disqualified persons..........................................................................................S-115
Distribution Date..............................................................................................S-14
DOL...........................................................................................................S-115
DTC............................................................................................................S-64
Due Period.....................................................................................................S-82
ERISA.........................................................................................................S-115
Euroclear......................................................................................................S-64
Event of Default...............................................................................................S-18
Excess Subordinated Amount.....................................................................................S-90
Exemption.....................................................................................................S-116
Expense Fee....................................................................................................S-70
Final Certification...........................................................................................S-101
Final Scheduled Distribution Date..............................................................................S-92
Financial Intermediary.........................................................................................S-65
Fiscal Agent...................................................................................................S-95
Group I........................................................................................................S-64
Group I Certificates...........................................................................................S-62
Group I Home Equity Loans......................................................................................S-25
Group Ia Home Equity Loans.....................................................................................S-25
Group Ib Home Equity Loans.....................................................................................S-31
Group II.......................................................................................................S-64
Group II Certificates..........................................................................................S-63
Group II Home Equity Loans.....................................................................................S-36
Group IIa Home Equity Loans....................................................................................S-37
Group IIb Home Equity Loans....................................................................................S-44
Group Principal Distribution Amount............................................................................S-82
Guaranteed Principal Amount....................................................................................S-96
Home Equity Loan Group...................................................................................S-24, S-64
Home Equity Loans..............................................................................................S-23
nsurance Policy................................................................................................S-18
Insured Payment................................................................................................S-96
Insurer........................................................................................................S-18
Interest Period................................................................................................S-87
Interest Rate..................................................................................................S-16
Issuer.........................................................................................................S-13
LIBOR Carryover Fund..........................................................................................S-101
LIBOR Carryover Fund Deposit...................................................................................S-83
LIBOR Determination Date.......................................................................................S-88
Liquidated Loan................................................................................................S-90
Loan Balance...................................................................................................S-24
Loan Purchase Agreement........................................................................................S-60
Loan Purchase Price............................................................................................S-99
London business day............................................................................................S-88
Maturity Date..................................................................................................S-17
Maximum Rates..................................................................................................S-37
Minimum Rates..................................................................................................S-37
Minimum Spread.................................................................................................S-87
Monthly Remittance Date........................................................................................S-83
Moody's.......................................................................................................S-118
Mortgage Loan Sale Agreement...................................................................................S-25
Mortgaged Properties...........................................................................................S-24
Mortgages......................................................................................................S-19
Net Coupon Rate................................................................................................S-86
Net Liquidation Proceeds......................................................................................S-103
Net Monthly Excess Cashflow....................................................................................S-83
Net Mortgage Loan Rate.........................................................................................S-17
Note Distribution Account......................................................................................S-28
Noteholders....................................................................................................S-14
Notes..........................................................................................................S-24
Notice.........................................................................................................S-96
Notional Amount Certificates...................................................................................S-62
Offered Certificates...........................................................................................S-62
One-Month LIBOR................................................................................................S-87
Optional Redemption............................................................................................S-18
Original Class Principal Amount................................................................................S-14
Original Loan-to-Value Ratio...................................................................................S-24
overcollateralization...........................................................................................S-5
Owner....................................................................................................S-69, S-96
Participant....................................................................................................S-64
Percentage Interest............................................................................................S-69
Plan..........................................................................................................S-115
plan assets...................................................................................................S-115
Policies.................................................................................................S-63, S-94
Preference Amount..............................................................................................S-96
Pre-Funded Amount..............................................................................................S-14
Pre-Funding Account............................................................................................S-14
Pre-Funding Period.............................................................................................S-14
Premium Amount.................................................................................................S-70
Prepayment Assumption..........................................................................................S-55
Prepayment Period..............................................................................................S-83
Prepayments....................................................................................................S-51
Preservation Expenses.........................................................................................S-105
Principal and Interest Account................................................................................S-103
Principal Carryover Shortfall..................................................................................S-83
Principal Distribution Amount..................................................................................S-17
prohibited transactions.......................................................................................S-106
PTCE 83-1.....................................................................................................S-116
PTE 89-88.....................................................................................................S-116
Qualified Replacement Mortgage.................................................................................S-98
Rating Agencies...............................................................................................S-118
Realized Loss..................................................................................................S-90
Record Date....................................................................................................S-69
Reference Banks................................................................................................S-88
Regular Certificates..........................................................................................S-113
Regulation....................................................................................................S-115
Related Principal Carryover Shortfall..........................................................................S-84
REMIC Opinion..................................................................................................S-98
REMIC Regular Certificates....................................................................................S-113
REMIC Residual Certificates...................................................................................S-113
REMICs.........................................................................................................S-14
Repurchase Price...............................................................................................S-25
Residual Certificate...........................................................................................S-13
Residual Certificateholder.....................................................................................S-13
Residual Certificates.........................................................................................S-113
Responsible Party..............................................................................................S-97
Restricted Group..............................................................................................S-116
Risk Factors...................................................................................................S-14
Rules..........................................................................................................S-65
S&P...........................................................................................................S-118
Sale and Servicing Agreement...................................................................................S-13
SEC............................................................................................................S-23
Securities.....................................................................................................S-14
Securities Act................................................................................................S-118
Securityholders................................................................................................S-13
Senior Enhancement Percentage..................................................................................S-84
Servicer.......................................................................................................S-24
Servicer Termination Events...................................................................................S-107
Servicing Advance..............................................................................................S-26
Servicing Advances............................................................................................S-105
Servicing Fee..................................................................................................S-92
Servicing Fee Rate.............................................................................................S-26
Six-Month Adjustable Rate Loans................................................................................S-36
Six-Month LIBOR................................................................................................S-56
SMMEA.........................................................................................................S-117
Specified Subordinated Amount..................................................................................S-89
Stepdown Date..................................................................................................S-84
Subordinated Amount............................................................................................S-88
Subordinated Offered Certificates..............................................................................S-62
Subordination Deficiency Amount................................................................................S-71
Subordination Deficit..........................................................................................S-90
Subordination Increase Amount..................................................................................S-89
Subordination Reduction Amount.................................................................................S-90
Subsequent Mortgage Loans......................................................................................S-23
Subsequent Transfer Date.......................................................................................S-23
Subservicers...................................................................................................S-27
Sub-Servicers.................................................................................................S-106
Sub-Servicing Agreements......................................................................................S-106
Substitution Amount............................................................................................S-98
Telerate Page 3750.............................................................................................S-88
Termination Price..............................................................................................S-93
Total Available Funds..........................................................................................S-84
Total Monthly Excess Cashflow..................................................................................S-70
Total Monthly Excess Spread....................................................................................S-84
Transfer and Servicing Agreements..............................................................................S-24
Trigger Event..................................................................................................S-84
Trust..........................................................................................................S-60
Trust Agreement................................................................................................S-13
Trust Estate...................................................................................................S-61
Trustee..................................................................................................S-60, S-94
Trustee Fee....................................................................................................S-93
U.S. Person....................................................................................................S-42
Underwriter...................................................................................................S-117
Underwriting Agreement........................................................................................S-117
Unrelated Principal Carryover Shortfall........................................................................S-85

                                    ANNEX 1
         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in limited circumstances, the globally Offered Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear, in this capacity, and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet particular requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede, as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in the same-day funds.

Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

         Trading Between Clearstream, Luxembourg And/Or Euroclear
Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading Between DTC Seller And Clearstream, Luxembourg Or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of actual days elapsed and a 360 day year. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading Between Clearstream, Luxembourg Or Euroclear Seller And DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing systems, through the respective Depositaries, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear will instruct the respective Depositaries, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of actual days elapsed and a 360 day year. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be value as of the actual settlement date.

         Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global securities holding securities through Clearstream, Luxembourg or Euroclear, or through DTC will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons or to backup withholding, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption For Non-U.S. Persons (Form W-8BEN). Beneficial owners of securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) If the information shown on Form W-8 BEN changes, a new Form W-8 must be filed within 30 days of the change.

         Exemption For Non-U.S. Persons With Effectively Connected Income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption Or Reduced Rate For Non-U.S. Persons Resident In Treaty Countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN (including Part II thereof). If the treaty provides only for a reduced rate, the beneficial owner may still be entitled to complete exemption from withholding under "--Exemption For Non-U.S. Persons (Form W-8BEN)" above.

         Exemption For U.S. Persons (Form W-9). U.S. Persons can obtain complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI are generally effective for three calendar years from the close of the calendar year in which it is collected.

         The term "U.S. Person" means: (1) a citizen or resident of the United States, (2) a corporation or partnership (or other entity properly classified as a corporation or partnership for U.S. Federal income tax purposes) organized in or under the laws of the United States or any state or the District of Columbia, (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also will be considered U.S. Persons. Treasury regulations provide certain presumptions regarding the entity classification and foreign or U.S. status of a holder that a payor generally must apply in the absence of appropriate documentation from the holder, and provide detailed documentation and procedures for holders claiming withholding tax exemptions through intermediaries. Prospective investors are urged to consult their tax advisors regarding the effect of these regulations on their ability to claim and the means for claiming exemptions from or reduced rates of U.S. withholding taxes.

         This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global securities. Investors are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the Global securities.

                                   ANNEX II
                          SCHEDULED NOTIONAL AMOUNTS


        WITH RESPECT TO THE
        DISTRIBUTION DATE IN:                     SCHEDULED NOTIONAL AMOUNT ($)
        _____, ______
        _____, ______
        _____, ______
        _____, ______
        _____, ______
        _____, ______
        _____, ______
        _____, ______
        _____, ______
        _____, ______
        _____, ______
        _____, ______
        _____, ______
        _____, ______
        _____, ______
        _____, ______
        _____, ______
        _____, ______
        _____, ______



--------
* The fourth highest generic rating category.

** If the assets of the trust consist of residential, home equity loan receivables issued in Designated Transactions that are not fully secured, this language should read as follows: If the Offered Certificates are not subordinated and are rated at least [AA] (or the second highest generic rating category) at the time of acquisition.

                         GS MORTGAGE SECURITIES CORP.
                                   DEPOSITOR

                ABS MORTGAGE AND MANUFACTURED HOUSING CONTRACT
     ASSET-BACKED CERTIFICATES AND ASSET-BACKED NOTES (ISSUABLE IN SERIES)

GS Mortgage Securities Corp., as depositor, may offer from time to time under this prospectus and related prospectus supplements notes or certificates that are either asset-backed notes or asset-backed certificates which may be sold from time to time in one or more series. Each series of notes or certificates, as applicable, will be issued in one or more classes.

The related prospectus supplement will set forth the specific assets of the trust fund and the seller or sellers from whom the assets are acquired. The assets may include:

1.   One or more pools of:

o closed-end and/or revolving home equity loans or manufactured housing contracts or specified balances of these loans or contracts and/or loans of which the proceeds have been applied to the purchase of the related mortgaged property, secured by mortgages primarily on one- to four-family residential properties,

o loans made to finance the purchase of rights relating to cooperatively owned properties secured by a pledge of shares of a cooperative corporation and an assignment of a proprietary lease or occupancy agreement on a cooperative dwelling,

o loans made to finance the origination of the loans and contracts described above and secured by the related loans or contracts,

o mortgage participation certificates evidencing participation interests in loans that are acceptable to the nationally recognized statistical rating agencies rating a series of securities,

o private securities evidencing ownership interests in or secured by loans similar to the types of loans described above;

All monies due under the above assets, which may be net of amounts payable to the servicer; and Funds or accounts established for the related trust fund, or one or more forms of enhancement. The related prospectus supplement will state if the trust fund will make a REMIC election for federal income tax purposes.

FOR A DISCUSSION OF RISKS ASSOCIATED WITH AN INVESTMENT IN THE NOTES OR CERTIFICATES, SEE RISK FACTORS ON PAGE _.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE OFFERED SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. MAKING ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.

                             GOLDMAN, SACHS & CO.

The date of this Prospectus is _________, ____

                                TABLE OF CONTENTS
                                                                            Page

RISK FACTORS..................................................................3
THE TRUST FUND................................................................7
THE DEPOSITOR................................................................24
USE OF PROCEEDS..............................................................24
MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS................................24
DESCRIPTION OF THE SECURITIES................................................29
CERTAIN INFORMATION REGARDING THE SECURITIES.................................68
CREDIT SUPPORT...............................................................72
DESCRIPTION OF INSURANCE.....................................................79
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS....................89
MATERIAL FEDERAL INCOME TAX CONSEQUENCES....................................101
STATE TAX CONSEQUENCES......................................................134
LEGAL INVESTMENT............................................................144
PLAN OF DISTRIBUTION........................................................146
LEGAL MATTERS...............................................................147
PROSPECTUS SUPPLEMENT.......................................................147
WHERE YOU CAN FIND MORE INFORMATION.........................................147
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................147
INDEX OF TERMS..............................................................149

                                 RISK FACTORS

You should carefully consider the following risk factors prior to any purchase of the notes or certificates.

LIMITED LIQUIDITY MAY RESULT IN DELAYS
IN YOUR ABILITY TO SELL SECURITIES OR
LOWER RETURNS...............................................  There will be no market for the notes or certificates, as applicable, of
                                                              any series prior to their issuance,
                                                              and there can be no assurance that a
                                                              secondary market will develop. If a
                                                              secondary market does develop, there
                                                              can be no assurance that it will
                                                              provide holders with liquidity of
                                                              investment or that the market will
                                                              continue for the life of the notes or
                                                              certificates, as applicable, of the
                                                              related series.  Goldman, Sachs & Co.
                                                              presently expects to make a secondary
                                                              market in the notes or certificates,
                                                              as applicable, but has no obligation
                                                              to do so. Absent a secondary market
                                                              for the notes or certificates, as
                                                              applicable, you may experience a
                                                              delay if you choose to sell your
                                                              notes or certificates, as applicable,
                                                              or the price you receive may be less
                                                              than you would receive for a
                                                              comparable liquid security.

LIMITED ASSETS FOR PAYMENTS - NO
RECOURSE TO DEPOSITOR,
UNAFFILIATED SELLER, MASTER
SERVICER OR SERVICER........................................  The depositor does not have, nor is it expected to have, any significant
                                                              assets. The notes or certificates, as
                                                              applicable, of a series will be
                                                              payable solely from the assets of the
                                                              trust fund for that series.  Except
                                                              for any related insurance policies or
                                                              credit support, there will be no
                                                              recourse to the depositor or any other
                                                              person for any default on the notes or
                                                              any failure to receive distributions
                                                              on the certificates with respect to
                                                              any series. Consequently, holders of
                                                              notes or certificates, as applicable,
                                                              of each series must rely solely upon
                                                              payments with respect to the assets
                                                              constituting the trust fund for a
                                                              series of notes or certificates, as
                                                              applicable, including, if applicable,
                                                              any amounts available pursuant to any
                                                              enhancement for that series, for the
                                                              payment of principal of and interest
                                                              on the notes or certificates, as
                                                              applicable, of that series.

                                                              The only obligations, if any, of the
                                                              depositor with respect to the notes or
                                                              certificates, as applicable, of any series
                                                              will be with respect to its breach of
                                                              specific representations and warranties.
                                                              The depositor does not have, and is not
                                                              expected in the future to have, any
                                                              significant assets with which to meet any
                                                              obligation to repurchase assets with
                                                              respect to which there has been a breach of
                                                              any representation or warranty. If, for
                                                              example, the depositor were required to
                                                              repurchase a mortgage loan, its only
                                                              sources of funds to make the repurchase
                                                              would be from funds obtained from the
                                                              enforcement of a corresponding obligation,
                                                              if any, on the part of the originator of
                                                              the mortgage loan, the master servicer, the
                                                              servicer or the unaffiliated seller, as the
                                                              case may be, or from a reserve fund
                                                              established to provide funds for
                                                              repurchases. If the depositor does not have
                                                              sufficient assets and no other party is
                                                              obligated to repurchase defective assets,
                                                              you may experience a loss.

LIMITS ON ENHANCEMENT MAY RESULT
IN LOSSES TO YOU...........................................   Although we intend the enhancement for the
                                                              notes or certificates, as applicable, to
                                                              reduce the risk of delinquent payments or
                                                              losses to holders of a series of notes or
                                                              certificates, as applicable, entitled to
                                                              the benefit of the notes or certificates,
                                                              the amount of the enhancement will be
                                                              limited, as set forth in the related
                                                              prospectus supplement. In addition, the
                                                              amount available will decline and could be
                                                              depleted prior to the payment in full of
                                                              the related series of notes or
                                                              certificates, as applicable, and losses on
                                                              the primary assets could result in losses
                                                              to holders of those notes or certificates,
                                                              as applicable.

DECREASE IN VALUE OF MORTGAGED
PROPERTY -- RISK OF LOSS....................................  There are several factors that could adversely affect the value of mortgaged
                                                              properties and cause the outstanding
                                                              balance of the related mortgage loan,
                                                              contract, loan secured by a mortgage loan
                                                              or contract or of an underlying loan
                                                              relating to the private securities,
                                                              together with any senior financing, to
                                                              equal or exceed the value of the mortgaged
                                                              properties. Among the factors that could
                                                              adversely affect the value of the mortgaged
                                                              properties are:

                                                              o    an overall decline in the residential
                                                                   real estate market in the areas in
                                                                   which the mortgaged properties are located;

                                                              o    a decline in the general condition of
                                                                   the mortgaged properties as a result
                                                                   of failure of borrowers to maintain
                                                                   adequately the mortgaged properties; or

                                                              o    natural disasters that are not
                                                                   necessarily covered by insurance,
                                                                   including earthquakes and floods.

                                                              o    Any decline in the value of a
                                                                   mortgaged property could extinguish
                                                                   the value of a junior interest in that
                                                                   mortgaged property before having any
                                                                   effect on the related senior interest.
                                                                   If a decline in the value of the
                                                                   related mortgaged properties occurs,
                                                                   the actual rates of delinquencies,
                                                                   foreclosure and losses on the mortgage
                                                                   loans could be higher than those
                                                                   currently experienced in the mortgage
                                                                   lending industry in general and you
                                                                   could suffer a loss.

TIMING AND RATE OF PREPAYMENTS
MAY RESULT IN LOWER YIELD...................................  The yield to maturity experienced by a holder of notes or certificates, as
                                                              applicable, may be affected by the rate and
                                                              timing of payments of principal of the
                                                              mortgage loans, contracts, loans secured by
                                                              mortgage loans or contracts or of the
                                                              underlying loans relating to the private
                                                              securities. The rate and timing of
                                                              principal payments of the notes or
                                                              certificates, as applicable, of a series
                                                              will be affected by a number of factors,
                                                              including the following:

                                                              o    the extent of prepayments, which may
                                                                   be influenced by a variety of factors,

                                                              o    the manner of allocating principal
                                                                   payments among the classes of notes or
                                                                   certificates, as applicable, of a
                                                                   series as specified in the related
                                                                   prospectus supplement, and

                                                              o    the exercise of any right of optional
                                                                   termination.

                                                              Prepayments may also result from
                                                              repurchases of mortgage loans or underlying
                                                              loans, as applicable, due to material
                                                              breaches of the unaffiliated seller's or
                                                              the depositor's representations or
                                                              warranties.

                                                              Interest payable on the notes or
                                                              certificates, as applicable, of a series on
                                                              a distribution date will include all
                                                              interest accrued during the period
                                                              specified in the related prospectus
                                                              supplement. In the event interest accrues
                                                              during the calendar month prior to a
                                                              distribution date, the effective yield to
                                                              holders will be reduced from the yield that
                                                              would otherwise be obtainable if interest
                                                              payable on the security were to accrue
                                                              through the day immediately preceding each
                                                              distribution date, and the effective yield
                                                              at par to holders will be less than the
                                                              indicated coupon rate.

RISKS OF SUBORDINATED SECURITIES............................  To the extent specified in the applicable prospectus supplement, distributions of
                                                              interest on and principal of one or more
                                                              classes of notes or certificates, as
                                                              applicable, of a series may be subordinated
                                                              in priority of payment to interest and
                                                              principal due on one or more other classes
                                                              of notes or certificates, as applicable, of
                                                              the related series. Any subordinated
                                                              securities will be affected to a greater
                                                              degree by any losses on the mortgage loans,
                                                              contracts, loans secured by mortgage loans
                                                              or contracts or of the underlying loans
                                                              relating to the private securities.

BOOK-ENTRY REGISTRATION--BENEFICIAL OWNERS
NOT RECOGNIZED BY
TRUST.......................................................  Issuance of the notes or certificates, as applicable, in book-entry form may reduce
                                                              the liquidity of these notes or
                                                              certificates, as applicable, in the
                                                              secondary trading market since investors
                                                              may be unwilling to purchase notes or
                                                              certificates, as applicable, for which they
                                                              cannot obtain physical certificates. Since
                                                              transactions in the notes or certificates,
                                                              as applicable, can be effected only through
                                                              The Depository Trust Company and any other
                                                              entities set forth in the related
                                                              prospectus supplement, your ability to
                                                              pledge a security to persons or entities
                                                              that do not participate in The Depository
                                                              Trust Company or any other entities or
                                                              otherwise to take actions in respect of the
                                                              related notes or certificates, as
                                                              applicable, may be limited due to lack of a
                                                              physical certificate representing the notes
                                                              or certificates, as applicable.

                                                              You may experience some delay in the
                                                              receipt of distributions of interest and
                                                              principal on the notes or certificates, as
                                                              applicable, since the distributions will be
                                                              forwarded by the trustee to The Depository
                                                              Trust Company and The Depository Trust
                                                              Company will credit the distributions to
                                                              the accounts of its participants which will
                                                              then credit them to your account either
                                                              directly or indirectly through indirect
                                                              participants.

                                THE TRUST FUND

         The Depositor may offer from time to time the ABS Mortgage and Manufactured Housing Contract Asset-Backed Certificates (the "Certificates") or the ABS Mortgage and Manufactured Housing Contract Asset-Backed Notes (the "Notes" and, together with the Certificates, the "Securities") offered by this prospectus and by the related prospectus supplements which may be sold from time to time in one or more series (each, a "Series") in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the related prospectus supplement. Each Series of Notes or Certificates, as applicable, may include one or more separate classes (each, a "Class") of Notes and/or Certificates, which may be divided into one or more subclasses (each, a "Subclass"). The Certificates will be issued by a trust (the "Trust") to be formed by the Depositor with respect to a Series pursuant to either a Trust Agreement (each, a "Trust Agreement") to be entered into between the Depositor and the trustee specified in the related Prospectus Supplement (the "Trustee") or a Pooling and Servicing Agreement (each, a "Pooling and Servicing Agreement") among the Depositor, the Master Servicer and the Trustee. If a Series of Securities includes Notes, the Notes will be issued and secured pursuant to an Indenture (each, an "Indenture") to be entered into between any of (1) the Trust or (2) a partnership, corporation, limited liability company or other entity formed by the Depositor solely for the purpose of issuing Notes of a related Series and incidental matters, as issuer (the "Issuer"), and the indenture trustee specified in the related Prospectus Supplement (the "Indenture Trustee"). The related Trust Fund will be serviced by the Master Servicer pursuant to a Sale and Servicing Agreement (the "Sale and Servicing Agreement") among the Depositor, the Master Servicer and the Indenture Trustee. The Certificates represent interests in specified percentages of principal and interest (a "Percentage Interest") with respect to the related Mortgage Pool, Warehouse Loan Pool or Contract Pool, or have been assigned a Stated Principal Balance and an Interest Rate, as more fully set forth in this prospectus, and will evidence the undivided interest, beneficial interest or notional amount specified in the related Prospectus Supplement in one of a number of Trusts, each to be created by the Depositor from time to time. If a Series of Securities includes Notes, the Notes will represent indebtedness of the related Trust Fund. The trust property of each Trust (the "Trust Fund") will consist of the assets described below.

         Ownership of the Mortgage, Warehouse Loan or Contract Pool or Pools included in the Trust Fund for a Series of Certificates may consist of one or more Subclasses, as specified in the prospectus supplement for the Series. Each Certificate will evidence the undivided interest, beneficial interest or notional amount specified in the related prospectus supplement in one or more Mortgage Pools containing one or more Mortgage Loans or Mortgage Certificates, Warehouse Loan Pools or Contract Pools containing Contracts, having an aggregate principal balance of not less than approximately $50,000,000 as of the first day of the month of its creation (the "Cut-off Date"), unless otherwise specified in the applicable prospectus supplement. If so specified in the related prospectus supplement, each Class or Subclass of the Certificates of a Series will evidence the percentage interest specified in the prospectus supplement in the payments of principal of and interest on the Mortgage Loans or Mortgage Certificates in the related Mortgage Pool or Pools, Warehouse Loans in the related Warehouse Loan Pool or Pools or on the Contracts in the related Contract Pool or Pools (a "Percentage Interest"). To the extent specified in the related prospectus supplement, each Mortgage Pool, Warehouse Loan Pool or Contract Pool with respect to a Series will be covered by one or more irrevocable letters of credit (a "Letter of Credit"), a policy of mortgage pool insurance (a "Pool Insurance Policy"), a bond or similar form of insurance coverage against particular losses in the event of the bankruptcy of a Mortgagor (a "Mortgagor Bankruptcy Bond"), an insurance policy (the "Special Hazard Insurance Policy") covering losses that result from other physical risks that are not otherwise insured against, including earthquakes and mudflows, by the subordination of the rights of the holders of the one or more subordinate Classes or Subclasses (the "Subordinate Notes" or the "Subordinate Certificates," and collectively, the "Subordinate Securities") to the rights of the holders of one or more senior Classes or Subclasses (the "Senior Notes" or the "Senior Certificates," and collectively, the "Senior Securities") to the extent specified in the related prospectus supplement (the "Subordinated Amount which, if so specified in the related prospectus supplement, may include Subordinate Notes or Subordinate Certificates, as applicable, of one or more Class or Subclass (a "Subordinated Class" or "Subordinated Subclass," respectively) and the establishment of a reserve fund (a "Reserve Fund"), by the right of one or more Classes or Subclasses of Notes or Certificates, as applicable, to receive a disproportionate amount of particular distributions of principal, by an insurance policy (the "Security Guarantee Insurance") issued by one or more insurance companies or another form or forms of additional or alternative forms of credit support, including a guarantee or surety bond ("Alternative Credit Support") acceptable to the Rating Agency rating the Notes or Certificates, as applicable, of a Series or by any combination of the foregoing. See "Description of Insurance" and "Credit Support."

THE MORTGAGE POOLS

         If so specified in the prospectus supplement with respect to a Series, the Trust Fund for each Series may include

1.   one or more pools ("Mortgage Pools") containing

o conventional one-to four-family residential, first and/or second mortgage loans,

o closed-end loans (the "Closed-End Loans") and/or revolving home equity loans or specific balances of those loans (the "Revolving Credit Line Loans" and, together with the Closed-End Loans, the "Home Equity Loans") secured by mortgages or deeds of trust on residential one-to-four family properties, including townhouses and individual units in condominiums and planned unit developments,

o loans ("Cooperative Loans") made to finance the purchase of particular rights relating to cooperatively owned properties secured by the pledge of shares issued by a cooperative corporation (the "Cooperative") and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular dwelling unit (a "Cooperative Dwelling" and, together with one- to four-family residential properties, "Single Family Property,

o mortgage loans secured by multifamily residential rental properties consisting of five or more dwelling units or apartment buildings owned by cooperative housing corporations ("Multifamily Property"); provided that no more than 5% of the principal balance of loans in a Mortgage Pool may consist of loans backed by Multifamily Property,

o mortgage participation securities evidencing participation interests in loans that are acceptable to the nationally recognized statistical rating agency or agencies rating the related Series of Notes or Certificates, as applicable, (collectively, the "Rating Agency") in one of the four highest rating categories of each Rating Agency (all the loans described above and participation certificates being referred to collectively in this prospectus as the "Mortgage Loans"), acceptable to the nationally recognized Rating Agency rating the Notes or Certificates, as applicable, of the Series for a rating in one of the four highest rating categories of the Rating Agency; or

o conventional mortgage pass-through certificates, collateralized mortgage bonds or other indebtedness secured by mortgage loans or manufactured housing contracts (the "Mortgage Certificates"), in each case together with specific and related property issued by one or more trusts established by one or more private entities,

2. one or more Contract Pools containing Contracts or participation Notes or Certificates, as applicable, representing participation interests in the Contracts purchased by the Depositor either directly or through one or more affiliates or Unaffiliated Sellers, and related property conveyed to the trust by the Depositor or

3. one or more Warehouse Loan Pools containing Warehouse Loans or participation Securities representing participation interests in the Warehouse Loans purchased by the Depositor either directly or through one or more affiliates or Unaffiliated Sellers, and related property conveyed to the trust by the Depositor or

         A Mortgage Pool may include Mortgage Loans insured by the FHA ("FHA Loans") and/or Mortgage Loans partially guaranteed by the Veterans Administration (the "VA", and mortgage loans are referred to in this prospectus as "VA Loans"). All Mortgage Loans will be evidenced by promissory notes or other evidence of indebtedness (the "Mortgage Notes") secured by first mortgages or first or second deeds of trust or other similar security instruments creating a first lien or second lien, as applicable, on the Mortgaged Properties. Single Family Property and Multifamily Property will consist of single family detached homes, attached homes, single family units having a common wall, individual units located in condominiums, townhouses, planned unit developments, multifamily residential rental properties, apartment buildings owned by cooperative housing corporations and the other types of homes or units as are set forth in the related prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, each detached or attached home or multifamily property will be constructed on land owned in fee simple by the borrower (the "Mortgagor"). or on land leased by the Mortgagor for a term at least two years greater than the term of the applicable Mortgage Loan. Attached homes may consist of duplexes, triplexes and fourplexes, multifamily structures where each Mortgagor owns the land upon which the unit is built with the remaining adjacent land owned in common. Multifamily Property may include mixed commercial and residential buildings. The Mortgaged Properties may include investment properties and vacation and second homes. Mortgage Loans secured by Multifamily Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Mortgaged Properties to the extent specified in the related prospectus supplement.

         Unless otherwise specified below or in the applicable prospectus supplement, each Mortgage Loan in a Mortgage Pool will

o have an individual principal balance at origination of not less than $25,000 nor more than $500,000, o have monthly payments due on the first day of each month (the "Due Date"),

o be secured by Mortgaged Properties or relate to Cooperative Loans located in any of the 50 states or the District of Columbia, and

o consist of fully-amortizing Mortgage Loans, each with a 10 to 40 year term at origination, a fixed or variable rate of interest and level or variable monthly payments over the term of the Mortgage Loan.

         Unless otherwise specified in the related prospectus supplement, the Loan-to-Value Ratio of the Mortgage Loans at origination will not exceed the percentages set forth below.

o 95% on any Mortgage Loan with an original principal balance of $150,000 or less,

o 90% on any Mortgage Loan with an original principal balance of $150,001 through $200,000,

o 85% on any Mortgage Loan with an original principal balance of $200,001 through $300,000 and

o    80% on any Mortgage Loan with an original principal balance exceeding
     $300,000.

         If so specified in the related prospectus supplement, a Mortgage Pool may also include fully amortizing, adjustable rate Mortgage Loans ("ARM Loans") with, unless otherwise specified in the related prospectus supplement, 30-year terms at origination and mortgage interest rates adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed margin and an index described in the related prospectus supplement, subject to any applicable restrictions on adjustments. The Mortgage Pools may also include other types of Mortgage Loans to the extent set forth in the applicable prospectus supplement.

         Unless otherwise specified in the applicable prospectus supplement, no Mortgage Loan will have a Loan-to-Value Ratio at origination in excess of 95%, regardless of its original principal balance. Except as otherwise provided in the related prospectus supplement, the Loan-to-Value Ratio will be the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at the date of determination to the lesser of (1) the appraised value determined in an appraisal obtained by the originator and (2) the sales price for the property (the "Original Value"). Unless otherwise specified in the related prospectus supplement, with respect to a Mortgage Loan secured by a mortgage on a vacation or second home or an investment property, other than Multifamily Property, no income derived from the property will be considered for underwriting purposes, the Loan-to-Value Ratio, taking into account any secondary financing, may not exceed 80% and the original principal balance may not exceed $250,000.

         If so specified in the related prospectus supplement, a Mortgage Pool may contain Mortgage Loans with fluctuating interest rates (the "Mortgage Rates"). These Mortgage Loan may provide that on the day on which the Mortgage Rate adjusts, the amount of the monthly payments on the Mortgage Loan will be adjusted to provide for the payment of the remaining principal amount of the Mortgage Loan with level monthly payments of principal and interest at the new Mortgage Rate to the maturity date of the Mortgage Loan. Alternatively, the Mortgage Loan may provide that the Mortgage Rate adjusts more frequently than the monthly payment. As a result, a greater or lesser portion of the monthly payment will be applied to the payment of principal of the Mortgage Loan, thus increasing or decreasing the rate at which the Mortgage Loan is repaid. See "Maturity, Prepayment and Yield Considerations." In the event that an adjustment to the Mortgage Rate causes the amount of interest accrued in any month to exceed the amount of the monthly payment on the Mortgage Loan, the excess (the "Deferred Interest") will be added to the principal balance of the Mortgage Loan, unless otherwise paid by the Mortgagor, and will bear interest at the Mortgage Rate in effect from time to time. The amount by which the Mortgage Rate or monthly payment may increase or decrease and the aggregate amount of Deferred Interest on any Mortgage Loan may be subject to limitations, as described in the related prospectus supplement.

         If so specified in the prospectus supplement for the related Series, the Mortgage Rate on some of the ARM Loans will be convertible from an adjustable rate to a fixed rate at the option of the Mortgagor under some circumstances. Unless otherwise specified in the related prospectus supplement, the Agreement will provide that the Unaffiliated Seller from which convertible ARM Loans were acquired will be obligated to repurchase from the Trust Fund any ARM Loan as to which the conversion option has been exercised (a "Converted Mortgage Loan"), at a purchase price set forth in the related prospectus supplement. The amount of the purchase price will be required to be deposited in the Certificate Account and will be distributed to the Securityholders on the Distribution Date in the month following the month of the exercise of the conversion option. The obligation of the Unaffiliated Seller to repurchase Converted Mortgage Loans may or may not be supported by cash, letters of credit, third party guarantees or other similar arrangements.

         If provided for in the applicable prospectus supplement, a Mortgage Pool may contain Mortgage Loans pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan ("Buy-Down Loans"). The resulting difference in payment shall be compensated for from an amount contributed by the Depositor, the seller of the related Mortgaged Property, the Servicer or another source and placed in a custodial account (the "Buy-Down Fund") by the Servicer, or if so specified in the related prospectus supplement, with the Trustee. In lieu of a cash deposit, if so specified in the related prospectus supplement, a letter of credit or guaranteed investment contract may be delivered to the Trustee to fund the Buy-Down Fund. See "Description of the Securities -- Payments on Mortgage Loans." Buy-Down Loans included in a Mortgage Pool will provide for a reduction in monthly interest payments by the Mortgagor for a period of up to the first four years of the term of the Mortgage Loans.

         If provided for in the applicable prospectus supplement, a Mortgage Pool may contain Mortgage Loans pursuant to which the monthly payments by the Mortgagor during the early years of the related Mortgage Note are less than the amount of interest that would otherwise be payable on the Mortgage Note, with the interest not so paid added to the outstanding principal balance of the Mortgage Loan ("GPM Loans"). If so specified in the related prospectus supplement, the resulting difference in payment shall be compensated for from an amount contributed by the Depositor or another source and delivered to the Trustee (the "GPM Fund"). In lieu of a cash deposit, the Depositor may deliver to the Trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the Rating Agency rating the related Series to fund the GPM Fund.

         If provided for in the applicable prospectus supplement, a Mortgage Pool may contain Mortgage Loans which are Home Equity Loans pursuant to which the full principal amount of the Mortgage Loan is advanced at origination of the loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to fully amortize the loan at its stated maturity. Interest on each Home Equity Loan may be calculated on the basis of the outstanding principal balance of the loan multiplied by the Mortgage Rate on each Home Equity Loan and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on the loan. Under some circumstances, under a Home Equity Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. Generally, an interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

         FHA Loans will be insured by the Federal Housing Administration (the "FHA") as authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA 221 and 223 programs to finance particular multifamily residential rental properties. FHA Loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA Loan. No FHA Loan may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of FHA Loan.

         VA Loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended (the "Servicemen's Readjustment Act"). The Servicemen's Readjustment Act permits a veteran, or in some instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA Loan will have an original principal amount greater than five times the partial VA guarantee for the VA Loan. The maximum guarantee that may be issued by VA under this program is

o 50% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is $45,000 or less,

o the lesser of $36,000 and 40% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $45,000 but less than or equal to $144,000,

o and the lesser of $46,000 and 25% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $144,000.

         Unless otherwise specified in the related prospectus supplement, interest on each Revolving Credit Line Loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of the Loan. Principal amounts on a Revolving Credit Line Loan may be drawn down, up to a maximum amount as set forth in the related prospectus supplement, or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment. To the extent and accordingly under the terms provided in the related prospectus supplement, the Trust Fund may include amounts borrowed under a Revolving Credit Line Loan after the Cut-off Date. The full amount of a Closed-End Loan is advanced at the inception of the Loan and generally is repayable in equal, or substantially equal, installments of an amount to fully amortize the Loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of Closed-End Loans will not exceed 360 months. Under some circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the Loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the Loan.

         The prospectus supplement, or, if information is not available in advance of the date of the related prospectus supplement, a Current Report on Form 8-K to be filed with the Commission, for each Series of Notes or Certificates, as applicable, the Trust Fund with respect to which contains Mortgage Loans will contain information as to the type of Mortgage Loans that will comprise the related Mortgage Pool or Pools and information as to

o the aggregate principal balance of the Mortgage Loans as of the applicable Cut-off Date,

o    the type of Mortgaged Properties securing the Mortgage Loans,

o    the original terms to maturity of the Mortgage Loans,

o    the largest in principal balance of the Mortgage Loans,

o    the earliest origination date and latest maturity date of the Mortgage
     Loans,

o the aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios at origination exceeding 80%,

o    the interest rate or range of interest rates borne by the Mortgage Loans,

o    the average outstanding principal balance of the Mortgage Loans,

o    the geographical distribution of the Mortgage Loans,

o the number and aggregate principal balance of Buy-Down Loans or GPM Loans, if applicable,

o with respect to ARM Loans, the adjustment dates, the highest, lowest and weighted average margin, and the maximum Mortgage Rate variation at the time of any periodic adjustment and over the life of ARM Loans, and

o with respect to Mortgage Loans secured by Multifamily Property or the other Mortgage Loans as are specified in the prospectus supplement, whether the Mortgage Loan provides for an interest only period and whether the principal amount of the Mortgage Loan is amortized on the basis of a period of time that extends beyond the maturity date of the Mortgage Loan.

         No assurance can be given that values of the Mortgaged Properties in a Mortgage Pool have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the real estate market should experience an overall decline in property values causing the outstanding balances of the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Mortgage Pool to become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rate with respect to Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative stockholders were to become less favorable. See "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans." To the extent that any of these losses are not covered by the methods of credit support or the insurance policies described in this prospectus or by Alternative Credit Support, they will be borne by holders of the Notes or Certificates, as applicable, of the Series evidencing interests in, or secured by, the Mortgage Pool.

         Multifamily lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. Multifamily real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, including rent control laws, which impact the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to multifamily mortgage loans.

         The Depositor will cause the Mortgage Loans constituting each Mortgage Pool to be assigned to the Trustee named in the applicable prospectus supplement, for the benefit of the holders of the Certificates of the related Series (the "Certificateholders") and, if a Series of Securities includes Notes, the Depositor will cause the Mortgage Loans constituting the Mortgage Pool to be pledged to the Indenture Trustee, for the benefit of the holders of the Notes of the related Series (the "Noteholders" and, together with the Certificateholders, the "Securityholders"). The Master Servicer, if any, named in the related prospectus supplement will service the Mortgage Loans, either by itself or through other mortgage servicing institutions, if any (each, a "Servicer"), pursuant to a Pooling and Servicing Agreement or a Sale and Servicing Agreement, as described in this prospectus, and will receive a fee as compensation. See "--Mortgage Loan Program" and "Description of the Securities." As used in this prospectus, "Agreement" means, with respect to a Series that only includes Certificates, the Pooling and Servicing Agreement, and with respect to a Series that includes Notes, the Indenture, the Trust Agreement and the Sale and Servicing Agreement, as the context requires. Unless otherwise specified in the applicable prospectus supplement, with respect to those Mortgage Loans serviced by a Servicer, the Servicer will be required to service the related Mortgage Loans in accordance with the Pooling and Servicing Agreement, Sale and Servicing Agreement or Seller's Warranty and Servicing Agreement between the Servicer and the Depositor (each, a "Servicing Agreement"), as applicable, and will receive as compensation, the fee specified in the related Servicing Agreement; however, any Master Servicer will remain liable for its servicing obligations under the applicable Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

         The Depositor will make representations and warranties regarding the Mortgage Loans, but its assignment of the Mortgage Loans to the Trustee will be without recourse. See "Description of the Securities -- Assignment of Mortgage Loans." The Master Servicer's obligations with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the Servicing Agreement, including its obligation to enforce particular types of purchase and other obligations of Servicers and/or Unaffiliated Sellers, as more fully described in this prospectus under "--Mortgage Loan Program" and "--Representations by Unaffiliated Sellers; Repurchases" and "Description of the Securities -- Assignment of Mortgage Loans" and "--Servicing by Unaffiliated Sellers", and its obligations to make Advances in the event of delinquencies in payments on or with respect to the Mortgage Loans or in connection with prepayments and liquidations of the Mortgage Loans, in amounts described in this prospectus under "Description of the Securities -- Advances." Unless otherwise specified in the related prospectus supplement, Advances with respect to delinquencies will be limited to amounts that the Master Servicer believes ultimately would be reimbursable under any applicable Letter of Credit, Pool Insurance Policy, Special Hazard Insurance Policy, Mortgagor Bankruptcy Bond or other policy of insurance, from amounts in the Reserve Fund, under any Alternative Credit Support or out of the proceeds of liquidation of the Mortgage Loans, cash in the Certificate Account or otherwise. See "Description of the Securities--Advances," "Credit Support" and "Description of Insurance."

MORTGAGE LOAN PROGRAM

         The Mortgage Loans will have been purchased by the Depositor either directly or through affiliates or by the Trust formed by the Depositor, from one or more affiliates or from sellers unaffiliated with the Depositor ("Unaffiliated Sellers"). Mortgage Loans acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards" or as otherwise described in a related prospectus supplement.

UNDERWRITING STANDARDS

         Except in the case of particular Mortgage Loans originated by Unaffiliated Sellers in accordance with their own underwriting criteria ("Closed Loans") or other standards as may be described in the applicable prospectus supplement, all prospective Mortgage Loans will be subject to the underwriting standards adopted by the Depositor. See "--Closed Loan Program" below for a description of underwriting standards applicable to Closed Loans. Unaffiliated Sellers will represent and warrant that Mortgage Loans originated by them and purchased by the Depositor have been originated in accordance with the applicable underwriting standards established by the Depositor or other standards as may be described in the applicable prospectus supplement. The following discussion describes the underwriting standards of the Depositor with respect to any Mortgage Loan that it purchases.

         The mortgage credit approval process for one- to four-family residential loans follows a standard procedure that generally complies with FHLMC and FNMA regulations and guidelines, except that some Mortgage Loans may have higher loan amount and qualifying ratios, and applicable federal and state laws and regulations. The credit approval process for Cooperative Loans follows a procedure that generally complies with applicable FNMA regulations and guidelines, except for the loan amounts and qualifying ratios, and applicable federal and state laws and regulations. The originator of a Mortgage Loan (the "Originator") generally will review a detailed credit application by the prospective mortgagor designed to provide pertinent credit information, including a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the prospective mortgagor's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained from the prospective mortgagor's employer in which the employer reports the length of employment with that organization, the current salary, and gives an indication as to whether it is expected that the prospective mortgagor will continue the employment in the future. If the prospective mortgagor is self-employed, he or she is required to submit copies of signed tax returns. The prospective mortgagor may also be required to authorize verification of deposits at financial institutions. In some circumstances, other credit considerations may cause the Originator or Depositor not to require some of the above documents, statements or proofs in connection with the origination or purchase of particular Mortgage Loans.

         Unless otherwise specified in the applicable prospectus supplement, an appraisal generally will be required to be made on each residence to be financed. The appraisal generally will be made by an appraiser who meets FNMA requirements as an appraiser of one- to four-family residential properties. The appraiser is required to inspect the property and verify that it is in good condition and that, if new, construction has been completed. The appraisal generally will be based on the appraiser's judgment of value, giving appropriate weight to both the market value of comparable homes and the cost of replacing the residence. These underwriting standards also require a search of the public records relating to a mortgaged property for any liens and judgments.

         Based on the data provided, particular verifications and the appraisal, a determination is made by the Originator as to whether the prospective mortgagor has sufficient monthly income available to meet the prospective mortgagor's monthly obligations on the proposed loan and other expenses related to the residence, including property taxes, hazard and primary mortgage insurance and, if applicable, maintenance, and other financial obligations and monthly living expenses. Each Originator's lending guidelines for conventional mortgage loans generally will specify that mortgage payments plus taxes and insurance and all monthly payments extending beyond one year, including those mentioned above and other fixed obligations, or car payments, would equal no more than specified percentages of the prospective mortgagor's gross income. These guidelines will be applied only to the payments to be made during the first year of the loan. For FHA and VA Loans, the Originator's lending guidelines will follow HUD and VA guidelines, respectively. Other credit considerations may cause an Originator to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

         The Mortgaged Properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the Mortgagor but rather must look solely to the property for repayment in the event of foreclosure. The Depositor's underwriting standards applicable to all states, including anti-deficiency states, require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance. Some of the types of Mortgage Loans that may be included in the Mortgage Pools or Trust Funds may involve additional uncertainties not present in traditional types of loans. For example, Buy-Down Loans and GPM Loans provide for escalating or variable payments by the Mortgagor. These types of Mortgage Loans are underwritten on the basis of a judgment that the Mortgagor will have the ability to make larger monthly payments in subsequent years. In some instances the Mortgagor's income may not be sufficient to enable it to continue to make scheduled loan payments as the payments increase.

         To the extent specified in the related prospectus supplement, the Depositor may purchase or cause the Trust to purchase Mortgage Loans for inclusion in a Trust Fund that are underwritten under standards and procedures which vary from and are less stringent than those described in this prospectus. For instance, Mortgage Loans may be underwritten under a "limited documentation" program if so specified in the related prospectus supplement. For limited documentation Mortgage Loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and the Mortgage Loans may be underwritten primarily on the basis of an appraisal of the Mortgaged Property or Cooperative Dwelling and the Loan-to-Value Ratio at origination. Thus, if the Loan-to-Value Ratio is less than a percentage specified in the related prospectus supplement, the originator may forego some aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be considered.

         The underwriting standards for Mortgage Loans secured by Multifamily Property will be described in the related prospectus supplement.

QUALIFICATIONS OF UNAFFILIATED SELLERS

         Unless otherwise specified in the applicable prospectus supplement with respect to an Unaffiliated Seller of Closed Loans secured by residential properties, each Unaffiliated Seller must be an institution experienced in originating conventional mortgage loans and/or FHA Loans or VA Loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate those loans. In addition, except as otherwise specified, the Depositor requires adequate financial stability and adequate servicing experience, where appropriate, as well as satisfaction of other criteria.

REPRESENTATIONS BY UNAFFILIATED SELLERS; REPURCHASES

         Unless otherwise specified in the related prospectus supplement, each Unaffiliated Seller, or the Master Servicer, if the Unaffiliated Seller is also the Master Servicer under the Agreement, will have made representations and warranties in respect of the Mortgage Loans sold by the Unaffiliated Seller to the Depositor. These representations and warranties will generally include, among other things:

o with respect to each Mortgaged Property, that title insurance, or in the case of Mortgaged Properties located in areas where policies are generally not available, an attorney's certificate of title, and any required hazard and primary mortgage insurance was effective at the origination of each Mortgage Loan, and that each policy, or certificate of title, remained in effect on the date of purchase of the Mortgage Loan from the Unaffiliated Seller;

o that the Unaffiliated Seller had good and marketable title to each Mortgage Loan it sold;

o with respect to each Mortgaged Property, that each mortgage constituted a valid first lien on the Mortgaged Property, subject only to permissible title insurance exceptions;

o that there were no delinquent tax or assessment liens against the Mortgaged Property; and

o that each Mortgage Loan was current as to all required payments, unless otherwise specified in the related prospectus supplement.

         With respect to a Cooperative Loan, the Unaffiliated Seller will represent and warrant that (1) the security interest created by the cooperative security agreements constituted a valid first lien on the collateral securing the Cooperative Loan, subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments and to the lien of the related Cooperative for unpaid assessments representing the Mortgagor's pro rata share of the Cooperative's payments for its mortgage, current and future real property taxes, maintenance charges and other assessments to which like collateral is commonly subject, and (2) the related cooperative apartment was free from damage and was in good repair.

         All of the representations and warranties of an Unaffiliated Seller in respect of a Mortgage Loan will have been made as of the date on which the related Unaffiliated Seller sold the Mortgage Loan to the Depositor or its affiliate. A substantial period of time may have elapsed between the date of sale and the date of initial issuance of the Series of Notes or Certificates, as applicable, evidencing an interest in, or secured by, the related Mortgage Loan. Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a Mortgage Loan by an Unaffiliated Seller, the repurchase obligation described below will not arise if, during the period commencing on the date of sale of a Mortgage Loan by the Unaffiliated Seller to or on behalf of the Depositor, the relevant event occurs that would have given rise to the obligation had the event occurred prior to sale of the affected Mortgage Loan. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any Series of Notes or Certificates, as applicable, if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of an Unaffiliated Seller will not be accurate and complete in all material respects in respect of the related Mortgage Loan as of the related Cut-off Date.

         The only representations and warranties to be made for the benefit of holders of Notes or Certificates, as applicable, of a Series in respect of any Mortgage Loan relating to the period commencing on the date of sale of the Mortgage Loan to the Depositor or its affiliates will be limited representations of the Depositor and of the Master Servicer described below under "Description of the Securities -- Assignment of Mortgage Loans." If the Master Servicer is also an Unaffiliated Seller of Mortgage Loans with respect to a particular Series, the representations will be in addition to the representations and warranties made in its capacity as an Unaffiliated Seller.

         Upon the discovery of the breach of any representation or warranty made by an Unaffiliated Seller in respect of a Mortgage Loan that materially and adversely affects the interests of the Securityholders of the related Series, the related Unaffiliated Seller or the Servicer of the Mortgage Loan will be obligated to repurchase the Mortgage Loan at a purchase price equal to 100% of the unpaid principal balance of the Mortgage Loan at the date of repurchase or, in the case of a Series of Notes or Certificates, as applicable, as to which the Depositor has elected to treat the related Trust Fund as a REMIC, at that price or such other price as may be indicated in the related prospectus supplement, in each case together with accrued interest at the Mortgage Rate for the related Mortgage Loan to the first day of the month following the repurchase and the amount of any unreimbursed Advances made by the Master Servicer or the Servicer, as applicable, in respect of the Mortgage Loan. The Master Servicer will be required to enforce this obligation for the benefit of the Trustee and the Securityholders, following the practices it would employ in its good faith business judgment were it the owner of the Mortgage Loan. Unless otherwise specified in the applicable prospectus supplement, and subject to the ability of the Depositor, the Unaffiliated Seller or the Servicer to substitute for some of the Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Securityholders of the related Series for a breach of representation or warranty by an Unaffiliated Seller.

         The obligation of the Master Servicer to purchase a Mortgage Loan if an Unaffiliated Seller or a Servicer defaults on its obligation to do so is subject to limitations, and no assurance can be given that Unaffiliated Sellers will carry out their respective repurchase obligations with respect to Mortgage Loans. However, to the extent that a breach of the representations and warranties of an Unaffiliated Seller may also constitute a breach of the representations and warranties made by the Depositor or by the Master Servicer with respect to the insurability of the Mortgage Loans, the Depositor may have a repurchase obligation, and the Master Servicer may have the limited purchase obligation, in each case as described below under "Description of the Securities -- Assignment of Mortgage Loans."

CLOSED LOAN PROGRAM

         The Depositor may also acquire Closed Loans that have been originated by Unaffiliated Sellers in accordance with underwriting standards acceptable to the Depositor. Unless otherwise specified in the applicable prospectus supplement, Closed Loans for which 11 or fewer monthly payments have been received will be further subject to the Depositor's customary underwriting standards. Unless otherwise specified in the applicable prospectus supplement, Closed Loans for which 12 to 60 monthly payments have been received will be subject to a review of payment history and will conform to the Depositor's guidelines for the related mortgage program. In the event one or two payments were over 30 days delinquent, a letter explaining the delinquencies will be required of the Mortgagor. Unless otherwise specified in the applicable prospectus supplement, the Depositor will not purchase for inclusion in a Mortgage Pool a Closed Loan for which

(1)      more than two monthly payments were over 30 days delinquent,

(2)      one payment was over 60 days delinquent or

(3)      more than 60 monthly payments were received.

MORTGAGE CERTIFICATES

         If so specified in the prospectus supplement with respect to a Series, the Trust Fund for the Series may include conventional mortgage pass-through certificates, collateralized mortgage bonds or other indebtedness secured by mortgage loans or manufactured housing contracts (the "Mortgage Certificates") issued by one or more trusts established by one or more private entities and evidencing, unless otherwise specified in the related prospectus supplement, the entire interest in a pool of mortgage loans. A description of the mortgage loans and/or manufactured housing contracts underlying the Mortgage Certificates, the related pooling and servicing arrangements and the insurance arrangements in respect of the mortgage loans will be set forth in the applicable prospectus supplement or in the Current Report on Form 8-K referred to below. That prospectus supplement, or, if the applicable information is not available in advance of the date of the prospectus supplement, a Current Report on Form 8-K to be filed by the Depositor with the Commission within 15 days of the issuance of the Notes or Certificates, as applicable, of the related Series, will also set forth information with respect to the entity or entities forming the related mortgage pool, the issuer of any credit support with respect to the Mortgage Certificates and the aggregate outstanding principal balance and the pass-through rate borne by each Mortgage Certificate included in the Trust Fund, together with some additional information with respect to the Mortgage Certificates. The inclusion of Mortgage Certificates in a Trust Fund with respect to a Series of Notes or Certificates, as applicable, is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related Series of Notes or Certificates, as applicable. Mortgage Certificates, together with the Mortgage Loans, Warehouse Loans and Contracts, are referred to in this prospectus as the "Trust Assets."

THE CONTRACT POOLS

         If so specified in the prospectus supplement with respect to a Series, the Trust Fund for the Series may include a pool of manufactured housing installment or conditional sales contracts and installment loan agreements (the "Contracts") or participation certificates representing participation interests in the Contracts and related property (the "Contract Pool") conveyed to the Trust by the Depositor, evidencing interests in manufactured housing installment or conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the Depositor. The Contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each Contract will be secured by a new or used unit of manufactured housing (a "Manufactured Home"). Unless otherwise specified in the related prospectus supplement, the Contracts will be fully amortizing and will bear interest at the fixed annual percentage rates ("APRs") specified in the related prospectus supplement.

         The Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

         The Depositor will cause the Contracts constituting each Contract Pool to be assigned and/or pledged to the related Trustee named in the related prospectus supplement for the benefit of the related Securityholders. The Master Servicer specified in the related prospectus supplement will service the Contracts, either by itself or through other Servicers, pursuant to the Agreement. See "Description of the Securities -- Servicing by Unaffiliated Sellers." With respect to those Contracts serviced by the Master Servicer through a Servicer, the Master Servicer will remain liable for its servicing obligations under the Agreement as if the Master Servicer alone were servicing the Contracts. The Contract documents, if so specified in the related prospectus supplement, may be held for the benefit of the Trustee by a Custodian (the "Custodian") appointed pursuant to the related Pooling and Servicing Agreement or a Custodial Agreement (the "Custodial Agreement") among the Depositor, the Trustee and the Custodian.

         Unless otherwise specified in the related prospectus supplement, each registered holder of a Security will be entitled to receive periodic distributions, which will be monthly unless otherwise specified in the related prospectus supplement, of all or a portion of principal of the underlying Contracts or interest on the principal balance of the Security at the Interest Rate, or both. See "Description of the Securities -- Payments on Contracts."

         Except as otherwise specified in the related prospectus supplement, the related prospectus supplement, or, if the information is not available in advance of the date of the related prospectus supplement, a Current Report on Form 8-K to be filed with the Commission, will specify, for the Contracts contained in the related Contract Pool, among other things:

o    the dates of origination of the Contracts;

o    the weighted average APR on the Contracts;

o    the range of outstanding principal balances as of the Cut-off Date;

o the average outstanding principal balance of the Contracts as of the Cut-off Date;

o    the weighted average term to maturity as of the Cut-off Date; and

o    the range of original maturities of the Contracts.

         With respect to the Contracts included in the Contract Pool, the Depositor, the Master Servicer or any other party specified in the related prospectus supplement, will make or cause to be made representations and warranties as to the types and geographical distribution of the Contracts and as to the accuracy in all material respects of information furnished to the Trustee in respect of each Contract. In addition, the Master Servicer or the Unaffiliated Seller of the Contracts will represent and warrant that, as of the Cut-off Date, unless otherwise specified in the related prospectus supplement, no Contract was more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation that materially and adversely affects the interest of the related Securityholders in a Contract, the Master Servicer, the Unaffiliated Seller or another party, as appropriate, will be obligated either to cure the breach in all material respects or to purchase the Contract or, if so specified in the related prospectus supplement, to substitute another Contract as described below. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of a representation by the Master Servicer, the Unaffiliated Seller or another party.

         If so specified in the related prospectus supplement, in addition to making particular representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement, the Master Servicer will make other representations and warranties, except to the extent that another party specified in the prospectus supplement makes any representations, to the Trustee with respect to the enforceability of coverage under any applicable insurance policy or hazard insurance policy. See "Description of Insurance" for information regarding the extent of coverage under the insurance policies. Upon a breach of the insurability representation that materially and adversely affects the interests of the Securityholders in a Contract, the Master Servicer, the Unaffiliated Seller or any other party, as appropriate, will be obligated either to cure the breach in all material respects or, unless otherwise specified in the related prospectus supplement, to purchase the Contract at a price equal to the principal balance of the Contract as of the date of purchase plus accrued interest at the related Pass-Through Rate to the first day of the month following the month of purchase. The Master Servicer, if required by the Rating Agency rating the Notes or Certificates, as applicable, will procure a surety bond, guaranty, letter of credit or other instrument (the "Performance Bond") acceptable to the Rating Agency to support this purchase obligation. See "Credit Support -- Performance Bond." The purchase obligation will constitute the sole remedy available to the Securityholders or the Trustee for a breach of the Master Servicer's or seller's insurability representation.

         If provided in the related prospectus supplement, if the Depositor discovers or receives notice of any breach of its representations and warranties relating to a Contract within two years or another period specified in the related prospectus supplement of the date of the initial issuance of the Notes or Certificates, as applicable, the Depositor may remove the Contract from the Trust Fund (each, a "Deleted Contract"), rather than repurchase the Contract as provided above, and substitute in its place another Contract (each, a "Substitute Contract"). Any Substitute Contract, on the date of substitution, will

o have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Contract, the amount of any shortfall to be distributed to Securityholders in the month of substitution, o have an APR not less than, and not more than 1% greater than, the APR of the Deleted Contract,

o have a remaining term to maturity not greater than, and not more than one year less than, that of the Deleted Contract and

o comply with all the representations and warranties set forth in the Agreement as of the date of substitution.

         This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for any breach.

UNDERWRITING POLICIES

         Conventional Contracts will comply with the underwriting policies of the Originator or Unaffiliated Seller of the Contracts described in the related prospectus supplement. Except as described below or in the related prospectus supplement, the Depositor believes that these policies were consistent with those utilized by mortgage lenders or manufactured home lenders generally during the period of origination.

         With respect to a Contract made in connection with the Obligor's purchase of a Manufactured Home, the "appraised value" is the amount determined by a professional appraiser. The appraiser must personally inspect the Manufactured Home and prepare a report which includes market data based on recent sales of comparable Manufactured Homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar Manufactured Home. Unless otherwise specified in the related prospectus supplement, the "Contract Loan-to-Value Ratio" will be equal to the original principal amount of the Contract divided by the lesser of the "appraised value" or the sales price for the Manufactured Home.

THE FINANCING LOAN POOLS

         If so specified in the prospectus supplement with respect to a Series, the Trust Fund for the Series may include a pool of loans made to finance the origination of Home Equity Loans or Contracts (the "Warehouse Loans") and secured by Home Equity Loans or Contracts or participation certificates representing participation interests in the Warehouse Loans and related property (the "Warehouse Loan Pool") conveyed to the Trust by the Depositor, evidencing interests in Warehouse Loans originated in the ordinary course of business and purchased by the Depositor. Unless otherwise specified in the related prospectus supplement, the Warehouse Loans will be fully amortizing and will bear interest at the interest rates specified in the related prospectus supplement.

         The Depositor will cause the Warehouse Loans constituting each Warehouse Loan Pool to be assigned and/or pledged to the related Trustee named in the related prospectus supplement for the benefit of the related Securityholders. The Master Servicer specified in the related prospectus supplement will service the Warehouse Loans, either by itself or through other Servicers, pursuant to the Agreement. See "Description of the Securities -- Servicing by Unaffiliated Sellers." With respect to those Warehouse Loans serviced by the Master Servicer through a Servicer, the Master Servicer will remain liable for its servicing obligations under the Agreement as if the Master Servicer alone were servicing the Warehouse Loans. The Warehouse Loan documents, if so specified in the related prospectus supplement, may be held for the benefit of the Trustee by a Custodian appointed pursuant to the related Pooling and Servicing Agreement or a Custodial Agreement.

         Except as otherwise specified in the related prospectus supplement, the related prospectus supplement, or, if the information is not available in advance of the date of the related prospectus supplement, a Current Report on Form 8-K to be filed with the Commission, will specify, for the Warehouse Loans contained in the related Warehouse Loan Pool, among other things:

o    the dates of origination of the Warehouse Loans;

o    the weighted average APR on the Warehouse Loans;

o    the range of outstanding principal balances as of the Cut-off Date;

o the average outstanding principal balance of the Warehouse Loans as of the Cut-off Date;

o    the weighted average term to maturity as of the Cut-off Date; and

o    the range of original maturities of the Warehouse Loans.

         With respect to the Warehouse Loans included in the Warehouse Loan Pool, the Depositor, the Master Servicer or any other party specified in the related prospectus supplement, will make or cause to be made representations and warranties as to the types and geographical distribution of the Warehouse Loans and as to the accuracy in all material respects of information furnished to the Trustee in respect of each Warehouse Loan. In addition, the Master Servicer or the Unaffiliated Seller of the Warehouse Loans will represent and warrant that, as of the Cut-off Date, unless otherwise specified in the related prospectus supplement, no Warehouse Loan was more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation that materially and adversely affects the interest of the related Securityholders in a Warehouse Loan, the Master Servicer, the Unaffiliated Seller or another party, as appropriate, will be obligated either to cure the breach in all material respects or to purchase the Warehouse Loan or, if so specified in the related prospectus supplement, to substitute another Warehouse Loan. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of a representation by the Master Servicer, the Unaffiliated Seller or another party.

         If provided in the related prospectus supplement, if the Depositor discovers or receives notice of any breach of its representations and warranties relating to a Warehouse Loan within two years or another period specified in the related prospectus supplement of the date of the initial issuance of the Notes or Certificates, as applicable, the Depositor may remove the Warehouse Loan from the Trust Fund (each, a "Deleted Warehouse Loan"), rather than repurchase the Warehouse Loan as provided above, and substitute in its place another Warehouse Loan (each, a "Substitute Warehouse Loan"). Any Substitute Warehouse Loan, on the date of substitution, will

o have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Warehouse Loan, the amount of any shortfall to be distributed to Securityholders in the month of substitution,

o have an APR not less than, and not more than 1% greater than, the APR of the Deleted Warehouse Loan,

o have a remaining term to maturity not greater than, and not more than one year less than, that of the Deleted Warehouse Loan and

o comply with all the representations and warranties set forth in the Agreement as of the date of substitution.

         This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for any breach.

UNDERWRITING POLICIES

         Warehouse Loans will comply with the underwriting policies of the Originator or Unaffiliated Seller of the Warehouse Loans described in the related prospectus supplement. Except as described below or in the related prospectus supplement.

                                 THE DEPOSITOR

         GS Mortgage Securities Corp. (the "Depositor") is a Delaware corporation organized on December 5, 1986, and is an indirect, wholly owned subsidiary of Goldman, Sachs & Co. Goldman, Sachs & Co., which may act as an underwriter in offerings made by this Prospectus, as described in "Plan of Distribution" below, is also a wholly owned subsidiary of Goldman, Sachs & Co.. The principal executive offices of the Depositor are located at 85 Broad Street, New York, New York 10004. Its telephone number is (212) 902-1000. The Depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to trusts. Neither the Depositor, its parent nor any of the Depositor's affiliates will ensure or guarantee distributions on the Notes or Certificates, as applicable, of any Series. Trust Assets will be acquired by the Depositor directly or through one or more affiliates.

                                USE OF PROCEEDS

         Except as otherwise provided in the related prospectus supplement, the Depositor will apply all or substantially all of the net proceeds from the sale of each Series offered by this Prospectus and by the related prospectus supplement to purchase the Trust Assets, to repay indebtedness which has been incurred to obtain funds to acquire the Trust Assets, to establish the Reserve Funds or Pre-Funding Accounts, if any, for the Series and to pay costs of structuring and issuing the Notes or Certificates, as applicable. If so specified in the related prospectus supplement, Notes or Certificates, as applicable, may be exchanged by the Depositor for Trust Assets. Unless otherwise specified in the related prospectus supplement, the Trust Assets for each Series of Notes or Certificates, as applicable, will be acquired by the Depositor either directly, or through one or more affiliates which will have acquired Trust Assets from time to time either in the open market or in privately negotiated transactions.

                 MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

         Unless otherwise specified in the related prospectus supplement, the scheduled maturities of all of the Mortgage Loans, or the mortgage loans underlying the Mortgage Certificates, at origination will not be less than approximately 10 years or exceed 40 years and all the Contracts will have maturities at origination of not more than 20 years, but the Mortgage Loans, or the underlying mortgage loans, or Contracts may be prepaid in full or in part at any time. Unless otherwise specified in the applicable prospectus supplement, no Mortgage Loan, or mortgage loan, or Contract will provide for a prepayment penalty and each will contain, except in the case of FHA and VA Loans, due-on-sale clauses permitting the mortgagee or obligee to accelerate maturity upon conveyance of the related Mortgaged Property, Cooperative Dwelling or Manufactured Home.

         The FHA has compiled statistics relating to one- to four-family, level payment mortgage loans insured by the FHA under the National Housing Act of 1934, as amended, at various interest rates, all of which permit assumption by the new buyer if the home is sold. The statistics indicate that while some mortgage loans remain outstanding until their scheduled maturities, a substantial number are paid prior to their respective stated maturities. The Actuarial Division of HUD has prepared tables which, assuming full mortgage prepayments at the rates experienced by FHA, set forth the percentages of the original number of FHA Loans in pools of level payment mortgage loans of varying maturities that will remain outstanding on each anniversary of the original date of the mortgage loans, assuming they all have the same origination date, ("FHA Experience"). Published information with respect to conventional residential mortgage loans indicates that the mortgage loans have historically been prepaid at higher rates than government-insured loans because, unlike government insured mortgage loans, conventional mortgage loans may contain due-on-sale clauses that allow the holder of the loans to demand payment in full of the remaining principal balance of the mortgage loans upon sales or particular transfers of the mortgaged property. There are no similar statistics with respect to the prepayment rates of cooperative loans or loans secured by multifamily properties.

         It is customary in the residential mortgage industry in quoting yields on a pool of (1) 30-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 30-year schedule and is then prepaid in full at the end of the twelfth year and (2) 15-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 15-year schedule and then is prepaid in full at the end of the seventh year.

         Prepayments on residential mortgage loans are also commonly measured relative to a prepayment standard or model. If so specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, the model used in a prospectus supplement will be the Standard Prepayment Assumption ("SPA"). SPA represents an assumed rate of prepayment relative to the then outstanding principal balance of a pool of mortgages. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the mortgages in the first month of the life of the mortgages and an additional 0.2% per annum in each subsequent month until the thirtieth month and in each subsequent month during the life of the mortgages, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

         Information regarding FHA Experience, other published information, SPA or any other rate of assumed prepayments, as applicable, will be set forth in the prospectus supplement with respect to a Series of Notes or Certificates, as applicable. There is, however, no assurance that prepayment of the Mortgage Loans underlying a Series of Notes or Certificates, as applicable, will conform to FHA Experience, mortgage industry custom, any level of SPA, or any other rate specified in the related prospectus supplement. A number of factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates, mortgage recording taxes and the availability of mortgage funds, may affect prepayment experience on residential mortgage loans.

         The terms of the Servicing Agreement will require the Servicer or the Master Servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying Mortgaged Property or Cooperative Dwelling; provided, however, that any enforcement action that would impair or threaten to impair any recovery under any related Insurance Policy will not be required or permitted. See "Description of the Securities -- Enforcement of `Due-On-Sale' Clauses; Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans for a description of particular provisions of each Agreement and related legal developments that may affect the prepayment experience on the Mortgage Loans.

         At the request of the Mortgagor, the Servicer may refinance the Mortgage Loans in any Mortgage Pool by accepting prepayments on the Mortgage Loans and making new loans secured by a mortgage on the same property. Upon any refinancing, the new loans will not be included in the Mortgage Pool and the related Servicer will be required to repurchase the affected Mortgage Loan. A Mortgagor may be legally entitled to require the Servicer to allow a refinancing. Any repurchase will have the same effect as a prepayment in full of the related Mortgage Loan.

         There are no uniform statistics compiled for prepayments of contracts relating to Manufactured Homes. Prepayments on the Contracts may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality and interest rate fluctuations. Other factors affecting prepayment of mortgage loans or Contracts include changes in housing needs, job transfers, unemployment and servicing decisions. An investment in Notes or Certificates, as applicable, evidencing interests in, or secured by, Contracts may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of the Contracts. To the extent that losses on the Contracts are not covered by the Subordinated Amount, if any, Letters of Credit, applicable Insurance Policies, if any, or by any Alternative Credit Support, holders of the Notes or Certificates, as applicable, of a Series evidencing interests in, or secured by, Contracts will bear all risk of loss resulting from default by Obligors and will have to look primarily to the value of the Manufactured Homes, which generally depreciate in value, for recovery of the outstanding principal of and unpaid interest on the defaulted Contracts. See "The Trust Fund -- The Contract Pools."

         While most Contracts will contain "due-on-sale" provisions permitting the holder of the Contract to accelerate the maturity of the Contract upon conveyance by the borrower, to the extent provided in the related prospectus supplement, the Master Servicer may permit proposed assumptions of Contracts where the proposed buyer meets the underwriting standards described above. Any assumption would have the effect of extending the average life of the Contracts. FHA Mortgage Loans and Contracts and VA Mortgage Loans and Contracts are not permitted to contain "due-on-sale" clauses, and are freely assumable.

         Mortgage Loans made with respect to Multifamily Property may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a specific period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related Mortgage Loans. Prepayments of Mortgage Loans secured by Multifamily Property may be affected by these and other factors, including changes in interest rates and the relative tax benefits associated with ownership of Multifamily Property.

         If set forth in the applicable prospectus supplement, the Depositor or other specified entity will have the option to repurchase the Trust Assets included in the related Trust Fund under the conditions stated in the related prospectus supplement. For any Series of Notes or Certificates, as applicable, for which the Depositor has elected to treat the Trust Fund or particular assets of the Trust Fund as a REMIC pursuant to the provisions or the Code, any repurchase will be effected in compliance with the requirements of Section 860F(a)(4) of the Code so as to constitute a "qualified liquidation" under the Code. In addition, the Depositor will be obligated, under some circumstances, to repurchase some of the Trust Assets. The Master Servicer and Unaffiliated Sellers will also have repurchase obligations, as more fully described in this prospectus and in the related prospectus supplement. In addition, the mortgage loans underlying the Mortgage Certificates may be subject to repurchase under circumstances similar to those described above. Repurchases will have the same effect as prepayments in full. See "The Trust Fund -- Mortgage Loan Program" and "-- Representations by Unaffiliated Sellers; Repurchases," "Description of the Securities -- Assignment of Mortgage Loans," "-- Assignment of Mortgage Certificates," "-- Assignment of Contracts" and "-- Termination."

         If so specified in the related prospectus supplement, a Mortgage Pool may contain Mortgage Loans with fluctuating Mortgage Rates that adjust more frequently than the monthly payment with respect to the Mortgage Loans. As a result, the portion of each monthly payment allocated to principal may vary from month to month. Negative amortization with respect to a Mortgage Loan will occur if an adjustment to the Mortgage Rate causes the amount of interest accrued in any month, calculated at the new Mortgage Rate for the period, to exceed the amount of the monthly payment or if the allowable increase in any monthly payment is limited to an amount that is less than the amount of interest accrued in any month. The amount of any resulting Deferred Interest will be added to the principal balance of the Mortgage Loan and will bear interest at the Mortgage Rate in effect from time to time. To the extent that, as a result of the addition of any Deferred Interest, the Mortgage Loan negatively amortizes over its term, the weighted average life of the Notes or Certificates, as applicable, of the related Series will be greater than would otherwise be the case. As a result, the yield on any Mortgage Loan at any time may be less than the yields on similar adjustable rate mortgage loans, and the rate of prepayment may be lower or higher than would otherwise be anticipated.

         Generally, when a full prepayment is made on a Mortgage Loan, Warehouse Loan or Contract, the Mortgagor or the borrower under a Contract (the "Obligor"), is charged interest for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of prepayment, at a daily interest rate determined by dividing the Mortgage Rate or APR by 365. Full prepayments will reduce the amount of interest paid by the Mortgagor or the Obligor because interest on the principal amount of any Mortgage Loan, Warehouse Loan or Contract so prepaid will be paid only to the date of prepayment instead of for a full month; however, unless otherwise provided in the applicable prospectus supplement, the Master Servicer with respect to a Series will be required to advance from its own funds the portion of any interest at the related Mortgage Rate that is not so received. Partial prepayments generally are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made. Unless otherwise specified in the related prospectus supplement, full and partial prepayments, together with interest on the full and partial prepayments at the Mortgage Rate or APR for the related Mortgage Loan, Warehouse Loan or Contract to the last day of the month in which the prepayments occur, will be deposited in the Certificate Account and will be available for distribution to Securityholders on the next succeeding Distribution Date in the manner specified in the related prospectus supplement.

         Generally, the effective yield to holders of Notes or Certificates, as applicable, having a monthly Distribution Date will be lower than the yield otherwise produced because, while interest will accrue on each Mortgage Loan, Warehouse Loan or Contract, or mortgage loan underlying a Mortgage Certificate, to the first day of the month, the distribution of interest to holders of Notes or Certificates, as applicable, will be made no earlier than the 25th day of the month following the month of the accrual, unless otherwise provided in the applicable prospectus supplement. The adverse effect on yield will intensify with any increase in the period of time by which the Distribution Date with respect to a Series of Notes or Certificates, as applicable, succeeds the 25th day. If so specified in the related prospectus supplement, one or more Classes or Subclasses of Certificates within a Series (the "Multi-Class Securities") may be assigned a principal balance (a "Stated Principal Balance" or a "Certificate Principal Balance") based on the cash flow from the Mortgage Loans, Mortgage Certificates, the Warehouse Loans, the Contracts and/or the other assets in the Trust Fund if specified in the related prospectus supplement and a stated annual interest rate, determined in the manner set forth in the related Prospectus Supplement, which may be fixed or variable (an "Interest Rate"). With respect to the Multi-Class Securities of a Series having other than monthly Distribution Dates, the yield to holders of the Certificates will also be adversely affected by any increase in the period of time from the date to which interest accrues on the Certificate to the Distribution Date on which interest is distributed.

         If so specified in the related prospectus supplement, one or more Classes or Subclasses of Notes and/or Certificates may receive unequal amounts of the distributions of principal of and interest on the Mortgage Loans, the Warehouse Loans, the Contracts and the Mortgage Certificates included in the related Trust Fund, as specified in the related prospectus supplement (any Class or Subclass receiving the higher proportion of principal distributions being referred to in this prospectus after as a "Principal Weighted Class" or "Principal Weighted Subclass," respectively, and any Class or Subclass receiving the higher proportion of interest distributions being referred to in this prospectus as an "Interest Weighted Class" or an "Interest Weighted Subclass," respectively). If so specified in the related prospectus supplement, the allocation of the principal and interest distributions may involve as much as 100% of each distribution of principal or interest being allocated to one or more Classes or Subclasses and 0% to another. If so specified in the related prospectus supplement, one or more Classes or Subclasses may receive disproportionate amounts of distributions of principal, which proportions may change over time subject to specific conditions. Payments may be applied to any one or more Classes or Subclasses on a sequential or pro rata basis, or otherwise, as specified in the related prospectus supplement.

         In the event that the Notes or Certificates, as applicable, of a Series are divided into two or more Classes or Subclasses and that a Class or Subclass is an Interest Weighted Class, in the event that a Series includes Classes or Subclasses of Certificates of a Series which evidence a residual interest in the related Trust Fund (the "Residual Certificates"), the prospectus supplement for the Series will indicate the manner in which the yield to Securityholders will be affected by different rates of prepayments on the Mortgage Loans, on the Warehouse Loans, on the Contracts or on the mortgage loans underlying the Mortgage Certificates. In general, the yield on Notes or Certificates, as applicable, that are offered at a premium to their principal or notional amount ("Premium Securities") is likely to be adversely affected by a higher than anticipated level of principal prepayments on the Mortgage Loans, on the Warehouse Loans, on the Contracts or on the mortgage loans underlying the Mortgage Certificates. This relationship will become more sensitive as the amount by which the Percentage Interest of the Class in each Interest Distribution is greater than the corresponding Percentage Interest of the Class in each Principal Distribution. If the differential is particularly wide, e.g., the Interest Distribution is allocated primarily or exclusively to one Class or Subclass and the Principal Distribution primarily or exclusively to another, and a high level of prepayments occurs, there is a possibility that Securityholders of Premium Securities will not only suffer a lower than anticipated yield but, in extreme cases, will fail to recoup fully their initial investment. Conversely, a lower than anticipated level of principal prepayments, which can be anticipated to increase the expected yield to holders of Notes or Certificates, as applicable, that are Premium Securities, will likely result in a lower than anticipated yield to holders of Notes or Certificates, as applicable, that are offered at a discount to their principal amount ("Discount Securities"). If so specified in the applicable prospectus supplement, a disproportionately large amount of principal prepayments or other recoveries of principal specified in the related prospectus supplement on a Mortgage Loan, Warehouse Loan or Contract that are received in advance of their scheduled Due Dates and are not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment (the "Principal Prepayments") may be distributed to the holders of the Senior Notes or Senior Certificates, as applicable, at the times and under the circumstances described in the prospectus supplement.

         In the event that the Notes or Certificates, as applicable, of a Series include one or more Classes or Subclasses of Multi-Class Securities, the prospectus supplement for the Series will set forth information, measured relative to a prepayment standard or model specified in the prospectus supplement, with respect to the projected weighted average life of each the Class or Subclass and the percentage of the initial Stated Principal Balance of each Subclass that would be outstanding on special Distribution Dates for the related Series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the Mortgage Loans, Warehouse Loans or Contracts or on the mortgage loans underlying the Mortgage Certificates in the related Trust Fund are made at rates corresponding to the various percentages of the prepayment standard or model.

                         DESCRIPTION OF THE SECURITIES

Each Series of Notes or Certificates, as applicable, will be issued pursuant to either:

     (a) an agreement consisting of either,

         (1) Pooling and Servicing Agreement or

         (2) a Reference Agreement (the "Reference Agreement") and the Standard Terms and Provisions of Pooling and Servicing Agreement (the "Standard Terms"), (either the Standard Terms together with the Reference Agreement or the Pooling and Servicing Agreement referred to in this prospectus as the "Pooling and Servicing Agreement") among the Depositor, the Master Servicer, if any, and the Trustee or

     (b) if a Series of Securities includes Notes, a Trust Agreement.

     Forms of the Pooling and Servicing Agreement and the Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part. If a Series of Securities includes Notes, the Notes will be issued and secured pursuant to an Indenture to be entered into between the related Issuer and the Indenture Trustee, and the related Trust Fund will be serviced by the Master Servicer pursuant to a Sale and Servicing Agreement. Forms of the Indenture and the Sale and Servicing Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part. In addition, a Series of Notes or Certificates, as applicable, may include a Warranty and Servicing Agreement between the Master Servicer and the Servicer (the "Warranty and Servicing Agreement"). As used in this prospectus, "Agreement" means, with respect to a Series that only includes Certificates, the Pooling and Servicing Agreement and, if applicable, the Warranty and Servicing Agreement, and with respect to a Series that includes Notes, the Indenture, the Trust Agreement and the Sale and Servicing Agreement and, if applicable, the Warranty and Servicing Agreement, as the context requires.

     The following summaries describe provisions common to each Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for the applicable Series and the related prospectus supplement. Wherever defined terms of the Agreement are referred to, the defined terms are incorporated in this prospectus by reference.

     Unless otherwise specified in the prospectus supplement with respect to a Series, each Note or Certificate, as applicable, offered by the prospectus supplement and by means of the related prospectus supplement will be issued in fully registered form. Notes or Certificates, as applicable, will represent the undivided interest or beneficial interest attributable to a Class or Subclass in, and Notes will be secured by, the Trust Fund. The Trust Fund with respect to a Series will consist of:

o the Mortgage Loans, Warehouse Loans, Contracts and Mortgage Certificates and distributions on the Mortgage Loans, Warehouse Loans, Contracts and Mortgage Certificates as from time to time are subject to the applicable Agreement;

o the assets as from time to time are identified as deposited in the Certificate Account referred to below;

o property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, or Manufactured Homes acquired by repossession;

o    the Letter of Credit, if any, with respect to the related Series;

o the Pool Insurance Policy, if any, with respect to the related Series (described below under "Description of Insurance");

o the Special Hazard Insurance Policy, if any, with respect to the related Series (described below under "Description of Insurance");

o the Mortgagor Bankruptcy Bond and proceeds of the Mortgagor Bankruptcy Bond, if any, with respect to the related Series (as described below under "Description of Insurance");

o the Performance Bond and proceeds of the Performance Bond, if any, with respect to the related Series;

o the Primary Mortgage Insurance Policies, if any, with respect to the related Series (as described below under "Description of Insurance");

o    the Security Guarantee Insurance, if any, with respect to the related
     Series;

o the Depositor's rights under the Servicing Agreement with respect to the Mortgage Loans, Warehouse Loans or Contracts, if any, with respect to the related Series; and

o the GPM and Buy-Down Funds, if any, with respect to the related Series; or, in lieu of some or all of the foregoing, the Alternative Credit Support described in the applicable prospectus supplement.

         Upon the original issuance of a Series of Notes or Certificates, as applicable, Certificates representing the minimum undivided interest or beneficial ownership interest in the related Trust Fund or the minimum notional amount allocable to each Class will evidence the undivided interest, beneficial ownership interest or percentage ownership interest specified in the related prospectus supplement.

         If so specified in the related prospectus supplement, one or more Servicers or the Depositor may directly perform some or all of the duties of a Master Servicer with respect to a Series.

         If so specified in the prospectus supplement for a Series with respect to which the Depositor has elected to treat the Trust Fund as a REMIC under the Code, ownership of the Trust Fund for a Series may be evidenced by Multi-Class Certificates and/or Notes and Residual Certificates. Distributions of principal and interest with respect to Multi-Class Securities may be made on a sequential or concurrent basis, as specified in the related prospectus supplement. If so specified in the related prospectus supplement, one or more Classes or Subclasses may be Compound Interest Securities.

         The Residual Certificates, if any, included in a Series will be designated by the Depositor as the "residual interest" in the related REMIC for purposes of Section 860G(a)(2) of the Code, and will represent the right to receive distributions as specified in the prospectus supplement for the Series. All other Classes of Notes or Certificates, as applicable, of the Series will constitute "regular interests" in the related REMIC. If so specified in the related prospectus supplement, the Residual Certificates may be offered by this prospectus and by means of the related prospectus supplement. See "Federal Income Tax Consequences."

         If so specified in the prospectus supplement for a Series which includes Multi-Class Securities, each Trust Asset in the related Trust Fund will be assigned an initial "Asset Value." Unless otherwise specified in the related prospectus supplement, the Asset Value of each Trust Asset in the related Trust Fund will be the Stated Principal Balance of each Class or Classes of Notes or Certificates, as applicable, of the Series that, based upon specific assumptions, can be supported by distributions on the Trust Assets allocable to a Class or Subclass, together with reinvestment income on the Trust Assets, to the extent specified in the related prospectus supplement, and amounts available to be withdrawn from any Buy-Down, GPM Fund or Reserve Fund for the Series. The method of determining the Asset Value of the Trust Assets in the Trust Fund for a Series that includes Multi-Class Securities will be specified in the related prospectus supplement.

         If so specified in the prospectus supplement with respect to a Series, ownership of the Trust Fund for a Series may be evidenced by one or more Classes or Subclasses of Certificates that are Senior Certificates and one or more Classes or Subclasses of Certificates that are Subordinated Certificates, each representing the undivided interests in the Trust Fund specified in the related prospectus supplement. If so specified in the related prospectus supplement, one or more Classes or Subclasses or Subordinated Notes or Subordinated Certificates, as applicable, of a Series may be subordinated to the right of the holders of Notes or Certificates, as applicable, of one or more Classes or Subclasses within a Series to receive distributions with respect to the Mortgage Loans, Warehouse Loans, Mortgage Certificates or Contracts in the related Trust Fund, in the manner and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, the holders of each Subclass of Senior Notes or Senior Certificates, as applicable, will be entitled to the Percentage Interests in the principal and/or interest payments on the underlying Mortgage Loans, Warehouse Loans or Contracts specified in the related prospectus supplement. If so specified in the related prospectus supplement, the Subordinated Notes or Subordinated Certificates, as applicable, of a Series will evidence the right to receive distributions with respect to a specific pool of Mortgage Loans, Warehouse Loans, Mortgage Certificates or Contracts, which right will be subordinated to the right of the holders of the Senior Notes or Senior Certificates, as applicable, of the Series to receive distributions with respect to a specific pool of Mortgage Loans, Warehouse Loans, Mortgage Certificates or Contracts, as more fully set forth in the related prospectus supplement. If so specified in the related prospectus supplement, the holders of the Senior Notes or Senior Certificates, as applicable, may have the right to receive a greater than pro rata percentage of Principal Prepayments in the manner and under the circumstances described in the prospectus supplement. If so specified in the related prospectus supplement, if a Series of Securities includes Notes, one more Classes or Subclasses of Notes may be subordinated to another Class or Subclasses of Notes in the manner and under the circumstances described in the prospectus supplement.

         If so specified in the related prospectus supplement, the Depositor may sell some Classes or Subclasses of the Notes or Certificates, as applicable, of a Series, including one or more Classes or Subclasses of Subordinated or Residual Certificates, in privately negotiated transactions exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). These Notes or Certificates, as applicable, will be transferable only pursuant to an effective registration statement or an applicable exemption under the Securities Act and pursuant to any applicable state law. Alternatively, if so specified in the related prospectus supplement, the Depositor may offer one or more Classes or Subclasses of the Subordinated or Residual Certificates of a Series by means of this Prospectus and the related prospectus supplement.

         The Notes or Certificates, as applicable, of a Series offered by this prospectus and by means of the related prospectus supplements will be transferable and exchangeable at the office or agency maintained by the Trustee for the purpose set forth in the related prospectus supplement, unless the related prospectus supplement provides otherwise. No service charge will be made for any transfer or exchange of Notes or Certificates, as applicable, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge in connection with a transfer or exchange.

Distributions of Principal and Interest

         Beginning on the date specified in the related prospectus supplement, distributions of principal of and interest on the Notes or Certificates, as applicable, of a Series will be made by the Master Servicer or Trustee, if so specified in the prospectus supplement, on each Distribution Date to persons in whose name the Notes or Certificates, as applicable, are registered at the close of business on the day specified in the related prospectus supplement (the "Record Date"). The "Distribution Date" will be the day specified in the prospectus supplement with respect to each Class or Subclass of Notes or Certificates, as applicable, of a Series, or if the day specified is not a business day, the next succeeding business day. Distributions of interest will be made periodically at the intervals, in the manner and at the per annum rate specified in the related prospectus supplement, which rate may be fixed or variable. Interest on the Notes or Certificates, as applicable, will be calculated on the basis of a 360-day year consisting of twelve 30-day months, unless otherwise specified in the related prospectus supplement. Distributions of principal of the Notes or Certificates, as applicable, will be made in the priority and manner and in the amounts specified in the related prospectus supplement.

         If so specified in the prospectus supplement with respect to a Series of Notes or Certificates, as applicable, distributions of interest and principal to a Certificateholder will be equal to the product of the undivided interest evidenced by a Certificate and the payments of principal and interest, adjusted as set forth in the prospectus supplement, on or with respect to the Mortgage Loans, Warehouse Loans or Contracts, including any Advances, or the Mortgage Certificates included in the Trust Fund with respect to a Series.

         If so specified in the related prospectus supplement, distributions on a Class or Subclass of Notes or Certificates, as applicable, of a Series may be based on the Percentage Interest evidenced by a Note or a Certificate, as applicable, of a Class or Subclass in the distributions, including any Advances, of principal (the "Principal Distribution") and interest, adjusted as set forth in the prospectus supplement, (the "Interest Distribution") on or with respect to the Mortgage Loans, Warehouse Loans, the Contracts or the Mortgage Certificates in the related Trust Fund. Unless otherwise specified in the related prospectus supplement, on each Distribution Date, the Trustee will distribute to each holder of a Note or Certificate, as applicable, of a Class or Subclass an amount equal to the product of the Percentage Interest evidenced by the Note or Certificate, as applicable, and the interest of a Class or Subclass in the Principal Distribution and the Interest Distribution. A Note or Certificate, as applicable, of a Class or Subclass may represent a right to receive a percentage of both the Principal Distribution and the Interest Distribution or a percentage of either the Principal Distribution or the Interest Distribution, as specified in the related prospectus supplement.

         If so specified in the related prospectus supplement, the holders of the Senior Notes or Senior Certificates, as applicable, may have the right to receive a percentage of Principal Prepayments that is greater than the percentage of regularly scheduled payments of principal the holder is entitled to receive. The percentages may vary from time to time, subject to the terms and conditions specified in the prospectus supplement.

         Unless otherwise specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, that includes Multi-Class Securities, distributions of interest on each Class or Subclass will be made on the Distribution Dates, and at the Interest Rates, specified in the related prospectus supplement. Unless otherwise specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, distributions of interest on each Class or Subclass of Compound Interest Securities of the Series will be made on each Distribution Date after the Stated Principal Balance of all Certificates and/or Notes of the Series having a Final Scheduled Distribution Date prior to that of a Class or Subclass of Compound Interest Securities has been reduced to zero. Prior to that time, interest on each Class or Subclass of Compound Interest Securities will be added to the Stated Principal Balance of each Class or Subclass on each Distribution Date for the Series.

         Unless otherwise specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, that includes Multi-Class Securities, distributions in reduction of the Stated Principal Balance of the Notes or Certificates, as applicable, will be made as described in this prospectus. Distributions in reduction of the Stated Principal Balance of the Notes or Certificates, as applicable, will be made on each Distribution Date for the Series to the holders of the Notes or Certificates, as applicable, of the Class or Subclass then entitled to receive distributions until the aggregate amount of distributions have reduced the Stated Principal Balance of the Notes or Certificates, as applicable, to zero. Allocation of distributions in reduction of Stated Principal Balance will be made to each Class or Subclass of the Notes or Certificates, as applicable, in the order specified in the related prospectus supplement, which, if so specified in the related prospectus supplement, may be concurrently. Unless otherwise specified in the related prospectus supplement, distributions in reduction of the Stated Principal Balance of each Note or Certificate, as applicable, of a Class or Subclass then entitled to receive distributions will be made pro rata among the Notes or Certificates, as applicable, of the Class or Subclass.

         Unless otherwise specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, that includes Multi-Class Securities, the maximum amount which will be distributed in reduction of Stated Principal Balance to holders of Notes or Certificates, as applicable, of a Class or Subclass then entitled to distribution on any Distribution Date will equal, to the extent funds are available in the Certificate Account, the sum of

(1) the amount of the interest, if any, that has accrued but is not yet payable on the Compound Interest Securities of a Series since the prior Distribution Date, or since the date specified in the related prospectus supplement in the case of the first Distribution Date, (the "Accrual Distribution Amount");

(2) the Stated Principal Distribution Amount; and

(3) to the extent specified in the related prospectus supplement, the applicable percentage of the Excess Cash Flow specified in the related prospectus supplement.

         Unless otherwise specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, that includes Multi-Class Securities, the "Stated Principal Distribution Amount" with respect to a Distribution Date will equal the sum of the Accrual Distribution Amount, if any, and the amount, if any, by which the then outstanding Stated Principal Balance of the Multi-Class Securities of a Series, before taking into account the amount of interest accrued on any Class of Compound Interest Securities of the Series to be added to the Stated Principal Balance of the Class on each Distribution Date, exceeds the Asset Value of the Trust Assets in the Trust Fund underlying the Series as of the end of a period (a "Due Period") specified in the related prospectus supplement. For purposes of determining the Stated Principal Distribution Amount with respect to a Distribution Date, the Asset Value of the Trust Assets will be reduced to take into account the interest evidenced by Classes or Subclasses of Notes or Certificates, as applicable, in the principal distributions on or with respect of Trust Assets received by the Trustee during the preceding Due Period.

         Unless otherwise specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, that includes Multi-Class Securities, Excess Cash Flow represents the excess of

(1) the interest evidenced by Multi-Class Securities in the distributions received on the Mortgage Loans, Warehouse Loans or Contracts underlying a Series in the Due Period preceding a Distribution Date for the Series, and, in the case of the first Due Period, the amount deposited in the Certificate Account on the closing day for the sale of the Notes or Certificates, as applicable, together with income from its reinvestment, and, to the extent specified in the related prospectus supplement, the amount of cash withdrawn from any Reserve, GPM or Buy-Down Fund for the Series in the Due Period preceding the Distribution Date, over

(2) the sum of all interest accrued, whether or not then distributable, on the Multi-Class Securities since the preceding Distribution Date, or since the date specified in the related prospectus supplement in the case of the first Distribution Date, the Stated Principal Distribution Amount for the then current Distribution Date and, if applicable, any payments made on any Notes or Certificates, as applicable, of a Class or Subclass pursuant to any special distributions in reduction of Stated Principal Balance during the related Due Period.

         The Stated Principal Balance of a Multi-Class Certificate of a Series at any time represents the maximum specified dollar amount, exclusive of interest at the related Interest Rate, to which the holder is entitled from the cash flow on the Trust Assets in the Trust Fund for the Series, and will decline to the extent distributions in reduction of Stated Principal Balance are received by the holder. The Initial Stated Principal Balance of each Class or Subclass within a Series that has been assigned a Stated Principal Balance will be specified in the related prospectus supplement.

         Distributions, other than the final distribution in retirement of the Notes or Certificates, as applicable, will be made by check mailed to the address of the person entitled to the distribution as it appears on the registers maintained for holders of Notes (the "Note Register") or holders of Certificates (the "Certificate Register"), as applicable, except that, with respect to any holder of a Note or Certificate, as applicable, meeting the requirements specified in the applicable prospectus supplement, except as otherwise provided in the related prospectus supplement, distributions shall be made by wire transfer in immediately available funds, provided that the Trustee shall have been furnished with appropriate wiring instructions not less than two Business Days prior to the related Distribution Date. The final distribution in retirement of Notes or Certificates, as applicable, will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the office or agency designated by the Master Servicer, as specified in the final distribution notice to Securityholders.

         If specified in the related Prospectus Supplement, the Trust may issue notes or certificates from time to time and use the proceeds of this issuance to make principal payments with respect to a Series.

Assignment of Mortgage Certificates

         Pursuant to the applicable Agreement for a Series of Notes or Certificates, as applicable, that includes Mortgage Certificates in the related Trust Fund, the Depositor will cause the Mortgage Certificates to be transferred to the Trustee together with all principal and interest distributed on the Mortgage Certificates after the Cut-off Date. Each Mortgage Certificate included in a Trust Fund will be identified in a schedule appearing as an exhibit to the applicable Agreement. The schedule will include information as to the principal balance of each Mortgage Certificate as of the date of issuance of the Notes or Certificates, as applicable, and its coupon rate, maturity and original principal balance. In addition, necessary steps will be taken by the Depositor to cause the Trustee to become the registered owner of each Mortgage Certificate which is included in a Trust Fund and to provide for all distributions on each Mortgage Certificate to be made directly to the Trustee.

         In connection with each assignment, the Depositor will make particular representations and warranties in the Agreement as to, among other things, its ownership of the Mortgage Certificates. In the event that these representations and warranties are breached, and the breach or breaches adversely affect the interests of the Securityholders in the Mortgage Certificates, the Depositor will be required to repurchase the affected Mortgage Certificates at a price equal to the principal balance of the Mortgage Certificates as of the date of purchase together with accrued and unpaid interest on the Mortgage Certificates at the related pass-through rate to the distribution date for the Mortgage Certificates or, in the case of a Series in which an election has been made to treat the related Trust Fund as a REMIC, at the price set forth above or such other price as may be set forth in the related prospectus supplement. The Mortgage Certificates with respect to a Series may also be subject to repurchase, in whole but not in part, under the circumstances and in the manner described in the related prospectus supplement. Any amounts received in respect of any repurchases will be distributed to Securityholders on the immediately succeeding Distribution Date.

         If so specified in the related prospectus supplement, within the specified period following the date of issuance of a Series of Notes or Certificates, as applicable, the Depositor may, in lieu of the repurchase obligation set forth above, and in other circumstances, deliver to the Trustee Mortgage Certificates ("Substitute Mortgage Certificates") in substitution for any one or more of the Mortgage Certificates ("Deleted Mortgage Certificates") initially included in the Trust Fund. The required characteristics of any Substitute Mortgage Certificates and any additional restrictions relating to the substitution of Mortgage Certificates will be set forth in the related prospectus supplement.

Assignment of Mortgage Loans

         The Depositor will cause the Mortgage Loans constituting a Mortgage Pool to be assigned to the Trustee, together with all principal and interest received on or with respect to the Mortgage Loans after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with each assignment, either deliver the Notes or Certificates, as applicable, to the Depositor in exchange for the Mortgage Loans or apply the proceeds from the sale of the Notes or Certificates, as applicable, to the purchase price for the Mortgage Loans. If a Series of Notes or Certificates, as applicable, includes Notes, the Trust Fund will be pledged by the Issuer to the Indenture Trustee as security for the Notes. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement. The schedule will include information as to the adjusted principal balance of each Mortgage Loan as of the Cut-off Date, as well as information respecting the Mortgage Rate, the currently scheduled monthly payment of principal and interest, the maturity of the Mortgage Note and the Loan-to-Value Ratio at origination.

         In addition, the Depositor will, as to each Mortgage Loan that is not a Cooperative Loan, deliver or cause to be delivered to the Trustee, or to the custodian in this prospectus after referred to, the Mortgage Note endorsed to the order of the Trustee, the Mortgage with evidence of recording indicated on it, except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver a copy of the Mortgage together with its certificate that the original of the Mortgage was delivered to the recording office, and, unless otherwise specified in the related prospectus supplement, an assignment of the Mortgage in recordable form. Assignments of the Mortgage Loans to the Trustee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, the recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Originator of the Mortgage Loan.

         The Depositor will cause to be delivered to the Trustee, its agent, or a custodian, with respect to any Cooperative Loan, the related original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers. The Master Servicer will file in the appropriate office a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

         The Trustee, or the custodian in this prospectus referred to, will, generally within 60 days after receipt of the documents, review and hold the documents in trust for the benefit of the Securityholders. Unless otherwise specified in the applicable prospectus supplement, if any document is found to be defective in any material respect, the Trustee will promptly notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Servicer. If the Servicer cannot cure the defect within 60 days after notice is given to the Master Servicer, the Servicer will be obligated either to substitute for the related Mortgage Loan a Replacement Mortgage Loan or Loans, or to purchase, within 90 days of the Trustee's discovery of the defect, the related Mortgage Loan from the Trustee at a price equal to the principal balance of the related Mortgage Loan as of the date of purchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at that price or another price as may be set forth in the related prospectus supplement, in each case together with accrued interest at the applicable Mortgage Rate to the first day of the month following the repurchase, plus the amount of any unreimbursed Advances made by the Master Servicer or the Servicer, as applicable, in respect of the Mortgage Loan. The Master Servicer is obligated to enforce the repurchase obligation of the Servicer, to the extent described above under "The Trust Fund -- Mortgage Loan Program" and "--Representations by Unaffiliated Sellers; Repurchases." Unless otherwise specified in the applicable prospectus supplement, this purchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for a material defect in a constituent document.

         Unless otherwise specified in the applicable prospectus supplement, with respect to the Mortgage Loans in a Mortgage Pool, the Depositor will make representations and warranties as to the types and geographical distribution of the Mortgage Loans and as to the accuracy in all material respects of particular information furnished to the Trustee in respect of each Mortgage Loan. In addition, unless otherwise specified in the related prospectus supplement, the Depositor will represent and warrant that, as of the Cut-off Date for the related Series of Notes or Certificates, as applicable, no Mortgage Loan is more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation or warranty by the Depositor that materially and adversely affects the interest of the Securityholders, the Depositor will be obligated either to cure the breach in all material respects or to purchase the Mortgage Loan at the purchase price set forth above. Unless otherwise specified in the applicable prospectus supplement and subject to the ability of the Depositor, if so specified in the applicable prospectus supplement, to substitute for specific Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of a representation or warranty by the Depositor.

         Within the period specified in the related prospectus supplement, following the date of issuance of a Series of Notes or Certificates, as applicable, the Depositor, the Master Servicer or the related Servicer, as the case may be, may deliver to the Trustee Mortgage Loans ("Substitute Mortgage Loans") in substitution for any one or more of the Mortgage Loans ("Deleted Mortgage Loans") initially included in the Trust Fund but which do not conform in one or more respects to the description of the Mortgage Loans contained in the related prospectus supplement, or as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Securityholders. The required characteristics of any Substitute Mortgage Loan and any additional restrictions relating to the substitution of Mortgage Loans will generally be as described under "The Trust Fund -- The Contract Pools" with respect to the substitution of Contracts.
         In addition to making specific representations and warranties regarding its authority to enter into, and its ability to perform its obligations under the Agreement relating to a Series of Notes or Certificates, as applicable, the Master Servicer may make representations and warranties to the Trustee in the Agreement with respect to the enforceability of coverage under any applicable Primary Insurance Policy, Pool Insurance Policy, Special Hazard Insurance Policy or Mortgagor Bankruptcy Bond. See "Description of Insurance" for information regarding the extent of coverage under some of the aforementioned insurance policies. Unless otherwise specified in the applicable prospectus supplement, upon a breach of any representation or warranty that materially and adversely affects the interests of the Securityholders of a Series in a Mortgage Loan, the Master Servicer will be obligated either to cure the breach in all material respects or to purchase the Mortgage Loan at the price calculated as set forth above.

         To the extent described in the related prospectus supplement, the Master Servicer will procure a surety bond, corporate guaranty or another similar form of insurance coverage acceptable to the Rating Agency rating the related Series of Notes or Certificates, as applicable, to support, among other things, this purchase obligation. Unless otherwise stated in the applicable prospectus supplement, the aforementioned purchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of the Master Servicer's insurability representation. The Master Servicer's obligation to purchase Mortgage Loans upon a breach is subject to limitations.

         The Trustee will be authorized, with the consent of the Depositor and the Master Servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the Mortgage Loans as the agent of the Trustee.

         Pursuant to each Agreement, the Master Servicer, either directly or through Servicers, will service and administer the Mortgage Loans assigned to the Trustee as more fully set forth below.

Assignment of Contracts

         The Depositor will cause the Contracts constituting the Contract Pool to be assigned to the Trustee, together with principal and interest due on or with respect to the Contracts after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. If the Depositor is unable to obtain a perfected security interest in a Contract prior to transfer and assignment to the Trustee, the Unaffiliated Seller will be obligated to repurchase the Contract. The Trustee, concurrently with each assignment, will authenticate and deliver the Notes or Certificates, as applicable. If a Series of Notes or Certificates, as applicable, includes Notes, the Trust fund will be pledged by the Issuer to the Indenture Trustee as security for the Notes. Each Contract will be identified in a schedule appearing as an exhibit to the Agreement (the "Contract Schedule"). The Contract Schedule will specify, with respect to each Contract, among other things: the original principal amount and the adjusted principal balance as of the close of business on the Cut-off Date, the APR, the current scheduled monthly level payment of principal and interest and the maturity of the Contract.

         In addition, the Depositor, as to each Contract, will deliver or cause to be delivered to the Trustee, or, as specified in the related prospectus supplement, the Custodian, the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. In order to give notice of the right, title and interest of the Certificateholders to the Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor identifying the Trustee as the secured party and identifying all Contracts as collateral. Unless otherwise specified in the related prospectus supplement, the Contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trust Fund. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of an assignment, the interest of the Certificateholders in the Contracts could be defeated. See "Certain Legal Aspects of Mortgage Loans and Contracts -- The Contracts."

         The Trustee, or the Custodian, will review and hold the documents in trust for the benefit of the Securityholders. Unless otherwise provided in the related prospectus supplement, if any document is found to be defective in any material respect, the Unaffiliated Seller must cure the defect within 60 days, or within another period specified in the related prospectus supplement, the Unaffiliated Seller, not later than 90 days or within another period specified in the related prospectus supplement, after the Trustee's discovery of the defect. If the defect is not cured, the Unaffiliated Seller will repurchase the related Contract or any property acquired in respect of the Contract from the Trustee at a price equal to the remaining unpaid principal balance of the Contract, or, in the case of a repossessed Manufactured Home, the unpaid principal balance of the Contract immediately prior to the repossession, or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at such price or another price as may be set forth in the related prospectus supplement, in each case together with accrued but unpaid interest to the first day of the month following repurchase at the related APR, plus any unreimbursed Advances with respect to the Contract. Unless otherwise specified in the related prospectus supplement, the repurchase obligation will constitute the sole remedy available to the Securityholders or the Trustee for a material defect in a Contract document.

         Unless otherwise specified in the related prospectus supplement, each Unaffiliated Seller of Contracts will have represented, among other things, that

o immediately prior to the transfer and assignment of the Contracts, the Unaffiliated Seller had good title to, and was the sole owner of each Contract and there had been no other sale or assignment of the relevant Contract,

o as of the date of transfer, the Contracts are subject to no offsets, defenses or counterclaims,

o each Contract at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws,

o as of the date of transfer, each Contract is a valid first lien on the related Manufactured Home and the Manufactured Home is free of material damage and is in good repair,

o as of the date of transfer, no Contract is more than 30 days delinquent in payment and there are no delinquent tax or assessment liens against the related Manufactured Home and

o with respect to each Contract, the Manufactured Home securing the Contract is covered by a Standard Hazard Insurance Policy in the amount required in the Agreement and that all premiums now due on insurance have been paid in full.

         All of the representations and warranties of an Unaffiliated Seller in respect of a Contract will have been made as of the date on which the Unaffiliated Seller sold the Contract to the Depositor or its affiliate; the date the representations and warranties were made may be a date prior to the date of initial issuance of the related series of Notes or Certificates, as applicable. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the date of initial issuance of the related Series of Notes or Certificates, as applicable. Since the representations and warranties referred to in the preceding paragraph are the only representations and warranties that will be made by an Unaffiliated Seller, the Unaffiliated Seller's repurchase obligation described below will not arise if, during the period commencing on the date of sale of a Contract by the Unaffiliated Seller to the Depositor or its affiliate, the relevant event occurs that would have given rise to the obligation had the event occurred prior to sale of the affected Contract. Nothing, however, has come to the Depositor's attention that would cause it to believe that the representations and warranties referred to in the preceding paragraph will not be accurate and complete in all material respects in respect of Contracts as of the date of initial issuance of the related Series of Notes or Certificates, as applicable.

         The only representations and warranties to be made for the benefit of Securityholders in respect of any Contract relating to the period commencing on the date of sale of the Contract to the Depositor or its affiliate will be limited representations of the Depositor and of the Master Servicer described above under "The Trust Fund -- The Contract Pools."

         If an Unaffiliated Seller cannot cure a breach of any representation or warranty made by it in respect of a Contract that materially and adversely affects the interest of the Securityholders in the Contract within 90 days, or another period specified in the related prospectus supplement, after notice from the Master Servicer, the Unaffiliated Seller will be obligated to repurchase the Contract at a price equal to, unless otherwise specified in the related prospectus supplement, the principal balance of the Contract as of the date of the repurchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at that price or such other price as may be set forth in the related prospectus supplement, in each case together with accrued and unpaid interest to the first day of the month following repurchase at the related APR, plus the amount of any unreimbursed Advances in respect of the Contract (the "Purchase Price"). The Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the Securityholders, following the practices it would employ in its good faith business judgment were it the owner of the Contract. Except as otherwise set forth in the related prospectus supplement, this repurchase obligation will constitute the sole remedy available to Securityholders or the Trustee for a breach of representation by an Unaffiliated Seller.

         Neither the Depositor nor the Master Servicer will be obligated to purchase a Contract if an Unaffiliated Seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to Contracts. However, to the extent that a breach of the representations and warranties of an Unaffiliated Seller may also constitute a breach of a representation made by the Depositor or the Master Servicer, the Depositor or the Master Servicer may have a purchase obligation as described above under "The Trust Fund -- The Contract Pools."

Pre-Funding

         If so specified in the related prospectus supplement, a portion of the issuance proceeds of the Notes or Certificates, as applicable, of a particular Series (the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") to be established with the Trustee, which will be used to acquire additional Mortgage Loans, Warehouse Loans, Contracts or Mortgage Certificates from time to time during the time period specified in the related prospectus supplement (the "Pre-Funding Period"). Prior to the investment of the Pre-Funded Amount in additional Mortgage Loans, Warehouse Loans, Contracts or Mortgage Certificates, the Pre-Funded Amount may be invested in one or more Eligible Investments. Except as otherwise provided in the applicable Agreement, an "Eligible Investment" will be any of the following, in each case as determined at the time of the investment or contractual commitment to invest, to the extent the investments would not require registration of the Trust Fund as an investment company pursuant to the Investment Company Act of 1940:

     (a) negotiable instruments or securities represented by instruments in bearer or registered or book-entry form which evidence:

         (1) obligations which have the benefit of the full faith and credit of the United States of America, including depository receipts issued by a bank as custodian with respect to any instrument or security held by the custodian for the benefit of the holder of the depository receipt,

         (2) demand deposits or time deposits in, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state of the United States of America and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the Trustee's investment or contractual commitment to invest, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations, other than obligations the rating of which is based on collateral or on the credit of a Person other than any depositary institution or trust company, of the depositary institution or trust company has a credit rating in the highest rating category from the Rating Agency rating the Notes or Certificates, as applicable,

         (3) certificates of deposit having a rating in the highest rating category from the Rating Agency, or

         (4) investments in money market funds which are, or which are composed of instruments or other investments which are, rated in the highest category from the Rating Agency;

         (b) demand deposits in the name of the Trustee in any depositary institution or trust company referred to in clause (a)(2) above;

     (c) commercial paper, having original or remaining maturities of no more than 270 days, having a credit rating in the highest rating category from the Rating Agency;

     (d) Eurodollar time deposits that are obligations of institutions the time deposits of which carry a credit rating in the highest rating category from the Rating Agency;

     (e) repurchase agreements involving any Eligible Investment described in any of clauses (a)(1), (a)(3) or (d) above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category from the Rating Agency; and

     (f) any other investment with respect to which the Rating Agency indicates will not result in the reduction or withdrawal of its then existing rating of the Notes or Certificates, as applicable. Except as otherwise provided in the applicable Agreement, any Eligible Investment must mature no later than the Business Day prior to the next Distribution Date.

         During any Pre-Funding Period, the Depositor will be obligated, subject only to their availability, to transfer to the related Trust Fund additional Mortgage Loans, Warehouse Loans, Contracts and/or Mortgage Certificates from time to time during the Pre-Funding Period. The additional Mortgage Loans, Warehouse Loans or Contracts will be required to satisfy particular eligibility criteria more fully set forth in the related prospectus supplement which eligibility criteria will be consistent with the eligibility criteria of the Mortgage Loans, Warehouse Loans or Contracts included in the Trust Fund as of the Closing Date subject to exceptions as are expressly stated in the related prospectus supplement.

         Although the specific parameters of the Pre-Funding Account with respect to any issuance of Notes or Certificates, as applicable, will be specified in the related prospectus supplement, it is anticipated that:

o    the Pre-Funding Period will not exceed 120 days from the related Closing
     Date,

o that the additional loans to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Mortgage Loans, Warehouse Loans, Contracts and/or Mortgage Certificates included in the related Trust Fund on the Closing Date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement, and

o that the Pre-Funded Amount will not exceed 25% of the principal amount of Notes or Certificates, as applicable, issued pursuant to a particular offering.

SERVICING BY UNAFFILIATED SELLERS

         Each Unaffiliated Seller of a Mortgage Loan, Warehouse Loan or a Contract may have the option to act as the Servicer, or Master Servicer, for a Mortgage Loan, Warehouse Loan or Contract pursuant to a Servicing Agreement. A representative form of Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following description does not purport to be complete and is qualified in its entirety by reference to the form of Servicing Agreement and by the discretion of the Master Servicer or Depositor to modify the Servicing Agreement and to enter into different Servicing Agreements. The Agreement provides that, if for any reason the Master Servicer for a Series of Notes or Certificates, as applicable, is no longer the Master Servicer of the related Mortgage Loans, Warehouse Loans or Contracts, the Trustee or any successor master servicer must recognize the Servicer's rights and obligations under the Servicing Agreement.

         A Servicer may delegate its servicing obligations to third-party servicers, but continue to act as Servicer under the related Servicing Agreement. The Servicer will be required to perform the customary functions of a servicer, including collection of payments from Mortgagors and Obligors and remittance of collections to the Master Servicer, maintenance of primary mortgage, hazard insurance, FHA insurance and VA guarantees and filing and settlement of claims under the FHA insurance and VA guarantees, subject in some cases to

o    the right of the Master Servicer to approve in advance any settlement;

o maintenance of escrow accounts of Mortgagors and Obligors for payment of taxes, insurance and other items required to be paid by the Mortgagor pursuant to the terms of the related Mortgage Loan or the Obligor pursuant to the related Warehouse Loan or Contract;

o    processing of assumptions or substitutions;

o    attempting to cure delinquencies;

o    supervising foreclosures or repossessions;

o inspection and management of Mortgaged Properties, Cooperative Dwellings or Manufactured Homes under some circumstances; and

o maintaining accounting records relating to the Mortgage Loans, Warehouse Loans and Contracts.

         Except as otherwise provided in the related prospectus supplement, the Servicer will also be obligated to make Advances in respect of delinquent installments of principal and interest on Mortgage Loans, Warehouse Loans and Contracts (as described more fully below under "--Payments on Mortgage
Loans" and "--Payments on Contracts"), and in respect of particular taxes and insurance premiums not paid on a timely basis by Mortgagors and Obligors.

         As compensation for its servicing duties, a Servicer will be entitled to amounts from payments with respect to the Mortgage Loans, Warehouse Loans and Contracts serviced by it. The Servicer will also be entitled to collect and retain, as part of its servicing compensation, specific fees and late charges provided in the Mortgage Notes or related instruments. The Servicer will be reimbursed by the Master Servicer for some of the expenditures that it makes, generally to the same extent that the Master Servicer would be reimbursed under the applicable Agreement.

         Each Servicer will be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Servicer in its servicing capacity.

         Each Servicer will be required to service each Mortgage Loan, Warehouse Loan or Contract pursuant to the terms of the Servicing Agreement for the entire term of the Mortgage Loan, Warehouse Loan or Contract, unless the Servicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. Unless otherwise set forth in the prospectus supplement, the Master Servicer may terminate a Servicing Agreement upon 30 days' written notice to the Servicer, without cause, upon payment of an amount equal to the fair market value of the right to service the Mortgage Loans, Warehouse Loans or Contracts serviced by any the Servicer under the Servicing Agreement, or if the fair market value cannot be determined, a specified percentage of the aggregate outstanding principal balance of all the Mortgage Loans, Warehouse Loans or Contracts, or immediately upon the giving of notice upon particular stated events, including the violation of the Servicing Agreement by the Servicer.

         The Master Servicer may agree with a Servicer to amend a Servicing Agreement. The Master Servicer may also, at any time and from time to time, release servicing to third-party servicers, but continue to act as Master Servicer under the related Agreement. Upon termination of a Servicing Agreement, the Master Servicer or Trustee may act as servicer of the related Mortgage Loans, Warehouse Loans or Contracts or the Master Servicer may enter into one or more new Servicing Agreements. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the Servicer that it replaces. If the Master Servicer enters into a new Servicing Agreement, each new Servicer must be an Unaffiliated Seller or meet the standards for becoming an Unaffiliated Seller or have servicing experience that is otherwise satisfactory to the Master Servicer. The Master Servicer will make reasonable efforts to have the new Servicer assume liability for the representations and warranties of the terminated Servicer, but no assurance can be given that an assumption will occur. In the event of an assumption, the Master Servicer may, in the exercise of its business judgment, release the terminated Servicer from liability in respect of the representations and warranties. Any amendments to a Servicing Agreement or new Servicing Agreements may contain provisions different from those described above that are in effect in the original Servicing Agreements. However, the related Agreement will provide that any amendment or new agreement may not be inconsistent with or violate the Agreement.

PAYMENTS ON MORTGAGE LOANS

         The Master Servicer will, unless otherwise specified in the prospectus supplement with respect to a Series of Notes or Certificates, as applicable, establish and maintain a separate account or accounts in the name of the applicable Trustee (the "Certificate Account"), which must be maintained with a depository institution and in a manner acceptable to the Rating Agency rating the Notes or Certificates, as applicable, of a Series. If a Series of Notes or Certificates, as applicable, includes Notes, the Master Servicer may establish and maintain a separate account or accounts in the name of the applicable Trustee (the "Collection Account") into which amounts received in respect of the Trust Assets are required to be deposited and a separate account or accounts in the name of the applicable Trustee from which distributions in respect of the Notes (the "Note Distribution Account") and/or the Certificates (the "Certificate Distribution Account") may be made. The Collection Account, Note Distribution Account and Certificate Distribution Account must be established with a depositary institution and in a manner acceptable to the Rating Agencies rating the Notes or Certificates, as applicable, of a Series. For ease of reference, references in this Prospectus to the Certificate Account shall be deemed to refer to the Collection Account, Note Distribution Account and Certificate Distribution Account, as applicable.

         If so specified in the applicable prospectus supplement, the Master Servicer, in lieu of establishing a Certificate Account, may establish a separate account or accounts in the name of the Trustee (the "Custodial Account") meeting the requirements set forth in this prospectus for the Certificate Account. Amounts in the Custodial Account, after making the required deposits and withdrawals specified below, shall be remitted to the Certificate Account maintained by the Trustee for distribution to Securityholders in the manner set forth in this prospectus and in the related prospectus supplement.

         In those cases where a Servicer is servicing a Mortgage Loan pursuant to a Servicing Agreement, the Servicer will establish and maintain an account (the "Servicing Account") that will comply with either the standards set forth above or, subject to the conditions set forth in the Servicing Agreement, be maintained with a depository, meeting the requirements of the Rating Agency rating the Notes or Certificates, as applicable, of the related Series, and that is otherwise acceptable to the Master Servicer. Unless otherwise specified in the related prospectus supplement, the Servicer will be required to deposit into the Servicing Account on a daily basis all amounts enumerated in the following paragraph in respect of the Mortgage Loans received by the Servicer, less its servicing compensation. On the date specified in the Servicing Agreement, the Servicer shall remit to the Master Servicer all funds held in the Servicing Account with respect to each Mortgage Loan. Except as otherwise provided in the related prospectus supplement, the Servicer will also be required to advance any monthly installment of principal and interest that was not timely received, less its servicing fee, provided that, unless otherwise specified in the related prospectus supplement, the requirement shall only apply to the extent the Servicer determines in good faith any advance will be recoverable out of Insurance Proceeds, proceeds of the liquidation of the related Mortgage Loans or otherwise.

         The Certificate Account may be maintained with a depository institution that is an affiliate of the Master Servicer. Unless otherwise specified in the related prospectus supplement, the Master Servicer will deposit in the Certificate Account for each Series of Notes or Certificates, as applicable, on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, in the manner set forth in the related prospectus supplement:

         (1) all payments on account of principal, including principal prepayments, of the Mortgage Loans, net of any portion of the payments that represent unreimbursed or unrecoverable Advances made by the related Servicer;

         (2) all payments on account of interest on the Mortgage Loans, net of any portion retained by the Servicer, if any, as its servicing fee;

         (3) all proceeds of,

              (A) any Special Hazard Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guarantee, Mortgagor Bankruptcy Bond or Pool Insurance Policy with respect to a Series of Notes or Certificates, as applicable, and any title, hazard or other insurance policy covering any of the Mortgage Loans included in the related Mortgage Pool, to the extent the proceeds are not applied to the restoration of the related property or released to the Mortgagor in accordance with customary servicing procedures, (collectively, "Insurance Proceeds") or any Alternative Credit Support established in lieu of the insurance and described in the applicable prospectus supplement; and

              (B) all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, other than Insurance Proceeds, payments under the Letter of Credit or proceeds of any Alternative Credit Support, if any, with respect to the Series ("Liquidation Proceeds"), net of expenses of liquidation, unpaid servicing compensation with respect to the Mortgage Loans and unreimbursed or unrecoverable Advances made by the Servicers of the related Mortgage Loans;

         (4) all payments under the Letter of Credit, if any, with respect to the Series;

         (5) all amounts required to be deposited in the Certificate Account from the Reserve Fund, if any, for the Series;

         (6) any Advances made by a Servicer or the Master Servicer (as described in this prospectus under "--Advances");

         (7) any Buy-Down Funds, and, if applicable, investment earnings on the Buy-Down Funds, required to be deposited in the Certificate Account, as described below; and (8) all proceeds of any Mortgage Loan repurchased by the Master Servicer, the Depositor, any Servicer or any Unaffiliated Seller (as described under "The Trust Fund -- Mortgage Loan Program," "-- Representations by Unaffiliated Sellers; Repurchases" or "--Assignment of Mortgage Loans" above) or repurchased by the Depositor (as described under "--Termination" below).

         With respect to each Buy-Down Loan, if so specified in the related prospectus supplement, the Master Servicer or the related Servicer will deposit the Buy-Down Funds with respect to each Buy-Down Loan in a custodial account complying with the requirements set forth above for the Certificate Account, which, unless otherwise specified in the related prospectus supplement, may be an interest-bearing account. The amount of required deposits, together with investment earnings on the deposits at the rate specified in the applicable prospectus supplement, will provide sufficient funds to support the full monthly payments due on each Buy-Down Loan on a level debt service basis. Neither the Master Servicer nor the Depositor will be obligated to add to the Buy-Down Fund should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans. To the extent that any insufficiency is not recoverable from the Mortgagor under the terms of the related Mortgage Note, distributions to Securityholders will be affected. With respect to each Buy-Down Loan, the Master Servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account on or before each Distribution Date the amount, if any, for each Buy-Down Loan that, when added to the amount due on that date from the Mortgagor on the Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to the buy-down plan.

         If the Mortgagor on a Buy-Down Loan prepays the loan in its entirety, or defaults on the loan and the Mortgaged Property is sold in liquidation of the Mortgaged Property, during the period when the Mortgagor is not obligated, on account of the buy-down plan, to pay the full monthly payment otherwise due on the loan, the related Servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account the amounts remaining in the Buy-Down Fund with respect to the Buy-Down Loan. In the event of a default with respect to which a claim, including accrued interest supplemented by amounts in the Buy-Down Fund with respect to the related Buy-Down Loan, has been made, the Master Servicer or the related Servicer will pay an amount equal to the remaining amounts in the Buy-Down Fund with respect to the related Buy-Down Loan, to the extent the claim includes accrued interest supplemented by amounts in the Buy-Down Fund, to the related Pool Insurer or the insurer under the related Primary Insurance Policy (the "Primary Insurer") if the Mortgaged Property is transferred to the Pool Insurer or the Primary Insurer, as the case may be, which pays 100% of the related claim, including accrued interest and expenses, in respect of a default, to the L/C Bank in consideration of the payment under the related Letter of Credit, or to the guarantor or other person which pays the same pursuant to Alternative Credit Support described in the applicable prospectus supplement. In the case of any prepaid or defaulted Buy-Down Loan the amounts in the Buy-Down Fund in respect of which were supplemented by investment earnings, the Master Servicer will withdraw from the Buy-Down Fund and remit to the Depositor or the Mortgagor, depending on the terms of the related buy-down plan, any investment earnings remaining in the related Buy-Down Fund.

         If so specified in the prospectus supplement with respect to a Series, in lieu of, or in addition to the foregoing, the Depositor may deliver cash, a letter of credit or a guaranteed investment contract to the Trustee to fund the Buy-Down Fund for the Series, which shall be drawn upon by the Trustee in the manner and at the times specified in the related prospectus supplement.

Payments on Contracts

         A Certificate Account meeting the requirements set forth under "-- Description of the Securities -- Payments on Mortgage Loans" will be established in the name of the Trustee.

         Except as otherwise provided in the related prospectus supplement, there will be deposited in the Certificate Account on a daily basis the following payments and collections received or made by it on or after the Cut-off Date:

         (1) all Obligor payments on account of principal, including principal prepayments, of the Contracts;

         (2) all Obligor payments on account of interest on the Contracts;

         (3) all Liquidation Proceeds received with respect to Contracts or property acquired in respect of the Contracts by foreclosure or otherwise;

         (4) all Insurance Proceeds received with respect to any Contract, other than proceeds to be applied to the restoration or repair of the Manufactured Home or released to the Obligor;

         (5) any Advances made as described under "--Advances" and other amounts required under the related Agreement to be deposited in the Certificate Account;

         (6) all amounts received from Credit Support provided with respect to a Series of Notes or Certificates, as applicable,;

         (7) all proceeds of any Contract or property acquired in respect of the Contract repurchased by the Master Servicer, the Depositor or otherwise as described above or under "--Termination" below; and

         (8) all amounts, if any, required to be transferred to the Certificate Account from the Reserve Fund.

Collection of Payments on Mortgage Certificates

         The Mortgage Certificates included in the Trust Fund with respect to a Series of Notes or Certificates, as applicable, will be registered in the name of the Trustee so that all distributions on the Mortgage Certificates will be made directly to the Trustee. The related Agreement will require the Trustee, if it has not received a distribution with respect to any Mortgage Certificate by the second business day after the date on which a distribution was due and payable pursuant to the terms of the Mortgage Certificate, to request the issuer or guarantor, if any, of the Mortgage Certificate to make the payment as promptly as possible and legally permitted and to take the legal action against the issuer or guarantor as the Trustee deems appropriate under the circumstances, including the prosecution of any related claims. The reasonable legal fees and expenses incurred by the Trustee in connection with the prosecution of any the legal action will be reimbursable to the Trustee out of the proceeds of any action and will be retained by the Trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution of the proceeds to Securityholders of the affected Series. In the event that the Trustee has reason to believe that the proceeds of any legal action may be insufficient to reimburse it for its projected legal fees and expenses, the Trustee will notify the Securityholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by the Securityholders.

Distributions on Securities

         On each Distribution Date with respect to a Series of Notes or Certificates, as applicable, as to which credit support is provided by means other than the creation of a Subordinated Class or Subclasses and the establishment of a Reserve Fund, the Master Servicer will withdraw from the applicable Certificate Account funds on deposit in the Certificate Account and distribute, or, if so specified in the applicable prospectus supplement, will withdraw from the Custodial Account, funds on deposit in the Custodial Account and remit to the Trustee, who will distribute the funds to Securityholders of record on the applicable Record Date. The distributions shall occur in the manner described in this prospectus under "--Description of the Securities
-- Distributions of Principal and Interest" and in the related prospectus supplement. If so specified in the applicable prospectus supplement, the Master Servicer will withdraw from the applicable Certificate Account funds on deposit in the Certificate Account and distribute them to the Trustee. The funds shall consist of the aggregate of all previously undistributed payments on account of principal, including principal prepayments, if any, and interest received after the Cut-off Date and on or prior to the 20th day, or if the 20th day is not a business day, the next preceding business day, of the month of the distribution or another day specified in the related prospectus supplement (in either case, the "Determination Date"), except:

         (1) all payments that were due on or before the Cut-off Date;

         (2) all principal prepayments received during the month of distribution and all payments of interest representing interest for the month of distribution or any portion of the these payments;

         (3) all payments which represent early receipt, other than prepayments, of scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

         (4) amounts received on particular Mortgage Loans, Warehouse Loans or Contracts as late payments of principal or interest and respecting which the Master Servicer has made an unreimbursed Advance;

         (5) amounts representing reimbursement for other Advances which the Master Servicer has determined to be otherwise nonrecoverable and amounts representing reimbursement for particular losses and expenses incurred or Advances made by the Master Servicer and discussed below; and

         (6) that portion of each collection of interest on a particular Mortgage Loan in the Mortgage Pool, a particular Warehouse Loan in the Warehouse Loan Pool or on a particular Contract in the Contract Pool that represents

              (A) servicing compensation to the Master Servicer,

              (B) amounts payable to the entity or entities specified in the applicable prospectus supplement or permitted withdrawals from the Certificate Account out of payments under the Letter of Credit, if any, with respect to the Series,

              (C) related Insurance Proceeds or Liquidation Proceeds,

              (D) amounts in the Reserve Fund, if any, with respect to the Series or

              (E) proceeds of any Alternative Credit Support, each deposited in the Certificate Account to the extent described under "Description of the Securities -- Maintenance of Insurance Policies," "--Presentation of Claims," "--Enforcement of 'Due-on-Sale' Clauses; Realization Upon Defaulted Mortgage Loans" and "--Enforcement of 'Due-on-Sale' Clauses; Realization Upon Defaulted Contracts" or in the applicable prospectus supplement.

         Except as otherwise specified in the related prospectus supplement, no later than the Business Day immediately preceding the Distribution Date for a Series of Notes or Certificates, as applicable, the Master Servicer will furnish a statement to the Trustee setting forth the amount to be distributed on the next succeeding Distribution Date on account of principal of and interest on the Mortgage Loans, Warehouse Loans or Contracts, stated separately or the information enabling the Trustee to determine the amount of distribution to be made on the Notes or Certificates, as applicable, and a statement setting forth information with respect to the Mortgage Loans, Warehouse Loans or Contracts.

         If so specified in the applicable prospectus supplement, the Trustee will establish and maintain the Certificate Account for the benefit of the holders of the Notes or Certificates, as applicable, of the related Series in which the Trustee shall deposit, as soon as practicable after receipt, each distribution made to the Trustee by the Master Servicer, as set forth above, with respect to the Mortgage Loans, Warehouse Loans or Contracts, any distribution received by the Trustee with respect to the Mortgage Certificates, if any, included in the Trust Fund and deposits from any Reserve Fund or GPM Fund. If so specified in the applicable prospectus supplement, prior to making any distributions to Securityholders, any portion of the distribution on the Mortgage Certificates that represents servicing compensation, if any, payable to the Trustee shall be deducted and paid to the Trustee.

         Funds on deposit in the Certificate Account may be invested in Eligible Investments maturing in general not later than the Business Day preceding the next Distribution Date. Unless otherwise provided in the prospectus supplement, all income and gain realized from this investment will be for the benefit of the Master Servicer. The Master Servicer will be required to deposit the amount of any losses incurred with respect to these investments out of its own funds, when realized. Unless otherwise provided in the prospectus supplement, the Certificate Account established pursuant to the Trust Agreement shall be a non-interest bearing account or accounts.

         The timing and method of distribution of funds in the Certificate Account to Classes or Subclasses of Notes or Certificates, as applicable, having differing terms, whether subordinated or not, to the extent not described in this prospectus, shall be set forth in the related prospectus supplement.

Revolving Period

         The applicable prospectus supplement may provide that all or a portion of the principal collections on any Revolving Credit Line Loans may be applied by the Trustee to the acquisition of subsequent Revolving Credit Line Loans during a specified period rather than used to distribute payments of principal to Securityholders during that period. These Notes or Certificates, as applicable, would then possess an interest only period, also commonly referred to as a "Revolving Period", which will be followed by an "Amortization Period", during which principal will be paid. Any interest only or revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the Notes or Certificates, as applicable.
Special Distributions

         To the extent specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, one or more Classes of Multi-Class Securities that do not provide for monthly Distribution Dates may receive Special Distributions in reduction of Stated Principal Balance ("Special Distributions") in any month, other than a month in which a Distribution Date occurs, if, as a result of principal prepayments on the Trust Assets in the related Trust Fund and/or low reinvestment yields, the Trustee determines, based on assumptions specified in the related Agreement, that the amount of cash anticipated to be on deposit in the Certificate Account on the next Distribution Date for the Series and available to be distributed to the holders of the Notes or Certificates, as applicable, of a Classes or Subclasses may be less than the sum of (1) the interest scheduled to be distributed to holders of the Notes or Certificates, as applicable, of the Classes or Subclasses and (2) the amount to be distributed in reduction of Stated Principal Balance or the Notes or Certificates, as applicable, on the Distribution Date. Any Special Distributions will be made in the same priority and manner as distributions in reduction of Stated Principal Balance would be made on the next Distribution Date.

Reports to Securityholders

         Unless otherwise specified or modified in the related prospectus supplement for each Series, the Master Servicer or the Trustee will include with each distribution to Securityholders of record of the Series, or within a reasonable time afterward, a statement generally setting forth, among other things, the following information, if applicable, per each Security, as to (1) through (3) or (4) through (6) below, as applicable:

         (1) to each holder of a Security, other than a Multi-Class Certificate or Residual Certificate, the amount of the distribution allocable to principal of the Trust Assets, separately identifying the aggregate amount of any Principal Prepayments included in the amount, and the portion, if any, advanced by a Servicer or the Master Servicer;

         (2) to each holder of a Security, other than a Multi-Class Certificate or Residual Certificate, the amount of the distribution allocable to interest on the related Trust Assets and the portion, if any, advanced by a Servicer or the Master Servicer;

         (3) to each holder of a Security, the amount of servicing compensation with respect to the related Trust Assets and other customary information as the Master Servicer deems necessary or desirable to enable Securityholders to prepare their tax returns;

         (4) to each holder of a Multi-Class Certificate on which an interest distribution and a distribution in reduction of Stated Principal Balance are then being made, the amount of the interest distribution and distribution in reduction of Stated Principal Balance, and the Stated Principal Balance of each Class after giving effect to the distribution in reduction of Stated Principal Balance made on the Distribution Date or on any Special Distribution Date occurring subsequent to the last report;

         (5) to each holder of a Multi-Class Certificate on which a distribution of interest only is then being made, the aggregate Stated Principal Balance of Notes or Certificates, as applicable, outstanding of each Class or Subclass after giving effect to the distribution in reduction of Stated Principal Balance made on the Distribution Date and on any Special Distribution Date occurring subsequent to the last report and after including in the aggregate Stated Principal Balance the Stated Principal Balance of the Compound Interest Securities, if any, outstanding and the amount of any accrued interest added to the Compound Value of the Compound Interest Securities on the Distribution Date;

         (6) to each holder of a Compound Interest Security, but only if the holder shall not have received a distribution of interest on the Distribution Date equal to the entire amount of interest accrued on the Certificate with respect to the Distribution Date:

            (a) the information contained in the report delivered pursuant to clause (5) above;

            (b) the interest accrued on the Class or Subclass of Compound Interest Securities with respect to the Distribution Date and added to the Compound Value of the Compound Interest Security; and

            (c) the Stated Principal Balance of the Class or Subclass of Compound Interest Securities after giving effect to the addition of all interest accrued;

         (7) in the case of a series of Notes or Certificates, as applicable, with a variable Interest Rate, the Interest Rate applicable to the distribution in question;

         (8) the amount or the remaining obligations of an L/C Bank with respect to a Letter of Credit, after giving effect to the declining amount available and any payments and other amounts charged on the applicable Distribution Date, expressed as a percentage of the amount reported pursuant to (x) below, and the amount of coverage remaining under the Pool Insurance Policy, Special Hazard Insurance Policy, Mortgagor Bankruptcy Bond or Reserve Fund, as applicable, in each case as of the applicable Determination Date, after giving effect to any amounts with respect to them to be distributed to Securityholders on the Distribution Date;

         (9) in the case of a Series of Notes or Certificates, as applicable, benefiting from the Alternative Credit Support described in the related prospectus supplement, the amount of coverage under the Alternative Credit Support as of the close of business on the applicable Determination Date, after giving effect to any amounts with respect to the Alternative Credit Support distributed to Securityholders on the Distribution Date;

         (10) the aggregate scheduled principal balance of the Trust Assets as of a date not earlier than the Distribution Date after giving effect to payments of principal distributed to Securityholders on the Distribution Date;

         (11) the book value of any collateral acquired by the Mortgage Pool, Warehouse Loan Pool or Contract Pool through foreclosure, repossession or otherwise; and

         (12) the number and aggregate principal amount of Mortgage Loans, Warehouse Loans or Contracts one month and two months delinquent.

         In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer, or the Trustee, if specified in the applicable prospectus supplement, will cause to be furnished to each Securityholder of record at any time during the calendar year a report as to the aggregate of amounts reported pursuant to (1) through (3) or (4) through
(6) above and other information as in the judgment of the Master Servicer or the Trustee, as the case may be, is needed for the Securityholder to prepare its tax return, as applicable, for the calendar year or, in the event the person was a Securityholder of record during a portion of the calendar year, for the applicable portion of the year.

Advances

         Unless otherwise stated in the related prospectus supplement, each Servicer and the Master Servicer, with respect to Mortgage Loans, Warehouse Loans or Contracts serviced by it and with respect to advance delinquent installments of principal of and interest on the Mortgage Loans, Warehouse Loans and Contracts (the "Advances") required to be made by the Servicers that were not so made, will be obligated to advance funds in an amount equal to the aggregate scheduled installments of payments of principal and interest that were due on the Due Date with respect to a Mortgage Loan, Warehouse Loan or Contract and that were delinquent, including any payments that have been deferred by the Servicer or the Master Servicer, as of the close of business on the date specified in the related Servicing Agreement, to be remitted no later than the close of business on the business day immediately preceding the Distribution Date, subject to, unless otherwise provided in the applicable prospectus supplement, their respective determinations that the advances are reimbursable under any Letter of Credit, Pool Insurance Policy, Primary Mortgage Insurance Policy, Mortgagor Bankruptcy Bond, from the proceeds of Alternative Credit Support, from cash in the Reserve Fund, the Servicing or Certificate Accounts or otherwise. In making the Advances, the Servicers and Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to the Securityholders, rather than to guarantee or insure against losses. Any of these Advances are reimbursable to the Servicer or Master Servicer out of related recoveries on the Mortgage Loans with respect to which amounts were advanced. In addition, Advances are reimbursable from cash in the Reserve Fund, the Servicing or Certificate Accounts to the extent that the Servicer or the Master Servicer, as the case may be, shall determine that any Advances previously made are not ultimately recoverable. The Servicers and the Master Servicer generally will also be obligated to make advances in respect of particular taxes and insurance premiums not paid by Mortgagors or Obligors on a timely basis and, to the extent deemed recoverable, foreclosure costs, including reasonable attorney's fees. These funds so advanced are reimbursable out of recoveries on the related Mortgage Loans. This right of reimbursement for any Advance will be prior to the rights of the Securityholders to receive any amounts recovered with respect to Mortgage Loans, Warehouse Loans or Contracts. Unless otherwise provided in the applicable prospectus supplement, the Servicers and the Master Servicer will also be required to advance an amount necessary to provide a full month's interest in connection with full or partial prepayments, liquidations, defaults and repurchases of the Mortgage Loans, Warehouse Loans or Contracts. Any of these Advances will not be reimbursable to the Servicers or the Master Servicer.

Collection and Other Servicing Procedures

         The Master Servicer, directly or through the Servicers, as the case may be, will make reasonable efforts to collect all payments called for under the Mortgage Loans or Contracts and will, consistent with the applicable Servicing Agreement and any applicable Letter of Credit, Pool Insurance Policy, Special Hazard Insurance Policy, Primary Mortgage Insurance Policy, Mortgagor Bankruptcy Bond or Alternative Credit Support, follow collection procedures as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the Mortgage Loans or Contracts, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. Consistent with the above, if so provided in the related prospectus supplement, the Master Servicer may, in its discretion, waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan or Contract or extend the due dates for payments due on a Mortgage Note or Contract for a period of not greater than 270 days, provided that the insurance coverage for the Mortgage Loan or Contract or the coverage provided by any Letter of Credit or any Alternative Credit Support, will not be adversely affected.

         If specified in the related prospectus supplement, under the applicable Servicing Agreement, the Master Servicer, either directly or through Servicers, to the extent permitted by law, may establish and maintain an escrow account (the "Escrow Account") in which Mortgages or Obligors will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items. This obligation may be satisfied by the provision of insurance coverage against loss occasioned by the failure to escrow insurance premiums rather than causing escrows to be made. Withdrawals from the Escrow Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to Mortgagors or Obligors amounts determined to be overages, to pay interest to Mortgagors or Obligors on balances in the Escrow Account, if required, and to clear and terminate the account. The Master Servicer will be responsible for the administration of each Escrow Account and will be obliged to make advances to the accounts when a deficiency exists in the Escrow Account. Alternatively, in lieu of establishing an Escrow Account, the Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Rating Agency rating the related Series of Notes or Certificates, as applicable, covering loss occasioned by the failure to escrow required amounts.

Maintenance of Insurance Policies

         To the extent that the applicable prospectus supplement does not expressly provide for a method of credit support described below under "Credit Support" or for Alternative Credit Support in lieu of some or all of the insurance coverage set forth below, the following paragraphs on insurance shall apply.

Standard Hazard Insurance

         To the extent specified in a related prospectus supplement, the terms of each Servicing Agreement will require the Servicer to cause to be maintained for each Mortgage Loan or Contract that it services, and the Master Servicer will be required to maintain for each Mortgage Loan or Contract serviced by it directly, a policy of standard hazard insurance (a "Standard Hazard Insurance Policy") covering the Mortgaged Property underlying the Mortgage Loan or Manufactured Home underlying the Contract in an amount equal to the lesser of the maximum insurable value of the improvements securing the Mortgage Loan or Contract or the principal balance of the Mortgage Loan or Contract. Each Servicer or the Master Servicer, as the case may be, shall also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan or Contract, a Standard Hazard Insurance Policy in an amount that is at least equal to the maximum insurable value of the improvements that are a part of the Mortgaged Property or Manufactured Home. Any amounts collected by the Servicer or the Master Servicer under any the policies, other than amounts to be applied to the restoration or repair of the Mortgaged Property or Manufactured Home or released to the borrower in accordance with normal servicing procedures, shall be deposited in the related Servicing Account for deposit in the Certificate Account or, in the case of the Master Servicer, shall be deposited directly into the Certificate Account. Any cost incurred in maintaining any insurance shall not, for the purpose of calculating monthly distributions to Securityholders, be added to the amount owing under the Mortgage Loan or Contract, notwithstanding that the terms of the Mortgage Loan or Contract may so permit. The cost shall be recoverable by the Servicer only by withdrawal of funds from the Servicing Account or by the Master Servicer only by withdrawal from the Certificate Account, as described in the applicable Servicing Agreement. No earthquake or other additional insurance is to be required of any borrower or maintained on property acquired in respect of a Mortgage Loan or Contract, other than pursuant to applicable laws and regulations as shall at any time be in force and as shall require additional insurance. When the Mortgaged Property or Manufactured Home is located at the time of origination of the Mortgage Loan or Contract in a federally designated flood area, the related Servicer, or the Master Servicer, in the case of each Mortgage Loan or Contract serviced by it directly, will cause flood insurance to be maintained, to the extent available, in those areas where flood insurance is required under the National Flood Insurance Act of 1968, as amended.

         The Depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the cooperative corporation itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's Cooperative Dwelling or the Cooperative's building could significantly reduce the value of the collateral securing the Cooperative Loan to the extent not covered by other credit support.

         The applicable Servicing Agreement will require the Master Servicer to perform the aforementioned obligations of the Servicer in the event the Servicer fails to do so. In the event that the Master Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the related Mortgage Loans or Contracts, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a Standard Hazard Insurance Policy for each Mortgage Loan or Contract that it services. This blanket policy may contain a deductible clause, in which case the Master Servicer will, in the event that there has been a loss that would have been covered by the policy absent the deductible, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

         Since the amount of hazard insurance to be maintained on the improvements securing the Mortgage Loans or Contracts may decline as the principal balances owing on the Mortgage Loans or Contracts decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to fully restore the damaged Mortgaged Property or Manufactured Home. See "Description of Insurance -- Special Hazard Insurance Policies" for a description of the limited protection afforded by a Special Hazard Insurance Policy against losses occasioned by specific hazards that are otherwise uninsured against as well as against losses caused by the application of the coinsurance provisions contained in the Standard Hazard Insurance Policies.

Special Hazard Insurance

         If so specified in the related prospectus supplement, the Master Servicer will be required to exercise its best reasonable efforts to maintain the Special Hazard Insurance Policy, if any, with respect to a Series of Notes or Certificates, as applicable, in full force and effect, unless coverage under the policy has been exhausted through payment of claims, and will pay the premium for the Special Hazard Insurance Policy on a timely basis; provided, however, that the Master Servicer shall be under no obligation if coverage under the Pool Insurance Policy with respect to the Series has been exhausted. In the event that the Special Hazard Insurance Policy is cancelled or terminated for any reason, other than the exhaustion of total policy coverage, the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the Special Hazard Insurance Policy with a total coverage that is equal to the then existing coverage of the Special Hazard Insurance Policy; provided that if the cost of any replacement policy is greater than the cost of the terminated Special Hazard Insurance Policy, the amount of coverage under the replacement Special Hazard Insurance Policy may be reduced to a level so that the applicable premium will not exceed the cost of the Special Hazard Insurance Policy that was replaced. Some of the characteristics of the Special Hazard Insurance Policy are described under "Description of Insurance -- Special Hazard Insurance Policies."

Pool Insurance

         To the extent specified in a related prospectus supplement, the Master Servicer will exercise its best reasonable efforts to maintain a Pool Insurance Policy with respect to a Series of Notes or Certificates, as applicable, in effect throughout the term of the applicable Agreement, unless coverage under the policy has been exhausted through payment of claims, and will pay the premiums for the Pool Insurance Policy on a timely basis. In the event that the Pool Insurer ceases to be a qualified insurer because it is not qualified to transact a mortgage guaranty insurance business under the laws of the state of its principal place of business or any other state which has jurisdiction over the Pool Insurer in connection with the Pool Insurance Policy, or if the Pool Insurance Policy is cancelled or terminated for any reason, other than the exhaustion of total policy coverage, the Master Servicer will exercise its best reasonable efforts to obtain a replacement policy of pool insurance comparable to the Pool Insurance Policy and may obtain, under the circumstances described above with respect to the Special Hazard Insurance Policy, a replacement policy with reduced coverage. In the event the Pool Insurer ceases to be a qualified insurer because it is not approved as an insurer by FHLMC, FNMA or any successors to FNMA, the Master Servicer will agree to review, not less often than monthly, the financial condition of the Pool Insurer with a view towards determining whether recoveries under the Pool Insurance Policy are jeopardized and, if so, will exercise its best reasonable efforts to obtain from another qualified insurer a replacement insurance policy under the above-stated limitations. Some of the characteristics of the Pool Insurance Policy are described under "Description of Insurance -- Pool Insurance Policies."

Primary Mortgage Insurance

         To the extent specified in the related prospectus supplement, the Master Servicer will be required to keep in force and effect for each Mortgage Loan secured by Single Family Property serviced by it directly, and each Servicer of a Mortgage Loan secured by Single Family Property will be required to keep in full force and effect with respect to each Mortgage Loan serviced by it, in each case to the extent required by the underwriting standards of the Depositor, a Pool Insurance Policy to cover any loss, subject to the limitations described below, by reason of default by the Mortgagors on the related Mortgage Loans to the extent not covered by any policy of primary mortgage insurance (a "Primary Mortgage Insurance Policy") issued by a qualified insurer (the "Primary Mortgage Insurer") with regard to each Mortgage Loan for which coverage is required pursuant to the applicable Servicing Agreement and Agreement and to act on behalf of the Trustee (the "Insured") under each Primary Mortgage Insurance Policy. Neither the Servicer nor the Master Servicer will cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the date of the initial issuance of a Series of Notes or Certificates, as applicable, that is required to be kept in force under the applicable Agreement or Servicing Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency rating the Notes or Certificates, as applicable. See "Description of Insurance -- Primary Mortgage Insurance Policies." The Master Servicer, if any, or the Depositor or the applicable Servicer will be required to use its best reasonable efforts to maintain the Pool Insurance Policy for each related Mortgage Pool and to present claims under the policy to the issuer of the Pool Insurance Policy (the "Pool Insurer") on behalf of the Trustee and the Securityholders. See "Description of the Securities -- Presentation of Claims."

Mortgagor Bankruptcy Bond

         If so specified in the related prospectus supplement, the Master Servicer will exercise its best reasonable efforts to maintain a Mortgagor Bankruptcy Bond for a Series of Notes or Certificates, as applicable, in full force and effect throughout the term of the applicable Agreement, unless coverage under the Mortgagor Bankruptcy Bond has been exhausted through payment of claims, and will pay the premiums for the Mortgagor Bankruptcy Bond on a timely basis. At the request of the Depositor, coverage under a Mortgagor Bankruptcy Bond will be cancelled or reduced by the Master Servicer to the extent permitted by the Rating Agency rating the related Series of Notes or Certificates, as applicable, provided that the cancellation or reduction does not adversely affect the then current rating of the Series. See "Description of Insurance -- Mortgagor Bankruptcy Bond."

Presentation of Claims

         The Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to HUD, the VA, the Pool Insurer, the Special Hazard Insurer, the issuer of the Mortgagor Bankruptcy Bond, and each Primary Mortgage Insurer, as applicable, and take reasonable steps necessary to permit recovery under the insurance policies or Mortgagor Bankruptcy Bond, if any, with respect to a Series concerning defaulted Mortgage Loans or Contracts or Mortgage Loans or Contracts that are the subject of a bankruptcy proceeding. All collections by the Master Servicer under any FHA insurance or VA guarantee, any Pool Insurance Policy, any Primary Mortgage Insurance Policy or any Mortgagor Bankruptcy Bond and, where the related property has not been restored, any Special Hazard Insurance Policy, are to be deposited in the Certificate Account, subject to withdrawal as previously described. In those cases in which a Mortgage Loan or Contract is serviced by a Servicer, the Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the applicable Primary Mortgage Insurer and to the FHA and the VA, as applicable, and all collections shall be deposited in the Servicing Account, subject to withdrawal, as set forth above, for deposit in the Certificate Account.

         If any property securing a defaulted Mortgage Loan or Contract is damaged and proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any Pool Insurance Policy or any Primary Mortgage Insurance Policy, neither the related Servicer nor the Master Servicer, as the case may be, will be required to expend its own funds to restore the damaged property unless it determines, and, in the case of a determination by a Servicer, the Master Servicer agrees, (1) that the restoration will increase the proceeds to Securityholders on liquidation of the Mortgage Loan or Contract after reimbursement of the expenses incurred by the Servicer or the Master Servicer, as the case may be, and (2) that the expenses will be recoverable through proceeds of the sale of the Mortgaged Property or proceeds of any related Pool Insurance Policy, any related Primary Mortgage Insurance Policy or otherwise.

         If recovery under a Pool Insurance Policy or any related Primary Mortgage Insurance Policy is not available because the related Servicer or the Master Servicer has been unable to make the above determinations or otherwise, the Servicer or the Master Servicer is nevertheless obligated to follow the normal practices and procedures deemed necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the Mortgaged Property or Manufactured Home are less than the principal balance of the defaulted Mortgage Loan or Contract, respectively, plus interest accrued on the proceeds at the Mortgage Rate, and if coverage under any other method of credit support with respect to the Series is exhausted, the related Trust Fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the Servicer or the Master Servicer in connection with the proceedings and which are reimbursable under the related Servicing Agreement or Agreement. In the event that any proceedings result in a total recovery that is, after reimbursement to the Servicer or the Master Servicer of its expenses, in excess of the principal balance of the related Mortgage Loan or Contract, together with accrued and unpaid interest at the applicable Mortgage Rate or APR, as the case may be, the Servicer and the Master Servicer will be entitled to withdraw amounts representing normal servicing compensation on the Mortgage Loan or Contract from the Servicing Account or the Certificate Account, as the case may be.

Enforcement of "Due-On-Sale" Clauses; Realization upon Defaulted Mortgage Loans

         Each Servicing Agreement and the applicable Agreement with respect to Notes or Certificates, as applicable, representing interests in or secured by a Mortgage Pool will provide that, when any Mortgaged Property has been conveyed by the borrower, the Servicer or the Master Servicer, as the case may be, will, to the extent it has knowledge of the conveyance, exercise its rights to accelerate the maturity of the Mortgage Loan under any applicable "due-on-sale" clause, if any, unless it reasonably believes that the enforcement is not exercisable under applicable law or regulations or if the exercise would result in loss of insurance coverage with respect to the Mortgage Loan. In either case, where the due-on-sale clause will not be exercised, the Servicer or the Master Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom the Mortgaged Property has been or is about to be conveyed, pursuant to which the person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable on the Mortgage Note, provided that the Mortgage Loan will continue to be covered by any Pool Insurance Policy and any related Primary Mortgage Insurance Policy. In the case of an FHA Loan, an assumption can occur only with HUD approval of the substitute Mortgagor. Each Servicer and the Master Servicer will also be authorized, with the prior approval of the Insurer under any required insurance policies, to enter into a substitution of liability agreement with the person, pursuant to which the original Mortgagor is released from liability and the person is substituted as Mortgagor and becomes liable under the Mortgage Note.

         Under the Servicing Agreements and the applicable Agreement, the Servicer or the Master Servicer, as the case may be, will foreclose upon or otherwise comparably convert the ownership of properties securing the related Mortgage Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with foreclosure or other conversion, the Servicer or the Master Servicer will follow practices and procedures deemed necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and in accordance with FNMA guidelines, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. However, neither the Servicer nor the Master Servicer will be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines and, in the case of a determination by a Servicer, the Master Servicer agrees (1) that restoration and/or foreclosure will increase the proceeds of liquidation of the related Mortgage Loan to Securityholders after reimbursement to itself for expenses and (2) that expenses will be recoverable to it either through Liquidation Proceeds, Insurance Proceeds, payments under the Letter of Credit, or amounts in the Reserve Fund, if any, with respect to the related Series, or otherwise.
         Any prospective purchaser of a Cooperative Dwelling will generally be required to obtain the approval of the board of directors of the related Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the Cooperative Loan. See "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans -- Foreclosure" in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

         The market value of any Multifamily Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the dwelling units. Since a default on a Mortgage Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Mortgage Loan, it can be anticipated that the market value of the property will be less than was anticipated when the Mortgage Loan was originated. To the extent that the equity in the property does not absorb the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related Trust Fund. With respect to Multifamily Property consisting of an apartment building owned by a Cooperative, the Cooperative's ability to meet debt service obligations on the Mortgage Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The Cooperative's ability to pay the principal amount of the Mortgage Loan at maturity may depend on its ability to refinance the Mortgage Loan. The Depositor, the Unaffiliated Seller and the Master Servicer will have no obligation to provide refinancing for any Mortgage Loan.

Enforcement of 'Due-On-Sale' Clauses; Realization upon Defaulted Contracts

         Each applicable Agreement and Servicing Agreement with respect to Notes or Certificates, as applicable, representing interests in or secured by a Contract Pool will provide that, when any Manufactured Home securing a Contract is about to be conveyed by the Obligor, the Master Servicer, to the extent it has knowledge of a prospective conveyance and prior to the time of the consummation of the conveyance, may exercise its rights to accelerate the maturity of the Contract under the applicable "due-on-sale" clause, if any, unless it is not exercisable under applicable law. In that case, the Master Servicer is authorized to take or enter into an assumption agreement from or with the person to whom the Manufactured Home has been or is about to be conveyed, pursuant to which the person becomes liable under the Contract and, unless determined to be materially adverse to the interests of Securityholders, with the prior approval of the Pool Insurer, if any, to enter into a substitution of liability agreement with the person, pursuant to which the original Obligor is released from liability and the person is substituted as Obligor and becomes liable under the Contract. Where authorized by the Contract, the APR may be increased, upon assumption, to the then-prevailing market rate, but shall not be decreased.

         Under the Servicing Agreement or the applicable Agreement, the Master Servicer will repossess or otherwise comparably convert the ownership of properties securing the related Manufactured Homes that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with repossession or other conversion, the Servicer or Master Servicer will follow practices and procedures it deems necessary or advisable and as are normal and usual in its general Contract servicing activities. The Servicer or Master Servicer, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines
(1) that the restoration or repossession will increase the proceeds of liquidation of the related Contract to the Certificateholders after reimbursement to itself for the expenses and (2) that the expenses will be recoverable to it either through liquidation proceeds or through insurance proceeds.

Servicing Compensation and Payment of Expenses

         Under the applicable Agreement for a Series of Notes or Certificates, as applicable, the Depositor or the person or entity specified in the related prospectus supplement and any Master Servicer will be entitled to receive an amount described in the related prospectus supplement. As compensation for its servicing duties, a Servicer will be entitled to receive a monthly servicing fee in the amount specified in the related Servicing Agreement. The servicing compensation shall be payable by withdrawal from the related Servicing Account prior to deposit in the Certificate Account. Each Servicer, with respect to the Mortgage Loans or Contracts serviced by it, and the Master Servicer will be entitled to servicing compensation out of Insurance Proceeds, Liquidation Proceeds, or Letter of Credit payments. Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise shall be retained by the Servicers and the Master Servicer to the extent not required to be deposited in the Certificate Account.

         The Servicers and the Master Servicer, unless otherwise specified in the related prospectus supplement, will pay from their servicing compensation some of the expenses incurred in connection with the servicing of the Mortgage Loans or Contracts, including, without limitation, payment of the Insurance Policy premiums and, in the case of the Master Servicer, fees or other amounts payable for any Alternative Credit Support, payment of the fees and disbursements of the Trustee, and any custodian selected by the Trustee, the Note Register, the Certificate Register and independent accountants and payment of expenses incurred in enforcing the obligations of Servicers and Unaffiliated Sellers. Some of these expenses may be reimbursable by the Depositor pursuant to the terms of the applicable Agreement. In addition, the Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Servicers and Unaffiliated Sellers under limited circumstances.

         As set forth in the preceding section, the Servicers and the Master Servicer will be entitled to reimbursement for some of the expenses incurred by them in connection with the liquidation of defaulted Mortgage Loans or Contracts. The related Trust Fund will suffer no loss by reason of these expenses to the extent claims are fully paid under the Letter of Credit, if any, the related insurance policies, from amounts in the Reserve Fund or under any applicable Alternative Credit Support described in a prospectus supplement. In the event, however, that claims are either not made or fully paid under the Letter of Credit, Insurance Policies or Alternative Credit Support, or if coverage has ceased, or if amounts in the Reserve Fund are not sufficient to fully pay the losses, the related Trust Fund will suffer a loss to the extent that the proceeds of the liquidation proceedings, after reimbursement of the expenses of the Servicers or the Master Servicer, as the case may be, are less than the principal balance of the related Mortgage Loan or Contract. In addition, the Servicers and the Master Servicer will be entitled to reimbursement of expenditures incurred by them in connection with the restoration of a Mortgaged Property, Cooperative Dwelling or Manufactured Home, the right of reimbursement being prior to the rights of the Securityholders to receive any payments under the Letter of Credit, or from any related Insurance Proceeds, Liquidation Proceeds, amounts in the Reserve Fund or any proceeds of Alternative Credit Support.

         Under the Trust Agreement, the Trustee will be entitled to deduct, from distributions of interest with respect to the Mortgage Certificates, a specified percentage of the unpaid principal balance of each Mortgage Certificate as servicing compensation. The Trustee shall be required to pay all expenses, except as expressly provided in the Trust Agreement, subject to limited reimbursement as provided in the Trust Agreement.

Evidence as to Compliance

         The Master Servicer will deliver to the Depositor and the Trustee, on or before the date specified in the applicable Agreement or Servicing Agreement, an Officer's Certificate stating that: (1) a review of the activities of the Master Servicer and the Servicers during the preceding calendar year and of its performance under the Agreement or Servicing Agreement has been made under the supervision of the officer, and (2) to the best of the officer's knowledge, based on the review, the Master Servicer and each Servicer has fulfilled all its obligations under the Agreement or Servicing Agreement and the applicable Servicing Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying each default known to the officer and the nature and status of the default. The Officer's Certificate shall be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of particular documents and records relating to servicing of the Mortgage Loans or Contract, conducted in accordance with generally accepted accounting principles in the mortgage banking industry, the servicing of the Mortgage Loans or Contract was conducted in compliance with the provisions of the Agreement and/or the Servicing Agreements, except for any exceptions as the firm believes it is required to report.

Certain Matters Regarding the Master Servicer, the Depositor, the Trustee and the Indenture Trustee

         The Master Servicer under each Agreement will be named in the applicable prospectus supplement. The entity acting as Master Servicer may be an Unaffiliated Seller and have other normal business relationships with the Depositor and/or affiliates of the Depositor and may be an affiliate of the Depositor. In the event there is no Master Servicer under an Agreement, all servicing of Mortgage Loans or Contracts will be performed by a Servicer pursuant to a Servicing Agreement.

         The Master Servicer may not resign from its obligations and duties under the applicable Agreement except upon a determination that its duties under the relevant Agreement are no longer permissible under applicable law. No the resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

         The Trustee under each Pooling and Servicing Agreement or Trust Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor and/or its affiliates and with the Master Servicer and/or its affiliates.

         The Trustee may resign from its obligations under the Pooling and Servicing Agreement at any time, in which event a successor trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Pooling and Servicing Agreement or if the Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing voting rights aggregating not less than 50% of the voting rights evidenced by the Certificates of the Series. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of the appointment by the successor Trustee.

         The Trustee may resign at any time from its obligations and duties under the Trust Agreement by executing an instrument in writing resigning as Trustee, filing the same with the Depositor, mailing a copy of a notice of resignation to all Certificateholders then of record, and appointing a qualified successor trustee. No resignation will become effective until the successor trustee has assumed the Trustee's obligations and duties under the Trust Agreement.

         The Indenture Trustee under the Indenture will be named in the applicable prospectus supplement. The commercial bank or trust company serving as Indenture Trustee may have normal banking relationships with the Depositor and/or its affiliates and with the Master Servicer and/or its affiliates.

         The Indenture Trustee may resign from its obligations under the Indenture at any time, in which event a successor trustee will be appointed. In addition, the Depositor may remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to act as Indenture Trustee under the Indenture or if the Indenture Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Indenture Trustee. Unless otherwise specified in the related prospectus supplement, the Indenture Trustee may also be removed at any time by the holders of Notes evidencing voting rights aggregating not less than 50% of the voting rights evidenced by the Notes of the Series. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of the appointment by the successor Trustee.

         Each Pooling and Servicing Agreement and Trust Agreement will also provide that neither the Depositor nor any director, officer, employee or agent of the Depositor or the Trustee, or any responsible officers of the Trustee will be under any liability to the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that none of the Depositor or the Trustee nor any other person will be protected against, in the case of the Depositor, any breach of representations or warranties made by them, and in the case of the Depositor and the Trustee, against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the related Agreement. Each Pooling and Servicing Agreement and Trust Agreement will further provide that the Depositor and the Trustee and any director, officer and employee or agent of the Depositor or the Trustee shall be entitled to indemnification, by the Trust Fund in the case of the Depositor and by the Master Servicer in the case of the Trustee and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the applicable Agreement or the Certificates and in the case of the Trustee, resulting from any error in any tax or information return prepared by the Master Servicer or from the exercise of any power of attorney granted pursuant to the Pooling and Servicing Agreement, other than any loss, liability or expense related to any specific Mortgage Loan, Contract or Mortgage Certificate, except any loss, liability or expense otherwise reimbursable pursuant to the applicable Agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of their duties under the related Agreement or by reason of reckless disregard of their obligations and duties under the related Agreement. In addition, each Agreement will provide that neither the Depositor nor the Master Servicer, as the case may be, will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Agreement and that in its opinion may involve it in any expense or liability. The Depositor or the Master Servicer may, however, in their discretion, undertake any action deemed by them necessary or desirable with respect to the applicable Agreement and the rights and duties of the parties to the applicable Agreement and the interests of the Securityholders under the applicable Agreement. In this event, the legal expenses and costs of the action and any liability resulting from the action will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed for the action out of the Certificate Account.

Deficiency Event

         To the extent a deficiency event is specified in the prospectus supplement, a deficiency event (a "Deficiency Event") with respect to the Notes or Certificates, as applicable, of each Series may be defined in the applicable Agreement as being the inability of the Trustee to distribute to holders of one or more Classes of Notes or Certificates, as applicable, of the Series, in accordance with the terms of the Notes or Certificates, as applicable, and the Agreement, any distribution of principal or interest on the Notes or Certificates, as applicable, when and as distributable, in each case because of the insufficiency for the purpose of the funds then held in the related Trust Fund.

         Except as otherwise provided in the related prospectus supplement, to the extent a deficiency event is specified in the related prospectus supplement, upon the occurrence of a Deficiency Event, the Trustee is required to determine whether or not the application on a monthly basis, regardless of the frequency of regular Distribution Dates, of all future scheduled payments on the Mortgage Loans, Contracts and Mortgage Certificates included in the related Trust Fund and other amount receivable with respect to the Trust Fund towards payments on the Notes or Certificates, as applicable, in accordance with the priorities as to distributions of principal and interest set forth in the Notes or Certificates, as applicable, will be sufficient to make distributions of interest at the applicable Interest Rates and to distribute in full the principal balance of each Note or Certificate, as applicable, on or before the latest Final Distribution Date of any outstanding Notes or Certificates, as applicable, of the Series.

         Except as otherwise provided in the related prospectus supplement, to the extent a deficiency event is specified in the related prospectus supplement, the Trustee will obtain and rely upon an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to the Trust Fund to make distributions on the Notes or Certificates, as applicable, which opinion or report will be conclusive evidence as to the sufficiency. Pending the making of any determination, distributions on the Notes or Certificates, as applicable, shall continue to be made in accordance with their terms.

         Except as otherwise provided in the related prospectus supplement, to the extent a deficiency event is specified in the related prospectus supplement, in the event that the Trustee makes a positive determination, the Trustee will apply all amounts received in respect of the related Trust Fund, after payment of fees and expenses of the Trustee and accountants for the Trust Fund, to distributions on the Notes or Certificates, as applicable, of the Series in accordance with their terms, except that the distributions shall be made on each Distribution Date or on more frequent dates as specified in the related prospectus supplement and without regard to the amount of principal that would otherwise be distributable on the related Distribution Date. Under some circumstances following any positive determination, the Trustee may resume making distributions on the Notes or Certificates, as applicable, expressly in accordance with their terms.

         Except as otherwise provided in the related prospectus supplement, to the extent a deficiency event is specified in the related prospectus supplement, if the Trustee is unable to make the positive determination described above, the applicable Trustee will apply all amounts received in respect of the related Trust Fund, after payment of Trustee and accountants' fees and expenses, to monthly distributions on Notes or Certificates, as applicable, of the Series or on all Senior Notes or Senior Certificates, as applicable, of the Series pro rata, without regard to the priorities as to distribution of principal set forth in the Notes or Certificates, as applicable, and the Notes or Certificates, as applicable, will, to the extent permitted by applicable law and specified in the related Prospectus Statement, accrue interest at the highest Interest Rate borne by any Note or Certificate or Notes or Certificates, as applicable, with the same credit rating by the Rating Agencies of the Series, or in the event any Class of the Series shall accrue interest at a floating rate, at the weighted average Interest Rate, calculated on the basis of the maximum interest rate applicable to the Class having a floating interest rate and on the original principal amount of the Notes or Certificates, as applicable, of that Class. In this event, the holders of a majority in outstanding principal balance of the Notes or Certificates, as applicable, may direct the Trustee to sell the related Trust Fund, any direction being irrevocable and binding upon the holders of all Notes or Certificates, as applicable, of the Series and upon the owners of the residual interests in the Trust Fund. In the absence of a direction, the Trustee may not sell all or any portion of the Trust Fund.

                               EVENTS OF DEFAULT

         Except as otherwise provided in the related prospectus supplement, Events of Default under the related Pooling and Servicing Agreement or Sale and Servicing will consist of:

o any failure to make a specified payment which continues unremedied, in most cases, for five business days after the giving of written notice;

o any failure by the Trustee, the Servicer or the Master Servicer, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which failure shall continue for the number of days specified in the related prospectus supplement or any breach of any representation and warranty made by the Master Servicer or the Servicer, if applicable, which continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice of the failure or breach;

o particular events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer or a Servicer, as applicable; and

o any other events as may be set forth in the related prospectus supplement.


         Unless otherwise specified in the related prospectus supplement, Events of Default under the Indenture for each Series of Notes include:

o a default of five days or more in the payment of any interest on any Note of the Series;

o a default in the payment of the principal of, or any installment of the principal of, any Note when the same becomes due and payable;

o failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of thirty days or for a longer period, not in excess of 90 days after notice is given in accordance with the procedures described in the related prospectus supplement;

o any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered or in connection with the Indenture with respect to or affecting the Series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days or for a longer period, not in excess of 90 days after notice is given in accordance with the procedures described in the related prospectus supplement;

o particular events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or

o    any other Event of Default provided with respect to Notes of that Series.

Rights upon Event of Default

         If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Indenture Trustee or the Noteholders of a majority of the then aggregate outstanding amount of the Notes of the Series may declare the principal amount of all the Notes of the Series to be due and payable immediately. The declaration may, under some circumstances, be rescinded and annulled by the Noteholders of a majority in aggregate outstanding amount of the Notes of the Series.

         If, following an Event of Default with respect to any Series of Notes, the Notes of the Series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the Notes of the Series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of the Series as they would have become due if there had not been a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default other than a default in the payment of any principal of or interest on any Note of the Series for thirty days or more, unless

o the Noteholders of 100% of the then aggregate outstanding amount of the Notes of the Series consent to the sale,

o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of the Series at the date of the sale or

o the Indenture Trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the Notes as the payments would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Holders of 66 2/3% of the then aggregate outstanding amount of the Notes of the Series.

         In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of this Event of Default, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of this Event of Default.

         Unless otherwise specified in the related prospectus supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the Noteholders of these Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the Notes less the amount of the discount which is unamortized.

         Except as otherwise provided in the related prospectus supplement, so long as an Event of Default with respect to a Series of Notes or Certificates, as applicable, remains unremedied, the Depositor, the Trustee or the holders of Notes of the Series, or, if no Notes are issued as part of the Series, Certificate, evidencing not less than 25% of the principal amount of the Notes or Certificates, as applicable, of the Series may terminate all of the rights and obligations of the Master Servicer under the applicable Agreement and/or Servicing Agreement and in and to the Mortgage Loans and Contracts and their proceeds, whereupon, subject to applicable law regarding the Trustee's ability to make advances, the Trustee or, if the Depositor so notifies the Trustee and the Master Servicer, the Depositor or its designee, will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a successor master servicer. Pending an appointment, the Trustee, unless prohibited by law from so acting, shall be obligated to act in this capacity. The Trustee and the successor master servicer may agree upon the servicing compensation to be paid to the successor, which in no event may be greater than the compensation to the Master Servicer under the applicable Agreement.

Amendment

         Except as otherwise provided in the related prospectus supplement, the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, for each Series of Notes or Certificates, as applicable, may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of the Securityholders,

o    to cure any ambiguity,

o to correct or supplement any provision in the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, that may be inconsistent with any other provision in these agreements or

o to make any other provisions with respect to matters or questions arising under the Agreement that are not inconsistent with the provisions of these Agreements, provided that the action will not adversely affect in any material respect the interests of any Securityholder of the related Series.

         Except as otherwise provided in the related prospectus supplement, the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, for each Series of Notes or Certificates, as applicable, may also be amended by the Depositor, the Master Servicer and the Trustee with the consent of holders of Notes or Certificates, as applicable, evidencing not less than 66 2/3% of the aggregate outstanding principal amount of the Notes or Certificates, as applicable, of the Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Securityholders; provided, however, that no the amendment may

            (1) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to Mortgage Loans and Contracts are required to be distributed with respect to any Note or Certificate, as applicable, without the consent of the holder of the Security,

            (2) adversely affect in any material respect the interests of the holders of a Class or Subclass of the Senior Notes or Senior Certificates, as applicable, if any, of a Series in a manner other than that set forth in (1) above without the consent of the holders of the Senior Notes or Senior Certificates, as applicable, of the Subclass evidencing not less than 66 2/3% of the Class or Subclass,

            (3) adversely affect in any material respect the interests of the holders of the Subordinated Notes or Subordinated Certificates, as applicable, of a Series in a manner other than that set forth in (1) above without the consent of the holders of Subordinated Notes or Subordinated Certificates, as applicable, evidencing not less than 66 2/3% of the Class or Subclass or

            (4) reduce the aforesaid percentage of the Notes or Certificates, as applicable, the holders of which are required to consent to the amendment, without the consent of the holders of the Class affected by the amendment.

         The Trust Agreement for a Series may be amended by the Trustee and the Depositor without Certificateholder consent, to cure any ambiguity, to correct or supplement any provision in the Trust Agreement that may be inconsistent with any other provision in the Trust Agreement, or to make any other provisions with respect to matters or questions arising under the Trust Agreement that are not inconsistent with any other provisions of the Trust Agreement, provided that the action will not, as evidenced by an opinion of counsel, adversely affect the interests of any Certificateholders of that Series in any material respect. The Trust Agreement for each Series may also be amended by the Trustee and the Depositor with the consent of the Holders of Notes or Certificates, as applicable, evidencing Percentage Interests aggregating not less than 66 2/3% of each Class of the Notes or Certificates, as applicable, of the Series affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders of that Series; provided, however, that no amendment may
(1) reduce in any manner the amount of, or delay the timing of, or change the manner in which payments received on Mortgage Certificates are required to be distributed in respect of any Certificate, without the consent of the Holder of the Certificate or (2) reduce the aforesaid percentage of Notes or Certificates, as applicable, the Holders of which are required to consent to any amendment, without the consent of the Holders of all Notes or Certificates, as applicable, of the Series then outstanding.

Termination

         Except as otherwise provided in the related prospectus supplement, the obligations created by the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, for a Series of Notes or Certificates, as applicable, will terminate upon the earlier of

        (a) the repurchase of all Mortgage Loans or Contracts and all property acquired by foreclosure of the Mortgage Loan or Contract and

        (b) the later of

            (1) the maturity or other liquidation of the last Mortgage Loan or Contract subject to the obligations and the disposition of all property acquired upon foreclosure of the Mortgage Loan or Contract and

            (2) the payment to the Securityholders of all amounts held by the Master Servicer and required to be paid to them pursuant to the applicable Agreement.

         The obligations created by the Trust Agreement for a Series of Certificates will terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Trust Agreement. In no event, however, will the Trust created by either the Agreement continue beyond the expiration of 21 years from the death of the last survivor of specific persons identified in it. For each Series of Notes or Certificates, as applicable, the Master Servicer will give written notice of termination of the applicable Agreement of each Securityholder, and the final distribution will be made only upon surrender and cancellation of the Notes or Certificates, as applicable, at an office or agency specified in the notice of termination.

         If so provided in the related prospectus supplement, the Pooling and Servicing Agreement or Sale and Servicing Agreement for each Series of Notes or Certificates, as applicable, will permit, but not require, the Depositor or another person specified in the prospectus supplement to repurchase from the Trust Fund for the Series all remaining Mortgage Loans or Contracts subject to the applicable Agreement at a price specified in the related prospectus supplement. In the event that the Depositor elects to treat the related Trust Fund as a REMIC under the Code, the repurchase will be effected in compliance with the requirements of Section 860F(a)(4) of the Code, in order to constitute a "qualified liquidation" under the Code. The exercise of the right will effect early retirement of the Notes or Certificates, as applicable, of that Series, but the right so to repurchase may be effected only on or after the aggregate principal balance of the Mortgage Loans or Contracts for the Series at the time of repurchase is less than a specified percentage of the aggregate principal balance at the Cut-off Date for the Series, or on or after the date set forth in the related prospectus supplement.

         The Indenture will be discharged with respect to a Series of Notes, except with respect to the continuing rights specified in the Indenture, upon the delivery to the Indenture Trustee for cancellation of all the Notes of the Series or, with some limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes of the Series.

                 CERTAIN INFORMATION REGARDING THE SECURITIES

Book-Entry Registration

         If the related prospectus supplement so specifies, one or more classes of securities of any series may be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company, in the United States, Clearstream or the Euroclear System, in Europe, if they are participating organizations (a "Participant") of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as "DTC." Clearstream is referred to as "Clearstream." The Euroclear System is referred to as "Euroclear." The book-entry securities will be issued in one or more certificates or notes, as the case may be, that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and The Chase Manhattan Bank will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate or note representing such security. Unless and until physical securities are issued, it is anticipated that the only "Securityholder" will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through Participants and DTC.

         An owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

         Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the trustee through DTC and DTC Participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates or notes, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

         Beneficial owners will not receive or be entitled to receive physical certificates for the securities referred to as "Definitive Securities" (the "Definitive Securities"), except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not Participants may transfer ownership of securities only through Participants and Financial Intermediaries by instructing such Participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective Participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

         Transfers between DTC Participants will occur in accordance with the Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositaries.

         DTC is a New York-chartered limited purpose trust company that performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

         Clearstream Banking, societe anonyme, Luxembourg, has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in account of Clearstream Participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier in Luxembourg. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

         Distributions, to the extent received by the relevant depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

         Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         The trustee will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

         Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC Participants that in turn can only act on behalf of Financial Intermediaries, the ability of an owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates or notes for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates or notes.

         Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC Participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

         DTC has advised the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the Agreement only at the direction of one or more DTC Participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such Participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.

         Physical certificates representing a security will be issued to beneficial owners only upon the events specified in the related Agreement. Such events may include the following:

o we advise the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we are or the trustee is unable to locate a qualified successor,

o at our option, we elect to terminate the book-entry system through DTC, or

o after the occurrence of an event of default, securityholders representing not less than 50% of the aggregate current principal amount of the applicable securities advise the trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the securityholders.

         Upon the occurrence of any of the events specified in the related Agreement, DTC will be required to notify all Participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates or notes representing the securities and instruction for re-registration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures listed in this prospectus and in the Agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         We, the Master Servicer, if any, and the trustee will not have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                                CREDIT SUPPORT

         Credit support for a Series of Notes or Certificates, as applicable, may be provided by one or more Letters of Credit, the issuance of Subordinated Classes or Subclasses of Notes or Certificates, as applicable, which may, if so specified in the related prospectus supplement, be issued in notional amounts, the issuance of subordinated Classes or Subclasses of Notes, the provision for shifting interest credit enhancement, the establishment of a Reserve Fund, the method of Alternative Credit Support specified in the applicable prospectus supplement, or any combination of the foregoing, in addition to, or in lieu of, the insurance arrangements set forth below under "Description of Insurance." The amount and method of credit support will be set forth in the prospectus supplement with respect to a Series of Notes or Certificates, as applicable.

Letters of Credit

         The Letters of Credit, if any, with respect to a Series of Notes or Certificates, as applicable, will be issued by the bank or financial institution specified in the related prospectus supplement (the "L/C Bank"). The maximum obligation of the L/C Bank under the Letter of Credit will be to honor requests for payment in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage of the aggregate principal balance on the related Cut-off Date of the Mortgage Loans or Contracts evidenced by each Series (the "L/C Percentage") specified in the prospectus supplement for the Series. The duration of coverage and the amount and frequency of any reduction in coverage provided by the Letter of Credit with respect to a Series of Notes or Certificates, as applicable, will be in compliance with the requirements established by the Rating Agency rating the Series and will be set forth in the prospectus supplement relating to the Series of Notes or Certificates, as applicable. The amount available under the Letter of Credit in all cases shall be reduced to the extent of the unreimbursed payments under the Letter of Credit. The obligations of the L/C Bank under the Letter of Credit for each Series of Notes or Certificates, as applicable, will expire a specified number of days after the latest of the scheduled final maturity dates of the Mortgage Loans or Contracts in the related Mortgage Pool or Contract Pool or the repurchase of all Mortgage Loans or Contracts in the Mortgage Pool or Contract Pool in the circumstances specified above. See "Description of the Securities -- Termination."

         Unless otherwise specified in the applicable prospectus supplement, under the applicable Agreement and/or Servicing Agreement, the Master Servicer will be required not later than three business days prior to each Distribution Date to determine whether a payment under the Letter of Credit will be necessary on the Distribution Date and will, no later than the third business day prior to the Distribution Date, advise the L/C Bank and the Trustee of its determination, setting forth the amount of any required payment. On the Distribution Date, the L/C Bank will be required to honor the Trustee's request for payment in an amount equal to the lesser of (A) the remaining amount available under the Letter of Credit and (B) the outstanding principal balances of any Liquidating Loans to be assigned on the Distribution Date, together with accrued and unpaid interest on the Liquidating Loans at the related Mortgage Rate or APR to the related Due Date. The proceeds of payments under the Letter of Credit will be deposited into the Certificate Account and will be distributed to Securityholders, in the manner specified in the related prospectus supplement, on the Distribution Date, except to the extent of any unreimbursed Advances, servicing compensation due to the Servicers and the Master Servicer and other amounts payable to the Depositor or the person or entity named in the applicable prospectus supplement. Unless otherwise provided in the related prospectus supplement, the term "Liquidating Loan" means:

         (a) each Mortgage Loan with respect to which foreclosure proceedings have been commenced, and the Mortgagor's right of reinstatement has expired,

         (b) each Mortgage Loan with respect to which the Servicer or the Master Servicer has agreed to accept a deed to the property in lieu of foreclosure,

         (c) each Cooperative Loan as to which the shares of the related Cooperative and the related proprietary lease or occupancy agreement have been sold or offered for sale or

         (d) each Contract with respect to which repossession proceedings have been commenced.

         If at any time the L/C Bank makes a payment in the amount of the full outstanding principal balance and accrued interest on a Liquidating Loan, it will be entitled to receive an assignment by the Trustee of the Liquidating Loan, and the L/C Bank will then own the Liquidating Loan free of any further obligation to the Trustee or the Securityholders with respect to the Liquidating Loan. Payments made to the Certificate Account by the L/C Bank under the Letter of Credit with respect to a Liquidating Loan will be reimbursed to the L/C Bank only from the proceeds, net of liquidation costs, of the Liquidating Loan. The amount available under the Letter of Credit will be increased to the extent it is reimbursed for the payments.

         To the extent the proceeds of liquidation of a Liquidating Loan acquired by the L/C Bank in the manner described in the preceding paragraph exceed the amount of payments made with respect to the Liquidating Loan, the L/C Bank will be entitled to retain the proceeds as additional compensation for issuance of the Letter of Credit.

         Prospective purchasers of Notes or Certificates, as applicable, of a Series with respect to which credit support is provided by a Letter of Credit must look to the credit of the L/C Bank, to the extent of its obligations under the Letter of Credit, in the event of default by Mortgagors or Obligors. If the amount available under the Letter of Credit is exhausted, or the L/C Bank becomes insolvent, and amounts in the Reserve Fund, if any, with respect to the Series are insufficient to pay the entire amount of the loss and still be maintained at the Required Reserve, the Securityholders, in the priority specified in the related prospectus supplement, will subsequently bear all risks of loss resulting from default by Mortgagors or Obligors, including losses not covered by insurance or Alternative Credit Support, and must look primarily to the value of the properties securing defaulted Mortgage Loans or Contracts for recovery of the outstanding principal and unpaid interest.

         If so specified in the related prospectus supplement, the Reserve Fund may be created by the deposit, in escrow, by the Depositor, of a separate pool of Mortgage Loans or Contracts (the "Subordinated Pool"), with the aggregate principal balance specified in the related prospectus supplement, or by the deposit of cash in the amount specified in the related prospectus supplement (the "Initial Deposit"). The Reserve Fund will be funded by the retention of specified distributions on the Trust Assets of the related Mortgage Pool or Contract Pool, and/or on the mortgage loans, cooperative loans or Contracts in the Subordinated Pool, until the Reserve Fund, without taking into account the amount of any Initial Deposit, except as otherwise provided in the related prospectus supplement, reaches an amount (the "Required Reserve") set forth in the related prospectus supplement. Subsequently, specified distributions on the Trust Assets of the related Mortgage Pool or Contract Pool, and/or on the Mortgage Loans or Contracts in the Subordinated Pool, will be retained to the extent necessary to maintain the Reserve Fund, without, except as otherwise provided in the related prospectus supplement, taking into account the amount of any Initial Deposit, at the related Required Reserve.

         In the event that a Subordinated Class or Subclass of a Series of Notes or Certificates, as applicable, is issued with a notional amount, the coverage provided by the Letter of Credit with respect to the Series, and the terms and conditions of the coverage, will be set forth in the related prospectus supplement.

Subordinated Securities

         To the extent specified in the prospectus supplement with respect to a Series of Notes or Certificates, as applicable, credit support may be provided by the subordination of the rights of the holders of one or more Classes or Subclasses of Notes or Certificates, as applicable, to receive distributions with respect to the Mortgage Loans or Mortgage Certificates in the Mortgage Pool or Contracts in the Contract Pool underlying the Series, or with respect to a Subordinated Pool of mortgage loans or contracts, to the rights of the Senior Securityholders or holders of one or more Classes or Subclasses of Subordinated Notes or Subordinated Certificates, as applicable, of the Series to receive distributions, to the extent of the applicable Subordinated Amount or as otherwise specified in the related prospectus supplement. In this case, credit support may also be provided by the establishment of a Reserve Fund, as described below. Except as otherwise provided in the related prospectus supplement, the Subordinated Amount, as described below, will be reduced by an amount equal to Aggregate Losses. Aggregate Losses will be defined in the related Agreement for any given period as the aggregate amount of delinquencies, losses and other deficiencies in the amounts due to the holders of the Notes or Certificates, as applicable, of one or more Classes or Subclasses of the Series paid or borne by the holders of one or more Classes or Subclasses of Subordinated Notes or Subordinated Certificates, as applicable, of the Series ("payment deficiencies"), but excluding any payments of interest on any amounts originally due to the holders of the Notes or Certificates, as applicable, of a Class or Subclass to which the applicable Class or Subclass of Subordinated Notes or Subordinated Certificates, as applicable, are subordinated on a previous Distribution Date, but not paid as due, whether by way of withdrawal from the Reserve Fund, including, prior to the time that the Subordinated Amount is reduced to zero, any withdrawal of amounts attributable to the Initial Deposit, if any, reduction in amounts otherwise distributable to the Subordinated Securityholders on any Distribution Date or otherwise, less the aggregate amount of previous payment deficiencies recovered by the related Trust Fund during any period in respect of the Mortgage Loans or Contracts giving rise to previous payment deficiencies, including, without limitation, recoveries resulting from the receipt of delinquent principal and/or interest payments, Liquidation Proceeds or Insurance Proceeds, net, in each case, of servicing compensation, foreclosure costs and other servicing costs, expenses and unreimbursed Advances relating to the Mortgage Loans or Contracts. The prospectus supplement for each Series of Notes or Certificates, as applicable, with respect to which credit support will be provided by one or more Classes or Subclasses of Subordinated Notes or Subordinated Certificates, as applicable, will set forth the Subordinated Amount for the Series and/or the manner by which one or more Classes or Subclasses of Notes or Certificates, as applicable, may be subordinated to other Classes or Subclasses or Notes or Certificates, as applicable. If specified in the related prospectus supplement, the Subordinated Amount will decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement.

         In addition, if so specified in the related prospectus supplement, if a Series of Notes or Certificates, as applicable, includes Notes, one more Classes or Subclasses of Notes may be subordinated to another Class or Subclasses of Notes and may be entitled to receive disproportionate amounts of distributions in respect of principal and all the Certificates of the Series will be subordinated to all the Notes.

Shifting Interest

         If specified in the prospectus supplement for a Series of Notes or Certificates, as applicable, for which credit enhancement is provided by shifting interest as described in this prospectus, the rights of the holders of the Subordinated Notes or Subordinated Certificates, as applicable, of a Series to receive distributions with respect to the Mortgage Loans, Mortgage Certificates or Contracts in the related Trust Fund or Subsidiary Trust will be subordinated to the right of the holders of the Senior Notes or Senior Certificates, as applicable, of the same Series to the extent described in the related prospectus supplement. This subordination feature is intended to enhance the likelihood of regular receipt by holders of Senior Notes or Senior Certificates, as applicable, of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the Senior Notes or Senior Certificates, as applicable, against losses due to mortgagor defaults.

         The protection afforded to the holders of Senior Notes or Senior Certificates, as applicable, of a Series by the shifting interest subordination feature will be effected by distributing to the holders of the Senior Notes or Senior Certificates, as applicable, a disproportionately greater percentage (the "Senior Prepayment Percentage") of Principal Prepayments. The initial Senior Prepayment Percentage will be the percentage specified in the related prospectus supplement and will decrease in accordance with the schedule and subject to the conditions set forth in the prospectus supplement. This disproportionate distribution of Principal Prepayments will have the effect of accelerating the amortization of the Senior Notes or Senior Certificates, as applicable, while increasing the respective interest of the Subordinated Notes or Subordinated Certificates, as applicable, in the Mortgage Pool or Contract Pool. Increasing the respective interest of the Subordinated Notes or Subordinated Certificates, as applicable, relative to that of the Senior Notes or Senior Certificates, as applicable, is intended to preserve the availability of the benefits of the subordination provided by the Subordinated Notes or Subordinated Certificates, as applicable.

Swap Agreement

         If so specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, the related Trust will enter into or obtain an assignment of a swap agreement or other similar agreement pursuant to which the trust will have the right to receive particular payments of interest, or other payments, as set forth or determined as described in the agreement or agreements. The prospectus supplement relating to a Series of Notes or Certificates, as applicable, having the benefit of an interest rate or currency rate swap, cap or floor agreement will describe the material terms of the agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any, addressed by the rating. The prospectus supplement relating to the Series of Notes or Certificates, as applicable, also will set forth information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to the swap agreement in accordance with applicable rules and regulations of the Commission.

Reserve Fund

         If so specified in the related prospectus supplement, credit support with respect to one or more Classes or Subclasses of Notes or Certificates, as applicable, of a Series may be provided by the establishment and maintenance with the Trustee for the Series of Notes or Certificates, as applicable, in trust, of a Reserve Fund for the Series. Unless otherwise specified in the applicable prospectus supplement, the Reserve Fund for a Series will not be included in the Trust Fund for the Series. The Reserve Fund for each Series will be created by the Depositor and shall be funded by the retention by the Master Servicer of particular payments on the Mortgage Loans or Contracts, by the deposit with the Trustee, in escrow, by the Depositor of a Subordinated Pool of mortgage loans or Contracts with the aggregate principal balance, as of the related Cut-off Date, set forth in the related prospectus supplement, by any combination of the foregoing, or in another manner specified in the related prospectus supplement. Except as otherwise provided in the related prospectus supplement, following the initial issuance of the Notes or Certificates, as applicable, of a Series and until the balance of the Reserve Fund first equals or exceeds the Required Reserve, the Master Servicer will retain specified distributions on the related Mortgage Loans or Contracts and/or on the Contracts in the Subordinated Pool otherwise distributable to the holders of the applicable Class or Subclasses of Subordinated Notes or Subordinated Certificates, as applicable, and deposit the amounts in the Reserve Fund. After the amounts in the Reserve Fund for a Series first equal or exceed the applicable Required Reserve, the Master Servicer will retain the distributions and deposit so much of the amounts in the Reserve Fund as may be necessary, after the application of distributions to amounts due and unpaid on the Notes or Certificates, as applicable, or on the Notes or Certificates, as applicable, of the Series to which the applicable Class or Subclass of Subordinated Notes or Subordinated Certificates, as applicable, are subordinated and the reimbursement of unreimbursed Advances and liquidation expenses, to maintain the Reserve Fund at the Required Reserve. Except as otherwise provided in the related prospectus supplement, the balance in the Reserve Fund in excess of the Required Reserve shall be paid to the applicable Class or Subclass of Subordinated Notes or Subordinated Certificates, as applicable, or to another specified person or entity, as set forth in the related prospectus supplement, and shall subsequently be unavailable for future distribution to Certificateholders of either Class. The prospectus supplement for each Series will set forth the amount of the Required Reserve applicable from time to time. The Required Reserve may decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement.

         Except as otherwise provided in the related prospectus supplement, amounts held in the Reserve Fund for a Series from time to time will continue to be the property of the Subordinated Securityholders of the Classes or Subclasses specified in the related prospectus supplement until withdrawn from the Reserve Fund and transferred to the Certificate Account as described below. Except as otherwise provided in the related prospectus supplement, if on any Distribution Date the amount in the Certificate Account available to be applied to distributions on the applicable Senior Notes or Senior Certificates, as applicable, of the Series, after giving effect to any Advances made by the Servicers or the Master Servicer on the Distribution Date, is less than the amount required to be distributed to the Senior Securityholders (the "Required Distribution") on the Distribution Date, the Master Servicer will withdraw from the Reserve Fund and deposit into the Certificate Account the lesser of (1) the entire amount on deposit in the Reserve Fund available for distribution to the Senior Securityholders, which amount will not in any event exceed the Required Reserve, or (2) the amount necessary to increase the funds in the Certificate Account eligible for distribution to the Senior Securityholders on the Distribution Date to the Required Distribution; provided, however, that unless specified in the related prospectus supplement no amount representing investment earnings on amounts held in the Reserve Fund be transferred into the Certificate Account or otherwise used in any manner for the benefit of the Senior Securityholders. If so specified in the applicable prospectus supplement, the balance, if any, in the Reserve Fund in excess of the Required Reserve shall be released to the applicable Subordinated Securityholders. Unless otherwise specified in the related prospectus supplement, whenever the Reserve Fund is less than the Required Reserve, holders of the Subordinated Notes or Subordinated Certificates, as applicable, of the applicable Class or Subclass will not receive any distributions with respect to the Mortgage Loans, Mortgage Certificates or Contracts other than amounts attributable to interest on the Mortgage Loans, Mortgage Certificates or Contracts after the initial Required Reserve has been attained and amounts attributable to any income resulting from investment of the Reserve Fund as described below. Except as otherwise provided in the related prospectus supplement, whether or not the amount of the Reserve Fund exceeds the Required Reserve on any Distribution Date, the holders of the Subordinated Notes or Subordinated Certificates, as applicable, of the applicable Class or Subclass are entitled to receive from the Certificate Account their share of the proceeds of any Mortgage Loan, Mortgage Certificates or Contract, or any property acquired for them, repurchased by reason of defective documentation or the breach of a representation or warranty pursuant to the Pooling and Servicing Agreement. Except as otherwise provided in the related prospectus supplement, amounts in the Reserve Fund shall be applied in the following order:

         (1) to the reimbursement of Advances determined by the Master Servicer and the Servicers to be otherwise unrecoverable, other than Advances of interest in connection with prepayments in full, repurchases and liquidations, and the reimbursement of liquidation expenses incurred by the Servicers and the Master Servicer if sufficient funds for reimbursement are not otherwise available in the related Servicing Accounts and Certificate Account;

         (2) to the payment to the holders of the applicable Senior Notes or Senior Certificates, as applicable, of the Series of amounts distributable to them on the related Distribution Date in respect of scheduled payments of principal and interest due on the related Due Date to the extent that sufficient funds in the Certificate Account are not available; and

         (3) to the payment to the holders of the Senior Notes or Senior Certificates, as applicable, of the Series of the principal balance or purchase price, as applicable, of Mortgage Loans or Contracts repurchased, liquidated or foreclosed during the period ending on the day prior to the Due Date to which the distribution relates and interest on these Mortgage Loans or Contracts at the related Mortgage Rate or APR, as applicable, to the extent that sufficient funds in the Certificate Account are not available.

         Except as otherwise provided in the related prospectus supplement, amounts in the Reserve Fund in excess of the Required Reserve, including any investment income on amounts in the Reserve Fund, as set forth below, shall then be released to the holders of the Subordinated Notes or Subordinated Certificates, as applicable, or to another person specified in the applicable prospectus supplement, as set forth above.

         Funds in the Reserve Fund for a Series shall be invested as provided in the related Agreement and/or Indenture in specific types of eligible investments. The earnings on these investments will be withdrawn and paid to the holders of the applicable Class or Subclass of Subordinated Notes or Subordinated Certificates, as applicable, in accordance with their respective interests in the Reserve Fund in the priority specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, investment income in the Reserve Fund is not available for distribution to the holders of the Senior Notes or Senior Certificates, as applicable, of the Series or otherwise subject to any claims or rights of the holders of the applicable Class or Subclass of Senior Notes or Senior Certificates, as applicable. Eligible investments for monies deposited in the Reserve Fund will be specified in the applicable Agreement and/or Indenture for a Series of Notes or Certificates, as applicable, for which a Reserve Fund is established and in some instances will be limited to investments acceptable to the Rating Agency rating the Notes or Certificates, as applicable, of the Series from time to time as being consistent with its outstanding rating of the Notes or Certificates, as applicable. These eligible investments will be limited, however, to obligations or securities that mature at various time periods up to 30 days according to a schedule in the applicable Agreement based on the current balance of the Reserve Fund at the time of the investment or the contractual commitment providing for the investment.

         The time necessary for the Reserve Fund of a Series to reach and maintain the applicable Required Reserve at any time after the initial issuance of the Notes or Certificates, as applicable, of the Series and the availability of amounts in the Reserve Fund for distributions on the Notes or Certificates, as applicable, will be affected by the delinquency, foreclosure and prepayment experience of the Mortgage Loans or Contracts in the related Trust Fund and/or in the Subordinated Pool and therefore cannot be accurately predicted.

Security Guarantee Insurance

         If so specified in the related prospectus supplement, Security Guarantee Insurance, if any, with respect to a Series of Notes or Certificates, as applicable, may be provided by one or more insurance companies. The Security Guarantee Insurance will guarantee, with respect to one or more Classes of Notes or Certificates, as applicable, of the related Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. If so specified, in the related prospectus supplement, the Security Guarantee Insurance will also guarantee against any payment made to a Series of Notes or Certificates, as applicable, which is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the Security Guarantee Insurance for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Notes or Certificates, as applicable, of the related Series.

Performance Bond

         If so specified in the related prospectus supplement, the Master Servicer may be required to obtain a Performance Bond that would provide a guarantee of the performance by the Master Servicer of one or more of its obligations under the applicable Agreement and/or Servicing Agreement, including its obligation to make Advances and its obligation to repurchase Mortgage Loans or Contracts in the event of a breach by the Master Servicer of a representation or warranty contained in the applicable Agreement. In the event that the outstanding credit rating of the obligor of the Performance Bond is lowered by the Rating Agency, with the result that the outstanding rating on any Class or Subclass of Notes or Certificates, as applicable, would be reduced by the Rating Agency, the Master Servicer will be required to secure a substitute Performance Bond issued by an entity with a rating sufficient to maintain the outstanding rating on the Notes or Certificates, as applicable, or to deposit and maintain with the Trustee cash in the amount specified in the applicable prospectus supplement.

                           DESCRIPTION OF INSURANCE

         To the extent that the applicable prospectus supplement does not expressly provide for a form of credit support specified above or for Alternative Credit Support in lieu of some or all of the insurance mentioned below, the following paragraphs on insurance shall apply with respect to the Mortgage Loans included in the related Trust Fund. To the extent specified in the related prospectus supplement, each Manufactured Home that secures a Contract will be covered by a standard hazard insurance policy and other insurance policies to the extent described in the related prospectus supplement. Any material changes in the insurance from the description that follows or the description of any Alternative Credit Support will be set forth in the applicable prospectus supplement.

Primary Mortgage Insurance Policies

         To the extent specified in the related prospectus supplement, each Servicing Agreement will require the Servicer to cause a Primary Mortgage Insurance Policy to be maintained in full force and effect with respect to each Mortgage Loan that is secured by a Single Family Property covered by the Servicing Agreement requiring the insurance and to act on behalf of the Insured with respect to all actions required to be taken by the Insured under each Primary Mortgage Insurance Policy. Any primary mortgage insurance or primary credit insurance policies relating to the Contracts underlying a Series of Notes or Certificates, as applicable, will be described in the related prospectus supplement.

         Unless otherwise specified in the related prospectus supplement, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool (referred to in this prospectus as the "Loss") will consist of the insured portion of the unpaid principal amount of the covered Mortgage Loan, as described in this prospectus, and accrued and unpaid interest on the Mortgage Loan and reimbursement of particular types of expenses, less

o all rents or other payments collected or received by the Insured, other than the proceeds of hazard insurance, that are derived from or in any way related to the Mortgaged Property,

o hazard insurance proceeds in excess of the amount required to restore the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan,

o    amounts expended but not approved by the Primary Mortgage Insurer,

o    claim payments previously made by the Primary Mortgage Insurer, and

o    unpaid premiums.

         Unless otherwise specified in the related prospectus supplement, as conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool, the Insured will be required to, in the event of default by the
Mortgagor:

(1) advance or discharge: (A) all hazard insurance premiums and (B) as necessary and approved in advance by the Primary Mortgage Insurer,

o    real estate property taxes,

o all expenses required to preserve, repair and prevent waste to the Mortgaged Property so as to maintain the Mortgaged Property in at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted,

o    property sales expenses,

o any outstanding liens (as defined in the Primary Mortgage Insurance Policy) on the Mortgaged Property and

o    foreclosure costs, including court costs and reasonable attorneys' fees;

(2) in the event of a physical loss or damage to the Mortgaged Property, have restored and repaired the Mortgaged Property to at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and

(3) tender to the Primary Mortgage Insurer good and merchantable title to and possession of the mortgaged property.

         Unless otherwise specified in the related prospectus supplement, other provisions and conditions of each Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool generally will provide that:

(1) no change may be made in the terms of the Mortgage Loan without the consent of the Primary Mortgage Insurer;

(2) written notice must be given to the Primary Mortgage Insurer within 10 days after the Insured becomes aware that a Mortgagor is delinquent in the payment of a sum equal to the aggregate of two scheduled monthly payments due under the Mortgage Loan or that any proceedings affecting the Mortgagor's interest in the Mortgaged Property securing the Mortgage Loan have commenced, and afterward the Insured must report monthly to the Primary Mortgage Insurer the status of any the Mortgage Loan until the Mortgage Loan is brought current, the proceedings are terminated or a claim is filed;

(3) the Primary Mortgage Insurer will have the right to purchase the Mortgage Loan, at any time subsequent to the 10 days' notice described in (2) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan and reimbursable amounts expended by the Insured for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months, and less the sum of any claim previously paid under the Primary Mortgage Insurance Policy and any due and unpaid premiums with respect to the policy;

(4) the Insured must commence proceedings at the times specified in the Primary Mortgage Insurance Policy and diligently proceed to obtain good and merchantable title to and possession of the Mortgaged Property;

(5) the Insured must notify the Primary Mortgage Insurer of the price specified in (3) above at least 15 days prior to the sale of the Mortgaged Property by foreclosure, and bid the amount unless the Mortgage Insurer specifies a lower or higher amount; and

(6) the Insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the Mortgage Insurer provided the ability of the Insured to assign specified rights to the Primary Mortgage Insurer are not impaired by a conveyance or the specified rights of the Primary Mortgage Insurer are not adversely affected by a conveyance.

         Unless otherwise specified in the related prospectus supplement, the Primary Mortgage Insurer will be required to pay to the Insured either: (1) the insured percentage of the Loss; or (2) at its option under some of the Primary Mortgage Insurance Policies, the sum of the delinquent monthly payments plus any advances made by the Insured, both to the date of the claim payment, and afterward, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the Insured until the earlier of (A) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (B) an approved sale. Any rents or other payments collected or received by the Insured which are derived from or are in any way related to the Mortgaged Property will be deducted from any claim payment.

FHA Insurance and VA Guarantees

         The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. Any FHA Insurance or VA Guarantees relating to Contracts underlying a Series of Notes or Certificates, as applicable, will be described in the related prospectus supplement.

         The insurance premiums for FHA Loans are collected by HUD approved lenders or by the Servicers of FHA Loans and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted FHA Loan to HUD. With respect to a defaulted FHA Loan, the Servicer of the FHA Loan will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Servicer or HUD, that default was caused by circumstances beyond the Mortgagor's control, the Servicer will be expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the Mortgagor. The plans may involve the reduction or suspension of scheduled mortgage payments for a specified period, with the payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the scheduled maturity date. In addition, when a default caused by this circumstance is accompanied by other criteria, HUD may provide relief by making payments to the Servicer of the Mortgage Loan in partial or full satisfaction of amounts due, which payments are to be repaid by the Mortgagor to HUD, or by accepting assignment of the Mortgage Loan from the Servicer. With some exceptions, at least three full monthly installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the Mortgagor before the Servicer may initiate foreclosure proceedings.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Servicer of each FHA Loan in a Mortgage Pool will be obligated to purchase any debenture issued in satisfaction of a defaulted FHA Loan serviced by it for an amount equal to the principal amount of the FHA Loan.

         The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA Loan, adjusted to reimburse the Servicer of the FHA Loan for particular costs and expenses and to deduct specific amounts received or retained by the Servicer after default. When entitlement to insurance benefits results from foreclosure, or other acquisition of possession, and conveyance to HUD, the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to this date in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation or make any payment due under the Mortgage Loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

The maximum guarantee that may be issued by the VA under a VA Loan is

o 50% of the principal amount of the VA Loan if the principal amount of the Mortgage Loan is $45,000 or less,

o the lesser of $36,000 and 40% if the principal amount of the VA Loan if the principal amount of the VA Loan is greater than $45,000 but less than or equal to $144,000, and

o    the lesser of $46,000 and 25% of the principal amount of the Mortgage
     Loan if the principal amount of the Mortgage Loan is greater than $144,000.

         The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a Mortgage upon its assignment to the VA.

         With respect to a defaulted VA Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

         The amount payable under the guarantee will be the percentage of the VA Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the VA Loan, interest accrued on the unpaid balance of the VA Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

Standard Hazard Insurance Policies on Mortgage Loans

         Unless otherwise specified in the related prospectus supplement, any Standard Hazard Insurance Policies covering the Mortgage Loans in a Mortgage Pool will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, the policies will not contain identical terms and conditions. The most significant terms of the policies, however, generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of specific kinds of uninsured risks and is not intended to be all-inclusive.

         The Standard Hazard Insurance Policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (1) the actual cash value, the replacement cost less physical depreciation, of the dwellings, structures and other improvements damaged or destroyed or (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements.

         The Depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the cooperative corporation itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain the insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's Cooperative Dwelling or the Cooperative's building could significantly reduce the value of the collateral securing the Cooperative Loan to the extent not covered by other credit support.

         Any losses incurred with respect to Mortgage Loans due to uninsured risks, including earthquakes, mudflows and, with respect to Mortgaged Properties located other than in HUD designated flood areas, floods, or insufficient hazard insurance proceeds and any hazard losses incurred with respect to Cooperative Loans could affect distributions to the Certificateholders.

         With respect to Mortgage Loans secured by Multifamily Property, additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation, and rent loss insurance to cover income losses following damage or destruction of the Mortgaged Property. The related prospectus supplement will specify the required types and amounts of additional insurance that may be required in connection with Mortgage Loans secured by Multifamily Property and will describe the general terms of the insurance and conditions to payment.

Standard Hazard Insurance Policies on the Manufactured Homes

         The applicable Pooling and Servicing Agreement or Sale and Servicing Agreement for each Series will require the Master Servicer to cause to be maintained with respect to each Contract one or more Standard Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form file and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue policies in the state in which the Manufactured Home is located, and in an amount which is not less than the lesser of the maximum insurable value of the Manufactured Home or the principal balance due from the Obligor on the related Contract; provided, however, that the amount of coverage provided by each Standard Hazard Insurance Policy shall be sufficient to avoid the application of any co-insurance clause contained in the policy. When a Manufactured Home's location was, at the time of origination of the related Contract, within a federally designated flood area, the Master Servicer also shall cause flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or a lesser amount as may be available under the federal flood insurance program. Each Standard Hazard Insurance Policy caused to be maintained by the Master Servicer shall contain a standard loss payee clause in favor of the Master Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Standard Hazard Insurance Policy or Policies, the Master Servicer shall pay the premiums out of its own funds, and may add separately the premium to the Obligor's obligation as provided by the Contract, but may not add the premium to the remaining principal balance of the Contract.

         The Master Servicer may maintain, in lieu of causing individual Standard Hazard Insurance Policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Contract does not require the Obligor to maintain a Standard Hazard Insurance Policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the Obligor's interest in the Contracts resulting from the absence or insufficiency of individual Standard Hazard Insurance Policies. Any blanket policy shall be substantially in the form and in the amount carried by the Master Servicer as of the date of the Pooling and Servicing Agreement. The Master Servicer shall pay the premium for the policy on the basis described in the policy and shall pay any deductible amount with respect to claims under the policy relating to the Contracts. If the insurer shall cease to be acceptable to the Master Servicer, the Master Servicer shall use its best reasonable efforts to obtain from another insurer a replacement policy comparable to the policy.

         If the Master Servicer shall have repossessed a Manufactured Home on behalf of the Trustee, the Master Servicer shall either (1) maintain at its expense hazard insurance with respect to the Manufactured Home or (2) indemnify the Trustee against any damage to the Manufactured Home prior to resale or other disposition.

Pool Insurance Policies

         If so specified in the related prospectus supplement, the Master Servicer will obtain a Pool Insurance Policy for a Mortgage Pool underlying Notes or Certificates, as applicable, of the Series. The Pool Insurance Policy will be issued by the Pool Insurer named in the applicable prospectus supplement. Any Pool Insurance Policy for a Contract Pool underlying a Series of Notes or Certificates, as applicable, will be described in the related prospectus supplement. Each Pool Insurance Policy will cover any loss, subject to the limitations described below, by reason of default to the extent the related Mortgage Loan is not covered by any Primary Mortgage Insurance Policy, FHA insurance or VA guarantee. The amount of the Pool Insurance Policy, if any, with respect to a Series will be specified in the related prospectus supplement. A Pool Insurance Policy, however, will not be a blanket policy against loss, because claims under a Pool Insurance Policy may only be made for particular defaulted Mortgage Loans and only upon satisfaction of particular conditions precedent described below. The prospectus supplement will contain the financial information regarding the Pool Insurer required by the rules and regulations of the Commission.

         Unless otherwise specified in the related prospectus supplement, the Pool Insurance Policy will provide that as a condition precedent to the payment of any claim the Insured will be required

(1) to advance hazard insurance premiums on the Mortgaged Property securing the defaulted Mortgage Loan;

(2)  to advance, as necessary and approved in advance by the Pool Insurer,

o    real estate property taxes,

o all expenses required to preserve and repair the Mortgaged Property, to protect the Mortgaged Property from waste, so that the Mortgaged Property is in at least as good a condition as existed on the date upon which coverage under the Pool Insurance Policy with respect to the Mortgaged Property first became effective, ordinary wear and tear excepted,

o    property sales expenses,

o    any outstanding liens on the Mortgaged Property and

o    foreclosure costs including court costs and reasonable attorneys' fees;
     and

(3) if there has been physical loss or damage to the Mortgaged Property, to restore the Mortgaged Property to its condition, reasonable wear and tear excepted, as of the issue date of the Pool Insurance Policy.

         It also will be a condition precedent to the payment of any claim under the Pool Insurance Policy that the Insured maintain a Primary Mortgage Insurance Policy that is acceptable to the Pool Insurer on all Mortgage Loans that have Loan-to-Value Ratios at the time of origination in excess of 80%. FHA insurance and VA guarantees will be deemed to be an acceptable Primary Mortgage Insurance Policy under the Pool Insurance Policy. Assuming satisfaction of these conditions, the Pool Insurer will pay to the Insured the amount of loss, determined as follows: (1) the amount of the unpaid principal balance of the Mortgage Loan immediately prior to the Approved Sale (as described below) of the Mortgaged Property,

(2) the amount of the accumulated unpaid interest on the Mortgage Loan to the date of claim settlement at the applicable Mortgage Rate and

(3)  advances as described above, less

o all rents or other payments, excluding proceeds of fire and extended coverage insurance, collected or received by the Insured, which are derived from or in any way related to the Mortgaged Property,

o amounts paid under applicable fire and extended coverage policies which are in excess of the cost of restoring and repairing the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan,

o    any claims payments previously made by the Pool Insurer on the Mortgage
     Loan,

o due and unpaid premiums payable with respect to the Pool Insurance Policy and

o all claim payments received by the Insured pursuant to any Primary Mortgage Insurance Policy.

An "Approved Sale" is

(1) a sale of the Mortgaged Property acquired because of a default by the Mortgagor to which the Pool Insurer has given prior approval,

(2) a foreclosure or trustee's sale of the Mortgaged Property at a price exceeding the maximum amount specified by the Pool Insurer,

(3) the acquisition of the Mortgaged Property under the Primary Insurance Policy by the Primary Mortgage Insurer or

(4)  the acquisition of the Mortgaged Property by the Pool Insurer.

         The Pool Insurer must be provided with good and merchantable title to the Mortgaged Property as a condition precedent to the payment of any Loss. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the Mortgaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer or the Servicer of the related Mortgage Loan will not be required to expend its own funds to restore the damaged Mortgaged Property unless it is determined (1) that the restoration will increase the proceeds to the Securityholders of the related Series on liquidation of the Mortgage Loan, after reimbursement of the expenses of the Master Servicer or the Servicer, as the case may be, and (2) that the expenses will be recoverable by it through payments under the Letter of Credit, if any, with respect to the Series, Liquidation Proceeds, Insurance Proceeds, amounts in the Reserve Fund, if any, or payments under any Alternative Credit Support, if any, with respect to the Series.

         No Pool Insurance Policy will insure, and many Primary Mortgage Insurance Policies may not insure, against loss sustained by reason of a default arising from, among other things,

(1) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the Unaffiliated Seller, the Originator or other persons involved in the origination of the Mortgage Loan,

(2) the exercise by the Insured of its right to call the Mortgage Loan, or the term of the Mortgage Loan is shorter than the amortization period and the defaulted payment is for an amount more than twice the regular periodic payments of principal and interest for the Mortgage Loan, or

(3) the exercise by the Insured of a "due-on-sale" clause or other similar provision in the Mortgage Loan; provided, in either case of clause (2) or

(4) the exclusion shall not apply if the Insured offers a renewal or extension of the Mortgage Loan or a new Mortgage Loan at the market rate in an amount not less than the then outstanding principal balance with no decrease in the amortization period.

         A failure of coverage attributable to one of the foregoing events might result in a breach of the Master Servicer's insurability representation described under "Description of the Securities -- Assignment of Mortgage Loans," and in this event, subject to the limitations described, might give rise to an obligation on the part of the Master Servicer to purchase the defaulted Mortgage Loan if the breach materially and adversely affects the interests of the Securityholders of the related Series and cannot be cured by the Master Servicer. Depending upon the nature of the event, a breach of representation made by the Depositor or an Unaffiliated Seller may also have occurred. The breach, if it materially and adversely affects the interests of the Securityholders of the Series and cannot be cured, would give rise to a repurchase obligation on the part of the Unaffiliated Seller as more fully described under "The Trust Fund -- Mortgage Loan Program" and "--Representations by Unaffiliated Sellers; Repurchases" and "Description of the Securities -- Assignment of Mortgage Loans."

         The original amount of coverage under the Pool Insurance Policy will be reduced over the life of the Notes or Certificates, as applicable, of the related Series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed Mortgaged Properties covered by the policy. The amount of claims paid will include some of the expenses incurred by the Master Servicer or by the Servicer of the defaulted Mortgage Loan as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a Pool Insurance Policy reach the original policy limit, coverage under the Pool Insurance Policy will lapse and any further losses will be borne by the holders of the Notes or Certificates, as applicable, of the Series. In addition, unless the Master Servicer or the related Servicer could determine that an Advance in respect of a delinquent Mortgage Loan would be recoverable to it from the proceeds of the liquidation of the Mortgage Loan or otherwise, neither the Servicer nor the Master Servicer would be obligated to make an Advance respecting any this delinquency, since the Advance would not be ultimately recoverable to it from either the Pool Insurance Policy or from any other related source. See "Description of the Securities -- Advances."

Special Hazard Insurance Policies

         If so specified in the related prospectus supplement, the Master Servicer shall obtain a Special Hazard Insurance Policy for the Mortgage Pool underlying a Series of Notes or Certificates, as applicable. Any Special Hazard Insurance Policies for a Contract Pool underlying a Series of Notes or Certificates, as applicable, will be described in the related prospectus supplement. The Special Hazard Insurance Policy for the Mortgage Pool underlying the Notes or Certificates, as applicable, of a Series will be issued by the Special Hazard Insurer named in the applicable prospectus supplement. Each Special Hazard Insurance Policy will, subject to the limitations described below, protect against loss by reason of damage to Mortgaged Properties caused by particular types of hazards, including vandalism and earthquakes and, except where the Mortgagor is required to obtain flood insurance, floods and mudflows, not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located. See "Description of the Securities -- Maintenance of Insurance Policies" and "--Standard Hazard Insurance." The Special Hazard Insurance Policy will not cover losses occasioned by war, particular types of governmental actions, nuclear reaction and other perils. Coverage under a Special Hazard Insurance Policy will be at least equal to the amount set forth in the related prospectus supplement.

         Subject to the foregoing limitations, each Special Hazard Insurance Policy will provide that, when there has been damage to the Mortgaged Property securing a defaulted Mortgage Loan and to the extent the damage is not covered by the Standard Hazard Insurance Policy, if any, maintained by the Mortgagor, the Master Servicer or the Servicer, the Special Hazard Insurer will pay the lesser of (1) the cost of repair or replacement of the Mortgaged Property or
(2) upon transfer of the Mortgaged Property to the Special Hazard Insurer, the unpaid balance of the Mortgage Loan at the time of acquisition of the Mortgaged Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement, excluding late charges and penalty interest, and particular expenses incurred in respect of the Mortgaged Property. No claim may be validly presented under a Special Hazard Insurance Policy unless (1) hazard insurance on the Mortgaged Property has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid, all of which must be approved in advance as necessary by the insurer, and (2) the insured has acquired title to the Mortgaged Property as a result of default by the Mortgagor. If the sum of the unpaid principal balance plus accrued interest and particular expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by the amount paid less any net proceeds from the sale of the Mortgaged Property. Any amount paid as the cost of repair of the Mortgaged Property will further reduce coverage.

         The terms of the applicable Agreement and/or Servicing Agreement will require the Master Servicer to maintain the Special Hazard Insurance Policy in full force and effect throughout the term of the Agreement. If a Pool Insurance Policy is required to be maintained pursuant to the Agreement, the Special Hazard Insurance Policy will be designed to permit full recoveries under the Pool Insurance Policy in circumstances where recoveries would otherwise be unavailable because Mortgaged Property has been damaged by a cause not insured against by a Standard Hazard Insurance Policy. In this event, the Agreement and/or Servicing Agreement will provide that, if the related Pool Insurance Policy shall have terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain the Special Hazard Insurance Policy.

Mortgagor Bankruptcy Bond

         In the event of a personal bankruptcy of a Mortgagor, a bankruptcy court may establish the value of the related Mortgaged Property or Cooperative Dwelling at an amount less than the then outstanding principal balance of the related Mortgage Loan. The amount of the secured debt could be reduced to this value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the Mortgaged Property or Cooperative Dwelling by the bankruptcy court. In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding. If so specified in the related prospectus supplement, losses resulting from a bankruptcy proceeding affecting the Mortgage Loans in a Mortgage Pool with respect to a Series of Notes or Certificates, as applicable, will be covered under a Mortgagor Bankruptcy Bond, or any other instrument that will not result in a downgrading of the rating of the Notes or Certificates, as applicable, of a Series by the Rating Agency that rated the Series. Any Mortgagor Bankruptcy Bond will provide for coverage in an amount acceptable to the Rating Agency rating the Notes or Certificates, as applicable, of the related Series, which will be set forth in the related prospectus supplement. Subject to the terms of the Mortgagor Bankruptcy Bond, the issuer of the Mortgagor Bankruptcy Bond may have the right to purchase any Mortgage Loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal amount of the Mortgage Loan plus accrued and unpaid interest on the Mortgage Loan. The coverage of the Mortgagor Bankruptcy Bond with respect to a Series of Notes or Certificates, as applicable, may be reduced as long as any reduction will not result in a reduction of the outstanding rating of the Notes or Certificates, as applicable, of the Series by the Rating Agency rating the Series.

           CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS

         The following discussion contains summaries of some of the legal aspects of mortgage loans and manufactured housing installment or conditional sales contracts and installment loan agreements which are general in nature. Because these legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans or Contracts is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans and Contracts.

The Mortgage Loans

         The Mortgage Loans, other than the Cooperative Loans, comprising or underlying the Trust Assets for a Series will be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower-homeowner called the trustor, similar to a mortgagor, a lender called the beneficiary, similar to a mortgagee, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

Foreclosure

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

         Though a deed of trust may also be foreclosed by judicial action, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon a default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. If the loan is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

         In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Particular state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

         In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of a number of factors, including the difficulty a potential buyer at the sale would have in determining the exact status of title and the fact that the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for a credit bid less than or equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Subsequently, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making the repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds.

Cooperative Loans

         If specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations which are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

         A corporation that is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest sufficient to permit it to own the building and all separate dwelling units in the real property. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, is also responsible for meeting these mortgage or rental obligations. The interest of the occupancy under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares including, in the case of the Cooperative Loans, the collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the Cooperative Loans, the collateral securing the Cooperative Loans.

         Each cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Realizing upon Cooperative Loan Security" below.

Tax Aspects of Cooperative Loans

         In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of particular interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholder. By virtue of this requirement the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under the section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that a failure would be permitted to continue over a period of years appears remote.

Realizing upon Cooperative Loan Security

         The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants under the lease or agreement. The lender and the cooperative will typically enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement or that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on the cooperative loan.

         Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon the collateral for a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. The approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant- shareholders.

         The terms of the Cooperative Loans do not require either the Mortgagor or the Cooperative to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title also may adversely affect the marketability of the Cooperative Dwelling in the event of foreclosure.

         In New York, lenders generally realize upon the pledged shares and proprietary lease or occupancy agreement given to secure a cooperative loan by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         In the case of foreclosure on a Multifamily Property that was converted from a rental building to a building owned by a cooperative housing corporation under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to particular tenants who elected to remain in the building but not to purchase shares in the cooperative when the building was so converted. Any restrictions could adversely affect the number of potential purchasers for and the value of the property.

Rights of Redemption

         In some states, after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and particular foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In other states, this right of redemption applies only to a sale following judicial foreclosure, and not a sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation and Other Limitations on Lenders

         Some states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a non-judicial sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale. Other statutes prohibit a deficiency judgment where the loan proceeds were used to purchase a dwelling occupied by the borrower.

         Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

         Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

         In some states, exceptions to the anti-deficiency statutes are provided for in some instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

         In the case of cooperative loans, lenders generally realize on cooperative shares and the accompanying proprietary lease or occupancy agreement given to secure a cooperative loan under Article 9 of the UCC. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, in a Chapter 13 proceeding under the federal Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Particular court decisions have applied the relief to claims secured by the debtor's principal residence.

         The Code provides priority to particular tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to particular tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

         Unless otherwise specified in the related prospectus supplement, each Mortgage Loan secured by Multifamily Property will be a non-recourse loan to the Mortgagor. As a result, the Mortgagor's obligation to repay the Mortgage Loan can be enforced only against the Mortgaged Property regardless of whether the Mortgagor has other assets from which it could repay the loan.

         Unless otherwise specified in the related prospectus supplement, the mortgage securing each Mortgage Loan relating to Multifamily Property will contain an assignment of rents and an assignment of leases, pursuant to which the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the Depositor, while retaining a license to collect the rents so long as there is no default. In the event the borrower defaults, the license terminates and the Trustee, as the assignee of the assignment, is entitled to collect the rents. The Trustee may enforce its right to the rents by seeking the appointment of a receiver to collect the rents immediately after giving notice to the borrower of the default.

"Due-On-Sale" Clauses

         The forms of note, mortgage and deed of trust relating to conventional Mortgage Loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. The enforceability of these clauses has been subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, particular transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

Enforceability of Certain Provisions

         Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. State and federal statutes or regulations may also limit a lender's right to collect a prepayment penalty when the prepayment is caused by the lender's acceleration of the loan pursuant to a due-on-sale clause. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Servicing Agreements and the applicable Agreement, late charges and prepayment fees, to the extent permitted by law and not waived by the Servicers, will be retained by the Servicers or Master Servicer as additional servicing compensation.

         Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and sometimes expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, for example, the borrower failing to adequately maintain or insure the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

Environmental Considerations

         Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, a secured party which takes a deed in lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in some circumstances for the costs of remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. The Cleanup Costs may be substantial. It is possible that the costs could become a liability of the Trust Fund and reduce the amounts otherwise distributable to the Securityholders if a Mortgaged Property securing a Mortgage Loan became the property of the Trust Fund in some circumstances and if the Cleanup Costs were incurred.

         Except as otherwise specified in the related prospectus supplement, each Unaffiliated Seller will represent, as of the date of delivery of the related Series of Notes or Certificates, as applicable, that to the best of its knowledge no Mortgaged Property secured by Multifamily Property is subject to an environmental hazard that would have to be eliminated under applicable law before the sale of, or which could otherwise affect the marketability of, the Mortgaged Property or which would subject the owner or operator of the Mortgaged Property or a lender secured by the Mortgaged Property to liability under law, and that there are no liens which relate to the existence of any clean-up of a hazardous substance, and to the best of its knowledge no circumstances are existing that under law would give rise to any lien, affecting the Mortgaged Property which are or may be liens prior to or on a parity with the lien of the related mortgage. The applicable Agreement and/or Servicing Agreement will further provide that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer has received a report from a qualified independent person selected by the Master Servicer setting forth whether the Mortgaged Property is subject to or presents any toxic wastes or environmental hazards and an estimate of the cost of curing or cleaning up the hazard.

The Contracts

         As a result of the Depositor's assignment of the Contract to the Trustee, the Certificateholders will succeed collectively to all of the rights, including the right to receive payment on the Contracts, and will assume particular obligations of the Depositor. Each Contract evidences both
(1) the obligation of the Obligor to repay the loan and (2) the grant of a security interest in the Manufactured Home to secure repayment of the loan. Some of the aspects of both features of the Contracts are described more fully below.

         The Contracts generally are "chattel paper" as defined in the Uniform Commercial Code in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the applicable Agreement and/or Servicing Agreement, the Master Servicer or the Depositor, as the case may be, will transfer physical possession of the Contracts to the Trustee or Indenture Trustee, or their respective custodian, as the case may be. In addition, the Master Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts or the Indenture Trustee's security interest in the Contracts, as the case may be. Unless otherwise specified in the related prospectus supplement, the Contracts will not be stamped or marked otherwise to reflect their assignment from the Depositor to the Trustee or their pledge to the Indenture Trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of the assignment or pledge, the respective Trustees' interest in the Contracts could be defeated.

Security Interests in the Manufactured Homes

         The law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or Master Servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Master Servicer or the lender fails, due to clerical errors, to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the Securityholders may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. Substantially all of the Contracts will contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the Obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Unaffiliated Seller and transferred to the Depositor. With respect to a Series of Notes or Certificates, as applicable, and as described in the related prospectus supplement, the Master Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If the real estate filings are not required and if any of the foregoing events were to occur, the only recourse of the Securityholders would be against the Unaffiliated Seller pursuant to its repurchase obligation for breach of warranties. Based on the representations of the Unaffiliated Seller, the Depositor, however, believes that it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

         The Depositor will assign its security interests in the Manufactured Homes to the Trustee on behalf of the Certificateholders and, if a Series of Securities includes Notes, the security interest will be pledged to the Indenture Trustee on behalf of the Noteholders. Unless otherwise specified in the related prospectus supplement, neither the Depositor nor the Trustee or Indenture Trustee will amend the certificates of title to identify the Trustee or the Indenture Trustee, as applicable, as the new secured party. Accordingly, the Depositor or another entity specified in the prospectus supplement will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the assignor.

         In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Securityholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Depositor and the Certificateholders and pledged to the Noteholders, if any, is not perfected, the security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the applicable Securityholders as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Securityholders could be released.

         In the event that the owner of a Manufactured Home moves it to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after the relocation and after that time only if and after the owner re-registers the Manufactured Home in the state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in the state, and if steps are not taken to re-perfect the Trustee's security interest in the state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee or the Indenture Trustee, or the Master Servicer as custodian for the Trustee and/or Indenture Trustee, must surrender possession if it holds the certificate of title to the Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien on the certificate of title, the applicable Trustee would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee and Indenture Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. In the ordinary course of servicing manufactured housing installment or conditional sales contracts and installment loan agreements, the Master Servicer takes steps to effect the re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor under a Contract sells a Manufactured Home, the Trustee or the Indenture Trustee, or the Master Servicer as custodian for the Trustee or Indenture Trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Contract before release of the lien. Under the applicable Agreement, the Master Servicer, on behalf of the Depositor, will be obligated to take the steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Depositor will represent in the applicable Agreement that it has no knowledge of any liens with respect to any Manufactured Home securing payment on any Contract. However, liens could arise at any time during the term of a Contract. No notice will be given to the Trustee, Indenture Trustee or Securityholders in the event a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the applicable Agreement.

Enforcement of Security Interests in Manufactured Homes

         The Master Servicer on behalf of the Trustee or the Indenture Trustee, to the extent required by the related Agreement and/or Indenture, may take action to enforce the applicable Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing the Defaulted Contracts. Except in Louisiana, so long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before a resale. In the event of a repossession and resale of a Manufactured Home, the Trustee and/or Indenture Trustee would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, afterward, to the debtor.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Manufactured Home securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

         Under other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Consumer Protection Laws

         The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction, and particular related lenders and assignees, to transfer the contract free of notice of claims by the debtor under the contract. The effect of this rule is to subject the assignee of a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the Obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

Transfers of Manufactured Homes; Enforceability of "Due-On-Sale" Clauses

         The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Depositor or the Master Servicer and permit the acceleration of the maturity of the Contracts by the Depositor or the Master Servicer upon any sale or transfer that is not consented to. Unless otherwise specified in the related prospectus supplement, the Depositor or the Master Servicer expects that it will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In some cases, the transfer may be made by a delinquent Obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

         In the case of a transfer of a Manufactured Home after which the Depositor desires to accelerate the maturity of the related Contract, the Depositor's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St Germain Act preempts, subject to exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. In some states the Depositor or the Master Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of particular Manufactured Homes.

Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of manufactured housing. The Contracts would be covered if they satisfy particular conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the Trust Assets or Fund. The Depositor, or the party specified in the related Agreement will represent that all of the Contracts comply with applicable usury laws.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following summary was prepared by Skadden, Arps, Slate, Meagher & Flom LLP and has been reviewed by ______________ and by such other counsel as may be identified in the related prospectus supplement. It is intended to present a summary of the material federal income tax consequences of the purchase, ownership, and disposition of the various types of securities that may be offered by this prospectus and a related prospectus supplement. This summary is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change, in some instances, retroactively.

         This summary does not purport to deal with the federal income tax consequences that may affect particular investors that result from their individual circumstances, or with certain categories of investors that are given special treatment under the federal income tax laws, such as banks, insurance companies, thrift institutions, tax-exempt organizations, foreign investors, certain regulated entities, real estate investment trusts ("REITs"), investment companies, and certain other organizations to which special rules apply. This summary focuses primarily on investors who will hold the securities as capital assets, and not as part of a hedge, straddle, or conversion transaction. In addition, this summary does not describe any tax consequences arising under the laws of any state, locality, or taxing jurisdiction other than the United States of America.

         No currently effective regulations or other guidance has been issued concerning certain provisions of the Code, or certain issues relevant to such provisions that may affect investors in certain of the securities (for example, the provisions dealing with financial asset securitization investment conduits ("FASITs"), market discount, and stripped debt securities), and the regulations that do exist under other provisions of the Code (such as the REMIC provisions and the original issue discount ("OID") provisions) do not address all potentially relevant issues. Hence, definitive guidance cannot be provided regarding many aspects of the tax treatment of securityholders, particularly residual securityholders. Moreover, this summary and the opinions referred to below are based on current law, and there can be no assurance that the Internal Revenue Service (the "IRS") will not take positions that would be materially adverse to investors.

         Investors should consult their own tax advisors in determining the federal, state, foreign, and any other tax consequences to them of the purchase, ownership, and disposition of the securities.

         The following summary generally refers to the beneficial owners of securities as "holders" or "certificateholders," although in general, the investors will be the beneficial, but not the registered, holders of the securities.

General

         Many aspects of the federal income tax treatment of securities issued pursuant to a prospectus supplement will depend on whether an election is made to treat the relevant pool of assets as a REMIC or FASIT. Each prospectus supplement will indicate whether a REMIC or FASIT election or elections will be made for the relevant series or a portion thereof.

         For each series, Skadden, Arps, Slate, Meagher & Flom LLP, or such other counsel to the seller as specified in the related prospectus supplement ("Tax Counsel") will deliver a separate opinion generally to the effect that, assuming timely filing of a REMIC or FASIT Election, if applicable, election or elections, compliance with applicable documents, the correctness of representations and warranties, and in some instances, other information provided to Tax Counsel, one or more trusts or pools of assets will qualify as: (i) one or more REMICs, (ii) one or more FASITs under sections 860H through 860L of the Code, (iii) one or more grantor trust under subpart E,
Part I of subchapter J of the Code that will issue Certificates ("Grantor Trust Securities"), (iv) a trust treated as a partnership for federal income tax purposes that will issue Certificates ("Owner Trust Securities"), or (v) a trust treated either as a partnership or a disregarded entity for federal income tax purposes that will issue Notes (such notes, the "Debt Securities"). Those opinions will be based on existing law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the IRS.

         Miscellaneous Itemized Deductions. The Code contains various limitations on the ability of individuals, trusts, and estates that own interests in entities that are taxed on a pass-though basis (such as holders of REMIC residual interests, FASIT ownership interests, and interests in a grantor trust) to deduct their respective shares of the entity's deductions. Accordingly, such a holder will be entitled to deduct such fees and expenses under Section 212 of the Code only to the extent that the amount of the fees and expenses, when combined with its other miscellaneous itemized deductions for the taxable year in question, exceeds 2% of its adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount (the "Applicable Amount") -- will be reduced by the lesser of:

o    the excess of adjusted gross income over the Applicable Amount, or

o 80% of the amount of itemized deductions otherwise allowable for the taxable year for taxable years ending on or before December 31, 2005, and by a reduced portion of such amount for taxable years beginning on or after January 1, 2006.

         Non-corporate holders of securities also should be aware that miscellaneous itemized deductions are not deductible for purposes of the Alternative Minimum Tax. The amount of such additional taxable income recognized by holders who are subject to the limitations of either Section 67 or Section 68 may be substantial and may reduce or eliminate the after-tax yield to such holders of an investment in the certificates of an affected series.

Tax Treatment of REMIC Regular Interests, FASIT Regular Interests, and Other Debt Instruments

         Payments received by holders of REMIC regular certificates generally should be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Except as described below for REMIC OID, market discount or premium, interest paid or accrued on REMIC regular certificates will be treated as ordinary income and a principal payment on these certificates will be treated as a return of capital to the extent that your basis in the certificate is allocable to that payment. Holders of REMIC regular interests and FASIT regular interests must report income from such interests under an accrual method of accounting, even if they otherwise would have used the cash method. The trustee or the master servicer will report annually to the IRS and to holders of record (which generally will not include the beneficial owner of a certificate) the interest paid or accrued and OID, if any, accrued on the certificates. The trustee or the master servicer (the "Tax Administrator") will be the party responsible for computing the amount of OID to be reported to the REMIC regular certificate holders each taxable year.

         Under temporary Treasury regulations, holders of REMIC regular certificates issued by "single-class REMICs" who are individuals, trusts, estates, or pass-through entities in which such investors hold interests may be required to recognize certain amounts of income in addition to interest and discount income. A single-class REMIC, in general, is a REMIC that: (i) would be classified as a fixed investment or "grantor" trust in the absence of a REMIC election or (ii) is substantially similar to a fixed investment trust.

         Under the temporary regulations, each holder of a regular or residual interest in a single-class REMIC is allocated: (i) a share of the REMIC's expenses that normally would be deductible under Section 212 of the Code, (which may include servicing and administrative fees and insurance premiums) and (ii) a corresponding amount of additional income. Consequently, an individual, trust or estate that holds a regular interest in a single-class REMIC -- either directly or through a pass-through entity - will, on a net basis, realize income without a corresponding receipt or cash or an offsetting deduction from such regular interest to the extent that its share of allocable investment expenses, when combined with its other miscellaneous itemized deductions for the taxable year, fails to exceed 2% of its adjusted gross income. See "- General - Miscellaneous Itemized Deductions" above. Any such additional income will be treated as interest income.

         In addition, as described above, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount will be reduced.

Tax Treatment of Holders of FASIT Regular Interests

         General. FASIT regular interests generally will be subject to the same rules of taxation as REMIC regular interests, including the requirement that holders of FASIT regular interests report income from their securities under the accrual method of accounting, even if they otherwise would have used the cash receipts and disbursement method. See "--OID," "--Market Discount" and "--Amortizable Premium" below. The sale or other disposition of a FASIT regular interest generally will be subject to the same rules as a REMIC regular certificate. See "--Gain or Loss on Disposition" below.

         Taxation of Holders of High-Yield Interests. High-yield interests are FASIT regular interests that are subject to additional special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from those interests with losses. High-yield interests may be held only by eligible corporations, other FASITs, and dealers in securities which acquire such interests as inventory. If a securities dealer (other than an eligible corporation) initially acquires a high-yield interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the high-yield interest multiplied by the highest corporate tax rate. In addition, transfers of high-yield interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor will continue to be treated as the holder of the high-yield interest.

         The holder of a high-yield interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the high-yield interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT regular interest that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular interest and that have the same features as high-yield interests.

 OID

         The following discussion of OID applies generally to Notes and to Certificates that are REMIC regular interests or FASIT regular interests for federal income tax purposes, or other Securities that are classified as debt for federal income tax purposes (collectively referred to as "Debt Instruments"). Differences in treatment of REMIC or FASIT regular interests from other Debt Instruments are noted where applicable.

         Certain classes of Debt Instruments of a series may be issued with OID. Holders of Debt Instruments issued with OID should be aware that they generally must include OID in income for federal income tax purposes annually under a constant yield accrual method that reflects compounding. In general, OID is treated as ordinary income and must be included in income regardless of whether the related cash payment (if any) has been received.

         The amount of OID required to be included in a holder's income in any taxable year will be computed in accordance with Section 1272(a)(6) of the Code, which provides rules for the accrual of OID for certain debt instruments ("Prepayable Obligations"), such as Debt Obligations, that are subject to prepayment by reason of prepayments of underlying obligations. Under Section 1272(a)(6), the amount and rate of accrual of OID on a Prepayable Obligation generally is calculated based on (i) a single constant yield to maturity and
(ii) the prepayment rate assumed in pricing the Prepayable Obligation (the "Prepayment Assumption"). Although regulations exist that govern the accrual of OID in general (the "OID Regulations") those regulations do not address
Section 1272(a)(6). Accordingly, absent additional guidance, the Tax Administrator will, except as otherwise provided in a Supplement, base its computations on an interpretation of Section 1272(a)(6), the OID Regulations, and certain other guidance. However, there can be no assurance that the methodology described below represents the correct manner of calculating OID on the Debt Obligations.

         Prospective purchasers should be aware that neither the trustee, the master servicer, nor any servicer will make any representation that the mortgage assets underlying a series will in fact prepay at a rate conforming to the applicable Prepayment Assumption or at any other rate.

         OID is defined as the excess, if any, of a debt instrument's "stated redemption price at maturity" (generally, but not always, its principal amount) over its "issue price." The issue price of a Debt Instrument generally will equal the initial price at which a substantial amount of certificates of the same class is sold to the public. A debt instrument's stated redemption price is the sum of all payments to be made on the instrument other than "qualified stated interest" ("QSI"). To be QSI, interest must be unconditionally payable (in cash or property other than additional obligations of the issuer):

o    at least annually; and

o    at a single fixed rate or certain variable rates set out in the OID
     Regulations.

Under these rules, in general terms, a Debt Instrument will have OID if it is issued at a significant discount from its principal amount, or if interest:

o    may be deferred, or

o does not accrue at a single fixed rate or a "qualified floating rate," as defined in regulations.

         Under a de minimis rule, a Prepayable Obligation will be considered to have no OID if the amount of OID is less than 0.25% of the certificate's stated redemption price at maturity multiplied by its weighted average maturity ("WAM"), calculated as provided in applicable regulations. A holder will include de minimis OID in income on a pro rata basis as principal payments on the obligation are received or, if earlier, upon disposition of the Debt Instrument.

         The holder of a Prepayable Obligation generally must include in gross income the sum, for all days during his taxable year on which he holds the obligation, of the "daily portions" of the OID on such obligation. In the case of an original holder of a Debt Instrument, the daily portions of OID generally will be determined by allocating to each day in any accrual period the instrument's ratable portion of the excess, if any, of: (i) the sum of (a) the present value of all payments under the certificate yet to be received as of the close of such period plus (b) the amount of any payments (other than QSI) received on the instrument during such period over (ii) the instrument's "adjusted issue price" at the beginning of such period. The present value of payments yet to be received on a Prepayable Obligation is computed using the Pricing Prepayment Assumptions and the instrument's original yield to maturity -- adjusted to take into account the length of the particular accrual period. The adjusted issue price of a Prepayable Instrument at the beginning of the first period is its issue price. The adjusted issue price at the beginning of each subsequent period is increased by the amount of OID allocable to that period and reduced by the amount of any payments (other than QSI) received on the instrument during that period. Thus, an increased or decreased rate of prepayments on a Prepayable Debt Instrument will be accompanied by a correspondingly increased or decreased rate of recognition of OID by the holder of such Debt Instrument.

         The yield to maturity of a Prepayable Obligation is calculated based on: (i) the Prepayment Assumption and (ii) in some instances, other contingencies not already taken into account under the Prepayment Assumptions that, considering all of the facts and circumstances as of the issue date, are more likely than not to occur. The Tax Administrator's determination of whether a contingency relating to a class of Prepayable Obligations is more likely than not to occur is binding on each holder of an obligation of this class unless the holder explicitly discloses on its federal income tax return that its determination of the yield and maturity of the Debt Instrument is different from that of the Tax Administrator.

         In many cases, the Securities will be subject to optional redemption before their stated maturity dates. For purposes of calculating OID, an optional redemption will be presumed to be exercised if, and only if, as of the issue date, early redemption would result in an original holder receiving a lower yield to maturity of the Debt Instrument than if the Debt Instrument were not redeemed early. If such an option is presumed to be exercised under this rule, OID, if any, on a Debt Instrument will be accelerated. In determining whether the depositor will be presumed to exercise its option to redeem Debt Instruments when one or more classes of the such instruments are issued at a premium, the Tax Administrator will take into account all classes of Debt Instruments of the applicable trust that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the Pricing Prepayment Assumptions. If, determined on a combined weighted average basis, the certificates of such classes were issued at a premium, the Tax Administrator will presume that the depositor will exercise its option. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the certificates, and there can be no assurance that the IRS will agree with the Tax Administrator's position.

         If a Debt Instrument issued with OID is subsequently sold for a price less or greater than its adjusted issue price, the holder may have market discount (if the price is less) or, if the new holder's acquisition price exceeds the adjusted issue price, a reduction of the amount of includible OID in subsequent periods. Holders should consult their tax advisers regarding the computation of such reduction.

         All OID Election. A holder may generally make an All OID Election to include in gross income all stated interest, acquisition discount, OID, de minimis OID, market discount, and de minimis market discount, and premium that accrues on a Debt Instrument under the constant yield method used to account for OID. To make the All OID Election, the holder of the Debt Instrument must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the certificate. The statement must identify the instruments to which the election applies. An All OID Election is irrevocable unless the holder obtains the consent of the IRS. If an All OID Election is made for a debt instrument with market discount or premium, the holder is deemed to have made an election to include in income currently the market discount, or to amortize the premium under the constant yield method, on all of the holder's other debt instruments with market discount, as described in "--Market Discount" below. See "--Amortizable Premium" below.

          It is not entirely clear how income should be accrued on a REMIC or FASIT regular interest, the payments on which consist entirely or primarily of a specified nonvarying portion of the interest payable on one or more of the qualified mortgages held by the REMIC or FASIT (an "Interest Weighted Certificate"). Unless and until the IRS provides contrary administrative guidance on the income tax treatment of an Interest Weighted Certificate, the Tax Administrator will take the position that an Interest Weighted Certificate does not bear QSI, and will account for the income thereon as described in "--Interest Weighted Certificates and Non-VRDI Certificates," below.

         In view of the complexities and current uncertainties as to the manner of inclusion in income of OID on the Debt Instrument, you should consult your tax advisor to determine the appropriate amount and method of inclusion in income of OID on your certificates for federal income tax purposes.

         Variable Rate Instruments. A Debt Instrument may pay interest at a variable rate. A variable rate Debt Instrument that qualifies as a "variable rate debt instrument" as that term is defined in the OID Regulations (a "VRDI") will be governed by the rules applicable to VRDIs in the OID Regulations. The applicable prospectus supplement will indicate whether the Tax Administrator intends to treat a Debt Instrument as a VRDI.

         All interest payable on a VRDI that provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or objective rate (a "Single Rate VRDI") is treated as QSI. The amount and accrual of OID on a Single Rate VRDI is determined, in general, by converting such VRDI into a hypothetical fixed rate Debt Instrument (having a fixed rate equal to the value of the variable rate on the issue date) and applying the rules applicable to fixed rate instruments described under "--OID" above to such hypothetical fixed rate certificate.

         Except as provided below, the OID on a VRDI that is not a Single Rate VRDI (a "Multiple Rate VRDI") is determined as for a Single Rate VRDI, except that fixed rates must be substituted for each variable rate formula. The substituted rates are the actual values of the formula on the issue date, except in the case of a VRDI bearing interest at an objective rate, for which the fixed rate substitute is the expected yield of the instrument as of the issue date. For purposes of calculation, each variable rate is assumed to remain at its value as of the issue date. QSI or OID allocable to a particular accrual period for both Single Rate and Multiple Rate VRDIs must be increased or decreased if the interest actually accrued or paid during such accrual period exceeds or is less than the interest assumed to be accrued or paid during such accrual period under the related hypothetical fixed rate certificate.

         The amount and accrual of OID on a Multiple Rate VRDI that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate -- other than an initial fixed rate that is intended to approximate the subsequent variable rate -- is determined using the method described above for all other Multiple Rate VRDI Certificates except that prior to its conversion to a hypothetical equivalent fixed rate certificate, such Multiple Rate VRDI Certificate is treated as if it provided for a qualified floating rate -- or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate or qualified inverse floating rate replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI Certificate as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate or qualified inverse floating rate, rather than the fixed rate.

         REMIC or FASIT regular interests of certain series may accrue interest based on a weighted average of the interest rates on some or all of the loans or regular interests in a second REMIC or FASIT held subject to the related pooling and master servicing agreement (such regular interests, "Weighted Average Certificates"). Although the treatment of such certificates is not entirely clear under the OID Regulations, it appears that Weighted Average Certificates bear interest at an "objective rate" and can be considered to have qualified stated interest, provided that the average value of the rate during the first half of the certificate's term is not reasonably expected to be either significantly less than or significantly greater than the average value of the rate during the final half of the certificate's term (i.e., the rate will not result in a significant frontloading or backloading of interest). Until the IRS provides contrary administrative guidance on the income tax treatment of Weighted Average Certificates, or unless otherwise specified in the related prospectus supplement, the Tax Administrator intends to account for such certificates as described above for VRDI Certificates.

         Interest Weighted Certificates and Non-VRDI Certificates. The treatment of an Interest Weighted Certificate is unclear under current law. The OID Regulations contain provisions (the "Contingent Payment Regulations") that address the federal income tax treatment of debt obligations that provide for one or more contingent payments ("Contingent Payment Obligations"). Under the Contingent Payment Regulations, any variable rate debt instrument that is not a VRDI is classified as a Contingent Payment Obligation. However, the Contingent Payment Regulations, by their terms, do not apply to Prepayable Obligations. In the absence of further guidance, the Tax Administrator will account for Interest Weighted Certificates and other Prepayable Obligations that are Contingent Payment Obligations in accordance with a combination of Code Section 1272(a)(6) and the accounting methodology described in this paragraph. Income will be accrued on such certificates based on a constant yield that is derived from a projected payment schedule as of the settlement date. The projected payment schedule will take into account the related Prepayment Assumptions and the interest payments that are expected to be made on such certificates based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, adjustments to interest income will be made under applicable regulations. In the case of a Weighted Average Certificate, the projected payment schedule will be derived based on the assumption that the principal balances of the mortgage assets that collateralize the certificate pay down pro rata.

         Anti-Abuse Rule. The OID Regulations contain an anti-abuse rule. The rule provides that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the IRS can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under the regulations, however, in the absence of a substantial effect on the present value of a taxpayer's tax liability.

Market Discount

         A subsequent purchaser of a Debt Instrument at a discount from its outstanding principal amount -- or, in the case of a Debt Instrument having OID, its adjusted issue price -- will acquire such Debt Instrument with "market discount." The purchaser generally will be required to recognize the market discount -- in addition to any OID -- as ordinary income. A Debt Instrument will not be considered to have market discount if the amount of such market discount is de minimis, i.e., less than the product of: (i) 0.25% of the remaining principal amount or adjusted issue price, as applicable, of such certificate-- multiplied by (ii) the WAM of the certificate remaining after the date of purchase. Market discount generally must be included in income payments other than QSI are received, in an amount equal to the lesser of: (i) the amount of such non-QSI payment received or (ii) the amount of market discount that has "accrued," but that has not yet been included in income. The purchaser may make a special election, which generally applies to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (the "Current Recognition Election"). In addition, a purchaser may make an All OID Election with respect to a Debt Instrument purchased with market discount. See "--OID" above.

         Until the Treasury promulgates applicable regulations, the purchaser of a Debt Instrument with market discount generally may elect to accrue the market discount either: (i) on the basis of a constant interest rate; (ii) in the case of a Debt Instrument not issued with OID, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or (iii) in the case of a Debt Instrument issued with OID, in the ratio of OID accrued for the relevant period to the total remaining OID at the beginning of such period. Regardless of which computation method is elected, the Prepayment Assumption must be used to calculate the accrual of market discount.

         A certificateholder that has acquired any Debt Instrument with market discount generally will be required to treat a portion of any gain on a sale or exchange of the instrument as ordinary income to the extent of the market discount accrued to the date of disposition less any accrued market discount previously reported as ordinary income. Moreover, such a holder (unless it has made the current accrual election) generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Debt Instrument to the extent that they exceed income on the Debt Instrument. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. Under the Contingent Payment Regulations, a secondary market purchaser of an Interest Weighted Certificate or other Contingent Payment Obligation at a discount generally would continue to accrue interest and determine adjustments on such obligation based on the original projected payment schedule devised by the issuer of such certificate. See "-- Interest Weighted Certificates and Non-VRDI Certificates" above. Such holder would be required, however, to allocate the difference between the adjusted issue price of the obligation and its basis in the obligation as positive adjustments to the accruals or projected payments on the certificate over the remaining term of the obligation in a manner that is reasonable -- e.g., based on a constant yield to maturity.

Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules.

Amortizable Premium

         A purchaser of a Debt Instrument at a premium over its principal amount may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the instrument. The applicable legislative history indicates that premium is to be accrued in the same manner as market discount; accordingly, the accrual of such premium will be calculated using the Prepayment Assumption. Amortized premium generally would be treated as an offset to interest income on a Debt Instrument and not as a separate deduction item. Any election to amortize premium will apply to all taxable debt instruments, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for a debt instrument should consult their tax advisors regarding the election to amortize premium and the method to be employed.

         In cases where premium must be amortized on the basis of the price and date of an optional redemption, the certificate will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the certificate at the time of the deemed reissuance will be amortized on the basis of: (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

         Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a premium generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate. See "--Interest Weighted Certificates and Contingent Payment Instruments" above. The holder of such a certificate would allocate the difference between its basis in the certificate and the adjusted issue price of the certificate as negative adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable -- e.g., based on a constant yield to maturity.

Consequences of Realized Losses

         Under Section 166 of the Code, both corporate holders of Debt Instruments and noncorporate holders that acquire Debt Instruments in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which such instruments become wholly or partially worthless as the result of one or more Realized Losses on the underlying assets. However, a noncorporate holder that does not acquire a Debt Instrument in connection with its trade or business will not be entitled to deduct a loss under Code Section 166 until such instrument becomes wholly worthless -- i.e., until its outstanding principal balance has been reduced to zero, and the loss will be characterized as short-term capital loss.

         Each holder of a Debt Instrument will be required to accrue OID on such instrument without giving effect to any reduction in distributions attributable to a default or delinquency on the underlying assets until a Realized Loss is allocated to such Debt Instrument or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of OID reported in any period by the holder of a Debt Instrument could exceed significantly the amount of economic income actually realized by the holder in such period. Although the holder of a Debt Instrument eventually will recognize a loss or a reduction in income attributable to previously included OID that, as a result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income. Accordingly, you should consult with your tax advisor with respect to the federal income tax consequences of Realized Losses attributable to OID.

Gain or Loss on Disposition

         If a Debt Instrument is sold, the holder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the certificate. The adjusted basis of a Debt Instrument generally will equal the cost of the instrument to the holder, increased by any OID or market discount previously includible in the holder's gross income, and reduced by the portion of the basis of the debt instrument allocable to payments thereon, other than QSI, previously received by the holder and by any amortized premium. Similarly, a holder who receives a scheduled or prepaid principal payment on a Debt Instrument will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the certificate. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition Debt Instrument generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the certificate is held as a capital asset for more than 12 months.

         Gain from the disposition of a REMIC or FASIT regular interest that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includible in income with respect to the certificate by the certificateholder during his holding period is less than the amount that would have been includible in income if the yield on that certificate during the holding period had been 110% of the "applicable federal rate" as of the date that the holder acquired the certificate. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC regular certificate that will be recharacterized as ordinary income is limited to the amount of OID, if any, on the certificate that was not previously includible in income, the applicable Code provision contains no such limitation; further, the Prepayable Obligation rules indicate that all OID, including OID not yet accrued, on a Prepayable Obligation would be treated as ordinary income.

         A portion of any gain from the sale of a Debt Obligation that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

         In the case of a regular interest in a FASIT that is a "high yield interest," a holder's taxable income will not be less than its income determined solely by reference to such interests.

Taxation of Certain Foreign Holders of Debt Instruments

         REMIC Regular Interests, Certain FASIT Regular Interests, and other Debt Instruments. Interest, including OID, paid on a Debt Instrument to a nonresident alien individual, foreign corporation, or other non-United States person (a "foreign person") generally will be treated as "portfolio interest" and, therefore, will not be subject to any United States withholding tax, provided that: (i) such interest is not effectively connected with a trade or business in the United States of the certificateholder, (ii) the trustee or other person who would otherwise be required to withhold tax is provided with appropriate certification on Form W-8BEN that the beneficial owner of the certificate is a foreign person ("foreign person certification") (iii) the foreign person is not a 10% shareholder within the meaning of Section 871(h)(3)(B) of the Code or a controlled foreign corporation as described under Section 881(c)(3)(C) of the Code, and (iv) the foreign person is not a bank receiving interest on a loan made in the ordinary course of business, and
(v) the interest is not "contingent" as provided in Section 861(h)(4). If the holder fails to meet the conditions listed above, interest, including OID, paid on the holders, Debt Instruments may be subject to either a 30% withholding tax or backup withholding of up to 30%, subject to reduction through 2010. The 30% withholding tax may be subject to a reduction or elimination under an applicable tax treaty if you certify you are the beneficiary of such a tax treaty on Form W-8BEN. Further, the withholding tax may not apply if your interest, including OID, is effectively connected with your conduct of a trade or business in the United States and if you certify this on Form W-8ECI. See "-- Backup Withholding" below.

          The foregoing does not apply to FASIT High -Yield Interests, which must be owned by a U.S. corporation. Further, the 30% withholding tax will apply if IRS determines that withholding is required in order to prevent tax evasion by United States persons.

         In the case of Debt Instruments other than FASIT or REMIC regular interests (which generally cannot be issued with contingent interest) certain types of interest based on the profits, sales, or similar items of the issuer are not eligible for portfolio interest treatment, and accordingly would be subject to withholding. Any such interest will be discussed in the applicable supplement.

         Effective for payments made after December 31, 2000, any foreign investor that invokes the protection of an income tax treaty with respect to United States withholding tax generally will be required to obtain a taxpayer identification number from the IRS in advance and provide verification that such investor is entitled to the protection of the relevant income tax treaty. Foreign tax-exempt investors generally will be required to provide verification of their tax-exempt status. Foreign investors are urged to consult their tax advisors with respect to these new withholding rules.

Backup Withholding

         Under federal income tax law, a certificateholder may be subject to "backup withholding" under certain circumstances. Backup withholding may apply to a certificateholder who is a United States person if the certificateholder, among other things: (i) fails to furnish his social certificate number or other taxpayer identification number ("TIN") to the trustee, (ii) furnishes the trustee an incorrect TIN, (iii) fails to report properly interest and dividends, or (iv) under certain circumstances, fails to provide the trustee or the certificateholder's certificates broker with a certified statement, signed under penalties of perjury, that the TIN provided to the trustee is correct and that the certificateholder is not subject to backup withholding. Backup withholding may apply, under certain circumstances, to a certificateholder who is a foreign person if the certificateholder fails to provide the trustee or the certificateholder's certificates broker with a foreign person certification. Backup withholding applies to "reportable payments," which include interest payments and principal payments to the extent of accrued OID, as well as distributions of proceeds from the sale of REMIC regular certificates or REMIC Residual Certificates. The backup withholding rate will not exceed 30%, subject to reduction through 2010. Backup withholding, however, does not apply to payments on a certificate made to certain exempt recipients, such as tax-exempt organizations, and to certain foreign persons. You should consult your tax advisors for additional information concerning the potential application of backup withholding to payments received by you with respect to a certificate.

Reporting and Tax Administration

         REMIC Regular Certificates. Reports will be made at least annually to holders of record of REMIC regular certificates, other than those with respect to whom reporting is not required, and to the IRS as may be required by statute, regulation, or administrative ruling with respect to (i) interest paid or accrued on the certificates, (ii) OID, if any, accrued on the certificates, and (iii) information necessary to compute the accrual of any market discount or the amortization of any premium on the certificates.

         Residual Certificates. For purposes of federal income tax reporting and administration, a Series REMIC generally will be treated as a partnership, and the related Residual Certificateholders as its partners. A Series REMIC will file an annual return on Form 1066 and will be responsible for providing information to Residual Certificateholders sufficient to enable them to report properly their shares of the REMIC's taxable income or loss, although it is anticipated that such information actually will be supplied by the trustee or the master servicer. The REMIC Regulations require reports to be made by a REMIC to its Residual Certificateholders each calendar quarter in order to permit such securityholders to compute their taxable income accurately. A person that holds a Residual Certificate as a nominee for another person is required to furnish those quarterly reports to the person for whom it is a nominee within 30 days of receiving such reports. A REMIC is required to file all such quarterly reports for a taxable year with the IRS as an attachment to the REMIC's income tax return for that year. As required by the Code, a Series REMIC's taxable year will be the calendar year.

         Residual Certificateholders should be aware that their responsibilities as holders of the residual interest in a REMIC, including the duty to account for their shares of the REMIC's income or loss on their returns, continue for the life of the REMIC, even after the principal and interest on their Residual Certificates have been paid in full.

         A Residual Certificateholder will be designated as the REMIC's tax matters person ("TMP"). The TMP generally has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the Residual Certificates of the same series would be able to participate in such proceedings in appropriate circumstances. GS Mortgage Securities Corp., the master servicer or an affiliate of either will acquire a portion of the residual interest in each Series REMIC in order to permit it to be designated as TMP for the REMIC or will obtain from the Residual Certificateholders an irrevocable appointment to perform the functions of the REMIC's TMP and will prepare and file the REMIC's federal and state income tax and information returns.

         Treasury regulations provide that a holder of a Residual Certificate is not required to treat items on its return consistently with their treatment on the REMIC's return if a holder owns 100% of the Residual Certificates for the entire calendar year. Otherwise, each holder of a Residual Certificate is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder of a Residual Certificate either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A Series REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

Tax Treatment of REMIC Residual Interests

         Overview. A REMIC is treated for federal income tax purposes as an entity separate from its owners, and the residual interest is treated as its equity. In a manner similar to that employed in the taxation of partnerships, REMIC taxable income or loss will be determined at the REMIC level, but passed through to the Residual Certificateholders.

         A portion of the income of Residual Certificateholders in certain Series REMICs, known as "excess inclusion income" will be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions; (ii) it will be considered unrelated business taxable income ("UBTI") to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30 % withholding tax that may otherwise available to a foreign Residual Certificateholder.

          Taxation of Residual Certificateholders. Each Residual Certificateholder will report its pro rata share of REMIC taxable income or loss for each day during its taxable year on which it holds the Residual Certificate on its own federal income tax return. Income realized by a Residual Certificateholder will be characterized as ordinary income or loss. Prospective investors should be aware that, because of the way in which REMIC taxable income is calculated, a Residual Certificateholder may recognize "phantom" income -- i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles -- which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield (if any) to Residual Certificateholders due to the lower present value of such loss or reduction.

         A REMIC generally determines its taxable income or loss in a manner similar to that of an individual using a calendar year and the accrual method of accounting. REMIC taxable income or loss will be characterized as ordinary income or loss and will consist of the REMIC's gross income, including interest, OID, and market discount income, if any, on the REMIC's assets, including temporary cash flow investments, premium amortization on the REMIC regular certificates, income from foreclosure property, and any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, reduced by the REMIC's deductions, including deductions for interest and OID expense on the REMIC regular certificates, premium amortization and servicing fees on such assets, the administration expenses of the REMIC and the REMIC regular certificates, any tax imposed on the REMIC's income from foreclosure property, and any bad debt deductions on the mortgage assets. However, the REMIC may not take into account any items allocable to a "prohibited transaction." See "-- REMIC-Level Taxes" below.

         The amount of the REMIC's net loss that may be deducted by a residual holder is limited to such holder's adjusted basis in the residual interest as of the end of the relevant taxable year, or the time of disposition of the residual interest, if earlier. A residual holder's basis in its Residual Certificate initially is equal to the purchase price, and thereafter is increased by the amount of taxable income recognized from the residual interest and decreased, but not below zero, by the amount of distributions made and the amount of net losses recognized with respect to that certificate. The amount of the loss allocable to a Residual Certificateholder that is disallowed under the basis limitation may be carried forward indefinitely, but may be used only to offset income from the same REMIC.

         The ability of Residual Certificateholders to deduct net losses may be subject to additional limitations under other provisions of the Code. A distribution on a Residual Certificate is treated as a non-taxable return of capital up to the amount of the Residual Certificateholder's adjusted basis in his Residual Certificate. If a distribution exceeds the adjusted basis of the Residual Certificate, the excess is treated as gain from the sale of such Residual Certificate.

         Timing differences may arise between the REMIC's income and corresponding deductions, creating "phantom income." Because phantom income arises from timing differences, it will be matched by a corresponding loss or reduction in taxable income in later years, during which economic or financial income will exceed REMIC taxable income. Any acceleration of taxable income, however, could lower the yield to a Residual Certificateholder, since the present value of the tax paid on that income will exceed the present value of the corresponding tax reduction in the later years. The amount and timing of any phantom income are dependent upon: (i) the structure of the particular Series REMIC and (ii) the rate of prepayment on the mortgage loans comprising or underlying the REMIC's assets and, therefore, cannot be predicted without reference to a particular Series REMIC.

         The assets of certain Series REMICs may have bases that are less than their principal amounts. In such a case, a Residual Certificateholder will recover the basis in his Residual Certificate as the REMIC recovers the portion of its basis in the assets that is attributable to the residual interest. The REMIC's basis in the assets is recovered as it is allocated to principal payments received by the REMIC.

         Limitations on Offset or Exemption of REMIC Income. Generally, a Residual Certificateholder's taxable income for any taxable year may not be less than such Certificateholder's excess inclusion income for that taxable year. Excess inclusion income generally equals the excess of REMIC taxable income for the quarterly period for the Residual Certificates over the product of: (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificates if they were debt instruments for federal income tax purposes on the closing date and (ii) the adjusted issue price of such Residual Certificates at the beginning of such quarterly period; however, if the residual interest at the time of issue is a "noneconomic" residual interest, all of the income derived by the holder may be excess inclusion income. For this purpose, the adjusted issue price of a residual interest at the beginning of a quarter is the issue price of the Residual Certificate, increased by prior income accruals and decreased by losses realized and distributions on the residual interest. Excess inclusion income will be treated as UBTI in the case of a tax exempt organization subject to the tax on UBTI. In addition, under Treasury regulations yet to be issued, if a REIT or a RIC owns a Residual Certificate that generates excess inclusion income, a pro rata portion of the dividends paid by the REIT or the RIC generally will constitute excess inclusion income for its shareholders. Finally, Residual Certificateholders that are foreign persons will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC. See "--Taxation of Certain Foreign Holders -- Residual Certificates" below.

         Non-Recognition of Certain Transfers for Federal Income Tax Purposes. The transfer of a "noneconomic residual interest" to a United States person will be disregarded for tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. A similar limitation exists with respect to transfers of certain residual interests to foreign investors.

          A residual interest will be "noneconomic" for this purpose unless, at the time the interest is transferred: (i) the present value of the expected future distributions on the residual interest equals or exceeds the product of: (a) the present value of the anticipated excess inclusion income and (b) the highest corporate tax rate for the year in which the transfer occurs, and
(ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue. If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner thereof and thus would continue to be subject to tax on its allocable portion of the net income of the related REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, -- i.e., the transferor has "improper knowledge." A transferor is presumed not to have such improper knowledge if:

         (a) The transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they come due;

         (b) The transferee represents to the transferor that it understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay the taxes associated with holding the residual interest as they become due;

         (c) The transferee represents to the transferor that it will not cause the income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base of such transferee, and this residual is, in fact, not transferred to such a permanent establishment or fixed base; and

         (d) One of the following two following tests is satisfied: Either:

             (1) The present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of:

                 (A) any consideration given to the transferee to acquire the interest,

                 (B) the expected future distributions on the interest, and

                 (C) any anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of that calculation, the present value is calculated using a discount rate equal to the short-term federal rate and assumes that the transferee is subject to tax at the highest corporate rate or, in certain circumstances, the alternative minimum tax rate; or

             (2) The transfer is made to certain domestic taxable corporations with large amounts of gross and net assets if an agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this safe harbor requires, among other things, that the transferor not know of any facts and circumstances that reasonably indicate that the taxes associated with the residual interest will not be paid. If the amount of consideration given to the transferee to acquire the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor will be deemed to know that the transferee cannot or will not pay those taxes.

         Ownership of Residual Certificates by Disqualified Organizations. The Code contains sanctions that are designed to prevent or discourage the direct or indirect ownership of a REMIC residual interest by the United States, any state or political subdivision, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization -- other than a farmers' cooperative described in
Section 521 of the Code -- that is not subject to the tax on UBTI (and thus is would not owe any tax on the income from a residual interest that it owned), or any rural electrical or telephone cooperative (each a "Disqualified Organization"). A corporation is not treated as an instrumentality of the United States or any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit. The penalties are as follows:

         First, REMIC status is dependent upon the presence of reasonable arrangements designed to prevent a Disqualified Organization from acquiring record ownership of a residual interest. Residual interests in Series REMICs are not offered for sale to Disqualified Organizations.

         Second, the Code imposes a one-time tax on the transferor of a residual interest to a Disqualified Organization. The one-time tax equals the product of: (i) the present value of the total anticipated excess inclusions with respect to the transferred residual interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. Where a transferee is acting as an agent for a Disqualified Organization, the transferee is subject to the one-time tax. The one-time tax may be waived by the Secretary of the Treasury if, upon discovery that a transfer is subject to the one-time tax, the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amounts as the Secretary may require.

         Third, the Code imposes an annual tax on any pass-through entity -- i.e., RIC, REIT, common trust, partnership, trust, estate or cooperative described in Code Section 1381 -- that owns a direct or indirect interest in a residual interest, if record ownership of an interest in the pass-through entity is held by one or more Disqualified Organizations. The tax imposed equals the highest corporate income tax rate multiplied by the share of any excess inclusion income of the pass-through entity for the taxable year that is allocable to the interests in the pass-through entity held by Disqualified Organizations. The same tax applies to a nominee who acquires an interest in a residual interest on behalf of a Disqualified Organization. For example, a broker that holds an interest in a Residual Certificate in "street name" for a Disqualified Organization is subject to the tax. Any such tax imposed on a pass-through entity would be deductible against that entity's ordinary income in determining the amount of its required distributions. A pass-through entity will not be liable for the annual tax if the record holder of the interest in the pass-through entity furnishes to the pass-through entity an affidavit that states, under penalties of perjury, that the record holder is not a Disqualified Organization, and the pass-through entity does not have actual knowledge that such affidavit is false.

         For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a residual interest, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code. The exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits as described above, is not available to an electing large partnership.

Special Considerations for Certain Types of Investors

         Dealers in Securities. Under Treasury regulations (the
"Mark-to-Market Regulations") relating to the requirement under Section 475 of the Code that dealers in securities use mark-to-market accounting for federal income tax purposes, dealers in securities are not permitted to mark to market any residual interest acquired on or after January 4, 1995.

         Tax-Exempt Entities. Any excess inclusion income with respect to a Residual Certificate held by a tax-exempt entity, including a qualified profit-sharing, pension, or other employee benefit plan, will be treated as UBTI. Although the legislative history and statutory provisions imply otherwise, the Treasury conceivably could take the position that, under pre-existing Code provisions, substantially all income on a Residual Certificate, including non-excess inclusion income, is to be treated as UBTI. See "-- Taxation of Residual Certificateholders" above.

         Individuals and Pass-Through Entities. A holder of a residual interest that is an individual, trust, or estate will be subject to the usual rules limiting certain miscellaneous itemized deductions, which may affect its ability to deduct its allocable share of the fees or expenses relating to servicing REMIC assets, administering the REMIC, or paying guaranty fees (if any).

         That same limitation will apply to individuals, trusts, or estates that hold residual interests indirectly through a grantor trust, a partnership, an S corporation, a common trust, a REMIC, or a nonpublicly offered RIC. A nonpublicly offered RIC is a RIC other than one whose shares are (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, or (iii) held by no fewer than 500 persons at all times during the taxable year. In addition, that limitation will apply to individuals, trusts, or estates that hold residual interests through any other person: (i) that is not generally subject to federal income tax and (ii) the character of whose income may affect the character of the income generated by that person for its owners or beneficiaries. In some cases, the amount of additional income that would be recognized as a result of the foregoing limitations by a holder of a residual interest that is an individual, trust, or estate could be substantial.

         Employee Benefit Plans. See "-- Residual Certificates -- Special Considerations for Certain Types of Investors -- Tax-exempt Entities" and "ERISA Considerations" in this prospectus.

         REITs, RICs, and Others. If a holder of a residual interest is a REIT, and the related REMIC generates excess inclusion income, a portion of REIT dividends will be treated as excess inclusion income for the REIT's shareholders, in a manner to be provided by regulations. Thus, shareholders in a REIT that invests in Residual Certificates could face unfavorable treatment of a portion of their REIT dividend income for purposes of: (i) using current deductions or net operating loss carryovers or carrybacks, (ii) UBTI in the case of tax-exempt shareholders, and (iii) withholding tax in the case of foreign shareholders. Moreover, because residual holders may recognize phantom income, a REIT contemplating an investment in Residual Certificates should consider carefully the effect of any phantom income upon its ability to meet its income distribution requirements under the Code. The same rules regarding excess inclusion will apply to a residual holder that is a RIC, common trust, or one of certain corporations doing business as a cooperative. See "--Residual Certificates -- Special Considerations for Certain Types of Investors -- Foreign Residual Certificateholders" and "--Taxation of Residual Certificateholders" above.

         A Residual Certificate held by a REIT will be treated as a real estate asset for purposes of the REIT qualification requirements in the same proportion that the REMIC's assets would be treated as real estate assets if held directly by the REIT, and interest income derived from such Residual Certificate will be treated as qualifying interest income for REIT purposes ("Qualifying REIT Interest") to the same extent. If 95% or more of a REMIC's assets qualify as real estate assets for REIT purposes, 100% of that REMIC's regular and residual interests will be treated as real estate assets for REIT purposes, and all of the income derived from such interests will be treated as Qualifying REIT Interest. Two or more REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes real estate assets. It is expected that at least 95% of the assets of a Series REMIC will be real estate assets throughout the REMIC's life. The amount treated as a real estate asset in the case of a Residual Certificate apparently is limited to the REIT's adjusted basis in the certificate.

         Significant uncertainty exists regarding the treatment of a Residual Certificate for purposes of the various asset composition requirements applicable to RICs. A Residual Certificate should be treated as a "security," but will not be considered a "government security" for purposes of Section 851(b)(4) of the Code. Moreover, it is unclear whether a Residual Certificate will be treated as a "voting security" under that Code section. Finally, because the REMIC will be treated as the "issuer" of the Residual Certificate for purposes of that Section, a RIC would be unable to invest more than 25% of the value of its total assets in Residual Certificates of the same REMIC.

         Foreign Residual Certificateholders. Amounts paid to residual holders who are foreign persons are treated as interest for purposes of the 30% United States withholding tax on payments to foreign persons. Under Treasury regulations, non-excess inclusion income received by a residual holders that is a foreign person generally qualifies as "portfolio interest" exempt from the 30% withholding tax only to the extent that: (i) the assets of the Series REMIC are in, or considered to be in, registered form, (ii) the mortgage loans were originated after July 18, 1984 and (iii) the certificateholder meets the requirements listed under "--Taxation of Certain Foreign Holders of Debt Instruments" above. Because mortgage loans generally are not themselves in "registered form," amounts received by residual holders that are foreign persons may not qualify as "portfolio interest," although the issuance of the Residual Certificates in registered form may be deemed to satisfy the registration requirement. If the portfolio interest exemption is unavailable, such amounts generally will be subject to United States withholding tax when paid or otherwise distributed, or when the residual interest is disposed of, under rules similar to those for withholding on debt instruments that have OID. However, the Code grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax -- i.e., where the Residual Certificates, as a class, do not have significant value. The portfolio interest exception is not available for excess inclusion income.

         A transfer of a residual interest that has "tax avoidance potential" will be disregarded for federal income tax purposes if the transferee is a foreign person. A Residual Certificate will be deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each accrual of excess inclusion income, the REMIC will distribute to the transferee an amount that will equal at least 30% of such amount, and that each such amount will be distributed no later than the close of the calendar year following the calendar year of accrual (the "30% Test"). A transferor of a residual interest to a foreign person will be presumed to have had a reasonable expectation that the 30% Test will be satisfied if that test would be satisfied for all mortgage asset prepayment rates between 50% and 200% of the Pricing Prepayment Assumption. See "-- OID," above. If a foreign person transfers a Residual Certificate to a United States person and the transfer, if respected, would permit avoidance of withholding tax on accrued excess inclusion income, the transfer will be disregarded for federal income tax purposes and distributions with respect to the Residual Certificate will continue to be subject to 30% withholding as though the foreign person still owned the Residual Certificate. Investors who are foreign persons should consult their own tax advisors regarding the specific tax consequences to them of owning and disposing of a Residual Certificate.

         Thrift Institutions, Banks, and Certain Other Financial Institutions. Generally, gain or loss arising from the sale or exchange of Residual Certificates held by certain financial institutions will give rise to ordinary income or loss, regardless of the length of the holding period for the Residual Certificates. Those financial institutions include banks, mutual savings banks, cooperative banks, domestic building and loan institutions, savings and loan institutions, and similar institutions. See "-- Disposition of Residual Certificates" below.

         Disposition of Residual Certificates. A special version of the wash sale rules will apply to dispositions of Residual Certificates. Under that version, losses on dispositions of Residual Certificates generally will be disallowed where, within six months before or after the disposition, the seller of such a certificate acquires any residual interest in a REMIC or any interest in a Taxable Mortgage Pool that is economically comparable to a Residual Certificate. Regulations providing for appropriate exceptions to the application of the wash sale rules have been authorized, but have not yet been promulgated.

Treatment by the REMIC of OID, Market Discount, and Amortizable Premium

         OID. Generally, the REMIC's deductions for OID expense on its REMIC regular certificates will be determined in the same manner as for determining the OID income of the holders of such certificates, as described in "-- OID" above, without regard to the de minimis rule described therein.

REMIC-Level Taxes

         Income from certain transactions by the REMIC called prohibited transactions, and the amount of any so-called prohibited contributions, will be taxed directly to the REMIC at a 100% rate. In addition, net income from one prohibited transaction may not be offset by losses from other prohibited transactions. The applicable transaction documents will generally prohibit the REMIC from entering into any prohibited transaction or prohibited contribution that would produce taxable income.

         To the extent that a REMIC derives certain types of income from foreclosure property -- generally, income relating to dealer activities of the REMIC, it will be taxed on such income at the highest corporate income tax rate. It is not anticipated that any Series REMIC will receive significant amounts of such income, although situations may occur in which it is more advantageous for the Servicer to earn income subject to the tax on foreclosure property than to earn no income on such property.

         The burden of such taxes will generally be borne by any outstanding subordinated class of REMIC interests before it is borne by a more senior class of interests.

 REMIC Qualification

         The trust underlying a series, or one or more designated pools of assets held by the trust, will qualify under the Code as a REMIC in which the REMIC regular certificates and Residual Certificates will constitute the "regular interests" and "residual interests," respectively, if a REMIC election is in effect and certain tests concerning: (i) the composition of the REMIC's assets and (ii) the nature of the securityholders' interests in the REMIC are met on a continuing basis.

         If a REMIC Pool fails to comply with one or more of the Code's ongoing requirements for REMIC status during any taxable year, the Code provides that its REMIC status may be lost for that year and thereafter. If REMIC status is lost, the treatment of the former REMIC and the interests therein for federal income tax purposes is uncertain. The former REMIC might be entitled to treatment as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code, or as a partnership, in which case no entity-level tax would be imposed on the former REMIC. Alternatively, some or all of the REMIC regular certificates may continue to be treated as debt instruments for federal income tax purposes, but the arrangement could be treated as a Taxable Mortgage Pool, as described in "-- Taxable Mortgage Pools" below. The Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for REMIC status occurs inadvertently and in good faith. Such regulations have not yet been issued. Disqualification relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

         Taxable Mortgage Pools. Corporate income tax can be imposed on the net income of some entities issuing non-REMIC debt obligations secured by real estate mortgages ("Taxable Mortgage Pools" or "TMP"). Any entity other than a REMIC or a FASIT will be considered a TMP, if: (i) substantially all of the assets of the entity consist of debt obligations and more than 50% of those obligations consist of "real estate mortgages;" (ii) that entity is the borrower under debt obligations with two or more maturities; and (3) under the terms of the debt obligations on which the entity is the borrower, payments on those obligations bear a relationship to payments on the obligations held by the entity. Furthermore, a group of assets held by an entity can be treated as a separate TMP if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations. The depositor will generally structure offerings of non-REMIC Securities to avoid the application of the Taxable Mortgage Pool rules.

FASIT Securities

         FASIT interests will be classified as either FASIT regular interests, which generally will be treated as debt for federal income tax purposes, or FASIT ownership interests, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related FASIT. The prospectus supplement for each series of securities will indicate which securities of such series will be designated as regular interests, and which, if any, will be designated as the ownership interest.

         Certain FASIT regular interest regular interests, including but not limited to Interest Weighted Certificates, will be classified as "high-yield interests." A high-yield interest, although it is a regular interest, may only be held by domestic C corporations that are fully subject to corporate income tax, other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of high-yield interests are subject to limitations on offsetting income derived from such interest all of which is treated in the same manner as excess inclusion income of a REMIC. See "--Taxation of Holders of High-Yield Interests" above.

         Except as described above, FASIT regular interest are generally subject to taxation in the same manner as other Debt Instruments.

FASIT Qualification

         A trust or pool of assets will qualify as a FASIT if: (i) a FASIT election is in effect, (ii) certain tests concerning the composition of the FASITs assets (the "asset test") and the nature of the investors' interests in the FASIT (the "interests test") are met on a continuing basis, and (iii) the trust is not a RIC as described in Section 851(a) of the Code.

         One class of securities will be designated as the sole ownership interest in the FASIT. The ownership class must be owned by a domestic "C" corporation. The ownership interest need not have any particular economic characteristics.

         If a trust or segregated pool of trust assets fails to comply with one or more ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the federal income tax treatment of the former FASIT and the related securities is uncertain. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which requirements for FASIT status are not satisfied.

         Taxation of Holders of FASIT Ownership Interests. A FASIT ownership interest represents the residual equity interest in a FASIT. As such, the holder of a FASIT ownership interest determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss and credit of the related FASIT. In general the character of the income to the holder of a FASIT ownership interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT ownership interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT ownership interest must use a constant yield methodology and an accrual method of accounting and generally will be subject to the same rules of taxation for OID, market discount, and amortizable premium as a REMIC would. See "-- Treatment by the REMIC of OID, Market Discount, and Amortizable Premium" above. In addition, a holder of a FASIT ownership interest is subject to the same limitations on its ability to use non-FASIT losses to offset income from the FASIT ownership interest as are holders of high-yield interests.

         Rules similar to the wash sale rules applicable to REMIC residual interests will also apply to FASIT ownership interests. Accordingly, losses on dispositions of a FASIT ownership interest generally will be disallowed where within six months before or after the disposition, the seller of such interest acquires any other FASIT ownership interest that is economically comparable to the disposed FASIT ownership interest. In addition, if any security that is sold or contributed to a FASIT by the holders of the related FASIT ownership interest was required to be marked to market under section 475 of the Code by such holder, then section 475 of the Code generally will continue to apply to such security.

         The holder of a FASIT ownership interest will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include: (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT, and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any series of securities for which a FASIT election is made generally will be structured to avoid application of the prohibited transaction tax.

Tax Information Reporting of FASIT Securities

         The securities will represent collateralized debt obligations for purposes of the information reporting requirements set out in the Treasury regulations. As required by those regulations, the trustee will provide to securityholders information concerning the interest paid and OID accrued on the securities as specified in the prospectus supplement.

Grantor Trusts

         Treatment of the Trust for Federal Income Tax Purposes. With respect to each series of Grantor Trust Securities, assuming compliance with all applicable provisions of the Code, the related Grantor Trust (the "Grantor Trust") will be classified as a fixed investment, or "grantor" trust under Subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation. For federal income tax purposes, the owner of a Grantor Trust Security will be treated as the beneficial owner of an appropriate portion of the principal and interest payments, according to the characteristics of the security in question, to be received on the trust assets assigned to your trust for federal income tax purposes.

Tax Treatment of the Grantor Trust Security

         The types of Grantor Trust Securities offered in a series may include:

o Grantor Trust Securities evidencing ownership interests only in the interest payments on the trust assets, net of certain fees, ("IO Securities"),

o Grantor Trust Securities evidencing ownership interests in the principal, but not the interest, payments on the trust assets ("PO Securities"),

o Grantor Trust Securities evidencing ownership interests in differing percentages of both the interest payments and the principal payments on the trust assets ("Ratio Securities"), and

o Grantor Trust Securities evidencing ownership in equal percentages of the principal and interest payments on the trust assets ("Pass-Through Securities").

The federal income tax treatment of Grantor Trust Securities other than Pass-Through Securities (such securities, "Strip Securities") will be determined in part by Section 1286 of the Code. Little administrative guidance has been issued under that Section and, thus, many aspects of its operation are unclear, particularly the interaction between that Section and the rules pertaining to discount and premium. Hence, significant uncertainty exists regarding the federal income tax treatment of the Strip Securities, and potential investors should consult their own tax advisors concerning such treatment.

         One or more classes of Grantor Trust Securities may be subordinated to one or more other classes of Grantor Trust Securities of the same series. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior Grantor Trust Securities. However, holders of the subordinated Grantor Trust Securities will be allocated losses that otherwise would have been borne by the holders of the more senior Grantor Trust Securities. Holders of the subordinated Grantor Trust Securities should be able to recognize any such losses no later than the taxable year in which they become Realized Losses. Employee benefit plans subject to ERISA should consult their own tax advisors before purchasing any subordinated Grantor Trust Security. See "ERISA Considerations" in this prospectus and in the accompanying prospectus supplement.

Treatment of Pass-Through Securities

         The holder of a Pass-Through Security ("Pass-Through Securityholder") generally will be treated as owning a pro rata undivided interest in each of the trust assets (excluding any assets identified as not being owned by such Securityholders in a Supplement). Accordingly, each Pass-Through Securityholder will be required to include in income its pro rata share of the entire income from the trust assets, including interest and discount income, if any. Such securityholder generally will be able to deduct from its income its pro rata share of the administrative fees and expenses incurred with respect to the trust assets, provided that these fees and expenses represent reasonable compensation for the services rendered. An individual, trust, or estate that holds a Pass-Through Security directly or through a pass-through entity will be subject to the limitations on deduction of itemized deductions and other rules limiting deductions, as if it owned its share of the assets of the trust directly.

         The Code provisions concerning OID, market discount, and amortizable premium will apply to the trust assets. Although such rules in theory may be required to be applied on an asset-by-asset basis, for ease of administration the Tax Administrator will generally apply such rules on an aggregate pool basis. The rules regarding discount and premium, including the Prepayable Obligation rules, that are applicable to loans held by a Grantor Trust generally are the same as those that apply to Debt Instruments. See "--OID," "--Variable Rate Certificates," "--Market Discount" and "--Amortizable Premium" above.

Treatment of Strip Securities

         Many aspects of the federal income tax treatment of the Strip Securities are uncertain. The discussion below describes the treatment that Tax Counsel believes is appropriate, but there can be no assurance that the IRS will not take a contrary position. You should consult your tax advisor with respect to the federal income tax treatment of the Strip Securities.

         Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of "stripped coupons" with respect to the separated rights to interest payments and "stripped bonds" with respect to the principal and any unseparated interest payments associated with that principal. The issuance of IO Securities or PO Securities effects a separation of the ownership of the interest and principal payments on some or all of the trust assets. In addition, the issuance of Ratio Securities effectively separates and reallocates the proportionate ownership of the interest and principal payments on the trust assets. Therefore, Strip Securities will be subject to Section 1286. For federal income tax accounting purposes, Section 1286 of the Code treats a stripped bond or a stripped coupon as a new debt instrument issued on the date that the stripped interest is purchased, and at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest.

         Each stripped bond or coupon generally will have OID equal to the excess of its stated redemption price at maturity -- or, in the case of a stripped coupon, the amount payable on the due date of such coupon -- over its issue price. Treasury regulations under Section 1286 of the Code (the "Stripping Regulations"), however, provide that the OID on a stripped bond or stripped coupon is zero if the amount of the OID would be de minimis under rules generally applicable to debt instruments. For purposes of determining whether such amount would be de minimis,

o the number of complete years to maturity is measured from the date the stripped bond or stripped coupon is purchased,

o an aggregation approach similar to the Aggregation Rule may be applied, and

o unstripped coupons may be treated as stated interest with respect to the related bonds and, therefore, may be excluded from stated redemption price at maturity in appropriate circumstances.

In addition, the Stripping Regulations provide that, in certain circumstances, the excess of a stripped bond's stated redemption price at maturity over its issue price is treated as market discount, rather than as OID. See
"--Grantor Trusts -- Determination of Income With Respect to Strip Securities" above.

         The application of Section 1286 of the Code to the Strip Securities is not entirely clear under current law. That Section could be interpreted as causing any or all of the following:

o in the case of an IO Security, each interest payment due on the trust assets to be treated as a separate debt instrument,

o in the case of a Ratio Security entitled to a disproportionately high share of principal, each excess principal amount -- i.e., the portion of each principal payment on such assets that exceeds the amount to which the Ratio Securityholder would have been entitled if he or she had held an undivided interest in the trust assets -- to be treated as a separate debt instrument, and

o in the case of a Ratio Security entitled to a disproportionately high share of interest, each excess interest amount to be treated as a separate debt instrument.

         In addition, Section 1286 of the Code requires the purchase price of a Strip Security to be allocated among each of the rights to payment on the trust assets to which the securityholder is entitled that are treated as separate debt instruments. Despite the foregoing, it may be appropriate to treat stripped coupons and stripped bonds issued to the same holder in connection with the same transaction as a single debt instrument, depending on the facts and circumstances surrounding the issuance. Facts and circumstances considered relevant for this purpose should include the likelihood of the debt instruments trading as a unit and the difficulty of allocating the purchase price of the unit among the individual payments. Strip Securities are designed to trade as whole investment units and, to the extent that the underwriter develops a secondary market for the Strip Securities, it anticipates that the Strip Securities would trade in such market as whole units. In addition, because no market exists for individual payments on trust assets, the proper allocation of the security's purchase price to each separate payment on the trust assets would be difficult and burdensome to determine. Based on those facts and circumstances, it appears that all payments of principal and interest to which the holder of a Strip Security is entitled should be treated as a single installment obligation. Although the OID Regulations do not refer directly to debt instruments that are governed by Section 1286 of the Code, the application of the OID Regulations to such instruments is consistent with the overall statutory and regulatory scheme. Therefore, the Tax Administrator intends to treat each Strip Security as a single debt instrument for federal income tax accounting purposes.

Determination of Income with Respect to Strip Securities

         For purposes of determining the amount of income on a Strip Security that accrues in any period, the rules described in this prospectus under "-- OID," "--Variable Rate Certificates," "--Interest Weighted Certificates and Non-VRDI Securities," "--Anti-Abuse Rule," "--Market Discount" and "--Amortizable Premium" above will apply. PO Securities, and certain classes of Ratio Securities, will be issued at a price that is less than their stated principal amount and thus generally will be issued with OID. A Strip Security that would meet the definition of an Interest Weighted Certificate or a Weighted Average Certificate if it were a REMIC regular certificate is subject to the same tax accounting considerations applicable to the REMIC regular certificate to which it corresponds. As described in "--Interest Weighted Certificates and Non-VRDI Certificates" above, certain aspects of the tax accounting treatment of such a Strip Security are unclear. Unless and until the IRS provides administrative guidance to the contrary, the Tax Administrator will account for such a Strip Security in the manner described for the corresponding REMIC regular certificate. See "--Interest Weighted Certificates and Non-VRDI Certificates" above.

         If a PO Security or a Ratio Security that is not considered a Contingent Payment Obligation (an "Ordinary Ratio Security") subsequently is sold, the purchaser apparently would be required to treat the difference between the purchase price and the stated redemption price at maturity as OID. The holders of such securities generally will be required to include such OID in income as described in "-- OID" above. PO Securities and Ordinary Ratio Securities issued at a price less than their stated principal amount will be treated as issued with market discount rather than with OID if, after the most recent disposition of the related Grantor Trust Security, either: (i) the amount of OID on the Grantor Trust Security is considered to be de minimis under the Stripping Regulations or (ii) the annual stated rate of interest payable on the Grantor Trust Security is no more than 1% lower than the annual stated rate of interest payable on the trust assets from which the Grantor Trust Security was stripped. The holders of such Grantor Trust Securities generally would be required to include market discount in income in the manner described in "--Market Discount" above. Some classes of Ordinary Ratio Securities may be issued at prices that exceed their stated principal amounts. Subject to the discussion of Superpremium Securities in "--OID," above holders of Ordinary Ratio Securities generally will be able to amortize that premium as described in "--Amortizable Premium" above.

Purchase of Complementary Classes of Strip Securities

         Strip Securities of certain classes of the same series ("Complementary Securities"), when held in combination, may provide an aggregate economic effect equivalent to that of a Pass-Through Security based upon the same trust assets. When an investor purchases Complementary Securities, it appears that, for federal income tax purposes, each security should be treated separately and should be subject to the rules described above. The IRS could assert, however, that Complementary Securities held in combination should be treated as a single pass-through type instrument, with the result that the rules governing stripped bonds and stripped coupons under
Section 1286 of the Code would not be applied. Consequently, investors who acquire Complementary Securities should consult their own tax advisors as to the proper treatment of such securities.

Possible Alternative Characterizations of Strip Securities

         The IRS could assert that the Strip Securities should be characterized for tax purposes in a manner different from that described above. For example, the IRS could contend that each Ratio Security whose interest rate is higher than the net interest rate distributed from the trust taking into account all of the securities of that series (the "Net Series Rate") is to be treated as being composed of two securities: (i) a Pass-Through Security of the same principal amount as the Ratio Security but generating interest at the Net Series Rate; and (ii) an IO Security representing the excess of the rate on the Ratio Security over the Net Series Rate. Similarly, a Ratio Security whose interest rate is lower than the Net Series Rate could be treated as composed of a Pass-Through Security with an interest rate equal to the Net Series Rate and a PO Security. Alternatively, the IRS could interpret Section 1286 of the Code to require that each individual interest payment with respect to an IO Security or a Ratio Security be treated as a separate debt instrument for OID purposes. The IRS also might challenge the manner in which OID is calculated, contending that:

o the stated maturity should be used to calculate yield on the Grantor Trust Securities,

o the Contingent Payment Regulations should not apply to the IO Securities, or

o the Contingent Payment Regulations should apply to the Ordinary Ratio Securities.

Given the variety of alternative treatments of the Grantor Trust Securities and the different federal income tax consequences that could result from each alternative, your are urged to consult your tax advisor regarding the proper treatment of the Grantor Trust Securities for federal income tax purposes.

Limitations on Deductions With Respect to Strip Securities

         The holder of a Strip Security will be treated as owning an interest in each of the trust assets and will recognize an appropriate share of the income and expenses associated with those trust assets. Accordingly, an individual, trust, or estate that holds a Strip Security directly or through a pass-through entity will be subject to the same limitations on deductions with respect to such security as are applicable to holders of Pass-Through Securities. See "-- Grantor Trusts -- Treatment of Pass-Through Securities" above.

Sale of a Grantor Trust Security

         A sale of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in such security. The rules for computing the adjusted basis of a Grantor Trust Security are the same as in the case of a REMIC regular certificate. See "-- Gain or Loss on Disposition" above. Gain or loss from the sale or other disposition of a Grantor Trust Security generally will be capital gain or loss to a securityholder if the security is held as a "capital asset" within the meaning of Section 1221 of the Code, and will be long-term or short-term depending on whether the security has been held for more than one year. Ordinary income treatment, however, will apply to the extent mandated by the OID and market discount rules or if the Securityholder is a financial institution described in Section 582 of the Code. See "-- Gain or Loss on Disposition" above.

Taxation of Certain Foreign Holders of Grantor Trust Securities

         Interest, including OID, paid on a Grantor Trust Security to a foreign person generally is treated as "portfolio interest" and, therefore, is not subject to any United States tax, provided that:

o such interest is not effectively connected with a trade or business in the United States of the securityholder,

o the trustee or other person who would otherwise be required to withhold tax is provided with foreign person certification,

o    the foreign person is not a 10% shareholder within the meaning of Code
     Section 871(h)(3)(B) or a controlled foreign corporation as described under Code Section 881(c)(3)(C), and

o the foreign person is not a bank receiving interest on a loan made during the ordinary course of business.

If the foregoing conditions are not met, interest -- including OID -- paid on a Grantor Trust Security may be subject to either a 30% withholding tax or a backup withholding.

         In the case of certain series, portfolio interest treatment will not be available for interest paid with respect to certain classes of Grantor Trust Securities. Interest on debt instruments issued on or before July 18, 1984 does not qualify as "portfolio interest" and, therefore, is subject to United States withholding tax at a 30% rate -- or lower treaty rate, if applicable. IO Securities and PO Securities generally are treated, and Ratio Securities generally should be treated, as having been issued when they are sold to an investor. In the case of Pass-Through Securities, however, the issuance date of the security is determined by the issuance date of the mortgage loans underlying the trust. Thus, to the extent that the interest received by a holder of a Pass-Through Security is attributable to mortgage loans issued on or before July 18, 1984, such interest will be subject to the 30% withholding tax. Moreover, to the extent that a Ratio Security is characterized as a pass-through type security and the underlying mortgage loans were issued on or before July 18, 1984, interest generated by the security may be subject to the withholding tax. See "-- Grantor Trusts " above.

Backup Withholding of Grantor Trust Securities

         The application of backup withholding to Grantor Trust Securities generally is the same as in the case of REMIC regular certificates. See "Material Federal Income Tax Consequences -- REMIC Certificates -- Backup Withholding" above.

Reporting and Tax Administration of Grantor Trust Securities

         For purposes of reporting and tax administration, the holders of Grantor Trust Securities will be treated in the same fashion as the owners of the underlying trust assets.


Taxation of Owners of Owner Trust Securities

         In the case of any Owner Trust Security offered pursuant to a prospectus supplement and issued by a non-REMIC, non-FASIT trust that is not a fixed investment trust (such trust or limited liability company an "Owner Trust," the Tax Counsel will render its opinion that: (i) such security will be classified as debt for federal income tax purposes; (ii) such security will either classified as debt for federal income purposes or as an interest in a partnership not taxable as a corporation or (ii) such security will be taxable as an interest in a partnership not taxable as a corporation. Such opinion will be based on the assumption that the terms of the related documents will be complied with, and on counsel's conclusion that either the trust is not a publicly traded partnership or the nature of the income of the trust will be exempt it from the rule that certain publicly traded partnerships are taxable as corporations. Any such securities may be denominated either as debt or as equity under state law. The treatment of Owner Trust Securities classified as debt is set forth above. The following section summarizes federal income tax provisions that would generally apply to securities classified for tax purposes as partnership interests.

Partnership Taxation

         As a partnership, the Partnership Trust will not be subject to federal income tax. Rather, each securityholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust. It is anticipated that the Partnership Trust's income will consist primarily of interest earned on the mortgage loans (including appropriate adjustments for market discount, OID and bond premium) as described above under "--OID," "--Market Discount" and "--Amortizable Premium" above, and any gain upon collection or disposition of mortgage loans. The Partnership Trust's deductions will consist primarily of interest expense accruing on the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement. The partnership agreement will provide, in general, unless otherwise specified in a Supplement that the securityholders will be allocated taxable income of the Partnership Trust for each Collection Period equal to the sum of: (i) the interest that accrues on the Partnership Securities in accordance with their terms for such Collection Period, including interest accruing at the applicable pass-through rate for such Collection Period and interest on amounts previously due on the Partnership Securities but not yet distributed;
(ii) any Partnership Trust income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to a securityholder for such Collection Period. Such allocation will be reduced by any amortization by the Partnership Trust of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust will be allocated to the seller. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to securityholders. Moreover, even under the foregoing method of allocation, securityholders may be allocated interest income at the applicable pass-through rate plus the other income items described above, even though the Partnership Trust may not have sufficient cash to make current cash distributions of such amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and securityholders may become liable for taxes on Partnership Trust income even if they have not received cash from the Partnership Trust to pay such taxes.

         Part or all of the taxable income allocated to a securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute UBTI generally taxable to such a holder under the Code.

         A share of expenses of the Partnership Trust (including fees of the master servicer but not interest expense) allocable to an individual, estate or trust securityholder would be miscellaneous itemized deductions subject to the limitations described above under "-- Tax Treatment of REMIC Regular Certificates" above. Accordingly, such deductions might be disallowed to the individual, estate or trust in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust.

Discount and Premium of Mortgage Loans

         Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with OID and, therefore, the Partnership Trust should not have OID income. However, the purchase price paid by the Partnership Trust for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "--OID," "--Market Discount" and "--Amortizable Premium" above. As indicated above, the Partnership Trust will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis.

         If the Partnership Trust acquires the mortgage loans at a market discount or premium, the Partnership Trust will elect to include any such discount in income currently as it accrues over the life of the mortgage loans or to offset any such premium against interest income on the mortgage loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to securityholders.

Section 708 Termination

         Under Section 708 of the Code, the Partnership Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust are sold or exchanged within a twelve month period. If such termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust (the "old partnership") to a new Partnership Trust (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Partnership Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust might not be able to comply due to lack of data.

Gain or Loss on Disposition of Partnership Securities

         Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and your tax basis in the Partnership Securities sold. A securityholder's tax basis in a Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust income (includible in income) and decreased by any distributions received with respect to such Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust. A holder acquiring Partnership Securities at different prices will be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

         Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust will elect to include market discount in income as it accrues.

         If a securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

Allocations Between Transferors and Transferees

         In general, the Partnership Trust's taxable income and losses will be determined each collection period and the tax items for a particular collection period will be apportioned among the securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such collection period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a collection period convention may not be permitted by existing regulations. If a collection period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust might be reallocated among the securityholders. The seller will be authorized to revise the Partnership Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

Section 731 Distributions

         In the case of any distribution to a securityholder, no gain will be recognized to that securityholder except to the extent that the amount of any money distributed with respect to such security does not exceed the adjusted basis of such securityholder's interest in the security. To the extent that the amount of money distributed exceeds such securityholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a securityholder, no loss will be recognized except upon a distribution in liquidation of a securityholder's interest. Any gain or loss recognized by a securityholder will be capital gain or loss.

Section 754 Election

         In the event that a securityholder sells its Partnership Securities at a profit (loss), the purchasing securityholder will have a higher (lower) basis in the Partnership Securities than the selling securityholder had. The tax basis of the Partnership Trust's assets would not be adjusted to reflect the higher (or lower) basis unless the Partnership Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust will not make such an election. As a result, a securityholder might be allocated a greater or lesser amount of Partnership Trust income than would be appropriate based on its own purchase price for Partnership Securities.

Administrative Matters

         The trustee is required to keep or have kept complete and accurate books of the Partnership Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust and will report each securityholder's allocable share of the items of Partnership Trust income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust or be subject to penalties unless the holder notifies the IRS of all such consistencies.

         Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes the: (i) name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner: (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such persons throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any such information statement to the Partnership Trust. The information referred to above for any calendar year must be furnished to the Partnership Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust with the information described above may be subject to penalties.

         The seller will be designated as the Tax Matters Partner in the servicing agreement and as such, will be responsible for representing the securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for a partnership item does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust by the appropriate taxing authorities could result in an adjustment of the returns of the securityholders, and, under certain circumstances, a securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust. An adjustment could also result in an audit of a securityholder's returns and adjustments of items not related to the income and losses of the Partnership Trust.

Tax Consequences to Foreign Securityholders of a Partnership Trust

         It is not clear whether the Partnership Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign persons because there is no clear authority dealing with that issue under facts substantially similar to those applicable here. Although it is not expected that the Partnership Trust would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the Partnership Trust may withhold as if it were so engaged in order to protect the Partnership Trust from possible adverse consequences of a failure to withhold. The Partnership Trust may withhold on the portion of its taxable income that is allocable to securityholders that are foreign persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a United States trade or business. Amounts withheld will be deemed to be distributed to the foreign securityholder. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of non-foreign status signed under penalties of perjury.

         To the extent specified in the applicable prospectus supplement: (i) each foreign securityholder might be required to file an individual or corporate United States income tax return (including in the case of a corporation, the branch profits tax) on its share of the Partnership Trust's income, (ii) each foreign securityholder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust on Form W-8BEN in order to ensure appropriate crediting of the taxes withheld, and
(iii) a foreign securityholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust, taking the position that no taxes were due because the Partnership Trust was not engaged in a United States trade or business. Notwithstanding the foregoing, interest payments made (or accrued) to a foreign securityholder may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered "portfolio interest." As a result, a foreign securityholder may be subject to United States federal income tax and withholding at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign securityholder would be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be paid with respect to the guaranteed payments. Please consult your tax advisor concerning the withholding requirements for partners and their partnerships regulations.

Backup Withholding on Partnership Securities

         Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax if, in general, the securityholder fails to comply with certain identification and certification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                            STATE TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," you should consider the state income tax consequences of the acquisition, ownership, and disposition of the securities. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, you should consult your tax advisor with respect to the various state tax consequences of an investment in the securities.

                             ERISA CONSIDERATIONS

General

         A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors:

o whether the investment is for the exclusive benefit of plan participants and their beneficiaries,

o whether the investment satisfies the applicable diversification requirements,

o whether the investment is in accordance with the documents and instruments governing the plan, and

o whether the investment is prudent, considering the nature of the investment.

Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

         In addition, employee benefit plans or other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code, or any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a "Plan") are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or Section 4975 of the Code unless an exemption applies. The Depositor, Goldman, Sachs & Co., each Master Servicer or other Servicer, any Insurer, the Trustee, the Indenture Trustee and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of Securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless a statutory, regulatory or administrative exception or exemption is available.

ERISA Considerations Relating to Certificates

         Plan Assets. In 29 C.R.F ss.2510.3-101 (the "Plan Asset Regulations"), the U.S. Department of Labor ("DOL") has defined what constitutes "plan assets" for purposes of ERISA and Section 4975 of the Code. The Plan Asset Regulations provide that if a Plan makes an investment in an "equity interest" in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulations apply. The Certificates will be deemed an equity interest for purposes of the Plan Asset Regulations, and the Depositor can give no assurance that the Certificates will qualify for any of the exceptions under the Plan Asset Regulations. As a result, (i) a Plan may be deemed to have acquired an interest in the assets of the Trust Fund and not merely an interest in the Certificates, (ii) the fiduciary investment standards of ERISA could apply to such assets and (iii) transactions occurring in the course of managing, operating and servicing the Trust Fund and its assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

         Prohibited Transaction Class Exemption 83-1. The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which under certain conditions exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of Certificates which are "mortgage pool pass-through certificates." A "mortgage pool" is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a Certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans. For the exemption to apply, PTCE 83-1 requires that:

o the Depositor and the Trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) 1% of the principal balance of the largest covered pooled mortgage loans,

o    the Trustee may not be an affiliate of the Depositor, and

o the payments made to, and retained by, the Depositor in connection with the Trust Fund, together with all funds inuring to its benefit for administering the Trust Fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the Trust Fund.

         In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Depositor, the Insurer, the Master Servicer or other Servicer or the Trustee is a party in interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool.

         PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust Fund are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors.

         In the case of any Plan with respect to which the Depositor, the Master Servicer, the Insurer or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

o the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in Certificates,

o the Plan pays no more for the Certificates than would be paid in an arm's-length transaction,

o no investment management, advisory or underwriting fee, sales commission or similar compensation is paid to the Depositor with regard to the sale, exchange or transfer of Certificates to the Plan,

o the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued and

o at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Depositor, the Trustee, the Master Servicer and the Insurer.

         Before purchasing Certificates, a fiduciary of a Plan should confirm that the Trust Fund is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates" and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan.

         Underwriter Exemption. The DOL has granted to Goldman, Sachs & Co. an individual exemption, Prohibited Transaction Exemption 89-88 which was amended by Prohibited Transaction Exemption 97-34 ("PTE 97-34"), further amended pursuant to Prohibited Transaction Exemption 2000-58 ("PTE 2000-58"), and the DOL more recently announced in Prohibited Transaction Exemption 2002-19 ("PTE 2002-19") that it will be further amended, (the "Exemption") which is applicable to Certificates that meet its requirements whenever the Goldman, Sachs & Co. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving) pools of enumerated categories of assets that include: single and multi-family residential mortgage loans, home equity loans or receivables (including cooperative housing loans), manufactured housing loans and participation interests therein and the purchase, sale and holding of Certificates which represent beneficial ownership interests in the assets of such trusts.

         General Conditions Of Exemption. The Exemption sets forth general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Certificates to be eligible for exemptive relief thereunder.

         First, the acquisition of Certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

         Second, the assets held by the Trust Fund must be fully secured (other than one-to-four family residential mortgage loans and home equity loans or receivables backing certain types of Certificates, as described below). (Mortgage loans, loans, obligations and receivables will be collectively referred to herein as "loans.").

         Third, unless the Certificates are issued in "designated transactions" (as described below) and are backed by fully-secured loans, they may not be subordinated.

         Fourth, the Certificates at the time of acquisition by the Plan must generally be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc. or Fitch, Inc. (each, a "Rating Agency").

         Fifth, the Trustee and the Indenture Trustee generally cannot be affiliates of any member (other than the underwriter, as provided in PTE 2002-19) of the "Restricted Group" consisting of any of the following:

o    underwriter as defined in the Exemption,

o    the Depositor,

o    the Master Servicer,

o    each Servicer,

o    each insurer,

o the counterparty of any "interest swap" (as described below) held as an asset of the Trust Fund and

o any Obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the Trust Fund as of the date of initial issuance of the Certificates.

         Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to, and retained by, the Depositor pursuant to the assignment of the loans to the related Trust Fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the Master Servicer and any Servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith.

         Seventh, the following seasoning requirements must be met:

o the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools, o Certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan's acquisition of Certificates, and

o Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of Certificates.

         Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended. The Depositor assumes that only Plans that are accredited investors under the federal securities laws will purchase the Certificates if relying on the Exemption.

         Recent Amendments To Exemption. PTE 2000-58 (the "Amendment") recently amended the Exemption to make the acquisition of Certificates by Plans in an initial offering or in a secondary market transaction, the holding or transfer of Certificates and the servicing, management and operation of the Trust Fund and its assets on or after November 13, 2000 eligible for exemptive relief to a broader range of Certificates. Prior to such amendment, the Exemption generally permitted Plans to purchase only unsubordindated Certificates rated within the highest three generic rating categories backed by secured collateral. Such Certificates had to be issued by a Trust Fund which was a grantor trust, REMIC or a FASIT whose corpus could not include certain types of assets such as interest-rate swaps.

         Types Of Trust Funds. The Amendment has expanded the types of permitted Trust Funds to include owner-trusts, as well as grantor trusts, REMICs and FASITs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by the creditors of the Depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

         Designated Transactions. In the case where the Certificates are backed by Trust Fund assets that are residential, home equity, manufactured housing or multi-family loans described and defined in the Exemption as designated transactions ("Designated Transactions"), the Amendment permits the Certificates issued by the Trust Fund in such transactions to be rated in one of the highest four generic rating categories by a Rating Agency and/or to be subordinated. The assets will qualify for Designated Transaction treatment under the Exemption unless otherwise specified in the prospectus supplement. In addition, one subset of Designated Transactions, residential (one- to-four family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by Certificates issued in such Designated Transactions are:

o not subordinated to the rights and interests evidenced by Securities of the same Trust Fund,

o such Certificates acquired by the Plan have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories, and

o any loan included in the corpus or assets of the Trust Fund is secured by collateral whose fair market value on the Closing Date of the Designated Transactions is at least equal to 80% of the sum of:

     (a) the outstanding principal balance due under the loan which is held by the Trust Fund and

     (b) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the Trust Fund) which are secured by the same collateral.

         Insurance Company General Accounts. In the event that Certificates do not meet the requirements of the Exemption solely because they are Subordinate Certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase Certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") which permits insurance company general accounts as defined in PTCE 95-60 to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

         Permitted Assets. The Amendment permits an interest-rate swap to be an asset of a Trust Fund which issues Certificates acquired by Plans in an initial offering or in the secondary market on or after November 13, 2000 and clarifies the requirements regarding yield supplement agreements. An interest-rate swap (or if purchased by or on behalf of the Trust Fund) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted Trust Fund asset if it:

o    is an "eligible Swap,"

o    is with an "eligible counterparty,"

o    is purchased by a "qualified plan investor,"

o meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and

o permits the Trust Fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the Servicer or Depositor.

     An "eligible Swap" is one that:

o    is denominated in U.S. dollars,

o pursuant to which the Trust Fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (E.G., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the Trust Fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"),

o    has a notional amount that does not exceed either:

     (a) the principal balance of the class of Certificates to which the Swap relates, or

     (b) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"),

o is not leveraged (I.E., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference)
     ("Leveraged"),

o has a final termination date that is either the earlier of the date on which the Trust Fund terminates or the related class of Certificates are fully repaid, and

o does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

         An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

         A "qualified plan investor" is a Plan or Plans where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates and such fiduciary is either:

o a "qualified professional asset manager" ("QPAM") under Prohibited Transaction Class Exemption 84-14 ("PTCE 84-14") (see below),

o an "in-house asset manager" under Prohibited Transaction Class Exemption 96-23 ("PTCE 96-23") (see below) or

o has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

         In "ratings dependent Swaps" (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the Servicer must, within the period specified under the Swap
Agreement:

o obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate), or

o cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year).

         In the event that the Servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report that is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such ratings dependent Swap.

         "Non-ratings dependent Swaps" (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the Servicer will, within a specified period after such rating withdrawal or reduction:

o obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate),

o cause the counterparty to post collateral with the Trust Fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated, or

o    terminate the Swap Agreement in accordance with its terms.

         An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the Trust
Fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the Trust Fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the Trust Fund with respect to Certificates purchased by Plans on or after April 7, 1998 if it:

o    is denominated in U.S. dollars,

o    pays an Allowable Interest Rate,

o    is not Leveraged,

o does not allow any of these three preceding requirements to be unilaterally altered without the consent of the Trustee,

o    is entered into between the Trust Fund and an eligible counterparty and
     (f) it has an Allowable Notional Amount.

         Pre-Funding Accounts. The Exemption was amended by PTE 97-34 to extend exemptive relief to Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the Trust Fund within a specified period following the Closing Date ("DOL Pre-Funding Period") (see below) instead of requiring that all such loans be either identified or transferred on or before the Closing Date. The relief is effective for transactions occurring on or after May 23, 1997 provided that the following conditions are met:

         First, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered ("Pre-Funding Limit") must not exceed twenty-five percent (25%).
         Second, all loans transferred after the Closing Date (referred to here as "additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the Trust Fund, which terms and conditions have been approved by the Rating Agency.

         Third, the transfer of such additional loans to the Trust Fund during the DOL Pre-Funding Period must not result in the Certificates receiving a lower credit rating from the Rating Agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust Fund.

         Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the loans in the Trust Fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the Trust Fund on the Closing Date.

         Fifth, either:

o the characteristics of the additional loans must be monitored by an Insurer or other credit support provider which is independent of the Depositor, or

o an independent accountant retained by the Depositor must provide the Depositor with a letter (with copies provided to the Rating Agency, the underwriter and the Trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the Prospectus, Prospectus Supplement, Private Placement Memorandum ("Offering Documents") and/or the Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the Closing Date.

         Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement.

         Seventh, amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agency and

o are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States), or

o have been rated (or the Obligor has been rated) in one of the three highest generic rating categories by the Rating Agency ("Acceptable Investments").

        Eighth, certain disclosure requirements must be met.

Revolving Pool Features

         The Exemption only covers Certificates backed by "fixed" pools of loans which require that all the loans must be transferred to the Trust Fund or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, Certificates issued by Trust Funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, Securities which are Notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "ERISA Considerations Relating to Notes."

Limitations On Scope Of The Exemption

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the Certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificates on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the Obligor with respect to 5% or less of the fair market value of the Loans in the Trust Fund provided that:

o    the Plan is not an Excluded Plan,

o each Plan's investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class,

o after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a trust containing assets which are sold or serviced by the same entity and

o in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the Trust Fund are acquired by persons independent of the Restricted Group.

ERISA Considerations Relating To Notes

         Under the Plan Asset Regulations, the assets of the Trust Fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the Trust Fund and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the Notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such Notes will be eligible for purchase by Plans. However, without regard to whether the Notes are treated as an "equity interest" for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust Fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a Note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the Trust Fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires Notes.

         The Amendment to the Exemption permits Trust Funds that are grantor trusts, owner-trusts, REMICs or FASITs to issue Notes, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the Trust Fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the Trust Fund and its assets would not be necessary with respect to Notes with no substantial equity features which are issued as obligations of the Trust Fund. However, effective for the acquisition, holding or transfer of Notes between a Plan and a party in interest which occurs on or after November 13, 2000, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to Certificates are met with respect to the Notes. The same limitations of such exemptive relief relating to acquisitions of Certificates by fiduciaries with respect to Excluded Plans would also be applicable to the Notes as described herein in "--Limitations on Scope of the Exemption."

         In the event that the Exemption is not applicable to the Notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the Notes depending in part upon the type of Plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

         EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

         ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

         Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code. In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or a Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in Securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

                               LEGAL INVESTMENT

         The applicable prospectus supplement for a Series of Notes or Certificates, as applicable, will specify whether a Class or Subclass of the Notes or Certificates, as applicable, as long as it is rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, will constitute a "mortgage related security" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). The Class or Subclass, if any, constituting a "mortgage related security" will be a legal investment for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and state government employee retirement systems, created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto
Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for the entities.

         Pursuant to SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for the enactments, limiting to varying extents the ability of specific entities, in particular, insurance companies, to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by the legislation will be authorized to invest in Notes or Certificates, as applicable, qualifying as "mortgage related securities" only to the extent provided in the legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to the regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R.
Section 703.5(f)-(k), which prohibit federal credit unions from investing in particular mortgage related securities, including the securities of particular Series, Classes or Subclasses of Notes or Certificates, as applicable, except under limited circumstances.

         All depository institutions considering an investment in the Notes or Certificates, as applicable, should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council.

         The Policy Statement which has been adopted by the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the FDIC and the Office of Thrift Supervision and by the NCUA, with some modifications, prohibits depository institutions from investing in particular "high-risk Mortgage Certificates", including the securities of particular Series, Classes or Subclasses of the Notes or Certificates, as applicable, except under limited circumstances, and sets forth investment practices deemed to be unsuitable for regulated institutions.

         Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by the authorities before purchasing any Notes or Certificates, as applicable, as some Series, Classes or Subclasses may be deemed unsuitable investments, or may otherwise be restricted, under the rules, policies or guidelines, in some instances irrespective of SMMEA.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Notes or Certificates, as applicable, issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

         Except as to the status of some of the Classes of Notes or Certificates, as applicable, as "mortgage related securities," no representation is made as to the proper characterization of the Notes or Certificates, as applicable, for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Notes or Certificates, as applicable, under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Notes or Certificates, as applicable, may adversely affect the liquidity of the Notes or Certificates, as applicable.

         Investors should consult their own legal advisers in determining whether and to what extent the Notes or Certificates, as applicable, constitute legal investments for the investors.

                             PLAN OF DISTRIBUTION

         Each Series of Notes or Certificates, as applicable, offered by this prospectus and by means of the related prospectus supplements may be sold directly by the Depositor or may be offered through Goldman, Sachs & Co., an affiliate of the Depositor, or underwriting syndicates represented by Goldman, Sachs & Co. (the "Underwriters"). The prospectus supplement with respect to each Series of Notes or Certificates, as applicable, will set forth the terms of the offering of the Series or Class of Notes or Certificates, as applicable, and each Subclass within the Series, including the name or names of the Underwriters, the proceeds to the Depositor, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to particular dealers, or the method by which the price at which the Underwriters will sell the Notes or Certificates, as applicable, will be determined.

         Unless otherwise specified in the prospectus supplement, the Underwriters will be obligated to purchase all of the Notes or Certificates, as applicable, of a Series described in the prospectus supplement with respect to the Series if any Notes or Certificates, as applicable, are purchased. The Notes or Certificates, as applicable, may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

         If so indicated in the prospectus supplement, the Depositor will authorize the Underwriters or other persons acting as the Depositor's agents to solicit offers by specific institutions to purchase the Notes or Certificates, as applicable, from the Depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which the contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases the institutions must be approved by the Depositor. The obligation of any purchaser under any contract will be subject to the condition that the purchase of the offered Notes or Certificates, as applicable, shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The Underwriters and other agents will not have any responsibility in respect of the validity or performance of the contracts.

         The Depositor may also sell the Notes or Certificates, as applicable, offered by this prospectus and by means of the related prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The Depositor may effect the transactions by selling Notes or Certificates, as applicable, to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Depositor and any purchasers of Notes or Certificates, as applicable, for whom they may act as agents.

         The place and time of delivery for each Series of Notes or Certificates, as applicable, offered by this prospectus and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to the Series.

         If and to the extent required by applicable law or regulation, this prospectus and the attached prospectus supplement will also be used by the Underwriters after the completion of the offering in connection with offers and sales related to market-making transactions in the offered Notes or Certificates, as applicable, in which the Underwriters act as principal. Sales will be made at negotiated prices determined at the time of sales.

                                 LEGAL MATTERS

         Some legal matters in connection with the Notes or Certificates, as applicable, offered by this prospectus, including material federal income tax consequences, will be passed upon for the Depositor and for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, or other counsel specified in the related prospectus supplement.

                             PROSPECTUS SUPPLEMENT

         We provide information to you about the certificates and notes in two separate documents that provide progressively more detail:

o this prospectus, which provides general information, some of which may not apply to your series of certificates or notes; and

o the accompanying prospectus supplement, which describes the specific terms of your series of certificates or notes.

o You should rely primarily on the description of your certificates or notes in the accompanying prospectus supplement. This prospectus may not be used to consummate sales of any certificates or any notes unless it is accompanied by a prospectus supplement relating to the certificates or notes being sold.

                      WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus and the supplement relating to each series contain summaries of the material terms of the documents they refer to, but do not contain all of the information set forth in the registration statement of which this prospectus is a part. For further information, we refer you to such registration statement. You can inspect and copy the registration statement at the public reference facilities maintained by the Securities and Exchange Commission. The Securities and Exchange Commission 's public reference facilities are located at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Information as to the operation of the public reference facility is available by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet Web site that contains reports, proxy and information statements and other information that we file electronically with the SEC. The address of such Internet Web site is (http://www.sec.gov).

         This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the notes and certificates referred to in this prospectus and any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer of securities to any person in any state or other jurisdiction in which such offer would be unlawful.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information.

         All documents filed by us with respect to a trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. If so specified in any such document, such document shall also be deemed to be incorporated by reference in the registration statement of which this prospectus forms a part.

         You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

                                     [ ]
                         GS Mortgage Securities Corp.
                                85 Broad Street
                           New York, New York 10004
                          Telephone: (212) 902-1000.

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. Do not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

                                                INDEX OF TERMS
30% Test........................................................................................................121
Accrual Distribution Amount......................................................................................34
Advances.........................................................................................................52
Agreement........................................................................................................15
Alternative Credit Support........................................................................................8
Applicable Amount...............................................................................................104
appraised value..................................................................................................22
Approved Sale....................................................................................................87
APRs.............................................................................................................20
ARM Loans........................................................................................................10
asset test......................................................................................................123
Asset Value......................................................................................................32
Buy-Down Fund....................................................................................................11
Buy-Down Loans...................................................................................................11
Certificate Account..............................................................................................44
Certificate Distribution Account.................................................................................45
Certificate Principal Balance....................................................................................28
Certificate Register.............................................................................................35
Certificates......................................................................................................7
chattel paper....................................................................................................98
Class.............................................................................................................7
Cleanup Costs....................................................................................................97
Clearstream......................................................................................................68
Closed Loans.....................................................................................................15
Closed-End Loans..................................................................................................9
coinsurance......................................................................................................84
Collection Account...............................................................................................45
commercially reasonable..........................................................................................94
Complementary Securities........................................................................................127
Contingent Payment Obligations..................................................................................109
Contingent Payment Regulations..................................................................................109
Contract Loan-to-Value Ratio.....................................................................................23
Contract Pool....................................................................................................20
Contract Schedule................................................................................................39
Contracts........................................................................................................20
Converted Mortgage Loan..........................................................................................11
Cooperative.......................................................................................................9
Cooperative Dwelling..............................................................................................9
cooperative housing corporation..................................................................................93
Cooperative Loans.................................................................................................9
Credit Support...................................................................................................15
Current Recognition Election....................................................................................110
Custodial Account................................................................................................45
Custodial Agreement..............................................................................................21
Custodian........................................................................................................21
Cut-off Date......................................................................................................8
Debt Instruments................................................................................................105
Debt Securities.................................................................................................103
Deferred Interest................................................................................................11
Deficiency Event.................................................................................................63
Definitive Securities............................................................................................69
Deleted Contract.................................................................................................22
Deleted Mortgage Certificates....................................................................................36
Deleted Mortgage Loans...........................................................................................38
Deleted Warehouse Loan...........................................................................................24
Depositor........................................................................................................24
Description of Insurance.........................................................................................31
Determination Date...............................................................................................48
Discount Securities..............................................................................................29
Disqualified Organization.......................................................................................118
Distribution Date................................................................................................33
DTC..............................................................................................................68
Due Date.........................................................................................................10
Due Period.......................................................................................................35
due-on-sale......................................................................................................58
Eligible Investment..............................................................................................41
Escrow Account...................................................................................................53
Euroclear........................................................................................................68
excess inclusion income.........................................................................................115
FASITs..........................................................................................................103
FHA..............................................................................................................12
FHA Experience...................................................................................................25
FHA Loans.........................................................................................................9
Financial Intermediary...........................................................................................69
fixture filing...................................................................................................99
foreign person..................................................................................................112
foreign person certification....................................................................................113
Garn-St Germain Act..............................................................................................96
GPM Fund.........................................................................................................12
GPM Loans........................................................................................................12
Grantor Trust...................................................................................................124
Grantor Trust Securities........................................................................................103
Holder-in-Due-Course............................................................................................101
Home Equity Loans.................................................................................................9
Indenture.........................................................................................................7
Indenture Trustee.................................................................................................7
Initial Deposit..................................................................................................74
Insurance Proceeds...............................................................................................46
Insured..........................................................................................................56
interest bearing................................................................................................146
Interest Distribution............................................................................................33
Interest Rate....................................................................................................28
Interest Weighted Certificate...................................................................................108
Interest Weighted Class..........................................................................................29
Interest Weighted Subclass.......................................................................................29
interests test..................................................................................................123
IO Securities...................................................................................................124
IRS.............................................................................................................103
Issuer............................................................................................................7
L/C Bank.........................................................................................................73
L/C Percentage...................................................................................................73
Letter of Credit..................................................................................................8
limited documentation............................................................................................17
Liquidating Loan.................................................................................................74
Liquidation Proceeds.............................................................................................46
Loss.............................................................................................................80
Manufactured Home................................................................................................20
Mark-to-Market Regulations......................................................................................119
Mortgage Certificates.............................................................................................9
Mortgage Loans....................................................................................................9
Mortgage Notes....................................................................................................9
Mortgage Pools....................................................................................................8
Mortgage Rates...................................................................................................11
mortgage related securities.....................................................................................146
mortgage related security.......................................................................................145
Mortgagor........................................................................................................10
Mortgagor Bankruptcy Bond.........................................................................................8
Multi-Class Securities...........................................................................................28
Multifamily Property..............................................................................................9
Multiple Rate VRDI..............................................................................................108
Net Series Rate.................................................................................................128
new partnership.................................................................................................131
Note Distribution Account........................................................................................45
Note Register....................................................................................................35
Noteholders......................................................................................................14
Notes.............................................................................................................7
Obligor..........................................................................................................28
OID.............................................................................................................103
OID Regulations.................................................................................................106
old partnership.................................................................................................131
Ordinary Ratio Security.........................................................................................127
Original Value...................................................................................................11
Originator.......................................................................................................16
Owner Trust.....................................................................................................130
Owner Trust Securities..........................................................................................103
Participant......................................................................................................68
Pass-Through Securityholder.....................................................................................125
Past-Through Securities.........................................................................................124
payment deficiencies.............................................................................................75
peaceful........................................................................................................101
Percentage Interest...............................................................................................7
Performance Bond.................................................................................................22
PO Securities...................................................................................................124
Policy Statement................................................................................................146
Pool Insurance Policy.............................................................................................8
Pool Insurer.....................................................................................................56
Pooling and Servicing Agreement...................................................................................7
Pre-Funded Amount................................................................................................41
Pre-Funding Account..............................................................................................41
Pre-Funding Period...............................................................................................41
Premium Securities...............................................................................................29
Prepayable Obligations..........................................................................................106
Prepayment Assumption...........................................................................................106
Primary Insurer..................................................................................................47
Primary Mortgage Insurance Policy................................................................................56
Primary Mortgage Insurer.........................................................................................56
Principal Distribution...........................................................................................33
Principal Prepayments............................................................................................29
Principal Weighted Class.........................................................................................28
Principal Weighted Subclass......................................................................................28
prudent investor................................................................................................146
Purchase Price...................................................................................................41
QSI.............................................................................................................106
qualified liquidation............................................................................................68
Qualifying REIT Interest........................................................................................120
Rating Agency...................................................................................................138
Ratio Securities................................................................................................124
Record Date......................................................................................................33
Reference Agreement..............................................................................................30
regular interests................................................................................................31
REITs...........................................................................................................102
Required Distribution............................................................................................77
Required Reserve.................................................................................................75
Reserve Fund......................................................................................................8
Residual Certificates............................................................................................29
residual interest................................................................................................31
Revolving Credit Line Loans.......................................................................................9
Rules............................................................................................................69
Sale and Servicing Agreement......................................................................................7
Securities........................................................................................................7
Securities Act...................................................................................................32
Security Guarantee Insurance......................................................................................8
Securityholders..................................................................................................14
Senior Certificates...............................................................................................8
Senior Prepayment Percentage.....................................................................................76
Senior Securities.................................................................................................8
Series............................................................................................................7
Servicemen's Readjustment Act....................................................................................12
Servicer.........................................................................................................14
Servicing Agreement..............................................................................................15
Single Family Property............................................................................................9
Single Rate VRDI................................................................................................108
single-class REMICs.............................................................................................104
SMMEA...........................................................................................................145
SPA..............................................................................................................26
Special Distributions............................................................................................50
Special Hazard Insurance Policy...................................................................................8
Standard Hazard Insurance Policy.................................................................................54
Standard Terms...................................................................................................30
Stated Principal Balance.........................................................................................28
Stated Principal Distribution Amount.............................................................................35
Strip Securities................................................................................................124
Stripping Regulations...........................................................................................126
Subclass..........................................................................................................7
Subordinate Certificates..........................................................................................8
Subordinate Securities............................................................................................8
Subordinated Amount...............................................................................................8
Subordinated Class................................................................................................8
Subordinated Pool................................................................................................74
Subordinated Subclass.............................................................................................8
Substitute Contract..............................................................................................22
Substitute Mortgage Certificates.................................................................................36
Substitute Mortgage Loans........................................................................................38
Substitute Warehouse Loan........................................................................................24
Supervisory Policy Statement on Securities Activities...........................................................146
Tax Administrator...............................................................................................104
Tax Counsel.....................................................................................................103
Taxable Mortgage Pools..........................................................................................122
tenant-stockholder...............................................................................................93
TIN.............................................................................................................113
Title V.........................................................................................................102
TMP........................................................................................................114, 122
Trust.............................................................................................................7
Trust Agreement...................................................................................................7
Trust Assets.....................................................................................................20
Trust Fund........................................................................................................8
Trustee...........................................................................................................7
UBTI............................................................................................................115
Unaffiliated Sellers.............................................................................................15
Underwriters....................................................................................................147
VA................................................................................................................9
VA Loans..........................................................................................................9
voidable preference..............................................................................................79
VRDI............................................................................................................108
WAM.............................................................................................................106
Warehouse Loan Pool..............................................................................................23
Warehouse Loans..................................................................................................23
Warranty and Servicing Agreement.................................................................................30
Weighted Average Certificates...................................................................................109

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, _______________

            PROSPECTUS SUPPLEMENT (to prospectus dated ________)

         $______ Floating Rate Asset Backed Term Notes, Series ____

                        GS MORTGAGE SECURITIES CORP.
                                   Seller


                                  Servicer

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-__ OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE __ OF THE PROSPECTUS.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the index of defined terms beginning on page S-__ of this prospectus supplement and on page __ of the prospectus.

The notes will represent interests in the trust fund only and will not represent interests in or obligations of any other entity.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

The trust will issue term notes to the public:

                  Principal                      Final Scheduled    Price To        Underwriting       Proceeds From
    Notes          Balance      Interest Rate         Date           Public           Discount             Sale
----------------------------------------------------------------------------------------------------------------------
                $                      %                     %            %           $

This prospectus supplement and the accompanying prospectus relate only to the offering of the notes and not to the residual certificate that will be issued by the trust as described in this prospectus supplement.

[Describe the assets of the trust.]

Credit Enhancement

o        Reserve fund, with a deposit of $______.

o        Cash accumulation reserve fund, with a deposit of $_____.

o        Subordinated certificate class with a certificate balance of $______.

         On or about _______, delivery of the notes offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            GOLDMAN, SACHS & CO.

The date of this prospectus supplement is _______________

            IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
           PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes, and (2) this prospectus supplement, which describes the specific terms of your notes.

          IF INFORMATION VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT
              AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY
             ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                             TABLE OF CONTENTS

                           Prospectus Supplement

SUMMARY OF TERMS..........................................................S-4

THE TRUST................................................................S-11

THE SERVICER.............................................................S-12

THE ORIGINATOR...........................................................S-12

THE PORTFOLIO............................................................S-13

THE POOL OF ACCOUNTS.....................................................S-15

THE DEALER FLOORPLAN FINANCING BUSINESS..................................S-16

THE TERM NOTES...........................................................S-16

THE _____ CERTIFICATES...................................................S-18

THE TRANSFER AND SERVICING AGREEMENTS....................................S-19

ERISA CONSIDERATIONS.....................................................S-31

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS.................S-31

UNDERWRITING.............................................................S-32

LEGAL OPINIONS...........................................................S-33

GLOSSARY OF PRINCIPAL TERMS..............................................S-33

                              SUMMARY OF TERMS

o THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES, IT IS NECESSARY THAT YOU READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS.

o WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW PRIORITIES, AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU SHOULD READ CAREFULLY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE MAKING ANY INVESTMENT DECISION.

THE PARTIES

Issuer/Trust..............................  ________, a Delaware business trust formed by [              ]

Seller....................................  GS Mortgage Securities Corp.

Servicer..................................  ____________.

Indenture Trustee.........................  _____________.

Owner Trustee.............................  ______________.

CAPITALIZATION OF THE TRUST

General...................................  On the initial closing date, ________, the trust will issue the following securities:

                                            o    $______ Floating Rate Asset Backed Term Notes,
                                                 Series _____, which we refer to as the _____term notes.
                                                 The term notes will bear interest, generally payable quarterly, at a rate equal to USD [three-month LIBOR] plus ____ basis points (__%) annually.

                                            o    $_____ Floating Rate Asset Backed Certificates, Class ____,
                                                 which we refer to as the ____ certificates.

                                            Only the term notes are offered hereby.

                                            The term notes will be registered in the name of the nominee for the
                                            Depository Trust Company. You may hold your term notes through the book-entry systems of DTC in the United States or Clearstream or
                                            Euroclear in Europe.

                                            The trust will not issue any revolving notes or any other term notes on the initial closing date.

Subordination.............................  The _____ certificates will be subordinated to the notes. The _____
                                            certificates will receive no principal until the notes are fully paid or an allocation of principal sufficient to fully pay the notes has been made.

Basis Swaps...............................  On the initial closing date, the trust will enter into a basis swap with respect to the term notes. The basis swap counterparty, ______, will pay to the trust on each distribution date, interest at a per annum rate of USD [three-month LIBOR] plus __%. The trust will pay the basis swap counterparty interest at a per annum rate equal to the prime rate. Only the net amount due by the trust or by the basis swap counterparty, as the case may be, will be remitted. The trust will enter into a similar basis swap with ______ with respect to the _____
                                            certificates.

PAYMENTS ON THE TERM NOTES

Interest..................................  The trust will generally pay interest on the term notes at a rate equal to USD [three-month LIBOR] plus ___ basis points (__%) annually.

                                            o    Except as described in the next bullet point, the trust will pay  interest on the term notes on the __th
                                                 day of each _____, _____, _____ and ______ or on the next
                                                 business day, which we refer to as quarterly distribution dates.
                                                 The first quarterly distribution date is _____.

                                            o    The trust will pay interest on the term notes on
                                                 the __th day of each month or on the next business day,
                                                 which we refer to as monthly distribution dates, following a rapid amortization event or if the term notes are not paid by their targeted final payment date. If interest on the term notes is paid monthly, the interest rate will be USD [one-month LIBOR]
                                                 plus ___ basis points (__%) annually.

                                            o    The prospectus and this prospectus supplement describe
                                                 how the trust will allocate available funds to
                                                 interest payments on the term notes and other securities.

                                            o    The trust will pay interest on the term notes based
                                                 on the actual number of days elapsed and a 360-day
                                                 year. Interest will accrue from and including the initial
                                                 closing date, or from and including the most recent distribution date on which the trust has paid interest to but excluding the current distribution date.

Principal Payments........................  o    We expect that the trust will pay the entire principal
                                                 balance of the term notes on their targeted final payment date, which is the quarterly distribution date in ____.

                                            o    Starting approximately five months before this targeted
                                                 final payment date, the servicer will calculate
                                                 the number of months in which the trust will allocate principal collections to the repayment of the term notes on the targeted final payment date. We refer to this period as the payment period. The trust will accumulate the allocated principal
                                                 collections during the payment period in a distribution account for the term notes.

                                            o    The trust could make principal payments on the term notes
                                                 sooner than the targeted final payment date if
                                                 a rapid amortization event occurs. The rapid amortization events for the term notes are:

                                            o     ____, ____ or the seller becomes insolvent;

                                            o     the trust or the seller is required to register under
                                                  the Investment Company Act; and

                                            o     the balance in the cash accumulation reserve fund declines below $____.

                                            On each monthly distribution date after the occurrence of a rapid amortization event, the trust will apply allocated principal collections and other available funds to repay principal on the term notes.

                                            o    It is also possible that the trust will not repay the
                                                 entire principal balance of the term notes on or
                                                 before the targeted final payment date. If principal collections are slower than anticipated during the payment period, then the payment of principal on the targeted final payment date could be insufficient to repay all of the term notes' principal balance.
                                                 In that case, allocable principal collections will be applied to the repayment of principal on the term notes on subsequent monthly distribution dates.

                                            o    All unpaid principal on the term notes will be due on
                                                 the stated final payment date, which is the
                                                 quarterly distribution date in ____. If the trust fails to pay the term notes in full on the stated final payment date, this will trigger an event of default.

                                            o    The servicer may repurchase all of the remaining receivables when:

                                            o    The daily trust balance is equal to or less than 10% of
                                                 the highest sum, at any time since the initial
                                                 closing date, of the daily trust balance plus cash held by the trust plus deposits in the cash accumulation account and the note distribution account, and

                                            o    either no term notes are outstanding or the wind down period is in effect.

Credit Enhancement
And Liquidity.............................  The trust will repay the term notes primarily from principal and interest collections on the receivables. In addition, there are several additional sources from which funds will be available to pay principal and interest on the term notes as well as other payments which the trust must make, including:

                                            o   .the basis swap for the term notes;

                                            o    advances the servicer makes to the trust in some circumstances;

                                            o    subordination of payments on the certificates to payments on the notes;

                                            o    monies in the reserve fund; and

                                            o    in some circumstances, monies in the cash accumulation reserve fund.

Assets Of The Trust.......................  The primary asset of the trust will be a revolving pool of receivables. This pool arises under floor plan financing agreements between ____ and a group of retail automotive dealers franchised by
                                            ____. These agreements are lines of credit which dealers use to purchase new and used motor vehicles manufactured or distributed by
                                            ____ and other motor vehicle manufacturers and distributors. We refer to the dealers' obligations under these agreements as receivables.

                                            The receivables will be sold by ____ to the seller, and then by the seller to the trust. The trust will grant a security interest in the receivables and other trust property to the indenture trustee on behalf of the noteholders. The trust property will also include:
                                            basis swaps with respect to all securities issued by the trust;

                                            o    security interests in the collateral securing the dealers'
                                                 obligation to pay the receivables, which will
                                                 include vehicles and may include parts inventory, equipment, fixtures, service accounts, real estate and guarantees;

                                            o    amounts held on deposit in trust accounts maintained for the trust;

                                            o    any recourse ____ has against the dealers under the floor plan financing agreements;

                                            o    some of the rights the seller has under its purchase agreement with ____; and

                                            o    all rights the trust has under its sale and servicing agreement with the seller.

Revolving Pool............................  As new receivables arise, the seller will ordinarily transfer them to the trust on a daily basis. At the same time, prior to the date on which funds will first be set aside for principal payments on the term notes, the trust will ordinarily use principal collections on the receivables to purchase new receivables from the seller or, after one or more revolving notes are issued, to pay down the principal balance on the revolving notes. The trust could also retain principal collections and invest them in eligible investments, if sufficient new receivables are not available.

Revolving Period..........................  The revolving period for the trust will begin on the initial cut-off date and will end on the earlier of:  (a) the commencement of an early amortization period and (b) the scheduled revolving period termination date.  The scheduled revolving period termination date will initially be ____ and will be automatically extended to the last day of each succeeding month unless the Seller elects, at its option, to terminate the automatic extension. The scheduled revolving period termination date may not be extended beyond ____.  If terminated upon the commencement of a cash accumulation period, the revolving period may recommence in certain limited circumstances.

Cash Accumulation.........................  If a cash accumulation event occurs, the trust will retain all of the principal collections allocable to the term notes. The trust will then invest them in eligible investments in a cash accumulation account dedicated to the term notes. The trust will continue to invest these funds in eligible investments until the targeted final payment date for the term notes, or until the occurrence of a rapid amortization event.  Cash accumulation events generally occur upon defaults under the underlying transaction agreements and when the pool of receivables fails to satisfy various performance tests or measurements. These tests may include:

                                            o    the payment rate on the receivables,

                                            o    the composition of the receivables pool,

                                            o    the characteristics of the receivables, and

                                            o    the amount on deposit in the reserve fund.

                                            If the Seller elects to terminate the automatic extension of the revolving period as described above, a wind down period will commence which constitutes a cash accumulation event for the Term Notes.

                                            Each of the early amortization events identified in the prospectus under "The Transfer and Servicing Agreements-- Early Amortization
                                            Events" is a cash accumulation event, other than those which are rapid amortization events. In addition, the termination of any basis swap identified in this prospectus supplement is generally a cash accumulation event.

Reserve Funds.............................  On the closing date, the seller will deposit $______ in cash or eligible investment into the reserve fund.

                                            The trust may experience shortfalls in principal and interest collections on the receivables and net receipts on the basis swaps.
                                            The trust will withdraw cash from the reserve fund when these shortfalls cause the trust to have insufficient amounts to:

                                            o    pay the monthly servicing fee,

                                            o    pay net amounts under the basis swaps, and

                                            o    to make required distributions on the notes and the certificates.

                                            On any monthly distribution date, after the trust pays the monthly servicing fee and makes all deposits or payments due on the securities and any related basis swaps, the amount in the reserve fund may exceed the specified reserve amount. If so, the trust will pay the excess to the seller.

                                            On the closing date, the seller will deposit $_____in cash or eligible investments into the cash accumulation reserve fund. This account will supplement the funds available to pay interest on the term notes if a cash accumulation event occurs. Amounts will be added or released on each distribution date to maintain the balance at a specified reserve amount.

Servicing Fees............................  Each month the trust will pay the servicer a servicing fee, based on
                                            __% per annum, as compensation for servicing the receivables.

Tax Status................................  Upon the issuance of the term notes, Skadden, Arps, Slate, Meagher &
                                            Flom LLP, special tax counsel, will deliver an opinion of counsel that for federal income tax purposes, the term notes will be treated as indebtedness and the trust will not be an association, or publicly traded partnership, taxable as a corporation.

ERISA Considerations......................  Although it must consider the factors discussed under "ERISA
                                            Considerations", an employee benefit plan governed by the Employee
                                            Retirement Income Security Act of 1974 may generally purchase the term notes. An employee benefit plan should consult with its counsel before purchasing the term notes.

Ratings...................................  o    We will not issue the term notes unless they are rated in
                                                 the highest rating category for long-term obligations (i.e.,
                                                 "AAA") by at least one nationally recognized rating agency.

                                            o    The rating of the term notes is partially based on the expected performance of the receivables.

                                            o    We cannot assure you that a rating agency will maintain its rating if circumstances change. If a rating agency changes its rating, no one has an obligation to provide additional credit enhancement to restore the original rating.

                                            o    A rating is not a recommendation to buy the term notes.
                                                 The rating considers only the likelihood that
                                                 the trust will pay interest on time and will ultimately pay principal. The rating does not consider either the term notes'
                                                 price, their suitability to a particular investor or the timing of principal payments.

                                            o    You can find definitions of the capitalized terms used in this prospectus supplement in the "Glossary of
                                                 Principal Terms" beginning on page S-__ of the prospectus
                                                 supplement or in the "Glossary of Terms" beginning on page __ in the prospectus.

                                 THE TRUST

         The issuer, ______, is a business trust formed under the laws of the State of Delaware. The trust will be established and operated pursuant to a trust agreement dated on or before ________, which is the date the trust initially issues securities, or the initial closing date.

         The trust will engage in only the following activities:

     o acquire, hold and manage the receivables and other assets of the trust;

     o    issue securities;

     o    make payments on the securities; and

     o take any action necessary to fulfill the role of the trust in connection with the term notes.

         The trust's principal offices are in _______, in care of _______, as owner trustee, at the address listed under "--The Owner Trustee" below.

Capitalization of the Trust

         The following table illustrates the capitalization of the trust as of the initial closing date:

         term notes......................................  $
         ______ certificates.............................  $

                       Total.............................  $
                                                           ===============

         The _____ certificates represent the equity of the trust and will be issued under the trust agreement. The _____ certificates are not being offered hereby.

The Owner Trustee

         _____., is the owner trustee under the trust agreement. Its principal offices are located at _____.

The Trust Estate

         The property of the trust - the trust estate - will include:

     o    the seller's right, title and interest in, to and under

     o the Eligible Receivables existing in the dealer accounts included in the pool of accounts on ____, which is the date ____ days before the trust will initially issue the term notes

     o the Eligible Receivables existing in any additional dealer accounts added to the pool of accounts on the related cut-off date for additional accounts

     o the Eligible Receivables generated under each of the foregoing dealer accounts from time to time thereafter so long as the dealer account is included in the pool of accounts

     o    principal and interest collections on all the Eligible
          Receivables

     o    the related collateral security for the Eligible Receivables

     o the seller's rights and remedies under the pooling and servicing agreement associated with the receivables transferred to the trust;

     o the rights of the trust in relation to basis swaps with respect to all securities issued by the trust;

     o the reserve funds, owned by the seller and pledged to the indenture trustee, including the Reserve Fund and the Cash Accumulation Reserve Fund;

     o the rights of the trust in relation to following accounts, including the amounts held therein for the benefit of the term notes:

     o    the Collection Account, including the Cash Collateral Amount

     o    the Cash Accumulation Account

     o    the distribution accounts for the term notes and certificates

     o any other account hereafter established for the benefit of all holders of securities

     o the rights of the trust in relation to any other Specified Support Arrangement, or any other assets transferred to the trust after the initial closing date; and

     o the rights of the trust in relation to each swap and account established on or after the date the trust initially issues securities.

Reinvestment of Trust Principal Collections

         Typically, the trust will use all Trust Principal Collections to purchase new receivables, make payments that are due in respect of the term notes or pay down the balance on any revolving notes. However, during some periods, including a Payment Period or Cash Accumulation Period for the term notes, the trust will accumulate the portion of Trust Principal Collections and other available amounts which are allocated to notes which have accumulation provisions. Generally, the trust will invest the accumulated amounts in Eligible Investments to provide for repayment of principal on those notes with the accumulation provisions, including the term notes, at the Targeted Final Payment Dates for such notes. For a description of the application of principal collections by the trust in each of these periods, see "Transfer and Servicing Agreements--Application of Principal Collections to the Term Notes" in this prospectus supplement.

                                THE SERVICER

                             [To Be Inserted.]

                               THE ORIGINATOR

                             [To Be Inserted.]

                               THE PORTFOLIO

General

         As of ___, there were approximately ____ dealers with active credit lines in ____'s portfolio. The total portfolio, which includes both owned receivables and serviced receivables, consisted of receivables with an aggregate principal balance of approximately $_____. ____ is the primary source of floor plan financing for _____-franchised dealers in the United States. In the first quarter of _____, _____ provided financing for approximately __% of new factory sales to ___ dealers in the United States.

         As of _____, receivables with respect to new vehicles represented approximately __% of the aggregate principal amount of all receivables in the Portfolio. Receivables with respect to Used Vehicles represented approximately __% of the aggregate principal amount of all receivables in the Portfolio. Other receivables, including receivables for heavy-duty trucks, off-highway vehicles and marine units represented approximately __% of the aggregate principal amount of all receivables in the Portfolio. As of _______, approximately __% by value of the used vehicles in _____'s portfolio represented vehicles bought at closed auctions held by ____ or others. As of ______, the average Account in ______'s portfolio provided for credit lines for new vehicles and used vehicles of approximately __ units and __ units, respectively, and the average principal balance of receivables thereunder was approximately $____ million and $____ million, respectively.

         For the ___ months ended _____, the weighted average spread over the Prime Rate charged to dealers in _______'s portfolio was approximately __%. Some dealers elect not to participate in the net billing program and therefore continue to be offered rebates under incentive programs. For the __ months ended ______, the average annual rate of dealer credits on
_____'s portfolio ranged between __ and __ basis points. The amount of any credit is applied to a participating dealer's interest charges on floor plan and other loans, if any. We cannot assure you that the spread over the prime rate in the future will be similar to historical experience.

         As of _______, the aggregate principal amount financed with respect to dealers assigned to "no credit" status was approximately $___ million or __% of the aggregate principal amount financed in the Portfolio.

Loss Experience

         The following table sets forth ____'s average principal balance of receivables and loss experience for _____'s portfolio as a whole in each of the periods shown. _____'s portfolio includes fleet accounts and other accounts that are not Eligible Accounts as well as dealer accounts that meet the eligibility criteria for inclusion in the trust but were not selected. Thus, the dealer accounts related to the trust represent only a portion of _____'s entire portfolio and, accordingly, actual loss experience with respect to those dealer accounts may be different than that of _____'s portfolio as a whole. There can be no assurance that the loss experience for receivables in the future will be similar to the historical experience set forth below. The following historical experience reflects financial assistance and incentives provided, from time to time, by _____ and _____ to _____-franchised dealers, including those described in the prospectus under "The Dealer Floor Plan Financing Business--Relationship of the Dealer Floor Plan Financing Business to ______." If ______ or ______ reduced or was unable or elected not to provide assistance or incentives, the loss experience of ______'s portfolio, including the dealer accounts, might be adversely affected. See "Special Considerations-- Relationship of Each Trust to _____ and _____" in the prospectus.

                     Loss Experience for the Portfolio

                                              Three Months
                                            Ended March 31,                Year Ended December 31
                                       ---------------------------  -------------------------------
                                                                    (Dollars In Millions
Average Principal Receivables Balance    $        $            $              $              $
Net Losses (Recoveries)..........        $        $            $              $              $
Net Losses (Recoveries) as a % of
Liquidations.....................        %        %            %              %             %
Net Losses (Recoveries) as a % of
Average Principal Receivables            %        %            %              %             %
Balance..........................

         In the above table, average receivables balance is the average of the month-end principal balances of receivables, plus accrued interest, for each of the months during that period. Net losses in any period are gross losses less recoveries for that period. Recoveries include recoveries from collateral security in addition to vehicles, and liquidations include all principal reductions. The ratio of net losses (recoveries) to average principal balance for the three-month period has been annualized.

Aging Experience

         The following table provides the age distribution of the receivables for all dealers in _______'s portfolio as a percentage of total principal balances of receivables outstanding at the date indicated. The aging is based on the receivable's interest commencement date. In addition, if a vehicle or the related receivable is reclassified for any reason, the interest commencement date will generally be the date of the reclassification. An example of a reason for reclassification is a dealer's decision to designate a new vehicle for use as a demonstration unit. The actual age distribution with respect to the receivables related to any trust may be different because those receivables will arise in dealer accounts representing only a portion of _______'s entire portfolio. There can be no assurance that the aging experience for receivables in the future will be similar to the historical experience set forth below.

                     Age Distribution for the Portfolio

                                 Three Months
                               Ended March 31,        Year Ended December 31
                            -------------------  -----------------------------

1-120.....................  ___%       ___%       ___%       ___%          ___%
121-180...................  ___%       ___%       ___%       ___%          ___%
181-270...................  ___%       ___%       ___%       ___%          ___%
Over 270..................  ___%       ___%       ___%       ___%          ___%


Monthly Payment Rates

         The following table sets forth the highest and lowest monthly payment rates for _____'s U.S. portfolio during any month in the periods shown and the average of the monthly payment rates for all months during the periods shown. The payment rates used below were calculated as set forth in the following equation:

                            (Principal Collections During the Period)
Payment Rate % =   -------------------------------------------------------------
                     (Ending Principal Balance of Receivables for that Period)

         There can be no assurance that the rate of principal collections for the dealer accounts in the pool of accounts in the future will be similar to the historical experience set forth below. The actual monthly payment rates with respect to those dealer accounts may be different because, among other reasons, those dealer accounts will represent only a portion of _____'s entire U.S. portfolio.

               Monthly Payment Rates for the U.S. Portfolio

                                                Three Months
                                              Ended March 31,                       Year Ended December 31
                                           --------------------             -------------------------------------

Highest Month....................          ___%            ___%             ___%             ___%            ___%
Lowest Month.....................
Average for the Months in the period

                            THE POOL OF ACCOUNTS

         As of the close of business on _____, there were __ dealer accounts in the pool of accounts. As of _______, the average principal balance of receivables in those Accounts was approximately $___ million (approximately __% of which were Eligible Receivables) and the weighted average spread over the Prime Rate charged to dealers was approximately __% for the month of ____. This spread over the Prime Rate does not include rebates earned by dealers under _____ incentive programs that entitle them to a credit based on interest charges. These credits do not affect the spread over the Prime Rate earned by the trust. As of ____, the aggregate principal balance of receivables under those Accounts was $_____ and, of that amount, $______ would qualify as Eligible Receivables, except for the limit imposed by the Maximum Pool Balance. In addition to the criteria specified in the definition of "Eligible Accounts" in the "Glossary of Terms" in the prospectus, a dealer account will not be an Eligible Account if: (1) during the preceding twelve months, _____ has charged off, without recovering, any amount in excess of $25,000 or (2) the obligor on such dealer account has materially breached its obligation to pay for a receivable upon sale of the related vehicle.

                          Geographic Distribution

         The following table provides, as of _____, the geographic distribution of the dealer accounts in the pool of accounts based on the dealer addresses. As of the ______, no other state accounted for more than __% of the principal amount of receivables outstanding in the dealer accounts.

       Geographic Distribution of Pool Accounts Related to the Trust

                                                               Number of
                                   Percentage of           Total Receivables         Percentage of    Total Number of
                                    Receivables        Outstanding (thousands of        Dealers           Dealers
State                               Outstanding                 dollars)              Outstanding       Outstanding
                                ---------------------- -------------------------- ------------------ ------------------
----..........................  $                                                %                %                  %
----..........................
----..........................
----..........................
----..........................
----..........................

                  THE DEALER FLOORPLAN FINANCING BUSINESS

                             [To Be Inserted.]


                               THE TERM NOTES

General

         The term notes will be issued pursuant to the terms of an indenture to be dated as of the initial closing date between the trust and the indenture trustee. As amended and supplemented from time to time, this is known as the indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus supplement forms a part. A copy of the indenture will be filed with the SEC following the issuance of the term notes. The following summary describes some of the terms of the term notes and the indenture. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the term notes, the indenture and the prospectus. Where particular provisions or terms used in the indenture are referred to, the actual provisions are incorporated by reference as part of the summary. _____, a _____ banking corporation, will be the indenture trustee.

         All distributions will be made on each Note Payment Date to the holders of the term notes of record as of the day preceding that Note Payment Date. If definitive term notes are issued, distributions will be made to the holders of the term notes as of the last day of the preceding month. All payments will be made by wire transfer while the term notes are in global form and will be made in accordance with the procedures of DTC, Euroclear and Clearstream. If definitive term notes are issued, such payments thereon will be made by check and will be mailed to the address on the register kept by the indenture trustee unless a holder gives wire transfer instructions before the relevant record date. Final payment of any definitive term note will only be made against presentation and surrender of the definitive term note at the place or places specified in the notice of final payment to the holder thereof.

Payments of Interest

         Interest on the outstanding principal balance of the term notes will accrue from the initial closing date until the term notes are paid in full at a rate equal to USD [Three-Month LIBOR] plus __% per annum, except as described below. Interest will be payable on the __th day of each _____, _____, _____ and _____, or if such day is not a business day, then on the next business day. We refer to each quarterly date on which interest is paid as a Quarterly Distribution Date. The initial Quarterly Distribution Date is _____.

         There are two circumstances under which interest payments will be made monthly rather than quarterly. First, if a Rapid Amortization Period is in effect for the term notes, then from the first Monthly Distribution Date following the end of the calendar month in which the Rapid Amortization Event occurs until the date on which they are paid in full, the term notes will bear interest at a rate equal to USD [One-Month LIBOR] plus __% per annum. Second, if the full amount of principal on term notes is not paid on or before the Term Note Targeted Final Payment Date, then from the term note Targeted Final Payment Date until the Monthly Distribution Date on which the term notes are paid in full, the term notes will also bear interest at a rate equal to USD [One-Month LIBOR] plus __% per annum. In either case, interest will be payable on each Monthly Distribution Date following the date on which the interest rate has changed. We refer to times when monthly payments are made as Monthly Payment Periods.

         We use the term Note Payment Date to mean each Quarterly
Distribution Date or Monthly Distribution Date, as applicable, on which interest is payable as described above or principal is payable as described below.

         Interest will accrue from and including the initial closing date, or from and including the most recent Note Payment Date on which interest has been paid to but excluding the current Note Payment Date. Interest on the term notes will be calculated on the basis of a year of 360 days and the actual number of days occurring in the period for which interest is payable. Each Note Payment Date will be a Payment Date as defined in the prospectus. Interest accrued as of any Note Payment Date, but not paid on that Note Payment Date, will be due on the next Note Payment Date.

         Interest Collections will be applied to make interest payments on the term notes as described under "The Transfer and Servicing
Agreements--Application of Interest Collections" in this prospectus supplement.

Payments of Principal

         We expect that the trust will pay the entire principal balance of the term notes on the Term Note Targeted Final Payment Date, which is the Note Payment Date in _____. However, the trust could make principal payments sooner than the Term Note Targeted Final Payment Date if a Rapid Amortization Event occurs. On each Monthly Distribution Date after the commencement of a Rapid Amortization Period, the trust will apply the portion of Available Trust Principal allocated to the term notes and any funds held in the Cash Accumulation Account and Note Distribution Subaccount to repay principal on the term notes.

         It is also possible that the trust will not repay the entire principal balance of the term notes on or before the Term Note Targeted Final Payment Date. Starting on the _____ Determination Date, the servicer will calculate the Required Payment Period Length to determine the date on which the trust will begin to accumulate principal collections for the purpose of repaying principal on the term notes on the Term Note Targeted Final Payment Date. If insufficient funds are accumulated during this period, then the payment of principal on the Term Note Targeted Final Payment Date will be insufficient to repay all of the term note principal balance.

         All unpaid principal on the term notes will be due on the Stated Final Payment Date for the term notes, which is the Distribution Date in _____. Failure to pay any securities in full on their Stated Final Payment Date will result in an event of default in the case of a note and an Early Amortization Event for the trust.

         If the Servicer exercises its optional right to repurchase receivables as described in "The Transfer and Servicing
Agreements--Optional Purchase by the Servicer," then the proceeds of the repurchase will be treated as Trust Principal Collections and Trust Interest Collections.

Delivery of Notes

         The term notes will be issued on or about the initial closing date in book entry form through the facilities of DTC, Clearstream and Euroclear against payment in immediately available funds.

                           THE _____ CERTIFICATES

General

         On the initial closing date, the trust will issue the _____ certificates in a principal amount equal to approximately $_____. Initially, the seller will retain __% of the _____ certificates. It is expected that the seller will privately place the remaining _____ certificates on the initial closing date.

         The trust will issue the _____ certificates under the trust agreement, a form of which the seller has filed as an exhibit to the registration statement of which this prospectus supplement forms a part. The following summary describes some of the terms of the _____ certificates and the trust agreement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the _____ certificates, the trust agreement and the prospectus. Where particular provisions or terms used in the _____ certificates and the trust agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of the summary.

Interest

         The _____ certificates will bear interest on the outstanding certificate balance (without reduction for unreimbursed Trust Charge-Offs), payable on each Quarterly Distribution Date commencing on _____, at a rate equal to USD [Three-Month LIBOR] plus __% per annum. If the _____ certificates are not paid in full on their Targeted Final Distribution Date or if the Fully Funded Date occurs for all notes under any circumstance other than the payments and set-asides that will occur during the Payment Period for the term notes, then interest will be payable on each Monthly Distribution Date thereafter at a rate equal to USD [One-Month LIBOR] plus __% per annum. We refer to each of the days on which interest is payable on the _____ certificates as a Certificate Payment Date. Interest on the _____ certificates accrued as of any Certificate Payment Date but not distributed on a Certificate Payment Date will be due on the next Certificate Payment Date.

         Payments of interest on the notes will be senior to distributions of interest on the _____ certificates.

Certificate Balance

         The certificate balance as of any Monthly Distribution Date or a related Certificate Payment Date with respect to the _____ certificates is:
(a) $_____, plus (b) the principal amount of _____ certificates issued after the initial closing date, minus (c) all distributions in respect of the certificate balance of the _____ certificates actually made on or prior to that date, minus (d) unreimbursed Trust Charge-Offs on that Monthly Distribution Date (determined after giving effect to the application of Available Trust Interest and other amounts available to reimburse Trust Charge- Offs on that date as described below) allocated to the _____ certificates, up to the certificate balance of the _____ certificates on that Monthly Distribution Date calculated without regard to this clause
(d). With respect to any other class of certificates, certificate balance means the amount set forth in the terms of that class of certificates. Any unreimbursed Trust Charge-Offs applied to reduce the certificate balance will be applied against each class of certificates on that Certificate Payment Date, pro rata on the basis of the certificate balance of the certificates of that class outstanding on the preceding Certificate Payment Date, without reduction for any unreimbursed Trust Charge-Offs.

         We expect that the trust will pay the entire certificate balance of the _____ certificates on the Quarterly Distribution Date in _____, which is the Targeted Final Distribution Date for the _____ certificates. The trust will seek to set aside funds for this purpose during the Payment Period for the term notes. Following the respective Fully Funded Dates for the term notes, all Available Trust Principal, up to an amount equal to the outstanding certificate balance of the _____ certificates, will be set aside by the trust in a certificate distribution account for payment to the _____ certificates on the Targeted Final Distribution Date for the _____ certificates.

         Distributions will be made with respect to the certificate balance on the _____ certificates after the trust has paid the term notes. If all notes have been paid or provided for by their respective Targeted Final Payment Dates, then distributions with respect to the certificate balance of the _____ certificates will commence on the Targeted Final Payment Date for the _____ certificates, to the extent of funds available for such purpose.

         The Stated Final Payment Date for the _____ certificates will be on the Certificate Payment Date in _____. If the _____ certificates have not been paid in full on or prior to that date, an Early Amortization Period for the trust will commence.

                   THE TRANSFER AND SERVICING AGREEMENTS

         The parties will enter into the Transfer and Servicing Agreements as of the initial closing date. The following summary describes the material terms of the Transfer and Servicing Agreements. The seller has filed forms of the Transfer and Servicing Agreements as exhibits to the registration statement of which this prospectus supplement is a part. The Transfer and Servicing Agreements will be filed with the SEC following the initial closing date. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Transfer and Servicing Agreements and the prospectus. Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of the summary.

Application of Interest Collections

         For each Collection Period, the trust will apply funds to pay interest and other amounts on the related Monthly Distribution Date in the order and in the priority of clauses (1), (2) and (3) below:

         (1) For each Collection Period, the trust will apply Trust Interest Collections together with the other amounts comprising Available Trust Interest for the related Monthly Distribution Date in the following order of priority:

     (a) an amount equal to the Monthly Servicing Fee for that Monthly Distribution Date will be paid to the servicer; and

     (b) an amount equal to the Trust Interest Allocation applied in clause (2) below.

         (2) On each Monthly Distribution Date, the trust will apply the amounts from clause (1)(b), together with the funds specified below, to the notes as follows:

     (a)  for the term notes:

          (i)  the trust will make the following funds available:

               (A)  the term notes' Trust Interest Allocation;

               (B) the net amount, if any, received by the trust under the term notes basis swap;

               (C) all net investment earnings on funds deposited in the Note Distribution Subaccount for the term notes;

               (D)  all Cash Accumulation Account Earnings; and

               (E) if the term notes are then in a Cash Accumulation Period and if the amounts specified in the foregoing subclauses (A) through (D) are less than the Term Notes Monthly Carrying Costs for that Monthly Distribution Date, then the lowest of: (x) such shortfall, (y) the Cash Accumulation Reserve Fund Release Amount and (z) the amount of funds on deposit in the Cash Accumulation Reserve Fund will be made available.

     The amounts made available pursuant to the foregoing clauses
     (2)(a)(i)(A) through (E) will be the Term Notes Monthly Available
     Amount.

          (ii) Next, the trust will aggregate and apply the Term Notes Monthly Available Amount on the Monthly Distribution Date as follows:

               (A) first, the lesser of: (x) the Term Notes Monthly Available Amount and (y) the net payment, if any, due from the trust under the term notes basis swap will be paid in accordance with the terms of the term notes basis swap; and

               (B) second, the lesser of: (x) the Term Notes Monthly Available Amount remaining after the application in subclause (A) and (y) an amount equal to the Term Notes Monthly Interest Payable Amount for the related Monthly Distribution Date will be transferred to the Note Distribution Account for payment of interest on the term notes on the related Note Payment Date.

         The amounts required to be paid pursuant to the foregoing clauses
         (2)(a)(ii)(A)(y) and (B)(y) are the Term Notes Monthly Carrying Costs. Any shortfall of the Term Notes Monthly Available Amount below the Term Notes Monthly Carrying Costs will be treated as a Series Shortfall for the term notes. Any excess of the Term Notes Monthly Available Amount over the Term Notes Monthly Carrying Costs will be treated as Remaining Interest Amounts.

     (b) for each other series of term notes, in accordance with the terms of each series, the trust will apply: (x) the Trust Interest Allocation for that series, (y) any amounts received from or owing under Specified Support Arrangements in accordance with the terms of the series of notes and (z) net investment earnings, if any, on funds deposited in that series' Note Distribution Subaccount to pay the monthly carrying costs for the series of term notes, which will include the Noteholders' Interest for such series. Shortfalls in these applications will be treated as a Series Shortfall for each series and excess amounts will be treated as Remaining Interest Amounts.

                    (3) On each Monthly Distribution Date, the trust will
               aggregate the Remaining Interest Amounts from all notes and apply these funds in the following order of priority:

     (a) if the notes have a Series Shortfall, pro rata on the basis of the respective Series Shortfalls, an amount equal to the Series Shortfall for that Monthly Distribution Date, will be transferred to the Note Distribution Account for the payment of amounts owing under the basis swap or in respect of interest on those notes or payments on an interest rate swap;

     (b) an amount equal to the net payment, if any, due from the trust under the _____ certificates basis swap and under any basis swap with respect to any other class of certificates will be paid in accordance with each basis swap;

     (c) an amount equal to the Aggregate Certificateholders' Interest for that Monthly Distribution Date will be transferred to the Certificate Distribution Account;

     (d) an amount equal to any servicer advances not previously reimbursed will be paid to the Servicer, except as otherwise provided in the Transfer and Servicing Agreements;

     (e) an amount equal to any Reserve Fund Deposit Amount for that Monthly Distribution Date will be deposited into the Reserve Fund;

     (f) pro rata among the following amounts specified in (A) and (B) for that Monthly Distribution Date: (A) an amount equal to the Cash Accumulation Reserve Fund Deposit Amount will be deposited into the Cash Accumulation Reserve Fund and (B) an amount equal to any deposit required under the terms of any other Specified Support Arrangements will be deposited into the account designated by the terms of the Specified Support Arrangement;

     (g) an amount equal to any Trust Defaulted Amount will be treated as Additional Trust Principal on that Monthly Distribution Date; and

     (h) an amount equal to the aggregate amount of unreimbursed Trust Charge-Offs will be treated as Additional Trust Principal on that Monthly Distribution Date.

         If Monthly Available Amounts are not sufficient to make all payments required by clauses (1), (2) and (3), then the funds described below will be applied in the following order:

          first, if any amounts specified in clauses (3)(a), (b), (c) and
     (d) above remain unpaid, then a Deficiency Amount will exist, and the servicer will be obligated to make a servicer advance of this amount to the trust, but only to the extent that the Servicer, in its sole discretion, expects to recover the advance from Remaining Interest Amounts applied as described above on subsequent Distribution Dates and from releases from the Cash Accumulation Reserve Fund as provided in "--Cash Accumulation Reserve Fund" in this prospectus supplement, and the servicer advances will be applied to reduce the Deficiency Amount in the order set forth in clauses (2) and (3); and

          second, if any Monthly Carrying Costs or any amounts specified in clauses (3)(a), (b), (c), (d), (g) and (h) remain unpaid after the application described in the preceding clause first, then an Unsatisfied Deficiency Amount will exist, and funds on deposit in the Reserve Fund will be applied to reduce the unsatisfied deficiency amount in the order set forth in clauses (2) and (3), except that no application of amounts from the Reserve Fund will be made for the priorities in clauses (3)(e) or (f).

          Remaining Interest Amounts for a Monthly Distribution Date not applied as described above will generally be allocated and paid to the seller as compensation for making the initial deposit and any additional deposits into the Reserve Fund and the Cash Accumulation Reserve Fund.

          To the extent that the full amount of the Trust Defaulted Amount has not been treated as Additional Trust Principal pursuant to clause
     (3)(g) above, the amount of the deficiency will be added to unreimbursed Trust Charge-Offs.

Application of Principal Collections by the Trust

          There are three mutually exclusive time periods with respect to the trust. These time periods are the Revolving Period, the Wind Down Period and the Early Amortization Period. The way in which each of these trust level time periods is relevant to and impacts a class of securities depends in part upon the specific terms of that class. In addition, each class of securities may have, by their terms, additional time periods specific to that class which occur within or across the time periods applicable to the trust as a whole. See "Application of Principal Collections to the Term Notes" below for a description of the time periods which specifically apply to the term notes.

Revolving Period

          During the Revolving Period, the trust may, on a daily basis, use Trust Principal Collections:

     o    to make payments of principal on the revolving notes;

     o    to purchase additional Eligible Receivables from the seller;

     o to the extent required to maintain the Daily Trust Balance equal the Daily Trust Invested Amount, to add to the Cash Collateral; and

     o to make principal payments or to set aside principal for later payment on any term notes which then requires Available Trust Principal to be retained or set aside. No distributions of the certificate balance will be made during the Revolving Period.

         During the Revolving Period, the trust may also use the Cash Collateral Amount for the purposes described in the first, second and fourth points above.

         The Revolving Period will terminate on the Scheduled Revolving Period Termination Date. The Scheduled Revolving Period Termination Date will initially be _____, and it will automatically be extended to the last day of each succeeding month unless the seller, prior to the then Scheduled Revolving Period Termination Date, makes a non-extension election, causing the extension not to occur. Unless a non-extension election is made as described below, each extension will become effective as of the Business Day prior to the then Scheduled Revolving Period Termination Date. The seller cannot extend the Scheduled Revolving Period Termination Date beyond _____, which is the Final Revolving Period Termination Date.

         In addition to a non-extension election, the seller may, at any time prior to the then Scheduled Revolving Period Termination Date, affirmatively cause an affirmative extension of the Scheduled Revolving Period Termination Date to the last day of any specified month (but not beyond the Final Revolving Period Termination Date), subject thereafter to further automatic extensions, non- extension elections and affirmative extensions. Any non-extension election or affirmative extension will be made by providing written notice of the extension to the Servicer, the owner trustee (who will be obligated to provide notice to the certificateholders), the indenture trustee (who will be obligated to provide notice to the noteholders) and the rating agencies. Assuming no Early Amortization Event has occurred, the Revolving Period will terminate and the Wind Down Period will commence on the day immediately following a non-extension election.

         If the seller makes a non-extension election, as a result of which the Revolving Period terminates and the Wind Down Period commences prior to the Final Revolving Period Termination Date, the seller may elect to recommence the Revolving Period on any date prior to the date that is the earlier of: (1) the one year anniversary of the termination of the Revolving Period and (2) the Final Revolving Period Termination Date, so long as no Early Amortization Event has occurred and is continuing. If an Early Amortization Event described in subparagraphs (6), (8) or (10) under "The Transfer and Servicing Agreements--Early Amortization Events" in the prospectus has occurred the seller may nonetheless elect to so recommence the Revolving Period if the conditions specified under "--Wind Down Period and Early Amortization Period--Recommencement of Revolving Period" in this prospectus supplement are satisfied.

Wind Down Period and Early Amortization Period

         The Revolving Period will be followed by either the Wind Down Period or an Early Amortization Period. These periods commence as follows:

     o The Wind Down Period for the trust will begin on the day following the Scheduled Revolving Period Termination Date and will continue until the earlier of: (a) the commencement of an Early Amortization Period, (b) the date on which all outstanding securities are paid in full and (c) under the limited circumstances described above under "The Transfer and Servicing Agreements--Application of Principal Collections by the Trust--Revolving Period," the recommencement of the Revolving Period.

     o The Early Amortization Period will commence upon the occurrence of an Early Amortization Event, whether it occurs during the Revolving Period or the Wind Down Period. The Early Amortization Events are set out in the prospectus under "The Transfer and Servicing Agreements--Early Amortization Events" and below under "--Early Amortization Events."

         During the Wind Down Period and during any Early Amortization Period, the trust will no longer reinvest Trust Principal Collections in new receivables, nor will it make additional borrowings under any revolving notes or issue any additional securities. Instead, on each Monthly Distribution Date, Trust Principal Collections during the related Collection Period, together with other amounts comprising Available Trust Principal, will be treated as follows:

         first, the amounts will be allocated to the notes in accordance with the Principal Allocation Percentage, and the Available Trust Principal will be paid or set aside until the Fully Funded Date, and second, following the Fully Funded Date, any remaining Available Trust Principal will be available for the payment of the outstanding certificate balance on the certificates or for any other applications permitted by holders of certificates.

         Principal payments will be made on the term notes, including the term notes and any revolving notes as described in "The Term Notes--Payment of Principal" and "The Revolving Notes--Payments of Principal and Additional Borrowings" above. For additional information on the application of Available Trust Principal in respect of the term notes, see "The Transfer and Servicing Agreements--Application of Principal Collections to the Term Notes--Cash Accumulation Period" and "--Rapid Amortization Period" below.

         Early Amortization Events. In addition to the Early Amortization Events set forth in the prospectus, an Early Amortization Event will occur if any of the basis swaps terminate, except if the termination is for the limited reasons set forth in "Basis Swaps" below. The trigger amount for the Reserve Fund, which is a component of the Early Amortization Event described in sub-paragraph (9) under "The Transfer and Servicing Agreements--Early Amortization Events" in the prospectus, will equal $_____.

         Recommencement of Revolving Period. In limited circumstances the seller may elect to terminate an Early Amortization Period and recommence the Revolving Period and any Payment Period prior to the Final Revolving Period Termination Date. If an Early Amortization Event described in sub-paragraphs (6), (8) or (10) under "The Transfer and Servicing Agreements--Early Amortization Events" in the prospectus - each of which is a Cash Accumulation Event for the term notes - has occurred, the seller may elect to end the Cash Accumulation Period and Early Amortization Period and recommence the Revolving Period within the one-year anniversary of the commencement of the Early Amortization Period and the Cash Accumulation Period if:

     o none of those Early Amortization Events has existed for three consecutive months;

     o    the Final Revolving Period Termination Date has not occurred;

     o the long-term debt obligations of _____ are rated at least "Baa3" by Moody's;

     o    the Reserve Fund Funding Condition is satisfied; and

     o after giving effect to any securities issued and any changes in the trust's specified Maximum Revolver Balance on the date of the recommencement, the quotient of: (A) the outstanding certificate balance of all the outstanding _____ certificates over (B) the Maximum Pool Balance equals or exceeds the specified certificate percentage, which is __%.

         The Reserve Fund Funding Condition will be satisfied on the date of recommencement of the Revolving Period only if:

     o the amount on deposit in the Reserve Fund equals or exceeds the Fund Required Amount as of the date of recommencement;

     o the amount on deposit in the Cash Accumulation Reserve Fund equals or exceeds the related Cash Reserve Fund Required Amount as of the date of recommencement.

         Upon any recommencement, funds in the Cash Accumulation Account may be used to purchase additional receivables, so long as the Daily Trust Balance is equal to the Daily Trust Invested Amount.

Application of Principal Collections to the Term Notes

Overview

         There are three basic and mutually exclusive time periods with respect to the term notes which determine how Trust Principal Collections and principal payments on the term notes are handled by the trust. These periods are the Payment Period, the Cash Accumulation Period and the Rapid Amortization Period. The Payment Period will begin one to four months prior to the Targeted Final Payment Date on the term notes. The Cash Accumulation Period will begin upon the occurrence of a Cash Accumulation Event. The Rapid Amortization Period will begin upon the occurrence of a Rapid Amortization Event.

         The time periods with respect to the term notes co-exist with the trust time periods described above in "--Application of Principal Collections by the Trust." If an Early Amortization Period occurs for the trust, then it will give rise to either a Cash Accumulation Period or Rapid Amortization Period for the term notes. If the Wind Down Period commences for the trust prior to the Payment Period for the term notes, a Cash Accumulation Period for the term notes will commence. If the trust remains in its Revolving Period, then the term notes will not have any separate time period until the commencement of their Payment Period. However, if a Rapid Amortization Event which is not an Early Amortization Event occurs, the term notes will be in a Rapid Amortization Period at the same time that the trust is in the Revolving Period.

         During the Payment Period and the Cash Accumulation Period, principal collections on the receivables allocated to the term notes are set aside in accounts to repay principal on the term notes on the Targeted Final Payment Date. In contrast, during a Rapid Amortization Period, the trust will pay out principal collections allocated to the term notes on each Monthly Distribution Date occurring after the start of the Rapid Amortization Period instead of retaining these collections for distribution on the Targeted Final Payment Date.
Payment Period

         A Payment Period for the notes occurs during the Revolving Period for the trust. Available Trust Principal will be used or set aside during the Payment Period for the purpose of repaying the outstanding principal balance of those notes. If the notes are subject to a currency swap, interest rate swap or another type of swap or derivative instrument in respect of principal, then principal will be set aside for the purpose of making payments under the swap or instrument. The notes which will be allocated Available Trust Principal equal to its Principal Allocation Percentage thereof. If Trust Principal Collections will not be set aside during the Payment Period to repay the outstanding principal balance, then alternate sources of repayment will be specified. Available Trust Principal which is not applied for this purpose or set aside for repayment of the Certificate Balance will be used for the other purposes specified above under "--Application of Principal Collections By the Trust--Revolving Period". Upon the commencement of a Payment Period, the servicer will establish a Note Distribution Subaccount. Any Investment Proceeds or earnings in respect of funds in the Note Distribution Subaccount, will be applied as provided in the clause (2) under "--Application of Interest Collections" above.

         The Payment Period for the term notes will commence no earlier than _____ and no later than _____. On the Determination Date in _____ and on each Determination Date thereafter before the commencement of the Payment Period, the Servicer will determine the appropriate date by calculating the Required Payment Period Length, which is an estimation of the number of Collection Periods needed to set aside funds for the repayment of the term notes and the _____ certificates on the Term Note Targeted Final Payment Date, which is also the Targeted Final Distribution Date for the _____ certificates. The Payment Period will commence with the first day of the Collection Period which follows the first Determination Date on which the Required Payment Period Length is equal to or greater than the number of full Collection Periods remaining between that Determination Date and the Term Note Targeted Final Payment Date.

         On each day during the term notes' Payment Period, the term notes will be allocated their Principal Allocation Percentage of Available Trust Principal. These amounts will be deposited in the Note Distribution Subaccount for the term notes until the Fully Funded Date for the term notes has occurred and will be invested in Eligible Investments. The trust will use amounts in the term notes' Note Distribution Subaccount, other than Investment Proceeds thereon, only to make principal payments on the term notes. During a Payment Period for the term notes, unless the revolving notes are then in a Payment Period, the trust will not repay principal under the revolving notes until the Fully Funded Date has occurred for the Notes in that Payment Period, but the trust may purchase additional receivables by borrowing under the revolving notes. On the Targeted Final Payment Date for the term notes, the trust will pay the outstanding principal balance of the term notes, or any lesser amount that has been set aside for that purpose, and, to the extent not paid in full on the Targeted Final Payment Date, on each Monthly Distribution Date thereafter until so paid in full.

         As described under "The Transfer and Servicing Agreements--Collections" in the prospectus, in some circumstances the Servicer is permitted to make deposits of Principal Collections and Interest Collections into the Collection Account on each Monthly Distribution Date rather than on a daily basis. However, during a Payment Period, Cash Accumulation Period or Rapid Amortization Period for the term notes, the Servicer will be required to deposit Collections into the Collection Account on a daily basis until the Fully Funded Date has occurred with respect to the term notes and the _____ certificates have been fully provided for.

Cash Accumulation Period

         On each day during a Cash Accumulation Period for the term notes, the term notes will be allocated their Principal Allocation Percentage of Available Trust Principal and that amount will be deposited in the Cash Accumulation Account for the term notes until the amount on deposit therein equals the outstanding principal balance of the term notes. The trust will use amounts in the Cash Accumulation Account only to make principal payments on the term notes or as described under "--Application of Principal Collections by the Trust - Wind Down Period and Early Amortization Period - Recommencement of the Revolving Period" in this prospectus supplement. During a Cash Accumulation Period, the trust will not borrow additional funds under the revolving notes, nor will the trust purchase additional receivables. On the Targeted Final Payment Date for the term notes, the trust will pay the outstanding principal balance of the term notes, or any lesser amount as has been set aside for this purpose, and, to the extent not paid in full on the Targeted Final Payment Date, on each Monthly Distribution Date thereafter until so paid in full.

         If the term notes or any revolving notes are not paid in full on or prior to the applicable Stated Final Payment Date, an Early Amortization Period for the trust will commence. This event will constitute a Cash Accumulation Period for the term notes. If the Targeted Final Payment Date for the term notes has previously occurred, the effect of this Early Amortization Event - or any other Early Amortization Event which occurs after the Term Note Targeted Final Payment Date and which causes a Cash Accumulation Period to occur for the term notes - will be that the trust will continue to pay allocable funds to the term notes on each subsequent Monthly Distribution Date.

Rapid Amortization Period

         On each day during a Rapid Amortization Period for the term notes, the term notes will be allocated their Principal Allocation Percentage of Available Trust Principal and that amount will be deposited in the Note Distribution Account for the term notes. All amounts so allocated during a Rapid Amortization Period will be paid to the holders of the term notes on the related Monthly Distribution Date. In addition, on the first Monthly Distribution Date during the Rapid Amortization Period, any amounts in respect of principal held in the Cash Accumulation Account or the Note Distribution Account for the term notes will be paid to the holders of the term notes.

Reserve Fund

         The Reserve Fund will be an Eligible Deposit Account established and maintained in the name of the indenture trustee for the benefit of the holders of notes, the holders of Certificates, and, as applicable, a swap counterparty. On the initial closing date, the Reserve Fund will be funded with the Reserve Fund Initial Deposit from the seller in an amount equal to $_____. The Reserve Fund is of the type contemplated by the prospectus. See "The Transfer and Servicing Agreements--Liquidity and Credit Support--Reserve Fund" in the prospectus.

         In addition, the seller, in its sole discretion, may at any time make additional deposits into the Reserve Fund as described in the prospectus under "The Transfer and Servicing Agreements-- Liquidity and Credit Support--Reserve Fund." The seller is not obligated to make any additional deposits into the Reserve Fund, and we cannot assure you that any additional deposits will be made.

         If the amount in the Reserve Fund is less than the Reserve Fund Required Amount for any Monthly Distribution Date, the amount of the deficiency, to the extent funds are available as described above under "--Application of Interest Collections," will be deposited into the Reserve Fund.

         Amounts on deposit in the Reserve Fund will be available to cover the Unsatisfied Deficiency Amount on each Monthly Distribution Date as described above under "--Application of Interest Collections." Amounts on deposit in the Reserve Fund will be included in Available Trust Principal and applied to make the final principal payments on the notes and the final distributions with respect to Certificate Balance on the certificates during the Wind Down Period and any Early Amortization Period if and to the extent that the application of the amount on deposit in the Reserve Fund as Available Trust Principal will reduce the outstanding principal balance on all notes and the outstanding Certificate Balance with respect to all certificates to zero. This application will occur after giving effect to all other required applications of the Reserve Fund on that Monthly Distribution Date and all other amounts to be applied as Available Trust Principal on that Monthly Distribution Date and after giving effect to the payment and distribution of all amounts otherwise on deposit, or to be deposited, in the Distribution Accounts on that Monthly Distribution Date.

     o If the amount in the Reserve Fund is more than the Reserve Fund Required Amount for any Monthly Distribution Date, the amount of the excess, unless otherwise agreed by the seller, will be paid to the seller as compensation for making the Reserve Fund Initial Deposit and other deposits, if any, into the Reserve Fund. On the Trust Termination Date, any funds remaining on deposit in the Reserve Fund will be distributed to the seller.

         Any investment earnings, net of losses and investment expenses, with respect to the Reserve Fund for a Collection Period will be Investment Proceeds and will be included in Available Trust Interest.

Cash Accumulation Reserve Fund

         The Cash Accumulation Reserve Fund will be fully funded in the amount of $_____ on the initial closing date. The term notes will not have any rights to amounts on deposit in the cash accumulation reserve fund or interest income thereon, except as described in this prospectus supplement.

         The seller, in its sole discretion, may at any time make additional deposits into the Cash Accumulation Reserve Fund. The seller is not obligated to make any additional deposits into the Cash Accumulation Reserve Fund and there can be no assurance that any additional deposits will be made.

         If the amount in the cash accumulation reserve fund on any Monthly Distribution Date is less than the Cash Accumulation Reserve Fund Required Amount for that Monthly Distribution Date, the amount of the deficiency, to the extent available as described above under "--Application of Interest Collections," will be deposited into the Cash Accumulation Reserve Fund.

         On each Monthly Distribution Date, if the funds in the Cash Accumulation Reserve Fund after giving effect to all other distributions or allocations on that Monthly Distribution Date exceed the Cash Accumulation Reserve Fund Required Amount, that excess will be distributed first to reimburse servicer advances and second to the seller. The Cash Accumulation Reserve Fund Required Amount will decline on each Monthly Distribution Date as the term notes approach their Targeted Final Payment Date. On repayment of the entire outstanding principal balance of the term notes, any funds remaining on deposit in the Cash Accumulation Reserve Fund will be paid to the seller.

Basis Swaps

         On the initial closing date, the trust will enter into a basis swap with _____, as the basis swap counterparty, with respect to each of the following:

     o the term notes, and we refer to this basis swap as the term notes basis swap

     o the _____ certificates, and we refer to this basis swap as the _____ certificate basis swap

         Each basis swap is intended to allow the trust to receive interest at a rate determined by reference to the index upon which the rate of interest for the notes or certificates or amounts payable under any related Specified Support Arrangement is based. In each case, the trust will pay an interest rate determined by reference to the prime rate, on the one hand, and the trust will receive a rate of interest determined by reference to USD [Three-Month LIBOR], as described herein.

         As set forth in the table below, for each basis swap, on each Monthly Distribution Date, the basis swap counterparty will be obligated to pay to the trust an amount equal to interest accrued during the related Collection Period preceding that Monthly Distribution Date, on the applicable Notional Amount shown in the following table, at a rate equal to USD [Three-Month LIBOR], with respect to that Monthly Distribution Date, plus a specified percentage for each day during the related Collection Period divided by 360. In exchange, on each Monthly Distribution Date, the trust will be obligated to pay to the basis swap counterparty an amount equal to interest accrued during the related Collection Period, on either the daily _____ Term Notional Amount or the _____ Certificate Notional Amount at a per annum rate equal to the prime rate for each day during that Collection Period divided by 360.


                                   Amount Due From                 Amount Due
          Basis Swap               Notional Amount             Swap Counterparty                 From The Trust
                                ------------------------- ------------------------------ ---------------------------
Term Notes basis swap             ____ Term Notional       USD [Three-Month Amount]         [Prime Rate LIBOR] + __%
Certificate basis swap            ____ Term Notional       USD [Three-Month Amount]         [Prime Rate LIBOR] + __%

         Under the basis swaps, on each Monthly Distribution Date the amount the trust is obligated to pay will be netted against the amount the basis swap counterparty is obligated to pay so that only the net amount will be due from the trust or the basis swap counterparty, as the case may be. This amount will be payable out of Available Trust Interest as described above in clauses (2) and (3) of "--Application of Interest Collections" or will be included in Available Trust Interest.

         Each basis swap will terminate if, among other things, either party defaults in the payment of any amount due thereunder and if the basis swap counterparty becomes insolvent. The termination of any basis swap upon these events will be an Early Amortization Event for the trust and either a Cash Accumulation Event or, in the case of an insolvency event, a Rapid Amortization Event, for the term notes. The termination of a basis swap will not result in any make-whole amount being payable by either party.

         In some limited situations, the trust may, without causing an Early Amortization Event, terminate, amend or modify the terms of any basis swap or enter into other Specified Support Arrangements without the consent of holders of the outstanding notes or certificates. These limited situations include:

          (1) a change in the trust's specified Maximum Revolver Balance or the specified Maximum Revolver Balance; or

          (2) the payment in full of any series of term notes.

         The trust must satisfy the conditions set forth in the trust sale and servicing agreement for the change, including, in the case of any issuance or increase in the trust's specified Maximum Revolver Balance, confirmation from each rating agency that the increase will not result in a reduction or withdrawal of the rating of any outstanding securities.

Other Liquidity and Credit Support

         Distributions on the certificates will be subordinated to payments on the notes to the extent described herein. The trust property will include the basis swaps, and the funds on deposit in the Reserve Fund and the Cash Accumulation Reserve Fund. The servicer will also make servicer advances as described above. The Servicer will not make Servicer Liquidity Advances for the term notes.

Defaults and Charge-Offs

         For any Monthly Distribution Date, Available Trust Interest will be available to cover the Trust Defaulted Amount as described in clause (3) under "Application of Interest Collections" above. To the extent that, for any Monthly Distribution Date, the allocated Available Trust Interest does not cover the full amount of the Trust Defaulted Amount through treatment of that Available Trust Interest as Additional Trust Principal, that deficiency will constitute an unreimbursed Trust Charge-Off. Unreimbursed Trust Charge-Offs will be covered on any subsequent Distribution Date out of Available Trust Interest and, to the extent available therefor, withdrawals from the Reserve Fund. For any date, unreimbursed Trust Charge-Offs will, unless reduced as described below, equal the aggregate Trust Charge-Offs for all prior Monthly Distribution Dates unless and to the extent the Trust Charge-Offs have been so covered.

         The Daily Trust Invested Amount is reduced by the amount of unreimbursed Trust Charge-Offs and will therefore be reinstated to the extent any Trust Charge-Offs are reimbursed. Unreimbursed Trust Charge-Offs will be applied first to reduce the outstanding Certificate Balance of the certificates and then to reduce the outstanding principal balance of the notes. Interest payments on securities will be reduced to the extent unreimbursed Trust Charge-Offs are applied against these securities as of any Monthly Distribution Date.

         If unreimbursed Trust Charge-Offs exceed the certificate balance on the Stated Final Payment Date for the notes, then the trust will not owe to the holders of the term notes the portion of the excess that is allocable to the term notes, and the amount of unreimbursed Trust Charge-Offs will be permanently reduced by that allocation. Unreimbursed Trust Charge-Offs in excess of the Certificate Balance will be applied to the notes on the basis of the Trust Interest Allocation Percentage of the notes then outstanding. For purposes of this application, the certificate balance and Trust Interest Allocation will be calculated without reduction for Trust Charge-Offs.

Optional Purchase by the Servicer

         Notwithstanding anything in the prospectus to the contrary, at any time from and after the time that:

     o the Daily Trust Balance is equal to or less than 10% of the highest sum, at any time since the initial closing date, of the Daily Trust Balance plus the Cash Collateral Amount plus amounts on deposit in the Cash Accumulation Account and the Note Distribution Account; and

     o either no term notes are outstanding or the Wind Down Period is in effect,

         the servicer may, at its option, purchase from the trust, as of the last day of any Collection Period, all remaining receivables and other assets then held by the trust, at a price equal to the aggregate Administrative Purchase Payments for those receivables plus the appraised value of the other assets which price will not be less than the outstanding principal balance and unpaid interest on all notes. That amount will be treated as Trust Principal Collections received during that Collection Period to the extent of the principal portion of the aggregate Administrative Purchase Payments so paid, with the remainder being Trust Interest Collections.

                            ERISA CONSIDERATIONS

         Although there is little guidance on the subject, the seller believes that, at the time of their issuance, the term notes would be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. The debt treatment of the term notes could change, subsequent to their issuance, if the trust incurred losses. However, without regard to whether term notes are treated as an equity interest for those purposes, the acquisition or holding of term notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the seller, the trust or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to a benefit plan. Some of the exemptions from the prohibited transaction rules could be applicable to the purchase and holding of term notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the term notes. Included among these exemptions are: Prohibited Transaction Class Exemption 96-23, regarding transactions affected by in-house asset managers; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." By acquiring a term note, each purchaser and each transferee of a note shall be deemed to represent and warrant that either: (i) it is not acquiring a note with the assets of a Benefit Plan; or (2) its purchase and holding of the notes will qualify for prohibited transaction exemptive relief under PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 or some other applicable exemption. For additional information regarding treatment of the term notes under ERISA, see " ERISA Considerations" in the prospectus.

          MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

         Upon the issuance of the term notes, Skadden Arps, Slate, Meagher & Flom LLP, special tax counsel, will deliver an opinion of counsel that for federal income tax purposes, the term notes will be treated as indebtedness and the trust will not be an association, or publicly traded partnership, taxable as a corporation. All prospective purchasers of the term notes should see "Material United States Federal Income Tax Consequences" in the accompanying prospectus for a description of the opinions and exclusions from the opinions. Each Note Owner, by the acceptance of a term note, will agree to treat the term note as indebtedness for federal, state and local income and franchise tax purposes. The trust will agree, and each holder a [ ] certificate will agree by its acceptance of such certificate, to treat the trust as a partnership for federal, state and local income and franchise tax purposes if there is more than one owner of [ ] certificates, and, if there is only one owner of [ ] certificates, to treat that sole owner of the certificates as the owner of the assets of the trust and to treat the trust as a disregarded entity.

         [The trust does not anticipate treating the term notes as having been issued with original issue discount.] [It is anticipated that the term notes will be treated as issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount with respect to those notes is [ ]. However, this rate does not represent the rate at which prepayments have actually occurred and no representation is made as to the rate at which prepayments actually will occur in the future. See "Material United States Federal Income Tax Consequences--Tax Consequences to Note Owners--Interest Income on the Notes--Original Issue Discount" in the accompanying prospectus.]

         All prospective purchasers of the term notes should see "Material United States Federal Income Tax Consequences" in the accompanying prospectus for additional information regarding the application of federal income tax laws, and should see "State and Local Tax Consequences" in the accompanying prospectus.

                                 UNDERWRITING

         Based on the terms and conditions set forth in the underwriting agreement, the seller has agreed to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase from the seller, the principal amount of term notes set forth opposite its name below:

                 Aggregate Principal Amount to be Purchased

                                   Underwriter                    Term Notes
------------------------------------------------------- ------------------------
         Goldman, Sachs & Co...........................               $
         __________ ...................................               $

         Total.........................................               $

         The seller has been advised by the underwriters that the several underwriters propose initially to offer the term notes to the public at the prices set forth on the cover page hereof, and to dealers at these prices less a selling concession not in excess of the percentage set forth below for the term notes. The Underwriters may allow, and the dealers may re-allow to other dealers, a subsequent concession not in excess of the percentage set forth below for the term notes. After the initial public offering, the public offering price and these concessions may be changed.

                               Selling
                             Concession                  Re-Allowance
                        -------------------------  ---------------------------
         term notes            ____%                         ____%

         The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the term notes in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the term notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the term notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the term notes originally sold by that syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the term notes to be higher than they would otherwise be in the absence of those transactions. Neither the seller nor any of the underwriters represent that the underwriters will engage in these transactions or that these transactions, if commenced, will not be discontinued without notice at any time.

         We will receive proceeds of approximately $__ from the sale of the term notes, representing __% of the principal amount of the term notes, after paying the underwriting discount of $__, representing ____% of the principal amount of the term notes. Additional offering expenses are estimated to be $___.

                               LEGAL OPINIONS

         In addition to the legal opinions described in the prospectus, some of the legal matters relating to the term notes will be passed upon for the underwriters by ___. ______ has from time to time represented, and is currently representing, ______ and a number of its affiliates.

                        GLOSSARY OF PRINCIPAL TERMS

         The following are given the meanings shown below to help describe the payments and cash flows on the notes and the certificates.

         Additional Trust Principal means, for any Monthly Distribution Date, the amount, if any, of Available Trust Interest and funds in the Reserve Fund applied to cover the Trust Defaulted Amount or to cover unreimbursed Trust Charge-Offs on that Monthly Distribution Date.

         Aggregate Certificateholders' Interest means, for any Monthly Distribution Date, an amount equal to the sum of: (a) the Certificateholders' Interest for all classes of certificates for that Distribution Date and (b) the Certificateholders' Interest Carryover Shortfall for the preceding Monthly Distribution Date.

         Aggregate Revolver Interest means, for any Monthly Distribution Date, the sum of: (a) the Revolver Interest for that Monthly Distribution Date and (b) the Revolver Interest Carryover Shortfall for the preceding Monthly Distribution Date.

         Available Trust Interest means, for any Distribution Date, the sum of:

         (a) Trust Interest Collections;

         (b) Shared Investment Proceeds;

         (c) the net amounts, if any, paid to the trust under the ___ certificates basis swap; and

         (d) the portion of the purchase price to be included in Available Trust Interest if the Servicer exercises its option to purchase the assets of the trust as described below under "Optional Purchase by the Servicer."

         Available Trust Principal means:

         (a) for any day during a Collection Period, Trust Principal Collections for that day minus any amounts paid on that day to the Servicer as reimbursement for outstanding Servicer Liquidity Advances and

         (b) on the Monthly Distribution Date related to that Collection Period, the sum of

               (1) Additional Trust Principal, if any, for that Monthly Distribution Date,

               (2) the Cash Collateral Amount on that Monthly Distribution Date and

               (3) if that Monthly Distribution Date is related to the Wind Down Period or an Early Amortization Period for the trust or to the Payment Period for the term notes, and if the amount on deposit in the Reserve Fund on that Distribution Date exceeds zero, the Supplemental Principal Allocation for that current Monthly Distribution Date.

         Business Day means any day other than a Saturday, Sunday or any other day on which banks in New York, New York or [Wilmington, Delaware] are required to, be closed.

         Cash Accumulation Account means an Eligible Deposit Account established and maintained by the Servicer with the indenture trustee, in the name of the indenture trustee, on behalf of the holders of the term notes. Funds in the Cash Accumulation Account will be invested in Eligible Investments. The Cash Accumulation Account will constitute a Designated Account, but the Cash Accumulation Account Earnings will not constitute Shared Investment Proceeds for purposes of the definition of Available Trust Interest.

         Cash Accumulation Account Earnings will be maintained in the Cash Accumulation Account. Cash Accumulation Account Earnings for a Monthly Distribution Date means investment earnings during the related Collection Period on funds deposited in the Cash Accumulation Account, net of losses and investment expenses with respect to these funds.

         Cash Accumulation Event means, for the term notes, each of the Early Amortization Events, except for Early Amortization Events which are also Rapid Amortization Events, and the commencement of a Wind Down Period for the trust.

         Cash Accumulation Reserve Fund means an Eligible Deposit Account established and maintained by the trust in the name of the indenture trustee for the benefit of the holders of the term notes. The Cash Accumulation Reserve Fund is available for the payment of interest on the term notes to the extent described under "The Transfer and Servicing Agreements--Application of Interest Collections" in this prospectus supplement.

         Cash Accumulation Reserve Fund Deposit Amount means, for any Monthly Distribution Date, the excess, if any, of the Cash Accumulation Reserve Fund Required Amount over the amount on deposit in the Cash Accumulation Reserve Fund.

         Cash Accumulation Period means, for the term notes, a period beginning on the occurrence of a Cash Accumulation Event and ending on the earliest of:

         (a) the date on which the term notes are paid in full,

         (b) the occurrence of a Rapid Amortization Event for the term notes,

         (c) the Trust Termination Date and

         (d) under the limited circumstances described above under "--Application of Principal Collections by the Trust--Revolving Period," the recommencement of the Revolving Period for the trust.

         Cash Accumulation Reserve Fund Release Amount for a Monthly Distribution Date can never be less than zero and is always equal to zero except during a Cash Accumulation Period or a Rapid Amortization Period when it is calculated as follows:

         Cash Accumulation Reserve (((CAB) x (Term Note Interest Rate) x (Actual Days)-(Interest Earned))/ Fund Release Amount)

         where:

                  CAB is the sum of: (a) the daily average balance in the Cash Accumulation Account and (b) the daily average balance in the Note Distribution Subaccount in respect of the term notes prior to any deposits or withdrawals in respect of principal into those accounts on that Monthly Distribution Date; provided that earnings on those accounts during the related Collection Period will be excluded from those balances;

                  Actual Days is the actual numbers of days elapsed from and including the prior Monthly Distribution Date to but excluding that Monthly Distribution Date;

               Interest Earned is the sum of the Cash Accumulation Account Earnings and the Note Distribution Subaccount Earnings during the related Collection Period; and

                  Fund Release Amount equals 360.

         Cash Accumulation Reserve Fund Required Amount means, with respect to any Determination Date, the sum of: (a) the present value, discounted at __% per annum, of the Monthly Mismatch Amounts for each Monthly Distribution Date following the Monthly Distribution Date for which the calculation is being made to the Monthly Distribution Date preceding the ____ Targeted Final Payment Date for the term notes and (b) $____.

         Class A Certificate Notional Amount for any day during a Collection Period equals the outstanding Certificate Balance of the ___ certificates as of the last day of that Collection Period, including after giving effect to unreimbursed Trust Charge-Offs as of the close of business on the Monthly Distribution Date during that Collection Period.

         Certificate Payment Date shall have the meaning set forth on page
S-__.

         Certificate Rate means for the ___ certificates issued on the initial closing date a rate equal to, with respect to any Certificate Payment Date, the product of: (1) a fraction, the numerator of which is the number of days elapsed from and including the prior Certificate Payment Date (or, in the case of the first Certificate Payment Date, from and including the initial closing date) to but excluding that Certificate Payment Date and the denominator of which is 360 and (2) USD [Three- Month LIBOR] plus __% or, if the ___ certificates have not been paid in full on their Targeted Final Payment Date or the Fully Funded Date occurs for all outstanding notes, then USD [One-Month LIBOR] plus __%.

         Certificateholders' Interest means, for any Monthly Distribution Date, for any class of certificates, the product of: (a) the Certificate Balance (without reduction for unreimbursed Trust Charge-Offs) for that class on the prior Monthly Distribution Date (or, in the case of the first Monthly Distribution Date following the issuance of that class of certificates, on the related closing date) plus the initial Certificate Balance (without reduction for unreimbursed Trust Charge-Offs) of any certificates of that class issued since that prior Monthly Distribution Date and (b) the Certificate Rate for that class for that Monthly Distribution Date.

         Certificateholders' Interest Carryover Shortfall means, for any Monthly Distribution Date, the excess of: (a) the Aggregate
Certificateholders' Interest for that Monthly Distribution Date over (b) the amount that was actually deposited in the Certificate Distribution Account on that Monthly Distribution Date in respect of Aggregate
Certificateholders' Interest.

         Deficiency Amount has the meaning specified on page S-__.

         Determination Date means the __ day of each calendar month, or if the __ day is not a Business Day, the next succeeding Business Day.

         Eligible Investments means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which, at the time made, evidence:

               (a) direct obligations of and which are fully guaranteed as to timely payment by, the United States of America;

               (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof, or any U.S. branch of a foreign bank; the depository institution or trust company shall be supervised and examined by federal or state banking or depository institution authorities; provided, however, that at any time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations, other than those obligations the rating of which is based on the credit of a person or entity other than that depository institution or trust company, thereof shall have a credit rating from each of the rating agencies then rating the obligations in the highest investment category granted thereby;

               (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the rating agencies then rating that commercial paper in the highest investment category granted thereby;

               (d) investments in money market or common trust funds having a rating from each of the rating agencies then rating those funds in the highest investment category granted thereby for money market funds, including funds for which the indenture trustee or the owner trustee or any of their respective affiliates is an investment manager or advisor, so long as those fund shall have that rating, provided, however, that no funds in the Cash Accumulation Account or the Note Distribution Subaccount for the term notes shall be invested in Eligible Investments described in this clause (d);

               (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

               (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a person or entity with the required deposit rating or otherwise approved by the rating agencies; and

               (g) any other investment permitted by each of the rating agencies, in each case, other than as permitted by the rating agencies, maturing not later than the Business Day immediately preceding the next Monthly Distribution Date.

         As used in this definition, a rating is in the "highest investment category" without regard to relative gradations within that category so that, for example, commercial paper with a rating of either A-1 or A-1+ is considered to be in the "highest investment category."

         Final Revolving Period Termination Date has the meaning set forth on page S-__.

         Fully Funded Date means, with respect to the notes, the day on which for the term notes:

         (1) the sum of the amounts on deposit in the Cash Accumulation Account plus the amount on deposit in the Note Distribution Subaccount for the term notes for the payment of principal equals the outstanding principal balance of the term notes or

         (2) the term notes have been paid in full;
         LIBOR Business Day means any day other than a Saturday, Sunday or any other day on which banks in London are required or authorized to be closed.

         Monthly Available Amount means, for any Monthly Distribution Date, the aggregate of the term notes Monthly Available Amount and any revolving note monthly available amount.

         Monthly Carrying Costs means, for any Monthly Distribution Date, the aggregate of the term notes Monthly Carrying Costs and any Revolving Note Monthly Carrying Costs.

         Monthly Distribution Date means the __th day of each month, or if such day is not a business day, then the next succeeding day which is a business day, commencing _______. Each Monthly Distribution Date is a "Distribution Date" as defined in the prospectus.

         The Monthly Mismatch Amount for a Monthly Distribution Date is calculated as follows:

                                    (Term Note Balance) x (Mismatch Rate)
Monthly Mismatch Amount     =       _____________________________________
                                                       12

         where:

         Term Note Balance is the outstanding principal balance on the term notes on the Monthly Distribution Date on which the Cash
         Accumulation Reserve Fund Required Amount is being calculated after distribution of principal on that Monthly Distribution Date, and

         Mismatch Rate is __%.

         Monthly Payment Period has the meaning set forth on page S-__.

         Note Distribution Subaccount means an account in which the Servicer will maintain all the funds deposited in the Note Distribution Account in respect of principal for the term notes beginning its Payment Period. This account may only be kept on the trust's books.

         Note Payment Date has the meaning set forth on page S-__.

         Noteholders' Interest means, for any Monthly Distribution Date, with respect to any term notes, the amount required to be paid as, or set aside for payment of, interest on the term notes on the Monthly
Distribution Date under its terms, including any interest payable as a result of shortfalls from prior Monthly Distribution Dates.

         One Month Reference Bank Rate means, for a Monthly Distribution Date, a rate determined on the basis of the rates at which deposits in U.S. dollars are offered by the reference banks (which will be four major banks that are engaged in transactions in the London interbank market, selected by the indenture trustee after consultation with the seller) as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Monthly Distribution Date to prime banks in the London interbank market for a period of one month commencing on such preceding Monthly Distribution Date in amounts approximately equal to the principal balance of the term notes then outstanding. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations, rounded upwards to the nearest one-sixteenth of one percent. If on any such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean, rounded upwards to the nearest one-sixteenth of one percent, of the rates quoted by one or more major banks in New York, selected by the indenture trustee after consultation with the seller, as of 11:00 a.m., New York time, on such date to leading European banks for U.S. dollar deposits for a period of one month commencing on such applicable date in amounts approximately equal to the then outstanding principal balance of the term notes. If no such quotation can be obtained, the rate will be USD One-Month LIBOR for the prior Monthly Distribution Date.

         Principal Allocation Percentage is calculated as follows:

                                               (Aggregate Principal Balance)
         Principal Allocation Percentage =  ____________________________________
                                            (Sum of Aggregate Principal Balance)

         where:

         Aggregate Principal Balance is the aggregate initial principal balance.

         Quarterly Distribution Date means with respect to the term notes and the ___ certificates, the ___th day of each _____, _____, ______ and _____, or if such day is not a Business Day, the next succeeding Business Day, beginning on _____.

         A Rapid Amortization Event for the term notes will be:

         (1) specified insolvency events relating to _____, the Servicer, _____, or the seller,

         (2) either the trust or the seller becomes required to register as an "investment company" within the meaning of the Investment Company Act of 1940 and

         (3) on any Monthly Distribution Date, the balance in the Cash Accumulation Reserve Fund would be less than $_____ after giving effect to all withdrawals and additions on that Monthly Distribution Date.

         Items (2) and (3) above are not Early Amortization Events for the trust.

         Rapid Amortization Period for the term notes means a period commencing upon the occurrence of a Rapid Amortization Event and ending on the earliest of: (a) the date on which the term notes are paid in full and
(b) the Trust Termination Date.

         Remaining Interest Amounts means each of the amounts designated as Remaining Interest Amounts under clause (2) of "The Transfer and Servicing Agreements - Application of Interest Collections".

         Reserve Fund Deposit Amount means, for any Monthly Distribution Date, the excess, if any, of the Reserve Fund Required Amount over the amount on deposit in the Reserve Fund after taking into account any withdrawals from the Reserve Fund on that Monthly Distribution Date.

         Reserve Fund Funding Condition has the meaning set forth on page
S-__.

         Reserve Fund Required Amount means:

         (a) for any Monthly Distribution Date during the Revolving Period or Wind Down Period, __% of the Maximum Pool Balance as of that Monthly Distribution Date, or if, as of that Monthly Distribution Date, the long-term debt obligations of _____ are rated less than "BBB-" by Standard & Poor's Ratings Services, then __%.

         (b) for any Monthly Distribution Date during any Early Amortization Period occurring prior to the Fully Funded Date, __% of the Maximum Pool Balance as of the last day of the Revolving Period, or if, as of the last day of the Revolving Period the long-term debt obligations of ____ are rated less than "BBB-" by Standard & Poor's Ratings Services, then
___%; and

         (c) for any Monthly Distribution Date falling on or after the Fully Funded Date, zero.

         Scheduled Revolving Period Termination Date has the meaning set forth on page S-__.

         Shortfall means each of the amounts designated as a Shortfall in clause (2) under "The Transfer and Servicing Agreements -- Application of Interest Collections."

         Specified Support Arrangement means any letter of credit, security bond, cash collateral account, spread account, guaranteed rate agreement, maturity or liquidity facility, tax protection agreement, interest rate swap agreement, interest rate cap agreement, other derivative product or other arrangement to provide liquidity or credit support for the benefit of holders of one or more classes of securities, other than the Reserve Fund. As of the initial closing date, the Specified Support Arrangements will consist of the basis swaps and the Cash Accumulation Reserve Fund. Specified Support Arrangements may be for the benefit of any classes of securities.

         Supplemental Principal Allocation means, for any Monthly
Distribution Date related to the Wind Down Period or an Early Amortization Period for the trust or related to the Payment Period for the term notes, an amount not less than zero and equal to the lesser of:

         (a) the excess, if any, of:

               (1) the product of:

                    (A) the percentage equivalent of a fraction which will
               never exceed 100%, the numerator of which is the Daily Trust Balance and the denominator of which is the principal balance of all receivables, including receivables owned by _____, in the dealer accounts included in the pool of accounts, in each case, as of the termination of the Ordinary Revolving Period, and

                    (B) the aggregate amount of Principal Collections on
               all receivables, including receivables held by _____, in the dealer accounts in the pool of accounts for each day during the related Collection Period over

               (2) the aggregate amount of Trust Principal Collections for each day during the related Collection Period provided that no amount will be included pursuant to clause (1)(B) or (2) for any day in that Collection Period that occurred during the Ordinary Revolving Period and

         (b) an amount equal to

               (1) the Daily Trust Balance as of the termination of the Ordinary Revolving Period plus

               (2) the Cash Collateral Amount on the last day of the Ordinary Revolving Period minus

                  (3) the Available Trust Principal for each Monthly Distribution Date from and after the final Monthly Distribution Date for the Revolving Period through but excluding that current Monthly Distribution Date minus

                  (4) the amount added to unreimbursed Trust Charge-Offs on each Monthly Distribution Date from and after the final Monthly Distribution Date for the Revolving Period through and including that current Monthly Distribution Date minus

                  (5) Available Trust Principal for that current Monthly Distribution Date, assuming the Supplemental Principal Allocation for that Monthly Distribution Date was zero.

         For purposes of this definition, Ordinary Revolving Period means the period ending on the business day preceding the commencement of the Wind Down Period or the Early Amortization Period for the trust or the Payment Period for the term notes.

         Targeted Final Distribution Date for the ____ certificates has the meaning specified on page S-__.

         Term Note Interest Rate means, for any Note Payment Date: (a) if such Note Payment Date is a Quarterly Distribution Date, an interest rate equal to USD [Three-Month LIBOR] plus __% per annum, and (b) if such Note Payment Date is a Monthly Distribution Date because a Rapid Amortization Event has occurred or because the entire principal balance of the term notes was not paid on or before the Targeted Final Payment Date, an interest rate equal to USD [One- Month LIBOR] plus __% per annum.

         Term Notes Monthly Available Amount has the meaning set forth on page S-__.

         Term Notes Monthly Carrying Costs has the meaning set forth on page S-__.

         Term Notes Monthly Interest Payable Amount means, for any Monthly Distribution Date, the sum of:

         (a) the product of:

               (1) the outstanding principal balance of the Term Notes on the last day of the related Collection Period (or, in the case of the initial Monthly Distribution Date, the outstanding principal balance on the initial closing date),

               (2) the Term Note Interest Rate for the related Note Payment Date, and

               (3) a fraction, the numerator of which is the number of days elapsed from and including the prior Monthly Distribution Date (or, in the case of the initial Monthly Distribution Date, from and including the initial closing date) to but excluding such Monthly Distribution Date and the denominator of which is 360, and

         (b) the excess of the Term Notes Monthly Interest Payable Amount for the prior Monthly Distribution Date over the amount of funds that were deposited in the ___ Note Distribution Account on the preceding Monthly Distribution Date.

         Term Note Targeted Final Payment Date has the meaning set forth on page S-___.

         ___ Term Notional Amount for any day during a Collection Period equals the Unaccumulated Principal Balance of the term notes as of that day, including after giving effect to unreimbursed Trust Charge-Offs as of the close of business on the Monthly Distribution Date during that Collection Period.

         Three Month Reference Bank Rate means, for a Quarterly Distribution Date, a rate determined on the basis of the rates at which deposits in U.S. dollars are offered by the reference banks (which will be four major banks that are engaged in transactions in the London interbank market, selected by the indenture trustee after consultation with the seller) as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Quarterly Distribution Date to prime banks in the London interbank market for a period of three months commencing on such preceding Quarterly Distribution Date in amounts approximately equal to the principal balance of the term notes then outstanding. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations, rounded upwards to the nearest one-sixteenth of one percent. If on any such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean, rounded upwards to the nearest one-sixteenth of one percent, of the rates quoted by one or more major banks in New York, selected by the indenture trustee after consultation with the seller, as of 11:00 a.m., New York time, on such date to leading European banks for U.S. dollar deposits for a period of three months commencing on such applicable date in amounts approximately equal to the then outstanding principal balance of the term notes. If no such quotation can be obtained, the rate will be USD [Three-Month LIBOR] for the prior Quarterly Distribution Date.

         Trust Interest Allocation means, for any Monthly Distribution
Date, an amount equal to the product of: (1) Available Trust Interest less the amounts paid to the Servicer under clause 1(a) under the "The Transfer and Servicing Agreements -- Application of Interest Collections" and (2) the Trust Interest Allocation Percentage.
         Trust Interest Allocation Percentage means, for any Monthly Distribution Date, a fraction calculated as set forth in the following equation:


                                                                         (UPB of Notes)
Trust Interest Allocation Percentage = ____________________________________________________________________________
                                       Allocation Percentage (UPB of all Term Notes) + (UPB of all Revolving Notes)


         where:

         UPB of Notes is the Unaccumulated Principal Balance for that series of term notes.

         Trust Interest Collections means, for any Monthly Distribution Date, an amount equal to the sum of: (1) the product of: (a) the Trust Percentage and (b) Interest Collections for the related Collection Period and (2) recoveries during the related Collection Period on Eligible Receivables that have previously become defaulted receivables. If, on any Monthly Distribution Date, the Servicer does not make a servicer advance in the amount of the full Deficiency Amount, Trust Interest Collections for the Monthly Distribution Date will be adjusted to give effect to the actual percentage of Eligible Receivables in those dealer accounts in the pool of accounts in which the full amount of interest due for the related Collection Period was not collected. The adjustment will not affect the amount of interest allocated to the trust with respect to the other dealer accounts in the pool of accounts.

         Trust Percentage means, for any Monthly Distribution Date, the percentage equivalent of a fraction never to exceed 100%, the numerator of which is the average Daily Trust Balance during the related Collection Period and the denominator of which is the average daily aggregate principal balance of all receivables, including receivables owned by ____, in the dealer accounts included in the pool of accounts during the related Collection Period.

         Trust Principal Collections means, for any date, the sum of: (a) the amount of Principal Collections on receivables held by the trust and
(b) the principal portion of all Warranty Payments and Administrative Purchase Payments, if any, on that date.

         Unaccumulated Principal Balance means, as of a Monthly
Distribution Date,

         (1) the daily average of the outstanding principal balance of the term notes during the related Collection Period minus

         (2) with respect to the term notes, the daily average during the related Collection Period of the sum of:

         (a) the amount of funds on deposit in the Cash Accumulation
Account and

         (b) the amount of funds on deposit in the Note Distribution Account in respect of the outstanding principal balance of the term notes.

         Unsatisfied Deficiency Amount has the meaning specified on page
S-__.

         USD One-Month LIBOR means:

         (a) with respect to the term notes on each Monthly Distribution Date, means the rate for deposits in U.S. Dollars for a period of one month which appears on the Bridge Information Systems Telerate Service Page 3750 as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the Monthly Distribution Date preceding that Monthly Distribution Date, or, for the initial Monthly Distribution Date, two LIBOR Business Days prior to the initial closing date. If the rate does not appear on that page or any other page that may replace page 3750 on the Telerate service, or if the Telerate service is no longer offered, then the indenture trustee will select the appropriate rate from another service for displaying LIBOR or comparable rates after consultation with the seller. If no other service is available, then the rate will be the Three Month Reference Bank Rate; and

         (b) with respect to the ___ certificates, has a correlative meaning to the definition in clause (a), except that references therein and in the definition of One- Month Reference Bank Rate to the term notes should be read to mean the ____ certificates.

         USD Three-Month LIBOR means:

         (a) with respect to the term notes on each Quarterly Distribution Date, the rate for deposits in U.S. Dollars for a period of three months which appears on the Bridge Information Systems Telerate Service Page 3750 as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the Quarterly Distribution Date preceding that Quarterly Distribution Date, or, for the initial Quarterly Distribution Date, two LIBOR Business Days prior to the initial closing date. If the rate does not appear on that page or any other page that may replace page 3750 on the Telerate service, or if the Telerate service is no longer offered, then the indenture trustee will select the appropriate rate from another service for displaying LIBOR or comparable rates after consultation with the seller. If no service is available, then the rate will be the Three Month Reference Bank Rate; and

         (b) with respect to the ___ certificates, has a correlative meaning to the definition in clause (a), except that references therein and in the definition of Three-Month Reference Bank Rate to the term notes should be read to mean the ____ certificates.

         The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    SUBJECT TO COMPLETION, _______, ____

                                 PROSPECTUS

                        DEALER FLOORPLAN RECEIVABLE
                             ASSET-BACKED NOTES

                        GS MORTGAGE SECURITIES CORP.
                                   SELLER

EACH TRUST--

     o will issue one series of term notes, which will be described in a prospectus supplement;

     o will own a pool of wholesale receivables generated from accounts representing revolving financing arrangements and other inventory financing arrangements with dealers of certain products; and

     o will also issue one series of revolving notes and one or more classes of certificates, but these revolving notes and certificates will not be sold under this prospectus.

THE TERM NOTES--

     o    will represent indebtedness of the related trust;

     o will be paid only from the assets of the trust and amounts on deposit in the related reserve funds;

     o will represent the right to payments in the amounts and at the times described in the related prospectus supplement; and

     o    will benefit from one or more forms of credit enhancement.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE __ IN THIS PROSPECTUS.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE TERM NOTES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. MAKING ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.

                            GOLDMAN, SACHS & CO.

                      Prospectus Dated _________, ____

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the term notes in two separate documents:

(1) this prospectus, which provides general information and terms of the term notes, some of which may not apply to a particular series of term notes, including your series.

(2) the accompanying prospectus supplement, which will provide information regarding the pool of receivables held by the trust and will specify the terms of your series of term notes.

IF THE TERMS OF YOUR SERIES OF TERM NOTES VARY BETWEEN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the term notes in any state where the offer is not permitted.

You Can Find Definitions Of The Capitalized Terms Used In This Prospectus Under The Caption "Glossary Of Terms" Which Appears At The End Of This Prospectus.

                             TABLE OF CONTENTS

RISK FACTORS.................................................................4
THE ORIGINATOR AND THE SERVICER..............................................7
THE SELLER...................................................................7
THE TRUSTS...................................................................7
CAPITALIZATION OF THE TRUST..................................................8
THE OWNER TRUSTEE............................................................9
USE OF PROCEEDS..............................................................9
THE DEALER FLOORPLAN FINANCING BUSINESS......................................9
THE ACCOUNTS................................................................10
MATURITY AND PRINCIPAL CONSIDERATIONS.......................................10
THE TERM NOTES..............................................................11
THE REVOLVING NOTES.........................................................24
THE CERTIFICATES............................................................25
THE TRANSFER AND SERVICING AGREEMENTS.......................................25
SALE AND ASSIGNMENT OF RECEIVABLES AND COLLATERAL SECURITY..................25
PRINCIPAL COLLECTIONS.......................................................32
LEGAL ASPECTS...............................................................45
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES......................48
STATE AND LOCAL TAX CONSEQUENCES............................................58
ERISA CONSIDERATIONS........................................................58
PLAN OF DISTRIBUTION........................................................59
LEGAL OPINIONS..............................................................60
WHERE YOU CAN FIND MORE INFORMATION.........................................60
INCORPORATION BY REFERENCE..................................................60
GLOSSARY OF TERMS...........................................................62

                                RISK FACTORS

         You should consider the following risk factors in deciding whether to purchase the securities.

Some Receivables may Become Uncollectible if Other Parties Establish Liens on Receivables that Are Superior to the Trust's, Which Could Delay Payment on Your Term Notes.

         The originator and the seller will file financing statements with respect to each pool of receivables sold to each trust. These financing statements perfect the security interests that the seller and the trust have in the pool of receivables. However, the seller expects that the originator, as servicer, will serve as the custodian of the receivables and will not physically segregate or mark the receivables from other receivables to indicate that they have been sold to the trust. Instead the receivables will be held as discussed in the section in this prospectus titled "The Transfer and Servicing Agreements--Sale and Assignment of Receivables and Collateral Security."

         It is possible that another party could acquire an interest in the receivables superior to the trust's interest. This would happen if the other party purchases or takes a security interest in the receivables:

     o    for value

     o    in the ordinary course of business and

     o    without actual knowledge of the seller's or the trust's interest.

         When a previously secured product is sold or leased, and the proceeds of that sale or lease include chattel paper -- as with most retail installment contracts -- then a party who buys that chattel paper may have an interest in the receivable that is senior to the trust's interest. This may result in delay or reduction of payments on the term notes. This is described further in the section of this prospectus titled "Legal Aspects--Transfer of Receivables."

Some Receivables May Become Uncollectible if Dealers Make Sales Out of Trust, Which Could Delay Payment on Your Term Notes.

         A dealer who purchases financed products gives the originator a security interest in those products. When a financed product is sold or leased, the originator's security interest in that product will generally terminate. A sale out of trust occurs when a dealer sells or leases a product but fails to pay the originator the amount owed on the receivable for that product. If this happens, the originator will no longer be able to look to that product as security for the receivable. This may impair the originator's ability to collect the receivable, in which case you might experience reductions or delays in payments on your term notes.

If the Originator Files for Bankruptcy You Could Experience Reductions and Delays in Payments On Your Term Notes.

         If the originator files for bankruptcy under the federal bankruptcy code or any state insolvency laws, a court may:

     o consolidate the assets and liabilities of the originator with those of the seller

     o decide that the sale of the receivables to the seller was not a "true sale"

     o    disallow a transfer of receivables prior to the bankruptcy.

         The result of this court ruling could be that the receivables become part of the originator's bankruptcy estate. If that were to happen, you might experience reductions or delays in payments on your term notes. In addition, tax or other liens might have priority over the trust's interest. For a more detailed discussion of this risk, see "Legal Aspects--Matters Relating to Bankruptcy " in this prospectus.

         In addition, if the originator files for bankruptcy under the federal bankruptcy code or any state insolvency laws, the franchised dealers who are obligated to make payments on the receivables might respond by delaying or withholding payments on the receivables. They might do this even though they have no legal or contractual justification to stop payments. The result might be that you experience reductions or delays in payments on your term notes.

The Trust is Dependent on the Originator to Generate New Receivables; Without New Receivables, the Trust may be Unable to Make Payments on the Term Notes.

         The originator makes loans to franchised dealers to finance their wholesale inventory of automobile, motorcycle, snowmobile, all terrain vehicle, outboard motor, water vehicle, piano or synthesizer purchases. These loans generate receivables. The originator typically has in the past provided financial assistance to dealers, including capital contributions in the form of minority equity investments. The originator must be able to generate new receivables in order to meet the trust's obligations to pay interest and principal on the securities. The seller does not guarantee that the originator will continue to generate receivables at historical rates, and the following events could negatively impact the originator's ability to generate new receivables:

     o A decline in the manufacture and sale of automobiles, light trucks, motorcycles, snowmobiles, all terrain vehicles, outboard motors, water vehicles, pianos or synthesizers, as applicable, due to an economic downturn, a labor disruption, competitive pressure, or any other factors

     o A change in distribution practices by manufacturers whose products are financed by the originator

     o    A change in dealer inventory management practices

     o A change in the interest rates charged by the originator to dealers

     o A change in the amounts of the credit lines offered by the originator to dealers

     o    A change in the terms offered by the originator to dealers

     o    Defaults on dealers accounts

     o    Termination of dealer franchises

     o    Dealers filing for bankruptcy

     o A change in other financial support offered by the originator to dealers

     o    Seasonal fluctuations in the sale and leasing of the products

         If the originator generates new receivables at a lower rate than it has done in the past, you might experience reductions or delays in payments on your term notes. The payment reductions or delays may reflect the decrease in receivables.

         If a manufacturer terminates a dealer franchise, that manufacturer is typically obligated to repurchase most of the inventory from that dealer. If the originator or another creditor forecloses on a dealer's property, the manufacturer has the option, but not the obligation, to repurchase the dealer's new, undamaged inventory at the wholesale price. If the manufacturer exercises this option, then the proceeds of the purchase will generally be available to pay on the receivables.

Collections from Dealers is Generally the Trust's Only Source of Funds to Make Payments on the Term Notes

         The trust's ability to make payments on the term notes generally depends on collections from dealers on the receivables. The prospectus supplement will describe past patterns of dealer payments on similar receivables. However, we do not guarantee that dealers will pay on the receivables at the same rate they have in the past or in any other pattern.

         No one can be certain of when dealers will sell and lease products. The timing and financing incentive programs of manufacturers also affect the sale and lease of products.

         If the dealers' ability to pay on the receivables declines for whatever reason, you might experience reductions or delays in payments on your term notes.

The Originator and the Seller do not Guarantee Payments on the Receivables or the Term Notes, but in Limited Circumstances the Originator may be Required to Repurchase Receivables

         The originator, the seller and their respective affiliates are generally not obligated to make any term note payments to you, and they do not guarantee payments on the receivables and warranties about the characteristics of the receivables, and the originator will then assign those representations warranties to the trust. If the originator branches the receivables, the trust may require the originator to repurchase the applicable receivables from the trust.

         If the originator fails to repurchase those receivables, you might experience reductions or delays in payments on your term notes.

The Trust Has Limited Assets: The Receivables and any Forms of Credit
Enhancement

         The only significant assets or sources of funds any trust will have will be its receivables, its rights in any reserve fund, or other rights or credit enhancements that the related prospectus supplement will specify. The term notes will only represent interests in the trust related to those term notes. Neither the originator, the seller, the trustee, any of their affiliates nor any other person nor entity will insure or guarantee the term notes, except as described in the related prospectus supplement.

         You must rely primarily on payments on the related receivables and on the reserve fund as the repayment sources of your term notes. In addition, you may have to look to the proceeds from the repossession and sale of collateral which secures defaulted receivables and the proceeds from any recourse against dealers under the financing agreements. If these sources are insufficient, you might experience reductions or delays in payments on your term notes. For further detail please see the section in this prospectus titled "The Transfer and Servicing Agreements--Liquidity and Credit Support" and Legal Aspects."

You may Find a Limited Market for any Resale of the Term Notes

          The underwriters may assist you in reselling the term notes, but they are not required to do so. A secondary market for any term notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your term notes.

The Ratings on the Term Notes are not Recommendations; They may Change or be Withdrawn

         The term notes for each trust will be issued only if they receive the required rating. A security rating is not a recommendation to buy, sell or hold the term notes. Rating agencies may revise the ratings or withdrawn them at any time. Ratings on the term notes do not address the timing of distributions on principal on the term notes prior to the date specified in the prospectus supplement as the rated final maturity date. A withdrawal or lower of rating of the term notes may impact the value of your term notes and affect their marketability.

                      THE ORIGINATOR AND THE SERVICER

         Information with respect to the originator and the servicer will be set forth in the related prospectus supplement.

                                 THE SELLER

         GS Mortgage Securities Corp. was incorporated in the State of [Delaware] on December 5, 1986, and is an indirect, wholly owned subsidiary of Goldman, Sachs & Co. Goldman, Sachs & Co. may act as an underwriter in offerings made by this prospectus, as described in "Plan of Distribution" below. The principal executive offices of the seller are located at 85 Broad Street, New York, New York 10004. Its telephone number is (212) 902-1000.

         The seller was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to trusts. Neither the seller, its parent nor any of the seller's affiliates will ensure or guarantee distributions on the Notes of any series.

                                 THE TRUSTS

         The seller will establish a trust pursuant to a trust agreement for each series. The trustee of each trust will be a commercial bank, savings and loan association or trust company identified as the trustee in the related prospectus supplement.

         Each trust will issue one series of asset backed notes, that will include one or more classes of notes. The notes included in a series will be issued pursuant to an indenture entered into between the related trust and an indenture trustee. The indenture trustee will also be a commercial bank, savings and loan association or trust company identified as the indenture trustee in the related prospectus supplement.

         In exchange for the securities to be issued by a trust on the initial issuance date for those securities, the seller will establish each trust by selling, transferring and assigning to each trust, without recourse, the seller's right, title and interest in, to and under:

     o the Eligible Receivables existing in each dealer account in the related pool of accounts on the date on which the trust issues the term notes and the Eligible Receivables generated in each dealer account in the pool of accounts from time to time thereafter during the term of the trust,

     o    Collections on these receivables and

     o    the related Collateral Security.

         The seller or originator will retain the Retained Property, and under each trust sale and servicing agreement, the seller will also sell, transfer and assign to the related trust the seller's rights and remedies under the related pooling and servicing agreement associated with the related receivables. To the extent specified in the related prospectus supplement states otherwise, each trust's assets will also include one or more interest rate swaps and funds on deposit in some of the bank accounts of the trust.

         Each dealer account is an individual line of credit or related lines of credit represented by a revolving dealer floor plan financing agreement extended or maintained by the originator to a United States corporation or other entity or person engaged generally in the business of purchasing products from a manufacturer or distributor thereof and holding these products for sale or lease in the ordinary course of business. The pool of accounts is comprised of all dealer accounts identified on the Schedule of Accounts as amended and supplemented from time to time pursuant to the related pooling and servicing agreement and trust sale and servicing agreement.

         Pursuant to each trust sale and servicing agreement, the seller or originator will have the limited right from time to time to designate additional dealer accounts to be included in the related pool of accounts and from time to time to designate the dealer accounts to be removed from that pool of accounts. Once a dealer account is so designated for removal, or if a dealer account ceases to be an Eligible Account, the receivables originated thereafter in that dealer account will not be transferred to the trust. See "The Transfer and Servicing Agreements--Addition and Removal of Accounts " in this prospectus.

         With respect to each trust and to the extent specified in the related prospectus supplement, interest rate cap or swap agreements, cash collateral accounts and other credit, liquidity and other enhancement arrangements may be held by the owner trustee or the indenture trustee for the benefit of holders of any securities. These items may be included as assets of a trust or may be held outside of a trust. Arrangements for the benefit of holders of securities of one trust may not be available to the holders of securities of another trust. The principal offices of each trust will be specified in the related prospectus supplement.

                        CAPITALIZATION OF THE TRUST

         Prior to each trust's initial issuance date, the trust will have no assets or liabilities. No trust is expected to engage in any activities other than:

          (1)  acquiring, managing and holding:

               (a)  the related receivables

               (b) other assets contemplated in this document and in the related prospectus supplement and

               (c)  the proceeds from the assets in paragraphs (a) and (b);

          (2)  issuing securities; and

          (3) making payments and distributions on those securities and related activities.

         No trust is expected to have any source of capital other than its assets and any related credit, liquidity or other enhancement arrangement.

         With respect to each trust, on the related initial issuance date, the trust is expected to issue one or more series of term notes, one or more series of revolving notes and one or more classes of certificates, all as further described herein and in the prospectus supplement related to any term notes offered hereby. See "The Revolving Notes " and "The Certificates " in this prospectus. The certificates will represent the equity in each trust. The related prospectus supplement will set forth the portion of the certificates issued on the related initial issuance date. The seller or its affiliates may retain all or a portion of the certificates by or they may be sold to third party investors that are unaffiliated with the seller, the originator and the trust.

                             THE OWNER TRUSTEE

         The related prospectus supplement will specify the owner trustee for each trust. The owner trustee's liability in connection with the issuance and sale of the securities is limited solely to the express obligations of that owner trustee set forth in the related trust agreement. An owner trustee may resign at any time, in which event the servicer will be obligated to appoint a successor trustee. The administrator of a trust may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the related trust Agreement or if the owner trustee becomes insolvent. In these circumstances, the administrator will be obligated to appoint a successor trustee. Any resignation or removal of an owner trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                              USE OF PROCEEDS

         Unless the related prospectus supplement states otherwise, the net proceeds to be received by the seller from the sale of the securities will be applied to purchase receivables from the originator.

                  THE DEALER FLOORPLAN FINANCING BUSINESS

         The dealer accounts are individual lines of credit represented by revolving dealer floor plan financing agreements extended or maintained by the originator to United States dealers and, to the extent specified in the related prospectus supplement, foreign dealers. The lines of credit for all these dealers constitute the U.S. portfolio. Dealers use funds loaned under these arrangements, which are known generally as "wholesale" or "floor plan" financing, primarily to finance their inventory of new and used motor vehicles, motorcycles, snowmobiles, all terrain vehicles, outboard motors, water vehicles, pianos, synthesizers and parts and accessories, which are collectively referred to as products, related to the foregoing which are manufactured or distributed by manufacturers and distributors pending sale or lease to the ultimate customer. In general, each receivable generated in a dealer account is secured by all inventory owned by the related dealer and, in some instances, by other collateral security owned by that dealer.

         The related prospectus supplement will provide information with respect to the accounts which will include, among other things:

     o    the product or products securing the floorplan loans;

     o    the underwriting criteria;

     o the loss and delinquency experience for the portfolio of accounts;

     o    the composition of the portfolio by account balance; and

     o    the geographic distribution of accounts.

                                THE ACCOUNTS

         The receivables of any trust are rights to receive payments on advances made by the originator to the related dealers under the dealer accounts included in the pool of accounts for that trust. The initial pool of accounts related to any trust will be selected from all of the dealer accounts in the originator's portfolio that were Eligible Accounts as of the date on which the trust issues the term notes. Eligible Accounts do not include fleet accounts. Only Eligible Receivables will be transferred to the related trust. See "The Transfer and Servicing Agreements--Sale and Assignment of Receivables and Collateral Security " in this prospectus. Information with respect to the dealer accounts initially included in the pool of accounts for any trust will be set forth in the related prospectus supplement.

         For each trust, pursuant to the related trust sale and servicing agreement, the seller will have the limited right to designate from time to time additional dealer accounts to be included in the pool of accounts. The seller will have the right to purchase from the originator the Eligible Receivables then existing and thereafter arising in those dealer accounts and to sell and assign those receivables to the trust. See "The Transfer and Servicing Agreements Sale and Assignment of Receivables and Collateral Security " in this prospectus. In order to be designated an additional dealer account, among other things, each additional dealer account must be an Eligible Account. Under the circumstances specified in the related trust sale and servicing agreement, the seller has the right to remove dealer accounts from the pool of accounts. If a dealer account is so designated for removal or ceases to be an Eligible Account, the receivables originated thereafter in that dealer account will not be transferred to the trust. See "The Transfer and Servicing Agreements--Addition and Removal of Accounts " in this prospectus.

                   MATURITY AND PRINCIPAL CONSIDERATIONS

         Full amortization of any term notes by the applicable Targeted Final Payment Date, if any, and the applicable Stated Final Payment Date depends on, among other things, payments by dealers on receivables, and may not occur if these payments are insufficient. Because the receivables generally are not paid prior to the ultimate sale or lease of the underlying product, the timing of these payments is uncertain. In addition, the originator will not be able to assure that it will generate additional receivables under the dealer accounts, that additional dealer accounts will be available or added to any pool of accounts or that any particular pattern of dealer payments will occur.

         The amount of new receivables generated in any month and monthly payment rates on the receivables may vary because of any of the following factors:

     o    seasonal variations in product sales and inventory levels;

     o    retail incentive programs provided by manufacturers; and

     o incentive programs provided by financing sources and various other factors affecting product sales generally.

         Some historical information concerning the monthly payment rates for the receivables in the portfolio will be set forth in each prospectus supplement. There can be no assurance that the rate of principal collections on the receivables in any trust will be comparable to prior experience.

                               THE TERM NOTES

General

         With respect to each trust, one series of term notes will be issued pursuant to the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the term notes and the indenture. Where particular provisions or terms used in the indenture are referred to, the actual provisions, along with definitions of terms, are incorporated by reference as part of this summary.

         Unless the related prospectus supplement specifies that the term notes will be issued in definitive form, each series of term notes will initially be represented by one or more term notes, which will be registered in the name of Cede & Co., as the nominee of DTC in the United States, or Clearstream or Euroclear in Europe, except as set forth below. Unless the related prospectus supplement states otherwise, term notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only.

         Unless and until definitive term notes are issued under the limited circumstances described herein or in the related prospectus supplement, no term noteholder will be entitled to receive a physical certificate representing a term note. Unless otherwise indicated, all references herein to actions by Term Noteholders refer to actions taken by DTC upon instructions from its participating organizations, or DTC participants. All distributions, notices, reports and statements to term noteholders will be sent to DTC or Cede & Co. As the registered holder of the term notes, as the case may be, for distribution to beneficial owners in accordance with DTC's procedures. See "Book-Entry Registration" and "Definitive Term Notes" in this prospectus.

Principal and Interest on the Term Notes

         The related prospectus supplement will describe the timing and priority of payment, seniority, Interest Rate, Targeted Final Payment Date, if any, Stated Final Payment Date, Payment Period, if any, and the amount of, or method for, determining payments of principal and interest on a series of term notes. The related prospectus supplement will describe whether interest payments on term notes will be made monthly, quarterly, semi-annually or otherwise. With respect to each trust, unless the related prospectus supplement states differently and except for a series of term notes during its Payment Period, if any, during the Revolving Period, no payments of principal will be made on the term notes and no distributions of the certificate balance will be made with respect to the certificates and no amounts will be set aside for that purpose. During the Payment Period, if any, for a series of term notes, Principal Collections and other amounts constituting Available Trust Principal, will be allocated to principal payments thereon and paid as set forth in the related prospectus supplement. Any of these principal payments may be due in installments, may be limited by a Controlled Deposit Amount, or may be due in a lump sum payment.

         During the Wind Down Period and any Early Amortization Period, Principal Collections and other amounts constituting Available Trust Principal will be allocated to principal payments on the notes and will be set aside for that purpose as set forth in the related prospectus supplement. Unless the related prospectus supplement states otherwise, during the Wind Down Period and any Early Amortization Period, if and so long as there are any funds on deposit in the related Reserve Fund, to the extent that it would result in more principal collections being allocated to the trust than otherwise, Principal Collections will be allocated to the trust pro rata, based on the aggregate percentage of all the receivables in the dealer accounts that are Eligible Receivables as of the commencement of the Wind Down Period or Early Amortization Period. Alternatively, if an Early Amortization Period commences during the Wind Down Period, as of the commencement of the Wind Down Period. During the Wind Down Period, the amount so allocated may, to the extent provided in the related prospectus supplement, be limited by any applicable Controlled Deposit Amounts. If an Early Amortization Period commences during any Payment Period or the Wind Down Period, amounts on deposit in the Note Distribution Account, the Revolver Distribution Account and the Certificate Distribution Account, if any, will be paid to holders of securities on the first Distribution Date for the Early Amortization Period as described in the related prospectus supplement. If the related prospectus supplement so provides, specified Early Amortization Events may be designated as a Cash Accumulation Event, in which case a Cash Accumulation Period will commence. During any Cash Accumulation Period, allocated Principal Collections will be invested in a cash accumulation account until the planned date or dates for repayment of that series of term notes.

         Payments of principal and interest on a series of term notes may be senior or equivalent to the priority of payments on the related revolving notes, as described in the related prospectus supplement. However, this would not be the case in circumstances related to the occurrence of an Event of Default. To the extent specified in the related prospectus supplement, payments of principal and interest on the notes will be senior in priority of payment to the distributions to be made on the related certificates outstanding from time to time. A series of term notes may be entitled to: (1) principal payments with disproportionate, contingent, nominal or no interest payment, or (2) interest payments with disproportionate, contingent, nominal or no principal payments (Strip Notes).

         The Interest Rate for each series of term notes issued by a trust may be

     o    fixed,

     o    variable,

     o    contingent,

     o    adjustable,

     o    for some series of Strip Notes, an interest rate of zero, or

     o    any combination of Interest Rate types.

         The related prospectus supplement will specify the Interest Rate for each series of term notes, or the initial Interest Rate and the method for determining subsequent changes in the Interest Rate. One or more series of term notes of a trust may be redeemable under the circumstances and in the manner specified in the related prospectus supplement. Unless the related prospectus supplement states differently, payments of interest on the term notes will be made prior to payments of principal thereon.

The Indenture

         Modification Of Indenture Without Noteholder Consent. Each trust and related indenture trustee, on the trust's behalf, may, without consent of the related noteholders, enter into one or more supplemental indentures for any of the following purposes:

     o to correct or amplify the description of the collateral or add additional collateral;

     o to provide for the assumption of the notes and the indenture obligations by a permitted successor to the trust;

     o to add additional covenants for the benefit of the related noteholders;

     o to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

     o to cure any ambiguity or correct or supplement any provision in the indenture or in any supplemental indenture which may be inconsistent with any other provision of the indenture or of any supplemental indenture;

     o to provide for the acceptance of the appointment of a permitted successor indenture trustee or to add to or change any of the provisions of the indenture as shall be necessary and permitted to facilitate the administration by more than one trustee;

     o to modify, eliminate or add to the provisions of the indenture in order to comply with the Trust Indenture Act;

     o to increase the Specified Maximum Revolver Balance in accordance with the conditions therefor in the related trust sale and servicing agreement; and

     o to add any provisions to, change in any manner, or eliminate any of the provisions of, the indenture or modify in any manner the rights of noteholders under the indenture; provided that any action specified in this clause (9) does not adversely affect in any material respect the interests of any related noteholder unless noteholder consent is otherwise obtained as described below.

         Modification Of Indenture With Noteholder Consent. With respect to each trust, with the consent of the holders of a majority in principal amount of the outstanding notes affected thereby and the delivery of an opinion of counsel relating to certain tax matters, the trust and the indenture trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related indenture, or modify in any manner the rights of the related noteholders.

         Without the consent of the holder of each outstanding related note affected thereby, however, unless otherwise provided in the prospectus supplement, no supplemental indenture will:

     o change the due date of any installment of principal of or interest on any note or reduce the principal amount thereof, the applicable interest rate or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any note or any interest thereon is payable or modify any of the provisions of the indenture in a way that affects the calculation of the amount of any payment of interest or principal due on any note on any Payment Date;

     o impair the right to institute suit for the enforcement of some of the provisions of the indenture regarding payment;

     o reduce the percentage of the aggregate principal amount of the outstanding notes the consent of the holders of which is required for the supplemental indenture or the consent of the holders of which is required to waive compliance with provisions of the indenture or of defaults thereunder and their consequences as provided for in the indenture;

     o modify or alter the provisions of the indenture regarding the voting of notes held by the related trust, any other obligor on the notes, the seller or an affiliate of any of them;

     o reduce the percentage of the aggregate outstanding principal amount of the notes the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the trust estate if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes;

     o decrease the percentage of the aggregate outstanding principal amount of the Notes required to amend the sections of the indenture which specify the applicable percentage of aggregate outstanding principal amount of the notes necessary to amend the indenture; or

     o permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any part of the trust estate or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any of the collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

         Events Of Default, Rights Upon Event Of Default. With respect to each trust, unless the related prospectus supplement states differently, Events of Default under the indenture will consist of:

          (1) any failure to pay interest on the related notes as and when the same becomes due and payable, which failure continues unremedied for five days;

          (2) any failure: (a) to make any required payment of principal on the related notes or (b) to observe or perform in any material respect any other covenants or agreements in the indenture, which failure in the case of a default under this clause (2)(b) materially and adversely affects the rights of related noteholders, and which failure in either case continues for 30 days or for a longer period, not in excess of 90 days after written notice is given of the failure(x) to the trust, the seller, or the servicer, as applicable, by the indenture trustee or (y) to the trust, the seller, the servicer, as applicable, and the indenture trustee by the holders of not less than 25% of the principal amount of the related notes;

          (3) any representation or warranty made by the Trust in the related Indenture or in any certificate delivered pursuant to the related Indenture or in connection with the related Indenture having been incorrect in a material respect as of the time made, if the breach is not cured with 30 days, or for a longer period, not in excess of 90 days, as may be reasonably necessary to remedy the default;

          (4) specified events of bankruptcy, insolvency or receivership with respect to the trust; and

          (5) any other events as may be specified in the prospectus supplement.

         However, the amount of principal required to be paid to term noteholders under the related indenture will generally be limited to amounts available to be deposited therefor in the Note Distribution Account. Therefore, unless the related prospectus supplement states otherwise, the failure to pay principal on a series of term notes will not result in the occurrence of an Event of Default until the applicable Stated Final Payment Date.

         If an Event of Default should occur and be continuing with respect to the notes of any trust, the related indenture trustee or the holders of a majority in principal amount of the notes then outstanding, voting together as a single class, may declare the principal of the notes to be immediately due and payable. That declaration will constitute an Early Amortization Event. Under some circumstances, the holders of a majority in principal amount of the notes then outstanding may rescind the declaration. If this happens, the Revolving Period will recommence in some circumstances. See "The Transfer and Servicing Agreements--Early Amortization Events " in this prospectus.

         If the notes of any trust are declared due and payable following an Event of Default with respect thereto, the related indenture trustee may institute proceedings to:

     o    collect amounts due or foreclose on trust property,

     o    exercise remedies as a secured party,

     o    sell the related trust estate or

     o elect to have the trust maintain possession of the trust estate and continue to apply Collections as if there had been no declaration of acceleration. The indenture trustee could make this election even though the Early Amortization Period commenced by the declaration will continue unless the declaration is rescinded.

         The indenture trustee, however, is prohibited from selling the receivables held by the trust following an Event of Default, unless:

     o the holders of all the outstanding notes of the trust consent to the sale,

     o the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding securities at the date of the sale or

     o in some cases, the indenture trustee determines that the trust estate would not provide sufficient funds on an ongoing basis to make all payments on the notes as payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of a majority of the aggregate outstanding principal amount of the notes.

         Unless the related prospectus supplement provides otherwise, following a declaration that the notes of a trust are immediately due and payable,

     o noteholders will be entitled to pro rata repayment of principal on the basis of their respective unpaid principal balances, and

     o repayment in full of the accrued interest on and unpaid principal balances of the notes will be made prior to any further distribution of interest on the certificates or in respect of the certificate balance.

         Although the indenture trustee must comply with its duties under the related indenture, if an Event of Default occurs and is continuing with respect to the notes of any trust, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. As set forth in the indenture, the holders of a majority in aggregate principal amount of the outstanding notes of a trust, voting together as a single class, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee. The holders of a majority in aggregate principal amount of the notes then outstanding, voting together as a single class, may, in some cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the notes.

         No holder of a note will have the right to institute any proceeding with respect to the related indenture, unless:

     o the holder previously has given to the indenture trustee written notice of a continuing Event of Default,

     o the holders of not less than 25% in aggregate principal amount of the outstanding notes, voting together as a single class, have made written request of the indenture trustee to institute the proceeding in its own name as indenture trustee,

     o the holder or holders have offered the indenture trustee reasonable indemnity,

     o the indenture trustee has for 60 days failed to institute the proceeding and

     o no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in aggregate principal amount of the outstanding Notes.

         If an Event of Default occurs and is continuing with respect to any trust and if it is known to the indenture trustee, the indenture trustee will mail notice of the Event of Default to each noteholder of the trust within 90 days after it occurs. Except in the case of a failure to make any required payment of principal or interest on any note, the indenture trustee may withhold the notice beyond the 90 day period if and so long as it determines in good faith that withholding the notice is in the interests of the noteholders.

         In addition, the indenture trustee and each noteholder and note owner, by accepting a note, or interest therein, will covenant that they will not, for a period of one year and one day after the termination of the related trust agreement, institute against the related trust or seller any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         Neither the indenture trustee in its individual capacity nor the owner trustee in its individual capacity, nor any holder of a certificate including, without limitation, the seller, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the related trust contained in the indenture.

         Covenants. Each indenture typically will provide that the related trust may not consolidate with or merge into any other entity, unless, among other things:

     o the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,

     o the entity expressly assumes the trust's obligation to make due and punctual payments on the notes and the performance or observance of every agreement and covenant of the trust under the indenture,

     o no Event of Default shall have occurred and be continuing immediately after the merger or consolidation,

     o the trust has been advised that the ratings of the related securities would not be reduced or withdrawn by the rating agencies as a result of the merger or consolidation and

     o the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse United States federal income tax consequences to the trust or to any related holder of securities.

         Each trust will not, among other things, except as expressly permitted by the Related Documents:

     o sell, transfer, exchange or otherwise dispose of any of the assets of the trust,

     o other than amounts withheld under the Code or applicable state law, claim any credit on or make any deduction from the principal or interest payable in respect of the related notes or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the trust,

     o    dissolve or liquidate in whole or in part,

     o permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under the indenture except as may be expressly permitted thereby or

     o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the trust estate or any part thereof, or any interest therein or the proceeds thereof.

         Except as specified in the related prospectus supplement, no trust may engage in any activity other than as described above under "The Trusts." No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes, the related indenture, or otherwise in accordance with the related Transfer and Servicing Agreements.

         Annual Compliance Statement. Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

         Indenture Trustee's Annual Report. The indenture trustee will be required to mail each year to all related Noteholders, to the extent required under the Trust Indenture Act,

     o a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture,

     o    any amounts advanced by it under the indenture,

     o the amount, interest rate and maturity date of some types of indebtedness owing by the trust to the indenture trustee in its individual capacity,

     o the property and funds physically held by the indenture trustee, and

     o any action taken by it that materially affects the notes and that has not been previously reported.

         Satisfaction And Discharge Of Indenture. The indenture will be discharged with respect to the notes of any trust upon the delivery of all of the notes to the related indenture trustee for cancellation or, with limitations, upon deposit of funds sufficient for the payment in full of all of the notes with the indenture trustee.

The Indenture Trustee

         The indenture trustee for the notes of a trust will be specified in the related prospectus supplement. The indenture trustee may give notice of its intent to resign at any time, in which event the trust will be obligated to appoint a successor trustee. The trust may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue in that capacity under the indenture, becomes insolvent, or otherwise becomes incapable of acting. If the indenture trustee is removed, the trust will be obligated to appoint a successor trustee. The holders of a majority of the aggregate principal amount of the outstanding notes will also be entitled to remove the indenture trustee and appoint a successor. Any resignation or removal of the indenture trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

Reports to Term Noteholders

         With respect to each trust, on or prior to each Payment Date, the servicer will prepare and provide to the indenture trustee a statement to be delivered to the related term noteholders on the Payment Date with the following information:

     (1) the amount, if any, of the distribution allocable to principal on each term note;

     (2) the amount, if any, of the distribution allocable to interest on each term note;

     (3) the aggregate outstanding principal balance for each term note, after giving effect to all payments reported under (1) above;

     (4) the aggregate principal balance of the revolving notes and the aggregate certificate balance;

     (5)  if applicable, the amount of outstanding servicer advances;

     (6) the amount of the Monthly Servicing Fee paid to the servicer with respect to the related Collection Period or Periods, as the case may be;

     (7) the interest rate applicable for the next Payment Date for any term notes with variable or adjustable rates;

     (8)  the amount, if any, withdrawn from or credited to any Reserve
          Fund;

     (9) the accumulated interest shortfalls, if any, on each class of securities and the change in that amounts from the preceding Payment Date;

     (10) the Trust Charge-Offs allocated to each class of securities and the change in those amounts from the preceding Payment Date; and

     (11) the balance of the Reserve Fund, if any, on the relevant date, after giving effect to changes therein on that date.

         Each amount set forth pursuant to subclauses (1), (2) and (9) with respect to term notes will be expressed as a dollar amount per $1,000 of the initial principal balance of the term notes.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year during which any term notes are outstanding, the indenture trustee will furnish or cause to be furnished to each person or entity who at any time during the preceding calendar year was a holder of record of a Term Note -- initially Cede, as the nominee of DTC -- and received any payment thereon from the trust, a statement containing information for the purpose of assisting that Noteholder in the preparation of its federal income tax returns. As long as the holder of record of the term notes is Cede, as nominee of DTC, beneficial owners of term notes will receive tax and other information from DTC participants and indirect DTC participants rather than from the indenture trustee. See "Material United States Federal Income Tax Consequences " in this prospectus.

Book-Entry Registration

         If the related prospectus supplement so specifies, one or more classes of securities of any series may be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company, in the United States, Clearstream or the Euroclear System, in Europe, if they are participating organizations (a "Participant") of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as "DTC." Clearstream is referred to as "Clearstream." The Euroclear System is referred to as "Euroclear." The book-entry securities will be issued in one or more certificates or notes, as the case may be, that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and The Chase Manhattan Bank will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate or note representing such security. Unless and until physical securities are issued, it is anticipated that the only "Securityholder" will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through Participants and DTC.

         An owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

         Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the trustee through DTC and DTC Participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates or notes, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

         Beneficial owners will not receive or be entitled to receive physical certificates for the securities referred to as "Definitive Securities" (the "Definitive Securities"), except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not Participants may transfer ownership of securities only through Participants and Financial Intermediaries by instructing such Participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective Participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

         Transfers between DTC Participants will occur in accordance with the Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositaries.

         DTC is a New York-chartered limited purpose trust company that performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

         Clearstream Banking, societe anonyme, Luxembourg, has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in account of Clearstream Participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier in Luxembourg. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

         Distributions, to the extent received by the relevant depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

         Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         The trustee will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

         Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC Participants that in turn can only act on behalf of Financial Intermediaries, the ability of an owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates or notes for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates or notes.

         Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC Participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

         DTC has advised the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the Agreement only at the direction of one or more DTC Participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such Participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.

Definitive Term Notes

         Physical certificates representing a security will be issued to beneficial owners only upon the events specified in the related Agreement. Such events may include the following:

     o we advise the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we are or the trustee is unable to locate a qualified successor,

     o at our option, we elect to terminate the book-entry system through DTC, or

     o after the occurrence of an event of default, securityholders representing not less than 50% of the aggregate current principal amount of the applicable securities advise the trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the securityholders.

         Upon the occurrence of any of the events specified in the related Agreement, DTC will be required to notify all Participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates or notes representing the securities and instruction for re-registration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures listed in this prospectus and in the Agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         We, the Master Servicer, if any, and the trustee will not have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                            THE REVOLVING NOTES

         Each trust will issue one series of revolving notes on the initial issuance date. Each series of revolving notes may have a different Revolver Interest Rate which may be fixed, variable, contingent, adjustable or any combination of the foregoing, and a different Targeted Final Payment Date, if any, and Stated Final Payment Date. With respect to each trust, the outstanding principal balance of the revolving notes may fluctuate on a daily basis as Principal Collections on the related receivables not needed for principal payments or distributions on related term notes or certificates are, at the discretion of the seller or as otherwise described herein:

     o allocated to the seller in payment for receivables purchased by the trust,

     o allocated to the Revolver Distribution Account as a payment of principal on the revolving notes, or

     o    retained as the Cash Collateral Amount.

         With respect to each trust, the seller, at its option, may on any day increase the outstanding principal balance of the revolving notes to fund purchases of receivables, provided, however, that the Net Revolver Balance may not at any time exceed the Maximum Revolver Balance. The Specified Maximum Revolver Balance for a trust will be set forth in the related prospectus supplement and may be increased or decreased from time to time if a number of conditions are satisfied.

         Unless the related prospectus supplement provides otherwise, no additional borrowings will be permitted under any revolving note during the Wind Down Period or any Early Amortization Period for the related trust. Payments of principal on revolving notes will be made in the amounts and priority, and at the times, specified in the related prospectus supplement. One or more revolving notes for any trust may have a Targeted Final Payment Date, if any, and Stated Final Payment Date or otherwise require principal payments during the related Revolving Period and may provide for extensions and renewals under some circumstances. Each revolving note will initially be held by the originator or the seller, and the revolving note or an interest therein may be sold by the originator or the seller in a private placement to a third-party investor. Thereafter, a revolving note or an interest therein may be transferred in whole or in part if certain conditions are satisfied. Any additional borrowings under, and principal payments on, the revolving notes will be allocated among all outstanding revolving notes as determined by the seller in its sole discretion. However, this allocation will depend on any agreements among the seller and any holders of the revolving notes. The revolving notes are not being offered pursuant to this prospectus or any related prospectus supplement.

                              THE CERTIFICATES

         With respect to each trust, the certificates will be issued pursuant to the terms of a trust agreement between the seller and the owner trustee and will represent the ownership interest in the trust. Certificates will be issued on the initial issuance date for a trust. The certificate rate for the certificates may be fixed, variable, contingent, adjustable or any combination of the foregoing, and may vary by class of certificate. The related prospectus supplement will set forth the amount of, or method for determining, distributions of the certificate balance and the timing of the distributions, including the Stated Final Payment Date. Unless the related prospectus supplement provides differently, principal and interest payments on the notes will be senior to distributions of the certificate balance and interest on the related certificates. The certificates are not being offered pursuant to this prospectus or any related prospectus supplement.

                   THE TRANSFER AND SERVICING AGREEMENTS

         Except as otherwise specified in the related prospectus supplement, the following summary describes some of the material terms of:

     o the pooling and servicing agreement pursuant to which the seller will purchase Eligible Receivables from the originator, and the servicer will agree to service all receivables in the related dealer accounts,

     o the trust sale and servicing agreement pursuant to which the trust will acquire those receivables from the seller and agree to the servicing of the receivables by the servicer,

     o the trust agreement pursuant to which the trust will be created and certificates will be issued and

     o the administration agreement pursuant to which the originator, as administrator, will undertake a number of administrative duties with respect to the trust.

Collectively, these agreements will be referred to as the Transfer and Servicing Agreements.

         Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this prospectus forms a part. Upon request of a holder of securities described therein. The seller will provide a copy of the Transfer and Servicing Agreements. This copy will not include exhibits. This summary does not purport to be complete and is qualified by reference to all of the provisions of the Transfer and Servicing Agreements. Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions are incorporated by reference as part of this summary.

         SALE AND ASSIGNMENT OF RECEIVABLES AND COLLATERAL SECURITY

         The originator will sell and assign to the seller, without recourse,

     o On the initial issuance date for a trust, its entire interest in the Eligible Receivables under the dealer accounts included in the related pool of accounts as of the Initial Cut-Off Date, and

     o On each date on which receivables are originated in a dealer account in the related pool of accounts, its entire interest in, all Eligible Receivables created on that date in the dealer accounts in the related pool of accounts. However, if the originator becomes subject to a bankruptcy proceeding, the originator will not assign receivables to the seller without approval of the bankruptcy court.

         In each case, the originator will sell and assign to the seller the related Collateral Security and the proceeds of all of the foregoing, pursuant to a pooling and servicing agreement between the originator and the seller.

         For each trust, on its initial issuance date and on each Receivables Purchase Date, the seller will transfer and assign to the applicable trust, without recourse, the Eligible Receivables and the other assets purchased from the originator on that date, pursuant to a trust sale and servicing agreement among the seller, the servicer and the trust. The owner trustee, on behalf of the trust, together with the indenture trustee with respect to the notes, concurrently with the initial transfer and assignment to the trust, will execute and deliver to the seller the related notes and the related certificates to be issued on the initial issuance date. Unless the related prospectus supplement provides otherwise, the seller will sell the securities and will apply the net proceeds received from the sale of the securities to the purchase of the related receivables from the originator.

         In each pooling and servicing agreement, in connection with the sale of the related receivables to the seller, the originator will agree to indicate in its records that the Eligible Receivables and Collateral Security have been sold to the seller, and that, upon the execution of a trust sale and servicing agreement, the seller has sold and assigned that property to the trust. In addition, the originator will agree to provide a complete list to the seller showing for each dealer account to be included in the pool of accounts, as of the Initial Cut-Off Date, its account number and the outstanding principal balance of receivables that the originator represents are Eligible Receivables under that dealer account. In the related trust sale and servicing agreement, the trust will accept the designation of the originator as custodian to maintain possession, as the trust's agent, of the documents relating to the receivables. the originator will not deliver to the seller, the owner trustee or the indenture trustee any records or agreements relating to the dealer accounts or the receivables. The records and agreements relating to the dealer accounts and receivables related to any trust will not be segregated from those relating to other accounts and receivables of the originator or otherwise marked to reflect the sale of the receivables therein to the seller or the subsequent sale to the related trust. This helps to assure uniform quality in servicing both the receivables related to any trust and the servicer's own portfolio of receivables, as well as to facilitate servicing and save administrative costs. However, with respect to each trust, the originator will file UCC financing statements with respect to the sale, transfer and assignment of receivables to the seller and the seller will file UCC financing statements with respect to the sale, transfer and assignment of the receivables to the trust. In addition, each trust will file UCC financing statements with respect to the security interest in the trust's assets granted to the indenture trustee under the indenture to secure the trust's obligations thereunder. See "Legal Aspects--Transfer of Receivables " in this prospectus. The documents evidencing the receivables will remain in the originator's possession and will not be stamped or otherwise marked to reflect the sale and assignment of the interests in the receivables to the seller or the trust. As a result of the originator's continued possession, if a subsequent purchaser were able to take possession of the receivables without knowledge of the assignment, and if the receivables are deemed "chattel paper" under applicable law, the trust's interests in the receivables could be defeated. See "Legal Aspects--Transfer of Receivables " in this prospectus.

         With respect to each trust, pursuant to the trust sale and servicing agreement, as described in "Addition and Removal of Accounts " below, the seller has the limited right to designate from time to time additional dealer accounts to be included in the related pool of accounts. In connection with any designation of additional dealer accounts, the seller will purchase from the originator the Eligible Receivables in the additional dealer accounts and the originator will follow the procedures set forth in the preceding paragraph, except that the list will show information for the additional dealer accounts as of the cut-off date for additional dealer accounts. The servicer will notify the seller of this cut-off date in writing.

Representations and Warranties

         In each pooling and servicing agreement, the originator will represent and warrant to the seller, among other things, that:

     o as of the initial issuance date, or, in the case of an additional dealer account, as of the related cut-off date for additional dealer accounts, each dealer account or additional dealer account included in the pool of accounts is an Eligible Account; and

     o as of the initial issuance date, or, in the case of an additional dealer account, as of the related cut-off date for additional dealer accounts, and on each Receivables Purchase Date each receivable conveyed to the seller on that date that is identified as an Eligible Receivable is actually an Eligible Receivable.

         In the case of an additional dealer account, the originator will make the above representations and warranties as of the related cut-off date.

         In the related trust sale and servicing agreement, the seller will assign the representations and warranties of the originator with respect to the dealer accounts and the receivables to the trust, and will represent and warrant to the trust that the seller has taken no action which would cause the representations and warranties of the originator to be false in any material respect as of the initial issuance date, each cut-off date for additional dealer accounts and each Receivables Purchase Date, as the case may be.

         The seller and the servicer may discover that there has been a breach of a representation or warranty of the seller or the originator that materially and adversely affects the trust's interest in a deferred payment receivable. This is a receivable for which payment has been deferred pursuant to DPP, an installment sales program or a similar arrangement. Any receivable affected this way is referred to as a "Warranty Receivable". Unless and to the extent the breach is cured in all material respects, the originator or the seller will repurchase a Warranty Receivable as follows:

     o if the breach or deferral is a breach of a representation or warranty of the originator, the seller and the servicer will use reasonable efforts to enforce the obligation of the originator under the pooling and servicing agreement to pay the related Warranty Payment, as defined below, and repurchase the receivable or

     o if the breach or deferral is a breach of a representation or warranty of the seller, the seller will repurchase the receivable.

         Without limiting the generality of the foregoing, a receivable held by a trust will not be an Eligible Receivable, and thus will be repurchased if and to the extent: (1) the principal amount thereof is adjusted downward because of a rebate, refund, credit adjustment or billing error to the related dealer, or (2) the receivable was created in respect of a product that was refused or returned by a dealer.

         The "Warranty Payment", which is the price for a repurchase of a Warranty Receivable by the originator or the seller will be equal to the principal amount of the receivable. In the case of a breach or deferral affecting less than the entire principal amount of a receivable, the Warranty Payment will be to the extent of the breach or deferral, plus all accrued and unpaid interest thereon through the date of purchase. The principal portion of the Warranty Payment will be treated as Trust Principal Collections and the remainder will be included in Interest Collections. All Warranty Payments will be deposited into the related Collection Account on the related Distribution Date. The repurchase obligations of the seller and the originator constitute the sole remedy available to the securityholders, the indenture trustee or the owner trustee for any uncured breach or deferral.

         In each pooling and servicing agreement, the originator will also make representations and warranties to the seller to the effect that, among other things, as of the closing date for the sale of any securities:

     o the originator is duly incorporated and in good standing, it has the authority to consummate the transactions contemplated by the pooling and servicing agreement, and the related Transfer and Servicing Agreements constitute legal, valid and binding obligations of the originator; and

     o    the transfer of the receivables and the related Product
          Collateral Security, pursuant to the related pooling and servicing agreement constitutes a valid sale, transfer and assignment to the seller of all right, title and interest of the originator therein, whether then existing or thereafter created, and the proceeds thereof.

         If the breach of any of the representations and warranties described in this paragraph results in the obligation of the seller under the related trust sale and servicing agreement to purchase the receivables and the related Collateral Security as described below, the originator will be obligated to repurchase the property for an amount equal to the Reassignment Amount. In other circumstances in which the seller is obligated under a trust sale and servicing agreement to purchase the property, the originator will not be obligated to repurchase the property.

         In each trust sale and servicing agreement, the seller will also make representations and warranties to the related trust to the effect that, among other things, as of the closing date for the sale of any securities:

     o the seller is duly incorporated and in good standing, it has the authority to consummate the transactions contemplated by the trust sale and servicing agreement, and the trust sale and servicing agreement constitutes a legal, valid and binding agreement of the seller; and

     o the transfer of the receivables pursuant to the trust sale and servicing agreement constitutes a valid sale, transfer and assignment to the trust of all right, title and the interest of the seller in the receivables and the related Collateral Security, whether then existing or thereafter created, and the proceeds thereof.

         With respect to each trust, if the breach of any of the representations and warranties described in this paragraph has a material adverse effect on the interests of the securityholders, then any of the indenture trustee, the owner trustee or the holders of the outstanding securities evidencing not less than a majority of the outstanding principal amount of the notes and a majority of the Voting Interests of all outstanding certificates, by written notice to the seller, may direct the seller to accept the reassignment of all receivables and the related Collateral Security within 60 days of the notice, or within the longer period specified in the notice. The seller will be obligated to accept the reassignment and pay the Reassignment Amount on a Distribution Date occurring within the applicable period.

         The reassignment will not be required to be made, however, if at or prior to the end of the applicable period, the representations and warranties are then true and correct in all material respects and any material adverse effect caused by the breach has been cured. With respect to each trust, the payment of the Reassignment Amount for all outstanding securities will be considered as payment in full for all receivables and the related Collateral Security. The obligation of the seller to pay the Reassignment Amount as described above will constitute the sole remedy respecting a breach of the representations and warranties available to the trust, the securityholders, the owner trustee or indenture trustee. It is not expected that the seller will have significant assets other than its rights under the pooling and servicing agreement and the trust sale and servicing agreement with respect to each trust.

         In each pooling and servicing agreement, the originator will covenant that the originator will not sell, pledge, assign or transfer any interest in any Eligible Receivables or the related Product Collateral Security, unless required to by agreements with other persons or entities. An exception to this covenant will be made for the sale and conveyances under the pooling and servicing agreement and the interests created under the trust sale and servicing agreement, or as otherwise permitted by the pooling and servicing agreement.

Addition and Removal of Accounts

         With respect to each trust, and taking into account the conditions described below, under the pooling and servicing agreement, the originator may offer to designate, and the seller may request the designation of, additional dealer accounts to be included in the pool of accounts and, under the trust sale and servicing agreement, the seller has the right to designate from time to time additional dealer accounts to be included in the related pool of accounts. Unless the related prospectus supplement provides otherwise, in order to add any additional dealer account to the related pool of accounts, the following conditions, among others, must be satisfied:

     o    each additional dealer account must be an Eligible Account;

     o the seller must represent and warrant that the inclusion of the additional dealer accounts in the related pool of accounts will not, in the reasonable belief of the seller, cause an Early Amortization Event to occur; and

     o unless the related prospectus supplement provides otherwise, each of the rating agencies rating the notes must have provided written confirmation that the addition will not result in a reduction or withdrawal of the rating of any outstanding related securities.

         On the date any additional dealer account is added to the pool of accounts, all Eligible Receivables then in that dealer account will be sold by the originator to the seller and will be transferred by the seller to the trust.

         With respect to each trust, even though each additional dealer account must be an eligible account, additional dealer accounts may not be of the same credit quality as the initial dealer accounts because, among other things, those dealer accounts may not have been part of the originator's U.S. portfolio on the Initial Cut-Off Date. Additional dealer accounts may have been originated at a different time using credit criteria different from those applied to the initial dealer accounts.

         With respect to each trust, upon the satisfaction of the conditions specified in the trust sale and servicing agreement, the seller will have the right to remove dealer accounts from the pool of accounts. To so remove dealer accounts, after proper notice, the seller, or the servicer on its behalf must, among other things:

     o furnish to the owner trustee a list of the selected dealer accounts to be so removed from the pool of accounts specifying for each selected dealer account to be removed, its account number and the aggregate balance of Eligible Receivables in that dealer account;

     o represent and warrant that the removal of the selected dealer accounts will not, in the reasonable belief of the seller, result in the occurrence of an Early Amortization Event; and

     o represent and warrant that the seller and the servicer have not received notice from any rating agency that the removal will result in a reduction or withdrawal of the rating of any of the outstanding related securities.

         In addition, if a dealer account in the pool of accounts ceases to be an eligible account, that dealer account will be deemed a selected account to be removed on that date. In either case, receivables arising thereafter in the selected account selected for removal will not be transferred to the trust. Receivables in any dealer account transferred to the trust prior to that date and Collections thereon will continue to be assets of the trust. Unless the related prospectus supplement states otherwise, the servicer will allocate all Principal Collections on receivables in a Selected Account to the oldest receivables in that dealer account. A selected account will be deemed removed from the pool of accounts on the date on which the balance of all receivables in that dealer account held by the trust becomes zero.

Bank Accounts

         With respect to each trust, the servicer will establish and maintain several Distribution Accounts: the Collection Account, the Note Distribution Account, the Revolver Distribution Account and the Certificate Distribution Account. The prospectus supplement may specify also that the servicer will establish and maintain a Swap Distribution Account.

         For each trust, funds in the Collection Account, the Note Distribution Account, the Revolver Distribution Account and the Reserve Fund, if any, and other accounts identified as these accounts in the related prospectus supplement - collectively, the Designated Accounts - and the Certificate Distribution Account will be invested as provided in the trust sale and servicing agreement in eligible investments, which are specified categories of marketable securities. Eligible investments will generally be limited to investments acceptable to the rating agencies as being consistent with the rating of the related securities.

         Except as described below or in the related trust sale and servicing agreement, eligible investments will be limited to obligations or securities that mature on or before the next Distribution Date or, in the case of the Note Distribution Account, the date of the next payment with respect to the term notes. To the extent permitted by the rating agencies rating the notes, funds in any Reserve Fund and other cash collateral accounts, if any, may be invested in related term notes that will not mature prior to the date of the next payment or distribution with respect to the term notes. Except as otherwise specified in the related prospectus supplement, the term notes may only be sold prior to their maturity at a price equal to or greater than the unpaid principal balance thereof if, following the sale, the amount on deposit in any Reserve Fund would be less than the related Reserve Fund Required Amount or other applicable limits, if any. Thus, the amount of cash in any Reserve Fund at any time may be less than the balance of the Reserve Fund.

         If the amount required to be withdrawn from the Reserve Fund to cover shortfalls in Collections on the receivables or other assets specified in the related prospectus supplement exceeds the amount of cash in the Reserve Fund, a temporary shortfall in the amounts available for distribution could result. Except as otherwise specified in the related prospectus supplement, investment earnings on funds deposited in the Designated Accounts and the Certificate Distribution Account, net of losses and investment expenses, will be Investment Proceeds and will be available for distribution as described in the related prospectus supplement. References to amounts on deposit in any Designated Account or the Certificate Distribution Account will not include the amount of any Investment Proceeds.

         The Designated Accounts and the Certificate Distribution Account will be maintained as Eligible Deposit Accounts.

         Any other accounts to be established with respect to a trust will be described in the related prospectus supplement.

Collections

         With respect to each trust, the servicer will deposit Principal Collections and Interest Collections on the related receivables into the related Collection Account on a daily basis. However, the servicer need not deposit Principal Collections and Interest Collections into the Collection Account on a daily basis but may use all of those Collections for its own benefit until the Business Day immediately preceding the related Distribution Date if at any time the following conditions are satisfied:

          (1) the entity specified in the prospectus supplement is the servicer,

          (2)  no Servicing Default has occurred and is continuing and

          (3)  the entity specified in the prospectus supplement either:

               (a) maintains a short-term debt rating of at least A-1 by Standard & Poor's and P-1 by Moody's,

               (b) arranges for and maintains a letter of credit or other form of credit support or enhancement in respect of the servicer's obligations to make deposits of Collections on the related receivables in the Collection Account that is acceptable in form and substance to each rating agency or

               (c) otherwise obtains the written confirmation from each rating agency that the failure by the entity specified in the prospectus supplement to make daily deposits will not result in a downgrade, suspension or withdrawal of the rating of any of the outstanding related securities that it is then rating.

         Notwithstanding the foregoing, the Cash Collateral Amount for the last day of any Collection Period shall be deposited into the Collection Account (to the extent not already on deposit therein) no later than the second Business Day of the following Collection Period. The prospectus supplement may describe additional circumstances under which daily deposits will be required.

         On any date on which Collections are deposited in the Collection Account for a trust, the servicer will distribute directly to the entity specified in the prospectus supplement on account of the Retained Property an amount equal to Principal Collections on the receivables included in the Retained Property. Whether or not the servicer is then making daily deposits of Collections, if, at any time, the amount on deposit in a Collection Account exceeds the amount required to be so deposited, the servicer will be permitted to withdraw from the Collection Account and pay to the seller or the entity specified in the prospectus supplement, as applicable, the amount of the excess.

Application of Collections

         Interest Collections. For each trust, except as set forth in the related prospectus supplement, for each Collection Period, the trust will apply:

     o    Trust Interest Collections,

     o receipts under credit, liquidity and other enhancement arrangements,

     o    servicer advances, o Investment Proceeds and

     o    amounts in the Reserve Fund

and will use these amounts to:

     o    make interest payments on the related securities,

     o    pay related Monthly Servicing Fees,

     o make payments under credit, liquidity and other enhancement arrangements,

     o    reimburse servicer advances and

     o    cover some of the losses on defaulted receivables.

         The related prospectus supplement will further set forth these applications. Unless the related prospectus supplement states otherwise, Interest Collections in excess of trust Interest Collections will be paid to the entity specified in the prospectus supplement on account of the Retained Property.

                           PRINCIPAL COLLECTIONS

         Revolving Period. During the Revolving Period for a trust and, unless the related prospectus supplement states otherwise, no amount is required to be set aside to make principal payments on the term notes and distributions of the certificate balance on related certificates. Accordingly, all Trust Principal Collections and Additional Trust Principal on any date during the Revolving Period, together with the Cash Collateral Amount from the prior date, will be available for reinvestment in additional receivables to be purchased from the seller, and will be paid to the seller to the extent so reinvested, so long as the servicer is able to recover advances of principal. This will be the case provided that these amounts will be held as the Cash Collateral Amount to the extent necessary to ensure that the Daily Trust Invested Amount for that date equals the Daily Trust Balance for that date. That determination will be made after giving effect to any payments of principal, including required principal payments, on, or additional borrowings under, the revolving notes on that date and all collections on, and reinvestments in, receivables and all issuances of securities by the trust on that date. Unless the related prospectus supplement states otherwise, Principal Collections in excess of Trust Principal Collections will be paid to the entity specified in the prospectus supplement on account of the Retained Property.

         Payment Periods. The prospectus supplement for a series of term notes will describe how, during the Payment Period for that series, Available Trust Principal will be allocated to the series and be available to make principal payments on the term notes. This allocation will be dependent on the servicer's ability to recover any advances of principal it may make. Principal payments on any series of term notes will be made in the amounts and at the times described in the related prospectus supplement. Available Trust Principal not so allocated to term notes will be applied as described above under "Revolving Period." The Payment Period, if any, for a series of term notes will commence on the first to occur of the related Scheduled Series Payment Period Commencement Date and a Series Early Payment Event.

         Early Amortization and Wind Down Periods. The prospectus supplement for a series of term notes will also describe how, during an Early Amortization Period or the Wind Down Period for any trust, the trust will retain Trust Principal Collections and set them aside as required for the purpose of making payments of principal on the related notes and distributions with respect to the certificate balance on the related certificates. The trust will make this retention, and not pay Trust Principal Collections to the seller, so long as the servicer is able to recover advances of principal it may make. Unless the related prospectus supplement states differently, during either of these periods, no additional borrowings will be permitted under the related revolving notes. For each Collection Period during an Early Amortization Period or the Wind Down Period for a trust, Trust Principal Collections, together with other amounts, if any, comprising Available Trust Principal, will be applied to make the required deposits into the Note Distribution Account, the Revolver Distribution Account and the Certificate Distribution Account. The relative priorities of these deposits and the amounts required to be so deposited for any Distribution Date will be set forth in the related prospectus supplement. Unless the related prospectus supplement states otherwise, during the Wind Down Period for a trust, the amount to be so applied to payments on securities will be limited by the applicable Controlled Deposit Amount. During an Early Amortization Period for a trust, that limit will not apply and, in general, all Trust Principal Collections and other amounts constituting Available Trust Principal will be available to make payments on the securities. Payments will be made on securities during the Wind Down Period and any Early Amortization Period to the extent, if any, described in the related prospectus supplement. Unless the related prospectus supplement states differently, Principal Collections in excess of Trust Principal Collections will be paid to the entity specified in the prospectus supplement on account of the Retained Property.

Servicer Advances

         The servicer will make a servicer advance to each trust to the extent and for the purposes set forth in the related prospectus supplement. Unless the prospectus supplement provides otherwise, the servicer will agree to make advances to the extent that the servicer, in its sole discretion, expects to recoup those advances from subsequent Collections and other amounts available for that purpose as described in the related prospectus supplement.

Liquidity and Credit Support

         The amounts and types of credit, liquidity and other enhancement arrangements and the provider thereof, if applicable, with respect to each trust will be set forth in the related prospectus supplement. If and to the extent provided in the related prospectus supplement, those arrangements may be in the form of reserve accounts, letters of credit, credit or liquidity facilities, repurchase obligations, third party payments or other support, cash deposits or other arrangements as may be described in the related prospectus supplement or any combination of two or more of the foregoing. In addition, securities may have the benefit of interest rate swaps, caps and floors and other derivative products, all as further described in the related prospectus supplement.

         The presence of a Reserve Fund and other forms of liquidity and credit support, if any, are intended to increase the likelihood that the securityholders or certificateholders, who are to benefit from those arrangements will receive the full amount of principal or the certificate balance, as the case may be, plus interest due. These forms of liquidity and credit support are also intended to decrease the likelihood that the securityholders will experience losses. Unless the related prospectus supplement provides otherwise, these arrangements will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance or the certificate balance, as the case may be, and interest thereon. If losses occur which exceed the amount covered by applicable arrangements or which are not so covered, securityholders will bear their allocable share of deficiencies as described herein and in the related prospectus supplement.

         Reserve Fund. If so provided in the related prospectus supplement, for each trust, there will be established and maintained in the name of the indenture trustee for the benefit of the securityholders a Reserve Fund. The Reserve Fund will be an Eligible Deposit Account and funds in any Reserve Fund will be invested in eligible investments. Except as otherwise provided in the related prospectus supplement, with respect to each trust, any investment earnings, net of losses and investment expenses, with respect to the related Reserve Fund will be Investment Proceeds and will be available for distribution as described in the related prospectus supplement. Amounts on deposit in any Reserve Fund, other than Investment Proceeds, will be available to make payments and distributions on related securities, to cover any related Trust Defaulted Amounts and for other purposes to the extent described in the related prospectus supplement. The Reserve Fund Initial Deposit, if any, made by the seller will be specified in the related prospectus supplement.

         After the initial issuance date for a trust, the seller may make additional deposits into any related Reserve Fund or an increase in the Specified Maximum Revolver Balance. Available Trust Interest will also be available for deposit into any Reserve Fund to the extent described in the related prospectus supplement. Unless the related prospectus supplement states differently, with respect to each trust, amounts on deposit in the Reserve Fund will be paid to the seller to the extent the amounts exceed the Reserve Fund Required Amount set forth in the related prospectus supplement or as otherwise agreed by the seller, and on the trust Termination Date any funds remaining on deposit in the Reserve Fund will be distributed to the seller. Following distribution to the seller of amounts from the Reserve Fund, securityholders will not have any rights in, or claims to, those amounts.

Distributions

         With respect to each trust, payments of principal and interest on the related term notes and revolving notes and distributions with respect to the certificate balance and interest on the related certificates will be made from amounts deposited for that purpose into the Note Distribution Account, the Revolver Distribution Account and the Certificate Distribution Account, respectively, as described in the related prospectus supplement. The timing, calculation, allocation, order, source, priorities and requirements for all payments to each series of noteholders and all distributions to certificateholders will be set forth in the related prospectus supplement. Payments of principal on notes and distributions in respect of the certificate balance will be subordinate to distributions in respect of interest, and distributions in respect of the certificates will be subordinate to payments on the notes, all as more fully described in the related prospectus supplement.

Net Deposits and Payments

         As an administrative convenience, the servicer will be permitted to make the deposit of Interest Collections, Principal Collections, servicer advances and other amounts, for any trust, including amounts relating to any credit, liquidity or other enhancement arrangement, on any date net of distributions or payments to be made to the servicer on behalf of the trust on that date. The servicer, however, will account to the indenture trustee, the owner trustee and the securityholders with respect to each trust as if all deposits, distributions and transfers were made individually. In addition, in connection with any trust, at any time that the servicer is not required to remit Collections on a daily basis and payments or distributions on any securities are not required to be made monthly, the servicer may retain amounts allocable to the securities or the Distribution Accounts until the related Payment Date or Distribution Date. Pending deposit into an account, the Collections may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. In this situation, all distributions, deposits or other remittances will be treated as having been distributed, deposited or remitted on the applicable Distribution Date for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on that Distribution Date and other Distribution Dates.

Defaults and Charge-Offs

         With respect to each trust, the extent to which Trust Interest Collections, funds in the related Reserve Fund and other amounts are available to cover the Trust Defaulted Amount will be described in the related prospectus supplement. Any Trust Defaulted Amount not so covered will constitute Trust Charge-Offs. Trust Charge-Offs may be covered in subsequent periods, but only to the extent described in the related prospectus supplement. Amounts not so covered will reduce the principal amount of the notes or the certificate balance, as the case may be, which will reduce the Daily Trust Invested Amount, and will be allocated among the securities as set forth in the related prospectus supplement.

Early Amortization Events

         Unless the related prospectus supplement provides otherwise, an "Early Amortization Event" with respect to any trust refers to any of the following events:

          (1) failure on the part of the seller, the originator or the servicer to observe or perform in any material respect any of its covenants or agreements set forth in the related pooling and servicing agreement or the related trust sale and servicing agreement, as applicable, which failure continues unremedied for a period of 60 days after written notice; provided, however, that no Early Amortization Event will be deemed to exist if the receivables affected by that failure are repurchased by the seller, the originator or the servicer, as applicable, in accordance with the related Transfer and Servicing Agreements;

          (2) any representation or warranty made by the originator in the related pooling and servicing agreement or by the seller in the related trust sale and servicing agreement or any information contained on the Schedule of Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and, as a result, the interests of the Securityholders are materially and adversely affected; provided, however, that no Early Amortization Event will be deemed to occur if the receivables relating to the representation or warranty are repurchased by the originator or the seller, as applicable, in accordance with the related Transfer and Servicing Agreements;

          (3) failure to pay or set aside for payment all amounts required to be paid as principal on the Notes or distributed with respect to the certificate balance on the applicable Stated Final Payment Date;

          (4) a notice setting forth one or more Events of Default under the related indenture and declaring the unpaid principal amount of the related notes immediately due and payable has been given pursuant to the indenture; provided, however, that if no other Early Amortization Event has occurred and is continuing and so long as the Scheduled Revolving Period Termination Date has not occurred, if the seller so elects, the Early Amortization Period resulting from that occurrence will terminate and the Revolving Period will recommence if a notice rescinding the declaration is given pursuant to the indenture;

          (5) the occurrence of specified events of bankruptcy, insolvency or receivership relating to any of: (a) any entity specified in the related prospectus supplement, (b) the servicer, (c) the originator, if it is not the servicer, or the (d) seller; and

          (6) any other Early Amortization Event set forth in the related prospectus supplement.

         Upon the occurrence of any event described above, except as described above or in the related prospectus supplement, an Early Amortization Event with respect to a trust will be deemed to have occurred without any notice or other action on the part of any other party. The Early Amortization Period will commence as of the day on which the Early Amortization Event is deemed to occur. During an Early Amortization Period for a trust, Trust Principal Collections and other amounts constituting Available Trust Principal will be allocated to principal payments on the related Notes and distributions of the certificate balance on the related certificates and will be paid as set forth in the related prospectus supplement. No Controlled Deposit Amount will apply during that period. If an Early Amortization Period commences during a Payment Period or the Wind Down Period, amounts, if any, on deposit in the Distribution Accounts will be paid to Securityholders on the first Distribution Date for the Early Amortization Period as described in the related prospectus supplement. Except as otherwise described in the related prospectus supplement, no additional borrowings may be made on the revolving notes during an Early Amortization Period for the related trust.

         In some circumstances, so long as the related Scheduled Revolving Period Termination Date has not occurred, the Revolving Period may recommence following the occurrence of an Early Amortization Event as described in subparagraph (4) above or in the related prospectus supplement.

         In addition to the consequences of an Early Amortization Event discussed above, if an insolvency event occurs with respect to the seller, the receivables of the trust may be liquidated and the trust terminated as described below in "Insolvency Events."

Servicing Compensation and Payment of Expenses

         With respect to each trust, unless the related prospectus supplement states differently, as compensation for its servicing activities with respect to the related receivables, on each Distribution Date, the servicer will receive a servicing fee, the Monthly Servicing Fee, for the preceding Collection Period equal to one-twelfth of the Servicing Fee Rate multiplied by the average daily balance of the Daily Trust Invested Amount for the Collection Period. The Monthly Servicing Fee will be payable to the servicer solely to the extent amounts are available for distribution therefor as described in the related prospectus supplement.

         With respect to any pool of accounts, the servicer will service the receivables included in the Retained Property as well as the receivables sold to the related trust. The Monthly Servicing Fee associated with each trust is intended to compensate the servicer for performing the functions of a third party servicer of wholesale receivables as an agent for their beneficial owner. These duties include, without limitation:

     o    collecting and recording payments,

     o    communicating with dealers,

     o    investigating payment delinquencies,

     o    valuating the increase of credit limits, and

     o maintaining records with respect to the dealer accounts and receivables arising thereunder.

With respect to any pool of accounts, the servicer will service the receivables included in the Retained Property as well as the receivables sold to the related trust.

         The Monthly Servicing Fee will also compensate the servicer for managerial and custodial services performed by the servicer on behalf of the trust. These include:

     o    accounting for collections,

     o furnishing monthly and annual statements to the owner trustee and the indenture trustee with respect to payments and distributions,

     o    making servicer advances, if any,

     o providing assistance in any inspections of the documents and records relating to the dealer accounts and receivables by the indenture trustee and the owner trustee pursuant to the related trust sale and servicing agreement, and

     o providing related data processing and reporting services for securityholders and on behalf of the indenture trustee and owner trustee.

         The Monthly Servicing Fee will also serve to reimburse the servicer for additional expenses the servicer incurs in connection with administering the pool of accounts. These expenses include:

     o taxes, other than the trust's or the securityholders' federal, state and local income and franchise taxes, if any,

     o    the owner trustee's and the indenture trustee's fees,

     o    accounting fees,

     o    outside auditor fees,

     o    data processing costs and other costs.

Servicing Procedures

         Pursuant to each pooling and servicing agreement and related trust sale and servicing agreement, the servicer is responsible for servicing, collecting, enforcing and administering the receivables under the related dealer accounts. The servicer will conduct these activities in accordance with customary and usual procedures for servicing its own portfolio of revolving dealer floor plan lines of credit, except where the failure to so act would not have a material adverse effect on the interests of the Securityholders.

         Pursuant to each pooling and servicing agreement and the related trust sale and servicing agreement, the servicer may only modify the contractual terms of the dealer accounts included in the related pool of accounts in general if:

          (1) in the servicer's reasonable belief, no Early Amortization Event will occur as a result of the change,

          (2) the change is made applicable to the comparable segment of any similar portfolio of accounts serviced by the servicer and not only to those dealer accounts and

          (3) in the case of a reduction in the rate of finance charges on the receivables transferred to the trust, the servicer does not reasonably expect that the reduction will, after considering amounts due and amounts payable under any related interest rate swaps or caps or similar agreements and Shared Investment Proceeds for the related period, reduce the Net Receivables Rate below the sum of:

               (a) the weighted average of the rates of interest payable to related securityholders and

               (b)  the Monthly Servicing Fee for the related period.

         The servicer is not, however, precluded from renegotiating the contractual terms of agreements with dealers on a case-by-case basis in a manner consistent with its servicing guidelines.

Servicer Covenants

         In each pooling and servicing agreement, the servicer will agree that:

     o it will maintain in effect all qualifications required in order to service the dealer accounts included in the related pool of accounts and related receivables and will comply in all material respects with all requirements of law in connection with servicing the dealer accounts and receivables, except where the failure to maintain that qualifications to comply with those requirements would not have a material adverse effect on the related securityholders of any outstanding related series;

     o it will not permit any rescission or cancellation of receivables held by the trust except as ordered by a court of competent jurisdiction or other government authority;

     o it will do nothing to impair the rights of the related securityholders in the receivables held by the trust and it will not reschedule, revise or defer payments due on any receivable held by the trust, except in a manner consistent with its servicing guidelines or as otherwise contemplated by the related trust sale and servicing agreement; and

     o it will not permit any receivable held by the trust to become subject to any right of set-off or any offsetting balance.

         For each trust, pursuant to the related pooling and servicing agreement and the related trust sale and servicing agreement, the seller or the servicer may from time to time discover or receive written notice that some of the covenants of the servicer set forth therein have not been complied with in all material respects with respect to any related receivable transferred to the trust or related dealer account, and the noncompliance has a material adverse effect on the interests of related securityholders in or under the receivable or dealer account. If this occurs, the servicer will purchase the receivable or all receivables transferred to the trust under the dealer account -- each, an administrative receivable -- as applicable. The purchase will be made no later than two Business Days, or during any other period as may be agreed by the applicable trustee, following the discovery by the servicer of the noncompliance.

         With respect to each administrative receivable the servicer will be obligated to deposit into the related Collection Account on the date on which the purchase is deemed to occur an amount, the Administrative Purchase Payment, equal to the principal amount of the receivable PLUS accrued but unpaid interest thereon through the date of the purchase. An Administrative Purchase Payment will be included in: (i) Additional Trust Principal, to the extent of the principal amount of the related receivable, and (ii) Interest Collections, as to the remainder of the amount. A purchase by the servicer constitutes the sole remedy available to the securityholders, the seller, the owner trustee, the indenture trustee or the trust, if the covenant or warranty of the servicer is not satisfied.

Matters Regarding The Servicer

         Each trust sale and servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer thereunder and under the related pooling and servicing agreement, except upon determination that the servicer's performance of those duties is no longer permissible under applicable law. No resignation will become effective until the related indenture trustee or a successor servicer has assumed servicer's servicing obligations and duties under the related Transfer and Servicing Agreements.

         Each trust sale and servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related trust, indenture trustee, owner trustee or any related securityholders for taking any action or for refraining from taking any action pursuant to the related Transfer and Servicing Agreements or for errors in judgment; except that neither the servicer nor any of those persons will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence -- except errors in judgment -- in the performance of duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. Each trust sale and servicing agreement will further provide that the servicer and its directors, officers, employees and agents will be reimbursed by the related owner trustee for any contractual damages, liability or expense incurred by reason of the trustee's willful misfeasance, bad faith or negligence -- except errors in judgment -- in the performance of the trustee's duties under the applicable Transfer and Servicing Agreements or by reason of reckless disregard of its obligations and duties thereunder.

         In addition, each trust sale and servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer's servicing responsibilities under the related Transfer and Servicing Agreements and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the related Transfer and Servicing Agreements and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. The legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the trust and the servicer will be entitled to be reimbursed therefor out of the related Collection Account. Any indemnification or reimbursement will reduce the amount otherwise available for distribution to the Securityholders.

         Under the circumstances specified in each trust sale and servicing agreement, any entity which succeeds the servicer will be treated as the successor of the servicer under the trust sale and servicing agreement and the pooling and servicing agreement. This successor entity will assume the obligations of the servicer under those agreements. A successor entity of the servicer includes any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or, with respect to its obligations as servicer, any entity 50% or more of the voting stock or interest of which is owned, directly or indirectly, by the direct or indirect parent of the servicer and which is otherwise servicing wholesale receivables.

         So long as the initial servicer acts as servicer, the servicer may at any time subcontract any duties as servicer under the trust sale and servicing agreement or pooling and servicing agreement to any entity more than 50% of the voting stock or interest of which is owned, directly or indirectly, by the indirect parent of the servicer or to any entity that agrees to conduct the duties in accordance with the servicer's servicing guidelines and the trust sale and servicing agreement. The servicer may at any time perform specific duties as servicer through subcontractors who are in the business of servicing receivables similar to the receivables, provided that no delegation will relieve the servicer of its responsibility with respect to those duties.

Servicing Default

         Except as otherwise provided in the related prospectus supplement, a servicing default under each trust sale and servicing agreement will consist of:

     (1) the servicer fails at any time to make any required distribution, payment, transfer or deposit or to direct the related indenture trustee to make any required distribution, which failure continues unremedied for five Business Days after written notice from the indenture trustee or the owner trustee is received by the servicer or after discovery of the failure by an officer of the servicer;

     (2) the servicer fails at any time to duly observe or perform in any material respect any other covenant or agreement in the trust sale and servicing agreement, the related pooling and servicing agreement, the related indenture or the related trust agreement, which failure materially and adversely affects the rights of the securityholders and which continues unremedied for 60 days after the giving of written notice of the failure to the servicer by the indenture trustee or the owner trustee or to the servicer and the indenture trustee and the owner trustee by holders of notes or Voting Interests, as applicable, evidencing not less than 25% in principal amount of the outstanding notes or Voting Interests or after discovery of the failure by an officer of the servicer;

     (4) specified events of bankruptcy, insolvency or receivership involving the servicer occur; or

     (5) any other events as may be specified in the prospectus supplement.

         Notwithstanding the foregoing, there will be no servicing default where a servicing default would otherwise exist under clause (1) above for a period of ten Business Days or under clauses (2) or (3) for a period of 60 days if the delay or failure giving rise to the servicing default was caused by an act of God or other similar occurrence. Upon the occurrence of any of these events, the servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the pooling and servicing agreement and the trust sale and servicing agreement and the servicer will provide the indenture trustee, the owner trustee, the seller and the securityholders with prompt notice of the failure or delay by it, together with a description of its efforts to so perform its obligations.

Rights Upon Servicing Default

         As long as a servicing default under a trust sale and servicing agreement remains unremedied, the related indenture trustee or holders of related Notes evidencing not less than a majority in principal amount of the then outstanding notes may terminate all the rights and obligations of the servicer under the trust sale and servicing agreement and the related pooling and servicing agreement. If the notes have been paid in full and the related indenture has been discharged with respect thereto, by the related owner trustee or certificateholders whose certificates evidence not less than a majority of the Voting Interests may terminate. Upon termination, the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under those agreements and will be entitled to similar compensation arrangements.

         If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no Servicing Default other than the appointment has occurred, the trustee or official may have the power to prevent the indenture trustee or the Securityholders from effecting a transfer of servicing. In the event that the indenture trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and who otherwise meets the eligibility requirements set forth in the trust sale and servicing agreement. The indenture trustee may make arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the servicer under the trust sale and servicing agreement.

Waiver of Past Defaults

         With respect to each trust, the holders of notes evidencing at least a majority in principal amount of the then-outstanding Notes, voting as a single class, may, on behalf of all the securityholders, waive any default by the servicer in the performance of its obligations under the pooling and servicing agreement and the trust sale and servicing agreement and its consequences. However, a servicing default in making any required distributions, payments, transfers or deposits in accordance with the trust sale and servicing agreement may not be waived. No waiver of past defaults will impair the rights of the indenture trustee, the owner trustee, or the securityholders with respect to subsequent defaults.

Statements to Trustees and Trust

         Prior to each Payment Date and Distribution Date, with respect to each trust, the servicer will provide to the indenture trustee and the owner trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports to be provided to securityholders on that date under the transfer and servicing agreements.

Evidence as to Compliance

         Each trust sale and servicing agreement will provide that a firm of independent public accountants will furnish to the owner trustee and the indenture trustee on or before the date specified in the related prospectus supplement of each year, beginning no later than the date specified in the related prospectus supplement which is at least twelve months after the trust's initial issuance date, a statement as to compliance by the servicer during the preceding twelve months ended the date specified in the related prospectus supplement with some of the standards relating to the servicing of the receivables, the servicer's accounting records and computer files with respect thereto and a number of other matters. The first of these statements shall cover the period from the initial issuance date to the date specified in the related prospectus supplement.

         Each trust sale and servicing agreement will also provide for delivery to the owner trustee and the indenture trustee, on or before the date specified in the related prospectus supplement of each year, beginning no later than the date specified in the related prospectus supplement which is at least twelve months after the trust's initial issuance date, a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under the trust sale and servicing agreement throughout the preceding twelve months ended the date specified in the related prospectus supplement, or in the case of the first certificate, the period from the trust's initial issuance date to the date specified in the related prospectus supplement of that year. If there has been a default in the fulfillment of this obligation, the certificate shall describe each default. The servicer has agreed to give the indenture trustee and the owner trustee notice of Servicing Defaults under the related trust sale and servicing agreement.

         Copies of these statements and certificates may be obtained by Securityholders by request in writing addressed to the applicable indenture trustee or owner trustee.

Amendments

         Each of the Transfer and Servicing Agreements may be amended by the parties thereto without the consent of the related securityholders:

     o    to cure any ambiguity,

     o to correct or supplement any provision therein that may be defective or inconsistent with any other provision therein,

     o to add or supplement any credit, liquidity or other enhancement arrangement for the benefit of any securityholders,

     o to add to the covenants, restrictions or obligations of the seller, the servicer, the owner trustee or the indenture trustee for the benefit of securityholders, or

     o to add, change or eliminate any other provision of the agreements in any manner that will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the securityholders.

         Each agreement may also be amended by the parties thereto with the consent of the holders of at least a majority in principal amount of then outstanding notes and the holders of certificates evidencing at least a majority of the Voting Interests for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreements or of modifying in any manner the rights of the securityholders, except that no amendment may:

     o increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions or payments that are required to be made on any security without the consent of the holder thereof,

     o adversely affect the rating of any notes by any rating agency without the consent of two-thirds of the principal amount of the outstanding notes or the Voting Interests of the outstanding certificates, as appropriate, of that class, or

     o reduce the aforesaid percentage required to consent to any amendment without the consent of the aforesaid percentage of securityholders.

Insolvency Events

         If pursuant to federal law the originator becomes party to any involuntary bankruptcy or similar proceeding -- other than as a claimant -- the seller will suspend its purchase of receivables from the originator under each pooling and servicing agreement. If the originator or the seller obtains an order approving the continued sale of receivables to the seller on the same terms as, or on terms that do not have a material adverse effect on securityholders as compared to, the terms in effect prior to the commencement of the proceeding, the originator may resume selling receivables to the seller. Receivables will be considered transferred to the seller only to the extent the purchase price therefor has been paid in cash on the same Business Day. If the involuntary proceeding has not been dismissed within 60 days of its filing, the seller may not thereafter purchase receivables from the originator under any pooling and servicing agreement and thus, no additional receivables will be transferred to any trust. See "Legal Aspects " in this prospectus.

         Each trust agreement will provide that the owner trustee does not have the power to commence a voluntary proceeding in bankruptcy relating to the related trust without the unanimous prior approval of all related certificateholders, including the seller, and the delivery to the owner trustee by each certificateholder, including the seller, of a certificate certifying that each certificateholder reasonably believes that the trust is insolvent.

         In each trust sale and servicing agreement, the servicer and the seller will covenant that they will not, for a period of one year and one day after the final distribution with respect to the related notes and the related certificates to the Note Distribution Account or the Certificate Distribution Account, as applicable, institute against the related trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Seller Liability; Indemnification

         Each trust sale and servicing agreement provides that the servicer will indemnify the indenture trustee and the owner trustee from and against any loss, liability, expense, damage or cost arising out of or incurred in connection with the acceptance or performance of its duties pursuant to the Transfer and Servicing Agreements, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim. However, this indemnification will be limited by the proviso that neither the indenture trustee nor owner trustee will be so indemnified if the acts or omissions or alleged acts or omissions constitute willful misfeasance, bad faith or negligence by the indenture trustee or the owner trustee, as applicable. In addition, the servicer will indemnify the trust, the indenture trustee, the owner trustee and the securityholders against losses arising out of the negligence, willful misfeasance or bad faith of the servicer in the performance of its duties under the Transfer and Servicing Agreements and the indenture or by reason of its reckless disregard of its obligations and duties thereunder. The servicer will also indemnify the parties against any taxes that may be asserted against the parties with respect to the transactions contemplated in the trust sale and servicing agreement, other than taxes with respect to the sale of receivables or securities, the ownership of receivables or the receipt of payments on securities or other compensation.

Termination

         A trust will terminate on its Trust Termination Date. Upon termination of a trust and payment, or deposit to the Distribution Accounts, of all amounts to be paid to securityholders, the receivables and all other assets of the trust will be conveyed and transferred to the seller. However, funds in the related Distribution Accounts for the final distributions to the securityholders and after distribution to the entity specified in the prospectus supplement from the Collection Account of amounts on account of the Retained Property, if required, will not be conveyed and transferred to the seller at that time.

Optional Purchase by the Servicer

         During the Wind Down Period and as otherwise set forth in the related prospectus supplement, the servicer or any successor servicer will be permitted, at its option, to purchase from each trust all remaining receivables and other assets to the extent provided in the related prospectus supplement.

Intercreditor Arrangements

         The agreements governing the dealer accounts typically provide for a security interest in favor of the originator in the products related to receivables thereunder. With respect to the receivables to be conveyed to the trust, the originator will represent in the related pooling and servicing agreement that the security interest in the related products is a first priority perfected security interest. The security interest in favor of the originator in the products related to each dealer account in the related pool of accounts will be assigned by the originator to the seller pursuant to each pooling and servicing agreement and assigned to the applicable trust by the seller pursuant to the related trust sale and servicing agreement. In its other lending activities, the originator may have made capital loans, real estate loans or other loans to dealers that are also secured by a security interest in the products. In each pooling and servicing agreement, the originator will agree that any security interests in the products that it may have in respect of advances or loans to dealers other than the related receivables shall be junior and subordinate to the security interests therein granted in connection with the related receivables and that it will not realize on any collateral in a manner materially adverse to the seller or any trust and the securityholders until the seller and the related trust have been paid in full in respect of their interests in the receivables related to the products.

         In addition, in connection with any other loans or advances made by the originator to a Dealer, the originator may also have a security interest in property constituting Collateral Security other than products. In those cases, the originator, in its sole discretion, may realize on that other Collateral Security for its own benefit in respect of those loans or advances before the indenture trustee, on behalf of any trust, is permitted to realize upon that other Collateral Security and the security interests of the indenture trustee therein shall be junior and subordinate to the security interests of the originator granted in connection with those other loans and advances. Because of the subordinate position of any indenture trustee in respect of the other Collateral Security, there is no assurance that any indenture trustee will realize any proceeds in respect of any other Collateral Security.

Administration Agreement

         The administrator specified in the prospectus supplement will enter into an administration agreement with the related trust and the related indenture trustee pursuant to which the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required by the related indenture. With respect to each trust, the related prospectus supplement states otherwise, as compensation for the performance of its obligations under the administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee in an amount that will be specified in the prospectus supplement.

                               LEGAL ASPECTS

Transfer of Receivables

         On the initial issuance date for any trust, on each date on which dealer accounts are added to the pool of accounts and on each Receivables Purchase Date, the originator will sell, transfer and assign to the seller and the seller will sell, transfer and assign the Eligible Receivables in the dealer accounts included in the related pool of accounts to the trust. In the related pooling and servicing agreement, the originator will represent and warrant to the seller that the sale, transfer and assignment of the receivables thereunder constitutes a valid sale, transfer and assignment of all right, title and interest of the originator in and to the receivables to the seller. In the related trust sale and servicing agreement, the seller will represent and warrant to the trust that the seller has taken no action to make the representations and warranties false in any material respect and that the sale, transfer and assignment of the receivables thereunder constitutes a valid sale, transfer and assignment of all right, title and interest of the seller in and to the receivables to the trust.

         Each of the originator and the seller will also covenant that it will not sell, pledge, assign, transfer or grant any lien on the receivable other than to the seller or to the trust, as applicable, or as otherwise contemplated by the related Transfer and Servicing Agreements. For a discussion of the rights of each trust arising from these representations and warranties, see "The Transfer and Servicing Agreements--Representations and Warranties" in this prospectus. To secure its payment obligations under the notes, pursuant to the indenture, the trust will grant a security interest in the receivables to the indenture trustee.

         The originator will represent in each pooling and servicing agreement that the receivables to be conveyed to the trust are either "chattel paper," "accounts" or "general intangibles" for purposes of the UCC. If receivables are deemed to be chattel paper or accounts and the transfer thereof by the originator to the seller or by the seller to a trust is deemed either to be a sale or to create a security interest, the UCC will apply and the transferee must file an appropriate financing statement or statements in order to perfect its interest therein. If receivables are deemed to be general intangibles and the transfer thereof by the originator to the seller or by the seller to a trust is deemed to create a security interest, the UCC will apply and the transferee must file an appropriate financing statement or statements in order to perfect its interest therein. If receivables are deemed to be general intangibles and the transfer thereof is deemed to be a sale, state law other than the UCC may determine the appropriate steps to perfect the sale. Financing statements covering the receivables to be conveyed to the trust will be filed under the UCC by both the seller and each related trust to perfect and/or protect their respective interests in the receivables, to the extent the filings are required to so perfect and/or protect those interests). Continuation statements will be filed as required to continue the perfection of those interests. No filings will be made under any state laws other than the UCC.

         There are circumstances under the UCC and applicable federal law in which some limited subsequent transferees of a receivable held by the trust could have an interest in a receivable with priority over the trust's interest in that receivable. A purchaser of chattel paper who gives new value and takes possession of the instruments which evidence the chattel paper in the ordinary course of the purchaser's business may, under some circumstances, have priority over the interest of the trust in the chattel paper. If the transfer of receivables to the seller or a trust were recharacterized as a pledge, a tax or other lien on property of the originator or the seller may also have priority over the interest of the trust in the receivable. Further, cash collections on the receivables held by each trust may, to the extent described above, be commingled with the funds of the servicer and amounts due to the entity specified in the prospectus supplement as the holder of the Retained Property held by each trust and, in the event of the bankruptcy of the originator, the trust may not have a perfected interest in the collections.

         The originator will represent and warrant in the pooling and servicing agreement that each receivable at the time of the sale to the seller is secured by a first priority perfected security interest in the related products. Generally, under applicable state laws, a security interest in an automobile, light truck, motorcycle, snowmobile, all terrain vehicle, outboard motor, water vehicle, piano or synthesizer which secures wholesale financing obligations may be perfected by the filing of UCC financing statements. The originator takes all actions it deems necessary under applicable state laws to perfect the originator's security interest in the products. However, at the time a product is sold or leased, the originator's security interest in that product will generally terminate. Therefore, if a dealer fails to remit to the servicer amounts owed with respect to any product that has been sold or leased, the related receivable will no longer be secured by that product, but will be secured by the proceeds of the retail sale or lease and, to the extent applicable, other Collateral Security. If the proceeds of the sale or lease include chattel paper -- as is the case with most retail installment contracts -- some limited subsequent transferees of that chattel paper could have an interest therein with priority over the trust's interest therein.

Matters Relating to Bankruptcy

         The seller's by-laws include a provision that, under some circumstances, requires the seller to designate at least one director who qualifies under the by-laws as "independent directors." The seller's certificate of incorporation provides that the seller will not file a voluntary petition for relief under the Bankruptcy Code without the unanimous affirmative vote of its directors. Pursuant to the Transfer and Servicing Agreements, the owner trustee, the indenture trustee and all securityholders will covenant that they will not institute against the seller any bankruptcy, reorganization or other proceedings under any insolvency laws until one year and one day after all securities have been paid in full. In addition, a number of other steps will be taken to avoid the seller's becoming a debtor in a bankruptcy case. The seller will agree not to file a voluntary petition for relief under the insolvency laws so long as it is solvent and does not foresee becoming insolvent.

         The transfers of receivables from the originator to the seller and from the seller to the trust have been structured as, and will be treated by the parties as, sales. In 1993, the U.S. Court of Appeals for the Tenth Circuit found that accounts sold prior to a bankruptcy should be treated as property of the bankruptcy estate. In the event that the originator or the seller were to become a debtor in a bankruptcy case, a creditor or trustee in bankruptcy of the debtor or the debtor itself may apply this analysis or otherwise take the position that the transfer of the receivables from the debtor to the seller or a trust, as the case may be, should be recharacterized as a pledge of the receivables to secure a borrowing by the debtor. If this were to occur, delays in receipt of Collections on the receivables to the related trust and payments on the related securities could result or, should the court rule in favor of any creditor, trustee in bankruptcy or debtor, reductions in the amount of the payments could result.

         In addition, in the event that the originator or the seller were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of the debtor or the debtor itself were to request a court to order that the originator should be substantively consolidated with the seller, delays in payments on the securities could result. Should the bankruptcy court rule in favor of the creditor, trustee in bankruptcy or debtor, the amount of the payments could be reduced.

         If the originator or the seller were to become a debtor in a bankruptcy case, an Early Amortization Event would occur. If this happened, all Trust Principal Collections would be applied to principal payments on related securities and receivables arising in the related dealer accounts thereafter would no longer be sold to the seller and transferred to the related trust. The occurrence of specified events of bankruptcy, insolvency or receivership with respect to the servicer will also result in a servicing default. A trustee in bankruptcy of the servicer, including the servicer as debtor in possession, may have the power to prevent either the indenture trustee, the owner trustee or the securityholders from appointing a successor servicer.

         In addition, if any Transfer and Servicing Agreement is deemed an executory contract under bankruptcy laws, a trustee in bankruptcy of any party to those agreements, including the party as debtor in possession, may have the power to assume (i.e., reaffirm) or reject the agreement. A party deciding whether to assume or reject an agreement would be given a reasonable period of time to make that decision, perhaps even until the time of confirmation of the plan of reorganization, which could result in delays in payments or distributions on the related securities.

         Transfers made in some isolated transactions contemplated by the Transfer and Servicing Agreements (including payments made by the originator or the seller with respect to repurchases or reassignments of receivables and the transfers in connection with the designation of additional dealer accounts) may be recoverable by the originator or the seller, as debtor in possession, or by a trustee in bankruptcy of the originator or the seller, as a preferential transfer from the originator or the seller if the transfers are made within specified periods prior to the filing of a bankruptcy case in respect of the originator or the seller and other conditions are met.

         In addition, application of federal bankruptcy and state debtor relief laws to any dealer could affect the interests of the related trust and the related indenture trustee in the receivables of the dealer if the enforcement of those laws result in any receivables conveyed to the trust being written off as uncollectible by the servicer. Whether or not any receivables are written off as uncollectible, delays in payments due on the receivables could result.

           MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of the anticipated material United States federal income tax consequences to beneficial owners of term notes ("Note Owners") of the purchase, ownership and disposition of the term notes. The summary does not purport to deal with the federal income tax consequences applicable to all categories of Note Owners, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Note Owners that are insurance companies; regulated investment companies; dealers in securities; certain financial institutions; tax-exempt organizations; partnerships, flow-thru entities other than partnerships, or holders of interests in such entities; or Note Owners that hold their term notes as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for federal income tax purposes. Unless otherwise specifically described below, the summary is addressed only to Note Owners who purchase their term notes at original issuance and who hold their term notes as capital assets within the meaning of section 1221 of the Code. The summary is based upon current provisions of the Code, the Treasury regulations promulgated under the Code and judicial and administrative authorities and rulings, all of which are subject to change, which change may be retroactive. Moreover, there are no authorities on similar transaction involving interests issued by an entity with terms similar to those of the term notes. Accordingly, prospective investors are urged to consult their own tax advisors in determining the particular federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the term notes.

         Each owner trust will be provided with an opinion of tax counsel specified in the related prospectus supplement ("Federal Tax Counsel") regarding some of the related federal income tax matters discussed below which will be subject to the assumptions and discussions set forth therein. The opinion of Federal Tax Counsel will specifically address only those issues specifically identified below as being covered by that opinion; however, the opinion will also state that the additional discussion set forth below, insofar as it relates to matters of United States federal income tax law, is accurate in all material respects. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. Furthermore, no ruling on any of the issues discussed below will be sought from the IRS. Consequently, no assurance can be given that the IRS will not disagree with the conclusions set forth in such opinion or that a court will not agree with the IRS. For purposes of the following summary, references to the owner trust, the term notes, and related terms, parties and documents shall be deemed to refer, unless otherwise specified in this prospectus, to each owner trust and the term notes, and related terms, parties and documents applicable to the owner trust.

Tax Characterization Of The Owner Trusts

         Upon the issuance of term notes, Federal Tax Counsel will deliver its opinion subject to the discussions and assumptions set forth therein, that the relevant owner trust will not be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. The opinion of Federal Tax Counsel will be based on the assumption that the terms of the related trust agreement and documents will be complied with, and on counsel's conclusions that the nature of the income of the owner trust, or restrictions, if any, on transfers of the equity interests in the owner trust, will exempt the owner trust from the rule that some publicly traded partnerships are taxable as corporations.

         If a owner trust were taxable as a corporation for federal income tax purposes, the owner trust would be subject to corporate income tax on its taxable income. The owner trust's taxable income would include all of its income with respect to the contracts and other assets held by the owner trust, which might be reduced by its interest expense on the term notes. Any corporate income tax could materially reduce cash available to make payments of principal and interest on the term notes.

FASIT Qualification and FASIT Securities

         A trust or pool of assets will qualify as a financial asset securitization investment trust (a "FASIT") if (a) a FASIT election is in effect, (b) certain tests concerning the composition of the FASITs assets and the nature of the investors' interests in the FASIT are met on a continuing basis and (c) the trust is not a "RIC" as described in Section 851 of the Code. Pursuant to the trust agreement, and at the direction of the Seller, the owner trust may elect to be treated as a FASIT for federal income tax purposes, but only upon the delivery to the trustee of an opinion of counsel to the effect that, for federal income tax purposes, such election (a) will not cause any notes that were characterized as debt at the time of their issuance to be characterized as other than debt, (b) will not cause the owner trust to be treated as an association or publicly traded partnership taxable as a corporation, (c) will not cause or constitute an event in which gain or loss would be recognized by any holder of a note or a certificate, and (d) will be valid and will cause the owner trust to be treated as a FASIT for federal income tax purposes.

         Interests in a FASIT will be classified as either FASIT regular interests, which are generally treated as debt for federal income tax purposes, or FASIT ownership interests, which latter interests are generally not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related FASIT. The prospectus supplement for each series of notes will indicate which, if any, of such notes will be designated as the ownership interest. The ownership interest must be owned by a domestic "C" corporation but need not have any particular economic characteristics.

         Certain FASIT regular interests will be classified as "high-yield interests." A high-yield interest, although it is a regular interest, may only be held by a domestic C corporation that is fully subject to corporate income tax, another FASIT, or a dealer in securities who acquires such interest as inventory, rather than for investment. In addition, holders of high-yield interests are subject to limitations on offsetting income derived from such interest with losses. Holders of FASIT regular interests must report income from such interests under an accrual method of accounting.

Tax Consequences To Note Owners

Treatment Of The Term Notes As Indebtedness

         The owner trust will agree, and the Note Owners will agree by their purchase of term notes, to treat the term notes as debt for federal tax purposes. Federal Tax Counsel will, subject to exceptions which, if applicable, will be specified in the related prospectus supplement, render its opinion to the owner trust that each series of term notes, other than Strip Notes and any series which is specifically identified as receiving different tax treatment in the applicable prospectus supplement, will be classified as debt for federal income tax purposes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the term notes did not represent debt for federal income tax purposes, the term notes might be treated as equity interests in the owner trust. If so treated, the owner trust might be treated as a publicly traded partnership that would be taxable as a corporation unless it met particular qualifying income tests, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on term notes recharacterized as equity. Treatment of the term notes as equity interests in a partnership could have adverse tax consequences to some holders, even if the owner trust were not treated as a publicly traded partnership taxable as a corporation. For example, income allocable to foreign holders might be subject to United States tax and United States tax return filing and withholding requirements, income allocable to tax-exempt holders might constitute "unrelated business taxable income" (if some, but not all, of the term notes were recharacterized as equity in a partnership), individual holders might be subject to limitations on their ability to deduct their share of owner trust expenses, and income from the owner trust's assets would be taxable to Note Owners without regard to whether cash distributions are made to such Note Owners and without regard to the Note Owners' method of tax accounting. The discussion below assumes that the term notes will be characterized as debt for federal income tax purposes.

Interest Income On The Term Notes

         General. Expect as discussed below, interest on a term note generally is includable in a Note Owner's income as ordinary interest income when actually or constructively received, if the Note Owner uses the cash method of accounting for federal income tax purposes, or when accrued, if the Note Owner uses an accrual method of accounting for federal income tax purposes.

         Original Issue Discount. Term notes of certain series may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Holders of term notes issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest. The Code requires that information with respect to the original issue discount accruing on any term note be reported periodically to the IRS and to certain categories of Note Owners.

         Each owner trust will report original issue discount, if any, to the Note Owners based on the Code provisions and the Treasury regulations relating to original issue discount (the "OID Rules"). The OID Rules concerning contingent payment debt instruments do not apply to the prepayable debt instruments, such as the term notes.

         The OID Rules provide that, in the case of debt instruments such as the term notes, (i) the amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the "Prepayment Assumption"), and (ii) adjustments will be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet to be issued. The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the term notes will be the rate used in pricing the initial offering of those securities. If the term notes of a series are issued with original issue discount, the Prospectus Supplement for that series of term notes will specify the Prepayment Assumption. However, no representation is made that the term notes of that series will, in fact, prepay at a rate based on the Prepayment Assumption or at any other rate.

         In general, a term note will be treated as issued with original issue discount if its stated redemption price at maturity exceeds its issue price. Except as discussed below under "--Payment Lag Term Notes; Initial Period Considerations," and "--Qualified Stated Interest," and in the case of certain Variable Rate Term Notes (as defined below) and accrual term notes, the stated redemption price at maturity of a term note is its principal amount. The issue price of a note is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the class of notes is sold. Notwithstanding the general definition of original issue discount, a term not will not be treated as issued with original issue discount if such discount is less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a term note apparently is computed for purposes of this de minimis rule as the sum, for all distributions included in the stated redemption price at maturity of the term note, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the applicable closing date to the date on which each such distribution is expected to be made, determined under the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the term note's stated redemption price at maturity. The OID Rules provide that Note Owners will include any de minimis original issue discount ratably as payments of stated principal are made on the term notes.

         The Note Owner of a term note issued with original issue discount must include in gross income the sum of the "daily portions" of such original issue discount for each day during its taxable year on which it held such term note. In the case of an original Note Owner, the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an "accrual period") that begins on the day following a payment date (or in the case of the first such period, begins on the applicable closing date) and ends on the next succeeding payment date. The original issue discount accruing during each accrual period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.

         The portion of the original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions to be made on the term note, if any, in future periods and
(B) the distributions made on the term note during the accrual period that are included in such term note's stated redemption price at maturity, over
(ii) the adjusted issue price of such term note at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that the term notes will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the term notes. For these purposes, the original yield to maturity of the term notes will be calculated based on their issue price and assuming that the term notes will be prepaid in accordance with the Prepayment Assumption. The adjusted issue price of a term note at the beginning of any accrual period will equal the issue price of such term note, increased by the portion of the original issue discount that has accrued during prior accrual periods, and reduced by the amount of any distributions made on such term note in prior accrual periods that were included in such term note's stated redemption price at maturity. The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption.

         A subsequent Note Owner that purchases a term note issued with original issue discount at a cost that is less than its remaining stated redemption price at maturity will also generally be required to include in gross income, for each day on which it holds such term note, the daily portions of original issue discount with respect to the term note, calculated as described above. However, if (i) the excess of the remaining stated redemption price at maturity over such cost is less than (ii) the aggregate amount of such daily portions for all days after the date of purchase until final retirement of such term note, then such daily portions will be reduced proportionately in determining the income of such Note Owner.

         Qualified Stated Interest. Interest payable on a term note which qualifies as "qualified stated interest" for purposes of the OID Rules will not be includable in the stated redemption price at maturity of the term note. Conversely, if the interest on a term note does not constitute "qualified stated interest," such interest will be includable in the stated redemption price at maturity of the term note and the term note, consequently, will have original issue discount. Interest payments will not qualify as qualified stated interest unless the interest payments are "unconditionally payable." The OID Rules state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Rules. Any terms or conditions that do not reflect arm's length dealing or that the Note Owner does not intend to enforce are not considered.

         Premium. A purchaser of a term note that purchases such term note at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such term note at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method over the life of the term note. The Prepayment Assumption is probably taken into account in determining the life of the term note for this purpose. Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the term note.

         Payment Lag Term Notes; Initial Period Considerations. Certain term notes may provide for distributions of interest based on a period that is the same length as the interval between payment dates but ends prior to each payment date. Any interest that accrues prior to the applicable closing date may be treated under the OID Rules either (i) as part of the issue price and the stated redemption price at maturity of the term notes or (ii) as not included in the issue price or the stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

         Variable Rate Term Notes. Under the OID Rules, term notes paying interest at a variable rate (each, a "Variable Rate Term Note") are subject to special rules. A Variable Rate Term Note will qualify as a "variable rate debt instrument" if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate Term Note by more than a specified de minimis amount; (ii) it provides for stated interest, paid or compounded at least annually, at a current value of (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Rules, except as provided in (i), above. Because the OID Rules relating to contingent payment debt instruments do not apply to prepayable debt instruments, such as the term notes, principal payments on the term notes should not be considered contingent for this purpose.

         A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate Term Note is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Rules. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Rules. In addition, under the OID Rules, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate Term Note will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate"). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate Term Note's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate, but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate Term Note or the restriction is not reasonably expected as of the issue date to significantly affect the yield of the Variable Rate Term Note.

         An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Rules also provide that other variable rates may be treated as objective rates if so designated by the IRS in the future. Despite the foregoing, a variable rate of interest on a Variable Rate Term Note will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate Term Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate Term Note's term. Further, an objective rate does not include a rate that is based on information that is within the control of the issuer (or a party related to the issuer) or that is unique to the circumstances of the issuer (or a party related to the issuer). An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Rules also provide that if a Variable Rate Term Note provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate Term Note's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate"). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate Term Note's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

         For Variable Rate Term Notes that qualify as "variable rate debt instruments" under the OID Rules and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "Single Variable Rate Term Note"), original issue discount is computed as described above in "--Interest Income on the Term Notes--Original Issue Discount" based on the following: (i) stated interest on the Single Variable Rate Term Note which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest; (ii) by assuming that the variable rate on the Single Variable Rate Term Note is a fixed rate equal to: (a) in the case of a Single Variable Rate Term Note with a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate Term Note with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Rate Term Note; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii), above.

         In general, any Variable Rate Term Note other than a Single Variable Rate Term Note (a "Multiple Variable Rate Term Note") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate Term Note. The OID Rules generally require that such a Multiple Variable Rate Term Note be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate Term Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate Term Note's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate Term Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate Term Note. (A Multiple Variable Rate Term Note may not bear more than one objective rate.) In the case of a Multiple Variable Rate Term Note that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate Term Note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate Term Note as of the Multiple Variable Rate Term Note's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate Term Note is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

         Once the Multiple Variable Rate Term Note is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amounts of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the original issue discount rules to the "equivalent" fixed rate debt instrument in the manner described above in "--Interest Income on the Term Notes--Original Issue Discount." A holder of the Multiple Variable Rate Term Note will account for such original issue discount and qualified stated interest as if the holder held the "equivalent" fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate Term Note during the accrual period.

         If a Variable Rate Term Note does not qualify as a "variable rate debt instrument" under the OID Rules, then the Variable Rate Term Note would be treated as a contingent payment debt obligation. The manner in which a Variable Rate Term Note would be taxed if such note were treated as a contingent payment debt obligation is not governed by the OID Rules relating to contingent payment debt obligations since such OID Rules do not apply to prepayable debt instruments, such as the term notes. Treasury regulations do not otherwise address this point.

         Market Discount. A Note Owner that acquires a term note at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a prepayment. In particular, the Note Owner will be required to allocate that principal distribution first to the portion of the market discount on such term note that has accrued but has not previously been includable in income, and will recognize ordinary income to that extent. In general, unless Treasury regulations when issued provide otherwise, market discount on a term note may be treated, at the election of the Note Owner of the term note, as accruing either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to stated interest on the term note).

         In addition, a Note Owner may be required to defer deductions for a portion of the Note Owner's interest expense on any debt incurred or continued to purchase or carry a term note purchased with market discount. The deferred portion of any interest deduction would not exceed the portion of the market discount on the term note that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the term note. The Code requires that information necessary to compute accruals of market discount be reported periodically to the IRS and to certain categories of Note Owners.

         Notwithstanding the above rules, market discount on a term note will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such term note multiplied by its weighted average remaining life. Weighted average remaining life presumably is calculated in a manner similar to weighted average life (described above under "--Interest Income on the Term Notes--Original Issue Discount"), taking into account distributions (including prepayments) prior to the date of acquisition of such term note by the subsequent purchaser. If market discount on a term note is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on such term note in proportion to the amounts of such principal distributions, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

         Election To Treat All Interest Under The Constant Yield Rules. The OID Rules provide that the holder of a debt instrument may elect to include in gross income all interest that accrues on such debt instrument using the constant yield method. For purposes of this election, interest includes stated interest, original issue discount, and market discount, as adjusted to account for any premium. Note Owners should consult their own tax advisors regarding the availability or advisability of such an election.

Sales Of Term Notes

         If a term note is sold or exchanged, the Note Owner will recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the term note. A Note Owner's adjusted basis in a term note generally equals the cost of the term note to the Note Owner, increased by OID and market discount reported by the Note Owner with respect to the term note and reduced (but not below zero) by distributions on the term note (other than qualified stated interest) received by the holder and by amortized premium. While any such gain or loss generally will be capital gain or loss, gain recognized on the sale of a term note by a Note Owner who purchased the term note at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the term note was held by such seller, reduced by any market discount includable in income under the rules described above under "--Interest Income on the Term Notes--Market Discount." Furthermore, the term notes will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a term note by a bank or other financial institution to which such section applies would be ordinary income or loss.

Short-Term Notes

         In the case of a term note with a maturity of one year or less from its issue date (a "Short-Term Note"), no interest is treated as qualified stated interest, and therefore all interest is included in original issue discount. Note Owners that report income for federal income tax purposes on an accrual method and some other Note Owners, including banks and certain dealers in securities, are required to include original issue discount in income on Short-Term Notes on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding.

         Any other Note Owner of a Short-Term Note is not required to accrue original issue discount for federal income tax purposes, unless it elects to do so. In the case of a Note Owner that is not required, and does not elect, to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of a Short-Term Note is ordinary income to the extent of the original issue discount accrued on a straight-line basis, or, if elected, according to a constant yield method based on daily compounding, through the date of sale, exchange or retirement. In addition, Note Owners that are not required, and do not elect, to include original issue discount in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a Short-Term Note in an amount not exceeding the deferred interest income with respect to the Short-Term Note, which includes both the accrued original issue discount and accrued interest that are payable but that have not been included in gross income, until the deferred interest income is realized. A Note Owner may elect to apply the foregoing rules, except for the rule characterizing gain on sale, exchange or retirement as ordinary, with respect to "acquisition discount" rather than original issue discount. Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the Note Owner's basis in the Short-Term Note. This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which the election applies, unless revoked with the consent of the IRS. A Note Owner's tax basis in a Short-Term Note is increased by the amount included in the Note Owner's income with respect to the Short-Term Note.

Foreign Investors In Term Notes

         Except as discussed below, a Note Owner that is not a "United States person" (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a term note provided that (i) the holder complies to the extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a United States person, (ii) the holder is not a "10-percent shareholder" within the meaning of Section 871(h)(3)(B) of the Code, which could be interpreted to include a person that directly or indirectly owns 10% or more of the equity interests in the owner trust, (iii) the holder is not a "controlled foreign corporation" (as defined in the Code) related to the owner trust, (iv) such distribution is not contingent, and (v) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a term note. For these purposes, the term "United States person" means (i) a citizen or resident of the United States, (ii) a corporation (or other entity properly treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States or any State (or the District of Columbia), (iii) an estate whose income is includable in gross income for United States federal income taxation regardless of its source, and (iv) a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. A "Foreign Person" is any person that is not a United States person. Each Note Owner should consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a term note by a Foreign Person generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

         If the interest, gain or income on a term note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits," within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

Backup Withholding On Term Notes

         Distributions made on the term notes and proceeds from the sale of term notes to or through certain brokers may be subject to a "backup" withholding tax if the holder of the term notes fails to comply with certain identification procedures, unless the Note Owner is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status. Any amounts so withheld from distributions on the term notes would be allowable as a credit against the Note Owner's federal income tax and may be refundable by the IRS.

                      STATE AND LOCAL TAX CONSEQUENCES

         The discussion above does not address the tax consequences of the purchase, ownership or disposition of term notes under any state or local tax laws. We recommend that investors consult their own tax advisors regarding state and local tax consequences.

                                   * * *

         THE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTE OWNER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS OF TERM NOTES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF TERM NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                            ERISA CONSIDERATIONS

         Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan that is subject to ERISA, as well as individual retirement accounts and some types of Keogh Plans not subject to ERISA but subject to Section 4975 of the Code, each a Benefit Plan, from engaging in some types of transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to a Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for those persons. Some transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased term notes if assets of the trust were deemed to be assets of the Benefit Plan.

         Under a regulation issued by the United States Department of Labor, the Plan Assets Regulation, the assets of the trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Unless the related prospectus supplement states otherwise, although there is little guidance on the subject, the seller believes the term notes of each trust would be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. Other exceptions, if any, from application of the Plan Assets Regulation available with respect to any term notes will be discussed in the related prospectus supplement.

         However, without regard to whether term notes are treated as an equity interest for those purposes, the acquisition or holding of term notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the seller, the servicer, the related trust or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to a Benefit Plan. Some of the exemptions from the prohibited transaction rules could be applicable to the purchase and holding of term notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. Included among these exemptions are:

     o Prohibited Transaction Class Exemption, 90-1, regarding investments by insurance company pooled separate accounts;

     o PTCE 91-38, regarding investments by bank collective investment funds;

     o PTCE 84-14, regarding transactions effected by qualified professional asset managers;

     o PTCE 95-60, regarding transactions by life insurance company general accounts; and

     o PTCE 96-23, regarding transactions affected by in-house asset managers.

         Employee benefit plans that are governmental plans, as defined in
Section 3(32) of ERISA, and some church plans, as defined in Section 3(33) of ERISA, are not governed by ERISA. A plan fiduciary considering the purchase of term notes should consult its tax and/or legal advisors regarding whether the assets of the related trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                            PLAN OF DISTRIBUTION

         On the terms and conditions set forth in an underwriting agreement, with respect to each series of term notes offered thereby, the seller will agree to sell to each of the underwriters named therein and in the related prospectus supplement, and each of the underwriters will severally agree to purchase from the seller, the principal amount of term notes set forth therein and in the related prospectus supplement.

         In each underwriting agreement, the underwriters will agree, based on the terms and conditions set forth therein, to purchase all the term notes described therein which are offered hereby and by the related prospectus supplement if any of the term notes are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in some circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

         Each prospectus supplement will either:

     o set forth the price at which each series of term notes being offered thereby will be offered to the public and any concessions that may be offered to dealers participating in the offering of the term notes or

     o specify that the term notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of the sale.

After the initial public offering of any term notes, the public offering price and the concessions may be changed.

         The extent, if any, to which the closing of the sale of any series of term notes is conditioned upon the closing of any other series of securities will be set forth in the related prospectus supplement. Each underwriting agreement will provide that the seller will indemnify the underwriters against a number of liabilities, including liabilities under the Securities Act.

         The indenture trustee may, from time to time, invest the funds in the Designated Accounts in eligible investments acquired from the underwriters. The place and time of delivery for the term notes in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

                               LEGAL OPINIONS

         Some legal matters relating to the term notes will be passed upon for each trust and the seller by Skadden, Arps, Slate, Meagher & Flom LLP or such other counsel specified in the related prospectus supplement, special counsel to each trust and the seller. Federal income tax matters will be passed upon for each trust and the seller by Skadden, Arps, Slate, Meagher & Flom LLP or such other counsel specified in the related prospectus supplement.

                    WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus and the supplement relating to each series contain summaries of the material terms of the documents they refer to, but do not contain all of the information set forth in the registration statement of which this prospectus is a part. For further information, we refer you to such registration statement. You can inspect and copy the registration statement at the public reference facilities maintained by the Securities and Exchange Commission. The Securities and Exchange Commission 's public reference facilities are located at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Information as to the operation of the public reference facility is available by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet Web site that contains reports, proxy and information statements and other information that we file electronically with the SEC. The address of such Internet Web site is (http://www.sec.gov).

         This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the notes and certificates referred to in this prospectus and any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer of securities to any person in any state or other jurisdiction in which such offer would be unlawful.

                         INCORPORATION BY REFERENCE

         The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information.

         All documents filed by us with respect to a trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. If so specified in any such document, such document shall also be deemed to be incorporated by reference in the registration statement of which this prospectus forms a part.

         You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

                                    [ ]
                        GS Mortgage Securities Corp.
                              85 Broad Street
                          New York, New York 10004
                         Telephone: (212) 902-1000.

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. Do not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

                             GLOSSARY OF TERMS

         THIS GLOSSARY OF TERMS DOES NOT PURPORT TO BE COMPLETE AND IS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE RELATED TRANSFER AND SERVICING AGREEMENTS, FORMS OF WHICH ARE FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART. SOME OF THE CAPITALIZED TERMS USED BUT NOT DEFINED IN THE PROSPECTUS OR THIS GLOSSARY OF TERMS ARE DEFINED IN THE RELATED PROSPECTUS SUPPLEMENT. REFERENCES TO THE SINGULAR INCLUDE REFERENCES TO THE PLURAL AND VICE VERSA.

         "Additional Trust Principal" means, for any date, the sum of amounts applied to cover the Trust Defaulted Amount and other amounts, all as more fully described in the related prospectus supplement.

         "Administrative Purchase Payment" has the meaning set forth in "The Transfer and Servicing Agreements--Servicer Covenants."

         "Available Receivable" means, with respect to each trust, unless the related prospectus supplement states otherwise, a receivable that is identified by the originator as satisfying the criteria set forth in clauses (1) through (16) of the definition of Eligible Receivable.

         "Available Trust Interest" means, with respect to each trust, for any Distribution Date, the sum of: (1) Trust Interest Collections, (2) Shared Investment Proceeds and (3) receipts under credit, liquidity and other enhancement arrangements and other amounts available to make interest payments on securities and pay other amounts, all as more fully described in the related prospectus supplement.

         "Available Trust Principal" means, with respect to each trust, for any Distribution Date, the sum of: (1) Trust Principal Collections for the related Collection Period, (2) Additional Trust Principal and (3) receipts under credit, liquidity and other enhancement arrangements and other amounts available to make payments of principal on the notes and distributions with respect to the certificate balance on the certificates, all as more fully described in the related prospectus supplement.

         "Bankruptcy Code" means Title 11 of the United States Code, as amended.

         "Benefit Plan" has the meaning set forth in "ERISA
Considerations."

         "Business Day" means, unless the related prospectus supplement states differently, any day other than a Saturday, Sunday or any other day on which banks in New York, New York or [Wilmington, Delaware] may, or are required to, remain closed.

         "Cash Accumulation Event" has the meaning set forth in "The Term Notes--Principal and Interest on the Term Notes."

         "Cash Accumulation Period" has the meaning set forth in "The Term Notes--Principal and Interest on the Term Notes."

         "Cash Collateral Amount" means, with respect to each trust as of any date, the amount of cash that is required to be held on behalf of the trust in order to ensure that the Daily Trust Balance at least equals the Daily Trust Invested Amount as described under "The Transfer and Servicing Agreements--Application of Collections--Principal Collections."

         "Certificate Distribution Account" means, for each trust, on or more accounts established by the servicer at and maintained with the related owner trustee, in the name of the owner trustee on behalf of the related certificateholders, in which amounts to be applied for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral Security" means, with respect to a dealer account included in the pool of accounts and receivables arising in the dealer account, all collateral security granted to secure the obligations of the related Dealer in connection therewith and any proceeds therefrom, including all Product Collateral Security and, to the extent applicable, other products, parts inventory, equipment, fixtures, service accounts, realty and guarantees.

         "Collection Account" means, with respect to each trust, one or more bank accounts, established by the servicer at and maintained with the indenture trustee, in the name of the indenture trustee, on behalf of the holders of the related securities, into which the trust's share of all payments made on or with respect to the receivables in the dealer accounts related to that trust will be deposited.

         "Collection Period," including "Related Collection Period," means, with respect to any Distribution Date, the calendar month preceding the month in which that Distribution Date occurs.

         "Collections" means Interest Collections and Principal Collections.

         "Controlled Deposit Amount" means, with respect to any trust or any class of securities, on any date, the amount set forth or determined as described in the related prospectus supplement, which amount limits the amount of Principal Collections that may be applied to make principal payments on the notes or distributions of the certificate balance or be set aside for that purpose.

         "Daily Portion" has the meaning set forth in "Materials United States Federal Income Tax Consequences--Tax Characterization and Treatment of Term Notes."

         "Daily Trust Balance" means, with respect to each trust, for any date, the aggregate principal balance of all receivables held by the trust on that date.

         "Daily Trust Invested Amount" means, with respect to each trust, for any date during a Collection Period, an amount equal to, without duplication:

     o the outstanding aggregate principal amount of the related term notes on that date; plus

     o    the outstanding certificate balance on that date; plus

     o    the Net Revolver Balance for that date; minus

     o    the Cash Collateral Amount for that date; minus

     o any amounts held on that date in a related Distribution Account, Cash Accumulation Account or other account for payment of principal on the notes or distribution of the certificate balance on the certificates; minus,

     o    the amount of unreimbursed trust Charge-Offs as of that date.

         "Dealer Overconcentration Receivables" means, for any date, with respect to any dealer or group of affiliated dealers, the outstanding Available receivables with respect to that dealer or group of affiliated dealers to the extent, if any, of the excess of:

          (1) the aggregate principal balance of all the Available Receivables on that date over

          (2) 1.0% (or a different percentage as may be set forth in the related prospectus supplement) of the sum of: (a) the Specified Maximum Revolver Balance and (b) the aggregate principal balance of all outstanding term notes as of that date or, if applicable, as of the commencement of any then occurring Early Amortization Period, Wind Down Period or Payment Period.

If, on any date, there exist Dealer Overconcentration Receivables with respect to a dealer or group of affiliated dealers, those Receivables constituting Dealer Overconcentration Receivables shall be identified pursuant to the procedures set forth in the related trust sale and servicing agreement. Dealer Overconcentration Receivables are determined in accordance with the servicer's standard procedures for identifying and tracking accounts of affiliated dealers.

         "Defaulted Receivables" means, with respect to each trust, for any Distribution Date, all receivables held by the trust that were charged-off as uncollectible during the related Collection Period, other than any receivables that may be repurchased by the seller or the originator or purchased by the servicer on that Distribution Date unless specified events of bankruptcy, insolvency or receivership have occurred with respect to the seller, the originator or the servicer, as the case may be, in which event Defaulted Receivables will include the principal amount of the otherwise excluded receivables.

         "Designated Accounts" has the meaning set forth in "The Transfer and Servicing Agreements--Bank Accounts."

         "Disclosure Document" has the meaning set forth in "The Term
Notes."

         "Distribution Accounts" means the Securities Distribution Accounts and the Swap Distribution Account, collectively.

         "Distribution Date" means, with respect to each trust, the fifteenth day of each calendar month or, if that day is not a Business Day, the next succeeding Business Day, beginning on the Initial Distribution Date specified in the related prospectus supplement.

         "DPP" has the meaning set forth in "The Dealer Floor Plan Financing Business--Dealer Payment Terms."

         "Early Amortization Event" has the meaning set forth in "The Transfer and Servicing Agreements Early Amortization Events."

         "Early Amortization Period" means, with respect to any trust, the period commencing on the day on which an Early Amortization Event with respect to the trust is deemed to have occurred, and ending on the first to occur of:

     o the payment in full of all outstanding securities issued by the trust,

     o the recommencement of the Revolving Period if and to the extent described herein or in the related prospectus supplement; and

     o    the Trust Termination Date.

A Distribution Date is said to occur for an Early Amortization Period if the last day of the related Collection Period occurred during an Early Amortization Period.

         "Eligible Account" means, with respect to any trust, a dealer account which, as of the date of determination thereof:

     o is in favor of an entity or person that is not faced with voluntary or involuntary liquidation, that is not classified in "programmed" or "no credit" status and in which the originator or an affiliate of the originator does not have a more than 20% equity interest;

     o has been established by the originator or and affiliate of the originator;

     o is maintained and serviced by the originator or an affiliate of the originator;

     o    is not a fleet account; and

     o satisfies the other criteria, if any, set forth in the related prospectus supplement.

         "Eligible Deposit Account" means either

     o    a segregated account with an Eligible Institution, or

     o a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank. This corporate trust department having corporate trust powers and acting as trustee for funds deposited in that account, so long as any of the securities of the depository institution has a credit rating from each rating agency then rating the securities in one of its generic rating categories which signifies investment grade.

         "Eligible Institution" means, with respect to a trust, either:

          (1) the corporate trust department of the related indenture trustee or owner trustee, as applicable, or

          (2) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia or any domestic branch of a foreign bank,

               (a) which has either: (i) a long-term unsecured debt rating acceptable to the rating agencies rating the notes or
                    (ii) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and

               (b) whose deposits are insured by the Federal Deposit Insurance Corporation or any successor thereto.

         "Eligible Receivable" means, with respect to any date, a receivable, except as otherwise provided in the related prospectus supplement:

     o which was originated by the originator in the ordinary course of business or which was originated by the originator or an affiliate of the originator in the ordinary course of business and acquired by the originator or an affiliate of the originator;

     o which arose under a dealer account that was an Eligible Account, and not a Selected Account, at the time of the transfer of the receivable from the originator or affiliate of the originator to the seller;

     o    which is payable in United States dollars;

     o to which the originator had good and marketable title immediately prior to the transfer thereof by the originator to the seller and which has been the subject of a valid transfer and assignment from the originator to the seller of all of the originator's right, title and interest therein and the related Product Collateral Security, including any proceeds thereof;

     o    which is advanced against a product;

     o which at the time of the transfer thereof by the originator to the seller is secured by a first priority perfected security interest in the product related thereto;

     o with respect to which all consents, licenses and approvals of any governmental authority in connection with the transfer thereof to the seller and to the trust have been obtained and are in full force and effect;

     o which was created in compliance in all material respects with all requirements of law applicable thereto;

     o as to which, at all times following the transfer of the receivable to the trust, the trust has either a first priority perfected security interest or good and marketable title thereto, free and clear of all liens, other than liens permitted pursuant to the related trust sale and servicing agreement;

     o which has been the subject of a valid transfer and assignment from the seller to the trust of all the seller's right, title and interest therein and the related Product Collateral Security, including any proceeds thereof;

     o which is the legal, valid, binding and assignable payment obligation of the dealer relating thereto, enforceable against the dealer in accordance with its terms, except where enforceability may be limited by the insolvency laws;

     o which, at the time of transfer thereof by the originator to the seller, is not faced with any valid right of rescission, setoff or any other defense, including defenses arising out of violations of usury laws, of the related dealer;

     o as to which, at the time of the transfer thereof to the trust, the originator and the seller have satisfied in all material respects all their respective obligations with respect to the Receivable required to be satisfied at that time;

     o as to which, at the time of the transfer thereof to the trust, neither the originator nor the seller has taken or failed to take any action that would impair the rights of the trust or the securityholders therein;

     o which constitutes "chattel paper," an "account" or a "general intangible" as defined in Article 9 of the UCC;

     o with respect to which the related dealer has not postponed principal payment pursuant to DPP, any similar arrangement, or any installment payment program;

     o    which does not constitute a Dealer Overconcentration Receivable;
          and

     o    which does not constitute an Excess Available Receivable.

         Notwithstanding the foregoing, any other Receivable identified by the originator as an Eligible Receivable will also be deemed an Eligible Receivable unless and until that receivable is thereafter determined not to satisfy the eligibility criteria set forth above and is reassigned by the related trust to the originator or the seller pursuant to the related Transfer and Servicing Agreements.

         "Event of Default" has the meaning set forth in "The Term Notes--The Indenture-- Events of Default; Rights upon Events of Default."

         "Excess Available Receivables" means, with respect to each trust, for any date, Available Receivables to the extent, if any, of the excess of:

     o the aggregate principal balance of Available Receivables less the aggregate principal balance of Dealer Overconcentration receivables over

     o    the Maximum Pool Balance.

         If, on any date, there exist Excess Available receivables, those receivables constituting Excess Available receivables shall be identified pursuant to the related trust sale and servicing agreement.

         "Foreign Person" means a any noteholder other than a U.S. person.

         "Initial Cut-Off Date" means, with respect to each trust, the date so specified in the prospectus supplement relating to the first series of term notes issued by the trust.

         "Insolvency Event" means, with respect to a specified entity:

     o the entry of a decree or order by a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, trustee or liquidator for the entity, in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of the entity's affairs, and the continuance of that decree or order unstayed and in effect for a period of 90 consecutive days,

     o the consent by the entity to the appointment of a conservator, receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the entity or of or relating to substantially all of the entity's property, or

     o the entity shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

         "Interest Collections" means, with respect to any trust, for any Collection Period, collections received during the Collection Period on the receivables existing under the dealer accounts in the related pool of accounts that the servicer attributes to interest pursuant to its servicing guidelines, including Administrative Purchase Payments and Warranty Payments in excess of the principal portion thereof.

         "Interest Rate" means for any Payment Date and for any series of term notes, the rate or rates of interest on the series of term notes as specified in the related prospectus supplement.

         "Investment Proceeds" means, with respect to any trust, for any Distribution Date, investment earnings on funds deposited in Designated Accounts and the Certificate Distribution Account, net of losses and investment expenses, during the related Collection Period.

         "Marine Accounts" means credit lines or accounts pursuant to which advances are made to finance new and used boats and related items.

         "Maximum Pool Balance" means, with respect to each trust, the sum of:

     o    the Maximum Revolver Balance,

     o the aggregate outstanding principal balance of all term notes after giving effect to any amounts on deposit in the Note Distribution Account for payments of principal and

     o the aggregate outstanding certificate balance of all certificates after giving effect to any amounts on deposit in the Certificate Distribution Account for distributions with respect to the certificate balance.

         "Maximum Revolver Balance" means, with respect to each trust, at any time, the Specified Maximum Revolver Balance set forth in the related prospectus supplement, as that amount may be increased or decreased from time to time in accordance with the related trust sale and servicing agreement. However, if at any time additional borrowings may not be made under the revolving notes, including, if applicable, during the Wind Down Period or an Early Amortization Period, Maximum Revolver Balance shall mean the Net Revolver Balance.

         "Monthly Payment Rate" means, for any Collection Period, the percentage obtained by dividing Principal Collections for the Collection Period by the average daily aggregate principal balance of all receivables included in the Accounts in the pool of accounts during that Collection Period.

         "Monthly Servicing Fee" means, with respect to each trust, unless the related prospectus supplement states differently, for any Distribution Date, the product of: (1) the average daily balance of Daily Trust Invested Amount for the related Collection Period and (2) one-twelfth of the Servicing Fee Rate.

         "Net Receivables Rate" means, with respect to each trust, unless the related prospectus supplement states differently, with respect to any Collection Period, a rate equal to the product of:

          (1) the quotient obtained by dividing: (a) 360 by (b) the actual number of days elapsed in that Collection Period and

          (2) the percentage equivalent of a fraction, the numerator of which is the amount of Trust Interest Collections for the immediately preceding Collection Period, after subtracting therefrom the Trust Defaulted Amount for the Distribution Date related to the immediately preceding Collection Period, and the denominator of which is the average Daily Trust Balance for the immediately preceding Collection Period.

         "Net Revolver Balance" means, with respect to each trust, for any date, the aggregate outstanding principal balance under the revolving notes minus any amounts on deposit in the related Revolver Distribution Account on the date for the payment of principal.

         "Note Distribution Account" means, with respect to each trust, one or more accounts, established by the servicer at and maintained with the related indenture trustee, in the name of the indenture trustee, on behalf of the holders of the related term notes, in which amounts to be applied for payment to the term noteholders will be deposited and from which all payments to the term noteholders will be made.

         "OID" means original issue discount, as discussed and described in "Material United States Federal Income Tax Consequences--Tax Consequences to Note Owners--Interest Income on the Term Notes--Original Issue
Discount."

         "Payment Date" means, with respect to a series of notes, each date specified for payment of interest or principal on the notes in the related prospectus supplement. With respect to a series of notes providing for monthly payment of interest or principal, Payment Date means a Distribution Date.

         "Payment Period" means, with respect to a series of notes, the period, if any, described in the related prospectus supplement during which any amounts will be set aside and/or paid as principal on the notes prior to the Wind Down Period or an Early Amortization Period.

         "Principal Collections" means, with respect to any trust, for any date or any period, collections received on that date or during that period, as applicable, on the receivables existing under the dealer accounts in the related pool of accounts that the servicer attributes to principal pursuant to its servicing guidelines, including the principal portion of warranty payments and Administrative Purchase Payments.

         "Product Collateral Security" means, with respect to an Account and the receivables arising under that dealer account, the security interest in the products of the related dealer granted to secure the obligations of that dealer in connection therewith and any proceeds therefrom.

         "Reassignment Amount" means, for any Distribution Date, after giving effect to any allocations, withdrawals and deposits otherwise to be made on that Distribution Date, the sum of the Daily Trust Invested Amount, which, for that purpose, will be calculated without reduction for the Cash Collateral Amount, and accrued but unpaid interest on all outstanding securities to the extent not previously distributed to securityholders.

         "Receivables Purchase Date" means, with respect to each trust, unless the related prospectus supplement states differently, each Business Day during the related Revolving Period on which Eligible Receivables are created in any dealer account then included in the related pool of accounts, except as described under "The Transfer and Servicing
Agreements--Insolvency Events."

         "Registered Term Notes" means a term note issued by the trust in registered form.

         "Related Documents" means the indenture, the transfer and servicing agreement, and other related documents for the trust.

         "Reserve Fund" means, with respect to each Trust, an Eligible Deposit Account maintained for the benefit of the Trust and the Securityholders as described in "The Transfer and Servicing
Agreements--Liquidity and Credit Support.

         "Reserve Fund Initial Deposit" means, with respect to each trust, the amount, if any, specified in the related prospectus supplement.

         "Reserve Fund Required Amount" means, with respect to each trust, the amount, if any, specified in the related prospectus supplement.

         "Retained Property" means: (i) receivables in the dealer accounts included in the related pool of accounts that the originator does not transfer to the seller and collections thereon and (ii) any receivables and collections thereon repurchased by the originator from the seller or the trust as described herein.

         "Revolver Distribution Account" means, with respect to each trust, one or more accounts, established by the servicer at and maintained with the related indenture trustee, in the name of the indenture trustee, on behalf of the holders of the related revolving notes, in which amounts to be applied for payment to the revolving noteholders will be deposited and from which all payments to the revolving noteholders will be made.

         "Revolver Interest Rate" means for any Distribution Date and for any series of revolving notes, the rate or rates of interest on those revolving notes.

         "Revolving Period" means, with respect to each trust, the period commencing on the date on which the trust issues the related term notes and continuing until the earlier of:

          o    the commencement of an Early Amortization Period and

          o    the Scheduled Revolving Period Termination Date.

The Revolving Period for a trust may recommence in limited circumstances described herein or in the related prospectus supplement.

         "Schedule of Accounts" means the list of the dealer accounts included in the pool of accounts, which may be amended and supplemented from time to time.

         "Scheduled Revolving Period Termination Date" means, with respect to each trust, the date specified in the related prospectus supplement.

         "Scheduled Series Payment Period Commencement Date" means, with respect to any series of term notes with a Payment Period, the date so specified in the related prospectus supplement.

         "Securities Distribution Accounts " means the Note Distribution Account, the Revolver Distribution Account, and the Certificate
Distribution Account, collectively.

         "Selected Accounts" has the meaning set forth in the "The Transfer and Servicing Agreements--Addition and Removal of Accounts."

         "Series Early Payment Event" means with respect to any series of term notes with a Payment Period, an event specified in the related prospectus supplement as commencing the related Payment Period.

         "Servicing Fee Rate" means, with respect to each trust, 1% unless any related prospectus supplement states otherwise.

         "Short-Term Note" has the meaning set forth in "Material United States Federal Income Tax Consequences--Tax Consequences to Note
Owners--Short-Term Notes."

         "State Final Payment Date" means, with respect to any series of notes or certificates, the date so set forth in the related prospectus supplement, on which date the final payment on the notes or final distribution on the certificates is due.

         "Strip Notes" has the meaning set forth in "The Term
Notes--Principal and Interest on the Term Notes."

         "Swap Distribution Account" means, if so specified in the prospectus supplement, one or more established by the servicer at and maintained with the indenture trustee, in the name of the indenture trustee on behalf of the counterparty to an applicable currency swap, interest rate swap or other swap, together with the holders of the term notes of the relevant series, in which amounts to be applied for distribution to such counterparty will be deposited and from which distributions to such counterparty will be made.

         "Targeted Final Payment Date" means, with respect to any series of notes, the date, if any, specified in the related prospectus supplement on which all principal is scheduled to be paid as principal on that series of notes, to the extent not previously paid.

         "Transfer and Servicing Agreements" means, with respect to each trust, the pooling and servicing agreement, the trust sale and servicing agreement, the trust agreement and the administration agreement.

         "Trust Charge-Offs" means, with respect to each trust, for any Distribution Date, the amount of the Trust Defaulted Amount for that Distribution Date that is not covered through the application of Trust Interest Collections and funds in the Reserve Fund or otherwise. As of any date, unreimbursed Trust Charge-Offs will equal the aggregate Trust Charge-Offs for all prior Distribution Dates unless and to the extent the Trust Charge-Offs have been covered or otherwise reduced as described in the related prospectus supplement.

         "Trust Defaulted Amount" means, with respect to each trust, for any Distribution Date, an amount not less than zero equal to the principal amount of all Defaulted Receivables.

         "Trust Interest Collections" means, with respect to each trust, Interest Collections for the related Collection Period attributable to the receivables held by the trust, as more fully described herein and in the related prospectus supplement.

         "Trust Principal Collections" means, with respect to each trust, Principal Collections for the related Collection Period attributable to the receivables held by the trust, as more fully described herein and in the related prospectus supplement.

         "Trust Termination Date" is the date each trust will terminate and will be on the earlier to occur of:

     o the day following the Distribution Date on which all amounts required to be paid to the related securityholders pursuant to the related Transfer and Servicing Agreements have been paid or have been deposited in the related Distribution Accounts, and the aggregate outstanding balance of the revolving notes is zero, if the seller elects to terminate the trust at that time, and

     o the specified Trust Termination Date as set forth in the related prospectus supplement.

         "UCC" means the Uniform Commercial Code as in effect in Delaware, Michigan or New York, and as may be amended from time to time.

         "Voting Interests" means, as of any date, the aggregate outstanding certificate balance of all certificates; provided, however, that if the originator and its affiliates own less than 100% of the certificates, then certificates owned by the originator, the trust or any affiliate of the originator or the trust, other than the seller, shall be disregarded and deemed not to be outstanding. However, in determining whether the owner trustee shall be protected in relying upon any request, demand, authorization, direction, notice, consent or waiver, only certificates that the owner trustee knows to be so owned shall be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the owner trustee the pledgor's right so to act with respect to the certificates and that the pledgee is not the originator or the Trust or any affiliate of the originator or the trust, other than the seller.

         "Warranty Payment" has the meaning set forth in "The Transfer and Servicing Agreements--Representations and Warranties."

         "Warranty Receivable" has the meaning set forth in "The Transfer and Servicing Agreements--Representations and Warranties."

         "Wind Down Period" means, with respect to each trust, the period commencing on the day immediately after the Scheduled Revolving Period Termination Date and continuing until the earlier of: (1) the commencement of an Early Amortization Period and (2) the date on which all of the related securities have been paid in full. The first Distribution Date for a Wind Down Period will be the Distribution Date following the first Collection Period included in the Wind Down Period.

                  SUBJECT TO COMPLETION DATED ______, ___

           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED _______ ___

                                $----------

               __________ EQUIPMENT TRUST SECURITIES _____-_

                                OWNER TRUST


                          RECEIVABLE-BACKED NOTES


                        GS MORTGAGE SECURITIES CORP.


                                  SPONSOR


                                    [ ]


                                 DEPOSITOR


                                    [ ]


                                  SERVICER

THE OWNER TRUST WILL ISSUE THE FOLLOWING CLASSES OF NOTES


                      Initial            Interest                                                         Underwriting
    Class of          Aggregate            Rate           First       Stated Maturity     Price to         Discount
     Notes         Principal Amount    (per annum)     Payment Date        Date        Public Per Note     Per Note
-------------- -------------------- --------------- ---------------- ----------------- ----------------- -------------
      A-1         $__________           _____%       ___________     ___________          _____%           _____%
      A-2         $__________           _____%       ___________     ___________          _____%           _____%
      A-3         $__________          Floating      ___________     ___________          _____%           _____%
      A-4         $__________           _____%       ___________     ___________          _____%           _____%
      A-5         $__________           _____%       ___________     ___________          _____%           _____%
       B          $__________           _____%       ___________     ___________          _____%           _____%
       C          $__________           _____%       ___________     ___________          _____%           _____%
       D          $__________           _____%       ___________     ___________          _____%           _____%

The total price to the public is $__________. The total underwriting discount is $________. The total proceeds to the owner trust are $_________.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-__ IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE ___ IN THE ACCOMPANYING PROSPECTUS.

The notes represent obligations of the owner trust only.

This prospectus supplement must be accompanied by the prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            GOLDMAN, SACHS & CO.

                Prospectus Supplement dated _______, ______

                             TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS  PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.....S-3
PROSPECTUS SUPPLEMENT SUMMARY...................................................................................S-4
BACKGROUND INFORMATION.........................................................................................S-14
RISK FACTORS...................................................................................................S-15
THE OWNER TRUST................................................................................................S-19
THE ORIGINATORS, THE SERVICER, THE SELLER AND THE DEPOSITOR....................................................S-20
ORIGINATION OF THE CONTRACTS...................................................................................S-20
THE CONTRACTS..................................................................................................S-20
WEIGHTED AVERAGE LIFE OF THE NOTES.............................................................................S-24
DESCRIPTION OF THE NOTES AND INDENTURE.........................................................................S-28
DETAILED PRINCIPAL DISTRIBUTION RULES..........................................................................S-34
RATINGS OF THE NOTES...........................................................................................S-45
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS.......................................................S-46
ERISA CONSIDERATIONS...........................................................................................S-47
USE OF PROCEEDS................................................................................................S-48
LEGAL PROCEEDINGS..............................................................................................S-48
PLAN OF DISTRIBUTION...........................................................................................S-48
LEGAL MATTERS..................................................................................................S-50
INDEX OF DEFINED TERMS.........................................................................................S-51

            IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
           PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

The sponsor tells you about the notes in two separate documents:

     o the accompanying prospectus, which provides general information, some of which may not apply to you; and

     o this prospectus supplement, which describes the particular terms of your series of notes.

The sponsor includes cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

You should rely only on the information contained in this document, including the information described under the heading "WHERE YOU CAN FIND MORE INFORMATION" in the prospectus. The sponsor has not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these notes.

If you have received a copy of this prospectus supplement and prospectus in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and prospectus from GS Mortgage Securities Corp., at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000, or an underwriter by asking any of them for it.

                       PROSPECTUS SUPPLEMENT SUMMARY

The following is only a summary of note terms. It does not contain all information that may be important to you. You should read this entire prospectus supplement and the accompanying prospectus. In addition, you may wish to read the documents governing the transfers of the contracts, the formation of the owner trust and the issuance of notes. These documents have been filed as exhibits to the registration statement of which this prospectus supplement is a part.

There are material risks associated with an investment in the notes. See "RISK FACTORS" on page S-___ of this prospectus supplement and on page ____ in the accompanying prospectus for a discussion of factors you should consider before investing in the notes.

                       PROSPECTUS SUPPLEMENT SUMMARY

The following is only a summary of note terms. It does not contain all information that may be important to you. You should read this entire prospectus supplement and the accompanying prospectus. In addition, you may wish to read the documents governing the transfers of the contracts, the formation of the owner trust and the issuance of notes. These documents have been filed as exhibits to the registration statement of which this prospectus supplement is a part.

There are material risks associated with an investment in the notes. See "RISK FACTORS" on page S-___ of this prospectus supplement and on page ____ in the accompanying prospectus for a discussion of factors you should consider before investing in the notes.

Owner Trustee...........................     The owner trustee is ___________, acting not in its individual capacity but solely as owner trustee under the Trust agreement with the sponsor and the depositor, and its telephone number is __________.  See "THE
                                             OWNER TRUST" in this prospectus supplement.

Originators.............................     __________________ and ____________________.

                                             The address of each originator is ____________.

Sponsor.................................     GS Mortgage Securities Corp., an indirect, wholly owned subsidiary of
                                             Goldman, Sachs & Co. Neither Goldman, Sachs & Co. nor any of its
                                             affiliates has guaranteed, will guarantee  or is or will be otherwise obligated with respect to any notes.

Indenture and Indenture Trustee.........     The notes will be issued under an indenture.   _________ will serve as
                                             indenture trustee. See "DESCRIPTION OF THE  NOTES AND INDENTURE-- The
                                             Indenture Trustee," in this prospectus supplement.
Terms of the Notes:

o        Payment Dates..................     The [20]th day of each month, beginning _______ ____, or if that day is not a business day, the next business day.

o        Interest.......................     See the cover page for the rates as to all classes other than Class
                                             A-3. The Class A-3 interest rate will be the one-month London interbank offered rate, plus _____%. See "DESCRIPTION OF THE NOTES AND
                                             INDENTURE-- Interest." The owner trust will calculate interest on the
                                             Class A-1 and Class A-3 Notes on the basis of the actual number of days elapsed and a 360-day year. The owner trust will calculate interest on the Class A-2, Class A-4, Class A-5, Class B, Class C and Class D Notes
                                             on the basis of a 360-day year comprised of twelve 30-day months.

                                             On each payment date and after the owner trust repays any outstanding servicer advances and pays the servicer's monthly servicing fee, the owner trust will pay interest on the notes in the following order:

                                                          Class of                         Receives Interest
                                                            Notes                              Before Class
                                                          --------                         ------------------

                                                 A-1, A-2, A-3, A-4 and A-5                   B, C and D
                                                              B                                 C and D
                                                              C                                    D
                                                              D                                  None

                                             If the available funds are insufficient to pay interest on all classes of Class A Notes, the owner trust will apply the available funds pro rata to the classes of Class A Notes based on their respective principal balances.
                                             See "DESCRIPTION OF THE NOTES AND INDENTURE -- Distributions" in this
                                             Prospectus Supplement.

o        Principal......................     After paying interest on the notes, the owner trust will pay principal on the notes on each payment date.  The owner trust will pay principal in the following order.
                                             Before an Event of Default:

                                             1.   (A)   Until the Class A-1 Note principal amount becomes zero,
                                                        _______% of the total principal payment amount to the Class
                                                        A-1 Notes and _____% of the total principal payment amount to the Class A-5 Notes;

                                                  (B)   on the payment date when the Class A-1 Note principal amount becomes zero, first, the remaining Class A-1 principal
                                                        amount to the Class A-1 noteholders, second, ______% of the total principal payment amount, but not greater than  the
                                                        Class A principal payment amount, to the Class A-5
                                                        noteholders and third, the remaining Class A principal
                                                        payment amount to the Class A-2, A-3, A-4 and A-5 Notes in that order, with each successive class not being entitled to principal until the prior class' principal amount is reduced to zero;

                                                  (C)   after the Class A-1 Note principal amount is reduced to
                                                        zero, ___% of the total principal payment amount, but not
                                                        greater than the Class A principal payment amount to the
                                                        Class A-5 Notes and then the remaining Class A principal
                                                        payment amount to the Class A-2, A-3, A-4 and A-5 Notes in that order, with each successive class not being entitled to principal until the prior class' principal amount is reduced to zero.

                                                  If the available amount is insufficient for the full payment of the amounts called for in (A), (B), or (C) above, the allocation of the available amount will be as provided in "DESCRIPTION OF THE
                                                  NOTES AND INDENTURE -- Principal" in this prospectus  supplement;

                                             2.   after the Class A-1 Note principal amount is reduced to zero, the
                                                  Class B principal payment amount to the Class B Notes;

                                             3.   after the Class A-1 Note principal amount is reduced to zero, the
                                                  Class C principal payment amount to the Class C Notes; and

                                             4.   after the Class A-1 Note principal amount is reduced to zero, the
                                                  Class D principal payment amount to the Class D Notes.

                                             The principal payment amount on each class of the notes on each payment date will be based on the difference between the aggregate principal balance of that class of notes on that payment date and the target amount set for the class or in the case of Class B, C and D a floor amount set for the class, if greater than the target amount.
                                             After an Event of Default:

                                             Following an event of default with respect to the notes, the owner trust will pay principal in the following order:

                                                        Class of                        Receives Principal
                                                          Notes                           Before Classes
                                                        --------                        ------------------

                                                           A-1                A-2, A-3, A-4, A-5, B, C and D
                                                           A-2                A-3, A-4, A-5, B, C and D
                                                           A-3                A-4, A-5, B, C and D
                                                           A-4                A-5, B, C and D
                                                           A-5                B, C and D
                                                            B                 C and D
                                                            C                 D
                                                            D                 None

                                             See "DESCRIPTION OF THE NOTES AND INDENTURE -- Distribution" in this prospectus supplement.

o        Class A-3 Swap Agreement.......     The owner trust will enter into a swap agreement with a swap counterparty solely for the benefit of the Class A-3 noteholders. Under the swap agreement, the swap counterparty's payments will be calculated at the Class A-3 Note interest rate and the owner trust's payments will be calculated at the assumed fixed rate of ________%.

                                             To the extent that interest on any payment date at the Class A-3 Note interest rate exceeds interest calculated at the assumed fixed rate:

                                             o        the swap counterparty will be obligated to pay an amount equal to the excess to the owner trust,

                                             o        that payment will constitute a portion of the amount available but only in respect of the Class A-3 Notes and

                                             o        the Class A-3 Notes will be dependent upon that payment for receipt of interest to the extent of the excess.

                                             Likewise under the swap agreement, to the extent that interest calculated at the assumed fixed rate exceeds interest calculated at the
                                             Class A-3 Note interest rate

                                             o        the owner trust will be obligated to pay an amount equal to the excess to the swap counterparty, and

                                             o        the payment will have the same priority, in terms of
                                                      application of the amount available, as payment of interest on the
                                                      Class A-3 Notes.

                                             Any shortfall in the payment of interest on the Class A-3 Notes due entirely to the failure of the swap counterparty to make a required payment under the swap agreement will not constitute an event of default under the indenture. Except to the extent the amount available on any payment date exceeds the amount needed to pay:

                                             o        the servicing fee and servicer advances,

                                             o        all interest and principal payable on the notes, with Class
                                                      A-3 Note interest being calculated at the assumed fixed rate for this purpose, and

                                             o        all amounts payable in connection with the cash collateral account, no amounts in addition to those available under the swap agreement will be available under the indenture to make up the shortfall. The only remedies in these circumstances will be those available to the owner trust under the swap agreement.  See
                                                     "DESCRIPTION OF THE NOTES AND INDENTURE -- The Class A-3 Swap
                                                      Agreement" in this prospectus supplement.
o        Class A-3 Swap
         Counterparty...................     ________________________ will be the counterparty to the owner trust under the swap agreement. The swap counterparty currently has an "___"
                                             long-term unsecured senior debt credit rating from ________ and an
                                             "_____" long-term unsecured senior debt credit rating from _________.
                                             See "DESCRIPTION OF THE NOTES AND INDENTURE--The Class A-3 Swap
                                             Counterparty" in this prospectus supplement.

o        Stated Maturity Dates..........     The notes will mature on the respective dates shown on the cover of this prospectus supplement.  However, if the stated maturity date is not a business day, then the stated maturity date will be the next business day.

o        Optional Purchase of
         Class A-5 Notes................     The owner trust will have the right to purchase all of the Class A-5
                                             Notes, on any payment date, at a purchase price equal to  the principal balance of the Class A-5 Notes plus a premium.

                                             Following any purchase, the Class A-5 Notes will not be retired, but will continue to be entitled to interest and principal payments. See
                                             "DESCRIPTION OF THE NOTES AND INDENTURE -- Optional Purchase of Class
                                             A-5 Notes" in this prospectus supplement.
o        Optional Redemption When the
    Aggregate Note Principal Amount is
    Less Than 10% of Initial Contract Pool
    Principal Balance...................
                                             ____________________, the seller of contracts to the depositor, has the option to purchase the owner trust's assets when the outstanding note principal balance is less than 10% of the initial contract pool principal balance. If the seller exercises this option, the indenture trustee will redeem all notes on the next payment date. The redemption price for each note will be the note's principal amount plus unpaid accrued interest to but excluding the redemption date.
                                             The contract principal balance of any contract is the present value of the unpaid scheduled payments due on that contract discounted at the discount rate, called the "discount rate," of _____%. This prospectus supplement uses this discount rate to calculate principal balances of contracts throughout. The "contract pool principal balance" is the aggregate of the individual discounted contract principal balances.
                                             See "DESCRIPTION OF THE NOTES AND INDENTURE -- Optional Purchase of
                                             Contracts" in this prospectus supplement.

Cut-off Date............................     _______, ______.

Closing Date............................     On or about _______, ______.

Servicing; Servicing Fee................     The servicer will be responsible for servicing, managing and administering the contracts and related interests, and enforcing and making collections on the contracts. The servicer may make advances for delinquent scheduled payments, to the extent it determines that advances will be recoverable in future periods. Servicer advances are reimbursable from contract payments. See "Description of the Pooling and Servicing Agreements-- Servicing" in the accompanying prospectus.
                                             The servicer's monthly fee will equal the product of:

                                             o        one twelfth of one percent and

                                             o        the aggregate contract pool principal balance as of the last day of the second preceding collection period.
                                                      The servicer fee is payable out of contract payments. The servicer will pay any sub-servicer servicing fees from its monthly servicing fee. See
                                                      "DESCRIPTION OF THE NOTES -- Servicing" in this prospectus supplement.

Ratings.................................     The owner trust will not issue any class of  notes unless
                                             __________________, and _____________________. assign at least the following ratings to each class of notes:

                                             CLASS              [Rating Agency]                  [Rating Agency]
                                             -----              ---------------                  ---------------

                                             A-1
                                             A-2
                                             A-3
                                             A-4
                                             A-5
                                             B
                                             C
                                             D

                                             See "Ratings of the Notes" in this prospectus supplement and the accompanying prospectus.
         Owner Trust Assets
o        The Contracts..................     The contracts will consist of the following:

                                             o        installment payment agreements,

                                             o        conditional sales/financing agreements,

                                             o        promissory notes, and

                                             o        loan and security agreements.

                                             As of _______, ______, the pool of contracts for the owner trust had the following characteristics. Percentages are based on the contract pool principal balance:

                                             o        Initial contract pool principal balance     $__________

                                             o        Number of contracts                          ________

                                             o        Average contract principal balance          $______

                                             o        Underlying equipment type concentration:

                                                                                           PRINCIPAL BALANCE
                                                       EQUIPMENT TYPE                        CONCENTRATION
                                                       --------------                        -------------

                                             ____________.....................                  _____%
                                             ____________.....................                  _____%
                                             ____________.....................                  _____%
                                             ____________.....................                  _____%
                                             ____________.....................                  _____%
                                             ____________.....................                  _____%
                                             ____________.....................                  _____%

                                             No other single type of equipment accounted for more than 5% of the initial contract pool principal balance.

                                             o        Geographic concentration:
                                                                                           PRINCIPAL BALANCE
                                                            STATE                            CONCENTRATION
                                                            -----                            -------------

                                             -------------------..............                  ------%
                                             -------------------..............                  ------%
                                             -------------------..............                  ------%
                                             -------------------..............                  ------%
                                             -------------------..............                  ------%

                                             No other state represented more than 5% of the initial contract pool principal balance.

                                             o        Remaining terms of the contracts  ____ months to ____ months

                                             o        The weighted average remaining term of the contracts ____
                                                      months

                                             o        Weighted average age of the contracts      ____ months

                                             See "THE CONTRACTS -- Statistics Relating To The Cut-Off Date Contract
                                             Pool" in this prospectus supplement.

B. Cash Collateral Account.............      The indenture trustee will establish a cash collateral account having an initial balance of $________ (_______% of initial contract pool principal balance) for the benefit of the noteholders, which may include proceeds of loans from third party lenders to the owner trust under a cash collateral account loan agreement. The indenture trustee will use cash collateral account funds to pay the following amounts if payments on the contracts are insufficient:

                                             o        interest due on the notes, with interest on the Class A-3
                                                      Notes being calculated for this purpose at the assumed fixed rate of _______% in connection with the swap agreement;

                                             o        the lesser of:

                                             1)  losses on liquidation of defaulted contracts during the relevant collection period, and

                                             2)  the excess of the aggregate note principal amount over the contract pool principal balance, including all scheduled payments for the relevant collection period and unpaid scheduled payments from prior periods; and

                                             3) principal on the notes on the applicable stated maturity date.

                                             See "DESCRIPTION OF THE NOTES AND INDENTURE -- Cash Collateral Account"
                                             in this prospectus supplement.

Use of Proceeds                              After the deposit of funds from the note sale proceeds into the cash collateral account and payment of expenses, the indenture trustee will pay the remaining proceeds of the sale of notes to the depositor. The depositor will pay the proceeds to a warehousing trustor to
                                             _______________ in payment of the purchase price of contracts acquired from them, respectively. See "USE OF PROCEEDS" in this prospectus supplement.

Federal Income Tax Considerations            Upon the issuance of the term notes, Skadden Arps, Slate, Meagher &
                                             Flom LLP, special tax counsel, will deliver an opinion of counsel that for federal income tax purposes, the term notes will be treated as indebtedness and the trust will not be an association, or publicly traded partnership, taxable as a corporation.  See "Material United
                                             States Federal Income Tax Considerations" in this prospectus supplement and "Material United States Federal Income Tax Consequences" in the
                                             accompanying prospectus.

[Legal Investment                            The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940.]

ERISA Considerations.......                  Subject to particular considerations discussed in this prospectus supplement under "ERISA Considerations," the notes are eligible for purchase by employee benefit plans.

                           BACKGROUND INFORMATION

         The information in this section will help you understand the information in this prospectus supplement and the accompanying prospectus.

         [The principal balance of any contract as of the last day of any collection period is:

(i) in the case of any contract that does not by its terms permit prepayment or early termination, the present value of the unpaid scheduled payments due on that contract after the last day of the collection period (excluding all scheduled payments due on or prior to, but not received as of, the last day, as well as any scheduled payments due after the last day and received on the last day or prior to the last day) after giving effect to any prepayments received on or prior to the last day, discounted monthly at the rate of ___._% per annum (assuming, for purposes of such calculation, that each scheduled payment is due on the last day of the applicable collection period);

(ii) in the case of any contract that permits prepayment or early termination only upon payment of an amount that is at least equal to the present value (calculated in the matter described in clause
         (i) above) of the unpaid scheduled payments due on that contract after the date of the prepayment, the amount specified in clause
         (i) above; and

(iii) in the case of any contract that permits prepayment or early termination without payment of an amount at least equal to the amount specified in clause (ii) above, the lesser of: (a) the outstanding principal balance of the contract after giving effect to scheduled payments due on or prior to the last day of the collection period, whether or not received, as well as any prepayments, and any scheduled payments due after the last day, received on or prior to the last day, and (b) the amount specified in clause (i) above.

         The principal balance of any contract which became a defaulted contract during a given collection period or which the seller was obligated to purchase at the end of a collection period due to a breach of representations and warranties will, for the purposes of calculating the monthly principal amount and the requisite amount for the cash collateral account, be deemed to be zero on and after the last day of such collection period.

         The monthly principal amount for any payment date will equal the excess, if any, of: (i) the sum of the principal balances of the notes as of such payment date (determined prior to the payment of any principal in respect thereof on that payment date), over (ii) the contract pool principal balance as of the last day of the collection period.]

         The aggregate principal balance of the contracts expected to be held by the owner trust as of any particular date is referred to as the contract pool principal balance. The contract pool principal balance, as of the initial cut-off date, is referred to as the initial cut-off date contract pool principal balance or the initial contract pool. The initial cut-off date is _______, ______ for all contracts transferred to the owner trust on the closing date for the sale of the notes. It will be the first day of the month of transfer to the owner trust for each substitute contract.

         Contract balance percentages and amounts discussed below are based on the aggregate principal balance of the contracts being transferred to the owner trust as of the initial cut-off date, unless a different date is noted. Changes in the characteristics of the contract pool between the initial cut-off date and the closing date will not affect more than 5% of the initial cut-off date contract pool principal balance.

                                RISK FACTORS

         You should carefully consider the following risk factors before you invest in notes. You should also carefully consider the risk factors beginning on page ____ of the accompanying prospectus.

Future Contract Delinquency and Loss Experience of the Contract Pool may Vary Substantially from the Originators' Historical Experience

         The sponsor presents the historical contract delinquency and loss experience of the originators' portfolios of contracts similar to those being transferred to the owner trust under "THE CONTRACTS -- STATISTICS RELATING TO DELINQUENCIES AND DEFAULTS." However, the actual results for the owner trust's contracts could be substantially worse. If so, you may not receive note interest and principal payments in the amounts and at the times you expect.

Some Note Classes Will be Entitled to Interest or Principal Payments Before Other Note Classes and the Swap Counterparty Will be Entitled to Payment Before Some Note Classes

         The owner trust will pay interest, principal or both on some classes of notes prior to paying interest, principal or both on other classes of notes. The subordination of some classes of notes to others means that the subordinated classes are more likely to suffer the consequences of delinquent payments and defaults on the contracts than the classes having prior payment rights. See "DESCRIPTION OF THE NOTES AND INDENTURE -- Distributions," "-- Subordination Of Subordinate Notes" and "-- Cash Collateral Account" in this prospectus supplement.

         Similarly, if the owner trust has to pay any amounts to the swap counterparty under the Class A-3 Notes swap agreement, that amount will have the same priority of payment as interest owed to the Class A-3 noteholders. This means that the amount owed to the swap counterparty must be paid before the payment of interest to the Class B, C and D noteholders and before the payment of principal to any noteholders. See "DESCRIPTION OF THE NOTES AND INDENTURE -- Class A-3 Swap Agreement" in this prospectus supplement.

         Moreover, the more senior classes of notes could lose the credit enhancement provided by the more subordinate classes and the cash collateral account if delinquencies and defaults on contracts increase and the collections on contracts and amounts in the cash collateral account are insufficient to pay even the more senior classes of notes.

Any Failure by the Swap Counterparty to Pay Amounts Owed Under the Swap Agreement Would Reduce the Funds Available to Pay Interest on the Class A-3 Notes

         The Class A-3 Notes will be dependent upon payments to be made by the swap counterparty under the swap agreement for receipt of the full amount of interest on the Class A-3 Notes. This will be the case if the interest due on the Class A-3 Notes at their floating rate exceeds the amount available to the owner trust to pay the Class A-3 Note interest at the assumed fixed rate of _________%. Any shortfall in the payment of interest on the Class A-3 Notes due entirely to the failure of the swap counterparty to make a required payment under the swap agreement will not constitute an event of default under the indenture. Except to the extent the amount available on any payment date exceeds the amount necessary to pay:

     o    the servicing fee and servicer advances,

     o    all interest and principal payable on the notes, with Class A-3
          Note interest being calculated at the assumed fixed rate for this purpose and

     o all amounts payable in connection with the cash collateral account, no amounts in addition to those available under the swap agreement will be available under the indenture to make up the shortfall. The only remedies in these circumstances will be those available to the owner trust under the swap agreement.

         As a general matter, the obligations of the swap counterparty under the swap agreement are unsecured. However, in the event that the swap counterparty's long-term unsecured senior debt ceases to be rated at a level acceptable to _______________ and ______________, the swap counterparty will be obligated either to: (a) post collateral or establish other arrangements to secure its obligations under the swap agreement or
(b) arrange for a substitute swap counterparty to assume the rights and obligations of the swap counterparty under the swap agreement, in either case so that the ratings of the notes are maintained or, if applicable, restored to their level immediately prior to the downgrading or withdrawal of the swap counterparty's debt. If the swap counterparty fails to take either of these actions, the owner trust will be entitled to terminate the swap agreement and to claim from the swap counterparty the cost of obtaining a replacement swap from a swap counterparty satisfactory to the note rating agencies. The Class A-3 noteholders bear the risk of any failure by the swap counterparty to take the actions required of it and the risk of any inability of the owner trust to obtain a replacement swap agreement.

Adverse Events In ______ High Concentration States May Cause Increased Defaults And Delinquencies

         If adverse events or economic conditions were particularly severe in a geographic region where there is a substantial concentration of obligors, the amount of delinquent payments and defaults on the contracts may increase. As a result, the overall timing and amount of collections on the contracts held by the owner trust may differ from what you expect, and you may experience delays or reductions in payments.

     o The following are the approximate percentages of the initial contract pool principal balance of the owner trust's contracts whose obligors are located in the following states:

     o    _______% in __________,

     o    _______% in __________,

     o    _______% in __________,

     o    _______% in __________ and

     o    _______% in __________.

         The remaining states accounted for _______% of the initial contract pool principal balance, and none of these remaining states accounted for more than 5% of the initial contract pool principal balance.

         [Although the sponsor does not know of any matters likely to increase the rate of delinquencies or defaults in these states, an example of an adverse event specific to a geographic region is the possibility of a catastrophic earthquake in California. An earthquake in California could have negative regional economic repercussions and potentially cause obligors in that region to delay or reduce their payments on contracts. Additionally, a substantial downturn in the financial services industry, which is highly concentrated in the states of New York and New Jersey, or in the oil and gas industry, which is concentrated in the state of Texas could reduce revenues for obligors in those states and ultimately reduce the associated obligors' ability to make timely payments on their related contracts].

Adverse Economic Conditions in High Concentration Industries may Cause Increased Defaults And Delinquencies

         If the industries in which there is a substantial concentration of contracts experience adverse events or economic conditions, the timing and amount of collections on the contracts held by the owner trust may differ from what you expect. This could result in delays or reduced payments to you. As of the initial cut-off date, of the contract pool principal balance, approximately

     o    ________% related to the manufacturing industry,

     o ________% related to equipment used in the services industry, excluding medical and professional services,

     o    _______% related to the retail and wholesale trade industry,

     o    _______% related to equipment used in transportation,

     o    _______% related to equipment used in professional services, and

     o    _______% related to the financial services industry.

         While the sponsor does not know of any industry conditions, practices or other matters likely to increase the rate of delinquencies or defaults on contracts with end-users in these industries, some of them may be adversely affected by various economic conditions. For example, a rise in interest rates may weaken the demand for construction services. Moreover, the retail trade industry is dependent upon the level of consumer confidence and spending. Adverse developments concerning these conditions will tend to increase the rate of delinquencies and defaults by contract obligors in those industries. This, in turn, could result in reductions of or delays in the collection of funds for payment of the notes.

         The sponsor does not believe that any other industry accounts for more than 5.00% of the contract pool principal balance. However, as shown in the table below under the heading "Types of Obligor," the depositor's records list ______% of the contract pool principal balance in the category of "Other" obligor. The depositor has not analyzed this category to determine whether or not the contracts included in it could be grouped into some other more specific type of equipment category. Any contracts in this "Other" category that relate to any particular industry would be subject to all economic and other risks associated with that industry. Any adverse developments in that industry will tend to increase the rate of delinquencies and defaults by contract obligors in that industry. This, in turn, could result in reductions or delays in collection of funds for payment of the notes.

Product Defects or Obsolescence or Adverse Economic Events for Two Vendors Accounting for High Proportions of the Contracts may Cause Increased Defaults and Delinquencies

         _______________, a _____________________________ and __________ a
_____________ is the vendor of equipment for approximately _______% of the contract pool principal balance calculated as of the initial cut-off date. Products of ________________, a leading producer of computer systems, accounted for approximately ______% of the contract pool balance calculated as of the initial cut-off date. Although the sponsor is unaware of conditions likely to increase the rate of defaults or delinquencies on contracts pertaining to equipment produced by these two vendors, some events concerning these vendors or their products could have that effect. For example, if either of these vendors were to experience financial difficulties, the obligors' payment performance with respect to the related contracts may decline as the obligors may be less inclined to make payments on contracts with respect to a vendor which is suffering financial difficulties. Additionally, the occurrence of a substantial number of defects in products produced by either of these vendors may result in decisions by the obligors on the contracts relating to equipment that proved defective not to pay the contract amounts, to pay late or to pay smaller amounts. This could result in reductions of or delays in payments you expect on the notes. Moreover, obsolescence of the products of either of these vendors could result in prepayments of contracts that would cause the notes to be paid earlier than you expect. No other single vendor originated more than ____% of the contract pool principal balance as of the initial cut-off date.

Product Defects or Obsolescence of Types of Equipment Accounting for High Proportions of the Contracts may Cause Increased Defaults or Delinquencies

         If the types of equipment in which contracts are concentrated suffer unexpectedly high rates of defects or become obsolete, the obligors on the contracts may default, pay late or pay less than the amounts owed on the contracts. This could result in reductions of or delays in payments you expect on the notes.

         As of the initial cut-off date, of the contract pool principal balance, approximately:

     o _______% related to contracts involving telecommunications equipment,

     o    _______% related to contracts involving transportation equipment,

     o _______% related to contracts involving computer and point-of-sale equipment, o _______% related to contracts involving computer software,

     o    _______% related to contracts involving manufacturing,

     o _______% related to contracts involving construction equipment, and

     o    _______% related to contracts involving medical equipment.

         The depositor does not believe that any other type of equipment accounts for more than _____% of the contract pool principal balance. However, as shown in the table below under the heading "Types of Equipment," the depositor's records list _____% of the contract pool principal balance in the category of "Other" types of equipment. The depositor has not analyzed this category to determine whether or not the contracts included in it could be grouped into some other more specific type of equipment category. Any contracts in this "Other" category that relate to any particular type of equipment would be subject to all defect, obsolescence and other risks associated with that type of equipment. Any adverse developments concerning that type of equipment will tend to increase the rate of delinquencies and defaults by obligors on contracts involving that type of equipment. This, in turn, could result in reductions or delays in collection of funds for payment of the notes.

The Owner Trust's not Having Security Interests in Computer Software and Services and the Owner Trust's not Being Named as Secured Party in Motor Vehicle Title Certificates Will Leave the Owner Trust Without Collateral for the Associated Contracts

         The owner trust will have no security interest in computer software and computer services contracts, which accounted for ______% of the initial contract pool balance, and the owner trust will not be named as a secured party in the title certificates for motor vehicle contracts, which accounted for a substantial portion of the ______% of the initial contract pool principal balance attributable to the transportation industry. If the obligor on this type of contract fails to pay or is late in paying, the owner trust will have no recourse to the software, services or motor vehicles, as the case may be, underlying the contracts. This increases the risk that the owner trust will be unable to pay or will be late in paying the amounts you expect on the notes.

The Trust Assets Are the Only Source of Payments on the Notes

         All distributions on the notes will be made from payments by borrowers under the receivables. The Trust has no other assets [other than__________] to make distributions on the notes. The receivables are not insured or guaranteed by any person. The Trust is the only person that is obligated to make distributions of the notes.

                              THE OWNER TRUST

The Owner Trust

         The sponsor created the owner trust on _______, _____ under a trust agreement, which the parties will amend and restate on the closing date for the sale of the notes, among the sponsor the depositor and the owner trustee.

         Under a pooling and servicing agreement, dated as of _______, ______, among:

     o    the depositor,

     o    the owner trust,

     o _________________, an originator and the seller of contracts to the depositor and

     o    the servicer.

         The depositor will transfer all of the contracts and the related security interests to the owner trust. As noted in "THE SELLER AND ORIGINATORS -- Underwriting and Servicing - Documentation" and "THE CONTRACTS -- Software and Services" in the accompanying prospectus, some transferred contracts will not have associated security interests.

         The owner trust will issue an equity certificate, representing the beneficial ownership interest in the owner trust, to the depositor. The equity certificate will be entitled to any excess amount available on any payment date after reimbursement of servicer advances and payment of servicing fees, principal and interest on the notes, any amount owed to the swap counterparty and amounts payable in connection with the cash collateral account. See "DESCRIPTION OF THE INDENTURE AND NOTES -- Distributions" in this prospectus supplement. The sponsor is not offering and selling the equity certificate under this prospectus supplement and the accompanying prospectus.

The Indenture

         Under an indenture dated as of _______, ______ between the owner trust and __________, as indenture trustee, the indenture trustee will authenticate and deliver the notes.

Capitalization Of The Owner Trust

         If the issuance and sale of the notes had taken place on the initial cut-off date, the capitalization of the owner trust on that date would have consisted of notes with an aggregate principal amount of $_____________ and an equity certificate.

The Owner Trustee

         _____________ will be the owner trustee under the trust agreement. The owner trustee is a ______________ and its principal offices are located at __________________________-.

        THE ORIGINATORS, THE SERVICER, THE SELLER AND THE DEPOSITOR

                              [TO BE INSERTED]



                        ORIGINATION OF THE CONTRACTS

                              [TO BE INSERTED]



                               THE CONTRACTS

Description Of The Contracts

         All of the contracts are commercial loans or agreements. See "THE CONTRACTS" in the accompanying prospectus.

Statistics Relating To The Initial Cut-Off Date Contract Pool

         The initial contract pool principal balance is $_______________. This amount is based upon the contract pool principal balance determined as of the initial cut-off date, but also includes an amount in respect of scheduled payments on the contracts due prior to, but not received as of, the cut-off date. The following tables set forth the characteristics of the contracts as of the cut-off date. Tables presented in this section may not total due to rounding.

                           Composition Of The Initial Cut-Off Date Contract Pool

                           Initial Contract       Weighted Average       Weighted Average       Average Contract
                            Pool Principal          Original Term         Remaining Term        Principal Balance
  Number Of Contracts           Balance           (Range) __ Months      (Range) __ Months       (Range) $______
------------------------ ----------------------- -------------------- ---------------------- -----------------------
                                                   (____ months to        (___ month to            ($_____ to
       ________               $_________           ______ months)          ____ months)             $_______)

                                               Type Of Contracts
                                                                                    Aggregate          Percent Of
                                                              Percent Of Total       Contract       Initial Contract
                                           Aggregate Number       Number Of         Principal        Pool Principal
            Type Of Contract                 Of Contracts         Contracts          Balance            Balance
------------------------------------ ------------------------- ------------------ -------------- -------------------
Loans/Conditional Sales.................
Installment Payment  Agreements.........
    Total...............................                           100.00%            $_____            100.00%

                                             Geographical Diversity

                                                                                                       Percent Of
                                                              Percent Of Total       Aggregate      Initial Contract
                                           Aggregate Number       Number Of          Contract        Pool Principal
                  State                      Of Contracts         Contracts      Principal Balance       Balance
----------------------------------- ------------------------- ---------------- -------------------- ----------------
.................................
.................................
.................................
.................................
.................................
.................................
.................................
.................................
.................................
.................................
.................................
.................................
.................................
     Total......................                                   100.00%           $________           100.00%

                                                 Payment Status

                                                                                                        Percent Of
                                                              Percent Of Total       Aggregate       Initial Contract
                                           Aggregate Number       Number Of           Contract        Pool Principal
             Days Delinquent                 Of Contracts         Contracts      Principal Balance        Balance
------------------------ ----------------------- -------------------- ---------------------- -------------------------
Current1................................
31 - 60 days Delinquent.................
  Total.................................

1 Including 1 to 30 day delinquent contracts.

                                               Types Of Equipment


                                                                       Percent        Aggregate        Percent Of
                                                     Aggregate         Of Total        Contract      Initial Contract
                                                     Number Of        Number Of        Principal      Pool Principal
                Type Of Equipment                    Contracts        Contracts         Balance           Balance
------------------------ ----------------------- -------------------- ---------------------- -------------------------
Telecommunications............................
Transportation................................
Computer......................................
Computer Software.............................
Manufacturing.................................
Construction..................................
Medical.......................................
Diagnostic Equipment..........................
Printing......................................
Resources.....................................
Office Equipment..............................
Commercial Retail Fixtures....................
Industrial
Other1........................................
      Total...................................                     100.00%          $_______         100.00%

1 Including $__________ as the largest and $__________ as the average contract principal balance.

         The depositor does not believe that any other type of equipment accounts for more than 5% of the contract pool principal balance. However, the depositor has not analyzed the contracts included in the category "Other" in the above table to determine whether or not the contracts included in it could be grouped into some other more specific type of equipment category.

                                         Contract Principal Balances

                                               Aggregate      % Of Total                             % Of Initial
                                               Number Of       Number Of     Aggregate Contract      Contract Pool
        Contract Principal Balance             Contracts       Contracts     Principal Balance     Principal Balance
------------------------ ----------------------- -------------------- ---------------------- -------------------------
$         0.01 to $    5,000.00.........
$     5,000.01 to $   25,000.00.........
$    25,000.01 to $   50,000.00.........
$    50,000.01 to $  100,000.00.........
$   100,000.01 to $  500,000.00.........
$   500,000.01 to $1,000,000.00.........
$ 1,000,000.01 to $2,000,000.00.........
$ 2,000,000.01 to $3,000,000.00.........
$3,000,000.01 to $4,000,000.00..........
$ 4,000,000.01 to $5,000,000.00.........
Over $5,000,0001........................
     Total..............................          __            100.00%          $_________             100.00%

1 The largest single contract principal balance being $__________.

                                        Remaining Terms Of Contracts

                                               Aggregate       Percent Of                           Percent Of Initial
       Remaining Terms of Contracts            Number Of      Total Number     Aggregate Contract      Contract Pool
                 (Months)                      Contracts      Of Contracts     Principal Balance     Principal Balance
------------------------------------------- --------------- ---------------- --------------------- --------------------
0-12....................................
13-24...................................
25-36...................................
37-48...................................
49-60...................................
61-72...................................
73-84...................................
85-96...................................
97-108..................................
Over 108................................
     Total..............................          __             100.00%           $________              100.00%

                                               Types Of Obligor

                                               Aggregate       Percent Of                           Percent Of Initial
                                               Number Of      Total Number     Aggregate Contract      Contract Pool
             Type of Obligor                   Contracts      Of Contracts     Principal Balance     Principal Balance
------------------------------------------- --------------- ---------------- --------------------- --------------------
Manufacturing...........................
Service Organizations...................
Retail & Wholesale......................
Transportation..........................
Professional............................
Financial Services......................
Manufacturing & Construction............
Machine tools...........................
Medical.................................
Resources...............................
Government..............................
Print Center............................
Other1..................................
     Total..............................                         100.00%               $                  100.00%

1  Including $______ as the largest and $_____ as the average principal balance.

         The sponsor does not believe that any other industry accounts for more than 5.00% of the contract pool principal balance. However, the depositor has not analyzed the contracts included in the category "Other" in the above table to determine whether or not the contracts could be grouped into some other more specific industry category.

                                             Obligor Concentration

                                                                                                Percent Of Initial
  Obligors (Including Contracts Securing      Aggregate Number Of       Aggregate Contract         Contract Pool
              Vendor Loans)                        Contracts            Principal Balance        Principal Balance
------------------------------------------- ----------------------- ------------------------ --------------------------
Top 5...................................                              $ _____________                  ____%



Statistics Relating To Delinquencies And Defaults

         The following table shows contract delinquency statistics for the originators' portfolios of receivables similar to the contracts, on an aggregate basis, as of December 31 in each of the past five years and as of _______, _____ and _____. The applicable originators used the underwriting standards described in the prospectus under the section titled "THE ORIGINATORS--Underwriting--[ ]" for all of these receivables. For these purposes, a "delinquency" means that the obligor on the contract has failed to make a required scheduled payment in an amount equal to at least 90% of the required scheduled payment within 60 days of the due date. For these purposes, any payment made by the obligor on a contract subsequent to the required payment date is applied to the earliest payment which was unpaid. These statistics are not necessarily indicative of the future performance of the contracts. The following table is based on the net investment for all contracts originated by ___________________, and the gross receivable for contracts originated by the other originators. Net investment is the sum of all payments under a contract discounted to present value using the contract's implicit interest rate. The gross receivable is the undiscounted sum of all payments under a contract.

Contract Delinquencies

                                                              Percent of Contract Balances Which Were Delinquent
                                                              --------------------------------------------------
                                        Contract Balance   31 to 60    61 to 90          Over 90
                As of                   (In Thousands)        Days       Days              Days            Total
--------------------------------------- ----------------- ----------- -------------- -------------- ------------
12/31/__................................    $_____            ___%           ___%           ___%           ___%
12/31/__................................    $_____            ___%           ___%           ___%           ___%
12/31/__................................    $_____            ___%           ___%           ___%           ___%
12/31/__................................    $_____            ___%           ___%           ___%           ___%
12/31/__................................    $_____            ___%           ___%           ___%           ___%
03/31/__................................    $_____            ___%           ___%           ___%           ___%
03/31/__................................    $_____            ___%           ___%           ___%           ___%

Losses And Recoveries

         The following table shows statistics for gross losses and losses net of recoveries on defaulted contracts within the originators' portfolios of receivables similar to the contracts during the twelve-month period ending December 31 in each of the past five years and the three-month periods ended March 31, _____ and _______. Gross losses means total losses before recoveries measured against the net investment of the contracts, gross of any allowance for losses. Losses net of recoveries means losses after recoveries measured against the net investment of the contracts, gross of any allowance for losses. These statistics are not necessarily indicative of the future performance of the contracts.

                                            Aggregate Net Investment     Gross Losses as a        Net Losses as a
                                                of Contracts (in         Percentage of Net       Percentage of Net
           Twelve Months Ended                     thousands)               Investment              Investment
---------------------------------------- ------------------------------ -------------------- ---------------------
12/31/__................................             $_____                    ___%                    ___%
12/31/__................................             $_____                    ___%                    ___%
12/31/__................................             $_____                    ___%                    ___%
12/31/__................................             $_____                    ___%                    ___%
12/31/__................................             $_____                    ___%                    ___%
           Three Months Ended
03/31/__................................             $_____                    ___%                    ___%
03/31/__................................             $_____                    ___%                    ___%

                     WEIGHTED AVERAGE LIFE OF THE NOTES

         The rate of payments on contracts will directly affect:

     o    the rate of note principal payments;

     o    the aggregate amount of each note interest payment; and

     o    the yield to maturity of the notes.

         The payments on the contracts may be in the form of payments scheduled to be made under the terms of the contracts, prepayments or liquidations due to default, casualty and other events which cannot be predicted. _____________ may purchase contracts from the owner trust if the contracts were ineligible for transfer at the time of transfer to the owner trust. Any payments for these reasons, other than scheduled payments may result in distributions to you of amounts which would otherwise have been distributed over the remaining term of the contracts. Each prepayment, liquidation or repurchase of a contract, if the contract is not replaced by the depositor with a comparable substitute contract as described under "THE CONTRACTS -- Substitution of Contracts" in the accompanying prospectus, will shorten the weighted average remaining term of the contracts and the weighted average life of the notes. See "RISK FACTORS -- Contract Prepayments, Ineligibility or Default May Cause Earlier Repayment of the Notes Than You Expect and You May Not Be Able to Find Investments With the Same Yield as the Notes at The Time of Repayment" in the accompanying prospectus.

         The following chart sets forth the percentage of the initial principal amount of each class of notes which would be outstanding on the distribution dates set forth below assuming the conditional prepayment rates ("CPR") indicated in the chart. This information is hypothetical. The conditional prepayment rate assumes that a fraction of the outstanding contracts is prepaid on each payment date, which implies that each contract in the pool of contracts is equally likely to prepay. This fraction, expressed as a percentage, is annualized to arrive at the conditional prepayment rate for the contracts. The conditional prepayment rate measures prepayments based on the contract pool principal balance, after the payment of all payments scheduled to be made under the terms of the contracts during each collection period. The conditional prepayment rate further assumes that all contracts are the same size and amortize at the same rate. The conditional prepayment rate also assumes that each contract will be either paid as scheduled or prepaid in full. The amounts set forth below are based upon the timely receipt of scheduled monthly contract payments, and assume that:

     o the seller exercises its option to cause a redemption of the notes when the aggregate note principal balance is less than 10% of the initial aggregate discounted contract balance of the contracts, and

     o the closing date for the sale of the contracts to the owner trust is _______, ______.

         These tables are based upon the contract pool principal balance determined using the discount rate of _______%. In addition, it is assumed for the purposes of these tables only, that the owner trust issues the notes in the following initial principal amounts and at the following fixed interest rates:

                  Class                           Initial Principal Amount                   Interest Rate
----------------------------------------- ------------------------------------ ----------------------------
A-1.....................................                   $_____                                 ___%
A-2.....................................                   $_____                                 ___%
A-3.....................................                   $_____                                 ___%
A-4.....................................                   $_____                                 ___%
A-5.....................................                   $_____                                 ___%
B.......................................                   $_____                                 ___%
C.......................................                   $_____                                 ___%
D.......................................                   $_____                                 ___%


         Percentage Of The Initial Principal Of The Class A-1 Notes

                                                                               CPR
                                               -----------------------------------------------------------------
                  Payment Date                        0%           6%           9%           12%           18%
---------------------------------------------- ------------- -------------- ------------- ----------- ----------

Closing Date................................
---------...................................
---------...................................
---------...................................
---------...................................
---------...................................
---------...................................
---------...................................
---------...................................
---------...................................
---------...................................
---------...................................
Weighted Average Life to Call (in years)....
Weighted Average Life to Maturity (in years)

         Percentage Of The Initial Principal Of The Class A-2 Notes

                                                                                CPR
                                               -----------------------------------------------------------------
                  Payment Date                        0%           6%           9%           12%           18%
---------------------------------------------- ------------- -------------- ------------- ----------- ----------
Closing Date................................
---------...................................
---------...................................
---------...................................
---------...................................
---------...................................
---------...................................
---------...................................
---------...................................
---------...................................
---------...................................
---------...................................
Weighted Average Life to Call (in years)....
Weighted Average Life to Maturity (in years)

         Percentage Of The Initial Principal Of The Class A-3 Notes


                                                                                CPR
                                                 -----------------------------------------------------------------
                  Payment Date                        0%           6%           9%           12%           18%
---------------------------------------------- ------------- -------------- ------------- ----------- ------------
Closing Date................................
---------...................................
---------...................................
---------...................................
---------...................................
---------...................................
---------...................................
---------...................................
---------...................................
---------...................................
---------...................................
---------...................................
Weighted Average Life to Call (in years)....
Weighted Average Life to Maturity (in years)

         Percentage Of The Initial Principal Of The Class A-4 Notes

                                                                                CPR
                                                ------------------------------------------------------------------
                  Payment Date                        0%           6%           9%           12%           18%
---------------------------------------------- ------------- -------------- ------------- ----------- ------------


Closing Date................................
---------...................................
---------...................................
---------...................................
---------...................................
---------...................................
---------...................................
---------...................................
---------...................................
---------...................................
---------...................................
---------...................................
Weighted Average Life to Call (in years)....
Weighted Average Life to Maturity (in years)


         Percentage Of The Initial Principal Of The Class A-5 Notes

                                                                                CPR
                                                ------------------------------------------------------------------
                  Payment Date                        0%           6%           9%           12%           18%
---------------------------------------------- ------------- -------------- ------------- ----------- ------------


Closing Date.................................
---------....................................
---------....................................
---------....................................
---------....................................
---------....................................
---------....................................
---------....................................
---------....................................
---------....................................
---------....................................
---------....................................
Weighted Average Life to Call (in years).....
Weighted Average Life to Maturity (in years).

          Percentage Of The Initial Principal Of The Class B Notes

                                                                                 CPR
                                                ------------------------------------------------------------------
                  Payment Date                        0%           6%           9%           12%           18%
---------------------------------------------- ------------- -------------- ------------- ----------- ------------
Closing Date.................................
---------....................................
---------....................................
---------....................................
---------....................................
---------....................................
---------....................................
---------....................................
---------....................................
---------....................................
---------....................................
---------....................................
Weighted Average Life to Call (in years).....
Weighted Average Life to Maturity (in years).

          Percentage Of The Initial Principal Of The Class C Notes

                                                                                 CPR
                                                ------------------------------------------------------------------
                  Payment Date                        0%           6%           9%           12%           18%
---------------------------------------------- ------------- -------------- ------------- ----------- ------------
Closing Date................................
---------...................................
---------...................................
---------...................................
---------...................................
---------...................................
---------...................................
---------...................................
---------...................................
---------...................................
---------...................................
---------...................................
Weighted Average Life to Call (in years)....
Weighted Average Life to Maturity (in years)

                   DESCRIPTION OF THE NOTES AND INDENTURE

         This section adds to the information in the accompanying prospectus under the caption "DESCRIPTION OF THE NOTES AND INDENTURE." However, as these statements are only summaries, you should read the pooling and servicing agreement and the indenture. The sponsor filed the forms of these documents as exhibits to the registration statement it filed with the Securities and Exchange Commission for the notes.

         The notes will be issued under an indenture between the owner trust and the indenture trustee.

         The owner trust will issue eight classes of notes, consisting of five classes of senior notes, designated as the

     o    Class A-1 Notes,

     o    Class A-2 Notes,

     o    Class A-3 Notes,

     o    Class A-4 Notes and

     o    Class A-5 Notes.

         These are referred to in this document as "Class A Notes." The owner trust will also issue three classes of subordinate notes, designated as the Class B Notes, the Class C Notes and the Class D Notes. The Class B, Class C and Class D Notes are the "Subordinate Classes."

         Investors may purchase the notes in book-entry form in minimum denominations of $1,000 and in integral multiples of $1 in excess of $1,000. Each class will initially be represented by one or more notes registered in the name of the nominee of The Depository Trust Company. The owner trustee will pay note interest and principal on the [20]th day of each month, or, if not a business day, the next succeeding business day, commencing in __________ _____, to registered noteholders as of the related record date. So long as the notes remain in book-entry form, the record date for any payment date will be the business day immediately preceding the payment date. If the notes are no longer in book-entry form, the record date will be the last business day of the month immediately preceding the payment date. However, the owner trust will make the final payment on the notes only upon presentation and surrender of the notes to the indenture trustee. The owner trust will make all payments on the notes in immediately available funds. See "DESCRIPTION OF THE NOTES AND INDENTURE -- Book-Entry Registration" in the accompanying prospectus.

Distributions

         The owner trust will pay note principal and interest on each payment date from the "Available Pledged Revenues" for the payment date, as well as amounts permitted to be withdrawn from the cash collateral account. See "--Cash Collateral Account" below. The "Available Pledged Revenues" as of any payment date are the sum of:

         (a) the following amounts on deposit in the collection account which the owner trust received during the related collection period:

               (1) scheduled contract payments, except payments in respect of:

     o    taxes,

     o    insurance premium reimbursements,

     o    security deposits,

     o    late charges,

     o    documentation fees,

     o    extension fees,

     o    administrative charges or,

     o    maintenance premiums,

               (2) prepayments of contracts, and

               (3) proceeds of liquidating defaulted contracts,

         (b) the purchase price paid by the seller in repurchasing ineligible contracts from the owner trust,

         (c) the amounts that the seller paid to purchase the contracts in exercise of its option to do so when the aggregate note principal amount is reduced to less than 10% of the initial contract pool principal balance and that were on deposit in the collection account as of the business day before the payment date,

         (d) investment earnings on amounts held in the collection or note distribution account and

         (e) to the extent necessary to pay interest, amounts of the type described in (a) above that the owner trust received after the end of the related collection period.

         On each payment date, the servicer will direct the indenture trustee to apply Available Pledged Revenues to the following payments in the following order of priority:

         (a) reimbursement of servicer advances;

         (b) the servicing fee;

         (c) interest on the notes in the following order of priority:

               (1) interest on the Class A-1, A-2, A-3, A-4, and A-5 Notes, including any overdue interest, allocated pro rata based on the respective principal amounts of the Class A-1, A-2, A-3, A-4 and A-5 Notes,

               (2) interest on the Class B Notes, including any overdue interest,

               (3) interest on the Class C Notes, including any overdue interest,

               (4) interest on the Class D Notes, including any overdue interest,

         (d) principal on the notes in the amounts and priority described under "PRINCIPAL" below;

         (e) any amount necessary to increase the cash collateral account balance to its required level;

         (f) amounts payable in connection with the cash collateral account;

         (g) any shortfall in the payment of interest on the Class A-3 Notes due to the failure of the swap counterparty to pay amounts owed to the owner trust under the swap agreement, together with interest on the shortfall; and

         (h) any remainder to the holder of the equity certificate.

         The owner trust is to make payments first from the Available Pledged Revenues, and second, but only as to amounts described in clauses
(c) and (d) immediately above, from amounts permitted to be withdrawn from the cash collateral account as described under "--Cash Collateral Account" below. For purposes of the above allocation of Available Pledged Revenues in respect of interest, the Class A-3 interest rate will be assumed to be the assumed fixed rate of __________% determined in connection with the swap agreement.

Interest

         The priorities of interest payments are set forth under "--Distributions" above.

         The owner trust will pay interest on each class of notes from and including the closing date to but excluding _________, ______, and after that date for each successive interest period. Interest on the Class A-1 and A-3 Notes will be computed on the basis of the actual number of days elapsed and a 360-day year. Interest on the other classes of notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         The rates for classes other than Class A-3 are set forth on the cover page of this prospectus supplement. The Class A-3 interest rate shall be the one-month London interbank offered rate, referred to as One-Month LIBOR, plus ______%.

         One-Month LIBOR means as of any LIBOR Determination Date and with respect to the related interest period, the offered rates for United States dollar deposits for one month that appear on Telerate Page 3750 as of 11:00 A.M., on the LIBOR Determination Date. If at least two such offered rates appear on the Telerate Page 3750, LIBOR will be the arithmetic mean (rounded, if necessary, to the nearest one-hundred thousandth of a percent (0.0000001), within five one-millionths of a percentage point rounded upward) of such offered rates.

          1. The Indenture Trustee will request each of the reference banks (which will be major banks that are engaged in transactions in the London interbank market selected by the Indenture Trustee) to provide the Indenture Trustee with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 A.M., London time, on the LIBOR Determination Date.

          2. If at least two reference banks provide the Indenture Trustee with offered quotations, LIBOR on the LIBOR Determination Date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all the quotations provided by the reference banks.

          3. If on the LIBOR Determination Date fewer than two of the reference banks provide the Indenture Trustee with offered quotations, LIBOR on the LIBOR Determination Date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City selected by the Indenture Trustee are quoting as of 11:00 A.M., New York City time, on the LIBOR Determination Date to leading European banks for United States dollar deposits for one month.

          4. However, if the New York City banks selected by the Indenture Trustee are not quoting as described above, LIBOR for the LIBOR Determination Date will be LIBOR applicable to the Interest Period immediately preceding the Interest Period for which LIBOR is being determined.

         LIBOR Determination Date means for the interest period from and including the closing date to but excluding ________________, the second business day preceding the closing date for the sale of the notes, and for each subsequent interest period the second business day preceding the interest period. For purposes of computing One-Month LIBOR, a business day is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

         Telerate Page 3750 means the display page so designated on the Dow Jones Telerate Service, Inc. (or any other page as may replace that page on that service, for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

         Reference Banks means four leading banks, selected by the servicer, engaged in transactions in Eurodollar deposits in the international Eurocurrency market and having an established place of business in London.

         If on any payment date, the owner trust does not have sufficient funds, after payment of servicer advances and the servicing fee, to make a full payment of interest on any class of notes, the amount of the shortfall will be carried forward and, together with interest on the shortfall amount at the applicable interest rate for that class, added to the amount of interest the affected class of noteholders will be entitled to receive on the next payment date.

Principal

         This section gives only an overview of how the owner trust will pay principal. The sponsor recommends that you read this section in connection with the more detailed terms set forth in the pooling and servicing agreement included as an exhibit to the registration statement filed with the Securities and Exchange Commission for the notes.

         Overview of Principal Distributions. The principal required to be paid on the notes on each payment date will be the amount necessary to pay the notes down so that their aggregate principal balance equals the contract pool principal balance as of the last day of the prior month. This amount will be allocated among the various classes of notes according to the priorities described in this section.

         For so long as the Class A-1 Notes are outstanding, 100% of the principal will be allocated between the Class A-1 Notes and the Class A-5 Notes. After the Class A-1 note principal balance has been paid to zero, the principal will be allocated:

               first, among the Class A Notes as a group, between the Class A-5 Notes on one hand and the Class A-2, Class A-3 and Class A-4 Notes, on the other hand, sequentially in that order, then again to the Class A-5 Notes;

               second, to the Class B Notes;

               third, to the Class C Notes; and

               fourth, to the Class D Notes

         Subject to the operation of the floors for each of the Subordinate Classes, after the payment date on which the Class A-1 note principal amount has been paid to zero, the owner trust will pay principal proportionately, among the Class A Notes as a group, the Class B Notes, the Class C Notes and the Class D Notes, in the priorities listed above. However, the principal paydown rules incorporate a concept of a floor on each class of the Subordinate Classes, which means that the Subordinate Classes, for so long as any notes senior to that class are outstanding, cannot be paid an amount of principal which would reduce that Subordinate Class below its floor principal amount. If a Subordinate Class is at its floor level, that Subordinate Class is "locked out" from receiving further principal payments, with the additional effect of reallocating the principal that would otherwise have been paid to that Subordinate Class to the most senior class then outstanding. The levels of the floors are not static, but are subject to increase if the owner trust experiences contract pool losses that cannot be funded from the current period's Available Pledged Revenues or the cash collateral account. This increase in the level of the floors tends to "lock out" the Subordinate Classes earlier, which accelerates the payment of the reallocated principal to the senior classes. If unfunded losses become severe and the cash collateral account is depleted, the unfunded loss amount could be so large that the principal paydown rules result in a sequential-pay senior subordinated structure among the various note classes, with no principal being paid to a Subordinate Class unless the note principal amount of each class senior to it has been paid in full. The floors operate both before and after an event of default.

         Before an Event of Default. This chart summarizes how principal will be paid on the notes before any event of default. The section headed "Definitions Concerning Principal Payments" below defines various terms relating to the payment of principal.

--------------------- ----------------------------------------------------------
       Class                                Principal Payments
--------------------- ----------------------------------------------------------
Class A-1             o   Begins receiving principal on first payment date

                      o   Receives ________-% of Total Principal Payment
                          Amount until paid in full, but will receive 100%
                          of the Total Principal Payment Amount if any of
                          its principal is outstanding after its stated
                          maturity date until paid in full
--------------------- ----------------------------------------------------------
Class A-2             o    Begins receiving principal once Class A-1 is paid
                           in full

                      o Receives the Class A Principal Payment Amount reduced by any amount paid to Class A-5, until Class A-2 is paid in full, but will receive 100% of the Class A Principal Payment Amount if any of its principal is outstanding after its stated maturity date, until paid in full

                      o   May also receive principal payments reallocated away
                          from the Subordinate Classes through the operation
                          of the floors
--------------------- ----------------------------------------------------------
Class A-3             o   Begins receiving principal once Class A-2 is paid
                          in full

                      o Receives the Class A Principal Payment Amount reduced by any amount paid to Class A-5, until Class A-3 is paid in full, but will receive 100% of the Class A Principal Payment Amount if any of its principal is outstanding after its stated maturity date, until paid in full

                      o May also receive principal payments reallocated away from the Subordinate Classes through the operation of the floors

--------------------- ----------------------------------------------------------
Class A-4             o   Begins receiving principal once Class A-3 is paid
                          in full

                      o Receives the Class A Principal Payment Amount reduced by any amount paid to Class A-5, until Class A-4 is paid in full, but will receive 100% of the Class A Principal Payment Amount if any of its principal is outstanding after its stated maturity date, until paid in full

                      o May also receive principal payments reallocated away from the Subordinate Classes through the operation of the floors

--------------------- ----------------------------------------------------------
Class A-5             o   Begins receiving principal on first payment date

                      o Receives ______% of the Total Principal Payment Amount until Class A-1 is paid in full and the same percentage after Class A-1 is paid in full until Class A-4 is paid in full but only to the extent of the Class A Principal Payment Amount

                      o Once Class A-4 is paid in full, Class A-5 receives 100% of the Class A Principal Payment Amount until paid in full

                      o May also receive principal payments reallocated away from the Subordinate Classes through the operation of the floors

--------------------- ----------------------------------------------------------
Class B               o   Begins receiving principal once Class
                          A-1 is paid in full o Receives the Class B
                          Principal Payment Amount until paid in full o
                          Through the operation of its floor, Class B's
                          principal payments are subject to reallocation for
                          the benefit of Class A o May also receive
                          principal payments reallocated away from Class C
                          and Class D through the operation of the floors
-------------------- -----------------------------------------------------------
Class C               o   Begins receiving principal once Class
                          A-1 is paid in full o Receives the Class C
                          Principal Payment Amount until paid in full o
                          Through the operation of its floor, Class C's
                          principal payments are subject to reallocation for
                          the benefit of Class A and Class B o May also
                          receive principal payments reallocated away from
                          Class D through the operation of the floors
-------------------- -----------------------------------------------------------

-------------------- -----------------------------------------------------------
Class D               o   Begins receiving principal once Class
                          A-1 is paid in full o Receives the Class D
                          Principal Payment Amount until paid in full

                      o Through the operation of its floor, Class D's principal payments are subject to re-allocation for the benefit of Class A, Class B and Class C
--------------------- ----------------------------------------------------------

                   DETAILED PRINCIPAL DISTRIBUTION RULES

         The priority of principal payments will be in the following order:

         (1) prior to the payment date on which the Class A-1 Note principal amount has been reduced to zero, the Class A Principal Payment Amount will be equal to the Total Principal Payment Amount and will be allocated ______% to the Class A-1 Notes and ______% to the Class A-5 Notes. However, if the Class A-1 Notes have not been paid to zero by their stated maturity date, 100% of the Class A Principal Payment Amount will be paid to the Class A-1 Notes on their stated maturity date and on each subsequent payment date until their note principal amount is zero;

         (2) on and after the payment date on which the Class A-1 principal amount has been reduced to zero, and disregarding the amount that must first be applied to reduce the Class A-1 principal amount to zero, the Total Principal Payment Amount will be allocated among the various classes in the following order of priority:

               (a) the Class A Principal Payment Amount to the Class A Noteholders, allocated as follows:

                    (i) ______% of the Total Principal Payment Amount, but
               in no event greater than the Class A Principal Payment Amount, to the Class A-5 noteholders, and

                    (ii) the Class A Principal Payment Amount reduced by
               any payments to the Class A-5 noteholders under clause (1)

                    (iii) to the Class A-2 noteholders until the Class A-2
               principal amount equals zero, then to the Class A-3 noteholders until the Class A-3 principal amount equals zero, then to the Class A-4 noteholders until the Class A-4 principal amount equals zero and then to the Class A-5 noteholders until the Class A-5 principal amount equals zero. However, if the Class A-2, Class A-3 or Class A-4 Notes have not been paid to zero by their respective stated maturity dates, 100% of the Class A Principal Payment Amount will be paid to that class on its stated maturity date and on each subsequent payment date until its note principal amount is zero;

         (b) the Class B Principal Payment Amount to the Class B noteholders;

         (c) the Class C Principal Payment Amount to the Class C noteholders;

         (d) the Class D Principal Payment Amount to the Class D noteholders; and

         (e) any Reallocated Principal, sequentially to the Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C and Class D Notes.

         Principal Distributions After an Event of Default. After an event of default occurs, all principal distributions among the classes will be made as follows:

    Class                                Principal Payments
-------------- ----------------------------------------------------------------
Class A-1      100% of the Class A Principal Payment Amount until paid in full
-------------- ----------------------------------------------------------------
Class A-2      100% of the Class A Principal Payment Amount until paid in full
-------------- ----------------------------------------------------------------
Class A-3      100% of the Class A Principal Payment Amount until paid in full
-------------- ----------------------------------------------------------------
Class A-4      100% of the Class A Principal Payment Amount until paid in full
-------------- ----------------------------------------------------------------
Class A-5      100% of the Class A Principal Payment Amount until paid in full
-------------- ----------------------------------------------------------------
Class B        100% of the Class B Principal Payment Amount until paid in full
-------------- ----------------------------------------------------------------
Class C        100% of the Class C Principal Payment Amount until paid in full
-------------- ----------------------------------------------------------------
Class D        100% of the Class D Principal Payment Amount until paid in full
-------------- ----------------------------------------------------------------

         The principles described above in the sections labeled "PRINCIPAL--Overview of Principal Distributions," "--Before an Event of Default" and "DETAILED PRINCIPAL DISTRIBUTION RULES" will also apply after an event of default except that the allocations between Class A-5, on the one hand, and the other classes of Class A Notes, on the other hand, as described in those sections, will not apply after an event of default.

         Also, any Reallocated Principal will be allocated sequentially to the Class A-1, A-2, A-3, A-4, A-5, B, C and D noteholders in that order.

Definitions Concerning Principal Payments

         The "Class A Base Principal Payment Amount" is:

         (1) as to any payment date until the payment date on which the Class A-1 principal amount equals zero, 100% of the Total Principal Payment Amount; and

         (2) for any subsequent payment date, and disregarding any amount first used on the payment date on which the Class A-1 principal amount is paid to zero, the excess of:

                    (x) the sum of the Class A-2, A-3, A-4 and A-5 notes
               principal amounts over

                    (y) the Class A Target Principal Amount;

         However, the Class A Principal Payment Amount may not exceed the Class A principal balance.

         The "Class A Percentage" will be approximately _______%.

         The "Class A Target Principal Amount" for any payment date will be the product of: (a) the Class A Percentage and (b) the contract pool principal balance as of the last day of the collection period immediately preceding the payment date.

         The "Class A Principal Payment Amount" is the sum of the Class A Base Principal Payment Amount plus the Class A Principal Shortfall Amount.

         The "Class A Principal Shortfall Amount" means, for any payment date that is the stated maturity date for a class of Class A Notes and any subsequent payment date until that class' principal amount is zero, the excess of: (a) sum of the principal amount of that class, plus, until the Class A-4 principal amount has been reduced to zero, ____% of the Total Principal Payment Amount, over (b) the Total Principal Payment Amount.

         The "Class B Floor" for any payment date will equal:

         (1) ______% of the initial contract pool principal balance, plus

         (2) the Unfunded Loss Amount, if any, for that payment date, minus,

         (3) the sum of the Class C principal amount, and the Class D principal amount, prior to giving effect to any payments of principal on the Class C or D Notes on that payment date, and the amount on deposit in the cash collateral account after giving effect to withdrawals to be made on the payment date.

         However, the Class B Floor may not be greater than the Class B principal amount or less than zero.

         The "Class B Percentage" will be approximately ________%.

         The "Class B Principal Payment Amount" will equal:

         (1) zero until the payment date on which the Class A-1 principal amount equals zero; and

         (2) for any subsequent payment date the excess, if any, of:

               (a) the Class B principal amount over:

               (b) the greater of: (x) the Class B Target Principal Amount and (y) the Class B Floor.

However, the Class B Principal Payment Amount may not exceed the Class B principal amount.

         The "Class B Target Principal Amount" for any payment date will be the product of: (a) the Class B Percentage and (b) the contract pool principal balance as of the last day of the collection period immediately preceding the payment date.

         The "Class C Floor" for any payment date will equal:

         (1) ______% of the initial contract pool principal balance, plus

         (2) the Unfunded Loss Amount, if any, for the payment date, minus

         (3) the sum of the Class D principal amount, prior to giving effect to any payments of principal on the Class D Notes on the payment date, and the amount on deposit in the cash collateral account after giving effect to withdrawals to be made on the payment date.

However, the Class C Floor may not be greater than the Class C principal amount or less than zero. Furthermore, if the Class B principal amount immediately prior to any payment date is less than or equal to the Class B Floor for that payment date, the Class C Floor for that payment date will equal the Class C principal amount immediately prior to that payment date.

         The "Class C Percentage" will be approximately _______%.

         The "Class C Principal Payment Amount" will equal:

         (1) zero until the payment date on which the Class A-1 principal amount equals zero; and

         (2) for any subsequent payment date, the excess, if any, of:

               (a) the Class C principal amount over

               (b) the greater of: (x) the Class C Target Principal Amount and (y) the Class C Floor.

However, the Class C Principal Payment Amount may not exceed the Class C principal amount.

         The "Class C Target Principal Amount" for any payment date will be the product of: (a) the Class C Percentage and (b) the contract pool principal balance as of the last day of the collection period immediately preceding the payment date.

         The "Class D Floor" for any payment date will equal:

         (1) _______% of the initial contract pool principal balance, plus

         (2) the Unfunded Loss Amount, if any, for the payment date, minus,

         (3) the amount on deposit in the cash collateral account after giving effect to withdrawals to be made on the payment date.

However, the Class D Floor may not be greater than the Class D principal amount or less than zero. Furthermore, if the Class C principal amount on any payment date is less than or equal to the Class C Floor on that payment date, the Class D Floor for that payment date will equal the Class D principal amount immediately prior to that payment date.

         The "Class D Percentage" will be approximately _______%.

         The "Class D Principal Payment Amount" will equal:

         (1) zero until the payment date on which the Class A-1 principal amount equals zero; and

         (2) for any subsequent payment date, the excess, if any, of:

               (a) the Class D principal amount minus

               (b) the greater of: (x) the Class D Target Principal Amount and (y) the Class D Floor.

However, Class D Principal Payment Amount may not exceed the Class D principal balance.

         The "Class D Target Principal Amount" for any payment date will be the product of: (a) the Class D Percentage and (b) the contract pool principal balance as of the last day of the collection period immediately preceding the payment date.

         The "Collection Period" for any payment date is the calendar month preceding the month in which the payment date occurs.

         A "Defaulted Contract" as to any collection period is any contract:

         (a) which the servicer has determined is uncollectible in accordance with its credit and collection policies and procedures,

         (b) as to which during the collection period 10% or more of a scheduled payment shall have become delinquent 180 days or more, or

         (c) as to which the end-user has suffered an insolvency event.

         "Pledged Revenues" means the sum of:

     o all scheduled payments on the contracts received on or after the cut-off date;

     o any prepayment received on the contracts on or after the cut-off date;

     o    the purchase amount of any contracts purchased by the seller;

     o the amount paid by the depositor to purchase the contracts under its option to purchase all contracts when the aggregate principal amount of the notes is less than 10% of the initial contract pool principal balance;

     o    the liquidation proceeds received in respect of any contracts;
          and

     o any earnings on the investment of amounts credited to the collection account or the note distribution account.

         "Principal Amount" means, when used with respect to a class of notes, the initial principal balance of the class set forth on the cover page of this prospectus supplement, less the sum of all distributions previously made to the class and all amounts held on deposit for payment to that class in respect of principal.

         The "Reallocated Principal" for any payment date will equal the excess, if any, of: (1) the Total Principal Payment Amount, over (2) the sum of the Class A Principal Payment Amount, the Class B Principal Payment Amount, the Class C Principal Payment Amount and the Class D Principal Payment Amount.

         The "Related Collection Period Pledged Revenue" means as to any payment date, the amount of Pledged Revenues in the collection account as of the business day preceding the payment date which were received by the depositor during the related collection period, including all liquidation proceeds as to Defaulted Contracts.

         The "Required Payoff Amount" as to a collection period for any contract is the sum of:

         (1) the scheduled payment due in that collection period plus any scheduled payments not received that were due in prior collection periods and

         (2) the contract principal balance determined as if the scheduled payment due in that collection period had been received.

         The "Total Principal Payment Amount" for any payment date is the excess of: (x) the aggregate note principal amount immediately prior to that payment date over (y) the contract pool principal balance as of the last day of the collection period immediately preceding the payment date. For this purpose, the contract pool principal balance will be deemed to be zero on any payment date on which the contract pool principal balance is less than $10,000,000. The contract principal balance of any contract which became a defaulted contract during a given collection period or which was a contract subject to a warranty claim which the depositor was obligated to purchase as of the end of a given collection period will, for purposes of computing the Total Principal Payment Amount and the requisite amount for the cash collateral account, be deemed to be zero on and after the last day of the collection period.

         The Unfunded Loss Amount for any payment date will equal any excess of:

         (a) the remainder of:

               (1) the aggregate note principal amount, prior to giving effect to the payment of principal on the notes on the payment date, minus

               (2) the lesser of:

                    (A) the contract pool principal balance as of the last
               day of the collection period immediately preceding the preceding payment date, minus the contract pool principal balance as of the last day of the collection period immediately preceding the payment date, or

                    (B) the Related Collection Period Pledged Revenue
               remaining after payment of amounts owing to the servicer and note interest on the payment date plus any withdrawal from the cash collateral account for payment of note principal on the payment date,

         over

         (b) the Required Payoff Amount for all contracts as of the end of the related collection period.

Class A-3 Swap Agreement

         The owner trust will enter into a swap agreement with ________________________as swap counterparty for the sole benefit of the Class A-3 Notes. Under the swap agreement, the swap counterparty's payments will be calculated at the Class A-3 Note interest rate and the owner trust's payments will be calculated at an assumed fixed rate of ______%. To the extent that on any payment date interest calculated at the Class A-3
Note interest rate exceeds interest calculated at the assumed fixed rate:

     o the swap counterparty will be obligated to pay an amount equal to the excess to the owner trust,

     o the payment will constitute a portion of the Available Pledged Revenues, but only in respect of the Class A-3 Notes, and

     o the Class A-3 Notes will be dependent upon the payment for receipt of the interest to the extent of the excess.

         Likewise, under the swap agreement to the extent that interest calculated at the assumed fixed rate exceeds interest calculated at the Class A-3 Note interest rate:

     o the owner trust will be obligated to pay an amount equal to the excess to the swap counterparty, and

     o the payment will have the same priority, in terms of application of the Available Pledged Revenues, as payment of interest on the Class A-3 Notes.

         Any shortfall in the payment of interest on the Class A-3 Notes due entirely to the failure of the swap counterparty to make a required payment under the swap agreement will not constitute an event of default under the indenture. Except to the extent the amount available on any payment date exceeds the amount necessary to pay the servicing fee, all interest and principal payable on the notes, with Class A-3 Note interest being calculated at the assumed fixed rate for this purpose, and all amounts payable in connection with the cash collateral account, no amounts in addition to those available under the swap agreement will be available under the indenture to make up the shortfall. The only remedies in these circumstances will be those available to the owner trust under the swap agreement.

         As a general matter, the obligations of the swap counterparty under the swap agreement are unsecured. However, if the swap counterparty's long-term unsecured senior debt ceases to be rated at a level acceptable to ____________ and ____________, the swap counterparty will be obligated either to: (a) post collateral or establish other arrangements to secure its obligations under the swap agreement or (b) arrange for a substitute swap counterparty to assume the rights and obligations of the swap counterparty under the swap agreement, in either case so that the ratings of the notes are maintained or, if applicable, restored to their level immediately prior to the downgrading or withdrawal of the swap counterparty's debt. If the swap counterparty fails to take either of these actions, the owner trust will be entitled to terminate the swap agreement and to claim from the swap counterparty the cost of obtaining a replacement swap agreement from a swap counterparty satisfactory to the note rating agencies. The Class A-3 noteholders bear the risk of any failure by the swap counterparty to take the actions required of it and the risk of any inability of the owner trust to obtain a replacement swap agreement.

         The swap counterparty currently has an "______" long-term unsecured senior debt credit rating from _________ and an "______" long-term unsecured senior debt credit rating from ________.

Optional Purchase Of Class A-5 Notes

         The depositor may purchase all of the Class A-5 Notes, on any payment date. The purchase price shall be equal to the Class A-5 principal amount plus a premium equal to the excess, discounted as described below, of: (1) the scheduled future interest payments on the Class A-5 Notes, over
(2) the interest that would have accrued on the Class A-5 Notes over the same period at a per annum rate of interest equal to _____% plus the bond equivalent yield to maturity on the fifth business day preceding that payment date on a United States Treasury security maturing on a date closest to the end of the remaining weighted average life of the Class A-5 Notes. That excess shall be discounted to present value to the payment date at the yield described in clause (2) above. For purposes of this paragraph only, the depositor will determine: (1) the Class A-5 principal amount upon which interest will be deemed to accrue, and (2) the weighted average remaining life of the Class A-5 Notes, based upon the amortization of the contract pool principal balance remaining at the payment date at a conditional prepayment rate of _____%. The depositor will pay the holders of record on the related record date interest payable on the Class A-5 Notes on the payment date in the ordinary manner. Following purchase, the owner trust will not retire the Class A-5 Notes, but will, after the authentication and issuance of replacement notes to the depositor, continue to treat them as being entitled to interest and principal payments on each payment date in the manner described above. Following the giving of proper notice of purchase, all holders of Class A-5 Notes must surrender them for purchase on the relevant purchase date. Effective on the purchase date, the owner trust will not treat the former holders of the Class A-5 Notes as the holders of the notes except for purposes of their right to be paid the purchase price.

Cash Collateral Account

         The indenture trustee will establish the cash collateral account on or prior to the closing date. It will be available to the indenture trustee for the benefit of the noteholders. The depositor will initially fund the cash collateral account in the amount of $_______ (______% of initial contract pool principal balance), which may include proceeds of loans from third party lenders to the owner trust under a cash collateral account loan agreement. Available amounts on deposit from time to time in the cash collateral account shall be used to fund the amounts specified below in the following order of priority to the extent that amounts on deposit in the collection account, after payment of servicer fees and advances, as of any deposit date are insufficient:

         (1) to pay interest on the notes in the order of priority described under "--Distributions" above;

         (2) to pay any principal deficiency amount, which is equal to the lesser of:

               (a) the aggregate Liquidation Losses on all contracts that became Defaulted Contracts during the related collection period, or

               (b) the excess, if any, of:

                    (A) the aggregate principal amount of the notes, after
               giving effect to all distributions of principal from Available Pledged Revenues on the payment date, over

                    (B) the aggregate of the Required Payoff Amounts for
               all contracts as of the last day of the related collection period; and

         (3) to pay principal on the notes at the applicable stated maturity dates and on the first payment date on which the contract pool principal balance is less than $10,000,000.

         "Liquidation Loss " means, as to any Defaulted Contract, the excess, if any, of:

         (1) the required payoff amount of the contract for the collection period during which the contract became a Defaulted Contract, over

         (2) that portion of the liquidation proceeds for the Defaulted Contract allocated to the owner trust, as described under "DESCRIPTION OF THE NOTES AND INDENTURE--Liquidation Proceeds" in the accompanying prospectus.

         To the extent that the amount on deposit in the cash collateral account as of any payment date is less than the required amount, the servicer is to restore this deficiency from the remaining amount available in the collection account, after payment of any servicer advances, the servicing fee, interest and principal on the notes and amounts due to the swap counterparty under the swap agreement, as described under "--Distributions" above.

         The required amount of the cash collateral account will be:

         (1) for any payment date on or prior to the payment date occurring in _____ ____, $________ (______% of the initial contract pool principal balance), and

         (2) for any payment date after that, the greater of:

               (a) the sum of:

                    (1) ______% of the contract pool principal balance for
               the payment date, plus

                    (2) the excess, if any, of

                         (A) the sum of the principal amounts of the notes,
                    after giving effect to all distributions of principal on the payment date, over

                         (B) the contract pool principal balance for the
                    payment date, and

               (b) $________ (______% of the initial contract pool principal balance).

         However, in no event will the requisite amount exceed the sum of the principal amounts of the notes.

         The servicer or the indenture trustee acting at the direction of the servicer will release any amount on deposit in the cash collateral account in excess of the required amount and all investment earnings on funds in the cash collateral account. The indenture trustee will pay these amounts to or upon the servicer's order, and they will not be available to make payments on the notes.

         The cash collateral account must be maintained with a qualified institution. Funds on deposit in the cash collateral account will be invested in eligible investments, as defined under "DESCRIPTION OF THE NOTES AND INDENTURE--Trust Accounts" in the accompanying prospectus.

Optional Purchase Of Contracts And Redemption Of Notes

         The seller may purchase all of the contracts on any payment date following the date on which the aggregate note principal amount at the time is less than 10% of the initial contract pool principal balance. The purchase price that the seller would pay in connection with a purchase shall be the sum of the:

     o    unpaid servicer fees and advances,

     o remaining principal amount of the notes, together with accrued interest calculated at the swap agreement assumed fixed rate in the case of the Class A-3 Notes,

     o    unreimbursed servicer advances and unpaid servicer fees, and

     o any other amounts payable at the time from Available Pledged Revenues, minus

     o    available amounts on deposit in the collection account.

         If the seller does purchase the contracts, the notes shall be redeemed on the payment date on which the purchase occurs. The redemption price will be the principal amount of the notes redeemed plus accrued and unpaid interest on the principal amount of each class of notes to but excluding the redemption date.

Reports To Noteholders

         The servicer will furnish to the indenture trustee, and the indenture trustee will include with each distribution, a statement in respect of the related payment date. The statement shall set forth, among other things, all information necessary to enable the indenture trustee to make the distribution required for the notes and to reconcile all deposits to and withdrawals from accounts. See "DESCRIPTION OF THE NOTES AND INDENTURE--Reports to Noteholders" in the accompanying prospectus. You will not receive reports directly from the indenture trustee. The servicer will file the reports with the Securities and Exchange Commission. However, in accordance with the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission, the owner trust expects that its obligation to file these reports will be terminated at the end of _______.

Servicing

         The servicer will be responsible for: (1) managing, (2) administering, (3) servicing and (4) making collections, on the contracts. Compensation to the servicer will include:

         (1) a monthly servicing fee, which will be payable to the servicer from the amount available on each payment date, in an amount equal to the product of one-twelfth of one percent per annum multiplied by the contract pool principal balance determined as of the first day of the related collection period;

         (2) any late fees, late payment interest, documentation fees, insurance administration charges, extension fees and other administrative charges, collectively, the administrative fees, collected with respect to the contracts during the related collection period; and

         (3) any investment earnings on collections prior to their deposit in the collection account.

         The indenture trustee may terminate the servicer as servicer under some circumstances, in which event the indenture trustee would appoint a successor servicer to service the contracts. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Servicing--Events of Termination" in the accompanying prospectus.

The Indenture Trustee

         ____________ will serve as the indenture trustee. The indenture trustee may resign at any time, in which event the owner trust will be obligated to appoint a successor trustee. The owner trust may also remove the indenture trustee if:

         (1) the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture,

         (2) a bankruptcy proceeding results in the event of relief or appointment of a receiver as to the indenture trustee,

         (3) the indenture trustee commences bankruptcy or similar proceedings or

         (4) the indenture trustee becomes incapable of acting.

         Any resignation or removal of the indenture trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by a successor trustee.

Representation And Warranties

         The seller will make representations and warranties with respect to the contracts as described in the accompanying prospectus under "THE CONTRACTS--Representations and Warranties Made by the Seller."

         On the date that the depositor adds a substitute contract to the contract pool, the seller and the depositor will make the same representations and warranties as if the transfer occurred on the closing date. However, for these purposes: (a) the contract pool on the closing date shall be deemed to include the substitute contract in lieu of the contract being replaced or substituted and (b) the contract principal balance of the substitute contract shall be equal to or greater than the contract principal balance of the contract being replaced or substituted as of the related cut-off date.

         The owner trust shall reassign to the depositor, and the seller will be obligated to purchase from the depositor, any contract transferred by the owner trust at any time there is a breach of any of these representations or warranties. However, the cure of the breach in all material respects, or the waiver of the breach, will be an adequate remedy. This purchase shall occur no later than the second deposit date after the servicer becomes aware, or receives written notice, of the breach. The "deposit date" means the business day preceding a payment date. This purchase obligation will constitute the sole remedy against the depositor and the seller available to the owner trust, the indenture trustee and the noteholders or equity certificateholder for a breach of these representations or warranties.

         Under the pooling and servicing agreement, a contract transferred by the owner trust shall be reassigned to the seller and the seller shall make a deposit in the collection account in immediately available funds in an amount equal to the contract principal balance of the contract. Any amount the seller deposits into the collection account in connection with the reassignment of a contract transferred by the owner trust shall be considered payment in full of the ineligible contract. This amount shall be treated as Available Pledged Revenues. In the alternative, the seller may cause the depositor to convey to the owner trust a substitute contract satisfying the terms and conditions applicable to substitute contracts in replacement for the affected contract. The affected contract shall be deemed released by the owner trust and indenture trustee and reconveyed to the depositor and by the depositor to the seller.

Indemnification

         The pooling and servicing agreement provides that the servicer will indemnify: (1) the depositor, (2) the sponsor, (3) the owner trust,
(4) the owner trustee, (5) the indenture trustee, (6) the holder of the equity certificate, and (6) the noteholders, from and against any loss or injury sustained from third party claims resulting from acts or omissions of the servicer with respect to trust assets or any duty or obligations of the servicer under the agreement, except where the claims result from willful misconduct, gross negligence or bad faith of the indemnified person.

Amendments

         When the pooling and servicing agreement and the indenture may be amended only with the consent of the required majority of the noteholders, see "DESCRIPTION OF THE NOTES AND INDENTURES--Modification of Indenture With Noteholder Consent" and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Amendment," the required majority means 66 2/3% of the principal amount of the Class A Notes until paid in full, then of the Class B Notes until paid in full, then of the Class C Notes until paid in full and then of the Class D Notes.

         The parties may amend the cash collateral account loan agreement without noteholder consent to cure any ambiguity or inconsistency or to address any other matter but only if the amendment will not adversely affect the noteholders. The parties may also amend the cash collateral account loan agreement in any other manner with the consent of the required majority of noteholders determined as provided above. However, without the consent of all noteholders, no amendment may reduce the amount available in the cash collateral account for the payment of interest or principal on notes or reduce the noteholder consent required for any amendment.

         The parties may amend the swap agreement without noteholder consent to cure any ambiguity or inconsistency or to address any other matter but only if the amendment will not adversely affect the Class A-3 noteholders. The parties may also amend the swap agreement in any other manner with the consent of at least 66 2/3% of the principal amount of the Class A-3 Notes. However, without the consent of all Class A-3 noteholders, no amendment may reduce the amount available under the swap agreement for paying Class A-3 Note interest or reduce the Class A-3 noteholder consent required for any amendment. Also, without the consent of the swap counterparty, the parties may not amend the pooling and servicing agreement so as to adversely affect the priority of payments from the owner trust to the swap counterparty under the swap agreement.

         Also, any amendment of the cash collateral account loan agreement or the swap agreement requiring noteholder approval will not be effective unless each rating agency confirms that the amendment will not result in a reduction, qualification or withdrawal of the ratings on the relevant notes.

                            RATINGS OF THE NOTES

         It is a condition of issuance that each of _______________ and _______________:

     o rate the Class A-1 Notes [in its highest short-term rating category],

     o rate the Class A-2, Class A-3, Class A-4 and Class A-5 Notes in its highest long-term rating category,

     o    rate the Class B Notes at least ________ and _____, respectively,

     o rate the Class C Notes at least _____, _____and _____, respectively, and

     o rate the Class D Notes at least ______, _____ and _____, respectively.

         The ratings address the likelihood of the timely receipt of interest and payment of principal on each class of notes on or before the stated maturity date for the class. The ratings will be based primarily upon the Available Pledged Revenues, the cash collateral account and the subordination provided by:

     o    the Subordinate Classes, in the case of the Class A Notes,

     o the Class C and Class D Notes, in the case of the Class B Notes and

     o    the Class D Notes, in the case of the Class C Notes.

         There is no assurance that any rating will not be lowered or withdrawn by the assigning rating agency. In the event that ratings with respect to the notes are qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the notes.

         The ratings should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold notes, inasmuch as these ratings do not comment as to market price or suitability for a particular investor. The ratings do not address the likelihood of payment of principal on any class of notes prior to the stated maturity date or the possibility of the imposition of United States withholding tax with respect to Foreign Persons. See "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS--Tax Consequences to Note Owners--Foreign Investors in Notes" in respect of United States withholding tax.

          MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

         Upon the issuance of the notes, Skadden Arps, Slate, Meagher & Flom LLP, special tax counsel, will deliver an opinion of counsel that for federal income tax purposes, the notes will be treated as indebtedness and the trust will not be an association, or publicly traded partnership, taxable as a corporation. All prospective purchasers of the notes should see "Material United States Federal Income Tax Consequences" in the accompanying prospectus for a description of the opinions and certain exclusions from the opinions. Each Note Owner, by the acceptance of a note, will agree to treat the note as indebtedness for federal, state and local income and franchise tax purposes.

         [The trust does not anticipate treating the notes as having been issued with original issue discount.] [It is anticipated that the notes will be treated as issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount with respect to those notes is [ ]. However, this rate does not represent the rate at which prepayments have actually occurred and no representation is made as to the rate at which prepayments actually will occur in the future. See "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES--Tax Consequences to Note Owners--Interest Income on the Notes--Original Issue Discount" in the accompanying prospectus.]

         All prospective purchasers of the notes should see "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" in the accompanying prospectus for additional information regarding the application of federal income tax laws, and should see "STATE AND LOCAL TAX CONSEQUENCES" in the accompanying prospectus.

                            ERISA CONSIDERATIONS

         Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing, or other employee benefit plan, as well as individual retirement accounts and particular types of Keogh Plans subject to those provisions, and entities deemed to hold plan assets of these plans (each, a "Benefit Plan"), from engaging in particular transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Benefit Plan. A violation of these "prohibited transaction" rules may generate excise tax and other penalties and liabilities under ERISA and the Code for these persons. ERISA also imposes particular duties on persons who are fiduciaries of Benefit Plans subject to ERISA. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of the Benefit Plan, subject to exceptions not here relevant.

         Some transactions involving the owner trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchases notes if assets of the owner trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the owner trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an equity interest in the owner trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An "equity interest" is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the depositor believes that, at the time of their issuance the notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. The debt status of the notes could be affected subsequent to their issuance by particular types of changes in the financial condition of the owner trust.

         Without regard to whether notes are treated as an equity interest under the Plan Assets Regulation, the acquisition or holding of the notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the owner trust, the depositor, the servicer, the indenture trustee or the owner trustee is or becomes a party in interest or a disqualified person with respect to a Benefit Plan or in the event that a subsequent transfer of a note occurs between a Benefit Plan and a party in interest or disqualified person with respect to the Plan. Some exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. Included among these exemptions, each of which contains several conditions which must be satisfied before the exemption applies, are: PTCE 90-1, regarding particular transactions entered into by insurance company pooled separate accounts; PTCE 95-60, regarding particular transactions entered into by insurance company general accounts; PTCE 96-23, regarding particular transactions effected by "in-house asset managers"; PTCE 91-38 regarding particular types of transactions entered into by bank collective investment funds; and PTCE 84-14, regarding particular transactions effected by "qualified professional asset managers." [The depositor believes that the Underwriters Exemption [may/may not] apply with regard to the [Class A-1 Notes] [notes].] By acquiring a note, each purchaser and each transferee of a note shall be deemed to represent and warrant that either (1) it is not acquiring a note with the assets of a Benefit Plan; or
(2) its purchase and holding of the notes will qualify for prohibited transaction exemptive relief under PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 or some other applicable exemption.

         Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA) may not be subject to ERISA requirements. However, governmental plans can be subject, under federal, fiduciary, state or local law, to restrictions which are similar to ERISA and church plans may be subject to other types of prohibited transaction restrictions under the Code.

         A Benefit Plan fiduciary considering the purchase of notes should consult its tax and/or legal advisors regarding whether the assets of the owner trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences. See "ERISA Considerations" in the prospectus.

                              USE OF PROCEEDS

         The owner trust will use the proceeds from the sale of notes, after paying funds into the cash collateral account and paying expenses, to pay the purchase price for the contracts to the depositor. The depositor will use the proceeds to pay amounts owed to another trust for the acquisition of contracts from the trust. The trust from which the owner trust acquired contracts will use the proceeds it receives to pay down a warehouse receivables securitization facility.

                             LEGAL PROCEEDINGS

         [None of: (1) the depositor, (2) the sponsor, (3) the servicer,
(4) the originators, (5) the seller, or (6) the owner trust, are parties to any legal proceedings which could have a material adverse impact on noteholders' interests in notes or the owner trust's assets.]

                            PLAN OF DISTRIBUTION

         Under the terms of an underwriting agreement dated ______, ________, the underwriters have severally agreed to purchase the following respective initial principal amounts of notes at the respective public offering prices less the respective underwriting discounts shown on the cover page of this prospectus supplement:

                                              Initial         Initial        Initial        Initial        Initial
                                             Principal       Principal      Principal      Principal      Principal
                                             Amount of       Amount of      Amount of      Amount of      Amount of
                                             Class A-1       Class A-2      Class A-3      Class A-4      Class A-5
               Underwriter                     Notes           Notes          Notes          Notes          Notes
                                           ------------- --------------- --------------- -------------- -------------
Goldman, Sachs & Co.....................

                                                                                                 Initial Principal
                                           Initial Principal Amount      Initial Principal       Amount of Class D
               Underwriter                     of Class B Notes       Amount of Class C Notes          Notes
                                           ------------- --------------- --------------- -------------- -------------
Goldman, Sachs & Co.....................

         In the underwriting agreement, the underwriters have agreed to purchase all of the notes being offered, if any of the notes are purchased. The underwriters have advised the sponsor that they propose initially to offer the notes to the public at the respective public offering prices shown on the cover page of this prospectus supplement, and to dealers at that price, less a concession not in excess of the amount noted in the table below. The underwriters may allow and the dealers may reallow to other dealers a discount not in excess of the amount noted in the table below.

        Class of Note                Dealer Concession Not to Exceed              Dealer Discount Not to Exceed
----------------------------- -------------------------------------------- ------------------------------------------
             A-1
             A-2
             A-3
             A-4
             A-5
              B
              C
              D

         After the notes are released for sale to the public, the offering prices and other selling terms may be varied by the underwriters.

         In connection with the offering of the notes, Goldman, Sachs & Co., on behalf of the underwriters, may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open markets for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If Goldman, Sachs & Co., on behalf of the Underwriters, engages in stabilizing or syndicate covering transactions, it may discontinue them at any time.

         The sponsor, the depositor and some of its affiliates have agreed to indemnify the underwriters against some liabilities in connection with the sale of notes, including liabilities under the Securities Act of 1933, as amended.

         The notes are new issues of securities with no established trading market. The underwriters have advised the sponsor that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

         [The sponsor has estimated that it will spend approximately $___________ for printing, rating agency, trustee and legal fees and other expenses related to the offering.]

         The sponsor in an affiliate of Goldman, Sachs & Co.

                               LEGAL MATTERS

         Skadden, Arps, Slate, Meagher & Flom LLP, has provided a legal opinion relating to the notes in its capacity as special counsel to the owner trust, the Underwriters and the sponsor. Other legal matters for the underwriters will be passed upon by ___________________. The indenture, the pooling and servicing agreement, the trust agreement and the notes will be governed by the laws of the State of New York.

                           INDEX OF DEFINED TERMS


Available Pledged Revenues................................................S-28
Benefit Plan..............................................................S-47
Class A Base Principal Payment Amount.....................................S-35
Class A Notes.............................................................S-28
Class A Percentage........................................................S-35
Class A Principal Payment Amount..........................................S-36
Class A Principal Shortfall Amount........................................S-36
Class A Target Principal Amount...........................................S-36
Class B Floor.............................................................S-36
Class B Percentage........................................................S-36
Class B Principal Payment Amount..........................................S-36
Class B Target Principal Amount...........................................S-36
Class C Floor.............................................................S-36
Class C Percentage........................................................S-37
Class C Principal Payment Amount..........................................S-37
Class C Target Principal Amount...........................................S-37
Class D Floor.............................................................S-37
Class D Percentage........................................................S-37
Class D Principal Payment Amount..........................................S-37
Class D Target Principal Amount...........................................S-38
Clearstream...............................................................S-20
Collection Period.........................................................S-38
contract pool principal balance............................................S-9 contract principal balance.................................................S-9
CPR.......................................................................S-25
Defaulted Contract........................................................S-38
Definitive Securities.....................................................S-20
delinquency...............................................................S-23
deposit date..............................................................S-44
discount rate..............................................................S-9
DTC.......................................................................S-20
equity interest...........................................................S-47
Euroclear.................................................................S-20
Financial Intermediary....................................................S-20
LIBOR Determination Date..................................................S-31
Liquidation Loss..........................................................S-42
One-Month LIBOR...........................................................S-30
Participant...............................................................S-20
Plan Assets Regulation....................................................S-47
Pledged Revenues..........................................................S-38
Principal Amount..........................................................S-38
Reallocated Principal.....................................................S-39
Reference Banks...........................................................S-31
Related Collection Period Pledged Revenue.................................S-39
Required Payoff Amount....................................................S-39
Rules.....................................................................S-20
Subordinate Classes.......................................................S-28
Telerate Page 3750........................................................S-31
Total Principal Payment Amount............................................S-39
Unfunded Loss Amount......................................................S-39

                                 PROSPECTUS


                        GS MORTGAGE SECURITIES CORP.
                                  SPONSOR


                     EQUIPMENT RECEIVABLE-BACKED NOTES
                            (ISSUABLE IN SERIES)

The sponsor will form an owner trust for each series of notes. Each owner trust will offer equipment receivable-backed notes under this prospectus and a prospectus supplement. The prospectus supplement will be prepared separately for each series of notes. Each series may include one or more classes of notes.

Each owner trust will use the note sale proceeds to acquire a pool of contracts from the depositor specified in your prospectus supplement.

The right of each class of notes to receive payments may be senior or subordinate to the rights of one or more of the other classes of notes. The rate of payment on the notes of any class will depend on the priority of payment of the class and the rate and timing of payments of the related contracts.

THE NOTES OF EACH SERIES WILL BE OBLIGATIONS OF THE RELATED OWNER TRUST
ONLY.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE __ OF THIS PROSPECTUS AND THE OTHER RISK FACTORS INCLUDED IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus may not be used to consummate sales of notes unless accompanied by the prospectus supplement relating to the notes.


                            GOLDMAN, SACHS & CO.

                      Prospectus dated _______, _____.





                             TABLE OF CONTENTS


IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING
     PROSPECTUS SUPPLEMENT........................................................................................4

RISK FACTORS......................................................................................................4
     The Absence of an Existing Market for the Notes May Limit Your Ability to
         Resell the Notes.........................................................................................4

     Contract Prepayment, Ineligibility or Default may Cause Earlier
         Repayments of the Notes than you Expect and you may not be Able to
         Find Investments
         with the Same Yield as the Notes at the Time of the Repayment............................................4

     The Price at Which You Can Resell Your Notes may Decrease if the Ratings of
         Your Notes Change........................................................................................5

     The Subordination of Some Classes of Notes is Only a Limited Form of Credit
         Enhancement and Does not Ensure Payment of the More Senior Classes.......................................5

     Limited Assets are Available for Payment of the Notes; Noteholders Will Have
         no Recourse to the Originators, Sponsor, Depositor, Servicer or Their
         Affiliates in the Event Delinquencies and Losses Reduce the Trust's
         Assets...................................................................................................6

     Even if an Owner Trust Repossesses and Sells the Equipment Relating to a
         Contract After an Obligor Defaults, Shortfalls in Amounts Available to
         Pay the Notes may Occur if the Market Value of the Equipment Has Declined................................6

     Not Having Possession of Contract Files may Hinder an Owner Trust's Ability
         to Realize the Value of Equipment Securing the Contracts.................................................6

     Failure to Take all Steps Necessary to Perfect Security Interests in
         Equipment, to Record Assignment of Security Interests to the Owner Trust
         or to Record Security Interests in Titled Equipment may Hinder the Owner
         Trust's Ability to Realize the Value of Equipment Securing the Contracts.................................7

     Repurchase Obligation of the Seller Provides You Only Limited Protection
         Against Prior Liens on the Contracts or Equipment........................................................7

     If  a Bankruptcy Court Rules that the Transfer of Contracts from a
         Vendor to an Originator Was not a True Sale Then Payments on the
         Contracts may be Reduced or Delayed......................................................................7

     A   Bankruptcy Court Determination that the Transfer of Contracts from
         Originators to the Seller, From the Seller to the Depositor or
         From the Depositor to the Owner Trust Was not a True Sale then
         Payments on the
         Contracts Could be Reduced or Delayed....................................................................8

     Insolvency of the Vendors Could Delay or Reduce Payments to You..............................................8

     End-User Bankruptcy may Reduce or Delay Collections on the Contracts, and
         Disposition of Equipment Relating to These or Other Defaulting End-Users
         may be Delayed or May Not Result in Complete Recovery of Amounts Due.....................................9

     Commingling of Collections Could Result in Reduced Payments to You...........................................9

     Bankruptcy of Depositor or the Owner Trust may Cause Delays in or Reduce
         Collections Under the Contracts..........................................................................9

     The Seller's Obligation to Repurchase Contacts Could be Impaired by Bankruptcy...............................9

     Contracts Relating to Software or Related Support and Consulting Services are
         not Secured by the Software or Related Services.........................................................10

     Limitations on Enforceability of Security Interests in the Equipment may
         Hinder the Owner Trust's Ability to Realize the Value of Equipment
         Securing the Contracts..................................................................................10


THE SPONSOR......................................................................................................10

THE DEPOSITOR....................................................................................................11

THE OWNER TRUSTS.................................................................................................11

THE ORIGINATORS, THE SELLER AND THE SERVICER.....................................................................12

THE CONTRACTS....................................................................................................12

DESCRIPTION OF THE NOTES AND INDENTURE...........................................................................26

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS..............................................................38

CERTAIN LEGAL MATTERS AFFECTING THE CONTRACTS....................................................................44

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES...........................................................44

STATE AND LOCAL TAX CONSIDERATIONS...............................................................................54

ERISA CONSIDERATIONS.............................................................................................54

RATINGS OF THE NOTES.............................................................................................62

USE OF PROCEEDS..................................................................................................62

PLAN OF DISTRIBUTION.............................................................................................62

LEGAL MATTERS....................................................................................................63

WHERE YOU CAN FIND MORE INFORMATION..............................................................................63

            IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
           PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

The sponsor tells you about the notes in two separate documents:

     o this prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series of notes; and

     o the prospectus supplement related to the particular terms of your series of notes.

SOME PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR IN SOME WAY AFFECT THE PRICE OF THE NOTES. THESE TYPES OF TRANSACTIONS MAY INCLUDE STABILIZING, THE PURCHASE OF NOTES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, PLEASE READ THE SECTION ENTITLED "PLAN OF DISTRIBUTION" IN YOUR PROSPECTUS SUPPLEMENT.


                                RISK FACTORS

         You should carefully consider the following risk factors and additional risk factors listed in your prospectus supplement before you invest in the notes.

The Absence of an Existing Market for the Notes May Limit Your Ability to Resell the Notes

         There is currently no public market for the notes and the sponsor cannot assure you that one will develop. Thus, you may not be able to resell your notes at all, or may be able to do so only at a substantial discount. The underwriters may assist in resales of the notes but they are not obligated to do so. The sponsor does not intend to apply for listing of the notes on any securities exchange or for the inclusion of the notes on any automated quotation system. Even if a secondary market does develop, it may not continue.

Contract Prepayment, Ineligibility or Default may Cause Earlier Repayments of the Notes than you Expect and you may not be Able to Find Investments with the Same Yield as the Notes at the Time of the Repayment

         A higher than anticipated level of prepayments or liquidation of contracts that become defaulted may cause an owner trust to pay principal on the notes sooner than you expected. Also, an owner trust may pay principal sooner than you expected if the depositor or a seller repurchases ineligible contracts. Similarly, upon the occurrence of an event of default under the indenture, you may receive principal of the notes sooner than you expected. See "DESCRIPTION OF THE NOTES AND INDENTURE-- Events of Default; Rights Upon Event of Default." You may not be able to reinvest those distributions of principal at yields equivalent to the yield on the notes; therefore, the ultimate return you receive on your investment in the notes may be less than the return you expected on the notes.

         The rate of early terminations or repurchases of contracts due to prepayments ineligibility, or defaults is influenced by various factors including:

     o   technological change;

     o   changes in customer requirements;

     o   the level of interest rates;

     o   the level of casualty losses; and

     o   the overall economic environment.

         Unless otherwise set forth in your prospectus supplement, under the pooling and servicing agreement, the servicer may allow an obligor to prepay a contract at any time if the payment, alone, or together with the contract's remaining contract principal balance and any scheduled payment owed and not yet received, is equal to the entire contract principal balance of the contract. The principal balance of a contract is the present value of the future scheduled payments under the contract, discounted at a discount rate that will be specified in the prospectus supplement for your notes.

         The sponsor cannot predict the actual rate of prepayments which will be experienced on the contracts. However, your prospectus supplement will present information as to the principal balances of the notes remaining at various times under several hypothetical prepayment rates. See "WEIGHTED AVERAGE LIFE OF THE NOTES" in your prospectus supplement.

The Price at Which You Can Resell Your Notes may Decrease if the Ratings of Your Notes Change

         At any time, the rating agencies may lower their respective ratings of the notes or withdraw their ratings entirely. In the event that a rating assigned to any note is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes or to resell them without a substantial discount. For more detailed information regarding the ratings assigned to any class of the notes, See "RATINGS OF THE NOTES" in this prospectus and the prospectus supplement.

The Subordination of Some Classes of Notes is Only a Limited Form of Credit Enhancement and Does not Ensure Payment of the More Senior Classes

         An owner trust will pay interest and principal on some classes of notes prior to paying interest and principal on other classes of notes. The subordination of some classes of notes to others means that the subordinated classes of notes are more likely to suffer the consequences of delinquent payments and defaults on the contracts than the more senior classes of notes.

         The more senior classes of notes could lose the credit enhancement provided by the more subordinate classes if delinquencies and defaults on the contracts increase and if the collections on the contracts and any credit enhancement described in your prospectus supplement are insufficient to pay even the more senior classes of notes.

         Your prospectus supplement will describe any subordination provisions applicable to your notes.

Limited Assets are Available for Payment of the Notes; Noteholders Will Have no Recourse to the Originators, Sponsor, Depositor, Servicer or Their Affiliates in the Event Delinquencies and Losses Reduce the Trust's Assets

         Each owner trust will be a limited purpose trust with limited assets. Moreover, with limited exceptions, you have no recourse to the general credit of the servicer, sponsor, depositor, originator or their affiliates. Therefore, you must rely solely upon the contracts and any credit enhancement described in your prospectus supplement for payment of principal and interest on the notes.

         An increase in delinquent or defaulted payments on contracts could result in your being paid less than you expect on the notes or in delays in payment.

         If a contract is a vendor loan, you must rely solely upon the end-user contracts securing the vendor loan for payments in respect of that contract. Most vendor loans are non-recourse to the vendors. In non-recourse loans you are limited to recovering amounts due solely from the end-user contracts and related security.

Even if an Owner Trust Repossesses and Sells the Equipment Relating to a Contract After an Obligor Defaults, Shortfalls in Amounts Available to Pay the Notes may Occur if the Market Value of the Equipment Has Declined

         If a contract held by the trust becomes a defaulted contract, the only sources of payment for amounts owed on that contract will be the income and proceeds from the sale of any related equipment and a deficiency judgment, if any, against the obligor under the defaulted contract. Since the market value of the equipment may decline faster than the discounted contract balance, the owner trust may not recover the entire amount due on the contract and might not receive any recoveries on the equipment. The prospectus supplement for your notes may describe some forms of credit enhancement which are intended to make up for deficiencies in the proceeds and recoveries on the contracts. However, this protection is limited and could be depleted if those deficiencies are larger than the sponsor anticipates.

Not Having Possession of Contract Files may Hinder an Owner Trust's Ability to Realize the Value of Equipment Securing the Contracts

         To facilitate servicing and reduce administrative costs, the servicer or a sub-servicer, unless otherwise specified in your prospectus supplement, will retain possession of the documents evidencing the contracts held by the owner trust. As a result, a subsequent purchaser of contracts could take physical possession of the documents without knowledge of their assignment. That subsequent purchaser could then have a security interest in the contracts superior to the owner trust's security interest. In the event that the owner trust must rely upon repossession and sale of the equipment securing defaulted contracts to recover amounts due on the defaulted contracts, the owner trust's ability to realize upon the equipment would be limited by the existence of the third party's senior security interest in those contracts. In this event, there may be a delay or reduction in distributions to you.

         Similarly, with respect to contracts securing vendor loans, the vendor will retain the original documents associated with some contracts. The applicable originator will file Uniform Commercial Code financing statements reflecting the pledge of those contracts to the applicable originator as security for the vendor loans. However, the related documents will remain in the vendor's possession. If a subsequent purchaser were able to take physical possession of the related documents without knowledge of the pledge to the originator, the owner trust's security interest in those contracts could be defeated. In this event, there may be a delay or reduction in distributions to you.

Failure to Take all Steps Necessary to Perfect Security Interests in Equipment, to Record Assignment of Security Interests to the Owner Trust or to Record Security Interests in Titled Equipment may Hinder the Owner Trust's Ability to Realize the Value of Equipment Securing the Contracts

         The depositor will receive security interests in financed equipment securing contracts from the seller of such financed equipment, which will obtain security interests in financed equipment from other originator or through its own origination activities. The depositor will assign the security interests to the owner trust. However, in some instances, the originators may not file financing statements for equipment relating to a single obligor in a single jurisdiction when the value of the equipment is less than a minimum amount which will be specified in the related prospectus supplement. As a result, the originator will not acquire, and the depositor and owner trust will not have, a perfected security interest in the equipment. As a result, creditors of the end-user may acquire superior interests in the equipment.

         Additionally, regardless of equipment value, the sponsor will require the originators to annotate their records to note the depositor's security interest but may not require the filing of assignments of financing statements for the equipment to reflect the depositor's, the owner trust's or the indenture trustee's interests. Because of this, an originator or the servicer could inadvertently release the security interest in the equipment securing a contract. The owner trust would then not have a security interest in the equipment.

Repurchase Obligation of the Seller Provides You Only Limited Protection Against Prior Liens on the Contracts or Equipment

         Federal or state law may grant liens on contracts or equipment that have priority over the owner trust's interest. If the creditor associated with any prior lien exercises its remedies it is unlikely that sufficient cash proceeds from the contract and related equipment will be available to pay the contract balance to the trust. In that event, there may be a delay or reduction in distributions to you. An example of a lien arising under federal or state law is a tax lien on property of the originator or the depositor arising prior to the time a contract is conveyed to the owner trust. The tax lien has priority over the interest of the owner trust in the contracts.

         In most cases where vendors have assigned contracts to originators, the vendors have warranted to the originators that there are no prior liens on the contracts. Additionally, where vendors have assigned contracts to originators, the vendors have agreed not to grant any lien on any contracts transferred to the originators. In all cases, the seller will warrant to the depositor and the owner trust that there are no prior liens on the contracts. The seller also will warrant to the depositor and the owner trust that it will not grant any lien on the contracts. In the event that those warranties are not true as to any contract, the seller will be required under the pooling and servicing agreement to repurchase the contract. There can be no assurance that the seller will be able to repurchase a contract at the time when it is asked to do so.

If a Bankruptcy Court Rules that the Transfer of Contracts from a Vendor to an Originator Was not a True Sale Then Payments on the Contracts may be Reduced or Delayed

         Vendors sell contracts to the originators, which contracts will be transferred directly or indirectly to the depositor and then to the owner trust. If a bankruptcy court decides that the acquisition of a contract by an originator is not a sale of the contract from the vendor to the originator, the contract would be part of the vendor's bankruptcy estate. Accordingly, the contract would be available to the vendor's creditors. In that case, it is unlikely the trust will receive all of the scheduled payments on the contracts, and there may be a delay or reduction in distributions to you. In order to treat the transfer of contracts to the trust as not being a true sale, the bankruptcy court would recharacterize the transfer as a pledge of the contracts to secure borrowings by the vendor. Additionally, if the transfer of contracts to an originator from a vendor is recharacterized as a pledge, then a tax or government lien on the property of the pledging vendor arising before the contracts came into existence may have priority over the owner trust's interest in the contracts.

A Bankruptcy Court Determination that the Transfer of Contracts from Originators to the Seller, From the Seller to the Depositor or From the Depositor to the Owner Trust Was not a True Sale then Payments on the Contracts Could be Reduced or Delayed

         If an originator, the seller or the depositor became a debtor in a bankruptcy case, creditors of that party, or that party acting as a debtor-in-possession, may assert that the transfer of the contracts was ineffective to remove the contracts from that party's estate. In that case, the distribution of contract payments to the trust might be subject to the automatic stay provisions of the United States Bankruptcy Code. This would delay the distribution of those payments to the noteholders for an uncertain period of time. Furthermore, if the bankruptcy court rules in favor of the creditors or the debtor in possession, the result may be reductions in payments under the contracts to the trust. In either case, you may experience delays or reduction in distributions to you. In addition, a bankruptcy trustee would have the power to sell the contracts if the proceeds of the sale could satisfy the amount of the debt deemed owed by the originator, the seller or the depositor, as the case may be. The bankruptcy trustee could also substitute other collateral in lieu of the contracts to secure the debt. Additionally, the bankruptcy court could adjust the debt if the originator, the seller or the depositor were to file for reorganization under Chapter 11 of the Bankruptcy Code. Each of these parties will represent and warrant that the conveyance of the contracts by it is in each case a valid sale and transfer of the contracts. In addition, in agreements conveying the contracts, the originators, the seller and the depositor have agreed that they will each treat the transactions described in this prospectus as a sale of the contracts.

Insolvency of the Vendors Could Delay or Reduce Payments to You

         In the event a vendor under a vendor loan becomes subject to insolvency proceedings, the end-user contracts and equipment securing the vendor loan as well as the vendor's obligation to make payments would also become subject to the insolvency proceedings. In that event, payments to the owner trust in respect of those vendor contracts may be reduced or delayed. Payments to you may be reduced if collections from the remaining unaffected contracts are insufficient to cover losses to the owner trust. In those cases in which transfers of end-user contracts by vendors to originator provide that the originator have recourse to the vendor for all or a portion of the losses the originator may incur as a result of a default under those end-user contracts, the vendor's bankruptcy, may similarly result in reductions or payment delays in amounts due from the vendor.

End-User Bankruptcy may Reduce or Delay Collections on the Contracts, and Disposition of Equipment Relating to These or Other Defaulting End-Users may be Delayed or May Not Result in Complete Recovery of Amounts Due

         Bankruptcy and insolvency laws could affect your interests in contracts with end-user obligors who become subject to bankruptcy proceedings. Those laws could result in contracts of a bankrupt end-user being written off as uncollectible or result in delay in payments due on the contracts. As a result, you may be subject to delays in receiving payments, and you may also suffer losses if collections from the remaining unaffected contracts are insufficient to cover losses to the trust. Foreclosure sales of equipment and obtaining deficiency judgments following foreclosure sales may not yield sufficient proceeds to pay off the balance owed on a contract. If you must rely on repossession and disposition of equipment to recover amounts due on defaulted contracts, those amounts may be insufficient. Factors that may affect whether you receive the full amount due on a contract include the failure to file financing statements to perfect the originator's or owner trust's security interest in the equipment securing the contract. The depreciation, obsolescence, damage, or loss of any item of equipment will also affect whether you receive the full amount due on a contract.

Commingling of Collections Could Result in Reduced Payments to You

         Cash held by the servicer may be commingled and used for the benefit of the servicer prior to the date on which the collections are required to be deposited in a collection account as described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS -- Collections on Contracts." In the event of the insolvency or receivership of the servicer, an owner trust may not have a perfected ownership or security interest in these collections. In that case, you may suffer losses on your investment as a result.

Bankruptcy of Depositor or the Owner Trust may Cause Delays in or Reduce Collections Under the Contracts

         If an owner trust or the depositor becomes insolvent under any federal bankruptcy or similar state laws, the right of an indenture trustee to foreclose upon and sell the assets of an owner trust is likely to be significantly impaired by applicable bankruptcy laws. This would be the case before or possibly even after an indenture trustee has foreclosed upon and sold the assets of an owner trust. Under the bankruptcy laws, payments on debts are not made, and secured creditors are prohibited from repossessing their security from a debtor in a bankruptcy case or from disposing of security repossessed from the debtor, without bankruptcy court approval. Moreover, the bankruptcy laws may permit the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, if the secured creditor is provided adequate protection. The meaning of the term adequate protection may vary according to circumstances, but it i intended in general to protect the value of the security from any diminution in the value of the collateral as a result of its use by the debtor during the pendency of the bankruptcy case. Because there is no precise definition of the term adequate protection and because the bankruptcy court has broad discretionary powers, it is impossible to predict if or how you would be compensated for any diminution in value of the owner trust assets.

The Seller's Obligation to Repurchase Contacts Could be Impaired by Bankruptcy

         The seller of contracts to the depositor will make representations and warranties regarding the contracts, the equipment and other matters. See "THE CONTRACTS -- Representations and Warranties Made by the Seller." If any representation or warranty with regard to a specific contract is breached, is not cured within a specified period of time, and the value of the contract is materially and adversely affected by the breach, the seller must purchase the contract from the applicable owner trust at a price equal to the amount required to pay off the contract. If the seller becomes bankrupt or insolvent, each indenture trustee's right to compel a purchase would both be impaired and have to be satisfied out of any available "assets" of the seller's bankruptcy estate. In that case, you may suffer a loss on your investment in a note as a result.

Contracts Relating to Software or Related Support and Consulting Services are not Secured by the Software or Related Services

         Some of the contracts held by the owner trust may relate to software that is not owned by an originator or related support and consulting services. In these cases, the vendor or a licensor traditionally owns the software, and the software and related support and consulting services do not serve as collateral for the contracts. Thus, the owner trust will not have an interest in the software or related support and consulting services. The owner trust will own solely the associated contracts' cash flow. Accordingly, if any of these contracts becomes a defaulted contract, the owner trust will not be able to foreclose on the software or related support and consulting services. Because there will be no proceeds from the software or related support and consulting services which could be used to make payments to you, the owner trust must look solely to the obligor to collect amounts due on the contract. There can be no assurance that the obligor will be able to pay in full amounts due under the contract.

Limitations on Enforceability of Security Interests in the Equipment may Hinder the Owner Trust's Ability to Realize the Value of Equipment Securing the Contracts

         State law limitations on the enforceability of security interests and the manner in which a secured party may dispose of collateral may limit the owner trust's ability to obtain or dispose of collateral in a timely fashion. This could reduce or delay the availability of funds to pay the notes. Under these state law limitations:

     o if the obligor becomes bankrupt or insolvent, the owner trust may need the permission of a bankruptcy court to obtain and sell its collateral;

     o some jurisdictions require that the obligor be notified of the default and be given a time period within which it may cure the default prior to repossession; and

     o the obligor may have the right to redeem collateral for its obligations prior to actual sale by paying the secured party the unpaid balance of the obligation plus the secured party's expenses for repossessing, holding and preparing the collateral for disposition.


                                THE SPONSOR

         The sponsor is GS Mortgage Securities Corp. and was incorporated in the State of Delaware on December 5, 1986, and is an indirect, wholly owned subsidiary of Goldman, Sachs & Co. Inc., which may act as an underwriter in offerings made by this prospectus, as described in "PLAN OF DISTRIBUTION" below. The principal executive offices of the sponsor are located at 85 Broad Street, New York, New York 10004. Its telephone number is (212) 902-1000.

         The sponsor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling equipment assets to trusts. Neither the sponsor, its parent nor any of the sponsor's affiliates will ensure or guarantee distributions on the notes of any series.


                               THE DEPOSITOR

         The depositor will be a special purpose entity specified in your prospectus supplement. The depositor will not be responsible for payment of any principal, interest or any other amount in respect of any series of notes.


                              THE OWNER TRUSTS

         The sponsor will form each owner trust under a trust agreement among the sponsor, the depositor and the owner trustee, as described in your prospectus supplement. Each owner trust may issue one or more classes of securities, representing debt of or beneficial ownership interests in the owner trust. The trust will not offer the beneficial ownership interests under this prospectus.

         The assets of each owner trust, as further specified in your prospectus supplement, will consist of:

(1)      a pool including some or all of the following types of contracts:

              o    conditional sale/financing agreements,

              o    installment payment agreements,

              o    promissory notes, and

              o    loan and security agreements;

(2) amounts on deposit in, and any eligible investments allocated to, accounts established under the related indenture and the pooling and servicing agreement;

(3) the depositor's rights under the related purchase and sale agreement or other instrument by which it acquired contracts, if any; and

(4) the depositor's rights with respect to any cash collateral account or other form of credit enhancement for the notes.

         The owner trust will have the right, as set forth in your prospectus supplement, to:

    o all funds payable under the contracts after the cut-off date, the date on which the owner trust's right to contract payments commences. This includes all scheduled but unpaid amounts due prior to the cut-off date, but excludes any scheduled payments due on or after, but received prior to, the date the depositor transfers the contracts to an owner trust. This does not include contract payments in respect of taxes, insurance premiums, security deposits, late charges, administrative fees or charges;

    o    prepayments;

    o    liquidation proceeds received with respect to defaulted contracts;

    o earnings from the investment of funds in the collection account and note distribution account maintained by the servicer; and

    o security interests in the equipment related to the contracts, but excluding ownership rights.

         No owner trust will engage in any business activity unless otherwise specified in your prospectus supplement, other than

    o    issuing notes and ownership interests in the owner trust;

    o    purchasing contracts and related assets;

    o    holding and dealing with the assets of the owner trust;

    o    making payments on the notes and other securities it issued;

    o entering into and performing the duties, responsibilities and functions required under any of the related pooling and servicing agreement, indenture, contracts, and related documents; and

    o    matters incidental to the above.

         The assets of an owner trust will be separate from the assets of all other owner trusts the sponsor or depositor creates. Accordingly, the assets of one owner trust will not be available to make payments on the securities issued by any other owner trust.

         The sponsor will specify the owner trustee of the owner trust for notes being offered to you in your prospectus supplement. The owner trustee's liability in connection with the sale of notes will be limited to the express obligations of the owner trustee in the related trust agreement and indenture. An owner trustee may resign at any time, in which event the depositor or the sponsor, as specified in your prospectus supplement or any designee must appoint a successor owner trustee. The depositor or the sponsor, as specified in your prospectus supplement or any designee may also remove an owner trustee if the owner trustee ceases to be eligible to continue as such under the related trust agreement or if the owner trustee becomes insolvent. Any resignation or removal of an owner trustee will not become effective until acceptance of the appointment of a successor owner trustee.


                THE ORIGINATORS, THE SELLER AND THE SERVICER

         Your prospectus supplement will provide information on the originators, the seller and the servicer.


                               THE CONTRACTS

         With respect to any series of notes, this prospectus and any prospectus supplement refer to the aggregate of the contracts in an owner trust, as of any particular date, as the contract pool. This prospectus and any prospectus supplement refer to the contract pool, as of the cut-off date specified in the prospectus supplement for your notes, as the cut-off date or initial contract pool. This prospectus and any prospectus supplement refer to equipment, software and services collectively as financed items.

Description of the Contracts

         The following description of the contracts describes the material terms of the contracts to be included in each contract pool, although an immaterial number of contracts in a contract pool may differ in one or more provisions from the description below.

End-User Contracts

         Each owner trust will include contracts to which the end-user of the equipment is a party. The sponsor lists the types of contracts under "THE OWNER TRUSTS" above.

         There will be no limit on the number of contracts in a particular contract pool which may consist of any of those types. Each contract is required, however, to be an "eligible contract," as of the date the depositor transfers the contracts to the respective owner trusts. An "eligible contract" is a contract as to which the representations and warranties listed below under "--Representations and Warranties Made by the Seller" are true as of the transfer date.

Conditional Sale Agreements

         Each originator may offer financing for equipment under conditional sale agreements assigned to the applicable originator by the vendor of the equipment. Each originator will either use its standard pre-printed form or a vendor's standard, pre-printed form to document the conditional sale agreements in a contract pool. The conditional sale agreement sets forth the description of each financed item and the schedule of installment payments. Typically, loans under conditional sale agreements are fixed rate and are for a term of one to seven years. Payments under conditional sale agreements typically are due monthly. Conditional sale agreements typically:

    o provide for a grant by the end-user of the equipment of a security interest in the equipment, which security interest is assigned by the vendor to the originator;

    o may allow prepayment of the obligation upon payment, where allowed by applicable state law, of an additional prepayment fee;

    o require the end-user to maintain the equipment, keep it free and clear of liens and encumbrances and pay all taxes related to the equipment;

    o restrict the modification or disposal of the equipment without the vendor's, or its assignee's, consent;

    o    include a disclaimer of warranties;

    o include the end-user's indemnity against liabilities arising from the use, possession or ownership of the equipment;

    o include the end-user's absolute and unconditional obligation to pay the installment payments on the loan; and

    o    include specific events of default and remedies for default.

         A conditional sale agreement typically requires each end-user to maintain insurance, the terms of which may vary. The terms of a conditional sale agreement often may be modified at its inception at the end-user's request.

Secured Notes

         Each originator may also provide direct initial financing or refinancing of equipment and software under secured promissory notes, which consist of an installment note and a separate security agreement. In an initial financing transaction, the originator pays to the vendor the purchase price for the equipment or software. In a refinancing transaction, the originator pays off an end-user's existing financing source, and the initial financing or refinancing is documented as a direct loan by the originator to the end-user of the equipment or software using a secured note. In the case of a refinancing transaction, upon payment to the existing financing source, the originator obtains a release of the original financing party's lien on the financed equipment. In either case, the originator records its own lien against the financed equipment or software and takes possession of the secured note. Except for the lack of references to "sale" or "purchase" of equipment, a secured note contains terms and conditions substantially similar to those contained in conditional sale agreements.

Installment Payment/Financing Agreements

         Each originator may provide financing for software license fees and related support and consulting services under

    o    installment payment supplements to software license agreements,

    o    separate installment payment agreements, and

    o other forms of financing agreements assigned to the originator by vendors of software.

         Each financing agreement of this type:

    o    generally is an unsecured obligation of the end-user;

    o generally provides for a fixed schedule of payments with no end-user right of prepayment;

    o    generally is noncancellable for its term;

    o generally contains a "Hell Or High Water" clause unconditionally obligating the end-user to make periodic payments, without setoff, at the times and in the amounts specified. If a financing agreement does not provide for noncancellability or a "Hell Or High Water" clause, the financing agreement will typically have the benefit of a vendor guarantee;

    o generally permits the assignment of the payment agreement to a third party, including the originator, and includes the end-user's agreement not to assert against assignee any claims or defenses the end-user may have against the vendor; and

    o generally contains default and remedy provisions that usually include acceleration of amounts due and to become due and, in some cases, the right of the vendor, or the originator by assignment, to terminate the underlying software license and all related support and consulting activities.

Equipment

         The end-user contracts may consist of some or all of the following types of new and used equipment:

(1)      information technology equipment, including:

     o   computer work stations,

     o   mainframe, mid-range and personal computers,

     o   data storage devices,

     o   media and video production/post production equipment,

     o   servers and

     o   computer related peripheral equipment,

(2) communications equipment, such as telephone switching and networking systems,

(3)      commercial business and industrial equipment, such as:

     o   printing presses,

     o   machine tools and other manufacturing equipment,

     o   photocopiers, facsimile machines and other office equipment,

     o   energy savings and control equipment,

     o   corrugated boards,

     o   plastic injections,

     o   folding cartons

     o   silk screening equipment,

     o   automotive diagnostic and

     o   automated testing equipment,

(4)      retail equipment, such as

     o   petroleum retail equipment,

     o   fuel dispensers,

     o   ATM units,

     o   convenience store operating equipment,

     o   embroidery machines,

     o   coin operated, vending, amusement and coffee service equipment and

     o   restaurant equipment,

(5) medical and dental equipment, such as diagnostic and therapeutic examination equipment for radiology, nuclear medicine and ultrasound and laboratory analysis equipment,

(6)      resources equipment, such as feller-bunchers and grapplers,

(7)      transportation and construction equipment, such as:

     o heavy and medium duty trucks, highway trailers and other title vehicles,

     o   school buses,

     o   bulldozers,

     o   loaders,

     o   graders,

     o   excavators,

     o   machine tools,

     o   forklifts,

     o   other materials handling equipment,

     o   golf carts,

     o   aircraft engines,

     o   other road and off-road machinery and

     o   electronics manufacturing and testing equipment,

(8)      other equipment

     o   forestry,

     o   pollution control,

     o   mining and steel mill equipment,

     o   laundry, janitorial, and cleaning equipment,

     o   photographic equipment,

     o   refuse equipment and

     o   furniture and fixtures equipment.

         In each case, the depositor will transfer the security interests of the originator in the equipment subject to each related end-user contract to the relevant owner trust.

Software and Services

         Some end-user contracts may cover license fees and other fees owed by the end-user under either perpetual or term software license agreements and other related agreements in connection with the end-user's use of computer software programs. The end-user contracts may also cover related support and consulting services which are provided by the vendor, an affiliate of the vendor or a third party contract party and which facilitate the obligor's use of the software. Neither the vendors or licensors of the software nor the end-users under the related end-user contracts will convey to the originator any interest in the software or the software license agreement, other than the right to collect the payment of software license fees. However, in some cases, the vendors may convey to the originator the right to exercise rights and remedies under the relevant software license agreement or related agreements. Consequently, unless otherwise specified in your prospectus supplement, an owner trust will not have title to or a security interest in the software, nor will it own the related services, and would not be able to realize any value from the software or related servicer under a related end-user contract upon a default by the end-user.

Vendor Loans

         The contracts may include limited recourse loan or repayment obligations of a vendor. These may take the form of promissory notes with related security interests documented by security agreements or specific provisions in related program agreements. Each of the obligations is secured by all of the vendor's interest in an individual end-user contract originated by the vendor and by the equipment related to the end-user contract.

         The originator may originate vendor loans through, and the vendor loans may incorporate terms and conditions of, a program agreement. See "--Program Agreements With Vendors." Vendor loans generally are non-recourse to the vendor, meaning that the originator may obtain repayment solely from the proceeds of the end-user contracts and related equipment securing the vendor loan. However, the originator may have recourse to a vendor for nonpayment of a vendor loan through a limited recourse arrangement in the related program agreement or other related agreement. The repayment terms under a vendor loan, including periodic amounts payable and schedule of payments, will correspond to the payment terms of the end-user under the end-user contract collaterally assigned under the vendor loan. Each vendor loan will either include most, if not all, of the representations and warranties regarding the end-user contract and related equipment typically included in a vendor agreement, or incorporate these representations and warranties included in any related program agreement by reference.

Program Agreements with Vendors

         An originator's program agreement is typically an agreement with equipment manufacturers, dealers and distributors, or software licensors or distributors, located in the United States. The program agreement provides an originator with the opportunity to finance transactions relating to the acquisition or use by an end-user of a vendor's equipment, software, services or other products. Vendor program arrangements provide an originator with a steady, sustainable flow of new business, often with lower costs of origination than asset-based financings marketed directly to end-users. Some of the program agreements take the form of a referral relationship, which is less formal, and may or may not include credit or remarketing support to the originator from the vendor.

         Each program agreement under which vendors or another party originate and document contracts and assign them to the originator typically includes vendor representations, warranties and covenants regarding each contract assigned to an originator, including that:

    o the obligations of the end-user under the assigned contract are absolute, unconditional, noncancellable, enforceable in accordance with their terms and free from any rights of offset, counterclaim or defense;

    o the originator holds the sole original of the contract and has either title to or a first priority perfected security interest in the equipment, except with respect to situations where no financing statement is filed due to the minimum value involved;

    o the equipment and the contract are free and clear of all liens, claims or encumbrances except for permitted liens;

    o the end-user has irrevocably accepted the equipment or the software; and

    o    the end-user duly authorized and signed the assigned contract;

         Each program agreement under which the originators document and originate contracts typically include vendor representations, warranties and covenants regarding each contract, including that

    o    the equipment has been delivered to and accepted by the end-user;

    o    the vendor has not received any advance payments;

    o    the vendor has good title to the equipment; and

    o    the vendor has not made any misrepresentations to the end-user.

         In each of the two above described program structures, relevant agreements also typically provide for:

    o remedies for misrepresentations or breaches of warranties or covenants by the vendor regarding an assigned contract. These remedies usually require the vendor to repurchase the affected end-user contract for the originator's investment balance in the contract plus costs incurred by the originator in breaking any underlying funding arrangement; and

    o the right of an originator to further assign its interests in assigned contracts, all related payments and any related interest in equipment.

         In addition, the originators may enter into profit sharing arrangements with some vendors. These arrangements typically will provide for sharing of revenues generated under the program and for joint participation in management. Under the terms of these arrangements, the originators typically maintain direct or indirect control over all credit decision-making activities.

         Also, a program agreement or profit sharing arrangement may include recourse against a vendor with respect to end-user defaults under some end-user contracts,

    o by specifying that the assignment of the contract from the vendor to the originator is with full recourse against the vendor;

    o by specifying that the vendor will absorb a limited fixed dollar or percentage amount of "First Losses" on the contract;

    o by inclusion of the contract in an ultimate net loss pool created under the program agreement as well as guarantees by the applicable vendor with respect to certain contracts which are cancelable or which do not contain "Hell Or High Water" provisions; or

    o by providing for vendor repurchase of the contract or vendor indemnification payments for breaches of certain representations and warranties made by the vendor with respect to the contract.

         If an end-user defaults under a contract subject to a net loss pool, the originator may be permitted to draw against the net loss pool up to the amount of the originator's remaining unpaid investment balance in the defaulted contract. The originator may also be permitted to draw against the net loss pool with respect to contracts that are not included in the pool of contracts in a particular owner trust and, accordingly, there can be no assurance that any amounts contributed by a vendor to a net loss pool will be available with respect to a defaulted contract included in the pool of contracts owned by a particular owner trust.

         The manner in which the vendor assigns contracts to the originator varies from one program agreement to another, depending upon

    o    the nature of the items financed,

    o    the form of the contract,

    o the accounting treatment sought by the vendor and the end-user, and

    o    tax considerations.

         For example, an originator might:

    o accept a vendor loan and collateral assignment of the contract and related equipment or security interest in the equipment from the vendor; or

    o accept a full assignment of the contract and a collateral assignment of the related equipment or security interest from the vendor, which collateral assignment secures the end-user's obligations under the contract.

         The originator also may receive, from a vendor with respect to software, a full assignment of installment payment agreements, installment payment supplements to license agreements, and other types of financing agreements used in financing software license payments and related support and consulting services. These assignments may include an assignment of the software vendor's or licensor's right, or the agreement of the vendor or licensor, at the originator's instructions, to terminate the software license covered by the contract and suspend related support in the event of an end-user default under the contract. In some cases, the software vendor also agrees not to relicense the same or similar software to a defaulted end-user for some period of time, e.g., one year, unless the end-user cures its default.

         Some portion of the contracts included in the pool of contracts, especially in the case of conditional sale agreements, may consist of contracts originated by vendors and assigned to the originator in vendor assignments, each of which relates to an individual contract, rather than under a program agreement. Each vendor assignment will either be with or without recourse against the vendor for end-user defaults. Each vendor assignment will typically contain many, if not all, of the representations, warranties and covenants typically contained in program agreements, as well as a vendor repurchase requirement in the event of a breach by the vendor of the representations, warranties or covenants. Vendor assignments may or may not provide for any vendor remarketing support in the event of an end-user default.

Contract Files

         Each originator will indicate in the appropriate computer files relating to the contracts being transferred to an owner trust that the originator has transferred the contracts for the benefit of the holders of the notes. Each originator will also deliver to the indenture trustee a computer file, microfiche or written list containing a true and complete list of all contracts which it has transferred, identified by account number and by the discounted contract balance of the contracts as of the transfer date.

Collection on Contracts

         Your prospectus supplement will describe how all collections received with respect to the contracts will be allocated.

Payments Generally

         The contracts usually require that an obligor make periodic payments on a monthly basis. Some contracts, however, provide for quarterly, semi-annual or annual payments. Obligors typically must make the payments under all of the contracts in United States dollars. Payment requirements usually are fixed and specified, rather than being tied to a formula or are otherwise at a floating rate. Payments under the contracts are ordinarily payable in advance, although a small percentage provide for payments in arrears.

Expenses Relating to Equipment

         The contracts require the obligors to assume the responsibility for payment of all expenses of the related equipment including, without limitation,

    o any expenses in connection with the maintenance and repair of the related equipment,

    o the payment of any and all premiums for casualty and liability insurance, and

    o    the payment of all taxes relating to the equipment.

Assignment of Contracts

         Typically the contracts will permit the assignment of the contract by the secured party without the consent of the obligor. However, occasionally, contracts require notification of the assignment to, or the consent of, the obligor. The seller will represent and warrant in the purchase and sale agreement that these notices have been given, or approvals will have been received, not more than ten days following the date of the transfer of the contract to the depositor. Typically, the contracts do not permit assignment of the contracts, or the related equipment, by the obligor without the prior consent of the secured party, except the contracts often may permit:

    o    assignments to a parent, subsidiary or affiliate;

    o the assignment to a third party, provided the obligor remains liable under the contract; or

    o assignment to a third party with a credit standing, which the originator determines in accordance with its underwriting policy and practice at the time for an equivalent contract type, term and amount, to be equal to or better than the original obligor.

         Under the related pooling and servicing agreement, the servicer may permit an assignment of a particular contract from an obligor to a third party only if the servicer, utilizing the current underwriting criteria for its contract origination activities, determines that the third party is of sufficient credit quality that the servicer would permit the third party to become an obligor with respect to a contract that the servicer originates.

Events of Default and Remedies

         Events of default under the contracts ordinarily include:

    o    the failure to pay all amounts required by the contract when due;

    o the failure of the obligor to perform its agreements and covenants under the applicable contract;

    o    material misrepresentations made by the obligor;

    o the bankruptcy or insolvency of the obligor or the appointment of a receiver for the obligor; and

    o in some cases, default by the obligor under other contracts or agreements.

         Some of these default provisions are, in some instances, subject to notice provisions and cure periods. Remedies available to the secured party upon the occurrence of an event of default by the obligor typically include the right

    o    to accelerate payments,

    o    to recover possession of the related equipment and

    o to receive an amount intended to make the secured party, as the case may be, whole plus costs and expenses, including legal fees, which the secured party incurs as a result of the default.

         Notwithstanding these events of default and remedies, unless otherwise set forth in your prospectus supplement, the pooling and servicing agreement, permits the servicer to take the actions, with respect to delinquent and defaulted contracts, a reasonably prudent creditor would take under similar circumstances.

         See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS -- Servicing". The originators may occasionally provide payment extensions, typically of three months or less. Longer extensions are occasionally granted to customers experiencing delays in payment due to cash flow shortages or other reasons. However, originators do not intend extensions to be used to provide a temporary solution for a delinquent account. Rather, extensions are intended to be used when, in the judgment of the relevant credit authority, the extension is necessary to avoid a termination and liquidation of the contract and will maximize the amount to be received by the related owner trust with respect to the contract.

Prepayments and Early Termination

         Any contract may either:

    o not permit the obligor to prepay the amounts due under the contract or otherwise terminate the contract prior to its scheduled expiration date;

    o allow for a prepayment or early termination upon payment of an amount that is at least equal to the contract principal balance, determined using a discount rate specified in your prospectus supplement; or

    o allow for a prepayment or early termination without the payment of the contract principal balance.

         Some contracts, often written as installment sales contracts, promissory notes or loan and security agreements, permit the obligor to prepay the contract, in whole or in part, at any time at par plus accrued interest.

         Under each pooling and servicing agreement, the servicer may allow the prepayment of any contract, but only if the amount paid, or, in the case of a partial prepayment, the sum of that amount and the remaining principal balance of the contract after application of that amount, is at least equal to the amount required to pay off the contract. The required payoff amount, with respect to any collection period for any contract, is equal to the sum of:

    o the scheduled payment due in that collection period and not yet received, together with any scheduled payments due in prior collection periods and not yet received; plus

    o the discounted contract principal balance of the contract as of the last day of that collection period, after taking into account the scheduled payment due in that collection period.

         In no event will revenues pledged for a series of notes include, nor will the notes otherwise be payable from, any portion of a prepayment on a contract that exceeds the required payoff amount for that contract.

         Under the pooling and servicing agreement, the depositor may replace any prepaid contract with a substitute contract. See " --
Substitution of Contracts" below.

Representations and Warranties Made by the Seller

         Unless otherwise set forth in your prospectus supplement, the seller of contracts to the depositor, will make the representations and warranties set forth below regarding the contracts and the related equipment included in each pool of contracts transferred to an owner trust as of the related transfer date. The representations and warranties will also apply to contracts that the depositor reacquires from a trust to which the depositor previously transferred the contracts in connection with a warehouse receivables securitization facility.

(1) the information with respect to the contracts is true and correct in all material respects;

(2) immediately prior to the transfer of a contract, the contract was owned by the transferring party free and clear of any adverse claim except for permitted claims;

(3) no provision of the contract has been waived, altered or modified in any material respect, except by instruments or documents contained in the files relating to the contract;

(4) the contract is a valid and binding payment obligation of the obligor and its terms are enforceable, except as may be limited by insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting enforceability of creditors' rights and the availability of equitable remedies;

(5) the contract is not and will not be subject to rights of rescission, setoff, counterclaim or defense;

(6) the contract, at the time it was made, did not violate the laws of the United States or any state in any material respect;

(7) (A) the contract and any related equipment have not been sold, transferred, assigned or pledged by the originator to any person other than the end-user, the seller, the depositor or any related financing trust; and

         (B) either:

                  (x) the contract is secured by a perfected lien, subject to permitted liens and subject to minimum filing value exceptions, on the related equipment or, in the case of any vendor loan, related end-user contract or equipment or

                  (y) in the case of a contract secured by a vehicle, within 90 calendar days of the origination or a acquisition of the contract by the originator all required state registration or recording procedures were initiated, and the originator's interest will be so noted or recorded within 180 days of the acquisition or origination;

(8) if the contract constitutes either an "Instrument" or "Chattel Paper" for purposes of the Uniform Commercial Code, there is not more than one "Secured Party's Original" counterpart of the contract;

(9) all filings necessary to evidence the conveyance or transfer of the contract to the depositor have been made or provided for in all appropriate jurisdictions, except that the parties have not made filings to note the seller;

(10) the obligor is not, to the seller's knowledge, subject to bankruptcy or other insolvency proceedings;

(11) the contract is a U.S. dollar-denominated obligation and the obligor's billing address is located in the United States or its possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and Northern Mariana Islands).

(12) the contract does not require the prior written notifications to a consent of an obligor or contain any other restriction on the transfer or assignment of the contract other than notifications that will have been given and consents or waivers of restrictions that will have been obtained within ten days after the date the contract was sold to the trust;

(13) the obligations of the related obligor under the contract are irrevocable and unconditional and non-cancelable or, if not irrevocable and unconditional, are guaranteed by the vendor;

(14) no adverse selection procedure was used in selecting the contract for transfer;

(15) the obligor under the contract is required to maintain casualty insurance with respect to the related equipment or to self-insure against casualty with respect to the related equipment in an amount that is consistent with servicer's normal servicing requirements;

(16) the contract constitutes chattel paper, an account, an instrument or a general intangible as defined under the Uniform Commercial Code;

(17) except as provided in (13) above, the contract is not guaranteed by any originator nor has the originator established any specific credit reserve with respect to the related obligor;

(18) each vendor loan is secured by an eligible end-user contract(s) having an aggregate contract principal balance(s) equal to the outstanding principal amount of the vendor loan. In this context, an eligible end-user contract is one that:

         (A) satisfies all of these representations and warranties except number (2) above and number (7) above, in respect of ownership by the applicable originator;

         (B) in which the relevant originator or financing trust has a perfected lien; and

         (C) in which the transfer of the relevant originator's or financing trust's security interest in the contract to the owner trust creates a duly perfected lien;

(19) the obligor is not the United States of America or any agency, department, subdivision or instrumentality of the United States of America;

(20) the contract contains customary provisions for this type of financing, and the provisions are sufficient and enforceable, except as listed as noted in (4) above, to enable the relevant originator or its assignees to realize against the financed items securing the contract; and

(21) if the obligor is a state or local government entity, the transfer of the contract does not violate any applicable state or local laws restricting or prohibiting transfer.

         The owner trust may modify the above representations and warranties and will describe any modification in the relevant prospectus supplement.

         In the event of a breach of any representation or warranty with respect to a contract that materially and adversely affects the owner trust's or any noteholder's or equity certificateholder's interest in the contract or the collectability of the contract, the owner trust will have a warranty claim against the seller. The seller will then be obligated to repurchase the contract. However, the seller need not do so if the seller cures the breach by the second deposit date after the date on which the servicer becomes aware and gives notice to the seller of the breach. Any purchase shall be made on the deposit date immediately following the end of the second collection period at a price equal to the required payoff amount of the contract. The purchase price will be allocated to the related owner trust plus, if applicable, the book value of the related equipment which will be allocated to the depositor. The related indenture trustee may enforce this purchase obligation on your behalf, and this will constitute your sole remedy available against the seller, the depositor, the trust or the originators for any uncured breach, except that the seller will indemnify

    o    the related indenture trustee,

    o    the related owner trustee, and

    o    the related owner trust

against losses, damages, liabilities and claims which may be asserted against any of them as a result of third-party claims arising out of the facts giving rise to that breach. The seller may, in lieu of repurchasing the contract, cause the depositor to deliver a substitute contract as provided in the next-following section of this prospectus.

         Upon the purchase by the seller of a contract, the depositor will release the contract and related equipment to the seller.

Substitution of Contracts

         The depositor will have the option to substitute one or more contracts having similar characteristics for contracts which are in default or have been prepaid or which have undergone material modification. In addition, in the case of a contract subject to a warranty claim, as described in " --Representations and Warranties Made by the Seller" above, the seller may choose to replace the contract with a substitute contract.

         Some contracts may permit the obligor to prepay the amounts due under the contract or otherwise to terminate the contract prior to its scheduled expiration date. The depositor may replace any prepaid contract with a substitute contract in lieu of applying the proceeds of the prepaid contract to the pledged revenues as described in this section.

         Material modification of a contract means a termination, release, amendment, modification or waiver of a contract that is not otherwise permitted under the pooling and servicing agreement. The depositor may provide substitute contracts for any that have been so materially modified. The depositor may also replace any defaulted contract with a substitute contract. The aggregate contract principal balances of the defaulted contracts for which the depositor may cause substitution is limited to 10% of the cut-off contract pool principal balance. The depositor may replace a prepaid contract with a substitute contract and the seller may choose to replace contracts subject to a warranty claim or a material modification with substitute contracts, in either case without regard to the 10% limitation described above.

         The same credit criteria and eligibility standards for the contracts in the contract pool on the closing date will also apply to substitute contracts added to the assets of the owner trust. The servicer will include information with respect to these substitute contracts, to the extent the servicer deems them material, in required periodic reports under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission on behalf of the owner trust. The substitute contracts will have contract principal balances equal to or greater than the contracts being replaced. The representations and warranties the seller makes with respect to the contracts in " --Representations and Warranties Made by the Seller" above will be equally applicable to substitute contracts.

Delinquency and Net Loss Experience

         Your prospectus supplement will set forth statistics relating to the delinquency and net loss experience on contracts within the originators' owned and managed portfolios of receivables similar to the contracts in a contract pool.


                   DESCRIPTION OF THE NOTES AND INDENTURE

         The issuance of each series of notes will be under an indenture, a form of which was filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is a part. In addition, a copy of the indenture for a series of notes will be filed with the Securities and Exchange Commission following the issuance of each series. The following summary describes certain material terms which may be common to each indenture and the related notes, but does not purport to be complete and is subject to all of the provisions of the indenture, the related notes and the description set forth in your prospectus supplement.

         The notes of each series will be issued in fully registered form only and will represent the obligations of a separate owner trust.

         Payments on the notes will be made by the indenture trustee on each payment date to persons in whose names the notes are registered as of the related record date. Unless otherwise specified in your prospectus supplement, the payment date for the notes will be the 20th day of each month, or if the 20th is not a business day, the next succeeding business day. Unless otherwise specified in your prospectus supplement, for so long as the notes are in book-entry form, the record date for any payment date will be the business day immediately preceding the payment date. Unless otherwise specified in your prospectus supplement, if the owner trust issues certificated notes, the record date will be the last business day of the month immediately preceding the payment date.

         A business day is any day other than a Saturday, Sunday or legal holiday on which commercial banks in New York City or such other jurisdictions specified in your prospectus supplement are open for regular business.

Distributions

         Your prospectus supplement will describe as to your series of notes:

    o    the timing and priority of distributions,

    o    the amount or method of determining distributions,

    o    allocations of loss and

    o    the interest rates.

         If specified in the related prospectus supplement, the trust may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to the notes of your series.

Credit Enhancement

         As further specified in the your prospectus supplement,

    o    a cash collateral account,

    o    a financial guaranty insurance policy,

    o    subordination of one or more classes of notes,

    o    overcollateralization,

    o    letters of credit or liquidity facilities,

    o    repurchase obligations,

    o    third party payments or other support,

    o    cash deposits,

    o    a reserve fund or

    o other form of credit enhancement which may become suitable in light of credit enhancement practices or developments in the future may be established on or prior to the date the contracts are transferred. The credit enhancement would be available to the related indenture trustee to pay interest and principal on the notes in the manner and to the extent specified in your prospectus supplement.

Liquidation and Insurance Proceeds

         The allocation of liquidation proceeds which will consist generally of all amounts the servicer receives in connection with the liquidation of a contract and disposition of the related equipment, net of any related out-of-pocket liquidation expenses, and the allocation of insurance proceeds for physical damage to or loss of equipment covered by contracts, will be allocated to the owner trust. All liquidation proceeds which are so allocable to the owner trust will be deposited in a collection account and constitute pledged revenues to be applied to the payment of interest and principal on the notes in accordance with the priorities described under " --Distributions" above.

Optional Purchase of Contracts and Redemption of Notes

         The seller or other entity specified in your prospectus supplement may purchase all of the contracts owned by an owner trust on any payment date following the date on which the unpaid principal balance of the related notes is less than 10%, or such other percentage specified in your prospectus supplement, of the initial contract pool principal balance. Except as otherwise described in the prospectus supplement for your notes, the purchase price to be paid in connection with the purchase shall be at least equal to the sum of:

    o the unpaid principal balance of the related notes as of that payment date,

    o    accrued but unpaid interest,

    o    unreimbursed servicer advances, and

    o    accrued but unpaid servicer fees.

         If the seller or another entity does purchase the contracts, the related notes shall be redeemed on the payment date on which the purchase occurs. The redemption price will be the principal amount of the notes plus accrued and unpaid interest to but excluding the redemption date.

Trust Accounts

         Except as otherwise specified in your prospectus supplement, the applicable indenture trustee will establish and maintain under each indenture segregated trust accounts which need not be deposit accounts, but which must be with a qualified institution. These accounts will include, among others, the "Collection Account" and the "Distribution Account." The accounts may, as described in the prospectus supplement for your notes, also include a cash collateral or reserve fund account as credit enhancement. All of these accounts are referred to collectively as the "Trust Accounts."

    "Qualified institution" means the corporate trust department of the indenture trustee or any other depository institution

    o organized under the laws of the United States or any state or any domestic branch of a foreign bank,

    o the deposits of which are insured by the Federal Deposit Insurance Corporation and

    o which has, or whose parent corporation has, short-term or long-term debt ratings acceptable to Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         The servicer, as agent for the indenture trustee of any series, may designate, or otherwise arrange for the purchase by the indenture trustee of, investments to be made with funds in the trust accounts. All investments shall be eligible investments as defined in the related indenture that will mature not later than the business day preceding the applicable monthly payment date or any other date approved by the rating agencies. Eligible investments include, among other investments:

    o obligations of the United States or of any agency of the United States backed by the full faith and credit of the United States;

    o demand deposits, certificates of deposit, time deposits demand notes or bankers acceptance of eligible financial institutions;

    o    highly rated commercial paper or money market funds;

    o repurchase agreements in respect of United States government securities or securities guaranteed or otherwise backed by the full faith and credit of the United States Government with eligible institutions; and

    o    other investments which have been approved by each rating agency.

Reports to Noteholders

         With respect to each series of notes, the servicer will furnish to the applicable indenture trustee, and the indenture trustee will include with each distribution to you, a statement, as specified in your prospectus supplement, in respect of the related payment date.

         If you purchase a note, you may receive these reports by making a written request to The Depository Trust Company. These reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. None of the depositor, the sponsor, nor the servicer intends to send any of their respective financial reports to owners of notes. The servicer, on behalf of an owner trust, will file with the Securities and Exchange Commission legally required periodic reports concerning the owner trust.

         With respect to any series, the notes will be registered in the name of a nominee of The Depository Trust Company and will not be registered in the names of the beneficial owners or their nominees. As a result, unless and until definitive notes are issued in the limited circumstances described under " -- Issuance of Certificated Notes at a Later Date" below, the indenture trustee will not recognize you as a noteholder, as that term is used in the related indenture. Hence, until that time, you will receive reports and other information provided for under the related indenture only if, when and to the extent The Depository Trust Company and its participating organizations provide this information. The servicer will file a copy of each report with the Securities and Exchange Commission on Form 8-K to the extent the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission under the Exchange Act require it.

Book-Entry Registration

         If the related prospectus supplement so specifies, one or more classes of securities of any series may be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company, in the United States, Clearstream or the Euroclear System, in Europe, if they are participating organizations (a "Participant") of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as "DTC." Clearstream is referred to as "Clearstream." The Euroclear System is referred to as "Euroclear." The book-entry securities will be issued in one or more certificates or notes, as the case may be, that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and The Chase Manhattan Bank will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate or note representing such security. Unless and until physical securities are issued, it is anticipated that the only "Securityholder" will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through Participants and DTC.

         An owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

         Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the trustee through DTC and DTC Participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates or notes, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

         Beneficial owners will not receive or be entitled to receive physical certificates for the securities referred to as "Definitive Securities" (the "Definitive Securities"), except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not Participants may transfer ownership of securities only through Participants and Financial Intermediaries by instructing such Participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective Participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

         Transfers between DTC Participants will occur in accordance with the Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositaries.

         DTC is a New York-chartered limited purpose trust company that performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

         Clearstream Banking, societe anonyme, Luxembourg, has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in account of Clearstream Participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier in Luxembourg. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

         Distributions, to the extent received by the relevant depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

         Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         The trustee will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

         Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC Participants that in turn can only act on behalf of Financial Intermediaries, the ability of an owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates or notes for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates or notes.

         Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC Participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

         DTC has advised the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the Agreement only at the direction of one or more DTC Participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such Participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.

Issuance of Certified Notes at a Later Date

         Physical certificates representing a security will be issued to beneficial owners only upon the events specified in the related Agreement. Such events may include the following:

    o we advise the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we are or the trustee is unable to locate a qualified successor,

    o at our option, we elect to terminate the book-entry system through DTC, or

    o after the occurrence of an event of default, securityholders representing not less than 50% of the aggregate current principal amount of the applicable securities advise the trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the securityholders.

         Upon the occurrence of any of the events specified in the related Agreement, DTC will be required to notify all Participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates or notes representing the securities and instruction for re-registration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures listed in this prospectus and in the Agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         We, the Master Servicer, if any, and the trustee will not have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Modification of Indenture Without Noteholder Consent

         Unless your prospectus supplement states otherwise, the owner trust and the indenture trustee for a note series may, without your consent, enter into one or more supplemental indentures for any of the following purposes:

    o    to change the collateral description;

    o to provide for a successor to the owner trust to assume the notes and the indenture obligations;

    o to add additional covenants for your benefit, or to surrender any rights or power of the owner trust;

    o    to transfer or pledge any property to the indenture trustee;

    o if not adverse to the interests of noteholders, to correct or supplement any provision in the indenture that is ambiguous or inconsistent with any other provision of the indenture or to make any other provision in respect of matters under the indenture;

    o to accept a successor indenture trustee or to change the provisions of the indenture to facilitate the administration by more than one trustee; or

    o    to comply with the Trust Indenture Act of 1939, as amended.

Modification of Indenture with Noteholder Consent

         Unless your prospectus supplement states otherwise, with the consent of the required majority of the noteholders determined as described in the prospectus supplement for your notes, prior notice to each rating agency and an opinion of counsel relating to certain federal income tax matters, the owner trustee and the indenture trustee may modify the indenture and your rights under it.

         Without the consent of the holder of each outstanding note affected, however, no modification of the indenture may:

    o reduce the note principal amount, interest rate or redemption price or change the timing of payments;

    o modify the manner of application of payments in respect to contracts to the notes;

    o impair your right to sue to enforce payment provisions of the indenture;

    o    reduce the percentage needed for consents of noteholders;

    o permit the creation of any lien on collateral under the indenture ranking prior to or on a parity with the lien of the indenture;

    o adversely affect the manner of determining notes outstanding or the requisite note for liquidating the trust estate; or

    o modify the provisions of the indenture relating to these types of indenture modification without the consent of all noteholders.

Events of Default; Rights upon Event of Default

         Except as otherwise provided in the prospectus supplement for your notes, events of default under each indenture will consist of:

    o a default for five calendar days or more in the payment of interest due on any note;

    o failure to pay the unpaid principal amount of any class of notes on the maturity date for the notes;

    o failure of the owner trust or the depositor to observe any provisions set forth in the pooling and servicing agreement or the indenture, which failure has a material adverse effect on the noteholders and continues for 30 days, or for a longer period, not in excess of 90 days after written notice;

    o any representation or warranty made by the owner trust or the depositor in the pooling and servicing agreement or indenture was incorrect as of the time made, and continues to be incorrect for a period of 30 days, or for a longer period, not in excess of 90 days calendar days after notice is given and as a result of which the noteholders are materially and adversely affected. A breach of a representation or warranty as to a contract will be considered not to have occurred if the seller purchases the contract or effects a substitution for it, as provided in "THE CONTRACTS -- Representations and Warranties Made by the Seller" and " -- Substitution of Contracts" above;

    o events of bankruptcy, insolvency, receivership or liquidation of the owner trust or the depositor; or

    o    any other event specified in the related prospectus supplement.

         If an event of default should occur and be continuing with respect to the notes of a series, the required holders may, except as to a bankruptcy or insolvency event of default, deem the event not to have occurred.

         If the indenture trustee declares the notes of a series due and payable following an event of default, the indenture trustee may:

    o institute proceedings to collect amounts due or foreclose on the indenture collateral,

    o    exercise remedies as a secured party, or

    o sell the indenture collateral, or elect to have the owner trust maintain possession of the pledged revenues.

         Unless otherwise provided in your prospectus supplement, the indenture trustee, however, may not sell the indenture collateral following an event of default, except an event arising from the owner trust's failure to pay interest or principal, unless:

    o    the holders of all the outstanding notes consent to the sale;

    o the proceeds of the sale distributable to holders of the notes are sufficient to pay in full the principal and accrued interest on all the outstanding notes at the date of the sale; or

    o the indenture trustee determines, in complete reliance on investment banking or accounting firm certifications, that the trust estate would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the required holders.

         Following a declaration upon an event of default that the notes are immediately due and payable, the application of any proceeds of liquidation of the pledged revenues will be in the order of priority described in the prospectus supplement for your class of notes.

         If an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which it may incur in complying with that request. A majority of the noteholders will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee. Additionally, a majority of the noteholders may, in some cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding notes.

         Unless otherwise provided in your prospectus supplement, no holder of a note will have the right to institute any proceeding with respect to the indenture, unless:

    o the holder previously has given to the indenture trustee written notice of a continuing event of default;

    o the holders of not less than 25% in principal amount of the outstanding notes make written request of the indenture trustee to institute the proceeding in its own name as indenture trustee;

    o the holder or holders offer the indenture trustee reasonable indemnity;

    o the indenture trustee has for 60 days failed to institute the proceeding; and

    o no direction inconsistent with that written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the outstanding notes.

         In addition, the indenture trustee and you, by accepting the notes, will covenant that they will not at any time institute against the sponsor, the seller, the depositor or the owner trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         Neither the indenture trustee nor the owner trustee in its individual capacity, nor the sponsor, the seller, the depositor, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the notes or for any agreement or covenant of the owner trust contained in the indenture.

Owner Trust Covenants

         Each indenture will provide that the related owner trust may not consolidate with or merge into any other entity, unless:

    o the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;

    o the entity expressly assumes the owner trust's obligation to make due and punctual payments upon the notes and the performance or observance of every agreement and covenant of the owner trust under the indenture;

    o no event of default shall have occurred and be continuing immediately after the merger or consolidation;

    o the rating agencies advise the owner trustee that the rating of the notes then in effect would not be reduced or withdrawn as a result of the merger or consolidation;

    o the owner trustee has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the owner trust or to any noteholder or equity certificate holder; and

    o the owner trust or the person, if other than the owner trust, formed by or surviving the consolidation or merger has a net worth, immediately after the consolidation or merger, that is (a) greater than zero and (b) not less than the net worth of the owner trust immediately prior to giving effect to the consolidation or merger.

Each owner trust will not, among other things:

    o except as expressly permitted by the related indenture or trust agreement, transfer any of the assets of the owner trust;

    o claim any credit on or make any deduction from, the principal and interest payable in respect of the related notes, other than amounts withheld under the bankruptcy code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the owner trust;

    o    dissolve or liquidate in whole or in part;

    o permit the validity or effectiveness of the indenture to be impaired or permit the release of any person from any covenants or obligations relating to the notes under the indenture except as expressly permitted in the indenture; or

    o except as expressly permitted in the indenture, the pooling and servicing agreement or the trust agreement, permit any lien or claim to burden any assets of the owner trust.

         No owner trust may engage in any activity other than as specified above under "THE OWNER TRUSTS." Each owner trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and the related indenture or otherwise in accordance with the related indenture, trust agreement and pooling and servicing agreement.

Annual Compliance Statement

         Each owner trust will be required to file annually with the applicable indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

Indenture Trustee's Annual Report

         Each indenture trustee will be required to mail each year to all noteholders of the related series a brief report relating to:

    o its eligibility and qualification to continue as indenture trustee under the related indenture,

    o    any amounts advanced by it under the indenture,

    o the amount, interest rate and maturity date of certain indebtedness owing by the owner trust to the indenture trustee in its individual capacity,

    o the property and funds physically held by the indenture trustee and

    o any action taken by it that materially affects the notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

         The discharge of an indenture will occur with respect to the collateral securing the notes of a series upon the delivery to the related indenture trustee for cancellation of all the notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes.

The Indenture Trustee

         The indenture trustee for any series will be specified in your prospectus supplement. An indenture trustee may resign at any time, in which event the depositor or the sponsor will be obligated to appoint a successor trustee. The owner trust may also remove an indenture trustee

    o if the indenture trustee ceases to be eligible to continue to serve under the indenture,

    o if the indenture trustee becomes subject to bankruptcy proceedings, or

    o    if the indenture trustee becomes incapable of acting.

         In these circumstances, the owner trust will be obligated to appoint a successor trustee. Any resignation or removal of an indenture trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by a successor trustee.


            DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

         The following summarizes the material terms of each pooling and servicing agreement, a form of which was filed with the registration statement of which this prospectus is a part. In addition, a copy of the pooling and servicing agreement relating to a series of notes will be filed with the Securities and Exchange Commission following the sale of those notes. This summary describes terms expected to be common to each pooling and servicing agreement, but the sponsor does not intend this summary to be complete. This summary is subject to the provisions of the pooling and servicing agreement relating to a particular series and the description set forth in your prospectus supplement. You should read the form of the pooling and servicing agreement filed as noted above.

Transfer of Contracts and Equipment

         Prior to the offering of a series of notes, the seller may have sold contracts to the depositor for deposit into a trust used in connection with temporary financing arrangements. The depositor may reacquire some or all of these contracts for deposit into the owner trust in connection with the offering and sale of a particular series of notes. On or before the applicable closing date, the seller will transfer to the depositor under one or more purchase agreements all of its interest in the following:

    o the contracts, its security interest in the related equipment and the related equipment,

    o the right to receive all scheduled payments and prepayments received on the contracts on or after the date of transfer, but excluding any scheduled payments due on or after, but received prior to, the transfer date,

    o all rights under insurance policies maintained on the equipment under the contracts,

    o    all documents contained in the files and

    o    all proceeds derived from any of the above.

         Under the pooling and servicing agreement, on the applicable closing date, the depositor will transfer to the owner trust:

    o all of its rights in the contracts and rights in the equipment and other rights listed above;

    o    all funds on deposit from time to time in the trust accounts; and

    o    all its rights under the purchase and sale agreement.

         Each pooling and servicing agreement will designate the servicer as custodian to maintain possession, as the owner trust's agent, of the contracts and all related documents. To facilitate servicing and save administrative costs, the documents often will not be physically segregated from other similar documents that are in the servicer's possession. Financing statements will be filed on the transfer date in the applicable jurisdictions reflecting:

    o the transfer of the contracts and the equipment by the originators, other than the seller, to the seller,

    o the transfer of the contracts and the equipment by the seller to the depositor and, as applicable by any temporary financing trust to the depositor,

    o    the transfer by the depositor to the owner trust, and

    o    the pledge by the owner trust to the indenture trustee.

The originators' accounting records and computer systems will also reflect these assignments and this pledge.

Collections on Contracts

         The applicable indenture trustee will maintain a collection account, into which the servicer will deposit the following amounts no later than, unless otherwise set forth in your prospectus supplement, the second business day after their processing:

    o    all scheduled payments made under the contracts;

    o all prepayments, excluding any portion which your prospectus supplement states is allocable to the depositor;

    o amounts constituting liquidation proceeds on liquidated contracts, to the extent specified in your prospectus supplement;

    o all payments made by the seller under the pooling and servicing agreement to repurchase any contract as a result of a breach of a representation or warranty, as described under "THE CONTRACTS -- Representations and Warranties Made by the Seller," and

    o the amount paid by the depositor to purchase the contracts, as described under "DESCRIPTION OF THE NOTES AND INDENTURE."

         So long as no event of termination shall have occurred and be continuing with respect to the servicer, the servicer may make the required remittances to the collection account net of its servicing fees.

         The servicer may withdraw from the collection account any amounts deposited in error or required to be repaid to an obligor, based on the servicer's good-faith determination that the amount was deposited in error or must be returned to the obligor.

Servicing

         Your prospectus supplement will identify the servicer for your trust. The servicer will be obligated under each pooling and servicing agreement to service the contracts typically with reasonable care, using that degree of skill and attention that the servicer generally exercises with respect to all comparable contracts and related assets that it services for itself or others in accordance with its credit and collections policy and applicable law. The servicer may delegate servicing responsibilities to third parties or affiliates, provided that the servicer will remain obligated to the related owner trust and the depositor for the proper performance of the servicing responsibilities.

         The servicer is obligated to act in a commercially reasonable manner with respect to the repossession and disposition of equipment following a contract default with a view to realizing proceeds at least equal to the equipment's fair market value. In these cases, the servicer will be required to pay from its own funds an amount which, in its reasonable judgment, is equal to the fair market value of the equipment, less liquidation expenses, and the servicer will be entitled to all subsequent payments in respect of the equipment. Any amounts the servicer pays will constitute additional liquidation proceeds with respect to the related contract and equipment and will be allocated as described under "DESCRIPTION OF THE NOTES AND INDENTURE -- Liquidation and Insurance Proceeds."

         The servicer is, unless otherwise set forth in your prospectus supplement, responsible for:

    o    reviewing and certifying that the contract files are complete;

    o monitoring and tracking any property and sales taxes to be paid by obligors;

    o    billing, collecting, and recording payments from obligors;

    o    communicating with and providing billing records to obligors;

    o    depositing funds into the collection account;

    o receiving payments as the owner trust's agent on the insurance policies maintained by the obligors and communicating with insurers;

    o issuing reports to the indenture trustee specified in the indenture and in the pooling and servicing agreement;

    o repossessing and remarketing of equipment following obligor defaults; and

    o paying the fees and ordinary expenses of the indenture trustee and the owner trustee.

         The servicer shall be entitled to recover all reasonable out-of-pocket expenses incurred by it in liquidating a contract and disposing of the related equipment. The servicer is entitled to retain, from liquidation proceeds, a reserve for out-of-pocket liquidation expenses in an amount equal to the expenses, in addition to those previously incurred, as it reasonably estimates will be incurred. The servicer is permitted to grant payment extensions on a contract in accordance with its credit and collection policies and procedures if the servicer believes in good faith that an extension is necessary to avoid a termination and liquidation of the contract and will maximize the amount to be received by the owner trust under the contract. The servicer is permitted to agree to modifications or amendments to a contract in accordance with its credit and collection policies and procedures.

Evidence as to Compliance

         Annually, the servicer must deliver to the indenture trustee a report from a nationally recognized accounting firm stating that the accounting firm has audited the financial statements of the servicer or its parent and issued an opinion on those financial statements and that the accounting firm has examined and provided a report as to statements of the servicer concerning the servicer's controls over the servicing of:

    o    equipment contracts,

    o    installment sales contracts,

    o    promissory notes,

    o    loan and security agreements and

    o other similar types of receivables under servicing agreements substantially similar one to another.

Matters Regarding the Servicer

         The servicer may not resign from its obligations under a pooling and servicing agreement except if its duties are no longer permissible under applicable law. No resignation will become effective until a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. Removal of the servicer is permissible only upon the occurrence of an event of termination as discussed below.

         The servicer typically must maintain an insurance policy or financial guarantee bond in customary form covering errors and omissions by the servicer.

Servicing Compensation and Payment of Expenses

         Compensation to the servicer will include a monthly fee equal:

    o to the product of one-twelfth of a percentage per annum specified in your prospectus supplement multiplied by the contract pool principal balance as of the last day of the second preceding collection period, or

    o in the case of the servicing fee with respect to the collection period commencing on the date of transfer of the contracts, the contract pool principal balance as of the cut-off date,

         plus any

    o    late fees,

    o    late payment interest,

    o    documentation fees,

    o insurance administration charges, other administrative fees and any extension fees collected with respect to the contracts during the prior collection period and investment earnings on collections prior to deposit of these amounts in the collection account.

         The servicer will pay all expenses incurred by it in connection with its activities under the pooling and servicing agreement and, unless otherwise set forth in your prospectus supplement, the annual fees and expenses of the owner trustee as indenture trustee in connection with the notes. The servicer is authorized to waive any administrative fees or extension fees that may be collected in the ordinary course of servicing any contract.

Events of Termination

         An event of termination under a pooling and servicing agreement will occur if:

    o the servicer fails to make any required payment or deposit and the failure continues for five business days after notice from the indenture trustee or discovery by the servicer;

    o the servicer fails to observe in any material respect any agreements of the servicer set forth in the pooling and servicing agreement and the failure (1) materially and adversely affects the rights of the owner trust, the equity certificate holder or you, and (2) continues unremedied for 30 days after written notice to the servicer;

    o events of bankruptcy or insolvency occur with respect to the servicer; or

    o any representation, warranty or statement of the servicer made under the pooling and servicing agreement is incorrect in any material respect, and (1) has a material adverse effect on the owner trust or holders of the notes, and (2) continues uncured for 30 days after the acquiring of written notice.

Rights upon Event of Termination

         If an event of termination remains unremedied, the indenture trustee may, and at the written direction of the required majority of the noteholders, which shall be the same as that required for amendment of the pooling and servicing agreement, See "--Amendment" below, shall, terminate all of the rights and obligations of the servicer under the pooling and servicing agreement. A successor servicer will succeed to all the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement. The successor servicer will be entitled to similar compensation arrangements, except that any successor servicer will not be liable for any acts or omissions of the prior servicer occurring prior to a transfer of the servicer's servicing and related functions or for any breach by the prior servicer of any of its obligations. A majority of the noteholders may waive any default by the servicer under the pooling and servicing agreement and its consequences.

Amendment

         The parties may amend any pooling and servicing agreement:

    o    to cure any ambiguity,

    o to correct or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision, or

    o to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement but only if the amendment will not adversely affect in any material respect the interests of the noteholders.

         Any pooling and servicing agreement may also be amended in any respect by the parties with the consent of the required majority of the noteholders determined as described in the prospectus supplement for your notes, except that no amendment

    o that reduces the amount or changes the timing of any contract collections on any contracts or payments required to be distributed on any note,

    o that changes the interest rate on any note, that adversely affects the priority of payment of principal or interest to noteholders or

    o that reduces the noteholder percentage required to consent to these amendments or any waiver under the pooling and servicing agreement,

may be effective without the consent of the holder of each note. Also, an amendment under the foregoing sentence will not be effective unless each rating agency confirms that the amendment will not result in a reduction, qualification or withdrawal of the ratings on the notes.


               CERTAIN LEGAL MATTERS AFFECTING THE CONTRACTS

         To the extent provided in your prospectus supplement, certain of the contracts are "chattel paper", "general intangibles" and "accounts" as defined in the Uniform Commercial Code, or the UCC, in effect in the applicable state. Pursuant to the UCC for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. To the extent provided in your prospectus supplement, the depositor will cause the filing of appropriate UCC-1 financing statements to be made with the appropriate governmental authorities. The servicer will be obligated from time to time to take such actions as are necessary to protect and perfect the trust's interests in such contracts and their proceeds.

         The seller will convey the seller's interest in the equipment to the depositor. The depositor will convey such security interest in the equipment to the trust. UCC financing statements will not be filed to perfect any security interest in the equipment unless otherwise specified in your prospectus supplement. Moreover, in the event of the repossession and resale of equipment, it may be subject to a superior lien. In such case, the senior lienholder may be entitled to be paid the full amount of the indebtedness owed to it out of the sale proceeds before such proceeds could be applied to the payment of claims of the servicer on behalf of the trust.

         These provisions, in addition to the possible decrease in value of a repossessed item of equipment, may limit the amount realized on the sale of the collateral to less than the amount due on the related contract.


           MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of the anticipated material United States federal income tax consequences to beneficial owners of notes ("Note Owners") of the purchase, ownership and disposition of the notes. The summary does not purport to deal with the federal income tax consequences applicable to all categories of Note Owners, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Note Owners that are insurance companies; regulated investment companies; dealers in securities; certain financial institutions; tax-exempt organizations; partnerships, flow-thru entities other than partnerships, or holders of interests in such entities; or Note Owners that hold their notes as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for federal income tax purposes. Unless otherwise specifically described below, the summary is addressed only to Note Owners who purchase their notes at original issuance and who hold their notes as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). The summary is based upon current provisions of the Code, the Treasury regulations promulgated under the Code and judicial and administrative authorities and rulings, all of which are subject to change, which change may be retroactive. Moreover, there are no authorities on similar transaction involving interests issued by an entity with terms similar to those of the notes. Accordingly, prospective investors are urged to consult their own tax advisors in determining the particular federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes.

         Each owner trust will be provided with an opinion of tax counsel specified in the related prospectus supplement ("Federal Tax Counsel") regarding some of the related federal income tax matters discussed below which will be subject to the assumptions and discussions set forth therein. The opinion of Federal Tax Counsel will specifically address only those issues specifically identified below as being covered by that opinion; however, the opinion will also state that the additional discussion set forth below, insofar as it relates to matters of United States federal income tax law, is accurate in all material respects. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. Furthermore, no ruling on any of the issues discussed below will be sought from the IRS. Consequently, no assurance can be given that the IRS will not disagree with the conclusions set forth in such opinion or that a court will not agree with the IRS. For purposes of the following summary, references to the owner trust, the notes, and related terms, parties and documents shall be deemed to refer, unless otherwise specified in this prospectus, to each owner trust and the notes, and related terms, parties and documents applicable to the owner trust.

Tax Characterization of the Owner Trusts

         Upon the issuance of notes, Federal Tax Counsel will deliver its opinion, subject to the discussions and assumptions set forth therein, that the relevant owner trust will not be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. The opinion of Federal Tax Counsel will be based on the assumption that the terms of the related trust agreement and documents will be complied with, and on counsel's conclusions that the nature of the income of the owner trust, or restrictions, if any, on transfers of the equity interests in the owner trust, will exempt the owner trust from the rule that some publicly traded partnerships are taxable as corporations.

         If an owner trust were taxable as a corporation for federal income tax purposes, the owner trust would be subject to corporate income tax on its taxable income. The owner trust's taxable income would include all of its income with respect to the contracts and other assets held by the owner trust, which might be reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments of principal and interest on the notes. If a owner trust were taxable as a corporation for federal income tax purposes, the owner trust would be subject to corporate income tax on its taxable income. The owner trust's taxable income would include all of its income with respect to the contracts and other assets held by the owner trust, which might be reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments of principal and interest on the notes.

FASIT Qualification and FASIT Securities

         A trust or pool of assets will qualify as a financial asset securitization investment trust (a "FASIT") if (a) a FASIT election is in effect, (b) certain tests concerning the composition of the FASITs assets and the nature of the investors' interests in the FASIT are met on a continuing basis and (c) the trust is not a "RIC" as described in Section 851 of the Code. Pursuant to the trust agreement, and at the direction of the Seller, the owner trust may elect to be treated as a FASIT for federal income tax purposes, but only upon the delivery to the trustee of an opinion of counsel to the effect that, for federal income tax purposes, such election (a) will not cause any notes that were characterized as debt at the time of their issuance to be characterized as other than debt, (b) will not cause the owner trust to be treated as an association or publicly traded partnership taxable as a corporation, (c) will not cause or constitute an event in which gain or loss would be recognized by any holder of a note or a certificate, and (d) will be valid and will cause the owner trust to be treated as a FASIT for federal income tax purposes.

         Interests in a FASIT will be classified as either FASIT regular interests, which are generally treated as debt for federal income tax purposes, or FASIT ownership interests, which latter interests are generally not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related FASIT. The prospectus supplement for each series of notes will indicate which, if any, of such notes will be designated as the ownership interest. The ownership interest must be owned by a domestic "C" corporation but need not have any particular economic characteristics.

         Certain FASIT regular interests will be classified as "high-yield interests." A high-yield interest, although it is a regular interest, may only be held by a domestic C corporation that is fully subject to corporate income tax, another FASIT, or a dealer in securities who acquires such interest as inventory, rather than for investment. In addition, holders of high-yield interests are subject to limitations on offsetting income derived from such interest with losses. Holders of FASIT regular interests must report income from such interests under an accrual method of accounting.

Tax Consequences to Note Owners

Treatment of the Notes as Indebtedness

         The owner trust will agree, and the Note Owners will agree by their purchase of notes, to treat the notes as debt for federal tax purposes. Federal Tax Counsel will, subject to exceptions which, if applicable, will be specified in the related prospectus supplement and the assumptions set forth in the opinion, render its opinion to the owner trust that each series of notes, other than any series which is specifically identified as receiving different tax treatment in the applicable prospectus supplement, will be classified as debt for federal income tax purposes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the owner trust. If so treated, the owner trust might be treated as a publicly traded partnership that would be taxable as a corporation unless it met particular qualifying income tests, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Treatment of the notes as equity interests in a partnership could have adverse tax consequences to some holders, even if the owner trust were not treated as a publicly traded partnership taxable as a corporation. For example, income allocable to foreign holders might be subject to United States tax and United States tax return filing and withholding requirements, income allocable to tax-exempt holders might constitute "unrelated business taxable income" (if some, but not all, of the notes were recharacterized as equity in a partnership), individual holders might be subject to limitations on their ability to deduct their share of owner trust expenses, and income from the owner trust's assets would be taxable to Note Owners without regard to whether cash distributions are made to such Note Owners and without regard to the Note Owners' method of tax accounting. The discussion below assumes that the notes will be characterized as debt for federal income tax purposes.

Interest Income On The Notes

         General. Expect as discussed below, interest on a note generally is includable in a Note Owner's income as ordinary interest income when actually or constructively received, if the Note Owner uses the cash method of accounting for federal income tax purposes, or when accrued, if the Note Owner uses an accrual method of accounting for federal income tax purposes.

         Original Issue Discount. Notes of certain series may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Holders of notes issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest. The Code requires that information with respect to the original issue discount accruing on any note be reported periodically to the IRS and to certain categories of Note Owners.

         Each owner trust will report original issue discount, if any, to the Note Owners based on the Code provisions and the Treasury regulations relating to original issue discount (the "OID Rules"). The OID Rules concerning contingent payment debt instruments do not apply to the prepayable debt instruments, such as the notes.

         The OID Rules provide that, in the case of debt instruments such as the notes, (i) the amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the "Prepayment Assumption"), and (ii) adjustments will be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet to be issued. The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the notes will be the rate used in pricing the initial offering of those securities. If the notes of a series are issued with original issue discount, the Prospectus Supplement for that series of notes will specify the Prepayment Assumption. However, no representation is made that the notes of that series will, in fact, prepay at a rate based on the Prepayment Assumption or at any other rate.

         In general, a note will be treated as issued with original issue discount if its stated redemption price at maturity exceeds its issue price. Except as discussed below under "--Payment Lag Notes; Initial Period Considerations," and "--Qualified Stated Interest," and in the case of certain Variable Rate Notes (as defined below) and accrual notes, the stated redemption price at maturity of a note is its principal amount. The issue price of a note is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the class of notes is sold. Notwithstanding the general definition of original issue discount, a term not will not be treated as issued with original issue discount if such discount is less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a note apparently is computed for purposes of this de minimis rule as the sum, for all distributions included in the stated redemption price at maturity of the note, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the applicable closing date to the date on which each such distribution is expected to be made, determined under the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the note's stated redemption price at maturity. The OID Rules provide that Note Owners will include any de minimis original issue discount ratably as payments of stated principal are made on the notes.

         The Note Owner of a note issued with original issue discount must include in gross income the sum of the "daily portions" of such original issue discount for each day during its taxable year on which it held such note. In the case of an original Note Owner, the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an "accrual period") that begins on the day following a payment date (or in the case of the first such period, begins on the applicable closing date) and ends on the next succeeding payment date. The original issue discount accruing during each accrual period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.

         The portion of the original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions to be made on the note, if any, in future periods and (B) the distributions made on the note during the accrual period that are included in such note's stated redemption price at maturity, over (ii) the adjusted issue price of such note at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that the notes will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the notes. For these purposes, the original yield to maturity of the notes will be calculated based on their issue price and assuming that the notes will be prepaid in accordance with the Prepayment Assumption. The adjusted issue price of a note at the beginning of any accrual period will equal the issue price of such note, increased by the portion of the original issue discount that has accrued during prior accrual periods, and reduced by the amount of any distributions made on such note in prior accrual periods that were included in such note's stated redemption price at maturity. The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption.

         A subsequent Note Owner that purchases a note issued with original issue discount at a cost that is less than its remaining stated redemption price at maturity will also generally be required to include in gross income, for each day on which it holds such note, the daily portions of original issue discount with respect to the note, calculated as described above. However, if (i) the excess of the remaining stated redemption price at maturity over such cost is less than (ii) the aggregate amount of such daily portions for all days after the date of purchase until final retirement of such note, then such daily portions will be reduced proportionately in determining the income of such Note Owner.

         Qualified Stated Interest. Interest payable on a note which qualifies as "qualified stated interest" for purposes of the OID Rules will not be includable in the stated redemption price at maturity of the note. Conversely, if the interest on a note does not constitute "qualified stated interest," such interest will be includable in the stated redemption price at maturity of the note and the note, consequently, will have original issue discount. Interest payments will not qualify as qualified stated interest unless the interest payments are "unconditionally payable." The OID Rules state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Rules. Any terms or conditions that do not reflect arm's length dealing or that the Note Owner does not intend to enforce are not considered.

         Premium. A purchaser of a note that purchases such note at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such note at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method over the life of the note. The Prepayment Assumption is probably taken into account in determining the life of the note for this purpose. Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the note.

         Payment Lag Notes; Initial Period Considerations. Certain notes may provide for distributions of interest based on a period that is the same length as the interval between payment dates but ends prior to each payment date. Any interest that accrues prior to the applicable closing date may be treated under the OID Rules either (i) as part of the issue price and the stated redemption price at maturity of the notes or (ii) as not included in the issue price or the stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

         Variable Rate Notes. Under the OID Rules, notes paying interest at a variable rate (each, a "Variable Rate Note") are subject to special rules. A Variable Rate Note will qualify as a "variable rate debt instrument" if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate Note by more than a specified de minimis amount; (ii) it provides for stated interest, paid or compounded at least annually, at a current value of (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and
(iii) it does not provide for any principal payments that are contingent, as defined in the OID Rules, except as provided in (i), above. Because the OID Rules relating to contingent payment debt instruments do not apply to prepayable debt instruments, such as the notes, principal payments on the notes should not be considered contingent for this purpose.

         A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate Note is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Rules. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Rules. In addition, under the OID Rules, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate Note will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate"). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate Note's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate, but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate Note or the restriction is not reasonably expected as of the issue date to significantly affect the yield of the Variable Rate Note.

         An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Rules also provide that other variable rates may be treated as objective rates if so designated by the IRS in the future. Despite the foregoing, a variable rate of interest on a Variable Rate Note will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate Note's term. Further, an objective rate does not include a rate that is based on information that is within the control of the issuer (or a party related to the issuer) or that is unique to the circumstances of the issuer (or a party related to the issuer). An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Rules also provide that if a Variable Rate Note provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate Note's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate"). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate Note's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

         For Variable Rate Notes that qualify as "variable rate debt instruments" under the OID Rules and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "Single Variable Rate Note"), original issue discount is computed as described above in "--Interest Income on the Notes--Original Issue Discount" based on the following: (i) stated interest on the Single Variable Rate Note which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest; (ii) by assuming that the variable rate on the Single Variable Rate Note is a fixed rate equal to: (a) in the case of a Single Variable Rate Note with a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate Note with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Rate Note; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii), above.

         In general, any Variable Rate Note other than a Single Variable Rate Note (a "Multiple Variable Rate Note") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate Note. The OID Rules generally require that such a Multiple Variable Rate Note be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate Note's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate Note. (A Multiple Variable Rate Note may not bear more than one objective rate.) In the case of a Multiple Variable Rate Note that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate Note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate Note as of the Multiple Variable Rate Note's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate Note is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

         Once the Multiple Variable Rate Note is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amounts of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the original issue discount rules to the "equivalent" fixed rate debt instrument in the manner described above in "--Interest Income on the Notes--Original Issue Discount." A holder of the Multiple Variable Rate Note will account for such original issue discount and qualified stated interest as if the holder held the "equivalent" fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate Note during the accrual period.

         If a Variable Rate Note does not qualify as a "variable rate debt instrument" under the OID Rules, then the Variable Rate Note would be treated as a contingent payment debt obligation. The manner in which a Variable Rate Note would be taxed if such note were treated as a contingent payment debt obligation is not governed by the OID Rules relating to contingent payment debt obligations since such OID Rules do not apply to prepayable debt instruments, such as the notes. Treasury regulations do not otherwise address this point.

         Market Discount. A Note Owner that acquires a note at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a prepayment. In particular, the Note Owner will be required to allocate that principal distribution first to the portion of the market discount on such note that has accrued but has not previously been includable in income, and will recognize ordinary income to that extent. In general, unless Treasury regulations when issued provide otherwise, market discount on a note may be treated, at the election of the Note Owner of the note, as accruing either
(i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to stated interest on the note).

         In addition, a Note Owner may be required to defer deductions for a portion of the Note Owner's interest expense on any debt incurred or continued to purchase or carry a note purchased with market discount. The deferred portion of any interest deduction would not exceed the portion of the market discount on the note that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the note. The Code requires that information necessary to compute accruals of market discount be reported periodically to the IRS and to certain categories of Note Owners.

         Notwithstanding the above rules, market discount on a note will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such note multiplied by its weighted average remaining life. Weighted average remaining life presumably is calculated in a manner similar to weighted average life (described above under "--Interest Income on the Notes--Original Issue Discount"), taking into account distributions (including prepayments) prior to the date of acquisition of such note by the subsequent purchaser. If market discount on a note is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on such note in proportion to the amounts of such principal distributions, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

         Election To Treat All Interest Under The Constant Yield Rules. The OID Rules provide that the holder of a debt instrument may elect to include in gross income all interest that accrues on such debt instrument using the constant yield method. For purposes of this election, interest includes stated interest, original issue discount, and market discount, as adjusted to account for any premium. Note Owners should consult their own tax advisors regarding the availability or advisability of such an election.

Sales Of Notes

         If a note is sold or exchanged, the Note Owner will recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the note. A Note Owner's adjusted basis in a note generally equals the cost of the note to the Note Owner, increased by OID and market discount reported by the Note Owner with respect to the note and reduced (but not below zero) by distributions on the note (other than qualified stated interest) received by the holder and by amortized premium. While any such gain or loss generally will be capital gain or loss, gain recognized on the sale of a note by a Note Owner who purchased the note at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the note was held by such seller, reduced by any market discount includable in income under the rules described above under "--Interest Income on the Notes--Market Discount." Furthermore, the notes will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a note by a bank or other financial institution to which such section applies would be ordinary income or loss.

Short-Term Notes

         In the case of a note with a maturity of one year or less from its issue date (a "Short-Term Note"), no interest is treated as qualified stated interest, and therefore all interest is included in original issue discount. Note Owners that report income for federal income tax purposes on an accrual method and some other Note Owners, including banks and certain dealers in securities, are required to include original issue discount in income on Short-Term Notes on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding.

         Any other Note Owner of a Short-Term Note is not required to accrue original issue discount for federal income tax purposes, unless it elects to do so. In the case of a Note Owner that is not required, and does not elect, to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of a Short-Term Note is ordinary income to the extent of the original issue discount accrued on a straight-line basis, or, if elected, according to a constant yield method based on daily compounding, through the date of sale, exchange or retirement. In addition, Note Owners that are not required, and do not elect, to include original issue discount in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a Short-Term Note in an amount not exceeding the deferred interest income with respect to the Short-Term Note, which includes both the accrued original issue discount and accrued interest that are payable but that have not been included in gross income, until the deferred interest income is realized. A Note Owner may elect to apply the foregoing rules, except for the rule characterizing gain on sale, exchange or retirement as ordinary, with respect to "acquisition discount" rather than original issue discount. Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the Note Owner's basis in the Short-Term Note. This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which the election applies, unless revoked with the consent of the IRS. A Note Owner's tax basis in a Short-Term Note is increased by the amount included in the Note Owner's income with respect to the Short-Term Note.

Foreign Investors In Notes

         Except as discussed below, a Note Owner that is not a "United States person" (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a note provided that (i) the holder complies to the extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a United States person, (ii) the holder is not a "10-percent shareholder" within the meaning of Section 871(h)(3)(B) of the Code, which could be interpreted to include a person that directly or indirectly owns 10% or more of the equity interests in the owner trust, (iii) the holder is not a "controlled foreign corporation" (as defined in the Code) related to the owner trust, (iv) such distribution is not contingent, and (v) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a note. For these purposes, the term "United States person" means (i) a citizen or resident of the United States, (ii) a corporation (or other entity properly treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States or any State (or the District of Columbia), (iii) an estate whose income is includable in gross income for United States federal income taxation regardless of its source, and (iv) a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. A "Foreign Person" is any person that is not a United States person. Each Note Owner should consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person generally will be exempt from United States federal income and withholding tax, provided that: (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

         If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits," within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

Backup Withholding On Notes

         Distributions made on the notes and proceeds from the sale of notes to or through certain brokers may be subject to a "backup" withholding tax if the holder of the notes fails to comply with certain identification procedures, unless the Note Owner is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status. Any amounts so withheld from distributions on the notes would be allowable as a credit against the Note Owner's federal income tax and may be refundable by the IRS.


                     STATE AND LOCAL TAX CONSIDERATIONS

         The discussion above does not address the tax consequences of the purchase, ownership or disposition of notes under any state or local tax laws. We recommend that investors consult their own tax advisors regarding state and local tax consequences.

                                   * * *

THE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTE OWNER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.


                            ERISA CONSIDERATIONS

General

         A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the certificates or notes. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors:

    o whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

    o whether the investment satisfies the applicable diversification requirements;

    o whether the investment is in accordance with the documents and instruments governing the plan; and

    o whether the investment is prudent, considering the nature of the investment.

         In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code, or any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a "Plan"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Section 406 of ERISA and Section 4975 of the Code imposes excise taxes upon such persons. Goldman, Sachs & Co., the servicer, the trustee, the indenture trustee and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include the underlying assets of a related trust (i.e., the Receivables) and not merely an interest in the securities issued by such Trust, transactions occurring in the management of such assets might constitute prohibited transactions and the fiduciary investment standards of ERISA could apply to the assets of the related Trust, unless a statutory, regulatory or administrative exception or exemption applies.

ERISA Considerations Relating to Plan Assets

         Plan Assets. In 29 C.R.F ss.2510.3-101 (the "Plan Asset Regulations"), the U.S. Department of Labor ("DOL") has defined what constitutes "plan assets" for purposes of ERISA and Section 4975 of the Code. The Plan Asset Regulations provide that if a Plan makes an investment in an "equity interest" in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulations apply. As a result, (i) if a Plan is deemed to have acquired an interest in the assets of the owner trust and not merely an interest in the notes, (ii) the fiduciary investment standards of ERISA could apply to such assets and (iii) transactions occurring in the course of managing, operating and servicing the owner trust and its assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

         Under the Plan Asset Regulations, the assets of the owner trust would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the owner trust and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such notes will be eligible for purchase by Plans. The debt status of any of the offered notes will be dependent upon the particular characteristics of each class of security offered and could be affected subsequent to their issuance by changes in the financial condition of the investment trust. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the owner trust or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the owner trust or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

Underwriter Exemption

         General Discussion. The DOL has granted to Goldman, Sachs & Co. an individual exemption, Prohibited Transaction Exemption 89-88 which was amended by Prohibited Transaction Exemption 97-34 ("PTE 97-34"), further amended pursuant to Prohibited Transaction Exemption 2000-58 ("PTE 2000-58"), and the DOL recently announced in Prohibited Transaction Exemption 2002-19 that it will be further amended (collectively, the "Exemption"), which is applicable to asset-backed securities which meet its requirements whenever Goldman, Sachs & Co. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving) pools of certain enumerated categories of consumer receivables, credit instruments, and obligations and the purchase, sale and holding of securities which represent beneficial ownership interests in the assets of, or obligations of, such trusts. Generally, the Exemption does not apply to investment trusts whose assets include contracts which are leases, as opposed to installment obligations, although the rights to receive the lease payments may serve as collateral in addition to the equipment.

         General Conditions Of Exemption. The Exemption sets forth general conditions which must be satisfied for a transaction relating to assets such as the Contracts involving the purchase, sale and holding of asset-backed securities to be eligible for exemptive relief hereunder:

         First, the acquisition of securities by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

         Second, the assets held by the investment trust must be secured.

         Third, because the securities are not issued in "designated transactions" (as described below), they may not be subordinated.

         Fourth, the securities at the time of acquisition by the Plan must generally be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc. or Fitch, Inc. (each, a "rating agency").

         Fifth, the trustee and the indenture trustee generally cannot be an affiliate of any member (other than the underwriter) of the "Restricted Group" which consists of any of the following:

    o the underwriter as defined in the Exemption, in this case Goldman, Sachs & Co.;

    o    the depositor

    o    each servicer;

    o the counterparty of any "interest swap" (as described below) held as an asset of the trust fund; and

    o any obligor with respect to contracts constituting more than 5% of the aggregate unamortized principal balance of the assets held in the investment trust as of the date of initial issuance of the securities.

         Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to, and retained by, the depositor pursuant to the assignment of the contracts to the related trust fund must represent not more than the fair market value of such contracts; and the sum of all payments made to, and retained by, any servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith.

         Seventh, the following seasoning requirements must be met:

    o The investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools;

    o Securities evidencing interests in such other investment pools must have been rated in one of the three highest generic rating categories by one of the rating agencies for at least one year prior to a Plan's acquisition of securities; and

    o Securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of securities.

         Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. The depositor assumes that only Plans that are accredited investors under the federal securities laws will purchase the securities.

         Recent Amendments To Exemption. As relevant to the notes, PTE 2000-58 (the "Amendment") recently amended the Exemption to make the acquisition of asset-backed securities by Plans in an initial offering or in a secondary market transaction and the holding or transfer of securities on or after November 13, 2000 eligible for exemptive relief to a broader range of such securities. Prior to such amendment, such securities had to be pass-through certificates issued by a investment trust which was a grantor trust, REMIC or a FASIT whose corpus could not include certain types of assets such as interest-rate swaps.

         The Amendment to the Exemption permits investment trusts to issue asset-backed securities which are notes, as well as pass-through certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the investment trust's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the investment trust and its assets would not be necessary with respect to notes with no substantial equity features issued as obligations of the trust. However, effective for the acquisition, holding or transfer of notes between a Plan and a party in interest which occurs on or after November 13, 2000, the Exemption would provide prohibited transaction exemptive relief.

         Types of Trust Funds. The Amendment has expanded the types of permitted trust funds to include owner trusts, as well as grantor trusts, REMICs and FASITs. Owner trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by our creditors in the event of bankruptcy or other insolvency and must provide certain legal opinions.

         Permitted Assets. The Amendment permits an interest-rate swap to be an asset of an investment trust which issues securities acquired by Plans in an initial offering or in the secondary market on or after November 13, 2000 and clarifies the requirements regarding yield supplement agreements. An interest-rate swap (or if purchased by or on behalf of the investment trust) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust asset if it: (a) is an "eligible Swap;" (b) is with an "eligible counterparty;" (c) is purchased by a "qualified plan investor;" (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the investment trust to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or depositor.

         An "eligible Swap" is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the investment trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the investment trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

         An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

         A "qualified plan investor" is a Plan or Plans where the decision to buy such class of securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either: (a) a "qualified professional asset manager" ("QPAM") under Prohibited Transaction Class Exemption 84-14 ("PTCE 84-14") (see below), (b) an "in-house asset manager" under Prohibited Transaction Class Exemption 96-23 ("PTCE 96-23") (see below) or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the securities are acquired by the Plan.

         In "ratings dependent Swaps" (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the Swap Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by a Plan which involves such ratings dependent Swap.

         "Non-ratings dependent Swaps" (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the investment trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

         An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the investment trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the investment trust ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the investment trust with respect to securities purchased by Plans on or after April 7, 1998 if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged;
(d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the owner and indenture trustee; (e) it is entered into between the investment trust and an eligible counterparty and (f) it has an Allowable Notional Amount.

         Pre-Funding Accounts. The Exemption was amended by PTE 97-34 to extend exemptive relief to securities issued in transactions using pre-funding accounts whereby a portion of the Receivables backing the securities are transferred to the trust fund within a specified period following the closing date ("DOL Pre-Funding Period") (see below) instead of requiring that all such Receivables be either identified or transferred on or before the closing date. The relief is effective provided that the following conditions are met:

         First, the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered ("Pre-Funding Limit") must not exceed twenty-five percent (25%).

         Second, all Receivables transferred after the closing date (referred to here as "Additional Receivables") must meet the same terms and conditions for eligibility as the original receivables used to create the trust fund, which terms and conditions have been approved by the rating agency.

         Third, the transfer of such Additional Receivables to the trust fund during the DOL Pre-Funding Period must not result in the securities receiving a lower credit rating from the rating agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust fund.

         Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the Receivables in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Receivables which were transferred to the trust fund on the closing date.

         Fifth, either:

    o the characteristics of the Additional Receivables must be monitored by an insurer or other credit support provider which is independent of us; or

    o an independent accountant retained by us must provide us with a letter (with copies provided to the rating agency, the underwriter and the trustee) stating whether or not the characteristics of the Additional Receivables conform to the characteristics described in the prospectus, prospectus supplement, Private Placement Memorandum ("Offering Documents") and/or the Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Receivables which were transferred as of the closing date.

         Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement.

         Seventh, amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the rating agency and:

    o are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or

    o have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the rating agency ("Acceptable Investments").

         Eighth, certain disclosure requirements must be met.

         Revolving Pool Features. The Exemption only covers securities backed by "fixed" pools of assets which require that all the assets must be transferred to the trust fund or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, securities issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes that are not deemed to constitute "equity interests" for purposes of ERISA and are backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "- ERISA Considerations Relating to Notes."

         Limitations On Scope Of The Exemption. If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the notes by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a note on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of notes by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the Contracts in the owner trust provided that: (i) the Plan is not an Excluded Plan, (ii) each Plan's investment in each class of notes does not exceed 25% of the outstanding notes in the class, (iii) after the Plan's acquisition of the notes, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of a trust containing assets which are sold or serviced by the same entity and
(iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of securities issued by the owner trust and at least 50% of the aggregate interests in the owner trust are acquired by persons independent of the Restricted Group.

         Alternative for Insurance Company General Accounts. In the event that securities do not meet the requirements of the Exemption solely because they are subordinated or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase such securities indirectly pursuant to Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") which permits insurance company general accounts as defined in PTCE 95-60 to purchase such securities if they otherwise meet all of the other requirements of the Exemption.

         Notes. In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 ("PTCE 91-38") (regarding investments by bank collective investments funds), Prohibited Transaction Class Exemption ("PTCE 84-14") (regarding transactions effected by "qualified professional asset managers"), Prohibited Transaction Class Exemption ("PTCE 95-60") (regarding investments by insurance company general accounts) and Prohibited Transaction Class Exemption 96-23 ("PTCE 96-23") (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions. By its acceptance of a note, each noteholder that is a Plan, is deemed to have represented that its acquisition and holding of such note will not result in a non-exempt prohibited transaction under ERISA or the Code.

EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED NOTES. BEFORE PURCHASING NOTES IN RELIANCE ON THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE NOTES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH NOTES.

         Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code. In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or a Code
Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in notes under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.


                            RATINGS OF THE NOTES

         The owner trust will not sell notes of a series unless one or more nationally recognized rating agencies rate the notes of that series in a rating category that signifies investment grade. Any rating that is made may be lowered or withdrawn by the assigning rating agency at any time if, in its judgment, circumstances so warrant. If a rating or ratings of notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the notes so qualified, reduced or withdrawn.

         The rating of the notes should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold notes, inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings of the notes do not address the likelihood of payment of principal on any class of notes prior to the stated maturity date of the notes, or the possibility of the imposition of United States withholding tax with respect to non-United States persons.


                              USE OF PROCEEDS

         The proceeds from the sale of the notes of each series, after funding a portion of the cash collateral account or other form of credit enhancement for the series and paying the expenses of the sponsor, will be used to pay the purchase price due to the depositor.


                            PLAN OF DISTRIBUTION

         The sponsor or the owner trust may sell notes to or through underwriters at the prices set forth in your prospectus supplement or in negotiated transactions at varying prices, and also may sell notes directly to other purchasers or through agents. The sponsor intends to offer the notes through these various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of notes may be made through a combination of these methods.

         The underwriters will be obligated to purchase all of the notes described in your prospectus supplement if any such notes are purchased. The place and time of delivery for your notes will be set forth in your prospectus supplement.

         The sponsor, the originators, the depositor and certain of its affiliates may agree to indemnify the underwriters and agents who participate in the distribution of the notes against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwritten may be required to make.

         Funds in cash collateral accounts and the trust accounts may, from time to time, be invested in certain investments acquired from the underwriters.

         If and to the extent required by applicable law or regulation, this prospectus and your prospectus supplement will also be used by the underwriters after the completion of the offering for market-making transactions in the notes. Sales will be made at negotiated prices determined at the time of sales.

         If and to the extent required by applicable law or regulation, this prospectus and the prospectus supplement will also be used by the underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the notes in which the underwriter acts as principal. The underwriter may also act as agent in these transactions. Sales will be made at negotiated prices determined at the time of sale.


                               LEGAL MATTERS

         Skadden, Arps, Slate, Meagher & Flom LLP or other counsel specified in your prospectus supplement, will provide a legal opinion relating to the notes in its capacity as special counsel to the sponsor and the underwriters. Other legal matters for underwriters will be passed upon by counsel to underwriters.


                    WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus and the supplement relating to each series contain summaries of the material terms of the documents they refer to, but do not contain all of the information set forth in the registration statement of which this prospectus is a part. For further information, we refer you to such registration statement. You can inspect and copy the registration statement at the public reference facilities maintained by the Securities and Exchange Commission. The Securities and Exchange Commission 's public reference facilities are located at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Information as to the operation of the public reference facility is available by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet Web site that contains reports, proxy and information statements and other information that we file electronically with the SEC. The address of such Internet Web site is (http://www.sec.gov).

         This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the notes and certificates referred to in this prospectus and any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer of securities to any person in any state or other jurisdiction in which such offer would be unlawful.

         If you are a beneficial owner of the notes to whom a prospectus has been delivered, the sponsor will, on request, send you a copy of the information that has been incorporated by reference in this prospectus. The sponsor will provide this information at no cost to you. Please address requests to: GS Mortgage Securities Corp., 85 Broad Street, New York, New York 10004, Telephone Number is (212) 902-1000.





                               INDEX OF TERMS


Acceptable Investments...........................................................................................61
accrual period...................................................................................................48
Additional Receivables...........................................................................................60
Allowable Interest Rate..........................................................................................58
Allowable Notional Amount........................................................................................58
Amendment........................................................................................................57
average interest rate............................................................................................60
Clearstream......................................................................................................29
Code.............................................................................................................44
Definitive Securities............................................................................................30
DOL..............................................................................................................55
DOL Pre-Funding Period...........................................................................................60
DTC..............................................................................................................29
eligible contract................................................................................................13
eligible counterparty............................................................................................58
eligible yield supplement agreement..............................................................................59
ERISA............................................................................................................54
Euroclear........................................................................................................29
Exemption........................................................................................................56
EYS Agreement....................................................................................................59
FASIT............................................................................................................45
Federal Tax Counsel..............................................................................................45
Financial Intermediary...........................................................................................30
Foreign Person...................................................................................................53
Investor-Based Exemptions........................................................................................62
Leveraged........................................................................................................58
Multiple Variable Rate Note......................................................................................50
Note Owners......................................................................................................44
objective rate...................................................................................................50
Offering Documents...............................................................................................60
OID Rules........................................................................................................47
Participant......................................................................................................29
Plan.............................................................................................................55
Plan Asset Regulations...........................................................................................55
Pre-Funding Limit................................................................................................60
Prepayment Assumption............................................................................................47
Presumed Single Qualified Floating Rate..........................................................................49
Presumed Single Variable Rate....................................................................................50
PTCE 84-14...................................................................................................59, 62
PTCE 91-38.......................................................................................................62
PTCE 95-60...................................................................................................61, 62
PTCE 96-23...................................................................................................59, 62
PTE 2000-58......................................................................................................56
PTE 97-34........................................................................................................56
QPAM.............................................................................................................59
qualified floating rate..........................................................................................49
Qualified institution............................................................................................28
qualified plan investor..........................................................................................59
rating agency....................................................................................................57
Restricted Group.................................................................................................57
Rules............................................................................................................30
Short Term Note..................................................................................................52
Similar Law......................................................................................................62
Single Variable Rate Note........................................................................................50
Swap.............................................................................................................58
Swap Agreement...................................................................................................58
Trust Accounts...................................................................................................28
United States Person.............................................................................................53
Variable Rate Note...............................................................................................49

           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED _________, ____

                                                             $____________
                         [ ] STUDENT LOAN TRUST ____-_

                         GS MORTGAGE SECURITIES CORP.
                                   Depositor

                                                                  [ ]
                                    Seller
                    FLOATING RATE ASSET-BACKED SENIOR NOTES

The sources for payment of the senior notes are a pool of education loans originated under the Federal Family Education Loan Program to students and parents of students, substantially all of which are guaranteed by ____________________, held by the trust, cash, held by the trust and an interest rate swap.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-_ OF THIS PROSPECTUS SUPPLEMENT AND PAGE __ OF THE PROSPECTUS. THE SENIOR NOTES ARE ASSET-BACKED SECURITIES ISSUED BY A TRUST. THE SENIOR NOTES ARE NOT INTERESTS IN OR OBLIGATIONS OF THE SELLER, THE DEPOSITOR OR ANY OF THEIR AFFILIATES.

                    ORIGINAL PRINCIPAL     INTEREST RATE     FINAL MATURITY        PRICE TO         UNDERWRITING     PROCEEDS TO THE
                          AMOUNT            (PER ANNUM)          DATE(1)            PUBLIC            DISCOUNT        DEPOSITOR(2)

Per Class A-1 Note     $___________      Three-Month           ___________          _____%            _______%           ______%
                                         LIBOR plus ____%
                                         annually,
                                         subject to an
                                         interest rate cap

Per Class A-2 Note     $___________      Three-Month           __________           _____%            _______%           ______%
                                         LIBOR plus ____%
                                         annually,
                                         subject to an
                                         interest rate cap

Total...........       $___________

(1)  The quarterly payment date of ___________ and __________, as applicable.
(2)  Plus accrued interest, if any, from the date of initial issuance.

The senior notes will be delivered in book-entry form only through The Depository Trust Company, Clearstream, societe anonyme and the Euroclear System on or about ______, ____ against payment in immediately available funds.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

                  Prospectus Supplement dated ________, ____


YOU SHOULD RELY ON INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT. We provide information to you about the senior notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your senior notes and (2) this prospectus supplement, which describes the specific terms of your senior notes. UNTIL __________, ____ ALL DEALERS THAT EFFECT TRANSACTIONS IN THE SENIOR NOTES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS REQUIREMENT IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. We are not offering the senior notes in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers. Certain persons participating in the offering of the senior notes may engage in transactions that stabilize, maintain or otherwise affect the prices of the senior notes. These transactions could cause the prices of the senior notes to be higher than they might otherwise be in the absence of these transactions. See "Underwriting" in this prospectus supplement.

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT


SUMMARY OF TERMS.............................................................S-2

RISK FACTORS.................................................................S-8

FORMATION OF THE TRUST......................................................S-15

THE SELLER AND THE SERVICER.................................................S-16

THE FINANCED STUDENT LOAN POOL..............................................S-16

DESCRIPTION OF THE NOTES....................................................S-24

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS........................S-33

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS....................S-54

ERISA CONSIDERATIONS........................................................S-55

UNDERWRITING................................................................S-55

LEGAL MATTERS...............................................................S-56

REPORTS TO SECURITYHOLDERS..................................................S-56

FORWARD LOOKING STATEMENTS..................................................S-57

ANNEX I.....................................................................S-58

INDEX OF PRINCIPAL TERMS....................................................S-63

                               SUMMARY OF TERMS

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the senior notes, you should carefully read this entire prospectus supplement and the accompanying prospectus.

o This summary provides an overview to aid your understanding and is qualified by the full description of this other information in this prospectus supplement and the accompanying prospectus.

o You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Principal Terms" beginning on page S-__ in this prospectus supplement.

Principal Parties

                                   THE TRUST

o        [                             ] Student Loan Trust ____-_

                                 THE DEPOSITOR

o GS Mortgage Securities Corp., an indirect, wholly owned subsidiary of Goldman, Sachs & Co.

                         THE SELLER AND ADMINISTRATOR

o        ____________________

                                 THE SERVICER

o        _________

                          THE ELIGIBLE LENDER TRUSTEE

o        ________________

                             THE INDENTURE TRUSTEE

o        ________________

                             THE SWAP COUNTERPARTY

o        ________________


Dates

Quarterly payment dates

Payments on the senior notes will be made to you on the [ ]th day of each January, April, July and October. If the [ ]th is not a business day, payments will be made to you on the next business day. The first quarterly payment date is __________, ____.

Cutoff Date

__________, ____. The trust will receive payments made on the related student loans on and after this date.

Closing Date

On or about __________, ____.

Description of the Securities

The Trust is offering the following student loan floating rate asset-backed senior notes pursuant to this prospectus:

o        Class A-1 Notes in the aggregate principal amount of $____________; and

o        Class A-2 Notes in the aggregate principal amount of $___________.

The trust is also issuing $__________ aggregate principal amount of floating rate asset-backed subordinate notes. The trust is not offering the subordinate notes pursuant to this prospectus.

The trust will issue the senior notes in book-entry form in minimum denominations of $1,000 and in multiples of $1,000 in excess of $1,000.

You may hold your senior notes through The Depository Trust Company, Clearstream or the Euroclear System.

Interest Payments

The note rate for each class of senior notes is specified on the cover page of this prospectus supplement. The interest rate on a class of senior notes is subject to an interest rate cap. Interest with respect to the senior notes will be calculated on the basis of the actual number of days elapsed in the related quarterly interest period and a 360-day year.

The first step in computing the interest rate cap for any quarterly interest period is to determine the percent equivalent of (1) the sum of expected interest collections and any net trust swap receipt less any net trust swap payment, the administration fee and the servicing fee divided by (2) the aggregate principal amount of the notes as of the last day of this quarterly interest period. The servicer determines the interest rate cap by multiplying the percent obtained in the preceding sentence by 365 (or 366 in the case of a leap year) and then dividing it by the number of days in the related quarterly interest period.

Expected interest collections equal the sum of:

o the amount of interest accrued on the student loans, net of any monthly rebate fees and other amounts required to be remitted to the Department of Education;

o    all interest subsidy payments and special allowance payments accrued; and

o    specified investment earnings.

Since your senior notes are subject to an interest rate cap, you may not receive interest on your senior notes at the applicable note rate. The difference between interest payable at the note rate and interest actually paid to you on a quarterly payment date may be paid to you on a future quarterly payment date. The ratings of the notes do not address the likelihood of the payment to you of any these amounts.

Principal Payments

Principal will be paid on the senior notes on each quarterly payment date in an amount generally equal to the principal collections with respect to the related student loans for the preceding quarterly period until the senior notes have been paid in full.

Principal payments on the senior notes generally will be made to the holders of the senior notes sequentially. No principal will be paid on the Class A-2 Notes until the Class A-1 Notes have been paid in full. No principal will be paid on the subordinate notes until the senior notes have been paid in full.

An exception to this rule is that following a default under the indenture and the acceleration of the notes, principal will be paid first on a pro rata basis, to each class of senior notes until they have been paid in full, and second, to the subordinate notes until they have been paid in full.

Priority of Payments

On each quarterly payment date, the indenture trustee will make the following distributions to the extent of available funds:

o    to the servicer and administrator, specified fees;

o pro rata, to the senior noteholders, interest and to the swap counterparty, any net swap payment;

o    to the subordinate noteholders, interest;

o    to the senior noteholders, principal; and

o    to the reserve account, remaining funds.

Any shortfalls in funds available to make interest and principal distributions required to be made on the notes on a quarterly payment date may be paid on future quarterly payment dates.

Final Maturity Dates

To the extent not previously paid prior to these dates, the unpaid principal amount of each class of senior notes will be payable in full on the final maturity date listed on the cover page of this prospectus supplement.

Auction Sale

Any student loans remaining in the trust as of the end of the collection period immediately preceding the __________ quarterly payment date will be offered for sale. The proceeds of any sale will be used to redeem your senior notes. The auction price must at least equal the unpaid principal amount of the notes, plus accrued and unpaid interest thereon.

Optional Redemption

Any notes that remain outstanding on any quarterly payment date on which ____________________, or an assignee of ____________________, exercises its option to purchase all of the assets of the trust will be prepaid in whole at the applicable redemption price on this quarterly payment date. The redemption price for any class of notes will equal the unpaid principal amount of that class, plus accrued and unpaid interest thereon. The redemption price may not include payment of all interest that you did not receive as a result of the interest rate cap. Neither ____________________ nor its assignee may exercise this option until the unpaid principal amount of the senior notes and the subordinate notes is less than or equal to 20% of the initial unpaid principal amount of the senior notes plus the subordinate notes.

Trust Property

The primary property of the trust will include:

o    the student loans;

o all amounts collected on the student loans on or after the cutoff date; (net of interest accrued prior to the cutoff date);

o    amounts on deposit in the accounts of the trust; and

o    the interest rate swap.

The Initial Financed Student Loans

The student loans consist of specified guaranteed education loans to students and parents of students made under the Federal Family Education Loan Program. All of the student loans are reinsured by the Department of Education. The student loans to be transferred by ____________________ to the trust on the closing date have the following characteristics as of __________, ____:

o    Aggregate principal amount: $______________

o    Weighted average original term: ______ mths

o    Weighted average remaining term: ______ mths

o    Stafford Loans (%): _____%

o    Federal Consolidation Loans (%): _____%

o    PLUS Loans (%): ____%

o    SLS Loans (%): ____%

o    Percent guaranteed by _________: _____%

by the trust.

The Collection Account

On the closing date, the depositor will make an initial deposit of $_____________ into the collection account.

Credit Enhancement

The credit enhancement for the senior notes will consist primarily of the following:

o    reserve account; and

o    subordination of the subordinate notes.

The Reserve Account

The depositor will establish a reserve account with the indenture trustee. Funds on deposit in the reserve account on each quarterly payment date will be available to cover shortfalls in distributions of interest and principal on the senior notes to the extent described in this prospectus supplement. The reserve account will be funded as follows:

o On the closing date, the depositor will make an initial deposit of $_________ into the reserve account.

o On each quarterly payment date, any available funds remaining after making all prior distributions required to be made, will be deposited into the reserve account.

Amounts in the reserve account on any quarterly payment date (after giving effect to all distributions to be made on this date) in excess of the specified reserve account balance will be released to ____________________ or an affiliate. The specified reserve account balance for any quarterly payment date will be the greater of (1) ____% of the outstanding principal balance of the notes and (2) $_______.

Subordination of the Subordinate Notes

The subordination of the subordinate notes to the senior notes as described in this prospectus supplement will provide additional credit enhancement for the senior notes. Any losses on the student loans not covered by other forms of credit enhancement will be allocated to the subordinate notes before being allocated to the senior notes.

Interest Rate Swap

The trust and the swap counterparty have entered into an interest rate swap. Unless terminated earlier, the interest rate swap will terminate on the _____, ____ quarterly payment date. The trust will owe the swap counterparty a net swap payment when (1) the weighted average discount rate per annum for direct obligations of the United States with a maturity of 13 weeks plus a specified percentage is greater than (2) the London interbank offered rate for deposits in U.S. dollars having a maturity of three months. The swap counterparty will owe the trust a net swap receipt when the calculation described in the immediately preceding sentence is negative.

The amount of a net swap payment or a net swap receipt is the product of the difference in the rates described in clause (1) and clause (2) above and the interest rate swap's scheduled notional amount.

The scheduled notional amount for any quarterly payment date will be the lesser of (1) the outstanding principal balance of the notes and (2) the amounts set forth in Exhibit A to this prospectus supplement. The depositor expects the scheduled notional amount for any quarterly payment date to initially equal approximately __% of the then outstanding principal balance of the senior notes and the subordinate notes. However, following the closing date, the depositor may agree with the swap counterparty to cause the scheduled notional amount to equal the outstanding principal balance of the notes.

While the interest rate swap is in effect, it will reduce, but not eliminate, the risk that a note rate will be determined by the interest rate cap.
Tax Status

Upon the issuance of the notes and the certificates, Skadden, Arps, Slate, Meagher & Flom LLP, as federal tax counsel to the depositor, will deliver an opinion that: (i) the trust will not be classified as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes and (ii) the notes will be characterized as debt for federal income tax purposes.

Each noteholder, by accepting a note, will agree to treat the notes as indebtedness. Further, the Depositor, the Seller, and the Servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal, state and local income and franchise tax with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders (including the Seller both in its capacity as owner of certificates and as recipient of distributions from the Reserve Account), and the notes being debt of the partnership.

ERISA Considerations

Subject to the considerations discussed under "ERISA Considerations," the senior notes are eligible for purchase by employee benefit plans.

Ratings

At least two nationally recognized rating agencies must each rate the senior notes in the highest long-term rating category.

                                 RISK FACTORS

You should consider the following risk factors together with all the information contained in this prospectus supplement and the related prospectus in deciding whether to purchase any of the senior notes.


     YOU MAY HAVE DIFFICULTY SELLING
     YOUR NOTES.............................................  The senior notes will not be listed on any securities exchange. As a result, if you want to sell your senior notes you must locate a purchaser that is willing to purchase those notes. The underwriters intend to make a secondary market for the senior notes. The underwriters will do so by offering to buy the senior notes from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the senior notes and may top making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity. There have been times in the past where there have been very few buyers of asset-backed securities (i.e., there has been a lack of liquidity), and there may be these times in the future. As a result, you may not be able to sell your senior notes when you want to do so or you may not be able to obtain the price that you wish to receive.

     THE TRUST HAS LIMITED ASSETS TO
     MAKE PAYMENTS ON
     YOUR NOTES.............................................  The trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the student loans (and the related guarantee agreements), the reserve account and the interest rate swap. The notes represent obligations solely of the trust and will not be insured or guaranteed by any entity.
                                                              Consequently, you must rely for repayment upon payments with respect to the student loans and amounts on deposit in the reserve account.
                                                              Monies to be deposited in the reserve account are limited in amount and will be reduced, subject to a specified minimum, as the aggregate principal amount of the notes is reduced. If the reserve account is exhausted, the trust will depend solely on payments with respect to the student loans to make payments on the notes and you could suffer a loss. You will have no claim to any amounts properly distributed to the depositor, the seller, ____________________ or the servicer from time to time. Neither Goldman, Sachs & Co., nor any of its affiliates has guaranteed, will guarantee or is or will be otherwise obligated with respect to any notes.

     YOU MAY EXPERIENCE LOSSES ON YOUR
     INVESTMENT RESULTING FROM PRINCIPAL
     BALANCE OF NOTES EXCEEDING
     POOL BALANCE...........................................  As of the closing date, the aggregate principal amount of the senior notes and subordinate notes will be equal to approximately ___% of the sum of the outstanding principal balance of the student loans as of the cutoff date and the amount deposited by the depositor in the reserve account and the collection account on the closing date. You may experience losses to the extent that excess interest collections are insufficient to cause the outstanding principal balance of the student loans to equal the aggregate principal amount of the senior notes and subordinate notes. The occurrence of any of the following will increase the likelihood of an insufficiency:

                                                              o  A high rate of prepayments;

                                                              o  An increase in the weighted average discount rate per annum for direct obligations of the United States with a maturity of
                                                                 13 weeks; or

                                                              o  An increase in the London interbank offered rate for deposits in
                                                                 U.S. dollars having a maturity of three months.

     THE RETURN ON YOUR INVESTMENT
     WILL CHANGE OVER TIME..................................  Your pre-tax return on your investment will change from time to time for a number of reasons including the following:

     THE RATE OF RETURN OF PRINCIPAL
     IS UNCERTAIN. .........................................  The amount of distributions of principal on the senior notes and the time when you receive those distributions depends on the amount and the times at which borrowers make principal payments on the student loans. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments, defaults or consolidations of the student loans.

     YOU BEAR REINVESTMENT RISK.............................  Asset-backed securities, like the senior notes, usually produce more returns of principal to investors when market interest rates fall below the interest rates on the student loans and produce less returns of principal when market interest rates are above the interest rates on the student loans. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the notes, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the notes. You will bear the risk that the timing and amount of distributions on your senior notes will prevent you from attaining your desired yield.

     AN EARLY TERMINATION MAY
     AFFECT THE YIELD. .....................................  Your investment in the senior notes may end before you desire if (1)
                                                              the indenture trustee successfully conducts an auction sale or (2)
                                                              ____________________ exercises its option to purchase all of the assets of the trust. You will bear reinvestment risk following an early termination.

     CHANGES IN LEGISLATION MAY
     ADVERSELY AFFECT STUDENT LOANS
     AND FEDERAL GUARANTORS.................................  The Higher Education Act or other relevant federal or state laws, rules and regulations may be amended or modified in the future in a manner that will adversely affect the federal student loan programs described in this prospectus supplement and the prospectus, the student loans made thereunder or the financial condition of the federal guarantors. In addition, if the direct student loan program expands, the servicers may experience increased costs due to reduced economies of scale or other adverse effects on their business to the extent the volume of loans serviced by the servicers is reduced.
                                                              These cost increases could reduce the ability of the servicers to satisfy their obligations to service the student loans or to purchase student loans in the event of specified breaches of its covenants.

     RISKS ASSOCIATED WITH SEQUENTIAL
     PAYMENT OF PRINCIPAL ON THE
     NOTES..................................................  Since the Class A-2 Notes will generally not be paid any principal distributions until the principal balance of the Class A-1 Notes has been reduced to zero, the Class A-1 noteholders would be most affected by a high rate of principal prepayment. In addition, as a result of this sequential payment of principal, it is likely that at any time the Class A-2 Notes will have a greater percent of their initial principal balance outstanding than the Class A-1 Notes at any time. Consequently, the Class A-2 Notes will be allocated more losses than the Class A-1 Notes following a default under the indenture as a relative percentage of their respective initial principal balances.

     BASIS RISK.............................................  You may not be paid interest at the related note rate as a result of an interest rate cap. Any interest not paid as a result of the interest rate cap may subsequently be paid to you on a subordinated basis. The interest rate cap may be triggered as a result of:

                                                              o The student loans generally bear interest based on the rate per annum for direct obligations of the United States with a maturity of
                                                                13 weeks while the note rate for each class of senior notes is based on the London interbank offered rate for deposits in U.S. dollars having a maturity of three months.

                                                              o The principal balance of the student loans will initially be less than the aggregate principal amount of the senior notes and the subordinate notes. Consequently, the aggregate principal balances of the student loans on which interest will be collected will be less than the principal amount of the senior notes and the subordinate notes.

                                                              o The interest rate cap will be reduced as a result of the trust's obligation to pay specified fees to the Department of Education. If the note rate is limited by the interest rate cap, the market value and liquidity of your senior notes may decline.

     BORROWER DEFAULT RISK ON CERTAIN
     FEDERAL LOANS..........................................  The student loans are generally 98% insured by a federal guarantor.
                                                              As a result, to the extent a borrower of a student loan defaults, the trust will experience a loss of generally 2% of the outstanding principal and accrued interest on each student loan. The trust will assign a defaulted student loan to the applicable federal guarantor in exchange for a guarantee payment on the 98% guaranteed portion.
                                                              The trust may not have any right to pursue the borrower for the remaining 2% unguaranteed portion. If the credit enhancement described in this prospectus supplement is not sufficient, you may suffer a loss.

     RISK OF DEPENDENCE ON GUARANTORS
     AS SECURITY FOR STUDENT LOANS..........................  All of the student loans are unsecured. As a result, the only security for payment of the student loans are the guarantees provided under the guarantee agreements between the eligible lender trustee and the guarantors. Substantially all of the student loans which will be conveyed to the trust on the date of issuance of the notes are guaranteed by ____________________ The financial condition of a guarantor may be adversely affected by a number of factors including:

                                                              o the amount of claims made against the guarantor as result of borrower defaults;

                                                              o the amount of claims reimbursed to the guarantor from the
                                                                Department of Education (which range from 75% to 100% depending on the date the student loan was made and the performance of the guarantor); and

                                                              o changes in legislation that may reduce expenditures from the
                                                                Department of Education that support federal guarantors or that may require federal guarantors to pay more of their reserves to the
                                                                Department of Education.

                                                              If the financial status of the guarantors, and particularly
                                                              ____________________, deteriorates, the guarantors may fail to make guarantee payments to the eligible lender trustee. In this event, you may suffer delays in the payment of principal and interest on your senior notes.

     RISK OF LOSS OF GUARANTOR AND
     DEPARTMENT OF EDUCATION
     PAYMENTS FOR FAILURE TO COMPLY
     WITH LOAN ORIGINATION AND
     SERVICING PROCEDURES...................................  The Higher Education Act requires lenders and their assignees making and servicing student loans that are reinsured by the Department of
                                                              Education and guarantors guaranteeing federal loans to follow specified procedures, to ensure that the federal loans are properly made and repaid. If the servicer fails to follow these procedures or if the originator of the loan failed to follow procedures relating to the origination of any loans, the Department of Education may refuse to make reinsurance payments to the guarantors or to make interest subsidy payments and special allowance payments to the eligible lender trustee. In addition, under these circumstances the guarantors may refuse to make guarantee payments to the trust. The failure of the Department of Education to provide reinsurance payments to the guarantors could adversely affect the guarantors'
                                                              ability or legal obligation to make payments under the guarantee agreements. Loss of any these guarantee payments, interest subsidy payments or special allowance payments could adversely affect the trust's ability to pay you timely interest and principal. In this event, you may suffer a loss on your investment.

     RISK ASSOCIATED WITH THE INTEREST
     RATE SWAP..............................................  The depositor expects the scheduled notional amount of the interest rate swap for each quarterly payment date to be less than the outstanding principal balance of the notes. As a result, the interest rate swap would not give you full protection against a gap between (1) the rate per annum for direct obligations of the United
                                                              States with a maturity of 13 weeks and (2) the London interbank offered rate for deposits in U.S. dollars having a maturity of three months. However, following the closing date, the depositor may agree with the swap counterparty to cause the scheduled notional amount to equal the outstanding principal balance of the notes. In addition, the interest rate swap will terminate prior to the final maturity date for each class of the notes. If the interest rate swap is terminated early, the trust or the swap counterparty may be liable to pay to the other a termination payment. Any termination payment payable by the trust could be substantial and could reduce amounts otherwise payable to noteholders, thereby resulting in shortfalls to you.

     THE NOTES ARE NOT SUITABLE
     INVESTMENTS FOR ALL INVESTORS..........................  The senior notes are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The senior notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the repayment, reinvestment, default and market risk, the tax
                                                              consequences of an investment, and the interaction of these factors.

     WITHDRAWAL OR DOWNGRADING OF
     INITIAL RATINGS WILL AFFECT THE
     PRICES FOR NOTES.......................................  A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. You are encouraged to analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the senior notes after the senior notes are issued if that rating agency believes that circumstances have changed. Any subsequent change in rating will likely affect the price that a subsequent purchaser will be willing to pay for the senior notes. The ratings do not address the likelihood of the ultimate payment to you of any interest not paid as a result of the interest rate cap.

                            FORMATION OF THE TRUST

THE TRUST

[ ] Student Loan Trust ____-_ (the "Trust") will be a trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this prospectus supplement and in the prospectus. The Trust will not engage in any activity other than:

o acquiring, holding and managing the Student Loans (the "Initial Financed Student Loans" or the "Financial Student Loans") sold to the Trust on ________, ____ (the "Closing Date") and the other assets of the Trust and proceeds therefrom,

o    issuing the Notes,

o    making payments thereon,

o    entering into the Interest Rate Swap, and

o engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

The proceeds from the sale of the Notes will be used by ________________ (the "Eligible Lender Trustee") to purchase on behalf of the Trust the Initial Financed Student Loans from ____________________, as Seller pursuant to the Loan Sale Agreement, to fund the initial deposit into the Reserve Account on the Closing Date of cash or Eligible Investments equal to $_________ (the "Reserve Account Initial Deposit"), to fund the deposit into the Collection Account on the Closing Date of cash or Eligible Investments equal to $__________ and to fund the costs of issuance. Upon the consummation of the transactions, the property of the Trust will consist of

o a pool of guaranteed education loans to students and parents of students (the "Student Loans") made under the Federal Family Education Loan Program ("FFELP"), legal title to which is held by the Eligible Lender Trustee on behalf of the Trust,

o all funds collected in respect of the student loans on or after the Cutoff Date, net of interest accrued thereon prior to the Cutoff Date and not to be capitalized,

o all monies and investments on deposit in the Collection Account and the Reserve Account and

o    the Interest Rate Swap.

                  The Notes will be collateralized by the assets of the Trust as described in this prospectus supplement. The Collection Account, the Reserve Account, the Collateral Reinvestment Account and the Interest Rate Swap will be maintained in the name of the Indenture Trustee for the benefit of the Noteholders. To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed by the Eligible Lender Trustee as custodian of the promissory notes representing the Financed Student Loans.

                  The Trust's principal offices are in ________, _______ in care of ___________________________ as Eligible Lender Trustee, at the address listed below.

ELIGIBLE LENDER TRUSTEE

                  _________________________ is the Eligible Lender Trustee for the Trust under the Trust Agreement to be dated as of _________, ____ (as amended and supplemented from time to time, the "Trust Agreement") among the Depositor, the Seller, ____________________ (the "Company"), a _____________
which is an affiliate of the Seller, and the Eligible Lender Trustee. ____________________ is a ______________________ whose principal offices are located at ____________________ and whose New York offices are located at ______________________________. The Eligible Lender Trustee will acquire on behalf of the Trust legal title to all the Financed Student Loans acquired from time to time pursuant to the Loan Sale Agreement. The Eligible Lender Trustee on behalf of the Trust will enter into a Guarantee Agreement with each of the Guarantors with respect to the Financed Student Loans. The Eligible Lender Trustee qualifies as an eligible lender and owner of all Financed Student Loans for all purposes under the Higher Education Act and the Guarantee Agreements. Failure of the Financed Student Loans to be owned by an eligible lender would result in the loss of any Guarantee Payments from any Guarantor and any Federal Assistance with respect to the Financed Student Loans. See "The Student Loan Pools" in the prospectus. The Eligible Lender Trustee's liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Eligible Lender Trustee set forth in the Trust Agreement, the Loan Sale Agreement and the Servicing Agreement. See "Description of the Notes" in this prospectus supplement and "Description of the Transfer and Servicing Agreements" in this prospectus supplement and in the prospectus. The Seller and its affiliates may maintain normal commercial banking relations with the Eligible Lender Trustee.

                          THE SELLER AND THE SERVICER

                  _______________ (the "Seller" and the "Servicer") is a ______________.

                               [TO BE INSERTED]


                        THE FINANCED STUDENT LOAN POOL

                  The pool of Financed Student Loans will include the Initial Financed Student Loans to be purchased by the Eligible Lender Trustee on behalf of the Trust as of the Cutoff Date.

                  No Initial Financed Student Loan as of the Cutoff Date consists of a Student Loan that was subject to the Seller's prior obligation to sell the loan to a third party.

                  No selection procedures believed by the Depositor to be adverse to the Noteholders were used or will be used in selecting the Financed Student Loans. In addition, the distribution by weighted average interest rate applicable to the Financed Student Loans on any date following the Cutoff Date may vary significantly from that set forth in the following tables as a result of variations in the effective rates of interest applicable to the Financed Student Loans. Moreover, the information described below with respect to the original term to maturity and remaining term of maturity of the Initial Financed Student Loans as of the Cutoff Date may vary significantly from the actual term to maturity of any of the Financed Student Loans as a result of the granting of deferral and forbearance periods with respect thereto.

                  Set forth below in the following tables is a description of specified characteristics of the Initial Financed Student Loans as of _________, ____ (the "Cutoff Date"). The percentages set forth in the tables below may not always add to 100% due to rounding.

             COMPOSITION OF THE INITIAL FINANCED STUDENT LOANS AS
                              OF THE CUTOFF DATE

Aggregate Outstanding Principal Balance (1).................... $______________
Number of Billing Accounts.....................................          ______
Average Outstanding Principal Balance per Billing Account......
Number of Loans................................................         _______
Average Outstanding Principal Balance per Loan.................       $________
Weighted Average Original Term to Maturity (2).................   ______ months
Weighted Average Remaining Term to Maturity (2)................   ______ months
Weighted Average Annual Interest Rate (3)......................           ____%

(1) Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $_____________ as of the Cutoff Date to be capitalized upon commencement of repayment.

(2) Determined from the date of origination or the Cutoff Date, as the case may be, to the stated maturity date of the applicable Initial Financed Student Loans, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any deferral or forbearance periods that may be granted in the future. See "Federal Family Education Loan Program" in this prospectus supplement and in the prospectus.

(3) Determined using the interest rates applicable to the Initial Financed Student Loans as of the Cutoff Date. However, because some of the Initial Financed Student Loans effectively bear interest generally at a variable rate per annum to the borrower, there can be no assurance that the foregoing percentage will remain applicable to the Initial Financed Student Loans at any time after the Cutoff Date. See "Federal Family Education Loan Program" in this prospectus supplement and in the prospectus.


              DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS
                      BY LOAN TYPE AS OF THE CUTOFF DATE
                                                                                              PERCENT OF INITIAL
                                                                                               FINANCED STUDENT
                                                                      AGGREGATE                     LOANS
                                               NUMBER OF            BY OUTSTANDING              BY OUTSTANDING
LOAN TYPE                                       LOANS            PRINCIPAL BALANCE(1)          PRINCIPAL BALANCE
--------------------------------------  ---------------------  -------------------------  ---------------------------
Stafford Loans (2)....................                         $                                                    %
Federal Consolidated Loans............
PLUS Loans............................
SLS Loans.............................
     Total............................-----------------------  -------------------------  ---------------------------
                                                               $                                                    %
                                      =======================  =========================  ===========================

______________

(1) Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $________ as of the Cutoff Date to be capitalized upon commencement of repayment.

(2) Includes Unsubsidized Stafford Loans having aggregate outstanding principal balances as of the Cutoff Date of $___________.


               DISTRIBUTION OF THE INITIAL FINANCE STUDENT LOANS
               BY BORROWER INTEREST RATES AS OF THE CUTOFF DATE

                                                                                             PERCENT OF INITIAL
                                              AGGREGATE                LOANS                  FINANCED STUDENT
RANGE OF INTEREST                             NUMBER OF            BY OUTSTANDING              BY OUTSTANDING
RATES (1)                                       LOANS            PRINCIPAL BALANCE(2)          PRINCIPAL BALANCE
--------------------------------------   --------------------  -------------------------  ---------------------------
Less than 6.50%.......................                         $                                                    %
6.50% to 7.49%........................
7.50% to 7.99%........................
8.00% to 8.49%........................
8.50% to 8.99%........................
9.00% to 9.49%........................
9.50% and above.......................
     Total............................   --------------------  -------------------------  ---------------------------
                                                               $                                                    %
                                         ====================  =========================  ===========================

_______________

(1) Determined using the interest rates applicable to the Initial Financed Student Loans as of the Cutoff Date. However, because some of the Initial Financed Student Loans effectively bear interest at a variable rate per annum to the borrower, there can be no assurance that the foregoing information will remain applicable to the Initial Financed Student Loans at any time after the Cutoff Date. See "Federal Family Education Loan Program" in this prospectus supplement and in the prospectus.

(2) Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $_______ as of the Cutoff Date to be capitalized upon commencement of repayment.


              DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS
            BY OUTSTANDING PRINCIPAL BALANCE AS OF THE CUTOFF DATE
                                                                                              PERCENT OF INITIAL
                                                                                               FINANCED STUDENT
                                                                       AGGREGATE                     LOANS
RANGE OF OUTSTANDING                          NUMBER OF              OUTSTANDING               BY OUTSTANDING
PRINCIPAL BALANCE                               LOANS            PRINCIPAL BALANCE(1)          PRINCIPAL BALANCE
--------------------------------------   --------------------  -------------------------  ---------------------------
Less than $ 2,000.....................                         $                                                    %
$ 2,000 to $ 3,999....................
$ 4,000 to $ 5,999....................
$ 6,000 to $ 7,999....................
$ 8,000 to $ 9,999....................
$10,000 to $11,999....................
$12,000 to $13,999....................
$14,000 to $15,999....................
$16,000 to $17,999....................
$18,000 to $19,999....................
$20,000 to $21,999....................
$22,000 to $23,999....................
$24,000 to $25,999....................
$26,000 to $27,999....................
$28,000 and above.....................
     Total............................   --------------------  -------------------------  ---------------------------
                                                               $                                                    %
                                         ====================  =========================  ===========================

_____________

(1) Includes net principal balance due from borrowers, plus accrued interest thereon estimated to be $______ as of the Cutoff Date to be capitalized upon to be upon commencement of repayment.


              DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS
         BY REMAINING TERM TO SCHEDULE MATURITY AS OF THE CUTOFF DATE
                                                                                             PERCENT OF INITIAL
                                                                                              FINANCED STUDENT
                                                                   AGGREGATE                        LOANS
NUMBER OF MONTHS REMAINING                    NUMBER OF             OUTSTANDING                BY OUTSTANDING
TO SCHEDULE MATURITY(1)                         LOANS            PRINCIPAL BALANCE(2)         PRINCIPAL BALANCE
--------------------------------------   --------------------  -------------------------  ---------------------------
Less than 24..........................                         $                                                    %
24 to 35..............................
36 TO 47..............................
48 TO 59..............................
60 TO 71..............................
72 TO 83
84 TO 95..............................
96 TO 107.............................
108 TO 119............................
120 TO 131............................
132 TO 143............................
144 TO 155............................
156 TO 167............................
168 TO 179............................
180 TO 192............................
192 and above.........................
     Total............................  ---------------------  -------------------------  ---------------------------
                                                               $                                                    %
                                        =====================  =========================  ===========================

_______________

(1) Determined form the Cutoff Date to the stated maturity date of the applicable Initial Financed Student Loans, assuming repaying commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any deferral or forbearance periods that may be granted in the future. See "Federal Family Education Loan Program" in this prospectus supplement and in the prospectus.

(2) Includes net principal balances due form borrowers, plus accrued interest thereon estimated to be $________ as of the Cutoff Date to be capitalized upon commencement of repayment.


              DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS
               BY BORROWER PAYMENT STATUS AS OF THE CUTOFF DATE
                                                                                               PERCENT OF INITIAL
                                                                                                FINANCED STUDENT
                                                                      AGGREGATE                     LOANS
                                               NUMBER OF             OUTSTANDING                BY OUTSTANDING
BORROWER PAYMENT STATUS(1)                       LOANS            PRINCIPAL BALANCE(2)         PRINCIPAL BALANCE
--------------------------------------   --------------------  -------------------------  ---------------------------
Deferral..............................                         $                                                    %
Forbearance...........................
Grace.................................
In-School.............................
Repayment.............................
     Total............................   --------------------  --------------------------  --------------------------
                                                               $                                                    %
                                         ====================  ==========================  ==========================

(1) Refers to the status of the borrower of each Initial Financed Student Loan as of the Cutoff Date: the borrower may still be attending school ("In-School"), may be in a grace period prior to repayment commencing ("Grace"), may be repaying the loan ("Repayment") or may have temporarily ceased repaying the loan through a deferral ("Deferral") or a forbearance ("Forbearance") period. See "Federal Family Education Loan Program" in this prospectus supplement and in the prospectus. For purposes of this table, "In-School" excludes, and "Deferral" includes, all SLS or PLUS Loans of borrowers still attending school.

(2) Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $_____________ as of the Cutoff Date to be capitalized upon commencement of repayment.


              DISTRIBUTION OF THE INITIAL FINANCIAL STUDENT LOANS
                       BY LOCATION AS OF THE CUTOFF DATE
                                                                                              PERCENT OF INITIAL
                                                                                               FINANCED STUDENT
                                                                     AGGREGATE                       LOANS
                                                NUMBER OF            OUTSTANDING               BY OUTSTANDING
LOCATION(1)                                      LOANS            PRINCIPAL BALANCE(2)         PRINCIPAL BALANCE
--------------------------------------   --------------------  -------------------------  ---------------------------
Alabama...............................                          $                                                   %
Alaska................................
Arizona...............................
Arkansas..............................
California............................
Colorado..............................
Connecticut...........................
Delaware..............................
Florida...............................
Georgia...............................
Hawaii................................
Idaho.................................
Illinois..............................
Indiana...............................
Iowa..................................
Kansas................................
Kentucky..............................
Louisiana.............................
Maine.................................
Maryland..............................
Massachusetts.........................
Michigan..............................
Minnesota.............................
Mississippi...........................
Missouri..............................
Montana...............................
Nebraska..............................
Nevada................................
New Hampshire.........................
New Jersey............................
New Mexico............................
New York..............................
North Carolina........................
North Dakota..........................
Ohio..................................
Oklahoma..............................
Oregon................................
Pennsylvania..........................
Puerto Rico...........................
Rhode Island..........................
South Carolina........................
South Dakota..........................
Tennessee.............................
Texas.................................
Utah..................................
Vermont...............................
Virginia..............................
Washington............................
Washington DC.........................
West Virginia.........................
Wisconsin.............................
Wyoming...............................
Other.................................
     Total............................   ---------------------  -------------------------  --------------------------
                                                                $                                                   %
                                         =====================  =========================  ==========================

(1) Based on the permanent billing addresses of the borrowers of the Initial Financed Student Loans shown on the Servicer's records as of the Cutoff Date.

     (2) Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $____________ as of the Cutoff Date to be capitalized upon commencement of repayment.


                DISTRIBUTION OF INITIAL FINANCED STUDENT LOANS
                            BY DATE OF DISBURSEMENT
                                                                                              PERCENT OF INITIAL
                                                                                               FINANCED STUDENT
                                                                      AGGREGATE                     LOANS
                                              NUMBER OF              OUTSTANDING               BY OUTSTANDING
BORROWER PAYMENT STATUS(1)                      LOANS            PRINCIPAL BALANCE(2)          PRINCIPAL BALANCE
--------------------------------------   --------------------  -------------------------  ---------------------------
Pre-October 1, 1993                                            $                                                    %
On or After October 1, 1993 and
    Prior to October 1, 1998..........
October 1, 1998 and thereafter........
     Total............................   --------------------  -------------------------  ---------------------------
                                                               $                                                    %
                                         ====================  =========================  ===========================

________________

(1) Initial Financed Student Loans disbursed prior to October 1, 1993 are 100% guarantee by the Initial Guarantors and reinsured against default by the Department up to a maximum of 100% of the Guarantee Payments. Initial Financed Student Loans disbursed on or after October 1, 1993 and prior to October 1, 1998 are 98% guaranteed by the Initial Guarantors and reinsured against default by the Department up to a maximum of 98% of the Guarantee Payments. Initial Financial Student Loans disbursed on or after October 1, 1998 are 98% guaranteed by the Initial Guarantors and reinsured against default by the Department up to a maximum of 95% of the Guarantee Payments.

(2) Includes net principal balances due form borrowers, plus accrued interest thereon estimated to be $__________ as of the Cutoff Date to be capitalized upon commencement of repayment.


                DISTRIBUTION OF INITIAL FINANCED STUDENT LOANS
            BY NUMBER OF DAYS OF DELINQUENCY AS OF THE CUTOFF DATE
                                                                                               PERCENT OF INITIAL
                                                                                                FINANCED STUDENT
                                                                      AGGREGATE                      LOANS
                                               NUMBER OF             OUTSTANDING                BY OUTSTANDING
DAYS OF DELINQUENT                               LOANS            PRINCIPAL BALANCE(1)         PRINCIPAL BALANCE
--------------------------------------   --------------------  -------------------------  ---------------------------

0 - 30................................                         $                                                    %
31 - 60
61 - 90
91 - 120
121 and above.........................
     Total............................   --------------------  --------------------------  --------------------------
                                                               $                                                    %
                                         ====================  ==========================  ==========================

(1) Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $__________ as of the Cutoff Date to be capitalized upon commencement of repayment.

                  Each of the Financed Student Loans provides or will provide for the amortization of the outstanding principal balance of the Financed Student Loan over a series of regular payments. Each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the Financed Student Loan multiplied by the applicable interest rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received in respect of the Financed Student Loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, subject to any applicable Deferral Periods or Forbearance Periods, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of the Financed Student Loan.

GUARANTEE OF FINANCED STUDENT LOANS

                  By the Closing Date, the Eligible Lender Trustee will have entered into a Guarantee Agreement with the Initial Guarantors pursuant to which ____________________, a ____________ ("_________") and specified other
Federal Guarantors (together, the "Initial Guarantors" or the "Guarantors") have agreed to serve as Guarantors for the Initial Financed Student Loans. As of the Cutoff Date, _____% of the Initial Financed Student Loans are guaranteed by _________.

                  Pursuant to its Guarantee Agreement, each of the Guarantors guarantees payment of 100% of the principal (including any interest capitalized from time to time) and accrued interest for the Financed Student Loans as to which any one of the following events has occurred:

o failure by the borrower under a Financed Student Loan to make monthly principal or interest payments when due, provided the failure continues for a statutorily determined period of time of at least 180 days for Student Loans for which the first day of delinquency occurs prior to October 7, 1998 or 270 days for Student Loans for which the first day of delinquency occurs on or after October 7, 1998 (except that the guarantee against the failures will be 98% of unpaid principal plus accrued and unpaid interest in the case of Financed Student Loans first disbursed on or after October 1, 1993);

o any filing by or against the borrower under a Financed Student Loan of a petition in bankruptcy pursuant to any chapter of the Federal Bankruptcy Code, as amended;

o    the death of the borrower under a Financed Student Loan;

o the total and permanent disability of the borrower under a Financed Student Loan to work and earn money or attend school, as certified by a qualified physician;

o the school closed thereby preventing the borrower from completing his/her program of study; or

o    the loan application was falsely certified.

                  When these conditions are satisfied, the Act requires the Federal Guarantor generally to pay the claim within 90 days after its submission by the lender. The obligations of each Guarantor pursuant to its Guarantee Agreement are obligations solely of the Guarantor and are not supported by the full faith and credit of the federal or any state government. However, the Act provides that if the Secretary of Education (the "Secretary") determines that a Federal Guarantor is unable to meet its insurance obligations, the Secretary shall assume responsibility for all functions of the guarantor under the loan insurance program of the guarantor. The Secretary is authorized, among other things, to take those actions necessary to ensure the continued availability of Student Loans to residents of the state or states in which the guarantor did business, the full honoring of all guarantees issued by the guarantor prior to the assumption by the Secretary of the functions of the guarantor, and the proper servicing of Student Loans guaranteed by the guarantor prior to the Secretary's assumption of the functions of the guarantor. For a further discussion of the Secretary's authority in the event that a Federal Guarantor is unable to meet its insurance obligations, See "Federal Family Education Loan Program--Federal Guarantors" and "--Federal Insurance and Reinsurance of Federal Guarantors" in the prospectus and "Federal Family Education Loan Program" in this prospectus supplement.

                  Each Guarantor's guarantee obligations with respect to any Financed Student Loan guaranteed by it are conditioned upon the satisfaction of all the conditions set forth in the applicable Guarantee Agreement. These conditions generally include, but are not limited to, the following:

o the origination and servicing of the Financed Student Loan being performed in accordance with the Act and other applicable requirements,

o the timely payment to the Guarantor of the guarantee fee payable with respect to the Financed Student Loan,

o the timely submission to the Guarantor of all required pre-claim delinquency status notifications and of the claim with respect to the Financed Student Loan, and

o the transfer and endorsement of the promissory note evidencing the Financed Student Loan to the Guarantor upon and in connection with making a claim for Guarantee Payments thereon.

                  Failure to comply with any of the applicable conditions, including the foregoing, may result in the refusal of the Guarantor to honor its Guarantee Agreement with respect to the Financed Student Loan, in the denial of guarantee coverage with respect to specified accrued interest amounts with respect thereto or in the loss of specified Interest Subsidy Payments and Special Allowance Payments with respect thereto. Under the Servicing Agreement and the Loan Sale Agreement, the failure to comply would constitute a breach of the Servicer's covenants or the Seller's representations and warranties, as the case may be, and would create an obligation of the Servicer (subject to the limitations described under "Risk Factors--The Return on Your Investment Will Change Over Time" in this prospectus supplement) or the Seller, as the case may be, to purchase or repurchase the Financed Student Loan or, in the case of a breach by the Seller, to substitute for the loan and to reimburse the Trust for the non-guaranteed interest amounts or the lost Interest Subsidy Payments and Special Allowance Payments with respect thereto. The Servicer will not, however, have any similar obligation to reimburse the Trust for non-guaranteed interest amounts or lost Interest Subsidy Payments or Special Allowance Payments which result from a breach of its covenants with respect to the Financed Student Loans. See "Description of the Transfer and Servicing Agreement--Sale of Student Loans; Representations and Warranties" and "Servicer Covenants" in the prospectus.

                  Set forth below is current and historical information with respect to _________ in its capacity as a Guarantor of all education loans guaranteed by it:

                               [TO BE INSERTED]


                           DESCRIPTION OF THE NOTES

                  The Class A-1 Floating Rate Asset-Backed Senior Notes (the "Class A-1 Notes"), the Class A-2 Floating Rate Asset-Backed Senior Notes (the "Class A-2 Notes" and together with the Class A-1 Notes, the "Senior Notes") and the Floating Rate Asset-Backed Subordinate Notes (the "Subordinate Notes" and together with the Senior Notes, the "Notes") will be issued pursuant to the terms of the Indenture to be dated as of ________, ____, (as amended and supplemented from time to time, the "Indenture"), between the Trust and _______________, a _______________ (the "Indenture Trustee"), substantially in the form filed as an exhibit to the Registration Statement. The following summary describes some terms of the Notes, the Indenture and the Trust Agreement pursuant to which the Trust will be formed. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Notes, the Indenture and the Trust Agreement. The following summary supplements, and to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Notes, the Indenture and the Trust Agreement set forth in the prospectus, to which description reference is hereby made.

PAYMENTS OF INTEREST

                  Interest on the Notes will be payable quarterly on or about each January [ ], April [ ], July [ ] and October [ ] of each year (or, if the [ ]th day is not a business day, on the next succeeding business day), commencing _________, ____ (each, a "Quarterly Payment Date") to holders of record of the Notes on the related Record Date. "Record Date" means, with respect to any Quarterly Payment Date, the 27th day of the month in which the Quarterly Payment Date occurs (whether or not the date is a business day). Interest on the outstanding principal amount of each class of Notes will accrue from and including the Closing Date (in the case of the first Quarterly Payment Date), or from and including the most recent Quarterly Payment Date on which interest thereon has been paid, to but excluding the current Quarterly Payment Date (each, a "Quarterly Interest Period"). Interest accrued as of any Quarterly Payment Date but not paid on the Quarterly Payment Date will be due on the next Quarterly Payment Date, together with an amount equal to interest on this amount at the applicable rate per annum described below. Interest payments on the Notes will generally be funded from the Available Funds on deposit in the Collection Account and from amounts on deposit in the Reserve Account remaining after the distribution of the Servicing Fee and all overdue Servicing Fees, the Administration Fee and all overdue Administration Fees for the Quarterly Payment Date. See "Description of the Transfer and Servicing Agreement--Distributions" and "--Credit Enhancement" in this prospectus supplement.

                  The "Class A-1 Note Rate", the "Class A-2 Note Rate", and the "Subordinate Note Rate" for each Quarterly Interest Period will equal the lesser of (a) the Class A-1 Note LIBOR Rate, the Class A-2 Note LIBOR Rate or the Subordinate Note LIBOR Rate, as applicable, and (b) the Adjusted Student Loan Rate for the Quarterly Interest Period. The "Class A-1 Note LIBOR Rate", the "Class A-2 Note LIBOR Rate" and the "Subordinate Note LIBOR Rate" shall be equal to Three-Month LIBOR for the related LIBOR Reset Period (determined as described in this prospectus supplement) plus ____%, ____% and ____%, respectively.

                  Interest on the Notes will be calculated on the basis of the actual number of days elapsed in each Quarterly Interest Period divided by
360. In the case of the initial Quarterly Interest Period, interest will accrue for the period from the Closing Date to but excluding _________, _____ based on Three-Month LIBOR as determined on the initial LIBOR Determination Date and for the period from ________, ____ to but excluding ________, ____ based on Three-Month LIBOR as determined on the LIBOR Determination Date in ________, ____. See "--Calculation of Three-Month LIBOR."

                  The "Adjusted Student Loan Rate" for any Quarterly Interest Period will equal the product of

(a) the quotient obtained by dividing

(1) 365 (or 366 in the case of a leap year) by
(2) the actual number of days elapsed in the Quarterly Interest Period and

(b) the percentage equivalent of a fraction

(1) the numerator of which is equal to the sum of the Expected Interest Collections and, if the Interest Rate Swap is still in effect, the Net Trust Swap Receipt, if any, for the Quarterly Interest Period less the sum of the Servicing Fee, the Administration Fee, and, if the Interest Rate Swap is still in effect, the Net Trust Swap Payment, if any, with respect to the Quarterly Interest Period and (2) the denominator of which is the aggregate principal amount of the Notes as of the last day of the Quarterly Interest Period.

                  "Expected Interest Collections" means, with respect to any Quarterly Interest Period, the sum of

o the amount of interest accrued, net of any accrued Monthly Rebate Fees and other amounts required by the Act to be paid to the Department (as described under "Federal Family Education Loan Program" in this prospectus supplement and in the prospectus) with respect to the Financed Student Loans for the Collection Period preceding the applicable Quarterly Payment Date (the "Student Loan Rate Accrual Period") (whether or not the interest is actually paid),

o all Interest Subsidy Payments and Special Allowance Payments estimated to have accrued for the Student Loan Rate Accrual Period whether or not actually received (taking into account any expected deduction therefrom of the Federal Origination Fees described under "Federal Family Education Loan Program" in this prospectus supplement and in the prospectus) and

o Investment Earnings (as defined in "Description of the Transfer and Servicing Agreement--Accounts" in the prospectus) for the Student Loan Rate Accrual Period.

                  Class A-1 Noteholders' Interest Basis Carryover, Class A-2 Noteholders' Interest Basis Carryover and Subordinate Noteholders' Interest Basis Carryover may be incurred on any Quarterly Payment Date (after the first Quarterly Payment Date). Any Class A-1 Noteholders' Interest Basis Carryover, Class A-2 Noteholders' Interest Basis Carryover, and Subordinate Noteholders' Interest Basis Carryover so incurred prior to the Parity Date will, however, not be payable until on or after the Parity Date. On each Quarterly Payment Date from and after the Parity Date, any Class A-1 Noteholders' Interest Basis Carryover, Class A-2 Noteholders' Interest Basis Carryover and Subordinate Noteholders' Interest Basis Carryover incurred and unpaid to and including the Quarterly Payment Date will be payable on the Quarterly Payment Date but only out of any Reserve Account Excess remaining after payment out of the excess of

o on the Parity Date, any amount necessary to reduce to zero the remaining amount by which the aggregate principal amount of the Notes exceeds the Pool Balance and

o in the case of the Subordinate Noteholders' Interest Basis Carryover, payment of the Class A-1 Noteholders' Interest Basis Carryover and the Class A-2 Noteholders' Interest Basis Carryover.

                  The "Parity Date" is the first Quarterly Payment Date on which the aggregate principal amount of the Notes, after giving effect to all distributions on the date, is no longer in excess of the Pool Balance as of the last day of the related Collection Period.

                  The "Pool Balance" at any time equals the aggregate principal balances of the Financed Student Loans at the end of the preceding Collection Period (including accrued interest thereon through the end of the Collection Period to the extent the interest will be capitalized upon commencement of repayment), after giving effect to the following, without duplication:

o all payments received by the Trust during the Collection Period from or on behalf of borrowers, the Guarantors and, with respect to specified payments on specified Financed Student Loans, the Department
     (collectively, the "Obligors"),

o all Purchase Amounts received by the Trust for the Collection Period from the Seller or the Servicer, and

o all losses realized on Financed Student Loans liquidated during the Collection Period.

                  "Purchase Amount" with respect to a Financed Student Loan means the unpaid balance owed by the applicable borrower plus accrued interest thereon to the date of purchase. See "Description of the Transfer and Servicing Agreements--Termination" in this prospectus supplement.

DISTRIBUTIONS OF PRINCIPAL

                  Principal payments will be made to the Noteholders, sequentially, in the order of priority set forth in the second succeeding paragraph on each Quarterly Payment Date in an amount generally equal to the Principal Distribution Amount for the Quarterly Payment Date, until the aggregate principal amount of the Notes is reduced to zero. Payments of the Principal Distribution Amount will generally be derived from the Available Funds remaining after the distribution of

o    the Servicing Fee and all overdue Servicing Fees,

o    the Administration Fee and all overdue Administration Fees,

o the Senior Noteholders' Interest Distribution Amount and the Trust Swap Payment Amount, if any, and

o    the Subordinate Noteholders' Interest Distribution Amount;

and, if the Available Funds are insufficient, from amounts on deposit in the Reserve Account. See "Description of the Transfer and Servicing Agreements--Distributions" and"--Credit Enhancement" in this prospectus supplement. If the Available Funds and the amounts on deposit in the Reserve Account are insufficient to pay the Senior Noteholders' Principal Distribution Amount or, after the Senior Notes have been paid in full, the Subordinate Noteholders' Principal Distribution, for a Quarterly Payment Date, the shortfall will be added to the principal payable to the Senior Noteholders or the Subordinate Noteholders, respectively, on subsequent Quarterly Payment Dates.

                  In addition, on each Quarterly Payment Date any Reserve Account Excess for the Quarterly Payment Date will be applied to pay the principal of the Notes in the order of priority set forth below. Amounts, if any, available to be distributed as set forth in the preceding sentence will not be part of the Principal Distribution Amount for the Quarterly Payment Date and the Noteholders will have no entitlement thereto except to the extent of any excess in the Reserve Account of which there can be no assurance. See "Description of the Transfer and Servicing Agreements--Credit Enhancement--Reserve Account" in this prospectus supplement.

                  On each Quarterly Payment Date on which principal payments are made to the holders (the "Senior Noteholders") of the Senior Notes (whether in respect of the Senior Noteholders' Principal Distribution Amount, amounts on deposit in the Reserve Account constituting Reserve Account Excess (as described in the preceding paragraph) or amounts in respect of a mandatory redemption, as described below, or otherwise), all payments of principal will be applied to pay principal to the holders (the "Class A-1 Noteholders") of the Class A-1 Notes until the aggregate principal amount of the Class A-1 Notes has been reduced to zero, and then to the holders (the "Class A-2 Noteholders") of the Class A-2 Notes until the aggregate principal amount of the Class A-2 Notes has been reduced to zero. In addition, on each Quarterly Payment Date on which principal payments are made on the Notes (whether in respect of the Principal Distribution Amount, amounts on deposit in the Reserve Account constituting Reserve Account Excess (as described in the preceding paragraph) or amounts in respect of a mandatory redemption, as described below, or otherwise), all payments of principal will be applied to pay principal to the Senior Noteholders until the aggregate principal amount of the Senior Notes has been paid in full, and then to pay principal to the holders (the "Subordinate Noteholders" and, together with the Senior Noteholders, the "Noteholders") of the Subordinate Notes until the Subordinate Notes have been paid in full.

                  The aggregate outstanding principal amount, if any, of the Class A-1 Notes will be payable in full on the ________, ____ Quarterly Payment Date (the "Class A-1 Note Final Maturity Date"), of the Class A-2 Notes will be payable in full on the ________, ____ Quarterly Payment Due Date (the "Class A-2 Note Final Maturity Date") and of the Subordinate Notes on the ________, ____ Quarterly Payment Date (the "Subordinate Note Final Maturity Date"). However, the actual maturity of any class of the Senior Notes or of the Subordinate Notes could occur other than on these dates as a result of a variety of factors including those described under "Risk Factors--The Return on Your Investment Will Change Over Time" in this prospectus supplement.

CALCULATION OF THREE-MONTH LIBOR

                  Pursuant to the Administration Agreement, the Administrator will determine Three-Month LIBOR for purposes of calculating the Class A-1 Note LIBOR Rate, the Class A-2 Note LIBOR Rate and the Subordinate Note LIBOR Rate for each Quarterly Interest Period (x) on the second business day prior to the commencement of the LIBOR Reset Period within the Quarterly Interest Period (or, in the case of the initial LIBOR Reset Period, on the second business day prior to the Closing Date) and (y) with respect to the initial Quarterly Interest Period, as determined pursuant to clause (x) for the period from the Closing Date to but excluding ________, ____ and as determined on the second business day prior to ________, ____ for the period from ________, ____ to but excluding ________, ____ (each, a "LIBOR Determination Date"). For purposes of calculating Three-Month LIBOR, a business day is any day on which banks in The City of New York and the City of London are open for the transaction of international business. Interest due for any Quarterly Interest Period will be determined based on the actual number of days in the Quarterly Interest Period over a 360-day year.

                  "Three-Month LIBOR" means, with respect to any LIBOR Reset Period, the London interbank offered rate for deposits in U.S. dollars having a maturity of three months commencing on the related LIBOR Determination Date (the "Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m. London time, on the LIBOR Determination Date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m. London time, on the LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks. The Administrator will request the principal London office of each Reference Bank to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in The City of New York, selected by the Administrator, at approximately 11:00 a.m. New York time, on the LIBOR Determination Date, for loans in U.S. dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, Three-Month LIBOR in effect for the applicable LIBOR Reset Period will be Three-Month LIBOR in effect for the previous LIBOR Reset Period.

                  "LIBOR Reset Period" means the three-month period commencing on the [ ]th day (or, if any [ ]th day is not a business day, on the next succeeding business day) of each January, April, July and October and ending on the day immediately preceding the following LIBOR Reset Period; provided, however, that the initial LIBOR Reset Period will commence on the Closing Date.

                  "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or another page as may replace that page on that service for the purpose of displaying comparable rates or prices).

                  "Reference Banks" means four major banks in the London interbank market selected by the Administrator.

BOOK-ENTRY REGISTRATION

                  Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company, in the United States, Clearstream or the Euroclear System, in Europe, if they are participating organizations (a "Participant") of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as "DTC." Clearstream is referred to as "Clearstream." The Euroclear System is referred to as "Euroclear." The book-entry securities will be issued in one or more certificates or notes, as the case may be, that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and The Chase Manhattan Bank will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate or note representing such security. Unless and until physical securities are issued, it is anticipated that the only "Securityholder" will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through Participants and DTC.

                  An owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

                  Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the trustee through DTC and DTC Participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates or notes, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

                  Beneficial owners will not receive or be entitled to receive physical certificates for the securities referred to as "Definitive Securities" (the "Definitive Securities"), except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not Participants may transfer ownership of securities only through Participants and Financial Intermediaries by instructing such Participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective Participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

                  Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

                  Transfers between DTC Participants will occur in accordance with the Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

                  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositaries.

                  DTC is a New York-chartered limited purpose trust company that performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

                  Clearstream Banking, societe anonyme, Luxembourg, has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in account of Clearstream Participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier in Luxembourg. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

                  Distributions, to the extent received by the relevant depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

                  Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

                  Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

                  Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

                  The trustee will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

                  Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC Participants that in turn can only act on behalf of Financial Intermediaries, the ability of an owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates or notes for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates or notes.

                  Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC Participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

                  DTC has advised the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the Agreement only at the direction of one or more DTC Participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such Participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.

             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

                  The following is a summary of some terms of the Loan Sale Agreement to be dated as of ________,____, (as amended and supplemented from time to time, the "Loan Sale Agreement"), among the Depositor, the Seller, the Trust and the Eligible Lender Trustee, pursuant to which the Eligible Lender Trustee on behalf of the Trust will purchase the Financed Student Loans; the Servicing Agreement to be dated as of ________, ____ (as amended and supplemented from time to time, the "Servicing Agreement") among the Trust, _________ (the "Servicer"), the Seller and the Eligible Lender Trustee pursuant to which the Servicer will service the Financed Student Loans; the Administration Agreement to be dated as of ________, ____, (as amended and supplemented from time to time, the "Administration Agreement") among the Trust, the Indenture Trustee and ____, as administrator (the "Administrator") pursuant to which the Administrator will undertake some other administrative duties and functions with respect to the Trust and the Financed Student Loans; and the Trust Agreement pursuant to which the Trust will be created (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. A copy of the Transfer and Servicing Agreements will be filed with the Securities and Exchange Commission (the "Commission") following the issuance of the Notes. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the prospectus, to which description reference is hereby made.

SALE OF FINANCED STUDENT LOANS; REPRESENTATIONS AND WARRANTIES

                  Information with respect to the sale of the Initial Financed Student Loans from the Seller to the Depositor and from the Depositor to the Eligible Lender Trustee on behalf of the Trust on the Closing Date pursuant to the Loan Sale Agreement and the representations and warranties made by the Seller in connection therewith and in connection with the purchase of Student Loans by the Trust pursuant to Additional fundings is set forth under "Description of the Transfer and Servicing Agreements" in the prospectus.

ACCOUNTS

                  In addition to the collection account (the "Collection Account") referred to in the prospectus under "Description of the Transfer and Servicing Agreements--Accounts", the Administrator will establish and maintain a reserve account (the "Reserve Account") in the name of the Indenture Trustee on behalf of the Noteholders.

SERVICING COMPENSATION; ADMINISTRATION FEE

                  The Servicer will be entitled to receive from the Trust monthly, on each Monthly Payment Date or Quarterly Payment Date, a monthly servicing fee (the "Servicing Fee") in an amount equal to the lesser of (a) one-twelfth of ____% or a larger percentage approved by the rating agencies rating the Notes, not to exceed ____% (or of ____% if the Monthly Payment Date or Quarterly Payment Date is on or after the ________, ____ Quarterly Payment
Date) of the aggregate principal balances of the Financed Student Loans as of the last day of the preceding calendar month and (b) the sum of

1. one-twelfth of the In-School Percentage of the principal balance of each billing account relating to a Financed Student Loan as of the last day of the preceding calendar month which was an In-School Student Loan (as defined in this prospectus supplement) on the last day of the preceding calendar month or, if the average principal balance of billing accounts relating to In-School Student Loans as of the last day of the preceding calendar month was $2,500 or less, $1.50 per billing account,

2. one-twelfth of the GRDF Percentage of the principal balance as of the last day of the preceding calendar month of each billing account relating to a Financed Student Loan which was a Grace, Repayment, Deferral or Forbearance Student Loan (each, as defined in this prospectus supplement) as of the last day of the preceding calendar month or, if the average principal balance of the billing accounts as of the last day of the preceding calendar month was $3,000 or less, $3.00 per billing account,

3. a fee of $1.00 for each notification sent by the Servicer during the preceding calendar month on behalf of the Trust to a borrower providing information to the borrower with respect to Federal Consolidation Loan programs,

4. a fee of $25.00 for each Financed Student Loan for which, during the preceding calendar month, claim documentation was completed and provided to the Guarantor or for which the Servicer performed bankruptcy or ineligible billing account processing (that, in the case of ineligible billing account processing, resulted in a demand letter being sent to the borrower), in each case as required by the claims-processing requirements of the related Guarantor,

5. a fee of $0.05 per Financed Student Loan for storing and warehousing the applicable loan documentation for each loan during the preceding calendar month,

6. a one-time fee of $0.40 for each billing account transferred by the Seller to the Trust during the preceding calendar month,

7. a fee equal to one-twelfth of the product of (A) the aggregate principal balances of the Financed Student Loans outstanding as of the last day of the preceding calendar month and (B) 0.05%, which fee will be payable so long as specified servicing regulations of the Department remain in effect, and

8. a fee of $70.00 per hour for system development requests made by the Eligible Lender Trustee on behalf of the Trust and provided by the Servicer during the preceding calendar month.

                  "Monthly Payment Date" means the twenty-eighth day of each month (or if any twenty-eighth day is not a business day, the next succeeding business day), commencing ________, ____.

                  For purposes of making the determinations set forth in clauses (1) and (2) of the second preceding paragraph, the "In-School Percentage" and "GRDF Percentage" shall each be determined based on the average principal balance of the billing accounts relating to the In-School Student Loans and the billing accounts relating to the Grace, Repayment, Deferral and Forbearance Student Loans, respectively, as of the last day of the preceding calendar month, as follows:

        AVERAGE PRINCIPAL                      IN-SCHOOL                    AVERAGE PRINCIPAL              GRDF
             BALANCE                          PERCENTAGE                         BALANCE                PERCENTAGE

$2,501 - $3,000..................               0.625%               $  3,001 - $  3,400............      1.100%
$3,001 - $3,500..................               0.525%               $  3,401 - $  3,900............      0.950%
$3,501 - $4,000..................               0.450%               $  3,901 - $  4,400............      0.830%
$4,001 - $4,750..................               0.375%               $  4,401 - $  4,800............      0.740%
$5,501 - $6,250..................               0.260%               $  5,401 - $  6,000............      0.575%
$6,251 and above.................               0.230%               $  6,001 - $  6,600............      0.510%
                                                                     $  6,601 - $  7,200............      0.475%
                                                                     $  7,201 - $ 10,000............      0.450%
                                                                     $ 10,001 - $ 13,000............      0.350%
                                                                     $ 13,001 and above.............      0.300%

                  The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Monthly Payment Dates) will be payable on each Monthly Payment Date and will be paid solely out of the Monthly Available Funds in the case of each Monthly Payment Date that is not a Quarterly Payment Date (and out of the Available Funds in the case of each Quarterly Payment Date) and amounts on deposit in the Reserve Account on the Monthly Payment Date. To the extent that, for any Monthly Payment Date, the Servicing Fee is the amount calculated as described in clause (a) of the first paragraph under "--Servicing Compensation; Administration Fee," then an amount (the "Servicing Fee Shortfall") equal to the excess of the amount described in clause (b) of the first paragraph under "--Servicing Compensation; Administration Fee," over the amount described in clause (a) of the first paragraph under "--Servicing Compensation; Administration Fee," shall be payable on the next succeeding Monthly Payment Date (or if the Monthly Payment Date is also a Quarterly Payment Date, on the Quarterly Payment Date) from any remaining amounts on deposit in the Reserve Account that are in excess of the Specified Reserve Account Balance, pursuant to the priorities described under "--Credit Enhancement--Reserve Account" below. The Servicer will be obligated to perform its servicing obligations whether or not it receives any amounts in respect of Servicing Fee Shortfalls.

                  As compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to receive monthly in arrears, on each Monthly Payment Date that is not a Quarterly Payment Date and on each Quarterly Payment Date, a monthly administration fee (the "Administration Fee") in an amount equal to one-twelfth of the product of
(1) ___% and (2) the Pool Balance as of the close of business on the last day of the calendar month immediately preceding the related Monthly Payment Date or Quarterly Payment Date.

DISTRIBUTIONS

                  DEPOSITS TO THE COLLECTION ACCOUNT. On or about the third business day prior to each Monthly Payment Date (the "Determination Date"), the Administrator will provide the Indenture Trustee with specified information with respect to the preceding Monthly Collection Period or, in the case of a Monthly Payment Date that is also a Quarterly Payment Date, the preceding Collection Period, including the amount of the Monthly Available Funds or the Available Funds, as the case may be, received with respect to the Financed Student Loans and the aggregate Purchase Amounts relating to the Financed Student Loans to be repurchased by the Seller or to be purchased by the Servicer.

                  "Monthly Collection Period" means, with respect to any Monthly Payment Date that is not a Quarterly Payment Date, the calendar month immediately preceding the month of the Monthly Payment Date.

                  "Collection Period" means each period of three calendar months from and including the date next following the end of the preceding Collection Period (or with respect to the first Collection Period, the period beginning on the Cutoff Date and ending on ________, ____).

                  For purposes of this prospectus supplement, "Monthly Available Funds" means, with respect to each Monthly Payment Date that is not a Quarterly Payment Date, the sum of the following amounts with respect to the related Monthly Collection Period:

1. all collections received by the Servicer on the Financed Student Loans during the Collection Period (net, for the first Collection Period, of interest accrued prior to the Cutoff Date and not to be capitalized) and remitted to the Indenture Trustee (including any Guarantee Payments received with respect to the Financed Student Loans);

2. Interest Subsidy Payments and Special Allowance Payments received by the Eligible Lender Trustee during the Monthly Collection Period with respect to the Financed Student Loans;

3. all proceeds of the liquidation of defaulted Financed Student Loans ("Liquidated Student Loans"), which became Liquidated Student Loans during the Monthly Collection Period in accordance with the Servicer's customary servicing procedures, net of expenses incurred by the Servicer in connection with the liquidation and any amounts required by law to be remitted to the borrowers on the Liquidated Student Loans (the net proceeds, "Liquidation Proceeds"), and all recoveries in respect of Liquidated Student Loans which were written off in prior Monthly Collection Periods and have been received by the Servicer during the Monthly Collection Period and remitted to the Indenture Trustee;

4. the aggregate amount received by the Indenture Trustee on the Financed Student Loans repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Monthly Collection Period;

5.  Investment Earnings for the Monthly Payment Date; and

6. with respect to each Monthly Payment Date other than a Quarterly Payment Date and other than a Monthly Payment Date immediately succeeding a Quarterly Payment Date, the Monthly Available Funds remaining on deposit in the Collection Account from the Monthly Collection Period relating to the preceding Monthly Payment Date after giving effect to application of the Monthly Available Funds on the preceding Monthly Payment Date; provided, however, that if with respect to any Monthly Payment Date there would not be sufficient funds, after application of the Monthly Available Funds (as defined above) and amounts available in the Reserve Account, to pay any of the items specified in clauses (1) and (2), respectively, under the second paragraph of "--Distributions--Distributions From the Collection Account" below, then the Monthly Available Funds for the Monthly Payment Date will include, in addition to the Monthly Available Funds (as defined above), amounts on deposit in the Collection Account on the Determination Date relating to the Monthly Payment Date which would have constituted part of the Monthly Available Funds for the Monthly Payment Date succeeding the Monthly Payment Date up to the amount necessary to pay the items, and the Monthly Available Funds for the succeeding Monthly Payment Date will be adjusted accordingly; and provided, further, that the Monthly Available Funds will exclude: (A) all payments and proceeds (including Liquidation Proceeds) of any Financed Student Loans the Purchase Amount of which was included in the Monthly Available Funds for a prior Monthly Collection Period; and (B) any Monthly Rebate Fees paid during the related Monthly Collection Period by or on behalf of the Trust as described under "Federal Family Education Loan Program--Fees Payable on Certain Financed Student Loans" in this prospectus supplement.

                  "Available Funds" means, with respect to any Quarterly Payment Date and the related Collection Period, the sum of the amounts specified in clauses (1) though (6) of the definition of Monthly Available Funds for each of the three Monthly Collection Periods included in the Collection Period plus any Trust Swap Receipt Amount received by the Trust with respect to the Quarterly Payment Date; provided, however, that if with respect to any Quarterly Payment Date there would not be sufficient funds, after application of the Available Funds (as defined above) and amounts available in the Reserve Account, to pay any of the items specified in clauses
(1) through (6), respectively, under the third paragraph of "-- Distributions From the Collection Account" below, then the Available Funds for the Quarterly Payment Date will include, in addition to the Available Funds (as defined above), amounts on deposit in the Collection Account on the Determination Date relating to the Quarterly Payment Date which would have constituted part of the Available Funds for the Quarterly Payment Date succeeding the Quarterly Payment Date up to the amount necessary to pay these items, and the Available Funds for the succeeding Quarterly Payment Date will be adjusted accordingly; and provided, further, that the Available Funds will exclude

o all payments and proceeds (including Liquidation Proceeds) of any Financed Student Loans the Purchase Amount of which was included in the Monthly Available Funds for a prior Monthly Collection Period; and

o any Monthly Rebate Fees paid during the related Monthly Collection Period by or on behalf of the Trust as described under "Federal Family Education Loan Program--Fees Payable on Certain Financed Student Loans" in this prospectus supplement.

                  Distributions From the Collection Account. On each Monthly Payment Date that is not a Quarterly Payment Date, the Administrator will instruct the Indenture Trustee to make the following distributions to the extent of the Monthly Available Funds in the Collection Account for the Monthly Payment Date, in the following order of priority:

(1) to the Servicer, the Servicing Fee for the Monthly Payment Date and all prior unpaid Servicing Fees (but not any Servicing Fee Shortfall or prior unpaid Servicing Fee Shortfalls); and

(2) to the Administrator, the Administration Fee for the Monthly Payment Date and all prior unpaid Administration Fees.

                  On each Quarterly Payment Date, the Administrator will instruct the Indenture Trustee to make the following deposits and distributions to the extent of the Available Funds for the Quarterly Payment Date in the Collection Account, in the following order of priority:

(1) to the Servicer, the Servicing Fee for the Quarterly Payment Date and all prior unpaid Servicing Fees (but not any Servicing Fee Shortfall or prior unpaid Servicing Fee Shortfalls);

(2) to the Administrator, the Administration Fee for the Quarterly Payment Date and all prior unpaid Administration Fees;

(3) to the Class A-1 Noteholders, the Class A-1 Noteholders' Interest Distribution Amount, to the Class A-2 Noteholders, the Class A-2 Noteholders' Interest Distribution Amount, and to the Swap Counterparty, the Trust Swap Payment Amount, if any, for the Quarterly Payment Date, pro rata, based on the ratio of each amount to the total of the amounts;

(4) to the Subordinate Noteholders, the Subordinate Noteholders' Interest Distribution Amount for the Quarterly Payment Date;

(5) to the Senior Noteholders, the Senior Noteholders' Principal Distribution Amount for the Quarterly Payment Date (the amount to be allocated among the Senior Noteholders as described in this prospectus supplement under "Description of the Notes--Distributions of Principal");

(6) after the Senior Notes have been paid in full, to the Subordinate Noteholders, the Subordinate Noteholders' Principal Distribution Amount for the Quarterly Payment Date; and

(7) to the Reserve Account, any remaining amounts after application of clauses
(1) through (6) above.

                  For purposes of this prospectus supplement, the following terms have the following meanings:

                  The "Class A-1 Noteholders' Interest Basis Carryover" means, the sum of

(1) if the Class A-1 Note Rate for any Quarterly Payment Date is based on the Adjusted Student Loan Rate, the excess of (a) the amount of interest on the Class A-1 Notes that would have accrued in respect of the related Quarterly Interest Period had interest been calculated based on the Class A-1 Note LIBOR Rate over (b) the amount of interest on the Class A-1 Notes actually accrued in respect of the Quarterly Interest Period based on the Adjusted Student Loan Rate, and (2) the unpaid portion of any excess from prior Quarterly Payment Dates and interest accrued thereon at the Class A-1 Note Rate calculated based on the Class A-1 Note LIBOR Rate.

                  The "Class A-1 Noteholders' Interest Carryover Shortfall" means, with respect to any Quarterly Payment Date, the excess of (1) the Class A-1 Noteholders' Interest Distribution Amount on the preceding Quarterly Payment Date over (2) the amount of interest actually distributed to the Class A-1 Noteholders on the preceding Quarterly Payment Date, plus interest on the amount of the excess, to the extent permitted by law, at the interest rate borne by the Class A-1 Notes from the preceding Quarterly Payment Date to the current Quarterly Payment Date.

                  The "Class A-1 Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of (1) the amount of interest accrued at the Class A-1 Note Rate for the related Quarterly Interest Period on the aggregate principal amount of the Class A-1 Notes outstanding on the immediately preceding Quarterly Payment Date (after giving effect to all principal distributions to the Class A-1 Noteholders on the immediately preceding Quarterly Payment Date) or, in the case of the first Quarterly Payment Date, on the Closing Date and (2) the Class A-1 Noteholders' Interest Carryover Shortfall for the Quarterly Payment Date; provided, however, that the Class A-1 Noteholders' Interest Distribution Amount will not include any Class A-1 Noteholders' Interest Basis Carryover.

                  The "Class A-2 Noteholders' Interest Basis Carryover" means, the sum of (1) if the Class A-2 Note Rate for any Quarterly Payment Date is based on the Adjusted Student Loan Rate, the excess of (a) the amount of interest on the Class A-2 Notes that would have accrued in respect of the related Quarterly Interest Period had interest been calculated based on the Class A-2 Note LIBOR Rate over (b) the amount of interest on the Class A-2 Notes actually accrued in respect of the Quarterly Interest Period based on the Adjusted Student Loan Rate, and (2) the unpaid portion of any excess from prior Quarterly Payment Dates and interest accrued thereon at the Class A-2 Note Rate calculated based on the Class A-2 Note LIBOR Rate.

                  The "Class A-2 Noteholders' Interest Carryover Shortfall" means, with respect to any Quarterly Payment Date, the excess of (1) the Class A-2 Noteholders' Interest Distribution Amount on the preceding Quarterly Payment Date over (2) the amount of interest actually distributed to the Class A-2 Noteholders on the preceding Quarterly Payment Date, plus interest on the amount of the excess, to the extent permitted by law, at the interest rate borne by the Class A-2 Notes from the preceding Quarterly Payment Date to the current Quarterly Payment Date.

                  The "Class A-2 Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of (1) the amount of interest accrued at the Class A-2 Note Rate for the related Quarterly Interest Period on the aggregate principal amount of the Class A-2 Notes outstanding on the immediately preceding Quarterly Payment Date (after giving effect to all principal distributions to the Class A-2 Noteholders on the immediately preceding Quarterly Payment Date) or, in the case of the first Quarterly Payment Date, on the Closing Date and (2) the Class A-2 Noteholders' Interest Carryover Shortfall for the Quarterly Payment Date; provided, however, that the Class A-2 Noteholders' Interest Distribution Amount will not include any Class A-2 Noteholders' Interest Basis Carryover.

                  The "Net Trust Swap Payment Carryover Shortfall" means, with respect to any Quarterly Payment Date with respect to which there shall be an amount owed by the Trust to the Swap Counterparty under the Interest Rate Swap, the excess of (1) the Trust Swap Payment Amount on the preceding Quarterly Payment Date over (2) the amount actually paid to the Swap Counterparty out of Available Funds on the preceding Quarterly Payment Date, plus interest on the excess from the preceding Quarterly Payment Date to the current Quarterly Payment Date at the rate of Three Month LIBOR for the related Quarterly Interest Period.

                  The "Net Trust Swap Receipt Carryover Shortfall" means, with respect to any Quarterly Payment Date with respect to which there shall be an amount owed by the Swap Counterparty to the Trust under the Interest Rate Swap, the excess of (1) the Trust Swap Receipt Amount on the preceding Quarterly Payment Date over (2) the amount actually paid by the Swap Counterparty to the Trust on the preceding Quarterly Payment Date, plus interest on the excess from the preceding Quarterly Payment Date to the current Quarterly Payment Date at the rate of Three Month LIBOR for the related Quarterly Interest Period.

                  The "Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of the Class A-1 Noteholders' Interest Distribution Amount, the Class A-2 Noteholders' Interest Distribution Amount and the Subordinate Noteholders' Interest Distribution Amount for the Quarterly Payment Date.

                  "Principal Distribution Adjustment" means, with respect to any Quarterly Payment Date, the amount of the Available Funds on the Quarterly Payment Date to be used to make additional principal distributions to the Senior Noteholders (and, after the Senior Notes have been paid in full, to the Subordinate Noteholders) to account for (1) the amount of any insignificant balance remaining outstanding as of the Quarterly Payment Date on a Financed Student Loan after receipt of a final payment from a borrower or a Guarantor, when the insignificant balances are waived in the ordinary course of business by the Servicer at the direction of the Administrator in accordance with the Servicing Agreement, or (2) the amount of principal collections erroneously treated as interest collections including, without limitation, by reason of the failure by a borrower to capitalize interest that had been expected to be capitalized; provided, however, that the Principal Distribution Adjustment for any Quarterly Payment Date shall not exceed the lesser of (x) $100,000 and (y) the amount of any Reserve Account Excess remaining after giving effect to all distributions to be made therefrom on the Quarterly Payment Date other than distributions to the Company out of the excess.

                  "Principal Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of the following amounts with respect to the related Collection Period:

1. that portion of all collections received by the Servicer on the Financed Student Loans and remitted to the Indenture Trustee that is allocable to principal (including the portion of any Guarantee Payments received that is allocable to principal) of the Financed Student Loans less the accrued and unpaid interest on the Financed Student Loans for the Collection Period to the extent the interest is not currently being paid but will be capitalized upon commencement of repayment of the Financed Student Loans;

2. all Liquidation Proceeds attributable to the principal balances of Financed Student Loans which became Liquidated Student Loans during the Collection Period in accordance with the Servicer's customary servicing procedures to the extent received the Servicer during the related Collection Period and remitted to the Indenture Trustee, together with all Realized Losses on the Financed Student Loans;

3. to the extent attributable to principal, the amount received by the Indenture Trustee with respect to each Financed Student Loan repurchased by the Seller or purchased by the Servicer as a result of a breach of a representation, warranty or covenant under an obligation which arose during the related Collection Period; and

4.  the Principal Distribution Adjustment, if any;

provided, however, that the Principal Distribution Amount will exclude all payments and proceeds (including Liquidation Proceeds) of any Financed Student Loan the Purchase Amount of which was included in the Available Funds for a prior Collection Period.

                  "Realized Losses" means the excess of the aggregate principal balances of the Liquidated Student Loans over the related Liquidation Proceeds to the extent allocable to principal.

                  The "Senior Noteholders' Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of the Class A-1 Noteholders' Interest Distribution Amount, the Class A-2 Noteholders' Interest Distribution Amount and the Senior Noteholders' Principal Distribution Amount for the Quarterly Payment Date.

                  The "Senior Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of (1) the Class A-1 Noteholders' Interest Distribution Amount, and (2) the Class A-2 Noteholders' Interest Distribution Amount, for the Quarterly Payment Date; provided, however, that the Senior Noteholders' Interest Distribution Amount will not include any Class A-1 Noteholders' Interest Basis Carryover or Class A-2 Noteholders' Interest Basis Carryover.

                  The "Senior Noteholders' Principal Carryover Shortfall" means, as of the close of any Quarterly Payment Date, the excess of (1) the Senior Noteholders' Principal Distribution Amount on the Quarterly Payment Date over (2) the amount of principal actually distributed to the Senior Noteholders on the Quarterly Payment Date.

                  The "Senior Noteholders' Principal Distribution Amount" means, with respect to any Quarterly Payment Date, the Principal Distribution Amount for the Quarterly Payment Date plus the Senior Noteholders' Principal Carryover Shortfall as of the close of the preceding Quarterly Payment Date; provided, however, that the Senior Noteholders' Principal Distribution Amount will not exceed the aggregate principal amount of the Senior Notes outstanding on the preceding Quarterly Payment Date. In addition, (1) on the Class A-1 Note Final Maturity Date, the principal required to be distributed to the Class A-1 Noteholders will include the amount required to reduce the outstanding aggregate principal amount of the Class A-1 Notes to zero and (2) on the Class A-2 Note Final Maturity Date, the principal required to be distributed to the Class A-2 Noteholders will include the amount required to reduce the outstanding aggregate principal amount of the Class A-2 Notes to zero.

                  The "Subordinate Noteholders' Distribution Amount" means, with respect to any Quarterly Payment Date, the Subordinate Noteholders' Interest Distribution Amount for the Quarterly Payment Date plus, with respect to any Quarterly Payment Date on and after which the Senior Notes have been paid in full, the Subordinate Noteholders' Principal Distribution Amount for the Quarterly Payment Date.

                  The "Subordinate Noteholders' Interest Basis Carryover" means, the sum of (1) if the Subordinate Note Rate for any Quarterly Payment Date is based on the Adjusted Student Loan Rate, the excess of (a) the amount of interest on the Subordinate Notes that would have accrued in respect of the related Quarterly Interest Period had interest been calculated based on the Subordinate Note LIBOR Rate over (b) the amount of interest on the Subordinate Notes actually accrued in respect of the Quarterly Interest Period based on the Adjusted Student Loan Rate, and (2) the unpaid portion of any excess from prior Quarterly Payment Dates and interest accrued thereon at the Subordinate Note Rate calculated based on the Subordinate Note LIBOR Rate.

                  The "Subordinate Noteholders' Interest Carryover Shortfall" means, with respect to any Quarterly Payment Date, the excess of (1) the Subordinate Noteholders' Interest Distribution Amount on the preceding Quarterly Payment Date over (2) the amount of interest actually distributed to the Subordinate Noteholders on the preceding Quarterly Payment Date, plus interest on the amount of the excess, to the extent permitted by law, at the rate borne by the Subordinate Notes from the preceding Quarterly Payment Date to the current Quarterly Payment Date.

                  The "Subordinate Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of (1) the amount of interest accrued at the Subordinate Note Rate for the related Quarterly Interest Period on the aggregate principal amount of the Subordinate Notes outstanding on the immediately preceding Quarterly Payment Date (after giving effect to all principal distributions to the Subordinate Noteholders on the Quarterly Payment Date) or, in the case of the first Quarterly Payment Date, on the Closing Date and (2) the Subordinate Noteholders' Interest Carryover Shortfall for the Quarterly Payment Date; provided, however, that the Subordinate Noteholders' Interest Distribution Amount will not include any Subordinate Noteholders' Interest Basis Carryover.

                  The "Subordinate Noteholders' Principal Carryover Shortfall" means, as of the close of any Quarterly Payment Date on or after which the Senior Notes have been paid in full, the excess of (1) the Subordinate Noteholders' Principal Distribution Amount on the Quarterly Payment Date over
(2) the amount of principal actually distributed to the Subordinate Noteholders on the Quarterly Payment Date.

                  The "Subordinate Noteholders' Principal Distribution Amount" means, with respect to each Quarterly Payment Date on and after which the aggregate principal amount of the Senior Notes has been paid in full, the sum of (a) the Principal Distribution Amount for the Quarterly Payment Date (or, in the case of the Quarterly Payment Date on which the aggregate principal amount of the Senior Notes is paid in full, any remaining Principal Distribution Amount not otherwise distributed to Senior Noteholders on the Quarterly Payment Date) and (b) the Subordinate Noteholders' Principal Carryover Shortfall as of the close of the preceding Quarterly Payment Date; provided, however, that the Subordinate Noteholders' Principal Distribution Amount will in no event exceed the aggregate principal amount of the Subordinate Notes outstanding on the preceding Quarterly Payment Date. In addition, on the Subordinate Note Final Maturity Date, the principal required to be distributed to the Subordinate Noteholders will include the amount required to reduce the outstanding principal amount of the Subordinate Notes to zero.

                  The "Trust Swap Payment Amount" means, with respect to any Quarterly Payment Date, the sum of (1) if the Interest Rate Swap is still in effect, the Net Trust Swap Payment for the Quarterly Payment Date and (2) the Net Trust Swap Payment Carryover Shortfall for the Quarterly Payment Date.

                  The "Trust Swap Receipt Amount" means, with respect to any Quarterly Payment Date, the sum of (1) if the Interest Rate Swap is still in effect, the Net Trust Swap Receipt for the Quarterly Payment Date and (2) the Net Trust Swap Receipt Carryover Shortfall for the Quarterly Payment Date.

CREDIT ENHANCEMENT

                  Reserve Account. Pursuant to the Administration Agreement and the Loan Sale Agreement, the Reserve Account will be created with an initial deposit by the Depositor on the Closing Date of cash or Eligible Investments in an amount equal to the Reserve Account Initial Deposit. The Reserve Account will be augmented on each Quarterly Payment Date by the deposit tin this prospectus supplement of the amount of the Available Funds remaining after payment of the Servicing Fee and all overdue Servicing Fees, the Administration Fee and all overdue Administration Fees, the Senior Noteholders' Interest Distribution Amount and the Trust Swap Payment Amount, if any, the Subordinate Noteholders' Interest Distribution Amount and, if the Senior Noteholders' Principal Distribution Amount and the Subordinate Noteholders' Principal Distribution Amount, all for the Quarterly Payment Date. See "--Distributions" above. As described below, subject to some limitations, amounts on deposit in the Reserve Account will be released to the Company to the extent that the amount on deposit in the Reserve Account exceeds the Specified Reserve Account Balance.

                  "Specified Reserve Account Balance" with respect to any Quarterly Payment Date generally will be the greater of:

(a) ____% of the aggregate principal amount of the Notes outstanding on the Quarterly Payment Date after taking into account the effect of distributions on the Quarterly Payment Date, or

(b)  $_______;

provided, however, that the Specified Reserve Account Balance shall in no event exceed the aggregate principal amount of the Notes outstanding on the Quarterly Payment Date.

                  If the amount on deposit in the Reserve Account on any Quarterly Payment Date (after giving effect to all distributions required to be made from the Available Funds on the Quarterly Payment Date) is greater than the Specified Reserve Account Balance for the Quarterly Payment Date, the Administrator will instruct the Indenture Trustee to apply the amount of the excess (the "Reserve Account Excess") to the following (in the priority indicated):

1. if the Quarterly Payment Date is on or prior to the Parity Date, to the payment of the unpaid principal amount of the Senior Notes (to be allocated between the Class A-1 Noteholders and the Class A-2 Noteholders as described in this prospectus supplement under "Description of the Notes--Distributions of Principal") or, if the Senior Notes have been paid in full, of the Subordinate Notes, until the aggregate principal amount of the Notes is equal to the Pool Balance as of the close of business on the last day of the related Collection Period;

2. to the payment of the unpaid principal amount of the Senior Notes (to be allocated between the Class A-1 Noteholders and the Class A-2 Noteholders as described in this prospectus supplement under "Description of the Notes--Distributions of Principal") or, if the Senior Notes have been paid in full, of the Subordinate Notes;

3. to the Class A-1 Noteholders and the Class A-2 Noteholders, pro rata, the aggregate unpaid amount of any Class A-1 Noteholders' Interest Basis Carryover and Class A-2 Noteholders' Interest Basis Carryover based on the ratio of each amount to the total of the amounts;

4. to the Subordinate Noteholders, the aggregate unpaid amount of any Subordinate Noteholders' Interest Basis Carryover;

5. to the Servicer, the Servicing Fee Shortfall and all prior unpaid Servicing Fee Shortfalls, if any; and

6. to the Company, any excess remaining after application of clauses (1) through (6) above, and, upon the payment to the Company or an affiliate, the Noteholders will not have any rights in, or claims to, the amounts.

                  Subject to the limitation described in the preceding paragraph, amounts held from time to time in the Reserve Account will continue to be held for the benefit of the Trust. Funds will be withdrawn from the Reserve Account (a) on each Monthly Payment Date that is not a Quarterly Payment Date, to the extent that the Monthly Available Funds on the Monthly Payment Date is insufficient to pay: (1) the Servicing Fee and all overdue Servicing Fees and (2) the Administration Fee and all overdue Administration Fees, and (b) on any Quarterly Payment Date to the extent that the amount of the Available Funds on the Quarterly Payment Date is insufficient to pay any of the items specified in clauses (1) through (7), respectively, of the third paragraph under "--Distributions--Distributions From the Collection Account" above on the Quarterly Payment Date. The funds will be paid from the Reserve Account to the persons and in the order of priority specified for distribution from the Collection Account on the Quarterly Payment Date. As a result of the subordination of the Subordinate Notes to the Senior Notes described elsewhere in this prospectus supplement, any amounts that the Subordinate Noteholders would otherwise receive from the Reserve Account in respect of the Subordinate Noteholders' Interest Distribution Amount on any Quarterly Payment Date will be paid to the Senior Noteholders until the Senior Noteholders' Interest Distribution Amount for the Quarterly Payment Date has been paid in full. In addition, as a result of the subordination, Subordinate Noteholders will not receive any amounts from the Reserve Account in respect of the Subordinate Noteholders' Principal Distribution Amount until the Senior Notes have been paid in full. See "--Subordination" below.

                  The Reserve Account is intended to enhance the likelihood of timely receipt by the Senior Noteholders and the Subordinate Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Senior Noteholders or the Subordinate Noteholders will experience losses. In specified circumstances, however, the Reserve Account could be depleted. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in the amount of the Available Funds (or the Monthly Available Funds) exceeds the amount of cash in the Reserve Account, the Senior Noteholders or the Subordinate Noteholders could incur losses or a temporary shortfall in the amount of principal and interest distributed to the Senior Noteholders or the Subordinate Noteholders, which result could, in turn, increase the average life of the Senior Notes or the Subordinate Notes. Amounts on deposit in the Reserve Account will not be available in any respect until the Parity Date to cover any aggregate unpaid Class A-1 Noteholders' Interest Basis Carryover, Class A-2 Noteholders' Interest Basis Carryover or Subordinate Noteholders' Interest Basis Carryover and after the Parity Date only amounts on deposit in the Reserve Account that are in excess of the Specified Reserve Account Balance will be available therefor.

                  Subordination. While the Class A-1 Noteholders and the Class A-2 Noteholders will have equal priority to the payment of interest, on any Quarterly Payment Date on which principal is due to be paid on the Senior Notes, and the Class A-2 Noteholders will receive no payments of principal until the Class A-1 Noteholders have received payments of principal in an amount sufficient to reduce the aggregate principal amount of the Class A-1 Notes to zero; provided, however, that from and after any acceleration of the Notes following an Event of Default (as defined in the prospectus), principal will be allocated pro rata between the Class A-1 Notes and the Class A-2 Notes, based on the ratio of the aggregate principal amount of each class of Notes to the aggregate principal amount of the Senior Notes, until the aggregate principal amount of the Senior Notes has been reduced to zero. In addition, the rights of the Subordinate Noteholders to receive payments of interest on any Quarterly Payment Date out of the Available Funds or the Reserve Account are subordinated to the rights of the Senior Noteholders to receive payments of interest on the Quarterly Payment Date, and the rights of the Subordinate Noteholders to receive payments of principal out of the Available Funds or the Reserve Account on any Quarterly Payment Date are subordinated to the rights of the Senior Noteholders to receive payments of interest and principal on the Quarterly Payment Date. The Subordinate Noteholders will not be entitled to any payments of principal out of the Available Funds or the Reserve Account until the Senior Notes are paid in full.

INTEREST RATE SWAP

                  Payments Under the Swap Agreement. On the Closing Date, the Trust will enter into an interest rate swap agreement (the "Interest Rate Swap") with _________________________ (the "Swap Counterparty"). The Interest Rate Swap will be documented according to a 1992 ISDA Master Agreement (Multicurrency-Cross Border) ("1992 Master Agreement") modified to reflect the terms of the Notes, the Indenture and the Interest Rate Swap. The Interest Rate Swap will terminate on the earliest to occur of the ________, ____ Quarterly Payment Date (the "Scheduled Swap Termination Date"), the date on which the Notes have been paid in full and the date on which the Interest Rate Swap is terminated in accordance with its terms pursuant to an early termination (the "Swap Termination Date").

                  In accordance with the terms of the Interest Rate Swap, the Swap Counterparty will pay to the Trust, on each Quarterly Payment Date with respect to which the Interest Rate Swap is still in effect, an amount equal to the product of

o        the Swap Rate for the related Quarterly Interest Period,

o        the Scheduled Notional Swap Amount for the Quarterly Payment Date and

o the quotient of the number of days in the related Quarterly Interest Period divided by 360.

                  The "Swap Rate" for any Quarterly Interest Period will be a rate equal to Three-Month LIBOR (determined as described in this prospectus supplement under "Description of the Notes--Calculation of Three-Month LIBOR") for the Quarterly Interest Period. The "Scheduled Notional Swap Amount" for any Quarterly Payment Date will be the lesser of (1) the outstanding principal balance of the Notes immediately preceding the Quarterly Payment Date and (2) the amount listed on Exhibit A hereto for the Quarterly Payment Date. The Depositor expects that the Scheduled Notional Swap Amount for each Quarterly Payment Date prior to the Swap Termination Date will be equal to approximately ___% of the outstanding principal amount of the Notes immediately preceding the Quarterly Payment Date. However, following the Closing Date, the depositor may agree with the Swap Counterparty to cause the Scheduled Notional Swap Amount to equal the outstanding principal balance of the Notes.

                  In exchange for the payment, the Trust will pay to the Swap Counterparty, on each Quarterly Payment Date with respect to which the Interest Rate Swap is still in effect, an amount equal to the product of

o the T-Bill Rate (determined as described below) for the related Quarterly Interest Period plus at least ____% but not more than ____,

o        the Scheduled Notional Swap Amount for the Quarterly Payment Date and

o the quotient of the actual number of days in the Quarterly Interest Period divided by 365 (or 366 in the case of any amount which is being calculated with respect to a Quarterly Payment Date in a leap year).

                  With respect to each Quarterly Payment Date with respect to which the Interest Rate Swap is still in effect (and without regard to any payments remaining unpaid from a prior Quarterly Payment Date), any difference between the payment by the Swap Counterparty to the Trust and the payment by the Trust to the Swap Counterparty will be referred to as a "Net Trust Swap Receipt", if the difference is a positive number, and a "Net Trust Swap Payment", if the difference is a negative number. Any payments pursuant to the Interest Rate Swap will be made solely on a net basis, as described above. The Trust Swap Receipt Amount, if any, will be distributed as part of the Available Funds on the Quarterly Payment Date and the Trust Swap Payment Amount, if any, will be paid out of the Available Funds.

                  The "T-Bill Rate", with respect to any Quarterly Interest Period, means the weighted average of the T-Bill Rates for each day within the Quarterly Interest Period and, with respect to any date within a Quarterly Interest Period, means the weighted average discount rate per annum (expressed on a bond equivalent basis and applied on a daily basis) for direct obligations of the United States with a maturity of 13 weeks ("91-day Treasury Bills") sold at the most recent 91-day Treasury Bill auction prior to the date, as reported by the U.S. Department of the Treasury. In the event that the results of the auctions of 91-day Treasury Bills cease to be reported as provided above, or that no auction is held in a particular week, then the T-Bill Rate in effect as a result of the last publication or report will remain in effect until the time, if any, as the results of auctions of 91-day Treasury Bills shall again be reported or the auction is held, as the case may be. The T-Bill Rate will be subject to a Lock-In Period of six business days.

                  "Lock-In Period" means the period of days preceding any Quarterly Payment Date during which the T-Bill Rate in effect on the first day of the period will remain in effect until the end of the Quarterly Interest Period related to the Quarterly Payment Date.

                  Modification and Amendment of the Swap Agreement and Transfer and Servicing Agreements. The Trust Agreement and the Indenture will contain provisions permitting the Eligible Lender Trustee, with the consent of the Indenture Trustee, to enter into any amendment to the Swap Agreement requested by the Swap Counterparty to cure any ambiguity in, or correct or supplement any provision of, the Swap Agreement, so long as the Eligible Lender Trustee determines, and the Indenture Trustee agrees in writing, that the amendment will not adversely affect the interests of the Noteholders. The written consent of the Swap Counterparty will be required before any amendment is made to the Indenture or the Transfer and Servicing Agreements.

                  Conditions Precedent. The respective obligations of the Swap Counterparty and the Trust to pay specified amounts due under the Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Swap Default shall have occurred and be continuing and (2) no Termination Event (as defined below) has occurred or been effectively designated; provided, however, that the Swap Counterparty's obligation to pay these amounts will not be subject to these conditions unless principal of the Notes has been accelerated following an Event of Default under the Indenture or an early termination under the Swap Agreement has occurred or been designated.

                  Defaults Under the Swap. "Events of Default" under the Swap Agreement (each a "Swap Default") are limited to

o the failure of the Trust or the Swap Counterparty to pay any amount when due under the Interest Rate Swap after giving effect to the applicable grace period; provided, however, that, in the case of the Trust, the Trust has funds available after all prior obligations of the Trust to make this payment,

o the occurrence of specified events of insolvency or bankruptcy of the Trust or the Swap Counterparty,

o an acceleration of the principal of the Notes following an Event of Default under the Indenture, and

o        the following other standard events of default under the 1992 Master
         Agreement:

o        "Breach of Agreement" (not applicable to the Trust),

o        "Credit Support Default" (not applicable to the Trust),

o        "Misrepresentation" (not applicable to the Trust), and

o "Merger without Assumption" (not applicable to the Trust), as described in Sections 5(a)(ii), 5(a)(iii), 5(a)(iv) and 5(a)(viii) of the 1992 Master Agreement.

                  Termination Events. "Termination Events" under the Swap Agreement consist of the following standard events under the 1992 Master
Agreement:

                  "Illegality" (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap) and "Tax Event" (which generally relates to either party to the Interest Rate Swap receiving a payment under the Interest Rate Swap from which an amount has been deducted or withheld for or on account of taxes), as described in Sections 5(b)(i) and 5(b)(ii) of the 1992 Master Agreement.

                  Early Termination of the Swap. Upon the occurrence of any Swap Default under the Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date (as defined in the Swap Agreement) upon the occurrence of the Swap Default. The Trust may not designate an Early Termination Date without the consent of the Administrator. With respect to Termination Events, an Early Termination Date may be designated by one of the parties (as specified in the Swap Agreement) and will occur only upon notice and, in some circumstances, after any Affected Party has used reasonable efforts to transfer it rights and obligations under the Swap Agreement to a related entity within a limited period after notice has been given of the Termination Event, all as set forth in the Swap Agreement. The occurrence of an Early Termination Date under the Swap Agreement will constitute a "Swap Early Termination".

                  Upon any Swap Early Termination of the Swap Agreement, the Trust or the Swap Counterparty may be liable to make a termination payment to the other (regardless, if applicable, of which of the parties has caused the termination). The amount of the termination payment will be based on the value of the Interest Rate Swap computed in accordance with the procedures set forth in the Interest Rate Swap. Any payment could be substantial. In the event that the trust is required to make a termination payment, the payment will be payable in the same order of priority as any Trust Swap Payment Amount payable to the Swap Counterparty (which is payable pari passu with the Class A-1 Noteholders' Interest Distribution Amount and the Class A-2 Noteholders' Interest Distribution Amount); provided, however, that, in the event that a termination payment is owed to the Swap Counterparty following a Swap Default resulting from a default of the Swap Counterparty or a Termination Event, the termination payment will be subordinate to the right of the Noteholders to receive full payment of principal of and interest on the Notes. Accordingly, termination payments, if required to be made by the Trust, could result in shortfalls to Noteholders.

                  If, following an Early Termination Date, a Termination Payment is owed by the Trust to the Swap Counterparty and the Trust receives a payment ("Assumption Payment") from a successor swap counterparty to assume the position of the Swap Counterparty, the portion of the Assumption Payment that does not exceed the amount of the Termination Payment owed by the Trust to the Swap Counterparty will be paid by the Trust to the Swap Counterparty and will not be available to make distributions to Noteholders. Following the payment, the amount of the Termination Payment owed by the Trust to the Swap Counterparty will be reduced by the amount of the payment.

                  Rating Agency Downgrade. If the rating of the Swap Counterparty (or any successor credit support provider) is withdrawn or reduced below ___ or its equivalent by any Swap Rating Agency (this withdrawal or reduction, a "Rating Agency Downgrade"), the Swap Counterparty is required, no later than the 30th day following the Rating Agency Downgrade, at the Swap Counterparty's expense, either to (1) obtain a substitute Swap Counterparty that has a counterparty rating of at least ___ or its equivalent by the Swap Rating Agency or (2) enter into arrangements reasonably satisfactory to the Trustee, including collateral arrangements, guarantees or letters of credit, which arrangements in the view of the Swap Rating Agency will result in the total negation of the effect or impact of the Rating Agency Downgrade on the Noteholders and the Depositor.

                  The Swap Counterparty. _________________________ is a
__________ company with its principal place of business located at
_________________________. As of the date of the prospectus supplement, the Swap Counterparty's counterparty ratings were _________________________.

THE INFORMATION SET OUT IN THE PRECEDING PARAGRAPH HAS BEEN PROVIDED BY THE SWAP COUNTERPARTY AND IS NOT GUARANTEED AS TO ACCURACY OR COMPLETENESS, AND IS NOT TO BE CONSTRUED AS REPRESENTATIONS, BY THE DEPOSITOR OR THE UNDERWRITERS. EXCEPT FOR THE FOREGOING PARAGRAPH, THE SWAP COUNTERPARTY AND ITS AFFILIATES HAVE NOT BEEN INVOLVED IN THE PREPARATION OF, AND DO NOT ACCEPT RESPONSIBILITY FOR, THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

COMPANY LIABILITY

                  Anything to the contrary in the prospectus notwithstanding, the Company will not be liable to any person or entity for the amount of any losses, claims, damages or liabilities arising out of or based on the Trust Agreement.

TERMINATION

                  Certain information regarding termination of the Trust is set forth in "Description of the Transfer and Servicing Agreements--Termination" in the prospectus; provided, however, that the information set forth under the heading "Description of the Transfer and Servicing Agreements--Insolvency Event" is not applicable in connection with the Trust.

                  Any Financed Student Loans remaining in the Trust as of the end of the Collection Period immediately preceding the ________, ____ Quarterly Payment Date will be offered for sale by the Indenture Trustee. The Seller, its affiliates and unrelated third parties may offer bids to purchase the Financed Student Loans on the Quarterly Payment Date. If at least two bids (one of which is from a bidder other than the Seller and its affiliates) are received, the Indenture Trustee will accept the highest bid equal to or in excess of the greater of (x) the aggregate Purchase Amounts of the Financed Student Loans as of the end of the Collection Period immediately preceding the Quarterly Payment Date and (y) an amount that would be sufficient to

o reduce the outstanding principal amount of the Notes on the Quarterly Payment Date to zero,

o pay to the Noteholders, the Noteholders' Interest Distribution Amount payable on the Quarterly Payment Date plus any Class A-1 Noteholders' Interest Basis Carryover, Class A-2 Noteholders' Interest Basis Carryover and Subordinate Noteholders' Interest Basis Carryover and

o pay to the Swap Counterparty any prior unpaid Net Trust Swap Payment Carryover Shortfalls and any other amounts owed by the Trust to the Swap Counterparty under the Interest Rate Swap (the greater amount, the "Minimum Purchase Price").

                  If at least two bids are not received or the highest bid is not equal to or in excess of the Minimum Purchase Price, the Indenture Trustee will not consummate the sale. The proceeds of any the sale will be used to redeem any Notes outstanding on the Quarterly Payment Date. If the sale is not consummated in accordance with the foregoing, the Indenture Trustee may, but shall not be under any obligation to, solicit bids to purchase the Financed Student Loans on future Quarterly Payment Dates upon terms similar to those described above. No assurance can be given as to whether the Trustee will be successful in soliciting acceptable bids to purchase the Financed Student Loans on either the ________, ____ Quarterly Payment Date or any subsequent Quarterly Payment Date.

OPTIONAL REDEMPTION

                  The Company or an assignee of the Company, may at its option purchase from the Eligible Lender Trustee, as of the end of any Collection Period immediately preceding a Quarterly Payment Date on which the then outstanding Pool Balance is 20% or less of the aggregate initial principal amount of the Notes, all remaining Financed Student Loans at a price equal to the greater of the aggregate Purchase Amounts as of the end of the Collection Period and the Minimum Purchase Price, which amount will be used to retire the Notes concurrently therewith. The Minimum Purchase Price for a purchase occurring prior to the ________, ____ Quarterly Payment shall include any termination payment due to the Swap Counterparty. Upon termination of the Trust, all right, title and interest in the Financed Student Loans and other funds of the Trust, after giving effect to any final distributions to the Noteholders therefrom, will be conveyed and transferred to the Company or the assignee.

                     FEDERAL FAMILY EDUCATION LOAN PROGRAM

                  A description of the Federal Family Education Loan Program is provided in the prospectus under "Federal Family Education Loan Program." The information provided below sets forth recent developments and additional information with respect the Federal Family Education Loan Program.

                  Recent Developments-Emergency Student Loan Consolidation Act of 1997. On November 13, 1997, President Clinton signed into law the Emergency Student Loan Consolidation Act of 1997, which made significant changes to the Federal Consolidation Loan program. These changes include:

o providing that federal direct student loans are eligible to be included in a Federal Consolidation Loan;

o changing the borrower interest rate on new Federal Consolidation Loans (previously a fixed rate based on the weighted average of the loans consolidated, rounded up to the nearest whole percent) to the annually variable rate applicable to Stafford Loans (i.e., the bond equivalent rate at the last auction in May of 91-day Treasury Bills plus 3.10%, not to exceed 8.25% per annum);

o providing that the portion of a Federal Consolidated Loan that is comprised of Subsidized Stafford Loans retains its subsidy benefits during periods of deferment; and

o establishing prohibitions against various forms of discrimination in the making of Consolidation Loans.

                  Except for the last of the above changes, all these provisions expired on September 30, 1998. The combination of the change to a variable rate and the 8.25% interest cap reduced the lender's yield in most cases below the rate that would have been applicable under the previous weighted average formula.

                  Recent Developments--FY 1998 Budget. In the 1997 Budget Reconciliation Act (P.L. 105-33), several changes were made to the Act impacting the FFELP. These provisions include, among other things, requiring Federal Guarantors to return $1 billion of their reserves to the U.S. Treasury by September 1, 2002 (to be paid in annual installments), greater restrictions on use of reserves by Federal Guarantors and a continuation of the Administrative Cost Allowance payable to Federal Guarantors (which is a fee paid to Guarantors equal to 0.85% of new loans guaranteed).

                  Recent Developments--1998 Amendments. On May 22, 1998, Congress passed, and on June 9, 1998, the President signed into law, a temporary measure relating to the Higher Education Act and FFELP loans as part of the Intermodal Surface Transportation Efficiency Act of 1998 (the "1998 Amendments") that revised interest rate changes under the FFELP that were scheduled to become effective on July 1, 1998. For loans made during the period July 1, 1998 through September 30, 1998, the borrower interest rate for Stafford Loans and Unsubsidized Stafford Loans is reduced to a rate of 91-day Treasury Bill Rate plus 2.30% (1.70% during school, grace and deferment), subject to a maximum rate of 8.25%. As described below, the formula for Special Allowance Payments on Stafford Loans and Unsubsidized Stafford Loans is calculated to produce a yield to the loan holder of 91-day Treasury Bill Rate plus 2.80% (2.20% during school, grace and deferment). The 1998 Amendments also adjusted the interest rate on PLUS Loans disbursed on or after July 1, 1998 and before October 1, 1998 to a rate of 91-day T-bill plus 3.10%, subject to a maximum rate of 9%, but did not affect the rate change on Federal Consolidation Loans during the same period which is fixed at the rate of 91-day T-bill established at the final auction held prior to June 1, 1998 plus 3.10% subject to a maximum rate of 8.25%. The formula for Special Allowance Payments for PLUS Loans continues to provide that no Special Allowance Payments will be paid unless the interest rate formula described in the preceding sentence produces a rate which exceeds 9%.

                  Recent Developments--1998 Reauthorization Bill. On October 7, 1998, President Clinton signed into law the Higher Education Amendments of 1998 (the "1998 Reauthorization Bill"), which enacted significant reforms in the FFELP. The major provisions of the 1998 Reauthorization Bill include the following:

o All references to a "transition" to full implementation of the Federal Direct Loan Program were deleted from the FFELP statute.

o Guarantor reserve funds were restructured so that Federal Guarantors are provided with additional flexibility in choosing how to spend specified funds they receive.

o The minimum Federal Guarantor reserve level requirement is reduced from 0.50% of the total attributable amount of all outstanding loans guaranteed to 0.25% of the total attributable amount of all outstanding loans guaranteed.

o Additional recall of reserve funds by the Secretary were mandated, amounting to $85 million in fiscal year 2002, $82.5 million in fiscal year 2006, and $82.5 million in fiscal year 2007. However, specified minimum reserve levels are protected from recall.

o The administrative cost allowance was replaced by two (2) new payments, a Student Loan processing and issuance fee equal to 65 basis points (40 basis points for loans made on or after October 1, 1993) paid at the time a loan is guaranteed, and an account maintenance fee of 12 basis points (10 basis points for fiscal years 2001-2003) paid annually on outstanding guaranteed Student Loans.

o The percentage of collections on defaulted Student Loans a Guarantor is permitted to retain is reduced from 27% to 24% (23% beginning on October 1, 2003) plus the complement of the reinsurance percentage applicable at the time a claim was paid to the lender on the Student Loan.

o Federal reinsurance provided to Federal Guarantors is reduced from 98% to 95% for Student Loans first disbursed on or after October 1, 1998.

o The delinquency period required for a loan to be declared in default is increased from 180 days to 270 days for loans on which the first day of delinquency occurs on or after the date of enactment of the 1998 Reauthorization Bill.

o Interest rates charged to borrowers on Stafford Loans, and the yield for Stafford Loan holders established by the 1998 Amendments, were made permanent.

o Federal Consolidation Loan interest rates were revised to equal the weighted average of the loans consolidated rounded up to the nearest one-eighth of 1%, capped at 8.25%. When the 91-day Treasury Bill Rate plus 3.1% exceeds the borrower's interest rate, Special Allowance Payments are made to make up the difference. o The lender-paid offset fee on Federal Consolidation Loans of 1.05% is reduced to .62% for Loans made pursuant to applications received on or after October 1, 1998 and on or before January 31, 1999.

o The Direct Consolidation Loan interest rate calculation was revised to reflect the rate for Federal Consolidation Loans, and will be effective for loans on which applications are received on or after February 1, 1999.

o Lenders are required to offer extended repayment schedules to new borrowers after the enactment of the 1998 Reauthorization Bill who accumulate after the date outstanding loans under FFELP totaling more than $30,000, under which schedules the repayment period may extend up to 25 years subject to specified minimum repayment amounts.

o The Secretary is authorized to enter into six (6) voluntary flexible agreements with Federal Guarantors under which various statutory and regulatory provisions can be waived.

o Federal Consolidation Loan lending restrictions are revised to allow lenders who do not hold one of the borrower's underlying federal loans to issue a Federal Consolidation Loan to a borrower whose underlying Federal Loans are held by multiple holders.

o Inducement restrictions were revised to permit Federal Guarantors and lenders to provide assistance to schools comparable to that provided to schools by the Secretary under the federal direct student loan program.

o The Secretary is now required to pay off Student Loan amounts owed by borrowers due to failure of the borrower's school to make a tuition refund allocable to the Student Loan.

o Discharge of FFELP and specified other Student Loans in bankruptcy is now limited to cases of undue hardship regardless of whether the Student Loan has been in repayment for seven (7) years prior to the bankruptcy filing.

o All of the Federal Guarantors will be subject to the new recall of reserves and reduced reinsurance provisions for Federal Guarantors. The new recall of reserves and reduced reinsurance for Federal Guarantors increases the risk that resources available to the Federal Guarantors to meet their guarantee obligations will be significantly reduced.

                  Consolidation of Federal Benefit Billings and Receipts With Other Trusts. Due to a recent change in Department policy limiting the granting of new lender identification numbers, the Eligible Lender Trustee is allowed under the Trust Agreement to permit the Trust, and other trusts established by or with respect to the Seller to securitize Student Loans, to use a common Department lender identification number. The billings submitted to the Department for Interest Subsidy Payments and Special Allowance Payments on the Financed Student Loans will be consolidated with the billings for the payments for Student Loans in the other trusts using the same lender identification number and payments on the billings will be made by the Department in lump sum form. The lump sum payments will then be allocated among the various trusts using the lender identification number.

                  In addition, the sharing of the lender identification number by the Trust with other trusts may result in the receipt of claim payments by Federal Guarantors in lump sum form. In that event, the payments would be allocated among the trusts in a manner similar to the allocation process for Interest Subsidy Payments and Special Allowance Payments.

                  The Department regards the Eligible Lender Trustee as the party primarily responsible to the Department for any liabilities owed to the Department or Federal Guarantors resulting from the Eligible Lender Trustee's activities in the FFELP. As a result, if the Department or a Federal Guarantor were to determine that the Eligible Lender Trustee owes a liability to the Department or a Federal Guarantor on any Student Loan for which the Eligible Lender Trustee is or was legal titleholder, including loans held in the Trust or other trusts, the Department or the Federal Guarantor may seek to collect that liability by offset against payments due the Eligible Lender Trustee under the Trust. In the event that the Department or a Federal Guarantor determines a liability exists in connection with a trust using the shared lender identification number, the Department or the Federal Guarantor would be likely to collect that liability by offset against amounts due the Eligible Lender Trustee under the shared lender identification number, including amounts owed in connection with the Trust.

                  In addition, other trusts using the shared lender identification number may in a given quarter incur Federal Origination Fees that exceed the Interest Subsidy Payments and Special Allowance Payments payable by the Department on the loans in the other trusts, resulting in the consolidated payment from the Department received by the Eligible Lender Trustee under the lender identification number for that quarter being less than the amount owed by the Department on the loans in the Trust for that quarter.

                  The Servicing Agreement for the Trust and the servicing agreements for other trusts established by or with respect to the Seller which share the lender identification number to be used by the Trust (the Trust and the other trusts, collectively, the "Seller Trusts") will require the Eligible Lender Trustee or the Servicer for each Seller Trust to allocate to the proper Seller Trust a shortfall or an offset by the Department or a Federal Guarantor arising from the Student Loans held by the Eligible Lender Trustee on the Seller Trust's behalf.

                  Fees Payable on Certain Financed Student Loans. Under the Federal Consolidation Program, the Trust will be obligated to pay to the Department a monthly rebate fee (the "Monthly Rebate Fee") at an annualized rate of 1.05% (0.62% for applications received between October 1, 1998 and January 31, 1999) of the outstanding principal balance on the last day of each month plus accrued interest thereon of each Federal Consolidation Loan which is a part of the Trust, which rebate will be payable prior to distributions to the Noteholders and which rebate will reduce the amount of funds which would otherwise be available to make distributions on the Notes and will reduce the Adjusted Student Loan Rate.


           MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

                  Upon the issuance of the notes and the certificates, Skadden, Arps, Slate, Meagher & Flom LLP, federal tax counsel to the Depositor ("Federal Tax Counsel"), will deliver an opinion that the Trust will not be classified as an association or publicly traded partnership taxable as a corporation for federal income tax purposes and that the notes will be characterized as debt for federal income tax purposes. This opinion is not binding on the Internal Revenue Service ("IRS") and thus no assurance can be given that the characterization would prevail if it were challenged.

                  The Depositor and the Servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the Trust as a partnership for purposes of federal, state and local income and franchise tax with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the certificateholders (including the Seller both in its capacity as owner of certificates and as recipient of distributions from the Reserve Account), and the notes being debt of the partnership. [Description of certificate transfer restrictions, if applicable.] The noteholders will agree, by their purchaser of then notes, to treat the notes as indebtedness for federal income tax purposes. All investors in notes should see "Certain Federal Income Tax Consequences--Trusts That Are Classified As Partnerships--Tax Consequences to Holders of the Notes" in the prospectus and all investors in certificates should see "Certain Federal Income Tax Consequences--Trusts That Are Classified As Partnerships--Tax Consequences to Holders of the Certificates" in the prospectus for a discussion of the material tax consequences of an investment in the notes and certificates, respectively.

                  If the IRS were to contend successfully that the notes were not debt for federal income tax purposes, the arrangement among the certificateholders, the noteholders and the Depositor might be classified for federal income tax purposes as a publicly traded partnership taxable as a corporation. In such case, the Trust would be subject to a corporate level income tax with respect to the income generated by the assets held in the Trust. Moreover, distributions by the Trust to all or some of the classes of notes would not be deductible in computing the Trust's taxable income, and all or part of the distribution to the noteholders would probably be treated as dividends. Any corporate income tax with respect to the income of the Trust could materially reduce or eliminate cash that would otherwise be available to make payments on the notes and the certificates (and the certificateholders and noteholders could be liable for any such tax that is unpaid by the Trust).

                  [The notes provide for stated interest at a floating rate based upon one of several indices, all or a portion of which may be deferred and subordinated to payments of current interest and payments of other amount by the Trust. Under Treasury regulations, a contingency relating to the timing or amount of payments of interest will be ignored if the contingency is remote. The Trust intends to treat the potential deferral and subordination of stated interest on the notes as a remote contingency for federal income tax purposes.]

                  Upon the issuance of the notes and certificates, ____________, ______ tax counsel, will deliver an opinion that the characterizations of the notes and the certificates and the classification Trust for federal income purposes will also apply for ________ state income tax purposes.

                  We recommend that investors carefully review the information under the captions "Certain Federal Income Tax Consequences--Trusts That Are Classified As Partnerships" and "Certain State Tax Consequences" in the prospectus


                             ERISA CONSIDERATIONS

                  Subject to the applicable provisions of ERISA and the Code, the Senior Notes may be purchased by an employee benefit plan or an individual retirement account or other arrangement described in Section 3(3) of ERISA or
Section 4975(e)(1) of the Code (a "Plan"). Fiduciaries of a Plan subject to ERISA must first determine that the Plan's acquisition of a Senior Note is consistent with their fiduciary duties under ERISA, including the requirements of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Plan fiduciaries must also determine and will be deemed to have represented that the acquisition will not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA) or specified church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility or prohibited transaction provisions of ERISA or the Code. However, such plans may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law. See "ERISA Considerations" in the prospectus.

                                 UNDERWRITING

                  Subject to the terms and conditions set forth in the underwriting agreement relating to the Senior Notes, the Depositor has agreed to cause the Trust to sell to each of the underwriters named below for which Goldman, Sachs & Co. is acting as representative and each of the underwriters has severally agreed to purchase, the principal amount of Senior Notes set forth opposite its name below.

                                                    PRINCIPAL AMOUNT
                                          ---------------     -----------------
UNDERWRITER                               CLASS A-1 NOTES      CLASS A-2 NOTES
  ____________________..................  $                    $
  ____________________..................  $                    $
                                          --                   --
              Total.....................  $                    $
                                          ===============     =================

                  The underwriting agreement provides that the underwriters are obligated to purchase all of the Senior Notes if any are purchased. The underwriting agreement provides that if an underwriter defaults the purchase commitments of non-defaulting underwriters may be increased or the offering of Senior Notes may be terminated.

                  The underwriters propose to offer the Senior Notes initially at the public offering prices on the cover page of this prospectus supplement, and to selling group members at those prices less a concession of _____% per Class A-1 Note and _____% per Class A-2 Note. The underwriters and the selling group members may allow a discount of _____% per Class A-1 Note and _____% per Class A-2 Note on sales to specified other broker dealers. After the initial public offering, the public offering prices and the concessions and discounts to dealers may be changed by the representative.

                  The representative, on behalf of the underwriters, may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Senior Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the Senior Notes originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Senior Notes to be higher than it would otherwise be in the absence of the transactions. These transactions, if commenced, may be discontinued at any time.

                  We estimate that our out of pocket expenses for this offering will be approximately $_______.

                  The Senior Notes are a new issue of securities with no established trading market. One or more of the underwriters intend to make a secondary market for the Senior Notes. However, they are not obligated to do so and may discontinue making a secondary market for the Senior Notes at any time without notice. No assurance can be given as to how liquid the trading market for the Senior Notes will be.

                  The Depositor has agreed to indemnify the underwriters against specified liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make.

                  The Trust may, from time to time, invest the funds in the Collection Account and the Reserve Account in Eligible Investments acquired from the Underwriters.

                                 LEGAL MATTERS

                  Certain legal matters relating to the Senior Notes will be passed upon for the Trust, the Depositor, the Seller, the Servicer, the Administrator and for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain federal income tax matters will be passed upon for the Trust by Skadden, Arps, Slate, Meagher & Flom LLP.

                          REPORTS TO SECURITYHOLDERS

                  Unless and until Definitive Notes are issued, quarterly and annual unaudited reports containing information concerning the Financed Student Loans will be prepared by the Administrator and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Senior Notes, and will not be sent to the beneficial owners of the Senior Notes. Beneficial owners of Senior Notes will, however, be able to obtain the reports by requesting them from the Indenture Trustee. The reports will contain the information described under "Description of the Transfer and Servicing Agreements--Statements to Indenture Trustee and Trust" in the prospectus. The reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. See "Certain Information Regarding the Securities--Book-Entry Registration" and "Reports to Securityholders" in the prospectus. The Trust will file with the Commission the periodic reports required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. These reports and other information may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an internet site that will obtain reports and other information regarding the Trust. The address of that site is http://www.sec.gov.

                          FORWARD LOOKING STATEMENTS

                  Information under the heading "Formation of the Trust" and "Federal Family Education Loan Program" contains various "forward looking statements", which represent the Depositor's expectations or beliefs concerning future events. The Depositor cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information.

                                    ANNEX I

                       GLOBAL CLEARANCE, SETTLEMENT AND
                         TAX DOCUMENTATION PROCEDURES

                  Except in specified limited circumstances, the globally offered Senior Notes of [ ] Student Loan Trust ____-_ (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlements and all secondary trades will settle in same-day funds.

                  Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (I.E., seven calendar day settlement).

                  Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior asset-backed securities issues.

                  Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Global Securities will be effected on a delivery-against-payment basis through the applicable Depositaries of Clearstream and Euroclear (in this capacity) and as DTC Participants.

                  Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet specified requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

                  All Global Securities will be held in book-entry form by DTC in the name of CEDE & CO. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC Participants.

                  Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional asset-backed securities. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

                  Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

                  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and the seller's accounts are located to ensure that settlement can be made on the desired value date.

                  Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled in same-day funds.

                  Trading Between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

                  Trading Between DTC Seller and Clearstream or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the applicable Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a calendar year consisting of twelve 30-day calendar months. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

                  Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

                  As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants may elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

                  Since the settlement is taking place during New York business hours, DTC Participants may employ their usual procedures for sending Global Securities to the applicable Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently from a trade between two DTC Participants.

                  Trading Between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Euroclear Participants, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or a Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct Euroclear Participants, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date, on the basis of a calendar year consisting of twelve 30-day calendar months. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

                  Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

                  (1) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

                  (2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

                  (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

                  A beneficial owner of Global securities holding securities through Clearstream or Euroclear, or through DTC will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons or to backup withholding, unless: (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

                  Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed and completed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8 BEN changes, a new Form W-8 must be filed within 30 days of the change.

                  Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

                  Exemption or Reduced Rate for non-U.S. Persons Resident in Treaty Countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN (including Part II thereof). If the treaty provides only for a reduced rate, the beneficial owner may still be entitled to complete exemption from withholding under "--Exemptions for Non-U.S. Persongs (Form W-8BEN) above.

                  Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

                  U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI are generally effective for three calendar years from the close of the calendar year in which they are collected.

                  The term "U.S. Person" means: (1) a citizen or resident of the United States, (2) a corporation or partnership (or other entity properly classified as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States or any state or the District of Columbia, (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also will be considered U.S. Persons. Treasury regulations provide certain presumptions regarding the entity classification and foreign or U.S. status of a holder that a payor generally must apply in the absence of appropriate documentation from the holder, and provide detailed documentation and procedures for holders claiming withholding tax exemptions through intermediaries. Prospective investors are urged to consult their tax advisors regarding the effect of these regulations on their ability to claim and the means for claiming exemptions from or reduced rates of U.S. withholding taxes.

                  This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global securities. Investors are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the Global securities.

                           INDEX OF PRINCIPAL TERMS

                  Set forth below is a list of the defined terms used in this prospectus supplement and the pages on which the definitions of the terms may be found in this prospectus supplement.


1992 Master Agreement..............................................S-47
1998 Amendments....................................................S-53
1998 Reauthorization Bill..........................................S-53
91-day Treasury Bills..............................................S-48
Adjusted Student Loan Rate.........................................S-27
Administration Agreement...........................................S-35
Administration Fee.................................................S-37
Administrator......................................................S-35
Assumption Payment.................................................S-50
Available Funds....................................................S-39
Cede...............................................................S-58
Class A-1 Note Final Maturity Date.................................S-30
Class A-1 Note LIBOR Rate..........................................S-27
Class A-1 Note Rate................................................S-27
Class A-1 Noteholders..............................................S-30
Class A-1 Noteholders' Interest Basis Carryover....................S-40
Class A-1 Noteholders' Interest Carryover Shortfall................S-40
Class A-1 Noteholders' Interest Distribution Amount................S-40
Class A-1 Notes....................................................S-26
Class A-2 Note Final Maturity Date.................................S-30
Class A-2 Note LIBOR Rate..........................................S-27
Class A-2 Note Rate................................................S-27
Class A-2 Noteholders..............................................S-30
Class A-2 Noteholders' Interest Basis Carryover....................S-41
Class A-2 Noteholders' Interest Carryover Shortfall................S-41
Class A-2 Noteholders' Interest Distribution Amount................S-41
Class A-2 Notes....................................................S-26
Clearstream........................................................S-31
Closing Date.......................................................S-17
Collection Account.................................................S-35
Collection Period..................................................S-38
Commission.........................................................S-35
Company............................................................S-18
Cutoff Date........................................................S-19
Deferral...........................................................S-22
Definitive Securities..............................................S-32
Determination Date.................................................S-37
DTC..........................................................S-31, S-58
Eligible Lender Trustee............................................S-17
Euroclear..........................................................S-31
Events of Default..................................................S-49
Exchange Act.......................................................S-59
Expected Interest Collections......................................S-28
Federal Tax Counsel................................................S-56
FFELP..............................................................S-17
Financial Intermediary.............................................S-31
Financial Student Loans............................................S-17
Forbearance........................................................S-22
Global Securities..................................................S-60
Grace..............................................................S-22
GRDF Percentage....................................................S-37
Guarantors.........................................................S-24
Illegality.........................................................S-49
Indenture..........................................................S-26
Indenture Trustee..................................................S-26
Index Maturity.....................................................S-30
Initial Financed Student Loans.....................................S-17
In-School..........................................................S-22
In-School Percentage...............................................S-36
Interest Rate Swap.................................................S-47
IRS................................................................S-56
LIBOR Determination Date...........................................S-30
LIBOR Reset Period.................................................S-31
Liquidated Student Loans...........................................S-38
Liquidation Proceeds...............................................S-38
Loan Sale Agreement................................................S-35
Lock-In Period.....................................................S-48
Minimum Purchase Price.............................................S-51
Monthly Available Funds............................................S-38
Monthly Collection Period..........................................S-38
Monthly Payment Date...............................................S-36
Monthly Rebate Fee.................................................S-55
Net Trust Swap Payment.............................................S-48
Net Trust Swap Payment Carryover Shortfall.........................S-41
Net Trust Swap Receipt.............................................S-48
Net Trust Swap Receipt Carryover Shortfall.........................S-41
Noteholders........................................................S-30
Noteholders' Interest Distribution Amount..........................S-42
Notes..............................................................S-26
Obligors...........................................................S-28
Parity Date........................................................S-28
Participant........................................................S-31
Plan...............................................................S-57
Pool Balance.......................................................S-28
Principal Distribution Adjustment..................................S-42
Principal Distribution Amount......................................S-42
Purchase Amount....................................................S-29
Quarterly Interest Period..........................................S-27
Quarterly Payment Date.............................................S-26
Rating Agency Downgrade............................................S-50
Realized Losses....................................................S-43
Record Date........................................................S-27
Reference Banks....................................................S-31
Repayment..........................................................S-22
Reserve Account....................................................S-35
Reserve Account Excess.............................................S-45
Reserve Account Initial Deposit....................................S-17
Rules..............................................................S-32
Scheduled Notional Swap Amount.....................................S-47
Scheduled Swap Termination Date....................................S-47
Secretary..........................................................S-25
Seller.............................................................S-18
Seller Trusts......................................................S-55
Senior Noteholders.................................................S-29
Senior Noteholders' Distribution Amount............................S-43
Senior Noteholders' Interest Distribution Amount...................S-43
Senior Noteholders' Principal Carryover Shortfall..................S-43
Senior Noteholders' Principal Distribution Amount..................S-43
Senior Notes.......................................................S-26
Servicer...........................................................S-35
Servicing Agreement................................................S-35
Servicing Fee......................................................S-35
Servicing Fee Shortfall............................................S-37
Specified Reserve Account Balance..................................S-45
Student Loan Rate Accrual Period...................................S-28
Student Loans......................................................S-17
Subordinate Note Final Maturity Date...............................S-30
Subordinate Note LIBOR Rate........................................S-27
Subordinate Note Rate..............................................S-27
Subordinate Noteholders............................................S-30
Subordinate Noteholders' Distribution Amount.......................S-43
Subordinate Noteholders' Interest Basis Carryover..................S-43
Subordinate Noteholders' Interest Carryover Shortfall..............S-44
Subordinate Noteholders' Interest Distribution Amount..............S-44
Subordinate Noteholders' Principal Carryover Shortfall.............S-44
Subordinate Noteholders' Principal Distribution Amount.............S-44
Subordinate Notes..................................................S-26
Swap Counterparty..................................................S-47
Swap Default.......................................................S-49
Swap Early Termination.............................................S-50
Swap Rate..........................................................S-47
Swap Termination Date..............................................S-47
Tax Event..........................................................S-49
T-Bill Rate........................................................S-48
Telerate Page 3750.................................................S-31
Termination Events.................................................S-49
Three-Month LIBOR..................................................S-30
Transfer and Servicing Agreements..................................S-35
Trust..............................................................S-17
Trust Agreement....................................................S-18
Trust Swap Payment Amount..........................................S-44
Trust Swap Receipt Amount..........................................S-44

                  PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED,

                                $--------------
                        [ ] STUDENT LOAN TRUST _____-__

                         GS MORTGAGE SECURITIES CORP.
                                   Depositor

                                      [ ]
                                    Seller

                       FLOATING RATE ASSET-BACKED NOTES
                    FLOATING RATE ASSET-BACKED CERTIFICATES

SECURITIES OFFERED

o        classes of notes and certificates listed in the table below

ASSETS

o        student loans

o        certain student loans guaranteed by federal or private guarantors

CREDIT ENHANCEMENT

o        notes

o        subordination of certificates

o        reserve account

o        certificates

o        reserve account


CONSIDER CAREFULLY THE RISK FACTORS
BEGINNING ON PAGE S-_ OF THIS PROSPECTUS
SUPPLEMENT AND PAGE _ OF THE PROSPECTUS.

THE SECURITIES ARE OBLIGATIONS
ONLY OF THE TRUST AND ARE PAYABLE
SOLELY FROM THE STUDENT LOANS AND
OTHER ASSETS OF THE TRUST.  THE INITIAL
PRINCIPAL BALANCE OF THE STUDENT LOANS
WILL BE LESS THAN THE INITIAL PRINCIPAL
BALANCE OF THE SECURITIES.  THE
SECURITIES ARE NOT GUARANTEED BY ANY
PERSON.  THE SECURITIES ARE NOT BANK
DEPOSITS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

                                 ORIGINAL        INTEREST         FINAL      PRICE                                PROCEEDS
                                 PRINCIPAL         RATE         MATURITY       TO             UNDERWRITING          TO THE
                                  AMOUNT        (PER ANNUM)       DATE       PUBLIC (1)         DISCOUNT         SELLER(1)(2)
Class A-1 Notes                   $                                                 %                 %                    %
Class A-2 Notes                   $                                                 %                 %                    %
Certificates                      $                                                 %                 %                    %
Total.........................    $                                          $                  $                $

(1)  Plus accrued interest, if any, from ___________.

(2)  Before deducting expenses, estimated to be $_______________.

Delivery of the securities will be made on or about ____________, 20__, against payment in immediately available funds.


                             GOLDMAN, SACHS & CO.

prospectus supplement dated _____________, _________

YOU SHOULD RELY ON INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

We provide information to you about the securities in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your securities and

(2) this prospectus supplement, which describes the specific terms of your securities.

UNTIL ______________, _______ ALL DEALERS THAT EFFECT TRANSACTIONS IN THE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS REQUIREMENT IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

We are not offering the securities in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.



                   TABLE OF CONTENTS - PROSPECTUS SUPPLEMENT


SUMMARY OF TERMS...................................................S-4
RISK FACTORS......................................................S-10
FORMATION OF THE TRUST............................................S-17
USE OF PROCEEDS...................................................S-19
THE SERVICER AND THE SUB-SERVICERS................................S-19
THE FINANCED STUDENT LOAN POOL....................................S-20
DESCRIPTION OF THE SECURITIES.....................................S-45
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS..............S-52
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS..........S-69
ERISA CONSIDERATIONS..............................................S-70
UNDERWRITING......................................................S-72
LEGAL MATTERS.....................................................S-73
INDEX OF PRINCIPAL TERMS..........................................S-74


                               SUMMARY OF TERMS

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the securities, we recommend that you carefully read this entire prospectus supplement and the accompanying prospectus.

o This summary provides an overview to aid your understanding and is qualified by the full description of this other information in this prospectus supplement and the accompanying prospectus.

o You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Principal Terms" beginning on page S-_ in this prospectus supplement.

PRINCIPAL PARTIES

                                   THE TRUST

o        [        ] Student Loan Trust ____-___


                                 THE DEPOSITOR

o GS Mortgage Securities Corp., an indirect, wholly owned subsidiary of Goldman, Sachs & Co.

                         THE SELLER AND ADMINISTRATOR

o        _____________________

                                 THE SERVICER

o        _____________________

                               THE SUB-SERVICERS

o        _____________________

o        _____________________

                          THE ELIGIBLE LENDER TRUSTEE

o        _____________________

                             THE INDENTURE TRUSTEE

o        _____________________

                                THE GUARANTORS

o        _____________________

o        _____________________

DATES

DISTRIBUTION DATES

The _th day of each ____, ____, ____ and ____ or if the _th is not a business day, the next business day. The first distribution date is _________ _th,
_____.

CUTOFF DATE

_______ __________ for the initial student loans and _______ __________ for the subsequent pool student loans.

STATISTICAL CUTOFF DATE

___________, ___________. The statistical cutoff date is the date as of which certain information with respect to student loans is presented in this prospectus supplement.

CLOSING DATE

On or about __________.

DESCRIPTION OF THE SECURITIES

OFFERED SECURITIES

o        [Two] classes of notes and [one] class of certificates

o Original principal amounts and interest rates are on the cover page of this prospectus supplement

o Securities issued in book-entry form through the Depository Trust Company, Clearstream Luxembourg and the Euroclear System

o        Minimum denominations of $1,000

TREASURY BILL INDEXED SECURITIES

o                 _____________________

LIBOR INDEXED SECURITIES

o                 _____________________

INTEREST PAYMENTS

o Each interest rate is subject to an interest rate cap described in this prospectus supplement under the caption "Description of the Securities" in this prospectus supplement.

o        Interest calculations

o        actual/360 for the LIBOR indexed securities

o actual/365 or 366 as applicable for the Treasury-Bill indexed securities

o Interest not paid on a distribution date due to the interest rate cap may be paid on future distribution dates as described in this prospectus supplement under the caption "Description of the Securities" in this prospectus supplement.

Principal Payments

Principal payments on the securities will be made on each distribution date in an amount described in this prospectus supplement under the caption "Description of the Securities" in this prospectus supplement.

Priority of Payments

On each distribution date, the indenture trustee will make the following distributions and deposits to the extent of available funds in the order indicated:


      1. to the servicer certain fees;

      2. to the administrator, certain fees;

      3. to the holders of the notes, interest [on a pro rata basis];

      4. to the holders of the certificates, interest;

      5. to the reserve account, an amount, if any, necessary to reinstate the balance of the reserve account to a specified amount;

      6. to the holders of the notes, principal as follows:

      [(a) first to the Class A-1 Notes until paid in full; and then

      (b) to the Class A-2 Notes until paid in full;]

      7. following the date on which the notes have been paid in full, to the holders of the certificates, principal;

      8. to the servicer certain fees;

      9. [to the holders of the notes, interest due in excess of the interest rate cap, if any, on a pro rata basis;]

      10. [to the holders of the certificates, interest due in excess of the interest rate cap, if any;] and

      11. to the seller, any remaining amounts.

Final Maturity Dates

The unpaid principal amount of each class of securities will be payable in full on the applicable final maturity date listed on the cover page of this prospectus supplement.

Auction Sale

Any student loans remaining in the trust as of the end of the collection period immediately preceding the __________ distribution date will be offered for sale. The proceeds of any sale will be used to redeem your securities. The auction price must at least equal the unpaid principal amount of the securities, plus accrued and unpaid interest.

Optional Purchase

The seller may repurchase all remaining student loans when the principal balance of the pool of student loans is equal to [5%] [10%] or less of the initial principal balance of the pool of student loans.

                                TRUST PROPERTY

The Initial Student Loans

The initial student loans consist of certain graduate and undergraduate student loans. The initial student loans have the following characteristics as of ________, _____:


         o        Aggregate principal amount                                         $______________

         o        Weighted average annual percentage rate:                                     ____%

         o        Weighted average original term:                                     _________ mths

         o        Weighted average remaining term                                     _________ mths

         o        Percent reinsured by the Department of Education                            _____%

         o        Percent not reinsured by the Department of Education                        _____%

         o        Percent guaranteed by federal guarantors                                    _____%

         o        Percent guaranteed by the __                                                 ____%

         o        Percent guaranteed by private guarantors                                    _____%

         o        Percent guaranteed by the __                                                 ____%

         o        Percent guaranteed by the __                                                 ____%

         o        Percent not guaranteed by any party or reinsured by Department
                  of Education                                                                _____%

         o        Percent of graduate school loans                                            _____%

         o        Percent of undergraduate school loans                                       _____%

The trust will purchase the initial student loans on the closing date.

Subsequent Pool Student Loans

The subsequent pool student loans consist of certain graduate and undergraduate student loans. The subsequent pool student loans have the following characteristics as of ____________, ____:

         o        Aggregate principal amount                                         $______________
         o        Weighted average annual percentage rate:                                     ____%
         o        Weighted average original term:                                     _________ mths
         o        Weighted average remaining term                                     _________ mths
         o        Percent reinsured by the Department of Education                            _____%
         o        Percent not reinsured by the Department of Education                        _____%
         o        Percent guaranteed by federal guarantors                                    _____%
         o        Percent guaranteed by the __                                                 ____%
         o        Percent guaranteed by private guarantors                                    _____%
         o        Percent guaranteed by the __                                                 ____%
         o        Percent guaranteed by the __                                                 ____%
         o        Percent not guaranteed by any party or reinsured by Department
                  of Education                                                                _____%
         o        Percent of graduate school loans                                            _____%
         o        Percent of undergraduate school loans                                       _____%

The Collection Account

On the closing date, the Depositor will make an initial deposit of $__________ into the collection account.

Pre-Funding Account

There will be a pre-funding account of approximately $_______________. The trust expects to use those amounts to purchase (1) prior to __________ __, _______ subsequent pool student loans and certain other federally or privately guaranteed student loans, and (2) prior to ________ __, ____, consolidation loans and serial loans, to pay capitalized interest on the pool of student loans and to pay advances for certain fees related to the student loans.

The Reserve Account

The depositor will establish a reserve account with the indenture trustee to cover servicing fees, administration fees, interest on the notes and, except as described under "Description of the Transfer and Servicing Agreements -Credit Enhancement" in this prospectus supplement, interest on the certificates. Amounts on deposit in the reserve account also will be available, if necessary, to reduce the principal balance of each class of securities to zero on its respective final maturity date.

On the closing date, the depositor will make an initial deposit of $___________. On each distribution date, any available funds remaining after making all prior required distributions will be deposited into the reserve account.

Tax Status

Upon the issuance of the notes and the certificates, Skadden, Arps, Slate, Meagher & Flom LLP, as federal tax counsel to the depositor, will deliver an opinion that: (i) the trust will not be classified as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes and (ii) the notes will be characterized as debt for federal income tax purposes.

Each noteholder, by accepting a note, will agree to treat the notes as indebtedness. Further, the Depositor, the Seller, and the Servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal, state and local income and franchise tax with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders (including the Seller both in its capacity as owner of certificates and as recipient of distributions from the Reserve Account), and the notes being debt of the partnership.

ERISA Considerations

Subject to the considerations discussed under "ERISA Considerations" in this prospectus supplement the notes are eligible for purchase by employee benefit plans.

The certificates may not be acquired by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and/or Section 4975 of the Internal Revenue Code of 1986, as amended or by any other entity that is deemed to hold assets of such plan or arrangement.

Ratings

At least two nationally recognized rating agencies (each a "Rating Agency" and together, the "Rating Agencies") must each rate the notes in the highest investment rating category and must rate the certificates in one of the four highest investment rating categories.


                                 RISK FACTORS

You should consider the following risk factors with all the information contained in this prospectus supplement and the related prospectus in deciding whether to purchase any of the senior notes.

YOU MAY HAVE DIFFICULTY
  SELLING YOUR SECURITIES............The securities will not be listed on any securities exchange. As a result, if you want to sell your securities you must locate a purchaser that is willing to purchase those securities. The underwriters intend to make a secondary market for the securities. The underwriters will do so by offering to buy the securities from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the securities and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity. There have been times in the past where there have been very few buyers of asset-backed securities, and there may be such times in the future. As a result, you may not be able to sell your securities when you want to do so or you may not be able to obtain the price that you wish to receive.

IF THE TRUST ASSETS ARE
  INSUFFICIENT TO MAKE PAYMENTS
  ON THE SECURITIES, YOU
  MAY INCUR A LOSS...................The trust is not permitted to have any significant assets or sources of funds
                                     other than the student loans, the
                                     guarantee agreements, the reserve
                                     account, the escrow account and the
                                     pre-funding account. The notes and the
                                     certificates will not be insured or
                                     guaranteed by any entity. Consequently,
                                     you must rely for repayment upon payments only from the trust's assets. If the pre-funding account and the reserve account are exhausted, the trust will depend solely on payments with respect to the student loans to make payments on the securities and you could suffer a loss. You will have no claim to any amounts properly distributed to the depositor, the seller, the administrator, ________ or the servicer, or to any of the sub-servicers, from time to time. Neither Goldman, Sachs & Co., Inc. Nor any of its affiliates has guaranteed, will guarantee or is or will be otherwise obligated with respect to any securities.

THE TRUST'S PURCHASE OF
  STUDENT LOANS AT A PREMIUM
  MAY RESULT IN LOSSES...............The original principal amount of the securities will be equal to approximately
                                     ________% of the sum of the outstanding
                                     principal balance of the student loans as of the cutoff date and the amount deposited in the pre-funding account, the amount deposited by the depositor in the reserve account and the collection account on the closing date. In addition, each subsequent pool student loan will be purchased by the trust for an amount equal to _____% of the principal balance thereof. In addition, _____% of the initial pool of student loans and ____% of the subsequent pool student loans have repayment terms that require borrowers to make only interest payments for the first two years after entry into repayment. We cannot assure you as to when the aggregate principal amount of the securities will be equal to or less than the sum of the principal amount of the pool of student loans and the amounts on deposit in the reserve account. If the student loans were liquidated at a time when the outstanding principal amount of the securities exceeded the sum of the principal amount of the student loans, the amount on deposit in the pre-funding account and the amounts on deposit in the reserve account, you may suffer a loss.

THE CERTIFICATES WILL ABSORB
  CASH SHORTFALLS AND LOSSES
  BEFORE THE NOTES...................The rights of the holders of certificates to receive payments of interest are
                                     subordinated to the rights of the holders of notes to receive payments of interest. The holders of certificates will not receive any payments of principal until the notes are paid in full. Consequently, amounts available to cover cash shortfalls will be applied to the payment of interest on the notes before payment of interest on the certificates. In addition, if the pool of student loans is liquidated because of an event of default under the indenture or the insolvency of [ ], all amounts due on the notes will be payable before any amounts are payable on the certificates. Additionally, if the outstanding principal balance of the notes is in excess of a specified amount, described under "Description of the Transfer and Servicing Agreements - Credit Enhancement" in this prospectus supplement, principal will be payable to the holders of the notes in the amount of such excess to the extent of funds available before any amounts are payable to the holders of the certificates. If amounts otherwise allocable to the certificates are used to fund payments of interest or principal on the notes, distributions on the certificates may be delayed or reduced.

THE CHARACTERISTICS OF THE
  STUDENT LOANS MAY CHANGE...........Certain characteristics of the student loans will vary from the characteristics of the initial student loans and the subsequent pool student loans due to the trust's purchase of consolidation loans and serial loans. The distribution by weighted average interest rates may vary as a result of variations in the effective rates of interest applicable to the student loans after each transfer of additional student loans to the trust and the remaining term of the deferral and forbearance periods.

                                     The seller currently makes available and may in the future make available certain incentive programs to borrowers. The effect of these incentive programs may be to reduce the yield on the initial pool of student loans.

YOUR YIELD TO MATURITY MAY BE
  REDUCED BY PREPAYMENTS,
  DELINQUENCIES AND DEFAULTS.........The pre-tax return on your investment is uncertain and will depend on a number of factors including the following:

                                     o  The Rate Of Return Of Principal Is
                                        Uncertain. The amount of distributions
                                        of principal on the securities and the
                                        time when you receive those
                                        distributions depends on the amount
                                        and the times at which borrowers make
                                        principal payments on the student
                                        loans. Those principal payments may be
                                        regularly scheduled payments or
                                        unscheduled payments resulting from
                                        prepayments, defaults or
                                        consolidations of the student loans.

                                     o  You May Receive A Large Principal
                                        Prepayment On ______ __, ___. The
                                        trust will allocate an identified
                                        portion of the student loans to a
                                        subsequent pool to be purchased by the
                                        trust from funds on deposit in a
                                        subaccount of the pre-funding account.
                                        If the amount in the applicable
                                        subaccount of the pre-funding account
                                        is not substantially used to purchase
                                        the student loans allocated to the
                                        subsequent pool by _________, ___, you
                                        may receive a principal prepayment. If
                                        the amount remaining is $___________
                                        or less, the indenture trustee will
                                        distribute such amount on the Class
                                        A-1 Notes; otherwise the indenture
                                        trustee will distribute the amount on
                                        each class of securities, pro rata,
                                        based on the initial principal balance
                                        of each class of securities.

                                     o  You May Receive A Prepayment Of
                                        Principal At End Of Funding Period. If
                                        the amount in the applicable
                                        subaccount of the pre-funding account
                                        is not fully used to purchase student
                                        loans that are consolidation loans,
                                        serial loans and other student loans
                                        (that are primarily federally or
                                        privately guaranteed student loans)
                                        that are eligible to be purchased by
                                        the trust by the end of the funding
                                        period, you may receive a principal
                                        prepayment. Any such amount will be
                                        distributed on the next distribution
                                        date.

                                     o  You May Not Be Able To Reinvest
                                        Distributions In Comparable
                                        Investments. Asset-backed securities,
                                        like the securities offered hereby,
                                        usually produce more returns of
                                        principal to investors when market
                                        interest rates fall below the interest
                                        rates on the student loans and produce
                                        less returns of principal when market
                                        interest rates are above the interest
                                        rates on the student loans. As a
                                        result, you are likely to receive more
                                        money to reinvest at a time when other
                                        investments generally are producing a
                                        lower yield than that on the
                                        securities, and are likely to receive
                                        less money to reinvest when other
                                        investments generally are producing a
                                        higher yield than that on the
                                        securities. You will bear the risk
                                        that the timing and amount of
                                        distributions on your securities will
                                        prevent you from attaining your
                                        desired yield.

                                     o  An Early Termination Will Shorten The
                                        Life Of Your Investment Which May
                                        Reduce Your Yield To Maturity. Your
                                        investment in the securities may end
                                        before you desire if (1) the indenture
                                        trustee successfully conducts an
                                        auction sale or (2) the seller
                                        exercises its option to purchase all
                                        of the assets of the trust. Because
                                        your securities will no longer be
                                        outstanding, you will not receive the
                                        additional interest payments that you
                                        would have received had the securities
                                        remained outstanding. In addition, you
                                        may not be able to reinvest the
                                        principal you receive at a rate
                                        comparable to that on your securities.

YOU MAY NOT RECEIVE CURRENT
  PAYMENTS AT THE APPLICABLE
  INTEREST RATE......................You may not be paid interest at the related note rate or certificate rate as a result of an interest rate cap. The interest rate cap may be triggered as a result of:

                                     o  Due to market forces, the applicable
                                        index used to calculate interest on
                                        the securities (plus the applicable
                                        margin) becoming greater than the
                                        indices used to calculate interest on
                                        the student loans.

                                     o  The principal balance of the student
                                        loans will initially be less than the
                                        aggregate principal amount of the
                                        securities. Consequently, the
                                        aggregate principal balances of the
                                        student loans on which interest will
                                        be collected will be less than the
                                        principal amount of the securities.

                                     o  The interest rate cap will be reduced
                                        as a result of the trust's obligation
                                        to pay certain amounts to the
                                        Department of Education or to repay
                                        certain amounts to borrowers.

                                     Although you may receive interest not
                                     paid because of the interest rate cap on subsequent distribution dates, we cannot assure you that there will be sufficient funds available for that purpose. If the note rate or certificate rate is limited by the interest rate cap, the market value and liquidity of your securities may decline.

RELIANCE ON SUB-SERVICERS
   FOR SERVICING STUDENT
   LOANS.............................Although the servicer is obligated to cause the student loans to be serviced in accordance with the terms of the transaction agreements, the timing of payments will be directly affected by the ability of the sub-servicers to adequately service the student loans. In addition, you will be relying on each of the sub-servicers' compliance with applicable, federal and private program regulations to ensure that the guarantors are obligated to maintain guaranteed payments and that any reinsurance by the Department of Education is maintained. If a sub-servicer defaults on its obligations and is terminated, you will be relying on the ability of the servicer to find an alternative sub-servicer to service the student loans and you may suffer a delay in the timing of payments until any transfer of servicing is completed or effective.

RISK OF DEFAULT OF UNGUARANTEED
  STUDENT LOANS......................Approximately ___% of the initial student loans and ___% of the subsequent pool
                                     student loans are not guaranteed or
                                     insured by any federal or private
                                     guarantor, or by any other party or
                                     governmental agency. Consequently, you
                                     will bear any risk of loss resulting from the default by any borrower of a non-guaranteed student loan to the extent the amount of the default is not covered by the limited credit enhancement of the financing structure.

RISK OF DEFAULT BY PRIVATE
  GUARANTORS.........................Currently, except for The Educational
                                     Resources Institute, Inc., none of the
                                     private guarantors has an investment
                                     grade credit rating by any national
                                     statistical rating organization. If a
                                     private guarantor defaults on its
                                     guarantee obligations, you will rely
                                     solely on payments from the related
                                     borrower for payments on the related
                                     private guaranteed loan. In these
                                     circumstances, you will bear the risk of loss resulting from the failure of any borrower of a private guaranteed student loan to the extent this loss is not covered by the limited credit enhancement of the financing structure.

WITHDRAWAL OR DOWNGRADING
  OF INITIAL RATINGS WILL
  ADVERSELY AFFECT THE PRICES
  FOR THE SECURITIES.................A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. We recommend that you analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the securities after the securities are issued if that rating agency believes that circumstances have changed. Any subsequent withdrawal or downgrading of a rating will likely reduce the price that a subsequent purchaser will be willing to pay for the applicable securities. The ratings do not address the likelihood of the ultimate payment to you of any interest not paid as a result of the interest rate cap.

THE SECURITIES ARE NOT
  SUITABLE INVESTMENTS
  FOR ALL INVESTORS..................The securities are not a suitable investment if you require a regular or
                                     predictable schedule of payments or
                                     payment on any specific date. The
                                     securities are complex investments that
                                     should be considered only by investors
                                     who, either alone or with their
                                     financial, tax and legal advisors, have
                                     the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.



                            FORMATION OF THE TRUST

The Trust

                  [                  ] Student Loan Trust _____-_ (the "Trust")
is a trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this prospectus supplement. The assets of the Trust will include certain graduate and undergraduate student loans (collectively "Student Loans"). Such Student Loans will be acquired by the trust from the Seller on ____, 20__ (the "Closing Date") and from time to time thereafter (collectively, the "Financed Student Loans"). The Financed Student Loans will consist of (i) Financed Student Loans that are reinsured by the United States Department of Education (the "Department") (collectively, "Financed Federal Loans"), (ii) Financed Student Loans that are not reinsured by the Department or any other government agency but are guaranteed by a private guarantor (collectively, "Guaranteed Private Loans"), and (iii) certain Financed Student Loans that are not guaranteed by any party nor reinsured by the Department (collectively "Non-Guaranteed Private Loans," and together with the Guaranteed Private Loans, the "Financed Private Loans").

                  The Trust will not engage in any activity other than:

o acquiring, holding and managing the Financed Student Loans and the other assets of the Trust and proceeds therefrom

o     issuing the Certificates and the Notes

o     making payments thereon and

o engaging in other activities that are related to the activities listed above.

         The Trust will be initially capitalized with equity of $____________ excluding amounts deposited in the Reserve Account in the name of the Indenture Trustee by the Seller on the Closing Date, representing the initial principal balance of the Floating Rate Asset-Backed Certificates (the "Certificates"). Certificates with an original principal balance of approximately $___________ will be sold to and retained by the Seller and the remaining Certificates will be sold to third-party investors that are expected to be unaffiliated with the Seller, the Servicer, the Sub-Servicers, the Guarantors, the Trust or the Department. The equity of the Trust, together with the proceeds from the sale of the Notes, will be used by the Eligible Lender Trustee to purchase on behalf of the Trust the Initial Financed Student Loans from the Seller pursuant to the Sale and Servicing Agreement dated as of ______ __, ____ among the Trust, the Seller, the Administrator, the Servicer, and the Eligible Lender Trustee (the "Sale and Servicing Agreement") and to fund the deposit of $___________ (the "Pre-Funded Amount") into an account to be maintained by the Indenture Trustee (the "Pre-Funding Account"). The Seller will use a portion of the net proceeds it receives from the sale of the Initial Financed Student Loans to make a deposit of $__________ on the Closing Date into the Reserve Account (the "Reserve Account Initial Deposit").

         Upon the consummation of such transactions, the property of the Trust will consist of

         (a) a pool of Financed Student Loans, legal title to which is held by the Eligible Lender Trustee on behalf of the Trust,

         (b) all funds collected in respect thereof on or after _______ __, ____,

         (c) all Guarantee Agreements and other relevant rights under certain collateral agreements with respect to the Guaranteed Private Loans, to the extent guaranteed or insured by third parties, and assigned to the Trust by the Seller (the "Assigned Rights"), and

         (d) all moneys and investments on deposit in an account in the name of the Indenture Trustee (the "Collection Account"), the Pre-Funding Account, an account in the name of the Indenture Trustee (the "Escrow Account") and the Reserve Account.

         To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed by the Eligible Lender Trustee as the custodian, and the Servicer will then appoint the Sub-Servicers as the custodians on its behalf, of the promissory notes representing the Financed Student Loans that each services on behalf of the Servicer.

         "Initial Financed Student Loans" means the Student Loans transferred by the Seller to the Trust as of the Closing Date having an aggregate principal balance of approximately $______________ as of ______ __, ____ (the "Statistical Cutoff Date").

Eligible Lender Trustee

         ___________ is the Eligible Lender Trustee for the Trust under the Trust Agreement to be dated as of ___________ (as amended and supplemented from time to time, the "Trust Agreement"), among the Depositor, the Seller, ___________ (the "Company"), ________ which is an affiliate of the Seller, and the Eligible Lender Trustee, pursuant to which the Eligible Lender Trustee acts as holder of legal title to the Financed Student Loans on behalf of the Trust. _____________ principal offices are located at ______________.

         The Eligible Lender Trustee will acquire on behalf of the Trust legal title to all the Financed Student Loans acquired from time to time pursuant to the Sale and Servicing Agreement. The Eligible Lender Trustee on behalf of the Trust will enter into a guarantee agreement or comparable arrangement with each of the Guarantors with respect to the Financed Student Loans that are guaranteed or insured (each a "Guarantee Agreement" and collectively, the "Guarantee Agreements"). The Eligible Lender Trustee qualifies as an eligible lender and owner of all Student Loans that are reinsured by the Department (the "Federal Loans") and all student loans that are not reinsured by the Department, whether or not guaranteed by a private guarantor (the "Private Loans") for all purposes under the Higher Education Act of 1965 (the "Higher Education Act") and the Guarantee Agreements. Failure of the Financed Federal Loans to be owned by an eligible lender would result in the loss of any Guarantee Payments from any ___________, __________ or ___________
(collectively, the "Federal Guarantors")] and any Federal Assistance with respect to such Financed Federal Loans. See "The Financed Student Loan Pool--Insurance of Student Loans; Guarantors of Student Loans" in this prospectus supplement.

         The Eligible Lender Trustee's liability in connection with the issuance and sale of the [Floating Rate Class A-1 Asset-Backed Notes (the "Class A-1 Notes") and Floating Rate Class A-2 Asset-Backed Notes (the "Class A-2 Notes" and together with the Class A-1 Notes], the "Notes") and the Certificates is limited solely to the express obligations of the Eligible Lender Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement. See "Description of the Securities" and "Description of the Transfer and Servicing Agreements" in this prospectus supplement. The Seller plans to maintain normal commercial banking relations with the Eligible Lender Trustee.

         In consideration for its performance of its obligations under the Sale and Servicing Agreement, the Eligible Lender Trustee will be entitled to receive an annual fee of $________.

                                USE OF PROCEEDS

         After making the deposit of the Pre-Funded Amount to the Pre-Funding Account, the balance of the net proceeds from the sale of the Certificates and the Notes will be paid by the Trust to the Seller in consideration for the purchase by the Trust of the Initial Financed Student Loans on the Closing Date. The Seller will use such proceeds paid to it (x) to make the Reserve Account Initial Deposit and an initial deposit into the Collection Account and
(y) for general corporate purposes.


                      THE SERVICER AND THE SUB-SERVICERS

The Servicer

_______________ is the Servicer.

                               [TO BE INSERTED]

         Pursuant to a Sub-Servicing Agreement with the Servicer, __________ has agreed to service, and perform all other related tasks with respect to, certain of the Financed Student Loans. __________ is required to perform all services and duties customary to the servicing of such Financed Student Loans in compliance with all applicable standards and procedures. See "Description of the Transfer and Servicing Agreements--Servicing Procedures."

         The above information relating to __________ has been obtained from __________ and the Underwriters have not conducted any independent verification of such information. __________ has agreed that it will provide a copy of its most recent audited financial statements to holders of Notes and Certificates (collectively, "Securityholders") upon receipt of a written request directed to ______________________________________.

                               [TO BE INSERTED]

         Pursuant to a Sub-Servicing Agreement with the Servicer, __________________ has agreed to service, and perform all other related tasks with respect to, certain of the Financed Student Loans. _________________ is required to perform all services and duties customary to the servicing of such Financed Student Loans in compliance with all applicable standards and procedures. See "Description of the Transfer and Servicing
Agreements--Servicing Procedures."

         The above information relating to __________ has been obtained from __________ and the Underwriters have not conducted any independent verification of such information. __________ has agreed that it will provide a copy of its most recent audited financial statements on receipt of a written request directed to _____________________.

Services and Fees of Servicer and the Sub-Servicers

         Pursuant to the Sale and Servicing Agreement __________ will act as Servicer and will enter into one or more sub-servicing agreements (each a "Sub-Servicing Agreement") with each of __________ and __________ with respect to, all the Financed Student Loans acquired by the Eligible Lender Trustee on behalf of the Trust. In accordance with the Sub-Servicing Agreements, each Sub-Servicer will service and perform all related tasks with respect to the Financed Student Loans on behalf of the Servicer and the Trust. The Trust will be an intended third-party beneficiary of each Sub-Servicing Agreement. With respect to the Financed Student Loans it is servicing for the Servicer and the Trust, each Sub-Servicer is required to perform the services and duties customary to the servicing of Student Loans it is required to service with reasonable care and to do so in the same manner as such Sub-Servicer has serviced Student Loans on behalf of the Seller or the Servicer, as applicable, and otherwise in compliance with all applicable standards and procedures. In addition, each Sub-Servicer is required to maintain its eligibility as a third-party servicer under the Higher Education Act. See "Description of the Transfer and Servicing Agreements--Servicing Procedures" in this prospectus supplement.

         In consideration for performing its obligations under the Sale and Servicing Agreement, the Servicer will receive a monthly fee payable by the Trust on or about the __ day of each month (the "Monthly Servicing Payment Date") generally equal to _____% (the "Servicing Fee Percentage") of the principal balance of the Financed Student Loans as of the last day of the preceding calendar month and certain one-time fixed fees for each Financed Student Loan for which a forbearance period was granted or renewed or for which a guarantee claim was filed, in each case subject to certain adjustments, together with other administrative fees and similar charges. In consideration for the Servicing Fee, the Servicer will be solely responsible for the fees due to the Sub-Servicers pursuant to the terms of the related Sub-Servicing Agreements. See "Description of Transfer and Servicing Agreements--Servicing Compensation" in this prospectus supplement.

                        THE FINANCED STUDENT LOAN POOL

General

         The pool of Financed Student Loans will include the Initial Financed Student Loans purchased by the Eligible Lender Trustee on behalf of the Trust as of the Statistical Cutoff Date [and any Additional Student Loans purchased by the Eligible Lender Trustee on behalf of the Trust from the Seller as of the applicable Subsequent Cutoff Dates].

         The Financed Student Loans will be selected from the Seller's portfolio of Student Loans by several criteria, including, as of the Statistical Cutoff Date or the applicable Subsequent Cutoff Date, as the case may be, the following:

         1. Each Financed Student Loan

         (a) was originated in the United States or its territories or possessions under and in accordance with the Programs (including, in the case of borrowers of Financed Federal Loans, a financial need analysis and, in the case of borrowers of Financed Private Loans, a creditworthiness evaluation) to a borrower who (or with respect to PLUS Loans to a parent of a student who), with respect to the Initial Financed Student Loans and Subsequent Pool Student Loans,

         (i) with respect to undergraduate loans, has graduated or otherwise left an undergraduate institution or is expected to graduate or otherwise leave an undergraduate institution by _____________, ____, and (ii) with respect to graduate loans, has graduated or otherwise left graduate school or is expected to graduate or otherwise leave graduate school by _____________, ____,

         (b) contains terms in accordance with those required by the Programs, the applicable Guarantee Agreements and other applicable requirements, and

         (c) with respect to the Initial Financed Student Loans and Subsequent Pool Student Loans, is not more than 180 days past due as of the Cutoff Date or, with respect to the Other Subsequent Student Loans or Other Student Loans not more than 90 days past due as of the applicable Subsequent Cutoff Date, as the case may be.

         2. As of the Statistical Cutoff Date, no Initial Financed Student Loan and no Subsequent Pool Student Loan had a borrower who was noted in the related records of the Servicer or a Sub-Servicer as being currently involved in a bankruptcy proceeding or deceased since the date the Trust was created. Any Subsequent Pool Student Loan in respect of which a claim is made on a Guarantor following the Statistical Cutoff Date and prior to the date such Student Loan is to be transferred to the Trust will not be eligible for transfer to the Trust.

         3. No Initial Financed Student Loan as of the Statistical Cutoff Date consists of, and no Subsequent Pool Student Loan as of the date of its transfer to the Trust will consist of, a Student Loan that was subject to the Seller's prior obligation to sell such loan to a third party.

         4. No selection procedures believed by the Seller to be adverse to the Securityholders were used or will be used in selecting the Financed Student Loans.

         5. The Financed Student Loans do not and will not include any non-prime or sub-prime Student Loans. Non-prime or sub-prime Student Loans are Student Loans originated to individuals who have previously defaulted on their Student Loans.

         6. As of the Statistical Cutoff Date, none of the Initial Financed Student Loans and none of the Subsequent Pool Student Loans are non-performing Student Loans. Non-performing Student Loans are Student Loans which are in default and the Seller expects to write-off as a loss.

         Each of the Financed Student Loans provides or will provide for the amortization of the outstanding principal balance of such Financed Student Loan over a series of regular payments. Each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of such Financed Student Loan multiplied by the applicable interest rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received in respect of such Financed Student Loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, a late fee will be assessed where applicable and the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, subject to any applicable Deferral Periods or Forbearance Periods, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of and any accrued but unpaid interest on such Financed Student Loan.

         [The Additional Student Loans to be conveyed to the Eligible Lender Trustee on behalf of the Trust during the Funding Period are required to consist of Subsequent Pool Student Loans, Other Subsequent Student Loans or Fee Advances, in each case originated by the Seller in accordance with the Programs and other applicable requirements. The Subsequent Pool Student Loans are identified in this prospectus supplement. The Other Subsequent Student Loans and Fee Advances must be either (1) made to a borrower who has, immediately prior to the date of any such conveyance, outstanding Student Loans that are part of the pool of Financed Student Loans or (2) Other Subsequent Student Loans which are primarily Financed Federal Loans or Guaranteed Private Loans which the Trust is obligated to purchase from the Seller until 90 days after the Closing Date. Each such Additional Student Loan is otherwise required to comply with the criteria set forth above. See "Description of the Transfer and Servicing Agreements--Additional Fundings" in this prospectus supplement.]

         [Except for the criteria described in the preceding paragraphs, there will be no required characteristics of the Additional Student Loans. Therefore, following the transfer of the Subsequent Pool Student Loans and other Additional Student Loans to the Eligible Lender Trustee on behalf of the Trust, the aggregate characteristics of the entire pool of Financed Student Loans, including the composition of the Financed Student Loans, the distribution by weighted average interest rate and the distribution by principal amount described in the following tables, may vary significantly from those of the Initial Financed Student Loans and Subsequent Pool Student Loans as of the Statistical Cutoff Date.] In addition, the distribution by weighted average interest rate applicable to the Financed Student Loans on any date following the Statistical Cutoff Date may vary significantly from that set forth in the following tables as a result of variations in the effective rates of interest applicable to the Financed Student Loans. Moreover, the remaining term to maturity of the Initial Financed Student Loans and Subsequent Pool Student Loans as of the Statistical Cutoff Date may vary significantly from the actual term to maturity of any of the Financed Student Loans as a result of the granting of Deferral Periods and Forbearance Periods with respect thereto.

The Initial Financed Student Loans and Subsequent Pool Student Loans

         No selection procedures believed by the Depositor to be adverse to the Securityholders were used or will be used in selecting the Financed Student Loans.

         Set forth below in the following tables is a description of certain additional characteristics of the Initial Financed Student Loans and the Subsequent Pool Student Loans as of the Statistical Cutoff Date. Regularly scheduled payments and prepayments of such Subsequent Pool Student Loans (which are prepayable at any time) between the Statistical Cutoff Date and the date as of which such Student Loans are transferred to the Eligible Lender Trustee on behalf of the Trust will affect the balances and percentages set forth in this prospectus supplement. Moreover, such Subsequent Pool Student Loans may become delinquent (or more delinquent) between the Statistical Cutoff Date and the date of transfer to the Trust. While the statistical distribution of the final characteristics of the Subsequent Pool Student Loans when transferred to the Trust will vary somewhat from the statistical information presented below, the Seller does not believe that the characteristics of such Subsequent Pool Student Loans will vary materially.

                  COMPOSITION AS OF THE STATISTICAL CUTOFF DATE

[ ] STUDENT LOAN TRUST                    INITIAL POOL               SUBSEQUENT POOL       TOTAL
---------------------------------  ------------------------- --------------------------- -----------
Aggregate Outstanding
  Balance(1)
Number of Borrowers
Average Outstanding
  Balance Per Borrower
Number of Loans
Average Outstanding
  Balance Per Loan
Weighted Average
  Remaining Term
  to Maturity(2)
Weighted Average Annual
  Borrower Interest Rate(3)

(1) Includes in each case net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $______________ with respect to the Initial Financed Student Loans and $______, with respect to the Subsequent Pool Student Loans, in each case as of the Statistical Cutoff Date.

(2) Determined from the date of origination or the Statistical Cutoff Date, as the case may be, to the stated maturity date of the applicable Initial Financed Student Loans or Subsequent Pool Student Loans, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any Deferral Periods or Forbearance Periods that may be granted in the future. See "The Student Loan Financing Business" in the prospectus.

(3) Determined using the borrower interest rates exclusive of Special Allowance Payments applicable to the Initial Financed Student Loans and the Subsequent Pool Student Loans as of the Statistical Cutoff Date. However, because all the Initial Financed Student Loans and the Subsequent Pool Student Loans effectively bear interest at a variable rate per annum, there can be no assurance that the foregoing rate will remain applicable to the Initial Financed Student Loans and the Subsequent Pool Student Loans at any time after the Statistical Cutoff Date. See "The Student Loan Financing Business" in the prospectus. The weighted average spread, with respect to the Initial Financed Student Loans, including Special Allowance Payments, to the 91-day Treasury Bill Rate or 52-week Treasury Bill Rate, as applicable, was ____% as of the Statistical Cutoff Date and would have been ____% if all of the Student Loans were in repayment as of the Statistical Cutoff Date. The weighted average spread, with respect to the Subsequent Pool Student Loans, including Special Allowance Payments, to the 91-day Treasury Bill Rate or 52-week Treasury Bill Rate, as applicable, was ____% as of the Statistical Cutoff Date and would have been ____% if all of the Student Loans were in repayment as of the Statistical Cutoff Date.

           DISTRIBUTION BY LOAN TYPE AS OF THE STATISTICAL CUTOFF DATE

                                                                  INITIAL POOL AGGREGATE
                                                                  OUTSTANDING                 PERCENT OF INITIAL
LOAN TYPE                                     NUMBER OF LOANS     PRINCIPAL BALANCE(1)        POOL BALANCE        NUMBER OF LOANS
--------------------------------------------  ------------------  --------------------------  ------------------  ---------------
Stafford Subsidized Loans
Stafford Unsubsidized Loans
Federal Consolidation Loans
SLS Loans
PLUS Loans
Bar Examination Loans
Business Loans
Private Consolidation Loans
Dental Loans
Graduate Loans
Law Loans
Medical Loans
Residency Loans Alternative Loans

                                           Total

(1) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________________ as of the Statistical Cutoff Date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________________ as of the Statistical Cutoff Date.




                            DISTRIBUTION BY LOAN TYPE
                        AS OF THE STATISTICAL CUTOFF DATE

                                           Subsequent                                           Total Aggregate
                                           Pool Aggregate           Percent of                  Outstanding
                                           Outstanding              Subsequent     Number       Principal         Percent of
                                           Principal Balance (2)    Pool Balance   of Loans     Balance           Pool Balance
                                           -----------------------  -------------  -----------  ----------------  --------------
Stafford Subsidiaries Loans
Stafford Unsubsidized Loans
Federal Consolidated Loans
SLS Loans
PLUS Loans
Bar Examination Loans
Business Loans
Private Consolidation Loans
Dental Loans
Graduate Loans
Law Loans
Medical Loans
Residency Loans Alternative Loans

                                  Total

(1) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________________ as of the Statistical Cutoff Date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________________ as of the Statistical Cutoff Date.



                     DISTRIBUTION BY BORROWER INTEREST RATE
                        AS OF THE STATISTICAL CUTOFF DATE

                                                     Initial Pool                                  Subsequent Pool
                                       --------------------------------------------  -------------------------------------------
                                                     Aggregate                                       Aggregate
                                                     Outstanding     Percent of      Number of       Outstanding    Percent of
                                       Number of     Principal       Initial Pool    Number of       Principal      Subsequent
Interest Rate                          Loans         Balance (2)     Balance         Loans           Balance (3)    Pool Balance
                                       --------------------------------------------  -------------------------------------------
Less than 7.50% (1)
7.50% to 7.99%
8.00% to 8.49%
8.50% to 8.99%
9.00% and above
            Total

(1) Determined using the interest rates applicable to the Initial Financed Student Loans and the Subsequent Pool Student Loans as of the Statistical Cutoff Date. However, because all the Initial Financed Student Loans and the Subsequent Pool Student Loans effectively bear interest at a variable rate per annum, there can be no assurance that the foregoing information will remain applicable to the Initial Financed Student Loans or the Subsequent Pool Student Loans at any time after the Statistical Cutoff Date. See "The Student Loan Financing Business" in the prospectus.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________________as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________________as of the Statistical Cutoff Date.



                     DISTRIBUTION BY BORROWER INTEREST RATE
                        AS OF THE STATISTICAL CUTOFF DATE

                                                                Total
                                   -----------------------------------------------------------------
                                                          Aggregate
                                   Number of              Outstanding                   Percent of
Interest Rate                      Loans                  Principal Balance             Pool Balance
--------------                     -----------------------------------------------------------------

Less than 7.50% (1)
7.50% to 7.99%
8.00% to 8.49%
8.50% to 8.99%
9.00% and above
              Total

(1) Determined using the interest rates applicable to the Initial Financed Student Loans and the Subsequent Pool Student Loans as of the Statistical Cutoff Date. However, because all the Initial Financed Student Loans and the Subsequent Pool Student Loans effectively bear interest at a variable rate per annum, there can be no assurance that the foregoing information will remain applicable to the Initial Financed Student Loans or the Subsequent Pool Student Loans at any time after the Statistical Cutoff Date. See "The Student Loan Financing Business" in the prospectus.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $_____________ as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $____________ as of the Statistical Cutoff Date.


                  DISTRIBUTION BY OUTSTANDING PRINCIPAL BALANCE
                        AS OF THE STATISTICAL CUTOFF DATE

                                                Initial Pool                                     Subsequent Pool
                               ----------------------------------------------------  --------------------------------------------
                                                 Aggregate                                         Aggregate
Outstanding                    Number of         Outstanding        Percent of       Number of     Outstanding      Percent of
Outstanding                    Number of         Principal          Initial Pool     Number of     Principal        Subsequent
Principal Balance              Loans (1)         Balance (2)        Balance          Loans         Balance (3)      Pool Balance
-----------------              ----------------------------------------------------  --------------------------------------------
Less than $1,000
$1,000 to $1,999
$2,000 to $2,999
$3,000 to $3,999
$4,000 to $4,999
$5,000 to $5,999
$6,000 to $6,999
$7,000 to $7,999
$8,000 to $8,999
$9,000 to $9,999
$10,000 to $10,999
$11,000 to $11,999
$12,000 to $12,999
$13,000 to $13,999
$14,000 to $14,999
$15,000 to $15,999
$16,000 to $16,999
$17,000 to $17,999
$18,000 to $18,999
$19,000 to $19,999
$20,000 to $20,999
$21,000 to $21,999
$22,000 to $22,999
$23,000 to $23,999
$24,000 to $24,999
$25,000 to $25,999
$26,000 to $26,999
$27,000 to $27,999
$28,000 to $28,999
$29,000 to $29,999
$30,000 and above
Total

(1) Borrowers generally have more than one outstanding loan. The average aggregate outstanding principal balance of loans per borrower is $_____, with respect to the Initial Financed Student Loans, and $______, with respect to the Subsequent Pool Student Loans, in each case as of the Statistical Cutoff Date. Some borrowers have both loans which are Initial Financed Student Loans and loans which are Subsequent Pool Student Loans. If both pools were combined, the number of borrowers would be _____ and the average outstanding principal balance per borrower would be $_____.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________ as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $_____ as of the Statistical Cutoff Date.


                  DISTRIBUTION BY OUTSTANDING PRINCIPAL BALANCE
                        AS OF THE STATISTICAL CUTOFF DATE

                                                                                  Total
                                               ------------------------------------------------------------------------

Outstanding                                    Number of               Outstanding                         Percent of
Principal Balance                              Loans                   Principal Balance                   Pool Balance
-----------------                              ------------------------------------------------------------------------

Less than $1,000
$1,000 to $1,999
$2,000 to $2,999
$3,000 to $3,999
$4,000 to $4,999
$5,000 to $5,999
$6,000 to $6,999
$7,000 to $7,999
$8,000 to $8,999
$9,000 to $9,999
$10,000 to $10,999
$11,000 to $11,999
$12,000 to $12,999
$13,000 to $13,999
$14,000 to $14,999
$15,000 to $15,999
$16,000 to $16,999
$17,000 to $17,999
$18,000 to $18,999
$19,000 to $19,999
$20,000 to $20,999
$21,000 to $21,999
$22,000 to $22,999
$23,000 to $23,999
$24,000 to $24,999
$25,000 to $25,999
$26,000 to $26,999
$27,000 to $27,999
$28,000 to $28,999
$29,000 to $29,999
$30,000 and above
Total

(1) Borrowers generally have more than one outstanding loan. The average aggregate outstanding principal balance of loans per borrower is $_____, with respect to the Initial Financed Student Loans, and $______, with respect to the Subsequent Pool Student Loans, in each case as of the Statistical Cutoff Date. Some borrowers have both loans which are Initial Financed Student Loans and loans which are Subsequent Pool Student Loans. If both pools were combined, the number of borrowers would be _____ and the average outstanding principal balance per borrower would be $_____.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________ as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $_____ as of the Statistical Cutoff Date.

                                  DISTRIBUTION BY REMAINING TERM TO SCHEDULED MATURITY
                                            AS OF THE STATISTICAL CUTOFF DATE

                                      Initial Pool                                        Subsequent Pool
                        ---------------------------------------------------  ------------------------------------------------
                                       Aggregate                                             Aggregate
                                       Outstanding      Percent of                           Outstanding        Percent of
Months to               Number of      Principal        Initial Pool         Number of       Principal          Subsequent
Scheduled Maturity      Loans          Balance (2)      Balance              Loans           Balance (3)        Pool Balance
------------------      ---------------------------------------------------  -----------------------------------------------
12 and below(1)
13 to 24
25 to 48
49 to 60
61 to 72
73 to 84
85 to 96
97 to 108
109 to 120
121 to 180
181 to 240
241 and above
     Total

(1) Determined from the Statistical Cutoff Date to the stated maturity date of the applicable Initial Financed Student Loan or Subsequent Pool Student Loan, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any deferral or forbearance periods that may be granted in the future. See "The Student Loan Financing Business" in the prospectus.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________________as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________________as of the Statistical Cutoff Date.


              DISTRIBUTION BY REMAINING TERM TO SCHEDULED MATURITY
                        AS OF THE STATISTICAL CUTOFF DATE

                                                             Total
                             ------------------------------------------------------------------
                                                      Aggregate
Months to                    Number of                Outstanding                 Percent of
Scheduled Maturity           Loans                  Principal Balance             Pool Balance
------------------           ------------------------------------------------------------------
12 and below(1)
13 to 24
25 to 48
49 to 60
61 to 72
73 to 84
85 to 96
97 to 108
109 to 120
121 to 180
181 to 240
241 and above
     Total

(1) Determined from the Statistical Cutoff Date to the stated maturity date of the applicable Initial Financed Student Loan or Subsequent Pool Student Loan, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any deferral or forbearance periods that may be granted in the future. See "The Student Loan Financing Business" in the prospectus.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________________as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________________as of the Statistical Cutoff Date.


              DISTRIBUTION BY REMAINING TERM TO SCHEDULED MATURITY
                        AS OF THE STATISTICAL CUTOFF DATE

                                            Initial Pool                                   Subsequent Pool
                                 ---------------------------------------  ---------------------------------------------

                                            Aggregate                                      Aggregate
                                            Outstanding  Percent of                        Outstanding    Percent of
                                 Number of  Principal    Initial Pool     Number of        Principal      Subsequent
Payment Status                   Loans      Balance(2)   Balance          Loans            Balance(3)     Pool Balance
--------------                   ---------------------------------------  ---------------------------------------------
In School (1)
Grace
Deferral
Forbearance
Repayment
     First Year in repayment
     Second Year in repay-
      ment
     More than two years
       in repayment
Total

(1) Refers to the status of the borrower of each Initial Financed Student Loan or Subsequent Pool Student Loan to be added, in each case, as of the Statistical Cutoff Date: such borrower may still be attending an undergraduate institution or a graduate school ("In-School"), may be in a grace period prior to repayment commencing ("Grace"), may be repaying such loan ("Repayment") or may have temporarily ceased repaying such loan through a deferral ("Deferral") or a forbearance ("Forbearance") period. See "The Student Loan Financing Business" in the prospectus.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________________ as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________________ as of the Statistical Cutoff Date.


              DISTRIBUTION BY REMAINING TERM TO SCHEDULED MATURITY
                        AS OF THE STATISTICAL CUTOFF DATE

                                                                                     Total
                                                           ----------------------------------------------------
                                                                                 Aggregate
                                                           Number of           Outstanding           Percent of
Payment Status                                             Loans             Principal Balance     Pool Balance
--------------                                             ----------------------------------------------------

In School (1)
Grace
Deferral
Forbearance
Repayment
   First Year in repayment
   Second Year in repayment
   More than two years in repayment
Total


(1) Refers to the status of the borrower of each Initial Financed Student Loan or Subsequent Pool Student Loan to be added, in each case, as of the Statistical Cutoff Date: such borrower may still be attending an undergraduate institution or a graduate school ("In-School"), may be in a grace period prior to repayment commencing ("Grace"), may be repaying such loan ("Repayment") or may have temporarily ceased repaying such loan through a deferral ("Deferral") or a forbearance ("Forbearance") period. See "The Student Loan Financing Business" in the prospectus.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________________ as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________________ as of the Statistical Cutoff Date.

              SCHEDULE WEIGHTED AVERAGE MONTHS REMAINING IN STATUS
                  BY CURRENT BORROWER PAYMENT STATUS AS OF THE
                             STATISTICAL CUTOFF DATE

Payment Status                            Initial Pool                                      Subsequent Pool
------------------  ------------------------------------------------------  --------------------------------------------
                    In-School   Grace   Deferral   Forbearance   Repayment    In-School    Grace   Deferral  Forbearance
------------------  ------------------------------------------------------  --------------------------------------------
In-School
Grace
Deferral
Forbearance
Repayment
Total

(1) Determined without giving effect to any Deferral Periods or Forbearance Periods that may be granted in the future.


              SCHEDULE WEIGHTED AVERAGE MONTHS REMAINING IN STATUS
                  BY CURRENT BORROWER PAYMENT STATUS AS OF THE
                           STATISTICAL CUTOFF DATE(1)

Payment Status                Subsequent Pool                                  Total
--------------               ------------------  -------------------------------------------------------------
                                 Repayment       In-School     Grace       Deferral     Forbearance  Repayment
                             ------------------  -------------------------------------------------------------
In-School
Grace
Deferral
Forbearance
Repayment
Total

(1) Determined without giving effect to any Deferral Periods or Forbearance Periods that may be granted in the future.

           GEOGRAPHIC DISTRIBUTION OF STATES REPRESENTING MORE THAN 4%
       OF THE AGGREGATE POOL BALANCE AS OF THE STATISTICAL CUTOFF DATE(1)

                                    Initial Pool                             Subsequent Pool
                              -----------------------              ----------------------------------
                              Aggregate    Percent of                        Aggregate     Percent of
                    Number    Outstanding  Initial                 Number    Outstanding   Subsequent
                    Of        Principal    Pool                    Of        Principal     Pool
                    Loans     Balance (2)  Balance                 Loans     Balance(3)    Balance
                    --------  -----------  ---------               --------  ------------  ----------
___________                                             _______
___________                                             _______
___________                                             _______
___________                                             _______
___________                                             _______
All other                                               All other
States(4)                                               States(4)
Total                                                   Total

(1) Based on the permanent billing addresses of the borrowers of the Initial Financed Student Loans and the Subsequent Pool Student Loans shown on the Servicer's or a Sub-Servicer's records as of the Statistical Cutoff Date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon of $_______ as of the Statistical Cut-Off Date to be capitalized upon commencement of repayment.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon of $______ as of the Statistical Cut-Off Date to be capitalized upon commencement of repayment.

(4) Includes all other states, none of which exceeds 4% of the Initial Pool Balance or aggregate Pool Balance.


           GEOGRAPHIC DISTRIBUTION OF STATES REPRESENTING MORE THAN 4%
       OF THE AGGREGATE POOL BALANCE AS OF THE STATISTICAL CUTOFF DATE(1)

                                                                               Total
                                                -------------------------------------------------------------
                                                                       Aggregate Outstanding      Percent of
                                                Number of Loans        Principal Balance(2)      Pool Balance
                                                ---------------------  ------------------------  ------------
________________
________________
________________
________________
________________
________________
All Other States (4)
Total

(1) Based on the permanent billing addresses of the borrowers of the Initial Financed Student Loans and the Subsequent Pool Student Loans shown on the Servicer's or a Sub-Servicer's records as of the Statistical Cutoff Date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon of $_______ as of the Statistical Cut-Off Date to be capitalized upon commencement of repayment.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon of $______ as of the Statistical Cut-Off Date to be capitalized upon commencement of repayment.

(4) Includes all other states, none of which exceeds 4% of the Initial Pool Balance or aggregate Pool Balance.

                       DISTRIBUTION BY LOAN REPAYMENT TERM
                        AS OF THE STATISTICAL CUTOFF DATE

                                        Initial Pool                              Subsequent Pool
                            ----------------------------------------  ----------------------------------------
                                         Aggregate    Percent of                     Aggregate
                                         Outstanding  Initial                        Outstanding  Percent of
                            Number Of    Principal    Pool            Number Of      Principal    Subsequent
Loan Repayment Term         Loans        Balance(1)   Balance         Loans          Balance(2)   Pool Balance
-------------------         ----------------------------------------  -----------------------------------------
Level Payment
Interest Only(3)
Graduated Payment(4)
Other(5)
   Total

(1) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________________ as of the Statistical Cutoff Date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________________ as of the Statistical Cutoff Date.

(3) Student Loans with interest only repayment terms require borrowers to make payments of interest only for the first two years after entering repayment and thereafter to make level payments (made up of both principal and interest) which will amortize the then outstanding principal balance of the loan over the then remaining term.

(4) Student Loans with graduated repayment terms require borrowers to make payments of interest only for the first two years after entering repayment which increase over the next three years to a level payment amount which will amortize the then outstanding principal balance of the loan over the then remaining term.

(5)  Loan still not in repayment status.




                       DISTRIBUTION BY LOAN REPAYMENT TERM
                        AS OF THE STATISTICAL CUTOFF DATE


                                                                               Total
                                                -------------------------------------------------------------
                                                                       Aggregate Outstanding     Percent of
                                                Number of Loans        Principal Balance         Pool Balance
                                                --------------------------------------------------------------
Level Payment
Interest Only(3)
Graduated Payment(4)
Other(5)
   Total

(1) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________________ as of the Statistical Cutoff Date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________________ as of the Statistical Cutoff Date.

(3) Student Loans with interest only repayment terms require borrowers to make payments of interest only for the first two years after entering repayment and thereafter to make level payments (made up of both principal and interest) which will amortize the then outstanding principal balance of the loan over the then remaining term.

(4) Student Loans with graduated repayment terms require borrowers to make payments of interest only for the first two years after entering repayment which increase over the next three years to a level payment amount which will amortize the then outstanding principal balance of the loan over the then remaining term.

(5)  Loan still not in repayment status.


         DISTRIBUTION OF FINANCED FEDERAL LOANS BY DATE OF DISBURSEMENT
                        AS OF THE STATISTICAL CUTOFF DATE

                                        Initial Pool                              Subsequent Pool
                             ---------------------------------------  ----------------------------------------
                                         Aggregate    Percent of                     Aggregate
                                         Outstanding  Initial                        Outstanding  Percent of
                            Number Of    Principal    Pool            Number Of      Principal    Subsequent
Date of Disbursement(1)     Loans        Balance(2)   Balance         Loans          Balance(3)   Pool Balance
-------------------------  -----------------------------------------  ----------------------------------------
Pre October 1, 1993

October 1, 1993 to
   September 30, 1998

October 1, 1998 to
   Present

   Total

(1) Federal Loans disbursed prior to October 1, 1993 are 100% guaranteed by the applicable Federal Guarantor, and reinsured against default by the Department up to 100% of the Guarantee Payments. Federal Loans disbursed on or after October 1, 1993 (but before October 1, 1998) are 98% guaranteed by the applicable Federal Guarantor, and reinsured against default by the Department up to a maximum of 98% of the Guarantor Payments. Federal Loans first disbursed on or after October 1, 1998 are 98% guaranteed by the applicable Federal Guarantor, and reinsured against default by the Department up to 95% of the Guarantee Payments. See "The Student Loan Financing Business--Description of Federal Loans Under the Programs" and "--Insurance of Student Loans; Guarantors of Student Loans" in the prospectus.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________________ as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________________ as of the Statistical Cutoff Date.


         DISTRIBUTION OF FINANCED FEDERAL LOANS BY DATE OF DISBURSEMENT
                        AS OF THE STATISTICAL CUTOFF DATE


                                                                               Total
                                                -------------------------------------------------------------
                                                                       Aggregate Outstanding     Percent of
Date of Disbursement(1)                         Number of Loans        Principal Balance         Pool Balance
----------------------                          -------------------------------------------------------------
Pre October 1, 1993

October 1, 1993 to
   September 30, 1998

October 1, 1998 to
   Present

   Total

(1) Federal Loans disbursed prior to October 1, 1993 are 100% guaranteed by the applicable Federal Guarantor, and reinsured against default by the Department up to 100% of the Guarantee Payments. Federal Loans disbursed on or after October 1, 1993 (but before October 1, 1998) are 98% guaranteed by the applicable Federal Guarantor, and reinsured against default by the Department up to a maximum of 98% of the Guarantor Payments. Federal Loans first disbursed on or after October 1, 1998 are 98% guaranteed by the applicable Federal Guarantor, and reinsured against default by the Department up to 95% of the Guarantee Payments. See "The Student Loan Financing Business--Description of Federal Loans Under the Programs" and "--Insurance of Student Loans; Guarantors of Student Loans" in the prospectus.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________________ as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________________ as of the Statistical Cutoff Date.


            DISTRIBUTION OF FINANCED STUDENT LOANS BY NUMBER OF DAYS
                 OF DELINQUENT AS OF THE STATISTICAL CUTOFF DATE

                                        Initial Pool                              Subsequent Pool
                            ----------------------------------------  ----------------------------------------
                                         Aggregate    Percent of                     Aggregate
                                         Outstanding  Initial                        Outstanding  Percent of
                            Number OF    Principal    Pool            Number Of      Principal    Subsequent
Days Delinquent             Loans        Balance(1)   Balance         Loans          Balance(2)   Pool Balance
---------------             ----------------------------------------  ----------------------------------------
0-30
31-60
61-90
90-120
120-150
150-180
   Total

(1) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________________ as of the Statistical Cutoff Date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________________ as of the Statistical Cutoff Date.


           DISTRIBUTION OF FINANCED STUDENT LOANS BY NUMBER OF DAYS OF
                 DELINQUENCY AS OF THE STATISTICAL CUTOFF DATE

                                                                               Total
                                                -------------------------------------------------------------
                                                                       Aggregate Outstanding     Percent of
Days Delinquent(1)                              Number of Loans        Principal Balance         Pool Balance
-----------------                               --------------------------------------------------------------
0-30
31-60
61-90
90-120
120-150
150-180
   Total

(1) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________________ as of the Statistical Cutoff Date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________________ as of the Statistical Cutoff Date.

Maturity and Prepayment Assumptions

         The rate of payment of principal of the Notes and the Certificates and the yield on the Notes and the Certificates will be affected by prepayments of the Financed Student Loans that may occur as described below. All the Financed Student Loans are prepayable in whole or in part by the borrowers at any time, including by means of Federal Consolidation Loans, Federal Direct Consolidation Loans or Private Consolidation Loans or as a result of a borrower's default, death, disability or bankruptcy and subsequent liquidation or collection of Guarantee Payments with respect thereto. The rate of such prepayments cannot be predicted and may be influenced by a variety of economic, social and other factors, including those described below. In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available at prevailing interest rates which fall significantly below the interest rates applicable to the Financed Student Loans. However, because many of the Financed Student Loans bear interest at a rate that either actually or effectively is floating, it is impossible to determine whether changes in prevailing interest rates will be similar to or vary from changes in the interest rates on the Financed Student Loans.

         To the extent borrowers of Financed Student Loans elect to borrow Consolidation Loans with respect to such Financed Student Loans from the Seller
(x) after the Loan Purchase Termination Date or (y) from another lender at any time, Noteholders (and after the Notes have been paid in full, Certificateholders) will collectively receive as a prepayment of principal the aggregate principal amount of such Financed Student Loans; provided, that if the Seller makes any such Consolidation Loan during the Funding Period or prior to the Loan Purchase Termination Date (in which event the Seller will then sell that Consolidation Loan to the Eligible Lender Trustee, to the extent that funds are available in the Escrow Account and during the Funding Period, the Pre-Funding Account, the aggregate outstanding principal balance of Financed Student Loans (after giving effect to the addition of such Consolidation Loans) will be at least equal to and in most cases greater than such balance prior to such prepayment, although the portion of the loan guaranteed will be 98% with respect to any Federal Consolidation Loan disbursed on or after October 1, 1993 even if the Underlying Federal Loans were 100% guaranteed. See "The Student Loan Financing Business--Description of Federal Loans Under the Programs--Federal Consolidation Loans" in the prospectus. There can be no assurance that borrowers with Financed Student Loans will not seek to obtain Consolidation Loans with respect to such Financed Student Loans on or after the Loan Purchase Termination Date or by another lender at any time.

         In addition, the Seller is obligated to repurchase any Financed Student Loan pursuant to the Sale and Servicing Agreement as a result of a breach of any of its representations and warranties, and the Servicer is obligated to purchase any Financed Student Loan pursuant to the Sale and Servicing Agreement as a result of a breach of certain covenants with respect to such Financed Student Loan, in each case where such breach materially adversely affects the interests of the Certificateholders or the Noteholders in that Financed Student Loan and is not cured within the applicable cure period (it being understood that with respect to any Financed Student Loan that has the benefit of a Guarantee Agreement, any such breach that does not affect any Guarantor's obligation to guarantee payment of such Financed Student Loan will not be considered to have a material adverse effect for this purpose). See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and "--Servicer Covenants" in the prospectus. [See also "Description of the Transfer and Servicing Agreements--Additional Fundings" in this prospectus supplement and in the prospectus regarding the prepayment of principal to Noteholders and Certificateholders if as of ________ ____, ____ (the "Special Determination Date") the Subsequent Pool Pre-Funded Amount has not been reduced to zero and the prepayment of principal to Noteholders as a result of excess funds remaining on deposit in the Pre-Funding Account at the end of the Funding Period.] See also, "--Insolvency Event" in the prospectus regarding the sale of the Financed Student Loans if a Seller Insolvency Event occurs and "--Termination" in this prospectus supplement and in the prospectus regarding the Seller's option to purchase the Financed Student Loans when the aggregate Pool Balance is less than or equal to [5%] [10%] of the Initial Pool Balance and the auction of the Financed Student Loans occurs on or after the ____ 20__ Distribution Date. Any reinvestment risk from such accelerated payment of principal will be borne by the holders of Notes and Certificates receiving such prepayment.

         On the other hand, scheduled payments with respect to, and maturities of, the Financed Student Loans may be extended, including pursuant to Grace Periods (a "Grace Period"), Deferral Periods and, under certain circumstances, Forbearance Periods or as a result of the conveyance of Serial Loans to the Eligible Lender Trustee on behalf of the Trust during the Funding Period or of refinancings through Consolidation Loans to the extent such Consolidation Loans are sold to the Eligible Lender Trustee on behalf of the Trust as described above. In that event, the fact that such Consolidation Loans will likely have longer maturities than the Financed Student Loans they are replacing may lengthen the remaining term of the Financed Student Loans and the average life of the Notes and the Certificates. The rate of payment of principal of the Notes and the Certificates and the yield on the Notes and the Certificates may also be affected by the rate of defaults resulting in losses on defaulted Student Loans which have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the Guarantors to make Guarantee Payments with respect thereto. In addition, the maturity of many of the Financed Student Loans will extend well beyond the Final Maturity Dates of the Notes and the Certificates.

         The rate of prepayment on the Financed Student Loans cannot be predicted. You will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of Financed Student Loans. Reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate bases are lower at the time you receive payments from the Trust than the interest rates and the spreads that would otherwise have been had prepayments not been made or had prepayments been made at a different time.

         The "Initial Pool Balance" will equal $_____________ plus the aggregate increase in the Pool Balance during the Funding Period (by the Special Determination Date) occurring as a result of the purchase of Subsequent Pool Student Loans.

         "Loan Purchase Termination Date" means ____________, ___________.

Insurance of Student Loans; Guarantors of Student Loans

         Each Financed Federal Loan will be required to be guaranteed by one of the Federal Guarantors and reinsured by the Department under the Higher Education Act and must be eligible for Special Allowance Payments and, with respect to each Financed Federal Loan that is a Stafford Loan (excluding any Unsubsidized Stafford Loan or Consolidation Loan where none of the Underlying Federal Loans were Unsubsidized Stafford Loans, must be eligible for Interest Subsidy Payments paid by the Department. As of the Statistical Cutoff Date, approximately ___% (by aggregate principal balance) of the Initial Financed Student Loans are and approximately ___% of the Subsequent Pool Student Loans will be Financed Federal Loans. As of the Statistical Cutoff Date, approximately ___% (by aggregate principal balance) of the Initial Financed Student Loans are and approximately ___% of the Subsequent Pool Student Loans will be Guaranteed Private Loans that are required to be guaranteed or insured as to principal and interest by ____________________ ("_______") or _____________ ("_____" and
together with _________, the "Private Guarantors") As of the Statistical Cutoff Date, approximately ___% (by aggregate principal balance) of the Initial Financed Student Loans are (and approximately ___% of the Subsequent Pool Student Loans will be) Non-Guaranteed Private Loans.

         The following tables provide information with respect to the portion of the Financed Student Loans guaranteed by each Guarantor:

          DISTRIBUTION BY GUARANTORS AS OF THE STATISTICAL CUTOFF DATE

                                        Initial Pool                              Subsequent Pool
                            ----------------------------------------  ----------------------------------------
                                         Aggregate    Percent of                     Aggregate
                                         Outstanding  Initial                        Outstanding  Percent of
                            Number Of    Principal    Pool            Number Of      Principal    Subsequent
                            Loans        Balance (1)  Balance (3)     Loans          Balance (2)  Pool Balance
                            ----------------------------------------  ----------------------------------------
_______________
_______________
_______________
_______________
_______________
_______________
_______________
_______________
_______________
         Total (3)

(1) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________________ as of the Statistical Cutoff Date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________________ as of the Statistical Cutoff Date.

(3) May not equal 100% due to the Non-Guaranteed Private Loans in the pool of Financed Student Loans.

          DISTRIBUTION BY GUARANTORS AS OF THE STATISTICAL CUTOFF DATE


                                                                               Total
                                                -----------------------------------------------------------------
                                                                       Aggregate Outstanding     Percent of
                                                Number of Loans        Principal Balance         Pool Balance (3)
                                                -----------------------------------------------------------------
________________
________________
________________
________________
________________
________________
________________
________________
   Total (3)

(1) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________________ as of the Statistical Cutoff Date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________________ as of the Statistical Cutoff Date.

(3) May not equal 100% due to the Non-Guaranteed Private Loans in the pool of Financed Student Loans.

         Federal Reinsurance. Under the Higher Education Act, each Federal Guarantor is reimbursed by the Department pursuant to certain agreements between the Department and such Federal Guarantor for amounts paid under its Guarantee Agreement. The amount of such reimbursement is subject to reduction. See "The Student Loan Financing Business--Insurance of Student Loans; Guarantors of Student Loans" in the prospectus for a description of the federal reinsurance program and factors affecting the Federal Guarantors.

         Guarantors for the Financed Federal Loans. The Higher Education Act requires every state to designate a guarantee agency, either by establishing its own or by designating another guarantee agency. A Guarantor who has been designated by a particular state is obligated to guarantee loans for students who reside or attend school in such state and must agree to provide loans to any such students who are otherwise unable to obtain a loan from any other lender. Guarantee agencies may guarantee a loan made to any eligible borrower and are not limited to guaranteeing loans for students attending institutions in their particular state or region or for their residents attending schools in another state or region.

         The Eligible Lender Trustee has entered into a Guarantee Agreement with each of ________, ________, ________, ________, ________, ________ and ________
by which each such Federal Guarantor has agreed to serve as Guarantor for certain Financed Federal Loans. ____________ is the designated Student Loan guarantor for ___________________, and has an established operating center in ________________. For more information concerning ________, see "The Servicer and the Sub-Servicers--________" in this prospectus supplement. ________ is the designated Student Loan guarantor for ____________ and ____________ and has an established operating center in ____________. As of the Statistical Cutoff Date, approximately ____%, and ____% of the aggregate outstanding principal balance of the Initial Financed Student Loans which are Financed Federal Loans and approximately ____%, and ____% of the Subsequent Pool Student Loans which are Financed Federal Loans were guaranteed by __________ and _________, respectively.

         Pursuant to its respective Guarantee Agreement, each Federal Guarantor guarantees payment of 100% of the principal (including any interest capitalized from time to time) and accrued interest for each Financed Federal Loan guaranteed by it as to which any one of the following events has occurred:

(a) failure by the borrower thereof to make monthly principal or interest payments on such Financed Federal Loan when due, provided such failure continues for a period of 180 days (or 270 days with respect to Financed Federal Loans for which the first date of delinquency occurs on or after October 7, 1998) (except that such guarantee against such failures will be 98% of principal and accrued interest for loans first disbursed on or after October 1, 1993);

(b) any filing by or against the borrower thereof of a petition in bankruptcy pursuant to any chapter of the Bankruptcy Code;

(c) the closure of, or false certification of borrower eligibility by, the school;

(d) the death of the borrower thereof;

(e) the total and permanent disability of the borrower thereof to work and earn money or attend school, as certified by a qualified physician; or

(f) the failure of the borrower's school to pay a refund owed to the borrower, to the extent of the amount of the refund that is allocable to the loan.

         When these conditions are satisfied, the Higher Education Act requires the Guarantor generally to pay the claim within 90 days of its submission by the lender. The obligations of each Federal Guarantor pursuant to their respective Guarantee Agreements are obligations solely of each such Federal Guarantor respectively, and are not supported by the full faith and credit of any state government.

         Each of the Federal Guarantors' guarantee obligations with respect to any Financed Federal Loan are conditioned upon the satisfaction of all the conditions set forth in the applicable Guarantee Agreement. These conditions include, but are not limited to, the following:

o the origination and servicing of such Financed Federal Loan being performed in accordance with the Programs, the Higher Education Act and other applicable requirements,

o the timely payment to the applicable Federal Guarantor, as the case may be, of the guarantee fee payable with respect to such Financed Federal Loan,

o the timely submission to the applicable Federal Guarantor, as the case may be, of all required pre-claim delinquency status notifications and of the claim with respect to such Financed Federal Loan, and

o the transfer and endorsement of the promissory note evidencing such Financed Federal Loan to the applicable Federal Guarantor, upon and in connection with making a claim to receive Guarantee Payments thereon.

         Failure to comply with any of the applicable conditions, including the foregoing, may result in the refusal of the applicable Federal Guarantor to honor their Guarantee Agreements with respect to such Financed Federal Loan, in the denial of guarantee coverage with respect to certain accrued interest amounts with respect thereto or in the loss of certain Interest Subsidy Payments and Special Allowance Payments with respect thereto. Under the Sale and Servicing Agreement, such failure to comply would constitute a breach of the Servicer's covenants or the Seller's representations and warranties, as the case may be, and would create an obligation of the Seller or the Servicer, as the case may be, to repurchase or purchase such Financed Federal Loan or to reimburse the Trust for such non-guaranteed interest amounts or such lost Interest Subsidy Payments and Special Allowance Payments with respect thereto. See "Description of the Transfer and Servicing Agreements--Sale of Financed Student Loans; Representations and Warranties" and "-- Servicer Covenants" in this prospectus supplement.

         Set forth below is certain current and historical information with respect to each of the Federal Guarantors as of the Statistical Cutoff Date.

         Guaranty Volume. The following table sets forth the approximate aggregate principal amount of federally reinsured education loans (including loans under the Parent Loans for Undergraduate Students program but excluding Federal Consolidation Loans) that have first become guaranteed by each Federal Guarantor (excluding ____) and by all federal guarantors in each of the last five federal fiscal years:*


                     STAFFORD, SLS AND PLUS LOANS GUARANTEED
                              (DOLLARS IN MILLIONS)

           Federal Fiscal Year
         199_                              $                         $                        $
         199_
         199_
         199_
         200_
         200_

------------------------------------------ ------------------------- ------------------------ ------------------------

           Federal Fiscal Year
         199_                              $                         $                        $
         199_
         199_
         200_
         200_

------------------------------------------ ------------------------- ------------------------ ------------------------

* The information set forth in the table above for all guarantors has been obtained from the Department of Education's Federal Student Loan Programs Data Books (each, a "DOE Data Book"). Information for each Federal Guarantor was provided by such Federal Guarantor.

         Reserve Ratio. Each Federal Guarantor's reserve ratio is determined by dividing its cumulative cash reserves by the original principal amount of the outstanding loans it has agreed to guarantee. The term "cumulative cash reserves" refers to cash reserves plus (a) sources of funds (including insurance premiums, state appropriations, federal advances, federal reinsurance payments, administrative cost allowances, collections on claims paid and investment earnings) minus (b) uses of funds (including claims paid to lenders, operating expenses, lender fees, the Department's share of collections on claims paid, returned advances and reinsurance fees). The "original principal amount of outstanding loans" consists of the original principal amount of loans guaranteed by such Federal Guarantor minus (x) the original principal amount of loans canceled, claims paid, loans paid in full and loan guarantees transferred from such Federal Guarantor to other guarantors, plus (y) the original principal amount of loan guarantees transferred to such Federal Guarantor from other guarantors. The following tables set forth for each Federal Guarantor, their respective cumulative cash reserves and corresponding reserve ratios and the national average reserve ratio for all federal guarantors for the last five federal fiscal years:*

 FEDERAL FISCAL      CUMULATIVE                        CUMULATIVE                       CUMULATIVE
      YEAR          CASH RESERVES    RESERVE RATIO    CASH RESERVES    RESERVE RATIO   CASH RESERVES    RESERVE RATIO
                                                         (DOLLARS IN MILLIONS)
199_               $                                 $                                $
199_
199_
200_
200_
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------


 FEDERAL FISCAL      CUMULATIVE                        CUMULATIVE                       CUMULATIVE                     NATIONAL
      YEAR          CASH RESERVES    RESERVE RATIO    CASH RESERVES    RESERVE RATIO   CASH RESERVES    RESERVE RATIO   AVERAGE
                                                         (DOLLARS IN MILLIONS)
                                                                                                                          --
-----------------
199_              $                                  $                                $                                          --
-----------------
199_                                                                                                                      --
-----------------
199_                                                                                                                      --
-----------------
200_                                                                                                                      --
-----------------
200_                                                                                                                      --
------------------ ---------------- ---------------- --------------- ---------------- ---------------- --------------- -----------

* The information set forth in the tables above with respect to each Federal Guarantor has been obtained from such Federal Guarantor, respectively, and the information with respect to the national average has been obtained from the DOE Data Books.

         Recovery Rates. A Federal Guarantor's recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined by dividing the amount recovered from borrowers by the Federal Guarantor by the aggregate amount of default claims paid by the Federal Guarantor during the applicable federal fiscal year with respect to borrowers. The table below sets forth the recovery rates for each Federal Guarantor, for the last five federal fiscal years:*

Federal Fiscal Year                                        RECOVERY RATE
                                  --------------------------------------------------------------
199_
199_
199_
200_
200__

                                  --------------------------------------------------------------
Federal Fiscal Year                                        RECOVERY RATE

199_
199_
199_
200_
200_


* The information set forth in the tables above with respect to each Federal Guarantor was provided by such Federal Guarantor.

         Loan Loss Reserve. In the event that a Federal Guarantor receives less than full reimbursement of its guarantee obligations from the Department (see "--Federal Reinsurance" above), such Federal Guarantor would be forced to look to its existing assets to satisfy any such guarantee obligations not so reimbursed. Because federal guarantors are no longer reinsured by the Department at 100% (98% for loans disbursed between October 1, 1993 and October 1, 1998 and 95% for loans disbursed on and after October 1, 1998), many federal guarantors have begun to maintain reserves for the 2% to 5% "risk-sharing" associated with these guarantees. In general, the Federal Guarantors use historical default and recovery rates to attempt to predict the reserves that should be maintained for this purpose. As of _____, 200_ _______ has a loan loss reserve in the amount of $_______ million.

         Claims Rate. For the past five federal fiscal years, none of ________, __________ or _________ claims rate has exceeded 5.0%, and as a result, all claims of _________, _________ and ____________ have been reimbursed by the Department at the maximum reinsurance rate permitted by the Higher Education Act. See "--Federal Reinsurance" above. The most recent national default rate reported by the Department of Education was ___% for the federal fiscal year _____. As recently as federal fiscal year 1990 this national default rate was over ___%. This trend, coupled with the claims and recovery information listed in this section, shows improvement in the repayment of Student Loans by borrowers. While, the Seller is not currently aware of any circumstances which would cause the reimbursement levels for these Federal Guarantors to be less than the maximum levels permitted, nevertheless, there can be no assurance that any Federal Guarantor will continue to receive such maximum reimbursement for such claims. The following table sets forth the claims rates of each Federal Guarantor, for each of the last five federal fiscal years:*

Federal Fiscal Year                                                       CLAIMS RATE
                                                --------------------------------------------------------------
199_
199_
199_
200_
200_

                                                --------------------------------------------------------------
Federal Fiscal Year                                                       CLAIMS RATE
                                                         %                         %                        %
199_                                                     %                         %                        %
199_                                                     %                         %                        %
199_                                                     %                         %                        %
200_                                                     %                         %                        %
200__                                                    %                         %                        %



* The information set forth in the tables above with respect to each Federal Guarantor was provided by such Federal Guarantor.

         Guarantors For The Guaranteed Private Loans. The Eligible Lender Trustee will enter into a Guarantee Agreement with _______ and the Seller will assign to the Eligible Lender Trustee, on behalf of the Trust, its rights under surety bonds issued by _______ applicable to the Financed Student Loans insured by _______. As a result _______ and ______, respectively, will agree to guarantee or insure a portion of the Guaranteed Private Loans.

         Pursuant to its respective Guarantee Agreement, each of ______ and ______ guarantees or insures payment of 100% of the principal (including any interest or fees capitalized from time to time) and accrued interest for each Guaranteed Private Loan guaranteed or insured by it as to which any one of the following events has occurred:

(a) failure by the borrower thereof to make monthly principal or interest payments on such Guaranteed Private Loan when due, provided such failure continues for a period of 120 days;

(b) any filing by or against the borrower thereof of a petition in bankruptcy pursuant to any chapter of the Bankruptcy Code;

(c) the death of the borrower thereof; or

(d) the total and permanent disability of the borrower thereof to be employed on a full-time basis, as certified by two qualified physicians.

         _________'s and _________'s guarantee/insurance obligation with respect to any Guaranteed Private Loan is conditioned upon the satisfaction of all the conditions set forth in its respective Guarantee Agreement. These conditions include, but are not limited to, the following:

o the origination and servicing of such Guaranteed Private Loan being performed in accordance with the Programs and other applicable requirements,

o the timely payment to ______ or ______, as the case may be, of all guarantee fees or premiums payable with respect to such Guaranteed Private Loan,

o the timely submission to ______ or ______, as the case may be, of all required pre-claim delinquency status notifications and of the claim with respect to such Guaranteed Private Loan, and

o the transfer and endorsement of the promissory note evidencing such Guaranteed Private Loan to ______ or ______, as the case may be, upon and in connection with making a claim to receive Guarantee Payments thereon.

         Failure to comply with any of the applicable conditions, including the foregoing, may result in the refusal of ______ or ______, as the case may be, to honor its Guarantee Agreement with respect to such Guaranteed Private Loan. In addition, in the event that any Guaranteed Private Loan is determined to be unenforceable because the terms of such Guaranteed Private Loan or the forms of the application or promissory note related thereto violate any provisions of applicable state law, ______'s guarantee obligation is reduced to 50% and ______'s insurance obligation is reduced to 0% of principal (including capitalized interest and fees) and accrued interest with respect to such Guaranteed Private Loan. Under the Sale and Servicing Agreement, such failure to comply or such unenforceability would constitute a breach of the Servicer's covenants or the Seller's representations and warranties, as the case may be, and would create an obligation of the Seller to repurchase such Guaranteed Private Loan or of the Servicer to purchase such Guaranteed Private Loan. See "Description of the Transfer and Servicing Agreements--Sale of Financed Student Loans; Representations and Warranties" and "--Servicer Covenants" in this prospectus supplement.

         ______ and ______, as Guarantors of Private Loans, are not entitled to any federal reinsurance or assistance from the Department or any other governmental entity. Although each Private Guarantor maintains a loan loss reserve intended to absorb losses arising from its guarantee/insurance commitments, there can be no assurance that the amount of such reserve will be sufficient to cover the obligations of ______ or ______ over the term of the Guaranteed Private Loan.

         Certain organizational and summary financial information with respect to each of ______ and ______ in its capacity as a Guarantor is set forth below. The information set forth below relating to ______ and ______ is not guaranteed as to accuracy or completeness and is not to be construed as a representation by the Seller, the Servicer, any of the Underwriters, or any of their respective affiliates:

                                [TO BE INSERTED]

Non-Guaranteed Private Loans

         Approximately ___% of the Initial Financed Student Loans are, and approximately ___% of the Subsequent Pool Student Loans will be, Non-Guaranteed Private Loans. The Non-Guaranteed Private Loans were originated in accordance with the criteria set forth in the prospectus under "The Student Loan Financing Business--Description of the Private Loans Under the Programs."

                          DESCRIPTION OF THE SECURITIES

         Terms used in this section and not previously defined and not defined in this prospectus supplement are defined under "Description of the Transfer and Servicing Agreements --Distributions" in this prospectus supplement.

General

         The Notes will be issued pursuant to the terms of the Indenture, dated _____ ___, ____ between the Trust and the Indenture Trustee (the "Indenture"). The Certificates will be issued pursuant to the terms of the Trust Agreement. The following information supplements the summary of the material terms of the Notes, the Certificates, the Indenture and the Trust Agreement set forth in the prospectus. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Notes, the Certificates, the Indenture and the Trust Agreement.

         [Each class of Notes and Certificates (collectively, the "Securities") will initially be represented by one or more Notes and Certificates, respectively, in each case registered in the name of the nominee of the Depository Trust Company ("DTC") (together with any successor depository selected by the Administrator, the "Depository"), except as set forth below. The Securities will be available for purchase in denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. The Trust has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of the Securities. Unless and until Definitive Notes or Definitive Certificates are issued under the limited circumstances described in this prospectus supplement, no Noteholder or Certificateholder will be entitled to receive a physical certificate representing a Note or Certificate. All references in this prospectus supplement to actions by Noteholders or Certificateholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references in this prospectus supplement to distributions, notices, reports and statements to Noteholders or Certificateholders refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Notes or the Certificates, as the case may be, for distribution to Noteholders or Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities" in the prospectus.] [Each class of Certificates will initially be delivered in the form of Definitive Certificates in the matter described in this prospectus supplement and in the prospectus under "Certain Information Regarding the Securities--Definitive Securities".]

The Notes

         Distributions of Interest. Interest will accrue on the principal balance of each class of Notes at a rate per annum equal to the lesser of the Formula Rate for such Notes and the Student Loan Rate (each such interest rate being a "Note Interest Rate"). Interest will accrue from and including the Closing Date or from the most recent Distribution Date on which interest has been paid to but excluding the current Distribution Date (each, an "Interest Period") and will be payable to the Noteholders on each Distribution Date. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date together with an amount equal to interest on such amount at the applicable Note Interest Rate. Interest payments on the Notes for any Distribution Date will generally be funded from Available Funds and amounts on deposit in the Reserve Account and, under certain limited circumstances, the Pre-Funding Account remaining after the distribution of the Servicing Fee for each of the two immediately preceding Monthly Servicing Payment Dates and of the Servicing Fee, and the Administration Fee for each Distribution Date. See "Description of the Transfer and Servicing Agreements -- Distributions" and "--Credit Enhancement" in this prospectus supplement. If such sources are insufficient to pay the Noteholders' Interest Distribution Amount for such Distribution Date, such shortfall will be allocated pro rata to the Noteholders (based upon the total amount of interest then due on each class of Notes).

         "Collection Period" means each period of three calendar months from and including the date following the end of the preceding Collection Period (or, with respect to the first Collection Period, the period beginning on the Statistical Cutoff Date and ending on _______ __, ____).

         "Formula Rate" means for any class of Securities, the applicable Investor Index plus the applicable Margin.

         "Investor Index" means (x) in the case of the Treasury Bill Indexed Securities, the daily weighted average of the 91-day Treasury Bill Rates within such Interest Period (determined as described under "--Determination of the 91-day Treasury Bill Rate" below) or (y) in the case of the LIBOR Indexed Securities, Three Month LIBOR (determined as described under "--Determination of LIBOR" below).

         In the case of any LIBOR Indexed Securities and the initial Interest Period, interest will accrue for the period from the Closing Date to but excluding ______ __, ____ based on Three Month LIBOR as determined on the initial LIBOR Determination Date and for the period from ______ ___, ____ to but excluding ______ __, ____ based on Three Month LIBOR as determined on the LIBOR Determination Date in _______ ____. See "--Determination of LIBOR" below.

         The "Margin" for each class of Securities is [___% for the Class A-1 Notes, ___% for the Class A-2 Notes] and ___% for the Certificates.

         The "Student Loan Rate" for any class of Securities for any Interest Period will equal the product of (a) the quotient obtained by dividing (x) 365 (or 366 in a leap year) by (y) the actual number of days elapsed in such Interest Period and (b) the percentage equivalent of a fraction, the numerator of which is equal to Expected Interest Collections for the Collection Period relating to such Interest Period less the Servicing Fees and the Administration Fee and payable on the related Distribution Date and any Servicing Fees paid on the two preceding Monthly Servicing Payment Dates during the related Collection Period and the denominator of which is the outstanding principal balance of the Securities as of the first day of such Interest Period.

         "Expected Interest Collections" means, with respect to any Collection Period, the sum of

o the amount of interest accrued, net of amounts required by the Higher Education Act to be paid to the Department or to be repaid to borrowers, with respect to the Financed Student Loans for such Collection Period (whether or not such interest is actually paid),

o all Interest Subsidy Payments and Special Allowance Payments expected to be received by the Eligible Lender Trustee for such Collection Period (whether or not actually received) with respect to the Financed Federal Loans and

o    Investment Earnings for such Collection Period.

         To the extent that for any Interest Period the rate for the Notes calculated on the basis of the Formula Rate exceeds the Student Loan Rate, the amount of the excess ("Noteholders' Interest Index Carryover") (together with the unpaid portion of any such Noteholders' Interest Index Carryover from prior Distribution Dates and interest accrued thereon at the Formula Rate for the Notes) will be paid on such Distribution Date or any subsequent Distribution Date to the extent funds are allocated and available therefor after making all required prior allocations and distributions on such Distribution Date, as described under "Description of the Transfer and Servicing Agreements-- Distributions" in this prospectus supplement. Any Noteholders' Interest Index Carryover due on the Notes that may exist on any Distribution Date will be payable to holders of the Notes on that Distribution Date on a pro rata basis, based on the amount of the Noteholders' Interest Index Carryover then owing on the Notes, and on any succeeding Distribution Dates, solely out of the amount of Available Funds remaining in the Collection Account on any such Distribution Date after distribution of the amounts set forth in "Description of the Transfer and Servicing Agreements--Distributions" in this prospectus supplement. No amounts on deposit in the Reserve Account or the Pre-Funding Account will be available to pay any Noteholders' Interest Index Carryover. Any amount of Noteholders' Interest Index Carryover due on the Notes remaining after distribution of all Available Funds on the applicable Final Maturity Date will never become due and payable and will be discharged on such date.

         Distributions Of Principal. Principal payments will be made to the holders of the Notes on each Distribution Date in an amount generally equal to the Principal Distribution Amount for such Distribution Date, until the principal balance of the Notes is reduced to zero. Principal payments on the Notes will generally be derived from Available Funds remaining after the distribution of the amounts set forth in "Description of the Transfer and Servicing Agreements--Distributions" in this prospectus supplement, provided, that, on any Distribution Date that the principal balance of the Notes exceeds the Note Collateralization Amount, an amount equal to the Noteholders' Priority Principal Distribution Amount will be distributed to Noteholders prior to any payments to Certificateholders. If the remaining amount of Available Funds is insufficient to pay the Noteholders' Priority Principal Distribution Amount, for any Distribution Date, the remaining shortfall will be distributable to the Noteholders on subsequent Distribution Dates and (except with respect to the Final Maturity Date for such classes of Notes), the remaining shortfall will not constitute an Event of Default. In addition, in the event the Financed Student Loans are not sold pursuant to the auction process described under "Description of the Transfer and Servicing Agreements--Termination," with respect to any Distribution Date occurring on or after the ______ _____ Distribution Date, the Specified Collateral Balance will be reduced to zero and all amounts on deposit in the Collection Account (after distribution of the Servicing Fee for each of the two immediately preceding Monthly Servicing Payment Dates and the Servicing Fee, the Administration Fee, the Noteholders' Interest Distribution Amount, any Noteholders' Priority Principal Distribution Amount, the Certificateholders' Interest Distribution Amount and any amounts necessary to reinstate the balance of the Reserve Account to the Specified Reserve Account Balance on such Distribution Date) will be distributed to the Noteholders and then to the Certificateholders as principal until the outstanding principal balance of the Notes and Certificates has been reduced to zero. See "Description of the Transfer and Servicing Agreements--Termination" in this prospectus supplement.

         Principal payments on the Notes will be applied on each Distribution Date, first, to the principal balance of the [Class A-1] Notes until the principal balance is reduced to zero and then to the principal balance of the

         [Class A-2] Notes until the principal balance is reduced to zero. The aggregate outstanding principal amount of each class of Notes will be payable in full on the Final Maturity Date for that class of Notes. The dates on which the Final Maturity Dates occur for each class of Notes are set forth on the cover page. On the Final Maturity Date for each class of Notes, amounts on deposit in the Reserve Account, if any, will be available, if necessary, to be applied to reduce the principal balance of the Notes to zero. Although the maturity of many of the Financed Student Loans will extend well beyond the Final Maturity Dates, the actual date on which the aggregate outstanding principal and accrued interest of any class of Notes are paid may be earlier than the Final Maturity Date for the related class of Notes, based on a variety of factors. See "The Financed Student Loan Pool--Maturity and Prepayment Assumptions" in this prospectus supplement.

         Mandatory Redemption. If, as of the Special Determination Date, the Subsequent Pool Pre-Funded Amount has not been reduced to zero, then the remaining Subsequent Pool Pre-Funded Amount, if greater than $_____, will be distributed on the first Distribution Date thereafter to redeem each class of Notes and prepay the Certificates on a pro rata basis, based on the initial principal amount of each class of Notes and the initial Certificate Balance of the Certificates. If the remaining Subsequent Pool Pre-Funded Amount is $_______ or less, it will be distributed on the first Distribution Date thereafter only to holders of the [Class A-1] Notes. The Indenture Trustee. _______________, a ___________ banking corporation, will be the Indenture Trustee under the Indenture. The Seller maintains normal commercial banking relations with the Indenture Trustee.

The Certificates

         Distributions Of Interest. Interest will accrue on the Certificate Balance at a rate per annum equal to the lesser of the Formula Rate for the Certificates and the Student Loan Rate (such interest rate being the "Certificate Rate"). Interest on the Certificates will be distributable quarterly on each Distribution Date. Interest distributions due for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date, increased by an amount equal to interest on such amount at the Certificate Rate. Interest distributions with respect to the Certificates for any Distribution Date will generally be funded from the portion of the Available Funds and the amounts on deposit in the Reserve Account and, under certain limited circumstances, the Pre-Funding Account remaining after distribution of the amounts set forth in "Description of the Transfer and Servicing Agreements--Distributions" in this prospectus supplement for such Distribution Date. See "Description of the Transfer and Servicing Agreements--Distributions," "--Credit Enhancement--Reserve Account" [and "--Additional Fundings"] in this prospectus supplement.

         To the extent that for any Interest Period the rate for the Certificates calculated on the basis of the Formula Rate exceeds the Student Loan Rate, the amount of such excess (together with the unpaid portion of any such excess from prior Distribution Dates and interest accrued thereon at the Formula Rate for the Certificates) will be paid on such Distribution Date or any subsequent Distribution Date on a subordinated basis to the extent funds are allocated and available therefor after making all required prior allocations and distributions on such Distribution Dates, as described under "Description of the Transfer and Servicing Agreements -- Distributions" in this prospectus supplement. The payment of such amounts due to Certificateholders on any Distribution Date (such amount, the "Certificateholders' Interest Index Carryover") is further subordinated to the payment of Noteholders' Interest Index Carryover. To the extent funds are available therefor, the Certificateholders' Interest Index Carryover may be paid prior to the time that the Notes are paid in full. Any Certificateholders' Interest Index Carryover due on the Certificates that may exist on any Distribution Date will be payable on that Distribution Date on a pro rata basis and any succeeding Distribution Dates solely out of the amount of Available Funds remaining in the Collection Account on any such Distribution Date after distribution of the amounts set forth in "Description of the Transfer and Servicing Agreements--Distributions" in this prospectus supplement. No amounts on deposit in the Reserve Account or Pre-Funding Account will be available to pay any Certificateholders' Interest Index Carryover. Any amount of Certificateholders' Interest Index Carryover due on the Certificates remaining after distribution of all Available Funds on the Final Maturity Date for the Certificates will never become due and payable and will be discharged on such date.

         Distributions Of Principal. The Certificates will be entitled to distributions on each Distribution Date on and after which the Notes are paid in full in an amount generally equal to the Principal Distribution Amount for such Distribution Date. Distributions with respect to principal payments on the Certificates for such Distribution Date will generally be funded from the portion of Available Funds remaining after distribution of the amounts set forth in "Description of the Transfer and Servicing Agreements--Distributions" in this prospectus supplement. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement--Reserve Account" in this prospectus supplement.

         The outstanding Certificate Balance will be payable in full on the Final Maturity Date for the Certificates. The Final Maturity Date for the Certificates is set forth on the cover page. On the Final Maturity Date for the Certificates, amounts on deposit in the Reserve Account, if any, will be available, if necessary, to be applied to reduce the Certificate Balance to zero. The actual date on which the aggregate outstanding Certificate Balance and accrued interest of the Certificates will be paid may be earlier than the Final Maturity Date for the Certificates, however, based on a variety of factors. See "The Financed Student Loan Pool--Maturity and Prepayment Assumptions" in this prospectus supplement.

         Subordination Of The Certificates. The rights of the holders of the Certificates to receive payments of interest are subordinated to the rights of the holders of the Notes to receive payments of interest (and in certain circumstances, principal) and the rights of the holders of the Certificates to receive payments of principal are subordinated to the rights of the holders of the Notes to receive payments of interest and principal. Consequently, amounts on deposit in the Collection Account and to the extent necessary, the Reserve Account [and, during the Funding Period, the Other Additional Pre-Funding Subaccount], will be applied to the payment of interest on the Notes before payment of interest on the Certificates. Moreover, the holders of the Certificates will not be entitled to any payments of principal until the Notes are paid in full. In addition, if an Event of Default occurs and is continuing under the Indenture or a Seller Insolvency Event occurs and the Financed Student Loans are liquidated, all amounts due on the Notes will be payable before any amounts are payable on the Certificates. Additionally, if on any Distribution Date the outstanding principal balance of the Notes (prior to giving effect to distributions on such Distribution Date) is in excess of the Note Collateralization Amount, principal will be payable to the holders of the Notes in the amount of such excess to the extent of funds available before any amounts are payable to the holders of the Certificates. If amounts otherwise allocable to the Certificates are used to fund payments of interest or principal on the Notes, distributions with respect to the Certificates may be delayed or reduced.

Determination of the Treasury Bill Rate

         "91-day Treasury Bill Rate" means, on any day, the weighted average per annum discount rate (expressed on a bond equivalent basis and applied on a daily basis) for 91-day Treasury Bills sold at the most recent 91-day Treasury Bill auction prior to such date, as reported by the U.S. Department of the Treasury. In the event that the results of the auctions of 91-day Treasury Bills cease to be reported as provided above, or that no such auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills shall again be reported or such an auction is held, as the case may be. The 91-day Treasury Bill Rate will be subject to a Lock-In Period of six business days.

         "Lock-In Period" means the number of days preceding any Distribution Date during which the Note Interest Rate or Certificate Rate, as applicable, in effect on the first day of such period will remain in effect until the end of the accrual period related to such Distribution Date.

         Accrued interest on any class of Notes (and the Certificates) which are Treasury Bill Indexed Securities from and including the Closing Date or the preceding Distribution Date, as applicable, to but excluding the current Distribution Date is calculated by multiplying the principal amount of the Notes (or the Certificate Balance) by an "accrued interest factor." This factor is calculated by adding the interest rates applicable to each day on which each Note has been outstanding since the Closing Date or the preceding Distribution Date, as applicable, and dividing the sum by 365 (or by 366 in the case of accrued interest which is payable on a Distribution Date in a leap year) and rounding the resulting number to nine decimal places.

         The following table sets forth the accrued interest factors that would have been applicable to any Notes which are Treasury Bill Indexed Securities bearing interest at the indicated rates, assuming a 365-day year:

                                                                                    ASSUMED INTEREST
                   SETTLEMENT DATE           DAYS OUTSTANDING         RATE ON THE NOTES          INTEREST FACTOR

1st
2nd                                                 1
3rd                                                 2
4th                                                 3
5th                                                 4
6th                                                 5
7th                                                 6
8th                                                 7
9th                                                 8
10th                                                9

* First interest rate adjustment (91-day Treasury Bills are generally auctioned weekly).

         The numbers in this table are examples given for information purposes only and are in no way a prediction of interest rates on any Notes which are Treasury Bill Indexed Securities. A similar factor calculated in the same manner is applicable to the return on Certificates which are Treasury Bill Indexed Securities.

         The Administrator makes information concerning the current 91-day Treasury Bill Rate and the accrued interest factor available through Bloomberg L.P.

Determination Of LIBOR

         Pursuant to the Sale and Servicing Agreement, the Administrator will determine Three-Month LIBOR for purposes of calculating the interest due on the Notes and Certificates which are LIBOR Indexed Securities and the Noteholders' Interest Index Carryover and the Certificateholders' Interest Index Carryover, in each case, for each given Interest Period on (x) the second business day prior to the commencement of each Interest Period and (y) with respect to the initial Interest Period, as determined pursuant to clause (x) for the period from the Closing Date to but excluding ______ __, ____ and as determined on the second business day prior to _______ __, ____ for the period from ________ __, ____ to but excluding _____ __, ____ (each, a "LIBOR Determination Date"). For purposes of calculating Three-Month LIBOR, a business day is any day on which banks in London and New York City are open for the transaction of business. Interest due for any Interest Period will be determined based on the actual number of days in such Interest Period over a 360-day year.

         "Three-Month LIBOR" means the London interbank offered rate ("LIBOR") for deposits in U.S. dollars having a maturity of three months commencing on the related LIBOR Determination Date (the "Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The Administrator will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Administrator, at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, Three-Month LIBOR in effect for the applicable reset period will be Three-Month LIBOR in effect for the previous reset period.

         "Telerate Page 3750" means the display page so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

         "Reference Bank" means a leading bank (a) engaged in transactions in Eurodollar deposits in the international Eurocurrency market, (b) not controlling, controlled by or under common control with the Administrator and
(c) having an established place of business in London.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

General

         The following information supplements the summary set forth in the prospectus of the material terms of the Sale and Servicing Agreement, pursuant to which the Eligible Lender Trustee on behalf of the Trust will purchase, the Servicer will service (or will cause the Sub-Servicers to service) and the Administrator will perform certain administrative functions with respect to the Financed Student Loans; the Administration Agreement, dated _____ __, ____ among the Administrator, the Trust and the Indenture Trustee (the "Administration Agreement"), pursuant to which the Administrator will undertake certain other administrative duties with respect to the Trust and the Financed Student Loans; and the Trust Agreement, pursuant to which the Trust will be created and the Certificates will be issued (collectively, the "Transfer and Servicing Agreements"). However, the summary does not purport to be complete and is qualified in its entirety by reference to the provisions of such Transfer and Servicing Agreements.

Sale of Financed Student Loans; Representations and Warranties

         On or prior to the Closing Date, the Seller will sell and assign to the Eligible Lender Trustee on behalf of the Trust, without recourse, its entire interest in the Initial Financed Student Loans, all collections received and to be received with respect thereto for the period on and after _______ __, ____ and all the Assigned Rights pursuant to the Sale and Servicing Agreement. Each Initial Financed Student Loan will be identified in schedules appearing as an exhibit to the Sale and Servicing Agreement. The Eligible Lender Trustee will, concurrently with such sale and assignment, execute, authenticate and deliver the Notes. The net proceeds received from the sale of the Notes and the Certificates will be applied to the purchase of the Financed Student Loans and the Assigned Rights and to the deposit of the Pre-Funded Amount in the Pre-Funding Account and the Reserve Account Initial Deposit to the Reserve Account. [See "--Additional Fundings" below for a description of the application of funds on deposit in the Pre-Funding Account during the Funding Period.]

         In the Sale and Servicing Agreement, the Seller will make certain representations and warranties with respect to the Financed Student Loans to the Trust for the benefit of the Certificateholders and the Noteholders and will have certain cure, repurchase and reimbursement obligations with respect to any breaches. See "Description of the Transfer and Servicing Agreements" in the prospectus.

         The "Purchase Price" of any Financed Student Loan will be (1) in the case of Initial Financed Student Loans, an amount equal to _______ of the aggregate principal balance of such Initial Financed student Loan as of the Statistical Cutoff Date, (2) in the case of Subsequent Pool Student Loans, an amount equal to _______ of the aggregate principal balance thereof as of the related Subsequent Cutoff Date and (3) in the case of Other Subsequent Student Loans, an amount equal to ________ of the aggregate principal balance thereof as of its Subsequent Cutoff Date. For purposes of the foregoing calculations, the aggregate principal balance of each Financed Student Loan includes accrued interest thereon from the date of origination to, with respect to each Initial Financed Student Loan, the Statistical Cutoff Date, [and to, with respect to each Additional Student Loan, the related Subsequent Cutoff Date, in each case] expected to be capitalized upon entry into repayment.

         To assure uniform quality in servicing and to reduce administrative costs, each Sub-Servicer will be appointed custodian of the promissory notes representing the Financed Student Loans which such Sub-Servicer is servicing on behalf of the Servicer and with respect to the Trust. The Seller's, the Servicer's and the each Sub-Servicers' accounting and other records will reflect the sale and assignment of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Trust, and Uniform Commercial Code financing statements reflecting such sale and assignment will be filed.

Accounts

         The Administrator will establish and maintain four separate segregated accounts as follows: the "Collection Account", the "Pre-Funding Account", the "Escrow Account" and the "Reserve Account." Each such account will be established in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders.

         Funds in the Collection Account, the Pre-Funding Account, the Escrow Account and the Reserve Account (collectively, the "Trust Accounts") will be invested as provided in the Sale and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to short-term U.S. government backed securities, certain highly rated commercial paper and money market funds and other investments acceptable to the Rating Agencies as being consistent with the rating of the Notes. Subject to certain conditions, Eligible Investments may include securities or other obligations issued by the Seller or its affiliates, or trusts originated by the Seller or its affiliates, or shares of investment companies for which the Seller or its affiliates may serve as the investment advisor. Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the next Distribution Date. Investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be deposited in the Collection Account on each Distribution Date and will be treated as collections of interest on the Financed Student Loans.

         The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. Any such accounts may be maintained with the Seller or any of its affiliates, if such accounts meet the requirements described in clause (a) of the preceding sentence. "Eligible Institution" means a depository institution (which may be, without limitation, the Seller or an affiliate thereof, the Eligible Lender Trustee, or an affiliate thereof, or the Indenture Trustee or an affiliate thereof) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) which has a long-term unsecured debt rating and/or a short-term unsecured debt rating acceptable to the two nationally recognized rating agencies rating the Securities and the deposits of which are insured by the Federal Deposit Insurance Corporation ("FDIC").

[Additional Fundings]

         [The Trust may make expenditures (each, an "Additional Funding") from the Pre-Funding Account and the Escrow Account on Transfer Dates during the Funding Period, in each case consisting of amounts paid to the Seller to acquire Additional Student Loans as of the applicable Subsequent Cutoff Dates, to pay capitalized interest on the Financed Student Loans and to pay Fee Advances as provided in the Sale and Servicing Agreement.]

         [On the Closing Date, the Seller will deposit $__________ (the "Initial Pre-Funded Amount") into the Pre-Funding Account from the proceeds of the sale of the Securities. For administrative convenience, a portion of the Initial Pre-Funded Amount equal to $__________ (the "Subsequent Pool Pre-Funded Amount") will be allocated to an administrative subaccount of the Pre-Funding Account (the "Subsequent Pool Pre-Funding Subaccount"). The remaining portion of the Initial Pre-Funded Amount equal to $__________ (the "Other Additional Pre-Funded Amount") will be allocated to an administrative subaccount of the Pre-Funding Account (the "Other Additional Pre-Funding Subaccount"). The Subsequent Pool Pre-Funded Amount may only be used by the Trust on or prior to the Special Determination Date to purchase from the Seller Subsequent Pool Student Loans. The Subsequent Pool Pre-Funded Amount will be reduced on each date Subsequent Pool Student Loans are transferred to the Trust by the aggregate Purchase Price of such Subsequent Pool Student Loans transferred on such date.]

         [The Trust intends to use funds on deposit in the Subsequent Pool Pre-Funding Subaccount on or prior to the Special Determination Date to acquire the Subsequent Pool Student Loans. In the event that the Subsequent Pool Pre-Funded Amount is insufficient to pay the Purchase Price of the Subsequent Pool Student Loans, then the amount of such deficiency may be withdrawn from the Other Additional Pre-Funding Subaccount.]

         [Pursuant to the Sale and Servicing Agreement, the Seller is obligated to sell, and the Eligible Lender Trustee on behalf of the Trust is obligated to purchase during the Funding Period, Other Subsequent Student Loans having an aggregate principal balance (net of the aggregate principal balance of the Financed Student Loans repaid by any Other Subsequent Student Loans that are Consolidation Loans) of not less than $__________ (less the amount thereof, if any, used by the Trust to fund shortfalls in the payment of interest on the Securities as described in this prospectus supplement) to the extent that such Other Subsequent Student Loans are available. Funds on deposit in the Other Additional Pre-Funding Subaccount will be used from time to time during the Funding Period, subject to certain limitations described below, together with any amounts on deposit in the Escrow Account, to purchase from the Seller, for an amount equal to ___% of the aggregate principal balance thereof plus accrued interest (to the extent capitalized or to be capitalized), Other Subsequent Student Loans made by the Seller to those eligible borrowers who have Student Loans that are part of the pool of Initial Financed Student Loans as of the Statistical Cutoff Date or Subsequent Pool Student Loans as of the related Subsequent Cutoff Date, to pay capitalized interest on any Financed Student Loan and to pay Fee Advances. See "The Student Loan Financing Business--Description of Federal Loans Under the Programs--Federal Consolidation Loans" and "--Description of Private Loans Under the Programs--Private Consolidation Loans" in the prospectus.]

         [The Seller expects that the total amount of Additional Fundings from the Pre-Funding Account will approximate 100% of the Initial Pre-Funded Amount by the last day of the Collection Period preceding the _______ ____ Distribution Date; however, there can be no assurance that a sufficient amount of Additional Fundings will be made during such time. If, on the Special Determination Date, the Subsequent Pool Pre-Funded Amount has not been reduced to zero, then such amounts will be distributed to Securityholders as described in "Description of the Securities--The Notes--Mandatory Redemption" in this prospectus supplement. If the Pre-Funded Amount has not been reduced to zero by the end of the Funding Period, any amounts remaining in the Pre-Funding Account will be deposited into the Collection Account for distribution on the immediately following Distribution Date. Such reduction in the Pre-Funded Amount will result in a corresponding increase in the amount of principal distributable to the Securities on such Distribution Date.]

         [The Other Additional Pre-Funded Amount will also be available on each Monthly Servicing Payment Date to cover any shortfalls in payments of the Servicing Fee and on each Distribution Date to cover any shortfalls in payments of the Servicing Fee, the Administration Fee, interest amounts payable in respect of the Notes and the Certificates (other than the Noteholders' Interest Index Carryover and the Certificateholders' Interest Index Carryover) for such Distribution Date for which funds otherwise available therefor on such Distribution Date are insufficient to make such distributions and after giving effect to the application of funds on deposit in the Reserve Account to cover such shortfalls; provided, however, that the Other Additional Pre-Funded Amount will only be available to cover shortfalls in interest payments on the Certificates to the extent that the Note Collateralization Amount (after giving effect to such reductions in the Other Additional Pre-Funded Amount) would not be less than the outstanding principal balance of the Notes. Amounts withdrawn from the Pre-Funding Account for the purposes described in this paragraph will not be replenished with future available funds.]

         [In addition to the conditions set forth under "The Financed Student Loan Pool--General" in this prospectus supplement, the obligation to purchase any Additional Student Loan (including a Subsequent Pool Student Loan) by the Eligible Lender Trustee on behalf of the Trust is subject to the following conditions, among others:

          (a) such Additional Student Loan must satisfy all applicable origination requirements and all other requirements specified in the Sale and Servicing Agreement or related agreements;

          (b) the Seller will not select such Additional Student Loan in a manner that it believes is adverse to the interests of the Securityholders; and

          (c) the Seller will deliver certain opinions of counsel to the Indenture Trustee and the Rating Agencies with respect to the validity of the conveyance of such Additional Student Loan.]

         [In addition: (a) no Consolidation Loan will be transferred to the Trust unless at least one underlying Student Loan was held by the Eligible Lender Trustee on behalf of the Trust at the time of consolidation and (b) no Serial Loan will be transferred to the Trust unless the borrower of such loan is the borrower for one or more Financed Student Loans already owned by the Trust.]

         [On the fifteenth day (or, if such day is not a business day, the next succeeding business day) of each month or on certain other dates designated by the Seller during the Funding Period and during the period which begins following the end of the Funding Period and ends on the Loan Purchase Termination Date (each, a "Transfer Date"), the Seller will sell and assign, without recourse, to the Eligible Lender Trustee on behalf of the Trust, its entire interest in the Other Subsequent Student Loans, made or, with respect to Subsequent Pool Student Loans, owned during the period preceding the applicable Transfer Date, in each case as of the date specified in the applicable Transfer Agreement to be delivered on such Transfer Date (each, a "Subsequent Cutoff Date"). Subject to the satisfaction of the foregoing conditions, the Seller will convey the Additional Student Loans to the Eligible Lender Trustee on behalf of the Trust on each such Transfer Date pursuant to the Sale and Servicing Agreement and the applicable Transfer Agreement (a "Transfer Agreement") executed by the Seller, the applicable Servicer, the Eligible Lender Trustee and the Administrator on such Transfer Date. Each such Transfer Agreement will include as an exhibit a schedule identifying each Additional Student Loan transferred on such Transfer Date. Upon such conveyance of Additional Student Loans to the Eligible Lender Trustee on behalf of the Trust, the Pool Balance will increase in an amount equal to the aggregate principal balances of such Additional Student Loans (less any existing Financed Student Loans being repaid pursuant to any Consolidation Loans included within such Additional Student Loans) and an amount equal to the Purchase Price of such Additional Student Loans will be withdrawn first from the Escrow Account to the extent amounts are available therein and then with respect to Subsequent Pool Student Loans and Other Subsequent Student Loans, during the Funding Period, from the Pre-Funding Account.]

         [With respect to any Consolidation Loan to be made by the Seller to a given borrower, the Eligible Lender Trustee on behalf of the Trust will convey to the Seller all Underlying Federal Loans and Underlying Private Loans, as applicable (each as defined under "The Student Loan Financing Business" in the prospectus, the "Underlying Federal Loans" and the "Underlying Private Loans," respectively), held by it with respect to that borrower, as specified in a notice delivered by or on behalf of the Seller. In exchange for and simultaneously with such conveyance, the Seller will deposit into the Escrow Account an amount of cash equal to the principal balances of all such Underlying Federal Loans and Underlying Private Loans, plus accrued interest thereon to the date of such conveyance. Each purchase of a Serial Loan will be funded by means of a transfer from the Pre-Funding Account of an amount equal to the Purchase Price of such Serial Loan.]

         [For purposes of the foregoing, the following terms have the respective meanings set forth below:

         "Additional Student Loans" means collectively the Subsequent Pool Student Loans, the Other Subsequent Student Loans and Fee Advances.

         The "Funding Period" means the period from the Closing Date until the first to occur of:

               (1) an Event of Default occurring under the Indenture, a Servicer Default occurring under the Sale and Servicing Agreement or an Administrator Default occurring under the Sale and Servicing Agreement or the Administration Agreement;

               (2) certain events of insolvency with respect to the Seller;

               (3) the date on which the amounts on deposit in the Pre-Funding Account would be reduced to zero after giving effect to purchases of Other Subsequent Student Loans on such date; or

               (4) the last day of the Collection Period preceding the _______ Distribution Date.

         "Other Subsequent Student Loans" means (x) Consolidation Loans and Serial Loans made to a borrower which is also a borrower under at least one outstanding Financed Student Loan which the Trust is obligated to purchase from the Seller during the Funding Period with funds on deposit in the Escrow Account and funds on deposit in the Pre-Funding Account and allocated to the Other Additional Pre-Funding Subaccount, and (y) primarily Financed Federal Loans or Guaranteed Private Loans that the Trust is obligated to purchase from the Seller until 90 days after the Closing Date with funds on deposit in the Pre-Funding Account and allocated to the Other Additional Pre-Funding Subaccount.

         "Serial Loans" constitute Student Loans which are made to a borrower who is also a borrower under at least one outstanding Initial Financed Student Loan or Subsequent Pool Student Loan.

         "Subsequent Pool Student Loans" means the Student Loans included in the Subsequent Pool.

         "Subsequent Pool" means the pool of Student Loans currently owned by the Seller and having, as of the Statistical Cutoff Date, the characteristics described in this prospectus supplement under "The Financed Student Loan Pool," to be purchased from funds on deposit in the Subsequent Pool Pre-Funding Subaccount.]

Servicing Procedures

         Pursuant to the Sale and Servicing Agreement, the Servicer has agreed to service and perform all other related tasks (or to cause the Sub-Servicers to service and perform all other related tasks) with respect to the Financed Student Loans acquired from time to time. So long as no claim is being made against a Guarantor for any Financed Student Loan, the Servicer (or a Sub-Servicer on its behalf) will hold, as custodian on behalf of the Trust, the notes evidencing, and other documents relating to, that Financed Student Loan. The Servicer is required pursuant to the Sale and Servicing Agreement (or shall cause a Sub-Servicer) to perform all services and duties customary to the servicing of Student Loans (including all collection practices) with reasonable care, and in compliance with all standards and procedures provided for in the Higher Education Act, the Guarantee Agreements and all other applicable federal and state laws.

         Without limiting the foregoing, the responsibilities of the Servicer under the Sale and Servicing Agreement (or of a Sub-Servicer pursuant to a Sub-Servicing Agreement) include, but are not limited to, the following: collecting and depositing into the Collection Account (or, in the event that daily deposits into the Collection Account are not required, paying to the Administrator) all payments with respect to the Financed Student Loans the Servicer (or a Sub-Servicer) is servicing, including claiming and obtaining any Guarantee Payments (subject to the Maximum ________ Payments Amount) with respect thereto but excluding such tasks with respect to Interest Subsidy Payments and Special Allowance Payments (as to which the Administrator and the Eligible Lender Trustee have agreed to perform, see "--Administrator" below), responding to inquiries from borrowers on such Financed Student Loans, investigating delinquencies and sending out statements, payment coupons and tax reporting information to borrowers. In addition, the Servicer will (or will cause each Sub-Servicer to) keep ongoing records with respect to such Financed Student Loans and collections thereon and will furnish periodic statements to the Administrator with respect to such information, in accordance with the Servicer's (or such Sub-Servicer's) customary practices with respect to the Seller and as otherwise required in the Sale and Servicing Agreement. Without being released from its obligations under the Sale and the Servicing Agreement, the Servicer may cause the Sub-Servicers to perform some or all of its duties listed above on its behalf pursuant to the Sub-Servicing Agreements, and in the event that any such duties require consents, approvals or licenses under the Higher Education Act or otherwise, the Servicer shall appoint one or more Sub-Servicer that possesses such consents, approvals and licenses to act on its behalf; provided, however, that the Servicer shall remain responsible for the failure of any Sub-Servicer to perform these activities. In its capacity as a Sub-Servicer, ________ will from time to time be required on behalf of the Trust to file claims against, and pursue the receipt of Guarantee Payments from, itself as a Federal Guarantor.

Payments on Financed Student Loans

         Except as provided below, the Servicer or a Sub-Servicer, as applicable, will deposit all payments on Financed Student Loans (from whatever source), and all proceeds of Financed Student Loans collected by it during each Collection Period into the Collection Account within two business days of receipt thereof. Except as provided below, the Eligible Lender Trustee will deposit all Interest Subsidy Payments and all Special Allowance Payments with respect to the Financed Student Loans received by it during each Collection Period into the Collection Account within two business days of receipt thereof.

         However, in the event that __________ satisfies certain requirements for quarterly remittances and the rating agencies affirm their ratings of the Notes and the Certificates at the initial level, then so long as ___________ is the Administrator and provided that (x) there exists no Administrator Default (as described below) and (y) each other condition to making quarterly deposits as may be specified by the rating agencies is satisfied, the Servicer, each Sub-Servicer and the Eligible Lender Trustee will pay all the amounts referred to in the preceding paragraph that would otherwise be deposited into the Collection Account to the Administrator, and the Administrator will not be required to deposit such amounts into the Collection Account until on or before the business day immediately preceding each Monthly Servicing Payment Date (to the extent of the Servicing Fee payable on such date) and on or before the business day immediately preceding each Distribution Date (to the extent of the remainder of such amounts). In such event, the Administrator will deposit the aggregate Purchase Amount of Financed Student Loans repurchased by the Seller and purchased by the Servicer into the Collection Account on or before the business day preceding each Distribution Date. Pending deposit into the Collection Account, collections may be invested by the Administrator at its own risk and for its own benefit, and will not be segregated from funds of the Administrator.

Servicer Covenants

         In the Sale and Servicing Agreement, the Servicer covenants that:

(a) it will or will cause each Sub-Servicer to duly satisfy all obligations on its part to be fulfilled under or in connection with the Financed Student Loans the Servicer or a Sub-Servicer is servicing, maintain in effect all qualifications required in order to service such Financed Student Loans and comply in all material respects with all requirements of law in connection with servicing such Financed Student Loans, the failure to comply with which would have a materially adverse effect on the Certificateholders or the Noteholders;

(b) it will not permit nor permit a Sub-Servicer to permit any rescission or cancellation of a Financed Student Loan the Servicer or a Sub-Servicer is servicing except as ordered by a court of competent jurisdiction or other government authority or as otherwise consented to by the Eligible Lender Trustee and the Indenture Trustee;

(c) it will do nothing nor permit a Sub-Servicer to impair the rights of the Certificateholders and the Noteholders in such Financed Student Loans; and

(d) it will not nor permit a Sub-Servicer to reschedule, revise, defer or otherwise compromise with respect to payments due on any such Financed Student Loan except pursuant to any applicable deferral or forbearance periods or otherwise in accordance with its guidelines for servicing student loans in general and those of the Seller in particular and any applicable Programs requirements.

         Under the terms of the Sale and Servicing Agreement, if the Seller or the Servicer discovers, or receives written notice, that any covenant of the Servicer (or covenants made by the Servicer relating to either of the Sub-Servicers), set forth above has not been complied with by the Servicer (or a Sub-Servicer) in all material respects and such noncompliance has not been cured within 60 days thereafter and has a materially adverse effect on the interest of the Certificateholders or the Noteholders in any Financed Student Loan (it being understood that in the case of any Financed Federal Loan any such breach that does not affect any Guarantor's obligation to guarantee or insure payment of such Financed Student Loan will not be considered to have such a material adverse effect), unless such breach is cured, the Servicer will purchase such Financed Student Loan as of the first day following the end of such 60-day period that is the last day of a Collection Period. In that event, the Servicer will be obligated to deposit into the Collection Account an amount equal to the Purchase Amount of such Financed Student Loan and the Trust's interest in any such purchased Financed Student Loan will be automatically assigned to the Servicer. In addition, the Servicer will reimburse the Trust with respect to any Financed Federal Loan for any accrued interest amounts that a Federal Guarantor refuses to pay pursuant to its Guarantee Agreement due to, or for any Interest Subsidy Payments and Special Allowance Payments that are lost or that must be repaid to the Department as a result of, a breach of any such covenant of the Servicer.

Incentive Programs

         Certain incentive programs currently or hereafter made available by the Seller to borrowers may also be made available by the Servicer or a Sub-Servicer to borrowers with Financed Student Loans. As of _________, ____, the Seller offers ____ incentive programs to certain Financed Student Loan borrowers. Any such incentive program not in existence as of _________, ____, that effectively reduces borrower payments on Financed Student Loans and, with respect to Financed Federal Loans, is not required by the Higher Education Act will be applicable to the Financed Student Loans only if and to the extent that the Servicer or a Sub-Servicer receives payment on behalf of the Trust from the Seller in an amount sufficient to offset such effective yield reductions. See "The Student Loan Financing Business -- Incentive Programs" in the prospectus.

Servicing Compensation

         The Servicer will be entitled to receive, subject to the limitations set forth in the following paragraph, the Servicing Fee monthly in an amount equal to the Servicing Fee Percentage of the Pool Balance as of the last day of the immediately preceding calendar month and certain one-time fixed fees for each Financed Student Loan for which a forbearance period was granted or renewed or for which a guarantee claim was filed, in each case subject to adjustment, together with other administrative fees, late fees and similar charges, as compensation for performing the functions as Servicer for the Trust described above. The Servicing Fee Percentage may be subject to reasonable increase agreed to by the Administrator, the Eligible Lender Trustee and the Servicer to the extent that a demonstrable and significant increase occurs in the costs incurred by the Servicer in providing the services to be provided under the Sale and Servicing Agreement, whether due to changes in applicable governmental regulations, guarantor program requirements or regulations, United States Postal Service postal rates or some other identifiable cost increasing event with respect to the Servicer or a Sub-Servicer. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be payable on each Monthly Servicing Payment Date and will be paid solely out of Available Funds and amounts on deposit in the Reserve Account on such Monthly Servicing Payment Date. In return for receiving the Servicing Fee, the Sub-Servicers will be paid solely by the Servicer, pursuant to the Sub-Servicing Agreements.

         Notwithstanding the foregoing, in the event that the aggregate fees payable to the Servicer as defined above for any Monthly Servicing Payment Date would exceed 0.50% per annum of the Pool Balance as of the last day of the preceding calendar month (other than any deconversion fees) (the "Capped Amount"), then the "Servicing Fee" for such Monthly Servicing Payment Date will instead be the Capped Amount for such date plus any deconversion fees referred to below. The remaining amount in excess of such Servicing Fee, together with any such excess amounts from prior Monthly Servicing Payment Dates that remain unpaid (the aggregate amounts being the "Excess Servicing Fee"), will be payable to the Servicer on each succeeding Distribution Date out of Available Funds after payment on such Distribution Date of the amounts set forth in "Description of the Transfer and Servicing Agreements--Distributions" in this prospectus supplement. The Servicer will only be entitled to receive the Excess Servicing Fee if and to the extent that Available Funds exist to make such payments after making all prior distributions and deposits.

         The Servicing Fee and the Excess Servicing Fee will compensate the Servicer for performing (or for arranging the performance by the Sub-Servicers of) the functions of a third party servicer of student loans as agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of borrowers on the Financed Student Loans, investigating delinquencies, pursuing, filing and collecting any Guarantee Payments, accounting for collections and furnishing monthly and annual statements to the Administrator. The Servicing Fee and the Excess Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Financed Student Loans.

         In the event of (x) any sale of the Financed Student Loans on behalf of the Trust to any person (other than the Seller, the Administrator, the Servicer, ______ or ______) in which the purchaser elects to deconvert the Financed Student Loans and not retain ______ or ______, as the case may be, as the servicer of such Financed Student Loans or (y) any termination by the Servicer of ______ or ______, as the case may be, as a Sub-Servicer of the Financed Student Loans, except for any termination for cause or as a result of any Sub-Servicer default by ______ or ______, as the case may be, the Trust shall pay to the Servicer, but only in the event that the Servicer is also obligated to pay to ______ or ______, as the case may be, as a part of the Servicing Fee (not subject to the Capped Amount) a deconversion fee, per loan, based on the status of the loan at the time of deconversion.

Distributions

         Deposits To Collection Account. On or about the third business day prior to each Distribution Date (the "Determination Date"), the Administrator will provide the Indenture Trustee with certain information with respect to the distributions to be made on such Distribution Date.

         On or before the business day preceding each Monthly Servicing Payment Date that is not a Distribution Date, the Administrator will cause (or will cause the Servicer and the Eligible Lender Trustee to cause) (x) any Guaranteed Payments made by _______ in excess of the Maximum _______ Payments Amount and
(y) a portion of the amount of the Available Funds equal to the Servicing Fee, payable on such date to be deposited into the Collection Account for payment to the Seller in the case of such excess Guarantee Payments and to the Servicer in the case of the Servicing Fee. On or before the business day prior to each Distribution Date, the Administrator will cause (or will cause the Servicer and the Eligible Lender Trustee to cause) the amount of Available Funds to be deposited into the Collection Account.

         For purposes hereof, the term "Available Funds" means, with respect to a Distribution Date or any Monthly Servicing Payment Date, the sum of the following amounts received with respect to the related Collection Period (or, in the case of a Monthly Servicing Payment Date, the applicable portion thereof) to the extent not previously distributed:

(1) all collections received by Servicer (or the Sub-Servicers) on the Financed Student Loans (including any Guarantee Payments (subject to the Maximum ________ Payments Amount) received with respect to such Financed Student Loans) but net of (x) any Federal Origination Fee and Federal Consolidation Loan Rebate payable to the Department on Federal Consolidation Loans disbursed after October 1, 1993, (y) any applicable administrative fees, late fees or similar fees received from a borrower, and (z) any collections in respect of principal on the Financed Student Loans applied by the Trust to repurchase guaranteed loans from the Guarantors in accordance with the Guarantee Agreements;

(2) any Interest Subsidy Payments and Special Allowance Payments received by the Eligible Lender Trustee during the then elapsed portion of such Collection Period with respect to the Financed Federal Loans;

(3) all proceeds of the Financed Student Loans which were liquidated ("Liquidated Student Loans") during the then elapsed portion of such Collection Period in accordance with the Servicer's (or the Sub-Servicers') respective customary servicing procedures, net of expenses incurred by the Servicer (or the Sub-Servicers) in connection with such liquidation and any amounts required by law to be remitted to the borrower on such Liquidated Student Loans ("Liquidation Proceeds"), and all recoveries in respect of Liquidated Student Loans which were written off in prior Collection Periods or prior months of such Collection Period;

(4) the aggregate Purchase Amounts received for those Financed Student Loans repurchased by the Seller or purchased by the Servicer under an obligation which arose during the elapsed portion of such Collection Period;

(5) the aggregate amounts, if any, received from the Seller or the Servicer (or a Sub-Servicer), as the case may be, as reimbursement of non-guaranteed interest amounts, or lost Interest Subsidy Payments and Special Allowance Payments;

(6) amounts deposited by the Seller into the Collection Account in connection with the making of Consolidation Loans;

(7) with respect to the first Distribution Date, the initial deposit into the Collection Account;

(8) Investment Earnings for such Distribution Date;

(9) amounts withdrawn from the Reserve Account in excess of the Specified Reserve Account Balance and deposited into the Collection Account;

(10) amounts withdrawn from the Escrow Account and deposited into the Collection Account; and

(11) with respect to the Distribution Date on or immediately after the end of the Funding Period, the amount transferred from the Pre-Funding Account to the Collection Account;

         Available Funds will exclude all payments and proceeds (including Liquidation Proceeds) of any Financed Student Loans, the Purchase Amount of which has been included in Available Funds for a prior Distribution Date. If on any Distribution Date there would not be sufficient funds, after application of Available Funds amounts available from the Reserve Account and the Pre-Funding Account (x) to pay any of the items specified in clauses (1) through (3), respectively, under "--Distributions from the Collection Account" below, for such Distribution Date and (y) if the principal balance of the Notes (after giving effect to any distributions thereon on such Distribution Date) is less than or equal to the Note Collateralization Amount, to pay the Certificateholders' Interest Distribution Amount for such Distribution Date, then Available Funds for such Distribution Date will include, in addition to the Available Funds on deposit in the Collection Account on the Determination Date relating to such Distribution Date which would have constituted Available Funds for the Distribution Date succeeding such Distribution Date up to the amount necessary to pay, in the case of clause (x) above such items specified in clauses (1) through (3) respectively and in the case of clause (y) above the Certificateholders' Interest Distribution Amount and the Available Funds for such succeeding Distribution Date will be adjusted accordingly.

         Distributions From The Collection Account. On each Monthly Servicing Payment Date that is not a Distribution Date, the Administrator will instruct the Indenture Trustee to pay to (a) the Seller, any amounts on deposit in the Collection Account which consist of Guarantee Payments made by ________ in excess of the Maximum ________ Payments Amount and (b) the Servicer, the Servicing Fee due with respect to the period from and including the preceding Monthly Servicing Payment Date from amounts on deposit in the Collection Account.

         On each Distribution Date, the Administrator will instruct the Indenture Trustee to make the following deposits and distributions, in the amounts and in the order of priority specified below, to the extent of Available Funds for the related Collection Period:

(1) to the Seller, any amounts on deposit in the Collection Account which consist of Guarantee Payments made by _______ in excess of the Maximum _______ Payments Amount;

(2) to the Servicer, the Servicing Fee due on such Distribution Date and all prior unpaid Servicing Fees;

(3) to the Administrator, the Administration Fee and all unpaid Administration Fees from prior Collection Periods;

(4) to the holders of the Notes, the Noteholders' Interest Distribution Amount;

(5) to the holders of the Certificates, the Certificateholders' Interest Distribution Amount;

(6) to the Reserve Account, an amount, up to the amount, if any, necessary to reinstate the balance of the Reserve Account to the Specified Reserve Account Balance;

(7) to the holders of the Notes, the Noteholders' Principal Distribution Amount;

(8) on each Distribution Date on and after which the Notes have been paid in full, to the holders of the Certificates, the Certificateholders' Principal Distribution Amount;

(9) to the Servicer, the aggregate unpaid amount, if any, of the Excess Servicing Fee;

(10) to the holders of the Notes on a pro rata basis, based on the amount of the Noteholders' Interest Index Carryover owing on each class of Notes, the aggregate unpaid amount of the Noteholders' Interest Index Carryover, if any;

(11) to the holders of the Certificates, the aggregate unpaid amount of the Certificateholders' Interest Index Carryover, if any; and

(12) to the Seller, any remaining amounts after application of clauses (1) through (11).

         Additionally, if on any Distribution Date the outstanding principal balance of the Notes (after giving effect to distributions on such Distribution
Date) is in excess of the Note Collateralization Amount, the principal will be payable to the Noteholders in the amount of the Noteholders' Priority Principal Distribution Amount to the extent of funds available before any amounts are payable to the holders of the Certificates.

         Upon any distribution to the Seller of any amounts included as Available Funds, neither the Noteholders nor the Certificateholders will have any rights in, or claims to, such amounts.

         For purposes hereof, the following terms have the following meanings:

         "Certificate Balance" equals $__________ as of the Closing Date and thereafter, equals the initial Certificate Balance, reduced by all amounts allocable to principal subsequently distributed to the Certificateholders.

         "Certificateholders' Distribution Amount" means, with respect to any Distribution Date, the Certificateholders' Interest Distribution Amount for such Distribution Date plus, for each Distribution Date on and after which the Notes have been paid in full, the Certificateholders' Principal Distribution Amount for such Distribution Date.

         "Certificateholders' Interest Carryover Shortfall" means with respect to any Distribution Date, the excess of (x) the sum of the Certificateholders' Interest Distribution Amount on the preceding Distribution Date over (y) the amount of interest actually distributed to the holders of the Certificates on such preceding Distribution Date, plus interest on the amount of such excess interest due to the holders of the Certificates, to the extent permitted by law, at the Certificate Rate from such preceding Distribution Date to the current Distribution Date.

         "Certificateholders' Interest Distribution Amount" means with respect to any Distribution Date, the sum of (a) the amount of interest accrued at the Certificate Rate for the related Interest Period on the outstanding Certificate Balance on the immediately preceding Distribution Date, after giving effect to all distributions of principal to holders of the Certificates on such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date) and (b) the Certificateholders' Interest Carryover Shortfall for such Distribution Date; provided, that the Certificateholders' Interest Distribution Amount will not include any Certificateholders' Interest Index Carryover.

         "Certificateholders' Principal Distribution Amount" means on each Distribution Date on and after which the principal balance of the Notes has been paid in full, the Principal Distribution Amount for such Distribution Date (or, in the case of the Distribution Date on which the principal balance of the Notes is paid in full, any remaining Principal Distribution Amount not otherwise distributed to the holders of the Notes on such Distribution Date); provided that the Certificateholders' Principal Distribution Amount will in no event exceed the Certificate Balance. In addition, on the Final Maturity Date for the Certificates, the principal required to be distributed to the holders of the Certificates will include the amount required to reduce the outstanding Certificate Balance to zero.

         "Maximum ________ Payments Amount" means _% of the Initial Pool
Balance.

         "Monthly Servicing Payment Date" means the _th day of each month (or if such day is not a Business Day, the next succeeding Business Day).

         "Net Government Receivable" means, with respect to any Distribution Date, the sum of the amount of Interest Subsidy Payments and Special Allowance Payments due from the Department less the amount owed to the Department for Federal Origination Fee and Federal Consolidation Loan Rebate as of the end of the related Collection Period.

         "Note Collateralization Amount" means, with respect to any Distribution Date, the sum of

(a) the Pool Balance as of the end of the related Collection Period;

(b) the Pre-Funded Amount, as of the end of the related Collection Period;

(c) the amount on deposit in the Reserve Account after giving effect to distributions on such Distribution Date; and

(d) the Net Government Receivable.

         "Noteholders' Distribution Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Interest Distribution Amount and the Noteholders' Principal Distribution Amount for such Distribution Date.

         "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of (x) the sum of the Noteholders' Interest Distribution Amount on the preceding Distribution Date over (y) the amount of interest actually distributed to the holders of the Notes on such preceding Distribution Date, plus interest on the amount of such excess interest due to the holders of the Notes, to the extent permitted by law, at the weighted average of the Note Interest Rates from such preceding Distribution Date to the current Distribution Date.

         "Noteholders' Interest Distribution Amount" means, with respect to any Distribution Date, the sum of (a) the aggregate amount of interest accrued at the respective Note Interest Rate for the related Interest Period on the outstanding principal balance of each class of the Notes on the immediately preceding Distribution Date after giving effect to all principal distributions to Noteholders on such date (or, in the case of the first Distribution Date, on the Closing Date) and (b) the Noteholders' Interest Carryover Shortfall for such Distribution Date; provided, that the Noteholders' Interest Distribution Amount will not include any Noteholders' Interest Index Carryover.

         "Noteholders' Principal Distribution Amount" means, with respect to any Distribution Date, the Principal Distribution Amount for such Distribution Date; provided, however, that the Noteholders' Principal Distribution Amount will not exceed the outstanding principal balance of the Notes. In addition, (a) on the Final Maturity Date for each class of Notes, the principal required to be distributed to the class of Notes will include the amount required to reduce the outstanding principal balance of such class of Notes to zero, and (b) on the related Distribution Date following a sale of the Financed Student Loans in the manner described under "--Termination" below, the principal required to be distributed to the holders of Class A-2 Notes will include the amount required to reduce the outstanding principal balance of such Class A-2 Notes to zero. In the event that the outstanding balance of the Notes is in excess of the Note Collateralization Amount, the Noteholders' Principal Distribution Amount for the Notes will be reduced by the amount of any Noteholders' Priority Principal Distribution Amount.

         "Noteholders' Priority Principal Distribution Amount" means, with respect to any Distribution Date, the excess of (x) the aggregate outstanding principal balance of such Notes (after giving effect to any distributions on such Distribution Date) over (y) the Note Collateralization Amount.

         "Pool Balance" means, at any time, the aggregate principal balance of the Financed Student Loans at the end of the preceding Collection Period (including accrued interest thereon for such Collection Period to the extent such interest will be capitalized upon commencement of repayment), after giving effect to the following without duplication:

o all payments received by the Trust related to the Financed Student Loans during such Collection Period from or on behalf of borrowers, Guarantors (except with respect to any guarantee payments made by _______ in excess of the Maximum ______ Payments Amount) and, with respect to certain payments on certain Financed Federal Loans, the Department (collectively, "Obligors"),

o all Purchase Amounts received by the Trust related to the Financed Student Loans for such Collection Period from the Seller, the Servicer or the Sub-Servicers,

o    all Additional Fundings made from the Pre-Funding Account, and

o all losses realized on Financed Student Loans liquidated during such Collection Period.

         "Principal Distribution Amount" means, with respect to any Distribution Date, the amount by which the sum of the outstanding principal balance of the Notes and the Certificate Balance exceeds the Specified Collateral Balance for such Distribution Date.

         "Specified Collateral Balance" means, with respect to any Distribution Date, the sum of (a) the Pool Balance as of the last day of the related Collection Period plus (b) the Pre-Funded Amount as of the last day of the related Collection Period for such Distribution Date. In the event that the Financed Student Loans are not sold pursuant to the auction process described under "--Termination" below, with respect to any Distribution Date occurring on or after the _________ ______ Distribution Date, the Specified Collateral Balance will be zero.

Credit Enhancement

         Reserve Account. Pursuant to the Sale and Servicing Agreement, the Reserve Account will be created with an initial deposit by the Depositor on the Closing Date of cash or Eligible Investments in an amount equal to $__________ (the "Reserve Account Initial Deposit"). On the Closing Date, the Reserve Account Initial Deposit will equal the Specified Reserve Account Balance as of the Closing Date. The amounts on deposit in the Reserve Account to the extent used will be replenished up to the Specified Reserve Account Balance on each Distribution Date by deposit therein of the amount, if any, necessary to reinstate the balance of the Reserve Account to the Specified Reserve Account Balance from the amount of Available Funds remaining after payment of the prior amounts set forth under "--Distributions" above, all for such Distribution Date.

         "Specified Reserve Account Balance" means, with respect to any Distribution Date will be equal to the greater of (x) ____% of the aggregate outstanding principal amount of the Notes and the Certificate Balance on such Distribution Date before giving effect to any distribution on such Distribution Date, and (y) $________; provided, however, that in no event will such balance exceed the sum of the outstanding principal amount of the Notes and the outstanding principal balance of the Certificates.

         Funds will be withdrawn from the Reserve Account to the extent that the amount of Available Funds is insufficient to pay the Servicing Fee on any Monthly Servicing Payment Date and any of the items specified in clauses (2) through (5) under "--Distributions--Distributions from Collection Account" above on any Distribution Date; provided that amounts on deposit in the Reserve Account shall only be available to cover shortfalls in interest payments on the Certificates to the extent that the Note Collateralization Amount (after giving effect to such withdrawals from the Reserve Account) is not less than the outstanding principal balance of the Notes. Such funds will be paid from the Reserve Account to the Servicer on a Monthly Servicing Payment Date, and to the persons and in the order of priority specified for distributions out of the Collection Account in such clauses (2) through (5) on a Distribution Date. In addition, on the Final Maturity Dates for the Securities, amounts on deposit in the Reserve Account, if any, will be available, if necessary, to be applied to reduce the principal balance of the Securities to zero. Amounts on deposit in the Reserve Account will not be available to cover any reimbursement for unpaid Excess Servicing Fees, Noteholders' Interest Index Carryover or Certificateholders' Interest Index Carryover.

         If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, subject to certain limitations, the Administrator will instruct the Indenture Trustee to deposit the amount of the excess into the Collection Account for distribution as Available Funds on such Distribution Date. Upon any distribution to the Seller of any amounts included as Available Funds, neither the Noteholders nor the Certificateholders will have any rights in, or claims to, such amounts. Subject to the limitation described in the preceding sentence, amounts held from time to time in the Reserve Account will continue to be held for the benefit of the Trust.

         The Reserve Account is intended to enhance the likelihood of timely receipt by the holders of Notes and the holders of Certificates of the full amount of interest due them and to decrease the likelihood that such holders will experience losses. In certain circumstances, however, the Reserve Account could be depleted.

         Subordination Of The Certificates. The rights of the holders of Certificates to receive payments of interest are subordinated to the rights of the holders of Notes to receive payments of interest (and, in certain circumstances, principal) and the rights of the holders of Certificates to receive payments of principal are subordinated to the rights of the holders of Notes to receive payments of interest and principal. Consequently, amounts on deposit in the Collection Account, the Reserve Account and the Pre-Funding Account will be applied to the payment of interest on the Notes before payment of interest on the Certificates and will be applied to the payment of principal on the Notes before payment of principal on the Certificates. In addition if (x) an Event of Default should occur and be continuing under the Indenture or (y) an Insolvency Event should occur and the Financed Student Loans were liquidated, all amounts due on the Notes will be payable before any amounts are payable on the Certificates. Also if the outstanding principal balance of the Notes is in excess of the Note Collateralization Amount, principal will be payable to holders of Notes in the amount of such excess to the extent of funds available before any amounts are payable to holders of Certificates. See "Description of the Securities--The Certificates--Subordination of the Certificates" in this prospectus supplement.

Statements to Indenture Trustee and Trust

         Prior to each Distribution Date, the Administrator (based on the periodic statements and other information provided to it by the Servicer or the Sub-Servicers) will provide to the Indenture Trustee and the Trust, as of the close of business on the last day of the preceding Collection Period, a statement which will include the following information with respect to such Distribution Date or the preceding Collection Period as to the Notes and the Certificates, to the extent applicable:

(1) the amount of the distribution allocable to principal of each class of Securities;

(2) the amount of the distribution allocable to interest on each class of Securities, together with the interest rates applicable with respect thereto (indicating whether such interest rates are based on the Formula Rate or on the Student Loan Rate and specifying what each such interest rate would have been if it had been calculated using the alternate basis; provided that no such calculation of the Student Loan Rate will be required to be made unless the Investor Index for such Interest Period is 100 basis points greater than the Investor Index of the preceding Determination Date or, with respect to Treasury Bill Indexed Securities only, the 52-week Treasury Bill Rate is 100 basis points less than the 91-day Treasury Bill Rate as of such Determination Date);

(3) the amount of the distribution, if any, allocable to any Noteholders' Interest Index Carryover and any Certificateholders' Interest Index Carryover, together with the outstanding amount, if any, of each thereof after giving effect to any such distribution;

(4) the Pool Balance as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported as described in clause (1) above;

(5) the aggregate outstanding principal balance of each Class of Notes, the Certificate Balance and each Pool Factor as of such Distribution Date, after giving effect to payments allocated to principal reported under clause (1) above;

(6) the amount of the Servicing Fee and any Excess Servicing Fee paid to the Servicer and the amount of the Administration Fee paid to the Administrator with respect to such Collection Period, and the amount, if any, of the Servicing Fee and the Excess Servicing Fee remaining unpaid after giving effect to any such payments;

(7) the amount of the aggregate Realized Losses, if any, for such Collection Period and the balance of Financed Student Loans that are delinquent in each delinquency period as of the end of such Collection Period;

(8) the balance of the Reserve Account on such Distribution Date, after giving effect to changes therein on such Distribution Date;

(9) for Distribution Dates during the Funding Period, the remaining Pre-Funded Amount on such Distribution Date, after giving effect to changes therein during the related Collection Period;

(10) for the first Distribution Date, the amount, if any, of the Subsequent Pool Pre-Funded Amount remaining in the Subsequent Pool Pre-Funding Subaccount that has not been used to acquire Subsequent Pool Student Loans and is being paid out to the Noteholders and Certificateholders;

(11) for the first Distribution Date on or following the end of the Funding Period, the amount of any remaining Pre-Funded Amount that has not been used to make Additional Fundings and is being paid out to the Noteholders; and

(12) the aggregate amount of _______'s Guarantee Payments deposited into the Collection Account (net of any amounts paid to the Seller under clause (1) of "--Distributions from the Collection Account" above) expressed as a percentage of the Initial Pool Balance.

         "Realized Losses" means, the excess of the principal balance of the Liquidated Student Loans over the Liquidation Proceeds to the extent allocable to principal.

         "52-week Treasury Bill Rate" means, on any date of determination, the bond equivalent rate of 52-week Treasury Bills auctioned at the final auction held prior to the preceding June 1.

Termination

         The obligations of the Servicer, the Seller, the Administrator, the Eligible Lender Trustee and the Indenture Trustee pursuant to the Transfer and Servicing Agreements will terminate upon (a) the maturity or other liquidation of the last Financed Student Loan and the disposition of any amount received upon liquidation of any remaining Financed Student Loans and (b) the payment to the holders of Notes and the holders of Certificates of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements. In order to avoid excessive administrative expense, the Seller is permitted at its option to repurchase from the Eligible Lender Trustee, as of the end of any Collection Period immediately preceding a Distribution Date, if the then outstanding Pool Balance is [5%] [10%] or less than the Initial Pool Balance, all remaining Financed Student Loans at a price sufficient to retire the Certificates concurrently therewith. Upon termination of the Trust, all right, title and interest in the Financed Student Loans and other funds of the Trust, after giving effect to any final distributions to holders of Notes and holders of Certificates therefrom, will be conveyed and transferred to the Seller.

         Any Financed Student Loans remaining in the Trust as of the end of the Collection Period immediately preceding the _______ _____ Distribution Date will be offered for sale by the Indenture Trustee. ________, ________ and unrelated third parties may offer bids to purchase such Financed Student Loans on such Distribution Date. If at least two bids are received, the Indenture Trustee will solicit and resolicit bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The Indenture Trustee will accept the highest of such remaining bids if it is equal to or in excess of an amount (the "Minimum Purchase Amount") equal to the greatest of

(1) the Auction Purchase Amount;

(2) the fair market value of such Financed Student Loans as of the end of the Collection Period immediately preceding such Distribution Date; and

(3) the aggregate unpaid principal amount of the Notes and principal balance of the Certificates plus, in each case, accrued and unpaid interest thereon payable on such Distribution Date (other than any Noteholders' Interest Index Carryover and Certificateholders' Interest Index Carryover).

         If at least two bids are not received or the highest bid after the resolicitation process is completed is not equal to or in excess of the Minimum Purchase Amount, the Indenture Trustee will not consummate such sale. In connection with the determination of the Minimum Purchase Amount, the Indenture Trustee may consult and, at the direction of the Seller, shall consult, with a financial advisor, including the Underwriters or the Administrator, to determine if the fair market value of the Financed Student Loans has been offered. The net proceeds of any such sale will be used to redeem any outstanding Notes and to retire any outstanding Certificates on such Distribution Date. If the sale is not consummated in accordance with the foregoing, the Indenture Trustee may, but shall not be under any obligation to, solicit bids to purchase the Financed Student Loans on future Distribution Dates upon terms similar to those described above. No assurance can be given as to whether the Indenture Trustee will be successful in soliciting acceptable bids to purchase the Financed Student Loans on either the ____________ Distribution Date or any subsequent Distribution Date. In the event the Financed Student Loans are not sold in accordance with the foregoing, on each Distribution Date on and after the _____ ____ Distribution Date the Specified Collateral Balance shall be reduced to zero and all Available Funds remaining after applying such amounts to pay the Servicing Fee, the Administration Fee, the Noteholders' Interest Distribution Amount, the Noteholders' Priority Principal Distribution Amount, if any, and the Certificateholders' Interest Distribution Amount will be paid as principal to the holders of Notes and then to the holders of Certificates until the outstanding principal balance of the Notes and the Certificates has been reduced to zero.

         "Auction Purchase Amount" with respect to the Financed Student Loans means the aggregate unpaid principal balance owed by the applicable borrowers thereon plus accrued interest thereon to the date of purchase less the amount on deposit in the Reserve Account as for such date.

Administrator

         The Seller, in its capacity as Administrator, will enter into the Administration Agreement with the Trust and the Indenture Trustee, and the Sale and Servicing Agreement with the Trust, the Seller, the Servicer and the Eligible Lender Trustee. For a description of the Administrator's duties, see "Description of the Transfer and Servicing Agreements - Administrator" in the prospectus.

         As compensation for the performance of the Administrator's obligations under the Administration Agreement and the Sale and Servicing Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to an administration fee in an amount equal to $______ per quarter (the "Administration Fee").

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

         Upon the issuance of the notes and the certificates, Skadden, Arps, Slate, Meagher & Flom LLP, federal tax counsel to the Depositor ("Federal Tax Counsel"), will deliver an opinion that the Trust will not be classified as an association or publicly traded partnership taxable as a corporation for federal income tax purposes and that the notes will be characterized as debt for federal income tax purposes. This opinion is not binding on the Internal Revenue Service ("IRS") and thus no assurance can be given that the characterization would prevail if it were challenged.

         The Depositor and the Servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the Trust as a partnership for purposes of federal, state and local income and franchise tax with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the certificateholders (including the Seller both in its capacity as owner of certificates and as recipient of distributions from the Reserve Account), and the notes being debt of the partnership. [Description of certificate transfer restrictions, if applicable.] The noteholders will agree, by their purchaser of then notes, to treat the notes as indebtedness for federal income tax purposes. All investors in notes should see "Certain Federal Income Tax Consequences--Trusts That Are Classified As Partnerships--Tax Consequences to Holders of the Notes" in the prospectus and all investors in certificates should see "Certain Federal Income Tax Consequences--Trusts That Are Classified As Partnerships--Tax Consequences to Holders of the Certificates" in the prospectus for a discussion of the material tax consequences of an investment in the notes and certificates, respectively.

         If the IRS were to contend successfully that the notes were not debt for federal income tax purposes, the arrangement among the certificateholders, the noteholders and the Depositor might be classified for federal income tax purposes as a publicly traded partnership taxable as a corporation. In such case, the Trust would be subject to a corporate level income tax with respect to the income generated by the assets held in the Trust. Moreover, distributions by the Trust to all or some of the classes of notes would not be deductible in computing the Trust's taxable income, and all or part of the distribution to the noteholders would probably be treated as dividends. Any corporate income tax with respect to the income of the Trust could materially reduce or eliminate cash that would otherwise be available to make payments on the notes and the certificates (and the certificateholders and noteholders could be liable for any such tax that is unpaid by the Trust).

         [The notes provide for stated interest at a floating rate based upon one of several indices, all or a portion of which may be deferred and subordinated to payments of current interest and payments of other amount by the Trust. Under Treasury regulations, a contingency relating to the timing or amount of payments of interest will be ignored if the contingency is remote. The Trust intends to treat the potential deferral and subordination of stated interest on the notes as a remote contingency for federal income tax purposes.]

         Upon the issuance of the notes and certificates, ____________, ______ tax counsel, will deliver an opinion that the characterizations of the notes and the certificates and the classification Trust for federal income purposes will also apply for ________ state income tax purposes.

         We recommend that investors carefully review the information under the captions "Certain Federal Income Tax Consequences--Trusts That Are Classified As Partnerships" and "Certain State Tax Consequences" in the prospectus

                              ERISA CONSIDERATIONS

         Section 406 of ERISA, and/or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts, and certain types of Keogh Plans, and other plans subject to Section 4975 of the Code (each a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

Notes

         Certain transactions involving the purchase, holding or transfer of the Notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as an Equity Interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Trustee or the Indenture Trustee, the Seller, the owner of collateral, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions effected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

         Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

         A plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

         The purchaser of Notes is deemed to have represented that either: (A) the purchaser is not acquiring the Notes directly or indirectly for, or on behalf of, a Benefit Plan or any entity whose underlying assets are deemed to be plan assets of such Benefit Plan, or (B) the acquisition and holding of the Notes by the purchaser qualifies for prohibited transaction exemptive relief under PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 or some other applicable exemption.

Certificates

         No Certificates may be purchased for, or on behalf of, any Benefit Plan or any entity whose underlying assets are deemed to be plan assets of such Benefit Plan.

         The purchaser of a Certificate is deemed to have represented that it is not acquiring the Certificates directly or indirectly for, or on behalf of, a Benefit Plan or any entity whose underlying assets are deemed to be plan assets of such Benefit Plan.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the respective Underwriting Agreements relating to the Notes and the Certificates (the "Underwriting Agreements"), the Depositor has agreed to cause the Trust to sell to the underwriters named below (the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal amount of [Class A-1] Notes, [Class A-2 Notes] and Certificates set forth opposite its name:

                           PRINCIPAL AMOUNT OF    PRINCIPAL AMOUNT OF     PRINCIPAL AMOUNT OF
      UNDERWRITER           [CLASS A-1] NOTES      [CLASS A-2] NOTES         CERTIFICATES               TOTAL
Goldman, Sachs & Co.,
Inc.
         Total

         In the respective Underwriting Agreements, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase (x) all the Notes offered hereby if any of the Notes are purchased and (y) all the Certificates offered hereby if any of the Certificates are purchased. The Seller has been advised by the Underwriters that the Underwriters propose initially to offer the Securities to the public at the respective public offering prices set forth on the cover page of this prospectus supplement, and to certain dealers at such prices less a concession not in excess of _____% per [Class A-1] Note, _____% per [Class A-2] Note and _____% per Certificate. The Underwriters may allow and such dealers may reallow to other dealers a discount not in excess of _____% per [Class A-1] Note, _____% per [Class A-2] Note and _____% per Certificate. After the initial public offering, such public offering prices, concessions and reallowances may be changed.

         The representative, on behalf of the underwriters, may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bides in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the Securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

         The Seller does not intend to apply for listing of the Securities on a national securities exchange, but has been advised by ____________________ that it intends to, and by _________ that it may, make a market in the Securities. The Underwriters are not obligated, however, to make a market in the Securities and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Securities.

         The Underwriting Agreements provide that the Depositor will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

         The Trust may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from the Underwriters.

         The closing of the sale of the Certificates is conditioned on the closing of the sale of the Notes and the closing of the sale of the Notes is conditioned on the closing of the sale of the Certificates.

         ____________________ is engaged from time to time by [ ] to provide investment banking services.

         The Seller has also agreed to pay the Underwriters a structuring fee equal to $_____.

                                  LEGAL MATTERS

         Certain legal matters relating to the Securities will be passed upon for the Trust, the Depositor, the Seller and the Administrator by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, as counsel for the Seller, and by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York as counsel for the Underwriters. Certain federal income tax and other matters will be passed upon for the Trust by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain ___________ state income tax matters will be passed upon for the Trust by ______________.

                            INDEX OF PRINCIPAL TERMS

         Set forth below is a list of the defined terms used in this prospectus supplement and the pages on which the definitions of such terms may be found in this prospectus supplement.

52-week Treasury Bill Rate..............................................S-68
91-day Treasury Bill Rate...............................................S-50
Additional Funding......................................................S-54
Additional Student Loans................................................S-56
Administration Agreement................................................S-52
Administration Fee......................................................S-70
Assigned Rights.........................................................S-18
Auction Purchase Amount.................................................S-69
Available Funds.........................................................S-61
Benefit Plan............................................................S-71
Capped Amount...........................................................S-60
Cede....................................................................S-45
Certificate Balance.....................................................S-63
Certificate Rate........................................................S-48
Certificateholders' Distribution Amount.................................S-63
Certificateholders' Interest Carryover Shortfall........................S-63
Certificateholders' Interest Distribution Amount........................S-64
Certificateholders' Interest Index Carryover............................S-49
Certificateholders' Principal Distribution Amount.......................S-64
Certificates............................................................S-17
Class A-1 Notes.........................................................S-19
Class A-2 Notes.........................................................S-19
Closing Date............................................................S-17
Code....................................................................S-71
Collection Account......................................................S-18
Collection Period.......................................................S-46
Company.................................................................S-18
Deferral................................................................S-29
Department..............................................................S-17
Depository..............................................................S-45
Determination Date......................................................S-61
DOE Data Book...........................................................S-41
DTC.....................................................................S-45
Eligible Deposit Account................................................S-53
Eligible Institution....................................................S-53
Eligible Investments....................................................S-53
Equity Interest.........................................................S-71
ERISA....................................................................S-9
Escrow Account..........................................................S-18
Excess Servicing Fee....................................................S-60
Exchange Act............................................................S-73
Expected Interest Collections...........................................S-47
FDIC....................................................................S-53
Federal Guarantors......................................................S-18
Federal Loans...........................................................S-18
Federal Tax Counsel.....................................................S-70
Financed Federal Loans..................................................S-17
Financed Private Loans..................................................S-17
Financed Student Loans..................................................S-17
Forbearance.............................................................S-29
Formula Rate............................................................S-46
Funding Period..........................................................S-56
Grace...................................................................S-29
Grace Period............................................................S-37
Guarantee Agreement.....................................................S-18
Guaranteed Private Loans................................................S-17
Higher Education Act....................................................S-18
Indenture...............................................................S-45
Index Maturity..........................................................S-51
Initial Pool Balance....................................................S-37
Initial Pre-Funded Amount...............................................S-54
In-School...............................................................S-29
Interest Period.........................................................S-46
Investment Earnings.....................................................S-53
Investor Index..........................................................S-46
IRS.....................................................................S-70
LIBOR...................................................................S-51
LIBOR Determination Date................................................S-51
Liquidated Student Loans................................................S-61
Liquidation Proceeds....................................................S-61
Loan Purchase Termination Date..........................................S-37
Lock-In Period..........................................................S-50
Margin..................................................................S-46
Maximum ________ Payments Amount........................................S-64
Minimum Purchase Amount.................................................S-69
Monthly Servicing Payment Date....................................S-20, S-64
Net Government Receivable...............................................S-64
Non-Guaranteed Private Loans............................................S-17
Note Collateralization Amount...........................................S-64
Note Interest Rate......................................................S-46
Noteholders' Distribution Amount........................................S-64
Noteholders' Interest Carryover Shortfall...............................S-64
Noteholders' Interest Distribution Amount...............................S-65
Noteholders' Interest Index Carryover...................................S-47
Noteholders' Principal Distribution Amount..............................S-65
Noteholders' Priority Principal Distribution Amount.....................S-65
Notes...................................................................S-19
Obligors................................................................S-65
Other Additional Pre-Funded Amount......................................S-54
Other Additional Pre-Funding Subaccount.................................S-54
Other Subsequent Student Loans..........................................S-57
Participants............................................................S-45
Plan Assets Regulation..................................................S-71
Pool Balance............................................................S-65
Pre-Funded Amount.......................................................S-17
Pre-Funding Account.....................................................S-17
Principal Distribution Amount...........................................S-65
Private Guarantors......................................................S-37
Private Loans...........................................................S-18
PTCE....................................................................S-71
Purchase Price..........................................................S-52
Rating Agencies..........................................................S-9
Rating Agency............................................................S-9
Realized Losses.........................................................S-68
Reference Bank..........................................................S-52
Repayment...............................................................S-29
Reserve Account.........................................................S-53
Reserve Account Initial Deposit...................................S-17, S-66
Sale and Servicing Agreement............................................S-17
Securities..............................................................S-45
Securityholders.........................................................S-19
Serial Loans............................................................S-57
Servicing Fee...........................................................S-60
Servicing Fee Percentage................................................S-20
Special Determination Date..............................................S-36
Specified Collateral Balance............................................S-66
Specified Reserve Account Balance.......................................S-66
Statistical Cutoff Date.................................................S-18
Student Loan Rate.......................................................S-46
Student Loans...........................................................S-17
Subsequent Cutoff Date..................................................S-56
Subsequent Pool.........................................................S-57
Subsequent Pool Pre-Funded Amount.......................................S-54
Subsequent Pool Pre-Funding Subaccount..................................S-54
Subsequent Pool Student Loans...........................................S-57
Sub-Servicing Agreement.................................................S-20
Telerate Page 3750......................................................S-51
Three-Month LIBOR.......................................................S-51
Transfer Agreement......................................................S-56
Transfer and Servicing Agreements.......................................S-52
Transfer Date...........................................................S-56
Trust...................................................................S-17
Trust Accounts..........................................................S-53
Trust Agreement.........................................................S-18
Underlying Federal Loans................................................S-56
Underlying Private Loans................................................S-56
Underwriters............................................................S-72
Underwriting Agreements.................................................S-72

                         GS MORTGAGE SECURITIES CORP.,
                                   DEPOSITOR


         STUDENT LOAN ASSET-BACKED NOTES AND ASSET-BACKED CERTIFICATES
                             (ISSUABLE IN SERIES)

A trust will issue the asset-backed notes and the asset-backed certificates described in this prospectus in one or more series with one or more classes. A supplement to this prospectus will set forth the amounts and prices for the notes and certificates. The source for payment of the notes and certificates will be collections on a pool of education loans to students and parents of students.

The notes and certificates will represent interests in the trust and will be paid only from the assets of the trust. The notes and certificates will be rated in one of the four highest rating categories by at least one nationally recognized rating organization. The notes and certificates may have one or more forms of enhancement.

         CONSIDER CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS"
BEGINNING AT PAGE _ IN THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. MAKING ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should retain this prospectus for future reference. This prospectus may not be used to consummate sales of notes or certificates offered hereby unless accompanied by a prospectus.


                             GOLDMAN, SACHS & CO.


The date of this prospectus is _______ __, ____

                               TABLE OF CONTENTS


RISK FACTORS..................................................................2
FORMATION OF THE TRUSTS......................................................11
THE DEPOSITOR................................................................12
USE OF PROCEEDS..............................................................13
THE SELLER AND THE SERVICER..................................................13
THE STUDENT LOAN POOLS.......................................................13
THE STUDENT LOAN FINANCING BUSINESS..........................................14
DESCRIPTION OF THE CERTIFICATES..............................................39
CERTAIN INFORMATION REGARDING THE SECURITIES.................................41
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS.........................47
CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS...................................58
CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES.............................61
CERTAIN STATE TAX CONSEQUENCES...............................................82
ERISA CONSIDERATIONS.........................................................83
PLAN OF DISTRIBUTION.........................................................85
WHERE YOU CAN FIND MORE INFORMATION..........................................87
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................87
INDEX OF PRINCIPAL TERMS.....................................................88

                                 RISK FACTORS

You should consider the following factors and the additional factors described under "Risk Factors" in the related prospectus supplement, together with all the information contained in this prospectus and the related prospectus supplement, before purchasing the securities.

Credit Enhancement May Not Protect
You From All Losses.....................An investment in the securities involves a risk that you may lose all
                                        or part of your investment. Although
                                        every trust will include some form of
                                        credit enhancement, that credit
                                        enhancement may not cover every class
                                        of securities issued by a trust. In
                                        addition, every form of credit
                                        enhancement will have limitations on,
                                        and exclusions from coverage. As a
                                        result, there is always a risk that
                                        you may not recover the full amount of
                                        your investment.

Guarantees Of Student Loans May
Not Prevent Losses......................A significant number of the student loans in a trust will be guaranteed by
                                        either a federal or a private
                                        guarantor. However, those guarantees
                                        may not protect you against all losses
                                        for several reasons, including:

                                        o    federal guarantees are generally
                                             limited to 98% of the principal
                                             amount of the student loan;

                                        o    if the servicer fails to follow
                                             prescribed servicing procedures
                                             or if the originator of the loans
                                             fails to follow procedures
                                             relating to the origination of
                                             any student loans, the applicable
                                             guarantors may refuse to make
                                             guarantee payments to the
                                             applicable trust and, if the
                                             loans are federally insured, the
                                             Department of Education may
                                             refuse to make reinsurance
                                             payments to the federal
                                             guarantors or to make interest
                                             subsidy payments and special
                                             allowance payments to the
                                             eligible lender trustee; and

                                        o    private guarantors are not
                                             reinsured by or entitled to any
                                             assistance from the Department of
                                             Education. If the loan loss
                                             reserves of a private guarantor
                                             are not sufficient, that private
                                             guarantor may not be able to
                                             honor its obligations to make
                                             guarantee payments.

Defaults On Student Loans Without
Guarantees May Result In Losses.........A trust may include student loans that are not guaranteed by any federal or
                                        private guarantor, or by any other
                                        party or governmental agency. Since
                                        all student loans, whether guaranteed
                                        or not, are unsecured, if a borrower
                                        under one of these student loans
                                        defaults, the applicable trust may
                                        suffer a loss.

The Financial Condition Of A Federal
Guarantor May Be Adversely Affected
By A Number Of Factors..................The financial condition of a federal guarantor may be adversely affected by
                                        a number of factors including:

                                        o    the amount of claims made against
                                             the federal guarantor as result
                                             of borrower defaults;

                                        o    the amount of claims reimbursed
                                             to the federal guarantor from the
                                             Department of Education;

                                        o    changes in legislation that may
                                             reduce expenditures from the
                                             Department of Education that
                                             support federal guarantors or
                                             that may require federal
                                             guarantors to pay more of their
                                             reserves to the Department of
                                             Education;

                                        o    loss of reinsurance benefits due
                                             to the master servicer's or a
                                             sub-servicer's failure to follow
                                             required servicing procedures;
                                             and

                                        o    expansion of the federal direct
                                             student loan program.

                                        If the financial status of the federal
                                        guarantors deteriorates, the federal
                                        guarantors may fail to make guarantee
                                        payments to the eligible lender
                                        trustee. In this event, you may suffer
                                        delays in the payment of principal and
                                        interest on your securities.

Risk Of Department Of Education's
Failure To Pay Guarantee Payments.......If a federal guarantor is unable to meet its insurance obligations, the
                                        related trust may submit claims
                                        directly to the Department of
                                        Education for payment. The Department
                                        of Education's obligation to pay
                                        guarantee claims directly to the
                                        related trust is dependent upon the
                                        Department of Education's determining
                                        that the federal guarantor is unable
                                        to meet its insurance obligations. If
                                        the Department of Education delays in
                                        making the determination, you may
                                        suffer a delay in the payment of
                                        principal and interest on your
                                        securities. In addition, if the
                                        Department of Education determines
                                        that the federal guarantor is able to
                                        meet its insurance obligations, the
                                        Department of Education will not make
                                        guarantee payments to the related
                                        trust. If the credit enhancement
                                        described in the related prospectus
                                        supplement is not sufficient to cover
                                        the federal guarantor's obligations to
                                        the related trust, you may suffer a
                                        loss on your investment.

Risk of Seller or Servicer not
Performing on Purchase Obligations....  The seller or the servicer will be obligated to purchase from the
                                        applicable trust student loans with
                                        respect to which it materially
                                        breaches representations, warranties
                                        or covenants. You can not be sure,
                                        however, that the seller or the
                                        servicer will have the financial
                                        resources to purchase student loans.
                                        The failure to so purchase a student
                                        loan would not constitute an event of
                                        default under the related indenture or
                                        permit the exercise of remedies
                                        thereunder. However, the breach of
                                        these representations, warranties or
                                        covenants may cause you to suffer a
                                        loss on your investment.


CHANGES IN LEGISLATION MAY ADVERSELY AFFECT FEDERAL STUDENT LOANS

Guarantors, The Seller
Or The Servicer.........................You can not be positive that the Higher
                                        Education Act or other relevant
                                        federal or state laws, rules and
                                        regulations will not be amended or
                                        modified in the future in a manner
                                        that will adversely affect the federal
                                        student loan programs described in
                                        this prospectus, the student loans
                                        made thereunder or the financial
                                        condition of the federal guarantors,
                                        the seller or the servicer.

                                        In addition, if the direct student
                                        loan programs described in this
                                        prospectus expand, the servicers may
                                        experience increased costs due to
                                        reduced economies of scale or other
                                        adverse effects on their business to
                                        the extent the volume of loans
                                        serviced by the servicer is reduced.
                                        These cost increases could reduce the
                                        ability of the servicer to satisfy its
                                        obligations to service the student
                                        loans or to purchase student loans in
                                        the event of specified breaches of its
                                        covenants.

Fees Payable On Certain Student
Loans May Reduce
Amounts Payable To You..................Each trust will be obligated to pay to the Department of Education a monthly
                                        rebate at an annualized rate of
                                        generally 1.05% (or 0.62% for loans for
                                        which the application was received
                                        between October 1, 1998 and January
                                        31,1999) of the outstanding principal
                                        balance on each federal consolidation
                                        loan which is a part of the related
                                        trust. This rebate will be payable
                                        prior to distributions made to you. In
                                        addition, the trust must pay to the
                                        Department of Education a 0.50%
                                        origination fee on the initial
                                        principal balance of each student loan
                                        which is originated on its behalf by
                                        the eligible lender trustee subsequent
                                        to the applicable closing date. This
                                        fee will be deducted by the Department
                                        of Education out of interest subsidy
                                        payments and special allowance payments
                                        otherwise payable to the trust(s). In
                                        this event the amount available to be
                                        distributed to you will be reduced.
                                        Under specified circumstances, the
                                        related trust is obligated to pay any
                                        portion of the unpaid fee from other
                                        assets of the related trust prior to
                                        making distributions to you. As a
                                        result, the payment of the rebate fee
                                        and origination fee to the Department
                                        of Education will affect the amount and
                                        timing of payments to you. Moreover, if
                                        the origination fee is deducted from
                                        interest subsidy payments and special
                                        allowance payments the interest rate
                                        payable on your securities may be
                                        capped at a lower rate. In this event,
                                        the value of your investment may be
                                        impaired.

Risk Of Consolidation Of Federal
Benefit Billings And
Receipts With Other Trusts..............Due to a Department of Education policy limiting the granting of new lender
                                        identification numbers, all of the
                                        trusts established by or for a seller
                                        to securitize federal student loans may
                                        use a common Department of Education
                                        lender identification number. The
                                        Department of Education regards the
                                        eligible lender trustee as the party
                                        primarily responsible to the Department
                                        of Education for any liabilities owed
                                        to the Department of Education or
                                        federal guarantors resulting from the
                                        eligible lender trustee's activities in
                                        the federal family education loan
                                        program. In the event that the
                                        Department of Education or a federal
                                        guarantor determines a liability exists
                                        in connection with a trust using the
                                        shared lender identification number,
                                        the Department of Education or the
                                        federal guarantor may collect that
                                        liability or offset the liability from
                                        amounts due the eligible lender trustee
                                        under the shared lender identification
                                        number. As a result, a trust may suffer
                                        a liability as the result of another
                                        trust.

                                        If any trust shares a lender
                                        identification number with another
                                        trust, the eligible lender trustee or
                                        the servicer will allocate to the
                                        proper trust shortfalls or an offset by
                                        the Department of Education or a
                                        federal guarantor arising from the
                                        student loans held by the eligible
                                        lender trustee on each trust's behalf.
                                        In the event the amount available for
                                        indemnification by one trust to another
                                        trust is insufficient, you may suffer a
                                        loss on your investment as a result of
                                        the performance of another trust.

Failure To Comply With Third-Party
Servicer Regulations May Adversely
Affect Loan Servicing...................The Department of Education regulates each servicer of federal student loans.
                                        Under these regulations, a third-party
                                        servicer, including the servicer, is
                                        jointly and severally liable with its
                                        client lenders for liabilities to the
                                        Department of Education arising from the servicer's violation of applicable requirements. In addition, if the servicer fails to meet standards of financial responsibility or administrative capability included in the regulations, or violates other requirements, the Department of Education may fine the servicer and/or limit, suspend, or terminate the servicer's eligibility to contract to service federal student loans. If a servicer were so fined or held liable, or its eligibility were limited, suspended, or terminated, its ability to properly service the student loans and to satisfy its obligation to purchase student loans with respect to which it breaches its representations, warranties or covenants could be adversely affected. Moreover, if the Department of Education terminates a servicer's eligibility, a servicing transfer will take place and there will be delays in collections and temporary disruptions in servicing. Any servicing transfer will at least temporarily adversely affect payments to you.

Custodial Risk Of Servicer..............The servicer as custodian on behalf of a trust, with respect to the student loans it services, will have custody of the promissory notes evidencing the student loans following the sale of the student loans to the related eligible lender trustee. Although the accounts of the seller will be marked to indicate the sale and although the seller will cause UCC financing statements to be filed with the appropriate authorities, the student loans will not be physically segregated, stamped or otherwise marked to indicate that the student loans have been sold to the eligible lender trustee. If, through inadvertence or otherwise, any of the student loans were sold to another party, or a security interest in the student loans were granted to another party that purchased (or took the security interest in) any of the student loans in the ordinary course of its business and took possession of the student loans, then the purchaser (or secured party) might acquire an interest in the student loans superior to the interest of the eligible lender trustee, if the purchaser (or secured party) acquired the student loans for new value and without knowledge of the eligible lender trustee's interest.

Insolvency Risk Of Servicer,
Administrator or Seller.................In the event of a default by the servicer or an administrator resulting
                                        solely from specified events of
                                        insolvency or bankruptcy, a court,
                                        conservator, receiver or liquidator may
                                        have the power to prevent either the
                                        indenture trustee or the noteholders
                                        from appointing a successor servicer or
                                        administrator, as the case may be, and
                                        delays in collections in respect of the
                                        student loans may occur. Any delay in
                                        the collections of student loans may
                                        delay payments to you.

                                        If the seller or the depositor becomes
                                        subject to bankruptcy proceedings, you
                                        could experience losses or delays in the payments on your securities. The seller will cause the sale of the student loans to the depositor and the depositor will cause the sale of the student loans to a trust. However, if the seller or the depositor becomes subject to a bankruptcy proceeding, the court in the bankruptcy proceeding could conclude that the seller or the depositor effectively still owns the student loans by concluding that the sale to the trust was not a "true sale" or that the trust should be consolidated with the seller or the depositor for bankruptcy purposes. If the court were to reach this conclusion, you could experience losses or delays in payments on your securities.

                                        The seller and the depositor have taken
                                        and will take steps in structuring the
                                        transactions described in this
                                        prospectus and in the related prospectus supplement to minimize the risk that a court would consolidate the seller or the depositor with the trust for bankruptcy purposes or conclude that the sale of the student loans to the depositor and the trust was not a "true sale."

The Investment Return On The
Securities Is Uncertain.................The return on your investment in the securities of any series will depend on

                                        o   the price paid by you for your
                                            securities,

                                        o   the rate at which interest accrues
                                            on your securities and

                                        o   the rate at which you receive a
                                            return of the principal.

                                        Consequently, the length of time that
                                        your securities are outstanding and
                                        accruing interest. The last factor is
                                        the biggest uncertainty in an investment in the securities.

                                        An obligor may prepay a student loan in
                                        whole or in part, at any time. The
                                        likelihood of an obligor prepaying a
                                        student loan is higher as a result of
                                        federal loan consolidation programs. In
                                        addition, a trust may receive other
                                        unscheduled payments from liquidations
                                        due to default, including receipt of
                                        guarantee payments and other student
                                        loans purchased or repurchased by a
                                        servicer or the seller. The rate of
                                        prepayments on the student loans may be
                                        influenced by a variety of economic,
                                        social, competitive and other factors,
                                        including changes in interest rates, the availability of alternative financings and the general economy. Because a pool will include thousands of student loans that are payable by obligors, it is impossible to predict the amount and timing of payments that will be received and paid to securityholders in any month or over the period of time that the securities of a series remain outstanding. In addition, the student loans may be extended which may lengthen the remaining term of the student loans and delay payments to you. The seller's or other entity's option to terminate a trust early and, the possibility that all of any pre-funded amount or any collateral reinvestment amount will not be used to purchase subsequent student loans, creates additional uncertainty regarding the timing of payments to securityholders.

                                        The different amounts of principal
                                        payments on the securities and the
                                        uncertainty of the timing of those
                                        payments creates reinvestment risk.
                                        Reinvestment risk refers to the fact
                                        that you may not be able to invest the
                                        payments on the securities received by
                                        you at a rate that is equal to or
                                        greater than the rate of interest borne
                                        by your securities.

Risk Of Variability Of Actual
Cash Flows..............................Amounts received by the related trust for a particular collection period may
                                        vary greatly from the payments actually
                                        due on the student loans for the
                                        collection period for a variety of
                                        economic, social and other factors. The
                                        amount available for distribution to you will be reduced by the failure of borrowers to pay timely the principal and interest due on the related student loans. In addition, the failure of a guarantor to timely meet its guarantee obligations with respect to the student loans could also reduce the amount of funds available for distribution to you on a given distribution date. The effect of these factors is impossible to predict.

Noteholders' Right To Control Upon
Certain Defaults May Adversely
Affect Certificateholders...............In the event of a default by the servicer or the administrator, the
                                        indenture trustee or the noteholders may remove a servicer or the administrator, as the case may be, without the consent of the eligible lender trustee or any of the certificateholders. In addition, the noteholders have the ability, with specified exceptions, to waive defaults by the servicer or the administrator, including defaults that could materially adversely affect the certificateholders.

Consumer Protection Laws May Affect
Enforceability Of Student Loans.........Numerous federal and state consumer protection laws and related regulations
                                        impose substantial requirements upon
                                        lenders and servicers involved in
                                        consumer finance. Also, some state laws
                                        impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liability that could affect an assignee's ability to enforce consumer finance contracts, including the student loans. In addition, the remedies available to the indenture trustee or the noteholders upon an event of default under the indenture may not be readily available or may be limited by applicable state and federal laws.

Book-Entry Registration--Beneficial
Owners Not Recognized By Trust..........Issuance of the securities in book-entry form may reduce the liquidity of these
                                        securities in the secondary trading
                                        market since investors may be unwilling
                                        to purchase securities for which they
                                        cannot obtain physical certificates.
                                        Since transactions in the securities can be effected only through The Depository Trust Company, Clearstream, Luxembourg, Euroclear, participating organizations, indirect participants and specified banks, your ability to pledge a security to persons or entities that do not participate in The Depository Trust Company, Clearstream, Luxembourg or Euroclear system or otherwise to take actions in respect of the securities may be limited due to lack of a physical certificate representing the securities. You may experience some delay in the receipt of distributions of interest and principal on the securities since the distributions will be forwarded by the trustee to The Depository Trust Company and The Depository Trust Company will credit the distributions to the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants.

                            FORMATION OF THE TRUSTS

The Trusts

         With respect to each series of securities, the depositor will establish a separate trust (each a "Trust" or the "Issuer") pursuant to the respective trust agreement (each a "Trust Agreement"), for the transactions described in this prospectus and in the related prospectus supplement. The property of each Trust will consist of:

     o a pool of education loans to students and parents of students (the "Student Loans"), legal title to which is held by the related eligible lender trustee (the "Eligible Lender Trustee") on behalf of each Trust,

     o all funds collected or to be collected in respect thereof (including any Guarantee Payments with respect thereto) on or after the applicable date specified in the related prospectus supplement (the "Cutoff Date"),

     o any other rights under certain collateral agreements with respect to certain Private Graduate Loans to the extent assigned to each Trust, and

     o all moneys and investments on deposit in the collection account, any reserve account and any other trust accounts or any other form of credit or cash flow enhancement that may be obtained for the benefit of holders of one or more classes of the Securities.

         To the extent provided in the applicable prospectus supplement, the Notes will be collateralized by the property of the related Trust. To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed the custodian of the promissory notes representing the Student Loans for each Trust and the related Eligible Lender Trustee.

         The principal offices of each Trust and the related Eligible Lender Trustee will be specified in the applicable prospectus supplement.

Eligible Lender Trustee

         The Eligible Lender Trustee for each Trust will be the entity specified in the related prospectus supplement. The Eligible Lender Trustee on behalf of the related Trust will acquire legal title to all the related Student Loans acquired pursuant to the related loan sale agreement and will enter into a guarantee agreement with each of the guarantors with respect to the Student Loans. Each Eligible Lender Trustee will qualify as an eligible lender and owner of all Federal Student Loans for all purposes under the Higher Education Act and the guarantee agreements. Failure of the Federal Student Loans to be owned by an eligible lender would result in the loss of any federal guarantee payments from any federal guarantor and any Federal Assistance with respect to the Federal Student Loans. See "Federal Family Education Loan Program-Eligible Lenders, Students and Educational Institutions" and "-Federal Insurance and Reinsurance of Federal Guarantors." An Eligible Lender Trustee's liability in connection with the issuance and sale of the Notes and the Certificates is limited solely to the express obligations of the Eligible Lender Trustee set forth in the related trust agreement and the related loan sale agreement. See "Description of the Transfer and Servicing Agreements." An Eligible Lender Trustee may resign at any time, in which event the administrator, or its successor, will be obligated to appoint a successor trustee. The administrator of a Trust may also remove the Eligible Lender Trustee if the Eligible Lender Trustee ceases to be eligible to continue as Eligible Lender Trustee under the related Trust Agreement or if the Eligible Lender Trustee becomes insolvent. In these circumstances, the administrator will be obligated to appoint a qualified successor trustee. Any resignation or removal of an Eligible Lender Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                                 THE DEPOSITOR

         GS Mortgage Securities Corp. (the "Depositor") was incorporated in the State of Delaware on December 5, 1986, and is an indirect, wholly owned subsidiary of Goldman, Sachs & Co. Goldman, Sachs & Co., which may act as an underwriter in offerings made by this prospectus, as described in "Plan of Distribution" below, is also a wholly owned subsidiary of Goldman, Sachs & Co. The principal executive offices of the sponsor are located at 85 Broad Street, New York, New York 10004. Its telephone number is (212) 902-1000.

         The Depositor was organized, among other things, for the purposes of establishing Trusts, selling beneficial interests in those Trusts and acquiring and selling student loans to Trusts. Neither the Depositor, its parent nor any of the Depositor's affiliates will insure or guarantee distributions on the notes or certificates of any series.

                                USE OF PROCEEDS

         The net proceeds from the sale of securities of a given series will be applied by the applicable Trust to purchase the related Student Loans on the closing date from the Depositor and to make the initial deposit into the reserve account or pre-funding account, if any. The Depositor will use the net proceeds paid to it with respect to any Trust for general corporate purposes.

                          THE SELLER AND THE SERVICER

         Information with respect to the seller (the "Seller") and the servicer (the "Servicer") will be set forth in the related prospectus supplement.

                            THE STUDENT LOAN POOLS

         The Student Loans to be sold by the Seller to Depositor and by the Depositor to the Eligible Lender Trustee on behalf of a Trust pursuant to the related loan sale agreement (the "Loan Sale Agreement") will be selected from the portfolio of Student Loans by several criteria, including that each Student Loan:

     o was originated in the United States of America, its territories or its possessions under and in accordance with the Programs,

     o contains terms in accordance with those required by the Programs, the applicable guarantee agreements, if any, by which the Student Loan may be guaranteed as to principal and interest by a Guarantor and other applicable requirements, and

     o satisfies the other criteria, if any, set forth in the related prospectus supplement. No selection procedures believed by the Seller or the Depositor to be adverse to the Securityholders of any series will be used in selecting the related Student Loans.

         The Student Loans that comprise assets of each Trust will be held by the related Eligible Lender Trustee, as trustee on behalf of the Trust. The Eligible Lender Trustee will also enter into, on behalf of the Trust, Guarantee Agreements with the Guarantors pursuant to which each of the Student Loans will be guaranteed by one of the Guarantors. SEE "Formation of the Trusts-Eligible Lender Trustee."

         Information with respect to each pool of Student Loans for a given Trust will be set forth in the related prospectus supplement, including, to the extent appropriate, the composition, the distribution by loan type, loan payment status, and states of borrowers' residence and the portion of the Student Loans guaranteed by the specified Guarantors.

         In the case of each series for which the related Trust may acquire or originate Student Loans after the related Cutoff Date, information with respect to the Student Loans eligible to be acquired or originated by the related Trust will be set forth in the related prospectus supplement as will information regarding the duration and conditions of any related funding period (a "Funding Period") or revolving period (a "Revolving Period"), the circumstances under which Additional Fundings will be made during the period, and, if Additional Fundings may continue to be made after the period, the circumstances under which the Additional Fundings will be made.

         In addition, if specified in the related prospectus supplement, the assets of the related Trust may include specified rights of the Seller or the Depositor to receive excess cashflow ("Excess Cashflow Rights") in respect of Student Loans that are owned by one or more other Trusts established or sponsored by the Seller or the Depositor. Excess Cashflow Rights will not exceed 10% of the assets of any Trust. The related prospectus supplement will disclose summary data relating to the Excess Cashflow Rights.

                      THE STUDENT LOAN FINANCING BUSINESS

Student Loan Programs

         The Student Loans to be sold by the Seller to the Depositor and by the Depositor to the Eligible Lender Trustee on behalf of a Trust pursuant to the related Loan Sale Agreement will be selected from Student Loans originated or acquired by the Seller under various loan programs (the "Programs"). The proceeds of the loans are used to finance a portion of the costs of;

(1) undergraduate education, including but not limited to education at two-year colleges or other junior colleges and education at proprietary schools or trade schools ("Undergraduate Loans"),

(2) graduate education ("Graduate Loans") or

(3) post-graduate activities such as studying for bar exams or participating in residency programs ("Post-Graduate Loans").

         Undergraduate Loans and Graduate Loans may be originated through the Federal Family Education Loan Program ("FFELP") under Title IV of the Higher Education Act of 1965, as amended (together with all rules and regulations promulgated thereunder by the Department and/or the Guarantor (the "Act")). As described herein and in the related prospectus supplement, substantially all payments of principal and interest with respect to loans originated through FFELP (collectively, the "Federal Student Loans") will be guaranteed against default, death, bankruptcy or disability of the applicable borrower, and a closing of or a false certification by such borrower's school, by certain federal guarantors pursuant to a guarantee agreement to be entered into between such federal guarantors specified in the related Prospectus Supplement (each a "Federal Guarantor" and collectively, the "Federal Guarantors") and the applicable Eligible Lender Trustee (such agreements, each as amended or supplemented from time to time, the "Federal Guarantee Agreements"). Each of the Federal Guarantors is entitled, subject to certain conditions, to be reimbursed by the Department for 75% to 100% of all Guarantee Payments it makes pursuant to a program of federal reinsurance under the Higher Education Act of 1965, as amended (such act, together with all rules and regulations promulgated thereunder by the Department and/or the Federal Guarantors, the "Higher Education Act"). In addition, each Eligible Lender Trustee, as a holder of the Federal Student Loans on behalf of the related Trust, is entitled to receive from the Department certain interest subsidy payments and special allowance payments with respect to certain of such Federal Student Loans as described herein. See "--Description of Federal Student Loans" below.

         Payments of principal and interest with respect to the Private Student Loans may (1) not be guaranteed by any federal or private guarantor, or by any other party or governmental agency ("Private Unguaranteed Loans") or
(2) be guaranteed against default, death, bankruptcy or disability of the applicable borrower ("Private Guaranteed Loans") by certain private guarantors pursuant to a guarantee agreement to be entered into among private guarantors specified in the related Prospectus Supplement (each a "Private Guarantor" and collectively, "Private Guarantors," and together with the Federal Guarantors, the "Guarantors" or individually a "Guarantor"), the Seller and the Eligible Lender Trustee, or by Private Guarantors pursuant to surety bonds issued to the Seller or the Depositor and assigned to each Eligible Lender Trustee on behalf of the related Trust (such agreement and surety bonds, each as amended or supplemented from time to time, the "Private Guarantee Agreements" and, together with the Federal Guarantee Agreements, the "Guarantee Agreements"). Payments under the Private Guarantee Agreements are referred to as "Private Guarantee Payments" and payments under Federal Guarantee Agreements are referred to as "Federal Guarantee Payments." Private Guarantee Payments and Federal Guarantee Payments are together referred to as "Guarantee Payments." See "--Description of Private Student Loans" below.

Description of Federal Student Loans

         FFELP provides for loans to be made to students or parents of students enrolled in eligible institutions to finance a portion of the costs of attending school. FFELP provides for loans to students and parents of students which are

(1) guaranteed by a Guarantor and reinsured by the federal government or (2) directly insured by the federal government. Several types of Federal Student Loans are currently authorized under the Act:

     o   loans to students who demonstrate need ("Federal Stafford Loans");

     o loans to students who do not demonstrate need or who need additional loans to supplement their Federal Stafford Loans ("Federal Unsubsidized Stafford Loans");

     o loans to parents of students ("Federal PLUS Loans") who are dependents and whose estimated costs of attendance exceed the available Federal Unsubsidized Stafford Loans, Federal Stafford Loans and other financial aid; and

     o loans to consolidate the borrower's obligations under various federally authorized student loan programs into a single loan (each, a "Federal Consolidation Loan").

         Prior to July 1, 1994, the Act also authorized loans to graduate and professional students, independent undergraduate students and, under limited circumstances, dependent undergraduate students, to supplement their Federal Stafford Loans ("Federal Supplemental Loans to Students" or "Federal SLS Loans"). The description and summaries of the Act, FFELP, the Guarantee Agreements and the other statutes, regulations and amendments referred to in this Prospectus describe or summarize the material provisions of the statutes, regulations and agreements but do not purport to be comprehensive and are qualified in their entirety by reference to each statute, regulation or document. There can be no assurance that future amendments or modifications will not materially change any of the terms or provisions of the programs described in this Prospectus or of the statutes and regulations implementing these programs. See "RISK FACTORS-Changes in Legislation May Adversely Affect Student Loans and Federal Guarantors."

Legislative and Administrative Matters

         Both the Act and the regulations promulgated thereunder have been the subject of extensive amendments in recent years and there can be no assurance that further amendment will not materially change the provisions described in this prospectus or the effect thereof. The 1992 Amendments to the Act (the "1992 Amendments") extended the principal provisions of FFELP to October 1, 1998 (or, in the case of borrowers who have received loans prior to that date, September 30, 2002, and the Higher Education Act Amendments of 1998 (the "1998 Reauthorization Bill") further extended the principal provisions of FFELP through June 30, 2003.

         The 1993 Act made a number of changes to the Federal Student Loan programs, including imposing on lenders or holders of Federal Student Loans fees and affecting the Department's financial assistance to Federal Guarantors by reducing the percentage of claim payments the Department will reimburse to Federal Guarantors, reducing more substantially the insurance premiums and default collections that Federal Guarantors are entitled to receive and/or retain and allowing the Department to reduce the administrative fees it pays to Federal Guarantors. In addition, legislation contemplated replacement of a minimum of approximately 60% of the Federal Student Loan programs with direct lending by the Department by 1998. The expansion of the new program may involve increasing reductions in the volume of loans made under the existing programs, which could result in increased costs for the Seller and the Servicer due to reduced economies of scale. It is expected that the volume of new loans held and serviced by the Servicer will decrease due to the new program, although the entities have not experienced a reduction to date and any reduction will not necessarily be equal to the percentage by which existing Federal Student Loan programs are replaced by the new program. As these reductions occur, the Seller and the Servicer could experience increased costs due to reduced economies of scale to the extent the volume of loans held by the Seller and the Servicer is reduced. These cost increases could affect the ability of the Servicer to satisfy its obligations to service the Student Loans or the obligations of the Seller and the Servicer to repurchase Student Loans in the event of specified breaches of their respective representations and warranties or covenants. SEE "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and"--Servicer Covenants." These volume reductions could also reduce revenues received by Federal Guarantors that are available to pay claims on defaulted Student Loans. Finally, the level of competition in existence in the secondary market for loans made under the existing programs could be reduced, resulting in fewer potential buyers of the Federal Student Loans and lower prices available in the secondary market for those loans. Further, the Department is implementing a direct consolidation loan program, which may further reduce the volume of Federal Student Loans and increase the prepayment of existing FFELP Loans. The volume of existing loans that may be prepaid in this fashion is not determinable at this time. The Emergency Student Loan Consolidation Act of 1997 authorizes FFELP loan originators to consolidate direct loans into Federal Consolidated Loans. This provision applies to loan applications received on or after November 13, 1997.

Eligible Lenders, Students and Educational Institutions

         Lenders eligible to make loans under FFELP generally include banks, savings and loan associations, credit unions, pension funds, insurance companies, and with conditions, schools and guarantors. Federal Student Loans may only be made to a "qualified student," generally defined as a United States citizen or national or otherwise eligible individual under federal regulations who:

     o has been accepted for enrollment or is enrolled and is maintaining satisfactory academic progress at a participating educational institution,

     o is carrying at least one-half of the normal full-time academic workload for the course of study the student is pursuing, as determined by the institution,

     o has agreed to notify promptly the holder of the loan of any address change, and

     o for Federal Stafford Loans, meets the application "need" requirements for the particular loan program.

         Each loan is to be evidenced by an unsecured promissory note.

         Eligible schools include institutions of higher education and proprietary institutions. Institutions of higher education must meet specified standards, which generally provide that the institution:

     o   only admits persons who have a high school diploma or its equivalent,

     o   is legally authorized to operate within a state,

     o provides not less than a two-year program with credit acceptable toward a bachelor's degree,

     o   is a public or non-profit institution and

     o is accredited by a nationally recognized accrediting agency or is determined by the Department to meet the standards of an accredited institution.

         Eligible proprietary institutions of higher education include business, trade and vocational schools meeting standards which provide that the institution:

     o   only admits persons who have a high school diploma or its equivalent,

     o or persons who are beyond the age of compulsory school attendance and have the ability to benefit from the training offered (as defined in the Act),

     o is authorized by a state to provide a program of vocational education designed to fit individuals for useful employment in recognized occupations,

     o   has been in existence for at least two years,

     o provides at least a six-month training program to prepare students for gainful employment in a recognized occupation and

     o is accredited by a nationally recognized accrediting agency or is specially accredited by the Department.

         With specified exceptions, institutions are excluded from consideration as educational institutions if the institution:

     o   offers more than 50 percent of its courses by correspondence,

     o   enrolls 50 percent or more of its students in correspondence courses,

     o has a student enrollment in which more than 25 percent of the students are incarcerated or

     o has a student enrollment in which more than 50 percent of the students are admitted without a high school diploma or its equivalent on the basis of their ability to benefit from the education provided (as defined by statute and regulation).

         Further, schools are specifically excluded from participation if

     o   the educational institution has filed for bankruptcy,

     o the owner, or its chief executive officer, has been convicted or pleaded "nolo contendere" or "guilty" to a crime involving the acquisition, use or expenditure of federal student aid funds, or has been judicially determined to have committed fraud involving funds under the student aid program or

     o the educational institution has a cohort default rate in excess of the rate prescribed by the Act.

         In order to participate in the program, the eligibility of a school must be approved by the Department under standards established by regulation.

Financial Need Analysis

         Student Loans may generally be made in amounts, subject to limits and conditions, to cover the student's estimated costs of attendance, including tuition and fees, books, supplies, room and board, transportation and miscellaneous personal expenses (as determined by the institution). Each Federal Stafford Loan and Federal Unsubsidized Stafford Loan borrower must undergo a financial need analysis, which requires the borrower to submit a financial need analysis form to a multiple data entry processor that forwards the information to the federal central processor. The central processor evaluates the parents' and student's financial condition under federal guidelines and calculates the amount that the student and/or the family is expected to contribute towards the student's cost of education (the "Family Contribution"). After receiving information on the family contribution, the institution then subtracts the family contribution from the cost for the student to attend the institution to determine the student's eligibility for grants, loans, and work assistance. The difference between the amount of grants and Federal Stafford Loans for which the borrower is eligible and the student's estimated cost of attendance (the "Unmet Need") may be borrowed through Federal Unsubsidized Stafford Loans subject to annual and aggregate loan limits prescribed in the Act. Parents may finance the family contribution amount through their own resources or through Federal PLUS Loans.

Special Allowance Payments

         The Act provides for quarterly special allowance payments ("Special Allowance Payments") to be made by the Department to holders of Federal Student Loans to the extent necessary to ensure that the holder receives at least a specified market interest rate of return on the loans. The rates for Special Allowance Payments are based on formulas that differ according to the type of loan, the date the loan was originally made or insured and the type of funds used to finance the loan (tax-exempt or taxable). A Special Allowance Payment is made for each of the 3-month periods ending March 31, June 30, September 30 and December 31. The Special Allowance Payment equals the average unpaid principal balance (including interest permitted to be capitalized) of all eligible loans held by the holder during the period multiplied by the special allowance percentage. The special allowance percentage is computed by:

(1) determining the average of the bond equivalent rates of either the 91-day Treasury bills auctioned for the 3-month period, or in the case of loans first disbursed on or after January 1, 2000 and before July 1, 2003, the quotes of the three month commercial paper (financial) rates in effect for each of the days in such quarter as reported by the Federal Reserve in Publication H-15 (the "CP Rate"),

(2) subtracting the applicable borrower interest rate on the loan from the average,

(3) adding the applicable Special Allowance Margin (as set forth below) to the resultant percentage and

(4) dividing the resultant percentage by 4; provided, however, that, if the amount determined by the application of clauses (1), (2) and (3) is in the negative, the Special Allowance Margin is zero.

DATE OF FIRST DISBURSEMENT              SPECIAL ALLOWANCE MARGIN
--------------------------              ------------------------
Prior to 10/17/86                       3.50%

10/17/86 - 09/30/92                     3.25%

10/01/92 - 06/30/95                     3.10%

07/01/95 - 06/30/98                     2.50% (Federal Stafford Loans and
                                        Federal Unsubsidized Stafford Loans
                                        during In-School, Grace or Deferment);
                                        3.10% (Federal Stafford Loans and
                                        Federal Unsubsidized Stafford Loans
                                        during repayment and all other loans)

07/01/98 - 12/31/99                     2.20% (Federal Stafford Loans and
                                        Federal Unsubsidized Stafford Loans
                                        during In-School, Grace or Deferment);
                                        2.80% (Federal Stafford Loans and
                                        Federal Unsubsidized Loans during
                                        repayment) and 3.10% for all other loans

01/01/00 - 06/30/06                     1.74% (Federal Stafford Loans and
                                        Federal Unsubsidized Stafford Loans
                                        during In-School, Grace or Deferment);
                                        2.34% (Federal Stafford Loans and
                                        Federal Unsubsidized Loans during
                                        repayment) and 2.64% for all other loans


         A holder of a PLUS, SLS or Federal Consolidation Loan is eligible to receive Special Allowance Payments during any quarter equal to the amount by which: (i) the average of the bond equivalent rates of the 91-day Treasury bills auctioned during the quarter (or the CP Rate in the case of PLUS Loans first disbursed, and Federal Consolidation Loans for which the application is received, on or after January 1, 2000, and before July 1, 2003) plus the Interest Rate Margin (2.64% in the case of PLUS Loans first disbursed, and Federal Consolidation Loans for which the application is received, on or after January 1, 2000, and before July 1, 2003) exceeds (ii) the specified Borrower Rate. However, Special Allowance Payments are available on variable rate PLUS and SLS Loans first disbursed before July 1, 1994, and PLUS Loans first disbursed on or after July 1, 1998, only if the loan is accruing at the maximum interest rate specified by law and the interest rate for each July 1 to June 30 period (as calculated prior to applying the interest rate maximum or cap) exceeds the minimum interest rate for the loan. Special allowance payments are available on PLUS Loans first disbursed on or after July 1, 2006, only if the average of the bond equivalent rates of the quotes of the 3-month commercial (financial) paper, as published by the Board of Governors of the Federal Reserve System in Publication H-15, plus 2.64%, exceeds 9.0%.

Federal Stafford Loans

         The Act provides for:

(1) federal insurance or reinsurance of Federal Stafford Loans made by eligible lenders to qualified students,

(2) federal interest subsidy payments on eligible Federal Stafford Loans to be paid by the Department to holders of the loans in lieu of the borrower making interest payments ("Interest Subsidy Payments") and

(3) Special Allowance Payments representing an additional subsidy paid by the Department to the holders of certain eligible Federal Stafford Loans (the federal reinsurance obligations, together with those obligations referred to in clauses (2) and (3) being collectively referred to in this prospectus as "Federal Assistance").

         Interest. The borrower's interest rate on a Federal Stafford Loan may be fixed or variable. Federal Stafford Loan interest rates are summarized in the chart below.

TRIGGER DATE(1)                               BORROWER RATE(2)           MAXIMUM RATE         INTEREST RATE MARGIN
-------------------------------------      ------------------------    ------------------    ------------------------
Prior to 01/01/81....................      7%                          7%                    N/A
01/01/81 - 09/12/83..................      9%                          9%                    N/A
09/13/83 - 06/30/88..................      8%                          8%                    N/A
07/01/88 - 09/30/92..................      8% for 48 months;           8% for 48             3.25%
                                           thereafter, 91-Day          months, then 10%
                                           Treasury+ Interest
                                           Rate Margin
10/01/92 - 06/30/94..................      91-Day Treasury +           9%                    3.10%
                                           Interest Rate Margin
07/01/94 - 06/30/95..................      91-Day Treasury +           8.25%                 3.10%
                                           Interest Rate Margin
07/01/95 - 06/30/98..................      91-Day Treasury +           8.25%                 2.50% (In-School,
                                           Interest Rate Margin                              Grace or Deferment);
                                                                                             3.10% (in repayment)
07/01/98 - 06/30/06..................      91-Day Treasury +           8.25%                 1.70% (In-School,
                                           Interest Rate Margin                              Grace or Deferment);
                                                                                             2.30% (in repayment)

On or After 07/01/06.................      6.8%                        N/A                   N/A


   (1) The Trigger Date for Federal Stafford Loans made before October 1, 1992 is the first day of enrollment period for which a borrower's first Federal
Stafford Loan is made and for Federal Stafford Loans made on October 1, 1992 and after the Trigger Date is the date of the disbursement of a borrower's first Federal Stafford Loan.

  (2) The rate for variable rate Federal Stafford Loans applicable for any 12-month period beginning on July 1 and ending on June 30, is determined on the preceding June 1 and is equal to the lesser of (a) the applicable Maximum
Rate or (b) the sum of (1) the bond equivalent rate of 91-day Treasury bills auctioned at the final auction held prior to June 1 and (2) the applicable
Interest Rate Margin.

         The 1992 Amendments provide that, for fixed rate loans made on or after July 23, 1992 and for specified loans made to new borrowers on or after July 1, 1988, the lender must have converted by January 1, 1995 the interest rate on the loans to an annual interest rate adjusted each July 1 equal to:

     o for specified loans made between July 1, 1988 and July 23, 1992, the 91-day Treasury bill rate at the final auction prior to the preceding June 1 plus 3.25%,

     o for loans made on or after July 23, 1992 and prior to July 1, 1998, the 91-day Treasury bill rate at the final auction prior to the preceding June 1 plus 3.10%, and

         The variable interest rate does not apply to loans made prior to July 23, 1992 during the first 48 months of repayment.

         Interest Subsidy Payments. The Department is responsible for paying interest on Federal Stafford Loans while the borrower is a qualified student, during a Grace Period or during Deferral Periods. The Department makes quarterly Interest Subsidy Payments to the owner of Federal Stafford Loans in the amount of interest accruing on the unpaid balance thereof prior to the commencement of repayment or during any Deferral Periods. The Act provides that the owner of an eligible Federal Stafford Loan shall be deemed to have a contractual right against the United States of America to receive Interest Subsidy Payments (and Special Allowance Payments) in accordance with its provisions. Receipt of Interest Subsidy Payments and Special Allowance Payments is conditioned on compliance with the requirements of the Act, including satisfaction of need-based criteria (and the delivery of sufficient information by the borrower and the lender to the Department to confirm the foregoing) and continued eligibility of the loan for federal reinsurance. This eligibility may be lost, however, if the loans are not held by an eligible lender, in accordance with the requirement of the Act and the applicable Federal Guarantee Agreements. See "--Eligible Lenders, Students and Educational Institutions" above, "RISK FACTORS--Risk of Loss of Federal Guarantor and Department of Education Payments for Failure to Comply with Loan Origination and Servicing Procedures for Student Loans," "FORMATION OF THE TRUSTS--Eligible Lender Trustee" and "DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS--Servicing Procedures."

         Interest Subsidy Payments and Special Allowance Payments are generally received within 45 days to 60 days after submission to the Department of the applicable claim forms for any given calendar quarter, although there can be no assurance that the payments will in fact be received from the Department within that period. See "RISK FACTORS--Risk of Variability of Actual Cash Flows." The Servicer has agreed to prepare and file with the Department all claims forms and any other required documents or filings on behalf of each Eligible Lender Trustee as owner of the related Federal Student Loans on behalf of each Trust. The Servicer has also agreed to assist each Eligible Lender Trustee in monitoring, pursuing and obtaining Interest Subsidy Payments and Special Allowance Payments, if any, with respect to Federal Student Loans. Each Eligible Lender Trustee will be required to remit Interest Subsidy Payments and Special Allowance Payments it receives with respect to Federal Student Loans within two business days of receipt thereof to the related Collection Account.

         Loan Limits. The Act requires that loans be disbursed by eligible lenders in at least two separate and equal disbursements; except that for schools with a cohort default rate of less than 10% for the three most recent fiscal years for which data is available, loans for a period of enrollment of not more than one semester, trimester or quarter, or of not more than four months, may be disbursed in a single disbursement. The Act limited the amount a student can borrow in any academic year and the amount he or she can have outstanding in the aggregate. The following chart sets forth the current and historic loan limits.

                                                              ALL STUDENTS(1)             INDEPENDENT STUDENTS
                                                             ------------------    -----------------------------------
                                                                BASE AMOUNT          ADDITIONAL
                                                              SUBSIDIZED AND           AMOUNT              MAXIMUM
                                             SUBSIDIZED ON    UNSUBSIDIZED ON       UNSUBSIDIZED          AGGREGATE
                               SUBSIDIZED      OR AFTER          OR AFTER            ONLY ON OR         TOTAL AMOUNT
BORROWER'S ACADEMIC LEVEL      PRE-1/1/87       1/1/87          10/1/93(2)         AFTER 7/1/94(3)           IN
---------------------------    ----------    -------------   ------------------    ---------------      --------------
Undergraduate (per year)
     1st year.............     $   2,500      $    2,625        $      2,625       $       4,000        $       6,625
     2nd year.............     $   2,500      $    2,625        $      3,500       $       4,000        $       7,500
     3rd year and above...     $   2,500      $    4,000        $      5,500       $       5,000        $      10,500
Graduate (per year)            $   5,000      $    7,500        $      8,500       $      10,000        $      18,500

Aggregate Limit;
     Undergraduate........     $  12,500      $   17,250        $     23,000       $      23,000        $      46,000
     Graduate (including
undergraduate)............     $  25,000      $   54,750        $     65,500       $      73,000        $     138,500

(1) The loan limits are inclusive of both Federal Stafford Loans and Federal
Direct Student Loans.

(2) These amounts represent the combined maximum loan amount per year for Federal Stafford and Federal Unsubsidized Stafford Loans. Accordingly, the maximum amount that a student may borrow under a Federal Unsubsidized Stafford
Loan is the difference between the combined maximum loan amount and the amount the student received in the form of a Federal Stafford Loan.

(3) Independent undergraduate students, graduate students or professional students may borrow these additional amounts. In addition, dependent undergraduate students may also receive these additional loan amounts if the parents of the students are unable to provide the family contribution amount and it is unlikely that the student's parents will qualify for a Federal PLUS
Loan.


         The annual loan limits are reduced in some instances where the student is enrolled in a program that is less than one academic year or has less than a full academic year remaining in his or her program. The Department has discretion to raise these limits to accommodate highly specialized or exceptionally expensive courses of study.

         Repayment. Repayment of principal on a Federal Stafford Loan generally does not commence while a student remains a qualified student, but generally begins upon expiration of the applicable Grace Period, as described below. Any borrower may voluntarily prepay without premium or penalty any loan and in connection therewith may waive any Grace Period or Deferral Period. In general, each loan must be scheduled for repayment over a period of not more than ten years after the commencement of repayment. New borrowers on or after October 7, 1998 who accumulate outstanding loans under FFELP totaling more than $30,000 are entitled to extended repayment schedules of up to 25 years subject to minimum repayment amounts. The Act currently requires minimum annual payments of $600 or, if greater, the amount of accrued interest for that year, unless the borrower and the lender agree to lesser payments. Effective July 1, 1993, the Act and regulations promulgated thereunder require lenders to offer the choice of a standard, graduated or income-sensitive repayment schedule to all borrowers who receive a loan on or after that date.

         Grace Periods, Deferral Periods And Forbearance Periods. Repayment of principal on a Federal Stafford Loan must generally commence following a period of (a) not less than 9 months or more than 12 months (with respect to loans for which the applicable interest rate is 7% per annum) and (b) not more than 6 months (with respect to loans for which the applicable interest rate is 9% per annum or 8% per annum and for loans to first-time borrowers on or after July 1, 1988) after the borrower ceases to pursue at least a half-time course of study (a "Grace Period"). However, during other periods (each, a "Deferral Period") and subject to conditions, no principal repayments need be made, including periods when the student has returned to an eligible educational institution on a full-time basis or is pursuing studies pursuant to an approved graduate fellowship program, or when the student is a member of the United States Armed Forces or a volunteer under the Peace Corps Act or the Domestic Volunteer Service Act of 1973, or when the borrower is temporarily totally disabled, or periods during which the borrower may defer principal payments because of temporary financial hardship. For new borrowers to whom loans are first disbursed on or after July 1, 1993, payment of principal may be deferred only while the borrower is at least a half-time student or is in an approved graduate fellowship program or is enrolled in a rehabilitation program, or when the borrower is seeking but unable to find full-time employment, subject to a maximum deferment of three years, or when for any reason the lender determines that payment of principal will cause the borrower economic hardship, also subject to a maximum deferment of three years. The 1992 Amendments also permit and in some cases require forbearance of loan collection in specified circumstances (each period, a "Forbearance Period").

Federal Unsubsidized Stafford Loans

         The Federal Unsubsidized Stafford Loan program created under the 1992 Amendments is designed for students who do not qualify for the maximum Federal Stafford Loan due to parental and/or student income and assets in excess of permitted amounts. The basic requirements for Federal Unsubsidized Stafford Loans are essentially the same as those for the Federal Stafford Loans, including with respect to provisions governing the interest rate, the annual loan limits and the Special Allowance Payments. The terms of the Federal Unsubsidized Stafford Loans, however, differ in some respects. The federal government does not make Interest Subsidy Payments on Federal Unsubsidized Stafford Loans. The borrower must either begin making interest payments within 60 days after the time the loan is disbursed or permit capitalization of the interest by the lender until repayment begins. Federal Unsubsidized Stafford Loan borrowers who obtained the loans on or after October 1, 1992 are required to pay, upon disbursement, a 6.5% insurance fee to the Department, though no guarantee fee may be charged by the applicable Federal Guarantor. Effective July 1, 1994, the maximum insurance premium charged by the Federal Guarantor is reduced to 1% and the origination fee is 3%. Subject to the same loan limits established for Federal Stafford Loans, the student may borrow up to the amount of the student's Unmet Need. Lenders are authorized to make Federal Unsubsidized Stafford Loans applicable for periods of enrollment beginning on or after October 1, 1992.

Federal Plus and Federal SLS Loan Programs

         The Act authorizes Federal PLUS Loans to be made to parents of eligible dependent students and previously authorized Federal SLS Loans to be made to specified categories of students. After July 1, 1993, only parents who do not have an adverse credit history or who can secure an endorser without an adverse credit history are eligible for Federal PLUS Loans. The basic provisions applicable to Federal PLUS and Federal SLS Loans are similar to those of Federal Stafford Loans with respect to the federal insurance and reinsurance on the loans. However, Federal PLUS and Federal SLS Loans differ from Federal Stafford Loans, particularly because Interest Subsidy Payments are not available under the Federal PLUS and Federal SLS Programs and in some instances Special Allowance Payments are more restricted.

         Loan Limits. Federal PLUS and Federal SLS Loans disbursed prior to July 1, 1993 are limited to $4,000 per academic year with a maximum aggregate amount of $20,000. Federal SLS Loan limits for loans disbursed on or after July 1, 1993 depended upon the class year of the student and the length of the academic year. The annual loan limit for Federal SLS Loans first disbursed on or after July 1, 1993 ranged from $4,000 for first and second year undergraduate borrowers to $10,000 for graduate borrowers, with a maximum aggregate amount of $23,000 for undergraduate borrowers and $73,000 for graduate and professional borrowers. After July 1, 1994, for purposes of new loans being originated, the Federal SLS programs were merged with the Federal Unsubsidized Stafford Loan program with the borrowing limits reflecting the combined eligibility under both programs. The only limit on the annual and aggregate amounts of Federal PLUS Loans first disbursed on or after July 1, 1993 is the cost of the student's education less other financial aid received, including scholarship, grants and other student loans.

         Interest. The interest rate determination for a PLUS or SLS Loan is dependent on when the loan was originally made and disbursed and the period of enrollment. The interest rates for PLUS and SLS Loans are summarized in the following chart.

                                                                                                           Interest
         Trigger Date(1)                         Borrower Rate(2)                   Maximum Rate         Rate Margin
-----------------------------------    -------------------------------------     -------------------     -------------
Prior to 10/01/81..............                         9%                               9%                  N/A
10/01/81 - 10/30/82............                        14%                              14%                  N/A
11/01/82 - 06/30/87............                        12%                              12%                  N/A
                                       52-Week Treasury(3) + Interest Rate
07/01/87 - 09/30/92............                       Margin                            12%                 3.25%
                                       52-Week Treasury(3) + Interest Rate
10/01/92 - 06/30/94............                       Margin                     PLUS 10%, SLS 11%          3.10%
07/01/94 - 06/30/98                    52-Week Treasury(3) + Interest Rate
(SLS repealed 07/01/94)........                       Margin                             9%                 3.10%
                                         91-Day Treasury + Interest Rate
07/01/98 - 06/30/06............                       Margin                             9%                 3.10%
On or after 07/01/06...........                        7.9%                             N/A                  N/A

(1) The Trigger Date for PLUS and SLS loans made before October 1, 1992 is the first day of enrollment period for which the loan is made, and for PLUS and SLS loans made on October 1, 1992 and after the Trigger Date is the date of the disbursement of the loan, respectively.

(2) For PLUS or SLS loans that carry a variable rate, the rate is set annually for 12-month periods beginning on July 1 and ending on June 30 on the preceding June 1 and is equal to the lesser of (a) the applicable maximum rate and (b) the sum of (1) the bond equivalent rate of 52-week Treasury bills (or
91 day Treasury bills in the case of loans made or disbursed on or after June
30, 1998) auctioned at the final auction held prior to June 1, and (2) the applicable Interest Rate Margin.

(3) For periods beginning on or after July 1, 2001, the interest rate is equal to the weekly average one-year constant maturity Treasury yield, as published by the Board of Governors of the Federal Reserve System, for the last calendar week ending on the preceding June 26, plus the applicable interest rate margin.


         A holder of a PLUS or SLS Loan is eligible to receive Special Allowance Payments during any quarter if (a) the sum of (1) the average of the bond equivalent rates of 91-day Treasury bills auctioned during the quarter and (2) the Interest Rate Margin exceeds (b) the Maximum Rate.

         Repayment, Deferments. The 1992 Amendments provide Federal SLS borrowers with the option to defer commencement of repayment of principal until the commencement of repayment of Federal Stafford Loans. Otherwise, repayment of principal of Federal PLUS and Federal SLS Loans is required to commence no later than 60 days after the date of disbursement of the loan, subject to deferral and forbearance provisions. The deferral provisions which apply are more limited than those which apply to Federal Stafford Loans. Repayment of interest, however, may be deferred and capitalized during periods of educational enrollments and periods of unemployment or hardship as specified under the Act. Further, whereas Interest Subsidy Payments are not available for the deferments, interest may be capitalized during the periods upon agreement of the lender and borrower. Maximum loan repayment periods and minimum payment amounts are the same as for Federal Stafford Loans.

         A borrower may refinance all outstanding Federal PLUS Loans under a single repayment schedule for principal and interest, with the new repayment period calculated from the date of repayment of the most recent included loan. The interest rate of the refinanced loan shall be the weighted average of the rates of all Federal PLUS Loans being refinanced. A second type of refinancing enables an eligible lender to reissue a Federal PLUS Loan which was initially originated at a fixed rate prior to July 1, 1987 in order to permit the borrower to obtain the variable interest rate available on Federal PLUS Loans on and after July 1, 1987. If a lender is unwilling to refinance the original Federal PLUS Loan, the borrower may obtain a loan from another lender for the purpose of discharging the loan and obtaining a variable interest rate.

Federal Consolidation Loan Program

         The Act authorizes a program under which borrowers may consolidate one or more of their Student Loans into a single loan (each, a "Federal Consolidation Loan") insured and reinsured on a basis similar to Federal Stafford Loans. Federal Consolidation Loans may be made in an amount sufficient to pay outstanding principal, unpaid interest, late charges and collection costs on all federally insured or reinsured student loans incurred under FFELP selected by the borrower, as well as loans made pursuant to various other federal student loan programs and which may have been made by different lenders. Under this program, a lender may make a Federal Consolidation Loan to an eligible borrower at the request of the borrower if the lender holds an outstanding loan of the borrower or the borrower certifies that he has been unable to obtain a Federal Consolidation Loan from the holders of the outstanding loans made to him. The 1998 Reauthorization Bill allows lenders to make Federal Consolidation Loans to borrowers with multiple holders of underlying FFELP loans even if the lender does not hold an outstanding loan. A borrower who is unable to obtain a Federal Consolidation Loan from an eligible lender or a Federal Consolidation Loan with an income-sensitive repayment plan acceptable to the borrower may obtain a Federal Consolidation Loan under the direct loan program. Federal Consolidation Loans that were made on or after July 1, 1994 have no minimum loan amount, although Federal Consolidation Loans for less than $7,500 must be repaid in ten years. Applications for Federal Consolidation Loans received on or after January 1, 1993 but prior to July 1, 1994, were available only to borrowers who had aggregate outstanding student loan balances of at least $7,500; for applications received before January 1, 1993, Federal Consolidation Loans are available only to borrowers who have aggregate outstanding student loan balances of at least $5,000. The borrowers must be either in repayment status or in a grace period preceding repayment and, for applications received prior to January 1, 1993, the borrower must not have been delinquent by more than 90 days on any student loan payment; for applications received on or after January 1, 1993, delinquent or defaulted borrowers are eligible to obtain Federal Consolidation Loans if they will reenter repayment through loan consolidation. For applications received on or after January 1, 1993, borrowers may, within 180 days of the origination of a Federal Consolidation Loan, add additional loans made prior to consolidation ("Add-on Consolidation Loans") for consolidation therewith. If the borrower obtains loans subsequent to the Federal Consolidation Loan, the borrower may consolidate the new loans and the Federal Consolidation Loan. The interest rate and term of the Federal Consolidation Loan, following the consolidation with the related Add-on Consolidation Loans, may be recomputed within the parameters permitted by the Act. For applications received on or after January 1, 1993, married couples who agree to be jointly and severally liable will be treated as one borrower for purposes of loan consolidation eligibility. For applications received on or after November 13, 1997, student loan borrowers may include federal direct loans in Federal Consolidation Loans.

         Federal Consolidation Loans made prior to July 1, 1994 bear interest at a rate which equals the weighted average of interest rates on the unpaid principal balances of outstanding loans, rounded up to the nearest whole one percent, with a minimum rate of 9%. For Federal Consolidation Loans made on or after July 1, 1994 through November 12, 1997, the weighted average interest rate must be rounded up to the nearest whole percent. Federal Consolidation Loans made on or after November 13, 1997 through September 30, 1998 will bear interest at the annual variable rate applicable to Stafford Loans. Federal Consolidation Loans for which the application is received on or after October 1, 1998 bear interest at a rate equal to the weighted average interest rate of the loans consolidated, rounded up to the nearest one-eighth of one percent and capped at 8.25%. Interest on Federal Consolidation Loans accrues and, for applications received prior to January 1, 1993, is to be paid without Interest Subsidy by the Department. For Federal Consolidation Loans received on or after January 1, 1993, all interest of the borrower is paid during all periods of Deferment. However, Federal Consolidation Loan applications received on or after August 10, 1993 will only be subsidized if all of the underlying loans being consolidated were subsidized Federal Stafford Loans; provided, however, that in the case of Federal Consolidation Loans made on or after November 13, 1997, that portion of the Federal Consolidation Loan that is comprised of Subsidized Stafford Loans will retain its subsidy benefits during periods of deferment. Borrowers may elect to accelerate principal payments without penalty. Further, no insurance premium may be charged to a borrower and no insurance premium may be charged to a lender in connection with a Federal Consolidation Loan. However, a fee may be charged to the lender by a Federal Guarantor to cover the costs of increased or extended liability with respect to a Consolidation Loan, and lenders must pay a Monthly Rebate Fee at an annualized rate of 1.05% for loans disbursed on or after October 1, 1993 (0.62% for loans for which applications were received between October 1, 1998 and January 31, 1999). Special Allowance Payments are made on Consolidation Loans whenever the rate charged the borrower is limited by the 9%/8.25% cap. However, for applications received on or after October 1, 1998, Special Allowance Payments are paid in order to afford the lender a yield equal to the 91-day T-bill plus 3.1%, whenever that formula exceeds the borrower's interest rate.

         Repayment of Federal Consolidation Loans begins within 60 days after discharge of all prior loans which are consolidated. Repayment schedule options must include, for applications received on or after January 1, 1993, the establishment of graduated or income sensitive repayment plans, subject to limits applicable to the sum of the Federal Consolidation Loan and the amount of the borrower's other eligible student loans outstanding. The lender may, at its option, include the graduated and income sensitive repayment plans for applications received prior to that date. Generally, depending on the total of loans outstanding, repayment may be scheduled over periods no shorter than ten but not more than 25 years in length. For applications received on or after January 1, 1993, the maximum maturity schedule is 30 years for Federal Consolidation Loans of $60,000 or more.

         All eligible loans of a borrower paid in full through consolidation are discharged in the consolidation process when the new Federal Consolidation Loan is issued.

Description of Private Student Loans Under the Programs

         In addition to the Federal Student Loans originated under the Act, the Seller may sell to the Depositor for sale to the Trust, student loans that are not federally guaranteed ("Private Student Loans"), that can be used by borrowers to supplement their Federal Student Loans in situations where the Federal Student Loans do not cover the cost of education. The holders of Private Student Loans are not entitled to receive any Federal Assistance with respect thereto. The terms any underwriting criteria for any program relating to the origination of Private Student Loans will be set forth in the related prospectus supplement.

Insurance of Student Loans; Guarantors of Student Loans

         Federal Guarantors. The Act authorizes Federal Guarantors to support education financing and credit needs of students at post-secondary schools. The Act encourages every state either to establish its own agency or to designate another Federal Guarantor in cooperation with the Secretary. Under various programs throughout the United States of America, Federal Guarantors insure and sometimes service guaranteed student loans. The Federal Guarantors are reinsured by the federal government for from 80% to 100% of each default claim paid, depending on their claims experience, for loans disbursed prior to October 1, 1993, from 78% to 98% of each default claim paid for loans disbursed on or after October 1, 1993 and prior to October 1, 1998 and from 75% to 95% of each default claim paid for loans disbursed on or after October 1, 1998. Federal Guarantors are reinsured by the federal government for 100% of death, disability, bankruptcy, closed school and false certification claims paid. Loans guaranteed under the lender of last resort provisions of the Act are also 100% guaranteed and reinsured. SEE"--Federal Insurance and Reinsurance of Federal Guarantors" below.

         Federal Guarantors collect a one-time insurance premium ranging up to 1% of the principal amount of each guaranteed loan, depending on the Federal Guarantor. Federal Guarantors are prohibited from charging insurance premiums on loans made under the Federal Unsubsidized Stafford Loan program prior to July 1, 1994. On the loans made prior to July 1, 1994, the Act requires that a 6.5% combined loan origination fee and insurance premium be paid by the borrower on Federal Unsubsidized Stafford Loans. This fee is passed through to the Department by the originating lender. Effective July 1, 1994, the maximum insurance premium and origination fee for Federal Stafford Loans and Federal Unsubsidized Stafford Loans are 1% and 3%, respectively.

         Each Federal Student Loan to be sold to an Eligible Lender Trustee on behalf of a Trust will be guaranteed as to principal and interest by a Federal Guarantor pursuant to a Guarantee Agreement between the Federal Guarantor and the applicable Eligible Lender Trustee. The applicable prospectus supplement for each Trust will identify each related Federal Guarantor for the Federal Student Loans held by the Trust as of the applicable Closing Date and the amount of the Federal Student Loans it is guaranteeing for the Trust.

         The 1993 Act granted the Department broad powers over Federal Guarantors and their reserves. These powers include the authority to require a Federal Guarantor to return all reserve funds to the Department if the Department determines the action is necessary to ensure an orderly termination of the Federal Guarantor, to serve the best interests of the student loan programs or to ensure the proper maintenance of the Federal Guarantor's funds or assets. The Department is also now authorized to direct a Federal Guarantor to return a portion of its reserve funds which the Department determines is unnecessary to pay the program expenses and contingent liabilities of the Federal Guarantor and/or to cease any activities involving the use of the Federal Guarantor's reserve funds or assets which the Department determines is a misapplication or otherwise improper. The Department may also terminate a Federal Guarantor's reinsurance agreement if the Department determines that the action is necessary to protect the federal fiscal interest. These various changes create a significant risk that the resources available to the Federal Guarantors to meet their guarantee obligations will be significantly reduced.

         Federal Insurance And Reinsurance Of Federal Guarantors. A Federal Student Loan is considered to be in default for purposes of the Act when the borrower fails to make an installment payment when due or to comply with other terms of the loan, and if the failure persists for a period of time as specified by the Act. Under specified circumstances a loan deemed ineligible for Federal Reinsurance may be restored to eligibility. Procedures for the restoration of eligibility are discussed below.

         If the loan in default is covered by federal loan insurance in accordance with the provisions of the Act, the Department is to pay the applicable Federal Guarantor, as insurance beneficiary, the amount of the loss sustained thereby, upon notice and determination of the amount, within 90 days of the notification, subject to reduction as described below.

         If the loan is guaranteed by a Federal Guarantor, the eligible lender is reimbursed by the Federal Guarantor for 100% (or not more than 98% for loans disbursed on or after October 1, 1993) of the unpaid principal balance of the defaulted loan plus accrued and unpaid interest thereon so long as the eligible lender has properly originated and serviced the loan. Under the Act, the Department enters into a guarantee agreement with each Federal Guarantor, which provides for federal reinsurance for amounts paid to eligible lenders by the Federal Guarantor with respect to defaulted loans.

         Pursuant to the agreements, the Department also agrees to reimburse a Federal Guarantor for 100% of the amounts expended in connection with a claim resulting from the death, bankruptcy, total and permanent disability of a borrower, ineligible loan, the death of a student whose parent is the borrower of a Federal PLUS Loan or claims by borrowers who received loans on or after January 1, 1986 and who are unable to complete the programs in which they are enrolled due to school closure or borrowers whose borrowing eligibility was falsely certified by the eligible institution; claims are not included in calculating a Federal Guarantor's claims rate experience for federal reinsurance purposes. The Department also agrees to reimburse a Federal Guarantor for 100% of the amounts expended in connection with claims on loans made under the lender of last resort provisions. The Department is also required to repay the unpaid balance of any loan if the borrower files for relief under Chapter 12 or 13 of the Bankruptcy Code or files for relief under Chapter 7 or 11 of the Bankruptcy Code and has been in repayment for more than 7 years or commences an action for a determination of dischargeability under
Section 523(a)(8)(b) of the Bankruptcy Code, and is authorized to acquire the loans of borrowers who are at high risk of default and who request an alternative repayment option from the Department. FFELP loans are generally not dischargeable by a borrower in bankruptcy pursuant to the Bankruptcy Code unless there is an undue hardship determination made by the bankruptcy court.

         The amount of the reinsurance payment to the Federal Guarantor for default claims is subject to reduction based upon the annual default claims rate of the Federal Guarantor, calculated to equal the amount of federal reinsurance claims paid by the Department to the Federal Guarantor during any fiscal year as a percentage of the original principal amount of guaranteed loans in repayment at the end of the prior federal fiscal year. The formula is summarized as follows:


Claims Rate of Federal Guarantor             Reimbursement to Federal Guarantor by the Department of Education(1)
0% to and including 5%....................   100%

Greater than 5% to and including 9%.......   100% of claims to and including 5%; 90% of claims greater than 5%
                                             100% of claims to and including 5%; 90% of claims greater than 5% to and
Greater than 9%...........................   than 9% including 9%; and 80% of claims greater


(1) The federal reimbursement has been reduced to 98%, 88% and 78% for loans disbursed on or after October 1, 1993 and prior to October 1, 1998 and 95%, 85% and 75% for loans disbursed on or after October 1, 1998.

         The claims experience is not accumulated from year to year, but is determined solely on the basis of claims in any one federal fiscal year compared with the original principal balance of loans in repayment at the beginning of that year.

         The 1992 Amendments addressed education loan industry concerns regarding the Department's commitment to providing support in the event of Federal Guarantor failures. Pursuant to the 1992 Amendments and additional changes made in 1997 and 1998, Federal Guarantors are required to maintain specified reserve fund levels. The levels are defined as 0.5% of the total attributable amount of all outstanding loans guaranteed by the Federal Guarantor for the fiscal year of the Federal Guarantor that begins in 1993, 0.7% for the Federal Guarantor's fiscal year beginning in 1994, 0.9% for the Federal Guarantor's fiscal year beginning in 1995, and 1.1% for the Federal Guarantor's fiscal year beginning on or after January 1, 1996. If the Federal Guarantor fails to achieve the minimum reserve level in any two consecutive years, if the Federal Guarantor's federal annual claims rate equals or exceeds 5%, or if the Department determines the Federal Guarantor's administrative or financial condition jeopardizes its continued ability to perform its responsibilities, the Department may require the Federal Guarantor to submit and implement a management plan to address the deficiencies. The Department may terminate the Federal Guarantor's agreements with the Department if the Guarantor fails to submit the required plan, or fails to improve its administrative or financial condition substantially, or if the Department determines the Federal Guarantor is in danger of financial collapse. In this event, the Department is required to assume responsibility for the functions of the Federal Guarantor and in connection therewith is authorized to undertake specified actions to assure the continued payment of claims, including maturity advances to Federal Guarantors to cover immediate cash needs, transferring of guarantees to another Federal Guarantor, or transfer of guarantees to the Department itself. No assurance can be made that the Department will under any given circumstance exercise its right to terminate a reimbursement agreement with a Federal Guarantor or make a determination that the Federal Guarantor is unable to meet its guarantee obligations.

         The Act requires that, subject to compliance with the Act, the Secretary must pay all amounts, which may be required to be paid under the Act as a result of specified events of death, disability, bankruptcy, school closure or false certification by the educational institution described in the Act. It further provides that Federal Guarantors shall be deemed to have a contractual right against the United States of America to receive reinsurance in accordance with its provisions. In addition, the 1992 Amendments provide that if the Department determines that a Federal Guarantor is unable to meet its insurance obligations, holders of loans may submit insurance claims directly to the Department until the obligations are transferred to a new Federal Guarantor capable of meeting the obligations or until a successor Federal Guarantor assumes the obligations. No assurance can be made that the Department would under any given circumstances assume the obligation to assure satisfaction of a guarantee obligation by exercising its right to terminate a reimbursement agreement with a Federal Guarantor or by making a determination that the Federal Guarantor is unable to meet its guarantee obligations.

         Private Guarantors. Private Student Loans are not entitled to any federal reinsurance or assistance from the Department or any other governmental entity. Although each Private Guarantor maintains a loan loss reserve intended to absorb losses arising from its guarantee commitments, there can be no assurance that the amount of such reserve will be sufficient to cover the obligations of such Private Guarantor over the term of the related Private Student Loans.

Origination and Marketing Process

         The Act specifies rules regarding loan origination practices, which lenders must comply with in order for their Federal Student Loans to be guaranteed and to be eligible to receive Federal Assistance. Lenders of Federal Student Loans are prohibited from offering points, premiums, payments or other inducements, directly or indirectly, to any educational institution, guarantor or individual in order to secure Federal Student Loan applications, and no lender may conduct unsolicited mailings of Federal Student Loan applications to students who have not previously received student loans from that lender.

         Generally the student and school complete the combined application with promissory note and mail or electronically transmit it either to a lender or directly to the applicable Guarantor, if applicable. Both the lender and the Guarantor, if applicable must approve the application, including confirming that the application is complete and that it (as well as the prospective borrower and institution) complies with all applicable requirements of the Act and the requirements of the Guarantor, if applicable. The Act requires that each Federal Guarantor have procedures designed to assure that it guarantees Federal Student Loans only to students attending institutions which meet the requirements of the Act. Certain lenders establish maximum default rates for institutions whose students they will serve. For each application that is approved, the applicable Guarantor, if applicable, will issue a guarantee certificate to the lender, which will then cause the loan to be disbursed (typically in multiple installments) and a disclosure statement confirming the terms of the Student Loan to be sent to the student borrower. These procedures differ slightly for Federal Consolidation Loans.

         The origination procedures for any Private Student Loans included in a Trust will be set forth in the related prospectus supplement.

Servicing and Collections Process

         The applicable Guarantee Agreements and the Act require the holder of Federal Student Loans to cause specified procedures, including due diligence procedures and the taking of specific steps at specific intervals, to be performed with respect to the servicing of the Federal Student Loans. These procedures are designed to ensure that the Federal Student Loans are repaid on a timely basis by or on behalf of borrowers. The Servicer agrees to perform the servicing and collection procedures with respect to the Federal Student Loans on behalf of each Trust pursuant to the related Loan Servicing Agreement between the Servicer and the Eligible Lender Trustee (the "Loan Servicing Agreement"). The procedures generally include periodic attempts to contact any delinquent borrower by telephone and by mail, commencing with one written notice within the first fifteen days of delinquency and including multiple written notices and telephone calls to the borrower thereafter at specified times during any delinquency. All telephone calls and letters are automatically registered, and a synopsis of each call or the mailing of each letter is noted in the Servicer's loan file for the borrower. The Servicer is also required to perform skip tracing procedures on delinquent borrowers whose current location is unknown, including contacting the borrowers' schools and references. Failure to comply with the established procedures could adversely affect the ability of a given Eligible Lender Trustee, as holder of legal title to the Federal Student Loans on behalf of the related Trust, to realize the benefits of any Guarantee Agreement or to receive the benefits of Federal Assistance from the Department with respect thereto. Failure to comply with established procedures with respect to a Federal Student Loan may also result in the denial of coverage under a Guarantee Agreement for specified accrued interest amounts, in circumstances where the failure has not caused the loss of the guarantee of the principal of the Federal Student Loan. See "RISK FACTORS--Risk that Failure to Comply with Student Loan Origination and Servicing Procedures for Federal Student Loans May Adversely Affect the Trust's Ability to Pay Principal and Interest on the Related Notes and Certificates."

         At prescribed times prior to submitting a claim for payment under a Guarantee Agreement for a delinquent Federal Student Loan, the Servicer generally is required to notify the applicable Guarantor of the existence of the delinquency. These notices advise the Guarantor of seriously delinquent accounts and allow the Guarantor to make additional attempts to collect on the loans prior to the filing of claims. Any Federal Student Loan which is delinquent beyond a specified number of days is considered to be in default, after which the Servicer will submit a claim for reimbursement therefor to the applicable Guarantor. Failure to file a claim within specified times of delinquency may result in denial of the guarantee claim with respect to the Federal Student Loan. The Servicer's failure to file a guarantee claim in a timely fashion would constitute a breach of its covenants and, unless otherwise specified in the prospectus supplement for a given series of Securities, would, if as a result of the failure the related guaranty payment is no longer available to the related Trust, create an obligation of the Servicer to arrange for the purchase of the applicable Federal Student Loan from the applicable Eligible Lender Trustee on behalf of the related Trust. The obligation of the Servicer to arrange for a purchase will constitute the sole remedy available to Securityholders or the Eligible Lender Trustee for a failure by the Servicer. SEE "Description of the Transfer and Servicing Agreements--Servicer Covenants."

Claims and Recovery Rates

         Certain historical information concerning guarantee claims and recovery rates of the Guarantors for the Student Loans held by the related Trust as of the applicable closing date specified in the related prospectus supplement (the "Closing Date") with respect to each series of Securities will be set forth in each prospectus supplement. There can be no assurance that the claim and recovery experience on any pool of Student Loans with respect to a given Trust will be comparable to prior experience or to any information set forth in each prospectus supplement.

                   WEIGHTED AVERAGE LIVES OF THE SECURITIES

         The weighted average lives of the Notes and the Certificates of any series will generally be influenced by the rate at which the principal balances of the related Student Loans are paid, which payment may be in the form of scheduled amortization or prepayments. (For this purpose, the term "prepayments" includes prepayments in full or in part (including pursuant to Federal Consolidation Loans), as a result of:

     o   borrower default, death, disability or bankruptcy,

     o   a closing of or a false certification by the borrower's school and

     o subsequent liquidation of the loans or collection of Guarantee Payments with respect thereto and as a result of Student Loans being repurchased by the Seller or the Servicer for administrative reasons.)

         Except as otherwise set forth in your prospectus supplement, all of the Student Loans are prepayable at any time without penalty to the borrower. The rate of prepayment of Student Loans is influenced by a variety of economic, social and other factors, including as described below and in the applicable prospectus supplement. In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available at prevailing interest rates which fall significantly below the interest rates applicable to the Student Loans. However, because many of the Student Loans bear interest that either actually or effectively is floating, it is impossible to predict whether changes in prevailing interest rates will be similar to or will vary from changes in the interest rates on the Student Loans. In addition, under specified circumstances, the Seller or the Servicer will be obligated to repurchase or arrange for the repurchase of Student Loans from a given Trust pursuant to the related Loan Sale Agreement or Loan Servicing Agreement, as applicable, as a result of breaches of applicable representations and warranties or covenants. See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and"--Servicer Covenants." See also "Description of the Transfer and Servicing Agreements--Termination--Optional Redemption" regarding the Servicer's option to purchase the Student Loans from a given Trust and "Insolvency Event" regarding the sale of the Student Loans if an Insolvency Event with respect to the Company occurs. Also, in the case of a Trust having a Funding Period or Revolving Period, the addition of Student Loans to the Trust during the period could affect the weighted average lives of the Securities of the related series. See "Description of the Transfer and Servicing Agreements--Additional Fundings."

         On the other hand, scheduled payments with respect to, and maturities of, the Student Loans may be extended, including pursuant to applicable grace, deferral and forbearance periods. The rate of payment of principal of the Notes and the Certificates and the yield on the Notes and the Certificates may also be affected by the rate of defaults resulting in losses on Student Loans, by the severity of those losses and by the timing of those losses, which may affect the ability of the Guarantors to make Guarantee Payments with respect thereto.

         In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes or the Certificates of a given series on each Distribution Date, since the amount will depend, in part, on the amount of principal collected on the related pool of Student Loans during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Student Loans will be borne entirely by the Noteholders and the Certificateholders of a given series. The related prospectus supplement may set forth additional information with respect to the maturity and prepayment considerations applicable to the particular pool of Student Loans and the related series of Securities.

                     POOL FACTORS AND TRADING INFORMATION

         Each of the "Note Pool Factor" for each class of Notes and the "Certificate Pool Factor" for each class of Certificates (each, a "Pool Factor") will be a seven-digit decimal which the Servicer will compute prior to each Distribution Date indicating the remaining outstanding principal amount of the class of Notes or the remaining principal balance for the class of Certificates (the "Certificate Balance"), respectively, as of that Distribution Date (after giving effect to distributions to be made on the Distribution Date), as a fraction of the initial outstanding principal amount of the class of the Notes or the initial Certificate Balance for the class of Certificates, respectively. Each Pool Factor will be 1.0000000 as of the Closing Date, and thereafter will decline to reflect reductions in the outstanding principal amount of the applicable class of Notes or reductions of the Certificate Balance of the applicable class of Certificates, as applicable. A Securityholder's portion of the aggregate outstanding principal amount of the related class of Notes or of the aggregate outstanding Certificate Balance for the related class of Certificates, as applicable, is the product of (1) the original denomination of that Securityholder's Note or Certificate and (2) the applicable Pool Factor.

         If so provided in the related prospectus supplement with respect to a Trust, the Securityholders will receive reports on or about each Distribution Date concerning the payments received on the Student Loans, the Pool Balance (as the term is defined in the related prospectus supplement, the "Pool Balance"), the applicable Pool Factor and various other items of information.

         Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. SEE "Certain Information Regarding the Securities--Reports to Securityholders."

                           DESCRIPTION OF THE NOTES

         With respect to each Trust, one or more classes of notes (the
"Notes") of a given series will be issued pursuant to the terms of an indenture (an "Indenture") between the Trust and the trustee specified in the related prospectus supplement (an "Indenture Trustee"), a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary describes terms of the Notes and the Indenture. The summary does not purport to be complete and is qualified in its entirety by reference to all the provisions of the Notes and the Indenture.

         Unless otherwise specified in the related prospectus supplement, each class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Administrator, the "Depositary") except as set forth below. Unless otherwise specified in the related prospectus supplement, the Notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The Depositor has been informed by DTC that DTC's Nominee will be Cede, unless another nominee is specified in the related prospectus supplement. Accordingly, the nominee is expected to be the holder of record of the Notes of each class. Unless and until Definitive Notes (as defined below) are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references in this prospectus and in the related prospectus supplement to actions by Noteholders of Notes held in book-entry form refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references in this prospectus to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Notes for distribution to Noteholders in accordance with DTC's procedures with respect thereto. SEE "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities."

                    PRINCIPAL OF AND INTEREST ON THE NOTES

         The timing and priority of payment, seniority, allocations of losses, interest at a per annum interest rate (the "Interest Rate") and amount of or method of determining payments of principal and interest on each class of Notes of a given series will be described in the related prospectus supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of the series, as described in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, payments of interest on the Notes of the series will be made prior to payments of principal thereon. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate or any combination of the foregoing. The related prospectus supplement will specify the Interest Rate for each class of Notes of a given series or the method for determining the Interest Rate. SEE ALSO "Certain Information Regarding the Securities--Fixed Rate Securities" and "Floating Rate Securities." One or more classes of the Notes of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including as a result of the exercise by the Seller, or another party named in the related prospectus supplement, of its option to purchase the related Student Loans.

         Unless otherwise specified in the related prospectus supplement, Noteholders of all classes within a series will have the same priority with respect to payments of interest. The amount available for the payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related prospectus supplement (each, a "Distribution Date"), in which case each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to the class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of the series. SEE "Description of the Transfer and Servicing Agreements-Distributions" and "Credit and Cash Flow Enhancement."

         In the case of a series of Notes which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each class will be set forth in the related prospectus supplement. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of the class.

         In the case of a series of Notes relating to a Trust having a Pre-Funding Account, the Notes of the series will be redeemed in part on the Distribution Date on or immediately following the last day of the related Funding Period or Revolving Period, in the event that any amount remains on deposit in the applicable account after giving effect to all Additional Fundings on or prior to the date, in an aggregate principal amount described in the related prospectus supplement. see "Description of the Transfer and Servicing Agreements-Credit and Cash Flow Enhancement-Reserve Account" for a description of the Reserve Account and the distribution of amounts in excess of the Specified Reserve Account Balance (as defined in the related prospectus supplement).

         If specified in the related prospectus supplement, the Trust may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to your Notes or Certificates.

                                 THE INDENTURE

         Modification Of Indenture. With respect to each trust, with the consent of the holders of a majority of the outstanding notes of the related series, the indenture trustee and the trust may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the indenture with respect to the notes, or to modify (except as provided below) in any manner the rights of the related Noteholders, provided that the indenture trustee receives an opinion of counsel with respect to certain tax matters.

         Unless otherwise specified in the related prospectus supplement with respect to a series of Notes, however, without the consent of the holder of each outstanding Note affected thereby, no supplemental indenture will:

     o change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable,

     o impair the right to institute suit for the enforcement of provisions of the related Indenture regarding payment,

     o reduce the percentage of the aggregate amount of the outstanding Notes of the series, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with provisions of the related Indenture or of defaults thereunder and their consequences as provided for in the Indenture,

     o modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, the Seller or the Depositor, an affiliate of either of them or any obligor on the Notes,

     o reduce the percentage of the aggregate outstanding amount of the Notes, the consent of the holders of which is required to direct the related Eligible Lender Trustee on behalf of the applicable Trust to sell or liquidate the Student Loans if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of the series,

     o decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the related Indenture or other related agreements, or

     o permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for the Notes of the series or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

         Unless otherwise specified in the applicable prospectus supplement, the applicable Trust and the related Indenture Trustee may also enter into supplemental indentures without obtaining the consent of Noteholders of the series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of Noteholders of the series so long as the action will not, in the opinion of counsel satisfactory to the applicable Indenture Trustee, materially and adversely affect the interest of any Noteholder of the series.

         Events Of Default; Rights Upon Event Of Default. With respect to the Notes of a given series, unless otherwise specified in the related prospectus supplement, an "Event of Default" under the related Indenture will consist of the following:

     (1) a default for five days or more in the payment of any interest on any Note after the same becomes due and payable;

     (2) a default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable;

     (3) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any default for a period of 30 days or for a longer period, not in excess of 90 days after notice thereof is given to the applicable Trust by the applicable Indenture Trustee or to the applicable Trust and the applicable Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding;

     (4) any representation or warranty made by the applicable Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and the breach is not cured within 30 days or for a longer period, not in excess of 90 days after notice thereof is given to the Trust by the applicable Indenture Trustee or to the Trust and the applicable Indenture Trustee by the holders of at least 25% in principal amount of the Notes of the series then outstanding;

     (5) events of bankruptcy, insolvency, receivership or liquidation of the Trust. However, the amount of principal required to be distributed to Noteholders of the series under the related Indenture on any Distribution Date will generally be limited to amounts available after payment of all prior obligations of the Trust, or

     (6)  any other events as may be specified in the prospectus supplement.

         Therefore, unless otherwise specified in the related prospectus supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Distribution Date for the class of Notes. If, with respect to any series of Notes, interest is paid at a variable rate based on an index, the related prospectus supplement may provide that, in the event that, for any Distribution Date, the Interest Rate as calculated based on the index is less than an alternate rate calculated for the Distribution Date based on interest collections on the Student Loans (the amount of the difference, the "Index Shortfall Carryover"), the Interest Rate for the Distribution Date shall be the alternate rate and the Interest Shortfall Carryover shall be payable as described in the prospectus supplement. Unless otherwise provided in the prospectus supplement, payment of the Index Shortfall Carryover shall be lower in priority than payment of interest on the Notes at the Interest Rate (whether the Interest Rate is based on the index or the alternate rate) and, accordingly, the nonpayment of the Interest Shortfall Carryover on any Distribution Date shall not generally constitute a default in the payment of interest on the Notes.

         If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of the Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Unless otherwise specified in the related prospectus supplement, the declaration may be rescinded by the holders of a majority in principal amount of the Notes then outstanding if (1) the Eligible Lender Trustee on behalf of the related Trust has paid or deposited with the Indenture Trustee a sum sufficient to pay (A) all payments of principal of and interest on all Notes and all other amounts that would then be due under the related Indenture or upon the Notes if the Event of Default giving rise to the acceleration had not occurred, and (B) all sums paid or advanced by the Indenture Trustee under the related Indenture and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel, and (2) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by the acceleration, have been cured or, under the circumstances described below, waived.

         If the Notes of any series have been declared to be due and payable following an Event of Default with respect thereto, the related Indenture Trustee may, in its discretion, exercise remedies as a secured party, require the related Eligible Lender Trustee to sell the Student Loans or elect to have the related Eligible Lender Trustee maintain possession of the Student Loans and continue to apply collections with respect to the Student Loans as if there had been no declaration of acceleration. Unless otherwise specified in the related prospectus supplement, however, the related Indenture Trustee is prohibited from directing the related Eligible Lender Trustee to sell the Student Loans following an Event of Default, other than a default in the payment of any principal or a default for five days or more in the payment of any interest on any Note with respect to any series, unless

     o   the holders of all the outstanding Notes consent to the sale,

     o the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding Notes at the date of the sale, or

     o the related Indenture Trustee determines that the collections on the Student Loans would not be sufficient on an ongoing basis to make all payments on the Notes as the payments would have become due if the obligations had not been declared due and payable, and the related Indenture Trustee obtains the consent of the holders of 662/3% of the aggregate principal amount of the Notes then outstanding.

         Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default should occur and be continuing with respect to a series of Notes, the related Indenture Trustee will be under no obligation to exercise any of the rights or powers under the applicable Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and other limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding Notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee and the holders of a majority in principal amount of the Notes then outstanding may, in specified cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the applicable Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

         Unless otherwise specified in the related prospectus supplement, no holder of Notes of any series will have the right to institute any proceeding with respect to the related Indenture, unless:

     o the holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default,

     o the holders of not less than 25% in principal amount of the outstanding Notes have requested in writing that the Indenture Trustee institute the proceeding in its own name as Indenture Trustee,

     o the holder or holders have offered the Indenture Trustee reasonable indemnity,

     o the Indenture Trustee has for 60 days failed to institute the proceeding, and

     o no direction inconsistent with the written request has been given to the Indenture Trustee during the 60-day period by the holders of a majority in principal amount of the outstanding Notes.

         In addition, each Indenture Trustee and the related Noteholders will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         With respect to any Trust, none of the related Indenture Trustee, the Seller, the Depositor, the Administrator, the Servicer or the Eligible Lender Trustee in its individual capacity, or any holder of a Certificate representing an ownership interest in the applicable Trust, or any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

         Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless

     o the entity formed by or surviving the consolidation or merger is organized under the laws of the United States of America, any state thereof or the District of Columbia,

     o the entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of the Trust under the related Indenture,

     o no Event of Default shall have occurred and be continuing immediately after the merger or consolidation,

     o the Trust has been advised that the ratings of the Notes and the Certificates of the related series would not be reduced or withdrawn by the Rating Agencies as a result of the merger or consolidation, and

     o the Trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse federal or [_______] state tax consequence to the Trust or to any Certificateholder or Noteholder of the related series.

         Each Trust will not, among other things,

     o except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or related documents (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust,

     o claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of the Notes because of the payment of taxes levied or assessed upon the Trust,

     o except as contemplated by the Related Documents, dissolve or liquidate in whole or in part,

     o permit the validity or effectiveness of the applicable Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the applicable Indenture except as may be expressly permitted thereby, or

     o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest in the Trust or the proceeds thereof, except as expressly permitted by the Related Documents.

         No Trust may engage in any activity other than as specified under the section of the related prospectus supplement entitled "Formation of the Trust." No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes of the related series and the applicable Indenture or otherwise in accordance with the Related Documents.

         Annual Compliance Statement. Each Trust will be required to file annually with the applicable Indenture Trustee a written statement as to the fulfillment of its obligations under the related Indenture.

         Indenture Trustee's Annual Report. Each Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to, among other things, its eligibility and qualification to continue as the Indenture Trustee under the applicable Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of indebtedness owing by the Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by the applicable Indenture Trustee and any action taken by it that materially affects the related Notes and that has not been previously reported.

         Satisfaction And Discharge Of Indenture. An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all the Notes or, with limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes.

         The Indenture Trustee. The Indenture Trustee for a series of Notes will be specified in the related prospectus supplement. The Indenture Trustee for any series may resign at any time, in which event the Issuer will be obligated to appoint a successor trustee for the series. The Issuer may also remove any Indenture Trustee if the Indenture Trustee ceases to be eligible to continue under the related Indenture or if the Indenture Trustee becomes insolvent. In these circumstances, the Issuer will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for the series. In addition, the Administrator for any series may remove the related Indenture Trustee at any time.

                        DESCRIPTION OF THE CERTIFICATES

         With respect to each Trust, one or more classes of certificates (the "Certificates" and together with the Notes, the "Securities") of a given series will, unless otherwise specified in the related prospectus supplement, be issued pursuant to the terms of a Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary describes terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to all the provisions of the Certificates and the Trust Agreement.

         Unless otherwise specified in the related prospectus supplement, each class of Certificates will initially be represented by a single Certificate registered in the name of the Depository, except as set forth below. Unless otherwise specified in the related prospectus supplement and except for the Certificates of a given series purchased by the Depositor or the Seller or an affiliate specified in the related prospectus supplement (the "Company"), the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. The Depositor has been informed by DTC that DTC's Nominee will be Cede, unless another nominee is specified in the related prospectus supplement. Accordingly, the nominee is expected to be the holder of record of the Certificates of any series that are not purchased by the applicable Company. Unless and until Definitive Certificates (as defined below) are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no Certificateholder (other than the applicable Company) will be entitled to receive a physical certificate representing a Certificate. All references in this prospectus and in the related prospectus supplement to actions by Certificateholders (other than the applicable Company) refer to actions taken by DTC upon instructions from the Participants and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to Certificateholders (other than the applicable Company) refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. SEE "Certain Information Regarding the Securities--Book-Entry Registration" and"--Definitive Securities." Unless otherwise specified in the related prospectus supplement, Certificates of a given series owned by the Seller, the Depositor or either's affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement, except that, assuming that all Certificates of a given series are not all owned by the Seller, the Depositor or either's affiliates, the Certificates owned by the Seller, the Depositor or either's affiliates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders has given any request, demand, authorization, direction, notice, consent or other action under the Related Documents (other than the commencement by the related Trust of a voluntary proceeding in bankruptcy as described under "Description of the Transfer and Servicing Agreements--Insolvency Event").

Principal and Interest in Respect of the Certificates

         The timing and priority of distributions, seniority, allocations of losses, interest at a per annum interest rate (the "Pass-Through Rate") and amount of or method of determining distributions with respect to principal and interest of each class of Certificates of a given series will be described in the related prospectus supplement. Distributions of interest on the Certificates will be made on each Distribution Date and will be made prior to distributions with respect to principal of the Certificates. Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate or any combination of the foregoing. The related prospectus supplement will specify the Pass-Through Rate for each class of Certificates of a given series or the method for determining the Pass-Through Rate. SEE ALSO "Certain Information Regarding the Securities--Fixed Rate Securities" and "Floating Rate Securities." Unless otherwise provided in the related prospectus supplement, distributions in respect of the Certificates of a given series may be subordinate to payments in respect of the Notes of the series as more fully described in the related prospectus supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all the Certificateholders of the class.

         In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each class shall be as set forth in the related prospectus supplement. See "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement--Reserve Account" for a description of the Reserve Account and the distribution of amounts in excess of the Specified Reserve Account Balance (as defined in the related prospectus supplement).

                 CERTAIN INFORMATION REGARDING THE SECURITIES

Fixed Rate Securities

         Each class of Securities may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the applicable prospectus supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass-Through Rate, as the case may be, specified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes--Principal of and Interest on the Notes" and "Description of the Certificates--Principal and Interest in Respect of the Certificates."

Floating Rate Securities

         Each class of floating rate securities will bear interest at an annual rate determined by reference to an interest rate index, plus or minus a Spread, which may be multiplied by any Spread Multiplier, all as specified in the related prospectus supplement. The index may be based on LIBOR, a commercial paper rate or index, a federal funds rate, a U.S. Treasury securities rate, a negotiable certificate of deposit rate or some other rate.

         Each class of Floating Rate Securities will bear interest for each applicable Interest Reset Period (as the term is defined in the related prospectus supplement with respect to a class of Floating Rate Securities, "Interest Reset Period") at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related prospectus supplement. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable prospectus supplement as being applicable to the class, and the "Spread Multiplier" is the percentage that may be specified in the applicable prospectus supplement as being applicable to the class.

         As specified in the applicable prospectus supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (2) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

         Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "Calculation Agent") to calculate interest rates on each class of Floating Rate Securities issued with respect thereto. The applicable prospectus supplement will set forth the identity of the Calculation Agent for each class of Floating Rate Securities of a given series, which may be the Administrator, the Eligible Lender Trustee or the Indenture Trustee with respect to the series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. Unless otherwise specified in the applicable prospectus supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

Book-Entry Registration

         If the related prospectus supplement so specifies, one or more classes of securities of any series may be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company, in the United States, Clearstream Banking, Luxembourg, S.A. or the Euroclear System, in Europe, if they are participating organizations (a "Participant") of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as "DTC." Clearstream Banking, Luxembourg, S.A. is referred to as "Clearstream." The Euroclear System is referred to as "Euroclear." The book-entry securities will be issued in one or more certificates or notes, as the case may be, that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and The Chase Manhattan Bank will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate or note representing such security. Unless and until physical securities are issued, it is anticipated that the only "Securityholder" will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through Participants and DTC.

         An owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

         Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the trustee through DTC and DTC Participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates or notes, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

         Beneficial owners will not receive or be entitled to receive physical certificates for the securities referred to as "Definitive Securities" (the "Definitive Securities"), except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not Participants may transfer ownership of securities only through Participants and Financial Intermediaries by instructing such Participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective Participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

         Transfers between DTC Participants will occur in accordance with the Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositaries.

         DTC is a New York-chartered limited purpose trust company that performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

         Clearstream Banking, societe anonyme, Luxembourg, has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in account of Clearstream Participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier in Luxembourg. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

         Distributions, to the extent received by the relevant depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

         Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         The trustee will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

         Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC Participants that in turn can only act on behalf of Financial Intermediaries, the ability of an owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates or notes for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates or notes.

         Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC Participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

         DTC has advised the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the Agreement only at the direction of one or more DTC Participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such Participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.

Definitive Securities

         Physical certificates representing a security will be issued to beneficial owners only upon the events specified in the related Agreement. Such events may include the following:

     o we advise the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we are or the trustee is unable to locate a qualified successor,

     o at our option, we elect to terminate the book-entry system through DTC, or

     o after the occurrence of an event of default, securityholders representing not less than 50% of the aggregate current principal amount of the applicable securities advise the trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the securityholders.

         Upon the occurrence of any of the events specified in the related Agreement, DTC will be required to notify all Participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates or notes representing the securities and instruction for re-registration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures listed in this prospectus and in the Agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         We, the Master Servicer, if any, and the trustee will not have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

List of Securityholders

         Unless otherwise specified in the related prospectus supplement, holders of Notes evidencing not less than 25% of the aggregate outstanding principal balance of the Notes may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by the Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or the Notes. The Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting Noteholders, to all Noteholders of the series.

         Unless otherwise specified in the related prospectus supplement, three or more Certificateholders of the series or one or more holders of the Certificates evidencing not less than 25% of the Certificate Balance of the Certificates may, by written request to the related Eligible Lender Trustee, obtain access to the list of all Certificateholders for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or under the Certificates.

Reports to Securityholders

         With respect to each series of Securities, on each Distribution Date, the Applicable Trustee will provide to Securityholders of record as of the related Record Date a statement setting forth substantially the same information as is required to be provided on the periodic report provided to the related Indenture Trustee and the related Trust described under "Description of Transfer and Servicing Agreements--Statements to Indenture Trustee and Trust." The statements will be filed with the Commission during the period required by Rule 15d-1 under the Securities Exchange Act of 1934, as amended, and will not be filed with the Commission thereafter. The statements provided to Securityholders will not constitute financial statements prepared in accordance with generally accepted accounting principles.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Applicable Trustee will mail to each person who at any time during the calendar year was a Securityholder with respect to the Trust and received any payment thereon, a statement containing information for the purposes of the Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences."

             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

         The following is a summary of terms of each Loan Sale Agreement and Loan Servicing Agreement, pursuant to which the Depositor will purchase Student Loans from the Seller, the related Eligible Lender Trustee on behalf of a Trust will purchase Student Loans from the Depositor and the Servicer will service the same; each Administration Agreement, pursuant to which the Administrator will undertake administrative duties with respect to a Trust and the Student Loans; and each Trust Agreement, pursuant to which a Trust will be created and the related Certificates will be issued (collectively, the "Transfer and Servicing Agreements"). Forms of each of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus is a part. However, this summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Transfer and Servicing Agreements.

Sale of Student Loans; Representations and Warranties

         On the applicable Closing Date, the Seller will sell and assign to the Depositor and the Depositor will sell and assign to the related Eligible Lender Trustee on behalf of the Trust, without recourse, except as provided in the Loan Sale Agreement, its entire interest in the Student Loans and all collections received and to be received with respect thereto for the period on and after the Cutoff Date pursuant to the Loan Sale Agreement. Each Student Loan will be identified in a schedule appearing as an exhibit to the Loan Sale Agreement. Each Eligible Lender Trustee will, concurrently with the sale and assignment, execute, authenticate and deliver the related Certificates and Notes. The net proceeds received from the sale of the related Notes and Certificates will be applied to the purchase of the Student Loans.

         In each Loan Sale Agreement, the Seller will make representations and warranties with respect to the Student Loans to a Trust for the benefit of the Certificateholders and the Noteholders of a given series, including, among other things, that:

     o each Student Loan, on the date on which it is transferred to the Trust, is free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims with respect thereto have been asserted or threatened;

     o the information provided with respect to the Student Loans is true and correct as of the Cutoff Date; and

     o each Student Loan, at the time it was originated, complied and, at the Closing Date, complies in all material respects with applicable federal and state laws (including, without limitation, the Act) and applicable restrictions imposed by FFELP or any Guarantee Agreement.

         Unless otherwise provided in the related prospectus supplement, following the discovery by or notice to the Seller of a breach of any representation or warranty with respect to any Student Loan that materially and adversely affects the interests of the related Certificateholders or the Noteholders in the Student Loan (it being understood that any breach that does not affect any Guarantor's obligation to guarantee payment of the Student Loan will not be considered to have a material adverse effect), the Seller will, unless the breach is cured within 60 days, repurchase the Student Loan from the related Eligible Lender Trustee, as of the first day following the end of the 60-day period that is the last day of a Collection Period, at a price equal to the unpaid principal balance owed by the applicable borrower plus accrued interest thereon to the day of repurchase (the "Purchase Amount"). Alternatively, the Seller may, at its option, remit all or a portion of the Purchase Amount by substituting into the related Trust a Student Loan that meets criteria set forth in the related Loan Sale Agreement for the Student Loan as to which the breach has occurred. In addition, the Seller will reimburse the related Trust for any accrued interest amounts that a Guarantor refuses to pay pursuant to its Guarantee Agreement, or for any Interest Subsidy Payments and Special Allowance Payments that are lost or that must be repaid to the Department with respect to a Federal Student Loan as a result of a breach of any representation or warranty by the Seller. The repurchase, substitution and reimbursement obligations of the Seller will constitute the sole remedy available to or on behalf of a Trust, the related Certificateholders and the related Noteholders for any uncured breach. The Seller's repurchase and reimbursement obligations are contractual obligations pursuant to a Loan Sale Agreement that may be enforced against the Seller, but the breach of which will not constitute an Event of Default.

         To assure uniform quality in servicing and to reduce administrative costs, the Servicer will be appointed custodian of the promissory notes representing the Student Loans and any other related documents by the related Eligible Lender Trustee on behalf of each Trust. The Seller's and the Servicer's records and computer systems will reflect the sale and assignment by the Seller of the Student Loans to the related Eligible Lender Trustee on behalf of the related Trust, and Uniform Commercial Code financing statements reflecting the sale and assignment will be filed by the Administrator.

Additional Fundings

         In the case of a Trust having a Pre-Funding Account, the Trust will use funds on deposit in the account from time to time during the related Funding Period or Revolving Period, respectively, (1) to make interest payments to Noteholders and Certificateholders in lieu of collections of interest on the Student Loans to the extent interest is not paid currently but is capitalized and added to the principal balance of the Student Loans and (2) to fund the addition of Student Loans to the Trust under the circumstances and having the characteristics described in the related prospectus supplement ("Additional Fundings"). The additional Student Loans may be purchased by the Trust from the Seller or may be originated by the Trust, if and to the extent specified in the related prospectus supplement.

         There can be no assurance that substantially all of the amounts on deposit in any Pre-Funding Account or will be expended during the related Funding Period or Revolving Period, respectively. If the amount initially deposited into a Pre-Funding Account for a series has not been reduced to zero by the end of the related Funding Period or Revolving Period, respectively, the amounts remaining on deposit in the Pre-Funding Account will be distributed to the related Securityholders in the amounts described in the related prospectus supplement.

         If and to the extent specified in the related prospectus supplement, the related Trust may use distributions on the Student Loans, or may exchange Student Loans with the Seller, in order to pay for Additional Fundings after any Funding Period or Revolving Period.

Accounts

         With respect to each Trust, the Administrator will establish and maintain with the applicable Indenture Trustee one or more accounts, in the name of the Indenture Trustee on behalf of the related Noteholders and Certificateholders, into which all payments made on or with respect to the related Student Loans will be deposited (the "Collection Account"). Any other accounts to be established with respect to a Trust, including any Reserve Account, any pre-funding account (the "Pre-Funding Account"), will be described in the related prospectus supplement.

         For any series of Securities, funds in the Collection Account, any Reserve Account, any Pre-Funding Account, and any other accounts identified in the related prospectus supplement (collectively, the "Trust Accounts") will be invested as provided in the applicable Trust Indenture in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as consistent with the rating of the Securities. Except as described below or in the related prospectus supplement, Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the next applicable Distribution Date. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of the next distribution with respect to the Securities and will not be sold to meet any shortfalls unless otherwise specified in the related prospectus supplement. Thus, the amount of cash in any Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in collections on the related Student Loans (as provided in the related prospectus supplement) exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average lives of the Notes or the Certificates of the series. Except as otherwise specified in the related prospectus supplement, investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be deposited in the Collection Account on each Distribution Date and will be treated as collections of interest on the related Student Loans.

         The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the securities of the depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (1) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies, and (2) whose deposits are insured by the Federal Deposit Insurance Corporation.

Servicing Procedures

         Pursuant to each Loan Servicing Agreement, the Servicer will service, and perform all other related tasks with respect to, all the Student Loans acquired from time to time on behalf of each Trust. The Servicer will be required pursuant to the related Loan Servicing Agreement to perform all services and duties customary to the servicing of Student Loans (including all collection practices), to do so in the same manner as the Servicer has serviced student loans for parties other than the Seller and to do so in compliance with, and to otherwise comply with, all standards and procedures provided for in the Act, if applicable, the Guarantee Agreements and all other applicable federal and state laws.

         Without limiting the foregoing, the duties of the Servicer with respect to each Trust under the related Loan Servicing Agreement will include, but will not be limited to, the following:

     o collecting and depositing into the Collection Account all payments with respect to the Student Loans, including claiming and obtaining any Guarantee Payments, any Interest Subsidy Payments and Special Allowance Payments with respect to the Federal Student Loans,

     o   responding to inquiries from borrowers under the Student Loans,

     o   investigating delinquencies and

     o   sending out statements and payment coupons.

         In addition, the Servicer will keep ongoing records with respect to the Student Loans and collections thereon and will furnish monthly and annual statements with respect to the information to the Administrator, in accordance with the Servicer's customary practices with respect to the Seller and as otherwise required in the related Loan Servicing Agreement.

         If so provided in the related prospectus supplement, the Servicer may act as a master servicer and may from time to time perform its servicing obligations under the applicable Loan Sale Agreement through subservicing agreements with affiliated or unrelated third-party loan servicers.

Payments on Student Loans

         With respect to each Trust, the Servicer will deposit into the related Collection Account, within two business days after receipt of freely available funds, all payments on Student Loans and all proceeds of Student Loans received by it during each collection period specified in the related prospectus supplement (each, a "Collection Period"). The Eligible Lender Trustee will deposit into the Collection Account, within two business days after receipt, all Interest Subsidy Payments and all Special Allowance Payments with respect to the Student Loans received by it during each Collection Period.

Servicer Covenants

         With respect to each Trust, the Servicer will covenant in the related Loan Servicing Agreement that:

     o it will duly satisfy all obligations on its part to be fulfilled under or in connection with the Student Loans, maintain in effect all qualifications required in order to service the Student Loans and comply in all material respects with all requirements of law in connection with servicing the Student Loans, the failure to comply with which would have a materially adverse effect on the related Certificateholders or Noteholders;

     o it will not permit any rescission or cancellation of a Student Loan except as ordered by a court of competent jurisdiction or other government authority or as otherwise consented to by the related Eligible Lender Trustee and the related Indenture Trustee;

     o   it will do nothing to impair the rights of the related
         Certificateholders and the related Noteholders in the Student Loans;
         and

     o it will not reschedule, revise, defer or otherwise compromise with respect to payments due on any Student Loan except pursuant to any applicable deferral or forbearance periods or otherwise in accordance with its guidelines for servicing student loans in general and those of the Seller in particular and any applicable FFELP or Guarantor requirements.

         Under the terms of each Loan Servicing Agreement, unless otherwise specified in the related prospectus supplement, if the Administrator or the Servicer discovers, or receives written notice, that any covenant of the Servicer set forth above has not been complied with in all material respects and the noncompliance has not been cured within 60 days thereafter and has a materially adverse effect on the interest of the related Certificateholders or Noteholders in any Student Loan, unless the breach is cured or unless the Seller is otherwise required to purchase the related Student Loan as a result of a breach of the Seller's warranties in the related Loan Sale Agreement, the Servicer will arrange for the purchase of the Student Loan as of the first day following the end of the 60-day period that is the last day of a Collection Period. In that event, the Servicer will arrange to be deposited into the Collection Account an amount equal to the Purchase Amount of the Student Loan and the related Trust's interest in any purchased Student Loan will be automatically assigned to the Servicer or its designee. Upon the assignment, the Servicer or its designee will be entitled to all payments made on the Student Loan. In addition, if so specified in the related prospectus supplement, the Servicer will reimburse the related Trust for any accrued interest amounts that a Guarantor refuses to pay pursuant to its Guarantee Agreement, or for any prior Interest Subsidy Payments and Special Allowance Payments that are lost or that must be repaid to the Department with respect to a Federal Student Loan, as a result of a breach of any covenant of the Servicer.

Servicer Compensation

         Unless otherwise specified in the related prospectus supplement with respect to any Trust, the Servicer will be entitled to receive the Servicing Fee for each Collection Period at the specified percentage per annum (as set forth in the related prospectus supplement) of the average Pool Balance for the related Collection Period together with any other administrative fees and similar charges specified in the related prospectus supplement, as compensation for performing the functions as servicer for the related Trust described above (the "Servicing Fee"). The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid prior to any payment in respect of the related Securities, as specified in the applicable prospectus supplement.

         The Servicing Fee will compensate the Servicer for performing the functions of a third-party servicer of student loans as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of borrowers on the Student Loans, investigating delinquencies, pursuing, filing and directing the payment of any Guarantee Payments, Interest Subsidy Payments or Special Allowance Payments, accounting for collections and furnishing periodic accounting reports to the Administrator.

Distributions

         With respect to each series of Securities, beginning on the Distribution Date specified in the related prospectus supplement, distributions of principal and interest on each class of the Securities entitled thereto will be made by the applicable Trustee to the Noteholders and the Certificateholders of the series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all distributions to each class of Certificateholders of the series will be set forth in the related prospectus supplement.

         With respect to each Trust, collections on the related Student Loans will be distributed from the Collection Account on each Distribution Date to Noteholders and Certificateholders to the extent provided in the related prospectus supplement. Credit and cash flow enhancement, including a Reserve Account, will be available to cover any shortfalls in the amount available for distribution to the extent specified in the related prospectus supplement. As more fully described in the related prospectus supplement, and unless otherwise specified in the related prospectus supplement, distributions in respect of principal and/or interest of a class of Securities of a given series will be subordinate to distributions in respect of interest on one or more other classes of the series, and distributions in respect of the Certificates of the series may be subordinate to payments in respect of the Notes of the series.

Credit and Cash Flow Enhancement
         The amounts and types of credit enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the related prospectus supplement. If and to the extent provided in the related prospectus supplement, credit enhancement may be in the form of subordination of one or more classes of Securities, Reserve Accounts, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, repurchase obligations, interest rate swaps, interest rate caps, interest rate floors, currency swaps, other agreements with respect to third party payments or other support, cash deposits or other arrangements described in the related prospectus supplement or any combination of two or more of the foregoing. If specified in the applicable prospectus supplement, credit enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit enhancement for a series of Securities may cover one or more other series of Securities.

         The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of the class or series of the full amount of principal and interest due thereon and to decrease the likelihood that the Securityholders will experience losses. Unless otherwise specified in the related prospectus supplement, the credit enhancement for a class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any series will be subject to the risk that the credit enhancement will be exhausted by the claims of Securityholders of other series.

         Reserve Account. If so provided in the related prospectus supplement, pursuant to the related Loan Sale Agreement, the Seller will establish for a series or class of Securities an account, as specified in the related prospectus supplement (the "Reserve Account"), which will be maintained in the name of the applicable Indenture Trustee. Unless otherwise provided in the related prospectus supplement, the Reserve Account will be funded by an initial deposit by the Seller on the Closing Date in the amount set forth in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date thereafter up to the Specified Reserve Account Balance (as defined in the related prospectus supplement) by the deposit in the Reserve Account of the amount of collections on the related Student Loans remaining on each Distribution Date after the payment of all other required payments and distributions on the date. Amounts in the Reserve Account will be available to cover shortfalls in amounts due to the holders of those classes of Securities specified in the related prospectus supplement in the manner and under the circumstances specified in the related prospectus supplement. The related prospectus supplement will also specify to whom and the manner and circumstances under which amounts on deposit in the Reserve Account (after giving effect to all other required distributions to be made by the applicable Trust) in excess of the Specified Reserve Account Balance (as defined in the related prospectus supplement) will be distributed.

Statements to Indenture Trustee and Trust

         Prior to each Distribution Date with respect to each series of Securities, the Administrator will prepare and provide to the related Indenture Trustee and the related Eligible Lender Trustee as of the close of business on the last day of the preceding Collection Period a statement, which will include the following information (and any other information so specified in the related prospectus supplement) with respect to the Distribution Date or the preceding Collection Period as to the Notes and the Certificates of the series, to the extent applicable:

     (1) the amount of the distribution allocable to principal of each class of the Notes and the Certificates;

     (2) the amount of the distribution allocable to interest on each class of the Notes and the Certificates, together with the interest rates applicable with respect thereto;

     (3) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

     (4) the aggregate outstanding principal amount and the Note Pool Factor of each class of the Notes, and the Certificate Balance and the Certificate Pool Factor for each class of the Certificates as of the Distribution Date, each after giving effect to payments allocated to principal reported under clause (1) above;

     (5) the amount of the Servicing Fee and the Administration Fee paid to the Servicer and the Administrator, respectively, with respect to the Collection Period;

     (6) the Interest Rate or Pass-Through Rate for the next period for any class of Notes or Certificates of the series with variable or adjustable rates;

     (7) the amount of the aggregate realized losses, if any, for the Collection Period;

     (8) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the related prospectus supplement), if any, in each case as applicable to each class of Securities, and the change in the amounts from the preceding statement;

     (9) the aggregate Purchase Amounts for Student Loans, if any, that were repurchased in the Collection Period;

     (10) the balance of the Reserve Account (if any) on the Distribution Date, after giving effect to changes in the Reserve Account on the Distribution Date;

     (11) for each date during the Funding Period (if any), the remaining Pre-Funding Amount or, for each date during the Revolving Period (if any), the amount on deposit in the Collateral Reinvestment Account; and

     (12) the principal balance and number of Student Loans conveyed to or originated by the Trust during the Collection Period.

         Each amount set forth pursuant to subclauses (1), (2), (5) and (8) with respect to the Notes or the Certificates of any series will be expressed as a dollar amount per $1,000 of the initial principal amount of the Notes or the initial Certificate Balance of the Certificates, as applicable.

Evidence as to Compliance

         Each Loan Servicing Agreement will provide that a firm of independent public accountants will furnish to the related Trust and Indenture Trustee annually a statement (based on the examination of documents and records and on the accounting and auditing procedures considered appropriate under the circumstances) as to compliance by the Servicer during the preceding twelve months (or, in the case of the first certificate, the period from the applicable Closing Date) with all applicable standards under the Loan Servicing Agreement relating to the servicing of student loans, the Servicer's accounting records and computer files with respect thereto and other matters.

         Each Loan Servicing Agreement will also provide for delivery to the related Trust and Indenture Trustee, concurrently with the delivery of each statement of compliance referred to above, of a certificate signed by an officer of the Servicer stating that, to his knowledge, the Servicer has fulfilled its obligations under the Loan Servicing Agreement throughout the preceding twelve months (or, in the case of the first certificate, the period from the applicable Closing Date) or, if there has been a default in the fulfillment of any obligation, describing each default. The Servicer has agreed to give the Administrator, the related Indenture Trustee and Eligible Lender Trustee notice of Servicer Defaults under the Loan Servicing Agreement.

         Copies of the statements and certificates may be obtained by Securityholders by a request in writing addressed to the applicable Trustee.

Certain Matters Regarding the Servicer

         Each Loan Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the Servicer's performance of the duties is no longer permissible under applicable law. No resignation will become effective until the related Indenture Trustee or a successor servicer has assumed the Servicer's servicing obligations and duties under the Loan Servicing Agreement.

         Each Loan Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees or agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to the related Loan Servicing Agreement, or for errors in judgment; provided, however, that, unless otherwise limited in the related prospectus supplement, neither the Servicer nor any person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Loan Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the Loan Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. Each Loan Servicing Agreement will, however, provide that the Servicer may undertake any reasonable action that it deems necessary or desirable in respect of the Loan Servicing Agreement and the interests of the Securityholders.

         Under the circumstances specified in each Loan Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under the Loan Servicing Agreement.

Servicer Default

         Except as otherwise provided in the related prospectus supplement, "Servicer Default" under each Loan Servicing Agreement will occur in the event of:

     o any failure by the Servicer to deliver to the Indenture Trustee for deposit in any of the Trust Accounts any required payment, which failure continues unremedied for five business days after written notice from the Indenture Trustee or the related Eligible Lender Trustee is received by the Servicer or after discovery by the Servicer,

     o any failure by the Servicer to observe or perform in any material respect any other covenant or agreement of the Servicer under the related Loan Servicing Agreement,

     o any limitation, suspension or termination by the Secretary of the Servicer's eligibility to service Federal Student Loans which materially and adversely affects its ability to service the Student Loans in the related Trust,

     o an Insolvency Event with respect to the Servicer occurs. "Insolvency Event" means, with respect to any person, any of the following events or actions: specified events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings with respect to the person and specified actions by the person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations, or

     o    any other events as may be specified in the prospectus supplement.

Rights Upon Servicer Default

         Unless otherwise specified in the related prospectus supplement, as long as a Servicer Default under a Loan Servicing Agreement remains unremedied, the related Indenture Trustee, or holders of Notes of the related series evidencing not less than 50% in principal amount of the then outstanding Notes, may terminate all the rights and obligations of the Servicer under the Loan Servicing Agreement, whereupon a successor servicer appointed by the related Indenture Trustee or the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Loan Servicing Agreement, and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than the appointment has occurred, the trustee or official may have the power to prevent the Indenture Trustee or the Noteholders from effecting a transfer. In the event that the Indenture Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor whose regular business includes the servicing of student loans. The Indenture Trustee may make the arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under the Loan Servicing Agreement, unless the compensation arrangements will not result in a downgrading of the Notes and Certificates by any Rating Agency. In the event a Servicer Default occurs and is continuing, the Indenture Trustee or the Noteholders, as described above, may remove the Servicer, without the consent of the related Eligible Lender Trustee or any of the Certificateholders of the related series. Moreover, only the Indenture Trustee or the Noteholders, and not the Eligible Lender Trustee or the Certificateholders, have the ability to remove the Servicer if a Servicer Default occurs and is continuing.

Waiver of Past Defaults

         With respect to each Trust, unless otherwise specified in the related prospectus supplement, the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes (or the holders of Certificates evidencing not less than a majority of the outstanding Certificate Balance), in the case of any Servicer Default which does not adversely affect the Indenture Trustee or the Noteholders of the related series, may, on behalf of all the Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Loan Servicing Agreement and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with the Loan Servicing Agreement. Therefore, the Noteholders have the ability, except as noted above, to waive defaults by the Servicer which could materially adversely affect the Certificateholders. No waiver will impair the Noteholders' or Certificateholders' rights with respect to subsequent defaults.

Amendment

         Unless otherwise provided in the related prospectus supplement, each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreements or of modifying in any manner the rights of the Noteholders or Certificateholders; provided that the action will not, in the opinion of counsel satisfactory to the related Indenture Trustee and Eligible Lender Trustee, materially and adversely affect the interest of any Noteholder or Certificateholder. Unless otherwise provided in the related prospectus supplement, each of the Transfer and Servicing Agreements may also be amended by the Seller, the Administrator, the Servicer, the related Eligible Lender Trustee and the related Indenture Trustee, as applicable, with the consent of the holders of Notes of the related series evidencing at least a majority in principal amount of the then outstanding Notes and the holders of Certificates of the related series evidencing at least a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreements or of modifying in any manner the rights of the Noteholders or Certificateholders; provided, however, that no amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments (including any Guarantee Payments) with respect to the Student Loans or distributions that are required to be made for the benefit of the Noteholders or Certificateholders, or (2) reduce the aforesaid percentage of the Notes or Certificates which are required to consent to any amendment, without the consent of the holders of all the outstanding Notes and Certificates.

         Each Trust Agreement will provide that the related Eligible Lender Trustee does not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Certificateholders (including the applicable Company) of the related series and the delivery to the Eligible Lender Trustee by each Certificateholder (including the Company) of a certificate certifying that the Certificateholder reasonably believes that the related Trust is insolvent.

Payment of Notes

         Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the Eligible Lender Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of the series will succeed to all the rights of the Noteholders of the series, under the related Loan Servicing Agreement, except as otherwise provided under the related Loan Servicing Agreement.

Termination

         With respect to each Trust, the obligations of the Depositor, the Seller, the Servicer, the Administrator, the related Eligible Lender Trustee and the related Indenture Trustee pursuant to the related Transfer and Servicing Agreements will terminate upon (1) the maturity or other liquidation of the last related Student Loan and the disposition of any amount received upon liquidation of any remaining Student Loans and (2) the payment to the Noteholders and the Certificateholders of the related series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements.

         Optional Redemption. If so specified in the related prospectus supplement, in order to avoid excessive administrative expense, the Seller or another party will be permitted at its option to purchase from the related Eligible Lender Trustee, as of the end of any Collection Period immediately preceding a Distribution Date, if the then outstanding Pool Balance is a percentage specified in the related prospectus supplement (not to exceed 30%) of the Initial Pool Balance (as defined in the related prospectus supplement, the "Initial Pool Balance"), all remaining related Student Loans at a price equal to the aggregate Purchase Amounts thereof as of the end of the Collection Period, which amounts will be used to retire the related Notes and Certificates concurrently therewith. Upon termination of a Trust, as more fully described in the related prospectus supplement, all right, title and interest in the Student Loans and other funds of the Trust, after giving effect to any final distributions to Noteholders and Certificateholders of the related series therefrom, will be conveyed and transferred to the Seller or other party.

         Auction Of Student Loans. If so provided in the related prospectus supplement, all remaining Student Loans held by a Trust will be offered for sale by the Indenture Trustee on any Distribution Date occurring on or after a date specified in the prospectus supplement. The Seller and unrelated third parties may offer bids for the Student Loans. The Indenture Trustee will accept the highest bid equal to or in excess of the aggregate Purchase Amounts of the Student Loans as of the end of the Collection Period immediately preceding the related Distribution Date. The proceeds of the sale will be used to redeem all related Notes and to retire the Certificates.

Administration Agreement

         The administrator set forth in the related prospectus supplement, in its capacity as administrator (the "Administrator"), will enter into an agreement (as amended and supplemented from time to time, an "Administration Agreement") with each Trust and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture, the related Trust Agreement, the related Loan Sale Agreement and the related Loan Servicing Agreement. Unless otherwise specified in the related prospectus supplement with respect to any Trust, as compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to an administration fee as specified in the related prospectus supplement (the "Administration Fee").

         Except as otherwise provided in the related prospectus supplement, an "Administrator Default" will occur under an Administration Agreement in the event of:

     o a failure by the Administrator to direct the Indenture Trustee to make any required distributions from any of the Trust Accounts, which failure continues unremedied for three business days after written notice from the Indenture Trustee or the Eligible Lender Trustee of the failure,

     o any failure by the Administrator to observe or perform in any material respect any other covenant or agreement of the Administrator in the Administration Agreement or

     o    an Insolvency Event with respect to the Administrator occurs.

         Unless otherwise specified in the related prospectus supplement, the procedures for terminating the rights and obligations of the Administrator and appointing a successor Administrator following the occurrence of an Administrator Default under the Administration Agreement and for waiving defaults by the Administrator under the Administration Agreement will be identical to those for replacing the Servicer and appointing a successor Servicer following the occurrence of a Servicer Default under the Loan Servicing Agreement and for waiving defaults by the Servicer under the Loan Servicing Agreement, except that the procedures will apply to the Administrator and the Administration Agreement rather than the Servicer and the Loan Servicing Agreement.

                  CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS

Transfer of Student Loans

         The Seller intends that the transfer of the Student Loans by it to the Depositor will constitute a valid sale and assignment of the Student Loans. The Depositor intends that the transfer of the Student Loans by it to the related Eligible Lender Trustee on behalf of each Trust will constitute a valid sale and assignment of the Student Loans. Notwithstanding the foregoing, if the transfer of the Student Loans is deemed to be an assignment of collateral as security for the benefit of the Depositor or a Trust, as applicable, a security interest in the Student Loans may, pursuant to the provisions of 20 U.S.C. ss. 1087-2(d)(3), be perfected either through the taking of possession of the loans or by the filing of notice of the security interest in the manner provided by the applicable Uniform Commercial Code ("UCC") for perfection of security interests in accounts. A financing statement or statements covering the Student Loans will be filed under the UCC to protect the interest of the Depositor and the Eligible Lender Trustee in the event the transfer by the Seller or the Depositor is deemed to be an assignment of collateral as security for the benefit of the Depositor or the Trust, as applicable.

         If the transfer of the Student Loans is deemed to be an assignment as security for the benefit of the Depositor or a Trust, as applicable, there are limited circumstances under the UCC in which prior or subsequent transferees of Student Loans coming into existence after the Closing Date could have an interest in the Student Loans with priority over the Depositor or related Eligible Lender Trustee's interest, as applicable. A tax or other government lien on property of the Seller or the Depositor, as applicable, arising prior to the time a Student Loan comes into existence may also have priority over the interest of the Depositor or related Eligible Lender Trustee, as applicable, in the Student Loan. Under the related Loan Sale Agreement, however, the Seller will warrant that it has caused the Student Loans to be transferred to the Depositor free and clear of the lien of any third party and the Depositor will warrant that it has caused the Student Loans to be transferred to the related Eligible Lender Trustee on behalf of a Trust free and clear of the lien of any third party. In addition, each of the Depositor and the Seller will covenant that it will not sell, pledge, assign, transfer or grant any lien on any Student Loan held by a Trust (or any interest in any Student Loan) other than to the Depositor or the related Eligible Lender Trustee on behalf of a Trust, as applicable, except as provided below.

         Pursuant to each Loan Servicing Agreement, the Servicer as custodian on behalf of the related Trust will have custody of the promissory notes evidencing the Student Loans following the sale of the Student Loans to the related Eligible Lender Trustee. Although the accounts and computer records of the Seller and Servicer will be marked to indicate the sale and although the Seller will cause UCC financing statements to be filed with the appropriate authorities, the Student Loans will not be physically segregated, stamped or otherwise marked to indicate that the Student Loans have been sold to the Eligible Lender Trustee. If, through inadvertence or otherwise, any of the Student Loans were sold to another party, or a security interest in the Student Loans were granted to another party, that purchased (or took the security interest in) any of the Student Loans in the ordinary course of its business and took possession of the Student Loans, then the purchaser (or secured party) might acquire an interest in the Student Loans superior to the interest of the Eligible Lender Trustee if the purchaser (or secured party) acquired (or took a security interest in) the Student Loans for new value and without actual knowledge of the related Eligible Lender Trustee's interest. See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties."

         With respect to each Trust, in the event of a Servicer Default resulting solely from specified events of insolvency or bankruptcy that may occur with respect to the Seller or the Servicer, a court, trustee-in-bankruptcy, conservator, receiver or liquidator may have the power to prevent either the related Indenture Trustee or Noteholders of the related series from appointing a successor Servicer. See "Description of the Transfer and Servicing Agreements--Rights upon Servicer Default."

Consumer Protection Laws

         Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon lenders who fail to comply with their provisions. These requirements are generally inapplicable to Federal Student Loans, but a Trust may be liable for violations of consumer protection laws that may apply to the Student Loans, either as assignee or as the party directly responsible for obligations arising after the transfer. For a discussion of a Trust's rights if the Student Loans were not originated or serviced in compliance in all material respects with applicable laws, SEE "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and"--Servicer Covenants."

Loan Origination and Servicing Procedures Applicable to Student Loans

         The Act, including the implementing regulations thereunder, imposes specified requirements, guidelines and procedures with respect to originating and servicing student loans including the Federal Student Loans. Generally, those procedures require that completed loan applications be processed, a determination of whether an applicant is an eligible borrower under applicable standards (including a review of a financial need analysis) be made, the borrower's responsibilities under the loan be explained to him or her, the promissory note evidencing the loan be executed by the borrower and then that the loan proceeds be disbursed in a specified manner by the lender. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made thereon. If a borrower becomes delinquent in repaying a loan, a lender or a servicing agent must perform collection procedures (primarily telephone calls and demand letters) which vary depending upon the length of time a loan is delinquent. The Servicer has agreed pursuant to the related Loan Servicing Agreement to perform collection and servicing procedures on behalf of the related Trust. However, failure to follow these procedures or failure of the originator of the loan to follow procedures relating to the origination of any Federal Student Loans could result in adverse consequences. Any failure could result in the Department's refusal to make reinsurance payments to the Federal Guarantors or to make Interest Subsidy Payments and Special Allowance Payments to the Eligible Lender Trustee with respect to the Federal Student Loans or in the Federal Guarantors' refusal to honor their Guarantee Agreements with the Eligible Lender Trustee with respect to the Federal Student Loans. Failure of the Federal Guarantors to receive reinsurance payments from the Department could adversely affect the Federal Guarantors' ability or legal obligation to make Guarantee Payments to the related Eligible Lender Trustee with respect to the Federal Student Loans.

         Loss of any Guarantee Payments, Interest Subsidy Payments or Special Allowance Payments could adversely affect the amount of Available Funds on any Distribution Date and the related Trust's ability to pay principal and interest on the Notes of the related series and to make distributions in respect of the Certificates of the related series. Under specified circumstances, unless otherwise specified in the related prospectus supplement, the related Trust has the right, pursuant to the related Loan Sale Agreement and Loan Servicing Agreement, to cause the Seller to repurchase any Student Loan, or to cause the Servicer to arrange for the purchase of any Student Loan, if a breach of the representations, warranties or covenants of the Seller or the Servicer, as the case may be, with respect to the Student Loan has a material adverse effect on the interest of the Trust in the Student Loan and the breach is not cured within any applicable cure period. SEE "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and"--Servicer Covenants." The failure of the Seller to so purchase, or of the Servicer to arrange for the purchase of, a Student Loan, if so required, would constitute a breach of the related Loan Sale Agreement and Loan Servicing Agreement, enforceable by the related Eligible Lender Trustee on behalf of the related Trust or by the related Indenture Trustee on behalf of the Noteholders of the related series, but would not constitute an Event of Default under the Indenture.

Student Loans Generally Not Subject to Discharge in Bankruptcy

         Effective for bankruptcy actions commenced on or after October 8, 1998, Student Loans are generally not dischargeable by a borrower in bankruptcy pursuant to the U.S. Bankruptcy Code, unless excepting the debt from discharge will impose an undue hardship on the debtor and the debtor's dependents.

               CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of the anticipated material United States federal income tax consequences to beneficial owners of Notes ("Noteholders") and beneficial owners of Certificates ("Certificateholders") of the purchase, ownership and disposition of the Notes and Certificates. The summary does not purport to deal with the federal income tax consequences applicable to all categories of Noteholders and Certificateholders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders and Certificateholders that are insurance companies; regulated investment companies; dealers in securities; certain financial institutions; tax-exempt organizations; partnerships, flow-thru entities other than partnerships, or holders of interests in such entities; or Noteholders or Certificateholders that hold their Notes or Certificates as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for federal income tax purposes. Unless otherwise specifically described below, the summary is addressed only to Noteholers and Certificateholders who purchase their Notes and Certificates at original issuance and who hold their Notes and Certificates as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). The summary is based upon current provisions of the Code, the Treasury regulations promulgated under the Code and judicial and administrative authorities and rulings, all of which are subject to change, which change may be retroactive. Moreover, there are no authorities on similar transaction involving interests issued by an entity with terms similar to those of the Notes or the Certificates. Accordingly, prospective investors are urged to consult their own tax advisors in determining the particular federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and Certificates.

         The Trust will be provided with an opinion of Skadden, Arps, Slate, Meagher & Flom LLP ("Federal Tax Counsel") regarding some of the related federal income tax matters discussed below which will be subject to the assumptions and discussions set forth therein. The opinion of Federal Tax Counsel will specifically address only those issues specifically identified below as being covered by that opinion; however, the opinion will also state that the additional discussion set forth below, insofar as it relates to matters of United States federal income tax law, is accurate in all material respects. An opinion of Federal Tax Counsel, however, is not binding on the Internal Revenue Service ("IRS") or the courts. Furthermore, no ruling on any of the issues discussed below will be sought from the IRS. Consequently, no assurance can be given that the IRS will not assert positions inconsistent with the conclusions set forth in such opinion or that a court will not agree with those assertions.

Trusts That are Classified as Partnerships

Tax Characterization of the Trust

         Federal Tax Counsel will deliver its opinion that the Trust will not be classified as an association or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with and on counsel's conclusions that the nature of the income of the Trust or the satisfaction of safe harbors relating to the trading of the Certificates will exempt the Trust from the rule that specified publicly traded partnerships are taxable as corporations.

Tax Consequences to Holders of the Notes

         Treatment of the Notes As Indebtedness; Possible Alternative Treatments of the Notes. The trust will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal tax purposes. Upon the issuance of any Notes, Federal Tax Counsel will, subject to exceptions which, if applicable, will be specified in the related prospectus supplement and the assumptions set forth in the opinion, render its opinion to the trust that the Notes issued will be classified as debt for federal income tax purposes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership that would be taxable as a corporation unless it met particular qualifying income tests, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity. Treatment of the Notes as equity interests in a partnership could have adverse tax consequences to some holders, even if the trust were not treated as a publicly traded partnership taxable as a corporation. For example, income allocable to foreign holders might be subject to United States tax and United States tax return filing and withholding requirements, income allocable to tax-exempt holders might constitute "unrelated business taxable income" (if some, but not all, of the Notes were recharacterized as equity in a partnership), individual holders might be subject to limitations on their ability to deduct their share of trust expenses, and income from the trust's assets would be taxable to Noteholders without regard to whether cash distributions are made to such Noteholders and without regard to the Noteholders' method of tax accounting. In addition, the trust is able to issue Supplemental Certificates which may be treated as equity interests in the trust. The issuance of the Supplemental Certificates requires the delivery of an opinion of counsel generally to the effect that the issuance will not cause the trust to be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes; however, any new opinion would not bind the IRS, and the trust could become taxable as a corporation as a result of the issuance, potentially diminishing cash available to make payments on the Notes. The trust will agree by entering into the Indenture, and the Noteholders will agree by their purchase and holding of Notes, to threat the Notes as indebtedness for federal income tax purposes. The discussion below assumes that the Notes will be characterized as debt for federal income tax purposes.

         Interest Income On The Notes. Except as discussed below, interest on a Note generally is includable in a Noteholder's income as ordinary interest income when actually or constructively received, if the Noteholder uses the cash method of accounting for federal income tax purposes, or when accrued, if the Noteholder uses an accrual method of accounting for federal income tax purposes.

         Original Issue Discount. Notes of certain series may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Holders of Notes issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest. The Code requires that information with respect to the original issue discount accruing on any Note be reported periodically to the IRS and to certain categories of Noteholders.

         The trust will report original issue discount, if any, to the Noteholders based on the Code provisions and the Treasury regulations relating to original issue discount (the "OID Rules"). The OID Rules concerning contingent payment debt instruments do not apply to the prepayable debt instruments, such as the Notes.

         The OID Rules provide that, in the case of debt instruments such as the Notes, (i) the amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the "Prepayment Assumption"), and (ii) adjustments will be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet been issued. The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the Notes will be the rate used in pricing the initial offering of those securities. If the Notes of a series are issued with original issue discount, the related prospectus supplement for that series of Notes will specify the Prepayment Assumption. However, no representation is made that the Notes of that series will, in fact, prepay at a rate based on the Prepayment Assumption or at any other rate.

         In general, a Note will be treated as issued with original issue discount if its stated redemption price at maturity exceeds its issue price. Except as discussed below under "--Payment Lag Notes; Initial Period Considerations," and "--Qualified Stated Interest," and as discussed in the related prospectus supplement, and in the case of certain Variable Rate Notes (as defined below), the stated redemption price at maturity of a Note is its principal amount. The issue price of a Note is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the class of Notes is sold. Notwithstanding the general definition of original issue discount, a term not will not be treated as issued with original issue discount if such discount is less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a Note apparently is computed for purposes of this de minimis rule as the sum, for all distributions included in the stated redemption price at maturity of the Note, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the applicable closing date to the date on which each such distribution is expected to be made, determined under the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the Note's stated redemption price at maturity. The OID Rules provide that Noteholders will include any de minimis original issue discount ratably as payments of stated principal are made on the Notes.

         The Noteholder of a Note issued with original issue discount must include in gross income the sum of the "daily portions" of such original issue discount for each day during its taxable year on which it held such Note. In the case of an original Noteholder, the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an "accrual period") that begins on the day following a payment date (or in the case of the first such period, begins on the applicable closing date) and ends on the next succeeding payment date. The original issue discount accruing during each accrual period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.

         The portion of the original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions to be made on the Note, if any, in future periods and (B) the distributions made on the Note during the accrual period that are included in such Note's stated redemption price at maturity, over (ii) the adjusted issue price of such Note at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that the Notes will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the Notes. For these purposes, the original yield to maturity of the Notes will be calculated based on their issue price and assuming that the Notes will be prepaid in accordance with the Prepayment Assumption. The adjusted issue price of a Note at the beginning of any accrual period will equal the issue price of such Note, increased by the portion of the original issue discount that has accrued during prior accrual periods, and reduced by the amount of any distributions made on such Note in prior accrual periods that were included in such Note's stated redemption price at maturity. The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption.

         A subsequent Noteholder that purchases a Note issued with original issue discount at a cost that is less than its remaining stated redemption price at maturity will also generally be required to include in gross income, for each day on which it holds such Note, the daily portions of original issue discount with respect to the Note, calculated as described above. However, if
(i) the excess of the remaining stated redemption price at maturity over such cost is less than (ii) the aggregate amount of such daily portions for all days after the date of purchase until final retirement of such Note, then such daily portions will be reduced proportionately in determining the income of such Noteholder.

         Qualified Stated Interest. Interest payable on a Note which qualifies as "qualified stated interest" for purposes of the OID Rules will not be includable in the stated redemption price at maturity of the Note. Conversely, if the interest on a Note does not constitute "qualified stated interest," such interest will be includable in the stated redemption price at maturity of the Note and the Note, consequently, will have original issue discount. Interest payments will not qualify as qualified stated interest unless the interest payments are "unconditionally payable." The OID Rules state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Rules. Any terms or conditions that do not reflect arm's length dealing or that the Noteholder does not intend to enforce are not considered.

         Premium. A purchaser of a Note that purchases such Note at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such Note at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method over the life of the Note. The Prepayment Assumption is probably taken into account in determining the life of the Note for this purpose. Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the Note.

         Payment Lag Notes; Initial Period Considerations. Certain Notes may provide for distributions of interest based on a period that is the same length as the interval between payment dates but ends prior to each payment date. Any interest that accrues prior to the applicable closing date may be treated under the OID Rules either (i) as part of the issue price and the stated redemption price at maturity of the Notes or (ii) as not included in the issue price or the stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

         Variable Rate Notes. Under the OID Rules, Notes paying interest at a variable rate (each, a "Variable Rate Note") are subject to special rules. A Variable Rate Note will qualify as a "variable rate debt instrument" if: (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate Note by more than a specified de minimis amount; (ii) it provides for stated interest, paid or compounded at least annually, at a current value of (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or
(d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Rules, except as provided in (i), above. Because the OID Rules relating to contingent payment debt instruments do not apply to prepayable debt instruments, such as the Notes, principal payments on the Notes should not be considered contingent for this purpose.

         A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate Note is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Rules. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Rules. In addition, under the OID Rules, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate Note will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate"). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate Note's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate, but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate Note or the restriction is not reasonably expected as of the issue date to significantly affect the yield of the Variable Rate Note.

         An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Rules also provide that other variable rates may be treated as objective rates if so designated by the IRS in the future. Despite the foregoing, a variable rate of interest on a Variable Rate Note will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate Note's term. Further, an objective rate does not include a rate that is based on information that is within the control of the issuer (or a party related to the issuer) or that is unique to the circumstances of the issuer (or a party related to the issuer). An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Rules also provide that if a Variable Rate Note provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate Note's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate"). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate Note's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

         For Variable Rate Notes that qualify as "variable rate debt instruments" under the OID Rules and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "Single Variable Rate Note"), original issue discount is computed as described above in "--Interest Income on the Notes--Original Issue Discount" based on the following: (i) stated interest on the Single Variable Rate Note which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest; (ii) by assuming that the variable rate on the Single Variable Rate Note is a fixed rate equal to: (a) in the case of a Single Variable Rate Note with a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or
(b) in the case of a Single Variable Rate Note with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Rate Note; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii), above.

         In general, any Variable Rate Note other than a Single Variable Rate Note (a "Multiple Variable Rate Note") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate Note. The OID Rules generally require that such a Multiple Variable Rate Note be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate Note's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate Note. (A Multiple Variable Rate Note may not bear more than one objective rate.) In the case of a Multiple Variable Rate Note that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate Note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate Note as of the Multiple Variable Rate Note's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate Note is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

         Once the Multiple Variable Rate Note is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amounts of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the original issue discount rules to the "equivalent" fixed rate debt instrument in the manner described above in "--Interest Income on the Notes--Original Issue Discount." A holder of the Multiple Variable Rate Note will account for such original issue discount and qualified stated interest as if the holder held the "equivalent" fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate Note during the accrual period.

         If a Variable Rate Note does not qualify as a "variable rate debt instrument" under the OID Rules, then the Variable Rate Note would be treated as a contingent payment debt obligation. The manner in which a Variable Rate Note would be taxed if such Note were treated as a contingent payment debt obligation is not governed by the OID Rules relating to contingent payment debt obligations since such OID Rules do not apply to prepayable debt instruments, such as the Notes. Treasury regulations do not otherwise address this point.

         Market Discount. A Noteholder that acquires a Note at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a prepayment. In particular, the Noteholder will be required to allocate that principal distribution first to the portion of the market discount on such Note that has accrued but has not previously been includable in income, and will recognize ordinary income to that extent. In general, unless Treasury regulations when issued provide otherwise, market discount on a Note may be treated, at the election of the Noteholder of the Note, as accruing either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to stated interest on the Note).

         In addition, a Noteholder may be required to defer deductions for a portion of the Noteholder's interest expense on any debt incurred or continued to purchase or carry a Note purchased with market discount. The deferred portion of any interest deduction would not exceed the portion of the market discount on the Note that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the Note. The Code requires that information necessary to compute accruals of market discount be reported periodically to the IRS and to certain categories of Noteholders.

         Notwithstanding the above rules, market discount on a Note will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such Note multiplied by its weighted average remaining life. Weighted average remaining life presumably is calculated in a manner similar to weighted average life (described above under "--Interest Income on the Notes--Original Issue Discount"), taking into account distributions (including prepayments) prior to the date of acquisition of such Note by the subsequent purchaser. If market discount on a Note is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on such Note in proportion to the amounts of such principal distributions, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

         Election To Treat All Interest Under The Constant Yield Rules. The OID Rules provide that the holder of a debt instrument may elect to include in gross income all interest that accrues on such debt instrument using the constant yield method. For purposes of this election, interest includes stated interest, original issue discount, and market discount, as adjusted to account for any premium. Noteholders should consult their own tax advisors regarding the availability or advisability of such an election.

         Sales Of Notes. If a Note is sold or exchanged, the Noteholder will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the Note. A Noteholder's adjusted basis in a Note generally equals the cost of the Note to the Noteholder, increased by OID and market discount reported by the Noteholder with respect to the Note and reduced (but not below zero) by distributions on the Note (other than qualified stated interest) received by the holder and by amortized premium. While any such gain or loss generally will be capital gain or loss, gain recognized on the sale of a Note by a Noteholder who purchased the Note at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the Note was held by such seller, reduced by any market discount includable in income under the rules described above under "--Interest Income on the Notes--Market Discount." Furthermore, the Notes will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a Note by a bank or other financial institution to which such section applies would be ordinary income or loss.

         Short-Term Notes. In the case of a Note with a maturity of one year or less from its issue date (a "Short-Term Note"), no interest is treated as qualified stated interest, and therefore all interest is included in original issue discount. Noteholders that report income for federal income tax purposes on an accrual method and some other Noteholders, including banks and certain dealers in securities, are required to include original issue discount in income on Short-Term Notes on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding.

         Any other Noteholder of a Short-Term Note is not required to accrue original issue discount for federal income tax purposes, unless it elects to do so. In the case of a Noteholder that is not required, and does not elect, to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of a Short-Term Note is ordinary income to the extent of the original issue discount accrued on a straight-line basis, or, if elected, according to a constant yield method based on daily compounding, through the date of sale, exchange or retirement. In addition, Noteholders that are not required, and do not elect, to include original issue discount in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a Short-Term
Note in an amount not exceeding the deferred interest income with respect to the Short-Term Note, which includes both the accrued original issue discount and accrued interest that are payable but that have not been included in gross income, until the deferred interest income is realized. A Noteholder may elect to apply the foregoing rules, except for the rule characterizing gain on sale, exchange or retirement as ordinary, with respect to "acquisition discount" rather than original issue discount. Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the Noteholder's basis in the Short-Term Note. This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which the election applies, unless revoked with the consent of the IRS. A Noteholder's tax basis in a Short-Term Note is increased by the amount included in the Noteholder's income with respect to the Short-Term Note.

         Foreign Investors In Notes. Except as discussed below, a Noteholder that is not a "United States person" (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a Note provided that (i) the holder complies to the extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a United States person, (ii) the holder is not a "10-percent shareholder" within the meaning of Section 871(h)(3)(B) of the Code, which could be interpreted to include a person that directly or indirectly owns 10% or more of the equity interests in the trust (or depending upon the classification of the Trust for federal income tax purposes, the equity interest of the Depositor or the Seller), (iii) the holder is not a "controlled foreign corporation" (as defined in the Code) related to the trust (or depending upon the classification of the Trust for federal income tax purposes, the Depositor or the Seller), (iv) such distribution is not contingent, and (v) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a Note. For these purposes, the term "United States person" means: (i) a citizen or resident of the United States, (ii) a corporation (or other entity properly treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States or any State (or the District of Columbia), (iii) an estate whose income is includable in gross income for United States federal income taxation regardless of its source, and
(iv) a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. A "Foreign Person" is any person that is not a United States person. Each Noteholder should consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a Foreign Person generally will be exempt from United States federal income and withholding tax, provided that
(i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

         If the interest, gain or income on a Note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits," within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

         Backup Withholding. Distributions made on the Notes and proceeds from the sale of the Notes may be subject to a "backup" withholding tax if, in general, the Noteholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, appropriately demonstrates such status. Any amounts so withheld would be allowable as a credit against the holder's federal income tax, or, if in excess of such federal income tax, refundable by the IRS (assuming appropriate information is provided to the IRS).

FASITS

         Sections 860H through 860L to the Code (the "FASIT Provisions") provide for the creation of an entity for federal income tax purposes known as a "financial asset securitization investment trust" (a "FASIT"). While Treasury regulations relating to FASITs have been proposed, none have been finalized. Accordingly, no definitive guidance can be provided with respect to many technical issues relating to FASITs and the interests issued by FASITs. In general, the FASIT Provisions enable trusts, including the Trust, to elect to be treated as a pass-through entity not subject to federal entity-level income tax (except with respect to certain prohibited transactions) and to issue securities that would be treated as debt for federal income tax purposes. If a Trust is intended to qualify as a FASIT for federal income tax purposes, the related prospectus supplement will so indicate and will discuss the related tax consequences.

Tax Consequences to Holders of the Certificates

         The following discussion only applies to a Trust that issues one or more classes of Certificates and assumes that all payments on the Certificates are denominated in U.S. dollars, that a series of Securities includes a single class of Certificates, that Certificates are sold to and beneficially owned by persons other than the Company, and that the Company retains an equity interest in the Trust. If these conditions are not satisfied with respect to any given series of Certificates, any additional material tax considerations with respect to the Certificates will be disclosed in the applicable prospectus supplement.

Classification as a Partnership

         Treatment Of The Trust As A Partnership. The Seller, the Depositor and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Company in its capacity as recipient of distributions from the Reserve Account, if any), and the Notes being debt of the partnership. However, there is no authority on transactions directly comparable to the transactions contemplated in this prospectus. As a result, the proper characterization of the arrangement involving the Trust, the Certificateholders, the Noteholders, the Seller, the Depositor and the Servicer is not entirely clear.

         Under the provisions of Subchapter K of the Code, a partnership is not considered a separate taxable entity. Instead, partnership income is allocated to the partners and each partner is taxed on its allocable share of the partnership income. The character of partnership income allocated to each partner is generally determined based upon the manner in which the income was earned by the partnership. The following discussion is a summary of some of the material federal income tax consequences of classifying the Trust as a partnership. Prospective owners of Certificates should consult their own tax advisors regarding the federal income tax consequences discussed below, as well as any other material federal income tax consequences that may result from applying the provisions of Subchapter K of the Code to the acquisition, ownership and disposition of a Certificate.

         Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account the holder's allocable share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Student Loans (including appropriate adjustments for market discount, OID and bond premium), investment income from investments of amounts on deposit in any related Trust Accounts and any gain upon collection or disposition of Student Loans. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Student Loans.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each Interest Period (as defined in the applicable prospectus supplement, an "Interest Period") equal to the sum of:

     o the interest that accrues on the Certificates in accordance with their terms for the Interest Period, including interest accruing at the Pass-Through Rate for the Interest Period, and interest on amounts previously due on the Certificates but not yet distributed;

     o    any Trust OID on the Student Loans; and

     o all other amounts of income payable to the Certificateholders for the Interest Period.

         All remaining taxable income of the Trust will be allocated to the Company. Losses will generally be allocated in the manner in which they are borne. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire amount of interest accruing on the Certificates for an Interest Period, based on the Pass-Through Rate plus the other items described above, even though the Trust might not make (or have sufficient cash to make) current cash distributions of this amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay the taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

         Assuming Notes are also issued, all or substantially all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to the holder under the Code.

         An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expenses) will be miscellaneous itemized deductions which will be deductible only to the extent such expenses plus all other miscellaneous itemized deduction exceed two percent of the individual's adjusted gross income (and not at all for alternative minimum tax purposes). Accordingly, the deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Trust. The deductions may also be subject to reduction under Section 68 of the Code if an individual taxpayer's adjusted gross income exceeds certain limits.

         The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that the calculations be made separately for each of the Student Loans, the Trust might be required to incur additional expense and the calculations may result in some timing and character differences under some circumstances.

         Computation Of Income. Taxable income of the Trust will be computed at the Trust level and the portion allocated to the Certificateholders will be allocated to them pro rata. Consequently, the method of accounting for taxable income will be chosen by, and any elections (including those described with respect to the market discount rules) will be made by the Trust, rather than the Certificateholders. The Trust intends, to the extent possible, to (1) have the taxable income of the Trust computed under the accrual method of accounting and (2) adopt a calendar-year taxable year for computing the taxable income of the Trust. The tax year of the Trust, however, is generally determined by reference to the tax years of the Certificateholders. An owner of a Certificate is required to include its allocable share of Trust income for a taxable year as determined by the Trust in the Certificateholder's gross income for its taxable year in which the taxable year of the Trust ends.

         Determining The Bases Of Trust Assets. The Trust will become a partnership on the first date on which Certificates are beneficially owned by more than one person. On that date, each of the Certificateholders should be treated as having purchased a share of the assets of the Trust (subject to the liability for the Notes) followed immediately by a deemed contribution of the assets to the newly formed partnership. The partnership's basis in the Trust's assets would therefore equal the sum of the Certificateholders' bases in their respective interests in the Trust's assets immediately prior to the deemed contribution to the partnership. To the extent that the fair market value of the assets deemed contributed to the partnership varied from the bases of the assets to the partnership, the allocation of taxable income to the Certificateholders would be adjusted in accordance with Section 704(c) of the Code to account for the variations.

         Section 708 Termination. Under Section 708 of the Code, if 50% or more of the outstanding interests in a partnership are sold or exchanged within any 12-month period, the partnership will be deemed to terminate and then be reconstituted for federal income tax purposes. If a termination occurs, the assets of the terminated partnership are deemed to be constructively contributed to a reconstituted partnership in exchange for interests in the reconstituted partnership. The interests would be deemed distributed to the partners of the terminated partnership in liquidation thereof, which distribution would not constitute a sale or exchange. Accordingly, if the sale of the Certificates terminates the partnership under
Section 708 of the Code, a Certificateholder's basis in its ownership interest would not change. The Trust's taxable year would also terminate as a result of a constructive termination and, if the Certificateholder's taxable year is different from the Trust's, the termination could result in the "bunching" of more than 12 months' income or loss of the Trust in the Certificateholder's income tax return for the year in which the Trust was deemed to terminate. A redemption of interests is not considered a sale or exchange of interests for purposes of applying this constructive termination rule.

         Discount and Premium. To the extent that OID, if any, on the Student Loans exceeds a de minimis amount, the Trust would have OID income. As indicated above, a portion of the OID income may be allocated to the Certificateholders.

         Moreover, the purchase price paid by the Trust for the Student Loans may be greater or less than the remaining aggregate principal balances of the Student Loans at the time of purchase. If so, the Student Loans will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

         If the Trust acquires the Student Loans at a market discount or premium, the Trust will elect to include any discount in income currently as it accrues over the life of the Student Loans or to offset any premium against interest income on the Student Loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to Certificateholders.

         Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. Any gain or loss would be long-term capital gain or loss if the Certificateholder's holding period exceeded one year. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's allocable share of Trust income (includible in gross income) and decreased by any distributions received or losses allocated with respect to the Certificate. In addition, both the tax basis in the Certificate and the amount realized on a sale of a Certificate would include the Certificateholder's share, determined under Treasury regulations, of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices will generally be required to maintain a single aggregate adjusted tax basis in the Certificates and, upon sale or other disposition of some of the Certificates, allocate a pro rata portion of the aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

         Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Student Loans would generally be treated as ordinary income to the holder.

         If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect to the Certificates, the excess will generally give rise to a capital loss upon the retirement of the Certificates.

         Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of the month. In the event that the Eligible Lender Trustee receives notice of a transfer, during any calendar month, of a Certificate, the Eligible Lender Trustee will allocate the tax items for that month otherwise allocable to such Certificate to the transferor and transferee of the Certificate pro rata based upon the number of days in such month that the Certificate was held by each of the transferor and the transferee.

         If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Trust's method of allocation between transferors and transferees may be revised to conform to a method permitted by future laws, regulations or other IRS guidance.

         Section 731 Distributions. In the case of any distribution to a Certificateholder, no gain will be recognized to that Certificateholder to the extent that the amount of any money distributed for that Certificate does not exceed the adjusted basis of that Certificateholder's interest in the Certificate. To the extent that the amount of money distributed exceeds that Certificateholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a Certificateholder, no loss will be recognized except upon a distribution in liquidation of a Certificateholder's interest. Any gain or loss recognized by a Certificateholder generally will be capital gain or loss.

         Section 754 Election. In the event that a Certificateholder sells a Certificate at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the Certificate than that of the selling Certificateholder. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust currently does not intend to make the election under Section 754 of the Code. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

         Administrative Matters. The Eligible Lender Trustee is required to keep or cause to be kept complete and accurate books of the Trust. The Eligible Lender Trustee will file a partnership information return (IRS Form
1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to Certificateholders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the Certificates. Generally, a Certificateholder must file tax returns that are consistent with the information returns filed by the Trust or be subject to penalties unless the Certificateholder timely notifies the IRS of all the inconsistencies.

         Under Section 6031 of the Code, any person that holds a Certificate as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing information on the nominee, the beneficial owners and the Certificates so held. The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner:

     o    the name, address and identification number of the person,

     o whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

     o information on Certificates that were held, bought or sold on behalf of the person throughout the year.

         In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act that holds Certificates as a nominee is not required to furnish any information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

         The Company will be designated as "tax matters partner" in the related Trust Agreement and will be responsible for representing the Certificateholders in disputes with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the later of the date on which the partnership information return is filed or the last day for filing the return for the year (determined without regard to extensions). Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under specified circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

         A special audit system exists for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under Sections 771 through 777 of the Code. Unless otherwise specified in the applicable prospectus supplement, a Trust will not elect to apply the simplified flow-through reporting system.

         Tax Consequences to Foreign Certificateholders. As used below, the term "foreign holder" means a Certificateholder that is not a United States person, as defined under "--Tax Consequences to Holders of the Notes--Foreign Holders," above.

         It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign holders because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the Trust would be engaged in a trade or business in the United States for these purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign holders pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business, at the highest applicable rate pursuant to the Code. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures.

         Each foreign holder may be required to file a U.S. individual or corporate income tax return with respect to its share of the Trust's income (including in the case of a corporation, the branch profits tax return). Assuming that the Trust is not engaged in a U.S. trade or business, a foreign holder would be entitled to a refund with respect to all or a portion of taxes withheld by the Trust if, in particular, the foreign holder's allocable share of interest from the Trust constituted "portfolio interest" under the Code. The interest, however, may not constitute "portfolio interest" if, among other reasons, the underlying obligation is not in registered form.

         Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates may be subject to a "backup" withholding tax if, in general, the Certificateholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, appropriately demonstrates such status. Any amounts so withheld would be allowable as a credit against the holder's federal income tax, or, if in excess of such federal income tax, refundable by the IRS (assuming appropriate information is provided to the IRS).

Trusts in Which all Equity Interests are Retained by the Seller, the Depositor or an Affiliate of the Seller or the Depositor

Tax Characterization of the Trust

         To the extent specified in the related prospectus supplement, any party that retains or acquires 100% of the Certificates agrees by this retention or acquisition to disregard the Trust as an entity separate from the sole Certificateholder. Federal Tax Counsel will deliver its opinion that a Trust that issues one or more classes of Notes to investors and all the equity interests (including the Certificates and any residual interest) of which are retained by the Seller, the Depositor or an affiliate thereof will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, assuming that the terms of the Trust Agreement and related documents will be complied with so that, among other things, no election will be made to treat the Trust as a corporation for federal income tax purposes.

         In the event that all equity interests of the Trust are held by a single owner, Treasury regulations provide that the Trust will be disregarded as an entity separate from its sole Certificateholder for federal income tax purposes, provided that no election to be treated as a corporation for federal income tax purposes is made on behalf of the Trust.

Tax Consequences to Holders of the Notes

         Treatment of the Notes as Indebtedness. The Seller and the Depositor will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related prospectus supplement, advise the Trust that the Notes will be classified as debt for federal income tax purposes. Assuming the characterization of the Notes is correct, the federal income tax consequences to Noteholders described above under"--Trusts That Are Classified as Partnerships--Tax Consequences to Holders of the Notes" would apply to the Noteholders.

         Possible Alternative Treatments Of The Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more classes of Notes did not represent debt for federal income tax purposes, the class or classes of Notes might be treated as equity interests in the Trust. If so treated, the Trust could, in the view of Federal Tax Counsel, be treated as a publicly traded partnership that would be taxable as a corporation. In this case, the entity would be subject to federal income taxes at corporate tax rates on its taxable income generated by Student Loans. An entity-level tax could result in reduced distributions to Noteholders.

         Furthermore, even if the Trust were not taxable as a corporation, the treatment of Notes as equity interests in a partnership could have adverse tax consequences to holders of the Notes. For example, income from classes of Notes held by tax-exempt entities (including pension funds) might in certain circumstances be "unrelated business taxable income," foreign holders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to limitations on their ability to deduct their share of Trust expenses. In the event one or more classes of Notes were treated as interests in a partnership, the consequences governing the Certificates as equity interests in a partnership described above under"--Trusts That are Classified as Partnerships--Tax Consequences to Holders of the Certificates" would apply to the holders of the Notes that are treated as equity interests in a partnership.

Trusts That are Classified as Grantor Trusts

Tax Characterization of the Trust

         Characterization. In the case of a grantor trust, Federal Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, beneficial owners of Certificates (referred to in this prospectus as "grantor trust certificateholders") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The certificates issued by a Trust that is treated as a grantor trust are referred to in this prospectus as "grantor trust certificates."

         Taxation of Grantor Trust Certificateholders. Subject to the discussion below under "--Stripped Certificates" and "--Subordinated Certificates," each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the assets of the Trust. Accordingly, and subject to the discussion below of the recharacterization of the Servicing Fee, each grantor trust certificateholder must include in income its pro rata share of the interest and other income from the Student Loans, including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to the assets, and, subject to limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Trust, at the same time and to the same extent as these items would be included or deducted by the grantor trust certificateholder if the grantor trust certificateholder held directly a pro rata interest in the assets of the Trust and received and paid directly the amounts received and paid by the Trust. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any Student Loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

         Under Sections 162 and 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, and other fees and charges retained by the Servicer, provided that these amounts are reasonable compensation for services rendered to the Trust. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other miscellaneous itemized deductions exceed two percent of the grantor trust certificateholder's adjusted gross income and will be allowed no deduction for these expenses in determining their liabilities for alternative minimum tax. In addition, the deductions may also be subject to reduction under Section 68 of the Code if an individual taxpayer's adjusted gross income exceeds certain limits.

         The servicing compensation to be received by the servicer may be questioned by the IRS as exceeding a reasonable fee for the services being performed in exchange for the servicing compensation, and a portion of the servicing compensation could be recharacterized as an ownership interest retained by the servicer or other party in a portion of the interest payments to be made pursuant to the Student Loans. In this event, a Certificate might be treated as a Stripped Certificate subject to the stripped bond rules of
Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules. See the discussion below under "--Stripped Certificates." Except as discussed below under "--Stripped Certificates" or "--Subordinated Certificates," this discussion assumes that the servicing fees paid to the servicer do not exceed reasonable servicing compensation.

         A purchaser of a grantor trust certificate will be treated as purchasing an interest in each Student Loan in the Trust at a price determined by allocating the purchase price paid for the Certificate among all Student Loans in proportion to their fair market values at the time of the purchase of the Certificate. To the extent that the portion of the purchase price of a grantor trust certificate allocated to a Student Loan is less than or greater than the portion of the stated redemption price at maturity of the Student Loan, the interest in the Student Loan will have been acquired at a discount or premium. See "--Market Discount" and "--Premium," below.

         The treatment of any discount on a Student Loan will depend on whether the discount represents original issue discount or market discount. Except as indicated otherwise in the applicable prospectus supplement, we do not expect that any Student Loan will have original issue discount (except as discussed below under "--Stripped Certificates" or "--Subordinated Certificates"). For the rules governing original issue discount, see "--Trusts That Are Classified as Partnerships--Tax Consequences to Holders of Notes--Original Issue Discount" above.

         The information provided to grantor trust certificateholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each Student Loan is acquired.

         Market Discount. A grantor trust certificateholder that acquires an undivided interest in Student Loans may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Student Loan is considered to have been purchased at a "market discount." For a discussion of the market discount rules under the Code, see "--Trusts That Are Classified as Partnerships--Classification as a Partnership--Market Discount" above.

         Premium. To the extent a grantor trust certificateholder is considered to have purchased an undivided interest in a Student Loan for an amount that is greater than the stated redemption price at maturity of the interest, the grantor trust certificateholder will be considered to have purchased the interest in the Student Loan with "amortizable bond premium" equal in amount to the excess. For a discussion of the rules applicable to amortizable bond premium, see "--Trusts That Are Classified As Partnerships--Classification as a Partnership--Premium" above.

         Stripped Certificates. Some classes of certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates." In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Student Loan from ownership of the right to receive some or all of the related interest payments. In general, where a separation has occurred, under the stripped bond rules of Section 1286 of the Code the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing original issue discount, the difference between the holder's initial purchase price for the right to receive and the principal or interest payment to be received with respect to that right.

         Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:

     o if any servicing compensation is deemed to exceed a reasonable amount;

     o if the company or any other party retains a retained yield with respect to the Student Loans held by the Trust;

     o if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Student Loans; or

     o if certificates are issued which represent the right to interest-only payments or principal-only payments.

         The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. However, the trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest. This accrual of income may be in advance of the receipt of any cash attributable to that income. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above.

         Subordinated Certificates. In the event that the Trust issues two classes of grantor trust certificates that are identical except that one class is a subordinate class, with a relatively high Certificate Pass-Through Rate, and the other is a senior class, with a relatively low Certificate Pass-Through Rate (referred to in this prospectus as the "Subordinate Certificates" and "Senior Certificates," respectively), the grantor trust certificateholders will be deemed to have acquired the following assets: (1) the principal portion of each Student Loan plus a portion of the interest due on each Student Loan (the "Trust Stripped Bond"), and (2) a portion of the interest due on each Student Loan equal to the difference between the Certificate Pass-Through Rate on the Subordinate Certificates and the Certificate Pass-Through Rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the "Trust Stripped Coupon"). The "Subordinate Class Percentage" equals the initial aggregate principal amount of the Subordinate Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates. The "Senior Class Percentage" equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.

         The Senior Certificateholders in the aggregate will own the Senior Class Percentage of the Trust Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of such asset. The Senior Certificateholders will not own any portion of the Trust Stripped Coupon. The Subordinate Certificateholders in the aggregate own both the Subordinate Class Percentage of the Trust Stripped Bond plus 100% of the Trust Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both assets. The Trust Stripped Bond will be treated as a "stripped bond" and the Trust Stripped Coupon will be treated as "stripped coupons" within the meaning of Section 1286 of the Code.

         Although not entirely clear, the interest income on the Subordinate Certificates will be treated as qualified stated interest (assuming the interest with respect to the Student Loans would otherwise qualify as qualified stated interest). Accordingly, except to the extent modified below, the income of the Subordinate Certificates will be reported in the same manner as described generally above for holders of Senior Certificates.

         If the Subordinate Certificateholders receive distributions of less than their share of the Trust's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had

     o    received as distributions their full share of receipts,

     o paid over to the Senior Certificateholders an amount equal to the Shortfall Amount and

     o retained the right to reimbursement of the relevant amounts to the extent these amounts are otherwise available as a result of collections on the Student Loans or amounts available from a Reserve Account or other form of credit enhancement, if any.

          Under this analysis,

     o Subordinate Certificateholders would be required to accrue as current income any interest income, original issue discount, or (to the extent paid on assets of the Trust) accrued market discount of the Trust that was a component of the Shortfall Amount, even though that amount was in fact paid to the Senior Certificateholders,

     o a loss would only be allowed to the Subordinate Certificateholders when their right to receive reimbursement of the Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse the loss); and

     o reimbursement of the Shortfall Amount prior to a claim of worthlessness would not be taxable income to Subordinate Certificateholders because the amount was previously included in income.

         Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions are unclear. Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

         Election to Treat All Interest as Original Issue Discount. The OID regulations permit a grantor trust certificateholder to elect to accrue all interest and discount, including de minimis market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method. If an election were to be made with respect to an interest in a Student Loan with market discount, the Certificate Owner would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the grantor trust certificateholder acquires during the year of the election or afterward. See "--Market Discount" above. Similarly, a grantor trust certificateholder that makes this election for an interest in a Student Loan that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the grantor trust certificateholder owns at the beginning of the first taxable year to which the election applies or acquires afterward. See "--Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a grantor trust Certificate is generally irrevocable.

         Prepayments. The Taxpayer Relief Act of 1997 (the "1997 Act") contains a provision requiring original issue discount on any pool of debt instruments the yield on which may be affected by reason of prepayments be calculated taking into account the prepayment assumption and requiring the discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments. The legislative history to the 1986 Act states that similar rules apply with respect to market discount and amortizable bond premium on debt instruments.

         Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized, exclusive of amounts attributable to accrued and unpaid interest, which will be treated as ordinary income, allocable to the Student Loan and the owner's adjusted basis in the grantor trust certificate. The adjusted basis generally will equal the seller's cost for the grantor trust certificate, increased by the original issue discount and any market discount included in the seller's gross income with respect to the grantor trust certificate, and reduced, but not below zero, by any premium amortized by the seller and by principal payments on the grantor trust certificate previously received by the seller. The gain or loss will, except as discussed below, be capital gain or loss to an owner for which the Student Loans represented by a grantor trust certificate are "capital assets" within the meaning of Section 1221. A capital gain or loss will be long-term or short-term depending on whether or not the grantor trust certificate has been owned for the long-term capital gain holding period, currently more than one year.

         Notwithstanding the foregoing, any gain realized on the sale or exchange of a grantor trust certificate will be ordinary income to the extent of the seller's interest in accrued market discount on Student Loans not previously taken into income. See "--Market Discount," above. Further, grantor trust certificates will be "evidences of indebtedness" within the meaning of
Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or thrift institution to which such section applied will be treated as ordinary gain or loss.

         Foreign Investors in Grantor Trust Certificates. A holder of grantor trust certificate who is not a "United States person" (as defined above at "--Trusts That Are Classified as Partnerships--Tax Consequences to Holders of the Notes--Foreign Holders") and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a grantor trust certificate generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on its grantor trust certificate to the extent attributable to debt obligations held by the Trust that were originated after July 18, 1984, provided that the grantor trust certificateholder complies to the extent necessary with certain certification requirements which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a United States person. Interest or original issue discount on a grantor trust certificate attributable to debt obligations held by the Trust that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty). All holders of grantor trust certificates should consult their tax advisors regarding the tax documentation and certifications that must be provided to secure any applicable exemptions from United States withholding taxes.

         Any capital gain realized on the sale or other taxable disposition of a grantor trust certificate by a Foreign Person (as defined above at "--Trusts That Are Classified as Partnerships--Tax Consequences to Holders of the Notes--Foreign Holders") generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

         If the interest, gain or income with respect to a grantor trust certificate held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits," within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

         Backup Withholding. Distributions made on the grantor trust certificates and proceeds from the sale of the grantor trust certificates may be subject to a "backup" withholding tax if, in general, the grantor trust certificateholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, appropriately demonstrates such status. Any amounts so withheld would allowable as a credit against the holder's federal income tax, or, if in excess of such federal income tax, refundable by the IRS (assuming appropriate information is provided to the IRS).

         THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                        CERTAIN STATE TAX CONSEQUENCES

         Because of the variation in each state's tax laws based in whole or in part upon income, it is not feasible to predict tax consequences to holders of Notes and Certificates in all of the state taxing jurisdictions in which they are already subject to tax. Noteholders and Certificateholders are urged to consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of Notes and Certificates.

                             ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose requirements on employee benefit plans and on other retirement plans and arrangements, including individual retirement accounts and annuities and collective investment funds and separate accounts (and, as applicable, insurance company general accounts) in which the plans, accounts or arrangements are invested that are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code ("Plans") and on persons who are fiduciaries with respect to the Plans in connection with the investment of Plan assets. Certain employee benefit plans, including governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

         ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of Plan and persons (parties in interest under ERISA and disqualified persons under the Code, collectively, "Parties in Interest") who have specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to
Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and
Section 4975 of the Code.

         In addition, under DOL Regulation Section 2510.3-101 (the "Plan Assets Regulation"), the purchase with Plan assets of equity interests in the trust could, in certain circumstances, cause the assets of the trust to be deemed to be Plan assets of the investing Plan which, in turn, would subject the trust and its assets to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Accordingly, Plans will generally not be permitted to invest in the Certificates. Although there is no guidance under ERISA on how the definition of "equity interests" applies generally, and in particular, to a note issued by a special purpose self liquidating pool of assets such as the Trust, it is anticipated that, at the time of their issuance, the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This belief is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that such purchasers will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. It should be noted that the debt treatment of the Notes for ERISA purposes could change subsequent to their issuance (i.e. they could be treated as equity) if, for instance, the Issuer incurs losses or there is a change in ratings. The risk of recharacterization is enhanced for subordinated Classes of Notes.

                                   THE NOTES

         Subject to the considerations described below and unless otherwise specified in the related prospectus supplement, the Notes of each series may be purchased by a Plan. The Issuer, the Company, any underwriter, the Eligible Lender Trustee, the Indenture Trustee, the Servicer, the Administrator, any provider of credit support or any of their affiliates may be considered to be or may become Parties in Interest with respect to specified Plans. Prohibited transactions under Section 406 of ERISA and Section 4975 of the Code may arise if a Note is acquired by a Plan with respect to which such persons are Parties in Interest unless the transactions are subject to one or more statutory or administrative exemptions, including: Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts specified transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 90-1, which exempts specified transactions between insurance company separate accounts and Parties in Interest; PTCE 91-38, which exempts specified transactions between bank collective investment funds and Parties in Interest; PTCE 95-60, which exempts specified transactions between insurance company general accounts and Parties in Interest; or PTCE 84-14, which exempts specified transactions effected on behalf of a Plan by a "qualified professional asset manager." There can be no assurance that any of these class exemptions will apply with respect to any particular Plan investment in Notes or, even if it were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with the investment. Accordingly, prior to making an investment in the Notes, investing Plans should determine whether the Issuer, the Company, any underwriter, the Eligible Lender Trustee, the Indenture Trustee, the Servicer, the Administrator, or any provider of credit support or any of their affiliates or any other party related to the Issuer is a Party in Interest with respect to the Plan and, if so, whether the transaction would be a prohibited transaction and is subject to one or more statutory, regulatory or administrative exemptions.

         Any Plan fiduciary considering whether to invest in Notes on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment. Each Plan fiduciary also should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Plan, considering the overall investment policy of the Plan and the composition of the Plan's investment portfolio, as well as whether the investment is permitted under the governing Plan instruments. By its acceptance of a Note, each Noteholder that is a benefit Plan, is deemed to have represented that its acquisition and holding of such note will not result in a non-exempt prohibited transaction under ERISA or the Code.

                               THE CERTIFICATES

         Unless otherwise specified in the prospectus supplement, the Certificates of each series may not be purchased by a Plan or by any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). The purchase of an equity interest in the Trust could result in the assets of the Trust being deemed assets of a Benefit Plan for the purposes of ERISA and the Code and specified transactions involving the Trust may then be deemed to constitute prohibited transactions under Section 406 of ERISA and Section 4975 of the Code. A violation of the "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for the persons.

         Unless otherwise specified in the related prospectus supplement, by its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not a Benefit Plan.

         If a given series of Certificates may be acquired by a Benefit Plan because of the application of an exception contained in a regulation or administrative exemption issued by the United States Department of Labor, the exception will be discussed in the related prospectus supplement.


                                     * * *

         A PLAN FIDUCIARY CONSIDERING THE PURCHASE OF SECURITIES OF A GIVEN SERIES SHOULD CONSULT ITS TAX AND/OR LEGAL ADVISORS REGARDING WHETHER THE ASSETS OF THE RELATED TRUST WOULD BE CONSIDERED PLAN ASSETS, THE POSSIBILITY OF EXEMPTIVE RELIEF FROM THE PROHIBITED TRANSACTION RULES AND OTHER ISSUES AND THEIR POTENTIAL CONSEQUENCES.

                             PLAN OF DISTRIBUTION

         On the terms and conditions set forth in an underwriting agreement with respect to the Notes of a given series and an underwriting agreement with respect to the Certificates of the series (collectively, the "Underwriting Agreements"), the Depositor will agree to cause the related Trust to sell to the underwriters named in the Underwriting Agreement and in the related prospectus supplement, and each of the underwriters will severally agree to purchase, the principal amount of each class of Notes and Certificates, as the case may be, of the related series set forth in the Underwriting Agreement and in the related prospectus supplement.

         In each of the Underwriting Agreements with respect to any given series of Securities, the several underwriters will agree, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all the Notes and Certificates, as the case may be, described in the Underwriting Agreement which are offered hereby and by the related prospectus supplement if any of the Notes and Certificates, as the case may be, are purchased.

         Each prospectus supplement will either (1) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to dealers participating in the offering of the Notes and Certificates, as the case may be, or (2) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of the sale. After the initial public offering of any Notes and Certificates, as the case may be, the public offering prices and the concessions may be changed.

         Until the distribution of the Securities is completed, rules of the Commission may limit the ability of the underwriters and selling group members to bid for and purchase the Securities. As an exception to these rules, the underwriters are permitted to engage in transactions that stabilize the price of the Securities. The transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Securities.

         If an underwriter creates a short position in the Securities in connection with the offering (i.e., if it sells more Securities than are set forth on the cover page of the related prospectus supplement), the underwriter may reduce that short position by purchasing Securities in the open market.

         An underwriter may also impose a penalty bid on underwriters and selling group members. This means that if the underwriter purchases Securities in the open market to reduce the underwriters' short position or to stabilize the price of the Securities, it may reclaim the amount of the selling concession from the underwriters and selling group members who sold those Securities as part of the offering.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of the purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discourages resales of the security.

         Neither the Depositor nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Securities. In addition, neither the Depositor nor the underwriters make any representation that the underwriters will engage in the transactions or that the transactions, once commenced, will not be discontinued without notice.

         Each Underwriting Agreement will provide that the Depositor will indemnify the underwriters against civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

         Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from the underwriters.

         Pursuant to each of the Underwriting Agreements with respect to a given series of Securities, the closing of the sale of any class of Securities subject to either thereof will be conditioned on the closing of the sale of all other the classes subject to either thereof.

         The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related prospectus supplement.

         If and to the extent required by applicable law or regulation, this prospectus and the prospectus supplement will also be used by the underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the Securities in which the underwriter acts as principal. The underwriter may also act as agent in these transactions. Sales will be made at negotiated prices determined at the time of sale.

                                 LEGAL MATTERS

         Certain legal matters relating to the Securities of any series will be passed upon for the related Trust and for the underwriters for the series by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York or other counsel specified in the related prospectus supplement.

                      WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus and the supplement relating to each series contain summaries of the material terms of the documents they refer to, but do not contain all of the information set forth in the registration statement of which this prospectus is a part. For further information, we refer you to such registration statement. You can inspect and copy the registration statement at the public reference facilities maintained by the Securities and Exchange Commission. The Securities and Exchange Commission 's public reference facilities are located at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Information as to the operation of the public reference facility is available by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet Web site that contains reports, proxy and information statements and other information that we file electronically with the SEC. The address of such Internet Web site is (http://www.sec.gov).

         This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the notes and certificates referred to in this prospectus and any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer of securities to any person in any state or other jurisdiction in which such offer would be unlawful.

         If you are a beneficial owner of the notes to whom a prospectus has been delivered, the sponsor will, on request, send you a copy of the information that has been incorporated by reference in this prospectus. The sponsor will provide this information at no cost to you. Please address requests to: GS Mortgage Securities Corp., 85 Broad Street, New York, New York 10004, Telephone Number is (212) 902-1000.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information.

                           INDEX OF PRINCIPAL TERMS

1992 Amendments.............................................................15
1997 Act....................................................................80
1998 Reauthorization Bill...................................................15
accrual period..............................................................63
Act.........................................................................14
Additional Fundings.........................................................48
Add-on Consolidation Loans..................................................25
Administration Agreement....................................................57
Administration Fee..........................................................57
Administrator...............................................................57
Administrator Default.......................................................57
Base Rate...................................................................40
Benefit Plan................................................................83
Calculation Agent...........................................................41
Certificate Balance.........................................................32
Certificate Holders.........................................................60
Certificate Pool Factor.....................................................32
Certificates................................................................39
Clearstream.................................................................41
Closing Date................................................................30
Code........................................................................60
Collection Account..........................................................48
Collection Period...........................................................49
Company.....................................................................39
CP Rate.....................................................................18
Cutoff Date.................................................................11
Deferral Period.............................................................22
Definitive Securities.......................................................42
Depositary..................................................................32
Distribution Date...........................................................33
DTC.........................................................................41
Eligible Deposit Account....................................................48
Eligible Institution........................................................49
Eligible Investments........................................................48
Eligible Lender Trustee.....................................................11
ERISA.......................................................................82
Euroclear...................................................................41
Event of Default............................................................35
Excess Cashflow Rights......................................................14
Family Contribution.........................................................18
FASIT.......................................................................69
FASIT Provisions............................................................69
Federal Assistance..........................................................19
Federal Consolidation Loan..............................................15, 24
Federal Guarantee Agreements................................................14
Federal Guarantee Payments..................................................15
Federal Guarantors..........................................................14
Federal PLUS Loans..........................................................15
Federal SLS Loans...........................................................15
Federal Stafford Loans......................................................15
Federal Student Loans.......................................................14
Federal Supplemental Loans to Students......................................15
Federal Tax Counsel.........................................................60
Federal Unsubsidized Stafford Loans.........................................15
FFELP.......................................................................14
Financial Intermediary......................................................41
Fixed Rate Securities.......................................................40
Floating Rate Securities....................................................40
Forbearance Period..........................................................22
foreign holder..............................................................74
Foreign Person..............................................................68
Funding Period..............................................................13
Grace Period................................................................22
Graduate Loans..............................................................14
grantor trust certificateholders............................................76
grantor trust certificates..................................................76
Guarantee Agreements........................................................15
Guarantor...................................................................14
Guarantors..................................................................14
Higher Education Act........................................................14
Indenture...................................................................32
Indenture Trustee...........................................................32
Index Shortfall Carryover...................................................35
Initial Pool Balance........................................................56
Insolvency Event............................................................54
Interest Period.............................................................70
Interest Rate...............................................................33
Interest Reset Period.......................................................40
Interest Subsidy Payments...................................................19
Investment Earnings.........................................................48
IRS.........................................................................61
Issuer......................................................................11
Loan Sale Agreement.........................................................13
Loan Servicing Agreement....................................................30
Multiple Variable Rate Note.................................................65
Note Pool Factor............................................................32
Noteholders.................................................................60
Notes.......................................................................32
objective rate..............................................................65
OID Rules...................................................................62
Participant.................................................................41
Participants................................................................33
Parties in Interest.........................................................82
Pass-Through Rate...........................................................39
Plans.......................................................................82
Pool Balance................................................................32
Pool Factor.................................................................32
Post-Graduate Loans.........................................................14
Pre-Funding Account.........................................................48
Prepayment Assumption.......................................................62
prepayments.................................................................31
Presumed Single Qualified Floating Rate.....................................64
Presumed Single Variable Rate...............................................65
Private Guarantee Agreements................................................15
Private Guarantee Payments..................................................15
Private Guaranteed Loans....................................................14
Private Guarantor...........................................................14
Private Guarantors..........................................................14
Private Student Loans.......................................................26
Private Unguaranteed Loans..................................................14
Programs....................................................................14
PTCE........................................................................83
Purchase Amount.............................................................47
qualified floating rate.....................................................64
Related Documents...........................................................38
Reserve Account.............................................................52
Revolving Period............................................................13
Rules.......................................................................42
Securities..................................................................39
Seller......................................................................13
Senior Certificates.........................................................78
Senior Class Percentage.....................................................78
Servicer....................................................................13
Servicer Default............................................................54
Servicing Fee...............................................................51
Shortfall Amount............................................................79
Short-Term Note.............................................................67
Single Variable Rate Note...................................................65
Special Allowance Payments..................................................18
Spread......................................................................40
Spread Multiplier...........................................................40
Stripped Certificates.......................................................77
Student Loans...............................................................11
Subordinate Certificates....................................................78
Subordinate Class Percentage................................................78
tax matters partner.........................................................74
Transfer and Servicing Agreements...........................................46
Trust.......................................................................11
Trust Accounts..............................................................48
Trust Agreement.............................................................11
Trust Stripped Bond.........................................................78
Trust Stripped Coupon.......................................................78
UCC.........................................................................58
Undergraduate Loans.........................................................14
Underwriting Agreements.....................................................84
United States person........................................................68
Unmet Need..................................................................18
Variable Rate Note..........................................................64

                     [    ] Student Loan Trust [    ]-[ ]



                                  $__________
                            Class A-1 Floating Rate
                           Asset-Backed Senior Notes
                                  $__________
                            Class A-2 Floating Rate
                           Asset-Backed Senior Notes



                         GS Mortgage Securities Corp.,
                                   Depositor



                             PROSPECTUS SUPPLEMENT

                             Goldman, Sachs & Co.

              ____________ CREDIT CARD MASTER NOTE TRUST ____-___
                                    Issuer

                         GS MORTGAGE SECURITIES CORP.
                                  Transferor

                             --------------------


                                   Servicer

                                Series 200_-__
                                     $[ ]
                   Class A Floating Rate Asset Backed Notes
                                     $[ ]
                   Class B Floating Rate Asset Backed Notes
                                     $[ ]
                   Class C Floating Rate Asset Backed Notes

                             PROSPECTUS SUPPLEMENT

                  SUBJECT TO COMPLETION, DATED ________, 200_

            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED _______, 200_

                __________ CREDIT CARD MASTER NOTE TRUST 200_-_

                         GS MORTGAGE SECURITIES CORP.
                                  Transferor

                                   Servicer

The trust will issue the following classes of asset backed notes:

                                       CLASS A NOTES                  CLASS B NOTES                    CLASS C NOTES
PRINCIPAL AMOUNT:                 $                              $                              $
INTEREST RATE:                    [LIBOR plus] __% per year      [LIBOR plus] __% per year      [LIBOR plus] __% per year
INTEREST PAYMENT DATES:           Monthly on the [17]th,         Monthly on the [17]th,         Monthly on the [17]th,
                                  beginning, _______, 200_       beginning, _______, 200_       beginning, _______, 200_
EXPECTED PRINCIPAL  PAYMENT DATE: ______, 200_                   ______, 200_                   ______, 200_
LEGAL MATURITY DATE:              ______, 200_                   ______, 200_                   ______, 200_
PRICE TO PUBLIC:                  $        (or %)                $        (or %)                $        (or %)
UNDERWRITING DISCOUNT:            $        (or %)                $        (or %)                $        (or %)
PROCEEDS TO ISSUER:               $        (or %)                $        (or %)                $        (or %)

The Class B notes are subordinated to the Class A notes.  The Class C notes are subordinated to the Class A and Class B notes.


We expect to issue your series of notes on or about, _____ 200_. We will deliver your series of notes in book-entry form.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-_ IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE _ IN THE PROSPECTUS.

The notes are obligations of __________ Credit Card Master Note Trust 200_-_ only and are not obligations of Goldman, Sachs & Co., GS Mortgage Securities Corp., _____________ or any other person.

Neither the Securities and Exchange Commission nor any state securities commission has approved these notes or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                             GOLDMAN, SACHS & CO.
                              ____________, 200_

                             GOLDMAN, SACHS & CO.
                              ____________, 200_

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         We provide information to you about the notes in two separate documents:

     o the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and

     o this prospectus supplement, which describes the specific terms of your series of notes.

         If the terms of your series of notes vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

         You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.

         We include cross references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus provide the pages on which these captions are located.

         This prospectus supplement uses defined terms. You can find a listing of the pages where definitions can be found under the caption "Index of Terms for Prospectus Supplement" beginning on page S-__ in this prospectus supplement and under the caption "Index of Terms for Prospectus" beginning on page __ in the accompanying prospectus.

                               TABLE OF CONTENTS


                                                                    Page
                                                                    ----

TRANSACTION SUMMARY                                                  S-5

RISK FACTORS                                                        S-13

_____________'S CREDIT CARD PORTFOLIO                               S-15

THE TRUST PORTFOLIO                                                 S-18

THE ORIGINATOR                                                      S-24

THE SERVICER                                                        S-24

THE TRANSFEROR                                                      S-24

DESCRIPTION OF SERIES PROVISIONS                                    S-24

ERISA CONSIDERATIONS                                                S-48

UNDERWRITING                                                        S-49

LEGAL MATTERS                                                       S-51

INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT                            S-52

Annex I: Other Series Issued and Outstanding

                              TRANSACTION SUMMARY

Trust:                             _______Credit Card Master Note Trust 200_-_

Transferor:                        GS Mortgage Securities Corp.

Originator:                        ___________________

Servicer:                          ___________________

Indenture Trustee:                 ______________________________

Owner Trustee:                     ___________________

Closing Date:                      _______, 200_

Clearance and Settlement:          DTC/Clearstream/Euroclear


Primary Trust Assets:              Receivables originated in [MasterCard(R)
                                   and VISA(R)] accounts


Servicing Fee Rate:                ___%


                                   CLASS A NOTES              CLASS B NOTES              CLASS C NOTES
Anticipated Ratings
(Moody's/Standard &
    Poor's/Fitch): *               Aaa/AAA/AAA                A2/A/A                     Baa2/BBB/BBB
Credit Enhancement:                subordination of Class B
                                   and Class C                subordination of Class C   spread account
Interest Rate:                     [One-Month LIBOR] plus     [One-Month LIBOR] plus     [One-Month LIBOR] plus
                                   [          ]% per year     [          ]% per year     [          ]% per year
Interest Accrual Method:           [actual/360]               [actual/360]               [actual/360]
Interest Payment Dates:            Monthly ([17]th)           monthly ([17]th)           monthly ([17]th)
[Interest Rate Index Reset         [2 London business days    [2 London business days    [2 London business days
Date:]                             before each interest       before each interest       before each interest
                                   payment date]              payment date]              payment date]
First Interest Payment Date:       _____, 200_                _____, 200_                _____, 200_
Expected Principal Payment
Date:                              _____, 200_                _____, 200_                _____, 200_
Commencement of Accumulation
Period
    (subject to adjustment):       _____, 200_                _____, 200_                _____, 200_
Legal Final Maturity Date:         _____, 200_                _____, 200_                _____, 200_
-----------------------------
* It is a condition to issuance that one of these ratings be obtained.

                               SUMMARY OF TERMS

         This summary highlights selected information and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire document and the accompanying prospectus before you purchase any notes.

The Issuer

         The notes will be issued by ________________________ Credit Card Master Note Trust 200_-_, a Delaware statutory business trust, pursuant to an indenture supplement to an indenture, each between the trust and the indenture trustee.

The Indenture Trustee

         The indenture trustee is ___________________, a ________ banking corporation.

The Series 200_-_ Notes

Interest

         The Class A notes will bear interest at [one-month LIBOR as determined each month] plus __% per annum.

         The Class B notes will bear interest at [one-month LIBOR as determined each month] plus __% per annum.

         The Class C notes will bear interest at [one-month LIBOR as determined each month] plus __% per annum.

         For each class of the Series 200_-__ notes, interest will be calculated as follows:

      o  Principal balance, multiplied by

      o  Number of days in prior monthly interest period, multiplied by

      o  applicable interest rate, divided by

      o  360.

         Each interest period begins on and includes a distribution date and ends on but excludes the next distribution date. However, the first interest period will begin on and include the closing date.

         Interest on the Series 200_-__ notes will be paid on each distribution date, which will be _____ [__], 200_ and the [__]th day of each following month if the [__]th is a business day and, if not, the following business day.

         See "Description of Series Provisions -- Interest Payments" in this prospectus supplement for a description of how and when LIBOR will be determined.

Principal

         Principal of the Class A notes, the Class B notes and the Class C notes is expected to be paid in full on the _____ 200_ distribution date.
However:

      o no principal will be paid on the Class B notes until the Class A notes are paid in full; and

      o no principal will be paid on the Class C notes until the Class A and Class B notes are paid in full.

         We are scheduled to begin accumulating collections of principal receivables starting on, _____ 200_ for payment to the Series 200_-__ noteholders on the expected principal payment date, but we may begin accumulating at a later date.

         Principal of the Series 200_-__ notes may be paid earlier or later than the expected principal payment date. You will not be entitled to any premium for early or late payment of principal. If specified adverse events known as pay out events occur, principal may be paid earlier than expected. If collections of the credit card receivables are less than expected or are collected more slowly than expected, then principal payments may be delayed. If the Series 200_-__ notes are not paid on the expected principal payment date, collections of principal receivables will continue to be used to pay principal on the Series 200_-__ notes until the notes are paid or until ______, 200_, whichever occurs first. _______, 200_ is the legal maturity date for Series 200_-__.

         For more information about principal payments, see "Maturity Considerations," "Description of Series Provisions -- Principal Payments" and "-- Allocation Percentages" in this prospectus supplement.

Credit Enhancement

Subordination

         Credit enhancement for the Class A notes is provided by the subordination of the Class B notes and the Class C notes.

         Credit enhancement for the Class B notes is provided by the subordination of the Class C notes.

Spread Account

         A spread account will provide credit enhancement for the Class C notes. The spread account initially will not be funded. After the Series 200_-__ notes are issued, deposits into the spread account will be made each month from available finance charge collections and, if necessary and available, excess finance charge collections from other series in group one up to the required spread account amount as described in this prospectus supplement under "Description of Series Provisions -- Spread Account." The spread account will be used to make payments on the Class C notes if collections of receivables allocated to the Class C notes are insufficient to make required payments.

         Credit enhancement for your series is for your series' benefit only, and you are not entitled to the benefits of credit enhancement available to other series.

         For more information about credit enhancement, see "Description of Series Provisions -- Reallocated Principal Collections," "-- Application of Collections" and "-- Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement.

Events of Default

         The Series 200_-__ notes are subject to specified events of default described under "Description of Series Provisions -- Events of Default" in this prospectus supplement and "The Indenture -- Events of Default; Rights upon Event of Default" in the accompanying prospectus. These include, among other things, the failure to pay interest for __ days after it is due or to pay principal on the legal maturity date.

         In case any event of default occurs and continues with respect to the Series 200_-__ notes, the indenture trustee or holders of more than 50% of the then-outstanding principal balance of the Series 200_-__ notes may declare the principal amount of the notes to be immediately due and payable. That declaration may, be rescinded by holders of more than 50% of the then-outstanding principal balance of the Series 200_-__ notes.

         After an event of default and the acceleration of the Series 200_-__ notes, funds on deposit in the collection account, the principal funding account, the reserve account and, with respect to the Class C notes, the spread account will be applied to pay principal of and interest on the Series 200_-__ notes to the extent permitted by law. Principal collections and finance charge collections allocated to Series 200_-__ will be applied to make monthly principal and interest payments on the Series 200_-__ notes until the earlier of the date those notes are paid in full or the legal final maturity of those notes.

         If the Series 200_-__ notes are accelerated or the issuer fails to pay the principal of the Series 200_-__ notes on the legal maturity, once conditions described in the prospectus under "The Indenture -- Events of Default; Rights upon Event of Default" are satisfied, the indenture trustee may, if legally permitted, or will at the direction of holders of at least 66 2/3% of the principal amount of each class of Series 200_-__ notes:

     o institute proceedings in its own name for the collection of all amounts then payable on the Series 200_-__ notes;

     o take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the Series 200_-__ noteholders; or

     o foreclose on a portion of the trust's assets by causing the trust to sell an interest in the assets of the trust by issuing a foreclosure certificate to the holders of the notes or to a third party selected by the indenture trustee or by holders of more than 50% of the then-outstanding principal balance of the Series 200_-__ notes.

         A foreclosure certificate is an investor certificate issued by the trust representing ownership of the interest in the assets of the trust securing the Series 200_-__ notes. A foreclosure certificate held by a noteholder or a third party will be subject to restrictions on transfer described under "The Indenture -- Events of Default; Rights upon Event of Default" in the accompanying prospectus.

Other Interests in the Trust

Other Series of Notes

         The trust will issue other series of notes secured by the assets of the trust from time to time in the future. [A summary of the outstanding series is in "Annex I: Other Series Issued and Outstanding" included at the end of this prospectus supplement.] The issuance of future series will occur without prior review or consent by you or any other noteholder.

The Transferor Interest

         The interest in the trust not securing your series or any other series is the transferor interest. The transferor interest is owned by the transferor. The transferor may, however, sell all or a portion of its interest in the transferor interest. The transferor interest does not provide credit enhancement for your series or any other series.


The Receivables

         The primary assets of the trust are receivables in [MasterCard(R) and VISA(R)]* revolving credit card accounts. The receivables consist of principal receivables and finance charge receivables.

         * MasterCard(R) and VISA(R) are federally registered service marks of MasterCard International Inc. and VISA U.S.A., Inc., respectively.

The following information is as of _______ 200_:

     o    Receivables in the trust: $

     o    Accounts designated to the trust: ________

         For more information, see "The Trust Portfolio" in this prospectus supplement.

Allocations of Collections

         The servicer will collect payments on the receivables and will deposit those collections in an account. It will keep track of those collections that are finance charge receivables and those that are principal receivables.

         Each month, the servicer will allocate collections received among:

     o    your series;

     o    other series outstanding; and

     o    the transferor interest in the trust.

         The amount allocated to your series will be determined based mainly upon the size of the invested amount of your series compared to the total amount of principal receivables in the trust. At the time of issuance of the Series 200_-__ notes, the invested amount for Series 200_-__ will be $______. You are entitled to receive payments of interest and principal only from collections of receivables and other trust assets allocated to your series. If the invested amount of your series declines, amounts allocated and available for payment to your series and to you may be reduced. For a description of the allocation calculations and the events which may lead to these reductions, see "Description of Series Provisions -- Allocation Percentages" and "-- Reallocated Principal Collections" in this prospectus supplement.

Application of Collections

Finance Charge Collections

         The trust will apply your series' share of collections of finance charge receivables each month in the following order of priority:

     o    to pay interest on the Class A notes;

     o    to pay interest on the Class B notes;

     o    to pay the servicing fee;

     o    to pay interest on the Class C notes;

     o    to cover your series' allocation of defaulted receivables;

     o to cover reductions in your series' invested amount resulting from investor charge-offs allocated to your series and from reallocated principal collections, in each case that have not been reimbursed;

     o to fund, in limited circumstances, a reserve account to cover interest payment shortfalls for Class A and Class B during the accumulation period;

     o to make a deposit, if needed, to the spread account for Class C up to the required spread account amount; and

    [o all remaining interest collections will be treated as principal collections.]

    [o to other series in group one or to the holders of the transferor certificates.]

         For a more detailed description of these applications, see "Description of Series Provisions -- Application of Collections" in this prospectus supplement.

Principal Collections

         The trust will apply your series' share of principal collections each month as follows:

     o during the revolving period, no principal will be paid to you or accumulated in a trust account. Instead, your series' share of principal collections will be treated as shared principal collections and may be available to make principal payments for other series in group one;

     o if a pay out event (described below) that applies to Series 200_-__ or to all series occurs, the early amortization period will begin. During the early amortization period, your series' share of principal collections will be paid first to the Class A noteholders until the principal balance of the Class A notes is paid in full, then to the Class B noteholders until the principal balance of the Class B notes is paid in full, then to the Class C noteholders until the principal balance of the Class C notes is paid in full, then to the o/c noteholder until the o/c invested amount is paid in full;

     o during any of the above periods, principal collections allocated to your series, may be reallocated, if necessary, to make required interest payments on the Class A notes and the Class B notes not made from available finance charge collections, excess finance charge collections available from other series in group one or funds in the reserve account. [; provided, however, for any monthly period, the sum of these reallocated principal collections cannot exceed __% of the initial invested amount of your series, as reduced due to the writing off of receivables or for previously reallocated principal collections, in each case that have not been reimbursed];

    [o the accumulation period is scheduled to begin on, ______ 200 , but may begin at a later date. During the accumulation period, your series' share of principal collections will be deposited in a trust account, up to a controlled deposit amount. On the expected principal payment date, amounts on deposit in that account will be paid first to the Class A noteholders, then to the Class B noteholders and then to the Class C noteholders;]

    [o during the revolving period, the special revolving period and the partial revolving period, to purchase principal receivables or to pay down any draws on the variable funding notes during the related monthly period; [provided, however that during the partial reinvestment period, the amount applied for such purposes during any monthly period will not exceed __% of the aggregate amount of the invested amount as of the end of the prior monthly period;]

    [o (a) during the revolving period, principal will be paid pro rata to the holders of the notes and the o/c holder based on the invested amount of each Class of notes and the o/c invested amount as of the end of the prior monthly period until the principal balance of each such class or, with respect to the o/c noteholder, the o/c invested amount, is paid in full; (b) during the scheduled amortization period, the special revolving period and the partial revolving period, principal will be paid first to the Class A notes until the principal balance of the Class A notes is paid in full, then to the Class B notes until the principal value of the Class B notes is paid in full, then to the o/c holder until the o/c invested amount is paid in full; and (c) during the early amortization period, principal will be paid to the holders of the Class A notes, until the principal balance of the Class A notes is paid in full, then to the holder of the Class B notes until the principal balance of the Class B Notes is paid in full, then to the holders of the Class C Notes until the principal balance of the Class C notes is paid in full;]

    [o any remaining principal collections will first be made available to other series in group one and then be paid to the holders of the transferor certificates or deposited in the special funding account.]

         For a more detailed description of these applications, see "Description of Series Provisions -- Application of Collections" in this prospectus supplement.

Pay Out Events

         The documents under which the Series 200_-__ notes will be issued include a list of adverse events known as pay out events. If a pay out event that applies to Series 200_-__ or to all series occurs, the trust will use collections of principal receivables allocated to Series 200_-__ each month to pay principal on the Series 200_-__ notes.

     o Pay out events may occur if the transferor fails to make required payments or deposits, violates other covenants and agreements or makes representations and warranties that are materially incorrect.

     o    The following also are pay out events:

     o The yield on the trust portfolio less the amount of receivables that are written off as uncollectible allocated to Series 200_-__ , averaged over three months is less than the weighted average interest rate for Series 200_-__ , calculated by taking into account the interest rate for the Class A notes, the Class B notes and the Class C notes, plus the servicing fee rate for Series 200_-__ ;

     o The Class A notes, the Class B notes or the Class C notes are not paid in full on their expected principal payment dates;

     o Bankruptcy, insolvency or similar events relating to the transferor (including any additional transferor) or the servicer;

     o The transferor (including any additional transferor) is unable to transfer receivables to the trust as required under the transfer and servicing agreement;

     o The transferor does not transfer receivables in additional accounts to the trust within 5 business days of when required under the transfer and servicing agreement;

     o    Specified defaults of the servicer;

     o The trust becomes subject to regulation as an "investment company" under the Investment Company Act of 1940; or

     o    An event of default occurs for the Series 200_-__ notes.

         For a more detailed discussion of the pay out events, see "Description of Series Provisions -- Pay Out Events" in this prospectus supplement and "Description of the Notes -- Pay Out Events" in the accompanying prospectus.

Optional Redemption

         The trust has the option to repurchase your notes when the outstanding principal amount for your series has been reduced to 10% or less of the initial principal amount (as increased by the principal amount of any notes of your series issued after the closing date). See "Description of the Notes -- Final Payment of Principal; Termination" in the accompanying prospectus.

Denominations

         Beneficial interests in the Series 200_-___ notes may be purchased in minimum denominations of $1,000 and multiples of $1,000 in excess of that amount.

Registration, Clearance and Settlement

         The Series 200_-__ notes will be in book-entry form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. Except in limited circumstances, you will not receive a definitive instrument representing your notes. See "Description of the Notes -- Definitive Notes" in the accompanying prospectus.

         You may elect to hold your Series 200_-__ notes through The Depository Trust Company, in the United States, or Clearstream or Euroclear, in Europe.

         Transfers will be made in accordance with the rules and operating procedures of those clearing systems. See "Description of the Notes -- Book-Entry Registration" in the accompanying prospectus.

United States Federal Income Tax Status

         Upon the issuance of the Series 200_-___ notes, Skadden Arps, Slate, Meagher & Flom LLP, special tax counsel, will deliver an opinion of counsel that for federal income tax purposes, the term Series 200_-___ notes will be treated as indebtedness and the issuance of the notes will not cause the trust to be treated as an association, or publicly traded partnership, taxable as a corporation. See "Material United States Federal Income Tax Considerations" in this prospectus supplement and "Material United States Federal Income Tax Consequences" in the accompanying prospectus.


ERISA Considerations

         Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the Series 200_-__ notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. A fiduciary or other person contemplating purchasing the Series 200_-__ notes on behalf of or with plan assets of any plan or account should consult with its counsel regarding whether the purchase or holding of the Series 200_-__ notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code.


                                 RISK FACTORS

You should carefully consider the following risk factors prior to any purchase of certificates. You should also consider the information set forth under "Risk Factors" in the prospectus.

YOU MAY HAVE DIFFICULTY
SELLING YOUR NOTES .......                            The notes will not be listed on any securities exchange. As a result, if you wish to sell your notes, you will have to find a purchaser that is willing to purchase your notes. The
                                                      underwriter intends to make a secondary market for the offered notes. The underwriter may do so by offering to buy the notes from investors that wish to sell. However, the underwriter will not be obligated to make offers to buy the notes and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay.
                                                      There have been times in the past where there have been very few buyers of similar asset backed securities, and there may be times again in the future. As a result, you may not be able to sell your notes when you wish to do so or you may not be able to obtain the price you wish to receive.

[GEOGRAPHIC CONCENTRATION MAY
 AFFECT PERFORMANCE...............................    Discuss any geographic risks, if applicable]

[CONCENTRATION OF CREDIT RISK.....................    Discuss impact on noteholders of material concentration of credit risk, if applicable.]

THE SUBORDINATED NOTES HAVE A
GREATER RISK OF LOSS THAN THE
OTHER NOTES......................................     The class C notes will not be paid any distributions of
                                                      interest until the class B notes receive their interest
                                                      distributions and will not receive any distributions of
                                                      principal until the class B notes receive their principal
                                                      distributions. The class B notes will not be paid any
                                                      distributions of interest until the class A notes receive their interest distributions and will not receive any distributions of principal until the class A notes receive their principal distributions. If the available funds are insufficient to make all of the required distributions on the class A, class B and class C notes, the class C notes will not and class B notes may not receive all of their distributions. In addition, losses due to defaults will be allocated first to the class C notes and second to the class B notes to the extent not covered by excess interest at that time. Any allocation of a loss to class B notes or class C notes will reduce the amount of interest and, to the extent not reimbursed from future excess interest,
                                                      principal they will receive. As a result of the foregoing, the class C notes and the class B notes will be affected to a
                                                      larger degree by any losses on the receivables.

THE TRUST ASSETS ARE THE ONLY
SOURCE OF PAYMENTS ON
THE NOTES........................................     All distributions on the notes will be made from payments by borrowers under the receivables. The trust has no other assets
                                                      [other than ______] to make distributions on the notes. The receivables are not insured or guaranteed by any person. The
                                                      Notes represent obligations of the trust and will not be
                                                      insured or guaranteed by any entity. The trust is the only person that is obligated to make distributions on the notes.
                                                      The notes are not insured by any governmental agency.

NOTE RATING......................................     The.rating.of.the.notes.will.depend.on.an.assessment by the rating agencies of the receivables. The rating by the rating agencies of the notes is not a recommendation for you to
                                                      purchase, hold or sell the notes, and the rating does not
                                                      comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the rating agencies. The ratings do not address the possibility that offered noteholders might realize a lower than anticipated yield. The ratings of the offered notes do not address the possibility of the imposition of United States withholding tax with respect to non-U.S.
                                                      persons. No rating of the originator, the servicer or the
                                                      company is required to maintain the rating of the offered notes.

THE NOTES ARE NOT SUITABLE
INVESTMENTS FOR ALL INVESTORS....................     The.notes.are.not.suitable.investments.for.any.investor that requires a regular or predictable schedule of payments or
                                                      payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the
                                                      expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.



                     _____________'S CREDIT CARD PORTFOLIO

         The following discussion describes terms and characteristics that generally apply to the accounts in the portfolio from which the accounts in the trust portfolio were selected. The accounts selected for the trust portfolio do not represent _______'s entire portfolio. Additional accounts consist of eligible accounts which may or may not currently be in existence and which may be selected using different criteria from those used in selecting the accounts already included in the trust portfolio. See "Description of the Notes -- Addition of Trust Assets" in the accompanying prospectus. Consequently, actual loss and delinquency, revenue and monthly payment rate experience with respect to the initial accounts and the additional accounts may be different from the experience for the trust portfolio described in this prospectus supplement.

Billing and Payments

         Each credit card account may have different billing and payment structures, including different periodic finance charges and fees. The following information reflects the typical billing and payment characteristics of the accounts.

[To be inserted]

Delinquency and Loss Experience

         An account is contractually delinquent if the minimum payment is not received by the appropriate due date indicated on the customer's statement.

[To be inserted]

         The following tables set forth the aggregate delinquency and loss experience for cardholder payments on the credit card accounts in ______'s portfolio for each of the three calendar years in the period ended __________, and in the trust portfolio for the period ended __________. Any particular segment of ______'s portfolio may have delinquency and gross charge-off characteristics different from those of ______'s portfolio.

         As of the beginning of the day on _______, 200_, the receivables in the trust portfolio represented approximately __% of ______'s portfolio. Because the trust portfolio is only a portion of ______'s portfolio, actual delinquency and loss experience with respect to the receivables may be different from that set forth below for ______'s portfolio. We cannot assure you that the future delinquency and loss experience for the receivables in either ______'s portfolio or trust portfolio will be similar to the historical experience set forth below.


                                       DELINQUENCY AS PERCENTAGE OF _______'S PORTFOLIO

                                                   (Dollars in Thousands)

    Number of           At Month End
 Delinquent Days       _____ 31, ____                                               Year Ended
                  --------------------------   --------------------------   ---------------------------   --------------------------
                   Percentage      Amount       Percentage      Amount       Percentage       Amount      Percentage       Amount
                  -------------   ----------   -------------   ----------   --------------   ----------   ------------   -----------
30 to 59 Days.....
60 to 80 days.....
90 Days or
Greater...........
Totals............

                                                   LOSS EXPERIENCE FOR 'S PORTFOLIO

                                                        (Dollars in Thousands)

                                    [Three] Months Ended     [Three] Months Ended                        Year Ended
                                            [ ]                      [ ]
                                    ---------------------    ---------------------    --------------     -------------    ----------
Average Receivables
  Outstanding..............
Gross Losses...............
Gross Losses as a
  Percentage of Average
  Receivables
  Outstanding..............
Recoveries.................
Net Losses.................
Net Losses as a
  Percentage of Average
  Receivables
  Outstanding..............


Revenue Experience

         The following table sets forth the revenues from the cardholder payments on the credit card accounts in ______'s portfolio for each of the periods shown.


                                               REVENUE EXPERIENCE FOR ______'S PORTFOLIO
                                                        (Dollars in Thousands)

                              [Three] Months Ended     [Three] Months Ended                          Year Ended
                                      [ ]                      [ ]
                               ---------------------    ---------------------    ---------------    -------------    ------------
Average Receivables
  Outstanding Finance
  Charges and Fees.........
Yield from Finance
  Charges and Fees.........
Interchange................
Yield from Interchange.....
Yield from Finance
  Charges Fees and
  Interchange..............


         There can be no assurance that the yield experience with respect to the trust portfolio will be comparable to that set forth above for the ______'s portfolio. In addition, revenue from the trust portfolio will depend on the types of fees and charges assessed on the accounts, and could be adversely affected by future changes made by _______ in fees and charges or by other factors.

Interchange

         Creditors participating in the VISA(R) and MasterCard(R) associations receive fees ("Interchange") as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA(R) and MasterCard(R) systems, a portion of Interchange in connection with cardholder charges for goods and services is collected by banks that issue credit cards by applying a discount to the amount paid by these banks to the banks that clear the related transactions for merchants. Interchange will be allocated to the trust on a monthly basis based on an equivalent percentage that the transferor receives each month ______'s portfolio.

Recoveries

         Pursuant to the terms of the transfer and servicing agreement, the transferor will be required to transfer to the trust all of the recoveries that are reasonably estimated by the servicer on receivables in charged-off accounts of the trust, including amounts received by the transferor or the servicer from the purchaser or transferee with respect to the sale or other disposition of receivables in defaulted accounts ("Recoveries"). Collections of recoveries will be treated as collections of finance charge receivables and included as part of the Portfolio Yield.

Payment Rates

         The following table sets forth the highest and lowest cardholder monthly payment rates on the credit card accounts during any month in the periods shown and the average cardholder monthly payment rates for all months in the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of principal receivables and finance charge receivables with respect to the accounts.

                        CARDHOLDER MONTHLY PAYMENT RATES(1)

                                      YEAR ENDED DECEMBER 31,
                           200_                200_                  200_
                     ----------------   -----------------    ------------------
Lowest Month                      %                   %                     %
Highest Month                     %                   %                     %
Monthly Average                   %                   %                     %

(1) For each of the three calendar years in the period ended _________, information is presented for credit card accounts in the originator's portfolio. For the _________, this information is presented for credit card accounts in the trust portfolio.

         Generally, cardholders must make a monthly minimum payment equal to 2.0% of the statement balance plus any past due amounts. However, the cardholder is usually required to make at least a monthly minimum payment of $15 plus any past due amounts. The minimum monthly payment typically will be increased to 3.0% of the statement balance plus any past due amounts if the account becomes greater than 60 days delinquent. In the case of delinquency, however, the cardholder is usually required to make at least a monthly payment of $25 plus any past due amounts. We cannot assure you that the cardholder monthly payment rates in the future will be similar to the historical experience set forth above. In addition, the amount of collections of receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders.

                              THE TRUST PORTFOLIO

         The receivables conveyed to the trust arise in accounts selected from _______'s portfolio at the time the trust was established, and in additional accounts selected since that time, on the basis of criteria set forth in the transfer and servicing agreement (the "Trust Portfolio"). The transferor has the right to designate additional accounts for the trust portfolio and to transfer to the trust all receivables of those additional accounts, whether the receivables already exist or arise after the designation, if conditions are satisfied. For a discussion of these conditions, see "Description of the Notes -- Addition of Trust Assets" in the accompanying prospectus. In addition, the transferor will be required to designate additional accounts, to the extent available, (a) to maintain the Transferor Interest so that, during any period of 30 consecutive days, the Transferor Interest averaged over that period equals or exceeds the Required Transferor Interest for the same period and (b) to maintain, for so long as notes of any series remain outstanding, an aggregate amount of principal receivables in the trust portfolio equal to or greater than the Required Minimum Principal Balance (as adjusted for any series having a paired series as described in the related indenture supplement).

         The Transferor Interest" on any date is equal to the difference between:

(a) the sum of:

         (1) the product of: (x) total amount of principal receivables in the trust portfolio on immediately prior day and (y) 1 minus the Discount Percentage and

         (2)   the special funding account balance, minus

(b) the total adjusted invested amounts of all series of notes then outstanding.

         The "Required Transferor Interest" is the product of :

     o    Required Transferor Percentage;

     o    Total amount of principal receivables in the trust portfolio; and

     o    1 minus the Discount Percentage.

         The "Required Transferor Percentage" initially is _%, but may be reduced if conditions set forth in the transfer and servicing agreement are satisfied, including receipt of written confirmation that reducing the Required Transferor Percentage will not result in the reduction or withdrawal by any rating agency of its rating of any outstanding series or class.

The "Discount Percentage" on the closing date is _%.

         The "Required Minimum Principal Balance" on any date is, for all outstanding series, unless otherwise provided in the related indenture supplement for a series having a paired series, the sum of the initial invested amounts for each series outstanding on that date plus the Required Transferor Interest on that date minus the amounts on deposit in the special funding account.

         The transferor also has the right to designate removed accounts and to require the indenture trustee to transfer all receivables in the removed accounts back to the transferor, whether the receivables already exist or arise after the designation, if conditions are satisfied. For a discussion of these conditions, see "Description of the Notes -- Removal of Accounts" in the accompanying prospectus.

         Throughout the term of the trust, the accounts from which the receivables arise will be the accounts designated by the transferor at the time the trust is established plus any additional accounts minus any removed accounts. As a result, the composition of the trust assets is expected to change over time. For a general description of the receivables in the trust, see "The Trust Portfolio" in the accompanying prospectus.

         The following is selected information about the receivables:

     o The receivables in the trust portfolio, as of the beginning of the day on ________, included $____ of principal receivables and $_________ of finance charge receivables.

     o The accounts designated for the trust portfolio had an average principal receivable balance of $__________ and an average credit limit of $________.

     o The percentage of the aggregate total receivable balance to the aggregate total credit limit was __%. The average age of the accounts was approximately months.

     o As of the beginning of the day on, __________, cardholders whose accounts are designated for the trust portfolio had billing addresses in all 50 states and the District of Columbia.

         The following tables summarize the trust portfolio by various criteria as of the beginning of the day on, ____________. Because the future composition of the trust portfolio may change over time, these tables are not necessarily indicative of the composition of the trust portfolio at any subsequent time.



                        COMPOSITION BY ACCOUNT BALANCE
                                TRUST PORTFOLIO

                            (as of _________, ____)
                            (Dollars in Thousands)

Receivables Account
BALANCE RANGE OUTSTANDING

Credit Balance.....................................................
No Balance.........................................................
More than $0 and less than or equal to $1,500......................
$1,500.01 - $5,000.................................................
$5,000 - $10,000...................................................
Over $10,000.......................................................

                          COMPOSITION BY CREDIT LIMIT
                                TRUST PORTFOLIO

                            (as of ________, ____)
                            (Dollars in Thousands)

Receivables Account
BALANCE RANGE OUTSTANDING

Less than or equal to
$1,500.............................................................
$1,50001 - $5,000..................................................
$5,000 - $10,000...................................................
Over $10,000.......................................................

                         COMPOSITION BY PAYMENT STATUS
                                TRUST PORTFOLIO

                            (as of _________, 20__)
                            (Dollars in Thousands)

Receivables Account
BALANCE RANGE OUTSTANDING

Current to 29 days.................................................
Past due 30 - 59 days..............................................
Past due 60 - 89 days..............................................
Past due 90+ days..................................................

Total..............................................................

                          COMPOSITION BY ACCOUNT AGE
                                TRUST PORTFOLIO

                            (as of _________, 20__)
                            (Dollars in Thousands)

Receivables Account
BALANCE RANGE OUTSTANDING

Not more than 6 months.............................................
Over 6 months to 12 months.........................................
Over 1 year to 2 years.............................................
Over 2 years to 3 years............................................
Over 3 years to 4 years............................................
Over 4 years.......................................................

Total..............................................................


        COMPOSITION BY ACCOUNTHOLDER BILLING ADDRESS - TRUST PORTFOLIO

                            (as of ________, 20__)
                            (Dollars in Thousands)

LOCATION

Alaska.............................................................
Arizona............................................................
Arkansas...........................................................
California.........................................................
Colorado...........................................................
Connecticut........................................................
Delaware...........................................................
District of Columbia...............................................
Florida............................................................
Georgia............................................................
Hawaii.............................................................
Idaho..............................................................
Illinois...........................................................
Indiana............................................................
Iowa...............................................................
Kansas.............................................................
Kentucky...........................................................
Louisiana..........................................................
Maine..............................................................
Maryland...........................................................
Massachusetts......................................................
Michigan...........................................................
Minnesota..........................................................
Mississippi........................................................
Missouri...........................................................
Montana............................................................
Nebraska...........................................................
Nevada.............................................................
New Hampshire......................................................
New Jersey.........................................................
New Mexico.........................................................
New York...........................................................
North Carolina.....................................................
North Dakota.......................................................
Ohio...............................................................
Oklahoma...........................................................
Oregon.............................................................
Pennsylvania.......................................................
Rhode Island.......................................................
South Carolina.....................................................
South Dakota.......................................................
Tennessee..........................................................
Texas..............................................................
Utah...............................................................
Vermont............................................................
Virginia...........................................................
Washington.........................................................
West Virginia......................................................
Alabama............................................................
Wyoming............................................................
Other..............................................................

                            MATURITY CONSIDERATIONS

         You are expected to receive payment of principal in full on ______, 200_, the "Expected Principal Payment Date." You may, however, receive payments of principal earlier than the expected principal payment date if a pay out event occurs and the early amortization period begins. The holders of the Class B notes will not begin to receive payments of principal until the final principal payment on the Class A notes has been made. The holders of the Class C notes will not begin to receive payments of principal until the final principal payments on the Class A notes and Class B notes have been made.

[Controlled Accumulation Period

         Principal for payment to the Series 200_-___ noteholders will accumulate during the controlled accumulation period in the principal funding account established by the indenture trustee. The controlled accumulation period is scheduled to begin at the close of business on _____, 200_ , but may be delayed based on recent payment rate experience, as discussed under "Description of Series Provisions -- Postponement of the Controlled Accumulation Period" in this prospectus supplement. On each distribution date during the controlled accumulation period, an amount will be deposited into the principal funding account equal to, for each monthly period, the least of:

         o Available Principal Collections;

         o the Controlled Deposit Amount; and

         o the Adjusted Invested Amount prior to any deposits on that day.

         We expect, but cannot assure you, that the amounts available in the principal funding account on the expected principal payment date will be sufficient to pay in full the outstanding principal balance of the Class A notes, the Class B notes and the Class C notes If these amounts are not available on the expected principal payment date, a pay out event will occur and the early amortization period will begin.]

[Partial Revolving Period

         The partial revolving period begins on the first day of the monthly period in which the o/c principal percentage is below __._% and at least __._%. The partial revolving period ends on the earliest of the following.

     o the close of business on the last day of the monthly period immediately preceding the distribution date on which the o/c principal percentage is at least __._% and has been at least __._% for each of the two distribution dates immediately preceding that distribution date in which case a special revolving period or revolving period, as applicable, would resume;

     o    the commencement of an early amortization period; and

     o    the commencement of the scheduled amortization period.

         During the partial revolving period, collections on the principal receivables and finance charge receivables may be applied to purchase additional principal receivables or to reimburse the holder of the variable funding notes for any draws during such monthly period only to the extent that the aggregate amount of these purchases during that monthly period will not exceed __._% of the invested amount as of the last day of the prior monthly period. A partial revolving period will only occur if a payout out event or the commencement of the scheduled amortization period has not occurred earlier.]

[Special Revolving Period

         The special revolving period begins on the first day of the monthly period in which either:

         (a)  the o/c principal percentage is below __._% and at least __._% or

         (b)  the subordinated principal percentage is less than __._%

and ends the earliest of:

         (a) the close of business on the last day of the monthly period immediately preceding the distribution date on which:

              (i) the o/c principal percentage is at least __._% and has been at least __._% for each of the two distribution dates immediately preceding that distribution date and

              (ii) the subordinated principal percentage is at least __._% and has been at least __._% for each of the two distribution dates immediately preceding that distribution date, in which case the reinvestment period would resume,

         (b) the commencement of a partial reinvestment period;

         (c) the commencement of an early amortization period and

         (d) the commencement of the scheduled amortization period.

         During the special revolving period, collections on the principal receivables and finance charge receivables may be applied to purchase additional principal receivables or to reimburse the holder of the variable funding notes for any draws during such monthly period. There is no limitation as to the amount of principal receivables which may be used for the purposes specified in the preceding sentence. A special revolving period will only occur if a pay out event or the commencement of the scheduled amortization period has not occurred earlier.]

Early Amortization Period

         If a pay out event occurs during any of the revolving period, the controlled accumulation period [partial revolving period or special revolving period], the early amortization period will begin If a pay out event occurs during the controlled accumulation period [partial revolving period or special revolving period], on the next distribution date any amount on deposit in the principal funding account will be paid to the Class A noteholders and, after the outstanding principal balance of the Class A notes has been paid in full, any remaining amount will be paid to the Class B noteholders and, after the outstanding principal balance of the Class B notes has been paid in full, any remaining amount will be paid to the Class C noteholders, up to the outstanding principal balance of the Class C notes.

         In addition, if the outstanding principal balance of the Class A notes has not been paid in full, Available Principal Collections will be paid to the Class A noteholders on each distribution date until the earlier of:

     o    the date the Class A notes are paid in full; and

     o    _______, 200 , called the "Series 200_-__ Termination Date."

         After the Class A notes have been paid in full, and if the Series 200_-__ termination date or the trust termination date has not occurred, Available Principal Collections will be paid to the Class B noteholders on each distribution date until the earlier of:

     o    the date the Class B notes are paid in full; and

     o    the Series 200_-__ termination date.

         After the Class B notes have been paid in full, and if the Series 200_-__ termination date or the trust termination date has not occurred, Available Principal Collections will be paid to the Class C noteholders on each distribution date until the earlier of:

     o    the date the Class C notes are paid in full; and

     o    the Series 200_-__ termination date.


                                THE ORIGINATOR

The "Originator" is _______________ [Insert description of the Originator].

                                 THE SERVICER

The "Servicer" is _______________ [Insert description of the Servicer].

                                THE TRANSFEROR

         GS Mortgage Securities Corp. (the "Transferor") is a special-purpose Delaware corporation organized for the purpose of issuing the notes and other securities issued under the Registration Statement backed by accounts or underlying securities of various types and acting as sponsor, settlor or transferor or depositor with respect to trusts, custody accounts or similar arrangements. It is not expected that the Transferor will have any significant assets. The Transferor is an indirect, wholly owned subsidiary of Goldman, Sachs & Co., Neither Goldman, Sachs & Co. nor any of its affiliates has guaranteed, will guarantee or is or will be otherwise obligated with respect to any notes.

         The Transferor's principal office at 85 Broad Street, New York, New York 10004. Its telephone number is (212) 902-1000.

                       DESCRIPTION OF SERIES PROVISIONS

         The following is a summary of the material provisions of the Series 200_-__ notes. This summary is not a complete description of the terms of the Series 200_-__ notes. You should refer to "Description of the Notes" in the accompanying prospectus as well as to the transfer and servicing agreement, the indenture and the Series 200_-__ indenture supplement for a complete description. The form of each of the transfer and servicing agreement, the indenture and an indenture supplement has been filed with the SEC as an exhibit to the registration statement relating to the notes.

         The Class A notes, Class B notes and Class C notes comprise the "Series 200_-__ Notes" and will be issued under the indenture, as supplemented by the indenture supplement relating to the Series 200_-__ notes (the "Series 200_-__ Indenture Supplement"), in each case between the trust and the indenture trustee. As described under "Description of the Notes--New Issuances" in the accompanying prospectus, the transferor may cause the owner trustee, on behalf of the trust, and the indenture trustee to execute further indenture supplements in order to issue additional series.

         The "Closing Date" for Series 200_-__ is _____, 200_ The Series 200_-__ notes will be issued in denominations of $1,000 and integral multiples of $1,000 and will be available only in book-entry form, registered in the name of Cede, as nominee of DTC. As described under "Description of the Notes--General," "-- Book-Entry Registration" and "-- Definitive Notes" in the accompanying prospectus, unless and until definitive notes are issued, you will be able to transfer your notes only through the facilities of DTC. You will receive payments and notices through DTC and its participants. Payments of interest and principal will be made on each distribution date on which those amounts are due to the noteholders in whose names Series 200_-__ notes were registered on the last day of the calendar month preceding that distribution date (each, a "Record Date").

Interest Payments

         The Class A notes will accrue interest from and including the closing date through but excluding ______, 200_, and for each following interest period, at a rate of __% per annum above LIBOR for the related LIBOR determination date with respect to each interest period (the "Class A Note Interest Rate").

         The Class B notes will accrue interest from and including the closing date through but excluding ______, 200_, and for each following interest period, at a rate of __% per annum above LIBOR for the related LIBOR determination date with respect to each interest period (the "Class B Note Interest Rate").

         The Class C notes will accrue interest from and including the closing date through but excluding ______, 200_, and for each following interest period, at a rate of __% per annum above LIBOR for the related LIBOR determination date with respect to each interest period (the "Class C Note Interest Rate").

         The indenture trustee will determine LIBOR for each interest period two London business days before the related interest period commences. We refer to each of these determination dates as a "LIBOR Determination Date." For purposes of calculating LIBOR, a "London Business Day" is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

         An "Interest Period" begins on and includes a distribution date and ends on but excludes the next distribution date. However, the first interest period will begin on and include the closing date.

         "LIBOR" means, for any LIBOR determination date, the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 am, London time, on that date If that rate does not appear on Telerate Page 3750, the rate for that LIBOR determination date will be determined based on the rates at which deposits in United States dollars are offered by four major banks selected by the servicer at approximately 11:00 am, London time, on that day to prime banks in the London interbank market for a one-month period. The indenture trustee will request the principal London office of each of those banks to provide a quotation of its rate If at least two quotations are provided, the rate for that LIBOR determination date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that LIBOR determination date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 am, New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

         "Telerate Page 3750" means the display page currently so designated on the Bridge Telerate Capital Markets Report (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

         The Class A note interest rate, the Class B note interest rate and the Class C note interest rate applicable to the then current and immediately preceding interest period may be obtained by telephoning the indenture trustee at its corporate trust office at (212) ______________.

         Interest on the notes will be calculated on the basis of the actual number of days in the related interest period and a 360-day year.

         Interest will be paid on each "Distribution Date," which will be ______, 200_ and the __th day of each following month (or, if the __th day is not a business day, the following business day). For purposes of this prospectus supplement and the accompanying prospectus, a "Business Day" is, unless otherwise indicated, any day other than a Saturday, a Sunday or a day on which banking institutions in New York, Delaware or any other state in which the principal executive offices of the bank, the owner trustee, the indenture trustee or other account owner, as the case may be, are located, are authorized or obligated by law, executive order or governmental decree to be closed.

         Interest payments on the Class A notes, the Class B notes and the Class C notes on any distribution date will be calculated on the outstanding principal balance of the Class A notes, the Class B notes and the Class C notes, as applicable, as of the preceding record date, except that interest for the first distribution date will accrue at the applicable note interest rate on the initial outstanding principal balance of the Class A notes, the Class B notes and the Class C notes, as applicable, from the closing date.

         Interest due on the Class A notes, the Class B notes and the Class C notes but not paid on any distribution date will be payable on the following distribution date, together with additional interest on that amount at the applicable note interest rate. We refer to this additional interest as "Class A Additional Interest," "Class B Additional Interest" and "Class C Additional Interest," as applicable. Additional interest will accrue on the same basis as interest on the Series 200_-__ notes, and will accrue from the distribution date on which the overdue interest became due, to but excluding the distribution date on which the additional interest is paid.

         Interest payments on the Series 200_-__ notes on any distribution date will be paid from Available Finance Charge Collections for the related monthly period and, to the extent Available Finance Charge Collections are insufficient to pay the interest, from Excess Finance Charge Collections and Reallocated Principal Collections (to the extent available) for the related monthly period Interest payments on the Class C notes on any distribution date will also be paid from available amounts on deposit in the spread account to the extent needed.

         "Available Finance Charge Collections" means, with respect to any monthly period, an amount equal to the sum of:

(a) the Investor Percentage of collections of finance charge receivables deposited in the collection account for that monthly period;

(b) an amount equal to the Principal Funding Investment Proceeds, if any, for the related distribution date; and

(c) amounts, if any, to be withdrawn from the reserve account which are required to be included in Available Finance Charge Collections pursuant to the Series 200_-__ indenture supplement for the related distribution date.

         Each "Monthly Period" will be the period from and including the first day of a calendar month to and including the last day of that calendar month (other than the initial monthly period, which will commence on and include the closing date and end on and include, 200_).

Principal Payments

         Principal payments on the Series 200_-__ notes will be paid from "Available Principal Collections" which, for any monthly period, equal:

(a) the Investor Percentage of collections of principal receivables deposited in the collection account for that monthly period; minus

(b) the amount of Reallocated Principal Collections for that monthly period;
plus

(c) any Shared Principal Collections from other series in group one and any Shared Transferor Principal Collections allocated to your series.

                               REVOLVING PERIOD

         The "Revolving Period" for the Series 200_-__ notes begins on the closing date and ends on the earlier of the date the controlled accumulation period or the early amortization period begins. During the revolving period, the Investor Percentage of collections of principal receivables will, subject to limitations, including the allocation of any Reallocated Principal Collections for that monthly period, be treated as Shared Principal Collections and used to pay principal to other series in group one or will be paid to the holders of the transferor certificates.

                        [CONTROLLED ACCUMULATION PERIOD

         The "Controlled Accumulation Period" for the Series 200_-__ notes is scheduled to begin on ______, 200_, but may be postponed, as discussed under "Description of Series Provisions -- Postponement of the Controlled Accumulation Period" in this prospectus supplement, and ends on the earliest of:

     o    the beginning of the early amortization period;

     o    the payment in full of the Invested Amount; and

     o    the Series 200_-__ termination date.

         If a pay out event occurs before the controlled accumulation period begins, there will be no controlled accumulation period and the early amortization period will begin.

         On each distribution date relating to the controlled accumulation period, the indenture trustee will deposit in the principal funding account an amount equal to the least of

(a) Available Principal Collections with respect to that distribution date,

(b) the applicable Controlled Deposit Amount and

(c) the Adjusted Invested Amount prior to any deposits on that date Amounts in the principal funding account will be paid:

     o first to Class A noteholders, up to the outstanding principal balance of the Class A notes;

     o then to Class B noteholders, up to the outstanding principal balance of the Class B notes; and

     o then to Class C noteholders, up to the outstanding principal balance of the Class C notes;

in each case, on the expected principal payment date unless paid earlier due to the commencement of the early amortization period.

         During the controlled accumulation period, the portion of Available Principal Collections not applied for the payment of principal on the Class A notes, the Class B notes or the Class C notes on a distribution date generally will be treated as Shared Principal Collections.]

[Postponement of Controlled Accumulation Period

         The controlled accumulation period is scheduled to last __ months. However, the servicer may elect to extend the revolving period and postpone the controlled accumulation period by providing a notice to the indenture trustee. The servicer can make this election only if the number of months needed to fund the principal funding account based on expected principal collections needed to pay principal on the Series 200_-__ notes is less than __ months.

         On each determination date beginning in ______ 200_ and ending when the controlled accumulation period begins, the servicer will review the amount of expected principal collections and determine the number of months expected to be required to fully fund the principal funding account by the expected principal payment date and may elect to postpone the controlled accumulation period In making its decision, the servicer is required to assume that the principal payment rate will be no greater than the lowest monthly payment rate for the prior 12 months and will consider the amount of principal expected to be allocable to noteholders of all other series which are expected to be amortizing or accumulating principal during the controlled accumulation period for Series 200_-__. In no case will the controlled accumulation period be reduced to less than one month.

         The method for determining the number of months required to fully fund the principal funding account may be changed upon receipt of written confirmation that the change will not result in the reduction or withdrawal by any rating agency of its rating of any outstanding series or class.]

Subordination

         The Class B notes and the Class C notes are subordinated to the Class A notes Interest payments will be made on the Class A notes prior to being made on the Class B notes and the Class C notes. Interest payments will be made on the Class B notes prior to being made on the Class C notes Principal payments on the Class B notes will not begin until the Class A notes have been paid in full. Principal payments on the Class C notes will not begin until the Class A notes and the Class B notes have been paid in full If principal collections allocated to your series are reallocated to pay the interest on the Class A notes, the principal amount of the Class B notes and the Class C notes may not be repaid. If principal collections allocated to your series are reallocated to pay interest on the Class B notes, the principal amount of the Class C notes may not be repaid If a foreclosure certificate is sold after an event of default, the net proceeds of that sale which are available to pay principal on the Series 200_-__ notes would be paid first to the Class A notes before any remaining net proceeds would be available for payments due to the Class B notes or the Class C notes.

Allocation Percentages

         Pursuant to the indenture, with respect to each monthly period, the servicer will allocate among the Invested Amount, the invested amount for all other series issued and outstanding and the Transferor Interest, all amounts collected on finance charge receivables, all amounts collected on principal receivables and all Defaulted Amounts with respect to that monthly period. These amounts will be allocated based on the Investor Percentage .

         "Investor Percentage," for any monthly period, means (a) for Defaulted Amounts at anytime and for collections of finance charge receivables and principal receivables during the revolving period, the Floating Investor Percentage and (b) for collections of finance charge receivables and principal receivables during the controlled accumulation period and early amortization period, the Fixed Investor Percentage.

                        FLOATING ALLOCATION DEFINITIONS

         Defaulted Amounts at any time and collections of finance charge receivables and principal receivables during the revolving period will be allocated to the Invested Amount based on the Floating Investor Percentage. The "Floating Investor Percentage" means, with respect to any monthly period, the percentage equivalent of a fraction:

(a) the numerator of which is the Adjusted Invested Amount as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, the initial Invested Amount); and

(b) the denominator of which is the greater of:

         (1) the sum of: (A) the product of: (x) the aggregate amount of principal receivables in the trust as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, the aggregate amount of principal receivables in the trust as of the close of business on the closing date) and (y) one minus the Discount Percentage and (B) the principal amount on deposit in the special funding account as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, as of the closing date) and

         (2) the sum of the numerators used to calculate the investor percentages for allocations with respect to finance charge receivables, Defaulted Amounts or principal receivables, as applicable, for all outstanding series on the date of determination.

         The denominator used in the calculation of Floating Investor Percentage, however, will be adjusted as follows, with respect to any monthly period in which an addition date occurs or in which a removal date occurs on which, if any series has been paid in full, principal receivables in an aggregate amount approximately equal to the initial invested amount of that series are removed from the trust, the amount in clause (b)(1)(A) above shall be:

(a) the product of: (1) the aggregate amount of principal receivables in the trust as of the close of business on the last day of the prior monthly period and (2) one minus the Discount Percentage, for the period from and including the first day of the prior monthly period to but excluding the related addition date or removal date; and

(b) the product of: (1) the aggregate amount of principal receivables in the trust as of the close of business on the related addition date or removal date after adjusting for the aggregate amount of principal receivables added to or removed from the trust on the related addition date or removal date, as the case may be, and (2) one minus the Discount Percentage, for the period from and including the related addition date or removal date to and including the last day of that monthly period.

                         FIXED ALLOCATION DEFINITIONS

         Collections of finance charge receivables and principal receivables during the controlled accumulation period and early amortization period will be allocated to the Invested Amount based on the Fixed Investor Percentage. The "Fixed Investor Percentage" means, with respect to any monthly period, the percentage equivalent of a fraction:

(a) the numerator of which is the Invested Amount as of the close of business on the last day of the revolving period; and

(b) the denominator of which is the greater of:

       (1) the sum of: (A) the product of: (x) the aggregate amount of principal receivables in the trust as of the close of business on the last day of the prior monthly period (or with respect to the first monthly period, the aggregate amount of principal receivables in the trust as of the closing date) and (y) one minus the Discount Percentage and (B) the principal amount on deposit in the special funding account as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, as of the closing date) and

       (2) the sum of the numerators used to calculate the investor percentages for allocations with respect to principal receivables or finance charge receivables, as applicable, for all outstanding series on the date of determination.

         The denominator used in the calculation of Fixed Investor Percentage, however, will be adjusted as follows, with respect to any monthly period in which an addition date occurs or in which a removal date occurs on which, if any series has been paid in full, principal receivables in an aggregate amount approximately equal to the initial invested amount of that series are removed from the trust, the amount in clause (b)(1)(A) above shall be:

       (a) the product of: (1) the aggregate amount of principal receivables in the trust as of the close of business on the last day of the prior monthly period and (2) one minus the Discount Percentage, for the period from and including the first day of the prior monthly period to but excluding the related addition date or removal date; and

       (b) the product of: (1) the aggregate amount of principal receivables in the trust as of the close of business on the related addition date or removal date after adjusting for the aggregate amount of principal receivables added to or removed from the trust on the related addition date or removal date, as the case may be, and (2) one minus the Discount Percentage, for the period from and including the related addition date or removal date to and including the last day of that monthly period.

                          INVESTED AMOUNT DEFINITIONS

         "Invested Amount," for any date of determination, means an amount equal to

(a) the initial outstanding principal amount of the Series 200_-__ notes (as increased by the principal balance of any Series 200_-__ notes issued after the closing date), minus

(b) the amount of principal previously paid to the Series 200_-__ noteholders, minus

(c) the amount of unreimbursed Investor Charge-Offs and Reallocated Principal Collections.

         "Adjusted Invested Amount," for any date of determination, means the
(a) the Invested Amount as of that date, minus (b) the amount on deposit in the principal funding account for that date.

Reallocated Principal Collections

         On each distribution date, if the sum of Class A interest, Class B interest and the monthly servicing fee cannot be paid from Available Finance Charge Collections and Excess Finance Charge Collections as described below under "--Application of Collections," then collections of principal receivables allocated to the Invested Amount will be treated as collections of finance charge receivables and will be available to pay these amounts, in an amount equal to the Reallocated Principal Collections, and the Invested Amount will be reduced accordingly. A reduction in the Invested Amount will reduce the allocation of finance charge and principal collections to your series.

         "Reallocated Principal Collections" means, for any monthly period, Available Principal Collections used to pay interest on the Class A notes and the Class B notes or used to pay the monthly servicing fee in an amount equal to the lesser of:

     o    the Monthly Principal Reallocation Amount for that monthly period;
          and

     o the Invested Amount after giving effect to any Investor Charge-Offs for that distribution date.

        "Monthly Principal Reallocation Amount" means, for any monthly period, the sum of:

     o    the lower of:

     o the excess of the amounts needed to pay current and past due Class A Monthly Interest and Class A Additional Interest as described under " --Application of Collections -- Payment of Interest, Fees and Other Items" below over the Available Finance Charge Collections allocated to cover these amounts; and

     o ___% of the initial Invested Amount minus the amount of unreimbursed Investor Charge-Offs and unreimbursed Reallocated Principal Collections; plus the lower of:

     o the sum of (A) the excess of the amounts needed to pay current and past due Class B Monthly Interest and Class B Additional Interest as described under "--Application of Collections -- Payments of Interest, Fees and Other Items" below over the Available Finance Charge Collections allocated to cover these amounts and (B) the excess of the monthly servicing fee over the Available Finance Charge Collections allocated to cover these amounts; and

     o ___% of the initial Invested Amount minus the amount of unreimbursed Investor Charge-Offs and unreimbursed Reallocated Principal Collections.


                          APPLICATION OF COLLECTIONS

Payment of Interest, Fees and Other Items

         On each distribution date, the servicer will direct the indenture trustee to apply Available Finance Charge Collections and Excess Finance
Charge Collections on deposit in the collection account in the following order:

     o an amount equal to the Class A Monthly Interest plus Class A Additional Interest due for the related distribution date, and past due for any prior distribution dates, will be paid to the Class A noteholders on that distribution date;

     o an amount equal to the Class B Monthly Interest plus Class B Additional Interest due for the related distribution date, and past due for any prior distribution dates, will be paid to the Class B noteholders on that distribution date;

     o an amount equal to the monthly servicing fee due for the related distribution date, and past due for any prior distribution date, will be paid to the servicer;

     o an amount equal to the Class C Monthly Interest plus Class C Additional Interest due for the related distribution date, and past due for any prior distribution dates, will be paid to the Class C noteholders on that distribution date;

     o an amount equal to the Investor Default Amount, if any, for the related monthly period, will be treated as Available Principal Collections;

     o an amount equal to the sum of the Investor Charge-Offs and the amount of unreimbursed Reallocated Principal Collections will be treated as Available Principal Collections;

     o on and after the reserve account funding date, an amount equal to the excess, if any, of the Required Reserve Account Amount over the amount then on deposit in the reserve account will be deposited into the reserve account;

     o an amount equal to the excess, if any, of the Required Spread Account Amount over the amount then on deposit in the spread account will be deposited into the spread account;

     o all remaining amounts will be treated as Excess Finance Charge Collections and will be available to cover any shortfalls in finance charge collections for other outstanding series in group one and, after payment of these shortfalls, the remaining amount will be paid to the holders of the transferor certificates.

         In the event that Available Finance Charge Collections and Excess Finance Charge Collections for any monthly period are insufficient to pay Class C Monthly Interest when due, a draw will be made from amounts available in the spread account and will be paid to the Class C noteholders on the related distribution date.

         "Class A Monthly Interest" with respect to any distribution date will equal the product of

(a) the Class A note interest rate for the related interest period,

(b) the actual number of days in that interest period divided by 360 and

(c) the outstanding principal balance of the Class A notes as of the close of business on the last day of the prior monthly period or, with respect to the first distribution date, the outstanding principal balance of the Class A notes as of the closing date.

         "Class B Monthly Interest" with respect to any distribution date will equal the product of

(a) the Class B note interest rate for the related interest period,

(b) the actual number of days in that interest period divided by 360 and

(c) the outstanding principal balance of the Class B notes as of the close of business on the last day of the prior monthly period or, with respect to the first distribution date, the outstanding principal balance of the Class B notes as of the closing date.

         "Class C Monthly Interest" with respect to any distribution date will equal the product of

(a) the Class C note interest rate for the related interest period,

(b) the actual number of days in that interest period divided by 360 and

(c) the outstanding principal balance of the Class C notes as of the close of business on the last day of the prior monthly period or, with respect to the first distribution date, the outstanding principal balance of the Class C notes as of the closing date.

         "Monthly Interest" with respect to any distribution date will equal the sum of the Class A Monthly Interest, the Class B Monthly Interest and the Class C Monthly Interest for that distribution date.

Payments of Principal

         On each distribution date, the servicer will direct the indenture trustee to apply Available Principal Collections on deposit in the collection account in the following priority:

         (a) on each distribution date with respect to the revolving period[, all Available Principal Collections will be treated as Shared Principal Collections and applied as described under "Description of Series Provisions -Shared Principal Collections and Transferor Principal Collections" in this prospectus supplement and "Description of the Notes -Shared Principal Collections and Transferor Principal Collections" in the accompanying prospectus]; [all Available Principal Collections will be paid pro rata to the holders of the notes and the o/c holder based on the invested amount of each class of notes and the o/c invested amount as of the end of the prior monthly period until the principal balance of each such class or, with respect to the o/c holder, the o/c invested amount, is invested in full;

         (b) [on each distribution date with respect to the controlled accumulation period, the early amortization period, the scheduled amortization period, the special revolving period and the partial revolving period, all Available Principal Collections will be distributed or deposited in the following priority:

               (1) during the controlled accumulation period, an amount equal to Monthly Principal will be deposited in the principal funding account;

               [(2) during the early amortization period, an amount equal to
                    Monthly Principal will, after the outstanding principal balance of the Class A notes has been paid in full, be distributed to the paying agent for payment to the Class B noteholders until the outstanding principal balance of the Class B notes has been paid in full]; and

               [(3) during the revolving period, the special revolving period and the partial revolving period, an amount equal to the Monthly Principal will be applied to purchase principal receivables or to pay down any draws on the variable funding notes during the related monthly period; provided, however that during the partial reinvestment period, the amount applied for such purposes during any monthly period will not exceed __% of the aggregate amount of the invested amount as of the end of the prior monthly period]; and

               [(4) during the scheduled amortization period, an amount equal to Monthly Principal will be paid to the holders of the Class A notes, until the principal balance of the Class A notes is paid in full, then to the holder of the Class B notes until the principal balance of the Class B Notes is paid in full, then to the holders of the Class C Notes, until the principal balance of the Class C notes is paid in full]; and

         (c) on each distribution date with respect to the controlled accumulation period and the early amortization period, the balance of Available Principal Collections not applied pursuant to (b) above, if any, will be treated as Shared Principal Collections and applied as described under "Description of Series Provisions -Shared Principal Collections and Transferor Principal Collections" in this prospectus supplement and "Description of the Notes -Shared Principal Collections and Transferor Principal Collections" in the accompanying prospectus.

         "Monthly Principal" with respect to any distribution date will equal the least of

     o the Available Principal Collections on deposit in the collection account with respect to that distribution date, and

     o for each distribution date with respect to the controlled accumulation period, the Controlled Deposit Amount for that distribution date and the Adjusted Invested Amount (as adjusted for any Investor Charge-Offs and Reallocated Principal Collections on that distribution date) prior to any deposits into the principal funding account on that distribution date.

         "Accumulation Shortfall" means:

         (a) on the first distribution date during the controlled accumulation period, the excess, if any, of the Controlled Accumulation Amount for that distribution date over the amount deposited in the principal funding account on that distribution date; and

         (b) on each subsequent distribution date during the controlled accumulation period, the excess, if any, of the applicable Controlled Accumulation Amount for that subsequent distribution date plus any Accumulation Shortfall for the prior distribution date over the amount deposited in the principal funding account on that subsequent distribution date.

         "Controlled Deposit Amount" means, for any distribution date, the sum of (1) the Controlled Accumulation Amount for that distribution date, plus (2) the Accumulation Shortfall, if any.

         "Controlled Accumulation Amount" means for any distribution date with respect to the controlled accumulation period, $ . However, if the commencement of the controlled accumulation period is postponed as described above under "--Postponement of Controlled Accumulation Period," the Controlled Accumulation Amount may be higher than the amount stated above for each distribution date with respect to the controlled accumulation period and will be determined by the servicer in accordance with the Series 200_-_ indenture supplement based on the principal payment rates for the accounts and on the invested amounts of other series (other than excluded series) which are scheduled to be in their revolving periods and then scheduled to create Shared Principal Collections during the controlled accumulation period.

         The "scheduled amortization period" for the notes shall begin on _____, 200_ and will end on the earliest of:

     o    the beginning of the early amortization period;

     o the payment in full of the outstanding principal balance of the notes; and o the Series 200_-_ final maturity date.

         The first distribution date with respect to the scheduled amortization period will be the ____ 200_ Distribution Date. If a pay out event occurs before the scheduled amortization period begins, there will be no scheduled pay out period and the early amortization period will begin.

         [The "early amortization period" for the notes will begin at the close of business on the business day immediately before the day on which a payout event occurs and ends on the earlier of:

     o the payment in full of the outstanding principal balance of the notes; and

     o    the final maturity date.]

         [The "partial revolving period" for the notes shall mean (if a pay out event or the commencement of the scheduled amortization period has not occurred earlier) the period, if any, beginning on the first day of the monthly period in which the o/c principal percentage is below __._% and at least __._% and ending on the earliest of: (a) the close of business on the last day of the monthly period immediately preceding the distribution date on which the o/c principal percentage is at least __._% and has been at least __._% for each of the two distribution dates immediately preceding that distribution date in which case a special revolving period or revolving period, as applicable, would resume, (b) the commencement of an early amortization period and (c) the commencement of the scheduled amortization period. On each during the partial revolving period, collections on the principal receivables and finance charge receivables may be applied to purchase additional principal receivables or to reimburse the holder of the variable funding notes for any draws during such monthly period only to the extent that the aggregate amount of these purchases during that monthly period will not exceed __._% of the invested amount as of the last day of the prior monthly period.]

         [The "special revolving period for the notes shall mean (if a pay out event or the commencement of the scheduled amortization period has not occurred) the period, if any, beginning on the first day of the monthly period in which either: (a) the o/c principal percentage is below __._% and at least __._% or (b) the subordinated principal percentage is less than __._% and ending on the earliest of: (a) the close of business on the last day of the monthly period immediately preceding the distribution date on which: (i) the o/c principal percentage is at least __._% and has been at least __._% for each of the two distribution dates immediately preceding that distribution date and (ii) the subordinated principal percentage is at least __._% and has been at least __._% for each of the two distribution dates immediately preceding that distribution date, in which case the reinvestment period would resume, (b) the commencement of a partial reinvestment period, (c) the commencement of an early amortization period and (d) the commencement of the scheduled amortization period.

         [The "o/c principal percentage" means an amount equal to, with respect to any date, the percentage equivalent of a fraction, the numerator of which is: (a) the product of the aggregate amount of principal receivables in the trust on that date and the floating allocation percentage as of that date minus (b) the sum of the Class A Invested Amount and the Class B Invested Amount as of such date and the denominator of which is the product of the aggregate amount of principal receivables in the related trust on such date and the floating allocation percentage as of such date.

         [The "subordinated principal percentage" means an amount equal to, with to any date the percentage equivalent of a fraction, the numerator of which is: (a) the product of the aggregate amount of principal receivables in the trust on such date and the floating allocation percentage minus (b) the Class A invested amount and the denominator of which is the aggregate amount of principal receivables in the trust as of the cut-off date.]

Shared Excess Finance Charge Collections

         Finance charge collections, and other amounts treated like finance charge collections, in excess of the amount required to make payments or deposits for your series will be made available to other series included in group one whose allocation of finance charge collections is not sufficient to make its required payments or deposits. We call these collections "Excess Finance Charge Collections." If your series requires more finance charge collections than allocated through the Investor Percentage, it will have access to finance charge collections - and other amounts treated like finance charge collections -from other series in group one. Each series that is part of group one and has a shortfall will receive a share of the total amount of Excess Finance Charge Collections available for that month based on the amount of shortfall for that series divided by the total shortfall for all series for that same month.

Shared Principal Collections and Transferor Principal Collections

         Collections of principal receivables for any monthly period allocated to the Invested Amount will first be used to cover, during the controlled accumulation period, deposits of the applicable Controlled Deposit Amount to the principal funding account, and during the early amortization period, payments to the noteholders. The servicer will determine the amount of collections of principal receivables for any monthly period allocated to the Invested Amount remaining after covering required payments to the noteholders and any similar amount remaining for any other series in group one ("Shared Principal Collections"). The servicer will allocate the Shared Principal Collections to cover any scheduled or permitted principal distributions to noteholders and deposits to principal funding accounts, if any, for any series in group one which have not been covered out of the collections of principal receivables allocable to the other series in group one and other amounts for those series ("Principal Shortfalls"). Shared Principal Collections will not be used to cover investor charge-offs for any series If Principal Shortfalls exceed Shared Principal Collections for any monthly period, Shared Principal Collections will be allocated pro rata among the applicable series in group one based on the relative amounts of Principal Shortfalls. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will, subject to limitations, be paid to the holders of the transferor certificates.

         In addition, the servicer will, under the terms of the indenture, determine the amount of collections of principal receivables for any monthly period allocated to the Transferor Interest but not due to the holder of any supplemental certificate and other amounts payable to the transferor with respect to collections of principal receivables ("Shared Transferor Principal Collections"). Shared Transferor Principal Collections will be applied, if necessary, to cover payments of principal due to noteholders during the controlled accumulation period and the early amortization period that have not been covered out of collections of principal receivables allocated to Series 200_-_ and other amounts and Shared Principal Collections. To the extent Principal Shortfalls for series designated to receive Shared Transferor Principal Collections exceed Shared Principal Collections allocable to each of these series and Shared Transferor Principal Collections, for any monthly period, Shared Transferor Principal Collections will be allocated pro rata among the applicable series in group one based on the remaining Principal Shortfalls for each of these series.

[Variable Funding Series

         On the closing date, the trust will issue its Series 200_-_ variable funding notes with initial principal balances of zero. The variable funding notes are expected to be drawn upon: (a) during the scheduled amortization period or early amortization period, if any, or (b) if the amount required to purchase new principal receivables during any monthly period exceeds collections of finance charge receivables and principal receivables for such monthly period. Draws on the variable funding notes during any monthly period will be paid down from collections of principal receivables and finance charge receivables during such monthly period after the transferor has been paid the purchase price for all receivables transferred to the trust during such monthly period. Any principal amount outstanding on the variable funding notes at the end of a monthly period will be added to the invested amount of the variable funding notes.]

Defaulted Receivables; Investor Charge-Offs

         The Investor Default Amount represents the series' share of losses from the trust portfolio. On each distribution date, the servicer will calculate the "Investor Default Amount" by multiplying:

     o    the Floating Investor Percentage for that month, by

     o the "Defaulted Amount," which is the total amount of principal receivables (other than ineligible receivables) in the trust that were charged-off for that month.

         If the Investor Default Amount exceeds the amount of finance charge collections allocated to fund this amount for the prior month, then the Invested Amount will be reduced by the excess. The Invested Amount will also be reduced by the amount of any Reallocated Principal Collections used to cover any Investor Default Amounts. In no event, however, will the Invested Amount be reduced below zero. Reductions in the Invested Amount from both of these items may be reimbursed from subsequent finance charge collections allocated for reimbursement, if available. If the Invested Amount is reduced to zero, your series will not receive any further allocations of finance charge and principal collections.

Principal Funding Account

         The indenture trustee will establish and maintain with an eligible institution a segregated trust account held for the benefit of the noteholders to serve as the "Principal Funding Account." During the controlled accumulation period, the indenture trustee at the direction of the servicer will transfer Available Principal Collections from the collection account to the principal funding account as described under "-Application of Collections" in this prospectus supplement.

         Funds on deposit in the principal funding account will be invested to the following distribution date by the indenture trustee at the direction of the servicer in eligible investments Investment earnings (net of investment losses and expenses) on funds on deposit in the principal funding account (the "Principal Funding Investment Proceeds") will be deposited in the collection account and included in Available Finance Charge Collections for the related interest period If, for any distribution date, the Principal Funding Investment Proceeds are less than the sum of:

(a) the product of

     o the balance of the principal funding account, up to the outstanding principal balance of the Class A notes, on the record date immediately preceding that distribution date,

     o    the Class A note interest rate for the related interest period and

     o the number of days in the related interest period divided by 360, plus

(b) the product of

     o the balance of the principal funding account in excess of the outstanding principal balance of the Class A notes on the record date immediately preceding that distribution date,

     o    the Class B note interest rate for the related interest period and

     o    the number of days in the related interest period divided by 360,

then the indenture trustee will withdraw the shortfall, called the "Reserve Draw Amount," to the extent required and available, from the reserve account and deposit it in the collection account for use as Available Finance Charge Collections.

Reserve Account

         The indenture trustee will establish and maintain with an eligible institution a segregated trust account held for the benefit of the noteholders to serve as the "Reserve Account." The reserve account is established to assist with the subsequent distribution of interest on the notes during the controlled accumulation period and on the first distribution date with respect to the early amortization period. On each distribution date from and after the reserve account funding date, but prior to the termination of the reserve account, the indenture trustee, acting pursuant to the servicer's instructions, will apply Available Finance Charge Collections and Excess Finance Charge Collections allocated to the Series 200_-__ notes (to the extent described above under "-Application of Collections -Payment of Interest, Fees and Other Items") to increase the amount on deposit in the reserve account (to the extent that amount is less than the Required Reserve Account Amount).

         The "Reserve Account Funding Date" will be the distribution date with respect to the monthly period which commences no later than three months prior to the commencement of the controlled accumulation period, or an earlier date as the servicer may determine.

         The "Required Reserve Account Amount" for any distribution date on or after the reserve account funding date will be equal to (a) 0__% of the outstanding principal balance of the Class A notes or (b) any other amount designated by the transferor; except that if the designation is of a lesser amount, the transferor will provide the servicer and the indenture trustee with written confirmation that the designation will not result in the reduction or withdrawal by any rating agency of its rating of any outstanding series or class and the transferor will deliver to the indenture trustee a certificate of an authorized officer of the transferor to the effect that, based on the facts known to that officer at the time, in the reasonable belief of the transferor, the designation will not cause a pay out event or an event that, after the giving of notice or the lapse of time, would cause a pay out event to occur with respect to Series 200_-__.

         On each distribution date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the reserve account on that distribution date, the indenture trustee will withdraw from the reserve account an amount equal to the excess, if any, of the amount on deposit in the reserve account over the Required Reserve Account Amount, will deposit the excess in the spread account to the extent that funds available in the spread account are less than the Required Spread Account Amount and will distribute any remaining excess to the holders of the transferor certificates. Any amounts withdrawn from the reserve account and deposited in the spread account as described above will be available for distribution only to the holders of the Class C notes Any amounts withdrawn from the reserve account and distributed to the holders of the transferor certificates as described above will not be available for distribution to the noteholders.

         So long as the reserve account is not terminated as described below, all amounts on deposit in the reserve account on any distribution date (after giving effect to any deposits to, or withdrawals from, the reserve account to be made on that distribution date) will be invested to the following distribution date by the indenture trustee at the direction of the servicer in eligible investments. The interest and other investment income (net of investment expenses and losses) earned on these investments will be retained in the reserve account (to the extent the amount on deposit is less than the Required Reserve Account Amount) or deposited in the collection account and treated as Available Finance Charge Collections.

         On or before each distribution date with respect to the controlled accumulation period and on the first distribution date with respect to the early amortization period, a withdrawal will be made from the reserve account, and the amount of this withdrawal will be deposited in the collection account and included as Available Finance Charge Collections, as provided in the Series 200_-__ indenture supplement, for that distribution date in an aggregate amount equal to the least of (a) the amount then on deposit in the reserve account with respect to that distribution date, (b) the Required Reserve Account Amount and (c) the reserve draw amount with respect to that distribution date However, the amount of the withdrawal will be reduced to the extent that funds otherwise would be available to be deposited in the reserve account on that distribution date.

The reserve account will be terminated upon the earliest to occur of:

     o   the first distribution date for the early amortization period;

     o   the expected principal payment date; and

     o   the termination of the trust.

         Upon the termination of the reserve account, all amounts on deposit in the reserve account (after giving effect to any withdrawal from the reserve account on that date as described above) will be deposited in the spread account to the extent that funds available in the spread account are less than the Required Spread Account Amount and any remaining amounts will be distributed to the holders of the transferor certificates. Any amounts withdrawn from the reserve account and deposited in the spread account as described above will be available for distribution only to the holders of the Class C notes Any amounts withdrawn from the reserve account and distributed to the holders of the transferor certificates as described above will not be available for distribution to the noteholders.

Spread Account

         The servicer will establish and maintain with an eligible institution the spread account as a segregated account held as security for the benefit of the Class C noteholders (the "Spread Account") Amounts on deposit in the spread account will be used (a) to fund shortfalls in interest payments on the Class C notes and (b) on the Series 200_-__ termination date, to fund any shortfall in payment of the outstanding principal balance of the Class C notes.

         The spread account initially will not be funded, but will be funded by (a) Available Finance Charge Collections and Excess Finance Charge Collections, as described above under "-Application of Collections -Payment of Interest, Fees and Other Items," and (b) amounts, if any, withdrawn from the reserve account to be treated as Available Finance Charge Collections, as described above under "-Reserve Account," and deposited into the spread account on any distribution date to the extent that the funds available in the spread account are less than the Required Spread Account Amount on that distribution date.

         The "Required Spread Account Amount" will be determined on each distribution date, and, in general, for any date of determination, will be equal to the product of (a) the Spread Account Percentage in effect on the date of determination and (b) the initial Invested Amount. However, as long as no event of default for your series has occurred and is continuing, the Required Spread Account Amount will not exceed the outstanding principal balance of the Class C Notes minus the excess, if any, of the principal funding account balance over the sum of the outstanding principal balances of the Class A notes and the Class B notes on the date of determination.

         Once an event of default for your series occurs and is continuing, the Required Spread Account Amount for any distribution date will automatically increase to the sum of:

(a) the amount on deposit in the spread account on that distribution date plus

(b) Available Finance Charge Collections and Excess Finance Charge Collections for that distribution date available immediately after funding the reserve account plus

(c) amounts withdrawn from the reserve account to be treated as Available Finance Charge Collections, as described above under "-Reserve Account." However, following an event of default for your series, if the maturity of your notes is not accelerated, the increase in the Required Spread Account Amount will be limited to an amount equal to the outstanding principal amount of your series of notes.

         "Spread Account Percentage" will be determined as follows:

                                                         THEN, THE
IF THE QUARTERLY EXCESS                                  SPREAD ACCOUNT
SPREAD PERCENTAGE IS                                     PERCENTAGE WILL EQUAL:
GREATER THAN OR EQUAL TO:     AND      LESS THAN:
                                       ________%            ________%
                                       ________%            ________%

         However, if a pay out event (other than a pay out event resulting from the occurrence of an event of default) for Series 200_-__ has occurred, the Spread Account Percentage will be [ ]%.

         After the Spread Account Percentage has been increased above zero as specified in the table above, it will remain at the specified percentage until:

(a) further increased to a higher required percentage as specified above, or

(b) the distribution date on which the Quarterly Excess Spread Percentage has increased to a level above that for the then current Spread Account Percentage, in which case the Spread Account Percentage will be decreased to the appropriate percentage as specified above (or, if the Quarterly Excess Spread Percentage is greater than or equal to [--]%, the Spread Account Percentage will be zero and the Required Spread Account Amount will be zero).

         However, if a pay out event (other than a pay out event resulting from the occurrence of an event of default) with respect to Series 200_-__ has occurred, the Spread Account Percentage will equal [--]% (as provided in the definition of Spread Account Percentage above) and may not be subsequently reduced.

         The "Quarterly Excess Spread Percentage" will be determined as follows:

For the [Month 1] 200_ distribution date:        The Modified Excess Spread Percentage

For the [Month 2] 200_ distribution date:        The Modified Excess Spread Percentage for the first monthly period, plus the Excess Spread Percentage for the [Month 1]
                                                 200_ monthly period

For the [Month 3] 200_ distribution date:        The Modified Excess Spread Percentage for the first monthly period, plus the Excess Spread Percentage for the [Month 1]
                                                 200_ monthly period, plus the Excess Spread Percentage for the
                                                 [Month 2] 200_ monthly period

For each following distribution date:            The sum of the Excess Spread Percentages for the 3 prior
                                                 monthly periods

         The "Excess Spread Percentage" for any monthly period will be determined as follows:

     o during the controlled accumulation period, but only if the amount on deposit in the reserve account is greater than or equal to the Required Reserve Account Amount:

     o Available Finance Charge Collections for that monthly period available immediately after covering Class A's portion of the Investor Default Amount times 12, divided by

     o    The Adjusted Invested Amount on the first day of that monthly period

     o Available Finance Charge Collections for that monthly period available immediately after covering Class A's portion of the Investor Default Amount times 12, divided by

     o    The Invested Amount on the first day of that monthly period.

         The "Modified Excess Spread Percentage" will be calculated for the first monthly period in accordance with the Series 200_-__ indenture supplement based on collections of finance charge receivables for that monthly period in relation to the amount of interest and servicing fee accrued for the first distribution date.

         Funds on deposit in the spread account will be invested at the direction of the servicer in eligible investments For purposes of the spread account, the reference in the definition of eligible investments to a rating in the "highest rating category" refers to a rating of at least A-2 by Standard & Poor's, P-2 by Moody's or F2 by Fitch Investment earnings (net of losses and investment expenses) will, except as otherwise indicated in this prospectus supplement, not be deposited into the spread account and will be paid to the holders of the transferor certificates. However, after an event of default relating to your series of notes, these investment earnings will be available for payment to holders of the Class C notes.

Spread Account Distributions

         If on any distribution date, the interest to be paid on the Class C notes exceeds the amount allocated to pay that interest, the indenture trustee, at the instruction of the servicer, will withdraw from the spread account the lesser of (1) the amount on deposit in the spread account (including investment earnings to the extent necessary to fund that excess) and (2) the amount of the excess, and will deposit that amount into the collection account for payment of interest on the Class C notes.

         On the Series 200_-__ termination date, funds available in the spread account (after giving effect to any withdrawals to be made as discussed in the preceding paragraph) will be used to fund any shortfall in the payment of the outstanding principal balance of the Class C notes.

         Funds on deposit in the spread account on any distribution date in excess of the Required Spread Account Amount on that date will be paid to the holders of the transferor certificates. On the date on which all amounts due to the Class C noteholders from the spread account have been paid in full, all amounts, if any, then remaining in the spread account will be distributed to the holders of the transferor certificates.

Issuance of Additional Notes

         The Series 200_-__ indenture supplement provides that, from time to time during the revolving period, the transferor may, subject to conditions described below, cause the trust to issue additional notes of Series 200_-__ (each issuance, an "Additional Issuance"). When issued, the additional notes of each class will be identical in all respects to the other outstanding notes of that class and will be equally and ratably entitled to the benefits of the transfer and servicing agreement, the indenture and the Series 200_-__ indenture supplement without preference, priority or distinction.

         In connection with each additional issuance, the outstanding principal amounts of each class of notes and the series enhancement will be increased proportionately. The additional series enhancement provided in connection with an additional issuance may take the form of a letter of credit, the establishment of a cash collateral account, the purchase of interest rate caps or swaps and/or another form of series enhancement, provided that the form and amount of additional series enhancement will not cause a reduction or withdrawal by any rating agency of its rating of any outstanding series or class.

         Following an additional issuance, the respective portions of the series enhancement that are for the benefit of the noteholders will remain the same, as a percentage of the total series enhancement, as the respective proportions in effect on the closing date. The Controlled Accumulation Amount also will be increased proportionately to reflect the principal amount of additional notes.

         In order to issue additional notes, several conditions must be satisfied, including:

     o notice to the indenture trustee, the owner trustee, the servicer and any series enhancer of the issuance and he date upon which it is to occur;

     o after giving effect to the additional issuance, the total amount of principal receivables must at least equal the Required Minimum Principal Balance, and the Transferor Interest must equal or exceed the Required Transferor Interest;

     o delivery to the indenture trustee of any additional series enhancement agreement related to the additional issuance, executed by each of the parties to the series enhancement agreement;

     o delivery to the indenture trustee of written confirmation that the additional issuance will not result in the reduction or withdrawal by any rating agency of its rating of any outstanding series or class;

     o delivery to the indenture trustee of a certificate of an authorized officer of the transferor to the effect that, in the transferor's reasonable belief, the issuance will not have a material adverse effect on the interests of the noteholders at the date of issuance or at any future date;

     o as of the date of the additional issuance, all amounts due to the Series 200_-_ noteholders must have been paid, and there must not be any unreimbursed Investor Charge-Offs;

     o the excess of the principal amount of the additional notes over their issue price shall not exceed the maximum amount permitted under the Code without the creation of original issue discount; and

     o delivery by the transferor to the indenture trustee of an opinion of counsel acceptable to the indenture trustee that, for federal income tax purposes,

(1) the issuance will not cause notes of any outstanding series or class that were characterized as debt at the time of their issuance to be characterized as other than debt;

(2) the new issuance will not cause the trust to be deemed to be an association (or publicly traded partnership) taxable as a corporation; and

(3) the new issuance will not cause or constitute an event in which gain or loss would be recognized by any noteholder.

         There are no restrictions on the timing or amount of any additional issuance, provided that the conditions described above are met. As of the date of any additional issuance, the Invested Amount will be increased to reflect the initial principal balance of the additional notes of each class.

Paired Series

         Your series of notes may be paired with one or more series of notes issued at a later time once the controlled accumulation period or the early amortization period for your series begins. We call each of these later issued series a "Paired Series." All or a portion of a paired series may be pre-funded with an initial deposit to a funding account that is for the sole benefit of the paired series; in the alternative, a paired series may have a principal amount that can be increased. Once your series is paid in full, if there have been no unreimbursed investor charge-offs for any paired series, the invested amount of the paired series will be increased by an amount up to the full Invested Amount of your series. The issuance of the paired series will be subject to the conditions described under "Description of the Notes -New Issuances" in the accompanying prospectus.

         We cannot assure you that the terms of any paired series will not have an impact on the calculation of the Investor Percentage or the timing or amount of payments received by you as a Series 200_-__ noteholder. The extent to which the timing or amount of payments received by you may be affected will depend on many factors, only one of which is a change in the calculation of the Investor Percentage.

Pay Out Events

         As described above, the revolving period will continue through _______, 200 (unless that date is postponed as described under "-Postponement of Controlled Accumulation Period" in this prospectus supplement), unless a pay out event occurs prior to that date.

         A "Pay Out Event" refers to any of the following events:

(a) failure by the transferor (1) to make any payment or deposit on the date required under the transfer and servicing agreement, the indenture or the Series 200_-__ indenture supplement (or within the applicable grace period which shall not exceed five days) or (2) to observe or perform in any material respect any other covenants or agreements of the transferor set forth in the transfer and servicing agreement, the indenture or the Series 200_-__ indenture supplement, which failure has a material adverse effect on the Series 200_-__ noteholders and which continues unremedied for a period of 60 days after written notice of the failure, requiring the same to be remedied, and continues to materially and adversely affect the interests of the noteholders for the designated period;

(b) any representation or warranty made by the transferor in the transfer and servicing agreement, the indenture or the Series 200_-__ indenture supplement, or any information required to be given by the transferor to the indenture trustee to identify the accounts proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice of the failure, requiring the same to be remedied, and as a result of which the interests of the noteholders are materially and adversely affected and continue to be materially and adversely affected for the designated period; except that a pay out event pursuant to this subparagraph (b) will not occur if the transferor has accepted reassignment of the related receivable or all related receivables, if applicable, during the designated period in accordance with the provisions of the transfer and servicing agreement;

(c) a failure by the transferor to convey receivables in additional accounts or participations to the trust within 5 business days after the date required by the transfer and servicing agreement;

(d) any servicer default occurs which would have a material adverse effect on the Series 200_-__ noteholders;

(e) the average of the Portfolio Yields for any three consecutive monthly periods is less than the average of the Base Rates for the same monthly periods;

(f) insufficient moneys are available to pay in full the outstanding principal balances of all the Series 200_-__ notes on the expected principal payment date;

(g) bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the transferor (including any additional transferor) or the originator;

(h) the transferor is unable for any reason to transfer receivables to the trust in accordance with the provisions of the transfer and servicing agreement;

(i) the trust becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

(j) an event of default for Series 200_-__ occurs under the indenture.

         In the case of any event described in clause (a), (b), (d) or (f) above, a pay out event will be deemed to have occurred with respect to the notes only if, after any applicable grace period, either the indenture trustee or the Series 200_-__ noteholders evidencing interests aggregating not less than 50% of the aggregate unpaid principal amount of the Series 200_-__ notes, by written notice to the transferor and the servicer (and to the indenture trustee if given by the Series 200_-__ noteholders), declare that a pay out event has occurred with respect to the Series 200_-__ notes as of the date of the notice.

         In the case of any event described in clause (g), (h) or (i), a pay out event with respect to all series then outstanding, and in the case of any event described in clause (c), (e) or (j), a pay out event with respect to only the Series 200_-__ notes, will occur without any notice or other action on the part of the indenture trustee or the Series 200_-__ noteholders immediately upon the occurrence of the event.

         On the date on which a pay out event is deemed to have occurred, the early amortization period will begin.

         See "Description of the Notes -Pay Out Events" in the accompanying prospectus for an additional discussion of the consequences of an insolvency, conservatorship or receivership of the transferor.

         The term "Base Rate" means, with respect to any monthly period, the annualized percentage equivalent of a fraction:

     o the numerator of which is the sum of the Monthly Interest and the Monthly Servicing Fee, each for the related distribution date; and

     o the denominator of which is the Invested Amount as of the close of business on the last day of that monthly period.

         The term "Portfolio Yield" means, with respect to any monthly period, the annualized percentage equivalent of a fraction:

     o the numerator of which is the sum of collections of finance charge receivables, Excess Finance Charge Collections, Principal Funding Investment Proceeds and amounts withdrawn from the reserve account, if any, deposited in the collection account and allocable to the Series 200_-__ notes for that monthly period, calculated on a cash basis after subtracting the Investor Default Amount for that monthly period; and

     o the denominator of which is the Invested Amount as of the close of business on the last day of that monthly period.

Events of Default

         The events of default for Series 200_-__ , as well as the rights and remedies available to the indenture trustee and the Series 200_-__ noteholders when an event of default occurs, are described under "The Indenture -Events of Default; Rights Upon Event of Default" in the accompanying prospectus.

         If an event of default for Series 200_-__ occurs, the indenture trustee or the holders of a majority of the then-outstanding principal balance of the Series 200_-__ notes may declare the Series 200_-__ notes to be immediately due and payable If the Series 200_-__ notes are accelerated, you may receive principal prior to the expected principal payment date for your notes.

Servicing Compensation and Payment of Expenses

         The share of the servicing fee allocable to the Invested Amount with respect to any distribution date (the "Monthly Servicing Fee") will be equal to one-twelfth of the product of (a) ___% and (b) (1) the Adjusted Invested Amount as of the last day of the monthly period preceding that distribution date, minus (2) the product of the amount, if any, on deposit in the special funding account as of the last day of the monthly period preceding that distribution date and the Investor Percentage of collections of finance charge receivables with respect to that monthly period. However, with respect to the first distribution date, the monthly servicing fee will equal $___.

         The servicer will pay from its servicing compensation expenses incurred in connection with servicing the receivables including, without limitation, payment of the fees and disbursements of the indenture trustee and independent certified public accountants and other fees which are not expressly stated in the transfer and servicing agreement, the indenture or the Series 200_-__ indenture supplement to be payable by the trust or the noteholders other than federal, state and local income and franchise taxes, if any, of the trust.

                            REPORTS TO NOTEHOLDERS

         On each distribution date, the paying agent, on behalf of the indenture trustee will forward to each noteholder of record, a statement prepared by the servicer setting forth the items described in "Description of the Notes -Reports to Noteholders" in the accompanying prospectus.

           MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

         Upon the issuance of the Series 200_-___ notes, Skadden Arps, Slate, Meagher & Flom LLP, special tax counsel, will deliver an opinion of counsel that for federal income tax purposes, the Series 200_-___ notes will be treated as indebtedness and the issuance will not cause the trust to be treated as an association, or publicly traded partnership, taxable as a corporation. All prospective purchasers of the Series 200_-___ notes should see "Material United States Federal Income Tax Consequences" in the accompanying prospectus for a description of the opinions and certain exclusions from the opinions. Each Note Owner, by the acceptance of a Series 200_-___ note, will agree to treat the note as indebtedness for federal, state and local income and franchise tax purposes.

         [The trust does not anticipate treating the Series 200_-___ notes as having been issued with original issue discount.] [It is anticipated that the Series 200_-___ notes will be treated as issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount with respect to those Series 200_-___ notes is [ ]. However, this rate does not represent the rate at which prepayments have actually occurred and no representation is made as to the rate at which prepayments actually will occur in the future. See "Material United States Federal Income Tax Consequences--Tax Consequences to Note Owners--Interest Income on the Notes--Original Issue Discount" in the accompanying prospectus.]

         All prospective purchasers of the Series 200_-___ notes should see "Material United States Federal Income Tax Consequences" in the accompanying prospectus for additional information regarding the application of federal income tax laws, and should see "State and Local Tax Considerations" in the accompanying prospectus.

                             ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose requirements on employee benefit plans and other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds or insurance company general or separate accounts in which the plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility provisions of ERISA and/or Section 4975 of the Code (collectively, "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of "plan assets" of any Plan ("Plan Assets"). ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

         ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan Assets and persons ("parties in interest" under ERISA and "disqualified persons" under the Code, collectively, "Parties In Interest") who have specified relationships to a Plan or its Plan Assets, unless a statutory or administrative exemption is available Parties in Interest that participate in a prohibited transaction may be subject to a penalty imposed under ERISA and/or an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

         Subject to the considerations described below and in the accompanying Prospectus, the notes are eligible for purchase with Plan Assets of any Plan.

         Any fiduciary or other Plan investor considering whether to purchase the notes with Plan Assets of any Plan should determine whether that purchase is consistent with its fiduciary duties and whether that purchase would constitute or result in a non-exempt prohibited transaction under ERISA and/or
Section 4975 of the Code because any of the transferor, the servicer, the indenture trustee, the owner trustee or any other party may be Parties in Interest with respect to the investing Plan and may be deemed to be benefiting from the issuance of the notes If the transferor or the servicer is a Party in Interest with respect to the prospective Plan investor, any fiduciary or other Plan investor considering whether to purchase or hold the notes should consult with its counsel regarding the availability of exemptive relief under US Department of Labor ("DOL") Prohibited Transaction Class Exemption ("PTCE") 96-23 (relating to transactions determined by "in-house asset managers"), 95-60 (relating to transactions involving insurance company general accounts), 91-38 (relating to transactions involving bank collective investment funds), 90-1 (relating to transactions involving insurance company pooled separate accounts) or 84-14 (relating to transactions determined by independent "qualified professional asset managers") or any other prohibited transaction exemption issued by the DOL. A purchaser of the notes should be aware, however, that even if the conditions specified in one or more of the above-referenced exemptions are met, the scope of the exemptive relief provided by the exemption might not cover all acts which might be construed as prohibited transactions.

         In addition, under DOL Regulation Section 25103-101 (the "Plan Asset Regulation"), the purchase with Plan Assets of equity interests in the issuer could, in specified circumstances, cause the receivables and other assets of the issuer to be deemed to be Plan Assets of the investing Plan which, in turn, would subject the issuer and its assets to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code. Nevertheless, because the notes (a) are expected to be treated as indebtedness under local law, and (b) should not be deemed to have any "substantial equity features," purchases of the notes with Plan Assets should not be treated as equity investments and, therefore, the receivables and other assets included as assets of the issuer should not be deemed to be Plan Assets of the investing Plans. Those conclusions are based, in part, upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

         The notes may not be purchased or held by any Plan, or any person investing Plan Assets of any Plan, if any of the transferor, the servicer, the indenture trustee, the owner trustee or any of their respective affiliates.

(a) has investment or administrative discretion with respect to the Plan Assets used to effect the purchase;

(b) has authority or responsibility to give, or regularly gives, investment advice with respect to the Plan Assets, for a fee and pursuant to an agreement or understanding that the advice (1) will serve as a primary basis for investment decisions with respect to the Plan Assets, and (2) will be based on the particular investment needs of that Plan; or

(c) unless PTCE 95-60, 91-38 or 90-1 is applicable, is an employer maintaining or contributing to that Plan. Each purchaser or holder of the notes or any interest in the notes will be deemed to have represented by its purchase and holding that it is not subject to the foregoing limitation.

         Any fiduciary or other Plan investor considering whether to purchase any notes on behalf of or with Plan Assets of any Plan should consult with its counsel and refer to this prospectus supplement for guidance regarding the ERISA considerations applicable to the notes offered by this prospectus supplement and the accompanying prospectus.

                                 UNDERWRITING

         Subject to the terms and conditions set forth in an underwriting agreement as supplemented by a terms agreement relating to the Class A notes (together, the "Class A Underwriting Agreement") between the transferor and the Class A underwriters named below (the "Class A Underwriters"), the terms and conditions set forth in an underwriting agreement as supplemented by a terms agreement relating to the Class B notes (together, the "Class B Underwriting Agreement") between the transferor and the Class B underwriters named below (the "Class B Underwriters") and the terms and conditions set forth in an underwriting agreement as supplemented by a terms agreement relating the Class C notes (together, the "Class C Underwriting Agreement" and, together with the Class A underwriting agreement and the Class B underwriting agreement, the "Underwriting Agreement") between the transferor and the Class C underwriters named below (the "Class C Underwriters" and, together with the Class A underwriters and the Class B underwriters, the "UNDERWRITERS"), the transferor has agreed to sell to the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of the notes set forth opposite its name:

                    PRINCIPAL             PRINCIPAL             PRINCIPAL
                    AMOUNT OF             AMOUNT OF             AMOUNT OF
                    CLASS A NOTES         CLASS B NOTES         CLASS C NOTES
                    -------------         -------------         -------------
UNDERWRITERS

Total               $

         In the Class A underwriting agreement, the Class A underwriters have agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the Class A notes offered hereby if any of the Class A notes are purchased. In the Class B underwriting agreement, the Class B underwriters have agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the Class B notes offered hereby if any of the Class B notes are purchased In the Class C underwriting agreement, the Class C underwriters have agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the Class C notes offered hereby if any of the Class C notes are purchased.

         The Class A underwriters propose initially to offer the Class A notes to the public at [ ]% of their principal amount and to dealers at that price less concessions not in excess of [ ]% of the principal amount of the Class A notes. The Class A underwriters may allow, and the dealers may reallow, concessions not in excess of [ ]% of the principal amount of the Class A notes to brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A underwriters.

         The Class B underwriters propose initially to offer the Class B notes to the public at [ ]% of their principal amount and to dealers at that price less concessions not in excess of [ ]% of the principal amount of the Class B notes. The Class B underwriters may allow, and the dealers may reallow, concessions not in excess of [ ]% of the principal amount of the Class B notes to brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class B underwriters.

         The Class C underwriters propose initially to offer the Class C notes to the public at [ ]% of their principal amount and to dealers at that price less concessions not in excess of [ ]% of the principal amount of the Class C notes. The Class C underwriters may allow, and the dealers may reallow, concessions not in excess of [ ]% of the principal amount of the Class C notes to brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class C underwriters.

         We will receive proceeds of approximately $[ ] from the sale of the notes (representing [ ]% of the principal amount of each Class A note, [ ]% of the principal amount of each Class B note and [ ]% of the principal amount of each Class C note) after paying the underwriting discount of $[ ] (representing [ ]% of the principal amount of each Class A note, [ ]% of the principal amount of each Class B note and [ ]% of the principal amount of each Class C note). Additional offering expenses are estimated to be $[ ].

         The transferor will indemnify the underwriters against liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make.

         The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Exchange Act Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction. Over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of those transactions. Neither the transferor nor the underwriters represent that the underwriters will engage in any of these transactions or that those transactions, once commenced, will not be discontinued without notice at any time.

         The transferor is an affiliate of the underwriters.

                                 LEGAL MATTERS

         Certain legal matters relating to the issuance of the notes will be passed upon for the transferor and the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, special counsel to the transferor.

                   INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

Terms                                                                       Page
-----                                                                       ----

Accumulation Shortfall......................................................S-35
Additional Issuance.........................................................S-43
Adjusted Invested Amount....................................................S-31
Available Finance Charge Collections........................................S-27
Available Principal Collections.............................................S-27
Base Rate...................................................................S-46
Business Day................................................................S-26
Class A Additional Interest.................................................S-26
Class A Monthly Interest....................................................S-33
Class A Note Interest Rate..................................................S-25
Class A Underwriters........................................................S-49
Class A Underwriting Agreement..............................................S-49
Class B Additional Interest.................................................S-26
Class B Monthly Interest....................................................S-33
Class B Note Interest Rate..................................................S-25
Class B Underwriters........................................................S-49
Class B Underwriting Agreement..............................................S-49
Class C Additional Interest.................................................S-26
Class C Monthly Interest....................................................S-33
Class C Note Interest Rate..................................................S-25
Class C Underwriters........................................................S-49
Class C Underwriting Agreement..............................................S-49
Closing Date................................................................S-25
Controlled Accumulation Amount..............................................S-35
Controlled Accumulation Period..............................................S-27
Controlled Deposit Amount...................................................S-35
Defaulted Amount............................................................S-38
Discount Percentage.........................................................S-18
Distribution Date...........................................................S-26
ERISA.......................................................................S-48
Excess Finance Charge Collections...........................................S-36
Excess Spread Percentage....................................................S-42
Expected Principal Payment Date.............................................S-22
Fixed Investor Percentage...................................................S-30
Floating Investor Percentage................................................S-29
Indenture Supplement........................................................S-25
Interchange.................................................................S-17
Interest Period.............................................................S-25
Invested Amount.............................................................S-31
Investor Default Amount.....................................................S-37
LIBOR Determination Date....................................................S-25
London Business Day.........................................................S-25
Modified Excess Spread Percentage...........................................S-42
Monthly Interest............................................................S-33
Monthly Period..............................................................S-27
Monthly Principal...........................................................S-34
Monthly Principal Reallocation Amount.......................................S-31
Monthly Servicing Fee.......................................................S-47
Originator..................................................................S-24
Paired Series...............................................................S-44
Parties In Interest.........................................................S-48
Pay Out Event...............................................................S-44
Plan Asset Regulation.......................................................S-48
Plan Assets.................................................................S-48
Plans.......................................................................S-48
Portfolio Yield.............................................................S-46
Principal Funding Account...................................................S-38
Principal Funding Investment Proceeds.......................................S-38
Principal Shortfalls........................................................S-37
Quarterly Excess Spread Percentage..........................................S-41
Reallocated Principal Collections...........................................S-31
Record Date.................................................................S-25
Recoveries..................................................................S-17
Required Minimum Principal Balance..........................................S-18
Required Reserve Account Amount.............................................S-39
Required Spread Account Amount..............................................S-40
Required Transferor Interest................................................S-18
Required Transferor Percentage..............................................S-18
Reserve Account.............................................................S-39
Reserve Account Funding Date................................................S-39
Reserve Draw Amount.........................................................S-38
Revolving Period............................................................S-27
Series 200_-__ Notes........................................................S-25
Series 200_-__ Termination Date.............................................S-24
Servicer....................................................................S-24
Shared Principal Collections................................................S-37
Shared Transferor Principal Collections.....................................S-37
Spread Account..............................................................S-40
Spread Account Percentage...................................................S-41
Telerate Page 3750..........................................................S-26
Transferor..................................................................S-24
Transferor Interest.........................................................S-18
Trust Portfolio.............................................................S-18
Underwriting Agreement......................................................S-49

                                    ANNEX I
                      OTHER SERIES ISSUED AND OUTSTANDING

The table below sets forth the principal characteristics of the other series previously issued by the trust that are currently outstanding, all of which are in group one. For more specific information with respect to any series, any prospective investor should contact _______________ at ______________. ___________________ will provide, without charge, to any prospective purchaser of the notes, a copy of the disclosure documents for any previous publicly-issued series.

                     [1. Series 200_-__

Current Class A Invested Amount...........................  $
Class A note interest rate................................  [one-month] LIBOR plus __% per annum
Initial Class B Invested Amount...........................  $
Current Class B Invested Amount...........................  $
Class B note interest rate................................  [one-month] LIBOR plus __% per annum
Initial Class C Invested Amount...........................  $
Current Class C Invested Amount...........................  $
Class C note interest rate................................  [one-month] LIBOR plus __% per annum
[Controlled Accumulation Amount...........................  $*]
[Expected principal payment date..........................  [ ] distribution date]
Annual servicing fee percentage...........................  ___% per annum
[Enhancement for the Class A notes........................  Subordination of Class B and Class C notes]
[Enhancement for the Class B notes........................  spread account]
[Enhancement for the Class C notes........................  [ ] distribution date
Series Issuance Date......................................                , 200_
Series 200__-___ termination date.........................

Initial Class A Invested Amount...........................  $


_______________
* Subject to change if the commencement of the accumulation period or controlled accumulation period, as applicable, is delayed.]

PROSPECTUS

                         GS MORTGAGE SECURITIES CORP.
                             Transferor or Sponsor

                                  CREDIT CARD
                              ASSET BACKED NOTES


The trust may periodically issue asset backed notes in one or more series with one or more classes and will own:

     o receivables arising from time to time in the ordinary course of business in one or more portfolios of credit card, charge card or other types of accounts, including unsecured lines of credit that do not have a credit card as the drawing instrument,

     o participation certificates evidencing participation interests in loans similar to the types of loans described above;

     o    payments due on those receivables; and

     o other property described in this prospectus and in the accompanying prospectus supplement.

          The notes

     o    will be paid only from the trust assets;

     o offered with this prospectus will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;

o        may have one or more forms of credit enhancement; and

     o will be issued as part of a designated series which may include one or more classes of notes and credit enhancement.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE __ IN THIS PROSPECTUS.

The notes are obligations of the Credit Card Master Note Trust described in the related prospectus supplement only and are not obligations of Goldman, Sachs & Co., GS Mortgage Securities Corp. or any other person.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE NOTES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             GOLDMAN, SACHS & CO.

                The date of this Prospectus is _________, 200_

      IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND
                    THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the notes in two separate documents:

(a) this prospectus, which provides general information, some of which may not apply to your series of notes, and

(b) the accompanying prospectus supplement, which describes the specific terms of your series of notes, including:

     o    the terms, including interest rates, for each class;

     o    the timing of interest and principal payments;

     o    information about the receivables;

     o    information about credit enhancement, if any, for each class;

     o    the ratings for each class being offered; and

     o    the method for selling the notes.

If the terms of your series of notes vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.

We include cross references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus supplement provide the pages on which these captions are located.

This prospectus uses defined terms. You can find a listing of the pages where definitions can be found under the caption "Index of Terms for Prospectus" beginning on page __ in this prospectus.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

RISK FACTORS..................................................................4
THE ISSUER....................................................................7
THE TRUST PORTFOLIO...........................................................8
MATURITY CONSIDERATIONS......................................................10
USE OF PROCEEDS..............................................................10
DESCRIPTION OF THE NOTES.....................................................11
THE INDENTURE................................................................42
CREDIT ENHANCEMENT...........................................................50
DESCRIPTION OF THE PURCHASE AGREEMENTS.......................................53
NOTE RATINGS.................................................................54
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES.....................................55
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.......................58
STATE AND LOCAL TAX CONSEQUENCES.............................................68
ERISA CONSIDERATIONS.........................................................68
PLAN OF DISTRIBUTION.........................................................69
REPORTS TO NOTEHOLDERS.......................................................70
WHERE YOU CAN FIND MORE INFORMATION..........................................70
INDEX OF TERMS FOR PROSPECTUS................................................71
ANNEX I......................................................................73

                                 RISK FACTORS

You should consider the following risk factors in deciding whether to purchase the notes.

It may not be Possible to Find an Investor to Purchase Your Notes.

         The underwriters may assist in resales of the notes but they are not required to do so. A secondary market for any notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

Some Liens Would be Given Priority Over Your Notes Which Could Cause Delayed or Reduced Payments.

         Each of the originator and the transferor will account for the transfer of the receivables as a sale. Even so, a court could conclude that the originator or the transferor owns the receivables and that the trust holds only a security interest. Even if a court would reach that conclusion, however, the indenture trustee will have a "first priority perfected security interest."

         If a court were to conclude that the trust has only a security interest, a tax or governmental lien (or other lien imposed under applicable state or federal law without consent) on the property of the person that owns the receivables arising before receivables come into existence may be senior to the trust's interest in the receivables. Additionally, if a receiver or conservator were appointed for the originator, the fees and expenses of the receiver or conservator might be paid from the receivables before the trust receives any payments on the receivables. If insolvency or bankruptcy proceedings were commenced by or against the servicer or if specified time periods were to elapse, moreover, the trust may not have a first-priority perfected security interest in collections commingled and used for the benefit of the servicer. If any of these events were to occur, payments to you could be delayed or reduced. See "Certain Legal Aspects of the Receivables -- Transfer of Receivables" and "Description of the Notes -- Representations and Warranties" in this prospectus.

         If a Conservator or Receiver Were Appointed for an Originator or the Transferor or the Originator or Transferor Became a Debtor in a Bankruptcy Case, Delays or Reductions in Payment of Your Notes Could Occur.

         The Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (the "FDIA"), provides that a security interest granted by an originator that is a bank in the receivables would be respected to the extent that the receivables purchase agreement complies with the regulatory requirements of the FDIA; the security interest granted under the receivables purchase agreement was perfected before the Federal Deposit Insurance Corporation (the "FDIC") is appointed as conservator or receiver for the bank; and the security interest was not taken in contemplation of the bank's insolvency or with the intent to hinder, delay or defraud the bank or its creditors.

         Opinions and policy statements issued by the FDIC suggest that, because of the manner in which these transactions are structured, the FDIC would respect the security interest granted by an originator that is a bank in the receivables. If the FDIC were to assert a contrary position, however, payments of principal and interest on your notes could be delayed and possibly reduced. Furthermore, the FDIC could require the indenture trustee to go through the administrative claims procedure established by the FDIC in order to obtain payments on the notes; request a stay of any actions by the indenture trustee to enforce the receivables purchase agreement or the notes against the bank; or repudiate the receivables purchase agreement and limit the claims of the holders of the notes to their "actual direct compensatory damages."

         If the FDIC were to take any of these actions, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.

         If an originator became a debtor in a bankruptcy case, and if its transfer of the receivables to the transferor were construed as the grant of a security interest to secure a borrowing, your payments of outstanding principal and interest could be delayed and possibly reduced.

         If a conservator or receiver were appointed for an originator that is a bank, or if an originator or the transferor became a debtor in a bankruptcy case, an early payment of principal on all outstanding series could result. Under the terms of the transfer and servicing agreement, new principal receivables would not be transferred to the trust. However, the bankruptcy court, the conservator or the receiver may have the power, regardless of the terms of the transfer and servicing agreement, (a) to delay this procedure,
(b) to prevent the early payment of principal or (c) to require new principal receivables to continue being transferred.

         In addition, a court overseeing the servicer's bankruptcy case may have the power to prevent either the indenture trustee or the noteholders from appointing a new servicer. See "Certain Legal Aspects of the Receivables -Certain Matters Relating to Conservatorship, Receivership and Bankruptcy" in this prospectus.

The Account Owner May Change the Terms and Conditions of the Accounts in a Way That Reduces Collections.

         As owner of the accounts, the originator retains the right to change various account terms including finance charges, other fees and the required monthly minimum payment. These changes may be voluntary on the part of the originator or may be forced by law or market conditions. Changes in interest and fees could decrease the effective yield on the accounts and this could result in an early payment of principal of your notes. Changes could also cause a reduction in the credit ratings on your notes.

Changes to Consumer Protection Laws May Impede Collection Efforts or Reduce Collections.

         Federal and state consumer protection laws regulate the creation and enforcement of consumer loans, including credit card accounts and receivables. Changes or additions to those regulations could make it more difficult for the servicer of the receivables to collect payments on the receivables or reduce the finance charges and other fees that the originator can charge on credit card account balances, resulting in reduced collections. Receivables that do not comply with consumer protection laws may not be valid or enforceable under their terms against the obligors on those receivables.

         If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder's obligations to repay amounts due on its account and, as a result, the related receivables would be written off as uncollectible. See "Certain Legal Aspects of the Receivables -- Consumer Protection Laws" in this prospectus.

Limited Remedies for Breaches of Representations Could Reduce or Delay Payments.

         The originator and/or the transferor of the receivables will make representations and warranties relating to the validity and enforceability of the receivables arising under the accounts in the trust portfolio, and as to the perfection and priority of the indenture trustee's interest in the receivables. However, neither the owner trustee nor the indenture trustee will make any examination of the receivables or the related assets to determine the presence of defects, compliance with the representations and warranties or for any other purpose.

         If a representation or warranty relating to the receivables is violated, the related obligors may have defenses to payment or offset rights, or creditors of the originator or the transferor may claim rights to the trust assets. If a representation or warranty is violated, the transferor may have an opportunity to cure the violation. If it is unable to cure the violation within the specified time period or if there is no right to cure the violation, the transferor must accept reassignment of the receivables affected by the violation. These reassignments are the only remedy for breaches of representations and warranties, even if your damages exceed your share of the reassignment price. See "Description of the Notes -- Representations and Warranties" in this prospectus.

Payment Patterns of Receivables Could Reduce Collections.

         The receivables transferred to the trust may be paid at any time. We cannot assure the creation of additional receivables in the trust's accounts or that any particular pattern of cardholder payments will occur. A significant decline in the amount of new receivables generated could result in the occurrence of a pay out event for one or more series and the commencement of the early amortization period or, if applicable, the early accumulation period for each of those series. If a pay out event occurs, you could receive payment of principal sooner than expected. The originator's ability to compete in the current industry environment will affect its ability to generate new receivables and might also affect payment patterns on the receivables. In addition, changes in finance charges can alter the monthly payment rates of cardholders. A significant decrease in monthly payment rates could slow the return or accumulation of principal during an amortization period or accumulation period. See "Maturity Considerations" in this prospectus.

Subordinated Classes Bear Losses Before Senior Classes.

         One or more classes of notes in a series may be subordinated to one or more senior classes of notes in the same series. Principal allocations to the subordinated class or classes will not begin until each of the more senior classes has been paid in full. Additionally, if collections of finance charge receivables allocated to a series are insufficient to cover amounts due for that series' senior notes, the Invested Amount for the series might be reduced. This would reduce the amount of the collections of finance charge receivables available to the subordinated notes in future periods and could cause a possible delay or reduction in principal and interest payments on the subordinated notes.

Allocations of Charged-Off Receivables Could Reduce Payments to You.

         The servicer will write off the receivables arising in accounts in the trust portfolio if the receivables become uncollectible. Your series will be allocated a portion of these charged-off receivables. See "Description of Series Provisions -- Allocation Percentages" in the accompanying prospectus supplement. If the amount of charged-off receivables allocated to your series of notes exceeds the amount of funds available to reimburse those charge-offs, you may not receive the full amount of principal and interest due to you. See "Description of Series Provisions -- Reallocated Principal Collections," "-- Application of Collections" and "-- Defaulted Receivables; Investor Charge-Offs" in the accompanying prospectus supplement.

Recharacterization of Principal Receivables Would Reduce Principal Receivables and may Require Addition of New Receivables.

         The transferor may designate a percentage of the receivables that would otherwise be treated as principal receivables to be treated as finance charge receivables. This designation should decrease the likelihood of an early amortization event occurring as a result of a reduction of the average net portfolio yield for a given period. However, this designation will also reduce the aggregate amount of principal receivables, which may increase the likelihood that the transferor will be required to add receivables to the trust. If the transferor were unable to add receivables and could not make a sufficient cash deposit into the special funding account, one or more series of notes, including your series, could go into early amortization.

The Note Interest Rate and the Receivables Interest Rate may Re-Set at Different Times, Resulting in Reduced or Early Payments to you.

         Some accounts may have finance charges set at a variable rate based on a designated index (for example, the prime rate). A series of notes may bear interest either at a fixed rate or at a floating rate based on a different index. If the interest rate charged on the accounts declines, collections of finance charge receivables may be reduced without a corresponding reduction in the amounts of interest payable on your notes and other amounts required to be paid out of collections of finance charge receivables. This could result in delayed or reduced payments to you.

         A decrease in the spread, or difference, between collections of finance charge receivables and those collections allocated to make interest payments on your notes could reduce the portfolio yield and increase the risk of early repayment of your notes.

Issuance of Additional Series by the Trust may Affect the Timing of Payments to You.

         The trust expects to issue additional series from time to time. The trust may issue additional series with terms that are different from your series without your prior review or consent. It is a condition to the issuance of each new series that each rating agency that has rated an outstanding series confirm in writing that the issuance of the new series will not result in a reduction or withdrawal of its rating of any class of any outstanding series. The rating agency confirmation primarily will be based on the trust's ability to pay principal by the legal maturity date and interest on each distribution date. The rating agency confirmation will not consider how the terms of a new series could affect the timing and amounts of payments on your series.


                                  THE ISSUER

         The Credit Card Master Note Trust specified in the related prospectus supplement (the "Issuer" or the "Trust") will be a statutory business trust created under the laws of the State of [Delaware]. It will operated under a trust agreement among [ ], the transferor specified in the related prospectus supplement (which may be [ ]) and the owner trustee specified in the related prospectus supplement (the "Owner Trustee"). If [ ] is not the transferor for a Trust, it will be the sponsor of the Trust.

The activities of the issuer will be limited to:

         o acquiring, owning and managing the trust assets and the proceeds of those assets;

         o    issuing and making payments on the notes; and

         o    engaging in related activities.

         The administrator specified in the related prospectus supplement (the "Administrator") will provide the notices and perform on behalf of the issuer and other administrative obligations required by the transfer and servicing agreement, the indenture and the indenture supplement for each series, and will be compensated for acting as the administrator.

         The transferor will pay the fees of the owner trustee and will reimburse it for liabilities and expenses.


                              THE TRUST PORTFOLIO

         The assets of the trust will include receivables generated through accounts designated as trust accounts, all of which are owned by the originator. These designated accounts are referred to as the "Trust Portfolio." In addition to the receivables in the trust portfolio, the trust assets include, to the extent noted below:

         o    all monies due or to become due in payment of these receivables;

         o    all proceeds of these receivables;

         o all proceeds of any credit insurance policies relating to these receivables;

         o Interchange, if the prospectus supplement for your series of notes so indicates;

         o any recoveries allocable to the trust because of these receivables;

         o all monies on deposit in specified trust accounts or investments made with these monies, including any earned investment proceeds if the prospectus supplement for your series of notes so indicates;

         o proceeds of any credit enhancement, as described in the prospectus supplement for your series of notes; and

         o proceeds of any derivative contracts between the trust and a counterparty, as described in the prospectus supplement for your series of notes.

         Receivables in the trust will consist of:

         "Principal Receivables," which are amounts charged by trust account cardholders for goods and services (or amounts borrowed from customers who use unsecured lines of credit that do not have a credit card as the drawing instrument), cash advances and consolidation or transfer of balances from other credit cards; and

         "Finance Charge Receivables," which are periodic finance charges and other amounts charged to trust accounts, including cash advance fees, late fees and annual membership fees, and which may include fees and penalties assessed to customers who use unsecured lines of credit that do not have a credit card as the drawing instrument.

         The trust considers collections of Interchange and recoveries as collections of finance charge receivables. If the originator exercises the Discount Option, an amount of monthly collections of principal receivables will be considered finance charge collections. See "Description of the Notes -- Discount Option" for a description of the manner of and the conditions to exercise of the Discount Option.

         A group of accounts will be selected as of the date specified in the related prospectus supplement (the "Cut-Off Date") and designated as trust accounts. Additional accounts may be designated for inclusion in the trust as well as participations in lieu of, or in addition to, additional accounts. Accounts designated as trust accounts must meet eligibility criteria set forth in the transfer and servicing agreement. Receivables conveyed to the trust must also meet eligibility criteria set forth in the transfer and servicing agreement. If receivables conveyed to the trust are found to have been ineligible when created or designated for inclusion, the transferor must accept retransfer of these receivables.

         The transferor has the right, and may be required to, designate additional accounts for inclusion in the trust portfolio, as described under "Description of the Notes -- Addition of Trust Assets" in this prospectus.

         The transferor also has the right to remove accounts from the trust portfolio, as described under "Description of the Notes -- Removal of Accounts" in this prospectus. If the transferor does so, the trust will reconvey all receivables in these removed accounts, whether existing or to be created, to the transferor.

         When the trust issues a new series of notes, the transferor will represent and warrant to the trust that, as of the closing date for the new series, the accounts designated as trust accounts met the eligibility criteria set forth in the transfer and servicing agreement at their time of designation. See "Description of the Notes -- Representations and Warranties" in this prospectus for more information on eligibility criteria for accounts and receivables.

         The prospectus supplement relating to each series of notes will provide information about the trust portfolio as of the date specified. This information will include:

         o    the amount of principal receivables;

         o    the amount of finance charge receivables;

         o    the range and average of principal balances of the accounts;

         o    the range and average of credit limits of the accounts;

         o    the range and average of ages of the accounts;

         o    the geographic distribution of the accounts; and

         o    delinquency statistics relating to the accounts.


                            MATURITY CONSIDERATIONS

         Following its revolving period, each series of notes is expected to begin to accumulate principal or begin to distribute principal to noteholders. The accompanying prospectus supplement describes the conditions under which an accumulation or amortization period will begin for your class of notes.

         Principal will accumulate in a principal funding account if your series features controlled accumulation or early accumulation and one of these accumulation periods begins. As described in the accompanying prospectus supplement, during controlled accumulation on each distribution date an amount of principal, up to the amount specified, will be set aside in the principal funding account. If a pay out event occurs and your series features early accumulation, the full amount of principal available to your series will be deposited in the principal funding account, up to the amount specified in the related prospectus supplement. This accumulated principal will be paid to you on the expected principal payment date for your class of notes, or earlier if an amortization period begins before your expected principal payment date. Note that although your series may feature an accumulation period, your class of notes might not make use of it.

         Principal will be paid to you in increments, up to the amount specified in the accompanying prospectus supplement, if your series features controlled amortization and this period begins. Your class of notes might also begin to pay principal to you if the accompanying prospectus supplement specifies that your class will begin early amortization. Early amortization will begin for all classes of your series when a pay out event occurs. During any amortization period, principal will be paid to you only on a distribution date.

         If the series described in the accompanying prospectus supplement features multiple classes, different classes of your series may have differing priorities for the accumulation or payment of principal. This means that noteholders of other classes could begin to receive payments of principal before you do.

         We can give you no assurance that principal will be available when expected, either to accumulate or to pay to you. The expected principal payment date for your class of notes is based upon assumptions about payment rates on the receivables, as detailed in the accompanying prospectus supplement. We can give you no assurance that these payment rate assumptions will be correct. Payment rates depend on collections of receivables. Collections can vary seasonally and are also affected by general economic conditions and the payment habits of individual cardholders. The accompanying prospectus supplement will provide historical payment rates, total charge-offs and other information relating to the originator's portfolio. We cannot assure you that future events will be consistent with this historical performance. The life of your notes might be longer than expected if principal is collected more slowly. The accompanying prospectus supplement may provide that if the principal payment rate falls below a specified level, a pay out event will occur. The occurrence of any pay out event may substantially shorten the average life of your notes.

                                USE OF PROCEEDS

         The net proceeds from the sale of each series of notes offered by this prospectus will be paid to the transferor. The transferor will use those proceeds to pay the originator the purchase price of the receivables transferred to the transferor by originator pursuant to the receivables purchase agreement. The originator will use the proceeds received from the transferor for its general corporate purposes.

                           DESCRIPTION OF THE NOTES

         The notes will be issued in series. Each series will represent an obligation of the trust. Each series of notes will be issued pursuant to the indenture, as supplemented by an indenture supplement, in each case entered into by the trust and the indenture trustee. The following summaries describe provisions common to each series of notes. The accompanying prospectus supplement gives you additional information specific to the notes of your series. The summaries are not complete and are subject to, and are qualified by, all of the provisions of the transfer and servicing agreement, the indenture and the related indenture supplement.

General

         The notes will be secured by and paid from the assets of the trust. Each series will be allocated collections of principal receivables and finance charge receivables based on a percentage called the "Investor Percentage." The Investor Percentage will be based on the Invested Amount for a series. The "Invested Amount" for a series on any date will be equal to:

         o the initial outstanding principal amount of that series of notes as of the related closing date for that series (increased by the principal balance of any notes of that series issued after the closing date for that series); minus

         o the amount of principal paid to the related noteholders prior to that date; minus

         o the amount of unreimbursed Investor Charge-Offs with respect to those notes prior to that date.

         If so specified in the prospectus supplement relating to any series of notes, under specified circumstances the Invested Amount may be further adjusted by the amount of principal allocated to noteholders, the funds on deposit in any specified account, and any other amount specified in the accompanying prospectus supplement.

         Each series of notes may consist of one or more classes, one or more of which may be senior notes and one or more of which may be subordinated notes. Each class of a series will evidence the right to receive a specified portion of each distribution of principal or interest or both. Each class of a series may differ from other classes in some aspects, including:

         o    amounts allocated to principal payments;

         o    maturity date;

         o    interest rate; and

         o    availability and amount of enhancement.

         Payments and deposits of interest and principal will be made on distribution dates to noteholders in whose names the notes were registered on the record dates specified in the accompanying prospectus supplement. Interest will be distributed to noteholders in the amounts, for the periods and on the dates specified in the accompanying prospectus supplement. If so specified in the prospectus supplement relating to any series of notes, the notes offered may have certain special characteristics in terms of the payment of interest and principal, including but not limited to: (i) interest only notes, (ii) zero coupon notes or (iii) notes where the maturity date may be extended at the option of the Issuer.

         The transferor initially will own the "Transferor Interest" which represents the right to receive all cash flows from the trust assets not required to make payments on the notes or to credit enhancement providers. The holder of the Transferor Interest, subject to limitations, will have the right to a percentage, called the "Transferor Percentage," of all cardholder payments from the receivables in the trust. The Transferor Interest may be transferred, in whole or in part, subject to limitations and conditions described in the trust agreement, and, at the discretion of the transferor, the Transferor Interest may be held either in an uncertificated form or in the form of a certificate representing the Transferor Interest, called a "Transferor Certificate." See "-- Certain Matters Regarding the Transferor and the Servicer" in this prospectus.

         During the revolving period, the Invested Amount of a series will remain constant except under limited circumstances. See "-- Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs" in this prospectus. The amount of principal receivables in the trust, however, will vary each day as new principal receivables are created and others are paid. The amount of the Transferor Interest will fluctuate each day, therefore, to reflect the changes in the amount of the principal receivables in the trust. When a series is amortizing, the Invested Amount of that series will decline as customer payments of principal receivables are collected and distributed, or accumulated for distribution, to the noteholders. As a result, the Transferor Interest will generally increase to reflect reductions in the Invested Amount for that series and will also change to reflect the variations in the amount of principal receivables in the trust. The Transferor Interest may also be reduced as the result of new issuances. See "-- New Issuances" in this prospectus.

         Generally, notes offered through the prospectus and the accompanying prospectus supplement:

         o will be represented by notes registered in the name of a DTC nominee;

         o will be available for purchase in minimum denominations of $1,000 and multiples of $1,000 in excess of that amount; and

         o    will be available for purchase in book-entry form only.

         The accompanying prospectus supplement will specify if your notes have different characteristics from those listed above.

         DTC has informed the transferor that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of each series of notes. As an owner of beneficial interests in the notes, called a "Note Owner," you will generally not be entitled to a definitive note representing your interest in the issued notes because you will own notes through a book-entry record maintained by DTC. References in this prospectus and the accompanying prospectus supplement to distributions, reports, notices and statements to noteholders refer to DTC or Cede & Co., as registered holder of the notes, for distribution to you in accordance with DTC procedures. All references in this prospectus and the accompanying prospectus supplement to actions by noteholders shall refer to actions taken by DTC upon instructions from DTC Participants.

         The accompanying prospectus supplement may state that application will be made to list your series or class of notes on the Luxembourg Stock Exchange or another exchange.

Book-Entry Registration

         If the related prospectus supplement so specifies, one or more classes of securities of any series may be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company, in the United States, Clearstream Banking, Luxembourg, S.A. or the Euroclear System, in Europe, if they are participating organizations (a "Participant") of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as "DTC." Clearstream Banking, Luxembourg, S.A. is referred to as "Clearstream." The Euroclear System is referred to as "Euroclear." The book-entry securities will be issued in one or more certificates or notes, as the case may be, that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and The Chase Manhattan Bank will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate or note representing such security. Unless and until physical securities are issued, it is anticipated that the only "Securityholder" will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through Participants and DTC.

         An owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

         Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the trustee through DTC and DTC Participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates or notes, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

         Beneficial owners will not receive or be entitled to receive physical certificates for the securities referred to as "Definitive Securities" (the "Definitive Securities"), except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not Participants may transfer ownership of securities only through Participants and Financial Intermediaries by instructing such Participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective Participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

         Transfers between DTC Participants will occur in accordance with the Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositaries.

         DTC is a New York-chartered limited purpose trust company that performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

         Clearstream Banking, societe anonyme, Luxembourg, has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in account of Clearstream Participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier in Luxembourg. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

         Distributions, to the extent received by the relevant depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

         Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         The trustee will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

         Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC Participants that in turn can only act on behalf of Financial Intermediaries, the ability of an owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates or notes for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates or notes.

         Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC Participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

         DTC has advised the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the Agreement only at the direction of one or more DTC Participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such Participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.

Definitive Notes

         Physical certificates representing a security will be issued to beneficial owners only upon the events specified in the related Agreement. Such events may include the following:

         o we advise the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we are or the trustee is unable to locate a qualified successor,

         o at our option, we elect to terminate the book-entry system through DTC, or

         o after the occurrence of an event of default, securityholders representing not less than 50% of the aggregate current principal amount of the applicable securities advise the trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the securityholders.

         Upon the occurrence of any of the events specified in the related Agreement, DTC will be required to notify all Participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates or notes representing the securities and instruction for re-registration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures listed in this prospectus and in the Agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         We, the Master Servicer, if any, and the trustee will not have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Interest Payments

         For each series of notes and each related class, interest will accrue from the relevant closing date on the applicable outstanding principal balance at the applicable interest rate. The interest rate on any note may be a fixed, floating or any other type of rate as specified in the accompanying prospectus supplement. Interest will be paid, or deposited for later payment, to noteholders on the distribution dates.

         Interest payments or deposits on any distribution date will be funded from:

         o collections of finance charge receivables allocated to the Invested Amount during the preceding monthly period or periods;

         o investment earnings, if any, on any funds held in trust accounts;

         o any credit enhancement, to the extent described in the accompanying prospectus supplement; and

         o any derivative counterparty, to the extent described in the accompanying prospectus supplement.

         If interest payments will be made less frequently than monthly, an interest funding account may be established to accumulate the required interest amount. If a series has more than one class of notes, that series may have more than one interest funding account.

         Your class of notes will pay interest on the dates and at the interest rate specified in the accompanying prospectus supplement. If your notes bear interest at a floating or variable rate, the accompanying prospectus supplement will describe how that rate is calculated.

Principal Payments

         Generally, each series will begin with a revolving period, which begins on the closing date relating to that series and ends on the day before an amortization period or accumulation period begins, during which no principal payments will be made to the noteholders of that series.

         During the controlled amortization period, which will be scheduled to begin on the date specified in, or determined in the manner specified in, the accompanying prospectus supplement, and during the early amortization period, which will begin upon the occurrence of a pay out event or, if specified in the accompanying prospectus supplement, the early accumulation period, principal will be paid to any class of the series in the amounts and on the dates specified in the accompanying prospectus supplement.

         During an accumulation period, principal will be accumulated in a trust account, called a "Principal Funding Account," established for the benefit of that class of noteholders for later distribution to noteholders on the expected principal payment date in the amounts specified in the accompanying prospectus supplement.

         Principal payments for any series or the related class will typically be funded from collections of principal receivables received during the related monthly period or periods as specified in the accompanying prospectus supplement and allocated to that series or class and from other sources specified in the accompanying prospectus supplement. If specified in the related prospectus supplement, the Trust may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to the series. In the case of a series with more than one class of notes, the noteholders of one or more classes may receive payments of principal at different times. The accompanying prospectus supplement will describe the manner, timing and priority of payments of principal to noteholders of each class.

         Funds on deposit in any principal funding account for a series may be subject to a guaranteed rate agreement or guaranteed investment contract or other arrangement specified in the accompanying prospectus supplement intended to assure a minimum rate of return on the investment of these funds. In order to enhance the likelihood of the payment in full of the principal amount of a series or a related class of notes at the end of an accumulation period, that series or class of notes may be subject to a principal guaranty or other similar arrangement specified in the accompanying prospectus supplement.

Transfer and Assignment of Receivables

         The originator will transfer and assign to the transferor, for transfer and assignment by the transferor to the trust, all of the originator's right, title and interest in and to the receivables in the accounts designated as accounts of the trust and future receivables created in these accounts.

         Except as set forth in the related prospectus supplement, each of the originator and the transferor will indicate in its computer files or books and records that the receivables have been conveyed to the trust. In addition, each of the originator and the transferor (including any additional transferor) will provide or cause to be provided to the owner trustee computer files or microfiche lists, containing a true and complete list showing each account, identified by account number and by total outstanding balance on the date of transfer. Except as stated above or as set forth in the related prospectus supplement, the records and agreements relating to the accounts and the receivables maintained by any of the originator and the transferor (including any additional transferor) are not and will not be segregated from other documents and agreements relating to other credit card or unsecured line of credit accounts and receivables and are not and will not be stamped or marked to reflect the transfers described above, but the computer records of each of the originator and the transferor (including any additional transferor) will be required to be marked to evidence these transfers. Each of the originator and the transferor (including any additional transferor) will file in all appropriate jurisdictions Uniform Commercial Code financing statements with respect to the receivables meeting the requirements of applicable law. See "Risk Factors -- Some liens would be given priority over your notes which could cause delayed or reduced payments" and "Certain Legal Aspects of the Receivables" in this prospectus.

New Issuances

         The indenture provides that, pursuant to any one or more indenture supplements, the transferor may cause the owner trustee, on behalf of the trust, to issue one or more new series of notes and may define all principal terms of those series. Each series issued may have different terms and enhancements than any other series. Upon the issuance of an additional series of notes, none of the transferor, the servicer, the indenture trustee or the trust will be required or will intend to obtain the consent of any noteholder of any other series previously issued by the trust. However, as a condition of a new issuance, the indenture trustee must receive written confirmation that the new issuance will not result in the reduction or withdrawal by any rating agency of its rating of any outstanding series or class. The trust may offer any series under a prospectus or other disclosure document in offerings pursuant to this prospectus or in transactions either registered under the Securities Act of 1933, as amended (the "Securities Act"), or exempt from registration under the Securities Act directly, through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

         Unless otherwise specified in the accompanying prospectus supplement, a new issuance may only occur upon the satisfaction of conditions provided in the indenture. Under the indenture, the transferor may cause the owner trustee, on behalf of the trust, to issue new series of notes by notifying the owner trustee, the indenture trustee, the Servicer and each rating agency at least five days in advance of the date upon which the new issuance is to occur. Under the indenture, the notice will state the date upon which the new issuance is to occur.

         The owner trustee will execute, and the indenture trustee will authenticate, the notes of any series only upon delivery to them of the following items, or satisfaction of the following conditions, among others:

         (1) an indenture supplement specifying the principal terms of the new series;

         (2) (a) an opinion of counsel to the effect that, except as otherwise stated in the related indenture supplement, the notes of the new series will be characterized as indebtedness for federal income tax purposes; and

             (b) an opinion of counsel to the effect that, for federal income tax purposes:

         o the issuance will not cause any notes of any outstanding series or class that were characterized as debt at the time of their issuance to be characterized as other than debt;

         o the new issuance will not cause the trust to be deemed to be an association (or publicly traded partnership) taxable as a corporation; and

         o the new issuance will not cause or constitute an event in which gain or loss would be recognized by any noteholder (an opinion of counsel with respect to any matter to the effect referred to in clause (b) with respect to any action is referred to in this prospectus as a "Tax Opinion");

         (3) if required by the related indenture supplement, the form of credit enhancement and an appropriate credit enhancement agreement with respect to that credit enhancement executed by the transferor and the issuer of the credit enhancement;

         (4) (written confirmation from each rating agency that the new issuance will not result in a reduction or withdrawal of its rating of any outstanding series or class; and

         (5) (a) the new issuance will not: (x) cause a pay out event or an event of default; or (y) materially and adversely affect the amount or timing of payments to be made to the noteholders of any series or class (any effect referred to in this clause on the prior clause with respect to any action is referred to in this prospectus as an "Adverse Effect"); and

              (b) a certificate of an authorized officer of the transferor to the effect that it reasonably believes the new issuance will not have an adverse effect; and

         (6) after giving effect to the new issuance, the total amount of principal receivables plus the principal amount of any participation interests previously transferred to the trust exceed a specified minimum principal balance, called the "Required Minimum Principal Balance."

Representations and Warranties

         When the trust issues a new series of notes, the transferor will make several representations and warranties to the trust in the transfer and servicing agreement, including the following:

         o the execution and delivery by the transferor of the transfer and servicing agreement and each other document relating to the issuance to which it is a party will not conflict with any law or any other agreement to which the transferor is a party; and

         o all required governmental approvals in connection with the execution and delivery by the transferor of the transfer and servicing agreement and each other document relating to the issuance have been obtained and remain in force and effect.

         If a representation or warranty made by the transferor is later found to be materially incorrect when made, and:

         o continues to be materially incorrect for 60 days after notice to the transferor by the indenture trustee, or to the transferor and the indenture trustee by any noteholder; and

         o as a result, the interests of the noteholders are materially and adversely affected, and continue to be materially and adversely affected during the 60-day period,

then the indenture trustee or noteholders holding more than 50% of the then-outstanding principal balance of the notes of the affected series may give notice to the transferor and the servicer (and to the indenture trustee if given by the noteholders) declaring that a pay out event has occurred. Declaring a pay out event will automatically begin early amortization or, if specified in the accompanying prospectus supplement, early accumulation of principal.

         The transferor will make other representations and warranties to the trust in the transfer and servicing agreement, including the following:

         o as of the closing date, the transferor is duly incorporated and in good standing and has the authority to consummate the issuance;

         o the transfer and servicing agreement and each other document relating to the issuance to which it is a party constitutes a legal, valid and binding obligation enforceable against the transferor; and

         o the trust has all right, title and interest in the receivables in the trust portfolio or has a first priority perfected security interest in these receivables.

In the event:

         o any representation or warranty described immediately above is breached; and

         o as a result, the interests of noteholders in the receivables in the trust portfolio are materially and adversely affected;

then any of the owner trustee, the indenture trustee or noteholders representing 50% or more of the then-outstanding principal amount of all of the trust's outstanding series may give notice to the transferor and the servicer (and to the owner trustee and indenture trustee if given by the noteholders) directing the transferor to accept reassignment of the entire trust portfolio and to pay into the trust's collection account a cash deposit equal to the sum of the amounts specified with respect to each outstanding series in the related indenture supplement. However, no reassignment will be required if:

         o within 60 days, or up to 120 days if specified in the notice, the transferor cures the breach and any material adverse effect caused by the breach; or

         o on any day within the applicable 60-day to 120-day period the relevant representation and warranty is then true and correct in all material respects and the transferor delivers to the owner trustee a certificate of an authorized officer describing the nature of the breach and the manner in which the relevant representation and warranty became true and correct.

         Reassignment of the trust portfolio and the transferor's obligation to make the cash deposit in the trust's collection account are the only remedies to any breach of the representations and warranties described above.

         The transferor makes representations and warranties in the transfer and servicing agreement concerning the accounts and the receivables in the trust portfolio. Only eligible accounts can be designated as accounts for the trust portfolio. We can give you no assurance that eligible accounts will remain eligible once added to the trust.

         The transferor also represents that each receivable in the trust portfolio is an eligible receivable when created. If a receivable in the trust portfolio is found to be ineligible when created, and, as a result, the interests of noteholders in any receivable in the trust portfolio are materially and adversely affected, the transferor must accept reassignment of the principal amount of this ineligible receivable. However, the transferor will have 60 days, or up to 120 days if agreed to by the indenture trustee and the servicer, from the earlier to occur of discovery of the breach by the transferor or receipt by the transferor of written notice of the breach given by the owner trustee, the indenture trustee or the servicer, to cure the ineligibility before reassignment is required.

         The transferor will accept reassignment by directing the servicer to deduct the principal amount of the ineligible receivable from the Transferor Interest. If this would reduce the Transferor Interest below the Required Transferor Interest, the transferor will make a cash deposit in the trust's special funding account in the amount by which the Transferor Interest would have been reduced below the Required Transferor Interest. Any deduction or deposit is considered a repayment in full of the ineligible receivable. The transferor's obligation to accept reassignment of any ineligible receivable is the only remedy for any breach of a representation concerning eligibility of receivables.

         The accompanying prospectus supplement may specify additional representations and warranties made by the transferor when your notes are issued. The indenture trustee is not required to make periodic examinations of receivables in the trust portfolio or any records relating to them. However, the servicer will deliver to the indenture trustee once each year an opinion of counsel affirming, among other things, that no further action is necessary to maintain the trust's perfected security interest in the receivables.

         With respect to each series of notes, an "Eligible Account" means, as of the cut-off date (or, with respect to additional accounts, as of their date of designation for inclusion in the trust), each account owned by the originator or other account owner:

         o which was in existence and maintained by the originator or other account owner, as applicable;

         o    which is payable in United States dollars;

         o the cardholder of which has provided, as his or her most recent billing address, an address located in the United States or its territories, possessions or military bases;

         o which, except as provided below, has a cardholder who has not been identified by the servicer in its computer files as currently being involved in a bankruptcy proceeding;

         o    which has not been classified as stolen or lost;

         o which has not been sold or pledged to any other party except for any sale (1) to another account owner that has either entered into a receivables purchase agreement or is an additional transferor or (2) pursuant to a receivables purchase agreement;

         o which does not have receivables which have been sold or pledged by the originator or any other account owner, as the case may be, to any other party other than pursuant to a receivables purchase agreement;

         o which, with respect to the initial accounts, is an account in existence and maintained by the originator as of the cut-off date or as of its date of designation for inclusion in the trust with respect to additional accounts;

         o which does not have any receivables that are defaulted receivables;

         o which does not have any receivables that have been identified by the servicer or the relevant cardholder as having been incurred as a result of fraudulent use of any related credit card or unsecured line of credit; and

         o which, except as provided below, does not have any receivables that are more than 180 days past due from the date of the initial billing statement.

         Eligible accounts may include accounts, the receivables of which have been charged off, or with respect to which the servicer believes the related cardholder is bankrupt, in each case as of the cut-off date or as of its date of designation for inclusion in the trust, as applicable, if:

         o the balance of all receivables included in those accounts is reflected on the books and records of the transferor as "zero"; and

         o charging privileges for these accounts have been canceled in accordance with the customary policies and procedures, as amended from time to time, of the originator other account owner, as applicable.

         Under the transfer and servicing agreement, the definition of eligible account may be changed by amendment to the agreement without the consent of the noteholders if: (1) the transferor delivers to the owner trustee and the indenture trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the transferor, the amendment will not as of the date of the amendment adversely affect in any material respect the interest of the noteholders, and (2) the amendment will not result in a withdrawal or reduction of the rating of any outstanding series under the trust.

         With respect to each series of notes, an "Eligible Receivable" means each receivable:

         o    which has arisen in an eligible account;

         o which was created in compliance, in all material respects, with all requirements of law applicable to the institution that owned the receivable at the time of its creation, and under the terms of a credit card agreement or an agreement for an unsecured line of credit which complies in all material respects with all requirements of law applicable to the originator or other account owner, as applicable;

         o with respect to which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given in connection with the creation of the receivable or the execution, delivery and performance by the originator or other account owner, as applicable, of the related credit card agreement or agreement for an unsecured line of credit have been duly obtained or given and are in full force and effect;

         o as to which, at the time of its transfer to the trust, the transferor or the trust has good title, free and clear of all liens and security interests arising under or through the transferor, other than some tax liens for taxes not then due or which the transferor is contesting;

         o which has been the subject of either a valid transfer and assignment from the transferor to the trust of all of the transferor's right, title and interest in the receivable (including any proceeds of the receivable), or the grant of a first priority perfected security interest in the receivable (and in the proceeds of the receivable), effective until the termination of the trust;

         o which is the legal, valid and binding payment obligation of the obligor under the receivable, legally enforceable against that obligor in accordance with its terms, subject to some bankruptcy-related exceptions;

         o which, at the time of transfer to the trust, has not been waived or modified except as permitted under the customary policies and procedures, as amended from time to time, of the originator or other account owner, as applicable, and then only if the waiver or modification is reflected in the servicer's computer file of revolving credit card or unsecured line of credit accounts;

         o which, at the time of transfer to the trust, is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the obligor, other than defenses arising out of bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general;

         o which, at the time of transfer to the trust, the originator or other account owner, as applicable, has satisfied all of its obligations required to be satisfied by that time;

         o which, at the time of transfer to the trust, none of the transferor, the originator or any other account owner, as applicable, has taken any action, or omitted to take any action, that would impair the rights of the trust or the noteholders; and

         o    which constitutes an "account" or "general intangible" under
              Article 9 of the UCC as then in effect in the State of Delaware or any other state where the filing of a financing statement is required to perfect the trust's interest in the receivables and the proceeds of the receivables.

Addition of Trust Assets

         As described above under "The Trust Portfolio," the transferor will have the right to designate, from time to time, additional accounts to be included as accounts for the trust. In addition, the transferor will be required to designate additional accounts under the circumstances and in the amounts specified in the accompanying prospectus supplement. The transferor will convey to the trust its interest in all receivables of those additional accounts, whether the receivables are then existing or subsequently created.

         Each additional account must be an eligible account at the time of its designation. However, additional accounts may not be of the same credit quality as the initial accounts. Additional accounts may have been originated by the originator or other account owner, as applicable, using credit criteria different from those which were applied by the originator to the initial accounts or may have been acquired by the originator or other account owner, as applicable, from an institution which may have had different credit criteria.

         The transferor is also permitted to add, from time to time, participations and related collections to the trust. These "Participations" must be undivided interests in a pool of assets primarily consisting of receivables arising under consumer revolving credit card or unsecured line of credit accounts. Participations may be issued under separate agreements that are similar to the agreements governing the issuance of the notes and that entitle the holder of the participation to receive percentages of collections generated by the pool of assets supporting the participation. Participations may have their own credit enhancement, pay out events, servicing obligations and servicer defaults, all of which are likely to be enforceable by a separate trustee under these participation agreements and may be different from those specified in this prospectus. The rights and remedies of the trust as the holder of a participation (and, therefore, the noteholders) will be subject to all the terms and provisions of those participation agreements.

         The transfer and servicing agreement may be amended to permit the addition of a participation to the trust without noteholder consent if:

         o the transferor delivers to the owner trustee and the indenture trustee a certificate of an authorized officer to the effect that, in the transferor's reasonable belief, adding the participation will not have a material adverse effect on the interests of the noteholders; and

         o the amendment allowing the addition of the participation will not result in a withdrawal or reduction of the rating of any outstanding series under the trust.

         When the transferor transfers receivables in additional accounts or participations, it must satisfy several conditions, including, as applicable:

         o notice to the owner trustee, the indenture trustee, the servicer and each rating agency;

         o delivery and acceptance by the owner trustee of a written assignment of receivables in the additional accounts or participations to the trust;

         o delivery to the owner trustee of a computer file or microfiche list with an accurate list of all additional accounts;

         o delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer to the effect that:

         o as of the date of assignment, called the "Addition Date," each additional account is an eligible account;

         o any action necessary to perfect the trust's interest in the receivables arising in the additional accounts has been taken;

         o as of the addition date, none of the originator (or any other account owner), the servicer or the transferor is insolvent; and

         o in the transferor's reasonable belief, adding the receivables in additional accounts or participations will not have a material adverse effect on the interests of the noteholders;

         o delivery of opinions of counsel with respect to the transfer of the receivables in the additional accounts or the participations to the trust;

         o in circumstances where the transferor, in its discretion, designates additional accounts to be included as accounts for the trust or adds participations to the trust, written confirmation from each rating agency that the addition will not result in the reduction or withdrawal of its rating of any outstanding series or class; and

         o in circumstances where the transferor is required to designate additional accounts to be included as accounts for the trust, or to add participations to the trust, each rating agency then rating any series of notes outstanding under the trust shall have previously, or, in limited circumstances, within a three-month period, consented to the designation of the additional accounts or the addition of the participations.

         In addition to the periodic reports otherwise required to be filed by the servicer with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, the servicer intends to file, on behalf of the trust, a Report on Form 8-K with respect to any addition to the trust of receivables in additional accounts or participations that would have a material effect on the composition of the assets of the trust.

         The transferor may, from time to time, designate one or more of its affiliates as additional transferors under the transfer and servicing agreement. In connection with this designation, the transferor will exchange the transferor certificate for a newly issued transferor certificate modified to reflect any additional transferor's interest in the Transferor Interest. The transfer and servicing agreement may be amended to permit the designation of these additional transferors and the exchange of the Transferor Certificate without noteholder consent upon:

         o delivery to the owner trustee and the indenture trustee of a Tax Opinion regarding the exchange; and

         o receipt of written confirmation from each rating agency that the exchange will not result in a reduction or withdrawal of its rating of any outstanding series or class.

Removal of Accounts

         The transferor has the right to designate removed accounts and to remove participations from the trust and to require the indenture trustee to transfer all receivables in the removed accounts back to the transferor, whether the receivables already exist or arise after the designation. The transferor's rights to removal are subject to satisfaction of several conditions, including:

         o written notice to the owner trustee, the indenture trustee, the servicer, each rating agency and each series enhancer;

         o delivery to the owner trustee for execution a written reassignment of receivables in the removed accounts and removed participations to the transferor or its designee;

         o delivery to the owner trustee of a computer file or microfiche list with an accurate list of all removed accounts;

         o written confirmation from each rating agency that the removal will not result in the reduction or withdrawal of its rating of any outstanding series or class;

         o delivery to the owner trustee and the indenture trustee a certificate of an authorized officer to the effect that, in the transferor's reasonable belief:

         o the removal will not have a material adverse effect on the interests of the noteholders;

         o    the removal will not cause a pay out event or event of default;
              and

         o the accounts to be removed were not selected through a selection process believed to be materially adverse to the interests of the noteholders; and

         o any other conditions specified in the accompanying prospectus supplement.

         The conditions described above relating to rating agency confirmation and the delivery of an officer's certificate will not apply if the transferor is purchasing receivables in accounts designated for re-purchase by a merchant or co-branding participant upon termination of its affinity agreement with the originator or other account owner, as applicable.

         In all cases of removal, the transferor will purchase the related receivables by directing the servicer to deduct the principal amount of those receivables from the Transferor Interest. If this would reduce the Transferor Interest below the Required Transferor Interest, the transferor will make a cash deposit in the trust's special funding account in the amount by which the Transferor Interest would have been reduced below the Required Transferor Interest. Any deduction or deposit is considered a payment in full for those receivables.

Collection and Other Servicing Procedures

         For each series of notes, the servicer will be responsible for servicing and administering the receivables in accordance with the servicer's policies and procedures for servicing credit card receivables, or unsecured line of credit receivables, as applicable, comparable to the receivables. The servicer will be required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables, or unsecured line of credit receivables, as applicable, covering these actions and in amounts as the servicer believes to be reasonable from time to time.

Discount Option

         The transferor, has the option to reclassify a percentage, called the "Discount Percentage," of collections of principal receivables in the trust portfolio as collections of finance charge receivables. This option is referred to as the "Discount Option." The transferor may use the Discount Option to compensate for a decline in the portfolio yield, but only if there would be sufficient principal receivables to allow for that discounting. Exercise of the Discount Option would result in a larger amount of collections of finance charge receivables and a smaller amount of collections of principal receivables. By doing so, the transferor would reduce the likelihood that a pay out event would occur as a result of a decreased portfolio yield and, at the same time, would increase the likelihood that the transferor will have to add principal receivables to the trust.

         If the Discount Percentage is greater than zero, an amount of collections of principal receivables in the trust portfolio for each monthly period equal to the product of:

         o    the Discount Percentage times

         o total collections of principal receivables in the trust portfolio will be considered collections of finance charge receivables in the trust portfolio and allocated with all other collections of finance charge receivables in the trust portfolio.

         To exercise the Discount Option, the transferor must satisfy the conditions in the transfer and servicing agreement, including written confirmation from each rating agency that use of the Discount Option will not result in a reduction or withdrawal of its rating of any outstanding series or class.

Trust Accounts

         The servicer will establish and maintain in the name of the indenture trustee, for the benefit of noteholders of all series, a "Collection Account," which shall be either: (a) a segregated trust account established with the corporate trust department of a securities intermediary or (b) a segregated account with a securities intermediary that is an eligible institution (a "Qualified Account"). The servicer will also establish and maintain with a securities intermediary in the name of the indenture trustee, a "Special Funding Account," which also is required to be a qualified account. References to the "Securities Intermediary" shall refer to any entity which is a person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity and which is also a depository institution organized under the laws of the United States or any one of the fifty states, including the District of Columbia (or any domestic branch of a foreign bank), and having a credit rating from each rating agency in one of its generic credit rating categories which signifies investment grade. An "Eligible Institution" is defined as:

         (1) (a) a depository institution, which may include the owner trustee or the indenture trustee;

              (b) organized under the laws of the United States or any one of the fifty states, including the District of Columbia (or any domestic branch of a foreign bank); and

              (c) which at all times: (1) is a member of the FDIC and (2) has either a long-term unsecured debt rating or a certificate of deposit rating acceptable to each rating agency selected by the transferor to rate a series or class of notes; or

         (2) any other institution acceptable to each rating agency selected by the transferor to rate a series or class of notes.

         Funds in the collection account and the special funding account will be assets of the trust and will be invested, at the direction of the servicer, in "Eligible Investments" consisting of securities, instruments, security entitlements or other investment property which evidence:

         (1) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America;

         (2) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any are of the fifty states, including the District of Columbia (or domestic branches of foreign banks) and subject to supervision and examination of federal or state banking or depository institution authorities; provided, that at the time of the trust's investment or contractual commitment to invest, the short-term debt rating of that depository institution or trust company shall be in the highest investment category of Standard & Poor's Ratings Group ("Standard & Poor's") and Moody's Investors Service Inc. ("Moody's");

         (3) commercial paper or other short-term obligations having original or remaining maturities of no more than 30 days having, at the time of the trust's investment or contractual commitment to invest, a rating in the highest rating category of Standard & Poor's and Moody's;

         (4) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC having, at the time of the trust's investment, a rating in the highest rating category of Standard & Poor's and Moody's;

         (5) bankers' acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company referred to in clause (2) above;

         (6) money market funds having, at the time of the trust's investment, a rating in the highest rating category of Standard & Poor's and Moody's (including funds for which the indenture trustee or any of its affiliates is investment manager or advisor);

         (7) time deposits (having maturities not later than the next distribution date) other than those referred to in clause (4) above, with a person whose commercial paper has a credit rating satisfactory to Standard & Poor's and Moody's; or

         (8) any other investment upon receipt of written confirmation from each rating agency that the additional form of investment will not result in a reduction or withdrawal of its rating of any outstanding series or class.

         The indenture trustee, acting as the initial paying agent (together with any successor to the indenture trustee acting in that capacity, and any entity specified in an indenture supplement to act in that capacity for the related series, referred to collectively as the "Paying Agent"), will have the revocable power to withdraw funds from the collection account for the purpose of making payments to the noteholders of any series pursuant to the related indenture supplement.

Funding Period

         For any series of notes, the total amount of principal receivables in the trust available to that series may be less than the total principal amount of the notes of that series. If this occurs, the initial Invested Amount for that series of notes will be less than the principal amount of that series of notes. In this case, the related prospectus supplement will set forth the terms of the "Funding Period," which is the period from that series' closing date to the earlier of:

         o the date that series' Invested Amount equals the principal amount of that series of notes; and

         o    the date specified in the related prospectus supplement.

         During the funding period, the portion of the series amount not invested in receivables will be maintained in a "Pre-Funding Account," which is a trust account established with the indenture trustee for the benefit of the noteholders of that series. On the closing date for that series of notes, this amount may be up to 100% of the principal balance of that series of notes. The Invested Amount for that series will increase as new receivables are transferred to the trust or as the Invested Amounts of other outstanding series are reduced. The Invested Amount may decrease due to charge-offs allocated to the series.

         During the funding period, funds on deposit in the pre-funding account will be paid to the transferor as the Invested Amount increases. If the Invested Amount for that series is not increased so that it equals the principal balance of the notes of that series by the end of the funding period, any amount remaining in the pre-funding account will be repaid to noteholders. This type of event may also cause repayment of other amounts to noteholders, as set forth in the related prospectus supplement.

         The prospectus supplement for a series with a funding period will set forth:

         o    the series' initial Invested Amount;

         o the series' full Invested Amount, which is the initial principal balance of the series of notes;

         o the date on which the series' Invested Amount is expected to equal the full Invested Amount;

         o    the date by which the funding period will end; and

         o what other events, if any, will occur if the end of the funding period is reached before the full Invested Amount is funded.

Investor Percentage And Transferor Percentage

         The servicer will allocate all collections of finance charge receivables, all collections of principal receivables and all receivables in accounts which were written off as uncollectible by the servicer, called "Defaulted Accounts," among:

         o    each series issued and outstanding;

         o    the Transferor Interest; and

         o if the related prospectus supplement so states, to any credit enhancement providers.

         All allocations of these amounts will be made through the respective Investor Percentages for each series, the Transferor Percentage and, where applicable, the percentage interest of credit enhancement providers, called the "Credit Enhancement Percentage." The related prospectus supplements will set forth how the Investor Percentages are calculated.

         The Transferor Percentage is, in all cases, equal to 100% minus:

         o the total Investor Percentages for all outstanding series; and, if applicable, minus

         o the total Credit Enhancement Percentages for all outstanding series.

Application of Collections

         Except in the circumstance described below, the servicer must deposit into the collection account, no later than two business days after processing, all payments made on receivables in the trust portfolio. The servicer must also allocate these deposits between accounts and to various parties, as described below. However, the servicer will be able to make these deposits on a monthly or other periodic basis if the conditions specified in the related prospectus are satisfied.

         The servicer must make daily or periodic deposits to the collection account only to the extent that the funds are needed for deposit into other trust accounts or distribution to noteholders or other parties. If the collection account balance ever exceeds this amount for deposit or distribution, the servicer will be able to withdraw the excess. Subject to the immediately preceding sentence, the servicer may retain its servicing fee with respect to any series and will not be required to deposit it in the collection account.

         Each time a collection account deposit is made, the servicer will withdraw from, or retain in, the collection account, as applicable, the following amounts and apply them as indicated:

         (1) the Transferor Percentage of collections of finance charge receivables and principal receivables in the trust portfolio will be paid or held for payment to the holders of the transferor certificates, provided that collections of principal receivables allocable to the holders of the transferor certificates will be:

              (c) paid to the holders of the transferor certificates only if the Transferor Interest exceeds zero; or

              (d) deposited in the special funding account;

         (2) For each series, the relevant Investor Percentage of collections of finance charge receivables in the trust portfolio will be retained in the collection account for allocation and payment as set forth in the related prospectus supplement;

         (3) if the series is in its revolving period, the applicable Investor Percentage of collections of principal receivables in the trust portfolio allocated to the series will be paid or held for payment to the holders of the transferor certificates, provided that collections of principal receivables will be:

              (e) paid to the holders of the transferor certificates only if the Transferor Interest is greater than a specified minimum level, called the "Required Transferor Interest"; or

              (f) deposited in the special funding account;

         (4) if the series is in its controlled accumulation period, controlled amortization period or early accumulation period, as applicable, the applicable Investor Percentage of collections of principal receivables in the trust portfolio allocated to the series up to the amount, if any, specified in the accompanying prospectus supplement will be retained in the collection account or deposited in a principal funding account, as applicable, for allocation and payment to noteholders as described in the accompanying prospectus supplement; provided that if collections of principal receivables exceed the principal payments which may be allocated or distributed to noteholders, the excess will be paid to the holders of the transferor certificates, subject to the limitations described in clause (3) above; and

         (5) if the series is in its early amortization period, the applicable Investor Percentage of collections of principal receivables in the trust portfolio will be retained in the collection account for application and payment as provided in the accompanying prospectus supplement.

         In the case of a series of notes having more than one class, the amounts in the collection account will be allocated and applied to each class in the manner and order of priority described in the accompanying prospectus supplement.

         Any amounts collected in respect of principal receivables and not paid to the holders of the transferor certificates because the Transferor Interest is less than the Required Transferor Interest as described in paragraph (3) above (with respect to each series, "Unallocated Principal Collections"), together with any adjustment payments as described below, will be paid to and held in the special funding account and paid to the holders of the transferor certificates if, and only to the extent that, the Transferor Interest is greater than the Required Transferor Interest. If an amortization period or accumulation period has commenced, unallocated principal collections will be held for distribution to the noteholders on the dates specified in the accompanying prospectus supplement or accumulated for distribution on the expected principal payment date, as applicable, and distributed to the noteholders of each class or held for and distributed to the noteholders of other series of notes issued by the trust in the manner and order of priority specified in the accompanying prospectus supplement.

Shared Excess Finance Charge Collections

         If a series is identified in the prospectus supplement for that series as included in a group, collections of finance charge receivables in the trust portfolio allocated to the series in excess of the amount needed to make deposits or payments may be shared with other series identified in the prospectus supplements for those other series as included in the same group. If one series requires more collections of finance charge receivables than allocated through its Investor Percentage, it will have access to all of these shared excess finance charge collections in other series in its group. If two or more series require more collections of finance charge receivables, excess finance charge collections in the group will be shared among the series in the manner and priority set forth in the related prospectus supplements.

Shared Principal Collections and Transferor Principal Collections

         If a series is allocated principal in excess of the amount needed for deposit or distribution, this excess amount will be available to make principal payments or deposits required by other series. These shared principal collections may be limited to series identified in the prospectus supplements for those series as included in the same group. If collections of principal receivables in the trust portfolio allocated to a series are shared with another series, the Invested Amount for the series from which collections were shared will not be reduced.

         In addition, collections of principal receivables in the trust portfolio otherwise payable to the holders of the transferor interest may be available to make principal payments or deposits required by noteholders of one or more series. These shared transferor principal collections may be limited to series identified in the prospectus supplements for those series as included in the same group.

Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs

         Unless otherwise specified in the accompanying prospectus supplement, for each series of notes, on the earlier of: (a) the third business day and
(b) the fifth calendar day (or, if the fifth calendar day is not a business day, then the preceding business day) preceding the seventeenth day of each calendar month (the "Determination Date"), the servicer will calculate the aggregate Investor Default Amount for the preceding monthly period, which will be equal to the aggregate amount of the Investor Percentage of principal receivables in defaulted accounts; that is, accounts which in that monthly period were written off as uncollectible in accordance with the servicer's policies and procedures for servicing credit card receivables, or unsecured line of credit receivables, as applicable, comparable to the receivables. If so provided in the accompanying prospectus supplement, an amount equal to the Investor Default Amount for any monthly period may be paid from other amounts, including from credit enhancement, and applied to pay principal to noteholders or, subject to limitations, the holder of the Transferor Interest, as appropriate.

         With respect to each series of notes, the Invested Amount with respect to that series will be reduced by the amount of Investor Charge-Offs for any monthly period. Investor Charge-Offs will be reimbursed on any distribution date to the extent amounts on deposit in the collection account and otherwise available exceed the interest, fees and any aggregate Investor Default Amount payable on that date. This reimbursement of Investor Charge-Offs will result in an increase in the Invested Amount with respect to that series.

         If the servicer adjusts the amount of any principal receivable because of transactions occurring in respect of a rebate or refund to a cardholder, or because that principal receivable was created in respect of merchandise which was refused or returned by a cardholder, then the Transferor Interest will be reduced, on a net basis, by the amount of the adjustment. In addition, the Transferor Interest will be reduced, on a net basis, as a result of transactions in respect of any principal receivable which was discovered as having been created through a fraudulent or counterfeit charge.

Defeasance

         If so specified in the prospectus supplement relating to a series, the transferor may terminate its substantive obligations in respect of that series or the trust by depositing with the indenture trustee, from amounts representing, or acquired with, collections of receivables, money or eligible investments sufficient to make all remaining scheduled interest and principal payments on that series or all outstanding series of notes of the trust, as the case may be, on the dates scheduled for those payments and to pay all amounts owing to any credit enhancement provider with respect to that series or all outstanding series, as the case may be, if that action would not result in a pay out event for any series. Prior to its first exercise of its right to substitute money or eligible investments for receivables, the transferor will deliver to the indenture trustee an opinion of counsel to the effect that:

         o for federal income tax purposes, the deposit and termination of obligations will not cause the trust, or any portion of the trust, to be deemed to be an association (or publicly traded partnership) taxable as a corporation;

         o the deposit and termination of obligations will not result in the trust being required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended; and

         o if the transferor's long-term unsecured debt obligations are not rated at least P-3 or Baa3, respectively, by Moody's, the deposit and termination of obligations would not be a fraudulent conveyance (based in reliance on certificates to the effect that the receivables in the trust portfolio and termination of obligations constitute fair value for consideration paid and as to the solvency of the transferor).

Final Payment of Principal; Termination

         For each series, the transferor has the option to repurchase the notes at any time after the remaining outstanding principal amount of that series is 10% or less of the initial principal amount of that series (as increased by the principal balance of any notes of that series issued after the related closing date) if the conditions set forth in the related indenture supplement are met. The repurchase price will equal:

         o the outstanding principal amount of the notes of that series, plus

         o any accrued and unpaid interest through the day preceding the distribution date on which the repurchase occurs or, if the repurchase occurs on any other date, through the day preceding the distribution date immediately following the repurchase date.

         Any amounts on deposit in the principal funding account for that series will be applied toward the repurchase price on behalf of the transferor.

         For any series of notes, the related prospectus supplement may specify different conditions to the transferor's repurchase option and a different method for determining the repurchase price.

         The notes of each series will be retired on the day following the date on which the final payment of principal is scheduled to be made to the noteholders, whether as a result of optional reassignment to the transferor or otherwise. Each prospectus supplement will specify the series termination date with respect to the related series of notes. However, the notes may be subject to prior termination as provided above. For any series the failure to pay principal of the related notes on the series termination date will be an event of default and the indenture trustee or holders of a specified percentage of the notes of that series will have the rights described under "The Indenture -- Events of Default; Rights upon Event of Default" in this prospectus.

         Unless the servicer and the holder of the Transferor Interest instruct the indenture trustee otherwise, the trust will terminate on the earlier of (a) the day after the distribution date on which the aggregate Invested Amount and Enhancement Invested Amount, if any, with respect to each series outstanding is zero, or (b) January 1, 20__, (this date, the "Trust Termination Date"). Upon the termination of the trust and the surrender of the transferor certificates, the indenture trustee shall convey to the holders of the transferor certificates all right, title and interest of the trust in and to the receivables and other funds of the trust.

Paired Series

         The prospectus supplement for a series of notes will specify whether that series may be paired with a previously or later issued series so that a decrease in the Invested Amount of the previously issued series results in a corresponding increase in the Invested Amount of the later issued series. We call each of these series a "Paired Series." In general, a series may be issued as a paired series so the trust can fund the amount by which the previously issued series has amortized and will amortize in the future.

         If a pay out event occurs for the previously issued series or its paired series when the previously issued series is amortizing, the Investor Percentage for the allocation of collections of principal receivables for the previously issued series may be reset to a lower percentage as described in the prospectus supplement for that series and the period over which it will amortize may be lengthened as a result. The extent to which the period over which it amortizes is lengthened will depend on many factors, only one of which is the reduction of its Investor Percentage. For a discussion of these factors, see "Risk Factors -- Issuance of additional series by the trust may affect the timing of payments to you" in this prospectus and "Maturity Considerations" in the accompanying prospectus supplement.

Pay Out Events

         Unless otherwise specified in the accompanying prospectus supplement, as described above, the revolving period will continue through the date specified in the accompanying prospectus supplement unless a pay out event occurs prior to that date. A "Pay Out Event" occurs with respect to all series issued by the trust upon the occurrence of any of the following events:

         o bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the transferor (including any additional transferor) or the originator;

         o the transferor is unable for any reason to transfer receivables to the trust in accordance with the provisions of the transfer and servicing agreement; or

         o the trust becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940.

         In addition, a pay out event may occur with respect to any series upon the occurrence of any other event specified in the accompanying prospectus supplement. On the date on which a pay out event is deemed to have occurred, the early amortization period or, if so specified in the accompanying prospectus supplement, the early accumulation period will commence. If, because of the occurrence of a pay out event, the early amortization period begins earlier than the scheduled commencement of an amortization period or prior to an expected principal payment date, noteholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the notes.

         In addition to the consequences of a pay out event discussed above, unless otherwise specified in the accompanying prospectus supplement, if bankruptcy, insolvency or similar proceedings under the Bankruptcy Code or similar laws occur with respect to the transferor, on the day of that event the transferor will immediately cease to transfer principal receivables to the trust and promptly give notice to the indenture trustee and the owner trustee of this event. Any principal receivables transferred to the trust prior to the event, as well as collections on those principal receivables and finance charge receivables accrued at any time with respect to those principal receivables, will continue to be part of the trust assets and will be applied as specified above in "-- Application of Collections" and in the accompanying prospectus supplement.

         If the only pay out event to occur is either the insolvency of the transferor or the commencement of a bankruptcy case by or against the transferor, the bankruptcy court may have the power to require the continued transfer of principal receivables to the trust. See "Risk Factors -- If a conservator or receiver were appointed for the originator or the transferor or if the originator or the transferor became a debtor in a bankruptcy case, delays or reductions in payment of your notes could occur" in this prospectus.

Servicing Compensation and Payment of Expenses

         The servicer receives a fee for its servicing activities and reimbursement of expenses incurred in administering the trust. This servicing fee accrues for each outstanding series in the amounts and calculated on the balances set forth in the related prospectus supplement. Each series' servicing fee is payable each period from collections of finance charge receivables allocated to the series; some series, however, may direct all or a portion of the Interchange arising from the accounts toward paying the servicing fee. Neither the trust nor the noteholders are responsible for any servicing fee allocable to the Transferor Interest.

Certain Matters Regarding the Transferor and the Servicer

         The servicer may not resign from its obligations and duties under the transfer and servicing agreement, except upon a determination that performance of its duties is no longer permissible under applicable law; or if:

         o within 120 days of the determination that the servicer is no longer permitted to act as servicer; and

         o    the indenture trustee is unable to appoint a successor,

         o the indenture trustee will act as servicer. If the indenture trustee is unable to act as servicer, it will petition an appropriate court to appoint an eligible successor.

         The servicer may not resign until the indenture trustee or another successor has assumed the servicer's obligations and duties.

         The servicer will indemnify the trust, the owner trustee and the indenture trustee for any losses suffered as a result of: (a) its actions or omissions as servicer or (b) the administration by the owner trustee of the trust, except in each case, for losses resulting from the negligence or willful misconduct of the owner trustee or the indenture trustee, as applicable.

         Neither the servicer nor any of its directors, officers, employees or agents will be under any other liability to the trust, the owner trustee, the indenture trustee, the noteholders, any series enhancer or any other person for any action taken, or for refraining from taking any action, in good faith under the transfer and servicing agreement. However, none of them will be protected against any liability resulting from willful wrongdoing, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the transfer and servicing agreement. In addition, the transfer and servicing agreement provides that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the transfer and servicing agreement and which in its opinion may expose it to any expense or liability.

         Each transferor will be severally, but not jointly, liable for all of its obligations, covenants, representations and warranties under the transfer and servicing agreement. No transferor nor any of its directors, officers, employees, incorporators or agents will be liable to the trust, the owner trustee, the indenture trustee, the noteholders, any series enhancer or any other person for any action taken, or for refraining from taking any action, in good faith under the transfer and servicing agreement. However, none of them will be protected against any liability resulting from willful wrongdoing, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the transfer and servicing agreement.

         The trust agreement provides that the transferor may transfer its interest in all or a portion of the transferor certificate by exchanging its transferor certificate for a newly issued transferor certificate and a second certificate, called a "Supplemental Certificate." The terms of the supplemental certificate must be defined in a supplement to the trust agreement. Before a supplemental certificate is issued, the following must occur:

         o notice of the exchange to the owner trustee, the indenture trustee, the servicer and each rating agency;

         o delivery to the owner trustee and the indenture trustee of an executed supplement to the trust agreement;

         o written confirmation from each rating agency that the exchange will not result in a reduction or withdrawal of its rating of any outstanding series or class;

         o delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the transferor to the effect that it reasonably believes the exchange will not have an adverse effect;

         o delivery to the owner trustee and the indenture trustee of a tax opinion regarding the transfer and exchange; and

         o the total amount of principal receivables in the trust portfolio, plus the principal amount of any participations transferred to the trust must exceed the Required Minimum Principal Balance on the date of the exchange.

         No supplemental certificate may be transferred or exchanged unless a tax opinion is delivered to the owner trustee and the indenture trustee regarding the transfer and exchange.

         The transferor or the servicer may consolidate with, merge into, or sell its business to, another entity, in accordance with the transfer and servicing agreement, and the surviving entity will be the successor to the transferor or servicer, as the case may be, on the following conditions:

         o execution of an agreement relating to the succession that supplements the transfer and servicing agreement;

         o in the case of a succession relating to the transferor, (1) delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the transferor and an opinion of counsel, each addressing compliance with the applicable provisions of the transfer and servicing agreement and the validity and enforceability of the supplemental agreement and (2) written confirmation from each rating agency that the succession will not result in a reduction or withdrawal of its rating of any outstanding series or class; and

         o in the case of a succession relating to the servicer, (1) delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the servicer and an opinion of counsel, each addressing compliance with the applicable provisions of the transfer and servicing agreement,
              (2) notification of the succession to each rating agency and (3) that the successor is eligible to act as servicer.

Servicer Default

         The transfer and servicing agreement specifies the duties and obligations of the servicer. A failure by the servicer to perform its duties or fulfill its obligations can result in a Servicer Default.

         A "Servicer Default" includes each of the following:

         (1) failure by the servicer to make any payment, transfer or deposit, or to give instructions or to give notice to the indenture trustee to do so, on the required date under the transfer and servicing agreement, the indenture or any indenture supplement or within the applicable grace period not exceeding 5 business days;

         (2) failure on the part of the servicer to observe or perform any of its other covenants or agreements if the failure:

         (g) materially adversely affects noteholders of any series issued and outstanding under the trust; and

              (h) continues unremedied for a period of 60 days after written notice to (1) the servicer by the owner trustee or the indenture trustee, or (2) the servicer, the owner trustee and the indenture trustee by noteholders of 25% or more of the then-outstanding principal amount of all of the trust's outstanding series (or, where the servicer's failure does not relate to all series, 25 or more of the then-outstanding principal amount of all series affected); or

         (3) specific bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the servicer; or

         (4) any other event specified in the accompanying prospectus supplement.

         Notwithstanding the foregoing, a delay in or failure of performance referred to in clause (1) above for a period of 10 business days after the applicable grace period, or referred to under clause (2) or (3) for a period of 60 business days after the applicable grace period, will not constitute a Servicer Default if the delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and the delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any of these events, the servicer shall not be relieved from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the transfer and servicing agreement and the servicer must provide the indenture trustee, the owner trustee each transferor and any provider of enhancement and/or any issuer of any third-party credit enhancement (a "Series Enhancer") with an officer's certificate giving prompt notice of its failure or delay, together with a description of its efforts to perform its obligations.

         If a Servicer Default occurs, for as long as it has not been remedied, the indenture trustee or noteholders representing a majority of the then-outstanding principal amount of all of the trust's outstanding series may give a notice to the servicer and the owner trustee (and to the indenture trustee if given by the noteholders) terminating all of the rights and obligations of the servicer under the transfer and servicing agreement and the indenture trustee may appoint a new servicer. The indenture trustee will as promptly as possible appoint an eligible successor to the servicer. If no successor has been appointed or has accepted the appointment by the time the servicer ceases to act as servicer, the indenture trustee will automatically become the successor. If the indenture trustee is unable to obtain bids from eligible servicers and the servicer delivers a certificate of an authorized officer to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the indenture trustee is legally unable to act as successor, then the indenture trustee will give the transferor a right of first refusal to purchase the interests of the noteholders in the trust on the distribution date in the next calendar month at a price equal to the sum of the amounts specified for each series outstanding in the related indenture supplement.

         The rights and obligations of the transferor under the transfer and servicing agreement will be unaffected by any change in servicer.

         In the event of the bankruptcy of the servicer, the bankruptcy court may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer.

Reports to Noteholders

         Noteholders of each series issued by the trust will receive reports with information on the series and the trust. The paying agent will forward to each noteholder of record a report, prepared by the servicer, for its series on the distribution dates for that series. The report will set forth information as specified in the related prospectus supplement. If a series has multiple classes, information will be provided for each class, as specified in the related prospectus supplement.

         Periodic information to noteholders generally will include:

         o    the total amount distributed;

         o    the amount of principal and interest for distribution

         o collections of principal receivables and finance charge receivables allocated to the series;

         o the aggregate amount of principal receivables, the Invested Amount and the Invested Amount as a percentage of the aggregate amount of the principal receivables in the trust portfolio;

         o the aggregate outstanding balance of accounts broken out by delinquency status;

         o    the aggregate defaults allocated to the series;

         o Investor Charge-Offs for the series and any reimbursements of previous Investor Charge-Offs;

         o    the monthly servicing fee for that series;

         o the amount available under any enhancement and credit enhancement, if any, for the series or each class of the series;

         o The "pool factor," which is the ratio of the current Invested Amount to the initial Invested Amount;

         o the Base Rate and Portfolio Yield (each as defined in the accompanying prospectus supplement) for the series; and

         o if the series or a class of the series bears interest at a floating or variable rate, information relating to that rate.

         By January 31 of each calendar year, the paying agent will also provide to each person who at any time during the preceding calendar year was a noteholder of record a statement, prepared by the servicer, containing the type of information presented in the periodic reports, aggregated for that calendar year or the portion of that calendar year that the person was a noteholder, together with other information that is customarily provided to holders of debt, to assist noteholders in preparing their United States tax returns.

Evidence as to Compliance

         The transfer and servicing agreement provides that on or before April 30 of each calendar year, the servicer will have a firm of independent certified public accountants furnish a report showing that, for the prior calendar year:

         o the accounting firm has reviewed management's assertion that the system of internal control over servicing of securitized credit card receivables, or unsecured line of credit receivables, as applicable, met the criteria for effective internal control and that, in the accounting firm's opinion, management's assertion is fairly stated in all material respects, and

         o the accounting firm has compared amounts set forth in the periodic reports prepared by the servicer for the prior calendar year with the servicer's computer reports and that, in the accounting firm's opinion, the amounts are in agreement, except for any discrepancies disclosed.

         The transfer and servicing agreement also provides that by April 30 of each calendar year, the servicer will deliver to the owner trustee, the indenture trustee and each rating agency a certificate of an authorized officer to the effect that the servicer has fully performed its obligations under the transfer and servicing agreement during the preceding year, or, if there has been a default in the performance of any of its obligations, specifying the nature and status of default.

Amendments

         The transfer and servicing agreement may be amended by the transferor, the servicer and the owner trustee, without the consent of the indenture trustee or the noteholders of any series, on the following conditions:

         o the transferor delivers to the owner trustee and the indenture trustee a certificate of an authorized officer stating that, in the transferor's reasonable belief, the amendment will not have a material adverse effect on the interests of the noteholders; and

         o written confirmation from each rating agency that the amendment will not result in a reduction or withdrawal of its rating of any outstanding series or class.

         o The transfer and servicing agreement may also be amended by the servicer and the owner trustee at the direction of the transferor, without the consent of the indenture trustee, the noteholders of any series or the series enhancers for any series to add, modify or eliminate any provisions necessary or advisable in order to enable the trust or any portion of the trust to: (1) qualify as, and to permit an election to be made for the trust to be treated as, a "financial asset securitization investment trust" under the Internal Revenue Code of 1986, as amended and (2) avoid the imposition of state or local income or franchise taxes on the trust's property or its income. The following conditions apply for the amendments described in this paragraph:

         o delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the transferor to the effect that the requirements under the transfer and servicing agreement applicable to the proposed amendments have been met;

         o receipt of written confirmation from each rating agency that the amendment will not result in a reduction or withdrawal of its rating of any outstanding series or class; and

         o the amendment must not affect the rights, duties or obligations of the indenture trustee or the owner trustee under the transfer and servicing agreement.

         The amendments which the transferor may make without the consent of the noteholders of any series or the series enhancers for any series in accordance with the preceding paragraph may include, without limitation, the addition of a sale of receivables in the trust portfolio.

         The transfer and servicing agreement may also be amended by the transferor, the servicer and the owner trustee with the consent of noteholders representing at least 66 2/3% of the then-outstanding principal balance of the notes of all series adversely affected by the amendment and upon the delivery of an opinion of counsel regarding certain federal income tax matters. Even with consent, no amendment may occur if it:

         (1)  reduces the amount of, or delays the timing of:

          (a) any distributions to be made to noteholders of any series (changes in pay out events or events of default that decrease the likelihood of the occurrence of those events will not be considered delays in the timing of distributions for purposes of this clause);

              (b) deposits of amounts to be distributed; or

              (c) the amount available under any series enhancement, without the consent of each affected noteholder;

         (2) changes the manner of calculating the interests of any noteholder, without the consent of each affected noteholder;

         (3) reduces the percentage of the outstanding principal balance of the notes required to consent to any amendment, without the consent of each affected noteholder; or

         (4) adversely affects the rating of any series or class by any rating agency, without the consent of noteholders representing at least 66 2/3% of the then-outstanding principal balance of the notes of each affected series or class.

                                 THE INDENTURE

         The following summarizes terms of the indenture and is qualified in its entirety by reference to the indenture.

Events of Default; Rights Upon Event of Default

         With respect to the notes of any series, "Events of Default" under the indenture will be any of the following:

         o the trust fails to pay principal when it becomes due and payable on the series termination date for that series of notes;

         o the trust fails to pay interest when it becomes due and payable and the default continues for a period of 5 (or the number of days specified in the prospectus supplement) days;

         o any representation or warranty made by the trust in the indenture or in any certificate delivered pursuant to the indenture or in connection with the indenture having been incorrect in a material respect as of the time made;

         o bankruptcy, insolvency, conservatorship, receivership, liquidation or similar events relating to the trust; or

         o the trust fails to observe or perform covenants or agreements made in the indenture, and;

the failure continues, or is not cured, for 30 days or for a longer period, not in excess of 90 days, after notice to the trust by the indenture trustee or to the trust and the indenture trustee by noteholders representing 25% or more of the then-outstanding principal amount of all of the trust's outstanding series; and as a result, the interests of the noteholders are materially and adversely affected, and continue to be materially and adversely affected during the 30-day period.

         Failure to pay the full principal amount of a note on its expected principal payment date will not constitute an event of default.

         An event of default with respect to one series of notes will not necessarily be an event of default with respect to any other series of notes.

         If an event of default should occur and be continuing with respect to the notes, the indenture trustee or noteholders holding more than 50% of the then-outstanding principal balance of the notes of the affected series may declare the principal of the notes of that series to be immediately due and payable. This declaration may, under specified circumstances, be rescinded by noteholders holding more than 50% of the then-outstanding principal balance of the notes of that series.

         Generally, in the case of any event of default, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture if requested or directed by any of the holders of the notes of the affected series if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. Subject to those provisions for indemnification and limitations contained in the indenture, noteholders holding not less than 66 2/3% if an event of default has occurred and is continuing) of the then-outstanding principal balance of the notes of the affected series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, and noteholders holding not less than 66 2/3% of the then-outstanding principal balance of the notes of the affected series may, in specified cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default relating to a covenant or provision of the indenture that cannot be modified without the waiver or consent of all noteholders of the affected series.

         After acceleration of a series of notes, principal collections and finance charge collections allocated to those notes will be applied to make monthly principal and interest payments on the notes until the earlier of the date the notes are paid in full or the legal maturity date of the notes. Funds in the collection account and other trust accounts for an accelerated series of notes will be applied immediately to pay principal of and interest on those notes.

         Upon acceleration of the maturity of a series of notes following an event of default, the indenture trustee will have a lien on the collateral for those notes for its unpaid fees and expenses that ranks senior to the lien of those notes on the collateral.

         In general, the indenture trustee will enforce the rights and remedies of the holders of accelerated notes. However, noteholders will have the right to institute any proceeding with respect to the indenture if the following conditions are met:

         o the noteholder gives the indenture trustee written notice of a continuing event of default;

         o the noteholders of at least 25% of the Invested Amount of the affected series make a written request of the indenture trustee to institute a proceeding as indenture trustee;

         o the noteholders offer reasonable indemnification to the indenture trustee against the costs, expenses and liabilities of instituting a proceeding;

         o the indenture trustee has not instituted a proceeding within 60 days after receipt of the request and offer of indemnification; and

         o the indenture trustee has not received from noteholders holding more than 50% of the then-outstanding principal balance of the notes of that series a direction inconsistent with the request.

         If any series of notes has been accelerated following an event of default, and the indenture trustee has not received any valid directions from those noteholders, the indenture trustee may elect to continue to hold the portions of the trust assets that secures those notes and apply distributions on the trust assets to make payments on those notes to the extent funds are available.

         Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case any event of default occurs and is continuing with respect to the notes, the indenture trustee:

         o may institute proceedings in its own name for the collection of all amounts then payable on the notes of the affected series; or

         o may take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the noteholders of the affected series.

         Subject to the conditions described below, the indenture trustee also:

         o may, at its own election, foreclose on the portion of the receivables which secure a series of accelerated notes by causing the trust to sell an interest in the assets of the trust by issuing a foreclosure certificate to the holders of those notes;

         o may, at its own election, foreclose on the portion of the receivables which secure a series of accelerated notes by causing the trust to sell an interest in the assets of the trust by issuing a foreclosure certificate to a third party selected by the indenture trustee, but only if it determines that the proceeds of the issuance of the foreclosure certificate to that third party will be sufficient to pay principal of and interest on the accelerated series of notes in full; and

         o must, at the direction of noteholders holding more than 50% of the then-outstanding principal balance of the series of accelerated notes, foreclose on the portion of the receivables which secure that series of accelerated notes by causing the trust to sell an interest in the assets of the trust by issuing a foreclosure certificate to the holders of that series of notes or to one or more third parties.

         The conditions that must be satisfied for the indenture trustee to exercise one of these foreclosure remedies include:

         (1) (a) the indenture trustee must receive the consent of all noteholders of the affected series;

              (b) the indenture trustee determines that any proceeds from exercising the foreclosure remedy that are to be distributed to the noteholders of that series are sufficient to discharge in full all principal and interest due on those notes; or

              (c) the indenture trustee determines that the trust assets may not continue to provide sufficient funds for the payment of principal and interest on those notes as they would have become due if the notes had not been accelerated, and the indenture trustee obtains the consent of noteholders holding at least 66 2/3% of the then-outstanding principal balance of each class of the notes of the affected series; and

         (2)  the indenture trustee has obtained an opinion of counsel:

              (a) that exercise of the foreclosure remedy will not cause the trust or any portion of the trust to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes; and

              (b) that exercise of the foreclosure remedy complies with applicable federal and state securities laws.

         A "Foreclosure Certificate" is an investor certificate issued by the trust as a result of a foreclosure on a portion of the receivables that corresponds to the portion of the receivables that secured the accelerated notes. The foreclosure certificate represents an undivided interest in the assets of the trust. The principal amount of the foreclosure certificate would be equal to the principal amount of the accelerated series of notes, and the invested amount of the foreclosure certificate would be equal to the Invested Amount of the accelerated series of notes.

         When a foreclosure certificate is issued with respect to accelerated notes, those notes will be deemed to have been paid in full by the trust and not outstanding, and the holders of the accelerated notes will no longer have any claim against the trust. Accordingly, the Invested Amount securing the accelerated notes will be allocable to the holders of the foreclosure certificate.

         A foreclosure certificate held by a noteholder or a third party will be subject to restrictions on transfer, including:

         o restrictions required to prevent the trust from becoming a publicly traded partnership taxable as a corporation for federal income tax purposes, including a limitation on the number of holders or interests in the foreclosure certificate and restrictions on transfers to holders that are partnerships, Subchapter S corporations or grantor trusts for United States federal income tax purposes;

         o restrictions on transfers of interest in the foreclosure certificate to non-U.S. persons;

         o restrictions on transfers to employee benefit plans, or any entity whose underlying assets include "plan assets"; and

         o other restrictions that counsel to the trust may require to avoid adverse tax and other consequences to the trust or the noteholders.

The indenture trustee and the noteholders will covenant that they will not at any time institute against the trust or the transferor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         None of the transferor, the administrator, the owner trustee, the indenture trustee, the servicer, the originator or the trust, in its individual capacity, nor any holder of an ownership interest in the trust, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns shall, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture. The notes will represent obligations solely of the trust, and the notes will not be insured or guaranteed by the transferor, the servicer, the administrator, the owner trustee, the indenture trustee, the originator or any other person or entity.

Certain Covenants

         The indenture provides that the trust may not consolidate with, merge into or sell its business to, another entity, unless:

         o the entity formed by or surviving the consolidation or merger, or that acquires the Issuer's business, is organized under the laws of the United States, any of the fifty states or the District of Columbia;

         o the entity is not subject to regulation as an "investment company" under the Investment Company Act of 1940, as amended;

         o the entity expressly assumes, by supplemental indenture, the trust's obligation to make due and punctual payments upon the notes and the performance of every covenant of the trust under the indenture;

         o no payout event or event of default shall have occurred and be continuing immediately after the merger, consolidation or sale;

         o written confirmation is received from each rating agency that the transaction will not result in a reduction or withdrawal of its rating of any outstanding series or class;

         o the trust has received an opinion of counsel to the effect that the consolidation, merger or sale would have no material adverse federal income tax consequence to any noteholder;

         o any action as is necessary to maintain the lien and security interest created by the indenture shall have been taken; and

         o the trust has delivered to the indenture trustee an opinion of counsel and officer's certificate each stating that the consolidation, merger or sale satisfies all requirements under the indenture and that the supplemental indenture is duly authorized, executed and delivered and is valid, binding and enforceable.

         The trust will not, among other things:

         o except as expressly permitted by the indenture, the transfer and servicing agreement or related documents, sell, transfer, exchange or otherwise dispose of any of the assets of the trust, unless directed to do so by the indenture trustee;

         o claim any credit on or make any deduction from payments in respect of the principal of and interest on the notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former noteholders because of the payment of taxes levied or assessed upon the trust;

         o    voluntarily dissolve or liquidate in whole or in part; or

         o permit: (A) the validity or effectiveness of the indenture to be impaired, or permit the lien under the indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, (B) any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust, except as may be created by the terms of the indenture; or (C) the lien of the indenture not to constitute a valid first priority perfected security interest in the assets of the trust that secure the notes.

         The trust may not engage in any activity other than as specified under "The Issuer" in this prospectus. The trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the notes and the indenture.

Modification of the Indenture

         The trust and the indenture trustee may, without the consent of any noteholders, enter into one or more supplemental indentures, upon receiving written confirmation from each rating agency that the action will not result in a reduction or withdrawal of its rating of any outstanding series or class, for any of the following purposes:

         o to correct or enhance the description of any property subject to the lien of the indenture, or to take any action that will enhance the indenture trustee's lien under the indenture, or to add to the property pledged to secure the notes;

         o to reflect the agreement of another person to assume the role of the trust;

         o to add to the covenants of the trust, for the benefit of the noteholders, or to surrender any right or power of the trust;

         o    to transfer or pledge any property to the indenture trustee;

         o to cure any ambiguity, to correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture if that action would not materially and adversely affect the interests of the noteholders;

         o to appoint a successor to the indenture trustee with respect to the notes and to add to or change any of the provisions of the indenture to allow more than one indenture trustee to act under the indenture;

         o to modify, eliminate or add to the provisions of the indenture as necessary to qualify the indenture under the Trust Indenture Act of 1939, as amended, or any similar federal statute later enacted;

         o to permit the issuance of one or more new series of notes in accordance with the indenture; or

         o to terminate any interest rate swap agreement or other credit enhancement in accordance with the related indenture supplement.

         The trust and the indenture trustee may also, without the consent of any noteholders, enter into one or more supplemental indentures to add provisions to, change in any manner or eliminate any provision of the indenture, or to change the rights of the noteholders under the indenture, upon:

         o receipt of written confirmation from each rating agency that the action will not result in a reduction or withdrawal of its rating of any outstanding series or class;

         o receipt of a certificate of an authorized officer of the transferor to the effect that, in the transferor's reasonable belief, the action will not have a material adverse effect on the interests of the noteholders of any outstanding series; and

         o receipt of an opinion of counsel regarding certain federal tax matters.

         The trust and the indenture trustee may also, without the consent of the noteholders of any series or the series enhancers for any series, enter into one or more supplemental indentures to add, modify or eliminate any provisions necessary or advisable in order to enable the trust or any portion of the trust to: (1) qualify as, and to permit an election to be made for the trust to be treated as, a "financial asset securitization investment trust" under the Internal Revenue Code of 1986, as amended and (2) to avoid the imposition of state or local income or franchise taxes on the trust's property or its income. The following conditions apply for the amendments described in this paragraph:

         o delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the transferor to the effect that the requirements under the indenture applicable to the proposed amendments have been met;

         o receipt of written confirmation from each rating agency that the action will not result in a reduction or withdrawal of its rating of any outstanding series or class; and

         o the amendment must not affect the rights, duties or obligations of the indenture trustee or the owner trustee under the indenture.

         The trust and the indenture trustee will not, without prior notice to each rating agency and without the consent of each noteholder affected, enter into any supplemental indenture to:

         o change the date of payment of any installment of principal of or interest on any note or reduce the principal amount of a note, the note interest rate or the redemption price of the note or change any place of payment where, or the currency in which, any note is payable;

         o impair the right to institute suit for the enforcement of specified payment provisions of the indenture;

         o reduce the percentage of the aggregate principal amount of the notes of any series, whose consent is required (a) for execution of any supplemental indenture or (b) for any waiver of compliance with specified provisions of the indenture or of some defaults under the indenture and their consequences provided in the indenture;

         o reduce the percentage of the aggregate outstanding amount of the notes required to direct the indenture trustee to sell or liquidate the trust assets if the proceeds of the sale would be insufficient to pay the principal amount and interest due on those notes;

         o decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the indenture that specify the percentage of the principal amount of the notes of a series necessary to amend the indenture or other related agreements;

         o modify any provisions of the indenture regarding the voting of notes held by the trust, any other party obligated on the notes, or the originator, any other account owner or any of their affiliates; or

         o permit the creation of any lien superior or equal to the lien of the indenture with respect to any of the collateral for any notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on the collateral or deprive any noteholder of the security provided by the lien of the indenture.

         The trust and the indenture trustee may otherwise, with prior notice to each rating agency and with the consent of noteholders holding more than 50% of the then-outstanding principal balance of the notes of each series adversely affected, enter into one or more supplemental indentures to add provisions to, change in any manner or eliminate any provision of the indenture, or to change the rights of the noteholders under the indenture.

Annual Compliance Statement

         The trust will be required to present to the indenture trustee each year a written statement as to the performance of its obligations under the indenture.

Indenture Trustee's Annual Report

         The indenture trustee will be required to mail to the noteholders each year a brief report relating to its eligibility and qualification to continue as indenture trustee under the indenture, the property and funds physically held by the indenture trustee and any action it took that materially affects the notes and that has not been previously reported.

List of Noteholders

         Upon the issuance of definitive notes, three or more holders of the notes who have each owned a note for at least six months may obtain access to the list of noteholders the indenture trustee maintains for the purpose of communicating with other noteholders. The indenture trustee may elect not to allow the requesting noteholders access to the list of noteholders if it agrees to mail the requested communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of record.

Satisfaction and Discharge of Indenture

         An indenture will be discharged with respect to the notes upon the delivery to the indenture trustee for cancellation of all the notes or, with specific limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

The Indenture Trustee

         The indenture trustee may resign at any time, in which event your administrator will appoint a successor indenture trustee for your series. The administrator may also remove the indenture trustee if it ceases to be eligible to continue as an indenture trustee under the indenture or if the indenture trustee becomes insolvent. The administrator will then be obligated to appoint a successor indenture trustee for your series. If an event of default occurs under the indenture and the accompanying prospectus supplement provides that a given class of notes of your series is subordinated to one or more other classes of notes of your series, under the Trust Indenture Act of 1939, as amended, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for one of more of those classes of notes. In that case, a successor indenture trustee will be appointed for one or more of those classes of notes and may provide for rights of senior noteholders to consent to or direct actions by the indenture trustee which are different from those of subordinated noteholders. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee for any series of notes will not become effective until the successor indenture trustee accepts its appointment for your series.

Certain Matters Regarding The Administrator

         The administrator will, to the extent provided in the administration agreement, provide the notices and perform on behalf of the trust other administrative obligations required by the indenture.

                              CREDIT ENHANCEMENT

         For any series, credit enhancement may be provided with respect to one or more of the related classes. Credit enhancement may be in the form of the subordination of one or more classes of the notes of that series, a letter of credit, the establishment of a cash collateral guaranty or account, a surety bond, an insurance policy, a spread account, a reserve account, the use of cross support features or another method of credit enhancement described in the accompanying prospectus supplement, or any combination of these. If so specified in the accompanying prospectus supplement, any form of credit enhancement may be structured so as to be drawn upon by more than one class to the extent described in that accompanying prospectus supplement.

         Unless otherwise specified in the accompanying prospectus supplement for a series, the credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the notes and interest thereon. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, noteholders will bear their allocable share of deficiencies.

         If credit enhancement is provided with respect to a series, the accompanying prospectus supplement will include a description of:

         o    the amount payable under that credit enhancement;

         o    any conditions to payment not described here;

         o the conditions, if any, under which the amount payable under that credit enhancement may be reduced and under which that credit enhancement may be terminated or replaced; and

         o any material provision of any agreement relating to that credit enhancement.

         Additionally, the accompanying prospectus supplement may set forth information with respect to any credit enhancement provider, including:

         o    a brief description of its principal business activities;

         o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

         o if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business; and

         o its total assets, and its stockholders' or policy holders' surplus, if applicable, and other appropriate financial information as of the date specified in the prospectus supplement.

         If so specified in the accompanying prospectus supplement, credit enhancement with respect to a series may be available to pay principal of the notes of that series following the occurrence of pay out events with respect to that series. In this event, the credit enhancement provider will have an interest in cash flows in respect of the receivables to the extent described in that prospectus supplement called the "Enhancement Invested Amount".

Subordination

         If so specified in the accompanying prospectus supplement, one or more classes of any series will be subordinated as described in the accompanying prospectus supplement to the extent necessary to fund payments with respect to the senior notes. The rights of the holders of these subordinated notes to receive distributions of principal and/or interest on any distribution date for that series will be subordinate in right and priority to the rights of the holders of senior notes, but only to the extent set forth in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, subordination may apply only in the event of specified types of losses not covered by another credit enhancement.

         The accompanying prospectus supplement will also set forth information concerning:

         o the amount of subordination of a class or classes of subordinated notes in a series;

         o the circumstances in which that subordination will be applicable;

         o the manner, if any, in which the amount of subordination will decrease over time; and

         o the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated notes will be distributed to holders of senior notes.

         If collections of receivables otherwise distributable to holders of a subordinated class of a series will be used as support for a class of another series, the accompanying prospectus supplement will specify the manner and conditions for applying that cross-support feature.

Letter of Credit

         If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by one or more letters of credit. A letter of credit may provide limited protection against losses in addition to or in lieu of other credit enhancement. The issuer of the letter of credit, referred to as the "L/C Bank," will be obligated to honor demands with respect to that letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to any conditions as are specified in the accompanying prospectus supplement.

         The maximum liability of an L/C Bank under its letter of credit will generally be an amount equal to a percentage specified in the accompanying prospectus supplement of the initial Investor Amount of a series or a class of that series. The maximum amount available at any time to be paid under a letter of credit will be set forth in the accompanying prospectus supplement.

Cash Collateral Guaranty or Account

         If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by a guaranty, referred to as the "Cash Collateral Guaranty" secured by the deposit of cash or permitted investments in an account, referred to as the "Cash Collateral Account," reserved for the beneficiaries of the cash collateral guaranty or by a cash collateral account alone. The amount available pursuant to the cash collateral guaranty or the cash collateral account will be the lesser of amounts on deposit in the cash collateral account and an amount specified in the accompanying prospectus supplement. The accompanying prospectus supplement will set forth the circumstances under which payments are made to beneficiaries of the cash collateral guaranty from the cash collateral account or from the cash collateral account directly.

Surety Bond or Insurance Policy

         If so specified in the accompanying prospectus supplement, insurance with respect to a series or one or more of the related classes will be provided by one or more insurance companies. This insurance will guarantee, with respect to one or more classes of the related series, distributions of interest or principal in the manner and amount specified in the accompanying prospectus supplement.

         If so specified in the accompanying prospectus supplement, a surety bond will be purchased for the benefit of the holders of any series or class of that series to assure distributions of interest or principal with respect to that series or class of notes in the manner and amount specified in the accompanying prospectus supplement.

Spread Account

         If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by the periodic deposit of available excess cash flow from the trust assets into an account, referred to as the "Spread Account," intended to assist with subsequent distribution of interest and principal on the notes of that class or series in the manner specified in the accompanying prospectus supplement.

Reserve Account

         If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes or any related enhancement will be provided by the establishment of an account, referred to as the "Reserve Account." The reserve account may be funded, to the extent provided in the accompanying prospectus supplement, by an initial cash deposit, the retention of periodic distributions of principal or interest or both otherwise payable to one or more classes of notes, including the subordinated notes, or the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination of these arrangements. The reserve account will be established to assist with the subsequent distribution of principal or interest on the notes of that series or the related class or any other amount owing on any related enhancement in the manner provided in the accompanying prospectus supplement.

                    DESCRIPTION OF THE PURCHASE AGREEMENTS

         The following summary is qualified in its entirety by the receivables purchase agreement to be entered into by the originator and the transferor (the "Receivables Purchase Agreement"). A forms of this agreement is filed as exhibits to the registration statement of which this prospectus is a part.

         Sale of Receivables. The receivables transferred to the trust by the transferor were acquired by the transferor from the originator pursuant to the receivables purchase agreement. In connection with the sale of the receivables to the transferor, the originator will: (i) file appropriate UCC financing statements to evidence that sale and perfect the transferor's right, title and interest in those receivables and (ii) indicate in its computer files that the receivables have been sold to the transferor.

         In connection with this sale of receivables to the transferor, the originator will indicate in its files that those receivables have been sold to the transferor by the originator and that those receivables will be sold or transferred by the transferor to the trust. The records and agreements relating to the accounts and receivables for the trust portfolio may not be segregated by the originator from other documents and agreements relating to other credit accounts and receivables. The originator and the transferor will file UCC financing statements meeting the requirements of applicable law in each of the jurisdictions necessary to perfect the ownership or security interest of the transferor in those receivables. See "Risk Factors -- Some liens would be given priority over your notes which would cause delayed or reduced payments" and "Certain Legal Aspects of the Receivables" in this prospectus.

         Representations and Warranties. In the receivables purchase agreement, the originator represents and warrants to the transferor to the effect that, among other things, as of the date of the receivables purchase agreement and, with respect to any receivables in any designated additional accounts, as of the date of designation of those additional accounts, it is duly organized and in good standing and has the authority to consummate the transactions contemplated by the receivables purchase agreement. In the receivables purchase agreement, the originator additionally represents and warrants that as of the initial cut-off date and, with respect to any receivables in any designated additional accounts, as of each date of designation of those additional accounts, each receivable transferred thereunder is an eligible receivable. In the event of a breach of any representation and warranty set forth in the receivables purchase agreement which results in the requirement that the transferor accept retransfer of an ineligible receivable under the transfer and servicing agreement, then the originator will repurchase that ineligible receivable from the transferor on the date of the retransfer. The purchase price for the ineligible receivables will be the principal amount of those receivables plus applicable finance charges.

         The originator also represents and warrants to the transferor in the receivables purchase agreement that, among other things, as of the date of the receivables purchase agreement and, with respect to any receivables in any designated additional accounts, as of each date of designation of those additional accounts: (a) the receivables purchase agreement constitutes a valid and binding obligation of the originator and (b) the receivables purchase agreement constitutes a valid sale to the transferor of all right, title and interest of the originator in and to the receivables existing in the accounts as of the related cut-off date and in the related proceeds. If the breach of any of the representations or warranties described in this paragraph results in the obligation of the transferor under the transfer and servicing agreement to accept retransfer of the receivables, the originator will repurchase the receivables retransferred to the transferor for an amount of cash at least equal to the amount of cash the transferor is required to deposit under the transfer and servicing agreement in connection with the retransfer.

         Amendments. The receivables purchase agreement may be amended by the transferor and the originator without the consent of the noteholders. No amendment, however, may have a materially adverse effect on the interest of the noteholders and no amendment may change, modify, delete or add any other obligation of the originator or the transferor unless written confirmation is received from each rating agency that the amendment will not result in a reduction or withdrawal of its rating of any outstanding series or class.

         Termination. The receivables purchase agreement will terminate immediately after the trust terminates. In addition, if a receiver or conservator is appointed for the originator or the originator becomes a debtor in a bankruptcy case or other liquidation, bankruptcy, insolvency or similar events occur, the originator will immediately cease to sell receivables to the transferor and promptly give notice of that event to the transferor and the indenture trustee, unless the bankruptcy court, receiver or conservator instructs otherwise.

                                 NOTE RATINGS

         Any rating of the notes by a rating agency will indicate:

         o its view on the likelihood that noteholders will receive required interest and principal payments; and

         o its evaluation of the receivables and the availability of any credit enhancement for the notes.

         Among the things a rating will not indicate are:

         o the likelihood that interest or principal payments will be paid on a scheduled date;

         o    the likelihood that a pay out event will occur;

         o the likelihood that a U.S. withholding tax will be imposed on non-U.S. noteholders; o the marketability of the notes;

         o    the market price of the notes; or

         o whether the notes are an appropriate investment for any purchaser.

         A rating will not be a recommendation to buy, sell or hold the notes. A rating may be lowered or withdrawn at any time by a rating agency.

         The transferor will request a rating of the notes offered by this prospectus and the accompanying prospectus supplement from at least one rating agency. Rating agencies other than those requested could assign a rating to the notes and, if so, that a rating could be lower than any rating assigned by a rating agency chosen by the transferor. Except as otherwise expressly stated, any reference in this prospectus or the accompanying prospectus supplement to a "Rating Agency" refers to a rating agency selected by the transferor to rate the notes of a series or class issued by the trust.

                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Transfer of Receivables

         The originator, in the receivables purchase agreement will represent and warrant that its transfer of receivables constitutes a valid sale and assignment of all of its right, title and interest in and to the receivables. In the transfer and servicing agreement, the transferor will represent and warrant that its transfer of receivables constitutes a valid sale and assignment of all of its right, title and interest in and to the receivables, except for its interest as the holder of the transferor certificate, or creates in favor of the trust a valid first-priority perfected security interest in the transferor's rights in the receivables in existence at the time that the trust is formed or at the time that receivables in additional accounts are transferred, as the case may be, and a valid first-priority perfected security interest in the transferor's rights in the receivables arising in accounts already designated for the trust on and after their creation, in each case until termination of the trust.

         Each of the transferor in the transfer and servicing agreement and the originator in the receivables purchase agreement will represent that the receivables are "accounts" or "general intangibles" for purposes of the UCC. Both the sale of accounts and the transfer of accounts as security for an obligation are subject to the provisions of Article 9 of the UCC. In addition, a transfer of general intangibles as security for an obligation is subject to the provisions of Article 9 of the UCC. Therefore, the originator and the transferor will file appropriate UCC financing statements to perfect the respective transferee's security interest in the receivables. Article 9 of the UCC, however, does not apply to the sale of general intangibles. As a consequence, some other action under applicable state law may be required in order to perfect a sale against the interests of third parties.

         There are limited circumstances in which prior or subsequent transferees of receivables coming into existence after a series closing date could have an interest in receivables with priority over the trust's interest. Under the receivables purchase agreement, however, the originator will represent and warrant that it has transferred the receivables to the transferor free and clear of the lien of any third party (other than the indenture trustee). In addition, the originator will covenant that it will not sell, pledge, assign, transfer or grant any lien on any receivable (or any interest in any receivables) other than to the transferor. Similarly, under the transfer and servicing agreement, the transferor will represent and warrant that it has transferred the receivables to the trust free and clear of the lien of any third party (other than the indenture trustee), and the transferor will covenant that it will not sell, pledge, assign, transfer, or grant any lien on any receivable (or any interest in any receivable) other than to the trust. Nevertheless, a tax, governmental or other nonconsensual lien on property of the transferor or the originator arising prior to the time a receivable comes into existence may have priority over the interest of the trust in the receivable. Furthermore, if the FDIC were appointed as a receiver or conservator of the originator, administrative expenses of the receiver or conservator may have priority over the interest of the trust in the receivables.

         For as long as the conditions specified in the related prospectus supplement are satisfied, cash collections held by the servicer may be commingled and used for the benefit of the servicer prior to each distribution date and, in the event of the insolvency or bankruptcy of the servicer or, in specified circumstances, the lapse of time periods, the trust may not have a first-priority perfected security interest in these collections. In this event, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you. However, if the conditions specified in the related prospectus supplement are not satisfied, the servicer will deposit collections directly into the collection account within two business days of each date of processing.

Certain Matters Relating to Conservatorship, Receivership and Bankruptcy

         The originator may be regulated and supervised by the Office of the Comptroller of the Currency, which is authorized to appoint the FDIC as conservator or receiver if events occur relating to the originator's financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for the originator.

         To the extent that:

         o the receivables purchase agreement complies with the regulatory requirements of the FDIA,

         o the security interest granted under the receivables purchase agreement was perfected before the FDIC is appointed as conservator or receiver for the originator, and

         o the security interest was not taken in contemplation of the originator's insolvency or with the intent to hinder, delay or defraud the originator or its creditors,

the FDIA provides that the security interest should be respected. In addition, opinions and policy statements issued by the FDIC suggest that, because of the manner in which these transactions are structured, the FDIC would respect the security interest granted by the originator in the receivables. Nevertheless, if the FDIC were to assert a contrary position, or were to require the indenture trustee to go through the administrative claims procedure established by the FDIC in order to obtain payments on the notes, or were to request a stay of any actions by the indenture trustee to enforce the receivables purchase agreement or the notes against the originator, delays in payments on outstanding series of notes and possible reductions in the amount of those payments could occur.

         In addition, the FDIC as conservator or receiver for the originator could repudiate the receivables purchase agreement. The FDIA would limit the damages for any repudiation to the trust's "actual direct compensatory damages" determined as of the date that the FDIC were appointed as conservator or receiver for the originator. The FDIC, moreover, could delay its decision whether to repudiate the receivables purchase agreement for a reasonable period following its appointment as conservator or receiver for the originator. Therefore, if the FDIC as conservator or receiver for the originator were to repudiate the receivables purchase agreement, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.

         In addition, regardless of the terms of the indenture, the FDIC as conservator or receiver for the originator may have the power to prevent the commencement of an early amortization period, to prevent or limit the early liquidation of the receivables and termination of the trust, or to require the continued transfer of new principal receivables. Regardless of the instructions of those authorized to direct the indenture trustee's action, moreover, the FDIC as conservator or receiver for the originator may have the power to require the early liquidation of the receivables, to require the early termination of the trust and the retirement of the notes, or to prohibit or limit the continued transfer of new principal receivables.

         In the event of the bankruptcy of the servicer, the bankruptcy court may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer. In addition, if the servicer becomes a debtor in a bankruptcy case, the servicer's rights under the transfer and servicing agreement (including the right to service the receivables) would be property of the estate of the servicer and, under the Bankruptcy Code, subject to the servicer's right to assume or reject the agreement. See "Description of the Notes -- Servicer Default" in this prospectus.

         The transferor has been or will be structured so that (1) the filing of a voluntary or involuntary petition for relief by or against the transferor under the Bankruptcy Code and (2) the substantive consolidation of the assets and liabilities of the transferor with those of its parent is unlikely. The transferor is a separate, limited purpose entity, and its organizational documents contains limitations on the nature of its business and restrictions on its ability to commence a voluntary case or proceeding under the Bankruptcy Code or similar laws without the prior unanimous consent of all of its directors. In addition, the indenture trustee will covenant in the indenture that it will not at any time institute against the transferor any bankruptcy, insolvency or similar proceedings under the Bankruptcy Code or similar laws. Nevertheless, if the transferor were to become a debtor in a bankruptcy case and if a bankruptcy trustee or creditor of the transferor or the transferor as debtor-in-possession were to take the position that the transfer of the receivables by the transferor to the trust should be characterized as a pledge of those receivables, or if the assets and liabilities of the transferor were substantively consolidated with those of an entity in bankruptcy, then delays in payments on the notes and possible reductions in the amount of those payments could result.

         If bankruptcy, insolvency or similar proceedings under the Bankruptcy Code or similar laws occur with respect to the transferor or the originator (if it is not a bank), the transferor or the originator will promptly notify the indenture trustee and a pay out event will occur with respect to each series. Pursuant to the transfer and servicing agreement, newly created receivables will not be transferred to the trust on and after this event. Any principal receivables transferred to the trust prior to the event, as well as collections on those principal receivables and finance charge receivables accrued at any time with respect to those principal receivables, will continue to be part of the trust assets and will be applied as specified above in "Description of the Notes -- Application of Collections" and in the accompanying prospectus supplement.

         The bankruptcy court, however, may have the power to delay this procedure or to require the continued transfer of principal receivables to the trust. See "Risk Factors -- If a conservator or receiver were appointed for the originator, or if the transferor or the originator became a debtor in a bankruptcy case, delays or reductions in payment of your notes could occur" in this prospectus.

Consumer Protection Laws

         The relationship of the consumer and the provider of consumer credit is extensively regulated by federal and state consumer protection laws. With respect to credit accounts, the most significant federal laws include the Federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting and Fair Debt Collection Practices Acts. These statutes impose various disclosure requirements either before or when an account is opened, or both, and at the end of monthly billing cycles, and, in addition, limit account holder liability for unauthorized use prohibit discriminatory practices in extending credit, and regulate practices followed in collections. In addition, account holders are entitled under these laws to have payments and credits applied to the revolving credit account promptly and to request prompt resolution of billing errors. Congress and the states may enact new laws and amendments to existing laws to regulate further the consumer revolving credit industry. The trust may be liable for violations of consumer protection laws that apply to the receivables, either as assignee from the transferor with respect to obligations arising before transfer of the receivables to the trust or as the party directly responsible for obligations arising after the transfer. In addition, an account holder may be entitled to assert these violations by way of set-off against the obligation to pay the amount of receivables owing. All receivables that were not created in compliance in all material respects with the requirements of law (if noncompliance has a material adverse effect on the noteholders' interest) will be reassigned to the transferor. The servicer has also agreed in the transfer and servicing agreement to indemnify the trust, among other things, for any liability arising from these violations. For a discussion of the trust's rights if the receivables were not created in compliance in all material respects with applicable laws, see "Description of the Notes -- Representations and Warranties" in this prospectus.

         Application of federal and state bankruptcy and debtor relief laws would affect the interests of the noteholders if these laws result in any receivables being charged-off as uncollectible. See "Description of the Notes -- Defaulted Receivables; Rebates and Fraudulent Charges Investor Charge-Offs" in this prospectus.

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of the anticipated material United States federal income tax consequences to beneficial owners of notes ("Note Owners") of the purchase, ownership and disposition of the notes. The summary does not purport to deal with the federal income tax consequences applicable to all categories of Note Owners, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Note Owners that are insurance companies; regulated investment companies; dealers in securities; certain financial institutions; tax-exempt organizations; partnerships, flow-thru entities other than partnerships, or holders of interests in such entities; or Note Owners that hold their notes as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for federal income tax purposes. Unless otherwise specifically described below, the summary is addressed only to Note Owners who purchase their notes at original issuance and who hold their notes as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). The summary is based upon current provisions of the Code, the Treasury regulations promulgated under the Code and judicial and administrative authorities and rulings, all of which are subject to change, which change may be retroactive. Moreover, there are no authorities on similar transaction involving interests issued by an entity with terms similar to those of the notes. Accordingly, prospective investors are urged to consult their own tax advisors in determining the particular federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes.

         The trust will be provided with an opinion of tax counsel specified in the related prospectus supplement ("Federal Tax Counsel") regarding some of the related federal income tax matters discussed below which will be subject to the assumptions and discussions set forth therein. The opinion of Federal Tax Counsel will specifically address only those issues specifically identified below as being covered by that opinion; however, the opinion will also state that the additional discussion set forth below, insofar as it relates to matters of United States federal income tax law, is accurate in all material respects. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. Furthermore, no ruling on any of the issues discussed below will be sought from the IRS. Consequently, no assurance can be given that the IRS will not assert positions inconsistent with the conclusions set forth in such opinion or that a court will not agree with those assertions.

Tax Characterization Of The Trust

         Upon the issuance of notes, Federal Tax Counsel will deliver its opinion, subject to the discussions and assumptions set forth therein, that the trust will not be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. The opinion of Federal Tax Counsel will be based on the assumption that the terms of the related trust agreement and documents will be complied with, and on counsel's conclusions that the nature of the income of the trust, or restrictions, if any, on transfers of the equity interests in the trust, will exempt the trust from the rule that some publicly traded partnerships are taxable as corporations.

         If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust's taxable income would include all of its income with respect to the contracts and other assets held by the trust, which might be reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments of principal and interest on the notes.

FASIT Qualification and FASIT Securities

         A trust or pool of assets will qualify as a financial asset securitization investment trust (a "FASIT") if (a) a FASIT election is in effect, (b) certain tests concerning the composition of the FASITs assets and the nature of the investors' interests in the FASIT are met on a continuing basis and (c) the trust is not a "RIC" as described in Section 851 of the Code. Pursuant to the trust agreement, and at the direction of the Seller, the trust may elect to be treated as a FASIT for federal income tax purposes, but only upon the delivery to the trustee of an opinion of counsel to the effect that, for federal income tax purposes, such election (a) will not cause any notes that were characterized as debt at the time of their issuance to be characterized as other than debt, (b) will not cause the trust to be treated as an association or publicly traded partnership taxable as a corporation, (c) will not cause or constitute an event in which gain or loss would be recognized by any holder of a note or a certificate, and (d) will be valid and will cause the trust to be treated as a FASIT for federal income tax purposes.

         Interests in a FASIT will be classified as either FASIT regular interests, which are generally treated as debt for federal income tax purposes, or FASIT ownership interests, which latter interests are generally not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related FASIT. The prospectus supplement for each series of notes will indicate which, if any, of such notes will be designated as the ownership interest. The ownership interest must be owned by a domestic "C" corporation but need not have any particular economic characteristics.

         Certain FASIT regular interests will be classified as "high-yield interests." A high-yield interest, although it is a regular interest, may only be held by a domestic C corporation that is fully subject to corporate income tax, another FASIT, or a dealer in securities who acquires such interest as inventory, rather than for investment. In addition, holders of high-yield interests are subject to limitations on offsetting income derived from such interest with losses. Holders of FASIT regular interests must report income from such interests under an accrual method of accounting.

Tax Consequences To Note Owners

Treatment Of The Notes As Indebtedness

         The trust will agree, and the Note Owners will agree by their purchase of notes, to treat the notes as debt for federal tax purposes. Upon the issuance of any notes, Federal Tax Counsel will, subject to exceptions which, if applicable, will be specified in the related prospectus supplement and the assumptions set forth in the opinion, render its opinion to the trust that the notes issued will be classified as debt for federal income tax purposes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership that would be taxable as a corporation unless it met particular qualifying income tests, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Treatment of the notes as equity interests in a partnership could have adverse tax consequences to some holders, even if the trust were not treated as a publicly traded partnership taxable as a corporation. For example, income allocable to foreign holders might be subject to United States tax and United States tax return filing and withholding requirements, income allocable to tax-exempt holders might constitute "unrelated business taxable income" (if some, but not all, of the notes were recharacterized as equity in a partnership), individual holders might be subject to limitations on their ability to deduct their share of trust expenses, and income from the trust's assets would be taxable to Note Owners without regard to whether cash distributions are made to such Note Owners and without regard to the Note Owners' method of tax accounting. In addition, the trust is able to issue Supplemental Certificates which may be treated as equity interests in the trust. The issuance of the Supplemental Certificates requires the delivery of an opinion of counsel generally to the effect that the issuance will not cause the trust to be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes; however, any new opinion would not bind the IRS, and the trust could become taxable as a corporation as a result of the issuance, potentially diminishing cash available to make payments on the notes. The trust will agree by entering into the Indenture, and the Note Owners will agree by their purchase and holding of notes, to threat the notes as indebtedness for federal income tax purposes. The discussion below assumes that the notes will be characterized as debt for federal income tax purposes.

Interest Income On The Notes

         General. Expect as discussed below, interest on a note generally is includable in a Note Owner's income as ordinary interest income when actually or constructively received, if the Note Owner uses the cash method of accounting for federal income tax purposes, or when accrued, if the Note Owner uses an accrual method of accounting for federal income tax purposes.

         Original Issue Discount. Notes of certain series may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Holders of notes issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest. The Code requires that information with respect to the original issue discount accruing on any note be reported periodically to the IRS and to certain categories of Note Owners.

         The trust will report original issue discount, if any, to the Note Owners based on the Code provisions and the Treasury regulations relating to original issue discount (the "OID Rules"). The OID Rules concerning contingent payment debt instruments do not apply to the prepayable debt instruments, such as the notes.

         The OID Rules provide that, in the case of debt instruments such as the notes, (i) the amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the "Prepayment Assumption"), and (ii) adjustments will be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet to be issued. The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the notes will be the rate used in pricing the initial offering of those securities. If the notes of a series are issued with original issue discount, the Prospectus Supplement for that series of notes will specify the Prepayment Assumption. However, no representation is made that the notes of that series will, in fact, prepay at a rate based on the Prepayment Assumption or at any other rate.

         In general, a note will be treated as issued with original issue discount if its stated redemption price at maturity exceeds its issue price. Except as discussed below under "--Payment Lag Notes; Initial Period Considerations," and "--Qualified Stated Interest," and in the case of certain Variable Rate Notes (as defined below) and accrual notes, the stated redemption price at maturity of a note is its principal amount. The issue price of a note is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the class of notes is sold. Notwithstanding the general definition of original issue discount, a term not will not be treated as issued with original issue discount if such discount is less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a note apparently is computed for purposes of this de minimis rule as the sum, for all distributions included in the stated redemption price at maturity of the note, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the applicable closing date to the date on which each such distribution is expected to be made, determined under the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the note's stated redemption price at maturity. The OID Rules provide that Note Owners will include any de minimis original issue discount ratably as payments of stated principal are made on the notes.

         The Note Owner of a note issued with original issue discount must include in gross income the sum of the "daily portions" of such original issue discount for each day during its taxable year on which it held such note. In the case of an original Note Owner, the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an "accrual period") that begins on the day following a payment date (or in the case of the first such period, begins on the applicable closing date) and ends on the next succeeding payment date. The original issue discount accruing during each accrual period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.

         The portion of the original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions to be made on the note, if any, in future periods and (B) the distributions made on the note during the accrual period that are included in such note's stated redemption price at maturity, over (ii) the adjusted issue price of such note at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that the notes will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the notes. For these purposes, the original yield to maturity of the notes will be calculated based on their issue price and assuming that the notes will be prepaid in accordance with the Prepayment Assumption. The adjusted issue price of a note at the beginning of any accrual period will equal the issue price of such note, increased by the portion of the original issue discount that has accrued during prior accrual periods, and reduced by the amount of any distributions made on such note in prior accrual periods that were included in such note's stated redemption price at maturity. The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption.

         A subsequent Note Owner that purchases a note issued with original issue discount at a cost that is less than its remaining stated redemption price at maturity will also generally be required to include in gross income, for each day on which it holds such note, the daily portions of original issue discount with respect to the note, calculated as described above. However, if
(i) the excess of the remaining stated redemption price at maturity over such cost is less than (ii) the aggregate amount of such daily portions for all days after the date of purchase until final retirement of such note, then such daily portions will be reduced proportionately in determining the income of such Note Owner.

         Qualified Stated Interest. Interest payable on a note which qualifies as "qualified stated interest" for purposes of the OID Rules will not be includable in the stated redemption price at maturity of the note. Conversely, if the interest on a note does not constitute "qualified stated interest," such interest will be includable in the stated redemption price at maturity of the note and the note, consequently, will have original issue discount. Interest payments will not qualify as qualified stated interest unless the interest payments are "unconditionally payable." The OID Rules state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Rules. Any terms or conditions that do not reflect arm's length dealing or that the Note Owner does not intend to enforce are not considered.

         Premium. A purchaser of a note that purchases such note at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such note at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method over the life of the note. The Prepayment Assumption is probably taken into account in determining the life of the note for this purpose. Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the note.

         Payment Lag Notes; Initial Period Considerations. Certain notes may provide for distributions of interest based on a period that is the same length as the interval between payment dates but ends prior to each payment date. Any interest that accrues prior to the applicable closing date may be treated under the OID Rules either (i) as part of the issue price and the stated redemption price at maturity of the notes or (ii) as not included in the issue price or the stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

         Variable Rate Notes. Under the OID Rules, notes paying interest at a variable rate (each, a "Variable Rate Note") are subject to special rules. A Variable Rate Note will qualify as a "variable rate debt instrument" if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate Note by more than a specified de minimis amount; (ii) it provides for stated interest, paid or compounded at least annually, at a current value of (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or
(d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Rules, except as provided in (i), above. Because the OID Rules relating to contingent payment debt instruments do not apply to prepayable debt instruments, such as the notes, principal payments on the notes should not be considered contingent for this purpose.

         A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate Note is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Rules. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Rules. In addition, under the OID Rules, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate Note will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate"). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate Note's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate, but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate Note or the restriction is not reasonably expected as of the issue date to significantly affect the yield of the Variable Rate Note.

         An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Rules also provide that other variable rates may be treated as objective rates if so designated by the IRS in the future. Despite the foregoing, a variable rate of interest on a Variable Rate Note will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate Note's term. Further, an objective rate does not include a rate that is based on information that is within the control of the issuer (or a party related to the issuer) or that is unique to the circumstances of the issuer (or a party related to the issuer). An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Rules also provide that if a Variable Rate Note provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate Note's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate"). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate Note's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

         For Variable Rate Notes that qualify as "variable rate debt instruments" under the OID Rules and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "Single Variable Rate Note"), original issue discount is computed as described above in "--Interest Income on the Notes--Original Issue Discount" based on the following: (i) stated interest on the Single Variable Rate Note which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest; (ii) by assuming that the variable rate on the Single Variable Rate Note is a fixed rate equal to: (a) in the case of a Single Variable Rate Note with a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or
(b) in the case of a Single Variable Rate Note with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Rate Note; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii), above.

         In general, any Variable Rate Note other than a Single Variable Rate Note (a "Multiple Variable Rate Note") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate Note. The OID Rules generally require that such a Multiple Variable Rate Note be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate Note's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate Note. (A Multiple Variable Rate Note may not bear more than one objective rate.) In the case of a Multiple Variable Rate Note that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate Note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate Note as of the Multiple Variable Rate Note's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate Note is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

         Once the Multiple Variable Rate Note is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amounts of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the original issue discount rules to the "equivalent" fixed rate debt instrument in the manner described above in "--Interest Income on the Notes--Original Issue Discount." A holder of the Multiple Variable Rate Note will account for such original issue discount and qualified stated interest as if the holder held the "equivalent" fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate Note during the accrual period.

         If a Variable Rate Note does not qualify as a "variable rate debt instrument" under the OID Rules, then the Variable Rate Note would be treated as a contingent payment debt obligation. The manner in which a Variable Rate Note would be taxed if such note were treated as a contingent payment debt obligation is not governed by the OID Rules relating to contingent payment debt obligations since such OID Rules do not apply to prepayable debt instruments, such as the notes. Treasury regulations do not otherwise address this point.

         Market Discount. A Note Owner that acquires a note at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a prepayment. In particular, the Note Owner will be required to allocate that principal distribution first to the portion of the market discount on such note that has accrued but has not previously been includable in income, and will recognize ordinary income to that extent. In general, unless Treasury regulations when issued provide otherwise, market discount on a note may be treated, at the election of the Note Owner of the note, as accruing either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to stated interest on the note).

         In addition, a Note Owner may be required to defer deductions for a portion of the Note Owner's interest expense on any debt incurred or continued to purchase or carry a note purchased with market discount. The deferred portion of any interest deduction would not exceed the portion of the market discount on the note that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the note. The Code requires that information necessary to compute accruals of market discount be reported periodically to the IRS and to certain categories of Note Owners.

         Notwithstanding the above rules, market discount on a note will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such note multiplied by its weighted average remaining life. Weighted average remaining life presumably is calculated in a manner similar to weighted average life (described above under "--Interest Income on the Notes--Original Issue Discount"), taking into account distributions (including prepayments) prior to the date of acquisition of such note by the subsequent purchaser. If market discount on a note is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on such note in proportion to the amounts of such principal distributions, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

         Election To Treat All Interest Under The Constant Yield Rules. The OID Rules provide that the holder of a debt instrument may elect to include in gross income all interest that accrues on such debt instrument using the constant yield method. For purposes of this election, interest includes stated interest, original issue discount, and market discount, as adjusted to account for any premium. Note Owners should consult their own tax advisors regarding the availability or advisability of such an election.

Sales Of Notes

         If a note is sold or exchanged, the Note Owner will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the note. A taxable exchange of a note could also occur as a result of the transferor's substitution of money or investments for the receivables in the trust portfolio. See "Description of the Notes--Defeasance" in this prospectus. A Note Owner's adjusted basis in a note generally equals the cost of the note to the Note Owner, increased by OID and market discount reported by the Note Owner with respect to the note and reduced (but not below zero) by distributions on the note (other than qualified stated interest) received by the holder and by amortized premium. While any such gain or loss generally will be capital gain or loss, gain recognized on the sale of a note by a Note Owner who purchased the note at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the note was held by such seller, reduced by any market discount includable in income under the rules described above under "--Interest Income on the Notes--Market Discount." Furthermore, the notes will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a note by a bank or other financial institution to which such section applies would be ordinary income or loss.

Short-Term Notes

         In the case of a note with a maturity of one year or less from its issue date (a "Short-Term Note"), no interest is treated as qualified stated interest, and therefore all interest is included in original issue discount. Note Owners that report income for federal income tax purposes on an accrual method and some other Note Owners, including banks and certain dealers in securities, are required to include original issue discount in income on Short-Term Notes on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding.

         Any other Note Owner of a Short-Term Note is not required to accrue original issue discount for federal income tax purposes, unless it elects to do so. In the case of a Note Owner that is not required, and does not elect, to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of a Short-Term Note is ordinary income to the extent of the original issue discount accrued on a straight-line basis, or, if elected, according to a constant yield method based on daily compounding, through the date of sale, exchange or retirement. In addition, Note Owners that are not required, and do not elect, to include original issue discount in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a Short-Term
Note in an amount not exceeding the deferred interest income with respect to the Short-Term Note, which includes both the accrued original issue discount and accrued interest that are payable but that have not been included in gross income, until the deferred interest income is realized. A Note Owner may elect to apply the foregoing rules, except for the rule characterizing gain on sale, exchange or retirement as ordinary, with respect to "acquisition discount" rather than original issue discount. Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the Note Owner's basis in the Short-Term Note. This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which the election applies, unless revoked with the consent of the IRS. A Note Owner's tax basis in a Short-Term Note is increased by the amount included in the Note Owner's income with respect to the Short-Term Note.

Foreign Investors In Notes

         Except as discussed below, a Note Owner that is not a "United States person" (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a note provided that
(i) the holder complies to the extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a United States person, (ii) the holder is not a "10-percent shareholder" within the meaning of Section 871(h)(3)(B) of the Code, which could be interpreted to include a person that directly or indirectly owns 10% or more of the equity interests in the trust, (iii) the holder is not a "controlled foreign corporation" (as defined in the Code) related to the trust, (iv) such distribution is not contingent, and (v) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a note. For these purposes, the term "United States person" means (i) a citizen or resident of the United States, (ii) a corporation (or other entity properly treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States or any State (or the District of Columbia), (iii) an estate whose income is includable in gross income for United States federal income taxation regardless of its source, and
(iv) a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. A "Foreign Person" is any person that is not a United States person. Each Note Owner should consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person generally will be exempt from United States federal income and withholding tax, provided that
(i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

         If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits," within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

Backup Withholding On Notes

         Distributions made on the notes and proceeds from the sale of notes to or through certain brokers may be subject to a "backup" withholding tax if the holder of the notes fails to comply with certain identification procedures, unless the Note Owner is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status. Any amounts so withheld from distributions on the notes would be allowable as a credit against the Note Owner's federal income tax and may be refundable by the IRS.

                       STATE AND LOCAL TAX CONSEQUENCES

         The discussion above does not address the tax consequences of the purchase, ownership or disposition of notes under any state or local tax laws. We recommend that investors consult their own tax advisors regarding state and local tax consequences.

                                     * * *

         THE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTE OWNER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                             ERISA CONSIDERATIONS

         Subject to the considerations described below and in the accompanying prospectus supplement, the notes may be purchased by, on behalf of, or with "plan assets" of any employee benefit or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Internal Revenue Code of 1986, as amended (each, a "Plan"). Any Plan fiduciary that proposes to cause a Plan to acquire any of the notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the Notes. See "ERISA Considerations" in the accompanying prospectus supplement.

         Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code (collectively, "Parties In Interest") with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and Section 4975 of the Code for these persons, unless a statutory, regulatory or administrative exemption is available. However, such plans may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

         Fiduciaries or other persons contemplating purchasing the notes on behalf or with "plan assets" of any Plan should consult their own counsel regarding whether the trust assets represented by the notes would be considered "plan assets," the consequences that would apply if the trust's assets were considered "plan assets," and the availability of exemptive relief from the prohibited transaction rules.

         Finally, Plan fiduciaries and other Plan investors should consider the fiduciary standards under ERISA or other applicable law in the context of the Plan's particular circumstances before authorizing an investment of a portion of the Plan's assets in the notes. Accordingly, among other factors, Plan fiduciaries and other Plan investors should consider whether the investment (1) satisfies the diversification requirement of ERISA or other applicable law, (2) is in accordance with the Plan's governing instruments, and (3) is prudent in light of the "Risk Factors" and other factors discussed in the accompanying prospectus supplement.

         Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of these plans may be invested in the notes without regard to the ERISA considerations described in this prospectus, subject to the provisions or other applicable federal and state law.

                             PLAN OF DISTRIBUTION

         Subject to the terms and conditions set forth in an underwriting agreement to be entered into with respect to each series of notes, the transferor will cause the notes to be sold by the trust to each of the underwriters named in that underwriting agreement and in the accompanying prospectus supplement, and each of those underwriters will severally agree to purchase from the trust, the principal amount of notes set forth in that underwriting agreement and in the accompanying prospectus supplement (subject to proportional adjustment on the terms and conditions set forth in the related underwriting agreement in the event of an increase or decrease in the aggregate amount of notes offered by this prospectus and by the accompanying prospectus supplement).

         In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth in that underwriting agreement, to purchase all the notes offered by this prospectus and by the accompanying prospectus supplement if any of those notes are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. Each prospectus supplement will set forth the price at which each series of notes or class being offered initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of those notes. After the initial public offering, the public offering price and the concessions may be changed.

         Each underwriting agreement will provide that the transferor will indemnify the related underwriters against liabilities, including liabilities under the Securities Act of 1933, as amended.

         The place and time of delivery for any series of notes in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

                            REPORTS TO NOTEHOLDERS

         The servicer will prepare monthly and annual reports that will contain information about the trust. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until definitive notes are issued, the reports will be sent to Cede & Co. which is the nominee of The Depository Trust Company and the registered holder of the notes. No financial reports will be sent to you. See "Description of the Notes -- Book-Entry Registration," "-- Reports to Noteholders" and "-- Evidence as to Compliance" in this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus and the supplement relating to each series contain summaries of the material terms of the documents they refer to, but do not contain all of the information set forth in the registration statement of which this prospectus is a part. For further information, we refer you to such registration statement. You can inspect and copy the registration statement at the public reference facilities maintained by the Securities and Exchange Commission. The Securities and Exchange Commission 's public reference facilities are located at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Information as to the operation of the public reference facility is available by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet Web site that contains reports, proxy and information statements and other information that we file electronically with the SEC. The address of such Internet Web site is (http://www.sec.gov).

         This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the notes and certificates referred to in this prospectus and any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer of securities to any person in any state or other jurisdiction in which such offer would be unlawful.

                         INDEX OF TERMS FOR PROSPECTUS

TERM                                                                        Page

accrual period..............................................................62
Addition Date...............................................................26
Administrator................................................................8
Adverse Effect..............................................................20
Cash Collateral Account.....................................................53
Cash Collateral Guaranty....................................................53
Citibank....................................................................75
Clearstream.................................................................13
Code........................................................................59
Collection Account..........................................................28
Credit Enhancement Percentage...............................................31
Cut-Off Date.................................................................9
Defaulted Accounts..........................................................31
Definitive Securities.......................................................14
Determination Date..........................................................33
Discount Option.............................................................28
Discount Percentage.........................................................28
DTC.....................................................................13, 74
Eligible Account............................................................22
Eligible Institution........................................................28
Eligible Investments........................................................29
Eligible Receivable.........................................................24
Enhancement Invested Amount.................................................52
ERISA.......................................................................69
Euroclear...................................................................13
FASIT.......................................................................60
FDIA.........................................................................4
FDIC.........................................................................4
Federal Tax Counsel.........................................................59
Finance Charge Receivables...................................................9
Financial Intermediary......................................................13
Foreclosure Certificate.....................................................46
Foreign Person..............................................................68
Funding Period..............................................................30
global securities...........................................................74
Invested Amount.............................................................11
Investor Percentage.........................................................11
Issuer.......................................................................7
L/C Bank....................................................................52
Moody's.....................................................................29
Morgan......................................................................75
Multiple Variable Rate Note.................................................65
Note Owner..................................................................13
Note Owners.................................................................59
objective rate..............................................................64
OID Rules...................................................................62
Owner Trustee................................................................8
Paired Series...............................................................35
Participant.................................................................13
Participations..............................................................25
Parties In Interest.........................................................69
Pay Out Event...............................................................36
Paying Agent................................................................30
Plan........................................................................69
Pre-Funding Account.........................................................30
Prepayment Assumption.......................................................62
Presumed Single Qualified Floating Rate.....................................64
Presumed Single Variable Rate...............................................65
Principal Funding Account...................................................18
Principal Receivables........................................................9
Qualified Account...........................................................28
qualified floating rate.....................................................64
Rating Agency...............................................................55
Receivables Purchase Agreement..............................................54
Required Minimum Principal Balance..........................................20
Required Transferor Interest................................................32
Reserve Account.............................................................53
Rules.......................................................................13
SEC.........................................................................26
Securities Act...........................................................19, 4
Securities Intermediary.....................................................28
series......................................................................74
Series Enhancer.............................................................39
Servicer Default............................................................39
Short Term Note.............................................................67
Single Variable Rate Note...................................................65
Special Funding Account.....................................................28
Spread Account..............................................................53
Standard & Poor's...........................................................29
Supplemental Certificate....................................................37
Tax Opinion.................................................................20
Transferor Certificate......................................................12
Transferor Interest.........................................................12
Transferor Percentage.......................................................12
Trust........................................................................7
Trust Portfolio..............................................................8
Trust Termination Date......................................................35
U.S. Person.................................................................77
Unallocated Principal Collections...........................................32
United States person........................................................68
Variable Rate Note..........................................................64

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         The globally offered Credit Card Master Note Trust Asset Backed Notes (the "global securities") to be issued in series from time to time (each, a "series") will be available only in book-entry form. Investors in the global securities may, as specified in the related prospectus supplement hold those global securities through any of The Depository Trust Company ("DTC"), Clearstream or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear (in this capacity) and as DTC participants.

         Non-U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless the holders meet specified requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

         Investors electing to hold their global securities through DTC (other than through accounts at Clearstream or Euroclear) will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Global securities will be credited to the securities custody accounts on the settlement date against payment for value on the settlement date.

Secondary Market Trading

         Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC participants (other than Citibank, N.A. ("Citibank") and Euroclear Bank S.A./NV ("Euroclear S.A.") as depositories for Clearstream and Euroclear, respectively) will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

         Trading between Clearstream Customers and/or Euroclear Participants. Secondary market trading between Clearstream customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and Clearstream or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant (other than Citibank and Euroclear S.A. as depositories for Clearstream and Euroclear, respectively) to the account of a Clearstream customer or a Euroclear participant, the purchaser must send instructions to Clearstream prior to settlement date 12:30. Clearstream or Euroclear, as the case may be, will instruct Citibank or Euroclear S.A., respectively, to receive the global securities for payment. Payment will then be made by Citibank or Euroclear S.A., as the case may be, to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer's or Euroclear participant's account. Credit for the global securities will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream customer's or Euroclear participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to Citibank or Euroclear S.A. for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently from a trade between two DTC participants.

         Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through Citibank or Euroclear S.A., to another DTC participant. The seller will send instructions to Clearstream before settlement date 12:30. In these cases, Clearstream or Euroclear will instruct Citibank or Euroclear S.A., as appropriate, to credit the global securities to the DTC participant's account against payment. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). If the Clearstream customer or Euroclear participant has a line of credit with its respective clearing system and elects to draw on a line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of global securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless, under currently applicable law,

         (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and

         (2) a beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of notes that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

         Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certification of Foreign Person's Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W8-BEN). Non-U.S. Persons that are note owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The note owner of a global security or his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency including a properly completed power of attorney if submitted by the agent). Form W-8BEN and Form W-8ECI are generally effective for three calendar years.

         The term "U.S. Person" means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States, any state of the fifty states, or the District of Columbia or
(3) certain estates and trusts. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

SEC Registration Fee...............................................       $92
Printing and Engraving Expenses....................................    20,000*
Trustee Fees and Expenses..........................................    85,000*
Legal Fees and Expenses............................................   280,000*
Blue Sky Fees and Expenses.........................................     4,000*
Accounting Fees and Expenses.......................................    70,000*
Rating Agency Fees.................................................   255,000*
Miscellaneous Fees and Expenses....................................    40,000*
         Total Expenses............................................$1,214,000*


* All amounts except the SEC Registration Fee are estimates of expenses incurred in connection with the issuance and distribution of a Series of Securities in aggregate principal amount assumed for these purposes to be equal to $500,000,000 of Securities registered hereby.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 7 of the form of Underwriting Agreement, the Underwriters are obligated under certain circumstances to indemnify certain controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933.

         The Registrant's By-Laws provide for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

         Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they are or were such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

         The Pooling and Servicing Agreements, Trust Agreements and Indentures may provide that no director, officer, employee or agent or the Registrant is liable to the Trust Fund or the Securityholders, except for such person's own willful misfeasance, bad faith, gross negligence in the performance of duties or reckless disregard of obligations and duties. Such agreements may provide further that, with the exemptions stated above, a director, officer, employee or agent of the Registrant is entitled to be indemnified against any loss, liability or expenses incurred in connection with legal actions relating to such agreement and the related Securities, other than such expenses relating to particular mortgage loans.

ITEM 16. EXHIBITS

1.1           Form of Underwriting Agreement.

3.1           Restated Certificate of Incorporation of GS Mortgage Securities
              Corp.

4.1.1         Form of Indenture. (Owner Trust, Fixed Rate Notes, Vehicle
              Receivables)

4.1.2         Form of Indenture. (Owner Trust, Fixed Rate Notes, Vehicle
              Securities)

4.1.3         Form of Indenture (Dealer Floorplan Securities)

4.1.4 Form of Indenture between the Trust and the Indenture Trustee (Owner Trust, Student Loan Securities)

4.1.5 Form of Indenture between the Trust and the Indenture Trustee (Owner Trust, Equipment Securities)

4.2.1 Form of Pooling and Servicing Agreement. (Grantor Trust, Fixed Rate Certificates, Vehicle Receivables)

4.2.2         Form of Trust Sale and Servicing Agreement (Dealer Floorplan
              Securities)

4.2.3 Form of Standard Terms and Conditions of Pooling and Servicing Agreement (Grantor Trust/REMIC, Fixed/Floating Rate
              Certificates, Manufactured Housing Contracts)

4.2.4 Form of Standard Terms and Conditions of Pooling and Servicing Agreement (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)

4.2.5 Form of Standard Terms and Conditions of Pooling and Servicing and Reference Agreement (REMIC, Fixed/Floating Rate
              Certificates, Mortgage Loans)

4.2.6 Form of Pooling and Servicing Agreement. (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)

4.2.7 Form of Loan Sale Agreement among the Seller, the Depositor, the Trust and the Eligible Lender Trustee (Student Loan)

4.2.8 Form of Servicing Agreement among the Servicer, the Trust and the Eligible Lender Trustee (Student Loan)

4.2.9 Form of Administration Agreement among the Trust, the Indenture Trustee and the Administrator (Student Loan)

4.2.10        Form of Pooling and Servicing Agreement. (Equipment)

4.2.11        Form of Pooling and Servicing Agreement (Dealer Floorplan
              Securities)

4.2.12        Form of Pooling and Servicing Agreement (Credit Card Securities)

4.3.1         Form of Administration Agreement (Dealer Floorplan Securities)

4.3.2 Form of Reference Agreement. (Grantor Trust, Fixed Rate Certificates, Manufactured Housing Contracts)

4.3.3 Form of Reference Agreement. (Grantor Trust/REMIC, Fixed Rate/Interest Only Certificates, Manufactured Housing Contracts)

4.3.4 Form of Reference Agreement. (Grantor Trust, Fixed Rate Certificates, Mortgage Loans)

4.3.5 Form of Reference Agreement. (Grantor Trust/REMIC, Fixed Rate Certificates, Mortgage Loans)

4.3.6 Form of Reference Agreement. (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)

4.4.1         Form of Trust Agreement. (Owner Trust, Vehicle Receivables)

4.4.2         Form of Trust Agreement. (Owner Trust, Vehicle Securities)

4.4.3         Form of Trust Agreement. (Grantor Trust, Vehicle Securities)

4.4.4         Form of Trust Agreement (Dealer Floorplan Securities)

4.4.5 Form of Deposit Trust Agreement. (Grantor Trust, Fixed Rate/Interest Only Certificates, Mortgage Certificates)

4.4.6 Form of Trust Agreement among the Depositor, the Seller and the Eligible Lender Trustee (Owner Trust, Student Loan Securities)

4.4.7 Form of Trust Agreement among the Depositor, the Seller and the Trustee (Owner Trust, Equipment Securities)

4.4.8         Form of Trust Agreement (Credit Card Securities)

5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to securities offered

8.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to tax matters

10.1.1        Form of Receivables Purchase Agreement (Vehicle Loan Receivables)

10.1.2        Form of Master Seller's Warranty and Servicing Agreement
              (Mortgage Loans)

10.2.1 Form of Sale and Servicing Agreement (Owner Trust, Vehicle Loan Receivables)

23.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP.(included in Exhibits 5.1 and 8.1)

24.1 Powers of Attorney of Directors and Officers of GS Mortgage Securities Corp. (included in the signature pages to this Registration Statement).

25.1          Statement of Eligibility and Qualification of Indenture Trustee


ITEM 17.  UNDERTAKINGS

         The undersigned registrant hereby undertakes that:

1. For purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

4. For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. To provide to the Underwriters at the closing specified in the Underwriting Agreement Certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

6. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any Prospectus required by Section 10(a) (3) of the Securities Act;

         (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

7. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

8. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, GS Mortgage Securities Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, it believes that the securities rating requirement for use of Form S-3 will be met by the time of sale of the securities and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of New York on October 18, 2002.

                                              GS MORTGAGE SECURITIES CORP.


                                              By: /s/ Marvin J. Kabatznick
                                                  -----------------------------
                                                  Name:  Marvin J. Kabatznick
                                                  Title: Director and Chief
                                                         Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Marvin J. Kabatznick, Jeffrey F. Fastov, Dan H. Jester and Gary D. Cohn, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                                Date


 /s/ Marvin J. Kabatznick *    Director and                    October 18, 2002
---------------------------    Chief Executive Officer
Marvin J. Kabatznick


 /s/ Jeffrey F. Fastov    *    Director, Vice President and    October 18, 2002
---------------------------    Principal Financial Officer
Jeffrey F. Fastov


/s/ Dan H. Jester         *    Director, Treasurer and         October 18, 2002
---------------------------    Principal Accounting Officer
Dan H. Jester


 /s/ Gary D. Cohn         *    Director                        October 18, 2002
---------------------------
Gary D. Cohn

    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 18, 2002.

                    REGISTRATION STATEMENT NO. 333-________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   EXHIBITS
                                      TO
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                         GS MORTGAGE SECURITIES CORP.
                                  (Depositor)
            (Exact name of registrant as specified in its charter)

        Delaware                                              13-6357101
(State of incorporation)                                   (I.R.S. employer
                                                        identification number)

                                85 BROAD STREET
                           NEW YORK, NEW YORK 10004
                                (212) 902-1000
                  (Address, including zip code, and telephone
             number, including area code of registrant's principal
                              executive offices)
                         ____________________________

                               JAY STRAUSS, ESQ.
                                85 BROAD STREET
                           NEW YORK, NEW YORK 10004
                                (212) 902-1000
    (Name, address, including zip code, and telephone number, of agent for service of process)

                                  Copies to:
                             RICHARD KADLICK, ESQ.
                   SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                               Four Times Square
                              New York, NY 10036
                         ____________________________

                                 EXHIBIT INDEX

1.1           Form of Underwriting Agreement.

3.1           Restated Certificate of Incorporation of GS Mortgage Securities
              Corp.

4.1.1         Form of Indenture. (Owner Trust, Fixed Rate Notes, Vehicle
              Receivables)

4.1.2         Form of Indenture. (Owner Trust, Fixed Rate Notes, Vehicle
              Securities)

4.1.3         Form of Indenture (Dealer Floorplan Securities)

4.1.4 Form of Indenture between the Trust and the Indenture Trustee (Owner Trust, Student Loan Securities)

4.1.5 Form of Indenture between the Trust and the Indenture Trustee (Owner Trust, Equipment Securities)

4.2.1 Form of Pooling and Servicing Agreement. (Grantor Trust, Fixed Rate Certificates, Vehicle Receivables)

4.2.2         Form of Trust Sale and Servicing Agreement (Dealer Floorplan
              Securities)

4.2.3 Form of Standard Terms and Conditions of Pooling and Servicing Agreement (Grantor Trust/REMIC, Fixed/Floating Rate
              Certificates, Manufactured Housing Contracts)

4.2.4 Form of Standard Terms and Conditions of Pooling and Servicing Agreement (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)

4.2.5 Form of Standard Terms and Conditions of Pooling and Servicing and Reference Agreement (REMIC, Fixed/Floating Rate
              Certificates, Mortgage Loans)

4.2.6 Form of Pooling and Servicing Agreement. (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)

4.2.7 Form of Loan Sale Agreement among the Seller, the Depositor, the Trust and the Eligible Lender Trustee (Student Loan)

4.2.8 Form of Servicing Agreement among the Servicer, the Trust and the Eligible Lender Trustee (Student Loan)

4.2.9 Form of Administration Agreement among the Trust, the Indenture Trustee and the Administrator (Student Loan)

4.2.10        Form of Pooling and Servicing Agreement. (Equipment)

4.2.11        Form of Pooling and Servicing Agreement (Dealer Floorplan
              Securities)

4.2.12        Form of Pooling and Servicing Agreement (Credit Card Securities)

4.3.1         Form of Administration Agreement (Dealer Floorplan Securities)

4.3.2 Form of Reference Agreement. (Grantor Trust, Fixed Rate Certificates, Manufactured Housing Contracts)

4.3.3 Form of Reference Agreement. (Grantor Trust/REMIC, Fixed Rate/Interest Only Certificates, Manufactured Housing Contracts)

4.3.4 Form of Reference Agreement. (Grantor Trust, Fixed Rate Certificates, Mortgage Loans)

4.3.5 Form of Reference Agreement. (Grantor Trust/REMIC, Fixed Rate Certificates, Mortgage Loans)

4.3.6 Form of Reference Agreement. (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)

4.4.1         Form of Trust Agreement. (Owner Trust, Vehicle Receivables)

4.4.2         Form of Trust Agreement. (Owner Trust, Vehicle Securities)

4.4.3         Form of Trust Agreement. (Grantor Trust, Vehicle Securities)

4.4.4         Form of Trust Agreement (Dealer Floorplan Securities)

4.4.5 Form of Deposit Trust Agreement. (Grantor Trust, Fixed Rate/Interest Only Certificates, Mortgage Certificates)

4.4.6 Form of Trust Agreement among the Depositor, the Seller and the Eligible Lender Trustee (Owner Trust, Student Loan Securities)

4.4.7 Form of Trust Agreement among the Depositor, the Seller and the Trustee (Owner Trust, Equipment Securities)

4.4.8         Form of Trust Agreement (Credit Card Securities)

5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to securities offered

8.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to tax matters

10.1.1        Form of Receivables Purchase Agreement (Vehicle Loan Receivables)

10.1.2        Form of Master Seller's Warranty and Servicing Agreement
              (Mortgage Loans)

10.2.1 Form of Sale and Servicing Agreement (Owner Trust, Vehicle Loan Receivables)

23.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP.(included in Exhibits 5.1 and 8.1)

24.1 Powers of Attorney of Directors and Officers of GS Mortgage Securities Corp. (included in the signature pages to this Registration Statement).

25.1          Statement of Eligibility and Qualification of Indenture Trustee